FILED PURSUANT TO RULE 424(b)(2)
REGISTRATION FILE NO.: 333-226082-06

PROSPECTUS

$1,163,319,000 (Approximate)

GS Mortgage Securities Trust 2020-GC45

(Central Index Key Number 0001798388)

as Issuing Entity

GS Mortgage Securities Corporation II

(Central Index Key Number 0001004158)

as Depositor

Goldman Sachs Mortgage Company

(Central Index Key Number 0001541502)

Citi Real Estate Funding Inc.

(Central Index Key Number 0001701238)

German American Capital Corporation

(Central Index Key Number 0001541294)

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2020-GC45

GS Mortgage Securities Corporation II is offering certain classes of the Commercial Mortgage Pass-Through Certificates, 2020-GC45 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered Class D, Class X-D, Class E, Class F-RR, Class G-RR, Class H-RR, Class RR, Class SW-A, Class SW-B, Class SW-C, Class SW-D, Class SW-VR, Class S and Class R certificates and the pooled RR interest) represent the ownership interests in the issuing entity, which will be a New York common law trust named GS Mortgage Securities Trust 2020-GC45. The assets of the issuing entity will primarily consist of (i) a pool of fixed rate commercial mortgage loans, which are generally the sole source of payment on the pooled certificates and the pooled RR interest, and (ii) the subordinate interest in a commercial mortgage loan, which is generally the sole source of payment on the non-offered loan-specific certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates and the pooled RR interest will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 9th day of each month (or if the 9th day is not a business day, the next business day), commencing in February 2020. The rated final distribution date for the offered certificates is February 2053.

Class	Approximate Initial Certificate Balance or Notional Amount(1)		Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(2)
Class A-1	$19,471,000		2.019%	Fixed	December 2024
Class A-2	$86,299,000		2.897%	Fixed	January 2025
Class A-3	$13,119,000		2.638%	Fixed	November 2026
Class A-4	$250,000,000		2.658%	Fixed	November 2029
Class A-5	$496,198,000		2.910%	Fixed	December 2029
Class A-AB	$38,461,000		2.842%	Fixed	September 2029
Class X-A	$1,050,375,000	(3)	0.675%	Variable IO(4)	December 2029
Class X-B	$64,539,000	(3)	0.133%	Variable IO(4)	December 2029
Class A-S	$146,827,000		3.173%	Fixed(5)	December 2029
Class B	$64,539,000		3.405%	Fixed(5)	December 2029
Class C	$48,405,000		3.539%	Variable(6)	January 2030

(Footnotes on table on pages 3-4)

You should carefully consider the risk factors beginning on page 61 of this prospectus.

None of the certificates, the pooled RR interest or the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates and the pooled RR interest will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. GS Mortgage Securities Corporation II will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Academy Securities, Inc. and Drexel Hamilton, LLC, will purchase the offered certificates from GS Mortgage Securities Corporation II and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Goldman Sachs & Co. LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. are acting as co-lead managers and joint bookrunners in the following manner: Goldman Sachs & Co. LLC is acting as sole bookrunning manager with respect to approximately 39.2% of each class of offered certificates, Citigroup Global Markets Inc. is acting as sole bookrunning manager with respect to approximately 31.6% of each class of offered certificates and Deutsche Bank Securities Inc. is acting as sole bookrunning manager with respect to approximately 29.2% of each class of offered certificates. Academy Securities, Inc. and Drexel Hamilton, LLC are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about January 30, 2020. We expect to receive from this offering approximately 107.4% of the initial aggregate principal balance of the offered certificates, plus accrued interest from January 1, 2020, before deducting expenses payable by us.

Goldman Sachs & Co. LLC	Deutsche Bank Securities	Citigroup
Co-Lead Managers and Joint Bookrunners
Academy Securities		Drexel Hamilton

Co-Manager		Co-Manager

January 16, 2020

GS MORTGAGE SECURITIES TRUST 2020-GC45

Commercial Mortgage Pass-Through Certificates, Series 2020-GC45

Washington 3 properties $166,000,000 12.5% of total
Kansas 2 properties $38,440,000 2.9% of total
Missouri 1 property $6,240,000 0.5% of total
Minnesota 1 property $10,375,000 0.8% of total
Illinois 8 properties $20,731,366 1.6% of total
Wisconsin 3 properties $5,052,434 0.4% of total
Indiana 27 properties $57,198,058 4.3% of total
Michigan 1 property $9,400,000 0.7% of total
Pennsylvania 7 properties $75,637,366 5.7% of total
New York 6 properties $222,150,000 16.7% of total
Vermont 1 property $128,750 0.01% of total
Maine 1 property $337,500 0.03% of total
New Hampshire 5 properties $6,075,000 0.5% of total
Massachusetts 12 properties $58,497,500 4.4% of total
Utah 1 property $12,567,854 0.9% of total
Ohio 6 properties $101,239,861 7.6% of total
Nevada 1 property $60,000,000 4.5% of total
Rhode Island 2 properties $828,750 0.1% of total
Connecticut 7 properties $3,230,000 0.2% of total
California 9 properties $148,156,913 11.2% of total
New Jersey 3 properties $76,900,000 5.8% of total
Maryland 2 properties $22,365,000 1.7% of total
South Carolina 9 properties $32,739,843 2.5% of total
Arizona 1 property $9,600,000 0.7% of total
Colorado 1 property $11,570,000 0.9% of total
Georgia 2 properties $24,500,000 1.8% of total
Texas 19 properties $69,358,500 5.2% of total
Mississippi 1 property $9,500,000 0.7% of total
Kentucky 8 properties $27,025,195 2.0% of total
Florida 2 properties $42,806,308 3.2% of total
Mortgaged Properties by Property Type
Self Storage 3.8%
Hospitality 9.3%
Retail 21.7%
Multifamily 13.1%
Industrial 13.5%
Office 19.6%
Mixed Use 19.0%
Percent of Initial Pool Balance
>10.0% – 16.7%
>5.0% – 10.0%
>1.0% – 5.0%
0.01% – 1.0%

Summary of Certificates and Pooled VRR Interest

Class	Approximate Initial Certificate Balance or Notional Amount(1)		Approximate Initial Credit Support(7)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(2)	Weighted Average Life (Years)(8)	Principal Window(8)
Offered Certificates
Class A-1	$19,471,000		30.000%	2.019%	Fixed	December 2024	3.25	02/20 – 12/24
Class A-2	$86,299,000		30.000%	2.897%	Fixed	January 2025	4.92	12/24 – 01/25
Class A-3	$13,119,000		30.000%	2.638%	Fixed	November 2026	6.79	11/26 – 11/26
Class A-4	$250,000,000		30.000%	2.658%	Fixed	November 2029	9.77	09/29 – 11/29
Class A-5	$496,198,000		30.000%	2.910%	Fixed	December 2029	9.86	11/29 – 12/29
Class A-AB	$38,461,000		30.000%	2.842%	Fixed	September 2029	7.33	01/25 – 09/29
Class X-A	$1,050,375,000	(3)	NAP	0.675%	Variable IO(4)	December 2029	NAP	NAP
Class X-B	$64,539,000	(3)	NAP	0.133%	Variable IO(4)	December 2029	NAP	NAP
Class A-S	$146,827,000		18.625%	3.173%	Fixed(5)	December 2029	9.87	12/29 – 12/29
Class B	$64,539,000		13.625%	3.405%	Fixed(5)	December 2029	9.87	12/29 – 12/29
Class C	$48,405,000		9.875%	3.539%	Variable(6)	January 2030	9.94	12/29 – 01/30

Non-Offered Pooled Certificates
Class D	$30,656,000		7.500%	2.850%	Fixed(5)	January 2030	9.95	01/30 – 01/30
Class X-D	$50,018,000(3)		NAP	0.689%	Variable IO(4)	January 2030	NAP	NAP
Class E	$19,362,000		6.000%	2.850%	Fixed(5)	January 2030	9.95	01/30 – 01/30
Class F-RR	$25,815,000		4.000%	3.539%	Variable(6)	January 2030	9.95	01/30 – 01/30
Class G-RR	$12,908,000		3.000%	3.539%	Variable(6)	January 2030	9.95	01/30 – 01/30
Class H-RR	$38,724,196		0.000%	3.539%	Variable(6)	January 2030	9.95	01/30 – 01/30
Class S(9)	NAP		NAP	NAP	NAP	NAP	NAP	NAP
Class R(10)	NAP		NAP	NAP	NAP	NAP	NAP	NAP

Non-Offered Loan-Specific Certificates
Class SW-A(11)	$11,708,000		25.331%	3.218%	Variable(12)	December 2029	9.87	12/29 – 12/29
Class SW-B(11)	$16,803,000		16.910%	3.218%	Variable(12)	December 2029	9.87	12/29 – 12/29
Class SW-C(11)	$18,384,000		7.696%	3.218%	Variable(12)	December 2029	9.87	12/29 – 12/29
Class SW-D(11)	$15,355,000		0.000%	3.218%	Variable(12)	December 2029	9.87	12/29 – 12/29
Class SW-VR(11)	$3,277,072		NAP	(13)	(13)	December 2029	9.87	12/29 – 12/29

(1)	Approximate, subject to a variance of plus or minus 5%.

(2)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.

(3)	The Class X-A, Class X-B and Class X-D certificates (the “Class X certificates”) certificates will not have certificate balances and will not be entitled to receive distributions of principal. Interest will accrue on each of the Class X certificates at its respective pass-through rate based upon its respective notional amount. The notional amount of each Class of the Class X certificates will be equal to the aggregate certificate balances of the related class(es) of certificates (the “related Class X class”) indicated below:

Class	Related Class X Classes
Class X-A	Class A-1, Class A-2, Class, A-3, Class A-4, Class A-5, Class A-AB and Class A-S certificates
Class X-B	Class B certificates
Class X-D	Class D and Class E certificates

(4)	The pass-through rate of each Class of the Class X certificate for any distribution date will equal the excess, if any, of (i) the weighted average of the net mortgage interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, over (ii) the pass-through rate (or the weighted average of the pass-through rates, if applicable) of the related Class X class(es) for that distribution date. See “Description of the Certificates—Distributions—Pass-Through Rates”.

(5)	The pass-through rates of the Class A-S, Class B, Class D and Class E certificates for each distribution date will each generally be a per annum rate equal to the lesser of (i) a fixed rate (described in the table as “Fixed”) at the pass-through rate set forth opposite such class in the table and (ii) the weighted average of the net mortgage interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

(6)	The pass-through rates of the Class C, Class F-RR, Class G-RR and Class H-RR certificates for each distribution date will each be a per annum rate (described in the table as “Variable”) equal to the weighted average of the net mortgage interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

(7)

The initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates, are represented in the aggregate. The approximate initial credit support percentage for each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR and Class H-RR certificates (collectively, the “pooled principal balance certificates” and, together with the Class X-A, Class X-B, Class X-D, Class S and Class RR certificates, the “pooled certificates”) does not include the subordination provided by the subordinate companion loan related to the Starwood Industrial Portfolio mortgage loan (the “trust subordinate companion loan”). None of the Class SW-A, Class SW-B, Class SW-C, Class SW-D or Class SW-VR certificates (the “loan-specific certificates”) will provide credit support to any class of pooled certificates except to the extent of the subordination of the trust subordinate companion loan (in which the loan-specific certificates each represent an interest) to the Starwood Industrial Portfolio mortgage loan and any related pari passu companion loan. Additionally, the approximate initial credit support percentages shown in the table above do not take into account the pooled VRR interest. However, losses incurred on the mortgage loans will be allocated between the pooled VRR interest and the pooled principal balance certificates, pro rata in accordance with their respective outstanding balances. See “Credit Risk Retention” and “Description of the Certificates”.

(8)	The weighted average life and period during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield, Prepayment and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans or whole loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans or whole loans.

(9)	The Class S certificates will not have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date. Excess interest accruing after the related anticipated repayment date on any mortgage loan with an anticipated repayment date will, to the extent collected, be allocated to the Class S certificates and the pooled VRR interest, as described under “Description of the Certificates—Distributions—Excess Interest”. The Class S certificates will not be entitled to distributions in respect of principal or interest other than excess interest. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loan”.

(10)	The Class R certificates will not have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date. The Class R certificates will represent the residual interests in each of three separate real estate mortgage investment conduits (each, a “REMIC”), as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

(11)	The loan-specific certificates will only be entitled to receive distributions from, and will only incur losses with respect to, the trust subordinate companion loan. The trust subordinate companion loan is included as an asset of the issuing entity but is not part of the mortgage pool backing the pooled certificates. No class of pooled certificates will have any interest in the trust subordinate companion loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan—Starwood Industrial Portfolio Whole Loan”.

(12)	For any distribution date, the pass-through rates of the Class SW-A, Class SW-B, Class SW-C and Class SW-D certificates will, in the case of each such class, be a per annum rate equal to the net interest rate on the trust subordinate companion loan (adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of its due date in the month preceding the month in which the related distribution date occurs.

(13)	Although it does not have a specified pass-through rate, the effective interest rate on the Class SW-VR certificates will be a per annum rate equal to the net interest rate on the trust subordinate companion loan (adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of its due date in the month preceding the month in which the related distribution date occurs.

Pooled VRR Interest Summary

Non-Offered Eligible Vertical Interests(1)	Approximate Initial Pooled VRR Interest Balance(2)	Approximate Initial Pooled VRR Interest Rate	Pooled VRR Interest Rate Description	Assumed Final Distribution Date(2)	Weighted Average Life (Yrs.)(3)	Principal Window(3)
Pooled RR Interest	$15,241,578	3.539%	(4)	January 2030	9.32	02/20 – 01/30
Class RR Certificates	$22,625,422	3.539%	(4)	January 2030	9.32	02/20 – 01/30

(1)	Each of the Class RR certificates and the pooled RR interest will constitute an “eligible vertical interest” (as such term is defined in the Credit Risk Retention Rules) and is expected to be acquired and retained by the applicable sponsors (or their “majority-owned affiliates”, as such term is defined in the Credit Risk Retention Rules) as described under “Credit Risk Retention”. The Class RR certificates and the pooled RR interest collectively comprise the “pooled VRR interest”. The pooled VRR interest represents the right to receive approximately 2.85% of all amounts collected on the mortgage loans (net of all expenses of the issuing entity) that are available for distribution to the pooled certificates and the pooled RR interest on each Distribution Date, as further described under “Credit Risk Retention”. The owner of the pooled RR interest is referred to in this prospectus as the “pooled RR interest owner” and the pooled RR interest owner and the holders of the Class RR certificates and the RR Interest are referred to collectively in this prospectus as the “pooled VRR interest owners”.

(2)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.

(3)	The weighted average life and period during which distributions of principal would be received as set forth in the foregoing table with respect to the pooled VRR interest are based on the assumptions set forth under “Yield, Prepayment and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans or whole loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans or whole loans.

(4)	Although it does not have a specified pass-through rate (other than for tax reporting purposes), the effective interest rate for the pooled RR interest and the Class RR certificates will be a per annum rate equal to the weighted average of the net mortgage interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

The Class D, Class X-D, Class E, Class F-RR, Class G-RR, Class H-RR, Class RR, Class S, Class R, Class SW-A, Class SW-B, Class SW-C, Class SW-D and Class SW-VR certificates and the pooled RR interest are not offered by this prospectus. Any information in this prospectus concerning such non-offered certificates or the pooled RR interest is presented solely to enhance your understanding of the offered certificates.

Summary of Certificates and Pooled VRR Interest	3
Important Notice Regarding the Offered Certificates	13
Important Notice About Information Presented in This Prospectus	13
Summary of Terms	22
Risk Factors	61
The Certificates May Not Be a Suitable Investment for You	61
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	61
Risks Related to Market Conditions and Other External Factors	61
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS	61
Other Events May Affect the Value and Liquidity of Your Investment	62
Risks Relating to the Mortgage Loans	62
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	62
Risks of Commercial and Multifamily Lending Generally	63
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	64
Retail Properties Have Special Risks	69
Office Properties Have Special Risks	71
Mixed Use Properties Have Special Risks	73
Industrial Properties Have Special Risks	73
Multifamily Properties Have Special Risks	74
Hospitality Properties Have Special Risks	77
Risks Relating to Affiliation with a Franchise or Hotel Management Company	79
Risks Related to Casino Properties	80
Self-Storage Properties Have Special Risks	80
Risks Relating to Lack of Ownership of Hotel Units	81
Condominium Ownership May Limit Use and Improvements	82
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	83
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	84
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	85
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	86
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	87
Risks Related to Zoning Non-Compliance and Use Restrictions	89
Risks Relating to Inspections of Properties	89
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	90
Insurance May Not Be Available or Adequate	90
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	93
Terrorism Insurance May Not Be Available for All Mortgaged Properties	93
Risks Associated with Blanket Insurance Policies or Self-Insurance	94
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	94
Limited Information Causes Uncertainty	95
Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions	95
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	96
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May

Not Have Complied With Another Originator’s Underwriting Criteria	97
Static Pool Data Would Not Be Indicative of the Performance of this Pool	97
Appraisals May Not Reflect Current or Future Market Value of Each Property	98
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	99
The Borrower’s Form of Entity May Cause Special Risks	99
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	101
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	102
Other Financings or Ability To Incur Other Indebtedness Entails Risk	103
Tenancies-in-Common May Hinder Recovery	104
Risks Relating to Enforceability of Cross-Collateralization	105
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	105
Risks Associated with One Action Rules	105
State Law Limitations on Assignments of Leases and Rents May Entail Risks	106
Various Other Laws Could Affect the Exercise of Lender’s Rights	106
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	106
Risks of Anticipated Repayment Date Loans	107
Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	107
Risks Related to Ground Leases and Other Leasehold Interests	108
Increases in Real Estate Taxes May Reduce Available Funds	110
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds	110
Risks Relating to Shari’ah Compliant Loans	110
Risks Related to Conflicts of Interest	111
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	111
The Servicing of the Servicing Shift Whole Loan Will Shift to Other Servicers	113
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	113
Potential Conflicts of Interest of the Master Servicer and the Special Servicers	115
Potential Conflicts of Interest of the Operating Advisor	117
Potential Conflicts of Interest of the Asset Representations Reviewer	117
Potential Conflicts of Interest of the Directing Holder and the Companion Loan Holders	118
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	121
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Holder To Terminate the Applicable Special Servicer of the Applicable Whole Loan	122
Other Potential Conflicts of Interest May Affect Your Investment	123
Other Risks Relating to the Certificates	123
The Certificates Are Limited Obligations	123
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	124
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	124
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the

Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	127
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	129
Subordination of the Subordinated Pooled Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Pooled Certificates	132
Payments Allocated to the Pooled VRR Interest or the Pooled Non-VRR Certificates Will Not Be Available to the Pooled Non-VRR Certificates or the Pooled VRR Interest, Respectively	133
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	133
Risks Relating to Modifications of the Mortgage Loans	138
The Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	139
Risks Relating to Interest on Advances and Special Servicing Compensation	140
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	140
Risks Relating to a Bankruptcy of an Originator, a Sponsor or the Depositor, or a Receivership or Conservatorship of Goldman Sachs Bank USA	141
The Requirement of a Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	142
Realization on the Mortgage Loans That Are Part of a Serviced Whole Loan May Be Adversely Affected by the Rights of the Holder of the Related Serviced Companion Loan	142
Book-Entry Securities May Delay Receipt of Payment and Reports and Limit Liquidity and Your Ability to Pledge Certificates	143
Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record	143
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	143
Tax Considerations Relating to Foreclosure	143
Description of the Mortgage Pool	144
General	144
Co-Originated or Third-Party Originated Mortgage Loans	146
Certain Calculations and Definitions	146
Definitions	147
Mortgage Pool Characteristics	154
Overview	154
Property Types	156
Mortgage Loan Concentrations	162
Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	162
Geographic Concentrations	163
Mortgaged Properties With Limited Prior Operating History	164
Tenancies-in-Common or Diversified Ownership	165
Condominium Interests and Other Shared Interests	165
Fee & Leasehold Estates; Ground Leases	167
Environmental Considerations	167
Redevelopment, Renovation and Expansion	171
Assessments of Property Value and Condition	171
Appraisals	171
Engineering Reports	172
Zoning and Building Code Compliance and Condemnation	172
Litigation and Other Considerations	172
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	174
Loan Purpose	174
Default History, Bankruptcy Issues and Other Proceedings	174
Tenant Issues	175
Tenant Concentrations	175
Lease Expirations and Terminations	176
Purchase Options and Rights of First Refusal	183
Affiliated Leases	184

Insurance Considerations	184
Use Restrictions	186
Appraised Value	186
Non-Recourse Carveout Limitations	187
Real Estate and Other Tax Considerations	188
Delinquency Information	189
Certain Terms of the Mortgage Loans	189
Amortization of Principal	189
Due Dates; Mortgage Rates; Calculations of Interest	189
ARD Loan	190
Prepayment Protections and Certain Involuntary Prepayments	190
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	192
Defeasance; Collateral Substitution	193
Partial Releases	193
Escrows	197
Mortgaged Property Accounts	197
Shari’ah Compliant Lending Structure	198
Exceptions to Underwriting Guidelines	198
Additional Indebtedness	198
General	198
Whole Loans	199
Mezzanine Indebtedness	199
Other Secured Indebtedness	201
Preferred Equity	202
Other Unsecured Indebtedness	203
The Whole Loans	203
General	203
The Serviced Pari Passu Whole Loans	211
The Serviced AB Whole Loan	214
The Non-Serviced Pari Passu Whole Loans	223
The Non-Serviced AB Whole Loans	226
Additional Information	253
Transaction Parties	253
The Sponsors and Mortgage Loan Sellers	253
Goldman Sachs Mortgage Company	254
Citi Real Estate Funding Inc.	263
German American Capital Corporation	271
Compensation of the Sponsors	280
The Depositor	280
The Issuing Entity	281
The Trustee and Certificate Administrator	282
The Master Servicer and the Special Servicers	284
The Master Servicer and the General Special Servicer	284
The Starwood Special Servicer	287
General	290
The Operating Advisor and Asset Representations Reviewer	291
Credit Risk Retention	292
General	292
Qualifying CRE Loans	294
The Pooled VRR Interest	294
General	294
VRR Available Funds	294
Priority of Distributions on the Pooled VRR Interest	295
Allocation of Pooled VRR Realized Losses	296
Yield Maintenance Charges and Prepayment Premiums	296
Excess Interest	296
Material Terms	296
HRR Certificates	297
General	297
Retaining Third-Party Purchaser	297
Material Terms	298
Hedging, Transfer and Financing Restrictions	298
Operating Advisor	299
Representations and Warranties	299
Description of the Certificates	300
General	300
Distributions	303
Method, Timing and Amount	303
Available Funds	303
Priority of Distributions	306
Pass-Through Rates	310
Interest Distribution Amount	312
Principal Distribution Amount	312
Certain Calculations with Respect to Individual Mortgage Loans	314
Excess Interest	315
Application Priority of Mortgage Loan Collections or Whole Loan Collections	315
Allocation of Yield Maintenance Charges and Prepayment Premiums	317
Assumed Final Distribution Date; Rated Final Distribution Date	319
Prepayment Interest Shortfalls	319
Subordination; Allocation of Realized Losses	321
Reports to Certificateholders and the Pooled RR Interest Owner; Certain Available Information	324
Certificate Administrator Reports	324
Information Available Electronically	330
Voting Rights	335
Delivery, Form, Transfer and Denomination	336
Book-Entry Registration	336

Definitive Certificates	339
Certificateholder Communication	339
Access to Certificateholders’ Names and Addresses	339
Requests to Communicate	339
List of Certificateholders	340
Description of the Mortgage Loan Purchase Agreements	340
General	340
Dispute Resolution Provisions	350
Asset Review Obligations	350
Pooling and Servicing Agreement	350
General	350
Assignment of the Mortgage Loans	351
Servicing Standard	351
Subservicing	353
Advances	354
P&I Advances	354
Property Protection Advances	355
Nonrecoverable Advances	355
Recovery of Advances	357
Accounts	358
Withdrawals from the Collection Account	361
Servicing and Other Compensation and Payment of Expenses	363
General	363
Master Servicing Compensation	368
Special Servicing Compensation	370
Disclosable Special Servicer Fees	375
Certificate Administrator and Trustee Compensation	375
Operating Advisor Compensation	376
Asset Representations Reviewer Compensation	376
CREFC® Intellectual Property Royalty License Fee	377
Appraisal Reduction Amounts	377
Maintenance of Insurance	385
Modifications, Waivers and Amendments	387
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	391
Inspections	393
Collection of Operating Information	393
Special Servicing Transfer Event	393
Asset Status Report	395
Realization Upon Mortgage Loans	399
Sale of Defaulted Loans and REO Properties	401
The Directing Holder	404
General	404
Major Decisions	407
Asset Status Report	410
Replacement of Special Servicer	410
Control Termination Event, Consultation Termination Event
and Operating Advisor Consultation Event	410
Servicing Override	414
Rights of Holders of Companion Loans	414
Limitation on Liability of Directing Holder	415
The Operating Advisor	416
General	416
Duties of Operating Advisor In General	416
Annual Report	418
Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and is Continuing	419
Recommendation of the Replacement of a Special Servicer	419
Eligibility of Operating Advisor	420
Other Obligations of Operating Advisor	420
Delegation of Operating Advisor’s Duties	421
Termination of the Operating Advisor With Cause	421
Rights Upon Operating Advisor Termination Event	422
Waiver of Operating Advisor Termination Event	423
Termination of the Operating Advisor Without Cause	423
Resignation of the Operating Advisor	423
Operating Advisor Compensation	424
The Asset Representations Reviewer	424
Asset Review	424
Eligibility of Asset Representations Reviewer	428
Other Obligations of Asset Representations Reviewer	429
Delegation of Asset Representations Reviewer’s Duties	430
Assignment of Asset Representations Reviewer’s Rights and Obligations	430
Asset Representations Reviewer Termination Events	430
Rights Upon Asset Representations Reviewer Termination Event	431
Termination of the Asset Representations Reviewer Without Cause	431
Resignation of Asset Representations Reviewer	432

Asset Representations Reviewer Compensation	432
Limitation on Liability of the Risk Retention Consultation Parties	432
Replacement of a Special Servicer Without Cause	433
Replacement of a Special Servicer After Operating Advisor Recommendation and Investor Vote	435
Termination of Master Servicer and Special Servicers for Cause	436
Servicer Termination Events	436
Rights Upon Servicer Termination Event	438
Waiver of Servicer Termination Event	439
Resignation of a Master Servicer or Special Servicer	439
Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation	440
Limitation on Liability; Indemnification	441
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	443
Dispute Resolution Provisions	444
Certificateholder’s Rights When a Repurchase Request is Initially Delivered by a Certificateholder	444
Repurchase Request Delivered by a Party to the PSA	444
Resolution of a Repurchase Request	445
Mediation and Arbitration Provisions	447
Servicing of the Non-Serviced Mortgage Loans	448
General	448
Servicing of the 1633 Broadway Whole Loan	451
Servicing of the Bellagio Hotel and Casino Whole Loan	452
Servicing of the 650 Madison Avenue Whole Loan	452
Servicing of the Parkmerced Whole Loan	453
Servicing of the Broadcasting Square Whole Loan	453
Servicing of the Harvey Building Products Whole Loan	454
Rating Agency Confirmations	454
Evidence as to Compliance	456
Limitation on Rights of Certificateholders and the Pooled RR Interest Owner to Institute a Proceeding	457
Termination; Retirement of Certificates	458
Amendment	459
Resignation and Removal of the Trustee and the Certificate Administrator	461
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	462
Certain Legal Aspects of Mortgage Loans	463
New York	463
Washington	463
California	464
General	464
Types of Mortgage Instruments	465
Leases and Rents	465
Personalty	465
Foreclosure	466
General	466
Foreclosure Procedures Vary from State to State	466
Judicial Foreclosure	466
Equitable and Other Limitations on Enforceability of Certain Provisions	466
Nonjudicial Foreclosure/Power of Sale	466
Public Sale	467
Rights of Redemption	468
Anti-Deficiency Legislation	468
Leasehold Considerations	469
Cooperative Shares	469
Bankruptcy Laws	469
Environmental Considerations	474
General	474
Superlien Laws	475
CERCLA	475
Certain Other Federal and State Laws	475
Additional Considerations	476
Due-on-Sale and Due-on-Encumbrance Provisions	476
Subordinate Financing	476
Default Interest and Limitations on Prepayments	477
Applicability of Usury Laws	477
Americans with Disabilities Act	477
Servicemembers Civil Relief Act	477
Anti-Money Laundering, Economic Sanctions and Bribery	478
Potential Forfeiture of Assets	478
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	479
Pending Legal Proceedings Involving Transaction Parties	480
Use of Proceeds	481
Yield, Prepayment and Maturity Considerations	481

Yield Considerations	481
General	481
Rate and Timing of Principal Payments	481
Losses and Shortfalls	482
Certain Relevant Factors Affecting Loan Payments and Defaults	483
Delay in Payment of Distributions	484
Yield on the Certificates with Notional Amounts	484
Weighted Average Life	484
Pre-Tax Yield to Maturity Tables	490
Material Federal Income Tax Considerations	494
General	494
Qualification as a REMIC	495
Status of Offered Certificates	497
Taxation of Regular Interests	497
General	497
Original Issue Discount	497
Acquisition Premium	499
Market Discount	500
Premium	500
Election To Treat All Interest Under the Constant Yield Method	501
Treatment of Losses	501
Yield Maintenance Charge and Prepayment Premiums	502
Sale or Exchange of Regular Interests	502
Taxes That May Be Imposed on a REMIC	503
Prohibited Transactions	503
Contributions to a REMIC After the Startup Day	503
Net Income from Foreclosure Property	503
Bipartisan Budget Act of 2015	504
Taxation of Certain Foreign Investors	504
FATCA	505
Backup Withholding	505
Information Reporting	505
3.8% Medicare Tax on “Net Investment Income”	506
Reporting Requirements	506
Certain State and Local and Foreign Tax Considerations	507
Method of Distribution (Conflicts of Interest)	507
Incorporation of Certain Information by Reference	509
Where You Can Find More Information	509
Financial Information	510
Certain ERISA Considerations	510
General	510
Plan Asset Regulations	511
Administrative Exemptions	511
Insurance Company General Accounts	513
Legal Investment	514
Legal Matters	515
Ratings	515
Index of Defined Terms	517

ANNEX A-1	CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
ANNEX A-2	MORTGAGE POOL INFORMATION
ANNEX A-3	DESCRIPTION OF THE TOP 15 MORTGAGE LOANS
ANNEX B	FORM OF DISTRIBUTION DATE STATEMENT
ANNEX C	FORM OF OPERATING ADVISOR ANNUAL REPORT
ANNEX D-1	GOLDMAN SACHS MORTGAGE COMPANY REPRESENTATIONS AND WARRANTIES
ANNEX D-2	EXCEPTIONS TO GOLDMAN SACHS MORTGAGE COMPANY REPRESENTATIONS AND WARRANTIES
ANNEX E-1	CITI REAL ESTATE FUNDING INC. AND GERMAN AMERICAN CAPITAL CORPORATION REPRESENTATIONS AND WARRANTIES
ANNEX E-2	EXCEPTIONS TO CITI REAL ESTATE FUNDING INC. REPRESENTATIONS AND WARRANTIES
ANNEX E-3	EXCEPTIONS TO GERMAN AMERICAN CAPITAL CORPORATION REPRESENTATIONS AND WARRANTIES
ANNEX F	CLASS A-AB SCHEDULED PRINCIPAL BALANCE SCHEDULE
ANNEX G	ASSUMED PRINCIPAL PAYMENT SCHEDULE FOR THE SUNSET GROVE APARTMENTS MORTGAGE LOAN

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE INSPECTED AND COPIED AT PRESCRIBED RATES AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC AT ITS PUBLIC REFERENCE ROOM, 100 F STREET, N.E., WASHINGTON, D.C. 20549. YOU MAY OBTAIN INFORMATION ON THE OPERATION OF THE PUBLIC REFERENCE ROOM BY CALLING THE SEC AT 1-800-SEC-0330. COPIES OF THESE MATERIALS CAN ALSO BE OBTAINED ELECTRONICALLY THROUGH THE SEC’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE OFFERED CERTIFICATES ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICERS, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING HOLDER, THE RISK RETENTION CONSULTATION PARTIES, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES— THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS PROSPECTUS.

Important Notice About Information Presented in This Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the offered certificates and the issuing entity in abbreviated form:

●	Summary of Certificates and Pooled VRR Interest, commencing on page 3 of this prospectus, which sets forth important statistical information relating to the certificates;

●	Summary of Terms, commencing on page 22 of this prospectus, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and

●	Risk Factors, commencing on page 61 of this prospectus, which describes risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms” commencing on page 517 of this prospectus.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to GS Mortgage Securities Corporation II.

●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or the applicable special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

●	unless otherwise specified, (i) references to a mortgaged property (or portfolio of mortgaged properties) by name refer to such mortgaged property (or portfolio of mortgaged properties) so identified on Annex A-1, (ii) references to a mortgage loan by name refer to such mortgage loan secured by the related mortgaged property (or portfolio of mortgaged properties) so identified on Annex A-1, (iii) any parenthetical with a percent next to a mortgaged property name (or portfolio of mortgaged properties name) indicates the approximate percent (or approximate aggregate percent) that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount with respect to such mortgaged property) represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization, and (iv) any parenthetical with a percent next to a mortgage loan name or a group of mortgage loans indicates the approximate percent (or approximate aggregate percent) that the outstanding principal balance of such mortgage loan or the aggregate outstanding principal balance of such group of mortgage loans, as applicable, represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization.

Until ninety days after the date of this prospectus, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

This prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state or other jurisdiction where such offer, solicitation or sale is not permitted.

NOTICE TO RESIDENTS WITHIN EUROPEAN ECONOMIC AREA

THIS PROSPECTUS (AND ANY SUPPLEMENT HERETO) IS NOT A PROSPECTUS FOR THE PURPOSES OF REGULATION 2017/1129/EU (AS AMENDED OR SUPERSEDED) (THE “PROSPECTUS REGULATION”).

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (“EEA”). FOR THESE PURPOSES, A RETAIL INVESTOR MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU, AS AMENDED (“MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE 2016/97/EU, AS AMENDED, (THE “INSURANCE DISTRIBUTION DIRECTIVE”), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR AS DEFINED IN THE PROSPECTUS REGULATION (“QUALIFIED INVESTOR”).

CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE PRIIPS REGULATION.

THIS PROSPECTUS (AND ANY SUPPLEMENT HERETO) HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN ANY MEMBER STATE OF THE EEA WHICH HAS IMPLEMENTED THE PROSPECTUS REGULATION (EACH, A “RELEVANT MEMBER STATE”) WILL ONLY BE MADE TO A QUALIFIED INVESTOR. ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THAT RELEVANT MEMBER STATE OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF AN OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO QUALIFIED INVESTORS. NONE OF THE DEPOSITOR, THE ISSUING ENTITY OR ANY OF THE UNDERWRITERS HAS AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES OTHER THAN TO QUALIFIED INVESTORS.

MIFID II PRODUCT GOVERNANCE

ANY DISTRIBUTOR SUBJECT TO MIFID II THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING ITS OWN DISTRIBUTION CHANNELS FOR THE PURPOSES OF THE MIFID II PRODUCT GOVERNANCE RULES UNDER COMMISSION DELEGATED DIRECTIVE (EU) 2017/593 (AS AMENDED, THE “DELEGATED DIRECTIVE“). NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE DELEGATED DIRECTIVE.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE ANY OFFERED CERTIFICATES TO ANY RETAIL INVESTOR IN THE EEA. FOR THE PURPOSES OF THIS PROVISION:

(i)       THE EXPRESSION “RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF:

(A)       A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF MIFID II; OR

(B)       A CUSTOMER WITHIN THE MEANING OF THE INSURANCE DISTRIBUTION DIRECTIVE, WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR

(C)       NOT A QUALIFIED INVESTOR AS DEFINED IN THE PROSPECTUS REGULATION; AND

(ii)       THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE THE OFFERED CERTIFICATES.

NONE OF THE ORIGINATORS, THE SPONSORS, THE DEPOSITOR OR THE ISSUING ENTITY INTENDS TO RETAIN A MATERIAL ECONOMIC INTEREST IN THE SECURITIZATION CONSTITUTED BY THE ISSUE OF THE CERTIFICATES IN ACCORDANCE WITH ANY EU RISK RETENTION AND DUE DILIGENCE REQUIREMENTS, PROVIDE INFORMATION ALLOWING A PROSPECTIVE INVESTOR TO COMPLY WITH ITS DUE DILIGENCE OBLIGATIONS, OR TAKE ANY OTHER ACTION WHICH MAY BE REQUIRED BY A PROSPECTIVE INVESTOR FOR THE PURPOSES OF ITS COMPLIANCE WITH THE EU RISK RETENTION AND DUE DILIGENCE REQUIREMENTS. SEE “RISK FACTORS—LEGAL AND REGULATORY PROVISIONS AFFECTING INVESTORS COULD ADVERSELY AFFECT THE LIQUIDITY OF THE OFFERED CERTIFICATES”.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (AS AMENDED, “FSMA“) THAT IS NOT A “RECOGNISED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES”, “UNINCORPORATED ASSOCIATIONS”, ETC.) OF THE FINANCIAL PROMOTION ORDER, OR (IV) ARE PERSONS TO WHICH THIS PROSPECTUS MAY OTHERWISE LAWFULLY BE COMMUNICATED OR DIRECTED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS” ); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE

PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH CHAPTER 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “PCIS PERSONS” AND, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FSMA) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(B) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC.

ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

NO PERSON HAS ISSUED OR DISTRIBUTED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE OR DISTRIBUTION, OR WILL ISSUE OR DISTRIBUTE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE OR DISTRIBUTION, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF (A) ONLY TO PERSONS OUTSIDE HONG KONG OR (B) ONLY TO “PROFESSIONAL INVESTORS” WITHIN THE MEANING OF THE SECURITIES AND FUTURES ORDINANCE (CAP. 571 OF THE LAWS OF HONG KONG) (THE “SFO”) AND ANY RULES OR REGULATIONS MADE UNDER THE SFO.

THE OFFERED CERTIFICATES (IF THEY ARE NOT A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571 OF THE LAWS OF HONG KONG) HAVE NOT BEEN OFFERED OR SOLD AND WILL NOT BE OFFERED OR SOLD, BY MEANS OF ANY DOCUMENT, OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO, OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT CONSTITUTING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32 OF THE LAWS OF HONG KONG) OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE COMPANIES ORDINANCE (CAP. 622 OF THE LAWS OF HONG KONG). FURTHER, THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY THE SECURITIES AND FUTURES COMMISSION OF HONG KONG OR ANY OTHER REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFERING CONTEMPLATED IN THIS PROSPECTUS.

W A R N I N G

IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN OR WILL BE LODGED OR REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS“) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA“). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT.

THIS PROSPECTUS AND ANY OTHER DOCUMENTS OR MATERIALS IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE DIRECTLY OR INDIRECTLY ISSUED, CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN TO AN INSTITUTIONAL INVESTOR (AS DEFINED IN SECTION 4A(1)(C) OF THE SFA (“INSTITUTIONAL INVESTOR“)) PURSUANT TO SECTION 304 OF THE SFA.

UNLESS SUCH OFFERED CERTIFICATES ARE OF THE SAME CLASS AS OTHER OFFERED CERTIFICATES OF THE ISSUING ENTITY THAT ARE LISTED FOR QUOTATION ON AN APPROVED

EXCHANGE (AS DEFINED IN SECTION 2(1) OF THE SFA) (“APPROVED EXCHANGE“) AND IN RESPECT OF WHICH ANY OFFER, INFORMATION, STATEMENT, INTRODUCTORY DOCUMENT, SHAREHOLDERS’ CIRCULAR FOR A REVERSE TAKE-OVER DOCUMENT ISSUED FOR THE PURPOSES OF A TRUST SCHEME OR ANY OTHER SIMILAR DOCUMENT APPROVED BY AN APPROVED EXCHANGE WAS ISSUED IN CONNECTION WITH AN OFFER OR THE LISTING FOR QUOTATION OF THOSE OFFERED CERTIFICATES, ANY SUBSEQUENT OFFERS IN SINGAPORE OF OFFERED CERTIFICATES ACQUIRED PURSUANT TO AN INITIAL OFFER MADE HEREUNDER MAY ONLY BE MADE, PURSUANT TO THE REQUIREMENTS OF SECTION 304A, TO PERSONS WHO ARE INSTITUTIONAL INVESTORS.

AS THE OFFERED CERTIFICATES ARE ONLY OFFERED TO PERSONS IN SINGAPORE WHO QUALIFY AS AN INSTITUTIONAL INVESTOR, THE ISSUING ENTITY IS NOT REQUIRED TO DETERMINE THE CLASSIFICATION OF THE OFFERED CERTIFICATES PURSUANT TO SECTION 309B OF THE SFA.

NOTHING SET OUT IN THIS NOTICE SHALL BE CONSTRUED AS LEGAL ADVICE AND EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN LEGAL COUNSEL. THIS NOTICE IS FURTHER SUBJECT TO THE PROVISIONS OF THE SFA AND ITS REGULATIONS AS THE SAME MAY BE AMENDED OR CONSOLIDATED FROM TIME TO TIME AND DOES NOT PURPORT TO BE EXHAUSTIVE IN ANY RESPECT.

THE REPUBLIC OF KOREA

THIS PROSPECTUS IS NOT, AND UNDER NO CIRCUMSTANCES IS THIS PROSPECTUS TO BE CONSTRUED AS, A PUBLIC OFFERING OF SECURITIES IN KOREA. NEITHER THE ISSUER NOR ANY OF ITS AGENTS MAKE ANY REPRESENTATION WITH RESPECT TO THE ELIGIBILITY OF ANY RECIPIENTS OF THIS PROSPECTUS TO ACQUIRE THE OFFERED CERTIFICATES UNDER THE LAWS OF KOREA, INCLUDING, BUT WITHOUT LIMITATION, THE FOREIGN EXCHANGE TRANSACTION LAW AND REGULATIONS THEREUNDER (THE “FETL“). THE OFFERED CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF KOREA FOR PUBLIC OFFERING IN KOREA, AND NONE OF THE OFFERED CERTIFICATES MAY BE OFFERED, SOLD OR DELIVERED, DIRECTLY OR INDIRECTLY, OR OFFERED OR SOLD TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY IN KOREA OR TO ANY RESIDENT OF KOREA EXCEPT PURSUANT TO THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE DECREES AND REGULATIONS THEREUNDER (THE “FSCMA“), THE FETL AND ANY OTHER APPLICABLE LAWS, REGULATIONS AND MINISTERIAL GUIDELINES IN KOREA. WITHOUT PREJUDICE TO THE FOREGOING, THE NUMBER OF OFFERED CERTIFICATES OFFERED IN KOREA OR TO A RESIDENT OF KOREA SHALL BE LESS THAN FIFTY AND FOR A PERIOD OF ONE YEAR FROM THE ISSUE DATE OF THE OFFERED CERTIFICATES, NONE OF THE OFFERED CERTIFICATES MAY BE DIVIDED RESULTING IN AN INCREASED NUMBER OF OFFERED CERTIFICATES. FURTHERMORE, THE OFFERED CERTIFICATES MAY NOT BE RESOLD TO KOREAN RESIDENTS UNLESS THE PURCHASER OF THE OFFERED CERTIFICATES COMPLIES WITH ALL APPLICABLE REGULATORY REQUIREMENTS (INCLUDING, BUT NOT LIMITED TO, GOVERNMENT REPORTING APPROVAL REQUIREMENTS UNDER THE FETL AND ITS SUBORDINATE DECREES AND REGULATIONS) IN CONNECTION WITH THE PURCHASE OF THE OFFERED CERTIFICATES.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN.

JAPANESE RETENTION REQUIREMENT

The JAPANESE Financial Services Agency (“JFSA”) published a risk retention rule as part of the regulatory capital regulation of certain categories of Japanese investors seeking to invest in securitization transactions (the “JRR RULE”). The JRR Rule mandates an “indirect” compliance requirement, meaning that certain categories of Japanese investors will be required to apply higher risk weighting to securitization exposures they hold unless the relevant originator commits to hold a retention interest in the securities issued in the securitization transaction equal to at least 5% of the exposure of the total underlying assets in the securitization transaction (the “JAPANESE RETENTION REQUIREMENT”), or such investors determine that the underlying assets were not “inappropriately originated.” In the absence of such a determination by such investors that such underlying assets were not “inappropriately originated,” the Japanese Retention Requirement would apply to an investment by such investors in such securities.

No party to the transaction described in this Prospectus has committed to hold a risk retention interest in compliance with the Japanese Retention Requirement, and we make no representation as to whether the transaction described in this prospectus would otherwise comply with the JRR Rule.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS

OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

MEXICO

THIS PROSPECTUS HAS NOT BEEN REVIEWED NOR APPROVED BY THE MEXICAN NATIONAL BANKING AND SECURITIES COMMISSION (COMISIÓN NACIONAL BANCARIA Y DE VALORES, OR THE “CNBV”). THIS OFFERING DOES NOT CONSTITUTE A PUBLIC OFFERING IN MEXICO AND THIS PROSPECTUS MAY NOT BE PUBLICLY DISTRIBUTED IN MEXICO.

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED WITH THE MEXICAN NATIONAL SECURITIES REGISTRY (REGISTRO NACIONAL DE VALORES, OR “RNV”) MAINTAINED BY THE CNBV, AND MAY NOT BE OFFERED PUBLICLY IN MEXICO EXCEPT TO MEXICAN INSTITUTIONAL AND QUALIFIED INVESTORS PURSUANT TO THE PRIVATE PLACEMENT EXCEPTIONS SET FORTH IN THE MEXICAN SECURITIES MARKET LAW (LEY DEL MERCADO DE VALORES). THIS PROSPECTUS DOES NOT CONSTITUTE OR IMPLY ANY CERTIFICATION AS TO THE INVESTMENT QUALITY OF THE OFFERED CERTIFICATES, OUR SOLVENCY, LIQUIDITY OR CREDIT QUALITY OR THE ACCURACY OR COMPLETENESS OF THE INFORMATION SET FORTH HEREIN. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS EXCLUSIVELY OUR RESPONSIBILITY AND HAS NOT BEEN REVIEWED OR AUTHORIZED BY THE CNBV. THE ACQUISITION OF THE OFFERED CERTIFICATES BY AN INVESTOR WHO IS A RESIDENT OF MEXICO WILL BE MADE UNDER SUCH INVESTOR’S OWN RESPONSIBILITY.

Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Depositor	GS Mortgage Securities Corporation II, a Delaware corporation. The depositor’s address is 200 West Street, New York, New York 10282 and its telephone number is (212) 902-1000. See “Transaction Parties—The Depositor”.

Issuing Entity	GS Mortgage Securities Trust 2020-GC45, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.

Sponsors	The sponsors of this transaction are:

Goldman Sachs Mortgage Company, a New York limited partnership;

Citi Real Estate Funding Inc., a New York corporation; and

German American Capital Corporation, a Maryland corporation.

The sponsors are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

Goldman Sachs Mortgage Company is an affiliate of each of the depositor and Goldman Sachs & Co. LLC, one of the underwriters and an initial purchaser of certain of the non-offered pooled certificates and the non-offered loan-specific certificates, and Goldman Sachs Bank USA, an originator. Citi Real Estate Funding Inc. is an affiliate of Citigroup Global Markets Inc., one of the underwriters and an initial purchaser of certain of the non-offered pooled certificates. German American Capital Corporation is an affiliate of Deutsche Bank Securities Inc., one of the underwriters and an initial purchaser of certain of the non-offered pooled certificates and the non-offered loan-specific certificates, DBR Investments Co. Limited, an originator, and Deutsche Bank AG, New York Branch, an originator. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

The sponsors originated, co-originated or acquired and will transfer to the depositor the mortgage loans set forth in the following chart:

Sellers of the Mortgage Loans

Sponsor(1)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Goldman Sachs Mortgage Company(2)	20	$446,035,947	33.6%
Citi Real Estate Funding Inc.(3)	16	399,450,000	30.1
German American Capital Corporation(4)	14	373,165,250	28.1
Goldman Sachs Mortgage Company / German American Capital Corporation(2)(4)(5)	1	60,000,000	4.5
Goldman Sachs Mortgage Company / Citi Real Estate Funding Inc.(2)(3)(6)	1	50,000,000	3.8
Total	52	$1,328,651,197	100.0%

(1)	Each mortgage loan was originated by its respective mortgage loan seller or its affiliate, except those certain mortgage loans that are part of larger whole loan structures that were co-originated by the applicable mortgage loan seller or its affiliate with one or more other lenders. See “Description of the Mortgage Pool—Co-Originated or Third-Party Originated Mortgage Loans” below.
(2)	All of the mortgage loans (39.2%) being sold by Goldman Sachs Mortgage Company were originated or co-originated by an affiliate thereof, Goldman Sachs Bank USA, and will be transferred to Goldman Sachs Mortgage Company on or prior to the closing date. Such mortgage loans were underwritten pursuant to Goldman Sachs Mortgage Company’s underwriting guidelines.
(3)	The Bellagio Hotel and Casino mortgage loan (4.5%) being sold by Citi Real Estate Funding Inc. is part of a whole loan that was co-originated by Citi Real Estate Funding Inc., Morgan Stanley Bank, N.A. and JPMorgan Chase Bank, National Association. The Parkmerced mortgage loan (2.8%) being sold by Citi Real Estate Funding Inc. is part of a whole loan that was co-originated by Citi Real Estate Funding Inc. and Barclays Capital Real Estate Inc. All of the mortgage loans (31.6%) being sold by Citi Real Estate Funding Inc. were underwritten pursuant to Citi Real Estate Funding Inc.’s underwriting guidelines.
(4)	All of the mortgage loans (29.2%) being sold by German American Capital Corporation were originated or co-originated by Deutsche Bank AG, New York Branch or DBR Investments Co. Limited, each an affiliate thereof, and will be transferred to German American Capital Corporation on or prior to the closing date. The 560 Mission Street mortgage loan (4.5%) is part of a whole loan that was co-originated by DBR Investments Co. Limited and Bank of America, N.A. Such mortgage loans were underwritten pursuant to the underwriting guidelines of Deutsche Bank AG, New York Branch or DBR Investments Co. Limited, as applicable.
(5)	German American Capital Corporation and Goldman Sachs Mortgage Company are co-sponsors with respect to the 1633 Broadway mortgage loan (4.5%). The 1633 Broadway mortgage loan (4.5%) is part of a whole loan that was co-originated by DBR Investments Co. Limited, Wells Fargo Bank, National Association, JPMorgan Chase Bank, National Association and Goldman Sachs Bank USA, and is evidenced by two (2) promissory notes: (i) note A-1-C-2, with an outstanding principal balance of $45,000,000 as of the cut-off date, as to which Goldman Sachs Mortgage Company is acting as mortgage loan seller; and (ii) note A-2-C-5, with an outstanding principal balance of $15,000,000 as of the cut-off date, as to which German American Capital Corporation is acting as mortgage loan seller.
(6)	Citi Real Estate Funding Inc. and Goldman Sachs Mortgage Company are co-sponsors with respect to the 650 Madison Avenue mortgage loan (3.8%). The 650 Madison Avenue mortgage loan (3.8%) is part of a whole loan that was co-originated by Citi Real Estate Funding Inc., Barclays Capital Real Estate Inc., BMO Harris Bank N.A. and Goldman Sachs Bank USA, and is evidenced by two

(2) promissory notes: (i) note A-1-3, with an outstanding principal balance of $20,000,000 as of the cut-off date, as to which Citi Real Estate Funding Inc. is acting as mortgage loan seller; and (ii) note A-2-1, with an outstanding principal balance of $30,000,000 as of the cut-off date, as to which Goldman Sachs Mortgage Company is acting as mortgage loan seller.

In addition, German American Capital Corporation will transfer to the depositor the trust subordinate companion loan, which will be an asset of the issuing entity but will not be included in the mortgage pool and will only back the loan-specific certificates.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Master Servicer	Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, is expected to act as the master servicer. The master servicer will be responsible for the master servicing and administration of the mortgage loans and any related companion loans pursuant to the pooling and servicing agreement (other than any mortgage loan and companion loan identified in the table titled “Non-Serviced Whole Loans” under “The Mortgage Pool—Whole Loans” below that is part of a whole loan and serviced under the servicing agreement indicated in that table). The principal servicing office of the master servicer is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210, and its telephone number is (913) 253-9000. See “Transaction Parties—The Master Servicer and the Special Servicers” and “Pooling and Servicing Agreement.”

Prior to the servicing shift securitization date, the servicing shift whole loan will be serviced by the master servicer under the pooling and servicing agreement. From and after the servicing shift securitization date, the servicing shift whole loan will be serviced under, and by the master servicer designated in, the servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non Serviced Mortgage Loans”.

The master servicer of each non-serviced mortgage loan is set forth in the table titled “Non-Serviced Whole Loans” under “The Mortgage Pool—Whole Loans” below. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans.”

Special Servicers	Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, is expected to act as special servicer with respect to the mortgage loans (other than any excluded special servicer loan and the Starwood Industrial Portfolio mortgage loan) and any related companion loans other than with respect to any non-serviced whole loan set forth in the table titled “Non-Serviced Whole Loans” under “The Mortgage Pool—Whole Loans” below. CWCapital Asset Management LLC, a Delaware limited liability company, is expected to act as the special servicer with respect to the Starwood Industrial Portfolio mortgage loan and the related companion loans. Midland Loan Services, a Division of PNC Bank, National Association and CWCapital Asset Management LLC, in their respective capacities as special servicers, will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to the applicable mortgage loans and related companion loans as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) generally, reviewing, evaluating, processing and/or providing or withholding consent as to certain major decisions and all special servicer non-major decisions relating to the applicable mortgage loans and any related companion loan for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. The primary servicing office of Midland Loan Services, a Division of PNC Bank, National Association is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210, and its telephone number is (913) 253-9000. The principal servicing offices of CWCapital Asset Management LLC are located at 7501 Wisconsin Avenue, Suite 500 West, Bethesda, Maryland 20814. See “Transaction Parties—The Master Servicer and the Special Servicers” and “Pooling and Servicing Agreement”.

Prior to the servicing shift securitization date, the servicing shift whole loan, if necessary, will be specially serviced by the applicable special servicer under the pooling and servicing agreement. From and after the servicing shift securitization date, the servicing shift whole loan will be specially serviced, if necessary, under, and by the special servicer designated in, the servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

If the applicable special servicer obtains knowledge that it is a borrower party with respect to any mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan (such mortgage loan or serviced whole loan, referred to in this prospectus as an “excluded special servicer loan”), the applicable special servicer will be required to resign as special servicer of that excluded special servicer loan and will be replaced as discussed under “Pooling and Servicing Agreement—Replacement of a Special Servicer Without Cause”.

Midland Loan Services, a Division of PNC Bank, National Association is expected to be appointed as a special servicer by KKR CMBS II Aggregator Type 1 L.P., which is expected to purchase the Class F-RR, Class G-RR, Class H-RR and Class S certificates and, on the closing date, is expected to appoint its affiliate, KKR Real Estate Credit Opportunity Partners II L.P., as the initial controlling class representative and, therefore, as the initial directing holder (other than with respect to any non-serviced mortgage loan, the servicing shift mortgage loan, any applicable excluded loan and the Starwood Industrial Portfolio mortgage loan). See “Pooling and Servicing Agreement—The Directing Holder” and “Credit Risk Retention”.

The special servicer of each non-serviced mortgage loan is set forth in the table titled “Non-Serviced Whole Loans” under “The Mortgage Pool—Whole Loans” below. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Trustee	Wells Fargo Bank, National Association, a national banking association, will act as trustee. The corporate trust office of the trustee is located at 9062 Old Annapolis Road, Columbia, Maryland 21045. Following the transfer of the mortgage loans and the trust subordinate companion loan to the issuing entity, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than any non-serviced mortgage loan) and any related companion loans. See “Transaction Parties— The Trustee and Certificate Administrator” and “Pooling and Servicing Agreement”.

The initial mortgagee of record with respect to the servicing shift mortgage loan will be the trustee under the pooling and servicing agreement. From and after the servicing shift securitization date, the mortgagee of record with respect to the servicing shift mortgage loan will be the trustee designated in the servicing shift pooling and servicing agreement.

With respect to each non-serviced mortgage loan, the entity set forth in the table titled “Non-Serviced Whole Loans” under “The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the pooling and servicing agreement for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certificate Administrator	Wells Fargo Bank, National Association, a national banking association, will act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The office of the certificate administrator is located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer services, at 600 South 4th Street, 7th Floor, MAC N9300-070, Minneapolis, Minnesota 55479. See “Transaction Parties— The Trustee and Certificate Administrator” and “Pooling and Servicing Agreement”.

The custodian with respect to the servicing shift mortgage loan will initially be the certificate administrator, in its capacity as custodian under the pooling and servicing agreement. From and after the servicing shift securitization date, the custodian of the mortgage file (other than the promissory note evidencing the servicing shift mortgage loan) will be the custodian under the servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The custodian with respect to each non-serviced mortgage loan will be the entity set forth in the table titled “Non-Serviced Whole Loans” under “The Mortgage Pool—Whole Loans” below, the custodian under the pooling and servicing agreement for the indicated transaction. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Operating Advisor	Pentalpha Surveillance LLC, a Delaware limited liability company, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicers, and in certain circumstances may recommend to the certificateholders and the pooled RR interest owner that a special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan or any related REO property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations Reviewer	Pentalpha Surveillance LLC, a Delaware limited liability company, will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and receipt of notification from the certificate administrator that the required percentage of voting rights have voted to direct a review of such delinquent mortgage loans.

See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Directing Holder	The directing holder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than any non-serviced mortgage loan and any applicable excluded loan), as further described in this prospectus. The directing holder (other than with respect to a servicing shift whole loan, any non-serviced mortgage loan, any applicable excluded loan and the Starwood Industrial Portfolio whole loan) will generally be the controlling class certificateholder (or its representative, the “controlling class representative”) selected by a majority of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement). See “Pooling and Servicing Agreement—The Directing Holder”. However, in certain circumstances there may be no directing holder even if there is a controlling class, and in other circumstances there will be no controlling class.

The controlling class will be the most subordinate class of the Class F-RR, Class G-RR and Class H-RR certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reductions allocable to such class, at least equal to 25% of the initial certificate balance of that class; provided, however, that during such time as the Class F-RR certificates would be the controlling class, the holders of such certificates will have the right to irrevocably waive their right to appoint a controlling class representative or to exercise any of the rights of the holder of the majority of the controlling class certificates. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a controlling class representative.

It is anticipated that KKR CMBS II Aggregator Type 1 L.P. will purchase the Class F-RR, Class G-RR and Class H-RR certificates and, on the closing date, is expected to appoint its affiliate, KKR Real Estate Credit Opportunity Partners II L.P., as the initial controlling class representative and, therefore, as the initial directing holder with respect to each mortgage loan (other than any non-serviced mortgage loan, the servicing shift mortgage loan, any applicable excluded loan and the Starwood Industrial Portfolio mortgage loan) and the related serviced companion loans. In addition, KKR CMBS II Aggregator Type 1 L.P. is expected to purchase the Class S certificates.

With respect to the Starwood Industrial Portfolio whole loan, for so long as no Starwood Industrial Portfolio control appraisal period is continuing, as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan—Starwood Industrial Portfolio Whole Loan”, the directing holder for the Starwood Industrial Portfolio whole loan will be the Starwood controlling class certificateholder (or its representative) selected by a majority of the Starwood controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement). During the continuation of a Starwood Industrial Portfolio control appraisal period, the holder of the companion loan evidenced by note A-2-1 (which will not be included in the issuing entity) will have control and consultation rights as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan—Starwood Industrial Portfolio Whole Loan”, and no class of certificates will be permitted to exercise control rights under the related co-lender agreement for the Starwood Industrial Portfolio whole loan.

The Starwood controlling class will be the most subordinate class of the Class SW-A, Class SW-B, Class SW-C and Class SW-D certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reductions allocable to such class, at least equal to 25% of the initial certificate balance of that class. The initial directing holder for the Starwood Industrial Portfolio whole loan is expected to be BREIT Debt Investments L.L.C. on behalf of itself and its affiliates.

With respect to the servicing shift whole loan, the holder of the related companion loan identified in the related co-lender agreement as the controlling note will be the directing holder with respect to the servicing shift whole loan. From and after the date such controlling note is included in a securitization transaction (“servicing shift securitization date”), the directing holder of the servicing shift whole loan is expected to be the directing holder (or its equivalent) under the servicing shift pooling and servicing agreement, and will be entitled to certain consent and consultation rights with respect to the servicing shift whole loan, which are substantially similar to, but not necessarily identical to, those of the controlling class representative under the pooling and servicing agreement for this securitization. The controlling class representative of this securitization will only have limited consultation rights with respect to certain servicing matters or mortgage loan modifications affecting the servicing shift mortgage loan. “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans”.

With respect to the controlling class representative, an “excluded loan” is a mortgage loan or whole loan with respect to which the controlling class representative or the holder of the majority of the controlling class certificates (by certificate balance) is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan (subject to certain exceptions), or any borrower party affiliate thereof.

With respect to the Starwood controlling class representative, an “excluded loan” is the Starwood Industrial Portfolio mortgage loan or whole loan if the Starwood controlling class representative or the holder of the majority of the Starwood controlling class certificates (by certificate balance) is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan (subject to certain exceptions), or any borrower party affiliate thereof.

Each entity identified in the table titled “Non-Serviced Whole Loans” under “The Mortgage Pool—Whole Loans” below is the initial directing holder (or the equivalent) under the pooling and servicing agreement for the indicated transaction and will have certain consent and consultation rights with respect to the related non-serviced whole loan, which are substantially similar, but not identical, to those of the controlling class representative under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Risk Retention Consultation Parties	The pooled risk retention consultation parties will be (i) a party selected by Goldman Sachs Bank USA, (ii) a party selected by Citi Real Estate Funding Inc., and (iii) a party selected by Deutsche Bank AG, New York Branch, in each case, as an owner of the pooled VRR interest. Each pooled risk retention consultation party will have certain non-binding consultation rights in certain circumstances (i) for so long as no consultation termination event is continuing, with respect to any specially serviced loan (other than the servicing shift loan, any non-serviced mortgage loan, any applicable excluded loan and the Starwood Industrial Portfolio mortgage loan), and (ii) during the continuance of a consultation termination event, with respect to any mortgage loan (other than the servicing shift loan, any non-serviced mortgage loan, any applicable excluded loan and the Starwood Industrial Portfolio mortgage loan), as further described in this prospectus. Each of Goldman Sachs Mortgage Company (or an affiliate), a sponsor, Citi Real Estate Funding Inc., a sponsor, and Deutsche Bank AG, New York Branch is expected to be appointed as an initial pooled risk retention consultation party and are collectively referred to as the “pooled risk retention consultation parties”.

The “Starwood risk retention consultation party” will be a party selected by Deutsche Bank AG, New York Branch, as the Class SW-VR certificateholder. The Starwood risk retention consultation party will have certain non-binding consultation rights in certain circumstances with respect to the Starwood Industrial Portfolio whole loan for so long as no control appraisal period is continuing with respect to the Starwood Industrial Portfolio whole loan, unless the Starwood Industrial Portfolio whole loan is an applicable excluded loan with respect to the Starwood risk retention consultation party. Deutsche Bank AG, New York Branch is expected to be appointed as the initial Starwood risk retention consultation party.

The pooled VRR interest and the Class SW-VR certificates are referred to in this prospectus as the “VRR interests”. The pooled VRR interest owners and the Class SW-VR certificateholders are referred to in this prospectus as the “VRR interest owners”. The pooled risk retention consultation parties and the Starwood risk retention consultation party are referred to in this prospectus as the “risk retention consultation parties”.

With respect to a risk retention consultation party, an “excluded loan” is a mortgage loan or whole loan with respect to which such risk retention consultation party or the person entitled to appoint such risk retention consultation party is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof.

Holders of the Loan-Specific
Certificates	The Starwood Industrial Portfolio mortgage loan (4.5%) has a trust subordinate companion loan (a subordinate interest in the related whole loan) which will also be held by the issuing entity. The loan-specific certificates will be backed solely by the trust subordinate companion loan, and any expenses or losses incurred in respect to the mortgage loans will not be borne by the holders of the loan-specific certificates.

Initially, and for so long as no control appraisal period is continuing with respect to the Starwood Industrial Portfolio whole loan as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan—Starwood Industrial Portfolio Whole Loan”, the Starwood controlling class certificateholder (or its representative) selected by a majority of the Starwood controlling class certificateholders will be entitled to exercise certain of the rights of the holder of the trust subordinate companion loan under the related co-lender agreement.

Certain Affiliations and Relationships	The originators, the sponsors, the underwriters, and the parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Relevant Dates and Periods

Cut-off Date	With respect to each mortgage loan and whole loan, the related due date in January 2020 for that mortgage loan or whole loan (or, in the case of any mortgage loan or whole loan that has its first due date in February 2020, the date that would have been its due date in January 2020 under the terms of that mortgage loan or whole loan if a monthly payment were scheduled to be due in that month).

Closing Date	On or about January 30, 2020.

Distribution Date	The fourth (4th) business day following each determination date. The first distribution date will be in February 2020.

Determination Date	The ninth (9th) day of each month or, if the ninth (9th) day is not a business day, then the business day immediately following such ninth (9th) day.

Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.

Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs. Interest on the offered certificates will be calculated assuming that each month has 30 days and each year has 360 days.

Collection Period	For any mortgage loan or trust subordinate companion loan to be held by the issuing entity and any distribution date, the period commencing on the day immediately following the due date for such mortgage loan or trust subordinate companion loan, as applicable, in the month preceding the month in which that distribution date occurs and ending on and including the due date for such mortgage loan or trust subordinate companion loan, as applicable, in the month in which that distribution date occurs. However, in the event that the last day of a collection period (or applicable grace period) is not a business day, any periodic payments received with respect to the mortgage loans or the trust subordinate companion loan, as applicable, relating to that collection period on the business day immediately following that last day will be deemed to have been received during that collection period and not during any other collection period.

Assumed Final Distribution
Date; Rated Final
Distribution Date	The assumed final distribution dates set forth below for each class of offered certificates have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:

Class A-1	December 2024
Class A-2	January 2025
Class A-3	November 2026
Class A-4	November 2029
Class A-5	December 2029
Class A-AB	September 2029
Class X-A	December 2029
Class X-B	December 2029
Class A-S	December 2029
Class B	December 2029
Class C	January 2030
The rated final distribution date for the offered certificates will be the distribution date in February 2053.

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans (and in the case of German American Capital Corporation, the trust subordinate companion loan) to the depositor, which will in turn deposit the mortgage loans and the trust subordinate companion loan into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, the master servicer, the special servicers, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below(1):

(1)	Although the trust subordinate companion loan will be an asset of the issuing entity, amounts distributable to the trust subordinate companion loan pursuant to its related co-lender agreement will be payable only to the loan-specific certificates and therefore support only such loan-specific certificates.

The foregoing illustration does not take into account the sale of any non-offered certificates or the pooled RR interest.

Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2020-GC45:

●	Class A-1

●	Class A-2

●	Class A-3

●	Class A-4

●	Class A-5

●	Class A-AB

●	Class X-A

●	Class X-B

●	Class A-S

●	Class B

●	Class C

The certificates of this Series will consist of the above classes and the following classes that are not being offered by this prospectus: Class D, Class X-D, Class E, Class F-RR, Class G-RR, Class H-RR, Class RR, Class S, Class R, Class SW-A, Class SW-B, Class SW-C, Class SW-D and Class SW-VR. In addition, the pooled RR interest is not being offered by this prospectus.

The Starwood Industrial Portfolio mortgage loan will be pooled together with the other mortgage loans (collectively referred to in this prospectus as the “mortgage pool”) and interest and principal received in respect of such mortgage loans will be available to make distributions in respect of the pooled certificates. The trust subordinate companion loan will be an asset of the issuing entity but will not be pooled together with the mortgage loans, and payments of interest and principal received in respect of the trust subordinate companion loan will only be available to make distributions in respect of the loan-specific certificates.

The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B, Class A-S, Class B, Class C, Class D, Class X-D, Class E, Class F-RR, Class G-RR, Class H-RR, Class S and Class RR certificates are referred to in this prospectus as the “pooled certificates”. The pooled certificates (other than the Class RR certificates) are referred to in this prospectus as the “pooled non-VRR certificates”.

The Class SW-A, Class SW-B, Class SW-C, Class SW-D and Class SW-VR certificates are referred to in this prospectus as the “loan-specific certificates”. The loan-specific certificates (other than the Class SW-VR certificates) are referred to in this prospectus as the “loan-specific non-VRR certificates”.

Certificate Balances and
Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:

Class A-1	$19,471,000
Class A-2	$86,299,000
Class A-3	$13,119,000
Class A-4	$250,000,000
Class A-5	$496,198,000
Class A-AB	$38,461,000	(1)
Class X-A	$1,050,375,000	(2)
Class X-B	$64,539,000	(2)
Class A-S	$146,827,000
Class B	$64,539,000
Class C	$48,405,000

(1)	The Class A-AB certificates have a certain priority with respect to reducing the certificate balance of those certificates to their scheduled principal balance, as described in this prospectus.

(2)	Notional amount.

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class of offered certificates:

Class A-1	2.019	%(1)
Class A-2	2.897	%(1)
Class A-3	2.638	%(1)
Class A-4	2.658	%(1)
Class A-5	2.910	%(1)
Class A-AB	2.842	%(1)
Class X-A	0.675	%(2)
Class X-B	0.133	%(2)
Class A-S	3.173	%(3)
Class B	3.405	%(3)
Class C	3.539	%(4)

(1)	The pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates for each distribution date will each generally be a per annum rate equal to a fixed rate at the pass-through rate set forth opposite each such class in the table above.

(2)	The pass-through rate of the Class X-A certificates for each distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, over (b) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB and Class A-S certificates for that distribution date, weighted on the basis of their respective certificate balances immediately prior to that distribution date. The pass-through rate of the Class X-B certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, over (b) the pass-through rate of the Class B certificates for that distribution date.

(3)	The pass-through rates of the Class A-S and Class B certificates for each distribution date will each be a per annum rate equal to the lesser of (i) a fixed rate at the pass-through rate set forth opposite such class in the table and (ii) the weighted average of the net mortgage interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

(4)	The pass-through rate of the Class C certificates for each distribution date will be a per annum rate equal to the weighted average of the net mortgage interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

B. Interest Rate Calculation
Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on the Class X-A and Class X-B certificates and any other class of offered certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the applicable special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and
Administration Fees	The master servicer and the applicable special servicer are entitled to a servicing fee and a special servicing fee, respectively, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), any serviced companion loan and any related REO loans and (a) with respect to the servicing fee, if unpaid after final recovery on the related mortgage loan, out of general collections with respect to the other mortgage loans and (b) with respect to the special servicing fees, if the related mortgage loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans. The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) and any related serviced companion loans at the servicing fee rate equal to a per annum rate ranging from 0.00375% to 0.05500%.

The principal compensation to be paid to each special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loans as to which a special servicing transfer event has occurred (including any related REO loans), on a loan-by-loan basis at the special servicing fee rate equal to the greater of 0.25% per annum and the rate that would result in a special servicing fee of $3,500 for the related month. The special servicers will not be entitled to a special servicing fee with respect to any non-serviced mortgage loan.

The workout fee will generally be payable with respect to each specially serviced loan (other than a non-serviced whole loan) which has become a “corrected loan” (which will occur (i) with respect to a specially serviced loan as to which there has been a payment default, when the borrower has brought the mortgage loan current and thereafter made three consecutive full and timely monthly payments, including pursuant to any workout and (ii) with respect to any other specially serviced loan, when the related default is cured or the other circumstances pursuant to which it became a specially serviced loan cease to exist in the commercially reasonable judgment of the applicable special servicer). The workout fee will be payable out of each collection (other than penalty charges) of interest and principal (including scheduled payments, prepayments, balloon payments and payments at maturity) received on the related corrected loan for so long as it remains a corrected mortgage loan, in an amount equal to the lesser of (1) 1.00% (or 0.50%, in the case of the 560 Mission Street whole loan) of each such collection of interest and principal (or such higher rate as would result in a workout fee equal to $25,000) and (2) such lower rate as would result in a workout fee of $1,000,000.

A liquidation fee will generally be payable with respect to each specially serviced loan and any related REO property as to which the applicable special servicer obtains a full, partial or discounted payoff from the related borrower and, except as otherwise described in this prospectus, with respect to any specially serviced loan or REO property as to which the applicable special servicer receives any liquidation proceeds or insurance and condemnation proceeds. The liquidation fee for each specially serviced loan and any related REO property will be payable from the related payment or proceeds in an amount equal to the lesser of (1) 1.00% (or 0.50%, in the case of the 560 Mission Street whole loan) of such payment or proceeds and (2) such lower rate as would result in a liquidation fee of $1,000,000; provided, however, that, except as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, no liquidation fee will be less than $25,000.

Any primary servicing fees or sub-servicing fees with respect to each mortgage loan (other than any non-serviced mortgage loan)

and any related serviced companion loans will be paid by the master servicer out of the servicing fee described above.

The master servicer and each special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

The certificate administrator/trustee fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan, each REO loan (including any non-serviced mortgage loan) and the trust subordinate companion loan at a per annum rate equal to 0.00580%.

The operating advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan, the trust subordinate companion loan and each REO loan (including any non-serviced mortgage loan, but not any companion loan) at a per annum rate equal to 0.00116%. The operating advisor will also be entitled under certain circumstances to a consulting fee.

As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but not any companion loan) at a per annum rate equal to 0.00025%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders and the pooled RR interest owner.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan, the trust subordinate companion loan and any REO loan will be payable to Commercial Real Estate Finance Council® as a license fee for use of their names and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders and the pooled RR interest owner.

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders and the pooled RR interest owner. See “Pooling and Servicing

Agreement—Servicing and Other Compensation and Payment of Expenses” and “—Limitation on Liability; Indemnification”.

With respect to each non-serviced mortgage loan set forth in the following table, the related master servicer and/or sub-servicer under the related pooling and servicing agreement governing the servicing of that mortgage loan will be entitled to a primary servicing fee (which includes any subservicing fee) at a rate equal to a per annum rate set forth in the following table, and the related special servicer under the related pooling and servicing agreement will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the related pooling and servicing agreement governing the servicing of the related non-serviced whole loan will be entitled to receive other fees and reimbursements with respect to the related non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and property protection advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan pursuant to the related co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

NON-SERVICED MORTGAGE LOANS(1)

Non-Serviced Mortgage Loan	Primary Servicing Fee Rate	Special Servicing Fee Rate
1633 Broadway	0.00125%	0.12500%
Bellagio Hotel and Casino	0.00125%	0.25000	%(2)
650 Madison Avenue	0.00125%	0.25000%
The Shoppes at Blackstone Valley	0.00125%	0.25000%
Parkmerced	0.00125%	0.25000%
PCI Pharma Portfolio	0.00125%	0.25000%
Broadcasting Square	0.01125%	0.25000	%(3)
Harvey Building Products	0.00125%	0.25000	%(4)
19100 Ridgewood	0.00250%	0.25000%
Cobb Place	0.01125%	0.25000%

(1)	Does not reflect the 560 Mission Street mortgage loan, which is part of a split loan structure comprised of the related mortgage loan and one or more pari passu companion loans that may be included in one or more future securitizations. After the securitization of the related controlling pari passu companion loan, the related mortgage loan will also be a non-serviced mortgage loan, and the servicing shift master servicer and related servicing shift special servicer under the servicing shift pooling and servicing agreement will be entitled to a primary servicing fee and special servicing fee, respectively, as will be set forth in such related servicing shift pooling and servicing agreement.

(2)	Subject to an annual cap of $250,000.

(3)	Subject to a monthly minimum of $5,000.

(4)	Subject to a monthly minimum of $3,500.

Distributions

A.	Allocation Between the Pooled Non-VRR Certificates
	and the Pooled VRR Interest	On each distribution date, the aggregate amount available for distributions to holders of the pooled non-VRR certificates and the pooled VRR interest owners on each distribution date (net of specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicer, the special servicers, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer) will be allocated to (a) the pooled VRR interest, in an amount equal to the product of such amount multiplied by approximately 2.85% and (b) the pooled non-VRR certificates, in an amount equal to the product of such amount multiplied by the difference between 100% and the percentage referenced in clause (a), in each case such percentages being referred to in this prospectus as their respective “pooled percentage allocation entitlement”.

B.	Amount and Order of Distributions on the Pooled
	Certificates	On each distribution date, funds available for distribution to the holders of the pooled non-VRR certificates (other than the Class S certificates), net of any excess interest, yield maintenance charges and prepayment premiums, will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A and Class X-B certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates, to the extent of funds available for distribution of principal, in reduction of the then-outstanding certificate balances of those classes, in the following priority:

(A)	to the Class A-AB certificates until their certificate balance has been reduced to the Class A-AB scheduled principal balance set forth on Annex F to this prospectus for the relevant distribution date;

(B)	to the Class A-1 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clause (A) above;

(C)	to the Class A-2 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) and (B) above;

(D)	to the Class A-3 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (C) above;

(E)	to the Class A-4 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (D) above; and

(F)	to the Class A-5 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (E) above; and

(G)	to the Class A-AB certificates until their certificate balance has been reduced to zero, without regard to the Class A-AB scheduled principal balance, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (F) above.

However, if the certificate balances of each class of pooled principal balance certificates other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates have been reduced to zero, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates, pro rata, based on their respective certificate balances and without regard to the Class A-AB scheduled principal balance.

Third, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates, first (i) up to an amount equal to, and pro rata based upon, the aggregate unreimbursed realized losses previously allocated to each such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth above at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed;

Fourth, to the Class A-S certificates as follows: (a) to interest on the Class A-S certificates in the amount of their interest entitlement; (b) to the extent of funds available for distributions of principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates), to the Class A-S certificates until their certificate balance has been reduced to zero; and (c) to reimburse the Class A-S certificates first (i) up to an amount equal to the aggregate unreimbursed realized losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth above at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed;

Fifth, to the Class B certificates as follows: (a) to interest on the Class B certificates in the amount of its interest entitlement; (b) to the extent of funds available for distributions of principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3,

Class A-4, Class A-5, Class A-AB and Class A-S certificates), to the Class B certificates until their certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates first (i) up to an amount equal to the aggregate unreimbursed realized losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth above at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed;

Sixth, to the Class C certificates as follows: (a) to interest on the Class C certificates in the amount of its interest entitlement; (b) to the extent of funds available for distributions of principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S and Class B certificates), to the Class C certificates until their certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates first (i) up to an amount equal to the aggregate unreimbursed realized losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth above at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed; and

Seventh, to the non-offered certificates (other than the Class RR certificates, the Class S certificates and the loan-specific certificates), in the amounts and order of priority described in “Description of the Certificates—Distributions—Priority of Distributions”.

The holders of the loan-specific certificates will only be entitled to distributions from amounts paid or advanced on and allocated to the trust subordinate companion loan in accordance with the co-lender agreement relating to the Starwood Industrial Portfolio whole loan and no class of pooled certificates will be entitled to distributions paid or advanced on and allocable to the trust subordinate companion loan.

For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions— Priority of Distributions”.

C.	Interest and Principal
	Entitlements	A description of the interest entitlement of each class of pooled non-VRR certificates and the pooled VRR interest can be found in “Description of the Certificates—Distributions—Interest Distribution Amount” and “Credit Risk Retention—The Pooled VRR Interest”, respectively. As described in those sections, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.

A description of the amount of principal required to be distributed to each class of pooled non-VRR certificates entitled to principal and the pooled VRR interest on a particular distribution date can be found in “Description of the Certificates—Distributions— Principal Distribution Amount” and “Credit Risk Retention—The Pooled VRR Interest”, respectively.

D. Yield Maintenance Charges,
Prepayment Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the pooled VRR interest, on the one hand, and to the pooled non-VRR certificates, on the other hand, in accordance with their respective pooled percentage allocation entitlement. Yield maintenance charges and prepayment premiums with respect to the mortgage loans allocated to the pooled non-VRR certificates will be further allocated as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

Yield maintenance charges collected in respect of the trust subordinate companion loan will be distributed to the loan-specific certificates and will not be allocated to the other classes of certificates.

E. Subordination, Allocation of
Losses and Certain Expenses	The following chart describes the manner in which the payment rights of certain classes of pooled non-VRR certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of pooled non-VRR certificates. The chart also shows the allocation between the pooled VRR interest and the pooled non-VRR certificates and the corresponding entitlement to receive principal and interest (other than excess interest that accrues on a mortgage loan that has an anticipated repayment date) on any distribution date in descending order (beginning with the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A and Class X-B certificates). Among the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A and Class X-B certificates, payment rights of certain classes will be as more particularly described in “Description of the Certificates— Distributions” in this prospectus. It also shows the manner in which mortgage loan losses are allocated between the pooled VRR interest and the pooled non-VRR certificates and the manner in which the certificate allocations are further allocated in ascending order (beginning with certain pooled non-VRR certificates that are not being offered by this prospectus). Principal losses on the mortgage loans allocated to a class of pooled certificates will reduce the related certificate balance of that class. Principal losses on the mortgage loans allocated to the pooled VRR interest will reduce the pooled VRR interest balance. Although no principal payments or mortgage loan losses will be allocated to the Class S, Class R, Class X-A, Class X-B or Class X-D certificates, principal payments or mortgage loan losses will reduce the notional amount of the Class X-A certificates (to the extent such principal payments or mortgage loan losses are allocated to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB or Class A-S certificates), the Class X-B certificates (to the extent such principal payments or mortgage loan losses are allocated to the Class B certificates) and the Class X-D certificates (to the extent such principal payments or mortgage loan losses are allocated to the Class D or Class E certificates), and, therefore, the amount of interest they accrue.

*	Class X-A and Class X-B certificates are interest-only.

**	Other than the Class S and Class R certificates. None of the loan-specific certificates will be subordinate to any class of pooled certificates, except to the extent of the subordination of the trust subordinate companion loan (in which the loan-specific certificates each represent an interest) to the Starwood Industrial Portfolio mortgage loan and any pari passu companion loan as and to the extent set forth in the related co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan—Starwood Industrial Portfolio Whole Loan”.

Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates. The right to payment of owners of the pooled VRR interest will be pro rata and pari passu with the right to payment of holders of the pooled non-VRR certificates (as a collective whole), and, as described above, any losses incurred on the mortgage loans will be allocated between the pooled VRR interest and the pooled non-VRR certificates pro rata in accordance with their respective pooled percentage allocation entitlement.

Principal losses and principal payments, if any, on mortgage loans that are allocated to a class of pooled non-VRR certificates (other than the Class X-A, Class X-B, Class X-D or Class S certificates) will reduce the certificate balance of that class of certificates.

Principal losses and principal payments, if any, on mortgage loans that are allocated to the pooled VRR interest will reduce the pooled VRR interest balance. Principal losses and principal payments, if any, on the trust subordinate companion loan that are allocated to a class of loan-specific certificates will reduce the certificate balance of that class of certificates.

The notional amount of the Class X-A certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB or Class A-S certificates. The notional amount of the Class X-B certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class B certificates. The notional amount of the Class X-D certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class D or Class E certificates.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” and “Credit Risk Retention—The Pooled VRR Interest” for more detailed information regarding the subordination provisions applicable to the pooled non-VRR certificates and the pooled VRR interest and the allocation of losses to the pooled non-VRR certificates and the pooled VRR interest.

F. Shortfalls in Available Funds	Shortfalls will reduce the pooled available funds and will correspondingly reduce the amount allocated to the pooled VRR interest and the pooled non-VRR certificates. The reduction in amounts available for distribution to the pooled non-VRR certificates will reduce distributions to the classes of pooled non-VRR certificates with the lowest payment priorities:

●	shortfalls resulting from the payment of special servicing fees and other additional compensation that either special servicer is entitled to receive;

●	shortfalls resulting from interest on advances made by the master servicer, either special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);

●	shortfalls resulting from the application of appraisal reductions to reduce interest advances;

●	shortfalls resulting from extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;

●	shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and

●	shortfalls resulting from other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer will be allocated between the pooled VRR interest, on the one hand, and the pooled non-VRR certificates, on the other hand, in accordance with their respective pooled percentage allocation entitlement. The prepayment interest shortfalls allocated to the pooled non-VRR certificates are required to be further allocated among the classes of pooled non-VRR certificates (other than the Class S Certificates), on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Distributions—Priority of Distributions”.

With respect to a whole loan that is comprised of a mortgage loan, in some cases, one or more pari passu companion loans and, in some cases, one or more subordinate companion loans, shortfalls in available funds resulting from any of the foregoing will result first in a reduction in amounts distributable in accordance with the related co-lender agreement in respect of the related subordinate companion loan(s), if any, and then, result in a reduction in amounts distributable in accordance with the related co-lender agreement in respect of the related mortgage loan (and any pari passu companion loans, on a pro rata basis), which allocations to the related mortgage loan will in turn reduce distributions in respect of the pooled certificates as described above. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans—Co-Lender Agreement”, “—The Serviced AB Whole Loan—Starwood Industrial Portfolio Whole Loan—Application of Payments”, “—The Non-Serviced Pari Passu Whole Loans—Co-Lender Agreement”, “—The Non-Serviced AB Whole Loans—1633 Broadway Whole Loan—Application of Payments”, “—The Non-Serviced AB Whole Loans—Bellagio Hotel and Casino Whole Loan—Application of Payments”, “—The Non-Serviced AB Whole Loans—650 Madison Avenue Whole Loan—Application of Payments”, “—The Non-Serviced AB Whole Loans—Parkmerced Whole Loan—Application of Payments” and “Yield, Prepayment and Maturity Considerations—Yield Considerations—Losses and Shortfalls”.

G. Excess Interest	On each distribution date, any excess interest in respect of the increase in the interest rate on a mortgage loan with an anticipated repayment date after the related anticipated repayment date to the extent actually collected and applied as interest during a collection period will be distributed to the holders of the Class S certificates and the pooled VRR interest owners on the related distribution date, as described under “Description of the Certificates—Distributions—Excess Interest”. This excess interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the pooling and servicing agreement.

Advances

A. P&I Advances	The master servicer is required to advance a delinquent periodic payment on each mortgage loan, including any non-serviced mortgage loan or REO loan (including any portion of a REO loan related to the trust subordinate companion loan, but excluding any portion of an REO loan related to any other companion loan) and the trust subordinate companion loan, in each case, unless the master servicer, the trustee or the applicable special servicer determines that the advance would be non-recoverable. Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan’s or trust subordinate companion loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan or trust subordinate companion loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan or trust subordinate companion loan, as applicable). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be non-recoverable. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor and the asset representations reviewer and the CREFC® license fee.

None of the master servicer, the special servicers or the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan other than the trust subordinate companion loan.

See “Pooling and Servicing Agreement—Advances”.

B. Property Protection Advances	The master servicer may be required to make advances with respect to mortgage loans and related companion loans that it is required to service to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;

●	maintain the lien on the related mortgaged property; and/or

●	enforce the related mortgage loan documents.

The special servicers will have no obligation to make any property protection advances (although they may elect to make them in an emergency circumstance). If either special servicer makes a property protection advance, the master servicer will be required to reimburse such special servicer for that advance (unless the master servicer determines that the advance would be nonrecoverable in which case it will be reimbursed out of the collection account) and the master servicer will be deemed to have made that advance as of the date made by the applicable special servicer.

If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicer, the special servicers or the trustee is required to advance amounts determined by such party to be nonrecoverable.

None of the master servicer, special servicer or trustee will make or be permitted to make any advance of this type in connection with the exercise of any cure rights or purchase rights granted to the holder of any subordinate companion loan under the related co-lender agreement.

See “Pooling and Servicing Agreement—Advances”.

With respect to any non-serviced mortgage loan, the master servicer (and the trustee, as applicable) under the pooling and servicing agreement governing the servicing of that non-serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances	The master servicer, the special servicers and the trustee, as applicable, will be entitled to interest on the above described advances at the “Prime Rate” as published in The Wall Street Journal, as described in this prospectus. Interest accrued on any outstanding advance of a delinquent periodic payment on the trust subordinate companion loan will be compounded annually. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates and the pooled RR interest. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan or the trust subordinate companion loan, as applicable, until the related due date has passed and any grace period for late payments applicable to the mortgage loan or the trust subordinate companion loan, as applicable, has expired. See “Pooling and Servicing Agreement—Advances”.

With respect to a non-serviced mortgage loan, the applicable makers of advances under the related pooling and servicing agreement governing the servicing of such non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan in accordance with the related co-lender agreement.

The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be 52 fixed rate commercial mortgage loans and the trust subordinate companion loan, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in 152 commercial and multifamily properties. See “Description of the Mortgage Pool—Additional Indebtedness”.

Although the trust subordinate companion loan is an asset of the issuing entity, unless otherwise indicated, for the purpose of numerical and statistical information contained in this prospectus, the trust subordinate companion loan is not reflected in this prospectus and the term “mortgage loan” and “mortgage pool” in that context does not include the trust subordinate companion loan unless otherwise indicated. The trust subordinate companion loan supports only the loan-specific certificates. Information in the tables in this prospectus excludes the trust subordinate companion loan unless otherwise stated.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $1,328,651,197. The principal balance of the trust subordinate companion loan as of the cut-off date will be approximately $65,527,072.

In this prospectus, unless otherwise specified, (i) references to a mortgaged property (or portfolio of mortgaged properties) by name refer to such mortgaged property (or portfolio of mortgaged properties) so identified on Annex A-1, (ii) references to a mortgage loan by name refer to such mortgage loan secured by the related mortgaged property (or portfolio of mortgaged properties) so identified on Annex A-1, (iii) any parenthetical with a percent next to a mortgaged property name (or portfolio of mortgaged properties name) indicates the approximate percent (or approximate aggregate percent) that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount with respect to such mortgaged property)

represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization, and (iv) any parenthetical with a percent next to a mortgage loan name or a group of mortgage loans indicates the approximate percent (or approximate aggregate percent) that the outstanding principal balance of such mortgage loan or the aggregate outstanding principal balance of such group of mortgage loans, as applicable, represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization.

Whole Loans

Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the 52 commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each of the mortgage loans in the table below is part of a larger whole loan, each of which is comprised of the related mortgage loan and one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan”) and/or are subordinate in right of payment to the related mortgage loan (each referred to in this prospectus as a “subordinate companion loan”, and together with the pari passu companion loans, the “companion loans”). The companion loans, together with their related mortgage loan, are each referred to in this prospectus as a “whole loan”. With respect to the Starwood Industrial Portfolio whole loan set forth below, (i) there are three pari passu companion loans that will not be included in the issuing entity, and (ii) there is one subordinate companion loan identified as note B-1, and the related mortgage loan seller will transfer such note B-1 (referred to in this prospectus as the “trust subordinate companion loan”) to the depositor for deposit into the issuing entity.

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan Cut-off Date LTV Ratio(1)	Whole Loan Cut-off Date LTV Ratio(2)	Mortgage Loan Underwritten NCF DSCR(1)	Whole Loan Underwritten NCF DSCR(2)
1633 Broadway	$60,000,000	4.5%	$941,000,000	$249,000,000	41.7%	52.1%	3.84x	3.08x
560 Mission Street	$60,000,000	4.5%	$240,000,000	$0	35.6%	35.6%	5.23x	5.23x
Starwood Industrial Portfolio	$60,000,000	4.5%	$84,500,000	$65,527,072	45.2%	65.7%	3.67x	2.53x
Bellagio Hotel and Casino	$60,000,000	4.5%	$1,616,200,000	$1,333,800,000	39.3%	70.7%	8.42x	4.06x
Southcenter Mall	$60,000,000	4.5%	$158,000,000	$0	22.2%	22.2%	6.53x	6.53x
650 Madison Avenue	$50,000,000	3.8%	$536,800,000	$213,200,000	48.5%	66.1%	2.74x	2.01x
The Shoppes at Blackstone Valley	$50,000,000	3.8%	$114,000,000	$0	68.7%	68.7%	1.53x	1.53x
90 North Campus	$50,000,000	3.8%	$30,000,000	$0	65.0%	65.0%	2.46x	2.46x
Parkmerced	$37,500,000	2.8%	$509,500,000	$953,000,000	25.9%	71.1%	4.00x	1.22x
510 East 14th Street	$35,000,000	2.6%	$50,000,000	$0	29.5%	29.5%	3.62x	3.62x
PCI Pharma Portfolio	$35,000,000	2.6%	$73,500,000	$0	65.4%	65.4%	2.61x	2.61x
Broadcasting Square	$30,000,000	2.3%	$32,000,000	$0	51.7%	51.7%	3.50x	3.50x
Property Commerce Portfolio	$30,000,000	2.3%	$27,620,000	$0	57.5%	57.5%	2.80x	2.80x
Harvey Building Products	$20,000,000	1.5%	$140,000,000	$0	68.8%	68.8%	1.51x	1.51x
19100 Ridgewood	$20,000,000	1.5%	$120,000,000	$0	69.8%	69.8%	2.42x	2.42x
Cobb Place	$15,000,000	1.1%	$25,000,000	$0	73.4%	73.4%	1.90x	1.90x

(1)	Calculated including the related pari passu companion loans but excluding the related subordinate companion loan(s).

(2)	Calculated including the related pari passu companion loans and the related subordinate companion loan(s).

The Starwood Industrial Portfolio whole loan, the Southcenter Mall whole loan, the 90 North Campus whole loan, the 510 East 14th Street whole loan and the Property Commerce Portfolio whole loan will be serviced by the master servicer and the applicable special servicer pursuant to the pooling and servicing agreement for this transaction and are each referred to in this prospectus as a “serviced whole loan”, any related companion loan that is pari passu in right of payment to the related mortgage loan is referred to in this prospectus as a “serviced pari passu companion loan” and any related subordinate companion loan is referred to in this prospectus as a “serviced subordinate companion loan” (together with the serviced pari passu companion loans, the “serviced companion loans”).

The 560 Mission Street whole loan, the “servicing shift whole loan”, will initially be serviced by the master servicer and the applicable special servicer pursuant to the pooling and servicing agreement for this transaction. From and after the date on which the related controlling companion loan is securitized (the “servicing shift securitization date”), it is anticipated that the servicing shift whole loan will be serviced under, and by the master servicer designated in, the related pooling and servicing agreement entered into in connection with such securitization (the “servicing shift pooling and servicing agreement”). Prior to the servicing shift securitization date, the servicing shift whole loan will be a “serviced whole loan”. On and after the servicing shift securitization date, the servicing shift whole loan will be a “non-serviced whole loan”.

The whole loans identified in the table below will not be serviced under the pooling and servicing agreement and instead will each be serviced under a separate servicing agreement identified below relating to a related companion loan and are each referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loans are each referred to as a “non-serviced mortgage loan” and any related companion loans are each referred to in this prospectus as a “non-serviced companion loan” or collectively as the “non-serviced companion loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Whole Loans(1)

Mortgage Loan Name	Transaction/ Pooling and Servicing Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee	Certificate Administrator and Custodian	Initial Directing Holder	Operating Advisor	Asset Representations Reviewer
1633 Broadway	BWAY 2019-1633	4.5%	KeyBank National Association	Situs Holdings, LLC	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Prima Capital Advisors LLC	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC
Bellagio Hotel and Casino	BX 2019-OC11	4.5%	KeyBank National Association	Situs Holdings, LLC	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	CPPIB Credit Structured North America III, Inc.	Park Bridge Lender Services LLC	N/A
650 Madison Avenue	MAD 2019-650M	3.8%	KeyBank National Association	LNR Partners, LLC	Wilmington Trust, National Association	Citibank, N.A.	Healthcare of Ontario Pension Plan Trust Fund(2)	N/A	N/A
The Shoppes at Blackstone Valley	COMM 2019-GC44	3.8%	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors, LLC	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	RREF III-D AIV RR, LLC	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC
Parkmerced	MRCD 2019-PARK	2.8%	KeyBank National Association	KeyBank National Association	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Western Asset Mortgage Capital Corporation(3)	Park Bridge Lender Services LLC	N/A
PCI Pharma Portfolio	COMM 2019-GC44	2.6%	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors, LLC	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	RREF III-D AIV RR, LLC	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC
Broadcasting Square	COMM 2019-GC44	2.3%	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors, LLC	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	RREF III-D AIV RR, LLC	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC
Harvey Building Products	Benchmark 2019-B14	1.5%	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	KKR Real Estate Credit Opportunity Partners II L.P.	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC
19100 Ridgewood	GSMS 2019-GC42	1.5%	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	KKR Real Estate Credit Opportunity Partners II L.P.	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC
Cobb Place	COMM 2019-GC44	1.1%	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors, LLC	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	RREF III-D AIV RR, LLC	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC

(1)	Does not reflect the 560 Mission Street mortgage loan. On and after the servicing shift securitization date, the 560 Mission Street mortgage loan will also be a non-serviced mortgage loan and the related whole loan will be a non-serviced whole loan.

(2)	The initial directing holder for the 650 Madison Avenue whole loan is Healthcare of Ontario Pension Plan Trust Fund, as the controlling class representative for the MAD 2019-650M securitization trust which is currently the controlling noteholder for such whole loan. During the continuance of a control appraisal period, the controlling noteholder will be the holder of Note A-1-1. Note A-1-1 was included in the CGCMT 2019-C7 securitization, and therefore, during the continuance of a control appraisal period, the controlling class representative (or equivalent party) under the CGCMT 2019-C7 securitization is expected to exercise the rights of the controlling holder with respect to the 650 Madison Avenue whole loan.

(3)	The initial directing holder for the Parkmerced whole loan is Western Asset Mortgage Capital Corporation, as the controlling class representative for the MRCD 2019-PRKC securitization trust which is currently the controlling noteholder for such whole loan. During the continuance of a control appraisal period, the controlling noteholder will be the holder of Note A-1. Note A-1 was included in the MRCD 2019-PARK securitization, and therefore, during the continuance of a control appraisal period, the controlling class representative (or equivalent party) under the MRCD 2019-PARK securitization is expected to exercise the rights of the controlling holder with respect to the Parkmerced whole loan.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loans, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Mortgage Loan Characteristics

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan or subordinate companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payment of any related subordinate companion loan(s) (or any other subordinate debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity). However, unless specifically indicated, for the purpose of numerical and statistical information with respect to the composition of the mortgage pool contained in this prospectus (including any tables, charts and information set forth on Annex A-1, Annex A-2 and Annex A-3), no subordinate companion loan is reflected in this prospectus.

Although the trust subordinate companion loan is an asset of the issuing entity, unless otherwise indicated, for the purpose of numerical and statistical information contained in this prospectus, the trust subordinate companion loan is not reflected in this prospectus and the term “mortgage loan” and “mortgage pool” in that context does not include the trust subordinate companion loan unless otherwise indicated. The trust subordinate companion loan supports only the loan-specific certificates. Information in the tables in this prospectus excludes the trust subordinate companion loan unless otherwise stated.

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Additional Information” and, unless otherwise indicated, such figures and percentages are approximate and, in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes (or, in the case of each mortgage loan with a due date prior to the date of this prospectus, reflects) the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated on Annex A-1.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics(1)

All Mortgage Loans
Initial Pool Balance(2)	$1,328,651,197
Number of mortgage loans	52
Number of Mortgaged Properties	152
Range of Cut-off Date Balances	$3,750,000 to $60,000,000
Average Cut-off Date Balance	$25,550,985
Range of Mortgage Rates(3)	2.589% to 4.616%
Weighted Average Mortgage Rate(3)	3.55606%
Range of original terms to maturity/ARD(4)	60 to 120 months
Weighted average original term to maturity/ARD(4)	116 months
Range of remaining terms to maturity/ARD(4)	59 to 120 months
Weighted average remaining term to maturity/ARD(4)	115 months
Range of original amortization terms(5)(6)	300 to 360 months
Weighted average original amortization term(5)(6)	359 months
Range of remaining amortization terms(5)(6)	300 to 360 months
Weighted average remaining amortization term(5)(6)	359 months
Range of Cut-off Date LTV Ratios(3)(7)	22.2% to 75.3%
Weighted average Cut-Off Date LTV Ratio(3)(7)	54.6%
Range of Maturity Date/ARD LTV Ratios(3)(4)(8)	22.2% to 69.8%
Weighted average Maturity Date/ARD LTV Ratio(3)(4)(8)	51.4%
Range of UW NCF DSCR(3)(6)(9)	1.22x to 8.42x
Weighted average UW NCF DSCR(3)(6)(9)	3.07x
Range of UW NOI Debt Yield(3)(6)(10)	6.6% to 28.3%
Weighted average UW NOI Debt Yield(3)(6)(10)	12.1%
Percentage of Initial Pool Balance consisting of:
Interest-Only Balloon	67.5%
Partial Interest-Only Balloon(6)	26.5%
Full-Term Amortizing Balloon(5)	5.4%
Interest-Only-ARD	0.7%

(1)	Except where expressly stated otherwise, statistical information in this table does not include the trust subordinate companion loan.

(2)	Subject to a permitted variance of plus or minus 5%.

(3)	With respect to each mortgage loan that is part of a whole loan, the related pari passu companion loan (but not any related subordinate companion loan) are included for the purposes of calculating the Mortgage Rate, Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, UW NCF DSCR and UW NOI Debt Yield unless otherwise expressly stated. Other than as specifically noted, the Mortgage Rate, Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, UW NCF DSCR and UW NOI Debt Yield information for each mortgage loan is presented in this prospectus without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness.

(4)	With respect to one (1) mortgage loan (0.7%) with an anticipated repayment date, calculated as of the related anticipated repayment date.

(5)	Does not include mortgage loans that pay interest-only until their maturity dates or anticipated repayment dates, as applicable.

(6)	Includes one (1) mortgage loan (0.5%), which amortizes based on the non-standard amortization schedule attached to this prospectus as Annex G. Annual debt service for the UW NCF DCSR was calculated based on the sum of the first 12 principal and interest payments on the Sunset Grove Apartments mortgage loan following the closing date, as described under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”.

(7)	Unless otherwise indicated, the Cut-off Date LTV Ratio is calculated utilizing the “as-is” appraised value (which in certain cases may reflect a portfolio premium valuation). With respect to four (4) mortgage loans (12.0%), the Cut-off Date LTV Ratio was calculated based upon a valuation other than an “as-is” value of each related mortgaged property. The weighted average Cut-off Date LTV Ratio for the mortgage pool without making any adjustments is 54.9%.

(8)	With respect to four (4) mortgage loans (12.0%), the respective Maturity Date/ARD LTV Ratios were calculated using an “as stabilized” or “prospective as stabilized” appraised value. The weighted average Maturity Date/ARD LTV Ratio for the mortgage pool without making such adjustments is 51.7%.

(9)	With respect to the Bellagio Hotel and Casino mortgage loan (4.5%), the related mortgaged property is master leased and for so long as the master lease is in effect, the borrower is entitled to receive only rents from the master lease, and not the underlying rents and other receipts from the mortgaged property. Debt service coverage ratios and debt yields for such mortgage loan set forth in this prospectus are calculated on a “look-through” basis, based on the rents and receipts of the mortgaged property. The debt service coverage ratio and UW NOI debt yield of the related whole loan, based only on the master lease rent, are 2.19x and 8.1%, respectively.

(10)	Unless otherwise indicated, the Debt Yield on Underwritten NOI for each mortgage loan is the related mortgaged property’s Underwritten NOI divided by the Cut-off Date Balance of such mortgage loan.

Fifty-one (51) of the mortgage loans (97.2%) and the trust subordinate companion loan accrue interest on an actual/360 basis. One (1) of the mortgage loans (2.8%) accrues interest on a 30/360 basis.

For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.

Modified and Refinanced Loans	As of the cut-off date, none of the mortgage loans were modified due to a delinquency.

See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings—Default History, Bankruptcy Issues and Other Proceedings”.

Loans Underwritten Based on
Projections of Future Income	With respect to sixty-eight (68) mortgaged properties (27.4%), such mortgaged properties (i) were constructed within 12 calendar months prior to the cut-off date, in a lease-up period or the subject of a major renovation that was completed and, therefore, the related mortgaged property has no prior operating history or the related mortgage loan seller did not take the limited operating history into account in the underwriting of the related mortgage loan, (ii) were acquired by the borrower or any affiliate of the borrower within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information (or provided limited historical financial information) for such acquired mortgaged property or (iii) are single tenant properties subject to double-net, triple-net or absolute-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The offered certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance and
Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.

Credit Risk Retention	For a discussion of the manner by which Goldman Sachs Mortgage Company, as retaining sponsor, intends to satisfy the credit risk retention requirements of the Credit Risk Retention Rules, see “Credit Risk Retention”.

None of the sponsors, the depositor, the issuing entity or any other party to the transaction intends to retain a material net economic interest in the securitization constituted by the issuance of the offered certificates in accordance with the EU risk retention and due diligence requirements or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with the EU risk retention and due diligence requirements or similar requirements. See “Risk Factors—Other Risks Relating to the Certificates—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates”.

Information Available to
Certificateholders and the Pooled RR Interest Owner
On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record and the pooled RR interest owner, a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record and the pooled RR interest owner may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders and the Pooled RR Interest Owner; Certain Available Information”.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:

●	Bloomberg Financial Markets, L.P., Trepp, LLC, Intex Solutions, Inc., Moody’s Analytics, CMBS.com, Inc., BlackRock Financial Management, Inc., Markit Group Limited, RealINSIGHT, Thomson Reuters Corporation and Intercontinental Exchange | ICE Data Services;

●	The certificate administrator’s website initially located at www.ctslink.com; and

●	The master servicer’s website initially located at www.pnc.com/midland.

Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans remaining in the issuing entity is less than 1.0% of the aggregate principal balance of the mortgage loans as of the cut-off date (solely for the purposes of this calculation, if the Martin Brower Phoenix Distribution Center mortgage loan is still an asset of the issuing entity and such right is being exercised after its anticipated repayment date, then such mortgage loan will be excluded from the then-aggregate principal balance of the pool of mortgage loans and from the aggregate principal balance of the mortgage loans as of the cut-off date), certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans and the trust subordinate companion loan (and all REO property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.

The issuing entity may also be terminated in connection with a voluntary exchange of all the then-outstanding certificates (including the loan-specific certificates, but excluding the Class S and Class R certificates) and the pooled RR interest for the mortgage loans, and all REO property and the trust subordinate companion loan held by the issuing entity, provided that (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class C, Class D and Class E certificates are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class S and Class R certificates) and the pooled RR interest, and (iii) certain other conditions are satisfied as described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or
Substitutions of Mortgage
Loans; Loss of Value Payment	Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute for an affected mortgage loan or trust subordinate companion loan, as applicable, from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan or the trust subordinate companion loan, as applicable, in the mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, or trust subordinate companion loan, as applicable, the value of the related REO property or the interests of any certificateholders or the pooled RR interest owner in the mortgage loan or the trust subordinate companion loan, as applicable, or REO property or causes the mortgage loan or trust subordinate companion loan, as applicable, to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”); provided that with respect to the 1633 Broadway mortgage loan and the 650 Madison Avenue mortgage loan, each related mortgage loan seller will be obligated to take the above remedial actions only with respect to the related promissory note sold by it to the depositor as if the note contributed by each mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. See “Description of the Mortgage Loan Purchase Agreements”.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances the applicable special servicer is required to solicit offers for defaulted mortgage loans (other than non-serviced mortgage loans) or defaulted serviced whole loans and/or related REO property and may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted mortgage loan (or defaulted serviced whole loan) and/or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the applicable special servicer determines, in accordance with the servicing standard, that rejection of such offer would be in the best interests of the certificateholders, the pooled RR interest owner and any related companion loan holders (as a collective whole as if such certificateholders, pooled RR interest owner and such companion loan holders constituted a single lender and, with respect to a whole loan with a subordinate companion loan, taking into account the subordinate nature of such subordinate companion loan).

If a non-serviced mortgage loan with a related pari passu companion loan becomes a defaulted mortgage loan and the applicable special servicer under the related pooling and servicing agreement for the related pari passu companion loan determines to sell such pari passu companion loan, then that special servicer will be required to sell such non-serviced mortgage loan together with the related pari passu companion loan in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.

Tax Status	Elections will be made to treat designated portions of the issuing entity (exclusive of interest that is deferred after the anticipated repayment date of a mortgage loan with an anticipated repayment date and the excess interest distribution account) as three separate REMICs (the “trust subordinate companion loan REMIC”, the “lower-tier REMIC” and the “upper-tier REMIC” and each a “trust REMIC”) for federal income tax purposes.

In addition, (1) the portions of the issuing entity consisting of (i) the excess interest accrued on a mortgage loan with an anticipated repayment date and the related distribution account, and (ii) the uncertificated regular interests in the upper-tier REMIC corresponding to the pooled VRR interest and distributions thereon, will be classified as a “trust” under Treasury Regulations Section 301.7701-4(c) (the “grantor trust”), (2) the Class S certificates and the pooled VRR interest will represent undivided beneficial interests in the related portions of the excess interest and related distribution account and (3) the pooled VRR interest will represent beneficial ownership of the uncertificated regular interests in the upper-tier REMIC corresponding to the pooled VRR interest and distributions thereon.

Pertinent federal income tax consequences of an investment in the offered certificates include:

●	Each class of offered certificates will constitute REMIC “regular interests”.

●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

●	You will be required to report income on your offered certificates using the accrual method of accounting.

●	It is anticipated that the Class X-A and Class X-B certificates will be issued with original issue discount and that the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB Class A-S, Class B, and Class C certificates will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Certain ERISA Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	No class of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

See “Legal Investment”.

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to, the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates.  The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

Risks Related to Market Conditions and Other External Factors

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility.  We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●

Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, natural disasters, civil unrest and/or protests and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates;

●

Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned; and

●

The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending. A change in the market value of the certificates may be disproportionately impacted by upward or downward movements in the current interest rates.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity or anticipated repayment date is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. In addition, the related guarantees may expire upon certain events, including upon the lender taking title to the related mortgaged property or a mezzanine lender taking title to equity in the borrower, or in the case of guarantees for environmental items, upon payment in full of the related mortgage loan and provision of a clean environmental report. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan.  In addition, certain non-recourse carveout guarantors may not be United States citizens. We cannot assure you that the lender will be able to collect on a guaranty from non-US citizens as such individuals or entities may be beyond the jurisdiction of United States courts. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness. No mortgage loan will be insured or guaranteed by any government, governmental instrumentality, private insurer or (except as described above) other person or entity.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;

●	perceptions regarding the safety, convenience and attractiveness of the properties;

●	the characteristics and desirability of the area where the property is located;

●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

●	the proximity and attractiveness of competing properties;

●	the adequacy of the property’s management and maintenance;

●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the properties or make improvements;

●	a decline in the businesses operated by tenants or in their financial condition;

●	an increase in vacancy rates; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;

●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;

●	demographic factors;

●	consumer confidence;

●	political factors;

●	environmental factors;

●	seismic activity risk;

●	consumer tastes and preferences;

●	retroactive changes in building codes;

●	changes or continued weakness in specific industry segments;

●	location of certain mortgaged properties in less densely populated or less affluent areas; and

●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●

the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);

●	the quality and creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which new rentals occur; and

●

the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month to month leases, and may lead to higher rates of delinquency or defaults.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property. Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●

space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

●

leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

●	a significant tenant were to become a debtor in a bankruptcy case;

●	rental payments could not be collected for any other reason; or

●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

Certain tenants currently may be in a rent abatement period.  We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires.  We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease.  This is so because:

●	the financial effect of the absence of rental income may be severe;

●	more time may be required to re-lease the space; and

●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan.  In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan.  If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease“ below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the five largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third-party tenants.

See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

Sale-Leaseback Transactions Also Have Risks

Each of the Bellagio Hotel and Casino mortgaged property (4.5%), Accuride Portfolio mortgaged properties (1.6%) and Lukas Wine and Spirits mortgaged property (0.5%) was the subject of a sale-leaseback transaction in connection with the acquisition of such property by the related borrower.  Each of these mortgaged properties is leased to a tenant, who is the former owner of the mortgaged property, pursuant to a lease.  In addition, the Calyxt Headquarters mortgaged property (0.8%), which secures an acquisition loan, was the subject of a sale-leaseback transaction in connection with the acquisition of such property by the prior owner.  We cannot assure you that any of these tenants will not file for bankruptcy protection.

A bankruptcy with respect to a tenant in a sale-leaseback transaction could result in the related lease being recharacterized as a loan from the borrower to the tenant.  If the lease were recharacterized as a loan, the lease would be a deemed loan and the tenant would gain a number of potential benefits in a bankruptcy case.  The tenant could retain possession of the mortgaged property during the pendency of its bankruptcy case without having to comply with the ongoing post-petition rent requirements of section 365(d)(3) of the Bankruptcy Code, which requires a tenant to start paying rent within 60 days following the commencement of its bankruptcy case, while deciding whether to assume or reject a lease of nonresidential real property.  The tenant desiring to remain in possession of the mortgaged property would not have to assume the lease within 210 days following the commencement of its bankruptcy case pursuant to section 365(d)(4) of the Bankruptcy Code or comply with the conditions precedent to assumption, including curing all defaults, compensating for damages and giving adequate assurance of future performance.  To the extent the deemed loan is under-secured, the tenant would be able to limit the secured claim to the then-current value of the mortgaged property and treat the balance as a general unsecured claim.  The tenant also might assert that the entire claim on the deemed loan is an unsecured claim.  In Liona Corp.,

Inc. v. PCH Associates (In re PCH Associates), 949 F.2d 585 (2d Cir. 1991), the court considered the effect of recharacterizing a sale-leaseback transaction as a financing rather than a true lease.  The court held that the landlord’s record title to the leased property should be treated as an equitable mortgage securing the deemed loan.  Under the reasoning of that case, if a lease were recharacterized as a loan, the related borrower would have a claim against the tenant secured by an equitable mortgage.  That secured claim has been collaterally assigned to the mortgagees. However, the legal authority considering the effects of such a recharacterization is limited, and we cannot assure you that a bankruptcy court would follow the reasoning of the PCH Associates case.

There is also a risk that a tenant that files for bankruptcy protection may reject the related lease.  Pursuant to section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent).

It is likely that each lease constitutes an “unexpired lease” for purposes of the Bankruptcy Code.  Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such contract to such effect or because of certain other similar events.  This prohibition on so called “ipso facto clauses” could limit the ability of a borrower to exercise certain contractual remedies with respect to a lease.  In addition, the Bankruptcy Code provides that a trustee in bankruptcy or debtor in possession may, subject to approval of the court, (a) assume an unexpired lease and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract.  In a bankruptcy case of a tenant, if the lease were to be assumed, the trustee in bankruptcy on behalf of the tenant, or the tenant as debtor in possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the related borrower for its losses and provide such borrower with “adequate assurance” of future performance.  Such remedies may be insufficient, however, as the borrower may be forced to continue under the lease with a tenant that is a poor credit risk or an unfamiliar tenant if the lease was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate.  If the lease is rejected, such rejection generally constitutes a breach of the lease immediately before the date of the filing of the petition.  As a consequence, the borrower would have only an unsecured claim against the tenant for damages resulting from such breach, which could adversely affect the security for the certificates.

Furthermore, there is likely to be a period of time between the date upon which a tenant files a bankruptcy petition and the date upon which the lease is assumed or rejected. Although the tenant is obligated to make all lease payments within 60 days following the commencement of the bankruptcy case, there is a risk that such payments will not be made due to the tenant’s poor financial condition. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease and the borrower must re-let the mortgaged property before the flow of lease payments will recommence. In addition, pursuant to section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent).

As discussed above, bankruptcy courts, in the exercise of their equitable powers, have the authority to recharacterize a lease as a financing.  We cannot assure you such recharacterization would not occur with respect to the four mortgage loans that are subject to a sale-leaseback transaction.

The application of any of these doctrines to any one of the sale-leaseback transactions could result in substantial, direct and material impairment of the rights of the certificateholders.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,

●	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions,

●	if the related borrower fails to provide a designated number of parking spaces,

●

if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,

●

upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,

●	if a tenant’s use is not permitted by zoning or applicable law,

●	if the tenant is unable to exercise an expansion right,

●	if the landlord defaults on its obligations under the lease,

●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,

●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,

●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,

●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,

●	in the case of government sponsored tenants, any time or for lack of appropriations, or

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Retail Properties Have Special Risks

The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, as well as changes in shopping methods and choices. Some of the risks related to these matters are further described in “—Risks of Commercial and Multifamily Lending Generally“ and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, and “—Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers”, “—The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector” and “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. We cannot assure you that the net operating income contributed by the mortgaged retail properties or the rates of occupancy at the retail stores will remain at the levels specified in this prospectus or remain consistent with past performance. In addition, some or all of the rental payments from tenants may be tied to that tenant’s gross sales, so the success of that tenant’s business directly correlates to the value of the retail property. To the extent that a tenant changes the manner in which its gross sales are reported it could result in lower rent paid by that tenant.  For example, if a tenant takes into account customer returns of merchandise purchased online and reduces the gross sales, this could result in lower gross sales relative to gross sales previously reported at that location even if the actual performance of the store remained unchanged.

Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to retail companies, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues. See also “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

In addition to competition from online shopping, retail properties face competition from sources outside a specific geographical real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

We cannot assure you that these developments in the retail sector will not adversely affect the performance of retail properties securing the mortgage loans.

The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important to the performance of a retail property because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Retail properties may also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants in the mortgaged property, and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor or shadow anchor tenant goes dark or if the subject store is not meeting the minimum sales requirement under its lease. Even if non-anchor tenants do not have termination or rent abatement rights, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants. This, in turn, may adversely impact the borrower’s ability to meet its obligations under the related mortgage loan. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy may be to terminate that lease after the anchor tenant has been dark for a specified amount of time.

If anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, we cannot assure you that the related borrower’s ability to repay its mortgage loan would not be materially and adversely affected.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans. These estoppels may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and/or operating agreement (each, an “REA”). Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant or to the tenant withholding some or all of its rental payments or to litigation against the related borrower. We cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with respect to the mortgaged retail properties, or that anchor tenant or tenant disputes will not have a material adverse effect on the ability of borrowers to repay their mortgage loans.

Certain retail properties have specialty use tenants.  See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties”.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally“ and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●	the quality of an office building’s tenants;

●	an economic decline in the business operated by the tenant;

●

the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

●	the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

●	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);

●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space);

●	the desirability of the area as a business location; and

●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees.

In the case of medical office properties, the performance of a medical office property may depend on (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at medical office properties.  Furthermore, the healthcare industry is highly regulated by federal, state and/or local authorities.  Any change in applicable laws and regulations, as well as the costs and administrative burdens associated with complying with applicable laws and regulations, may adversely affect the operating income of medical office properties and the property values of such properties and the related borrower’s ability to make debt service payments on the related mortgage loan.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

Certain office tenants may operate co-working businesses through which they sublease their space to sublessees under subleases of varying duration.  The ability of any such co-working tenants to make payments under their respective leases may depend on the availability of such sublessees and the ability of such sublessees to make payments under their respective subleases.  Further, some of these subleases may be short-term, in which case their short-term nature may lead to income volatility for any such co-working tenants.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Office Properties Have Special Risks”, “—Retail Properties Have Special Risks” and “—Multifamily Properties Have Special Risks”.  See Annex A-2 for the 5 largest tenants (by net rentable area leased) at each mixed use property.  A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally“ and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	the property becoming functionally obsolete;

●	building design and adaptability;

●	unavailability of labor sources;

●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	changes in proximity of supply sources;

●	the expenses of converting a previously adapted space to general use;

●	the location of the property; and

●	the property may be leased pursuant to a master lease with the related borrower.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenant(s) conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses. Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;

●	the quality of property management;

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services or amenities that the property provides;

●	the property’s reputation;

●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

●	the generally short terms of residential leases and the need for continued reletting;

●	rent concessions and month-to-month leases, which may impact cash flow at the property;

●	the presence of competing properties and residential developments in the local market;

●

the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;

●	outstanding building code violations or tenant complaints at the property;

●

in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units and new competitive student housing properties, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

●

certain multifamily properties may be considered to be “flexible apartment properties”. Such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;

●	restrictions on the age of tenants who may reside at the property;

●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

●

adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and

●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain of the mortgage loans are secured by multifamily properties that have been the site of criminal activities. Perceptions by prospective tenants of the safety and reputation of the mortgaged real property may influence the cash flow produced by these mortgaged properties, particularly in the case of student housing facilities or properties leased primarily to students. In addition, litigation may be brought against a borrower in connection with any criminal activities that occur at the related mortgaged property.

Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expense; and

●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

In addition, some counties and municipalities may later impose stricter rent control regulations on apartment buildings. For example, the Housing Stability and Tenant Protection Act of 2019 (the “HSTP Act”), among other things, limits the ability of landlords to increase rents in rent stabilized apartments at the time of lease renewal and after a vacancy. The HSTP Act also limits potential rent increases for major capital improvements and for individual apartment improvements. In addition, the HSTP Act permits certain qualified localities in the State of New York to implement the rent stabilization system. In particular, the impact of the HSTP Act on the appraised value of mortgaged real properties located in the City of New York that have significant numbers of rent stabilized units, such as the 1016 Carroll Street Mortgaged Property (0.4%), is uncertain.  See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations”.

We cannot assure you that the rent stabilization laws or regulations will not cause a reduction in rental income or the appraised value of mortgage real properties. If rents are reduced, we cannot assure you that any such mortgaged real property will be able to generate sufficient cash flow to satisfy debt service payments and operating expenses.

Certain of the multifamily properties may be residential cooperative buildings and the land under the building are owned or leased by a non-profit residential cooperative corporation. The cooperative owns all the units in the building and all common areas. Its tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, reserve contributions and capital expenditures, maintenance and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

A number of factors may adversely affect the value and successful operation of a residential cooperative property. Some of these factors include:

●	the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations;

●

the initial concentration of shares relating to occupied rental units of the sponsor, owner or investor after conversion from rental housing, which may result in an inability to meet debt service obligations on the residential cooperative corporation’s mortgage loan if the sponsor, owner or investor is unable to make the required maintenance payments;

●

the failure of a borrower to qualify for favorable tax treatment as a “cooperative housing corporation” each year, which may reduce the cash flow available to make payments on the related mortgage loan; and

●

that, upon foreclosure, in the event a cooperative property becomes a rental property, certain units could be subject to rent control, stabilization and tenants’ rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the rental property as a whole.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Hospitality Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hospitality properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

●	the quality of hospitality property management;

●	the presence or construction of competing hotels or resorts;

●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	ability to convert to alternative uses which may not be readily made;

●	the lack of a franchise affiliation or the loss of a franchise affiliation or a deterioration in the reputation of a franchise;

●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hospitality property;

●

changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors;

●	whether management contracts or franchise agreements are renewed or extended upon expiration;

●	desirability of particular locations;

●	location, quality and management company or franchise affiliation, each of which affects the economic performance of a hospitality property; and

●	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because rooms are generally rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and entertainment revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, some of the hospitality properties are limited-service, select service or extended stay hotels. Hospitality properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hospitality properties as they generally require less capital for construction than full-service hospitality properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hospitality properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hospitality properties also operate entertainment and sports complexes that include restaurants, theaters, lounges, bars, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hospitality property’s restaurants, theaters, lounges, bars or nightclubs will maintain their current level of popularity or perception in the market. With respect to mortgaged properties that operate entertainment venues, the entertainment industry’s brand perception of the mortgaged property’s entertainment venue may have a significant impact on the ability to book talent and sell shows at the property. Any change in perception of entertainment venues by consumers or by the entertainment industry could have a material adverse effect on the net cash flow of the property. Furthermore, because of the unique construction requirements of restaurants, theaters, lounges, bars or nightclubs, the space at those hospitality properties would not easily be converted to other uses.

In addition, some hospitality properties also operates a casino business at the property, which is subject to a number of risks. See “—Risks Related to Casino Properties” below.

Some of the hospitality properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hospitality property that holds a liquor license, the applicable special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from the related mortgaged property or on the hospitality property’s occupancy rate.  In addition, certain state laws prohibit the assignment of liquor revenues. In such case, the lender may not be able to obtain a security interest in such revenues, which may constitute a material portion of the revenues at the related hospitality property. As a result, the lender may lose its ability to obtain such revenues in a foreclosure in certain scenarios, including if there is bankruptcy of the liquor license holder. In certain cases, the liquor license holder may not be a single purpose entity.

Further, liquor licenses are subject to extensive regulation. A revocation of the liquor license at a hospitality property, particularly a property with a significant revenues from nightclubs, casinos, other entertainment venues, restaurants and lounges, could have a material adverse effect on revenues from such property.

In addition, there may be risks associated with hospitality properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hospitality properties often enter into these types of agreements in order to align the hospitality property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hospitality properties that lack such benefits will be able to operate successfully on an independent basis.

With respect to certain hospitality properties, including hospitality properties that are unflagged, the collateral may include the collateral assignment of the rights of the borrower in certain intellectual property and brand names used in connection with the operation of the properties. The success of the operation of the mortgaged property depends in part on the borrower’s continued ability to use this intellectual property and on adequate protection and enforcement of this intellectual property, as well as related brands, logos and branded merchandise, including to increase brand awareness and further develop the property’s brand. Not all of the trademarks, copyrights, proprietary technology or other intellectual property rights used in the operation of such a mortgaged property may have been registered, and some of these trademarks and other intellectual property rights may never be registered. Despite the borrower’s efforts to protect their proprietary rights, third parties may infringe or otherwise violate such intellectual property rights, and use information that the borrower regards as proprietary, and the borrower’s rights may be invalidated or rendered unenforceable.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hospitality property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or hotel chain service mark; and

●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or management agreement. We cannot assure you that a replacement franchise could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, replacement franchises, licenses and/or hospitality property managers may require significantly higher fees as well as the investment of capital to bring the hospitality property into compliance with the requirements of the replacement franchisor, licensor and/or hospitality property managers. Any provision in a franchise agreement, license agreement or management agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and the property management agreements is restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hospitality property is subject to a license, franchise or management agreement, the licensor, franchisor or property manager has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor, franchisor or property manager. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hospitality property losing its license or franchise or result in termination of the management agreement. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hospitality property. In addition, in some cases, those reserves will be maintained by the licensor, franchisor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Risks Related to Casino Properties

Certain Mortgaged Properties may consist of casino properties, or may consist of hospitality and resort properties that include casinos. The casino business is highly competitive among a large number of participants, including riverboat casinos, dockside casinos, land-based casinos, video lottery, sweepstakes and poker machines not located in casinos, Native American gaming,  internet lotteries and other internet wagering gaming services.  In addition, the casino business is subject to the following risks: (i) the casino business is subject to changes in discretionary consumer spending, which may decline during economic downturns or for other reasons, (ii) the gaming industry is characterized by an element of chance, which may result in the actual win rates of the casino being less than anticipated, leading to losses,  (iii) customers or employees may attempt or commit  fraud or theft or cheat in order to increase winnings, (iv) credit extended to customers (which is unsecured)  may be uncollectable, and (v) the gaming industry is subject to significant regulation, and loss of its gaming license could materially adversely affect the ability of the borrower to make payments under the related mortgage loan. In addition, the gaming laws of certain jurisdictions relating to casino operations prohibit the transfer of gaming licenses and, in the case of a transfer of the equity of the entity holding the gaming license, require the prior approval from the related gaming authorities. Accordingly, in the event of a foreclosure of the related mortgaged property, the lender or its agent, or a purchaser of the property, would not have the right to operate the casino without first obtaining a license, which may be granted after a delay, which could be significant, or may not be granted at all.  Furthermore, because of the unique construction requirements of casinos, the space at those hospitality properties would not easily be converted to other uses.

Self-Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self-storage properties, including:

●	decreased demand;

●	lack of proximity to apartment complexes or commercial users;

●	apartment tenants moving to single family homes;

●	decline in services rendered, including security;

●	dependence on business activity ancillary to renting units;

●	security concerns;

●	age of improvements; and

●	competition or other factors.

Self-storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low.  The conversion of self-storage facilities to alternative uses would generally require substantial capital expenditures.  Thus, if the operation of any of the self-storage properties becomes unprofitable, the liquidation value of that self-storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self-storage mortgaged property were readily adaptable to other uses.

Tenants at self-storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self-storage unit. No environmental assessment of a self-storage mortgaged property included an inspection of the contents of the self-storage units at that mortgaged property, and there is no assurance that all of the units included in the self-storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self-storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self-storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self-storage properties may derive a material portion of revenue from business activities ancillary to self-storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types— Self-Storage Properties”.

Risks Relating to Lack of Ownership of Hotel Units

The Crystal Springs Resort Mortgaged Property (3.8%) is operated as a hotel and resort complex that includes two condominium hotels, known as Grand Cascades Lodge and Minerals Hotel.  However, the borrowers do not own any of the hotel rooms at the Crystal Springs Resort.  Instead, the hotel rooms are comprised of condominium units owned by third-party condominium unit owners within the Grand Cascades Condominium and Minerals Condominium.  The borrowers have entered into rental management agreements with the third-party condominium unit owners, pursuant to which the hotel condominium units are rented out as guestrooms (other than for 15 days a year, during which the third-party condominium owners have the right to use the units) and the related borrowers receive fees, as well as the right to retain 50% of the rental revenues after payment of fees, commissions and any applicable taxes.  The rental management agreements have terms of seven years and automatically renew for successive seven year terms until either party provides at least six months’ notice of its intention to terminate. With respect to the Grand Cascades Lodge (approximately 251 hotel units as of the appraisal date), all rental management agreements expire on December 31, 2026. With respect to the Minerals Hotel (approximately 175 hotel units as of the appraisal date), all rental management agreements expire during the years 2023 through 2026. The Mortgage Loan maturity date is January 6, 2025.

The mortgage loan was underwritten assuming that 457 third-party condominium units would continue to be included in the rental program, and the borrowers would continue to receive their portion of the rental income from such program.  However, after the expiration of the current terms of their rental management agreements, the third-party owners of the condominium units are not obligated to continue to take part in the rental program.  In addition, upon a sale of a condominium unit, the transferee is only required to continue the rental management agreement for 90 days after such sale, and the rental management agreements can be terminated due to bankruptcy or material default by the related borrower.  In the event that a material portion of the third-party condominium unit owners cease to take part in the rental program, the borrowers’ income would be materially reduced, which could adversely affect their ability to repay the mortgage loan.  In addition, the third-party condominium units are permitted to be mortgaged, and a foreclosure of loans on third-party condominium units could have an adverse effect on the ability to rent such units.

In addition, because such rental revenues likely will not qualify as interests in real property or as personal property incidental to real property for federal income tax purposes, upon a foreclosure, the REMIC regulations likely will restrict the issuing entity from taking title to such pledged revenue interests. Therefore, upon the occurrence of an event of default under the related mortgage loan and an ensuing foreclosure with respect to each such mortgage loan, the pooling and servicing agreement will not permit the issuing entity to take title to any such revenue (unless an opinion of counsel is provided indicating otherwise), but rather will require the issuing entity to either (i) exercise the legal remedies available to it under applicable law to continue to receive such revenue or (ii) sell the interest in such revenue and apply the proceeds toward the repayment of such mortgage loan. Depending on market conditions, the proceeds from the sale of the interest in such revenue could be less than the proceeds that would be received if the applicable special servicer had foreclosed on such revenue and sold them at a later date.  Furthermore, if the issuing entity were to take title to the mortgaged property, under REMIC regulations, the rental of the non-owned hotel rooms, as well as the operations of the golf courses, would need to be operated by an independent contractor, and notwithstanding such operation, such rents would be taxable at the corporate rate, which would reduce amounts available for distribution to certificateholders.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the applicable special servicer the same flexibility in realizing on the collateral as-is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders and the pooled RR interest owner to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium Interests and Other Shared Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

We make no representation or warranty as to the skills of any present or future managers.  In many cases, the property manager will be an affiliate of the borrower and many not manage properties for non-affiliates.  Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.  Further, certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining mortgage loans may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the table titled “Distribution of Remaining Terms to Maturity/ARD” on Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risk of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance.  In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing at least 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are retail, office, mixed use, industrial, multifamily and hospitality. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties.

Mortgaged properties securing approximately 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in New York, Washington, California, Ohio, New Jersey, Pennsylvania and Texas. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks:

●

if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the first mortgaged property;

●

a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

●

mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or

●

the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee, the applicable special servicer or the master servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders and the pooled RR interest owner.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity.

See also representation and warranty number (40) on Annex D-1 and representation and warranty number (41) on Annex E-1 and the identified exceptions to those representations and warranties, if any, on Annex D-2, Annex E-2 and Annex E-3, respectively, for additional information.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes”, “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”, “—German American Capital Corporation—DB Originators’ Underwriting Guidelines and Processes” and “Certain Legal Aspects of Mortgage Loans”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hospitality properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans (“PIPs”). In some circumstances, these renovations or PIPs may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hospitality property. In other cases, these renovations may involve renovations of common spaces or external features of the related hospitality property, which may cause disruptions or otherwise decrease the attractiveness of the related hospitality property to potential guests. These PIPs may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the mortgaged properties are currently undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property.  See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation.  See also Annex A-3 for any additional information on redevelopment, renovation and expansion at the mortgaged properties securing the ten largest mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings.  In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, mixed use or office properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);

●	the reputation, safety, convenience and attractiveness of the property to users;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain retail, mixed use or office properties may be partially comprised of a parking garage.  Parking garages and parking lots present risks not associated with other properties.  The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;

●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

●	the amount of alternative parking spaces in the area;

●	the availability of mass transit; and

●	the perceptions of the safety, convenience and services of the lot or garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as medical and dental offices, fitness centers, lab space, gas stations, dry cleaners, bank branches, data centers, urgent care facilities, schools, daycare centers and/or restaurants, as part of the mortgaged property.  Re-tenanting certain specialty use tenants, such as gas stations and dry cleaners, may also involve substantial costs related to environmental remediation.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes.  Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs.  For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent.  However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features).  While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, the resulting loss in income will generally not be covered by law and ordinance insurance.  Zoning protection insurance will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties may be subject to certain use restrictions, building restrictions and/or operational requirements imposed pursuant to development agreements, ground leases, restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements.

However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance. In addition, certain types of mortgaged properties have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

Certain Risks Are Not Covered under Standard Insurance Policies

In general (other than where the mortgage loan documents permit the borrower to rely on a tenant (including a ground tenant) or other third party (such as a condominium association, if applicable) to obtain the insurance coverage on self-insurance provided by a tenant or on a tenant’s agreement to rebuild or continue paying rent), the master servicer and the applicable special servicer will be required to cause the borrower on each mortgage loan to maintain such insurance coverage in respect of the related mortgaged property as is required under the related mortgage loan documents. See “Description of the Mortgage Pool—Insurance Considerations”. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy (windstorm is a common exclusion for properties located in certain locations). Most policies typically do not cover any physical damage resulting from, among other things:

●	war;

●	revolution;

●	terrorism;

●	nuclear, biological or chemical materials;

●	governmental actions;

●	floods and other water related causes;

●	earth movement, including earthquakes, landslides, sinkholes and mudflows;

●	wet or dry rot;

●	vermin; and

●	domestic animals.

Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from such causes, then, the resulting losses may be borne by you as a holder of certificates.

Standard Insurance May Be Inadequate Even for Types of Losses That Are Insured Against

Even if a type of loss is covered by the insurance policies required to be in place at the mortgaged properties, the mortgaged properties may suffer losses for which the insurance coverage is inadequate. For example:

●

in a case where terrorism coverage is included under a policy, if the terrorist attack is for example, nuclear, biological or chemical in nature, the policy may include an exclusion that precludes coverage for such terrorist attack;

●

in certain cases, particularly where land values are high, the insurable value (at the time of origination of the mortgage loan) of the mortgaged property may be significantly lower than the principal balance of the mortgage loan;

●

with respect to mortgaged properties located in flood prone areas where flood insurance is required, the related mortgaged property may only have federal flood insurance (which only covers up to $500,000), not private flood insurance, and the related mortgaged property may suffer losses that exceed the amounts covered by the federal flood insurance;

●	the mortgage loan documents may limit the requirement to obtain related insurance to where the premium amounts are “commercially reasonable” or a similar limitation; and

●

if reconstruction or major repairs are required, changes in laws may materially affect the borrower’s ability to effect any reconstruction or major repairs and/or may materially increase the costs of the reconstruction or repairs and insurance may not cover or sufficiently compensate the insured.

We Cannot Assure You That Required Insurance Will Be Maintained

We cannot assure you that borrowers have maintained or will maintain the insurance required under the mortgage loan documents or that such insurance will be adequate.

Even if the mortgage loan documents specify that the related borrower must maintain standard extended coverage casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or the applicable special servicer may not enforce such default or cause the borrower to obtain such insurance if the applicable special servicer has determined, in accordance with the servicing standard and subject to the discussion under “Pooling and Servicing Agreement—The Directing Holder” and “—The Operating Advisor”, that either (a) such insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties located in or near the geographic region in which the mortgaged property is located (but only by reference to such insurance that has been obtained by such owners at current market rates), or (b) such insurance is not available at any rate. Additionally, if the related borrower fails to maintain such terrorism insurance coverage, neither the applicable master servicer nor the applicable special servicer will be required to maintain such terrorism insurance coverage if the applicable special servicer determines, in accordance with the servicing standard, that such terrorism insurance coverage is not available for the reasons set forth in (a) or (b) of the preceding sentence. Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If this coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4).  For example, with respect to thirteen (13) mortgaged properties (24.6%), all of the mortgaged properties are located in an area with a high degree of seismic activity.  Seismic reports were prepared for each of the mortgaged properties and no mortgaged property has a seismic expected loss (SEL) greater than 18%.  Material damage to the mortgaged properties as a result of an earthquake could adversely affect the operations and revenues at the mortgaged properties, as well as the borrowers’ ability make payments with respect to the related mortgage loan.  The borrowers have not obtained a separate earthquake insurance policy covering the mortgaged properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the master servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders and the pooled RR interest owner.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

The National Flood Insurance Program (“NFIP”) is scheduled to expire on September 30, 2020.  We cannot assure you if or when NFIP will be reauthorized by Congress. If NFIP is not reauthorized, it could have an adverse effect on the value of properties in flood zones or their ability to repair or rebuild after flood damage.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates.  See representation and warranty number 16 on Annex D-1 and representation and warranty number 17 on Annex E-1 and the identified exceptions to those representations and warranties, if any, on Annex D-2, Annex E-2 and Annex E-3, respectively, for additional information.

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks.  The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it.  We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;

●	the title insurer will maintain its present financial strength; or

●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment.  Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002, establishing the Terrorism Insurance Program. The Terrorism Insurance Program was reauthorized on December 20, 2019 through December 31, 2027 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2019 (“TRIPRA”).

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government.  The federal share of compensation for insured losses of an insurer will be equal to 80% of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year.  Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $200 million. The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2027, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain a “sunset clause” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of the Terrorism

Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans may not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See “Annex A-3—Description of the Top 15 Mortgage Loans” for a summary of the terrorism insurance requirements under each of the ten largest mortgage loans.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, if the mortgage loans that allow coverage under blanket insurance policies are part of a group of mortgage loans with related borrowers, then all of the related mortgaged properties may be covered under the same blanket policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations”.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans.  The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan.  The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property.  Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent, which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions” below.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three (3) calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders and the Pooled RR Interest Owner; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions

As described under “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (or letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy in all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections use in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus.  We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

In addition, the debt service coverage ratios set forth in this prospectus for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus for additional information on certain of the mortgage loans in the issuing entity.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders or the pooled RR interest owner until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or property protection advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the applicable special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders and the pooled RR interest owner. The applicable special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders and the pooled RR interest owner. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the issuing entity.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsor and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements“ and each sponsor’s description of its underwriting criteria described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes”, “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes” and “—German American Capital Corporation—DB Originators’ Underwriting Guidelines and Processes”.

A description of the review conducted by each sponsor for this securitization transaction is set forth under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Goldman Sachs Mortgage Company—Review of GSMC Mortgage Loans”, “—Citi Real Estate Funding Inc.—Review of CREFI Mortgage Loans” and “—German American Capital Corporation—Review of GACC Mortgage Loans”.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans.  Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans.  If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—The Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related originator or sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed. Such capital expenditures are not required and have not been reserved for under the Mortgage Loan documents, and we cannot assure you that they will be made. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;

●	potential environmental or other legal liabilities;

●	the availability of refinancing; and

●	changes in interest rate levels.

In certain cases, appraisals may reflect “as-stabilized”, “prospective as stabilized” and “as-is” values. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, may reflect the “as-stabilized” value as a result of the satisfaction of the related conditions or assumptions unless otherwise specified), which may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value”.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” and “as-stabilized” values, we cannot assure you that those assumptions are or will be accurate or that the “as-stabilized” value will be the value of the related mortgaged property at the indicated stabilization date or at maturity or anticipated repayment date. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes”, “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes“ and “—German American Capital Corporation—DB Originators’ Underwriting Guidelines and Processes” for additional information regarding the appraisals.  We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan (or whole loan) will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan (or whole loan) may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan (or whole loan) is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities.  However, we cannot assure you that such borrowers have in the past complied, and will comply, with such requirements, and in some cases unsecured debt exists and/or is allowed in the future.  Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single purpose entities”.

Although a borrower may currently be a single purpose entity, in certain cases the borrowers were not originally formed as single purpose entities, but at origination of the related mortgage loan (or whole loan, as applicable) their organizational documents were amended. That borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single purpose entity” and thus may have liabilities arising from events prior to becoming a single purpose entity.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans have been made to single purpose limited partnerships that have a general partner or general partners that are not themselves single purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants-in-common. Delaware statutory trusts may be restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “—Tenancies-in-Common May Hinder Recovery” below. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership”.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan or otherwise impair the borrower’s ability to operate the related mortgaged property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership”. See “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”, “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property”.

See representation and warranty number 31 on Annex D-1 and representation and warranty number 32 on Annex E-1 and any identified exceptions to those representations and warranties, if any, on Annex D-2, Annex E-2 and Annex E-3, respectively, for additional information.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk“ below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors or managers for the mortgaged properties and their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders and the pooled RR interest owner if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or has been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans may have previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the applicable special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the Bankruptcy Code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. However, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability To Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;

●

the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);

●

the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

●

if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although the companion loans related to a serviced whole loan (other than the trust subordinate companion loan) and any non-serviced mortgage loan are not assets of the issuing entity, each related borrower is still obligated to make interest and principal payments on such companion loans. As a result, the issuing entity is subject to additional risks, including:

●

the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

●

the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity or anticipated repayment date.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the borrower sponsor. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition.  However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that are cross-collateralized and cross-defaulted with each other or that are secured by multiple properties owned by multiple borrowers.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders and the pooled RR interest owner as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the applicable special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi property mortgage loan which is secured by mortgaged properties located in multiple states, the applicable special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. In particular, with respect to properties that are master leased, state law may provide that the lender will not have a perfected security interest in the underlying rents (even if covered by an assignment of leases and rents), unless there is also a mortgage on the master tenant’s leasehold interest.  Such a mortgage is not typically obtained.  See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;

●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

●	whether and to what extent recourse to the borrower is permitted; and

●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders and the pooled RR interest owner. See “Certain Legal Aspects of Mortgage Loans”.

For example, Florida statutes render unenforceable provisions that allow for acceleration and other unilateral modifications solely as a result of a property owner entering into an agreement for a property-assessed clean energy (“PACE”) financing.  Consequently, given that certain remedies in connection therewith are not enforceable in Florida, we cannot assure you that any borrower owning assets in Florida will not obtain PACE financing notwithstanding any prohibition on such financing set forth in the related mortgage loan documents.  See “Certain Legal Aspects of Mortgage Loans”.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

Certain of the mortgage loans may not presently require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Risks of Anticipated Repayment Date Loans

The Martin Brower Phoenix Distribution Center mortgage loan (0.7%) provides that, if after a certain date (referred to as the anticipated repayment date) the related borrower has not prepaid the mortgage loan in full, any principal outstanding after that anticipated repayment date will accrue interest at an increased interest rate rather than the stated mortgage loan rate.  Generally, from and after the anticipated repayment date, cash flow in excess of that required for debt service, the funding of reserves and certain approved operating expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge) of such mortgage loan (and any related companion loan) until its principal balance has been reduced to zero.  Although these provisions may create an incentive for the related borrower to repay such mortgage loan in full on its anticipated repayment date, a substantial payment would be required and the borrower has no obligation to do so.  While interest at the initial mortgage rate continues to accrue and be payable on a current basis on the subject mortgage loan after its anticipated repayment date, the payment of excess interest will be deferred and will be required to be paid only after the outstanding principal balance of such mortgage loan (and any related companion loan) has been paid in full, at which time the excess interest that has been deferred, to the extent actually collected, will be paid to the holders of the Class S certificates and the owner of the pooled VRR Interest, neither of which are offered by this prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loan” and “Description of the Certificates—Distributions—Excess Interest”.

Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans. This is because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity or anticipated repayment date.

All of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity or anticipated repayment date, as applicable, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity or anticipated repayment date and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity or anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan (or whole loan) on its stated maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan (or whole loan) or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial or multifamily real estate projects, which fluctuate over time;

●	the prevailing interest rates;

●	the net operating income generated by the mortgaged property;

●	the fair market value of the related mortgaged property;

●	the borrower’s equity in the related mortgaged property;

●	significant tenant rollover at the related mortgaged properties (see “—Retail Properties Have Special Risks“ and “—Office Properties Have Special Risks” above);

●	the borrower’s financial condition;

●	the operating history and occupancy level of the mortgaged property;

●	reductions in applicable government assistance/rent subsidy programs;

●	the tax laws; and

●	prevailing general and regional economic conditions.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of any related companion loans.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the applicable special servicer (and each pooling and servicing agreement governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the master servicer nor the applicable special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by a master servicer or a special servicer pursuant to the pooling and servicing agreement governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers.  This, in turn, may adversely affect the borrower’s ability to refinance the mortgage loans or sell the mortgaged property on the stated maturity date.  We cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the Bankruptcy Code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the Bankruptcy Code, such a result would be consistent with the purpose of the 1994 amendments to the Bankruptcy Code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the Bankruptcy Code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not.  See representation and warranty number 34 on Annex D-1 and representation and warranty number 35 on Annex E-1 and the identified exceptions to those representations and warranties, if any, on Annex D-2, Annex E-2 and Annex E-3, respectively, for additional information.

Except as noted in this prospectus, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Relating to Shari’ah Compliant Loans

Certain of the mortgage loans may be structured to comply with Islamic law (Shari’ah). The related borrower holds the fee interest in the mortgaged property and is owned by a U.S. division of the borrower sponsor. The related borrower has master leased the related mortgaged property to a master lessee, which is indirectly owned in part by certain investors of the Islamic faith. The rent payable pursuant to the applicable master lease is intended to cover the debt service payments required under the related mortgage loan, as well as reserve payments and any other sums due under the mortgage loan. By its terms, the master lease is expressly subordinate to the related mortgage loan.

There is a risk that in a bankruptcy case of a master lessee, the master lease could be recharacterized as a financing lease in connection with an acquisition of the mortgaged property by the master lessee. If such recharacterization occurred, the master lessee could be deemed to own the fee interest in the related mortgaged property and the master lease would be viewed as a loan. In Shari’ah compliant mortgage loans, the master lessee typically does not grant a leasehold mortgage to the lender. Therefore, there is a risk that if the master lease were recharacterized as a financing lease, the lender could lose its mortgage on the property. To mitigate the effect of such recharacterization, (i) each master lessee has been formed and is obligated to continue as a single purpose entity, (ii) a bankruptcy by a master lessee is a “bad act” that would trigger guarantor liability under the recourse carveout guaranty for the related mortgage loan, (iii) the master lease is expressly subordinate to the related mortgage loan, and (iv) title insurance was obtained insuring that the related borrower is the fee owner of the related mortgaged property.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans (and, in the case of German American Capital Corporation, the trust subordinate companion loan) to the depositor (an affiliate of Goldman Sachs Mortgage Company, one of the sponsors, one of the originators, and an initial pooled risk retention consultation party, and of Goldman Sachs Bank USA, one of the originators and the initial pooled RR interest owner, and of Goldman Sachs & Co. LLC, one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators or their affiliates are the holders of the mezzanine loans and/or companion loans related to their mortgage loans. The originators and/or their respective affiliates may retain existing mezzanine loans and/or companion loans or originate future permitted mezzanine indebtedness with respect to the mortgage loans. These transactions may cause the originators and their affiliates or their clients or counterparties who purchase the mezzanine loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective affiliates, or a sponsor, an originator or one of their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective affiliates may differ from, and compete with, the interests of the issuing entity.

In addition, each of Goldman Sachs Bank USA, Citi Real Estate Funding Inc. and Deutsche Bank AG, New York Branch, is expected to hold a portion of the pooled VRR interest as described in “Credit Risk Retention”, and each of Goldman Sachs Mortgage Company, Citi Real Estate Funding Inc. and Deutsche Bank AG, New York Branch is expected to be appointed as an initial pooled risk retention consultation party. In addition, Deutsche Bank AG, New York Branch is expected to hold the Class SW-VR certificates and to be appointed as the initial Starwood risk retention consultation party. Each risk retention consultation party may, on a strictly non-binding basis, consult with the applicable special servicer and recommend that such special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, such special servicer is not required to follow any such recommendations or take directions from a risk retention consultation party and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents. Each risk retention consultation party and the VRR interest owner by whom it is appointed may have interests that are in conflict with those of certain certificateholders, in particular if a risk retention consultation party or such VRR interest owner holds companion loan securities, or has financial interests in or other financial dealings (as a lender or otherwise) with a borrower or an affiliate of a borrower under any of the mortgage loans. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is a risk retention consultation party or a VRR interest owner by whom such risk retention consultation party was appointed (any such mortgage loan referred to in this context as an “excluded loan” as to such party), then such risk retention consultation party will not have consultation rights solely with respect to any such excluded loan.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans“ and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

The Servicing of the Servicing Shift Whole Loan Will Shift to Other Servicers

The servicing of the 560 Mission Street whole loan, a servicing shift whole loan, is expected to be governed by the pooling and servicing agreement for this securitization only temporarily, until the servicing shift securitization date. At that time, the servicing and administration of the servicing shift whole loan will shift to the master servicer and special servicer under the servicing shift pooling and servicing agreement and will be governed exclusively by such servicing shift pooling and servicing agreement and the related co-lender agreement. It is expected that the servicing of the 560 Mission Street whole loan will shift to Benchmark 2020-B16 on or about February 12, 2020 and Midland Loan Services, a Division of PNC Bank, National Association is expected to be the servicing shift master servicer and KeyBank National Association is expected to be the servicing shift special servicer. Prospective investors should be aware that they will not have any control over the identity of the servicing shift master servicer or servicing shift special servicer, nor will they have any assurance as to the particular terms of such servicing shift pooling and servicing agreement except to the extent of compliance with certain requirements set forth in the related co-lender agreement. Moreover, the controlling class representative for this securitization will not have any consent or consultation rights with respect to the servicing of the servicing shift whole loan other than those limited consent and consultation rights as are provided in the related co-lender agreement, and the holder of the related controlling companion loan or the controlling party in the related securitization of such controlling companion loan or such other party specified in the related co-lender agreement may have rights similar to, or more expansive than, those granted to the directing holder with regard to the other Serviced Mortgage Loans in this transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Underwriter Entities hold or may hold companion loans and/or mezzanine loans related to a mortgage loan in this securitization. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. Similarly, the expected VRR interest owners and the parties expected to be designated to consult with the applicable special servicer on their behalf as the risk retention consultation parties are each an Underwriter Entity. We cannot assure you that any actions that such party takes in either such capacity will necessarily be aligned with the interests of the holders of other classes of any certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

The Underwriter Entities are playing several roles in this transaction. Goldman Sachs & Co. LLC, one of the underwriters, is an affiliate of GS Mortgage Securities Corporation II, the depositor, Goldman Sachs Bank USA, an originator and the holder of the companion loans for which the noteholder is identified as “GS Bank” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Loans—The Whole Loans—General”, and Goldman Sachs Mortgage Company, a sponsor. Citigroup Global Markets Inc., one of the underwriters, is an affiliate of Citi Real Estate Funding Inc., a sponsor, an originator and the holder of the companion loans for which the noteholder is identified as “CREFI” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Loans—The Whole Loans—General”. Deutsche Bank Securities Inc., one of the underwriters, is an affiliate of (i) DBR Investments Co. Limited, an originator and holder of the companion loans for which the noteholder is identified as “DBRI” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Loans—The Whole Loans—General” after the Closing Date), (ii) Deutsche Bank AG, New York Branch, an originator, and (iii) German American Capital Corporation, a sponsor. See “Description of the Mortgage Pool—The Whole Loans—General”. In addition, each of Goldman Sachs Bank USA, Citi Real Estate Funding Inc. and Deutsche Bank AG, New York Branch is expected to be a VRR interest owner and to be an initial risk retention consultation party. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”. Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and the Special Servicers

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer or the applicable special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. Each pooling and servicing agreement governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is generally similar to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, a sub-servicer, each special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, the master servicer, a sub-servicer, the applicable special servicer or any of their respective affiliates under the pooling and servicing agreement governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, a sub-servicer, a special servicer or any of their respective affiliates holds certificates or securities relating to any of the applicable companion loans, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicers, for so long as any special servicer obtains knowledge that it is a borrower party with respect to a mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, such special servicer will be required to resign as special servicer with respect to that mortgage loan or serviced whole loan (referred to in this prospectus as an “excluded special servicer loan”) and a separate special servicer that is not a borrower party (referred to in this prospectus as an “excluded special servicer”) will be appointed as special servicer for such excluded special servicer loan as described under “Pooling and Servicing Agreement—Replacement of a Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While such special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, such special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of such special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, we cannot assure you that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if any special servicer or its affiliate holds a subordinate class of certificates, such special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the GSMS 2020-GC45 non-offered certificates, the pooled RR interest owner, any serviced companion loan holder or the holder of any serviced companion loan securities.

Each of the master servicer and the special servicers services and is expected to continue to service, in the ordinary course of its respective business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or a special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the master servicer or the applicable special servicer under the pooling and servicing agreement including, among their things, the manner in which the master servicer or such special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for the master servicer or such special servicer.

The applicable special servicer may enter into one or more arrangements with the controlling class representative, a controlling class certificateholder, the Starwood controlling class representative, a Starwood controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, such special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related co-lender agreement and limitations on the right of such person to replace such special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

KKR CMBS II Aggregator Type 1 L.P. is expected to be the retaining third-party purchaser of the HRR Certificates, has engaged Midland Loan Services, a Division of PNC Bank, National Association as an independent contractor to conduct due diligence with respect to certain Mortgage Loans, and is expected to appoint its affiliate, KKR Real Estate Credit Opportunity Partners II, L.P., as the initial controlling class representative and, therefore, as the initial directing holder (other than with respect to any non-serviced mortgage loan, any applicable excluded loan, the servicing shift loan and the Starwood Industrial Portfolio mortgage loan).

Although the master servicer and the applicable special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or the applicable special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the applicable special servicer, as the case may be, with an economic disincentive to comply with this standard.

Pursuant to certain interim servicing agreements between Goldman Sachs Mortgage Company or one of its affiliates, on the one hand, and Midland Loan Services, a Division of PNC Bank, National Association, on the other hand, Midland Loan Services, a Division of PNC Bank, National Association acts as interim servicer with respect to certain of the mortgage loans contributed to this securitization by Goldman Sachs Mortgage Company.

Pursuant to certain interim servicing agreements between Citi Real Estate Funding Inc. or one of its affiliates, on the one hand, and Midland Loan Services, a Division of PNC Bank, National Association, on the other hand, Midland Loan Services, a Division of PNC Bank, National Association acts as interim servicer with respect to certain of the mortgage loans contributed to this securitization by Citi Real Estate Funding Inc.

Pursuant to certain interim servicing agreements between Deutsche Bank AG, New York Branch or one of its affiliates, on the one hand, and Midland Loan Services, a Division of PNC Bank, National Association, on the other hand, Midland Loan Services, a Division of PNC Bank, National Association acts as interim servicer with respect to certain of the mortgage loans contributed to this securitization by German American Capital Corporation. Additionally, pursuant to certain interim servicing agreements between Deutsche Bank AG, New York Branch and/or one of its affiliates, on the one hand, and Wells Fargo Bank, National

Association, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain mortgage loans contributed to this securitization by German American Capital Corporation.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Pentalpha Surveillance LLC, a Delaware limited liability company, has been appointed as the initial operating advisor with respect to all of the mortgage loans (other than any non-serviced mortgage loan) and the trust subordinate companion loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicers, the directing holder, the risk retention consultation parties, collateral property owners or affiliates of any of those parties. These relationships may continue in the future. In the normal course of its business, Pentalpha Surveillance and its affiliates are also hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future, and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

The operating advisor or its affiliates may have duties with respect to existing and new commercial and multifamily mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the operating advisor and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of the operating advisor may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders and the pooled RR interest owner, if the operating advisor or any of its affiliates holds certificates or has financial interests in or financial dealings with a borrower, a parent of a borrower, a borrower sponsor or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

Pentalpha Surveillance LLC, a Delaware limited liability company, has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicers, the directing holder, collateral property owners, the risk retention consultation parties or affiliates of any of those parties. These relationships may continue in the future. In the normal course of its business, Pentalpha Surveillance and its affiliates are also hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

The asset representations reviewer or its affiliates may have duties with respect to existing and new commercial and multifamily mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the asset representations reviewer and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of the asset representations reviewer may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity.

In addition, the asset representations reviewer and its affiliates may have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent of a borrower, a borrower sponsor or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Holder and the Companion Loan Holders

KKR CMBS II Aggregator Type 1 L.P. is expected to be the retaining third-party purchaser of the HRR Certificates and is expected to appoint its affiliate, KKR Real Estate Credit Opportunity Partners II L.P., as the initial controlling class representative and, therefore, as the initial directing holder (other than with respect to any non-serviced mortgage loan, the servicing shift mortgage loan, any applicable excluded loan and the Starwood Industrial Portfolio mortgage loan). A special servicer may, at the direction of the directing holder (for so long as a control termination event does not exist and other than with respect to any applicable excluded loan), take actions with respect to the specially serviced loans under the pooling and servicing agreement that could adversely affect the holders of some or all of the classes of certificates. The controlling class representative will be controlled by the majority of the controlling class certificateholders.

The Starwood Industrial Portfolio whole loan will be serviced pursuant to the pooling and servicing agreement related to this transaction, and the Starwood Industrial Portfolio mortgage loan and the trust subordinate companion loan will be assets in the issuing entity. The initial directing holder for the Starwood Industrial Portfolio whole loan is expected to be BREIT Debt Investments L.L.C. on behalf of itself and its affiliates. The directing holder for the Starwood Industrial Portfolio whole loan will be the Starwood controlling class certificateholder (or its representative) selected by a majority of the Starwood controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time) for so long as no Starwood Industrial Portfolio control appraisal period is continuing as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan—Starwood Industrial Portfolio Whole Loan”. The Starwood controlling class will be the most subordinate class of the Class SW-A, Class SW-B, Class SW-C and Class SW-D certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reductions allocable to such class, at least equal to 25% of the initial certificate balance of that class.

During the continuation of a Starwood Industrial Portfolio control appraisal period, the holder of the companion loan evidenced by note A-2-1 (which will not be included in the issuing entity) will have control and consultation rights as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan—Starwood Industrial Portfolio Whole Loan”, and no class of certificates will be permitted to exercise control rights under the related co-lender agreement for the Starwood Industrial Portfolio whole loan. The directing holder for the Starwood Industrial Portfolio whole loan will have the right to consent to certain material decisions and actions made with respect to the Starwood Industrial Portfolio whole loan and (ii) replace the special servicer with respect to the Starwood Industrial Portfolio whole loan, with or without cause. The applicable special servicer may, at the direction of the related directing holder, take actions with respect to the Starwood Industrial Portfolio whole loan that could adversely affect the holders of some or all of the classes of certificates. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan—Starwood Industrial Portfolio Whole Loan”.

The controlling class certificateholders, the Starwood controlling class certificateholders and the holders of the companion loans or securities backed by such companion loans, the Starwood controlling class certificateholders may have interests in conflict with those of the other certificateholders and the pooled RR interest owner. As a result, it is possible that the directing holder on behalf of the controlling class certificateholders or the Starwood controlling class certificateholders (for so long as a control termination event does not exist and other than with respect to any applicable excluded loan), or the directing holder (or equivalent entity) under the pooling and servicing agreement governing the servicing of a non-serviced whole loan, may direct the applicable special servicer under such pooling and servicing agreement relating to the other securitization transaction, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates or the interests of the pooled RR interest owner. Set forth below is the identity of the initial directing holder (or equivalent entity) for each whole loan, the expected securitization trust holding the controlling note in such whole loan and the servicing agreement under which it is expected to be serviced.

Whole Loan	Transaction / Servicing Agreement	Controlling Noteholder	Initial Controlling Class Representative / Directing Holder
1633 Broadway	BWAY 2019-1633	BWAY 2019-1633(1)	Prima Capital Advisors LLC(1)
560 Mission Street(2)	GSMS 2020-GC45(2)	DBRI(2)	DBRI(2)
Starwood Industrial Portfolio	GSMS 2020-GC45	GSMS 2020-GC45(3)	BREIT Debt Investments L.L.C on behalf of itself and its affiliates.(3)
Bellagio Hotel and Casino	BX 2019-OC11	BX 2019-OC11	CPPIB Credit Structured North America III, Inc.
Southcenter Mall	GSMS 2020-GC45	GSMS 2020-GC45	KKR Real Estate Credit Opportunity Partners II L.P.
650 Madison Avenue	MAD 2019-650M	MAD 2019-650M(4)	Healthcare of Ontario Pension Plan Trust Fund(4)
The Shoppes at Blackstone Valley	COMM 2019-GC44	COMM 2019-GC44	RREF III-D AIV RR, LLC
90 North Campus	GSMS 2020-GC45	GSMS 2020-GC45	KKR Real Estate Credit Opportunity Partners II L.P.
Parkmerced	MRCD 2019-PARK	MRCD 2019-PRKC(5)	Western Asset Mortgage Capital Corporation(5)
510 East 14th Street	GSMS 2020-GC45	GSMS 2020-GC45	KKR Real Estate Credit Opportunity Partners II L.P.
PCI Pharma Portfolio	COMM 2019-GC44	COMM 2019-GC44	RREF III-D AIV RR, LLC
Broadcasting Square	COMM 2019-GC44	COMM 2019-GC44	RREF III-D AIV RR, LLC
Property Commerce Portfolio	GSMS 2020-GC45	GSMS 2020-GC45	KKR Real Estate Credit Opportunity Partners II L.P.
Harvey Building Products	Benchmark 2019-B14	Benchmark 2019-B14	KKR Real Estate Credit Opportunity Partners II L.P.
19100 Ridgewood	GSMS 2019-GC42	GSMS 2019-GC42	KKR Real Estate Credit Opportunity Partners II L.P.
Cobb Place	COMM 2019-GC44	GSMS 2019-GC42	RREF III-D AIV RR, LLC

(1)

During the continuance of a control shift event relating to the BWAY 2019-1633 securitization transaction (i.e., when the most senior class of certificates in such transaction have been control appraised out), Note A-1-C-1 will be the controlling piece. See “Description of the Mortgage Pool —The Non-Serviced AB Whole Loans—1633 Broadway Whole Loan”.

(2)

The servicing of the servicing shift whole loan will be transferred on the servicing shift securitization date. The initial controlling noteholder of the servicing shift whole loan is DBR Investments Co. Limited, or an affiliate, as holder of the related controlling companion loan. On and after the servicing shift securitization date, the controlling noteholder of the servicing shift whole loan is expected to be the controlling class representative or other directing holder (or equivalent) under such securitization transaction. The servicing of the 560 Mission Street whole loan is expected to shift to Benchmark 2020-B16 on or about February 12, 2020, and the initial controlling class representative is expected to be Ellington Management Group, LLC.

(3)

The initial directing holder for the Starwood Industrial Portfolio whole loan is expected to be BREIT Debt Investments L.L.C. on behalf of itself and its affiliates, as the Starwood controlling class representative. Pursuant to the related co-lender agreement, (i) following the occurrence (and during the continuance) of a Starwood Industrial Portfolio control appraisal period, the holder of Note A-2-1 (which is not included in the issuing entity) will be the directing holder for the Starwood Industrial Portfolio whole loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan—Starwood Industrial Portfolio Whole Loan”.

(4)

The initial directing holder for the 650 Madison Avenue Whole Loan is Healthcare of Ontario Pension Plan Trust Fund, as the controlling class representative for the MAD 2019-650M securitization trust which is currently the controlling noteholder for such whole loan. During the continuance of a control appraisal period, the controlling noteholder will be the holder of Note A-1-1. Note A-1-1 was included in the CGCMT 2019-C7 securitization, and therefore, during the continuance of a control appraisal period, the controlling class representative (or equivalent party) under the CGCMT 2019-C7 securitization is expected to exercise the rights of the controlling holder with respect to the 650 Madison Avenue Whole Loan.

(5)

The initial directing holder for the Parkmerced Whole Loan is Western Asset Mortgage Capital Corporation, as the controlling class representative for the MRCD 2019-PRKC securitization trust which is currently the controlling noteholder for such whole loan. However, the Parkmerced whole loan is being serviced under the trust and servicing agreement for MRCD 2019-PARK. During the continuance of a control appraisal period, the controlling noteholder will be the holder of Note A-1. Note A-1 was included in the MRCD 2019-PARK securitization, and therefore, during the continuance of a control appraisal period, the controlling class representative (or equivalent party) under the MRCD 2019-PARK securitization is expected to exercise the rights of the controlling holder with respect to the Parkmerced Whole Loan.

The applicable special servicer, upon non-binding consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with the whole loans serviced under the pooling and servicing agreement for this securitization, the serviced companion loan holders do not have any duties to the holders of any class of certificates or the pooled RR interest, and they may have interests in conflict with those of the certificateholders and the pooled RR interest owner. As a result, it is possible that such non-binding consultation with a serviced companion loan holder (solely with respect to the related serviced whole loan) may advise the applicable special servicer to take actions that conflict with the interests of holders of certain classes of the certificates or the interests of the pooled RR interest owner. However, the applicable special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents. In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicers for Cause—Servicer Termination Events”, the applicable special servicer may be replaced by the directing holder for cause at any time and without cause (for so long as a control termination event does not exist and other than with respect to any applicable excluded loan). See “Pooling and Servicing Agreement—The Directing Holder” and “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events”.

Similarly, the applicable controlling class related to the securitization trust indicated in the chart above as the controlling noteholder (or, after the servicing shift securitization date, the securitization trust for the related controlling companion loan) has certain consent and/or consultation rights with respect to any non-serviced mortgage loan under the pooling and servicing agreement governing the servicing of that related non-serviced whole loan and have similar conflicts of interest with the holders of other certificates backed by the companion loans. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The directing holder and its affiliates (and the directing holder (or equivalent entity) under the pooling and servicing agreement governing the servicing of any non-serviced whole loan and their respective affiliates) may have interests that are in conflict with those of certain certificateholders and the Pooled RR interest owner, especially if the applicable directing holder or any of its affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the controlling class representative or the holder of the majority of the controlling class certificates (by certificate balance) (or, with respect to the Starwood Industrial Portfolio whole loan prior to the continuation of a Starwood Industrial Portfolio control appraisal period, the Starwood controlling class certificateholder (or its representative) or the holder of a majority of the Starwood controlling class certificates (by certificate balance)) (any such loan referred to in this prospectus as an “excluded loan” as to such party), the directing holder will not have consent or consultation rights solely with respect to the related excluded loan (however, the directing holder will be provided certain notices and certain information relating to such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing holder or a controlling class certificateholder, as applicable, the directing holder or such controlling class certificateholder, as applicable, will not be given access to any excluded information solely relating to the related excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, we cannot assure you that the directing holder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to the applicable excluded loan or otherwise seek to exert its influence over the applicable special servicer in the event an applicable excluded loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders and the Pooled RR Interest Owner; Certain Available Information” in this prospectus. Each of these relationships may create a conflict of interest.

KKR CMBS II Aggregator Type 1 L.P. is expected to be the retaining third-party purchaser of the HRR Certificates and is expected to appoint its affiliate, KKR Real Estate Credit Opportunity Partners II L.P., as the initial controlling class representative and, therefore, as the initial directing holder (other than with respect to any non-serviced mortgage loan, the servicing shift mortgage loan, any applicable excluded loan and the Starwood Industrial Portfolio mortgage loan). Midland Loan Services, a Division of PNC Bank, National Association is expected to act as the special servicer with respect to each mortgage loan (other than with respect to any non-serviced mortgage loan, any applicable excluded loan and the Starwood Industrial Portfolio mortgage loan) and it or an affiliate assisted KKR CMBS II Aggregator Type 1 L.P. with its due diligence on the mortgage loans prior to the closing date.

The applicable special servicer, in connection with obtaining the consent of, or upon consultation with, the directing holder or a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with the serviced whole loan, the serviced companion loan holder does not have any duties to the holders of any class of certificates or the pooled RR interest, and it may have interests in conflict with those of the certificateholders and the pooled RR interest owner. As a result, it is possible that the serviced companion loan holder may advise the applicable special servicer to take actions with respect to the related serviced whole loan that conflict with the interests of holders of certain classes of the certificates.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class F-RR, Class G-RR, Class H-RR and Class S certificates, which is referred to in this prospectus as the “B-piece buyer” (see “Pooling and Servicing Agreement—The Directing Holder—General”), was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing, decrease in the principal balance of the mortgage loan, reduction of the time during which the loan pays interest-only, increase in the amount of required reserves or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the B-piece buyer received or may receive price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-piece buyer or that the final pool as influenced by the B-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the B-piece buyer’s certificates. Because of the differing subordination levels, the B-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-piece buyer but that does not benefit other investors. In addition, the B-piece buyer may enter into hedging or other transactions (except as may be restricted pursuant to the Credit Risk Retention Rules) or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The B-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The B-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the B-piece buyer’s acceptance of a mortgage loan. The B-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The B-piece buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

The B-piece buyer, or an affiliate, will constitute the initial controlling class representative and, therefore, the initial directing holder with respect to the mortgage loans (other than any non-serviced mortgage loan, the servicing shift mortgage loan, any applicable excluded loan and the Starwood Industrial Portfolio mortgage loan) and the related serviced companion loans. The directing holder will have certain rights to direct and consult with each special servicer. In addition, the controlling class representative will generally have certain consultation rights with regard to a non-serviced mortgage loan under the pooling and servicing agreement governing the servicing of such non-serviced whole loan and the related co-lender agreement. See “Pooling and Servicing Agreement—The Directing Holder”, “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—Certain Rights of each Non-Controlling Holder”, “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—1633 Broadway Whole Loan—Consultation and Control”, “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—Bellagio Hotel and Casino Whole Loan—Consultation and Control”, “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—650 Madison Avenue Whole Loan—Consultation and Control” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—Parkmerced Whole Loan—Consultation and Control”.

KKR CMBS II Aggregator Type 1 L.P. is expected to be the retaining third-party purchaser of the HRR Certificates and is expected to appoint its affiliate, KKR Real Estate Credit Opportunity Partners II L.P., as the initial controlling class representative and, therefore, as the initial directing holder (other than with respect to any non-serviced mortgage loan, the servicing shift mortgage loan, any applicable excluded loan and the Starwood Industrial Portfolio mortgage loan. Midland Loan Services, a Division of PNC Bank, National Association is expected to act as the special servicer with respect to each mortgage loan (other than with respect to any non-serviced mortgage loan, any applicable excluded loan and the Starwood Industrial Portfolio mortgage loan) and it or an affiliate assisted KKR CMBS II Aggregator Type 1 L.P. with its due diligence on the mortgage loans prior to the closing date.

 Because the incentives and actions of the B-piece buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool and should not rely upon the B-piece buyer’s due diligence or investment decision (or due diligence or the investment decision of its affiliates).

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Holder To Terminate the Applicable Special Servicer of the Applicable Whole Loan

With respect to each whole loan, the directing holder exercising control rights over that whole loan will be entitled, under certain circumstances, to remove the applicable special servicer under the applicable pooling and servicing agreement governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing holder under the pooling and servicing agreement for this securitization or under any pooling and servicing agreement governing the servicing of any non-serviced whole loan, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the applicable special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

A special servicer (whether a special servicer or a successor) may enter into one or more arrangements with the controlling class representative, a controlling class certificateholder, the Starwood controlling class representative, a Starwood controlling class certificateholder, a companion loan holder, the VRR interest owners, a holder of a companion loan security or other certificateholders (or an affiliate or a third party representative of one or more of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the appointment (or continuance) of the special servicer under the pooling and servicing agreement and the co-lender agreements and limitations on the right of such person to replace the special servicer.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties;

●

affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including properties that compete with the mortgaged property for tenants and/or customers; and

●	tenants at the mortgaged property may have signed leases or letters of intent at a competing property controlled by the borrower sponsor.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of pooled non-VRR certificates and the pooled VRR interest will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans, and the subsequent allocation of such amounts between the pooled VRR interest, on one hand, and the pooled non-VRR certificates, on the other hand. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the pooled certificateholders and the pooled RR interest owner will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While we have been advised by the underwriters that one or more of them, or one or more of their affiliates, currently intend to make a market in the certificates, none of the underwriters has any obligation to do so, any market-making may be discontinued at any time, and we cannot assure you than an active secondary market for the certificates will develop. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. The supply of CMBS will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolios, that are available for securitization. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;

●

legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

●	accounting standards that may affect an investor’s characterization or treatment of an investment in CMBS for financial reporting purposes;

●

increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans;

●

investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans;

●

investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial real estate markets; and

●	the impact on demand generally for CMBS as a result of the existence or cancellation of government-sponsored economic programs.

If you decide to sell any certificates, the ability to sell your certificates will depend on, among other things, whether and to what extent a secondary market then exists for these certificates, and you may have to sell at a discount from the price you paid for reasons unrelated to the performance of the certificates or the mortgage loans. We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets including the CMBS market. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●

Investors should be aware and in some cases are required to be aware of the risk retention and due diligence requirements in the European Union (the “EU Risk Retention and Due Diligence Requirements”) which apply in respect of institutional investors as defined in specified European Union Directives and Regulations (“Institutional Investors”) including: institutions for occupational retirement; credit institutions; alternative investment fund managers who manage or market alternative investment funds in the European Union; investment firms (as defined in Regulation (EU) No 575/2013 (the “CRR”)); insurance and reinsurance undertakings; and management companies of UCITS funds (or internally managed UCITS), as set out in Regulation (EU) 2017/2402 (the “EU Securitization Regulation”). These requirements restrict such investors from investing in securitizations unless such investors have verified that: (i) the originator, sponsor or original lender will retain, on an ongoing basis, a material net economic interest of not less than five percent in the securitization determined in accordance with Article 6 of the EU Securitization Regulation and the risk retention is disclosed to Institutional Investors; (ii) the originator, sponsor or securitization special purpose entity (i.e., the issuer special purpose vehicle) has, where applicable, made available the information required by Article 7 of the EU Securitization Regulation in accordance with the frequency and modalities provided for in that Article; and (iii) where the originator or original lender is established in a non-European Union country, the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes to ensure that credit-granting is based on thorough assessment of the obligor’s creditworthiness.

Pursuant to Article 14 of the CRR consolidated subsidiaries of credit institutions and investment firms subject to the CRR may also be subject to these requirements.

Failure to comply with one or more of the requirements may result in various penalties including, in the case of those investors subject to regulatory capital requirements, the imposition of a punitive capital charge in respect of the certificates acquired by the relevant investor. Aspects of the requirements and what is or will be required to demonstrate compliance to European national regulators remain unclear.

Prospective investors should make themselves aware of the EU Risk Retention and Due Diligence Requirements described above (and any corresponding implementing rules of their regulator), where applicable to them, in addition to any other applicable regulatory requirements with respect to their investment in the certificates.

Prospective investors should be aware that none of the originators, the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issuance of the certificates in accordance with any EU Risk Retention and Due Diligence Requirements, provide information allowing a prospective investor to comply with its due diligence obligations under the EU Risk Retention and Due Diligence Requirements, or take any other action which may be required by a prospective investor for the purposes of its compliance with the EU Risk Retention and Due Diligence Requirements. Consequently, the certificates may not be a suitable investment for investors that are now or may in the future be subject to any EU Risk Retention and Due Diligence Requirements. As a result, the price and liquidity of the certificates in the secondary market may be adversely affected. This could adversely affect your ability to transfer your certificates or the price you may receive upon your sale of your certificates. Each investor should evaluate the impact any such non-compliance may have on it.

●

Changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets. In particular, capital regulations issued by the U.S. banking regulators in 2013 implement the increased capital requirements established under the Basel Accord and are being phased in over time. These capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset -backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the Certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.

●

Section 619 of the Dodd-Frank Act (such statutory provision together with the implementing regulations, the “Volcker Rule”) generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

●

The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●

The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

In addition, this transaction is structured to comply with the Credit Risk Retention Rules as and to the extent set forth under “Credit Risk Retention”. We cannot assure you that the retaining sponsor or the retaining third-party purchaser will at times satisfy such credit risk retention requirements. At this time, it is unclear what effect a failure of the retaining sponsor or the retaining third-party purchaser to be in compliance with the Credit Risk Retention Rules at any time will have on the certificateholders or the market value or liquidity of the certificates.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

●	do not represent any assessment of the yield to maturity that a certificateholder or pooled RR interest owner may experience;

●	reflect only the views of the respective rating agencies as of the date such ratings were issued;

●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

●

may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to five nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate certain classes of the pooled certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the pooled certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the pooled certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the pooled certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization, engaged by the depositor, the depositor only requested ratings for certain classes of rated pooled certificates, due in part to the final subordination levels provided by such nationally recognized statistical rating organization for the classes of pooled certificates. If the depositor had selected such nationally recognized statistical rating organizations to rate those other classes of rated pooled certificates not rated by it, its ratings of those other pooled certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations engaged to rate such certificates. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of pooled certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of pooled certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—’Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations“ and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

On July 2, 2019, Morningstar Credit Ratings, LLC completed the acquisition of DBRS, Inc. We cannot assure you that the ratings on your certificates from DBRS, Inc. will not be adversely affected by any change in methodology as a result of such acquisition.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;

●

the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and

●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your principal balance certificates may adversely affect your yield. In general, if you buy a certificate at a premium or if you buy the Class X certificates, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium or holders of the Class X certificates might not fully recover their initial investment. Conversely, if you buy a certificate at a discount other than a Class X certificate and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your principal balance certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the principal balance certificates will depend on the terms of the certificates, more particularly:

●

a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●

a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine loan lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●

the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

●	the level of prevailing interest rates;

●	the availability of credit for commercial real estate;

●	the master servicer’s or applicable special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

●	the failure to meet certain requirements for the release of escrows;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the master servicer or the applicable special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the master servicer or the applicable special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity or anticipated repayment date and there is a risk that a number of those mortgage loans may default at maturity or anticipated repayment date, or that the master servicer or the applicable special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity or anticipated repayment date. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders and the pooled RR interest owner. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage

Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, the holder of a subordinate companion loan (in the case of the trust subordinate companion loan, only if and when such loan is no longer an asset of the issuing entity) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class or classes of certificates, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificate(s).

Interest-Only Class of Certificates	Related Class X Classes
Class X-A	Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB and Class A-S certificates
Class X-B	Class B certificates
Class X-D	Class D and Class E certificates

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X certificates. Investors in the Class X certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans (in the case of the Class X-A, Class X-B and Class X-D certificates) and the trust subordinate companion loan could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the Class X-A, Class X-B and Class X-D certificates may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield, Prepayment and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows are required to be applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See “Description of the Mortgage Pool—Certain Calculations and Definitions”. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, either special servicer or the trustee reimburses itself (or a master servicer, special servicer, trustee or other party to a pooling and servicing agreement governing the servicing of any non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of a class of pooled non-VRR certificates and the interest balance of the pooled VRR Interest, pro rata based on their pooled percentage allocation entitlement as described in this prospectus. See “Description of the Certificates—Distributions”. Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the pooled non-VRR certificates and the pooled VRR Interest, pro rata based on their respective pooled percentage allocation entitlement as described in this prospectus, on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans and allocated to the pooled non-VRR certificates, first to the Class H-RR certificates, then the Class G-RR certificates, then the Class F-RR certificates, then the Class E certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates and, then pro rata, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance thereof. A reduction in the certificate balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB or Class A-S certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates. A reduction in the certificate balance of the Class B certificates will result in a corresponding reduction in the notional amount of the Class X-B certificates. A reduction in the certificate balance of the Class D or Class E certificates will result in a corresponding reduction in the notional amount of the Class X-D certificates. No representation is made as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield, Prepayment and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Pooled Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Pooled Certificates

As described in this prospectus, the rights of the holders of the Class A-S, Class B, Class C, Class D, Class X-D, Class E, Class F-RR, Class G-RR and Class H-RR certificates to receive payments of principal and interest otherwise payable on their certificates will be subordinated to such rights of the holders of the more senior pooled certificates having an earlier alphabetical or alphanumeric class designation.

If you acquire Class A-S, Class B or Class C certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans that are allocated to the pooled non-VRR certificates will be subordinated to those of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A and Class X-B certificates. The Class A-S certificates will likewise be protected by the subordination of the Class B, Class C, Class D, Class X-D, Class E, Class F-RR, Class G-RR and Class H-RR certificates. The Class B certificates will likewise be protected by the subordination of the Class C, Class D, Class X-D, Class E, Class F-RR, Class G-RR and Class H-RR certificates. The Class C certificates will likewise be protected by the subordination of the Class D, Class X-D, Class E, Class F-RR, Class G-RR and Class H-RR certificates. As a result, investors in those classes of pooled certificates that are subordinated in whole or part to other classes of pooled certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of pooled certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Payments Allocated to the Pooled VRR Interest or the Pooled Non-VRR Certificates Will Not Be Available to the Pooled Non-VRR Certificates or the Pooled VRR Interest, Respectively

As described in this prospectus, payments of principal and interest in respect of the mortgage loans will be distributed to the holders of the pooled non-VRR certificates and the pooled VRR interest owners, pro rata, based upon their respective pooled percentage allocation entitlement. Amounts received and allocated to the pooled non-VRR certificates will not be available to satisfy any amounts due and payable to the pooled VRR interest. Likewise, amounts received and allocated to the pooled VRR interest will not be available to satisfy any amounts due and payable to the pooled non-VRR certificates. As a result of this allocation of payments, any losses incurred by the issuing entity will also be effectively allocated between the pooled non-VRR certificates and the pooled VRR interest, pro rata, based upon their respective pooled percentage allocation entitlement. See “Description of the Certificates—Distributions” and “Credit Risk Retention—The Pooled VRR Interest”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders and the pooled RR interest owner generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than mortgage loans that will be serviced under a separate pooling and servicing agreement), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the master servicer, the applicable special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing holder or a risk retention consultation party under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loans and mezzanine debt under the related co-lender agreement and/or intercreditor agreement. With respect to any non-serviced mortgage loan, you will generally not have any right to vote or make decisions with respect any non-serviced mortgage loan, and those decisions will generally be made by the master servicer or the applicable special servicer under the pooling and servicing agreement governing the servicing of the related non-serviced mortgage loan and any related companion loan, subject to the rights of the directing holder appointed under such pooling and servicing agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In all cases certificateholder voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the applicable special servicer and the operating advisor, certain voting rights will also be reduced by appraisal reductions, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loans that will be serviced under a pooling and servicing agreement governing the servicing of any non-serviced whole loan.

In general, a certificate beneficially owned by the master servicer, a special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, the mortgage loan seller, a mortgagor, a Borrower Party or any affiliate of any of such persons will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders and the Pooled RR Interest Owner; Certain Available Information” in this prospectus.

The Rights of the Directing Holder, the Risk Retention Consultation Parties and the Operating Advisor Could Adversely Affect Your Investment

The controlling class representative will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans as the directing holder (other than with respect to a non-serviced mortgage loan, the servicing shift mortgage loan, any excluded loan and the Starwood Industrial Portfolio mortgage loan) and the right to replace the applicable special servicer with or without cause, except that if a control termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class, as reduced by the application of appraisal reductions and realized losses, is less than 25% of its initial certificate balance) occurs and is continuing, the controlling class representative will lose the consent rights and the right to replace the applicable special servicer, and if a consultation termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is less than 25% of its initial certificate balance) occurs, then the controlling class representative will lose the consultation rights. See “Pooling and Servicing Agreement—The Directing Holder”.

In addition, the pooled risk retention consultation parties will have certain non-binding consultation rights with respect to certain matters relating to the mortgage loans (other than any non-serviced mortgage loan, any applicable excluded loan and the Starwood Industrial Portfolio mortgage loan). See “Pooling and Servicing Agreement—The Directing Holder—Major Decisions”. In addition, the Starwood risk retention consultation party will have certain non-binding consultation rights with respect to certain matters relating to the Starwood Industrial Portfolio whole loan for so long as no control appraisal period is continuing with respect to the Starwood Industrial Portfolio whole loan, in each case unless the Starwood Industrial Portfolio whole loan is an applicable excluded loan with respect to the Starwood risk retention consultation party).

These actions and decisions with respect to which the controlling class representative has consent or consultation rights and the risk retention consultation parties have consultation rights include, among others, certain modifications to the mortgage loans or serviced whole loans (other than the servicing shift whole loan), including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing holder and the risk retention consultation parties, the applicable special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to a non-serviced mortgage loan, the applicable special servicer under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan may, at the direction or upon the advice of the directing holder of the related securitization trust holding the controlling note for the related non-serviced whole loan, take actions with respect to such non-serviced mortgage loan and related companion loan that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of the non-controlling note) will have limited consultation rights with respect to major decisions relating to a non-serviced whole loan and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing holder for this transaction so long as no control termination event has occurred and is continuing and by the applicable special servicer if a control termination event has occurred and is continuing. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—Certain Rights of each Non-Controlling Holder” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Similarly, with respect to the Starwood Industrial Portfolio whole loan, for so long as the Starwood controlling class representative is the directing holder, the applicable special servicer may, at the direction or upon the advice of the directing holder, take actions with respect to the Starwood Industrial Portfolio whole loan that could adversely affect such whole loan, and therefore, the holders of some or all classes of certificates. In addition, with respect to the Starwood Industrial Portfolio whole loan, during the continuance of a control appraisal period under such whole loan, the directing holder will be the holder of the pari passu companion loan evidenced by note A-2-1 (or a “controlling class representative” or any analogous party for any securitization of all or a portion of such note A-2-1). The applicable special servicer may, at the direction or upon the advice of the directing holder, take actions with respect to such whole loan that could adversely affect such whole loan, and therefore, the holders of some or all classes of certificates. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan—Starwood Industrial Portfolio Whole Loan—Consultation and Control”.

With respect to the Starwood Industrial Portfolio whole loan, the holder of the pari passu companion loan evidenced by note A-2-1 (or a “controlling class representative” or any analogous party for any securitization of all or a portion of such note A-2-1), and not the controlling class representative, will be entitled as the applicable directing holder to exercise the rights and powers of the Starwood controlling class representative (as generally referred to above) if a control appraisal period occurs with respect to the Starwood Industrial Portfolio Whole Loan. Such holder or representative may have interests, incentives and approaches that differ from those of the controlling class representative for this securitization. There is no assurance that such holder or representative would respond to circumstances involving the related whole loan or mortgaged properties, or exercise its rights and powers, in the same or a similar manner as might have been the case were the controlling class representative for this securitization the directing holder. Furthermore, if your class is the controlling class at the relevant time, you will lack most rights and powers in relation to the Starwood Industrial Portfolio whole loan that you may then have with respect to other mortgage loans or whole loans.

Similarly, with respect to the servicing shift whole loan, prior to the servicing shift securitization date, the applicable special servicer may, at the direction or upon the advice of the holder of such controlling companion loan, take actions with respect to such whole loan that could adversely affect such whole loan, and therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of the non-controlling note) will have limited consultation rights with respect to major decisions relating to a non-serviced whole loan or the servicing shift whole loan and in connection with a sale of a defaulted loan, and such rights will be exercised by the controlling class representative for this transaction so long as no consultation termination event has occurred and is continuing and by the applicable special servicer if a consultation termination event has occurred and is continuing. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans—Certain Rights of each Non-Controlling Holder”.

Although the special servicers under the pooling and servicing agreement and the applicable special servicer for each non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or the terms of the related loan documents, it is possible that the directing holder (or equivalent entity) under such pooling and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing holder and the risk retention consultation parties under this securitization transaction, as well as the directing holder and the risk retention consultation parties (or equivalent entities) under the pooling and servicing agreement governing the servicing of each non-serviced mortgage loan:

(i)     may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)    may act solely in the interests of the holders of the controlling class or the VRR interest owners, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan);

(iii)   does not have any duties to the holders of any class of certificates other than the controlling class or the VRR interest owners, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan);

(iv)   may take actions that favor the interests of the holders of the controlling class or the VRR interest owners (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan), over the interests of the holders of one or more other classes of certificates; and

(v)    will have no liability whatsoever (other than to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing holder or a risk retention consultation party under this securitization transaction, as well as the directing holder or risk retention consultation party (or equivalent entities) under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if an operating advisor consultation event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than a non-serviced mortgage loan). Further, the operating advisor will have the right to recommend a replacement of a special servicer, as described under “Pooling and Servicing Agreement—The Operating Advisor” and “—Replacement of a Special Servicer After Operating Advisor Recommendation and Investor Vote”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and the pooled RR interest owner and, with respect to any serviced whole loan (other than the servicing shift whole loan), for the benefit of the holders of any related companion loan (as a collective whole as if the certificateholders, pooled RR interest owner and companion loan holders constituted a single lender and taking into account the pari passu or subordinate nature of any such related companion loan). We cannot assure you that any actions taken by the applicable special servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to a non-serviced mortgage loan, the operating advisor (if any) appointed under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan will have similar rights and duties under such pooling and servicing agreement. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan or any related REO property. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace the Master Servicer, the Special Servicers, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer

In general, the directing holder will have the right to terminate and replace the applicable special servicer with or without cause so long as no control termination event has occurred and is continuing and other than in respect of any applicable excluded loan as described in this prospectus.

At any time a control termination event is continuing, the holders of the pooled principal balance certificates and the Class RR certificates may generally replace the special servicer with respect to the mortgage loans other than the Starwood Industrial Portfolio whole loan without cause, as described in this paragraph. Holders of pooled principal balance certificates and the Class RR certificates evidencing not less than 25% of the pooled voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) of all principal balance certificates and the Class RR certificates on an aggregate basis may request a vote to replace the applicable special servicer. The applicable special servicer will be terminated and replaced upon receipt of approval by holders of pooled principal balance certificates and the Class RR certificates evidencing (i) at least 75% of a quorum of the pooled certificateholders (which, for this purpose, is the holders of pooled principal balance certificates and the Class RR certificates evidencing at least 75% of the pooled voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances) of all pooled principal balance certificates and the Class RR certificates on an aggregate basis) or (ii) more than 50% of each class of “pooled non-reduced interests” (each class of pooled principal balance certificates and the Class RR certificates outstanding that has not been reduced to less than 25% of its initial certificate balance through the application of appraisal reduction amounts and realized losses).

In addition, if at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the applicable special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, and (2) the replacement of the applicable special servicer would be in the best interest of the certificateholders and the pooled RR interest owner as a collective whole, then the operating advisor will have the right to recommend the replacement of the applicable special servicer and deliver a report supporting such recommendation in the manner described in “Pooling and Servicing Agreement—Replacement of a Special Servicer After Operating Advisor Recommendation and Investor Vote”. The operating advisor’s recommendation to replace the applicable special servicer must be confirmed by an affirmative vote of holders of voting rights of pooled principal balance certificates and Class RR evidencing at least a majority of a quorum (which, for this purpose, is holders that (i) evidence at least 20% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) of all pooled principal balance certificates and the Class RR certificates on an aggregate basis, and (ii) consist of at least three certificateholders or certificate owners that are not “risk retention affiliated” with each other).

The certificateholders will generally have no right to replace and terminate the master servicer, the trustee and the certificate administrator without cause. The vote of the requisite percentage of voting rights may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the voting rights will be required to replace the master servicer, either special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the voting rights. The certificateholders will have no right to replace the master servicer or the special servicer of the pooling and servicing agreement relating to any non-serviced mortgage loan. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Loan Holders and Mezzanine Debt Could Adversely Affect Your Investment

The holders of a pari passu companion loan relating to the serviced mortgage loans will have certain consultation rights (on a non-binding basis) with respect to major decisions relating to the related whole loan under the related co-lender agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the applicable special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the applicable special servicer is not obligated to consult with the companion loan holder if required under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the applicable special servicer and will not adversely affect your investment.

With respect to any mortgage loan that is subject to one or more subordinate companion loans, the holders of such companion loan(s) will generally have the right under limited circumstances to (i) other than with respect to the trust subordinate companion loan for so long as it is an asset of the issuing entity, cure certain defaults with respect to the related mortgage loan and to purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) prior to the occurrence and continuance of a “control appraisal period” or a “control termination event” applicable to such subordinate companion loan, approve certain modifications and consent to certain actions to be taken with respect to the related whole loan. The rights of the holder of a subordinate companion loan could adversely affect your ability to protect your interests with respect to matters relating to the related mortgage loan. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the related mezzanine lender will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of a subordinate companion loan (in the case of the trust subordinate companion loan, only if and when such loan is no longer an asset of the issuing entity), or mezzanine debt holds pursuant to the related intercreditor agreement or co-lender agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the applicable special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement or co-lender agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to a non-serviced mortgage loan, you will not have any right to vote with respect to any matters relating to the servicing and administration of any non-serviced mortgage loan. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the companion loan holders:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

●	may act solely in its own interests, without regard to your interests;

●	do not have any duties to any other person, including the holders of any class of certificates or the pooled RR interest owner;

●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

●

will have no liability whatsoever for having so acted and that no certificateholder or pooled RR interest owner may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the applicable special servicer and any sub-servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the applicable special servicer and any sub-servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the applicable special servicer or any sub-servicer in order to maximize ultimate proceeds of such mortgage loans to issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received with respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates— Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicers may be limited by several factors. First, if a special servicer has to consider a large number of modifications, operational constraints may affect the ability of such special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit a special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicers in maximizing collections for the transaction and the impediments the special servicers may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by a special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates or the pooled RR interest. The pooling and servicing agreement obligates the special servicers not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicers may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the applicable special servicer from the transaction as property protection advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates and the pooled RR interest.

The Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor. Neither we nor any of our affiliates (except Goldman Sachs Mortgage Company in its capacity as a sponsor) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the related sponsor defaults on its obligation to do so. We cannot assure you that the sponsors will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made to the extent that the applicable special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. In particular, in the case of a non-serviced mortgage loan that is serviced under the pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause the Trust REMICs to fail to qualify as REMICs or cause the issuing entity to incur a tax. See “Description of the Mortgage Loan Purchase Agreements”.

In addition, with respect to each of the 1633 Broadway mortgage loan and the 650 Madison Avenue mortgage loan, each related mortgage loan seller will be obligated to take the remediation actions described above as a result of a material document defect or material breach only with respect to the related promissory note(s) sold by it to the depositor as if the note(s) contributed by each such mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. In addition to the foregoing, it is also possible that under certain circumstances, only one of the related mortgage loan sellers will repurchase, or otherwise comply with any remediation obligations with respect to, its interest in such mortgage loan if there is a material breach or material document defect.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, the master servicer, each special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. Interest accrued on any outstanding advance of a delinquent periodic payment on the trust subordinate companion loan will be compounded annually. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the applicable special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders and the RR interest owner to receive distributions on the offered certificates and the pooled RR interest, respectively. The payment of interest on advances and the payment of compensation to the applicable special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The master servicer or a special servicer may be eligible to become a debtor under the Bankruptcy Code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If a master servicer or special servicer, as applicable, were to become a debtor under the Bankruptcy Code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the master servicer or such special servicer, as applicable, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by a master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the Bankruptcy Code would require the master servicer or a special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the master servicer or a special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the master servicer or a special servicer, as applicable, would not adversely impact the servicing of the mortgage loans or the issuing entity would be entitled to terminate the master servicer or such special servicer, as applicable, in a timely manner or at all.

If any master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

Risks Relating to a Bankruptcy of an Originator, a Sponsor or the Depositor, or a Receivership or Conservatorship of Goldman Sachs Bank USA

In the event of the bankruptcy or insolvency of an originator, a sponsor or the depositor, or a receivership or conservatorship of Goldman Sachs Bank USA (“GS Bank”), an originator and the parent of Goldman Sachs Mortgage Company, it is possible that the issuing entity’s right to payment from or ownership of certain of the mortgage loans could be challenged. If such challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

Goldman Sachs Mortgage Company, a sponsor and an originator, is an indirect, wholly-owned subsidiary of GS Bank a New York State chartered bank, the deposits of which are insured by the Federal Deposit Insurance Corporation (the “FDIC”). If GS Bank were to become subject to receivership, the proceeding would be administered by the FDIC under the FDIA; likewise, if GS Bank were to become subject to conservatorship, the agency appointed as conservator would likely be the FDIC as well. The FDIA gives the FDIC the power to disaffirm or repudiate contracts to which a bank is party at the time of receivership or conservatorship and the performance of which the FDIC determines to be burdensome, in which case the counterparty to the contract has a claim for payment by the receivership or conservatorship estate of “actual direct compensatory damages” as of the date of receivership or conservatorship.

The FDIC has adopted a rule, substantially revised and effective January 1, 2011, establishing a safe harbor (the “FDIC Safe Harbor”) from its repudiation powers for securitizations meeting the requirements of the rule (12 C.F.R. § 360.6). The transfer of the applicable mortgage loans by the sponsors to the depositor will not qualify for the FDIC Safe Harbor. However, the transfers are not transfers by banks, and in any event, even if the FDIC Safe Harbor were applicable to the transfers, the FDIC Safe Harbor is non-exclusive. In the case of each sponsor and the depositor, an opinion of counsel will be rendered on the closing date to the effect that the transfer of the applicable mortgage loans by such sponsor to the depositor and by the depositor to the issuing entity would generally be respected as a sale in the event of a bankruptcy or insolvency of such sponsor or the depositor, as applicable.

A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In this regard, legal opinions on bankruptcy law matters unavoidably have inherent limitations primarily because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy process. As a result, the FDIC, a creditor, bankruptcy trustee or another interested party, including an entity transferring a mortgage loan, as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan by the related sponsor was not a sale. If such party’s challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful payments on the offered certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the former acting general counsel of the FDIC issued a letter (the “Former Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the Bankruptcy Code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the former acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Former Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur. We cannot assure you that either sponsor would not be considered a systemically important non-bank financial company for purposes of OLA.

The Requirement of a Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one not prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates or the pooled RR interest owner continuing to hold the full non-notionally reduced amount of such certificates or the pooled RR interest for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

Realization on the Mortgage Loans That Are Part of a Serviced Whole Loan May Be Adversely Affected by the Rights of the Holder of the Related Serviced Companion Loan

If a serviced whole loan were to become defaulted, the related co-lender agreement requires the applicable special servicer, in the event it determines to sell the related mortgage loan in accordance with the terms of the pooling and servicing agreement, to sell the related serviced companion loan(s) together with such defaulted mortgage loan. We cannot assure you that such a required sale of a defaulted serviced whole loan would not adversely affect the ability of the applicable special servicer to sell such mortgage loan, or the price realized for such mortgage loan, following a default on the related serviced whole loan. Further, given that, pursuant to the co-lender agreements for the serviced whole loans, the related serviced companion loan holders will not be the related whole loan controlling noteholder, and the trust as holder of the related mortgage loan will be the controlling noteholder (with the right to consent to material servicing decisions and replace the applicable special servicer, as described in this prospectus), with respect to each serviced whole loan, the related serviced companion loan(s) may not be as marketable as the related mortgage loan held by the issuing entity. Accordingly, if any such sale does occur with respect to a defaulted mortgage loan and the related serviced companion loans, then the net proceeds realized by the certificateholders and the pooled RR interest owner in connection with such sale may be less than would be the case if only the related mortgage loan were subject to such sale.

Book-Entry Securities May Delay Receipt of Payment and Reports and Limit Liquidity and Your Ability to Pledge Certificates

If a trust or trust fund issues certificates in book-entry form, you may experience delays in receipt of your payments and/or reports, since payments and reports will initially be made to the book-entry depository or its nominee. In addition, the issuance of certificates in book-entry form may reduce the liquidity of certificates so issued in the secondary trading market, since some investors may be unwilling to purchase certificates for which they cannot receive physical certificates. Additionally, your ability to pledge certificates to persons or entities that do not participate in The Depository Trust Company system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates.

Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record

Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for The Depository Trust Company, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration“ in this prospectus and “Risk Factors—Book-Entry Securities May Delay Receipt of Payment and Reports and Limit Liquidity and Your Ability to Pledge Certificates” in this prospectus for a discussion of important considerations relating to not being a certificateholder of record.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan (other than a non-serviced mortgage loan) or whole loan pursuant to a foreclosure or deed in lieu of foreclosure, the applicable special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant buildouts, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”) (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC, as applicable, to federal tax (and possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders and the pooled RR interest owner. The applicable special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC, as applicable, to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to certificateholders, the pooled RR interest owner and any related companion loan holders, as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders and the pooled RR interest owner.

In addition, proceeds received from any Mortgaged Property located in a foreign jurisdiction may be reduced by the application of the applicable foreign taxes.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the Internal Revenue Code of 1986, as amended (the “Code”), during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the issuing entity, including the Upper-Tier REMIC, the Lower-Tier REMIC and the Trust Subordinate Companion Loan REMIC, as applicable, would likely be treated as one or more separate associations taxable as corporations under Treasury regulations, and the offered certificates may be treated as stock interests in those associations and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of the offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, the investor may be required to treat such uncollectible amount as a capital loss under Section 166 of the Internal Revenue Code of 1986, as amended.

Description of the Mortgage Pool

General

The assets of the issuing entity will consist of (i) a pool of 52 fixed rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of approximately $1,328,651,197 (the “Initial Pool Balance”) and (ii) the Trust Subordinate Companion Loan. The “Cut-off Date” means with respect to each Mortgage Loan and Whole Loan, the related Due Date in January 2020, or with respect to any Mortgage Loan or Whole Loan that has its first Due Date in February 2020, the date that would otherwise have been the related Due Date in January 2020 under the terms of that Mortgage Loan or Whole Loan if a monthly payment were scheduled to be due in that month).

Sixteen (16) of the Mortgage Loans (50.6%), are each part of a larger whole loan, each of which is comprised of the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loans”) and/or are subordinate in right of payment to the related Mortgage Loan (referred to in this prospectus as a “Subordinate Companion Loan”). Each Pari Passu Companion Loan and Subordinate Companion Loan is referred to as a “Companion Loan” in this prospectus. Each Mortgage Loan and any related Companion Loans are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of the Companion Loans and the servicing and administration of the Whole Loans that will not be serviced under the pooling and servicing agreement for this transaction. With respect to the Starwood Industrial Portfolio Whole Loan, there is one Subordinate Companion Loan relating to the Starwood Industrial Portfolio Mortgage Loan that will be included in the issuing entity (the “Trust Subordinate Companion Loan”) and will have a principal balance as of the Cut-off Date of $65,527,072. Although the Trust Subordinate Companion Loan will be an asset of the issuing entity, amounts distributable in respect of the Trust Subordinate Companion Loan pursuant to the related co-lender agreement will be payable only to the Class SW-A, Class SW-B, Class SW-C, Class SW-D and Class SW-VR certificates (the “Loan-Specific Certificates”).

The Mortgage Loans and Whole Loans were originated, co-originated or acquired by the mortgage loan sellers set forth in the following chart and such entities will sell their respective Mortgage Loans to the depositor, which will in turn sell the Mortgage Loans to the issuing entity:

Sellers of the Mortgage Loans

Seller(1)	Number of Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Goldman Sachs Mortgage Company(2)	20	$446,035,947	33.6%
Citi Real Estate Funding Inc.(3)	16	399,450,000	30.1
German American Capital Corporation(4)	14	373,165,250	28.1
Goldman Sachs Mortgage Company / German American Capital Corporation(2)(4)(5)	1	60,000,000	4.5
Goldman Sachs Mortgage Company / Citi Real Estate Funding Inc.(2)(3)(6)	1	50,000,000	3.8
Total	52	$1,328,651,197	100.0%

(1)

Each Mortgage Loan was originated by its respective mortgage loan seller or its affiliate, except those certain Mortgage Loans that are part of larger whole loan structures that were co-originated by the applicable mortgage loan seller or its affiliate with one or more other lenders. See “—Co-Originated or Third-Party Originated Mortgage Loans” below.

(2)

All of the Mortgage Loans (39.2%) being sold by Goldman Sachs Mortgage Company were originated or co-originated by an affiliate thereof, Goldman Sachs Bank USA, and will be transferred to Goldman Sachs Mortgage Company on or prior to the Closing Date. Such Mortgage Loans were underwritten pursuant to Goldman Sachs Mortgage Company’s underwriting guidelines.

(3)

The Bellagio Hotel and Casino Mortgage Loan (4.5%) being sold by Citi Real Estate Funding Inc. is part of a Whole Loan was co-originated by Citi Real Estate Funding Inc., Morgan Stanley Bank, N.A. and JPMorgan Chase Bank, National Association. The Parkmerced mortgage loan (2.8%) being sold by Citi Real Estate Funding Inc. is part of a Whole Loan that was co-originated by Citi Real Estate Funding Inc. and Barclays Capital Real Estate Inc. All of the Mortgage Loans (31.6%) being sold by Citi Real Estate Funding Inc. were underwritten pursuant to Citi Real Estate Funding Inc.’s underwriting guidelines.

(4)

All of the Mortgage Loans (29.2%) being sold by German American Capital Corporation were originated or co-originated by Deutsche Bank AG, New York Branch or DBR Investments Co. Limited, each an affiliate thereof, and will be transferred to German American Capital Corporation on or prior to the Closing Date. The 560 Mission Street Mortgage Loan (4.5%) is part of a Whole Loan that was co-originated by DBR Investments Co. Limited and Bank of America, N.A. Such Mortgage Loans were underwritten pursuant to the underwriting guidelines of Deutsche Bank AG, New York Branch or DBR Investments Co. Limited, as applicable.

(5)

German American Capital Corporation and Goldman Sachs Mortgage Company are co-sponsors with respect to the 1633 Broadway Mortgage Loan (4.5%). The 1633 Broadway Mortgage Loan (4.5%) is part of a Whole Loan that was co-originated by DBR Investments Co. Limited, Wells Fargo Bank, National Association, JPMorgan Chase Bank, National Association and Goldman Sachs Bank USA, and is evidenced by two (2) promissory notes: (i) note A-1-C-2, with an outstanding principal balance of $45,000,000 as of the Cut-off Date, as to which Goldman Sachs Mortgage Company is acting as mortgage loan seller; and (ii) note A-2-C-5, with an outstanding principal balance of $15,000,000 as of the Cut-off Date, as to which German American Capital Corporation is acting as mortgage loan seller.

(6)

Citi Real Estate Funding Inc. and Goldman Sachs Mortgage Company are co-sponsors with respect to the 650 Madison Avenue Mortgage Loan (3.8%). The 650 Madison Avenue Mortgage Loan (3.8%) is part of a Whole Loan that was co-originated by Citi Real Estate Funding Inc., Barclays Capital Real Estate Inc., BMO Harris Bank N.A. and Goldman Sachs Bank USA, and is evidenced by two (2) promissory notes: (i) note A-1-3, with an outstanding principal balance of $20,000,000 as of the Cut-off Date, as to which Citi Real Estate Funding Inc. is acting as mortgage loan seller; and (ii) note A-2-1, with an outstanding principal balance of $30,000,000 as of the Cut-off Date, as to which Goldman Sachs Mortgage Company is acting as mortgage loan seller.

In addition, German American Capital Corporation will transfer to the depositor the Trust Subordinate Companion Loan, which will be an asset of the issuing entity but will not be included in the Mortgage Pool and will only back the Loan-Specific Certificates.

Each of the Mortgage Loans or Whole Loans is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in one or more commercial or multifamily real properties (each, a “Mortgaged Property”).

The Mortgage Loans and Whole Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan or Whole Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties and the other limited assets securing such Mortgage Loan or

Whole Loan, and not against the related borrower’s other assets. The Mortgage Loans and Whole Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans and Whole Loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan or Whole Loans.

Co-Originated or Third-Party Originated Mortgage Loans

The following Mortgage Loans are component promissory notes of whole loans co-originated by the related mortgage loan seller (or an affiliate) and another entity:

●

The 1633 Broadway Mortgage Loan (4.5%) is part of a Whole Loan that was co-originated by DBR Investments Co. Limited, Wells Fargo Bank, National Association, JPMorgan Chase Bank, National Association and GS Bank.

●	The 560 Mission Street Mortgage Loan (4.5%), for which GACC is the mortgage loan seller, is part of a Whole Loan that was co-originated by DBR Investments Co. Limited and Bank of America, N.A.

●

The Bellagio Hotel and Casino Whole Loan (4.5%), for which CREFI is the mortgage loan seller, is part of a Whole Loan that was co-originated by CREFI, Morgan Stanley Bank, N.A. and JPMorgan Chase Bank, National Association.

●

The 650 Madison Avenue Whole Loan (3.8%), for which CREFI and GSMC are the mortgage loan sellers, is part of a Whole Loan that was co-originated by CREFI, GS Bank, Barclays Capital Real Estate Inc. and BMO Harris Bank N.A.

●	The Parkmerced Whole Loan (2.8%), for which CREFI is the mortgage loan seller, is part of a Whole Loan that was co-originated by CREFI and Barclays Capital Real Estate Inc.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented on Annex A-2 and Annex A-3 may not equal the indicated total due to rounding. The information on Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on January 30, 2020 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date; and provided, that with respect to the 1633 Broadway Mortgage Loan, each of GACC and GSMC will sell one of two promissory notes comprising such Mortgage Loan to the depositor; and provided, further, that with respect to the 650 Madison Avenue Mortgage Loan, each of CREFI and GSMC will sell one of two promissory notes comprising such Mortgage Loan to the depositor. The statistics on Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

Although the Trust Subordinate Companion Loan is an asset of the issuing entity, unless otherwise indicated, for the purpose of numerical and statistical information contained in this prospectus, the Trust Subordinate Companion Loan is not reflected in this prospectus and the term “Mortgage Loan” and “Mortgage Pool” in that context does not include the Trust Subordinate Companion Loan unless otherwise indicated. The Trust Subordinate Companion Loan supports only the Loan-Specific Certificates.

Information in the tables in this prospectus excludes the Trust Subordinate Companion Loan unless otherwise stated.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated. All information presented in this prospectus with respect to each Mortgage Loan with one or more Subordinate Companion Loans is calculated without regard to such Subordinate Companion Loans, unless otherwise indicated.

Unless otherwise specified, (i) references to a Mortgaged Property (or portfolio of Mortgaged Properties) by name refer to such Mortgaged Property (or portfolio of Mortgaged Properties) so identified on Annex A-1, (ii) references to a Mortgage Loan by name refer to such Mortgage Loan secured by the related Mortgaged Property (or portfolio of Mortgaged Properties) so identified on Annex A-1, (iii) any parenthetical with a percent next to a Mortgaged Property name (or portfolio of Mortgaged Properties name) indicates the approximate percent (or approximate aggregate percent) that the outstanding principal balance of the related Mortgage Loan (or, if applicable, the allocated loan amount with respect to such Mortgaged Property) represents of the Initial Pool Balance, and (iv) any parenthetical with a percent next to a Mortgage Loan name or a group of Mortgage Loans indicates the approximate percent (or approximate aggregate percent) that the outstanding principal balance of such Mortgage Loan or the aggregate outstanding principal balance of such group of Mortgage Loans, as applicable, represents of the Initial Pool Balance.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, to this prospectus, the indicated terms have the following meanings:

“ADR” means, for any hospitality property, average daily rate.

“Allocated Cut-off Date Loan Amount” means, in the case of Mortgage Loans secured by multiple Mortgaged Properties, the allocated Cut-off Date Balance for each Mortgaged Property based on an allocated loan amount that has been assigned to the related Mortgaged Properties based upon one or more of the related appraised values, the related underwritten net cash flow or prior allocations reflected in the related Mortgage Loan documents; provided that with respect to any Whole Loan secured by a portfolio of Mortgaged Properties, the Allocated Cut-off Date Loan Amount represents only the pro rata portion of the related Mortgage Loan principal balance amount relative to the related Whole Loan principal balance. Information presented in this prospectus with respect to the Mortgaged Properties expressed as a percentage of the Initial Pool Balance reflects the Allocated Cut-off Date Loan Amount allocated to such Mortgaged Property as of the Cut-off Date.

“Annual Debt Service” generally means, for any Mortgage Loan or Companion Loan, the current annualized debt service payable on such Mortgage Loan or Companion Loan as of January 2020 (but without regard to any leap year adjustments) (or, in the case of any Mortgage Loan or Companion Loan that has its first due date in February 2020, the anticipated annualized debt service payable on such Mortgage Loan or Companion Loan as of January 2020); provided that with respect to each Mortgage Loan with a partial interest-only period, the Annual Debt Service is calculated based on the debt service due under such Mortgage Loan or Companion Loan during the amortization period (but without regard to any leap year adjustments). In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan including any related Pari Passu Companion Loan (but without regard to any related Subordinate Companion Loan unless expressly stated otherwise). With respect to the Sunset Grove Apartments Mortgage Loan (0.5%), the Annual Debt Service is calculated based on the pro rata portion of the sum of the first 12 principal and interest payments following the Closing Date based on the non-standard amortization schedule set forth on Annex G.

“Appraised Value” means, for each of the Mortgaged Properties and any date of determination, the most current appraised value of such Mortgaged Property as determined by an appraisal of the Mortgaged Property and in accordance with Member of the Appraisal Institute (“MAI”) standards. With respect to each

Mortgaged Property, the Appraised Value set forth on Annex A-1 to this prospectus is the “as-is” appraised value unless otherwise specified under “Description of the Mortgage Pool—Appraised Value“ in this prospectus, and is in each case as determined by an appraisal made not more than five (5) months prior to the origination date of the related Mortgage Loan or Whole Loan as described under “Appraisal Date” on Annex A-1 to this prospectus. The appraisals for certain of the Mortgaged Properties may state a “prospective value upon stabilization” and “prospective market value at completion” as well as an “as-is” value for such Mortgaged Properties that assumes that certain events will occur with respect to the re-tenanting, construction, renovation or repairs or other repositioning of the Mortgaged Property or which in certain cases may reflect a portfolio premium valuation, and such “retrospective” or other similar values may, to the extent indicated, be reflected elsewhere in this prospectus, on Annex A-1 to this prospectus. For such Appraised Values and other values on a property-by-property basis, see Annex A-1 of this prospectus and the related footnotes. With respect to a Mortgage Loan secured by the portfolio of Mortgaged Properties, the Appraised Value represents the “as-is” value for the portfolio of Mortgaged Properties as a collective whole, which may be higher than the aggregate of the “as-is” appraised value of the individual Mortgaged Properties. In addition, for certain Mortgage Loans, the LTV Ratio at Maturity/ARD was calculated based on the “as stabilized” appraised value for the related Mortgaged Property. We cannot assure you that the value of any particular Mortgaged Property will not have declined from the Appraised Value shown on Annex A-1 to this prospectus. We make no representation that any Appraised Value presented in this prospectus would approximate either the value of that would be determined in a current appraisal of the Mortgaged Property or the amount that would be realized upon a sale of Mortgaged Property as described under the definition of “LTV Ratio at Maturity/ARD”.

We cannot assure you that the value of any particular Mortgaged Property will not have declined from the Appraised Value shown on Annex A-1 to this prospectus. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the Mortgaged Property or the amount that would be realized upon a sale of the Mortgaged Property.

“Balloon Balance” means, with respect to any Mortgage Loan or Companion Loan, the principal balance scheduled to be due on such Mortgage Loan or Companion Loan at maturity (or, in the case of the ARD Loan, outstanding at the related Anticipated Repayment Date) assuming that all monthly debt service payments are timely received and there are no prepayments or defaults.

“Crossed Group” identifies each group of Mortgage Loans in the Mortgage Pool that are cross-collateralized and cross-defaulted with each other. There are no Crossed Groups in the Mortgage Pool.

“Cut-off Date Balance” of any Mortgage Loan or Companion Loan, will be the unpaid principal balance of that Mortgage Loan or Companion Loan, as of the Cut-off Date after application of all payments due on or before that date, whether or not received.

“Cut-off Date LTV Ratio” or “Cut-off Date Loan-to-Value Ratio” generally means, with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the Cut-off Date Balance of that Mortgage Loan set forth on Annex A-1 to this prospectus divided by (2) the Appraised Value (which in certain cases, may reflect a portfolio premium valuation) of the related Mortgaged Property or Mortgaged Properties set forth on Annex A-1 to this prospectus, except as set forth below:

●

with respect to each Mortgage Loan that is part of a Whole Loan, the calculation of Cut-off Date LTV Ratio is based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s), but not any related Subordinate Companion Loan(s) unless expressly stated otherwise.

●

with respect to each Mortgage Loan that is part of a Whole Loan, the calculation of Cut-off Date LTV Ratio is based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s), but not any related Subordinate Companion Loan(s) unless expressly stated otherwise.

●

with respect to the Mortgaged Properties that secure the Mortgage Loans listed in the following table, the respective Cut-off Date LTV Ratio was calculated using the related values other than the “as-is” Appraised Values, each as set forth in the following table:

Mortgage Loan Name	% of Initial Pool Balance	Cut-off Date LTV Ratio (Other Than “As-Is”)	Appraised Value (Other Than “As-Is”)	Cut-off Date LTV Ratio (“As-Is”)	Appraised Value (“As-Is”)
650 Madison Avenue(1)	3.8%	48.5%	$1,210,000,000	48.9%	$1,200,000,000
Storage Rentals of America Portfolio(2)	3.1%	60.4%	$68,300,000	64.5%	$63,950,000
Parkmerced(3)	2.8%	25.9%	$2,110,000,000	31.4%	$1,741,000,000
Property Commerce Portfolio(4)	2.3%	57.5%	$100,230,000	59.7%	$96,580,000

(1)

The Appraised Value Other Than “As-Is” reflects the “hypothetical as-is” appraised value of $1,210,000,000 as of October 31, 2019, which assumes which assumes that the Mortgaged Property will have in place reserves of approximately $10,000,000 at origination. At origination of the Mortgage Loan, approximately $9,500,000 was reserved.

(2)	The Appraised Value Other Than “As-Is” is based on the portfolio “as-is” appraised value of $68,300,000, reflecting a portfolio premium of 6.8%.

(3)

The Appraised Value Other Than “As-Is” reflects the “as-is value inclusive of development rights (excluding all of Phase 1)” appraised value as of September 3, 2019, which consists of the as-is value (excluding Phase 1) of $1,741,000,000 and the as-is value of development rights (excluding Phase 1) of $369,000,000. Phase 1 consists of 56 units that are not part of the collateral for the related Mortgage Loan.

(4)	The Appraised Value Other Than “As-Is” is based on the portfolio “as-is” appraised value of $100,230,000, reflecting a portfolio premium of 3.8%.

“Debt Yield on Underwritten Net Cash Flow” or “Debt Yield on Underwritten NCF” means, with respect to any Mortgage Loan, the related Underwritten Net Cash Flow divided by the Cut-off Date Balance of that Mortgage Loan, except as set forth below:

●

with respect to each Mortgage Loan that is part of a Whole Loan, the calculation of Debt Yield on Underwritten Net Cash Flow is based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s), but not any related Subordinate Companion Loan(s) unless expressly stated otherwise.

●

with respect to the Bellagio Hotel and Casino Mortgage Loan (4.5%), the related Mortgaged Property is master leased, and for so long as the master lease is in effect, the borrower is entitled to receive only rents from the master lease and not the underlying rents and other receipts from the Mortgaged Property. Debt yields for such Mortgage Loan set forth in this prospectus are calculated on a “look-through” basis, based on the rents and receipts of the Mortgaged Property. The debt yield of the related Whole Loan, based only on the master lease rent, is 8.1%.

“Debt Yield on Underwritten Net Operating Income”, “UW NOI Debt Yield” or “Debt Yield on Underwritten NOI” means, with respect to any Mortgage Loan, the related Underwritten Net Operating Income divided by the Cut-off Date Balance of that Mortgage Loan, except as set forth below:

●

with respect to each Mortgage Loan that is part of a Whole Loan, the calculation of Debt Yield on Underwritten Net Operating Income is based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s), but not any related Subordinate Companion Loan(s) unless expressly stated otherwise.

●

with respect to the Bellagio Hotel and Casino Mortgage Loan (4.5%), the related Mortgaged Property is master leased, and for so long as the master lease is in effect, the borrower is entitled to receive only rents from the master lease and not the underlying rents and other receipts from the Mortgaged Property. Debt yields for such Mortgage Loan set forth in this prospectus are calculated on a “look-through” basis, based on the rents and receipts of the Mortgaged Property. The debt yield of the related Whole Loan, based only on the master lease rent, is 8.1%.

“DSCR”, “Debt Service Coverage Ratio”, “Cut-off Date DSCR”, “UW NCF DSCR” or “Underwritten NCF DSCR” generally means, for any Mortgage Loan, the ratio of Underwritten Net Cash Flow produced by the related Mortgaged Property or Mortgaged Properties to the aggregate amount of the Annual Debt Service, except as set forth below:

●

with respect to each Mortgage Loan that is part of a Whole Loan, the calculation of the DSCR is based on the aggregate Annual Debt Service that is due in connection with such Mortgage Loan and the related Pari Passu Companion Loan(s), but not any related Subordinate Companion Loan(s) unless expressly stated otherwise.

●

with respect to the Bellagio Hotel and Casino Mortgage Loan (4.5%), the related Mortgaged Property is master leased, and for so long as the master lease is in effect, the borrower is entitled to receive only rents from the master lease and not the underlying rents and other receipts from the Mortgaged Property. Debt service coverage ratios for such Mortgage Loan set forth in this prospectus are calculated on a “look-through” basis, based on the rents and receipts of the Mortgaged Property. The debt service coverage ratio of the related Whole Loan, based only on the master lease rent, is 2.19x.

●

with respect to the Sunset Grove Apartments Mortgage Loan (0.5%), Annual Debt Service for the Underwritten NCF DSCR was calculated based upon the sum of the first 12 principal and interest payments on the Sunset Grove Apartments Mortgage Loan following the Closing Date based on the non-standard amortization schedule set forth on Annex G.

“Hard Lockbox” means that the borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender. Hospitality and multifamily properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account even though cash, checks or “over the counter” receipts are deposited by the manager of the related Mortgaged Property into the lockbox account controlled by the lender.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

“Largest Tenant” means, with respect to any Mortgaged Property, the tenant occupying the largest amount of net rentable square feet.

“Largest Tenant Lease Expiration” means the date at which the applicable Largest Tenant’s lease is scheduled to expire.

“Loan Per Unit” means the principal balance per unit of measure as of the Cut-off Date.

“LTV Ratio at Maturity/ARD”, “Maturity Date/ARD Loan-to-Value Ratio” or “Maturity Date/ARD LTV Ratio” with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the Balloon Balance of such Mortgage Loan as adjusted to give effect to the amortization of the applicable Mortgage Loan as of its maturity date or Anticipated Repayment Date, as applicable, assuming no prepayments or defaults, divided by (2) the Appraised Value (which, in certain cases may reflect a portfolio premium valuation) of the related Mortgaged Property or Mortgaged Properties shown on Annex A-1 to this prospectus, except as set forth below:

●

with respect to each Mortgage Loan that is part of a Whole Loan, the calculation of the LTV Ratio at Maturity/ARD is based on the aggregate Balloon Balance at maturity or Anticipated Repayment Date of such Mortgage Loan and the related Pari Passu Companion Loan(s), but not any related Subordinate Companion Loan(s) unless expressly stated otherwise.

●

with respect to the Mortgaged Properties that secure the Mortgage Loans listed in the following table, the respective LTV Ratio at Maturity/ARD was calculated using the related values other than the “as-is” Appraised Values, each as set forth in the following table:

Mortgage Loan Name	% of Initial Pool Balance	Maturity Date/ARD LTV Ratio (Other Than “As-Is”)	Appraised Value (Other Than “As-Is”)	Maturity Date/ARD LTV Ratio (“As-Is”)	Appraised Value (“As-Is”)
650 Madison Avenue(1)	3.8%	48.5%	$1,210,000,000	48.9%	$1,200,000,000
Storage Rentals of America Portfolio(2)	3.1%	60.4%	$68,300,000	64.5%	$63,950,000
Parkmerced(3)	2.8%	25.9%	$2,110,000,000	31.4%	$1,741,000,000
Property Commerce Portfolio(4)	2.3%	57.5%	$100,230,000	59.7%	$96,580,000

(1)

The Appraised Value Other Than “As-Is” reflects the “hypothetical as-is” appraised value of $1,210,000,000 as of October 31, 2019, which assumes which assumes that the Mortgaged Property will have in place reserves of approximately $10,000,000 at origination. At origination of the Mortgage Loan, approximately $9,500,000 was reserved.

(2)	The Appraised Value Other Than “As-Is” is based on the portfolio “as-is” appraised value of $68,300,000, reflecting a portfolio premium of 6.8%.

(3)

The Appraised Value Other Than “As-Is” reflects the “as-is value inclusive of development rights (excluding all of Phase 1)” appraised value as of September 3, 2019, which consists of the as-is value (excluding Phase 1) of $1,741,000,000 and the as-is value of development rights (excluding Phase 1) of $369,000,000. Phase 1 consists of 56 units that are not part of the collateral for the related Mortgage Loan.

(4)	The Appraised Value Other Than “As-Is” is based on the portfolio “as-is” appraised value of $100,230,000, reflecting a portfolio premium of 3.8%.

“Most Recent NOI” and “Trailing 12 NOI” (which is for the period ending as of the date specified on Annex A-1 to this prospectus) is the net operating income for a Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. Most Recent NOI and Trailing 12 NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures. Most Recent NOI and Trailing 12 NOI were not necessarily determined in accordance with generally accepted accounting principles. Moreover, Most Recent NOI and Trailing 12 NOI are not a substitute for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property’s operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity and in certain cases may reflect partial year annualizations.

“Occupancy” means, unless the context clearly indicates otherwise, (i) in the case of multifamily, rental and mixed use (to the extent the related Mortgaged Property includes multifamily space) properties, the percentage of rental Units, rooms or beds, as applicable, that are rented as of the Occupancy Date; (ii) in the case of retail, office, industrial and mixed use (to the extent the related Mortgaged Property includes retail or office space) properties, the percentage of the net rentable square footage rented as of the Occupancy Date (subject to, in the case of certain Mortgage Loans, one or more of the additional leasing assumptions); and (iii) in the case of hospitality properties, the percentage of available Rooms occupied for the trailing 12-month period ending on Occupancy Date. In some cases, occupancy was calculated based on assumptions regarding occupancy, such as the assumption that a certain tenant at the Mortgaged Property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within twelve months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the related Mortgaged Property; in some cases, assumptions regarding leases under negotiation being executed; in some cases, assumptions regarding tenants taking additional space in the future if currently committed to do so or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions. See footnotes to Annex A-1 to this prospectus for additional occupancy assumptions. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual occupancy. See “—Tenant Issues” below.

“Occupancy Date” means the date of determination of the Occupancy of a Mortgaged Property.

“Original Balance” means the principal balance of the Mortgage Loan or Companion Loan as of the date of origination.

“Prepayment Penalty Description” or “Prepayment Provision” means the number of payments from the first due date through and including the maturity date or Anticipated Repayment Date for which a Mortgage Loan is, as applicable, (i) locked out from prepayment, (ii) provides for payment of a prepayment premium or yield maintenance charge in connection with a prepayment, (iii) permits defeasance and/or (iv) permits prepayment without a payment of a prepayment premium or a yield maintenance charge.

“Related Group” identifies each group of Mortgage Loans in the Mortgage Pool with borrower sponsors affiliated with other borrower sponsors in the Mortgage Pool. Each Related Group is identified by a separate number on Annex A-1 to this prospectus.

“RevPAR” means, with respect to any hospitality property, revenues per available room.

“Soft Lockbox” means that the related borrower is required to deposit or cause the property manager to deposit all rents collected into a lockbox account. Hospitality and multifamily properties are considered to have a soft lockbox if credit card receivables, cash, checks or “over the counter” receipts are deposited into the lockbox account by the borrower or property manager.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, industrial/warehouse facility, combination retail/office or other single purpose property, the square footage of the net rentable or leasable area.

“Springing Cash Management” means, until the occurrence of an event of default or one or more specified trigger events under the Mortgage Loan documents, revenue from the lockbox is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of an event of default or such a trigger event, the Mortgage Loan documents require the related revenue to be forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related loan documents.

“Springing Lockbox” means a lockbox that is not currently in place, but the related loan documents require the imposition of a lockbox account upon the occurrence of an event of default or one or more specified trigger events under the loan documents. In certain cases, the account agreement establishing the lockbox account is required to be delivered upon the occurrence of such trigger event(s), rather than at origination.

“Underwritten Expenses” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating expenses, as determined by the related originator and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market-rate management fee. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual performance.

The “Underwritten Net Cash Flow”, “Net Cash Flow” or “Underwritten NCF” with respect to any Mortgage Loan or Mortgaged Property, means cash flow available for debt service, generally equal to the Underwritten NOI decreased by an amount that the applicable mortgage loan seller has determined for tenant improvement and leasing commissions and / or replacement reserves for capital items. Underwritten NCF does not reflect debt service or non-cash items such as depreciation or amortization.

The Underwritten Net Cash Flow for each Mortgaged Property is calculated based on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net cash flow for the Mortgaged Property to differ materially from the Underwritten Net Cash Flow set forth in this prospectus. In some cases, historical net cash flow for a particular Mortgaged Property, and/or the net cash flow assumed by the applicable appraiser in determining the Appraised Value of the Mortgaged Property, may be less (and, perhaps, materially less) than the Underwritten Net Cash Flow shown in this prospectus for such Mortgaged Property.

“Underwritten Net Operating Income”  or “Underwritten NOI” with respect to any Mortgage Loan or Mortgaged Property, means Underwritten Revenues less Underwritten Expenses, as both are determined by the applicable mortgage loan seller, based in part upon borrower supplied information (including but not limited to a rent roll, leases, operating statements and budget) for a recent period which is generally the 12 months prior to the origination date or acquisition date of the Mortgage Loan (or Whole Loan, if applicable), adjusted for specific property, tenant and market considerations. Historical operating statements may not be available for newly constructed Mortgaged Properties, Mortgaged Properties with triple net leases, Mortgaged Properties that have recently undergone substantial renovations and/or newly acquired Mortgaged Properties.

The Underwritten NOI for each Mortgaged Property is calculated based on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net operating income for the Mortgaged Property to differ materially from the Underwritten NOI set forth in this prospectus. In some cases, historical net operating income for a particular Mortgaged Property, and/or the net operating income assumed by the applicable appraiser in determining the Appraised Value of the Mortgaged Property, may be less (and, perhaps, materially less) than the Underwritten NOI shown in this prospectus for such Mortgaged Property. In the case of the 1633 Broadway (4.5%), 560 Mission Street (4.5%), Starwood Industrial Portfolio (4.5%) and Harvey Building Products (1.5%) Mortgage Loans, in the case of certain investment grade-rated or institutional tenants at the related Mortgaged Property, Underwritten NOI is based on the “straight line” rent of those tenants over the lesser of the term of the related lease (which, in certain cases, may be calculated through the date of an early termination option) and the term of the related Mortgage Loan.

“Underwritten Revenues” or “Underwritten EGI” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating revenues, as determined by the applicable mortgage loan seller and generally derived from the rental revenue based on leases in place, leases that have been executed but the tenant is not yet paying rent, leases that are being negotiated and expected to be signed, additional space that a tenant has committed to take and in certain cases contractual rent steps generally within 13 months (with the exception of (i) the Starwood Industrial Portfolio – 1695 Glen Ellyn Road Mortgaged Property (0.1%) (within 26 months) and (ii) the Starwood Industrial Portfolio – 845 Tesler Road Mortgaged Property (0.1%) (within 17 months)) past the Cut-off Date, in certain cases an appraiser’s estimates of rental income, and in some cases adjusted downward to market rates, with vacancy rates equal to the Mortgaged Property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related mortgage loan seller; plus any additional recurring revenue fees. Additionally, in determining rental revenue for multifamily rental and self-storage properties, the applicable mortgage loan seller either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods or in some cases may have relied on information provided in the appraisal for market rental rates and vacancy. In some cases the applicable mortgage loan seller included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out. See “—Tenant Issues” below.

“Units” or “Rooms” means (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment or (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms.

“Weighted Average Mortgage Loan Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics(1)

All Mortgage Loans
Initial Pool Balance(2)	$1,328,651,197
Number of Mortgage Loans	52
Number of Mortgaged Properties	152
Range of Cut-off Date Balances	$3,750,000 to $60,000,000
Average Cut-off Date Balance	$25,550,985
Range of Mortgage Rates(3)	2.589% to 4.616%
Weighted Average Mortgage Rate(3)	3.55606%
Range of original terms to maturity/ARD(4)	60 to 120 months
Weighted average original term to maturity/ARD(4)	116 months
Range of remaining terms to maturity/ARD(4)	59 to 120 months
Weighted average remaining term to maturity/ARD(4)	115 months
Range of original amortization terms(5)(6)	300 to 360 months
Weighted average original amortization term(5)(6)	359 months
Range of remaining amortization terms(5)(6)	300 to 360 months
Weighted average remaining amortization term(5)(6)	359 months
Range of Cut-off Date LTV Ratios(3)(7)	22.2% to 75.3%
Weighted average Cut-off Date LTV Ratio(3)(7)	54.6%
Range of Maturity Date/ARD LTV Ratios(3)(4)(8)	22.2% to 69.8%
Weighted average Maturity Date/ARD LTV Ratio(3)(4)(8)	51.4%
Range of UW NCF DSCR(3)(6)(9)	1.22x to 8.42x
Weighted average UW NCF DSCR(3)(6)(9)	3.07x
Range of UW NOI Debt Yield(3)(6)(10)	6.6% to 28.3%
Weighted average UW NOI Debt Yield(3)(6)(10)	12.1%
Percentage of Initial Pool Balance consisting of:
Interest-Only Balloon	67.5%
Partial Interest-Only Balloon(6)	26.5%
Full-Term Amortizing Balloon(5)	5.4%
Interest-Only-ARD	0.7%

(1)	Except where expressly stated otherwise, statistical information in this table does not include the Trust Subordinate Companion Loan.

(2)	Subject to a permitted variance of plus or minus 5%.

(3)

With respect to each Mortgage Loan that is part of a Whole Loan, the related Pari Passu Companion Loan (but not any related Subordinate Companion Loan) are included for the purposes of calculating the Mortgage Rate, Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, UW NCF DSCR and UW NOI Debt Yield unless otherwise expressly stated. Other than as specifically noted, the Mortgage Rate, Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, UW NCF DSCR and UW NOI Debt Yield information for each Mortgage Loan is presented in this prospectus without regard to any other indebtedness (whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related Mortgage Loan without combination with the other indebtedness.

(4)	With respect to one (1) ARD Loan (0.7%), calculated as of the related Anticipated Repayment Date.

(5)	Does not include Mortgage Loans that pay interest-only until their maturity dates or Anticipated Repayment Dates, as applicable.

(6)

Includes one (1) Mortgage Loan (0.5%), which amortizes based on the non-standard amortization schedule attached to this prospectus as Annex G. Annual debt service for the UW NCF DCSR was calculated based on the sum of the first 12 principal and interest payments on the Sunset Grove Apartments Mortgage Loan following the Closing Date, as described under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”.

(7)

Unless otherwise indicated, the Cut-off Date LTV Ratio is calculated utilizing the “as-is” appraised value (which in certain cases may reflect a portfolio premium valuation). With respect to four (4) mortgage loans (12.0%) the Cut-off Date LTV Ratio was calculated based upon a valuation other than an “as-is” value of each related mortgaged property. The weighted average Cut-off Date LTV Ratio for the mortgage pool without making any adjustments is 54.9%.

(8)

With respect to four (4) mortgage loans (12.0%), the respective Maturity Date/ARD LTV Ratios were calculated using an “as stabilized” or “prospective as stabilized” appraised value. The weighted average Maturity Date/ARD LTV Ratio for the mortgage pool without making such adjustments is 51.7%.

(9)

With respect to the Bellagio Hotel and Casino Mortgage Loan (4.5%), the related Mortgaged Property is master leased and for so long as the master lease is in effect, the borrower is entitled to receive only rents from the master lease, and not the underlying rents and other receipts from the Mortgaged Property. Debt Service Coverage Ratios and debt yields for such Mortgage Loan set forth in this prospectus are calculated on a “look-through” basis, based on the rents and receipts of the Mortgaged Property. The Debt Service Coverage Ratio and UW NOI Debt Yield of the related Whole Loan, based only on the master lease rent, are 2.19x and 8.1%, respectively.

(10)	Unless otherwise indicated, the Debt Yield on Underwritten NOI for each Mortgage Loan is the related Mortgaged Property’s Underwritten NOI divided by the Cut-off Date Balance of such Mortgage Loan.

The issuing entity will include nine (9) Mortgage Loans (26.6%) that represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loan and/or represent separate obligations of each borrower that are cross-collateralized and cross-defaulted with each other.

See also “—Certain Calculations and Definitions“ above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Types	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	Approx. % of Initial Pool Balance
Retail	33	$ 288,258,947	21.7%
Anchored	11	131,766,651	9.9%
Super Regional Mall	1	60,000,000	4.5%
Single Tenant Retail	6	35,958,202	2.7%
Power Center	1	30,000,000	2.3%
Shadow Anchored	8	21,749,575	1.6%
Unanchored	6	8,784,519	0.7%
Office	10	$ 260,252,538	19.6%
General Suburban	6	133,334,375	10.0%
CBD	2	120,000,000	9.0%
Suburban Flex	2	6,918,163	0.5%
Mixed Use	6	$ 252,750,000	19.0%
Office/Retail	2	58,750,000	4.4%
Retail/Office	1	56,000,000	4.2%
Office/Retail/Multifamily	1	53,500,000	4.0%
Office/R&D	1	49,500,000	3.7%
Multifamily/Retail	1	35,000,000	2.6%
Industrial	73	$ 178,841,212	13.5%
Warehouse/Distribution	54	78,847,131	5.9%
Manufacturing	5	27,672,500	2.1%
Flex	2	21,620,000	1.6%
Office/R&D	2	19,938,750	1.5%
R&D/Flex	1	15,840,063	1.2%
Cold Storage	3	11,994,741	0.9%
Warehouse	6	2,928,028	0.2%
Multifamily	10	$ 174,623,500	13.1%
Garden	7	108,383,500	8.2%
High-Rise/Townhome	1	37,500,000	2.8%
Mid-Rise	2	28,740,000	2.2%
Hospitality	4	$ 123,150,000	9.3%
Full Service	2	110,000,000	8.3%
Extended Stay	1	9,400,000	0.7%
Limited Service	1	3,750,000	0.3%
Self Storage	16	$ 50,775,000	3.8%
Self Storage	16	50,775,000	3.8%
Total	152	$ 1,328,651,197	100.0%

(1)

Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth on Annex A-1.

Retail Properties

With respect to the retail properties and mixed use properties with retail components set forth in the above chart:

●

With respect to The Shoppes at Blackstone Valley Mortgage Loan (3.8%), provided that no event of default is continuing, the borrower is permitted to enter into up to two long-term ground leases with a third party (which may be an affiliate of the borrower) with respect to certain parcels of the Mortgaged Property (three of which are currently occupied by major tenants and one of which is currently parking space that could be developed in the future). In connection with any such ground lease, the borrower is required to provide a REMIC opinion and obtain rating agency confirmation.

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks”, “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses“ and “—Specialty Use Concentrations” below.

Office Properties

See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks”, “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses“ and “—Specialty Use Concentrations” below.

Industrial Properties

See “Risk Factors—Risks Relating to the Mortgage Loans—Industrial Properties Have Special Risks”.

Multifamily Properties

With respect to the multifamily properties and mixed use properties with multifamily components set forth in the above chart:

●

With respect to the Parkmerced Mortgage Loan (2.8%), all of the existing residential units at the related Mortgaged Property are governed by the San Francisco Rent Control Ordinance, which provides that the annual allowable increase in rent will become effective March 1 of each year, and will be no more than 60% of the percentage increase in the Consumer Price Index for All Urban Consumers in the San Francisco-Oakland-San Jose region. Upon vacating, the San Francisco Rent Control Ordinance allows for decontrol of a unit and rent can be raised to market levels. Additionally, approximately 12.5% of the units at the Mortgaged Property are currently rented to tenants that rely on rent subsidies under various government funded programs, such as the Section 8 Tenant-Based Assistance Rental Certificate Program of the U.S. Department of Housing and Urban Development. Generally, a tenant receiving such subsidy or assistance must regularly meet certain income requirements. Further, approximately 16.4% of the units at the Mortgaged Property are occupied by tenants that are students.

●

With respect to the 510 East 14th Street Mortgage Loan (2.6%), in connection with a 421-a tax abatement, 50 of the 160 residential units at the related Mortgaged Property are reserved for affordable housing.

●

With respect to the 264-266 West 25th Street Mortgage Loan (1.7%), 2 of the 31 residential units at the related Mortgaged Property are rent stabilized units, and an additional 2 residential units are subject to rent controls.

●

With respect to the 1016 Carroll Street Mortgage Loan (0.4%), the related borrower has applied for an exemption and abatement under New York State’s J-51 program as detailed under “—Real Estate and Other Tax Considerations” below. All 10 units at the Mortgaged Property will be designated as rent stabilized units and are rent stabilized (notwithstanding any past or future expiration of benefits under the J-51 program). Accordingly, rent increases are subject to limitations set by the New York City Rent Guidelines Board, and the Mortgaged Property is subject to the HSTP Act.

●	With respect to the Audubon Cove Mortgage Loan (0.7%), approximately 55% of the units at the related Mortgaged Property are occupied by military personnel.

●

With respect to the PW Shoe Lofts Mortgage Loan (0.5%), the related borrower sponsor does not directly track student tenants, but estimates that approximately 75% of units at the related Mortgaged Property are “university related”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”.

Hospitality Properties

With respect to the hospitality properties set forth in the above chart:

●

The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license, franchise agreement, operating agreement or management agreement. If terminated, securing a new franchise license may require significant capital investment for renovations and upgrades necessary to satisfy a franchisor’s requirements.

Mortgaged Property Name	Allocated Mortgage Loan Cut-off Date Balance	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount	Expiration of Related License, Franchise Agreement, Operating Agreement or Management Agreement	Maturity Date of the related Mortgage Loan
Staybridge Suites Grand Rapids	$9,400,000	0.7%	5/31/2032	1/6/2030

In each case described above, we cannot assure you the related franchise or management agreement will be renewed or will not be terminated.

●

With respect to the Bellagio Hotel and Casino Mortgage Loan (4.5%), Crystal Springs Resort Mortgage Loan (3.8%) and Cambria Beach Lodge Mortgage Loan (0.3%), the related Mortgaged Property is unflagged.

●

In certain cases, Mortgage Loans secured by hospitality properties may derive a significant percentage of their underwritten revenue from gaming, food and beverage sales, entertainment or recreational revenues or membership sales. For example, with respect to the Bellagio Hotel and Casino Mortgage Loan (4.5%), the related Mortgaged Property consists of a resort and casino and, as of the trailing twelve months ended September 30, 2019, approximately 29.6% of underwritten revenues were from gaming, approximately 28.4% of underwritten revenues were from hotel rooms, approximately 24.7% of underwritten revenues were from food and beverage sales, approximately 9.0% were from entertainment and approximately 8.3% from other sources. In addition, with respect to the Crystal Springs Resort Mortgage Loan (3.8%), the Mortgaged Property consists of a hotel and resort complex that includes six golf courses, spas, various indoor and outdoor pools, sports and fitness clubs, and twelve food and beverage outlets. As of the trailing twelve months ended September 30, 2019, 26.7% of revenues were from rental management agreements for rental of residential condominium units owned by third parties as hotel rooms, 41.4% were from food and beverage sales and 31.9% from other sources (including golf, spa, sports club and other revenues).

●

With respect to the Bellagio Hotel and Casino Mortgage Loan (4.5%), the related Mortgaged Property is master leased by the borrower to a single tenant, which is a subsidiary of the former owner of such Mortgaged Property, pursuant to a sale-leaseback transaction. The master tenant owns a 5% interest in the related borrower. The former owner (and parent of the master tenant) guarantees the payment and performance of all monetary obligations and certain other obligations of the tenant under the master lease. For so long as the master lease is in effect, the borrower is entitled to receive only rents from the master lease and not the underlying rents and other receipts from the Mortgaged Property. However, debt service coverage ratios and debt yields for such Mortgage Loan set forth in this prospectus are not based on the master lease rent, but are calculated on a “look-through” basis, based on the rents and receipts of the Mortgaged Property. Due to the need to find a tenant with the ability to obtain a gaming license and manage the various different operations at the Mortgaged Property, if the master tenant were to fail to comply with the terms of the master lease or with gaming licenses, the borrower may be unable to locate a suitable tenant at comparable rental rates or at all. The master tenant is not a bankruptcy remote entity. A bankruptcy of the master tenant, its lease guarantor or their affiliates could result in a loss of a substantial portion of the borrower’s rental revenue and materially and adversely affect the borrower. In addition, it is possible that a bankruptcy court could recharacterize the master lease transaction as a lending transaction, which would cause the borrower to lose certain rights as the owner or landlord in the bankruptcy proceeding. See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” and ““Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Sale-Leaseback Transactions Also Have Risks.”

●

With respect to the Bellagio Hotel and Casino Mortgage Loan (4.5%), the master lease permits the master tenant to incur loans secured by its leasehold interest. The leasehold lender will have certain rights to cure a master lease event of default, to have certain non-curable events of default waived, and to obtain a new lease, which may potentially impede the exercise of the mortgage lender’s remedies upon a foreclosure.

●

With respect to the Bellagio Hotel and Casino Mortgage Loan (4.5%), the related Mortgaged Property competes with other high-quality Las Vegas resorts, especially those located on the Las Vegas Strip, which have themes and attractions which directly compete with the operations of the Mortgaged Property, and may have greater name recognition and financial and marketing resources than such Mortgaged Property, some of which may be operated by affiliates of the master tenant of such Mortgaged Property.

●

In addition, with respect to the Bellagio Hotel and Casino Mortgage Loan (4.5%), upon a casualty at the related Mortgaged Property, even if there is an event of default under the mortgage loan, the lender may not use the proceeds to pay down the Mortgage Loan and instead must make disbursements for restoration of the Mortgaged Property to the master tenant so long as it satisfies the conditions in the master lease. Even if there is an event of default under the Mortgage Loan, so long as there is no uncured master lease event of default, the master tenant will continue to have certain rights, including the rights to receive disbursements from alteration deposits, contest taxes or other charges or make permitted transfers.

●

With respect to the Bellagio Hotel and Casino Mortgage Loan (4.5%), the collateral includes the collateral assignment of the rights of the borrower in various intellectual property rights related to the name “Bellagio” and stylized “B”. Not all such intellectual property is registered, and such intellectual property is subject to the risks to hospitality brand intellectual property identified under “Description of the Mortgage Pool—Risks Related to the Mortgage Loans—Hospitality Properties Have Special Risks.”

●

With respect to the Crystal Springs Resort Mortgage Loan (3.8%), the related Mortgaged Property is operated as a hotel and resort complex. However, the hotel rooms at the Mortgaged Property are not owned by the borrowers, but instead consist of residential condominium units which are operated as hotel rooms and are owned by third-party condominium unit owners, and rented by the borrowers under rental management agreements whereby the borrowers are entitled to retain certain fees and 50% of rental income net of fees, commissions and taxes. Following the expiration of the current terms of the rental management agreements, the third-party unit owners are not required to continue participating in the rental program. With respect to the Grand Cascades Lodge (approximately 251 hotel units as of the appraisal date), all rental management agreements expire on December 31, 2026. With respect to the Minerals Hotel (approximately 175 hotel units as of the appraisal date), all rental management agreements expire during the years 2023 through 2026. The Mortgage Loan maturity date is January 6, 2025. In addition, upon a sale of a condominium unit, the transferee is only required to continue the rental management agreement for 90 days after such sale, and the rental management agreements can be terminated by the unit owners due to bankruptcy or material default by the related borrower. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Lack of Ownership of Hotel Units”.

●

With respect to the Crystal Springs Resort Mortgage Loan (3.8%), New Jersey law prohibits the assignment of rents from the sale of liquor, wine, beer and other beverages, and such rents may not be deposited directly into the lockbox account. As a result, the lender does not have a security interest in such revenues and is subject to the risks with respect to liquor revenues described under “Risk Factors—Risks Related to the Mortgage Loans—Hospitality Properties Have Special Risks.” In addition, the current liquor license holders are not special purpose entities, which may exacerbate such risks.

Renovations, replacements and other work is ongoing at certain of the hospitality properties in connection with, among other things, franchise agreement and franchisor program requirements. See “—Redevelopment, Renovation and Expansion” below.

Certain of the hospitality Mortgaged Properties may have a parking garage or include restaurants (either as part of the hotel or as tenants). These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Specialty Use Concentrations“ below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Affiliation with a Franchise or Hotel Management Company“ and “—Hospitality Properties Have Special Risks” and “—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Mixed Use Properties

See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks”, “—Retail Properties Have Special Risks” and “—Multifamily Properties Have Special Risks”, as applicable.

Certain of the mixed use Mortgaged Properties may have specialty uses. See “—Specialty Use Concentrations” below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Self-Storage Properties

With respect to the self-storage properties set forth in the above chart:

●

Certain of the self-storage Mortgaged Properties also derive a portion of the Underwritten Revenue from one or more of (a) rent derived from retail operations and/or (b) the leasing of certain parking spaces located at the related Mortgaged Properties for purposes of recreational vehicle, other vehicle and/or boat storage.

See “Risk Factors—Risks Relating to the Mortgage Loans—Self-Storage Properties Have Special Risks”.

Specialty Use Concentrations

Certain Mortgaged Properties have one of the 5 largest tenants that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance
Medical, Dental, Physical Therapy or Veterinary Offices or Clinics, Outpatient Facilities, Research or Diagnostic Laboratories or Health Management Services and/or Health Professional Schools	8	15.6%
Restaurant	9	15.2%
Theater	3	12.5%
Bank	4	5.3%
Bowling Alley	1	4.5%
Cold Storage	1	4.5%
School or Educational Facility	2	3.6%
Hair and/or Nail Salon, Spa	1	2.3%
Gym, Fitness Center or Health Club	1	1.0%

The Calspan Building Mortgaged Property (3.7%), is occupied by several tenants in the aerospace and transportation industries. The largest tenant, Calspan, has a supersonic wind tunnel, a tire testing track and a crash impact simulator installed in its leased space. The second largest tenant, CUBRC, has tenant-owned equipment installed in its lease space. The Mortgaged Property includes secure testing areas and other areas that have top secret clearance from the United States Department of Defense. The equipment and security features described above may make the Mortgaged Property difficult to refit for other uses.

The Broadcasting Square Mortgaged Property (2.3%) and BJ’s Wholesale Club – Bowie Mortgaged Property (1.4%) each includes one or more tenants that operate all or a portion of its space as an on-site gas station and/or an automobile repair and servicing facility.

The North Pointe Mortgaged Property (0.5%) has a dry cleaner tenant with on-site processing operations.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Mortgage Loan Concentrations

Top 10 Mortgage Loans

The following table shows certain information regarding the 10 largest Mortgage Loans by Cut-off Date Balance:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Cut-off Date Balance per SF/Room/Unit (1)	UW NCF DSCR(1)	Cut-off Date LTV Ratio(1)	Property Type
1633 Broadway	$60,000,000	4.5%	$390.78	3.84x	41.7%	Office
560 Mission Street	$60,000,000	4.5%	$449.00	5.23x	35.6%	Office
Starwood Industrial Portfolio	$60,000,000	4.5%	$35.50	3.67x	45.2%	Industrial
Bellagio Hotel and Casino	$60,000,000	4.5%	$426,188.66	8.42x	39.3%	Hospitality
Southcenter Mall	$60,000,000	4.5%	$278.39	6.53x	22.2%	Retail
Kent Station	$56,000,000	4.2%	$228.24	1.78x	52.8%	Mixed Use
Van Aken District	$53,500,000	4.0%	$225.19	2.36x	55.2%	Mixed Use
650 Madison Avenue	$50,000,000	3.8%	$977.32	2.74x	48.5%	Mixed Use
The Shoppes at Blackstone Valley	$50,000,000	3.8%	$208.37	1.53x	68.7%	Retail
90 North Campus	$50,000,000	3.8%	$304.35	2.46x	65.0%	Office
Top 5 Total/Weighted Average	$300,000,000	22.6%		5.54x	36.8%
Top 10 Total/Weighted Average	$559,500,000	42.1%		3.97x	46.6%

(1)

In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Cut-off Date Balance Per SF/Room/Unit, UW NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and the related Pari Passu Companion Loan(s) in the aggregate, but excludes the principal balance and debt service payment of any related Subordinate Companion Loan.

See “—Assessments of Property Value and Condition” for additional information.

For more information regarding the ten largest Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions under “Description of the Top 15 Mortgage Loans” on Annex A-3. Other than with respect to the top 10 Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 3.8% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

The pool of Mortgage Loans will include eight (8) Mortgage Loans (17.7%), set forth in the table below titled “Multi-Property Mortgage Loans”, which are each secured by two or more properties.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans

Mortgage Loan/Property Portfolio Names	Cut-off Date Balance	Approx. % of Initial Pool Balance
Starwood Industrial Portfolio	$60,000,000	4.5%
Storage Rentals of America Portfolio	41,275,000	3.1
PCI Pharma Portfolio	35,000,000	2.6
Property Commerce Portfolio	30,000,000	2.3
Accuride Portfolio	21,560,000	1.6
Harvey Building Products	20,000,000	1.5
Northport Industrial Portfolio	19,938,750	1.5
Tharp Portfolio	7,590,218	0.6
Total	$235,363,968	17.7%

In some cases, an individual Mortgaged Property may be comprised of two or more parcels that may not be contiguous or may be owned by separate borrowers.

      Three (3) groups of Mortgage Loans (12.7%), set forth in the table below entitled “Related Borrower Loans”, are not cross-collateralized but have borrower sponsors related to each other, but no group of Mortgage Loans having borrower sponsors that are related to each other represents more than approximately 7.3% of the Initial Pool Balance. The following table shows each group of Mortgage Loans having borrowers that are related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1.

Related Borrower Loans

Mortgage Loan	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1:
Bellagio Hotel and Casino	$ 60,000,000	4.5%
Charleston On 66th	37,375,000	2.8
Total for Group 1:	$ 97,375,000	7.3%
Group 2:
Accuride Portfolio	$ 21,560,000	1.6%
Harvey Building Products	20,000,000	1.5
Total for Group 2:	$ 41,560,000	3.1%
Group 3:
Northport Industrial Portfolio	$ 19,938,750	1.5%
3700 Vanowen Street	10,050,000	0.8
Total for Group 3:	$ 29,988,750	2.3%

Mortgage Loans with related borrowers are identified under “Related Group” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

Geographic Concentrations

The following table shows the states that have concentrations of Mortgaged Properties that secure approximately 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
New York	6	$222,150,000	16.7%
Washington	3	$166,000,000	12.5%
California	9	$148,156,913	11.2%
Ohio	6	$101,239,861	7.6%
New Jersey	3	$76,900,000	5.8%
Pennsylvania	7	$75,637,366	5.7%
Texas	19	$69,358,500	5.2%

(1)

Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated on Annex A-1.

The remaining Mortgaged Properties are located throughout twenty-three (23) other states, with no more than approximately 4.5% of the Initial Pool Balance secured by Mortgaged Properties located in any such jurisdiction.

Repayments by borrowers and the market value of the related Mortgaged Properties could be affected by economic conditions generally or specific to particular geographic areas or the regions of the United States, and concentrations of Mortgaged Properties in particular geographic areas may increase the risk that conditions in the real estate market where the Mortgaged Property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes, terrorist attacks or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on Mortgage Loans secured by those Mortgaged Properties. For example:

●	Mortgaged Properties located in Texas, California and Arizona are more susceptible to certain hazards (such as earthquakes and/or wildfires) than properties in other parts of the country.

●

Mortgaged Properties located in coastal states, which include Mortgaged Properties located in, for example, New York, Texas, California and Florida, among others, also may be more generally susceptible to floods or hurricanes than properties in other parts of the country. Hurricanes in the Northeast and Mid-Atlantic States and in the Gulf Coast region, have resulted in severe property damage as a result of the winds and the associated flooding. The Mortgage Loans do not require flood insurance on the related Mortgaged Properties unless they are in a flood zone and flood insurance is available. We cannot assure you that any hurricane damage would be covered by insurance.

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Mortgaged Properties located in an area covering the states that stretch from Texas to Canada, with its core centered in northern Texas, as well as in the southern United States, are prone to tornados.

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In addition, certain of the Mortgaged Properties are located in cities or states that are currently facing or may face a depressed real estate market, which is not due to any natural disaster but which may cause an overall decline in property values.

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Thirteen (13) Mortgaged Properties (24.6%), are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 18%.

Mortgaged Properties With Limited Prior Operating History

Sixty-eight (68) Mortgaged Properties (27.4%) have a limited operating history (i.e., less than 18 most recent months of recent historical financials), as follows:

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Each of the Van Aken District (4.0)%, 90 North Campus (3.8%), The Lincoln (2.8%), 510 East 14th Street (2.6)%, 3700 Vanowen Street (0.8%), PW Shoe Lofts (0.5%), 1016 Carroll Street (0.4%), Tharp Portfolio – Starbucks Crawfordsville (0.1%) and Tharp Portfolio – Crawfordsville Retail (0.1%) Mortgaged Properties was constructed, was in a lease-up period or was the subject of a major renovation that was completed within 12 calendar months prior to the Cut-off Date and, therefore, the related Mortgaged Property has no prior operating history or the related mortgage loan seller did not take the operating history into account in the underwriting of the related Mortgage Loan. See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

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Each of the PCI Pharma Portfolio Mortgaged Properties (2.6%), Property Commerce Portfolio Mortgaged Properties (2.3%), Harvey Building Products Mortgaged Properties (1.5%), BJ’s Wholesale Club – Bowie Mortgaged Property (1.4%), and Walgreens – Abingdon Mortgaged Property (0.3%) is a single tenant property subject to a double-net, triple-net or absolute-net lease with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related Mortgaged Property.

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The Accuride Portfolio Mortgaged Properties (1.6%), Northport Industrial Portfolio (1.5%), Martin Brower Phoenix Distribution Center Mortgaged Property (0.7%) and Lukas Wine and Spirits Mortgaged Property (0.5%) was acquired by the related borrower or an affiliate of the borrower within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information (or provided limited financial information) for such acquired Mortgaged Property.

Tenancies-in-Common or Diversified Ownership

The Walgreens – Abingdon Mortgage Loan (0.3%) has one or more borrowers that own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition.

See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

Condominium Interests and Other Shared Interests

Each of the Kent Station (4.2%), Crystal Springs Resort (3.8%), 510 East 14th Street (2.6%) and Broadcasting Square (2.3%) Mortgage Loans is secured, in part, by the related borrower’s interest in one or more units in a condominium. With respect to all such Mortgage Loans (other than as described below), the borrower generally controls the appointment and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit without the borrower’s consent.

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With respect to the 650 Madison Avenue Mortgage Loan (3.8%), the related borrower has the right to convert the entire Mortgaged Property to a commercial condominium form of ownership (such conversion, a “Condominium Conversion”), after which the entirety of the resulting condominium will constitute collateral for the Mortgage Loan, provided that, among other conditions: (i) the resulting condominium regime consists exclusively of the three condominium units (collectively, the “Condominium Units”, and each, a “Condominium Unit”) identified in the Mortgage Loan documents, (ii) no event of default is continuing on the date lender receives notice from the borrower of the Condominium Conversion or on the date of the consummation of the Condominium Conversion, (iii) the condominium declaration and bylaws, all related documents, instruments and agreements (collectively the “Condominium Documents”) will be in the respective forms indicated in the related Mortgage Loan documents or as otherwise approved by the lender in writing (which approval must not be unreasonably withheld, conditioned or delayed), (iv) the borrower delivers to the lender such usual and customary documents and other agreements as may be reasonably required by the lender in connection with the Condominium Conversion, including, but not limited to, an amendment to the Mortgage Loan and amendments and reaffirmations to the terms and conditions of the related Mortgage Loan documents reasonably required by the lender, (v) the borrower delivers reasonable evidence that after giving effect to the Condominium Conversion, each Condominium Unit constitutes a separate tax lot, (vi) the borrower delivers to the lender an endorsement, supplement or amendment to the title insurance policy meeting the requirements set forth in the Mortgage Loan documents, provided that (x) if borrower is unable to obtain such title endorsements, supplements and amendments to the title insurance policy, borrower must have delivered to the lender an updated title search with respect to the Mortgaged Property that shows no liens on the Property other than permitted encumbrances, and (y) in no event will borrower be required to obtain a new title insurance policy, (vii) the borrower has submitted to the lender a subordination of lien (and Mortgage Loan documents) to the Condominium Documents for execution by the lender, containing standard provisions, if any, protecting the rights of the lender and must otherwise be reasonably satisfactory to the lender, (viii) the borrower delivers a REMIC opinion and (ix) the borrower has the right to transfer the Condominium Units to one or more transferee borrowers that will assume on a joint and several basis all of borrower’s obligations under the Mortgage Loan documents, provided (A) such transferee borrowers will be either (I) controlled by an eligible qualified owner in accordance with the Mortgage Loan documents that owns (x) by itself, at least 20% of the common equity interest in such transferee borrowers and (y) together with one or more other eligible qualified owner and/or institutional investors, at least 51% of the common equity interest in such transferee borrowers, with any person owning 10% or more of the equity interests in transferee borrower being a qualified transferee or (II) owned and controlled by one or more entities approved by the lender that are qualified transferees and are otherwise qualified to own the Mortgaged Property, and (B) rating agency confirmation will be required solely with respect to the legal structure of the transferee borrower(s), the documentation of the loan assumption and the related legal opinions.

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With respect to the Crystal Springs Resort Mortgage Loan (3.8%), the related Mortgaged Property includes separate condominiums related to the Grand Cascades Lodge and the Minerals Hotel, in which they own various non-residential units. With respect to the condominium related to Grand Cascades Lodge, the borrowers have an undivided 9.73% interest in the common elements, are entitled to appoint only one of the five members of the board and are entitled to only one of 282 votes.  With respect to the condominium related to the Minerals Hotel, the borrowers have an undivided 25.94% interest in the common elements and are entitled to only 16 of 191 votes. The condominium related to the Minerals Hotel is jointly operated and controlled by a master association and a residential association, each of which is controlled by a five member board; the borrowers only have the right to appoint two members of the board of the master association and have no right to appoint board members of the residential association.  Accordingly, the borrowers do not control the condominium related to either the Grand Cascades Lodge or the Minerals Hotel.

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In addition, with respect to the Crystal Springs Resort Mortgage Loan (3.8%), while pursuant to an estoppel executed by the condominium associations relating to each of the above condominiums mentioned in the preceding bullet point, “eligible mortgagees” (including the lender) have certain rights under the condominium documents, such rights are exercisable by vote of 51% or more of eligible mortgagees, and the lender therefore would not control such vote.  Such rights include a requirement that 51% of eligible mortgagees consent to amendments to the condominium documents that affect voting rights, assessment liens, reserves, insurance and fidelity bonds, rights to use common elements, responsibility for maintenance and repair, expansion or contraction of the relevant condominium or addition or withdrawal of property therefrom, convertibility of units into common elements or vice versa, leasing of residential units or imposition of any right of first refusal, or changes in common interest areas or methods of levying assessments. Accordingly the lender would not have the right to prevent such amendments.  An election not to rebuild after casualty requires consent of 75% of the units held by the borrowers in the Grand Cascades Lodge condominium and 75% of the non-residential units and the spa unit and conference unit in the Minerals Hotel condominium (provided the association may terminate the condominium if rebuilding is precluded by health or safety statute). A sale of the common elements requires the consent of at least 51% of the units owned by the borrowers in the Grand Cascades Lodge condominium and all of the units owned by the borrowers in the Minerals Hotel condominium.

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The Broadcasting Square Mortgaged Property (2.3%) consists of two condominium units. One of the related condominium units is owned in fee by one of the related borrowers, which ground leased such unit to a second related borrower, and the second related borrower in turn subleased the unit to a third related borrower. The related mortgage encumbers related borrowers’ fee, ground leasehold, and subleasehold estates.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”.

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Property Ownership Interest(1)

Property Ownership Interest	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee Simple(2)	148	$1,169,811,197	88.0%
Fee Simple/Leasehold(3)	3	123,840,000	9.3
Leasehold	1	35,000,000	2.6
Total	152	$1,328,651,197	100.0%

(1)

Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth on Annex A-1.

(2)

For purposes of this prospectus, an encumbered interest will be characterized as “fee simple” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

(3)

With respect to the Southcenter Mall Mortgage Loan (4.5%), the related Mortgaged Property is owned in fee simple, except for a parking parcel with 1350 parking spaces, in which the borrower has a sub-ground leasehold interest pursuant to a ground sub-lease between Macy’s West Stores, Inc. as ground sublessor and the borrower as ground sublessee. Macy’s West Stores, Inc. is both the landlord and the tenant under the related overlease, which expires December 16, 2055.  The sub-ground lease  provides that if the overlease is terminated, the sub-ground lease will become a direct ground lease between Macy’s West Stores, Inc. and the borrower.  The parking on the parking parcel is necessary for the Mortgaged Property to comply with zoning requirements and to comply with a reciprocal easement agreement relating to the Mortgaged Property.  The related ground sublease expires on June 30, 2045 (which is less than 20 years after the stated maturity date of the Mortgage Loan). Rent is currently approximately $98,100 per annum, subject to increases based on the consumer price index.  In addition, the ground sublease lacks certain customary lender protections; it does not provide for a new lease to be provided to the lender if it is terminated, and does not provide that condemnation proceeds will be applied either to restoration or repayment of the Mortgage Loan.  The ground lessor has the right to amend the sub-ground lease to withdraw a 10,000 square foot parcel from the ground lease for development.

In general, except as described above with respect to the Southcenter Mall Mortgage Loan (4.5%), unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable options) and, except as noted below or in the exceptions, if any, to representation and warranty number 34 on Annex D-1 and representation and warranty number 35 on Annex E-1 located on Annex D-2, Annex E-2 and Annex E-3, respectively, contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with Mortgage Loans secured by fee simple estates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Ground Leases and Other Leasehold Interests”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than nine (9) months prior to the Cut-off Date.  See Annex A-1 for the date of the environmental report for each Mortgaged Property.  The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (the “ESA”).  In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, and such ESAs may have recommended continuing implementation of an operations and maintenance plan and, in some cases, minor cost abatements depending on the property use and/or age.  For some of the mortgaged real properties, the related ESAs may have noted that onsite underground storage tanks or leaking underground storage tanks previously had been removed or closed in place or other types of potential or actual spills or releases may have occurred, and based on criteria such as experience with past investigations, cleanups or other response actions, the quantities or types of hazardous materials involved, the absence of significant risk, tank test results or other records, and/or other circumstances including regulatory closure, the ESAs did not recommend any further investigation or other action.  In some such cases, even where regulatory closure was documented for past incidents the ESAs may have reported that requests to governmental agencies for any related files are pending.  However, those ESAs nevertheless concluded that such incidents were not likely to be significant at the time they were prepared.  Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”).  A Phase II investigation generally consists of sampling and/or testing.

With respect to The Shoppes at Blackstone Valley Mortgage Loan (3.8%), the related Phase I ESA identified a REC due to the detection, beginning in approximately 2003, of perchlorate in on-site monitoring wells and storm water drainage features, as well as in the public supply wells across the Blackstone River east of the Mortgaged Property.  It is suspected that the perchlorate originated from explosives used to blast bedrock during the development of the Mortgaged Property.  The release was reported to the Massachusetts Department of Environmental Protection, and the portion of the release within the boundaries of the Mortgaged Property achieved regulatory closure in September 2012.  The remaining portion of the release, which is off-site, is in Remedy Operation Status, which relates to continued monitoring of the off-site portion of the release.  One off-site well continues to exceed the regulatory standard.  The environmental consultant recommended continued monitoring and reporting of the off-site release.

With respect to the 90 North Campus Mortgage Loan (3.8%), the related Phase I ESA identified a REC relating to a 2017 subsurface investigation at the Mortgaged Property that detected volatile organic compounds (“VOCs”), including vinyl chloride, 1,3-butadiene, chloroform, and benzene, in excess of their respective commercial screening levels stemming from the historical use of portions of the Mortgaged Property as a runway and potential airplane hangar from at least 1968 to at least 1985.  A Phase II ESA comprised of a sub-slab soil investigation was conducted at the Mortgaged Property to investigate the potential impact of benzene, 1,3-butadiene, chloroform, and vinyl chloride to sub-slab soil gas as a consequence of a release or releases from such historical operations. None of the detected concentrations of benzene in sub-slab soil gas exceeded the Model Toxic Controls Act method B soil gas screening level of 10.7 µg/m³ and 1,3-Butadiene, chloroform, and vinyl chloride were not detected in any of the analyzed sub-slab soil gas samples above laboratory reporting limits and the reporting limits were below the applicable screening levels. Based on these results, the Phase II ESA concluded that the previous detections of benzene, 1,3-butadiene, chloroform, and vinyl chloride did not pose a vapor encroachment concern at such time and no further investigation was recommended with respect to the historical operations at the Mortgaged Property.

With respect to the Calspan Building Mortgage Loan (3.7%), the related Phase I ESA identified two potentially significant data gaps: (i) several underground storage tanks (“USTs”) were previously located at the Mortgaged Property, including two USTs that were installed in 1961 and 1962 and removed in 1989/1990 and 2015, respectively, with respect to which no information was found regarding prior testing, leaks or any adverse impacts that may have been caused to the Mortgaged Property; and (ii) a former facility (the “Release Site”), which was used for aircraft production between 1940 and 1984 is adjacent to the north of the Mortgaged Property.  A Preliminary Site Assessment that was performed on the Release Site in 1991 revealed significant contamination in soil and groundwater. There is an institutional control in the form of a land use restriction in place for the Release Site, which is now occupied by asphalt paved parking areas for the Buffalo-Niagara Airport.  Remedial actions prescribed by the Records of Decision for the Release Site have been completed. However, trichloroethylene contamination continues to migrate off site in the discharge of the airport’s storm sewers from a source that has not been identified yet.  Since VOCs are still being found in said storm sewers and in the sediment in U-Crest Ditch which bisects the Mortgaged Property, there is a potential for VOCs in any sewer lines under the Mortgaged Property to pose a vapor intrusion concern. In light of the above, but without opportunity for further assessment, the environmental consultant developed an opinion of probable cost to perform response actions to achieve cleanup and regulatory closure under New York regulations, assuming the former USTs and current Release Site have resulted in environmental impacts at the Mortgaged Property. Additional assessment for the Mortgaged Property has not been conducted.   At loan origination, the borrower obtained a Pollution Legal Liability Plus  insurance policy, issued by Sirius International Insurance Corporation – UK Branch (rated “A-” by S&P and “A:XV” by A.M. Best, with the lender and its successors and/or assigns as the named insured) for a 13-year term with limits of liability of $2,000,000 per incident and in the aggregate, which amount reflects 312.5% of the environmental consultant’s upper limit estimate of the required remediation. The policy has a $25,000 deductible.

With respect to the Storage Rentals of America Portfolio – Litton Drive Mortgaged Property (0.2%), the related Phase I ESA identified a REC relating to potential migration to the Mortgaged Property of groundwater impacts by volatile constituents from two adjacent properties historically used as manufacturing facilities. However, because the sources of the contamination and the responsible parties are well known to the regulators, the Mortgaged Property is not a user of hazardous materials or a generator of hazardous waste and would not be targeted as a responsible party for any contamination discovered on the premises, and the adjacent properties both entered into the voluntary cleanup program and are slated for ongoing assessment/proposed remedial action under regulatory oversight, the environmental consultant’s recommendations were limited to continued implementation of restrictive groundwater use at the Mortgaged Property and continued monitoring of the adjacent remediation activities.

With respect to the 510 East 14th Street Mortgage Loan (2.6%), the related Phase I ESA identifies soil vapor impacted with VOCs above applicable thresholds as a controlled REC for the Mortgaged Property. Sampling investigations conducted at the Mortgaged Property in 2013 and 2014, which had originally identified onsite soil vapor impacts, determined that such impacts had been caused by offsite sources, including dry cleaning activities at a nearby property. To address soil vapor impacts identified at the Mortgaged Property, soil was excavated to a depth below the static groundwater level during foundation construction activities. In addition, the Phase I ESA reports that a membrane system was installed throughout the new construction basement level. Given the soil excavation and the installation of a membrane, the Phase I ESA consultant concluded that identified environmental concerns at the Mortgaged Property had been adequately addressed and no further investigation was warranted.

With respect to the Accuride Portfolio Mortgage Loan (1.6%), the Phase I ESA related to the Accuride Erie Mortgaged Property (0.7%) identified impacts to groundwater and soils resulting from historical operations at the Mortgaged Property as a controlled REC. Various investigations and remediations were conducted at the Mortgaged Property from 2000 to 2007 to address these impacts. The Mortgaged Property ultimately received regulatory closure from the governing authority in 2008, which included engineering and institutional controls to address residual impacts, such as the restriction of the Mortgaged Property to non-residential use; a restriction on the use of groundwater, and; the use and maintenance of pavement and building slabs and soil covers as engineered barriers to prevent contact with any impacted sub-surface soils. The Phase I ESA consultant did not recommend any further action in relation to the identified controlled REC, but did recommend that the Mortgaged Property continue follow the engineering and institutional control requirements identified as part of the regulatory closure received.  In addition, the engineered barriers must be maintained, including cleaning and sealing floor joints and installing secondary containment around the above ground storage tanks, estimated to cost $108,000 over a 12-year period.

With respect to the Calyxt Headquarters Mortgage Loan (0.8%), the related Phase I ESA identified a REC not resulting from, or contributed by, any on-site activities, but rather from the known tetrachloroethene impacts that are present in the buried aquifer of the near Twin Lakes area at concentrations exceeding health risk limits established by the Minnesota Department of Health.  Soil gas sampling done at the Mortgaged Property between 2012 and 2015 did not identify any VOCs exceeding the Industrial Screening Values. Nevertheless, the facility at the Mortgaged Property was constructed with a soil vapor venting system and a vapor barrier system.  According to the Phase I ESA, it is reasonable to assume that chlorinated solvents are present in the buried quaternary aquifer below the Mortgaged Property, however, in light of the above, no investigation or response actions were recommended in connection with said REC. The Phase I ESA recommended that the borrower grant access to the Mortgaged Property for any Minnesota Pollution Control Agency (“MPCA”) required investigations conducted by other parties.  A No Association Letter, dated March 3, 2016, was issued by the MPCA to Calyxt, Inc., the sole tenant, and prior owner of the Mortgaged Property, which letter states that if Calyxt, Inc. purchased the Mortgaged Property, redeveloped it in accordance with an MPCA-approved Response Action Plan and operated and maintained the Mortgaged Property (the “Proposed Actions”), so long as it cooperates with the MPCA in the event that the MPCA takes or directs response actions at the Mortgaged Property and avoids actions that contribute to the identified release or that interfere with response actions, the Proposed Actions would not identify Calyxt, Inc. with the release under applicable statutes.  Such conclusion also applies to the successors and assigns of Calyxt, Inc. (if such successors and assigns are not otherwise responsible for the identified release and comply with such letter). The related Phase I ESA also identified a controlled REC in connection with the presence of diesel range organics (“DRO”) in soil on the Mortgaged Property with residual impacts remaining above unrestricted land use criteria. A Response Action Plan and Construction Contingency Plan were prepared and approved by the MPCA to properly manage any impacted soil encountered during development activities. The Phase I ESA did not recommend any further response actions in connection with the DRO presence.

With respect to the 3700 Vanowen Street Mortgage Loan (0.8%), the related Phase I ESA identified a REC due to the Mortgaged Property’s location within an area of contaminated groundwater designated on the Environmental Protection Agency’s National Priorities List stemming from the historical operation of a portion of a Lockheed plant at the Mortgaged Property.  The Phase I ESA identified Lockheed as the responsible party for addressing the groundwater contamination at the Mortgaged Property and the borrower sponsor has received an environmental indemnity from Lockheed confirming that they are the responsible party together with an estoppel from Lockheed confirming the indemnity.

With respect to the 349 Coleman Boulevard Mortgage Loan (0.7%), the related Phase I ESA identifies as a controlled REC for the Mortgaged Property the historic operation of an onsite gasoline station, which resulted in impacts to soil and groundwater above applicable thresholds. After various investigations and the closure and/or removal of several underground storage tanks at the Mortgaged Property, the South Carolina Department of Health and Environmental Control issued a conditional no further action letter (“CFNA”) to the Mortgaged Property in 2009. However, according to the ESA consultant, vapor migration into site buildings was not assessed during the issuance of the CFNA. Accordingly, the Phase I ESA consultant recommended that a sub-slab soil gas sample and an indoor air sample be collected to determine whether indoor air at the Mortgaged Property building may have been impacted by the historic gasoline station operations. A sub-slab soil vapor assessment was ultimately conducted at the Mortgaged Property in November 2019. This assessment did not identify concentrations of any of those analytes selected for analysis above applicable risk-based regulatory screening levels. Based upon these results, no additional sub-slab or indoor air testing was recommended, nor was the installation of a vapor mitigation system recommended for the Mortgaged Property.

With respect to the Martin Brower Phoenix Distribution Center Mortgaged Property (0.7%), the related Phase I ESA identified a REC due to solvent and chromium impacted groundwater. Because the groundwater underlying the Mortgaged Property is not used for drinking purposes and because there is no evidence of potential vapor intrusion or that the Mortgaged Property has been investigated as a source of the groundwater contamination, the environmental consultant did not recommend any further investigation with respect to the above REC A Phase I ESA conducted in 2012 recommended a limited subsurface investigation due to an oil-water separator an associated stained areas in the Penske truck wash bay also servicing several floor drains in the truck maintenance bays (Penske vacated its premises in 2013) as well as a drywell with associated staining and wash waters reportedly introduced to such drywell.  A Phase II ESA was conducted according to such recommendation in October 2019.  Soil samples taken from the oil-water separator system and associated stained areas indicated the presence of low concentrations of acetone, tetrachloroethene and tolulene below the applicable threshold levels, but soil samples from the chamber sediment sample collected from the existing drywell indicated the presence of benzo(a)pyrene in excess of the Arizona Department of Environmental Quality (“ADEQ”) residential soil remediation level.  Based on the results of the subsurface investigation and discussions with an ADEQ representative, the environmental consultant recommended the proper removal and disposal of the drywell sediment and appropriate maintenance for the drywell.  Further, the current drywell owner is required to properly permit the well with an ADEQ aquifer protection permit (“APP”) if required by ADEQ, any unauthorized discharges (specifically trailer wash waters) should be discontinued until approved by ADEQ in association with an APP, and a concrete berm or other secondary containment feature(s) should be provided as approved by ADEQ to prevent contaminants from the forklift repair facility from entering the drywell.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo redevelopment, renovation or expansion, including with respect to hospitality properties, executing property improvement plans (“PIPs”) required by the franchisors.

Below are descriptions of (a) certain of such Mortgaged Properties that are undergoing (or are required or expected to undergo) redevelopment, expansion and/or renovation where the approximate estimated cost thereof is equal to or greater than the lesser of $1,000,000 and 10% of the related Mortgage Loan’s principal balance and (b) certain of such Mortgaged Properties that are subject to material PIPs.

With respect to the Crystal Springs Resort Mortgage Loan (3.8%), the related borrowers have informed the related lender that they intend to complete approximately $14.3 million of renovations to the Mortgaged Property during the five years of the loan term, including but not limited to converting tennis and racquetball courts and other areas to additional meeting space, creating new food and beverage and wedding venues and expanding existing ones, expanding the indoor pool complex, expanding a lobby market at the Grand Cascades Lodge and adding 16 new hotel units (which hotel units will not be part of the collateral, but are expected to be rented by the borrowers on behalf of the unit owners pursuant to rental management agreements, similarly to the other hotel rooms related to the Mortgaged Property). At origination, the borrowers deposited $5,074,000 into a capital expenditure account for such renovations.  The remaining estimated cost of such renovations has not been reserved for.  It is anticipated that such renovations, if effected, will be made from funds deposited into the furniture, fixtures and equipment reserve under the loan documents, or from excess cash flow.  We cannot assure you that such sources of funding will be sufficient to pay for the remaining costs of such renovations.  Furthermore, the mortgage loan documents do not require that such renovations be completed. We cannot assure you that any such renovations will be completed.

With respect to the Broadcasting Square Mortgage Loan (2.3%), the related borrower is permitted to redevelop any or all of certain outparcel sites with new buildings at the related Mortgaged Property, provided that, among other things, (i) no event of default is continuing, (ii) the lender approves of the plans and specifications, (iii) the debt service coverage ratio at the time of the commencement of the outparcel redevelopment, taking into account the removal of the applicable existing building, is at least 1.25x and (iv) the aggregate average rental for each replacement building is no less than 80% of the pre-construction rental rate.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessments of Property Value and Condition

Appraisals

For each Mortgaged Property, the related mortgage loan seller or other originator obtained a current (within five (5) months of the origination date of the Mortgage Loan) full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”). See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes”, “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes” and “—German American Capital Corporation—DB Originators’ Underwriting Guidelines and Processes”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value”.

Engineering Reports

In connection with the origination of each Mortgage Loan included in the trust, other than as identified below, the related mortgage loan seller or other originator obtained an engineering report with respect to the related Mortgaged Property with an engineering report dated within six (6) months of the Cut-off Date. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes“, “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes” and “—German American Capital Corporation—DB Originators’ Underwriting Guidelines and Processes”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Zoning and Building Code Compliance and Condemnation

In connection with the origination of each Mortgage Loan included in the trust, the related mortgage loan seller or other originator generally examined whether the use and occupancy of the related real property collateral was in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. In addition, certain Mortgaged Properties may be legal non-conforming uses that may be restricted after certain events, such as casualties, at the Mortgaged Properties. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes”, “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes” and “—German American Capital Corporation—DB Originators’ Underwriting Guidelines and Processes”. For example, in this regard we note the following:

With respect to the Storage Rentals of America – Palm Beach Gardens, – Nicholasville and – Parris Island Mortgaged Properties (1.0%), the Mortgaged Properties are legal non-conforming as to use.

With respect to the Lukas Wine and Spirits Mortgage Loan (0.5%), the use of the Mortgaged Property as a retail property is legal conforming. However, the use of the Mortgaged Property by the tenant as a liquor store required special approval because it is located within 200 feet from the property line of a church.  The use was approved in the current site plan.  However, if the Mortgaged Property is damaged by casualty in excess of 50% of its fair market value, a new approval would be required, and we cannot assure you that such an approval would be granted.  In addition, law and ordinance coverage was not obtained for the non-conformity of the tenant’s use.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and see representation and warranty number 24 on Annex D-1 and representation and warranty number 25 on Annex E-1 and the identified exceptions to those representations and warranties, if any, on Annex D-2, Annex E-2 and Annex E-3, respectively, for additional information.

Litigation and Other Considerations

There may be pending or threatened legal proceedings against, or other past or present criminal or adverse regulatory circumstances experienced by, the borrowers, the borrower sponsors and managers of the Mortgaged Properties and their respective affiliates arising out of the ordinary business of the borrowers, their sponsors, managers and affiliates. In addition, the Mortgaged Properties may be subject to ongoing litigation.

With respect to the 650 Madison Avenue Mortgage Loan (3.8%), the borrower, the borrower sponsor and guarantor, and affiliates thereof are subject to multiple pending lawsuits, for claims related to, among other things, torts, negligence, personal injury, and premises liability. Such legal proceedings and other disputes may be covered by insurance maintained by the borrower. However, certain types of litigation may not be covered by insurance. We cannot assure you that any insurance maintained by the borrower will be adequate to cover litigation, disputes and related expenses.

With respect to the Parkmerced Mortgage Loan (2.8%), the related borrower sponsor is involved in a pending litigation matter with a Stellar Management (“Stellar”) employee, the plaintiff. The plaintiff alleges that he and the borrower sponsor formed an oral contract before the borrower sponsor left Stellar under which the plaintiff was entitled to receive a 2.5% interest in the Mortgaged Property that would grow over time. The plaintiff alleges that the borrower sponsor has refused to abide by the terms of this oral contract. The plaintiff has filed a lawsuit against the borrower sponsor for the borrower sponsor’s alleged failure to comply with their oral contract. The plaintiff seeks monetary damages and a declaration that he has a continuing interest in the Mortgaged Property. The plaintiff does not specify the precise amount of damages he is seeking because he claims that the borrower sponsor has withheld certain financial records that would indicate the value of the plaintiff’s alleged interest in the Mortgaged Property. However, the plaintiff pleads that that the amount of damages is believed to be no less than $12,000,000.

With respect to the Broadcasting Square Mortgage Loan (2.3%), an officer of the borrower entities who is also a beneficiary and settlor of one of the guarantor trusts served as the CEO of Rite Aid in the 1990s. He and five former Rite Aid executives were convicted of charges stemming from overstating $1.6 billion in corporate earnings in the 1990s. On June 21, 2002, the SEC filed accounting fraud charges against the officer and the five executives. Additionally, the defendants were also responsible for public reports that failed to accurately disclose several related transactions by the officer, including one in which he arranged for Rite Aid to transfer $2.6 million to a partnership between the officer and a relative reportedly for the purpose of purchasing a new 83-acre site for Rite Aid’s headquarters. The officer also made material misrepresentations to Rite Aid’s lenders in order to obtain a loan. On May 27, 2004, the officer pled guilty to the charges of conspiracy to defraud and conspiracy to construct justice and was sentenced to 96 months in federal prison and ordered to pay criminal monetary penalties, which was satisfied on July 19, 2004.

With respect to the Calyxt Headquarters Mortgage Loan (0.8%), Kefei Wang (an individual) is a co-manager of the sole member/manager of the related borrower. The non-recourse carveout guarantor is the other co-manager of the sole member/manager of the related borrower. Mr. Wang entered into an agreement with the SEC to cease and desist from acting as an unregistered broker-dealer in connection with his receipt of referral fees for introducing EB-5 investors to an entity offering EB-5 investments, and pursuant to an SEC order dated December 7, 2015 was required to disgorge $40,000 plus $1,590 of pre-judgement interest and pay a civil penalty of $25,000 to the SEC. In addition, Mr. Wang was censured by the CFA Institute in March 2017 in connection with the foregoing events.

With respect to the Washington Road Self Storage Mortgage Loan (0.7%), one of the related guarantors is named as a defendant in an intercompany lawsuit involving unrelated entities. The plaintiff, who was the related borrower sponsor’s former partner, alleges that the applicable guarantor received excessive compensation and misused an unrelated company’s trade secrets to his personal advantage. The amount claimed is $10,000,000. A motion to dismiss was argued on March 5, 2019 and the parties are awaiting a ruling.

With respect to the North Pointe Mortgage Loan (0.5%), the non-recourse carveout guarantor, Kenneth Levy, was a defendant (among other defendants) of various shareholder derivative suits filed in state and federal courts during 2006-2009, in his capacity as the former Chairman of the board of directors, compensation committee member, director and CEO of KLA-Tencor. Certain of these suits were related to an investigation of KLA-Tencor by the SEC and other federal agencies regarding alleged illegal backdated stock option grants and materially misleading financial reporting between 1997-2005. Mr. Levy left KLA-Tencor and became Chairman Emeritus of the company in October, 2006. In mid-2007, KLA-Tencor (i) retroactively re-priced all outstanding stock options held by Mr. Levy and other executives, resulting in KLA-Tencor’s restating financial results from mid-1997 to mid-2002, and taking a non-cash charge of $370 million for stock-based compensation expenses and (ii) reached a settlement with the SEC. In early 2008, KLA-Tencor agreed to pay $65 million to settle a shareholder lawsuit over backdated stock-option grants. Other shareholder derivative suits were filed during 2006-2009 against Mr. Levy (and other defendants) as board member and compensation committee member of three other public companies with similar investigations on stock option grants backdating; however, each such action was settled or dismissed with prejudice.

We cannot assure you that any such proceeding would not have an adverse effect on, or provide any indication of the future performance of the borrowers, borrower sponsors and managers related to, the Mortgage Loans.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”.

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

Loan Purpose

Twenty-five (25) of the Mortgage Loans (56.7%) were, in whole or in part, originated in connection with the borrower’s refinancing of a previous mortgage loan secured by the Mortgaged Property.

Twenty-five (25) of the Mortgage Loans (37.8%) were, in whole or in part, originated in connection with the borrower’s acquisition of the related Mortgaged Property.

Two (2) of the Mortgage Loans (5.5%) was, in whole or in part, originated in connection with the borrower’s recapitalization of the related Mortgaged Property.

Default History, Bankruptcy Issues and Other Proceedings

With respect to certain of the Mortgage Loans, (a) related borrowers, sponsors and/or key principals (or affiliates thereof) have previously sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed in lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff or (b) a Mortgaged Property was acquired by the related borrower or an affiliate thereof through foreclosure or a deed in lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership. For example, within approximately the last 10 years, with respect to the 20 largest Mortgage Loans:

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With respect to the Kent Station Mortgage Loan (4.2%), the borrower sponsors and their affiliates have controlled entities that have filed for bankruptcy, were borrowers under loans that went into maturity default or were transferred to special servicing, and have been named as defendants in lawsuits brought by various lenders.

With respect to certain of the Mortgage Loans, related borrowers, sponsors and/or key principals (or affiliates thereof) may previously have been the subject of personal bankruptcy proceedings, or a related Mortgaged Property has previously been involved in a borrower, principal or tenant bankruptcy.  For example, within approximately the last 10 years, with respect to the 15 largest Mortgage Loans:

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With respect to the Parkmerced Mortgage Loan (2.8%), the related Mortgaged Property previously secured a $550,000,000 mortgage loan made in 2005, which was transferred into special servicing shortly before its maturity in 2010 and subsequently defaulted at maturity. The loan was subsequently restructured with a maturity date extension in connection with a principal payment of $10,000,000. Such loan was refinanced in 2012 with a mortgage loan in the amount of $450,000,000. The 2012 mortgage loan was repaid in full. As of the origination date of the subject Mortgage Loan, the previous mortgage loan secured by the Mortgaged Property was in default due to the borrower’s failure to make the balloon payment on the related maturity date of November 8, 2019. At the time of the default, the borrower was in the process of negotiating the subject Mortgage Loan, and the servicer of the previous mortgage loan agreed to up to 60 days of forbearance in order for the subject Mortgage Loan and related mezzanine loan to be originated.

 The previous mortgage loan was repaid in full on the origination date of the subject Mortgage Loan, 18 days after the original default.

We cannot assure you that there are no other bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workout matters that involved one or more Mortgage Loans or Mortgaged Properties, and/or a guarantor, borrower, borrower sponsor or other party to a Mortgage Loan.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans”, “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”  and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have single tenants as set forth below:

●	Seventy (70) of the Mortgaged Properties (15.9%) securing, in whole or in part, fourteen (14) Mortgage Loans, are leased to a single tenant.

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Excluding Mortgaged Properties that are part of a portfolio of Mortgaged Properties, no Mortgaged Property leased to a single tenant secures a Mortgage Loan representing more than approximately 1.5% of the Initial Pool Balance.

With respect to certain of these Mortgaged Properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the Mortgage Loans or the related tenant may have the right to terminate the lease prior to the maturity date of the Mortgage Loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related Mortgage Loans.

The Mortgaged Properties have certain tenant concentrations (among the five largest tenants (based on net rentable area)) across multiple Mortgaged Properties securing 2.5% or more of the Initial Pool Balance (based on allocated loan amount), as set forth below:

●	Target is a tenant at each of The Shoppes at Blackstone Valley and 510 East 14th Street Mortgaged Properties (6.4%).

●	Dick’s Sporting Goods is a tenant at each of The Shoppes at Blackstone Valley and Broadcasting Square Mortgaged Properties (6.0%).

●	JPMorgan is a tenant at each of the 560 Mission Street and Property Commerce Portfolio – Winchester Town Center Mortgaged Properties (4.7%).

●	Bed Bath & Beyond is a tenant at each of the Broadcasting Square and Cobb Place Mortgaged Properties (3.4%).

●	Sally Beauty Supply is a tenant at each of the 510 East 14th Street, Baybrook Marketplace and Property Commerce Portfolio – Copperfield Mortgaged Properties (2.8%).

●	PCI Pharma is the sole tenant at each of the Mortgaged Properties securing the PCI Pharma Portfolio Mortgage Loan (2.6%).

See “—Lease Expirations and Terminations“ below, “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans

 Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans, see the related summaries attached as Annex A-3 to this prospectus. In addition, see Annex A-1 for tenant lease expiration dates for the five largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property. Even if none of the top 5 tenants at a particular Mortgaged Property, as identified on Annex A-1, have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may still be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly after, the maturity of the related Mortgage Loan. Identified below are certain material lease expirations or concentrations of lease expirations with respect to the Mortgaged Properties:

●	In certain cases, the lease of a single tenant, major tenant or anchor tenant at a multi-tenanted Mortgaged Property expires prior to the maturity date of the related Mortgage Loan.

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With respect to the Mortgage Loans secured, in whole or in part, by the Mortgaged Properties identified in the table below, such Mortgaged Properties are occupied by a single tenant under a lease that expires prior to, or in the same year of, the maturity of the related Mortgage Loan.

Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	Lease Expiration Date	Mortgage Loan Maturity Date/ARD
Starwood Industrial Portfolio – 1245 Lakeside Drive	0.1%	8/31/2024	12/6/2029
Starwood Industrial Portfolio – 12857 South Hamlin Court	0.1%	11/30/2029	12/6/2029
Starwood Industrial Portfolio – 1695 Glen Ellyn Road	0.1%	2/28/2027	12/6/2029
Starwood Industrial Portfolio – 221 South Swift Road	0.1%	8/31/2020	12/6/2029
Starwood Industrial Portfolio – 201 South Swift Road	0.1%	5/31/2023	12/6/2029
Starwood Industrial Portfolio – 1650 Northwind Parkway	0.1%	10/31/2022	12/6/2029
Starwood Industrial Portfolio – 215 45th Street	0.1%	4/30/2021	12/6/2029
Starwood Industrial Portfolio – 225 45th Street	0.1%	7/31/2020	12/6/2029
Starwood Industrial Portfolio – 235 45th Street	0.0%	9/30/2024	12/6/2029
Starwood Industrial Portfolio – 333 45th Street	0.1%	7/31/2024	12/6/2029
Starwood Industrial Portfolio – 3890 Perry Boulevard	0.1%	9/30/2022	12/6/2029
Starwood Industrial Portfolio – 2240 Creekside Parkway	0.1%	3/31/2024	12/6/2029
Starwood Industrial Portfolio – 5900 North Meadows Drive	0.2%	2/28/2023	12/6/2029
Starwood Industrial Portfolio – 4700 Ironwood Drive	0.1%	7/31/2026	12/6/2029
19100 Ridgewood	1.5%	5/31/2029	9/6/2029
Northport Industrial Portfolio – 45738-45778 Northport Loop West	0.7%	11/30/2027	12/6/2029
Martin Brower Phoenix Distribution Center	0.7%	6/30/2032	6/6/2032(1)
Tharp Portfolio – Big O Tires	0.1%	3/31/2021	12/6/2029
Tharp Portfolio – Starbucks Crawfordsville	0.1%	7/31/2029	12/6/2029

(1)	The Martin Brower Phoenix Distribution Center Mortgage Loan has an anticipated repayment date of December 6, 2029 and a final maturity date of June 6, 2032.

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With respect to the Mortgage Loans shown in the table below, one or more leases representing 50% or greater of the net rentable square footage of the related Mortgaged Property or portfolio of Mortgaged Properties (excluding Mortgaged Properties leased to a single tenant set forth in the bullet above) expire in a single calendar year prior to, or the same year as, the maturity date or Anticipated Repayment Date of the related Mortgage Loan. There may be other Mortgaged Properties as to which leases representing at least 50% or greater of the net rentable square footage of the related Mortgaged Property expire over several calendar years prior to maturity date or Anticipated Repayment Date of the related Mortgage Loan.

Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	% of Leased SF Expiring	Calendar Year of Expiration	Mortgage Loan Maturity Date/ARD
650 Madison Avenue	3.8%	52.3%	2024	12/8/2029
90 North Campus	3.8%	100.0%	2029	12/6/2029
349 Coleman Boulevard	0.7%	55.8%	2027	12/6/2029
North Pointe	0.5%	71.8%	2022	1/6/2030

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In addition, with respect to certain other Mortgaged Properties, there are leases that represent in the aggregate a material portion (but less than 50%) of the net rentable square footage of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity date or Anticipated Repayment Date of the related Mortgage Loan.

Furthermore, tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten Net Operating Income and/or Occupancy may be in financial distress, may have filed for bankruptcy or may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs. In addition, certain shadow anchor tenants may be in financial distress or may be experiencing adverse business conditions, which could have a negative effect on the operations of certain tenants at the Mortgaged Properties. Furthermore, commercial tenants having multiple leases may experience adverse business conditions that result in their deciding to close under-performing stores. For example, with respect to the 5 largest tenants at any Mortgaged Property:

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With respect to the Southcenter Mall Mortgage Loan (4.5%), JCPenney and Sears are anchors at the related Mortgaged Property. Certain of the tenant leases at the related Mortgaged Property permit tenants to terminate their leases and/or abate or reduce rent if JCPenney and/or Sears terminate their respective leases or go dark. We cannot assure you that JCPenney or Sears will not continue to report earnings losses or otherwise exhibit signs of financial distress or that their stores will remain open for business. We further cannot assure you that the closing of any other JCPenney or Sears stores will not impact other Mortgaged Properties securing Mortgage Loans in the Mortgage Pool.

We cannot assure you that any other tenant or anchor tenant at a Mortgaged Property will not close stores, including stores at or near the Mortgaged Property.

Terminations

Certain Mortgage Loans have material lease early termination options.  Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including (i) if the borrower for the applicable Mortgaged Property allows uses at the Mortgaged Property in violation of use restrictions in current tenant leases, (ii) if the borrower or any of its affiliates owns other properties within a certain radius of the Mortgaged Property and allows uses at those properties in violation of use restrictions, (iii) if the related borrower fails to provide a designated number of parking spaces, (iv) if there is construction at the related Mortgaged Property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the Mortgaged Property or otherwise violate the terms of a tenant’s lease, (v) upon casualty or condemnation with respect to all or a portion of the Mortgaged Property that renders such Mortgaged Property unsuitable for a tenant’s use or if the borrower fails to rebuild such Mortgaged Property within a certain time, (vi) if a tenant’s use is not permitted by zoning or applicable law, (vii) if the tenant is unable to exercise an expansion right, (viii) if the landlord defaults on its obligations under the lease, (ix) if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor, (x) if the tenant fails to meet certain sales targets or other business objectives for a specified period of time, (xi) if certain anchor or significant tenants at the subject property go dark or terminate their leases, (xii) if the landlord violates the tenant’s exclusive use rights for a specified period of time, or (xiii) based upon contingencies other than those set forth in this “—Lease Expirations and Terminations” section.  In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable Mortgaged Property are permitted, an unaffiliated or affiliated third party.  We cannot assure you that all or any of the borrowers will comply with their lease covenants or such third parties will act in a manner required to avoid any termination and/or abatement rights of the related tenant.

Identified below are certain termination rights or situations in which the tenant may no longer occupy its leased space rights or pay full rent.

In addition, certain of the tenant leases permit the related tenant to unilaterally terminate its lease or otherwise reduce its leased space upon providing notice of such termination within a specified period prior to the termination date. For example, among the 5 largest tenants by net rentable square footage at the Mortgaged Properties securing the largest 10 Mortgage Loans by aggregate Cut-off Date Balance, or those Mortgaged Properties with a tenant that leases at least 20% of the net rentable square footage at the related Mortgaged Property (in each case excluding government tenants, which are described further below):

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With respect to the 1633 Broadway Mortgage Loan (4.5%), the fourth largest tenant at the related Mortgaged Property, Morgan Stanley and Co., representing approximately 10.2% of the net rentable area, has the option to terminate its lease as to all or any portion (but not less than one full floor) of its space at any time after April 1, 2027, by providing 18 months’ notice and payment of a termination fee. The fifth largest tenant, Kasowitz Benson Torres, representing approximately 7.9% of the net rentable commercial area, has the right to terminate its lease as to one full floor, effective as of March 31, 2024, by providing notice by March 31, 2023.

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With respect to the 560 Mission Street Mortgage Loan (4.5%), the largest tenant at the related Mortgaged Property, JP Morgan, representing approximately 36.9% of the net rentable area, has the right at any time through September 30, 2021 to terminate its lease with respect to one full floor of its leased premises upon 12 months’ prior notice and payment of a termination fee. Additionally, the third largest tenant at the related Mortgaged Property, TIAA-CREF, representing approximately 9.7% of the net rentable area, has the one-time right to terminate its lease or any portion thereof effective as of March 31, 2023 by providing written notice on or before March 31, 2022 and payment of a termination fee. Additionally, the fifth largest tenant at the related Mortgaged Property, Seyfarth Shaw, representing approximately 7.9% of the net rentable area, has the one-time right to terminate its lease with respect to 10,099 square feet effective as of September 30, 2022 by providing written notice on or before September 30, 2021 and payment of a termination fee.

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With respect to the Starwood Industrial Portfolio Mortgage Loan (4.5%), the largest tenant at the 8401 Bearing Drive Mortgaged Property (0.3%), the Harvard Drug Store, representing approximately 73.6% of the net rentable area, has a one-time right to terminate its lease effective as of June 30, 2022, as follows: provided that the tenant is (A)(i) not in default under the lease and (ii) occupying less than 75% of the leased premises, or (B) the borrower, after written notice from the tenant, is unable to accommodate an expansion of at least 20% of the leased premises, then the tenant may terminate the lease by giving the borrower written notice no later than June 30, 2021, and paying the borrower an early termination fee of $775,000.  In addition, the sole tenant at the 333 45th Street Mortgaged Property (0.1%), Staley, has the right to terminate its lease as of July 31, 2021 by providing 270 days prior written notice and payment of a termination fee equal to 6 months of the rent in effect as of the termination date plus the unamortized leasing commission amount.

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With respect to the 650 Madison Avenue Mortgage Loan (3.8%), the second largest tenant at the related Mortgaged Property, Memorial Sloan Kettering Cancer Center, representing approximately 16.8% of the net rentable area, has the right to terminate its lease on any date between July 1, 2020 and June 30, 2022 by providing 18 months’ prior notice.

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With respect to the Calspan Building Mortgage Loan (3.7%), the second largest tenant at the related Mortgaged Property, CUBRC, representing approximately 14.8% of net rentable area, has the right to terminate its lease by providing 120 days’ notice at any time through December 31, 2023 and payment of a termination fee. In addition, the fourth largest tenant, Harper International, representing approximately 4.1% of the net rentable area, has the right to terminate its lease at any time by providing 12 months’ notice.

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With respect to The Lincoln Mortgaged Property (2.8%), the largest tenant, Spaces, representing approximately 39.7% of the net rentable area, has the right to terminate its lease at the end of the 123rd month of its lease term by providing six months’ notice.

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With respect to the Tharp Portfolio – Danville Retail Shoppes Mortgaged Property (0.2%), the second largest tenant, Leach & Sons, representing approximately 20.3% of the net rentable area, has the one-time right to terminate its lease on June 27, 2022 by providing written notice on August 1, 2021 and no later than August 31, 2021.

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With respect to the Walgreens – Abingdon Mortgaged Property (0.3%), Walgreens, the sole tenant, has the right to terminate its lease upon six months’ notice, effective as of December 31, 2028, and the last day of each 60th month thereafter.

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With respect to the Property Commerce Portfolio – Alvin II Mortgaged Property (0.1%), the largest tenant, MHHS, representing approximately 52.4% of the net rentable area, has the right to terminate its lease as of the last day of the fifth year of its term by providing 90 days’ notice, and the second largest tenant, Starbucks, representing 29.7% of the net rentable area, has the right to terminate its lease at any point in year six or year seven of its term by providing 120 days’ notice.

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With respect to the Tharp Portfolio – Crawfordsville Retail Mortgaged Property (0.1%), the largest tenant, Athletico Physical Therapy, representing approximately 53.1% of the net rentable area, has the right to terminate its lease on October 31, 2026 by providing six months’ notice, and the third largest tenant, Edward D. Jones, representing approximately 21.2% of the net rentable area at the Mortgaged Property, has the right to terminate its lease on October 1, 2022 by providing 90 days’ notice.

Certain of the tenant leases may permit the related tenant to terminate its lease and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time. We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid any termination and/or abatement rights. For example, taking into account the 5 largest tenants by net rentable square footage at those Mortgaged Properties securing the largest 15 Mortgage Loans by aggregate Cut-off Date Balance or those Mortgaged Properties with a tenant that leases at least 20% of the net rentable square footage at the related Mortgaged Property:

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With respect to the 510 East 14th Street Mortgage Loan (2.6%), the fourth largest tenant at the related Mortgaged Property, Sally Beauty Supply, representing approximately 3.5% of the net rentable commercial area, has the right to terminate its lease by providing 90 days’ notice after the fifth year if year-five sales are less than $600,000.

Certain of the Mortgaged Properties may have tenants that sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future.  For example, among the 5 largest tenants (based on net rentable area) at the 15 largest Mortgage Loans or in cases where 10% or more of the aggregate net rentable area at a Mortgaged Property is sublet:

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With respect to the 1633 Broadway Mortgage Loan (4.5%), the largest tenant at the related Mortgaged Property, Allianz Asset Management of America L.P., representing approximately 12.5% of the net rentable area, subleases approximately 6.4% of its space to Triumph Hospitality through December 30, 2030; (ii) the second largest tenant at the related Mortgaged Property, WMG Acquisition Corp, representing approximately 11.5% of the net rentable area, subleases approximately 1.1% of its space to Cooper Investment Partners LLC on a month-to-month basis;

and (iii) the fifth largest tenant at the related Mortgaged Property, Kasowitz Benson Torres, representing approximately 7.9% of the net rentable area, subleases approximately (x) 3.4% of its space to Delcath Systems, Inc. through February 28, 2021, (y) 6.1% of its space to Avalonbay Communities through October 31, 2026 and (z) 6.5% of its space to Cresa New York through April 30, 2021.

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With respect to the 19100 Ridgewood Mortgaged Property (1.5%), the sole tenant, Marathon Petroleum, has sub-leased approximately 23.8% of its space to EOG Resources and has gone dark with respect to an additional approximately 14.1% of its space and is in negotiations with the borrower sponsor to return such space in exchange for Marathon Petroleum extending their lease at the Mortgaged Property.

Certain of the tenant leases for the Mortgaged Properties may permit affected tenants to terminate their leases and/or abate or reduce rent if another tenant at the Mortgaged Property or a tenant at an adjacent or nearby property terminates its lease or goes dark, or if a specified percentage of the Mortgaged Property is unoccupied. For example, taking into account the 5 largest tenants by net rentable square footage at those Mortgaged Properties securing the largest 15 Mortgage Loans by aggregate Cut-off Date Balance:

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With respect to the Southcenter Mall Mortgage Loan (4.5%), the largest tenant, American Multi-Cinema, representing approximately 8.9% of the net rentable area of the Mortgaged Property, the third largest tenant, Round One, representing approximately 5.2% of the net rentable area of the Mortgaged Property, and the fifth largest tenant, H&M, representing approximately 3.1% of the net rentable area of the Mortgaged Property, may each pay reduced rent or terminate their respective leases if a specified percentage of the Mortgaged Property is unoccupied or certain tenants go dark.

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With respect to the Southcenter Mall Mortgage Loan (4.5%), the fifth largest tenant, H&M, representing approximately 3.1% of the net rentable area of the Mortgaged Property, has extended its lease through January 2029.  In addition, such lease was modified to include 4 additional 3-year extension options through January 2041.

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With respect to the Kent Station Mortgage Loan (4.2%), the largest tenant at the related Mortgaged Property, AMC, representing approximately 23.9% of the net rentable area of the Mortgaged Property, may, if 50% or more of the Mortgaged Property is not being conducted for business with the public for retail and entertainment uses as further described in its lease (i) abate the rent payable under its lease if such condition exists for a period of at least 9 months, provided, however, that if AMC otherwise elects to continue conducting business with the public during such period, AMC shall instead pay percentage rent in lieu of any and all other rent payable under its lease; or (ii) terminate its lease if such condition exists for a period of at least 18 months (except this period shall be 24 months, rather than 18 months, if during such 18 month period, any single tenant occupying more than 25,000 square feet shall have vacated its premises and at least 75% of such vacated space remains vacant as of the end of such 18 month period, as further described in its lease) by giving the related borrower 30 days’ prior notice. The fourth largest tenant at the related Mortgaged Property, Ram, representing approximately 2.7% of the net rentable area of the Mortgaged Property, may, (i) if AMC (or its successors or assigns) goes dark for a period of at least 90 consecutive calendar days, pay reduced or percentage rent under the terms of its lease, whichever is greater, until AMC or a new comparable anchor tenant with a similar primary use is open for business; or (ii) if AMC (or its successors or assigns) goes dark for a period of at least 12 months, terminate its lease upon 180 days’ prior notice to the related borrower, subject to certain terms and conditions as further described in its lease.

In addition, certain of the tenant leases may permit a tenant to go dark at any time. For example, taking into account the 5 largest tenants based on net rentable square footage at those Mortgaged Properties securing the largest 15 Mortgage Loans by aggregate Cut-off Date Balance or in cases where any Mortgaged Property is leased to a single tenant who has the option to go dark:

●

With respect to the Kent Station Mortgage Loan (4.2%), the largest tenant at the related Mortgaged Property, AMC, representing approximately 23.9% of the net rentable area, has the right to go dark upon 90 days’ prior notice. The borrower has a right to terminate by providing notice within 60 days after receipt of tenant’s go dark notice.

●

With respect to the 650 Madison Avenue Mortgage Loan (3.8%), the second largest tenant at the related Mortgaged Property, Memorial Sloan Kettering Cancer Center, representing approximately 16.8% of the net rentable area, has the right to go dark at any time.

●

With respect to The Shoppes at Blackstone Valley Mortgage Loan (3.8%), the second largest tenant, Kohl’s, representing approximately 11.1% of the net rentable area at the Mortgaged Property, and the fifth largest tenant, Marshalls, representing approximately 5.3% of the net rentable area at the Mortgaged Property, have the right to go dark at any time.  If the tenant remains dark for  more than (x) 12 months with respect to Kohl’s (unless the tenant is dark due to certain excusable events such as a borrower default or the building being repaired following a casualty), or (y) 180 days with respect to Marshalls, the related borrower has a right to terminate the lease.

●

With respect to the 510 East 14th Street Mortgage Loan (2.6%), the largest tenant at the related Mortgaged Property, Target, representing approximately 49.3% of the net rentable commercial area, has the right to go dark at any time; provided, however, that if the tenant ceases to operate more than 33% of the ground level premises for a continuous period of 180 days (the “Go Dark Event”), then the borrower has a right to terminate by providing notice on or prior to the date that is 180 days after the Go Dark Event.

●

With respect to the CVS – Houston TX Mortgage Loan (0.4%), CVS, the sole tenant at the Mortgaged Property, has the right to go dark at any time. If the tenant remains dark for more than 60 consecutive days, then the borrower has the right to terminate by providing 30 days’ notice.

●	With respect to the Walgreens – Abingdon Mortgaged Property (0.3%), Walgreens, the sole tenant at the Mortgaged Property, has the right to go dark at any time.

Certain of the Mortgaged Properties may be leased in whole or in part by government sponsored tenants. Government sponsored tenants frequently have the right to cancel their leases at any time or after a specific time (in some cases after the delivery of notice) or for lack of appropriations. For example, set forth below are certain government leases that individually represent more than 5% of the base rent at the related Mortgaged Property and have these types of risks. In addition, one or more leases at certain Mortgaged Properties representing less than 5% of the base rent could also have these types of risks.

Mortgaged Property Name	% of Initial Pool Balance by Allocated Loan Amount	Tenant(s)	% of Net Rentable Area	% of U/W Base Rent
Kent Station	4.2%	GSA	5.8%	7.1%
Property Commerce Portfolio – Broadmoor Village	0.2%	Texas Comptroller	3.5%	12.3%

(1)

Subject to certain requirements under the related lease, on each anniversary date of the tenant’s lease commencement, the total monthly rent of the lease may be adjusted by changes in the Consumer Price Index (CPI) reflecting percentage increases.

Certain other tenants may have the right to terminate the related lease or abate or reduce the related rent if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

Certain of the tenant leases may permit the related tenant to terminate its lease based upon contingencies other than those set forth above in this “—Terminations” section.

See “Description of the Top 15 Mortgage Loans” on Annex A-3 to this prospectus for more information on material termination options relating to the largest 15 Mortgage Loans.

Other

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy may not be in physical occupancy, may not have begun paying rent or may be in negotiation.  For example, with respect to (i) the largest 15 Mortgage Loans by aggregate Cut-off Date Balance, taking into account the 5 largest tenants by net rentable square footage or tenants individually or in the aggregate representing more than 25% of the net rentable area at the Mortgaged Property or (ii) Mortgaged Properties that are leased to a single tenant:

●

With respect to the 510 East 14th Street Mortgage Loan (2.6%), Citibank, representing approximately 7.9% of the net rentable commercial area, has executed a letter of intent but has not yet executed a lease or taken occupancy of its space. The expected lease commencement date is August 1, 2020 pursuant to the letter of intent. We cannot assure you that the tenant will execute its lease or take occupancy as expected or at all.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions”.

See Annex A-3 for more information on other tenant matters relating to the largest 15 Mortgage Loans.

Purchase Options and Rights of First Refusal

Below are certain purchase options, rights of first offer and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

With respect to the 15 largest Mortgage Loans, we note the following:

●

With respect to the Starwood Industrial Portfolio Mortgage Loan (4.5%), tenants at eight of the related Mortgaged Properties – 4820-4850 Indianapolis Road, 5900 North Meadows Drive, 775 Commerce Parkway West Drive, 333 45th Street, 8441 Bearing Drive, 999 Gerdt Court, 3890 Perry Boulevard and 1600-1640 Northwind Parkway – each have a right of first offer or right of first refusal to purchase the individual Mortgaged Properties (or portions thereof) leased by such tenants.  With the exception of MWI Veterinary Supply Co., the sole tenant at the 3890 Perry Boulevard Mortgaged Property, each such tenant has executed an estoppel certificate confirming such rights do not apply to a foreclosure or deed in lieu thereof.  However, such rights would apply to subsequent transfers following a foreclosure or deed-in-lieu thereof.

●

With respect to The Shoppes at Blackstone Valley Mortgage Loan (3.8%), the largest tenant at the related Mortgaged property, Target, representing approximately 16.1% of the net rentable area, ground leases its premises from the borrower pursuant to a ground lease that contains a right of first refusal in the event that the borrower sells its fee interest in the portion of the Mortgaged Property covered by the Target ground lease (but not if the borrower sells any more or any less than such portion).

●

With respect to the Crystal Springs Resort Mortgage Loan (3.8%), (i) the Township of Hardyston (the “Township”) has a purchase option to acquire one of the six golf courses at the related Mortgaged Property for a price of $1.00 if the Township forecloses the owner’s equity of redemption in, and acquires fee title to, at least one of the tax lots then comprising such golf course pursuant to non-appealable tax foreclosure proceedings. In addition, each of the Township and the Crystal Springs Community Association, Inc. has the right to acquire such golf course if the owner abandons such golf course and ceases to use it as a golf course for a period of six months. In addition, the owner of such golf course is required to offer annually to lease the quarry lake and associated areas and amenities to the Crystal Springs Community Association, Inc. for $1.00 for use as a recreational lake and recreational area.

●	With respect to Accuride Portfolio Mortgage Loan (1.6%), in the event that the borrower desires to sell any or all of the Mortgaged Properties, the sole tenant at each related Mortgaged Property,

Accuride Corporation, has a right of first offer to purchase the same. Such right of first offer does not apply to a transfer pursuant to a foreclosure or deed-in-lieu of foreclosure.

In addition, with respect to the Mortgage Loans not included in the 15 largest Mortgage Loans, PCI Pharma Portfolio (2.6%), Broadcasting Square (2.3%), Calyxt Headquarters (0.8%) and Walgreens – Abingdon (0.3%) Mortgaged Properties, are each subject to a purchase option, a right of first refusal and/or a right of first offer, upon satisfaction of certain conditions, to purchase all or a portion of the related Mortgaged Property in the event the related borrower decides to sell the related Mortgaged Property or its leased premises. Such rights are held by certain tenants, subtenants, sellers, franchisors, property managers, ground lessors, developers or owners’ associations at such Mortgaged Properties or other parties. The related right generally does not apply in the context of a foreclosure, deed-in-lieu or other exercise of remedies under the Mortgage Loan documents, though such rights may apply to subsequent purchasers following a foreclosure, deed-in-lieu or other exercise of remedies under the mortgage loan documents.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

Affiliated Leases

Certain of the Mortgaged Properties may be leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties at which at least 5.0% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the net rentable area at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower:

●

With respect to the Calspan Building Mortgage Loan (3.7%), the largest tenant at the Mortgaged Property, Calspan, representing approximately 60.0% of the net rentable area, is an affiliate of the borrower.

Other Mortgaged Properties may have tenants that are affiliated with the related borrower but those tenants do not represent more than 5.0% of the gross income or net rentable area of the related Mortgaged Property.

Certain of the Mortgaged Properties may be leased in whole or in part by relevant transaction parties or their affiliates. For example:

With respect to the 510 East 14th Street Mortgage Loan (2.6%), Citibank has executed a letter of intent to lease representing approximately 7.9% of the net rentable area. Citibank is an affiliate of Citi Real Estate Funding Inc., the originator and mortgage loan seller with respect to such Mortgage Loan.  We cannot assure you that the borrower did not receive more favorable loan terms than a borrower who is not a lender affiliate’s landlord (or potential landlord).  In addition, we cannot assure you that the tenant did not (or will not) receive more favorable lease terms than a tenant (or potential tenant) who is not a lender affiliate.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the projected gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. Thirteen (13) of the Mortgaged Properties (24.6%), are located in areas that are considered a high earthquake risk (seismic zone 3 or 4). These areas include all or parts of the states of California and Washington. Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 18%.

In the case of 134 Mortgaged Properties which secure in whole or in part 34 Mortgage Loans (79.1%), the related borrowers maintain insurance under blanket policies.

Certain of the Mortgaged Properties may be insured by, or subject to self-insurance on the part of, a sole or significant tenant or the property manager, as described below:

●

With respect to the Bellagio Hotel and Casino Mortgage Loan (4.5%), the related borrower may rely on the insurance provided by the master tenant at the Mortgaged Property. Such insurance is generally required to meet the requirements of the related mortgage loan documents, except that the tenant’s policies are permitted to vary from the requirements of the mortgage loan documents with respect to (x) the named storm sublimit, which must be no less than $700,000,000 per occurrence (which is less than full replacement cost), and (y) any property or terrorism deductible, which may be up to $2,500,000.

●

With respect to the 19100 Ridgewood (1.5%), BJ’s Wholesale Club – Bowie (1.4%) and Martin Brower Phoenix Distribution Center (0.7%) Mortgaged Properties, the related borrower may rely on the insurance or self-insurance provided by the single tenant, so long as the tenant’s lease is in effect and no default has occurred under the lease and the tenant’s insurance meets the requirements under the related loan documents. If the tenant fails to provide acceptable insurance coverage, the borrower must obtain or provide supplemental coverage to meet the requirements under the loan documents.

●

With respect to the Calyxt Headquarters (0.8%) and Lukas Wine and Spirits (0.5%) Mortgage Loans, the related borrower may rely on the insurance coverage provided by the sole tenant to satisfy its insurance requirements, so long as the tenant’s insurance continues to meet the requirements in the related loan agreement.

Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance” and see representation and warranty number 16 on Annex D-1 and representation and warranty number 17 on Annex E-1 and the identified exceptions to those representations and warranties, if any, on Annex D-2, Annex E-2 and Annex E-3, respectively, for additional information.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property.

Further, the Mortgaged Properties securing the Mortgage Loans may have zoning, building code, or other local law issues in addition to the issues described above.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions”.

Appraised Value

In certain cases, in addition to an “as-is” value, the appraisal states a value other than the “as-is” value that assumes that certain events will occur with respect to re-tenanting, construction, renovation or repairs at such Mortgaged Property. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value, other than as set forth below.

With respect to four (4) Mortgage Loans secured by the Mortgaged Properties identified in the definition of “Maturity Date/ARD LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions”, the related Maturity Date/ARD LTV Ratio is calculated using an Appraised Value other than the “as-is” Appraised Value. With respect to four (4) Mortgage Loans secured by the Mortgaged Properties identified in the definition of “Cut-off Date LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions”, the related Cut-off Date LTV Ratio is calculated using an Appraised Value other than the “as-is” Appraised Value.

In addition, the “as-is” Appraised Value may be based on certain assumptions or “extraordinary” assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy, the payment of tenant improvement or leasing commissions allowances, free or abated rent periods, increased tenant occupancies, or that certain renovations or property improvement plans have been completed. For example:

●

With respect to the 1633 Broadway Mortgage Loan (4.5%), the appraisal includes the extraordinary assumption that the owner has provided a $55,980,670 capital expenditure budget that is projected to occur over the initial 10 years of the investment holding period, which was utilized to estimate the value set forth in the appraisal. Such capital expenditures are not required and have not been reserved for under the Mortgage Loan documents, and we cannot assure you that they will be made.

●

With respect to the Crystal Springs Resort Mortgage Loan (3.8%), the Appraised Value for the related Mortgaged Property takes into account rental revenues from condominium units owned by third-party condominium unit owners and operated by the borrower as hotel guest rooms pursuant to rental management agreements. Following the expiration of the current terms of the rental management agreements, the condominium unit owners are not obligated to continue to include their units in such rental programs, and in addition, such rental management agreements may be terminated upon a sale of any such condominium units or upon a default by the borrower. The appraisal contains the following extraordinary assumptions, among others: assumptions that the current level of participation in the rental program would continue, and an additional 16 keys would be constructed by July 1, 2022 and added to such program, that a $14,329,469 renovation project would be completed in the first four years of the loan term (for which the appraisal deducted renovation costs), and that a $4.5 million renovation of guestrooms would take place in the first year of the loan term, which would be paid for by third-party condominium unit owners. See “—Redevelopment, Renovation and Expansion” above.

●	With respect to the 1016 Carroll Street Mortgage Loan (0.4%), the Appraised Value for the related Mortgaged Property includes $360,000 attributable a J-51 Exemption and/or J-51 Abatement,

 which has been applied for but had not been received as of the origination date.  See “—Real Estate and Other Tax Considerations.”

Appraised Values are further calculated based on certain other assumptions and considerations set forth in the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts. See Annex D-2, Annex E-2 and Annex E-3 for additional information.

●

With respect to the 1633 Broadway Mortgage Loan (4.5%), there is no separate non-recourse carveout guarantor or environmental indemnitor, and the related single-purpose entity borrower is the sole party responsible for breaches or violations of the nonrecourse carve-out provisions in the related Mortgage Loan documents.

●

With respect to the 560 Mission Street Mortgage Loan (4.5%), there is no separate nonrecourse carve-out guarantor or environmental indemnitor, and the related single-purpose entity borrower is the sole party responsible for breaches or violations of the nonrecourse carve-out provisions in the related Mortgage Loan documents.

●

With respect to the Starwood Industrial Portfolio Mortgage Loan (4.5%), the non-recourse carveout guarantor’s liability under the bankruptcy-related carveouts is limited to 20% of the then-current outstanding principal balance of the related Whole Loan.

●

With respect to the Bellagio Hotel and Casino Mortgage Loan (4.5%), the non-recourse carveout guarantor’s liability for bankruptcy related recourse events is capped at an amount equal to 10% of the outstanding principal balance of the related Whole Loan as of the date of the event. In addition, only the related single purpose entity borrower, and not the non-recourse carveout guarantor, is liable for breaches of environmental covenants, and the single purpose entity borrower is the only party liable under the environmental indemnity; provided, however, that if the borrower fails to maintain an environmental insurance policy as required under the Mortgage Loan documents, the non-recourse carveout guarantor is liable for losses relating to breaches of environmental covenants other than (x) for any amounts in excess of the applicable coverage amounts under the environmental policy had the same been renewed, replaced or extended as required under the loan agreement and (y) for any amounts recovered under the environmental policy. At origination of the Mortgage Loan, the related borrower obtained an environmental insurance policy issued by Evanston Insurance Company for an initial term of five years, expiring November 15, 2024, which is prior to the related maturity date. We cannot assure you that the borrower will obtain a new environmental insurance upon expiration. In addition, as described in the exception to representation and warranty number 17 on Annex E-2, the environmental insurance policy does not comply with the requirements set forth in the mortgage loan documents. Further, the non-recourse carveout guarantor’s liability for transfers in violation of the Mortgage Loan documents is not full recourse, but is limited to losses only.

●

With respect to the Southcenter Mall Mortgage Loan (4.5%), the non-recourse carveout guarantor’s liability under the bankruptcy-related carveouts is limited to 20% of the then-current outstanding principal balance of the related Whole Loan.

●

With respect to the 650 Madison Avenue Mortgage Loan (3.8%), the liability for each guarantor (i) with respect to the full recourse carveouts relating to bankruptcy and substantive consolidation is capped at $80,000,000 (which is 10% of the original principal amount of the related Whole Loan) and (ii) with respect to all other guaranteed obligations is capped at $400,000,000 (which is 50% of the original principal amount of the related Whole Loan), in each case plus costs and expenses related to enforcement.

●

With respect to the Charleston On 66th Mortgage Loan (2.8%), the non-recourse carveout guarantor’s liability under the bankruptcy-related carveouts is limited to 20% of the then-current outstanding principal balance of the related Whole Loan, plus all reasonable out-of-pocket costs and expenses actually incurred by the lender in the enforcement of, or the preservation of the lender’s rights under, the non-recourse carveout guaranty. In addition, only the related single purpose entity borrower, and not the non-recourse carveout guarantor, is liable for breaches of environmental covenants, and the single purpose entity borrower is the only party liable under the environmental indemnity; provided, however, that if the borrower fails to maintain an environmental insurance policy as required under the Mortgage Loan documents, the non-recourse carveout guarantor is liable for losses relating to breaches of environmental covenants other than for any amounts in excess of the applicable coverage amounts under the environmental policy had the same been renewed, replaced or extended as required under the loan agreement.

●

With respect to the Harvey Building Products Mortgage Loan (1.5%), only the related borrower executed the environmental indemnity agreement. The related guarantor is not a party to the environmental indemnity agreement, but the related guaranty executed by the guarantor provides that the guarantor is liable for any payment, indemnification or reimbursement obligations pursuant to the related environmental indemnity agreement.

●	With respect to the Calyxt Headquarters Mortgage Loan (0.8%), the related guarantor is a citizen of the People’s Republic of China who resides in California.

●

The non-recourse carveout provisions contained in certain of the Mortgage Loan documents may also limit the liability of the non-recourse carveout guarantor for certain monetary obligations or covenants related to the use and operation of the Mortgaged Property to the extent that there is sufficient cash flow generated by the Mortgaged Property and made available to the related borrower and/or non-recourse carveout guarantor to take or prevent such required action.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”.

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties:

●

With respect to the 510 East 14th Street Mortgage Loan (2.6%), the related Mortgaged Property is currently in the second year of a 35-year New York tax abatement program known as 421-a. The Mortgaged Property receives a 100% exemption of taxes on improvements for the first 25 years, and an exemption of 31.25% for the final 10 years. Taxes were underwritten at the current abated tax amount of $826,024 per annum.

●

With respect to the Van Aken District Mortgage Loan (4.0%), the related borrower sponsor received a 30-year tax incentive financing (“TIF”) benefit from the City of Shaker Heights, which runs through 2047. The TIF provides that 82% of all taxes owed in excess of $157,000 per annum to be abated. The related appraisal concluded that the net present value of the TIF benefit is $36,900,000. There can be no assurances that such TIF benefit will remain in effect. Taxes were underwritten at

$478,478 per annum. We cannot assure you that the TIF benefit will not be revoked or modified by the city.

●

With respect to the 1016 Carroll Street Mortgage Loan (0.4%), the related borrower has applied for an exemption and abatement under New York State’s J-51 program (the “J-51 Program”), which program affords to a multifamily building owner who makes capital improvements to a rental building (i) a tax exemption (a “J-51 Exemption”), for a period of time, from the increase in the assessed tax value that would otherwise result from capital improvements and/or (ii) a tax abatement (a “J-51 Abatement”), for a period of time, from the existing real estate taxes that otherwise apply to the building. The appraised value includes $360,000 attributable to the net present value of the J-51 Exemption and J-51 Abatement.  The borrower has applied for a J-51 Exemption and J-51 Abatement.  The Mortgage Loan was underwritten based on the projected average tax during the term of the Mortgage Loan, after taking into account the abatement. We cannot assure you that the abatement will be approved.  At origination, an amount of $455,000 was escrowed until the J-51 Exemption and/or J-51 Abatement are in place.

See “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds” and see representation and warranty number 17 on Annex D-1 and representation and warranty number 18 on Annex E-1 and the identified exceptions to those representations and warranties, if any, on Annex D-2, Annex E-2 and Annex E-3, respectively, for additional information.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

Twenty-eight (28) Mortgage Loans (67.5%) are interest-only until the maturity date.

Seventeen (17) Mortgage Loans (26.5%) provide for payments of interest-only for the first 24-60 months following the origination date and thereafter provide for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of the related Mortgage Loan and therefore have an expected Balloon Balance at the related maturity date.

Six (6) Mortgage Loans (5.4%) are amortizing until the maturity date and then have an expected Balloon Balance at the maturity date.

One (1) Mortgage Loan (excluding interest-only and partial interest-only Mortgage Loans) (0.7%) provides for payments of interest until the maturity date or Anticipated Repayment Date and then has an expected Balloon Balance at the related maturity date or Anticipated Repayment Date.

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

Overview of Due Dates

Due Date	Default Grace Period (Days)	Number of Mortgage Loans	Approx. % of Initial Pool Balance
6	0	46	77.8%
1	5	3	11.1
5	0	1	4.5
8	0	1	3.8
9	0	1	2.8
Total		52	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on fee simple and/or leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

Fifty-one (51) of the Mortgage Loans (97.2%) and the Trust Subordinate Companion Loan accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”). One (1) of the Mortgage Loans (2.8%) accrues interest on the basis of a 360-day year consisting of twelve 30-day months (“30/360 Basis”).

ARD Loan

The Martin Brower Phoenix Distribution Center Mortgage Loan (0.7%) (the “ARD Loan”), provides that, after a certain date (the “Anticipated Repayment Date”), if the related borrower has not prepaid the ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the stated Mortgage Rate (the “Initial Rate”). See Annex A-1 for the Anticipated Repayment Date and the Revised Rate for the ARD Loan.

On or after the Anticipated Repayment Date, the ARD Loan further requires that all cash flow available from the related Mortgaged Property after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents and all escrows and property expenses required under the related Mortgage Loan documents be used to accelerate amortization of principal (without payment of any yield maintenance charge or prepayment premium) on the ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on the ARD Loan after its Anticipated Repayment Date, the payment of Excess Interest, to the extent actually collected, will be deferred and will be required to be paid, only after the outstanding principal balance of the ARD Loan (and any related Companion Loan) has been paid in full, at which time the Excess Interest will be paid to the holders of the Class S certificates and the owners of the VRR interest. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Anticipated Repayment Date Loans”.

Prepayment Protections and Certain Involuntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of prepayment lockout, defeasance and/or yield maintenance provisions.  Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge or a prepayment premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately 3 to 7 payments) up to and including the stated maturity date or Anticipated Repayment Date.  See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Partial Releases” below.

Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing.  See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in this prospectus.  In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan or the allocated loan amount of the related Mortgaged Property (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●

will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

●

if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and Annex A-3 for more information on reserves relating to the Mortgage Loans.

Voluntary Prepayments

As of the Cut-off Date, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

One (1) Mortgage Loan (2.8%) permits the related borrower to prepay the Mortgage Loan with the payment of a yield maintenance charge if such repayment occurs prior to the related open prepayment period.

Five (5) Mortgage Loans (7.7%) permit the related borrower, after a lockout period of 8 to 36 payments following the origination date, to prepay the Mortgage Loan with the payment of the greater of a yield maintenance charge and a prepayment premium of 1%, as applicable, of the prepaid amount if such repayment occurs prior to the related open prepayment period.

With respect to eight (8) Mortgage Loans (24.8%) (the “YM/Defeasance Loans”), the related Mortgage Loan documents permit the related borrower (i) to substitute U.S. government securities as collateral and obtain a release of the related Mortgaged Property after a lockout period of at least two years from the Closing Date and prior to the open prepayment period, or (ii) prepay the Mortgage Loan in whole or in part with the payment of the greater of a yield maintenance charge and a prepayment premium of 0.5%, 1% or 4% of the prepaid amount, during a prepayment period beginning in the months between 0 and 26 months, as applicable, following the origination date of the respective Mortgage Loan, and prior to the open prepayment period.

The Mortgage Loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the stated maturity date or Anticipated Repayment Date, as follows:

Prepayment Open Periods(1)

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
4	27	51.5%
7	8	26.1
5	10	12.9
3	5	6.4
6	2	3.1
Total	52	100.0%

(1)	See Annex A-1 for specific criteria applicable to the Mortgage Loans.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons satisfying qualification criteria set forth in the related loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;

●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;

●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

●

the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders or the Pooled VRR Interest Owners); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

Defeasance; Collateral Substitution

The terms of thirty-eight (38) of the Mortgage Loans (the “Defeasance Loans”) (64.7%) permit the applicable borrower at any time (provided no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the Mortgage Loan (a “Defeasance Option”) in connection with a defeasance. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

As described under “—Prepayment Protections and Certain Involuntary Prepayments” above, 8 of the Mortgage Loans (24.8%) are YM/Defeasance Loans.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other loan documents executed in connection with the Defeasance Option, and (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date or Anticipated Repayment Date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity, the balloon payment, or Anticipated Repayment Date, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect.

For additional information on Mortgage Loans that permit partial defeasance, see “—Partial Releases” below.

In general, if consistent with the related loan documents, a successor borrower established, designated or approved by the master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment, a partial substitution, or for no consideration in the case of parcels that are vacant, non-income producing or were not taken into account in the underwriting of the Mortgage Loan, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans may permit the addition of real property to the Mortgage Loan collateral.

Partial Releases; Partial Defeasance

With respect to the Starwood Industrial Portfolio Mortgage Loan (4.5%), after the earlier of (i) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of such Mortgage Loan to be securitized and (ii) November 26, 2022, and provided that no event of default under the related Mortgage Loan documents exists, the borrower has the right to obtain the release of any of the individual related Mortgaged Properties (each such property, a “Released Property”), provided certain conditions are satisfied, including (1) sale of such Released Property is pursuant to an arm’s-length agreement to a third party not affiliated with any related borrower, (2) payment of a release price equal to (A) for releases with respect to the first 20% of the outstanding principal balance of the related Whole Loan, 105% of the related allocated loan amount for the related Released Property and (B) for all releases thereafter, 110% of the allocated loan amount for the related Released Property, provided that, if in connection with any release, the related Released Property straddles one or more release price ranges, the actual release price for such related Released Property will be the pro rata average of the applicable release price ranges, (3) payment, if applicable, of a prepayment premium equal to the greater of 1% of the applicable release price of the Mortgage Loan and a yield maintenance amount, (4) the aggregate debt yield of the Mortgage Loan after giving effect to the release is no less than the greater of (x) 7.77% and (y) the aggregate debt yield immediately prior to the release, so long as such aggregate debt yield is not greater than 8.45%, and (5) satisfaction of REMIC-related requirements.

With respect to the Southcenter Mall Mortgage Loan (4.5%), the borrower may obtain the release of (i) the non-income producing parcel of land and its currently un-owned improvements designated as the “Firestone Parcel”, (ii) the parcel of land designated as the “Post Office Parcel” and/or (iii) any other unimproved (or improved solely with surface parking, landscaping, hardscaping and/or utilities that do not serve the remaining Mortgaged Property or are readily relocatable), non-income producing, non-material portion of the Mortgaged Property (each, a “Release Parcel”), subject to the satisfaction of the conditions set forth in the related Mortgage Loan documents, including, among others, (1) no event of default is continuing; (2) evidence satisfactory to the lender that such Release Parcel is a legally subdivided parcel from the Mortgaged Property and is on a separate tax lot; (3) the conveyance of such Release Parcel does not (a) adversely affect the use or operation of, or access to or from, the remaining Mortgaged Property, (b) cause any portion of the remaining Mortgaged Property to be in violation of any legal, zoning or parking requirements, or (c) create any liens on the remaining Mortgaged Property; (4) compliance with all REMIC requirements; and (5) only with respect to the Post Office Parcel, payment of a release price of $1,275,000 together with the yield maintenance premium (if applicable). In addition, with respect to each of the Release Parcels, the borrower must enter into (a) a “no poaching” agreement between the borrower and the related transferee with respect to the tenants under leases at the Mortgaged Property, to which the lender is a third-party beneficiary and (b) an agreement with respect to restrictions and criteria on the use of such land parcel after the release.

With respect to the 650 Madison Avenue Mortgage Loan (3.8%), provided that no event of default is continuing under the related Mortgage Loan documents (other than an event of default that would be cured by a partial defeasance and the associated release), at any time after the earlier of (a) November 26, 2022 and (b) the date that is two years after the closing date of the securitization that includes the last note to be securitized, and provided that a Condominium Conversion has occurred, the borrower may deliver defeasance collateral and obtain release of one or more individual Condominium Units provided that, among other conditions, (i) the defeasance collateral is in an amount equal to or greater than 125% of the allocated loan amount for the individual Condominium Units being released, (ii) loan-to-value ratio with respect to the Condominium Units remaining subject to the lien of the mortgage after such partial defeasance must be equal to or less than 67%, (iii) the debt yield with respect to the remaining Condominium Units for the four calendar quarters then most recently ended, recalculated to include only income and expense attributable to the portion of the Mortgaged Property that continues to be subject to the liens of the Mortgage Loan documents after the contemplated release and to exclude the interest expense on the aggregate amount defeased, may not be less than the greater of (x) 7.3% and (y) the lesser of (a) the debt yield immediately prior to such release, and (b) 9.125%, (iv) the borrower delivers a REMIC opinion, and (v) if requested by lender, the borrower delivers a rating agency confirmation. See “—Mortgage Pool Characteristics—Condominium Interests and Other Shared Interests” above.

With respect to the Crystal Springs Resort Mortgage Loan (3.8%), the Mortgage Loan permits the release of four parcels, aggregating approximately 8.5 acres, which are unimproved or improved only by a vacant leasing office, without prepayment or defeasance, provided that certain conditions are satisfied, including REMIC related conditions.

With respect to the Calspan Building Mortgage Loan (3.7%), the Mortgage Loan permits the release of an undeveloped approximately four-acre portion of the Mortgaged Property without prepayment or defeasance, provided that certain conditions are satisfied, including REMIC conditions.

With respect to the Storage Rentals of America Portfolio Mortgage Loan (3.1%), from and after the second anniversary of the Closing Date, provided that no event of default is then continuing, the related borrowers may obtain the release of one or more of the related Mortgaged Properties by defeasing a portion of the Mortgage Loan subject to the satisfaction of certain conditions, including, but not limited to: (i) after giving effect to such release, the debt service coverage ratio (as calculated under the related Mortgage Loan documents) of the remaining Mortgaged Properties is no less than the greater of (x) 1.72x and (y) the debt service coverage ratio immediately prior to such release; (ii) after giving effect to such release, the debt yield (as calculated under the Mortgage Loan documents) of the remaining Mortgaged Properties is no less than the greater of (x) 9.37% and (y) the debt yield immediately prior to such release; (iii) the borrowers’ delivery to the lender of satisfactory evidence that each released Mortgaged Property has been or will contemporaneously with such partial defeasance be conveyed to an unaffiliated third party in an arms’-length transaction; (iv) the portion of the Mortgage Loan subject to such partial defeasance is not less than the sum of the greater of (x) 120% of the allocated loan amount with respect to each released Mortgaged Property and (y) 80% of the net sales proceeds for each released Mortgaged Property and (v) satisfaction of customary REMIC requirements. In addition, prior to the second anniversary of the Closing Date, provided that no event of default is then continuing, at borrowers’ request the lender will release the Parris Island Mortgaged Property in connection with a bona fide sale of the Parris Island Mortgaged Property to an unaffiliated third party subject to the satisfaction of certain conditions, including, but not limited to: (i) after giving effect to such release, the debt service coverage ratio (as calculated under the Mortgage Loan documents) of the remaining Mortgaged Properties is no less than the greater of (x) 1.72x and (y) the debt service coverage ratio immediately prior to such release; (ii) after giving effect to such release, the debt yield (as calculated under the Mortgage Loan documents) of the remaining Mortgaged Properties is no less than the greater of (x) 9.37% and (y) the debt yield immediately prior to such release; (iii) the borrowers deliver prepayment, together with the applicable yield maintenance premium, in an amount equal to the greater of (x) $1,318,840.80 and (y) 80% of the net sales proceeds from such sale of the Parris Island Mortgaged Property; and (iv) satisfaction of customary REMIC requirements.

With respect to the PCI Pharma Portfolio Mortgage Loan (2.6%), the borrower may obtain the release of up to three of the Mortgaged Properties from the lien of the Mortgage Loan documents following (x) a casualty or condemnation of a Mortgaged Property that results in the master tenant terminating its master lease with respect to such property (y) the occurrence of an event of default with respect to a Mortgaged Property (a “Permitted Release Default Event”), subject to the satisfaction of certain terms and conditions including, without limitation (i) the borrower prepays or defeases a portion of the Mortgage Loan equal to 115% of the allocated loan amount for such property (or 120% with respect to a release due to a Permitted Release Default Event), plus the payment of a yield maintenance premium (if applicable) (ii) no event of default is continuing, or in the case of a release due to a Permitted Release Default Event, (w) the release would cure such event of default, (x) such event of default is not the result of the borrower’s gross negligence or willful misconduct, (y) no other event of default is continuing, and (z) the release will be completed prior to the expiration of the cure period for such event of default (which may be extended if the borrower is diligently pursuing such cure), and (iii) the borrower has delivered a REMIC opinion.

With respect to the Property Commerce Portfolio Mortgage Loan (2.3%), from and after the earlier of (a) the third anniversary of the origination date of the Mortgage Loan, and (b) the date that is two years after the closing date of the securitization that includes the last note in the related Whole Loan to be securitized, provided that no event of default is then continuing, the related borrower may obtain the release of one or more of the related Mortgaged Properties subject to the satisfaction of certain conditions including, but not limited to: (i) the borrower prepays a portion of the Mortgage Loan equal to the greater of (x) 120% of the allocated loan amount with respect to each released Mortgaged Property and (y) 80% of the net sales proceeds from each released Mortgaged Property (plus any applicable yield maintenance premium); (ii) after giving effect to such release, (a) the debt yield (as calculated under the Mortgage Loan documents) of the remaining Mortgaged Properties is no less than the greater of (x) 10.88% and (y) the debt yield immediately prior to such release, (b) the debt service coverage ratio (as calculated under the Mortgage Loan documents) of the remaining Mortgaged Properties is no less than the greater of (x) 1.99x and (y) the debt service coverage ratio immediately prior to such release, and (c) the loan-to-value ratio (as calculated under the Mortgage Loan documents) of the remaining Mortgaged Properties is equal to or less than 59.66%; and (iii) the borrower provides a REMIC opinion and Rating Agency Confirmation.

With respect to the Harvey Building Products Mortgage Loan (1.5%), provided that no event of default is continuing under the related Mortgage Loan documents, at any time after the earlier of (a) the third anniversary of the origination date of the Mortgage Loan, and (b) the date that is two years after the closing date of the securitization that includes the last note in the related Whole Loan to be securitized, the borrower may (i) deliver defeasance collateral and obtain release of one or more individual Mortgaged Properties (except for the following individual Mortgaged Properties, which are not permitted to be released: (1) the Londonderry / Manufacturing Mortgaged Property (0.3%), (2) the Dartmouth / Manufacturing Mortgaged Property (0.2%), and (3) the Waltham Corporate Mortgaged Property (0.1%) (such Mortgaged Properties, collectively, the “Restricted Release Properties”)), and/or (ii) partially prepay the Mortgage Loan and obtain release of one or more individual Mortgaged Properties (except that the Restricted Release Properties are not permitted to be released), in each case, provided that, among other conditions, (i) the defeasance collateral or partial prepayment, as applicable, is in an amount equal to 110% of the allocated loan amount for the individual Mortgaged Property and, in connection with any partial prepayment, payment of any applicable yield maintenance premium, (ii) the borrower delivers a REMIC opinion, (iii) in the case of a partial defeasance, the borrower delivers a rating agency confirmation or, in the case of a partial prepayment, the borrower delivers a rating agency confirmation only if requested by the lender, (iv) as of the date of the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the debt service coverage ratio with respect to the remaining Mortgaged Properties is greater than the greater of (a) the debt service coverage ratio for all of the Mortgaged Properties as of the date of the consummation of the partial release, and (b) 1.51x, (v) as of the date of the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the loan-to-value ratio with respect to the remaining Mortgaged Properties is no greater than the lesser of (a) 67.5% and (b) the loan-to-value ratio for all of the Mortgaged Properties as of the date of the consummation of the partial release, and (vi) as of the date of the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the debt yield with respect to the remaining Mortgaged Properties is greater than the greater of (a) 8.65% and (b) the debt yield for all of the Mortgaged Properties as of the date of the consummation of the partial release.

Furthermore, some of the Mortgage Loans permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property, or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things.  Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied.  We cannot assure you that the development of a release parcel, even if approved by the applicable special servicer as having no material adverse effect to the remaining property, may not for some period of time either disrupt operations or lessen the value of the remaining property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

Substitutions

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

Escrows

Thirty-five (35) of the Mortgage Loans (56.3%) provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Twenty-one (21) of the Mortgage Loans (55.7%), secured by retail, office, industrial or mixed use properties, provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for retail, office, industrial and mixed use properties only.

Thirty-two (32) of the Mortgage Loans (48.9%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Sixteen (16) of the Mortgage Loans (20.8%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Certain of the Mortgage Loans described above permit the related borrower to post a letter of credit in lieu of maintaining cash reserves.  In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

Mortgaged Property Accounts

Lockbox Accounts

The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the manner in which tenant rent is transferred to a lockbox account, in some cases, only upon the occurrence of a trigger event:

Lockbox Account Types

Lockbox Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Hard	27	$859,673,854	64.7%
Springing	20	348,737,343	26.2
Soft	3	79,000,000	5.9
Soft (Residential) / Hard (Retail)	1	35,000,000	2.6
Soft (Residential) / Hard (Nonresidential)	1	6,240,000	0.5
Total	52	$ 1,328,651,197	100.0%

The lockbox accounts will not be assets of the issuing entity. See “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions” or Annex A-1 to this prospectus for a description of lockbox and cash management accounts.

Shari’ah Compliant Lending Structure

With respect to the 90 North Campus Mortgage Loan (3.8%), the related Whole Loan was structured as a Shari’ah compliant loan.

The purpose of Shari’ah compliant lending structures is to provide financing to those that follow the Islamic faith and want to comply with the Shari’ah laws propagated thereunder. Although there are many requirements under the Shari’ah laws that affect lending, the rule most affecting the standard loan structure is that Shari’ah rules prohibit transactions involving interest. This is based on the Shari’ah principle that it is unacceptable, in and of itself, for money to increase in value merely by being lent to another person. To accommodate the prohibition on interest, the structure is generally set up so that, although the Shari’ah compliant party is paying the amount that the lender would expect to receive as principal and interest payments, the payments themselves are characterized as rent. This is accomplished through the use of a non-compliant party that receives a traditional loan, and leases the property to the Shari’ah compliant party using a master lease (with the Shari’ah compliant party having an option to purchase).

Title to the related Mortgaged Property is held by the borrower, who master leases the related Mortgaged Property to a master lessee, which is indirectly owned by certain investors understood to be of the Islamic faith. The rent payable pursuant to the master lease is intended to cover the debt service payments required under the related Mortgage Loan, as well as reserve payments and any other sums due under the related mortgage loan. At origination, the lender received a fee mortgage from the borrower on its interest in the related Mortgaged Property. The lender also secured a full subordination of the master lease which permits the lender (or the related borrower, at lender’s election), after an event of default, to terminate the master lease. In addition, the related master tenant entered into an assignment of leases and rents in favor of the borrower as security for the obligations under the master lease and the borrower collaterally assigned the rights under this assignment to the lender pursuant to an assignment of assignment of leases and rents.

Exceptions to Underwriting Guidelines

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes—Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines”, “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes— Exceptions to CREFI’s Disclosed Underwriting Guidelines” and “—German American Capital Corporation—DB Originators’ Underwriting Guidelines and Processes—Exceptions”.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

●

any borrower that is not required pursuant to the terms of the applicable Mortgage Loan documents to meet single purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

●

the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

●

although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and

●

certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Whole Loans

Certain Mortgage Loans are subject to the rights of a holder of one or more related Companion Loans, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

The mezzanine loans related to the Mortgage Loans identified in the table below are each subject to an intercreditor agreement between the holder(s) of the related mezzanine loan(s) and the related lender under the related Mortgage Loan that sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan(s). Each intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan(s) are subordinate after an event of default under the related Mortgage Loan (taking into account the cure rights of the mezzanine lender(s)), and in certain cases, only after the mezzanine lender(s) receive notice of such event of default) to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the Mortgaged Property or proceeds of any enforcement upon the mezzanine loan collateral, or required redemptions thereof, and any mezzanine loan guarantees in respect of which the related mortgage lender does not own a corresponding claim or right), (b) so long as there is no event of default under the related Mortgage Loan, (taking into account the cure rights of the mezzanine lender(s)), the related mezzanine lender(s) may accept payments on and prepayments of the related mezzanine loan(s) prior to the prepayment in full of the Mortgage Loan, provided that such prepayment is from a source of funds other than the respective Mortgaged Property (unless such funds are derived from excess cash), (c) the related mezzanine lender(s) will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine lender(s) may amend or modify the related mezzanine loan(s) in certain respects without the consent of the related mortgage lender, and the mortgage lender must obtain the consent of the mezzanine lender(s) to amend or modify the Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents and upon compliance with the terms and conditions in the applicable intercreditor agreement, the related mezzanine lender(s) may foreclose upon the pledged equity interests in the related Mortgage Loan borrower or, if applicable, the related senior mezzanine loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower or, if applicable, the related senior mezzanine loan borrower, and a change in the management of the related Mortgaged Properties and (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary default (or, in some cases, a non-monetary default) occurs and continues for a specified period of time under the related Mortgage Loan or if the Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine lender(s) has or have, as applicable, the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued and unpaid interest and other amounts due thereon, plus any advances made by the related Mortgage Loan lender or its servicer and any interest thereon plus, subject to certain limitations, any Liquidation Fees, Workout Fees and Special Servicing Fees payable under the PSA, but generally excluding any late charges, default interest, exit fees, spread maintenance charges payable in connection with a prepayment or yield maintenance charges, liquidated damages and prepayment premiums.

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of the limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio, and in some cases mezzanine debt is already in place. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each sponsor has informed us that it is aware of the following existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the depositor:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Cut-off Date Total Debt Balance	Cut-off Date Wtd. Avg. Total Debt Interest Rate	Cut-off Date Mortgage Loan LTV Ratio	Cut-off Date Total Debt LTV Ratio	Cut-off Date Mortgage Loan Underwritten NCF DSCR	Cut-off Date Total Debt Underwritten NCF DSCR
Crystal Springs Resort	$50,000,000	N/A	N/A	$16,000,000	$66,000,000	6.176363636%	50.5%	66.7%	3.93x	2.19x
Parkmerced(1)	$37,500,000	$509,500,000	$953,000,000	$275,000,000	$1,775,000,000	4.295771729%	25.9%	84.1%	4.00x	0.78x
510 East 14th Street	$35,000,000	$50,000,000	N/A	$75,000,000	$160,000,000	4.129375%	29.5%	55.6%	3.62x	1.36x
Sunset Grove Apartments	$6,371,000	N/A	N/A	$849,000	$7,220,000	4.86000000457064%	72.8%	82.5%	1.96x	1.47x

(1)

The mezzanine loan in respect of the Parkmerced Mortgage Loan is payable out of excess cashflow, and the mezzanine borrower will not be in default if there is insufficient available cashflow to pay accrued interest on the mezzanine loan on any monthly payment date.  However, any such accrued and unpaid interest on the mezzanine loan will compound annually on each anniversary of the first monthly payment date under the mezzanine loan.

In each case, the mezzanine indebtedness is coterminous with the related Mortgage Loan.  However, with respect to the Parkmerced Mortgage Loan (2.8%), while the Mortgage Loan and the related mezzanine loan are coterminous as of the Cut-off Date, the related mezzanine loan has one five-year extension option. If the mezzanine extension option is exercised, it is a condition to the extension of the mezzanine loan that, among other things, that any new mortgage loan refinancing the Parkmerced Mortgage Loan satisfy certain conditions, such that the refinancing mortgage loan cannot exceed $1.5 billion, have annual debt service payments in excess of $63,750,000 or have upfront fees of more than 1.5% of the principal balance of such loan.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans”, “—’Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” above. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related Mortgage Loan documents:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Combined Maximum LTV Ratio	Combined Minimum DSCR	Combined Minimum Debt Yield	Intercreditor Agreement Required
1633 Broadway(1)	$60,000,000	52.08%	3.08x	9.35%	Yes
560 Mission Street(2)	$60,000,000	60.0%	2.00x	8.00%	Yes
Bellagio Hotel and Casino	$60,000,000	72.0%	4.24x	N/A	Yes

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Combined Maximum LTV Ratio	Combined Minimum DSCR	Combined Minimum Debt Yield	Intercreditor Agreement Required
The Shoppes at Blackstone Valley(3)	$50,000,000	70.0%	1.25x	9.1%	Yes
Storage Rentals of America Portfolio	$41,275,000	60.62%	1.72x	9.37%	Yes
Accuride Portfolio	$21,560,000	54.48%	2.70x	15.32%	Yes
Harvey Building Products	$20,000,000	67.5%	1.51x	8.65%	Yes
Shops at Blue Bell	$19,460,000	66.0%	2.54x	8.65%	Yes
Cambria Beach Lodge	$3,750,000	44.6%	2.85x	15.3%	Yes

(1)

The mezzanine loan may bear a floating rate of interest (subject to an interest rate cap agreement “with a reasonable strike price”).  The mezzanine loan may alternately take the form of debt-like preferred equity.

(2)

The mezzanine loan principal amount may not exceed $180,000,000.  The mezzanine loan interest rate may be either fixed or a hedged floating rate that results in an aggregate debt service coverage ratio of not less than 2.00x.

(3)	The mezzanine loan principal amount may not exceed $40,000,000.

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include certain cure and repurchase rights of the mezzanine lender. Other than in the case of the Bellagio Hotel & Casino Mortgage Loan, the intercreditor required to be entered into in connection with any future mezzanine loan will be subject to receipt of a Rating Agency Confirmation.  The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due on sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability To Incur Other Indebtedness Entails Risk”.

Other Secured Indebtedness

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility.  In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may:  (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by all or substantially all of the pledgor’s assets or by at least a certain number of assets other than such ownership interests in the related borrower.

With respect to the Van Aken District Mortgage Loan (4.0%), in connection with the development of the Mortgaged Property, the borrower secured a sales tax exemption on construction materials from the Cleveland-Cuyahoga County Port Authority. In order to grant such exemption, the Cleveland-Cuyahoga County Port Authority was required to have an interest in the Mortgaged Property. This was accomplished via two ground leases from the respective borrower (fee owner), and in turn sub-leased back to the applicable borrower. The Mortgage Loan is secured by a mortgage on the borrower’s interest in the fee, ground leasehold and sub-leasehold. All amounts due under the ground lease have been fully pre-paid and the sales tax exemption benefits run with the land. Additionally, the lender does have the right to collapse the structure at its option in connection with an exercise of its remedies. Although the lease documents permit the applicable borrower to collapse the structure after the recapture period ends for a nominal cost, the loan documents do not permit the borrower to collapse the structure without the lender’s consent.

With respect to the Van Aken District Mortgage Loan (4.0%), the Mortgaged Property is subject to and encumbered by (i) a mortgage held by the County of Cuyahoga, Ohio, a subdivision of the State of Ohio, in the outstanding principal amount of approximately $4,152,666, dated December 12, 2016 and matures on December 11, 2031 (the “Van Aken County Subordinate Mortgage”) and (ii) a mortgage held by the Cleveland-Cuyahoga County Port Authority and Ohio Water Development Authority, in the outstanding principal amount of approximately $2,017,603, dated March 13, 2017 and matures on January 1, 2029 (the “Van Aken OWDA Subordinate Mortgage”, and together with the Van Aken County Subordinate Mortgage, the “Van Aken District Subordinate Mortgages”). The Van Aken County Subordinate Mortgage bears interest at 1.00000% per annum and the Van Aken OWDA Subordinate Mortgage bears interest at 2.55000% per annum. Pursuant to intercreditor agreements between each holder of the Van Aken District Subordinate Mortgages and the lender, the Van Aken District Subordinate Mortgages are fully subordinated to the Van Aken District Loan documents and each holder of a Van Aken District Subordinate Mortgage is prohibited from exercising any rights to foreclose its respective Van Aken District Subordinate Mortgage for a standstill period of at least one year following any event of default under the respective Van Aken District Subordinate Mortgage loan and such standstill period may be extended for (A) in the case of the Van Aken OWDA Subordinate Mortgage, five years and (B) in the case of the Van Aken County Subordinate Mortgage, three years, which in each case may be further extended with the reasonable consent of the respective subordinate holder if the lender has commenced enforcement action during the initial one year period and is diligently pursuing the completion of such enforcement action.

With respect to the Crystal Springs Resort Mortgage Loan (3.8%), Minerals Resort and Spa, Inc. (the “FF&E Borrower”), an indirect parent company of certain of the borrowers, is the borrower under (i) a $4,503,000 loan made by Lakeland Bank (the “FF&E Lender”), which financed certain upgrades to the furniture, fixtures and equipment in the third-party owned condominium units relating to the Grand Cascades Lodge that are rented out as hotel rooms (the “Grand Cascades FF&E Loan”)  and (ii) a $714,170.72 loan made by the FF&E Lender, which financed certain upgrades to the furniture, fixtures and equipment in the third-party owned condominium units in the Minerals Hotel that are rented out as hotel rooms (the “Minerals Hotel FF&E Loan,” and together with the Grand Cascades FF&E Loan, collectively, the “FF&E Loans”).  The FF&E Loans are secured by obligations of the related third-party condominium unit owners to make monthly payments in respect of the FF&E Loans, certain escrow accounts relating to such FF&E Loans, and, in the case of the Minerals Hotel FF&E Loan, a mortgage on certain property which is not part of the Mortgaged Property (collectively, the “FF&E Collateral”).  Pursuant to an intercreditor agreement with the FF&E Borrower and the FF&E Lender, the related mortgage loan lender agreed that the FF&E Lender will have priority over any lien, claim or encumbrance of the mortgage lender in the FF&E Collateral, that the FF&E Lender has exclusive rights to the proceeds of the FF&E Collateral, and that the mortgage lender will cause all monthly fees owed by the third-party condominium unit owners in connection with the FF&E Loans, to the extent received by such lender, to be paid to the applicable borrower, and the FF&E Lender agreed that if an event of default occurs under either FF&E Loan, its principal recourse is against FF&E Borrower and its only collateral is the related FF&E Collateral.  The FF&E Collateral is not collateral for the Crystal Springs Resort Mortgage Loan.

Preferred Equity

Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity and may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

With respect to the 1633 Broadway Mortgage Loan (4.5%), the borrower is permitted to incur additional debt in the form of debt-like preferred equity.  See “—Mezzanine Indebtedness”.

Other Unsecured Indebtedness

Certain Mortgage Loans permit the borrower to incur certain other subordinate indebtedness as described below:

●

With respect to the Trade Centre Portfolio Mortgage Loan (0.9%), the loan documents permit a future Code Section 1031 reverse exchange with respect to the ownership of the related borrower. As of the origination date, the equity interests in the borrower are held by a qualified intermediary in order to facilitate a reverse like-kind exchange. The membership interests are pledged by the qualified intermediary to investors in a 1031 exchange as collateral for loans made to the borrower by such investors. The loan amount equals in the exact amount of the capital contributions ultimately to be made by the investors for their interest in the Mortgaged Property. Such amounts will be repaid out of the proceeds from the relinquished property that is part of the 1031 exchange or, if the related exchange is not completed within 200 days of the origination date, the debt obligation will convert to an equity position in the borrower. The loans are subject to a subordination and standstill agreement in favor of the lender. We cannot assure you that the exchange will take place, that any anticipated tax benefits will be received or that the Code Section 1031 structure will not result in complications or delays in terms of property management or any borrower bankruptcy, workout or foreclosure actions related to the Mortgaged Property.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability To Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

Each of the 1633 Broadway Mortgage Loan, 560 Mission Street Mortgage Loan, Starwood Industrial Portfolio Mortgage Loan, Bellagio Hotel and Casino Mortgage Loan, Southcenter Mall Mortgage Loan, 650 Madison Avenue Mortgage Loan, The Shoppes at Blackstone Valley Mortgage Loan, 90 North Campus Mortgage Loan, Parkmerced Mortgage Loan, 510 East 14th Street Mortgage Loan, PCI Pharma Portfolio Mortgage Loan, Broadcasting Square Mortgage Loan, Property Commerce Portfolio Mortgage Loan, Harvey Building Products Mortgage Loan, 19100 Ridgewood Mortgage Loan and Cobb Place Mortgage Loan is part of a Whole Loan consisting of such Mortgage Loan and the related Pari Passu Companion Loan(s) and/or in certain cases, the related Subordinate Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (the “Companion Loan Holder” or “Companion Loan Holders”) are generally governed by a co-lender agreement (each, a “Co-Lender Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

The following terms are used in reference to the Whole Loans:

“AB Whole Loan” means the 1633 Broadway Whole Loan, the Starwood Industrial Portfolio Whole Loan, the Bellagio Hotel and Casino Whole Loan, the 650 Madison Avenue Whole Loan and the Parkmerced Whole Loan.

“Benchmark 2019-B14 PSA” means the pooling and servicing agreement governing the servicing of the Harvey Building Products Whole Loan.

“BX 2019-OC11 TSA” means the trust and servicing agreement governing the servicing of the Bellagio Hotel and Casino Whole Loan.

“BWAY 2019-1633 TSA” means the trust and servicing agreement governing the servicing of the 1633 Broadway Whole Loan.

“COMM 2019-GC44 PSA” means the pooling and servicing agreement governing the servicing of The Shoppes at Blackstone Valley Whole Loan, PCI Pharma Portfolio Whole Loan, Broadcasting Square Whole Loan and Cobb Place Whole Loan.

“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term or concept specified in the related Co-Lender Agreement.  As of the Closing Date, the Control Note with respect to each Whole Loan will be the promissory note(s) listed as the “Control Note” in the column “Control Note/Non-Control Note” in the table below titled “Whole Loan Control Notes and Non-Control Notes”.

“Controlling Companion Loan” means, with respect to the 560 Mission Street Whole Loan, the related Pari Passu Companion Loan related to which, upon the securitization of such Pari Passu Companion Loan, servicing is expected to shift to the Servicing Shift PSA entered into in connection with such securitization. DBR Investments Co. Limited or an affiliate thereof is currently the holder of the “Controlling Companion Loan” with respect to the 560 Mission Street Whole Loan.

“Controlling Holder” means, with respect to any Whole Loan, the holder of the related Control Note.  As of the Closing Date, the Controlling Holder with respect to each Whole Loan will be the holder listed next to the related Control Note in the column “Note Holder” in the table below titled “Whole Loan Control Notes and Non-Control Notes”.

“GSMS 2019-GC42 PSA” means the pooling and servicing agreement governing the servicing of the 19100 Ridgewood Whole Loan.

“MAD 2019-650M TSA” means the trust and servicing agreement governing the servicing of the 650 Madison Avenue Whole Loan.

“MRCD 2019-PARK TSA” means the trust and servicing agreement governing the servicing of the Parkmerced Whole Loan.

“Non-Control Note” means, with respect to any Whole Loan, any “Non-Controlling Note” or other similar term or concept specified in the related Co-Lender Agreement.  As of the Closing Date, the Non-Control Notes with respect to each Whole Loan will be the promissory notes listed as the “Non-Control Notes” in the column “Control Note/Non-Control Note” in the table below titled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Controlling Holder” means, with respect to any Whole Loan, the holder of a Non-Control Note.  As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column “Note Holder” in the table below titled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Serviced AB Whole Loan” means the 1633 Broadway Whole Loan, the Bellagio Hotel and Casino Whole Loan, the 650 Madison Avenue Whole Loan and the Parkmerced Whole Loan.

“Non-Serviced Certificate Administrator” means, with respect to any Non-Serviced Whole Loan, the certificate administrator under the related Non-Serviced PSA.

“Non-Serviced Co-Lender Agreement” means, with respect to any Non-Serviced Whole Loan, the related co-lender agreement.

“Non-Serviced Companion Loan” means each of the Companion Loans identified as “Non-Serviced” under the column titled “Mortgage Loan Type” in the table titled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Custodian” means with respect to any Non-Serviced Whole Loan, the custodian (or its equivalent) under the related Non-Serviced PSA.

“Non-Serviced Directing Holder” means, with respect to any Non-Serviced Whole Loan, the directing holder (or its equivalent) under the related Non-Serviced PSA.

“Non-Serviced Master Servicer” means, with respect to any Non-Serviced Whole Loan, the master servicer under the related Non-Serviced PSA.

“Non-Serviced Mortgage Loan” means each of the Mortgage Loans identified as “Non-Serviced” under the column titled “Mortgage Loan Type” in the table titled “Whole Loan Control Notes and Non-Control Notes” below and, after the Servicing Shift Securitization Date, the Servicing Shift Mortgage Loan.

“Non-Serviced Pari Passu Companion Loan” means each of the Companion Loans identified as “Non-Serviced” (or “Servicing Shift” after the Servicing Shift Securitization Date) under the column titled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table titled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Whole Loan” means each of the Whole Loans identified as “Non-Serviced” under the column titled “Mortgage Loan Type” with one or more Non-Serviced Pari Passu Companion Loans and no Subordinate Companion Loans in the table titled “Whole Loan Control Notes and Non-Control Notes” below and, after the Servicing Shift Securitization Date, the Servicing Shift Whole Loan.

“Non-Serviced PSA” means each of the pooling and servicing agreements or trust and servicing agreements, as applicable, identified under the column titled “Non-Serviced PSA/TSA” in the table titled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Securitization Trust” means a securitization trust that is created and governed by a Non-Serviced PSA.

“Non-Serviced Special Servicer” means, with respect to any Non-Serviced Whole Loan, the special servicer under the related Non-Serviced PSA.

“Non-Serviced Subordinate Companion Loan” means each of the 1633 Broadway Subordinate Companion Loans, the Bellagio Hotel and Casino Subordinate Companion Loans, the 650 Madison Avenue Subordinate Companion Loans, and the Parkmerced Subordinate Companion Loans.

“Non-Serviced Trustee” means, with respect to any Non-Serviced Whole Loan, the trustee under the related Non-Serviced PSA.

“Non-Serviced Whole Loan” means each of the Non-Serviced Pari Passu Whole Loans, the Non-Serviced AB Whole Loans and, after the Servicing Shift Securitization Date, the Servicing Shift Whole Loan.

“Serviced AB Mortgage Loan” means the Starwood Industrial Portfolio Mortgage Loan.

“Serviced AB Whole Loan” means the Starwood Industrial Portfolio Whole Loan.

“Serviced Companion Loan” means each of the Serviced Pari Passu Companion Loans and the Serviced Subordinate Companion Loan.

“Serviced Mortgage Loan” means each of the Mortgage Loans identified as “Serviced” under the column titled “Mortgage Loan Type” in the table titled “Whole Loan Control Notes and Non-Control Notes” below and, prior to the Servicing Shift Securitization Date, the Servicing Shift Mortgage Loan.

“Serviced Pari Passu Companion Loan” means each of the Companion Loans identified as “Serviced” (or “Servicing Shift” prior to the Servicing Shift Securitization Date) under the column titled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table titled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Pari Passu Mortgage Loan” means each Mortgage Loan related to a Serviced Pari Passu Whole Loan.

“Serviced Pari Passu Whole Loan” means each of the Whole Loans identified as “Serviced” under the column titled “Mortgage Loan Type” with one or more Serviced Pari Passu Companion Loans and no Serviced Subordinate Companion Loan in the table titled “Whole Loan Control Notes and Non-Control Notes” below and, prior to the Servicing Shift Securitization Date, the Servicing Shift Whole Loan.

“Serviced Subordinate Companion Loan” means the Trust Subordinate Companion Loan.

“Serviced Whole Loan” means each of the Whole Loans identified as “Serviced” under the column titled “Mortgage Loan Type” in the table titled “Whole Loan Control Notes and Non-Control Notes” below and, prior to the Servicing Shift Securitization Date, the Servicing Shift Whole Loan.

“Servicing Shift Mortgage Loan” means the 560 Mission Street Mortgage Loan.

“Servicing Shift PSA” means the pooling and servicing agreement governing the servicing of the 560 Mission Street Whole Loan following the Servicing Shift Securitization Date.

“Servicing Shift Securitization Date” means, with respect to the Servicing Shift Whole Loan, the closing date of the securitization of the related Controlling Companion Loan.

“Servicing Shift Whole Loan” means any Whole Loan serviced under the PSA as of the Closing Date, which includes the Servicing Shift Mortgage Loan included in the issuing entity and one or more Pari Passu Companion Loans not included in the issuing entity, but the servicing of which is expected to shift to the Servicing Shift PSA entered into in connection with the securitization of the related Controlling Companion Loan on and after the Servicing Shift Securitization Date.

“Subordinate Companion Loan” means each of the 1633 Broadway Subordinate Companion Loans, the Bellagio Hotel and Casino Subordinate Companion Loans, the Trust Subordinate Companion Loan, the 650 Madison Avenue Subordinate Companion Loans, and the Parkmerced Subordinate Companion Loans.

“Whole Loan” means each of the 1633 Broadway Whole Loan, 560 Mission Street Whole Loan, Starwood Industrial Portfolio Whole Loan, Bellagio Hotel and Casino Whole Loan, Southcenter Mall Whole Loan, 650 Madison Avenue Whole Loan, The Shoppes at Blackstone Valley Whole Loan, 90 North Campus Whole Loan, Parkmerced Whole Loan, 510 East 14th Street Whole Loan, PCI Pharma Portfolio Whole Loan, Broadcasting Square Whole Loan, Property Commerce Portfolio Whole Loan, Harvey Building Products Whole Loan, 19100 Ridgewood Whole Loan and Cobb Place Whole Loan, as the context may require and as applicable.

The table below provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan:

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan Cut-off Date LTV Ratio(1)	Whole Loan Cut-off Date LTV Ratio(2)	Mortgage Loan Underwritten NCF DSCR(1)	Whole Loan Underwritten NCF DSCR(2)
1633 Broadway	$60,000,000	4.5%	$941,000,000	$249,000,000	41.7%	52.1%	3.84x	3.08x
560 Mission Street	$60,000,000	4.5%	$240,000,000	$0	35.6%	35.6%	5.23x	5.23x
Starwood Industrial Portfolio	$60,000,000	4.5%	$84,500,000	$65,527,072	45.2%	65.7%	3.67x	2.53x
Bellagio Hotel and Casino	$60,000,000	4.5%	$1,616,200,000	$1,333,800,000	39.3%	70.7%	8.42x	4.06x
Southcenter Mall	$60,000,000	4.5%	$158,000,000	$0	22.2%	22.2%	6.53x	6.53x
650 Madison Avenue	$50,000,000	3.8%	$536,800,000	$213,200,000	48.5%	66.1%	2.74x	2.01x
The Shoppes at Blackstone Valley	$50,000,000	3.8%	$114,000,000	$0	68.7%	68.7%	1.53x	1.53x
90 North Campus	$50,000,000	3.8%	$30,000,000	$0	65.0%	65.0%	2.46x	2.46x
Parkmerced	$37,500,000	2.8%	$509,500,000	$953,000,000	25.9%	71.1%	4.00x	1.22x
510 East 14th Street	$35,000,000	2.6%	$50,000,000	$0	29.5%	29.5%	3.62x	3.62x
PCI Pharma Portfolio	$35,000,000	2.6%	$73,500,000	$0	65.4%	65.4%	2.61x	2.61x
Broadcasting Square	$30,000,000	2.3%	$32,000,000	$0	51.7%	51.7%	3.50x	3.50x
Property Commerce Portfolio	$30,000,000	2.3%	$27,620,000	$0	57.5%	57.5%	2.80x	2.80x
Harvey Building Products	$20,000,000	1.5%	$140,000,000	$0	68.8%	68.8%	1.51x	1.51x
19100 Ridgewood	$20,000,000	1.5%	$120,000,000	$0	69.8%	69.8%	2.42x	2.42x
Cobb Place	$15,000,000	1.1%	$25,000,000	$0	73.4%	73.4%	1.90x	1.90x

(1)	Calculated including the related Pari Passu Companion Loan(s) but excluding the related Subordinate Companion Loan(s).

(2)	Calculated including the related Pari Passu Companion Loan(s) and the related Subordinate Companion Loan(s).

Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Mortgage Loan Type	Non-Serviced PSA/TSA	Note Name	Control Note / Non-Control Note	Note Type	Note Cut-off Date Balance	Note Holder(1)
1633 Broadway	Non-Serviced	BWAY 2019-1633	A-1-S-1	Non-Control Note	Pari Passu	$250,000	BWAY 2019-1633
			A-1-C-1, A-1-C-3, A-1-C-4, A-1-C-5, A-1-C-6, A-1-C-7	Non-Control Note(2)	Pari Passu	$205,000,000	GS Bank(2)
			A-1-C-2	Non-Control Note	Pari Passu	$45,000,000	GSMS 2020-GC45
			A-2-S-1	Non-Control Note	Pari Passu	$250,000	BWAY 2019-1633
			A-2-C-1, A-2-C-2, A-2-C-3, A-2-C-4, A-2-C-6, A-2-C-7	Non-Control Note	Pari Passu	$235,000,000	DBRI
			A-2-C-5	Non-Control Note	Pari Passu	$15,000,000	GSMS 2020-GC45
			A-3-S-1	Non-Control Note	Pari Passu	$250,000	BWAY 2019-1633
			A-3-C-1, A-3-C-2, A-3-C-3, A-3-C-4, A-3-C-5, A-3-C-6, A-3-C-7	Non-Control Note	Pari Passu	$250,000,000	JPMCB
			A-4-S-1	Non-Control Note	Pari Passu	$250,000	BWAY 2019-1633
			A-4-C-1, A-4-C-2, A-4-C-3, A-4-C-4, A-4-C-5, A-4-C-6, A-4-C-7	Non-Control Note	Pari Passu	$250,000,000	WFB
			B-1	Control Note(2)	Subordinate	$62,250,000	BWAY 2019-1633
			B-2	Control Note(2)	Subordinate	$62,250,000	BWAY 2019-1633
			B-3	Control Note(2)	Subordinate	$62,250,000	BWAY 2019-1633
			B-4	Control Note(2)	Subordinate	$62,250,000	BWAY 2019-1633
560 Mission Street	Servicing Shift	Benchmark 2020-B16(3)	A-1-1	Non-Control Note	Pari Passu	$60,000,000	GSMS 2020-GC45
			A-1-2-A	Control Note	Pari Passu	$30,000,000	Benchmark 2020-B16(3)
			A-1-2-B	Non-Control Note	Pari Passu	$20,000,000	DBRI
			A-1-3	Non-Control Note	Pari Passu	$25,000,000	DBRI
			A-1-4	Non-Control Note	Pari Passu	$15,000,000	Benchmark 2020-B16(3)
			A-2-A	Non-Control Note	Pari Passu	$100,000,000	BANK 2020-BNK25(4)
			A-2-B	Non-Control Note	Pari Passu	$50,000,000	BANA
Starwood Industrial Portfolio	Serviced	N/A	A-1	Non-Control Note	Pari Passu	$50,000,000	GSMS 2020-GC45
			A-2-1	Non-Control Note(5)	Pari Passu	$30,000,000	Benchmark 2020-B16(6)
			A-2-2	Non-Control Note	Pari Passu	$10,000,000	GSMS 2020-GC45
			A-3-1	Non-Control Note	Pari Passu	$15,000,000	Benchmark 2020-B16(6)
			A-3-2	Non-Control Note	Pari Passu	$15,000,000	DBRI
			A-4	Non-Control Note	Pari Passu	$24,500,000	DBRI
			B-1	Control Note(5)	Subordinate	$65,527,072	GSMS 2020-GC45

Mortgage Loan	Mortgage Loan Type	Non-Serviced PSA/TSA	Note Name	Control Note / Non-Control Note	Note Type	Note Cut-off Date Balance	Note Holder(1)
Bellagio Hotel and Casino	Non-Serviced	BX 2019-OC11	A-1-S1	Control Note	Pari Passu	$258,000,000	BX 2019-OC11
			A-1-S2	Non-Control Note	Pari Passu	$100,000,000	BX 2019-OC11
			A-2-S1	Non-Control Note	Pari Passu	$129,000,000	BX 2019-OC11
			A-2-S2	Non-Control Note	Pari Passu	$50,000,000	BX 2019-OC11
			A-3-S1	Non-Control Note	Pari Passu	$129,000,000	BX 2019-OC11
			A-3-S2	Non-Control Note	Pari Passu	$50,000,000	BX 2019-OC11
			A-1-RL	Non-Control Note	Pari Passu	$180,100,000	Third party purchaser
			A-2-RL	Non-Control Note	Pari Passu	$90,050,000	Third party purchaser
			A-3-RL	Non-Control Note	Pari Passu	$90,050,000	Third party purchaser
			A-1-C1	Non-Control Note	Pari Passu	$100,000,000	BANK 2020-BNK25(4)
			A-1-C2	Non-Control Note	Pari Passu	$65,000,000	Morgan Stanley Bank, N.A.
			A-1-C3	Non-Control Note	Pari Passu	$65,000,000	Morgan Stanley Bank, N.A.
			A-1-C4	Non-Control Note	Pari Passu	$35,000,000	Morgan Stanley Bank, N.A.
			A-1-C5	Non-Control Note	Pari Passu	$35,000,000	Morgan Stanley Bank, N.A.
			A-2-C1	Non-Control Note	Pari Passu	$60,000,000	GSMS 2020-GC45
			A-2-C2	Non-Control Note	Pari Passu	$30,000,000	Benchmark 2020-B16(6)
			A-2-C3	Non-Control Note	Pari Passu	$60,000,000	CREFI
			A-3-C1	Non-Control Note	Pari Passu	$50,000,000	JPMCB
			A-3-C2	Non-Control Note	Pari Passu	$30,000,000	Benchmark 2020-B16(6)
			A-3-C3	Non-Control Note	Pari Passu	$25,000,000	JPMCB
			A-3-C4	Non-Control Note	Pari Passu	$18,750,000	JPMCB
			A-3-C5	Non-Control Note	Pari Passu	$18,750,000	JPMCB
			A-3-C6	Non-Control Note	Pari Passu	$7,500,000	JPMCB
			B-1-S	Non-Control Note	Subordinate	$255,350,000	BX 2019-OC11
			B-2-S	Non-Control Note	Subordinate	$127,675,000	BX 2019-OC11
			B-3-S	Non-Control Note	Subordinate	$127,675,000	BX 2019-OC11
			B-1-RL	Non-Control Note	Subordinate	$69,900,000	Third party purchaser
			B-2-RL	Non-Control Note	Subordinate	$34,950,000	Third party purchaser
			B-3-RL	Non-Control Note	Subordinate	$34,950,000	Third party purchaser
			C-1-S	Non-Control Note	Subordinate	$341,650,000	BX 2019-OC11
			C-2-S	Non-Control Note	Subordinate	$170,825,000	BX 2019-OC11
			C-3-S	Non-Control Note	Subordinate	$170,825,000	BX 2019-OC11
Southcenter Mall	Serviced	N/A	A-1	Control Note	Pari Passu	$60,000,000	GSMS 2020-GC45
			A-2	Non-Control Note	Pari Passu	$50,000,000	DBRI
			A-3	Non-Control Note	Pari Passu	$39,000,000	DBRI
			A-4	Non-Control Note	Pari Passu	$29,000,000	DBRI
			A-5	Non-Control Note	Pari Passu	$20,000,000	DBRI
			A-6	Non-Control Note	Pari Passu	$20,000,000	DBRI

Mortgage Loan	Mortgage Loan Type	Non-Serviced PSA/TSA	Note Name	Control Note / Non-Control Note	Note Type	Note Cut-off Date Balance	Note Holder(1)
650 Madison Avenue	Non-Serviced	MAD 2019-650M	A-1-1	Non-Control Note(7)	Pari Passu	$50,000,000	CGCMT 2019-C7
			A-1-2-1	Non-Control Note	Pari Passu	$40,000,000	Cantor Commercial Real Estate Lending, L.P.
			A-1-3	Non-Control Note	Pari Passu	$20,000,000	GSMS 2020-GC45
			A-1-4, A-1-6	Non-Control Note	Pari Passu	$137,900,000	CREFI
			A-1-5	Non-Control Note	Pari Passu	$45,000,000	Benchmark 2020-B16(5)
			A-2-1	Non-Control Note	Pari Passu	$30,000,000	GSMS 2020-GC45
			A-2-2, A-2-3, A-2-4, A-2-5, A-2-6, A-2-7, A-2-8	Non-Control Note	Pari Passu	$116,450,000	GS Bank
			A-3-1, A-3-2, A-3-3	Non-Control Note	Pari Passu	$146,450,000	Barclays Capital Real Estate Inc.
			A-4	Non-Control Note	Pari Passu	$400,000	MAD 2019-650M
			A-5	Non-Control Note	Pari Passu	$200,000	MAD 2019-650M
			A-6	Non-Control Note	Pari Passu	$200,000	MAD 2019-650M
			A-7	Non-Control Note	Pari Passu	$200,000	MAD 2019-650M
			B-1	Control Note(7)	Subordinate	$85,280,000	MAD 2019-650M
			B-2	Non-Control Note	Subordinate	$42,640,000	MAD 2019-650M
			B-3	Non-Control Note	Subordinate	$42,640,000	MAD 2019-650M
			B-4	Non-Control Note	Subordinate	$42,640,000	MAD 2019-650M
The Shoppes at Blackstone Valley	Non-Serviced	COMM 2019-GC44	A-1	Control Note	Pari Passu	$55,000,000	COMM 2019-GC44
			A-2	Non-Control Note	Pari Passu	$20,000,000	GSMS 2020-GC45
			A-3	Non-Control Note	Pari Passu	$20,000,000	GSMS 2020-GC45
			A-4, A-5, A-7, A-8, A-9	Non-Control Note	Pari Passu	$59,000,000	GS Bank
			A-6	Non-Control Note	Pari Passu	$10,000,000	GSMS 2020-GC45
90 North Campus	Serviced	N/A	A-1	Control Note	Pari Passu	$50,000,000	GSMS 2020-GC45
			A-2	Non-Control Note	Pari Passu	$30,000,000	GS Bank
Parkmerced	Non-Serviced	MRCD 2019-PARK	A-1	Non-Control Note(8)	Pari Passu	$123,500,000	MRCD 2019-PARK
			A-2	Non-Control Note	Pari Passu	$123,500,000	MRCD 2019-PARK
			A-3	Non-Control Note	Pari Passu	$65,000,000	An affiliate of Barclays Capital Real Estate Inc.
			A-4	Non-Control Note	Pari Passu	$50,000,000	CREFI
			A-5	Non-Control Note	Pari Passu	$50,000,000	An affiliate of Barclays Capital Real Estate Inc.
			A-6	Non-Control Note	Pari Passu	$12,500,000	CREFI
			A-7	Non-Control Note	Pari Passu	$35,000,000	An affiliate of Barclays Capital Real Estate Inc.
			A-8	Non-Control Note	Pari Passu	$10,000,000	CREFI
			A-9	Non-Control Note	Pari Passu	$40,000,000	Cantor Commercial Real Estate Lending, L.P.
			A-10	Non-Control Note	Pari Passu	$37,500,000	GSMS 2020-GC45
			B-1	Non-Control Note	Subordinate	$354,000,000	MRCD 2019-PARK
			B-2	Non-Control Note	Subordinate	$354,000,000	MRCD 2019-PARK
			C-1	Control Note(8)	Subordinate	$122,500,000	MRCD 2019-PRKC
			C-2	Non-Control Note	Subordinate	$122,500,000	MRCD 2019-PRKC
510 East 14th Street	Serviced	N/A	A-1-1	Non-Control Note	Pari Passu	$35,000,000	Benchmark 2020-B16(6)
			A-1-2	Non-Control Note	Pari Passu	$15,000,000	CREFI
			A-2	Control Note	Pari Passu	$35,000,000	GSMS 2020-GC45
PCI Pharma Portfolio	Non-Serviced	COMM 2019-GC44	A-1	Control Note	Pari Passu	$40,000,000	COMM 2019-GC44
			A-2	Non-Control Note	Pari Passu	$20,000,000	GSMS 2020-GC45
			A-3, A-5, A-7	Non-Control Note	Pari Passu	$33,500,000	GS Bank
			A-4	Non-Control Note	Pari Passu	$10,000,000	GSMS 2020-GC45
			A-6	Non-Control Note	Pari Passu	$5,000,000	GSMS 2020-GC45
Broadcasting Square	Non-Serviced	COMM 2019-GC44	A-1	Control Note	Pari Passu	$32,000,000	COMM 2019-GC44
			A-2	Non-Control Note	Pari Passu	$30,000,000	GSMS 2020-GC45
Property Commerce Portfolio	Serviced	N/A	A-1	Control Note	Pari Passu	$30,000,000	GSMS 2020-GC45
			A-2	Non-Control Note	Pari Passu	$27,620,000	GS Bank

Mortgage Loan	Mortgage Loan Type	Non-Serviced PSA/TSA	Note Name	Control Note / Non-Control Note	Note Type	Note Cut-off Date Balance	Note Holder(1)
Harvey Building Products	Non-Serviced	Benchmark 2019-B14	A-1-1	Non-Control Note	Pari Passu	$40,000,000	CGCMT 2019-C7
			A-1-2	Non-Control Note	Pari Passu	$20,000,000	GSMS 2020-GC45
			A-2	Control Note	Pari Passu	$50,000,000	Benchmark 2019-B14
			A-3	Non-Control Note	Pari Passu	$50,000,000	Benchmark 2019-B15
19100 Ridgewood	Non-Serviced	GSMS 2019-GC42	A-1	Control Note	Pari Passu	$55,000,000	GSMS 2019-GC42
			A-2	Non-Control Note	Pari Passu	$30,000,000	CGCMT 2019-GC43
			A-3	Non-Control Note	Pari Passu	$35,000,000	GSMS 2020-GSA1
			A-4	Non-Control Note	Pari Passu	$20,000,000	GSMS 2020-GC45
Cobb Place	Non-Serviced	COMM 2019-GC44	A-1	Control Note	Pari Passu	$25,000,000	COMM 2019-GC44
			A-2	Non-Control Note	Pari Passu	$15,000,000	GSMS 2020-GC45

(1)

The identification of a securitization trust means we have identified another securitization trust that has closed or as to which a preliminary prospectus (or preliminary offering circular) or final prospectus (or final offering circular) has printed that has or is expected to include the identified Note(s).

(2)

During the continuance of a control shift event relating to the BWAY 2019-1633 securitization transaction (i.e., when the most senior class of certificates in such transaction have been control appraised out), Note A-1-C-1 will be the controlling piece. See “—The Non-Serviced AB Whole Loans—1633 Broadway Whole Loan” below.

(3)

From and after the Servicing Shift Securitization Date, the 560 Mission Street Mortgage Loan will be serviced pursuant to the Servicing Shift PSA entered into in connection with the securitization of the 560 Mission Street Controlling Companion Loan. Note A-1-2-A and Note A-1-4 are expected to be contributed to Benchmark 2020-B16 on or about February 12, 2020, at which time servicing of the 560 Mission Whole Loan is expected to shift to such securitization.

(4)	Expected to be contributed to BANK 2020-BNK25 on or about February 13, 2020.

(5)

With respect to Starwood Industrial Portfolio, the initial Control Note is Note B-1. Following the occurrence (and during the continuance) of a Note B-1 control appraisal period, Note A-2-1 (which is not part of the mortgage pool) will be the Control Note. See “—The Serviced AB Whole Loan—Starwood Industrial Portfolio Whole Loan” below.

(6)	Expected to be contributed to Benchmark 2020-B16 on or about February 12, 2020.

(7)

With respect to the 650 Madison Avenue Whole Loan, the initial Control Note is Note B-1. During the continuance of a control appraisal period, Note A-1-1 will be the Control Note. See “The Non-Serviced AB Whole Loans—650 Madison Avenue Whole Loan” below.

(8)

With respect to the Parkmerced Whole Loan, the initial Control Note is Note C-1. During the continuance of a control appraisal period, Note A-1 will be the Control Note. See “The Non-Serviced AB Whole Loans—Parkmerced Whole Loan” below.

The Serviced Pari Passu Whole Loans

The Serviced Pari Passu Whole Loans will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Co-Lender Agreement. None of the master servicer, the applicable special servicer or the trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the master servicer or the trustee, as applicable, will be required to (and the applicable special servicer, at its option in emergency situations, may) make Property Protection Advances in respect of the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the applicable special servicer) determines that such a Property Protection Advance would be a Nonrecoverable Advance.

The Servicing Shift Whole Loan will be serviced pursuant to the PSA (and, accordingly, will be a Serviced Pari Passu Whole Loan) prior to the Servicing Shift Securitization Date, after which such Whole Loan will be serviced pursuant to the related Non-Serviced PSA (and, accordingly, will be a Non-Serviced Pari Passu Whole Loan). With respect to the Servicing Shift Whole Loan, the discussion under this section only applies to the period prior to the Servicing Shift Securitization Date.

Co-Lender Agreement

The Co-Lender Agreement related to each Serviced Pari Passu Whole Loan provides that:

●

The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each related Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●

All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).

●

The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than, without the consent of the non-transferring noteholder or a rating agency, as applicable, a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA.

With respect to each Serviced Pari Passu Whole Loan, certain costs, fees and expenses (such as a pro rata share of a Property Protection Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the issuing entity’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

Control Rights with respect to Serviced Pari Passu Whole Loans Other than the Servicing Shift Whole Loan

With respect to any Serviced Pari Passu Whole Loan (other than the Servicing Shift Whole Loan), the related Control Note will be included in the issuing entity, and the Directing Holder will have certain consent rights (if no Control Termination Event is continuing) and consultation rights (during a Control Termination Event, but while no Consultation Termination Event is continuing) with respect to such Whole Loan as described under “Pooling and Servicing Agreement—The Directing Holder”.

Control Rights with respect to the Servicing Shift Whole Loan

With respect to the Servicing Shift Whole Loan prior to the Servicing Shift Securitization Date, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table titled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the Directing Holder appointed by the Controlling Class pursuant to the PSA, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided that with respect to the Servicing Shift Whole Loan, in general, neither the related borrower nor an affiliate thereof will be entitled to exercise the rights of such “Controlling Holder” under the related Co-Lender Agreement.

Certain Rights of each Non-Controlling Holder

With respect to each Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing holder (or equivalent party) with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to certain consent and consultation rights described below; provided that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the right of a

Non-Controlling Holder, and/or there will be deemed to be no such Non-Controlling Holder under the related Co-Lender Agreement with respect to such Non-Control Note. With respect to the Servicing Shift Whole Loan, a related Non-Control Note will be included in the issuing entity, and, prior to the Servicing Shift Securitization Date, pursuant to the PSA, the Controlling Class Representative appointed by the Controlling Class, prior to the occurrence and continuance of a Consultation Termination Event, or the operating advisor (consistent with the Operating Advisor Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled to exercise the consultation rights, if any, of the Non-Controlling Holder under the related Co-Lender Agreement.

The master servicer or the applicable special servicer, as the case may be, will be required to (i) provide each Non-Controlling Holder or its representative copies of any notice, information and report that it is required to provide to the Directing Holder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Holder due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) use reasonable efforts to consult each Non-Controlling Holder or its representative on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions outlined in an Asset Status Report by the applicable special servicer or any proposed action to be taken by the applicable special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision, and consider on a non-binding basis alternative actions recommended by such Non-Controlling Holder.

Such consultation right will generally expire ten business days (or, in certain cases, with respect to an “acceptable insurance default”, 30 days) after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto) (unless the applicable special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten business day (or 30-day) period will be deemed to begin anew). In no event will the applicable special servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative). In addition, if the applicable special servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned ten business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to attend annual meetings (which may be held telephonically) with the master servicer or applicable special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or applicable special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to a special servicer that affects a Non-Controlling Holder, such Non-Controlling Holder will have the right to direct the trustee to terminate such special servicer under the PSA solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights such special servicer may have as a Certificateholder, entitlements to amounts payable to such special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Sale of Defaulted Mortgage Loan

If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the applicable special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, such special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, such special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder (provided that such consent will not be required if the related Non-Controlling Holder is a borrower or an affiliate thereof) unless such special servicer has delivered to such holder (a) at least 15 business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least ten days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by such special servicer in connection with any such proposed sale, a copy of the most recent appraisal and certain other supplementary documents (if requested by such Non-Controlling Holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Holder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the master servicer or applicable special servicer in connection with the proposed sale.

The Serviced AB Whole Loan

Starwood Industrial Portfolio Whole Loan

General

The Starwood Industrial Portfolio Mortgage Loan (4.5%) is part of a Whole Loan structure comprised of seven mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property. The Starwood Industrial Portfolio Whole Loan is evidenced by five senior pari passu promissory notes and one junior promissory note, the note designations and the Cut-off Date Balances of which are set forth in the chart below:

Note Designation	Cut-off Date Balance

Note A-1 (“Starwood Industrial Portfolio Note A-1”)	$50,000,000
Note A-2-1 (“Starwood Industrial Portfolio Note A-2-1”)	$30,000,000
Note A-2-2 (“Starwood Industrial Portfolio Note A-2-2”)	$10,000,000
Note A-3-1 (“Starwood Industrial Portfolio Note A-3-1”)	$15,000,000
Note A-3-2 (“Starwood Industrial Portfolio Note A-3-2”)	$15,000,000
Note A-4 (“Starwood Industrial Portfolio Note A-4”)	$24,500,000
Note B-1 (“Trust Subordinate Companion Loan”)	$65,527,027

The Starwood Industrial Portfolio Note A-1 and Starwood Industrial Portfolio Note A-2-2 (the “Starwood Industrial Portfolio Mortgage Loan”) will be part of the mortgage pool. The Trust Subordinate Companion Loan will be included in the issuing entity but will not be part of the mortgage pool. The Starwood Industrial Portfolio Note A-2-1, Starwood Industrial Portfolio Note A-3-1, Starwood Industrial Portfolio Note A-3-2 and Starwood Industrial Portfolio Note A-4 (collectively referred to as the “Starwood Industrial Portfolio Senior Pari Passu Companion Loans”), together with the Starwood Industrial Portfolio Mortgage Loan, are collectively referred to as the “Starwood Industrial Portfolio Senior Mortgage Loan” or the “Starwood Industrial Portfolio Senior Notes” and the holders of such Starwood Industrial Portfolio Senior Notes are collectively referred to as the “Starwood Industrial Portfolio Note A Holders”.

The rights of the holders of the promissory notes evidencing the Starwood Industrial Portfolio Whole Loan (the “Starwood Industrial Portfolio Noteholders”) are subject to an agreement among noteholders (the “Starwood Industrial Portfolio Intercreditor Agreement”). The following summaries describe certain provisions of the Starwood Industrial Portfolio Intercreditor Agreement.

Servicing

The Starwood Industrial Portfolio Whole Loan will be serviced and administered pursuant to the terms of the PSA and the Starwood Industrial Portfolio Intercreditor Agreement, by the master servicer and the applicable special servicer, as the case may be, according to the Servicing Standard. See “Pooling and Servicing Agreement”. The master servicer or the trustee, as applicable, under the PSA will be responsible for making any Servicing Advances with respect to the Starwood Industrial Portfolio Whole Loan, in each case unless the master servicer or the trustee, as applicable, or the applicable special servicer under the PSA determines that such an advance would not be recoverable from collections on the Starwood Industrial Portfolio Whole Loan.

Application of Payments

The Starwood Industrial Portfolio Intercreditor Agreement sets forth the respective rights of the holder of the Starwood Industrial Portfolio Senior Notes and the holder of the Trust Subordinate Companion Loan with respect to distributions of funds received in respect of the Starwood Industrial Portfolio Whole Loan, and provides, in general, that the Trust Subordinate Companion Loan and the respective rights of the holder of the Trust Subordinate Companion Loan to receive payments of interest, principal and other amounts with respect to the Trust Subordinate Companion Loan, respectively, will, prior to a Starwood Industrial Portfolio Sequential Pay Event, be junior, subject and subordinate to the Starwood Industrial Portfolio Senior Notes and the respective rights of the holder of the Starwood Industrial Portfolio Senior Notes to receive payments of interest, principal and other amounts with respect to the Starwood Industrial Portfolio Senior Notes, respectively, as and to the extent set forth in the Starwood Industrial Portfolio Intercreditor Agreement.

If no Starwood Industrial Portfolio Sequential Pay Event has occurred and is continuing, all amounts tendered by the borrower or otherwise available for payment on the Starwood Industrial Portfolio Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied by the master servicer in the following order of priority:

first, to the Starwood Industrial Portfolio Note A Holders, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on their respective principal balances, at the applicable note interest rate (net of the applicable servicing fee rate);

second, to the Starwood Industrial Portfolio Note A Holders, pro rata (based on their respective principal balances), in an aggregate amount equal to all principal payments received, including any insurance and condemnation proceeds received, if any, until the respective principal balances have been reduced to zero;

third, to the Starwood Industrial Portfolio Note A Holders, pro rata (based on their respective entitlements to interest) up to the amount of any unreimbursed out-of-pocket costs and expenses paid by such Starwood Industrial Portfolio Note A Holder, including any advances paid from sources other than collections and not previously reimbursed by the borrower (or paid or advanced by the master servicer or the applicable special servicer, as applicable, on its behalf and not previously paid or reimbursed to such servicer) with respect to the Starwood Industrial Portfolio Whole Loan pursuant to the Starwood Industrial Portfolio Intercreditor Agreement or the PSA;

fourth, if the proceeds of any foreclosure sale or any liquidation of the Starwood Industrial Portfolio Whole Loan or the Starwood Industrial Portfolio Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(iii) and, as a result of a written modification, waiver, amendment, restructuring or workout of the Starwood Industrial Portfolio Whole Loan (a “Starwood Industrial Portfolio Workout”), the aggregate principal balance of the Starwood Industrial Portfolio Senior Notes has been reduced, such excess amount will be paid to the Starwood Industrial Portfolio Note A Holders pro rata (based on their respective principal balances), in an aggregate amount up to the reduction, if any, of the respective principal balances as a result of such Starwood Industrial Portfolio Workout, plus interest on such amount at the related note interest rate;

fifth, to the extent the holder of the Trust Subordinate Companion Loan (the “Trust Subordinate Companion Loan Holder”) have made any payments or advances to cure defaults pursuant to the Starwood Industrial Portfolio Intercreditor Agreement, to reimburse the Trust Subordinate Companion Loan Holder for all such cure payments;

sixth, to the Trust Subordinate Companion Loan Holder in an amount equal to the accrued and unpaid interest on the principal balance of the Trust Subordinate Companion Loan at the applicable note interest rate (net of the applicable servicing fee rate);

seventh, to the Trust Subordinate Companion Loan Holder in an amount equal to all principal payments received, including any insurance and condemnation proceeds, if any, remaining after giving effect to the allocations in clause (ii) above, until the principal balance of the Trust Subordinate Companion Loan has been reduced to zero;

eighth, if the proceeds of any foreclosure sale or any liquidation of the Starwood Industrial Portfolio Whole Loan or the Starwood Industrial Portfolio Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(vii) and, as a result of a Starwood Industrial Portfolio Workout, the principal balance of the Trust Subordinate Companion Loan has been reduced, such excess amount will be required to be paid to the Trust Subordinate Companion Loan Holder in an amount up to the reduction, if any, of the principal balance of the Trust Subordinate Companion Loan as a result of such Starwood Industrial Portfolio Workout, plus interest on such amount at the related note interest rate;

ninth, to the Starwood Industrial Portfolio Note A Holders, pro rata (based on their respective principal balances), in an aggregate amount equal to the product of (i) the Starwood Industrial Portfolio Note A Percentage Interest multiplied by (ii) the Starwood Industrial Portfolio Note A Relative Spread and (iii) any prepayment premium to the extent paid by the borrower;

tenth, to the Trust Subordinate Companion Loan Holder in an amount equal to the product of (i) the Trust Subordinate Companion Loan Percentage Interest multiplied by (ii) the Trust Subordinate Companion Loan Relative Spread and (iii) any prepayment premium to the extent paid by the borrower;

eleventh, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the PSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the master servicer or applicable special servicer, as applicable (in each case provided that such reimbursements or payments relate to the Starwood Industrial Portfolio Whole Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, will be required to be paid pro rata to the Starwood Industrial Portfolio Note A Holders and the Trust Subordinate Companion Loan Holder in accordance with the Starwood Industrial Portfolio Note A Percentage Interest and the Trust Subordinate Companion Loan Percentage Interest, respectively, with the amount distributed to the Starwood Industrial Portfolio Note A Holders to be allocated among the Starwood Industrial Portfolio Note A Holders pro rata based on their respective principal balances; and

twelfth, if any excess amount, including, without limitation, any default interest, is available to be distributed in respect of the Starwood Industrial Portfolio Whole Loan, and not otherwise applied in accordance with the foregoing clauses (i)-(xi), any remaining amount will be paid pro rata to the Starwood Industrial Portfolio Note A Holders and the Trust Subordinate Companion Loan Holder in accordance with the initial Starwood Industrial Portfolio Note A Percentage Interest and the initial Trust Subordinate Companion Loan Percentage Interest, respectively, with the amount distributed to the Starwood Industrial Portfolio Note A Holders to be allocated among the Starwood Industrial Portfolio Note A Holders pro rata based on their respective principal balances.

Upon the occurrence and continuance of a the Starwood Industrial Portfolio Sequential Pay Event, amounts tendered by the borrower or otherwise available for payment on the Starwood Industrial Portfolio Whole Loan or the Starwood Industrial Portfolio Mortgaged Property or amounts realized on proceeds thereof (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

first, to the Starwood Industrial Portfolio Note A Holders, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on their respective principal balances, at the applicable note interest rate (net of the applicable servicing fee rate);

second, to the Trust Subordinate Companion Loan Holder in an amount equal to the accrued and unpaid interest on the Trust Subordinate Companion Loan principal balance at the applicable note interest rate (net of the applicable servicing fee rate);

third, to the Starwood Industrial Portfolio Note A Holders, pro rata (based on their respective principal balances), in reduction of their respective principal balances, until such principal balances have been reduced to zero;

fourth, to the Starwood Industrial Portfolio Note A Holders, pro rata (based on their respective entitlements), up to the amount of any unreimbursed out-of-pocket costs and expenses paid by such Starwood Industrial Portfolio Note A Holder, including any advances paid from sources other than collections, in each case to the extent reimbursable by the borrower but not previously reimbursed by the borrower (or paid or advanced by any the master servicer or the applicable special servicer, as applicable, on its behalf and not previously paid or reimbursed to such servicer), with respect to the Starwood Industrial Portfolio Whole Loan pursuant to the Starwood Industrial Portfolio Intercreditor Agreement or the PSA;

fifth, if the proceeds of any foreclosure sale or any liquidation of the Starwood Industrial Portfolio Whole Loan or the Starwood Industrial Portfolio Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(iv) and, as a result of a the Starwood Industrial Portfolio Workout the aggregate principal balance of the Starwood Industrial Portfolio Senior Notes has been reduced, such excess amount will be required to be paid to the Starwood Industrial Portfolio Note A Holders pro rata (based on their respective principal balances) in an aggregate amount up to the reduction, if any, of based on their respective principal balances as a result of such the Starwood Industrial Portfolio Workout, plus interest on such amount at the related note interest rate;

sixth, to the extent the Trust Subordinate Companion Loan Holder has made any payments or advances to cure defaults pursuant to the Starwood Industrial Portfolio Intercreditor Agreement, to reimburse the Trust Subordinate Companion Loan Holder for all such cure payments; and to the Trust Subordinate Companion Loan Holder in the amount of any other unreimbursed reasonable out-of-pocket costs and expenses paid by the Trust Subordinate Companion Loan Holder, in each case to the extent reimbursable by, but not previously reimbursed by, the borrower;

seventh, to the Trust Subordinate Companion Loan Holder, until the principal balance of the Trust Subordinate Companion Loan has been reduced to zero;

eighth, to the Starwood Industrial Portfolio Note A Holders, pro rata (based on their respective principal balances) in an aggregate amount equal to the product of (i) the Starwood Industrial Portfolio Note A Percentage Interest multiplied by (ii) Starwood Industrial Portfolio Note A Relative Spread and (iii) any prepayment premium to the extent paid by the borrower;

ninth, to the Trust Subordinate Companion Loan Holder in an amount equal to the product of (i) the Trust Subordinate Companion Loan Percentage Interest multiplied by (ii) the Trust Subordinate Companion Loan Relative Spread and (iii) any prepayment premium to the extent paid by the borrower;

tenth, if the proceeds of any foreclosure sale or any liquidation of the Starwood Industrial Portfolio Whole Loan or the Starwood Industrial Portfolio Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(ix) and, as a result of a the Starwood Industrial Portfolio Workout the principal balance of the Trust Subordinate Companion Loan has been reduced, such excess amount will be paid to the Trust Subordinate Companion Loan Holder in an amount up to the reduction, if any, of the principal balance of the Trust Subordinate Companion Loan as a result of such Starwood Industrial Portfolio Workout, plus interest on such amount at the related note interest rate;

eleventh, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the PSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the master servicer or the applicable special servicer, as applicable (in each case provided that such reimbursements or payments relate to the Starwood Industrial Portfolio Whole Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, will be required to be paid pro rata to the Starwood Industrial Portfolio Note A Holders and the Trust Subordinate Companion Loan Holder in accordance with the Starwood Industrial Portfolio Note A Percentage Interest and the Trust Subordinate Companion Loan Percentage Interest, respectively, with the amount distributed to the Starwood Industrial Portfolio Note A Holders to be allocated between the Starwood Industrial Portfolio Note A Holders pro rata based on their respective principal balances; and

twelfth, if any excess amount, including, without limitation, any default interest, is available to be distributed in respect of the Starwood Industrial Portfolio Whole Loan, and not otherwise applied in accordance with the foregoing clauses (i)-(xi), any remaining amount will be paid pro rata to the Starwood Industrial Portfolio Note A Holders and the Trust Subordinate Companion Loan Holder in accordance with the Starwood Industrial Portfolio Note A Percentage Interest and the Trust Subordinate Companion Loan Percentage Interest, respectively, with the amount distributed to the Starwood Industrial Portfolio Note A Holders to be allocated between the Starwood Industrial Portfolio Note A Holders pro rata based on their respective principal balances.

“Starwood Industrial Portfolio Note A Percentage Interest” means a fraction, expressed as a percentage, the numerator of which is the sum of the principal balances of the Starwood Industrial Portfolio Senior Notes, and the denominator of which is the sum of the principal balances of the Starwood Industrial Portfolio Senior Notes and the principal balance of the Trust Subordinate Companion Loan.

“Starwood Industrial Portfolio Note A Rate” means 3.231% per annum.

“Starwood Industrial Portfolio Note A Relative Spread” means the ratio of the Starwood Industrial Portfolio Note A Rate to the weighted average of the Starwood Industrial Portfolio Note A Rate and the Trust Subordinate Companion Loan Rate.

“Starwood Industrial Portfolio Note A-1 Holder” means the holder of Starwood Industrial Portfolio Note A-1.

“Starwood Industrial Portfolio Note A-2-1 Holder” means the holder of Starwood Industrial Portfolio Note A-2-1.

“Starwood Industrial Portfolio Note A-2-2 Holder” means the holder of Starwood Industrial Portfolio Note A-2-2.

“Starwood Industrial Portfolio Note A-3-1 Holder” means the holder of Starwood Industrial Portfolio Note A-3-1.

“Starwood Industrial Portfolio Note A-3-2 Holder” means the holder of Starwood Industrial Portfolio Note A-3-2.

“Starwood Industrial Portfolio Note A-4 Holder” means the holder of Starwood Industrial Portfolio Note A-4.

“Trust Subordinate Companion Loan Percentage Interest” means a fraction, expressed as a percentage, the numerator of which is the principal balance of the Trust Subordinate Companion Loan, and the denominator of which is the sum of the principal balance of the Starwood Industrial Portfolio Mortgage Loan and the principal balance of the Trust Subordinate Companion Loan.

“Trust Subordinate Companion Loan Rate” means 3.231% per annum.

“Trust Subordinate Companion Loan Relative Spread” means the ratio of the Trust Subordinate Companion Loan Rate to the weighted average of the Starwood Industrial Portfolio Note A Rate and the Trust Subordinate Companion Loan Rate.

“Starwood Industrial Portfolio Sequential Pay Event” means any event of default under the Starwood Industrial Portfolio Whole Loan with respect to an obligation to pay money due under the Starwood Industrial Portfolio Whole Loan, any other event of default for which the Starwood Industrial Portfolio Whole Loan is actually accelerated or any other event of default which causes the Starwood Industrial Portfolio Whole Loan to become a Specially Serviced Loan, or any bankruptcy or insolvency event that constitutes an event of default under the Starwood Industrial Portfolio Whole Loan; provided, however, that unless the master servicer or the applicable special servicer, as applicable, has notice or knowledge of such event at least 10 business days prior to the applicable Distribution Date, distributions will be made sequentially beginning on the subsequent Distribution Date; provided, further, that the aforementioned requirement of notice or knowledge will not apply in the case of distribution of the final proceeds of a liquidation or final disposition of the Starwood Industrial Portfolio Whole Loan. A Starwood Industrial Portfolio Sequential Pay

Event will no longer exist to the extent it has been cured (including any cure payment made by the Trust Subordinate Companion Loan Holder in accordance with the Starwood Industrial Portfolio Intercreditor Agreement) and will not be deemed to exist to the extent the Trust Subordinate Companion Loan Holder is exercising its cure rights under the Starwood Industrial Portfolio Intercreditor Agreement or the default that led to the occurrence of such the Starwood Industrial Portfolio Sequential Pay Event has otherwise been cured or waived.

Consultation and Control

Pursuant to the Starwood Industrial Portfolio Intercreditor Agreement, the controlling holder with respect to the Starwood Industrial Portfolio Whole Loan (the “Starwood Industrial Portfolio Controlling Noteholder”), as of any date of determination, will be (i) if and for so long as no Starwood Industrial Portfolio Control Appraisal Period has occurred and is continuing, the Trust Subordinate Companion Loan Holder and (ii) if and for so long as a Starwood Industrial Portfolio Control Appraisal Period has occurred and is continuing, the Starwood Industrial Portfolio Note A-2-1 Holder; provided that at any time the Starwood Industrial Portfolio Note A-2-1 Holder is the Starwood Industrial Portfolio Controlling Noteholder and the Starwood Industrial Portfolio Note A-2-1 is included in the Starwood Industrial Portfolio Note A-2-1 Securitization, references to the “Starwood Industrial Portfolio Controlling Noteholder” will mean the Controlling Class Certificateholder (or its representative) or any other party assigned the rights to exercise the rights of the “Controlling Noteholder” under the Starwood Industrial Portfolio Intercreditor Agreement, as and to the extent provided in the pooling and servicing agreement for the Starwood Industrial Portfolio Note A-2-1; and provided further that, if the Trust Subordinate Companion Loan Holder would be the Starwood Industrial Portfolio Controlling Noteholder pursuant to the terms of the Starwood Industrial Portfolio Intercreditor Agreement, but any interest in the Trust Subordinate Companion Loan is held by the borrower or a borrower related party, or the borrower or a borrower related party would otherwise be entitled to exercise the rights of the Starwood Industrial Portfolio Controlling Noteholder in respect of the Trust Subordinate Companion Loan, then a Starwood Industrial Portfolio Control Appraisal Period will be deemed to have occurred. The Trust Subordinate Companion Loan Holder is the Starwood Industrial Portfolio Controlling Noteholder as of the Closing Date.

Pursuant to the terms of the Starwood Industrial Portfolio Intercreditor Agreement, if any consent, modification, amendment or waiver under or other action in respect of the Starwood Industrial Portfolio Whole Loan (whether or not a servicing transfer event has occurred and is continuing) that would constitute a Starwood Industrial Portfolio Major Decision has been requested or proposed, at least 10 business days (or 30 days with respect to any proposed modification or waiver of any material provision in the related Mortgage Loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the borrower) prior to taking action with respect to such Starwood Industrial Portfolio Major Decision (or making a determination not to take action with respect to such Starwood Industrial Portfolio Major Decision), the master servicer or the applicable special servicer must provide notice to and then receive the written consent of the Starwood Industrial Portfolio Controlling Noteholder (or its representative) before implementing a decision with respect to such Starwood Industrial Portfolio Major Decision, provided, that if the master servicer or the applicable special servicer, as the case may be, does not receive a response within 10 business days (or 30 days with respect to any proposed modification or waiver of any material provision in the related Mortgage Loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the borrower) of its delivery of notice of a Starwood Industrial Portfolio Major Decision and the Major Decision Reporting Package (as such term is defined in the Starwood Industrial Portfolio Intercreditor Agreement), then the Starwood Industrial Portfolio Controlling Noteholder (or its controlling noteholder representative) will be deemed to have approved such action. Notwithstanding the provisions set forth in the previous paragraph, in the event that the applicable special servicer or the master servicer (in the event the master servicer is otherwise authorized by the Starwood Industrial Portfolio Intercreditor Agreement or the PSA to take such action), as applicable, determines that immediate action, with respect to the foregoing matters, or any other matter requiring consent of the Starwood Industrial Portfolio Controlling Noteholder (or its controlling noteholder representative) in the Starwood Industrial Portfolio Intercreditor Agreement or the PSA, is necessary to protect the interests of the Starwood Industrial Portfolio Noteholders (as a collective whole (taking into account the subordinate nature of the Trust Subordinate Companion Loan and the pari passu nature of the

Starwood Industrial Portfolio Senior Notes)), the applicable special servicer or master servicer, as applicable, may take any such action without waiting for the response of the Starwood Industrial Portfolio Controlling Noteholder (or its controlling noteholder representative), provided that the applicable special servicer or the master servicer, as applicable, provides the Starwood Industrial Portfolio Controlling Noteholder with prompt written notice following such action including a reasonably detailed explanation of the basis therefor. Similarly, following the occurrence of an extraordinary event with respect to the Mortgaged Property, or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the master servicer or the applicable special servicer, as the case may be, may take actions with respect to the Mortgaged Property before obtaining the consent of the Starwood Industrial Portfolio Controlling Noteholder (or its representative) if the applicable servicer reasonably determines in accordance with the Servicing Standard that failure to take such actions prior to such consent would materially and adversely affect the interest of the Starwood Industrial Portfolio Noteholders, and the applicable servicer has made a reasonable effort to contact the Starwood Industrial Portfolio Controlling Noteholder (or its representative).

Notwithstanding the foregoing, the master servicer or applicable special servicer, as the case may be, may not follow any advice, direction, objection or consultation provided by the Starwood Industrial Portfolio Controlling Noteholder (or its representative) that would require or cause the master servicer or the applicable special servicer, as applicable, to violate any applicable law, including the REMIC provisions, be inconsistent with the Servicing Standard, require or cause the master servicer or the applicable special servicer, as applicable, to violate provisions of the Starwood Industrial Portfolio Intercreditor Agreement or the PSA, require or cause the master servicer or the applicable special servicer, as applicable, to violate the terms of the Starwood Industrial Portfolio Whole Loan, or materially expand the scope of the master servicer’s or the applicable special servicer’s responsibilities under the Starwood Industrial Portfolio Intercreditor Agreement or the PSA.

The applicable special servicer will be required to provide copies to each Starwood Industrial Portfolio Non-Controlling Note A Holder of any notice, information and report that is required to be provided to the Starwood Industrial Portfolio Controlling Noteholder pursuant to the PSA with respect to any of the Starwood Industrial Portfolio Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report within the same time frame such notice, information and report is required to be provided to the Starwood Industrial Portfolio Controlling Noteholder, and such special servicer will be required to consult with each Starwood Industrial Portfolio Non-Controlling Note A Holder on a strictly non-binding basis, to the extent having received such notices, information and reports, any Starwood Industrial Portfolio Non-Controlling Note A Holder requests consultation with respect to any such Starwood Industrial Portfolio Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report, and consider alternative actions recommended by such Starwood Industrial Portfolio Non-Controlling Note A Holder; provided that after the expiration of a period of 10 business days from delivery to any Starwood Industrial Portfolio Non-Controlling Note A Holder by such special servicer of written notice of a proposed action, together with copies of the notice, information and reports, such special servicer will no longer be obligated to consult with such Starwood Industrial Portfolio Non-Controlling Note A Holder, whether or not such Starwood Industrial Portfolio Non-Controlling Note A Holder has responded within such 10 business day period (unless such special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such 10 business day period will be deemed to begin anew from the date of such proposal and delivery of all information relating thereto).

“Starwood Industrial Portfolio Control Appraisal Period” will exist with respect to the Starwood Industrial Portfolio Whole Loan, if and for so long as:

(1)        the initial principal balance of the Trust Subordinate Companion Loan, minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Trust Subordinate Companion Loan after the date of creation of the Trust Subordinate Companion Loan, (y) any Appraisal Reduction Amount for the Starwood Industrial Portfolio Whole Loan that is allocated to the Trust Subordinate Companion Loan and (z) any losses realized with respect to the Starwood Industrial Portfolio Mortgaged Property or the Starwood Industrial Portfolio Whole Loan that are allocated to the Trust Subordinate Companion Loan, is less than

(2)        25% of the remainder of (i) the initial principal balance of the Trust Subordinate Companion Loan less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the Trust Subordinate Companion Loan Holder on the Trust Subordinate Companion Loan, after the date of creation of such Trust Subordinate Companion Loan, provided that a Starwood Industrial Portfolio Control Appraisal Period will terminate upon the occurrence of a cure by the Trust Subordinate Companion Loan Holder pursuant to the terms of the Starwood Industrial Portfolio Intercreditor Agreement.

“Starwood Industrial Portfolio Note A-2-1 Securitization” means the sale by the Starwood Industrial Portfolio Note A-2-1 Holder of all of such note (or the first securitization of such note, if applicable) to the applicable depositor, who will in turn include such note or portion of such note as part of a securitization of one or more mortgage loans.

“Starwood Industrial Portfolio Noteholder” means any of the Starwood Industrial Portfolio Note A Holders and the Trust Subordinate Companion Loan Holder, as applicable.

“Starwood Industrial Portfolio Non-Controlling Note A Holder” means each Starwood Industrial Portfolio Note A Holder that is not the Starwood Industrial Portfolio Controlling Noteholder; provided that, if at any time such Starwood Industrial Portfolio Note A Holder’s A Note is held by (or, at any time such Starwood Industrial Portfolio Note A Holder’s A Note is included in a securitization, the Starwood Industrial Portfolio Non-Controlling Note A Subordinate Class Representative is) a borrower party, no person will be entitled to exercise the rights of such Starwood Industrial Portfolio Non-Controlling Note A Holder with respect to such A Note.

“Starwood Industrial Portfolio Non-Controlling Note A Subordinate Class Representative“ means (i) with respect to the Starwood Industrial Portfolio Mortgage Loan, the “controlling class representative” as defined in the PSA, and (ii) with respect to each Starwood Industrial Portfolio Senior Note (other than the Starwood Industrial Portfolio Mortgage Loan), the holders of the majority of the class of securities issued in the securitization of such note designated as the “controlling class” pursuant to the related pooling and servicing agreement or their duly appointed representative.

For so long as the Trust Subordinate Companion Loan is an asset of the issuing entity, the following paragraph will not have any force or effect.

The Trust Subordinate Companion Loan Holder is entitled to avoid a Starwood Industrial Portfolio Control Appraisal Period caused by application of an Appraisal Reduction Amount upon the satisfaction of certain conditions (within 30 days of the master servicer’s or the applicable special servicer’s, as applicable, receipt of a third party appraisal that indicates such Starwood Industrial Portfolio Control Appraisal Period has occurred), including delivery to the master servicer or the applicable special servicer, as applicable, of additional collateral in the form of either (x) cash or (y) an unconditional and irrevocable standby letter of credit issued by a bank or other financial institution(s) that meets the rating requirements as described in the Starwood Industrial Portfolio Intercreditor Agreement, in each case, in an amount which, when added to the appraised value of the related Mortgaged Property as determined pursuant to the PSA, would cause the applicable Starwood Industrial Portfolio Control Appraisal Period not to occur.

“Starwood Industrial Portfolio Major Decision” means a “Major Decision” under the PSA or any one or more analogous terms in the PSA at any time when one or more of the Starwood Industrial Portfolio Senior Notes and Trust Subordinate Companion Loan are included in the issuing entity.

Cure Rights

In the event that the related borrower fails to make any payment of principal or interest on the Starwood Industrial Portfolio Whole Loan by the end of the applicable grace period or any other event of default under the related Starwood Industrial Portfolio Whole Loan documents occurs and is continuing, the Trust Subordinate Companion Loan Holder will have the right to cure such event of default subject to certain limitations set forth in the Starwood Industrial Portfolio Intercreditor Agreement. Unless the issuing entity

(or, if the issuing entity no longer holds any of the Starwood Industrial Portfolio Senior Notes and the Trust Subordinate Companion Loan, the Starwood Industrial Portfolio Note A-1 Holder) consents to additional cure periods, the Trust Subordinate Companion Loan Holder’s right to cure a monetary default or non-monetary default will be limited to a combined total of (i) six (6) cures of monetary defaults over the term of the Starwood Industrial Portfolio Whole Loan, no more than four (4) of which may be consecutive, and (ii) six (6) cures of non-monetary defaults over the term of the Starwood Industrial Portfolio Whole Loan.

So long as a monetary default exists for which a permitted cure payment is made, such monetary default will not be treated as an “Event of Default” under the Starwood Industrial Portfolio Whole Loan (including for purposes of (i) whether a “Starwood Industrial Portfolio Sequential Pay Event” has occurred (ii) accelerating the Starwood Industrial Portfolio Whole Loan, modifying, amending or waiving any provisions of the loan documents or commencing proceedings for foreclosure or the taking of title by deed-in-lieu of foreclosure or other similar legal proceedings with respect to the Starwood Industrial Portfolio Mortgaged Property; or (iii) treating the Starwood Industrial Portfolio Whole Loan as a Specially Serviced Loan).

Notwithstanding the foregoing, for so long as the Trust Subordinate Companion Loan is an asset of the issuing entity, the Trust Subordinate Companion Loan Holder may not exercise the cure rights described above.

Purchase Option

After the occurrence and delivery of a notice of an event of default with respect to the Starwood Industrial Portfolio Whole Loan or a servicing transfer event, the Trust Subordinate Companion Loan Holder will have the right, by written notice to the Starwood Industrial Portfolio Note A Holders (a “Starwood Industrial Portfolio Purchase Notice”), to purchase in immediately available funds, the Starwood Industrial Portfolio Senior Notes, in whole but not in part, at the defaulted mortgage loan purchase price, which is generally equal to unpaid principal, interest and expenses (but generally excluding prepayment premiums, default interest or late charges unless the holder is the borrower or an affiliate of the borrower). Upon delivery of the Starwood Industrial Portfolio Purchase Notice to the then current Starwood Industrial Portfolio Note A Holders, the Starwood Industrial Portfolio Note A Holders will be required to sell (and the Trust Subordinate Companion Loan Holder will be required to purchase) the Starwood Industrial Portfolio Senior Notes at the defaulted mortgage loan purchase price, on a date (the “Starwood Industrial Portfolio Defaulted Note Purchase Date”) not less than 10 and not more than 60 days after the date of the Starwood Industrial Portfolio Purchase Notice. The failure of the requesting purchaser to purchase the Starwood Industrial Portfolio Senior Notes on the Starwood Industrial Portfolio Defaulted Note Purchase Date will result in the termination of such right with respect to the event of default under Starwood Industrial Portfolio Whole Loan or servicing transfer event that gave rise to such right. The right of the Trust Subordinate Companion Loan Holder to purchase the Starwood Industrial Portfolio Senior Notes as described in this paragraph will automatically terminate upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the Starwood Industrial Portfolio Mortgaged Property. Notwithstanding the foregoing sentence, the Starwood Industrial Portfolio Note A Holders are required to give the Trust Subordinate Companion Loan Holder ten business days prior written notice of its intent with respect to any consummation of a foreclosure sale, sale by power of sale or delivery of deed in lieu of foreclosure with respect to the related Mortgaged Property. Notwithstanding the foregoing sentence, if title to the Starwood Industrial Portfolio Mortgaged Property is transferred to the Starwood Industrial Portfolio Note A Holders (or a designee on their behalf), in a manner commonly known as “the borrower turning over the keys” and not otherwise in connection with a consummation by the Starwood Industrial Portfolio Note A Holders of a foreclosure sale or sale by power of sale or acceptance of a deed in lieu of foreclosure, less than ten business days after the acceleration of the Starwood Industrial Portfolio Whole Loan, the Starwood Industrial Portfolio Note A Holders will be required to notify the Trust Subordinate Companion Loan Holder of such transfer and the Trust Subordinate Companion Loan Holder will have a 15 business day period from the date of such notice from the Starwood Industrial Portfolio Note A Holders to deliver the Starwood Industrial Portfolio Purchase Notice to the Starwood Industrial Portfolio Note A Holders, in which case the Trust Subordinate Companion Loan Holder will be obligated to purchase the Starwood Industrial Portfolio

Mortgaged Property, in immediately available funds, within such 15 business day period at the applicable purchase price.

If the Trust Subordinate Companion Loan is an asset of the issuing entity, such purchase option described above will not have any force or effect.

Sale of Defaulted Whole Loan

Pursuant to the terms of the Starwood Industrial Portfolio Intercreditor Agreement and the PSA, if the Starwood Industrial Portfolio Whole Loan becomes a defaulted loan, and if the applicable special servicer determines to sell the Starwood Industrial Portfolio Mortgage Loan in accordance with the PSA, then such special servicer may elect to sell the Starwood Industrial Portfolio Whole Loan subject to the consent (or deemed consent) of the Trust Subordinate Companion Loan Holder or the Starwood Industrial Portfolio Controlling Noteholder under the provisions described above under “—The Serviced AB Whole Loans—Starwood Industrial Portfolio Whole Loan—Consultation and Control”.

Special Servicer Appointment Rights

Pursuant to the Starwood Industrial Portfolio Intercreditor Agreement, the Starwood Industrial Portfolio Controlling Noteholder (or its representative) will have the right, at any time, with or without cause, to replace the special servicer then acting with respect to the Starwood Industrial Portfolio Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the other Starwood Industrial Portfolio Noteholders.

Amendments

The Starwood Industrial Portfolio Intercreditor Agreement may only be amended by the consent of all Starwood Industrial Portfolio Noteholders.

The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Co-Lender Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make property protection advances (or equivalent term) in respect of the related Non-Serviced Pari Passu Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a property protection advance (or equivalent term) would be a nonrecoverable advance. Monthly payment advances on each Non-Serviced Mortgage Loan will be made by the master servicer or the trustee, as applicable, to the extent provided under the PSA. None of the master servicer, any special servicer or the trustee will be obligated to make property protection advances (or equivalent term) with respect to a Non-Serviced Pari Passu Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the material servicing terms of the Non-Serviced PSAs.

With respect to the Servicing Shift Whole Loan, the discussion under this “—The Non-Serviced Pari Passu Whole Loans” section only applies to the period on or after the Servicing Shift Securitization Date.

Co-Lender Agreement

The Co-Lender Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each related Non-Serviced Pari Passu Companion

Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●

All payments, proceeds and other recoveries on the Non-Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).

●

The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than, without the consent of the non-transferring noteholder or a rating agency, as applicable, a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Non-Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Pari Passu Companion Loans in accordance with the terms of the related Non-Serviced PSA.

Any losses, liabilities, claims, fees, costs and expenses incurred in connection with a Non-Serviced Pari Passu Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

Control Rights

With respect to each Non-Serviced Pari Passu Whole Loan (other than the Servicing Shift Whole Loan on or after the Servicing Shift Securitization Date), the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table titled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder (or a designated representative) will be entitled to (i) direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the directing holder (or equivalent party) under the related Non-Serviced PSA, (ii) consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) replace the special servicer with respect to such Whole Loan with or without cause; provided that with respect to each Non-Serviced Pari Passu Whole Loan, if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of the “Controlling Holder”, and/or there will be deemed to be no such “Controlling Holder” under the related Co-Lender Agreement.

Certain Rights of each Non-Controlling Holder

With respect to any Non-Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing holder (or equivalent party)) with respect to such securitization (or other designated party under the related Non-Serviced PSA) will be entitled to certain consent and consultation rights described below; provided that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no “Non-Controlling Holder” with respect to such Non-Control Note under the related Co-Lender Agreement. With respect to each Non-Serviced Pari Passu Whole Loan (including the Servicing Shift Whole Loan on and after the applicable Servicing Shift

Securitization Date), one or more related Non-Control Notes will be included in the issuing entity, and the Controlling Class Representative, if no Consultation Termination Event is continuing, or the operating advisor (consistent with the Operating Advisor Standard), following the occurrence and during the continuance of a Consultation Termination Event will be entitled to exercise the consent or consultation rights described below.

With respect to any Non-Serviced Pari Passu Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, pursuant to the related Co-Lender Agreement, will be required to (i) provide each Non-Controlling Holder or its representative copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Holder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Holder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) consult (or to use reasonable efforts to consult) each Non-Controlling Holder or its representative on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions outlined in an asset status report by such Non-Serviced Special Servicer or Non-Serviced Master Servicer or any proposed action to be taken by such Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, in respect of the applicable major decision.

Such consultation right will generally expire ten business days (or, in certain cases, with respect to an “acceptable insurance default”, 30 days) after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Holder has responded within such period (unless the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, proposes a new course of action that is materially different from the action previously proposed, in which case such ten business day (or 30-day) period will be deemed to begin anew). In no event will the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

If the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Pari Passu Whole Loan, it may take, in accordance with the servicing standard under the related Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Pari Passu Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned ten business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Pari Passu Whole Loan are discussed.

If a special servicer termination event (or analogous term) under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such Non-Controlling Holder will have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Pari Passu Whole Loan, other than with respect to any rights such Non-Serviced Special Servicer may have as a certificateholder under such Non-Serviced PSA, entitlements to amounts payable to such Non-Serviced Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Custody of the Mortgage File

The related Non-Serviced Custodian is expected to be the custodian of the mortgage file with respect to each Non-Serviced Pari Passu Whole Loan (other than any promissory notes not contributed to the related non-serviced securitization trust).

Sale of Defaulted Mortgage Loan

If any Non-Serviced Whole Loan becomes a defaulted mortgage loan, and if the related Non-Serviced Special Servicer decides to sell the related Control Note contributed to securitization trust created pursuant to the related Non-Serviced PSA, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder (or its representative under the related pooling and servicing agreement) (except, in certain cases, if the Non-Controlling Holder is the borrower or an affiliate of the borrower) unless it has delivered to such holder (a) at least 15 business days prior written notice of any decision to attempt to sell the related Non-Serviced Pari Passu Whole Loan, (b) at least ten days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the related Non-Serviced Special Servicer in connection with any such proposed sale, a copy of the most recent appraisal and certain other supplementary documents (if requested by such Non-Controlling Holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Holder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

The Non-Serviced AB Whole Loans

1633 Broadway Whole Loan

General

The 1633 Broadway Mortgage Loan (4.5%) is part of a split loan structure comprised of thirty-two (32) senior promissory notes and four (4) subordinate promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “1633 Broadway Mortgaged Property”), with an aggregate initial principal balance of $1,250,000,000. Two such senior promissory notes designated Note A-1-C-2 and Note A-2-C-5 with an aggregate initial principal balance of $60,000,000 (collectively, the “1633 Broadway Mortgage Loan”), will be deposited into this securitization. The 1633 Broadway Whole Loan is evidenced by (i) the 1633 Broadway Mortgage Loan, (ii) four (4) senior promissory notes designated Note A-1-S-1, Note A-2-S-1, Note A-3-S-1 and Note A-4-S-1 (the “1633 Broadway Standalone Pari Passu Companion Loans”), which have an aggregate initial principal balance of $1,000,000; (iii) twenty-six (26) senior promissory notes designated Note A-1-C-1, Note A-1-C-3, Note A-1-C-4, Note A-1-C-5, Note A-1-C-6, Note A-1-C-7, Note A-2-C-1, Note A-2-C-2, Note A-2-C-3, Note A-2-C-4, Note A-2-C-6, Note A-2-C-7, Note A-3-C-1, Note A-3-C-2, Note A-3-C-3, Note A-3-C-4, Note A-3-C-5, Note A-3-C-6, Note A-3-C-7, Note A-4-C-1, Note A-4-C-2, Note A-4-C-3, Note A-4-C-4, A-4-C-5, Note A-4-C-6 and Note A-4-C-7 (the “1633 Broadway Non-Standalone Pari Passu Companion Loans” and, together with the 1633 Broadway Standalone Pari Passu Companion Loans, the “1633 Broadway Pari Passu Companion Loans”), which have an aggregate initial principal balance of $940,000,000; and (iv) four (4) subordinate promissory notes designated Note B-1, Note B-2, Note B-3 and Note B-4 (the “1633 Broadway Subordinate Companion Loans” and, together with the 1633 Broadway Standalone Pari Passu Companion Loans, the “1633 Broadway Standalone Companion Loans”), which have an aggregate initial principal balance of $249,000,000.

The 1633 Broadway Mortgage Loan, the 1633 Broadway Pari Passu Companion Loans and the 1633 Broadway Subordinate Companion Loans are referred to herein, collectively, as the “1633 Broadway Whole Loan”, and the 1633 Broadway Pari Passu Companion Loans and the 1633 Broadway Subordinate Companion Loans are referred to herein as the “1633 Broadway Companion Loans”. The 1633 Broadway

Pari Passu Companion Loans are generally pari passu in right of payment with each other and with the 1633 Broadway Mortgage Loan. The 1633 Broadway Subordinate Companion Loans are generally pari passu in right of payment with each other, but subordinate in right of payment with respect to the 1633 Broadway Mortgage Loan and 1633 Broadway Pari Passu Companion Loans.

Only the 1633 Broadway Mortgage Loan is included in the issuing entity. The 1633 Broadway Standalone Companion Loans were contributed to a securitization trust governed by the BWAY 2019-1633 TSA (the “BWAY Trust 2019-1633 Securitization”). The 1633 Broadway Non-Standalone Pari Passu Companion Loans have either been contributed to other securitizations or are expected to be contributed to other securitizations from time to time in the future, however, the holders of the related unsecuritized 1633 Broadway Non-Standalone Pari Passu Companion Loans are under no obligation to do so.

The rights of the holders of the promissory notes evidencing the 1633 Broadway Whole Loan are subject to a Co-Lender Agreement (the “1633 Broadway Co-Lender Agreement”). The following summaries describe certain provisions of the 1633 Broadway Co-Lender Agreement.

 Servicing

 The 1633 Broadway Whole Loan (including the 1633 Broadway Mortgage Loan) and any related REO Property will be serviced and administered pursuant to the terms of the BWAY 2019-1633 TSA by KeyBank National Association as master servicer (the “1633 Broadway Master Servicer”), and, if necessary, Situs Holdings, LLC as special servicer (the “1633 Broadway Special Servicer”), in the manner described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”, but subject to the terms of the 1633 Broadway Co-Lender Agreement.

Advances

The master servicer or the trustee, as applicable, will be responsible for making any required principal and interest advances on the 1633 Broadway Mortgage Loan (but not on the 1633 Broadway Companion Loans) pursuant to the terms of the PSA unless the master servicer, the applicable special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the 1633 Broadway Mortgage Loan.

Property protection advances in respect of the 1633 Broadway Whole Loan will be made by the 1633 Broadway Master Servicer or the trustee under the BWAY 2019-1633 TSA, as applicable, unless a determination of nonrecoverability is made under the BWAY 2019-1633 TSA.

Application of Payments

The 1633 Broadway Co-Lender Agreement sets forth the respective rights of the holder of the 1633 Broadway Mortgage Loan, the holders of the 1633 Broadway Pari Passu Companion Loans and the holders of the 1633 Broadway Subordinate Companion Loans with respect to distributions of funds received in respect of the 1633 Broadway Whole Loan, and provides, in general, that:

●

the 1633 Broadway Mortgage Loan and the 1633 Broadway Pari Passu Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over any portion of any other or security therefor;

●

the 1633 Broadway Subordinate Companion Loans are, generally, at all times, junior, subject and subordinate to the 1633 Broadway Mortgage Loan and the 1633 Broadway Pari Passu Companion Loans, and the rights of the holders of the 1633 Broadway Subordinate Companion Loans to receive payments with respect to the 1633 Broadway Whole Loan are, at all times, junior, subject and subordinate to the rights of the holders of the 1633 Broadway Mortgage Loan and the 1633 Broadway Pari Passu Companion Loans to receive payments with respect to the 1633 Broadway Whole Loan;

●

all expenses and losses relating to the 1633 Broadway Whole Loan will, to the extent not paid by the related borrowers, be allocated first to the holder of 1633 Broadway Subordinate Companion Loans and second to the issuing entity, as holder of the 1633 Broadway Mortgage Loan, and the holders of the 1633 Broadway Pari Passu Companion Loans on a pro rata and pari passu basis.

All amounts tendered by the borrowers or otherwise available for payment on the 1633 Broadway Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

●

First, on a pro rata and pari passu basis, to pay accrued and unpaid interest on the 1633 Broadway Mortgage Loan and 1633 Broadway Pari Passu Companion Loans to the holders of the 1633 Broadway Mortgage Loan and 1633 Broadway Pari Passu Companion Loans in an amount equal to the accrued and unpaid interest on the principal balances of the 1633 Broadway Mortgage Loan and 1633 Broadway Pari Passu Companion Loans at a per annum rate equal the applicable net note rate;

●

Second, on a pro rata and pari passu basis, to the holders of the 1633 Broadway Mortgage Loan and 1633 Broadway Pari Passu Companion Loans in an amount equal to its percentage interest of all principal payments received, if any, with respect to the related monthly payment date, in each case until their respective note principal balances have been reduced to zero;

●

Third, on a pro rata and pari passu basis, to the holders of the 1633 Broadway Mortgage Loan and 1633 Broadway Pari Passu Companion Loans in an amount equal to any unreimbursed costs and expenses paid by the holders of the 1633 Broadway Mortgage Loan and each 1633 Broadway Pari Passu Companion Loan, including any liquidation fees, workout fees, special servicing fees or interest on advances (or paid or advanced by any servicer on its behalf and not previously paid or reimbursed) with respect to the 1633 Broadway Whole Loan pursuant to the 1633 Broadway Co-Lender Agreement or the BWAY 2019-1633 TSA;

●

Fourth, on a pro rata and pari passu basis, to the holders of the 1633 Broadway Mortgage Loan and 1633 Broadway Pari Passu Companion Loans in an amount equal to any yield maintenance premium, to the extent paid by the related borrowers; in an amount up to such note’s pro rata interest therein as calculated under the 1633 Broadway Whole Loan documents;

●

Fifth, the holders of the 1633 Broadway Subordinate Companion Loans, to pay accrued and unpaid interest on the 1633 Broadway Subordinate Companion Loans to the holders of the 1633 Broadway Subordinate Companion Loans in an amount equal to the accrued and unpaid interest on the applicable 1633 Broadway Subordinate Companion Loan principal balances at a per annum rate equal the applicable net note rate;

●

Sixth, to the holders of the 1633 Broadway Subordinate Companion Loans, in an amount equal to its percentage interest of all principal payments received, if any, with respect to the related monthly payment date, until the principal balances of the 1633 Broadway Subordinate Companion Loans have been reduced to zero;

●

Seventh, on a pro rata and pari passu basis, to the holders of the 1633 Broadway Subordinate Companion Loans in an amount equal to any yield maintenance premium, to the extent paid by the related borrowers; in an amount up to such note’s pro rata interest therein as calculated under the 1633 Broadway Whole Loan documents;

●

Eighth, if the proceeds of any foreclosure sale or any liquidation of the 1633 Broadway Whole Loan or the 1633 Broadway Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing paragraphs and, as a result of a workout, the principal balances of the 1633 Broadway Subordinate Companion Loans have been reduced, such excess amount will be paid to the holders of the 1633 Broadway Subordinate Companion Loans in an amount up to the reduction, if any, of the principal balances of the 1633 Broadway Subordinate Companion Loans as a result of such workout, plus unpaid interest on the 1633 Broadway Subordinate Companion Loan principal balance at a per annum rate equal the applicable net note rate;

●

Ninth, to the extent assumption or transfer fees actually paid by the related borrowers are not required to be otherwise applied under the BWAY 2019-1633 TSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate a servicer (in each case provided that such reimbursements or payments relate to the 1633 Broadway Whole Loan), any such assumption or transfer fees, to the extent actually paid by the related borrowers, will be paid to the holders of the 1633 Broadway Mortgage Loan and the 1633 Broadway Companion Loans, pro rata, based on their respective percentage interests; and

●

Tenth, if any excess amount is available to be distributed in respect of the 1633 Broadway Whole Loan, and not otherwise applied in accordance with the foregoing paragraphs, any remaining amount will be paid to the holders of the 1633 Broadway Mortgage Loan, the 1633 Broadway Companion Loans and the 1633 Broadway Subordinate Companion Loans, pro rata, based on their respective percentage interests.

Consultation and Control

The controlling noteholder under the 1633 Broadway Co-Lender Agreement (the “1633 Broadway Directing Holder”) will initially be the representative of the holder of the majority of the “controlling class” certificates issued in connection with the BWAY Trust 2019-1633 Securitization. Pursuant to the terms of the BWAY 2019-1633 TSA, such controlling class representative, which will initially be Prima Capital Advisors LLC, will have consent and/or consultation rights with respect to the 1633 Broadway Whole Loan similar, but not necessarily identical, to those held by the Directing Holder under the terms of the PSA. Upon a “Control Shift Event” under the BWAY 2019-1633 TSA (a “1633 Broadway Control Shift Event”), the 1633 Broadway Directing Holder will be the holder of Note A-1-C-1 (or, if Note A-1-C-1 has been deposited into a securitization, the “controlling class representative” or any analogous party for the related securitization). A 1633 Broadway Control Shift Event will generally exist at any time that (i) the Class A certificates issued pursuant to the BWAY 2019-1633 TSA have an outstanding certificate balance (as notionally reduced by any appraisal reduction amounts allocable to such class) that is 25% or less of the initial certificate balance of such Class A certificates, (ii) the 1633 Broadway Directing Holder (or a majority of the controlling class certificateholders) is a borrower related party or (iii) Prima Capital Advisors LLC or any successor controlling class representative or controlling class certificateholders are no longer the holder of at least a majority of the controlling class by certificate balance and the certificate administrator under the BWAY 2019-1633 TSA (the “1633 Broadway Certificate Administrator”) has neither (a) received written notice of the then current controlling class certificateholders of at least a majority of the controlling class by certificate balance nor (b) received written notice of a replacement controlling class representative, until such time as the 1633 Broadway Certificate Administrator receives either such notice.

Neither the issuing entity, as holder of the 1633 Broadway Mortgage Loan, nor any holder of a 1633 Broadway Non-Standalone Pari Passu Companion Loan, as non-controlling note holders (other than the holder of Note A-1-C-1, but only during the continuance of a 1633 Broadway Control Shift Event), will have any right to consult with the 1633 Broadway Master Servicer or the 1633 Broadway Special Servicer with respect to major decisions to be taken with respect to the 1633 Broadway Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the 1633 Broadway Whole Loan or for any other matter.

Sale of Defaulted Whole Loan

Pursuant to the terms of the 1633 Broadway Co-Lender Agreement, if the 1633 Broadway Whole Loan becomes a defaulted mortgage loan, and if the 1633 Broadway Special Servicer determines to sell the 1633 Broadway Whole Loan in accordance with the BWAY 2019-1633 TSA, then the 1633 Broadway Special

Servicer will be required to sell the 1633 Broadway Pari Passu Companion Loans and the 1633 Broadway Subordinate Companion Loans, together with the 1633 Broadway Mortgage Loan, as one whole loan. In connection with any such sale, the 1633 Broadway Special Servicer will be required to follow the procedures contained in the BWAY 2019-1633 TSA.

Notwithstanding the foregoing, the 1633 Broadway Special Servicer will not be permitted to sell the 1633 Broadway Whole Loan if it becomes a defaulted mortgage loan under the BWAY 2019-1633 TSA without the written consent of the issuing entity (or its representative), as holder of the 1633 Broadway Mortgage Loan, or the holders of the 1633 Broadway Non-Standalone Pari Passu Companion Loans (provided that such consent is not required if such holder is a related borrower or an affiliate of a related borrower) unless the 1633 Broadway Special Servicer has delivered to each such holder (or its representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the 1633 Broadway Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the 1633 Broadway Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the 1633 Broadway Mortgaged Property, and any documents in the servicing file reasonably requested by such holder (or its representative) that are material to the price of the 1633 Broadway Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the 1633 Broadway Master Servicer or the 1633 Broadway Special Servicer in connection with the proposed sale; provided, that the issuing entity (or its representative), as holder of the 1633 Broadway Mortgage Loan or the holders of the 1633 Broadway Non-Standalone Pari Passu Companion Loans may waive as to itself any of the delivery or timing requirements set forth in this sentence. The issuing entity (or its representative), as holder of the 1633 Broadway Mortgage Loan, or the holders of the 1633 Broadway Non-Standalone Pari Passu Companion Loans will be permitted to submit an offer at any sale of the 1633 Broadway Whole Loan.

 Special Servicer Appointment Rights

Pursuant to the 1633 Broadway Co-Lender Agreement and the BWAY 2019-1633 TSA, the 1633 Broadway Directing Holder (or its representative) will have the right, with or without cause, to replace the 1633 Broadway Special Servicer and appoint a replacement special servicer without the consent of the issuing entity (or its representative), as holder of the 1633 Broadway Mortgage Loan or any holder of a 1633 Broadway Non-Standalone Pari Passu Companion Loan. In addition, if the operating advisor under the BWAY 2019-1633 TSA recommends, in its sole discretion exercised in good faith, the replacement of the 1633 Broadway Special Servicer, the applicable certificateholders under the BWAY 2019-1633 TSA with the requisite percentage of voting rights will have the right, with or without cause, to replace the 1633 Broadway Special Servicer and appoint a replacement special servicer in accordance with the BWAY 2019-1633 TSA, as described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this prospectus.

Bellagio Hotel and Casino Whole Loan

General

The Bellagio Hotel and Casino Whole Loan consists of (a) the Bellagio Hotel and Casino Mortgage Loan evidenced by promissory note A-2-C1 with an original principal balance of $60,000,000 which is being contributed to the issuing entity, (b) twenty-two Pari Passu Companion Loans and, together with the Bellagio Hotel and Casino Mortgage Loan, the “Bellagio Hotel and Casino A Notes”) evidenced by promissory notes A-1-S1, A-1-S2, A-2-S1, A-2-S2, A-3-S1, A-3-S2, A-1-RL, A-2-RL, A-3-RL, A-1-C1, A-1-C2, A-1-C3, A-1-C4, A-1-C5, A-2-C2, A-2-C3, A-3-C1, A-3-C2, A-3-C3, A-3-C4, A-3-C5 and A-3-C6 with an aggregate original principal balance of $1,616,200,000, which are not being contributed to the issuing entity, (c) six senior Subordinate Companion Loans (the “Bellagio Hotel and Casino B Notes”) evidenced by promissory notes B-1-S, B-2-S, B-3-S, B-1-RL, B-2-RL with an aggregate original principal balance of $650,500,000, which are not being contributed to the issuing entity, and B-3-RL and (d) three junior Subordinate Companion Loan (the “Bellagio Hotel and Casino C Notes“ and, together with the Bellagio Hotel and Casino B Notes, the “Bellagio Hotel and Casino Subordinate Companion Loans”) evidenced by promissory notes C-1-S, C-2-S and C-3-S with an aggregate original principal balance of $683,300,000, which are not being contributed to the issuing entity.

Servicing

The related Co-Lender Agreement (the “Bellagio Hotel and Casino Co-Lender Agreement”) provides that the administration of the Bellagio Hotel and Casino Mortgage Loan will be governed by the Bellagio Hotel and Casino Co-Lender Agreement and the BX 2019-OC11 TSA. The parties to the BX 2019-OC11 TSA identified in the table titled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool” will constitute the related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Trustee and Non-Serviced Custodian. In servicing the Bellagio Hotel and Casino Whole Loan, the servicing standard set forth in the BX 2019-OC11 TSA will require the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer to take into account the interests of the Certificateholders and the holders of the Bellagio Hotel and Casino Companion Loans as a collective whole, taking into account the subordinate nature of the Bellagio Hotel and Casino Subordinate Companion Loans (and the subordination of the Bellagio Hotel and Casino C Notes to the Bellagio Hotel and Casino B Notes).

Amounts payable to the issuing entity as holder of the Bellagio Hotel and Casino Mortgage Loan pursuant to the Bellagio Hotel and Casino Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus.

See “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this prospectus.

Custody of the Mortgage File

Wells Fargo Bank, National Association, as custodian under the BX 2019-OC11 TSA is the custodian of the mortgage file related to the Bellagio Hotel and Casino Whole Loan (other than the promissory notes evidencing the Bellagio Hotel and Casino Mortgage Loan and any related Companion Loan not included in the BX 2019-OC11 securitization).

Application of Payments

The related Bellagio Hotel and Casino Co-Lender Agreement sets forth the respective rights of the holders of the Bellagio Hotel and Casino Mortgage Loan and the related Companion Loans with respect to distributions of funds received in respect of the Bellagio Hotel and Casino Whole Loan, and provides, in general, that:

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The Bellagio Hotel and Casino Subordinate Companion Loans and the rights of their holders to receive payments of interest, principal and other amounts with respect to the Bellagio Hotel and Casino Subordinate Companion Loans are at all times junior, subject and subordinate to the Bellagio Hotel and Casino A Notes and the rights of their holders to receive payments of interest, principal and other amounts with respect to the Bellagio Hotel and Casino A Notes, as and to the extent set forth in the Bellagio Hotel and Casino Co-Lender Agreement. The Bellagio Hotel and Casino C Notes and the rights of their holders to receive payments of interest, principal and other amounts with respect to the Bellagio Hotel and Casino C Notes are at all times junior, subject and subordinate to the Bellagio Hotel and Casino B Notes and the rights of their holders to receive payments of interest, principal and other amounts with respect to the Bellagio Hotel and Casino B Notes, as and to the extent set forth in the Bellagio Hotel and Casino Co-Lender Agreement.

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Prior to the occurrence and continuance of (i) an event of default with respect to an obligation of the related borrower to pay money due under the Bellagio Hotel and Casino Whole Loan or (ii) any non-monetary event of default as a result of which the Bellagio Hotel and Casino Whole Loan becomes a specially serviced loan under the BX 2019-OC11 TSA (which, for clarification, does not include any imminent event of default) (each, a “Triggering Event of Default”), all amounts tendered by the related borrower or otherwise available for payment on or with respect to or in connection with the Bellagio Hotel and Casino Whole Loan or the Bellagio Hotel and Casino Mortgaged Property or amounts realized as proceeds of the Bellagio Hotel and Casino Whole Loan or the Bellagio Hotel and Casino Mortgaged Property, after payment of amounts for required reserves or escrows required by the mortgage loan documents and amounts that are then due, payable or reimbursable pursuant to the BX 2019-OC11 TSA will be applied and distributed by the related Non-Serviced Master Servicer in the following order of priority without duplication:

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first, to the holders of the Bellagio Hotel and Casino A Notes on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by such holders of the Bellagio Hotel and Casino A Notes (or paid or advanced by the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer or the related Non-Serviced Trustee, as applicable) with respect to the Bellagio Hotel and Casino Whole Loan pursuant to the terms of the Bellagio Hotel and Casino Co-Lender Agreement or the BX 2019-OC11 TSA;

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second, to the holders of the Bellagio Hotel and Casino A Notes on a pro rata and pari passu basis, based on their respective interest entitlements, in each case in an amount equal to the accrued and unpaid interest on its respective note principal balance at the net interest rate applicable to such Bellagio Hotel and Casino A Note; provided, that any amounts reimbursed to the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer or the related Non-Serviced Trustee pursuant to the Bellagio Hotel and Casino Co-Lender Agreement for P&I advances of such accrued and unpaid interest will be deemed to satisfy the obligation under this clause to pay the holder of the related Bellagio Hotel and Casino A Note such accrued and unpaid interest (to the extent of such reimbursement);

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third, to the holders of the Bellagio Hotel and Casino B Notes on a pro rata and pari passu basis, based on their respective interest entitlements, in each case in an amount equal to the accrued and unpaid interest on its respective note principal balance at the net interest rate applicable to such Bellagio Hotel and Casino B Note; provided, that any amounts reimbursed to the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer or the related Non-Serviced Trustee pursuant to the Bellagio Hotel and Casino Co-Lender Agreement for P&I advances of such accrued and unpaid interest will be deemed to satisfy the obligation under this clause to pay the holder of the related Bellagio Hotel and Casino B Note such accrued and unpaid interest (to the extent of such reimbursement);

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fourth, to the holders of the Bellagio Hotel and Casino C Notes pro rata and pari passu basis, based on their respective interest entitlements, in each case in an amount equal to the accrued and unpaid interest on its respective note principal balance at the net interest rate applicable to such Bellagio Hotel and Casino C Note; provided, that any amounts reimbursed to the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer or the related Non-Serviced Trustee pursuant to the Bellagio Hotel and Casino Co-Lender Agreement for P&I advances of such accrued and unpaid interest will be deemed to satisfy the obligation under this clause to pay the holder of the related Bellagio Hotel and Casino C Note such accrued and unpaid interest (to the extent of such reimbursement);

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fifth, pro rata, based on the note principal balances of their respective Bellagio Hotel and Casino A Notes, to each holder of the Bellagio Hotel and Casino A Notes in an amount equal to its respective principal entitlement allocated pursuant to the loan documents with respect to the applicable monthly payment date, which amount will be applied in reduction of the note principal balance of its respective Bellagio Hotel and Casino A Note;

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sixth, if the proceeds of any foreclosure sale or any liquidation of the Bellagio Hotel and Casino Whole Loan or the related Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses one through five and, as a result of a workout the note principal balances of the Bellagio Hotel and Casino A Notes have been reduced (to the extent such reductions were made in accordance with the terms of the BX 2019-OC11 TSA notwithstanding the provisions of the Bellagio Hotel and Casino Co-Lender Agreement by reason of the insufficiency of the Bellagio Hotel and Casino Subordinate Companion Loans to bear the full economic effect of the workout), such excess amount will be paid to the holders of the Bellagio Hotel and Casino A Notes on a pro rata and pari passu basis (x) first, in an amount up to the reduction, if any, of the aggregate note principal balance of the Bellagio Hotel and Casino A Notes as a result of such workout, and (y) second, in an amount equal to interest on the amount described in clause (x) at the interest rate of the Bellagio Hotel and Casino Whole Loan;

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seventh, to the holders of the Bellagio Hotel and Casino B Notes on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by such holders of the Bellagio Hotel and Casino B Notes (or paid or advanced by the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer or the related Non-Serviced Trustee, as applicable) with respect to the Bellagio Hotel and Casino Whole Loan pursuant to the terms of the Bellagio Hotel and Casino Co-Lender Agreement or the BX 2019-OC11 TSA;

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eighth, pro rata, based on the note principal Balances of their respective Bellagio Hotel and Casino B Notes, to each holder of the Bellagio Hotel and Casino B Note in an amount equal to its respective principal entitlement allocated pursuant to the loan documents with respect to the applicable monthly payment date, which amount will be applied in reduction of the note principal balance of its respective Bellagio Hotel and Casino B Note;

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ninth, if the proceeds of any foreclosure sale or any liquidation of the Bellagio Hotel and Casino Whole Loan or the related Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses one through eight and, as a result of a workout the note principal balances of the Bellagio Hotel and Casino B Notes have been reduced (to the extent such reductions were made in accordance with the terms of the BX 2019-OC11 TSA notwithstanding the provisions of the Bellagio Hotel and Casino Co-Lender Agreement by reason of the insufficiency of the Bellagio Hotel and Casino C Notes to bear the full economic effect of the workout), such excess amount will be paid to the holders of the Bellagio Hotel and Casino B Notes on a pro rata and pari passu basis (x) first, in an amount up to the reduction, if any, of the aggregate note principal balance of the Bellagio Hotel and Casino B Notes as a result of such workout, and (y) second, in an amount equal to interest on the amount described in clause (x) at the interest rate of the Bellagio Hotel and Casino Whole Loan;

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tenth, to the holders of the Bellagio Hotel and Casino C Notes on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by such holders of the Bellagio Hotel and Casino C Notes (or paid or advanced by the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer or the related Non-Serviced Trustee, as applicable) with respect to the Bellagio Hotel and Casino Whole Loan pursuant to the terms of the Bellagio Hotel and Casino Co-Lender Agreement or the BX 2019-OC11 TSA;

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eleventh, pro rata, based on the note principal balances of their respective Bellagio Hotel and Casino C Notes, to each holder of a Bellagio Hotel and Casino C Note in an amount equal to its respective principal entitlement allocated pursuant to the loan documents with respect to the applicable monthly payment date, which amount will be applied in reduction of the note principal balance of its respective Bellagio Hotel and Casino C Note;

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twelfth, if the proceeds of any foreclosure sale or any liquidation of the Bellagio Hotel and Casino Whole Loan or the related Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses one through eleven and, as a result of a workout the note principal balances of the Bellagio Hotel and Casino C Notes have been reduced, such excess amount will be paid to the holders of the Bellagio Hotel and Casino C Notes on a pro rata and pari passu basis (x) first, in an amount up to the reduction, if any, of the aggregate note principal balance of the Bellagio Hotel and Casino C Notes as a result of such workout, and (y) second, in an amount equal to interest on the amount described in clause (x) at the interest rate of the Bellagio Hotel and Casino Whole Loan;

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thirteenth, to the holders of the Bellagio Hotel and Casino A Notes, the Bellagio Hotel and Casino B Notes and the Bellagio Hotel and Casino C Notes, pro rata, based on their respective percentage interests, any prepayment or yield maintenance premium, to the extent paid by the related borrower;

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fourteenth, to the extent assumption fees, transfer fees, late payment fees or charges (other than any prepayment or yield maintenance premium) actually paid by the related borrower are not required to be otherwise applied under the BX 2019-OC11 TSA, including, without limitation, to provide reimbursement for interest on advances, to pay any additional servicing expenses or to compensate the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer (in each case provided that such reimbursements or payments relate to the Bellagio Hotel and Casino Whole Loan), any such fees or expenses, to the extent actually paid by the related borrower, will be paid to the holders of the Bellagio Hotel and Casino A Notes, the Bellagio Hotel and Casino B Notes and the Bellagio Hotel and Casino C Notes, pro rata, based on their respective percentage interests; and

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fifteenth, if any excess amount is available to be distributed in respect of the Bellagio Hotel and Casino Whole Loan, and not otherwise applied in accordance with the foregoing clauses one through fourteen, any remaining amounts will be paid pro rata to the holders of the Bellagio Hotel and Casino A Notes, the Bellagio Hotel and Casino B Notes and the Bellagio Hotel and Casino C Notes in accordance with their respective percentage interests;

provided, that to the extent required under the REMIC provisions, payments or proceeds received with respect to any partial release of the related Mortgaged Property (or portion thereof) (including pursuant to a condemnation) at a time when the loan-to-value ratio of the Bellagio Hotel and Casino Whole Loan (as determined in accordance with the applicable REMIC requirements) exceeds 125% (based solely upon the value of the remaining real property and excluding any personal property or going concern value), will be allocated to reduce the note principal balances of the Bellagio Hotel and Casino A Notes, the Bellagio Hotel and Casino B Notes and the Bellagio Hotel and Casino C Notes in the manner permitted or required by the REMIC provisions (to be applied first to the Bellagio Hotel and Casino A Notes (on a pro rata and pari passu basis), then to the Bellagio Hotel and Casino B Notes (on a pro rata and pari passu basis), and then to the Bellagio Hotel and Casino C Notes (on a pro rata and pari passu basis)).

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Upon the occurrence and during the continuance of a Triggering Event of Default, all amounts tendered by the related borrower or otherwise available for payment on or with respect to or in connection with the Bellagio Hotel and Casino Whole Loan or the Bellagio Hotel and Casino Mortgaged Property or amounts realized as proceeds of the Bellagio Hotel and Casino Whole Loan or the Bellagio Hotel and Casino Mortgaged Property, after payment of amounts for required reserves or escrows required by the mortgage loan documents and amounts that are then due, payable or reimbursable pursuant to the BX 2019-OC11 TSA will be applied and distributed by the related Non-Serviced Master Servicer in the following order of priority without duplication:

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first, to the holders of the Bellagio Hotel and Casino A Notes on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by such holders of the Bellagio Hotel and Casino A Notes (or paid or advanced by the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer or the related Non-Serviced Trustee, as applicable) with respect to the Bellagio Hotel and Casino Whole Loan pursuant to the terms of the Bellagio Hotel and Casino Co-Lender Agreement or the BX 2019-OC11 TSA;

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second, to the holders of the Bellagio Hotel and Casino A Notes on a pro rata and pari passu basis, based on their respective interest entitlements, in each case in an amount equal to the accrued and unpaid interest on its respective note principal balance at the net interest rate applicable to such Bellagio Hotel and Casino A Note; provided, that any amounts reimbursed to the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer or the related Non-Serviced Trustee pursuant to the Bellagio Hotel and Casino Co-Lender Agreement for P&I advances of such accrued and unpaid interest will be deemed to satisfy the obligation under this clause to pay the holder of the related Bellagio Hotel and Casino A Note such accrued and unpaid interest (to the extent of such reimbursement);

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third, to the holders of the Bellagio Hotel and Casino B Notes on a pro rata and pari passu basis, based on their respective interest entitlements, in each case in an amount equal to the accrued and unpaid interest on its respective note principal balance at the net interest rate applicable to such Bellagio Hotel and Casino B Note; provided, that any amounts reimbursed to the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer or the related Non-Serviced Trustee pursuant to the Bellagio Hotel and Casino Co-Lender Agreement for P&I advances of such accrued and unpaid interest will be deemed to satisfy the obligation under this clause to pay the holder of the related Bellagio Hotel and Casino B Note such accrued and unpaid interest (to the extent of such reimbursement);

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fourth, to the holders of the Bellagio Hotel and Casino C Notes pro rata and pari passu basis, based on their respective interest entitlements, in each case in an amount equal to the accrued and unpaid interest on its respective note principal balance at the net interest rate applicable to such Bellagio Hotel and Casino C Note; provided, that any amounts reimbursed to the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer or the related Non-Serviced Trustee pursuant to the Bellagio Hotel and Casino Co-Lender Agreement for P&I advances of such accrued and unpaid interest will be deemed to satisfy the obligation under this clause to pay the holder of the related Bellagio Hotel and Casino C Note such accrued and unpaid interest (to the extent of such reimbursement);

●	fifth, to the holders of the Bellagio Hotel and Casino A Notes on a pro rata and pari passu basis, until the note principal balances of the Bellagio Hotel and Casino A Notes have been reduced to zero;

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sixth, if the proceeds of any foreclosure sale or any liquidation of the Bellagio Hotel and Casino Whole Loan or the related Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses one through five and, as a result of a workout the note principal balances of the Bellagio Hotel and Casino A Notes have been reduced (to the extent such reductions were made in accordance with the terms of the BX 2019-OC11 TSA notwithstanding the provisions of the Bellagio Hotel and Casino Co-Lender Agreement by reason of the insufficiency of the Bellagio Hotel and Casino Subordinate Companion Loans to bear the full economic effect of the workout), such excess amount will be paid to the holders of the Bellagio Hotel and Casino A Notes on a pro rata and pari passu basis (x) first, in an amount up to the reduction, if any, of the aggregate note principal balance of the Bellagio Hotel and Casino A Notes as a result of such workout, and (y) second, in an amount equal to interest on the amount described in clause (x) at the interest rate of the Bellagio Hotel and Casino Whole Loan;

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seventh, to the holders of the Bellagio Hotel and Casino B Notes on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by such holders of the Bellagio Hotel and Casino B Notes (or paid or advanced by the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer or the related Non-Serviced Trustee, as applicable) with respect to the Bellagio Hotel and Casino Whole Loan pursuant to the terms of the Bellagio Hotel and Casino Co-Lender Agreement or the BX 2019-OC11 TSA;

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eighth, to the holders of the Bellagio Hotel and Casino B Notes on a pro rata and pari passu basis, until the note principal balances of the Bellagio Hotel and Casino B Notes have been reduced to zero;

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ninth, if the proceeds of any foreclosure sale or any liquidation of the Bellagio Hotel and Casino Whole Loan or the related Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses one through eight and, as a result of a workout the note principal balances of the Bellagio Hotel and Casino B Notes have been reduced (to the extent such reductions were made in accordance with the terms of the BX 2019-OC11 TSA notwithstanding the provisions of the Bellagio Hotel and Casino Co-Lender Agreement by reason of the insufficiency of the Bellagio Hotel and Casino C Notes to bear the full economic effect of the workout), such excess amount will be paid to the holders of the Bellagio Hotel and Casino B Notes on a pro rata and pari passu basis (x) first, in an amount up to the reduction, if any, of the aggregate note principal balance of the Bellagio Hotel and Casino B Notes as a result of such workout, and (y) second, in an amount equal to interest on the amount described in clause (x) at the interest rate of the Bellagio Hotel and Casino Whole Loan;

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tenth, to the holders of the Bellagio Hotel and Casino C Notes on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by such holders of the Bellagio Hotel and Casino C Notes (or paid or advanced by the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer or the related Non-Serviced Trustee, as applicable) with respect to the Bellagio Hotel and Casino Whole Loan pursuant to the terms of the Bellagio Hotel and Casino Co-Lender Agreement or the BX 2019-OC11 TSA;

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eleventh, to the holders of the Bellagio Hotel and Casino C Notes on a pro rata and pari passu basis, until the note principal balances of the Bellagio Hotel and Casino C Notes have been reduced to zero;

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twelfth, if the proceeds of any foreclosure sale or any liquidation of the Bellagio Hotel and Casino Whole Loan or the related Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses one through eleven and, as a result of a workout the note principal balances of the Bellagio Hotel and Casino C Notes have been reduced, such excess amount will be paid to the holders of the Bellagio Hotel and Casino C Notes on a pro rata and pari passu basis (x) first, in an amount up to the reduction, if any, of the aggregate note principal balance of the Bellagio Hotel and Casino C Notes as a result of such workout, and (y) second, in an amount equal to interest on the amount described in clause (x) at the interest rate of the Bellagio Hotel and Casino Whole Loan;

●	thirteenth, to the holders of the Bellagio Hotel and Casino A Notes, the Bellagio Hotel and Casino B Notes and the Bellagio Hotel and Casino C Notes, pro rata, based on their respective percentage interests, any prepayment or yield maintenance premium, to the extent paid by the related borrower;

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fourteenth, to the extent assumption fees, transfer fees, late payment fees or charges (other than any prepayment or yield maintenance premium) actually paid by the related borrower are not required to be otherwise applied under the BX 2019-OC11 TSA, including, without limitation, to provide reimbursement for interest on advances, to pay any additional servicing expenses or to compensate the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer (in each case provided that such reimbursements or payments relate to the Bellagio Hotel and Casino Whole Loan), any such fees or expenses, to the extent actually paid by the related borrower, will be paid to the holders of the Bellagio Hotel and Casino A Notes, the Bellagio Hotel and Casino B Notes and the Bellagio Hotel and Casino C Notes, pro rata, based on their respective percentage interests; and

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fifteenth, if any excess amount is available to be distributed in respect of the Bellagio Hotel and Casino Whole Loan, and not otherwise applied in accordance with the foregoing clauses one through fourteen, any remaining amount will be paid pro rata to the holders of the Bellagio Hotel and Casino A Notes, the Bellagio Hotel and Casino B Notes and the Bellagio Hotel and Casino C Notes in accordance with their respective percentage interests;

provided, that to the extent required under the REMIC provisions, payments or proceeds received with respect to any partial release of the related Mortgaged Property (or portion thereof) (including pursuant to a condemnation) at a time when the loan-to-value ratio of the Bellagio Hotel and Casino Whole Loan (as determined in accordance with the applicable REMIC requirements) exceeds 125% (based solely upon the value of the remaining real property and excluding any personal property or going concern value), will be allocated to reduce the note principal balances of the Bellagio Hotel and Casino A Notes, the Bellagio Hotel and Casino B Notes and the Bellagio Hotel and Casino C Notes in the manner permitted or required by the REMIC provisions (to be applied first to the Bellagio Hotel and Casino A Notes (on a pro rata and pari passu basis), then to the Bellagio Hotel and Casino B Notes (on a pro rata and pari passu basis), and then to the Bellagio Hotel and Casino C Notes (on a pro rata and pari passu basis)).

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Bellagio Hotel and Casino Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the Bellagio Hotel and Casino Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the Bellagio Hotel and Casino Companion Loans.

Certain costs and expenses allocable to the Bellagio Hotel and Casino Mortgage Loan (such as a pro rata share of a nonrecoverable property protection advance) may, to the extent that are not otherwise paid out of collections on the Bellagio Hotel and Casino Whole Loan may, to the extent allocable to the Bellagio Hotel and Casino Mortgage Loan, be payable or reimbursable out of general collections on the Mortgage Pool. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders.

Consultation and Control

Pursuant to the Bellagio Hotel and Casino Co-Lender Agreement, the controlling noteholder with respect to the Bellagio Hotel and Casino Whole Loan (the “Bellagio Hotel and Casino Controlling Noteholder”) will be the holder of note A-1-S1, provided, that for so long as 25% or more of note A-1-S1 is held by (or the majority “controlling class” holder or other party assigned the rights to exercise the rights of the Bellagio Hotel and Casino Controlling Noteholder is) the related borrower party, the holder of note A-1-S1 (and such party assigned the rights to exercise the rights of the Bellagio Hotel and Casino Controlling Noteholder) will not be entitled to exercise any rights of the Bellagio Hotel and Casino Controlling Noteholder, and there will be deemed to be no Bellagio Hotel and Casino Controlling Noteholder.

The related Non-Serviced Special Servicer will be required to (i) provide copies to the issuing entity and each holder of a Bellagio Hotel and Casino Companion Loan other than the Bellagio Hotel and Casino Controlling Noteholder) (each, a “Bellagio Hotel and Casino Non-Controlling Noteholder”) of any notice, information and report that it is required to provide to the related Non-Serviced Directing Holder with respect to any Bellagio Hotel and Casino Major Decisions, or the implementation of any recommended actions outlined in an asset status report, within the same time frame that such notice, information and report is required to be provided to the related Non-Serviced Directing Holder (without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Holder due to the occurrence of a control termination event or a consultation termination event under the BX 2019-OC11 TSA), and (ii) use reasonable efforts to consult with each Bellagio Hotel and Casino Non-Controlling Noteholder on a strictly non-binding basis, to the extent having received such notices, information and reports, any Bellagio Hotel and Casino Non-Controlling Noteholder requests consultation with respect to any such Bellagio Hotel and Casino Major Decisions or the implementation of any recommended actions outlined in an asset status report, and consider alternative actions recommended by such Bellagio Hotel and Casino Non-Controlling Noteholder; provided that after the expiration of a period of ten (10) business days from the delivery to any Bellagio Hotel and Casino Non-Controlling Noteholder by the related Non-Serviced Special Servicer of written notice of a proposed action, together with copies of the notice, information and reports, the related Non-Serviced Special Servicer will no longer be obligated to consult with such Bellagio Hotel and Casino Non-Controlling Noteholder, whether or not such Bellagio Hotel and Casino Non-Controlling Noteholder has responded within such ten (10) business day period (unless the related Non-Serviced Special Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew from the date of such proposal and delivery of all information relating thereto). Notwithstanding the consultation rights of each Bellagio Hotel and Casino Non-Controlling Noteholder set forth in the immediately preceding sentence, the Non-Serviced Special Servicer may take any Bellagio Hotel and Casino Major Decision or any action set forth in the Asset Status Report before the expiration of the aforementioned ten (10) business day period if the Non-Serviced Special Servicer determines that immediate action with respect thereto is necessary to protect the interests of the holders of the Bellagio Hotel and Casino Whole Loan. In no event will the Non-Serviced Master Servicer or the Non-Serviced Special Servicer be obligated at any time to follow or take any alternative actions recommended by a Bellagio Hotel and Casino Non-Controlling Noteholder.

In addition to the consultation rights described above, pursuant to the terms of the Bellagio Hotel and Casino Co-Lender Agreement, each Bellagio Hotel and Casino Non-Controlling Noteholder will have the right to an annual meeting (which may be held telephonically) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, upon reasonable notice and at times reasonably acceptable to the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, in which servicing issues related to the Bellagio Hotel and Casino Whole Loan are discussed.

“Bellagio Hotel and Casino Major Decision“ means a “Major Decision” under the BX 2019-OC11 TSA.

Sale of Defaulted Whole Loan

If the Bellagio Hotel and Casino Whole Loan becomes a defaulted mortgage loan under the BX 2019-OC11 TSA and the related Non-Serviced Special Servicer decides to sell the notes included in the BX 2019-OC11 securitization, the related Non-Serviced Special Servicer will be required to sell the Bellagio Hotel and Casino Mortgage Loan and the Bellagio Hotel and Casino Companion Loans, together as notes evidencing one whole loan in accordance with the BX 2019-OC11 TSA. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell the Bellagio Hotel and Casino Mortgage Loan or any Bellagio Hotel and Casino Companion Loan not included in the BX 2019-OC11 securitization without the consent of the holders thereof (including the issuing entity, as holder of the Bellagio Hotel and Casino Mortgage Loan) (together, the “Bellagio Hotel and Casino Non-Lead Noteholders”) unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the Bellagio Hotel and Casino Mortgage Loan or such Bellagio Hotel and Casino Companion Loan, as applicable, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents requested by the Bellagio Hotel and Casino Non-Lead Noteholder, and (c) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer in connection with the proposed sale. Subject to the foregoing, each of the Bellagio Hotel and Casino Controlling Noteholder, its representative, any Bellagio Hotel and Casino Non-Controlling Noteholders and their representatives are permitted to submit an offer at any sale of the Bellagio Hotel and Casino Whole Loan.

Special Servicer Appointment Rights

Pursuant to the Bellagio Hotel and Casino Co-Lender Agreement, the Bellagio Hotel and Casino Controlling Noteholder (or its representative) will have the right, at any time, with or without cause, to replace any special servicer then acting under the BX 2019-OC11 TSA with respect to the Bellagio Hotel and Casino Whole Loan and appoint a replacement special servicer with respect to the Bellagio Hotel and Casino Whole Loan.

650 Madison Avenue Whole Loan

General

The 650 Madison Avenue Whole Loan consists of (a) the 650 Madison Avenue Mortgage Loan evidenced by promissory notes A-1-3 and A-2-1 with an original principal balance of $50,000,000, which are being contributed to the issuing entity, (b) nineteen Pari Passu Companion Loans (the “650 Madison Avenue Pari Passu Companion Loans“ and, together with the 650 Madison Avenue Mortgage Loan, the “650 Madison Avenue A Notes”) evidenced by promissory notes A-1-1, A-1-2-1, A-1-4, A-1-5, A-1-6, A-2-2, A-2-3, A-2-4, A-2-5, A-2-6, A-2-7, A-2-8, A-3-1, A-3-2, A-3-3, A-4, A-5, A-6 and A-7 with an aggregate original principal balance of $536,800,000, which are not being contributed to the issuing entity, and (c) four Subordinate Companion Loans (the “650 Madison Avenue Subordinate Companion Loans”) evidenced by promissory notes B-1, B-2, B-3 and B-4 with an aggregate original principal balance of $213,200,000, which are not being contributed to the issuing entity.

Servicing

The related Co-Lender Agreement (the “650 Madison Avenue Co-Lender Agreement”) provides that the administration of the 650 Madison Avenue Mortgage Loan will be governed by the 650 Madison Avenue Co-Lender Agreement and the MAD 2019-650M TSA. The parties to the MAD 2019-650M TSA identified in the table titled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool” will constitute the related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Trustee and Non-Serviced Custodian. In servicing the 650 Madison Avenue Whole Loan, the servicing standard set forth in the MAD 2019-650M TSA will require the related Non-Serviced Master Servicer and Non-Serviced Special Servicer to take into account the interests of the Certificateholders and the holders of the 650 Madison Avenue Companion Loans as a collective whole, taking into account the subordinate or pari passu nature of the related Companion Loan(s).

Amounts payable to the issuing entity as holder of the 650 Madison Avenue Mortgage Loan pursuant to the 650 Madison Avenue Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus.

Custody of the Mortgage File

Citibank, N.A., as the custodian under the MAD 2019-650M TSA is the custodian of the mortgage file related to the 650 Madison Avenue Whole Loan (other than the promissory notes evidencing the 650 Madison Avenue Mortgage Loan and any related Companion Loan not included in the MAD 2019-650M securitization).

Application of Payments

The related Co-Lender Agreement sets forth the respective rights of the holders of the 650 Madison Avenue Mortgage Loan and the related Companion Loans with respect to distributions of funds received in respect of the 650 Madison Avenue Whole Loan, and provides, in general, that:

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The 650 Madison Avenue Subordinate Companion Loans and the rights of the related holders to receive payments of interest, principal and other amounts with respect to the 650 Madison Avenue Subordinate Companion Loans will at all times be junior, subject and subordinate to the 650 Madison Avenue A Notes and the rights of the related holders to receive payments of interest, principal and other amounts with respect to such 650 Madison Avenue A Notes, in each case as further described below.

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All amounts tendered by the related borrower or otherwise available for payment on or with respect to or in connection with the 650 Madison Avenue Whole Loan or the 650 Madison Avenue Mortgaged Property or amounts realized as proceeds of the 650 Madison Avenue Whole Loan or the 650 Madison Avenue Mortgaged Property, after payment of amounts for required reserves or escrows required by the mortgage loan documents and amounts that are then due, payable or reimbursable pursuant to the MAD 2019-650M TSA will be applied and distributed by the related Non-Serviced Master Servicer in the following order of priority without duplication (and payments are required to be made at such times as are set forth in the MAD 2019-650M TSA):

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first, on a pro rata and pari passu basis, to the issuing entity, as the holder of the 650 Madison Avenue Mortgage Loan, and each holder of a 650 Madison Avenue Pari Passu Companion Loan, in an amount equal to the accrued and unpaid interest on the principal balance for each 650 Madison Avenue A Note at the applicable net interest rate;

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second, on a pro rata and pari passu basis, based on the outstanding principal balances of each 650 Madison Avenue A Note, to the issuing entity, as the holder of the 650 Madison Avenue Mortgage Loan, and each holder of a 650 Madison Avenue Pari Passu Companion Loan, in an amount equal to the principal payments received, if any, with respect to the related payment date with respect to the 650 Madison Avenue Whole Loan until their principal balances have been reduced to zero;

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third, on pro rata and pari passu basis, to the issuing entity, as the holder of the 650 Madison Avenue Mortgage Loan, and each holder of a 650 Madison Avenue Pari Passu Companion Loan, up to the amount of any unreimbursed costs and expenses paid by such holder, including any unreimbursed trust fund expenses not previously reimbursed to such holder (or paid or advanced by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer on its behalf and not previously paid or reimbursed) with respect to the 650 Madison Avenue Whole Loan pursuant to the 650 Madison Avenue Co-Lender Agreement or the MAD 2019-650M TSA;

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fourth, on a pro rata and pari passu basis, any prepayment premium, to the extent paid by the borrower, to the issuing entity, as the holder of the 650 Madison Avenue Mortgage Loan, and each holder of a 650 Madison Avenue Pari Passu Companion Loan in an amount up to its pro rata interest therein, based on the product of the percentage interest of each such note multiplied by the applicable relative spread (as set forth in the 650 Madison Avenue Co-Lender Agreement);

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fifth, on a pro rata and pari passu basis, to each holder of a 650 Madison Avenue Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on the principal balance for each 650 Madison Avenue Subordinate Companion Loan at the applicable net interest rate;

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sixth, on a pro rata and pari passu basis based on the outstanding principal balances of each 650 Madison Avenue Subordinate Companion Loan, to each holder of a 650 Madison Avenue Subordinate Companion Loan in an amount equal to the principal payments received, if any, with respect to the related payment date with respect to the 650 Madison Avenue Whole Loan, until the principal balance for each 650 Madison Avenue Subordinate Companion Loan has been reduced to zero;

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seventh, on a pro rata and pari passu basis, any prepayment premium, to the extent paid by the borrower, to each holder of a 650 Madison Avenue Subordinate Companion Loan in an amount up to its pro rata interest therein, based on the product of the percentage interest of each such note multiplied by the applicable relative spread;

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eighth, if the proceeds of any foreclosure sale or any liquidation of the 650 Madison Avenue Whole Loan or the 650 Madison Avenue Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through seventh and, as a result of a workout the principal balance for the 650 Madison Avenue Subordinate Companion Loans has been reduced, such excess amount will be paid, on a pro rata and pari passu basis, based on the outstanding principal balances of each holder of a 650 Madison Avenue Subordinate Companion Loan in an amount up to the reduction, if any, of the principal balance for the 650 Madison Avenue Subordinate Companion Loans as a result of such Workout, plus interest on such amount at the related net interest rate;

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ninth, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the MAD 2019-650M TSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the related Non-Serviced Master Servicer or Non-Serviced Special Servicer (in each case provided that such reimbursements or payments relate to the 650 Madison Avenue Whole Loan), any such assumption or transfer fees, to the extent actually paid by the related borrower, will be paid to the issuing entity, as the holder of the 650 Madison Avenue Mortgage Loan, and each holder of the 650 Madison Avenue Pari Passu Companion Loans and the 650 Madison Avenue Subordinate Companion Loans, pro rata, based on their respective percentage interests; and

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tenth, if any excess amount is available to be distributed in respect of the 650 Madison Avenue Whole Loan, and not otherwise applied in accordance with the foregoing clauses first through ninth, any remaining amount will be paid pro rata to the issuing entity, as the holder of the 650 Madison Avenue Mortgage Loan, and each holder of the 650 Madison Avenue Pari Passu Companion Loans and the 650 Madison Avenue Subordinate Companion Loans in accordance with their respective initial percentage interests.

All expenses and losses relating to the 650 Madison Avenue Whole Loan and the 650 Madison Avenue Mortgaged Property will be allocated first, pro rata, to the 650 Madison Avenue Subordinate Companion Loans and then, pro rata, to the 650 Madison Avenue Mortgage Loan and the 650 Madison Avenue Pari Passu Companion Loans. Any realized losses (including reductions by a bankruptcy court) applied to reduce the principal balance of the 650 Madison Avenue Whole Loan will, after all amounts of interest and principal have otherwise been paid in full on all the notes comprising the 650 Madison Avenue Whole Loan, be reimbursed first, pro rata, to reduce the principal balances of the 650 Madison Avenue Mortgage Loan and the 650 Madison Avenue Pari Passu Companion Loans, and then, pro rata to reduce the principal balances of the 650 Madison Avenue Trust Subordinate Companion Loans.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the 650 Madison Avenue Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the 650 Madison Avenue Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the 650 Madison Avenue Companion Loans.

Certain costs and expenses allocable to the 650 Madison Avenue Mortgage Loan (such as a pro rata share of a nonrecoverable property protection advance) may, to the extent that are not otherwise paid out of collections on the 650 Madison Avenue Whole Loan may, to the extent allocable to the 650 Madison

Avenue Mortgage Loan, be payable or reimbursable out of general collections on the Mortgage Pool. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders.

Consultation and Control

Pursuant to the 650 Madison Avenue Co-Lender Agreement, the controlling holder with respect to the 650 Madison Avenue Whole Loan (the “650 Madison Avenue Controlling Noteholder”), as of any date of determination, will be the holder of note B-1, unless a 650 Madison Avenue Control Appraisal Period has occurred and is continuing or if a 650 Madison Avenue Control Appraisal Period has occurred and is continuing, the holder of note A-1-1; provided that, if the holder of note B-1 would be the 650 Madison Avenue Controlling Noteholder pursuant to the terms hereof, but any interest in note B-1 is held by a borrower, borrower affiliate or other borrower restricted party, or a borrower, borrower affiliate or other borrower restricted party would otherwise be entitled to exercise the rights of the 650 Madison Avenue Controlling Noteholder, a 650 Madison Avenue Control Appraisal Period will be deemed to have occurred. Further, if the holder of note A-1-1 would be the 650 Madison Avenue Controlling Noteholder, but any interest in note A-1-1 is held by a borrower, borrower affiliate or other borrower restricted party, or a borrower, borrower affiliate or other borrower restricted party would otherwise be entitled to exercise the rights of the 650 Madison Avenue Controlling Noteholder with respect to note A-1-1, there will be no 650 Madison Avenue Controlling Noteholder.

Pursuant to the 650 Madison Avenue Co-Lender Agreement, if any consent, modification, amendment or waiver under or other action in respect of the 650 Madison Avenue Whole Loan (whether or not a servicing transfer event under the MAD 2019-650M TSA has occurred and is continuing) that would constitute a 650 Madison Avenue Major Decision, the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, will be required to provide the 650 Madison Avenue Controlling Noteholder (or its representative) with at least ten (10) Business Days (or, in the case of a determination of an acceptable insurance default, twenty (20) days) prior notice requesting consent to the requested 650 Madison Avenue Major Decision. The related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, is not permitted to take any action with respect to such 650 Madison Avenue Major Decision (or make a determination not to take action with respect to such 650 Madison Avenue Major Decision), unless and until the related Non-Serviced Special Servicer receives the written consent of the 650 Madison Avenue Controlling Noteholder (or its representative) before implementing a decision with respect to such 650 Madison Avenue Major Decision; provided that the provisions of the MAD 2019-650M TSA will govern the consent and consultation rights under the 650 Madison Avenue Co-Lender Agreement. Notwithstanding the foregoing, or if a failure to take any such action at such time would be inconsistent with the servicing standard under the MAD 2019-650M TSA, the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, may take actions with respect to the 650 Madison Avenue Mortgaged Property before obtaining the consent of the 650 Madison Avenue Controlling Noteholder if the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, reasonably determines in accordance with the servicing standard under the MAD 2019-650M TSA that failure to take such actions prior to such consent would materially and adversely affect the interest of the holders of the 650 Madison Avenue Whole Loan as a collective whole, and the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, has made a reasonable effort to contact the 650 Madison Avenue Controlling Noteholder.

Notwithstanding the foregoing, the related Non-Serviced Master Servicer and the Non-Serviced Special Servicer will not be permitted to follow any advice or consultation provided by the 650 Madison Avenue Controlling Noteholder (or its representative) that would require or cause the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, to violate any applicable law, including the REMIC provisions, be inconsistent with the servicing standard under the MAD 2019-650M TSA, require or cause the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, to violate provisions of the 650 Madison Avenue Co-Lender Agreement or the Pooling and Servicing Agreement, require or cause the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, to violate the terms of the 650 Madison Avenue Whole Loan, or materially expand the scope of the related

Non-Serviced Master Servicer’s or Non-Serviced Special Servicer’s, as applicable, responsibilities under the 650 Madison Avenue Co-Lender Agreement or the MAD 2019-650M TSA.

The related Non-Serviced Special Servicer will be required to provide copies to the issuing entity and each holder of a 650 Madison Avenue Companion Loan (at any time such holder is not the 650 Madison Avenue Controlling Noteholder) (each, a “650 Madison Avenue Non-Controlling Noteholder”) of any notice, information and report that is required to be provided to the 650 Madison Avenue Controlling Noteholder pursuant to the MAD 2019-650M TSA with respect to any 650 Madison Avenue Major Decisions, or the implementation of any recommended actions outlined in an asset status report, within the same time frame that such notice, information and report is required to be provided to the 650 Madison Avenue Controlling Noteholder and, at any time the 650 Madison Avenue Controlling Noteholder is the holder of note B-1, the related Non-Serviced Special Servicer will be required to consult with each 650 Madison Avenue Non-Controlling Noteholder on a strictly non-binding basis, to the extent having received such notices, information and reports, any 650 Madison Avenue Non-Controlling Noteholder requests consultation with respect to any such 650 Madison Avenue Major Decisions or the implementation of any recommended actions outlined in an asset status report, and consider alternative actions recommended by such 650 Madison Avenue Non-Controlling Noteholder; provided that after the expiration of a period of ten (10) Business Days from the delivery to any 650 Madison Avenue Non-Controlling Noteholder by the related Non-Serviced Special Servicer of written notice of a proposed action, together with copies of the notice, information and reports, the related Non-Serviced Special Servicer will no longer be obligated to consult with such 650 Madison Avenue Non-Controlling Noteholder, whether or not such 650 Madison Avenue Non-Controlling Noteholder has responded within such ten (10) Business Day period.

A “650 Madison Avenue Control Appraisal Period“ will exist with respect to the 650 Madison Avenue Whole Loan, if and for so long as (a)(1) the initial principal balance of the 650 Madison Avenue Subordinate Companion Loans minus (2) the sum (without duplication) of (x) any payments of principal allocated to, and received on, the 650 Madison Avenue Subordinate Companion Loans, (y) any appraisal reduction amount for the 650 Madison Avenue Whole Loan that is allocated to such 650 Madison Avenue Subordinate Companion Loans and (z) any losses realized with respect to the 650 Madison Avenue Mortgaged Property or the 650 Madison Avenue Whole Loan that are allocated to the 650 Madison Avenue Subordinate Companion Loans, is less than (b) 25% of the remainder of (i) the initial principal balance of the 650 Madison Avenue Subordinate Companion Loan less (ii) any payments of principal allocated to, and received, by the holders of the 650 Madison Avenue Subordinate Companion Loans.

“650 Madison Avenue Major Decision“ means a “Major Decision” under the MAD 2019-650M TSA.

Sale of Defaulted Whole Loan

If the 650 Madison Avenue Whole Loan becomes a defaulted mortgage loan under the MAD 2019-650M TSA and the related Non-Serviced Special Servicer decides to sell the notes included in the MAD 2019-650M securitization, the related Non-Serviced Special Servicer will be required to sell the 650 Madison Avenue Mortgage Loan, the 650 Madison Avenue Pari Passu Companion Loans and the 650 Madison Avenue Subordinate Companion Loans, together as notes evidencing one whole loan in accordance with the MAD 2019-650M TSA. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell the 650 Madison Avenue Mortgage Loan or any 650 Madison Avenue Pari Passu Companion Loan not included in the MAD 2019-650M securitization without the consent of the holders thereof (including the issuing entity, as holder of the 650 Madison Avenue Mortgage Loan) (together, the “650 Madison Avenue Non-Lead Noteholders”) unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the 650 Madison Avenue Mortgage Loan or such 650 Madison Avenue Pari Passu Companion Loan, as applicable, (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the related Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if reasonably requested by the 650 Madison Avenue Non-Lead Noteholder), and (c) until the sale is completed, and a reasonable period of time (but no less time than is afforded to the other offerors and the 650 Madison Avenue Controlling Noteholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Special Servicer in connection with the proposed sale, provided that such 650 Madison Avenue Non-Lead Noteholder may waive any of the delivery or timing requirements set forth in this sentence.

Special Servicer Appointment Rights

Pursuant to the 650 Madison Avenue Co-Lender Agreement, the 650 Madison Avenue Controlling Noteholder (or its representative) will be entitled to terminate the rights and obligations of the related Non-Serviced Special Servicer, with or without cause, and appoint a replacement special servicer with respect to the 650 Madison Avenue Whole Loan.

Parkmerced Whole Loan

General

The Parkmerced Whole Loan consists of (a) the Parkmerced Mortgage Loan evidenced by promissory note A-10 with an original principal balance of $37,500,000 which is being contributed to the issuing entity, (b) nine Pari Passu Companion Loans (the “Parkmerced Pari Passu Companion Loans“ and, together with the Parkmerced Mortgage Loan, the “Parkmerced A Notes”) evidenced by promissory notes A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8 and A-9 with an aggregate original principal balance of $509,500,000 which are not being contributed to the issuing entity, (c) two senior Subordinate Companion Loans (the “Parkmerced B Notes”) evidenced by promissory notes B-1 and B-2 with an aggregate original principal balance of $708,000,000 which are not being contributed to the issuing entity and (d) two junior Subordinate Companion Loans (the “Parkmerced C Notes“ and, together with the Parkmerced B Notes, the “Parkmerced Subordinate Companion Loans”) evidenced by promissory notes C-1 and C-2 with an aggregate original principal balance of $245,000,000 which are not being contributed to the issuing entity

Servicing

The related Co-Lender Agreement (the “Parkmerced Co-Lender Agreement”) provides that the administration of the Parkmerced Mortgage Loan will be governed by the Parkmerced Co-Lender Agreement and the MRCD 2019-PARK TSA. The parties to the MRCD 2019-PARK TSA identified in the table titled “Non-Serviced Whole Loans“ under “Summary of Terms—The Mortgage Pool” will constitute the related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Trustee and Non-Serviced Custodian.

In servicing the Parkmerced Whole Loan, the servicing standard set forth in the MRCD 2019-PARK TSA will require the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer to take into account the interests of the Certificateholders and the holders of the Parkmerced Companion Loans ((it being understood that the interest of the Parkmerced C notes are junior to the Parkmerced B Notes and the Parkmerced B Notes are junior to the Parkmerced A Notes).

Amounts payable to the issuing entity as holder of the Parkmerced Mortgage Loan pursuant to the Parkmerced Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus.

See “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this prospectus.

Custody of the Mortgage File

Wells Fargo Bank, National Association, as custodian under the MRCD 2019-PARK TSA is the custodian of the mortgage file related to the Parkmerced Whole Loan (other than the promissory notes evidencing the Parkmerced Mortgage Loan and any related Companion Loan not included in the MRCD 2019-PARK securitization).

Application of Payments

The Parkmerced Co-Lender Agreement sets forth the respective rights of the holders of the Parkmerced Mortgage Loan and the related Parkmerced Companion Loans with respect to distributions of funds received in respect of the Parkmerced Whole Loan, and provides, in general, that:

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The Parkmerced C Notes and the rights of their holders to receive payments of interest, principal and other amounts with respect to the Parkmerced C Notes are at all times junior, subject and subordinate to the Parkmerced B Notes and the rights of their holders to receive payments of interest, principal and other amounts with respect to the Parkmerced B Notes and the Parkmerced B Notes and the rights of their holders to receive payments of interest, principal and other amounts with respect to the Parkmerced B Notes are at all times junior, subject and subordinate to the Parkmerced A Notes and the rights of their holders to receive payments of interest, principal and other amounts with respect to the Parkmerced A Notes, as set forth in the Parkmerced Co-Lender Agreement.

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Prior to the occurrence and continuance of (i) an event of default with respect to an obligation to pay money due under the Parkmerced Whole Loan, (ii) any other event of default that causes the Parkmerced Whole Loan to become a specially serviced loan under the MRCD 2019-PARK TSA or (iii) any bankruptcy or insolvency event that constitutes an event of default (each, a “Sequential Pay Event”), all amounts tendered by the related borrower or otherwise available for payment on or with respect to or in connection with the Parkmerced Whole Loan or the Parkmerced Mortgaged Property or amounts realized as proceeds of the Parkmerced Whole Loan or the Parkmerced Mortgaged Property, after payment of amounts for required reserves or escrows required by the mortgage loan documents and amounts that are then due, payable or reimbursable pursuant to the MRCD 2019-PARK TSA will be applied and distributed by the related Non-Serviced Master Servicer in the following order of priority without duplication:

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first, (i) first, to the holders of the Parkmerced A Notes (or the related Non-Serviced Master Servicer or the related Non-Serviced Trustee and, if applicable, the master servicers and trustees of any trusts (each a “Non-Lead Securitization Trust”) related to the securitization of any Parkmerced A Note not included in the MRCD 2019-PARK securitization), up to the amount of any servicing advances that are nonrecoverable advances (or in the case of a master servicer or trustee of any Non-Lead Securitization Trust, if applicable, its pro rata share of any servicing advances that are nonrecoverable advances previously reimbursed to the related Non-Serviced Master Servicer or the related Non-Serviced Trustee from general collections of the related Non-Lead Securitization Trust) that remain unreimbursed (together with interest thereon at the applicable advance rate), (ii) second, to each holder of the Parkmerced A Notes (or the related Non-Serviced Master Servicer or the related Non-Serviced Trustee and the master servicers or trustees of the related Non-Lead Securitization Trusts), up to the amount of any P&I advance that is a nonrecoverable advance or analogous concept under the related MRCD 2019-PARK TSA with respect to such Parkmerced A Note, as applicable, on a pro rata and pari passu basis (based on the total outstanding principal balance of the Parkmerced A Notes) that remain unreimbursed (together with interest thereon at the applicable advance rate or analogous concept under such Non-Lead Securitization Trust), (iii) third, to each holder of the Parkmerced B Notes (or the related Non-Serviced Master Servicer or the related Non-Serviced Trustee), up to the amount of any P&I advance that is a nonrecoverable advance with respect to such Parkmerced B Note, as applicable, on a pro rata and pari passu basis, based on the total outstanding principal balance of the Parkmerced B Notes, that remain unreimbursed (together with interest thereon at the applicable advance rate) and (iv) fourth, to the related Non-Serviced Master Servicer or the related Non-Serviced Trustee of the Lead Securitization and, if applicable, the master servicers of the related Non-Lead Securitization Trusts), up to the amount of any administrative advances that are nonrecoverable advances (or in the case of a master servicer of any Non-Lead Securitization Trust, if applicable, its pro rata share of any administrative advances that are nonrecoverable advances previously reimbursed to the related Non-Serviced Master

Servicer or the related Non-Serviced Trustee from general collections of the related Non-Lead Securitization Trust);

●	second, to the holders of the Parkmerced A Notes in an amount equal to the accrued and unpaid interest on the aggregate principal balance of the Parkmerced A Notes at the related net interest rate;

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third, (i) to the holders of the Parkmerced A Notes in an amount equal to the principal payments (excluding all prepayment proceeds relating to casualty or condemnation) received, if any, with respect to such monthly payment date with respect to the Parkmerced Whole Loan that are allocated to the Parkmerced A Notes pursuant to the related mortgage loan agreement; and (ii) with respect to all prepayment proceeds relating to casualty or condemnation, to the holders of the Parkmerced A Notes until the aggregate principal balance of the Parkmerced A Notes is reduced to zero;

●

fourth, to each holder of the Parkmerced A Notes up to the amount of any unreimbursed costs and expenses paid by such holder of the Parkmerced A Notes with respect to the Parkmerced Whole Loan pursuant to Parkmerced Co-Lender Agreement or the MRCD 2019-PARK TSA, including any recovered costs, to be allocated pro rata based on the amounts due to each holder of the Parkmerced A Notes pursuant to this clause;

●

fifth, if the proceeds of any foreclosure sale or any liquidation of the Parkmerced Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses one through four and, as a result of a workout, the aggregate principal balance of the Parkmerced A Notes has been reduced, such excess amount will be paid to the holders of the Parkmerced A Notes in an amount up to the reduction, if any, of the aggregate principal balance of the Parkmerced A Notes as a result of such workout, plus interest on such amount at the related net interest rate;

●	sixth, to the holder of the Parkmerced B Notes in an amount equal to the accrued and unpaid interest on the aggregate principal balance of the Parkmerced B Notes at the related net interest rate;

●

seventh, (i) to the holder of the Parkmerced B Notes in an amount equal to the principal payments (excluding all prepayment proceeds relating to casualty or condemnation) received, if any, with respect to such monthly payment date with respect to the Parkmerced Whole Loan that are allocated to the Parkmerced B Notes pursuant to the related mortgage loan agreement; and (ii) with respect to all prepayment proceeds relating to casualty or condemnation, to the holder of the Parkmerced B Notes until the aggregate principal balance of the Parkmerced B Notes is reduced to zero;

●

eighth, to the holder of the Parkmerced B Notes up to the amount of any unreimbursed costs and expenses paid by the holder of the Parkmerced B Notes with respect to the Parkmerced Whole Loan pursuant to Parkmerced Co-Lender Agreement or the MRCD 2019-PARK TSA, including any recovered costs;

●

ninth, if the proceeds of any foreclosure sale or any liquidation of the Parkmerced Whole loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses one through eight and, as a result of a workout, the aggregate principal balance of the Parkmerced B Notes has been reduced, such excess amount will be paid to the holder of the Parkmerced B Notes in an amount up to the reduction, if any, of the aggregate principal balance of the Parkmerced B Notes as a result of such workout, plus interest on such amount at the related net interest rate;

●

tenth, to the extent the holders of the Parkmerced C Notes have made any payments or advances to cure defaults pursuant to the Parkmerced Co-Lender Agreement, to reimburse the holders of the Parkmerced C Notes for all such cure payments;

●

eleventh, to each holder of the Parkmerced C Notes (or the master servicer or trustee of the securitization of the Parkmerced C Notes), up to the amount of any P&I advance that is a nonrecoverable advance or analogous concept under the trust and servicing agreement related to the securitization of the Parkmerced C Notes (the “MRCD 2019-PRKC TSA”) with respect to such Parkmerced C Note, as applicable, on a pro rata and pari passu basis (based on the total outstanding principal balance of the Parkmerced C Notes) that remain unreimbursed (together with interest thereon at the applicable advance rate or analogous concept under the MRCD 2019-PRKC TSA);

●	twelfth, to the holders of the Parkmerced C Notes in an amount equal to the accrued and unpaid interest on the aggregate principal balance of the Parkmerced C Notes at the related net interest rate;

●

thirteenth, (i) to the holders of the Parkmerced C Notes in an amount equal to the principal payments (excluding all prepayment proceeds relating to casualty or condemnation) received, if any, with respect to such monthly payment date with respect to the Parkmerced Whole Loan that are allocated to the Parkmerced C Notes pursuant to the related mortgage loan agreement; and (ii) with respect to all prepayment proceeds relating to casualty or condemnation, to the holders of the Parkmerced C Notes until the aggregate principal balance of the Parkmerced C Notes is reduced to zero;

●

fourteenth, to the holders of the Parkmerced C Notes up to the amount of any unreimbursed costs and expenses paid by the holders of the Parkmerced C Notes with respect to the Parkmerced Whole Loan pursuant to Parkmerced Co-Lender Agreement or the MRCD 2019-PARK TSA, including any recovered costs;

●

fifteenth, if the proceeds of any foreclosure sale or any liquidation of the Parkmerced Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses one through fourteen and, as a result of a workout, the aggregate principal balance of the Parkmerced C Notes has been reduced, such excess amount will be paid to the holders of the Parkmerced C Notes in an amount up to the reduction, if any, of the aggregate principal balance of the Parkmerced C Notes as a result of such workout, plus interest on such amount at the related net interest rate;

●

sixteenth, any prepayment premium, to the extent paid by the related borrower, will be paid to each of the holders of the Parkmerced A Notes in an amount up to the amount allocable to the Parkmerced A Notes in accordance with the loan documents;

●

seventeenth, any prepayment premium, to the extent paid by the related borrower, will be paid to the holder of the Parkmerced B Notes in an amount up to the amount allocable to Parkmerced B Note in accordance with the loan documents;

●

eighteenth, any prepayment premium, to the extent paid by the related borrower, will be paid to the holders of the Parkmerced C Notes in an amount up to the amount allocable to the Parkmerced C Notes in accordance with the loan documents;

●

nineteenth, to the extent default interest, late fees, assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the MRCD 2019-PARK TSA, including, without limitation, to compensate the related Non-Serviced Master Servicer or Non-Serviced Special Servicer under the MRCD 2019-PARK TSA, any such default interest, late fees, assumption or transfer fees, to the extent actually paid by the related borrower, will be paid to the holders of the Parkmerced A Notes, the holders of the Parkmerced B Notes and the holders of the Parkmerced C Notes, pro rata, based on their respective percentage interests; and

●

twentieth, if any excess amount is available to be distributed in respect of the Parkmerced Whole Loan, and not otherwise applied in accordance with the foregoing clauses one through nineteen, any remaining amount will be paid pro rata to the holders of the Parkmerced A Notes, the holder of the Parkmerced B Notes and the holders of the Parkmerced C Notes in accordance with their respective initial percentage interests.

●

Upon the occurrence and during the continuance of a Sequential Pay Event, all amounts tendered by the related borrower or otherwise available for payment on or with respect to or in connection with the Parkmerced Whole Loan or the Parkmerced Mortgaged Property or amounts realized as proceeds of the Parkmerced Whole Loan or the Parkmerced Mortgaged Property, after payment of amounts for required reserves or escrows required by the mortgage loan documents and amounts that are then due, payable or reimbursable pursuant to the MRCD 2019-PARK TSA will be applied and distributed by the related Non-Serviced Master Servicer in the following order of priority without duplication:

●

first, (i) first, to the holders of the Parkmerced A Notes (or the related Non-Serviced Master Servicer or the related Non-Serviced Trustee and, if applicable, the master servicers and trustees of the related Non-Lead Securitization Trusts), up to the amount of any servicing advances that are nonrecoverable advances (or in the case of a master servicer of any Non-Lead Securitization Trust, if applicable, its pro rata share of any servicing advances that are nonrecoverable advances previously reimbursed to the related Non-Serviced Master Servicer or the related Non-Serviced Trustee from general collections of the related Non-Lead Securitization Trust) that remain unreimbursed (together with interest thereon at the applicable advance rate), (ii) second, to each holder of the Parkmerced A Notes (or the related Non-Serviced Master Servicer or the related Non-Serviced Trustee and the master servicers or trustees of the related Non-Lead Securitization Trusts), up to the amount of any P&I advance that is a nonrecoverable advance or analogous concept under the related MRCD 2019-PARK TSA with respect to such Parkmerced A Note, as applicable, on a pro rata and pari passu basis (based on the total outstanding principal balance of the Parkmerced A Notes) that remain unreimbursed (together with interest thereon at the applicable advance rate or analogous concept under such Non-Lead Securitization Trust), (iii) third, to each holder of the Parkmerced B Notes (or the related Non-Serviced Master Servicer or the related Non-Serviced Trustee), up to the amount of any P&I advance that is a nonrecoverable advance with respect to such Parkmerced B Note, as applicable, on a pro rata and pari passu basis, based on the total outstanding principal balance of the Parkmerced B Notes, that remain unreimbursed (together with interest thereon at the applicable advance rate) and (iv) fourth, to the related Non-Serviced Master Servicer or the related Non-Serviced Trustee of the Lead Securitization and, if applicable, the master servicers of the related Non-Lead Securitization Trusts), up to the amount of any administrative advances that are nonrecoverable advances (or in the case of a master servicer of any Non-Lead Securitization Trust, if applicable, its pro rata share of any administrative advances that are nonrecoverable advances previously reimbursed to the related Non-Serviced Master Servicer or the related Non-Serviced Trustee from general collections of the related Non-Lead Securitization Trust);

●	second, to the holders of the Parkmerced A Notes in an amount equal to the accrued and unpaid interest on the aggregate principal balance of the Parkmerced A Notes at the related net interest rate;

●	third, to the holders of the Parkmerced B Notes in an amount equal to the accrued and unpaid interest on the aggregate principal balance of the Parkmerced B Notes at the related net interest rate;

●

fourth, to the holders of the Parkmerced A Notes in an amount equal to the aggregate principal balance of the Parkmerced A Notes until the aggregate principal balance of the Parkmerced A Notes has been reduced to zero;

●

fifth, to each holder of the Parkmerced A Notes up to the amount of any unreimbursed costs and expenses paid by such holder of the Parkmerced A Notes with respect to the Parkmerced Whole Loan pursuant to Parkmerced Co-Lender Agreement or the MRCD 2019-PARK TSA, including any recovered costs, to be allocated pro rata based on the amounts due to each holder of the Parkmerced A Notes pursuant to this clause;

●

sixth, if the proceeds of any foreclosure sale or any liquidation of the Parkmerced Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses one through fifth and, as a result of a workout, the aggregate principal balance of the Parkmerced A Notes has been reduced, such excess amount will be paid to the holders of the Parkmerced A Notes in an amount up to the reduction, if any, of the aggregate principal balance of the Parkmerced A Notes as a result of such workout, plus interest on such amount at the related net interest rate;

●	seventh, to the holder of the Parkmerced B Notes in an amount equal to the aggregate principal balance of the Parkmerced B Notes has been reduced to zero;

●

eighth, to the holder of the Parkmerced B Notes up to the amount of any unreimbursed costs and expenses paid by the holder of the Parkmerced B Notes with respect to the Parkmerced Whole Loan pursuant to Parkmerced Co-Lender Agreement or the MRCD 2019-PARK TSA, including any recovered costs;

●

ninth, if the proceeds of any foreclosure sale or any liquidation of the Parkmerced Whole loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses one through eight and, as a result of a workout, the aggregate principal balance of the Parkmerced B Notes has been reduced, such excess amount will be paid to the holder of the Parkmerced B Notes in an amount up to the reduction, if any, of the aggregate principal balance of the Parkmerced B Notes as a result of such workout, plus interest on such amount at the related net interest rate;

●

tenth, to the extent the holders of the Parkmerced C Notes have made any payments or advances to cure defaults pursuant to the Parkmerced Co-Lender Agreement, to reimburse the holders of the Parkmerced C Notes for all such cure payments;

●

eleventh, to each holder of the Parkmerced C Notes (or the master servicer or trustee of the securitization of the Parkmerced C Notes), up to the amount of any P&I advance that is a nonrecoverable advance or analogous concept under MRCD 2019-PRKC TSA with respect to such Parkmerced C Note, as applicable, on a pro rata and pari passu basis (based on the total outstanding principal balance of the Parkmerced C Notes) that remain unreimbursed (together with interest thereon at the applicable advance rate or analogous concept under the MRCD 2019-PRKC TSA);

●	twelfth, to the holders of the Parkmerced C Notes in an amount equal to the accrued and unpaid interest on the aggregate principal balance of the Parkmerced C Notes at the related net interest rate;

●	thirteenth, to the holders of the Parkmerced C Notes in an amount equal to the aggregate principal balance of the Parkmerced C Notes has been reduced to zero;

●

fourteenth, to the holders of the Parkmerced C Notes up to the amount of any unreimbursed costs and expenses paid by the holders of the Parkmerced C Notes with respect to the Parkmerced Whole Loan pursuant to Parkmerced Co-Lender Agreement or the MRCD 2019-PARK TSA, including any recovered costs;

●

fifteenth, if the proceeds of any foreclosure sale or any liquidation of the Parkmerced Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses one through fourteen and, as a result of a workout, the aggregate principal balance of the Parkmerced C Notes has been reduced, such excess amount will be paid to the holders of the Parkmerced C Notes in an amount up to the reduction, if any, of the aggregate principal balance of the Parkmerced C Notes as a result of such workout, plus interest on such amount at the related net interest rate;

●

sixteenth, any prepayment premium, to the extent paid by the related borrower, will be paid to the holders of the Parkmerced A Notes in an amount up to the amount allocable to the Parkmerced A Notes in accordance with the loan documents;

●

seventeenth, any prepayment premium, to the extent paid by the related borrower, will be paid to the holder of the Parkmerced B Notes in an amount up to the amount allocable to Parkmerced B Note in accordance with the loan documents;

●

eighteenth, any prepayment premium, to the extent paid by the related borrower, will be paid to the holders of the Parkmerced C Notes in an amount up to the amount allocable to the Parkmerced C Notes in accordance with the loan documents;

●

nineteenth, to the extent default interest, late fees, assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the MRCD 2019-PARK TSA, including, without limitation, to compensate the related Non-Serviced Master Servicer or Non-Serviced Special Servicer under the MRCD 2019-PARK TSA, any such default interest, late fees, assumption or transfer fees, to the extent actually paid by the related borrower, will be paid to the holders of the Parkmerced A Notes, the holder of the Parkmerced B Notes and the holders of the Parkmerced C Notes, pro rata, based on their respective percentage interests; and

●

twentieth, if any excess amount is available to be distributed in respect of the Parkmerced Whole Loan, and not otherwise applied in accordance with the foregoing clauses one through nineteen, any remaining amount will be paid pro rata to the holders of the Parkmerced A Notes, the holder of the Parkmerced B Notes and the holders of the Parkmerced C Notes in accordance with their respective initial percentage interests.

●

Notwithstanding the foregoing, if a P&I advance is made with respect to the Parkmerced Mortgage Loan, then that P&I advance, together with interest thereon, may only be reimbursed out of future payments and collections on the Parkmerced Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the Parkmerced Companion Loans.

●

Certain costs and expenses allocable to the Parkmerced Mortgage Loan (such as a pro rata share of a nonrecoverable property protection advance) may, to the extent that are not otherwise paid out of collections on the Parkmerced Whole Loan may, to the extent allocable to the Parkmerced Whole Loan, be payable or reimbursable out of general collections on the Mortgage Pool.  This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders.

Consultation and Control

Pursuant to the Parkmerced Co-Lender Agreement, the controlling noteholder with respect to the Parkmerced Whole Loan (the “Parkmerced Controlling Noteholder”), as of any date of determination, will be (i) the holder of note C-1, unless a Parkmerced Control Appraisal Period (as defined below) has occurred and is continuing, or (ii) if a Parkmerced Control Appraisal Period has occurred and is continuing, the holder of note A-1; provided that, if the holder of note C-1 is held by the related borrower or a related borrower party, or the related borrower or the related borrower party would otherwise be entitled to exercise the rights of the Parkmerced Controlling Noteholder, a Parkmerced Control Appraisal Period will be deemed to have occurred with respect to the holder of note C-1.

Pursuant to the Parkmerced Co-Lender Agreement, if any consent, modification, amendment or waiver under or other action in respect of the Parkmerced Whole Loan or the loan documents (whether or not a servicing transfer event under the MRCD 2019-PARK TSA has occurred and is continuing) that would constitute a Parkmerced Major Decision has been requested or proposed at least ten (10) Business Days prior to taking action with respect to such Parkmerced Major Decision (or making a determination not to take action with respect to such Parkmerced Major Decision), the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer will request the written consent of the Parkmerced Controlling Noteholder (or its representative) before implementing a decision with respect to such Parkmerced Major Decision.  Notwithstanding the foregoing, following the occurrence of an extraordinary event with respect to the Parkmerced  Mortgaged Property, or if a failure to take any such action at such time would be inconsistent with the servicing standard under the MRCD 2019-PARK TSA, the related Non-Serviced Master Servicer or Non-Serviced Special Servicer may take actions with respect to such Mortgaged Property before obtaining the consent of the Parkmerced Controlling Noteholder if the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, reasonably determines in accordance with the servicing standard under the MRCD 2019-PARK TSA that failure to take such actions prior to such consent would materially and adversely affect the interest of the holders of the Parkmerced Whole Loan as a whole, and the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable has made a reasonable effort to contact the Parkmerced Controlling Noteholder.

Notwithstanding the foregoing, the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer are not allowed to follow any advice, direction, objection or consultation provided by the Parkmerced Controlling Noteholder (or its representative) that would require or cause the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer to violate any applicable law, including the REMIC provisions, be inconsistent with the servicing standard set forth in the MRCD 2019-PARK TSA, require or cause the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer to violate the terms of the Parkmerced Co-Lender Agreement, the MRCD 2019-PARK TSA or the related loan agreement, or materially expand the scope of the responsibilities of the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer under the Parkmerced Co-Lender Agreement.

The related Non-Serviced Master Servicer of the related Non-Serviced Special Servicer will be required: (i) to provide copies to the holders of each Parkmerced A Notes (at any time it is not the Parkmerced Controlling Noteholder), including the issuing entity, as the holder of the Parkmerced Mortgage Loan (each, in such capacity, an “Parkmerced Non-Controlling Senior Noteholder”) of any notice, information and report that is required to be provided to the related Non-Controlling Directing Holder pursuant to the MRCD 2019-PARK TSA with respect to any Parkmerced Major Decision, or the implementation of any recommended actions outlined in an asset status report, within the same time frame such notice, information and report is required to be provided to the related Non-Controlling Directing Holder (without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Holder due to the occurrence of a control termination event or consultation termination event under the MRCD 2019-PARK TSA(, and (ii) consult with each Parkmerced Non-Controlling Senior Noteholder on a strictly non-binding basis, to the extent, having received such notices, information and reports, such Parkmerced Non-Controlling Senior Noteholder requests consultation with respect to any such Parkmerced Major Decision or the implementation of any recommended actions outlined in an asset status report, and consider alternative actions recommended by such Parkmerced Non-Controlling Senior Noteholder; provided that after the expiration of a period of ten (10) Business Days from the delivery to any Parkmerced Non-Controlling Senior Noteholder by the related Non-Serviced Special Servicer of written notice of a proposed action, together with copies of the notice, information and reports, the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer will no longer be obligated to consult with such Parkmerced Non-Controlling Senior Noteholder, whether or not such Parkmerced Non-Controlling Senior Noteholder has responded within such ten (10) Business Day period (unless, the related Non-Serviced Special Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) Business Day period will be deemed to begin anew from the date of such proposal and delivery of all information relating thereto).  Notwithstanding the consultation rights of the Parkmerced Non-Controlling Senior Noteholders set forth in the immediately preceding sentence, the related Non-Serviced Special Servicer may make any Parkmerced Major Decision or take any action set forth in the asset status report before the expiration of the aforementioned ten (10) business day period if the related Non-Serviced Special Servicer determines that immediate action with respect thereto is necessary to protect the interests of the holders of the Parkmerced Whole Loan.  In no event will the related Non-Special Servicer be obligated at any time to follow or take any alternative actions recommended by a Parkmerced Non-Controlling Senior Noteholder.

In addition to the consultation rights described above, pursuant to the terms of the Parkmerced Co-Lender Agreement, during the continuation of Parkmerced Control Appraisal Period, each Parkmerced Non-Controlling Senior Noteholder will have the right to attend annual meetings (either telephonically or in person, at the discretion of the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer upon reasonable notice and at times reasonably acceptable to the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, in which servicing issues related to the Parkmerced Whole Loan are discussed.

The term “Parkmerced Control Appraisal Period“ means any period with respect to the Parkmerced Whole Loan, if and for so long as: (a) (1) the aggregate initial principal balance of the Parkmerced C Notes, minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Parkmerced C Notes after the date of creation of the Parkmerced C Notes, (y) any “appraisal reduction amount” (as defined in the MRCD 2019-PARK TSA), for the Parkmerced Whole Loan that is allocated to the Parkmerced C Notes and (z) any losses realized with respect to the Parkmerced Mortgaged Property or the Parkmerced Whole Loan that are allocated to the Parkmerced C Notes, is less than (b) 25% of the remainder of the (i) initial principal balance of the Parkmerced C Notes less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the holders of the Parkmerced C Notes on the Parkmerced C Notes after the date of creation of the Parkmerced C Notes.

“Parkmerced Major Decision“ means a “Major Decision” under the MRCD 2019-PARK TSA.

Sale of Defaulted Whole Loan

If the Parkmerced Whole Loan becomes a defaulted mortgage loan under the MRCD 2019-PARK TSA and the related Non-Serviced Special Servicer decides to sell the notes included in the MRCD 2019-PARK securitization, the related Non-Serviced Special Servicer will be required to sell the Parkmerced Mortgage Loan and the Parkmerced Pari Passu Companion Loans in accordance with the MRCD 2019-PARK TSA.  Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell the Parkmerced Mortgage Loan or any Parkmerced Pari Passu Companion Loan not included in the MRCD 2019-PARK securitization trust without the consent of the related Parkmerced Non-Controlling Senior Noteholder unless it has delivered to such Parkmerced Non-Controlling Senior Noteholder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the Parkmerced Mortgage Loan or such Parkmerced Pari Passu Companion Loan, as applicable, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the related Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents requested by the Parkmerced Non-Controlling Senior Noteholder, and (c) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the related Non-Serviced Directing Holder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer in connection with the proposed sale.  A Parkmerced Non-Controlling Senior Noteholder  may waive any of the delivery or timing requirements set forth in the preceding sentence as to itself.  Subject to the foregoing, each of the Parkmerced Non-Controlling Senior Noteholders and their representatives are permitted to submit an offer at any sale of the Parkmerced Whole Loan unless such person is the borrower or an agent or affiliate of the borrower.  Additionally, pursuant to the Parkmerced Co-Lender Agreement, if the Parkmerced Whole Loan

becomes a defaulted mortgage loan under the MRCD 2019-PARK TSA and the related Non-Serviced Special Servicer decides to sell the notes included in the MRCD 2019-PARK securitization, the related Non-Serviced Special Servicer has the right to sell the Parkmerced Subordinate Companion Loans together with the Parkmerced A Notes, subject to certain conditions set forth in the Parkmerced Co-Lender Agreement, including notification requirements similar to those described in the second preceding sentence.

Special Servicer Appointment Rights

Pursuant to the Parkmerced Co-Lender Agreement, the Parkmerced Controlling Noteholder (or its representative) will have the right to terminate the rights and obligations of any special servicer then acting under the MRCD 2019-PARK TSA with or without cause, upon at least ten (10) Business Days’ prior notice to such special servicer, with respect to the Parkmerced Whole Loan and appoint a replacement special servicer with respect to the Parkmerced Whole Loan.

Additional Information

Each of the tables presented on Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the 15 largest Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, Annex A-2 and Annex A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 CFR 2219.1125), Schedule AL – Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after the hypothetical Determination Date in December 2019 and ending on the hypothetical Determination Date in January 2020.  In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

Goldman Sachs Mortgage Company, Citi Real Estate Funding Inc. and German American Capital Corporation are sponsors and mortgage loan sellers in this securitization transaction.

For a description of certain affiliations, relationships and related transactions between the sponsors and the other transaction parties, see “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Goldman Sachs Mortgage Company

General

Goldman Sachs Mortgage Company (“GSMC”) is a New York limited partnership, is a sponsor and a mortgage loan seller. The respective Mortgage Loans that GSMC is selling to the depositor in this securitization transaction are collectively referred to in this prospectus as the “GSMC Mortgage Loans”.

GSMC was formed in 1984.  Its general partner is Goldman Sachs Real Estate Funding Corp. and its limited partner is Goldman Sachs Bank USA (“GS Bank”).  GSMC’s executive offices are located at 200 West Street, New York, New York 10282, telephone number (212) 902-1000.  GSMC is an initial Pooled Risk Retention Consultation Party and an affiliate of GS Bank, an originator and the initial Pooled RR Interest Owner, Goldman Sachs & Co. LLC, an underwriter, and the depositor.

GS Bank is the originator (or co-originator) of all of the GSMC Mortgage Loans. The 1633 Broadway Whole Loan was co-originated by DBR Investments Co. Limited (“DBRI”), Wells Fargo Bank, National Association (“WFB”), JPMorgan Chase Bank, National Association (“JPMCB”) and GS Bank, and the 650 Madison Avenue Whole Loan was co-originated by Citi Real Estate Funding Inc. (“CREFI”), GS Bank, Barclays Capital Real Estate Inc. (“BCREI”) and BMO Harris Bank N.A. (“BMO”).

Neither GSMC nor any of its affiliates will insure or guarantee distributions on the certificates.  The Certificateholders will have no rights or remedies against GSMC for any losses or other claims in connection with the certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by GSMC in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements”.

GSMC’s Commercial Mortgage Securitization Program

As a sponsor, GSMC originates and acquires fixed and floating rate commercial mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, organizes and initiates the public and/or private securitization of such commercial mortgage loans by transferring the commercial mortgage loans to a securitization depositor, including GS Commercial Securities Corporation II or another entity that acts in a similar capacity.  In coordination with its affiliates, Goldman Sachs Commercial Mortgage Capital, L.P., Goldman Sachs Bank USA (“GS Bank”) and other unaffiliated underwriters, GSMC works with rating agencies, investors, unaffiliated mortgage loan sellers and servicers in structuring the securitization transaction.

From the beginning of its participation in commercial mortgage securitization programs in 1996 through December 31, 2019, GSMC originated or acquired approximately 3,045 fixed and floating rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $132.7 billion. As of December 31, 2019, GSMC had acted as a sponsor and mortgage loan seller on approximately 211 fixed and floating-rate commercial mortgage-backed securitization transactions. GSMC securitized approximately $2.165 billion, $4.636 billion, $6.586 billion, $5.098 billion, $6.284 billion, $6.972 billion, $11.730 billion, $8.548 and $9,960 billion of commercial mortgage loans in public and private offerings in calendar years 2011, 2012, 2013, 2014, 2015, 2016, 2017, 2018 and 2019, respectively.

Review of GSMC Mortgage Loans

Overview. GSMC, in its capacity as the sponsor of the GSMC Mortgage Loans, has conducted a review of the GSMC Mortgage Loans in connection with the securitization described in this prospectus.  The review of the GSMC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GSMC’s affiliates (the “GSMC Deal Team”).  The review procedures described below were employed with respect to all of the GSMC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below.  No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the GSMC Deal Team created a database of loan-level and property-level information relating to each GSMC Mortgage Loan.  The database was compiled from, among other sources, the related Mortgage Loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Goldman Originator during the underwriting process.  After origination of each GSMC Mortgage Loan, the GSMC Deal Team updated the information in the database with respect to the GSMC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GSMC Deal Team.

A data tape (the “GSMC Data Tape”) containing detailed information regarding each GSMC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The GSMC Data Tape was used by the GSMC Deal Team to provide certain numerical information regarding the GSMC Mortgage Loans in this prospectus.

With respect to the 650 Madison Avenue Whole Loan, which was co-originated by CREFI, Barclays Capital Real Estate Inc., BMO Harris Bank N.A. and GS Bank, the CREFI Data Tape was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

Data Comparison and Recalculation. The depositor, on behalf of GSMC, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by GSMC, relating to information in this prospectus regarding the GSMC Mortgage Loans.  These procedures included:

●	comparing certain information in the GSMC Data Tape against various source documents provided by GSMC that are described above under “—Database”;

●	comparing numerical information regarding the GSMC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the GSMC Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the GSMC Mortgage Loans disclosed in this prospectus.

Legal Review. GSMC engaged various law firms to conduct certain legal reviews of the GSMC Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each GSMC Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from GSMC’s standard form loan documents.  In addition, origination counsel for each GSMC Mortgage Loan reviewed GSMC’s representations and warranties set forth on Annex D-1 to this prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the GSMC Mortgage Loans.  Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain GSMC Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the GSMC Mortgage Loans prepared by origination counsel and (iii) a review of a due diligence questionnaire completed by the GSMC Deal Team.  Securitization counsel also reviewed the property release provisions, if any, for each GSMC Mortgage Loan with multiple

Mortgaged Properties for compliance with the REMIC provisions.  In addition, for each GSMC Mortgage Loan originated by GSMC or its affiliates, GSMC prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process.

Based on their respective reviews of pertinent sections of the related Mortgage Loan documents, origination counsel or securitization counsel also assisted in the preparation of the Mortgage Loan summaries of those of the GSMC Mortgage Loans included in the ten largest Mortgage Loans in the Mortgage Pool, and the abbreviated Mortgage Loan summaries for those of the GSMC Mortgage Loans included in the next five largest Mortgage Loans in the Mortgage Pool, which summaries are incorporated on “Annex A-3—Description of Top Fifteen Mortgage Loans”. The applicable borrowers and borrowers’ counsel reviewed these GSMC Mortgage Loan summaries as well.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any GSMC Mortgage Loan, GSMC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.  GSMC conducted a search with respect to each borrower under a GSMC Mortgage Loan to determine whether it filed for bankruptcy after origination of the GSMC Mortgage Loan.  If GSMC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GSMC Mortgage Loan, GSMC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The GSMC Deal Team also consulted with the Goldman Originator to confirm that the GSMC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—Goldman Originator’s Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Goldman Originator’s Underwriting Guidelines and Processes—Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines” below.

Findings and Conclusions. Based on the foregoing review procedures, GSMC determined that the disclosure regarding the GSMC Mortgage Loans in this prospectus is accurate in all material respects. GSMC also determined that the GSMC Mortgage Loans were originated or acquired in accordance with GSMC’s origination procedures and underwriting criteria except as described under “—Goldman Originator’s Underwriting Guidelines and Processes—Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines” below. GSMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

The Goldman Originator

GS Bank is affiliated with GSMC, one of the sponsors, Goldman Sachs & Co. LLC, one of the underwriters, and the depositor.  GS Bank is referred to as the “Goldman Originator” in this prospectus.

The primary business of the Goldman Originator is the underwriting and origination, either by itself or together with another originator, of mortgage loans secured by commercial or multifamily properties.  The commercial mortgage loans originated by the Goldman Originator include both fixed and floating rate commercial mortgage loans and such commercial mortgage loans are often included in both public and private securitizations.  Many of the commercial mortgage loans originated by GS Bank are acquired by GSMC and sold to securitizations in which GSMC acts as sponsor and/or loan seller.

Fixed Rate Commercial Mortgage Loans(1)

Year	Total Goldman Originator Fixed Rate Loans Originated (approximate)	Total Goldman Originator Fixed Rate Loans Securitized (approximate)
2019	$6.0 billion	$5.3 billion
2018	$3.1 billion	$2.6 billion
2017	$7.3 billion	$7.7 billion
2016	$6.1 billion	$5.2 billion
2015	$6.2 billion	$6.0 billion
2014	$2.9 billion	$3.1 billion
2013	$5.0 billion	$5.3 billion
2012	$5.6 billion	$4.6 billion
2011	$2.3 billion	$2.2 billion
2010	$1.6 billion	$1.1 billion
2009	$400 million	$400 million

(1)	Represents origination for all Goldman Originator and affiliates of Goldman Originator originating commercial mortgage loans.

Floating Rate Commercial Mortgage Loans(1)

Year	Total Goldman Originator Floating Rate Loans Originated (approximate)	Total Goldman Originator Floating Rate Loans Securitized (approximate)
2019	$6.4 billion	$4.7 billion
2018	$8.1 billion	$5.9 billion
2017	$5.6 billion	$4.0 million
2016	$2.3 billion	$1.6 million
2015	$2.0 billion	$261.0 million
2014	$3.2 billion	$2.0 billion
2013	$777 million	$1.3 billion
2012	$1.9 billion	$0
2011	$140 million	$0
2010	$0	$0
2009	$40 million	$0

(1)	Represents origination for the Goldman Originator and affiliates of the Goldman Originator originating commercial mortgage loans.

Goldman Originator’s Underwriting Guidelines and Processes

The Goldman Originator’s commercial mortgage loans are primarily originated in accordance with the origination procedures and underwriting criteria described below.  However, variations from these procedures and criteria may occur as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor, or any other pertinent information deemed material by the Goldman Originator.  Therefore, this general description of the Goldman Originator’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below.  For important information about the circumstances that have affected the underwriting of a GSMC Mortgage Loan in the mortgage pool, see “—Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines” below and “Annex D-2—Exceptions to Goldman Sachs Mortgage Company Representations and Warranties”.

The underwriting process for each mortgage loan originated by the Goldman Originator is performed by an origination team comprised of real estate professionals which typically includes an originator, analyst, loan officer and commercial closer.  This team conducts a review of the related mortgaged property, which typically includes an examination of historical operating statements (if available), rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering.  In certain cases, the Goldman Originator may engage an independent third party due diligence provider, pursuant to a program of specified procedures, to assist in the underwriting and preparation of analyses required by such procedures, subject to the oversight and ultimate review and approval by the Goldman Originator origination team.

A member of the Goldman Originator origination team performs or engages a third party to perform an inspection of the property in order to assess the physical quality of the collateral, confirm tenancy, and determine visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas.  Such site inspections are also generally used to assess the submarket in which the property is located and to evaluate the property’s competitiveness within its market.

The Goldman Originator origination team also performs a review of the financial status, credit history and background of the borrower and certain key principals of the borrower.  Among the items generally reviewed are financial statements, independent credit reports, criminal/background investigations, and specific searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation.

After the compilation and review of all documentation and other relevant considerations, the origination team finalizes its underwriting analysis of the property’s cash flow in accordance with the property specific cash flow underwriting guidelines of the Goldman Originator.  Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up front reserves, letters of credit, lockboxes/cash management agreements or guarantees.  A complete credit committee package is prepared to summarize all of the above referenced information.

All commercial mortgage loans must be presented to one or more credit committees which consist of senior real estate professionals, among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

The Goldman Originator’s underwriting guidelines generally require that a mortgage loan have, at origination, a minimum underwritten debt service coverage ratio of 1.20x for multifamily properties, 1.40x for hospitality properties and 1.25x for all other property types and maximum loan-to-value ratio of 80% for multifamily properties and 75% for all other property types.  However these thresholds are guidelines and exceptions may be made on the merits of each individual loan taking into account such factors as reserves, letters of credit and/ or guarantees, the Goldman Originator’s judgment of the property and/or market performance in the future.

Certain properties may also be encumbered by, or otherwise support payments on, subordinate debt and/or mezzanine debt secured by direct or indirect ownership interests in the borrower.  It is possible that the Goldman Originator or an affiliate will be a lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory. When such additional debt is taken into account, the aggregate debt may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

The Goldman Originator may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves.  In addition, the Goldman Originator may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions.  Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants.  In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item.  Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by the Goldman Originator.

Generally, the required escrows for GSMC Mortgage Loans are as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional or high net-worth individual property sponsor or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.

●

Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy or (ii) if the related mortgaged property is a single tenant property and the related tenant is required to obtain insurance directly or self-insures.

●

Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.  Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.

●

Tenant Improvement / Leasing Commissions—Tenant improvement / leasing commission reserves may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term or (ii) where rent at the related mortgaged property is considered below market.

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Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the function, performance or value of the property or (iii) if the related mortgaged property is a single tenant property the tenant is responsible for the repairs.

●

Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues or (ii) environmental insurance is obtained or already in place.

For a description of the escrows collected with respect to the GSMC Mortgage Loans, please see Annex A-1 to this prospectus.

The Goldman Originator and its origination counsel will generally examine whether the use and occupancy of the property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property.  Evidence of this compliance may be in the form of one or more of the following:  legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.  In some cases, a mortgaged property may constitute a legal non-conforming use or structure.  In such cases, the Goldman Originator may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance coverage in the casualty insurance policy with respect to the particular non-conformity unless it determines that:  (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

The borrower is required to provide, and the Goldman Originator or its origination counsel typically will review, a title insurance policy for each property.  The title insurance policies provided typically must meet the following requirements:  (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Except in certain instances where credit rated tenants are required to obtain insurance or may self-insure, the Goldman Originator typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser (x) of the outstanding principal balance of the mortgage loan and (y) 100% of the full insurable replacement cost of the improvements located on the property.  If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as a special flood hazard area.  The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of:  (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property and (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968, except in some cases where self-insurance is permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion.  The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism.  Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates.  In some cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the seismic report indicates that the PML or SEL is greater than 20%.

In the course of originating their respective GSMC Mortgage Loans, the Goldman Originator generally considered the results of third party reports as described below:

●	Appraisal—The Goldman Originator obtains an appraisal or an update of an existing appraisal for each mortgaged property prepared by an appraisal firm approved in accordance with the Goldman

Originator’s internal documented appraisal policy.  The Goldman Originator origination team and a third party consultant engaged by the Goldman Originator typically reviews the appraisal. All appraisals are conducted by an independent appraiser that is state certified, an appraiser belonging to the Appraisal Institute, a member association of professional real estate appraisers, or any otherwise qualified appraiser.  All appraisals are conducted in accordance with the Uniform Standards of Professional Appraisal Practices. In addition, the appraisal report (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

●

Environmental Report—The Goldman Originator obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by the Goldman Originator.  In certain cases, the borrower may have obtained the Phase I site assessment, and the assessment is then re-addressed to the Goldman Originator.  The Goldman Originator origination team and a third party environmental consultant engaged by the Goldman Originator or the borrower typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues.  For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the Goldman Originator or the environmental consultant believes that such an analysis is warranted under the circumstances. In cases in which the Phase I site assessment identifies any potential adverse environmental conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, the Goldman Originator generally requires additional environmental testing, such as a Phase II environmental assessment on the related mortgaged property, an environmental insurance policy, the borrower to conduct remediation activities or to establish an operations and maintenance plan, or to place funds in escrow to be used to address any required remediation.

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Physical Condition Report—The Goldman Originator obtains a physical condition report (“PCR”) or an update of a previously obtained PCR for each mortgaged property prepared by a structural engineering firm approved by the Goldman Originator to assess the structure, exterior walls, roofing, interior structure and/ or mechanical and electrical systems.  In certain cases, the borrower may have obtained the PCR, and the PCR is then re-addressed to the Goldman Originator.  The Goldman Originator and a third party structural consultant engaged by the Goldman Originator or the borrower typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan.  In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, the Goldman Originator generally requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.

●

Seismic—The Goldman Originator generally obtains a seismic report or an update of a previously obtained seismic report for all mortgaged properties located in seismic zone 3 or 4 to assess probable maximum loss (“PML”) or scenario expected loss (“SEL”) for the related mortgaged property.  In certain cases, the borrower may have obtained the seismic report and the seismic report is then re-addressed to the Goldman Originator.

From time to time, GSMC originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect GSMC as the payee. GSMC has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts.

The 1633 Broadway Mortgage Loan (4.5%) was (together with any related Companion Loans) co-originated by DBRI, WFB, JPMCB and GS Bank. The 650 Madison Avenue Mortgage Loan (3.8%) was (together with any related Companion Loans) co-originated by CREFI, GS Bank, BCREI and BMO. Each of the preceding Mortgage Loans and each related Companion Loan was co-originated in accordance with the underwriting guidelines described above.

Servicing

Interim servicing for all of GSMC’s loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with GSMC, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines

The Goldman Originator has disclosed generally its underwriting guidelines with respect to the GSMC Mortgage Loans. However, one or more of the GSMC Mortgage Loans may vary from the specific Goldman Originator underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the GSMC Mortgage Loans, the Goldman Originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. In certain cases, the Goldman Originator may have made exceptions and the underwriting of a particular mortgage loan did not comply with all aspects of the disclosed criteria.

The GSMC Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Certain characteristics of the GSMC Mortgage Loans can be found on Annex A-1.

Compliance with Rule 15Ga-1 under the Exchange Act

GSMC most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on November 13, 2019.  GSMC’s Central Index Key is 0001541502.  With respect to the period from and including October 1, 2016 to and including September 30, 2019, GSMC has the following activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

% of principal balance	Check if Regis- tered	Name of Originator	Total Assets in ABS by Originator			Assets That Were Subject of Demand			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (due to expired cure period)			Demand in Dispute			Demand Withdrawn			Demand Rejected
(a)	(b)	(c)	# (d)	$ (e)	% of principal balance (f)	# (g)	$ (h)	% of principal balance (i)	# (j)	$ (k)	% of principal balance (l)	# (m)	$ (n)	% of principal balance (o)	# (p)	$ (q)	% of principal balance (r)	# (s)	$ (t)	% of principal balance (u)	# (v)	$ (w)	% of principal balance (x)
Asset Class: Commercial Mortgage Backed Securities
GS Mortgage Securities Trust 2012-GCJ9 (CIK 0001560456)	X	Goldman Sachs Mortgage Company	12	411,105,625	29.6	1	5,825,781	0.55	0	0	0.00	0	0	0.00	1	5,825,781	0.55	0	0	0.00	0	0	0.00
		Citigroup Global Markets Realty Corp.	30	313,430,906	22.6	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		Archetype Mortgage Funding I LLC	14	137,272,372	9.9	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		Jefferies LoanCore LLC	18	527,119,321	38.0	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Total by Asset Class			74	1,388,928,224	100%	1	5,825,781	0.55	0	0	0.00	0	0	0.00	1	5,825,781	0.55	0	0	0.00	0	0	0.00

Retained Interests in This Securitization

As of the date of this prospectus, neither GSMC nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization, other than the Pooled RR Interest.  However, GSMC and/or its affiliates may acquire in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.  GSMC (or its MOA) will be required to retain the Pooled RR Interest as described under “Credit Risk Retention”.

The information set forth under “—Goldman Sachs Mortgage Company” has been provided by GSMC.

Citi Real Estate Funding Inc.

Citi Real Estate Funding Inc. (“CREFI”) is a sponsor and a mortgage loan seller. The respective Mortgage Loans that CREFI is selling to the depositor in this securitization transaction are collectively referred to in this prospectus as the “CREFI Mortgage Loans“. CREFI originated or co-originated all of the CREFI Mortgage Loans.

CREFI is a New York corporation organized in 2014 and is a wholly-owned subsidiary of Citibank, N.A., a national banking association, which is in turn a wholly-owned subsidiary of Citicorp LLC, a Delaware limited liability company, which is in turn a wholly-owned subsidiary of Citigroup Inc., a Delaware corporation.  CREFI maintains its principal office at 388 Greenwich Street, New York, New York 10013, Attention: Mortgage Finance Group, and its facsimile number is (212) 723-8604. CREFI is an affiliate of Citigroup Global Markets Inc. (one of the underwriters).  CREFI makes, and purchases (or may purchase) from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions.

Neither CREFI nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against CREFI for any losses or other claims in connection with the certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of the representations and warranties made by CREFI in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements—General”.

CREFI’s Commercial Mortgage Origination and Securitization Program

CREFI, directly or through correspondents or affiliates, originates multifamily and commercial mortgage loans throughout the United States. CREFI has been engaged in the origination of multifamily and commercial mortgage loans for securitization since January 2017, and in the securitization of multifamily and commercial mortgage loans since April 2017. CREFI is an affiliate of Citigroup Global Markets Realty Corp. (“CGMRC”), which was engaged in the origination of multifamily and commercial mortgage loans for securitization from 1996 to 2017. Many CREFI staff worked for CGMRC, and CREFI’s underwriting guidelines, credit committee approval process and loan documentation are substantially similar to CGMRC’s. The multifamily and commercial mortgage loans originated by CREFI may include both fixed rate loans and floating rate loans.

In addition, in the normal course of its business, CREFI may also acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by CREFI.

In connection with the commercial mortgage securitization transactions in which it participates, CREFI generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates that are in whole or in part backed by, and supported by the cash flows generated by, those mortgage assets.

CREFI will generally act as a sponsor, originator and/or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators.

CREFI generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction.  Generally CREFI and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund in exchange for a series of certificates.

Review of the CREFI Mortgage Loans

Overview.  In connection with the preparation of this prospectus, CREFI conducted a review of the Mortgage Loans that it is selling to the depositor. The review was conducted as set forth below and was conducted with respect to each of the CREFI Mortgage Loans. No sampling procedures were used in the review process.

Database.  First, CREFI created a database of information (the “CREFI Securitization Database”) obtained in connection with the origination of the CREFI Mortgage Loans, including:

●	certain information from the CREFI Mortgage Loan documents;

●	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);

●	insurance information for the related Mortgaged Properties;

●	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, zoning reports and other zoning information;

●	bankruptcy searches with respect to the related borrowers; and

●	certain information and other search results obtained by CREFI’s deal team for each of the CREFI Mortgage Loans during the underwriting process.

CREFI also included in the CREFI Securitization Database certain updates to such information received by CREFI’s securitization team after origination, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the Mortgage Loan documents, and information otherwise brought to the attention of CREFI’s securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

Using the information in the CREFI Securitization Database, CREFI created a Microsoft Excel file (the “CREFI Data File”) and provided that file to the depositor for the inclusion in this prospectus (particularly in Annexes A-1, A-2 and A-3 to this prospectus) of information regarding the CREFI Mortgage Loans.

Data Comparison and Recalculation.  CREFI engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by CREFI, relating to information in this prospectus regarding the CREFI Mortgage Loans. These procedures included:

●	comparing the information in the CREFI Data File against various source documents provided by CREFI that are described above under “—Database” above;

●	comparing numerical information regarding the CREFI Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the CREFI Data File; and

●	recalculating certain percentages, ratios and other formulae relating to the CREFI Mortgage Loans disclosed in this prospectus.

Legal Review.  CREFI also reviewed and responded to a Due Diligence Questionnaire (as defined below) relating to the CREFI Mortgage Loans, which questionnaire was prepared by the depositor’s legal counsel for use in eliciting information relating to the CREFI Mortgage Loans and including such information in this prospectus to the extent material.

Although the Due Diligence Questionnaire may be revised from time to time, it typically contains various questions regarding the CREFI Mortgage Loans, the related Mortgaged Properties, the related borrowers, sponsors and tenants, and any related additional debt. For example, the due diligence questionnaire (a “Due Diligence Questionnaire”) may seek to elicit, among other things, the following information:

●

whether any mortgage loans were originated by third party originators and the names of such originators, and whether such mortgage loans were underwritten or re-underwritten in accordance with CREFI’s (or the applicable mortgage loan seller’s) criteria;

●	whether any mortgage loans are not first liens, or have a loan-to-value ratio greater than 80%;

●

whether any mortgage loans are 30 days or more delinquent with respect to any monthly debt service payment as of the cut-off date or have been 30 days or more delinquent at any time during the 12-month period immediately preceding the cut-off date;

●	a description of any material issues with respect to any of the mortgage loans;

●

whether any mortgage loans permit, or have existing, mezzanine debt, additional debt secured by the related mortgaged properties or other material debt, and the material terms and conditions for such debt;

●	whether any mortgaged properties have additional debt that is included in another securitization transaction and information related to such other securitization transaction;

●

whether intercreditor agreements, subordination and standstill agreements or similar agreements are in place with respect to secured debt, mezzanine debt or additional debt and the terms of such agreements;

●	whether any mortgage loans are interest-only for their entire term or a portion of their term;

●	whether any mortgage loans permit prepayment or defeasance (in whole or in part), or provide for yield maintenance, and the types of prepayment lock-out provisions and prepayment charges that apply;

●	whether any mortgage loans permit the release of all or a portion of the related mortgaged properties, and the material terms of any partial release, substitution and condemnation/casualty provisions;

●	whether any mortgage loans are cross-collateralized or secured by multiple properties, or have related borrowers with other mortgage loans in the subject securitization;

●	whether any mortgage loans have a right of first refusal or right of first offer or similar options, in favor of a tenant or any other party;

●	whether there are post-close escrows or earn-out reserves that could be used to pay down the mortgage loan, or whether there are escrows or holdbacks that have not been fully funded;

●	information regarding lockbox arrangements, grace periods interest accrual and amortization provisions, non-recourse carveouts, and any other material provisions with respect to the mortgage loan;

●	whether the borrower or sponsor of any related borrower has been subject to bankruptcy proceedings, or has a past or present material criminal charge or record;

●	whether any borrower is not a special purpose entity;

●	whether any borrowers or sponsors of related borrowers have been subject to litigation or similar proceedings and the material terms thereof;

●	whether any borrower under a mortgage loan is affiliated with a borrower under another mortgage loan to be included in the issuing entity;

●

whether any of the mortgage loans is a leasehold mortgage, the terms of the related ground lease, and whether the term of the related ground lease extends at least 20 years beyond the stated loan maturity;

●	a list of any related Mortgaged Properties for which a single tenant occupies over 20% of such property, and whether there are any significant lease rollovers at a particular Mortgaged Property;

●	a list of any significant tenant concentrations or material tenant issues, e.g., dark tenants, subsidized tenants, government or student tenants, or Section 8 tenants, etc.;

●	a description of any material leasing issues at the related Mortgaged Properties;

●	whether any related Mortgaged Properties are subject to condemnation proceedings or litigation;

●

a list of related Mortgaged Properties for which a Phase I environmental site assessment has not been completed, or for which a Phase II was performed, and whether any environmental site assessment reveals any material adverse environmental condition or circumstance at any related Mortgaged Property except for those which will be remediated by the cut-off date;

●

whether there is any terrorism, earthquake, tornado, flood, fire or hurricane damage with respect to any of the related Mortgaged Properties, or whether there are any zoning issues at the mortgaged properties;

●	a list of Mortgaged Properties for which an engineering inspection has not been completed and whether any property inspection revealed material issues; and/or

●	general information regarding property type, condition, use, plans for renovation, etc.

CREFI also provided to origination counsel a set of mortgage loan representations and warranties substantially similar to those attached as Annex E-1 to this prospectus and requested that origination counsel identify exceptions to such representations and warranties. CREFI compiled and reviewed the draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the depositor for inclusion on Annex E-2 to this prospectus. In addition, for each CREFI Mortgage Loan originated by CREFI or one of its affiliates, CREFI prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process. The loan terms included in each asset summary may include, without limitation, the principal amount, the interest rate, the loan term, the interest calculation method, the due date, any applicable interest-only period, any applicable amortization period, a summary of any prepayment and/or defeasance provisions, a summary of any lockbox and/or cash management provisions, a summary of any release provisions, and a summary of any requirement for the related borrower to fund up-front and/or on-going reserves. The property level information obtained during the origination process included in each asset summary may include, without limitation, a description of the related Mortgaged Property (including property type, ownership structure, use, location, size, renovations, age and physical attributes), information relating to the commercial real estate market in which the Mortgaged Property is located, information relating to the related borrower and sponsor of the related borrower, an underwriter’s assessment of strengths and risks of the loan transaction, tenant analysis, and summaries of third party reports such as appraisal, environmental and property condition reports.

For each CREFI Mortgage Loan, if any, purchased by CREFI or its affiliates from a third-party originator of such CREFI Mortgage Loan, CREFI reviewed the purchase agreement and related representations and warranties, and exceptions to those representations and warranties, made by the seller of such CREFI Mortgage Loan to CREFI or its affiliates, reviewed certain provisions of the related Mortgage Loan documents and third party reports concerning the related Mortgaged Property provided by the originator of such CREFI Mortgage Loan, prepared exceptions to the representations and warranties in the MLPA based upon such review, and provided them to the depositor for inclusion on Annex E-2 to this prospectus. With respect to any CREFI Mortgage Loan that is purchased by CREFI or its affiliates from a third party originator, the representations and warranties made by the third party originator in the related purchase agreement between CREFI or its affiliates, on the one hand, and the third party originator, on the other hand, are solely for the benefit of CREFI or its affiliates. The rights, if any, that CREFI or its affiliates may have under such purchase agreement upon a breach of such representations and warranties made by the third party originator will not be assigned to the trustee for this securitization, and the Certificateholders and the trustee for this securitization will not have any recourse against the third party originator in connection with any breach of the representations and warranties made by such third party originator. As described under “Description of the Mortgage Loan Purchase Agreements—General”, the substitution or repurchase obligation of, or the obligation to make a Loss of Value Payment on the part of, CREFI, as mortgage loan seller, with respect to the CREFI Mortgage Loans under the related MLPA constitutes the sole remedy available to the Certificateholders and the trustee for this securitization for any uncured material breach of any of CREFI’s representations and warranties regarding the CREFI Mortgage Loans, including any CREFI Mortgage Loans that were purchased by CREFI or its affiliates from a third party originator.

In addition, with respect to each CREFI Mortgage Loan, CREFI reviewed, and in certain cases requested that its counsel review, certain Mortgage Loan document provisions as necessary for disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates.  Furthermore, CREFI requested the borrowers under the CREFI Mortgage Loans (or the borrowers’ respective counsel) for updates on any significant pending litigation that existed at origination. Moreover, if CREFI became aware of a significant natural disaster in the vicinity of a Mortgaged Property relating to a CREFI Mortgage Loan, CREFI requested information on the property status from the related borrower in order to confirm whether any material damage to the property had occurred.

Large Loan Summaries.  Finally, CREFI prepared, and reviewed with origination counsel and/or securitization counsel, the Mortgage Loan summaries for those of the CREFI Mortgage Loans included in the ten largest Mortgage Loans in the Mortgage Pool, and the abbreviated Mortgage Loan summaries for those of the CREFI Mortgage Loans included in the next five largest Mortgage Loans in the Mortgage Pool, which summaries are incorporated in “Description of Top Fifteen Mortgage Loans” on Annex A-3.

Findings and Conclusions.  Based on the foregoing review procedures, CREFI found and concluded that the disclosure regarding the CREFI Mortgage Loans in this prospectus is accurate in all material respects. CREFI also found and concluded that the CREFI Mortgage Loans were originated in accordance with CREFI’s origination procedures and underwriting criteria, except for any material deviations described under “—Exceptions to CREFI’s Disclosed Underwriting Guidelines” below. CREFI attributes to itself all findings and conclusions resulting from the foregoing review procedures.

CREFI’s Underwriting Guidelines and Processes

General.  CREFI’s commercial mortgage loans (including any co-originated mortgage loans) are primarily originated in accordance with the procedures and underwriting criteria described below.  However, variations from the procedures and criteria described below may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor or any other pertinent information deemed material by CREFI. Therefore, this general description of CREFI’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all criteria set forth below.

Process.  The credit underwriting process for each of CREFI’s loans is performed by a deal team comprised of real estate professionals which typically includes an originator, an underwriter, a commercial closer and a third party due diligence provider operating under the review of CREFI. This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available:  historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic condition/engineering (see “—Escrow Requirements”, “—Title Insurance Policy”, “—Property Insurance”, “—Third Party Reports—Appraisal”, “—Third Party Reports—Environmental Report“ and “—Third Party Reports—Property Condition Report” below). In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical operating statements may not be available. Rent rolls would not be examined for certain property types, such as hospitality properties or single tenant properties, and tenant leases would not be examined for certain property types, such as hospitality, self-storage, multifamily and manufactured housing community properties.

A member of CREFI’s deal team or one of its agents performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

CREFI’s deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with CREFI’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval.  All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

Debt Service Coverage Ratio and Loan-to-Value Ratio Requirements.  CREFI’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and a maximum loan-to-value ratio of 80%. However, these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as reserves, letters of credit and/or guarantees and CREFI’s assessment of the property’s future prospects. Property and loan information is not updated for securitization unless CREFI determines that information in its possession has become stale.

Certain properties may also be encumbered by subordinate debt secured by such property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and, when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements.  While CREFI’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the loan term. If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and debt service coverage ratio set forth in this prospectus and Annex A-1 to this prospectus reflect a calculation on the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements.  CREFI may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, CREFI may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or unfunded obligations, among other things. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all of CREFI’s commercial mortgage loans.

Generally, CREFI requires escrows as follows:

●

Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or the sponsor is a high net worth individual or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly or reimburse the landlord for the real estate taxes paid.

●

Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower or an affiliate thereof maintains a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iii) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.

●

Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.

●

Tenant Improvement / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) if the rent for the space in question is considered below market.

●

Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.

●

Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the CREFI Mortgage Loans, please see Annex A-1 to this prospectus.

Title Insurance Policy.  The borrower is required to provide, and CREFI or its counsel typically will review, a title insurance policy for each property. The provisions of the title insurance policy are required to comply with the mortgage loan representation and warranty set forth in paragraph (7) on Annex E-1 to this prospectus without any exceptions that CREFI deems material.

Property Insurance.  CREFI requires the borrower to provide, or authorizes the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in the mortgage loan representations and warranties in paragraphs (17) and (30) on Annex E-1 to this prospectus without any exceptions that CREFI deems material (other than with respect to deductibles and allowing a tenant to self-insure).

Third Party Reports.  In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the CREFI Mortgage Loans, CREFI generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

Appraisal

CREFI obtains an appraisal meeting the requirements described in the mortgage loan representation and warranty set forth in paragraph (42) on Annex E-1 to this prospectus without any exceptions that CREFI deems material. In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

Environmental Report

CREFI generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by CREFI. CREFI or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions, CREFI generally requires that the condition be addressed in a manner that complies with the mortgage loan representation and warranty set forth in paragraph (41) on Annex E-1 to this prospectus without any exceptions that CREFI deems material.

Property Condition Report

CREFI generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by CREFI. CREFI or an agent typically reviews the PCR to determine the physical condition of the property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, CREFI often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above.

Servicing

Interim servicing for all of CREFI’s loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with CREFI, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions to CREFI’s Disclosed Underwriting Guidelines

One or more of the CREFI Mortgage Loans may vary from the specific CREFI underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the CREFI Mortgage Loans, CREFI may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors.

The CREFI Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Certain characteristics of the CREFI Mortgage Loans can be found on Annex A-1.

Compliance with Rule 15Ga-1 under the Exchange Act

Prior to April 18, 2017, CREFI had no prior history as a securitizer. CREFI most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 14, 2019.  CREFI’s Central Index Key is 0001701238. As of December 31, 2019, CREFI has no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither CREFI nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, other than a portion of the Class RR certificates. However, CREFI and/or its affiliates may acquire in the future certain additional classes of certificates.  Any such party will have the right to dispose of any such certificates (other than the portion of the Class RR certificates held thereby) at any time. CREFI (or its MOA) will be required to retain a portion of the Class RR certificates as described under “Credit Risk Retention”.

The information set forth under “—Citi Real Estate Funding Inc.” has been provided by CREFI.

German American Capital Corporation

General

German American Capital Corporation, a Maryland corporation (“GACC”), is a sponsor and a mortgage loan seller in this securitization transaction. GACC or an affiliate of GACC originated (either directly or, in some cases, through table funding arrangements) all of the GACC Mortgage Loans in this transaction. The 1633 Broadway Whole Loan was co-originated by DBRI (an affiliate of GACC), GS Bank, JPMorgan Chase

Bank, National Association and Wells Fargo Bank, National Association, and the 560 Mission Street Whole Loan was co-originated by DBRI and Bank of America, N.A.

GACC is a wholly-owned subsidiary of Deutsche Bank Americas Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation, and GACC is an affiliate of (i) DBR Investments Co. Limited, an Exempted Company incorporated in the Cayman Islands (“DBRI”), an originator, (ii) DBNY, an originator, an initial Pooled Risk Retention Consultation Party, the initial Starwood Risk Retention Consultation Party, an initial Class RR Certificateholder and the initial Class SW-VR Certificateholder and (iii) Deutsche Bank Securities Inc., an underwriter. The principal offices of GACC are located at 60 Wall Street, New York, New York 10005. On or about the related origination date, DBRI acquired two of the GACC Mortgage Loans (the Cambridge Gardens Mortgage Loan and the Cambria Beach Lodge Mortgage Loan) from DBNY.  DBRI will sell the GACC Mortgage Loans and the Trust Subordinate Companion Loan to GACC on or prior to the Closing Date. It is also expected that DBRI will hold certain of the Pari Passu Companion Loans relating to the 1633 Broadway Whole Loan, 560 Mission Whole Loan, Starwood Industrial Portfolio Whole Loan and Southcenter Mall Whole Loan after the Closing Date in the ordinary course of business and that such Pari Passu Companion Loans will be securitized in one or more future securitization transactions.

GACC is engaged in the origination and acquisition of commercial mortgage loans with the primary intent to sell the loans within a short period of time subsequent to origination or acquisition into a primary issuance of commercial mortgage backed securities (“CMBS”) or through a sale of whole loan interests to third party investors. GACC originates loans primarily for securitization; however, GACC also originates subordinate mortgage loans or subordinate participation interests in mortgage loans, and mezzanine loans (loans secured by equity interests in entities that own commercial real estate), for sale to third party investors.

Deutsche Bank AG (together with certain affiliates, “Deutsche Bank”) filed a Form 6-K with the SEC on December 23, 2016. The Form 6-K states that Deutsche Bank “has reached a settlement in principle with the Department of Justice in the United States (“DOJ”) regarding civil claims that the DOJ considered in connection with the bank’s issuance and underwriting of residential mortgage-backed securities (RMBS) and related securitization activities between 2005 and 2007. Under the terms of the settlement agreement, Deutsche Bank agreed to pay a civil monetary penalty of US dollar 3.1 billion and to provide US dollar 4.1 billion in consumer relief in the United States. The consumer relief is expected to be primarily in the form of loan modifications and other assistance to homeowners and borrowers, and other similar initiatives to be determined, and delivered over a period of at least five years.” On January 17, 2017, the DOJ issued a press release officially announcing a $7.2 billion settlement with Deutsche Bank “resolving federal civil claims that Deutsche Bank misled investors in the packaging, securitization, marketing, sale and issuance of residential mortgage-backed securities (RMBS) between 2006 and 2007. . . . The settlement requires Deutsche Bank to pay a $3.1 billion civil penalty under the Financial Institutions Reform, Recovery and Enforcement Act (FIRREA). Under the settlement, Deutsche Bank will also provide $4.1 billion in relief to underwater homeowners, distressed borrowers and affected communities.”

Pursuant to certain interim servicing agreements between DBNY and/or certain of its affiliates, on the one hand, and Midland Loan Services, a Division of PNC Bank, National Association, on the other hand, Midland Loan Services, a Division of PNC Bank, National Association acts as interim servicer with respect to certain mortgage loans, including, prior to its inclusion in the issuing entity, two of the Mortgage Loans (8.3%) to be contributed to this securitization by GACC.

Additionally, pursuant to certain interim servicing agreements between DBNY and/or certain of its affiliates, on the one hand, and Wells Fargo Bank, National Association, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, one of the Mortgage Loans (2.8%) to be contributed to this securitization by GACC.

GACC’s Securitization Program

GACC has been engaged as an originator and/or seller/contributor of loans into CMBS securitizations for more than ten years.

GACC has been a seller of loans into securitization programs including (i) the “COMM” program, in which its affiliate Deutsche Mortgage & Asset Receiving Corporation (“DMARC”) is the depositor, (ii) the “CD” program in which DMARC is the depositor on a rotating basis with Citigroup Commercial Mortgage Securities Inc., (iii) the “Benchmark” program in which DMARC is the depositor on a rotating basis with Citigroup Commercial Mortgage Securities Inc. and JPMorgan Chase Bank, National Association, and (iv) programs where third party entities, including affiliates of General Electric Capital Corporation, Capmark Finance Inc. (formerly GMAC Commercial Mortgage Corporation) and others, have acted as depositors.

Under the COMM name, GACC has had two primary securitization programs, the “COMM FL” program, into which large floating rate commercial mortgage loans were securitized, and the “COMM Conduit/Fusion” program, into which both fixed rate conduit loans and large loans were securitized.

GACC acquires both fixed rate and floating rate commercial mortgage loans backed by a range of commercial real estate properties including office buildings, apartments, shopping malls, hotels, and industrial/warehouse properties. The total amount of loans securitized by GACC from October 1, 2010 through December 31, 2019 is approximately $80.922 billion.

GACC or its affiliates has purchased loans for securitization in the past and it may elect to purchase loans for securitization in the future. If GACC or such affiliates purchases loans for securitization, GACC will either reunderwrite the mortgage loans it purchases, or perform other procedures to ascertain the quality of such loans, which procedures will be subject to approval by credit risk management officers.

In coordination with Deutsche Bank Securities Inc. and other underwriters or initial purchasers, GACC works with NRSROs, other loan sellers, servicers and investors in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and NRSRO criteria.

For the most part, GACC and its affiliates rely on independent rated third parties to service loans held pending sale or securitization. It maintains interim servicing agreements with large, institutional commercial mortgage loan servicers who are highly rated by the NRSROs. Periodic financial review and analysis, including monitoring of ratings, of each of the servicers with which GACC and its affiliates have servicing arrangements is conducted under the purview of loan underwriting personnel.

Pursuant to an MLPA, GACC will make certain representations and warranties, subject to certain exceptions set forth therein (and in Annex E-3 to this prospectus), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans it is selling to the depositor (the “GACC Mortgage Loans”) and, in connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject GACC Mortgage Loans or such other standard as is described in the related MLPA, may have an obligation to repurchase such Mortgage Loan, cure the subject defect or breach, replace the subject Mortgage Loan with a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be. The depositor will assign certain of its rights under each MLPA to the issuing entity. In addition, GACC has agreed to indemnify the depositor, the underwriters and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the certificates. See “Pooling and Servicing Agreement—Assignment of the Mortgage Loans”.

Review of GACC Mortgage Loans

Overview. GACC, in its capacity as a sponsor of securitization described in this prospectus and the mortgage loan seller of the GACC Mortgage Loans, has conducted a review of the GACC Mortgage Loans in connection with the securitization described in this prospectus. GACC determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the GACC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GACC’s affiliates (the “GACC Deal Team”). The review procedures described below were employed with respect to all of the GACC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Data Tape. To prepare for securitization, members of the GACC Deal Team created a data tape (the “GACC Data Tape”) containing detailed loan-level and property-level information regarding each GACC Mortgage Loan. The GACC Data Tape was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the DB Originators during the underwriting process. After origination of each GACC Mortgage Loan, the GACC Deal Team updated the information in the GACC Data Tape with respect to the GACC Mortgage Loan based on updates provided by the related loan servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GACC Deal Team. The GACC Data Tape was used by the GACC Deal Team to provide the numerical information regarding the GACC Mortgage Loans in this prospectus.

With respect to the 1633 Broadway Whole Loan, which was co-originated by DBRI, GS Bank, JPMorgan Chase Bank, National Association and Wells Fargo Bank, National Association, the GSMC Data Tape was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

Data Comparison and Recalculation. GACC engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by GACC relating to information in this prospectus regarding the GACC Mortgage Loans. These procedures included:

●	comparing the information in the GACC Data Tape against various source documents provided by GACC that are described above under “—Data Tape”;

●	comparing numerical information regarding the GACC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the GACC Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the GACC Mortgage Loans disclosed in this prospectus.

Legal Review. GACC engaged various law firms to conduct certain legal reviews of the GACC Mortgage Loans for disclosure in this prospectus. In anticipation of securitization of each GACC Mortgage Loan originated by a DB Originator, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from GACC’s standard form loan documents. In addition, origination counsel for each GACC Mortgage Loan reviewed GACC’s representations and warranties set forth on Annex E-1 to this prospectus and, if applicable, identified exceptions to those representations and warranties set forth on Annex E-3.

Securitization counsel was also engaged to assist in the review of the GACC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan documents with respect to certain of the GACC Mortgage Loans that deviate materially from GACC’s standard form document, (ii) a review of the loan summaries referred to above relating to the GACC Mortgage Loans prepared by origination counsel, and (iii) a review of a due diligence questionnaire completed by the origination counsel. Securitization counsel also reviewed the property release provisions (other than the partial defeasance provisions), if any, for each GACC Mortgage Loan with multiple Mortgaged Properties or, to the extent identified by origination counsel, for each GACC Mortgage Loan with permitted outparcel releases or similar releases for compliance with the REMIC provisions of the Code.

GACC prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the GACC Mortgage Loans included in the 10 largest Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the GACC Mortgage Loans included in the next 5 largest Mortgage Loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any GACC Mortgage Loan, GACC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. In connection with the origination of each GACC Mortgage Loan, GACC, together with origination counsel, conducted a search with respect to each borrower under the related GACC Mortgage Loan to determine whether it filed for bankruptcy. If GACC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GACC Mortgage Loan, GACC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

With respect to the GACC Mortgage Loans originated by a DB Originator, the GACC Deal Team also consulted with the applicable GACC Mortgage Loan origination team to confirm that the GACC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—DB Originators’ Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, GACC determined that the disclosure regarding the GACC Mortgage Loans in this prospectus is accurate in all material respects. GACC also determined that the GACC Mortgage Loans were originated (or acquired and re-underwritten) in accordance with the applicable DB Originator’s origination procedures and underwriting criteria, except as described below under “—Exceptions”. GACC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

DB Originators’ Underwriting Guidelines and Processes

General. DBRI and DBNY are each an originator and are affiliated with GACC, each other, and with Deutsche Bank Securities Inc., one of the underwriters.  DBRI and DBNY are referred to as the “DB Originators” in this prospectus.  Each DB Originator originates loans located in the United States that are secured by retail, multifamily, office, hotel and industrial/warehouse properties. All of the mortgage loans originated by a DB Originator generally are originated in accordance with the underwriting criteria described below. However, each lending situation is unique, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the general guidelines below are applied to a specific loan. This underwriting criteria is general, and there is no assurance that every mortgage loan will conform in all respects with the guidelines.

Loan Analysis. In connection with the origination of mortgage loans, the applicable DB Originator conducts an extensive review of the related mortgaged property, including an analysis of the appraisal, environmental report, property operating statements, financial data, rent rolls, sales where applicable and related information or statements of occupancy rates provided by the borrower and, with respect to the mortgage loans secured by retail and office properties, certain major tenant leases and the tenant’s credit. Generally, borrowers are required to be single purpose entities which do not have a credit history; therefore, the financial strength and character of certain of the borrower’s key principals are examined prior to approval of the mortgage loan through a review of available financial statements and public records searches. A member of the applicable DB Originator’s underwriting or due diligence team, or a consultant or other designee, visits the mortgaged property for a site inspection to confirm the occupancy rates of the mortgaged property, and analyzes the mortgaged property’s sub-market and the utility of the mortgaged property within the sub-market. Unless otherwise specified in this prospectus, all financial, occupancy and other information contained in this prospectus is based on such information and there can be no assurance that such financial, occupancy and other information remains accurate.

Cash Flow Analysis. The applicable DB Originator reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See “Description of the Mortgage Pool—Additional Information” in this prospectus.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and the loan-to-value ratio in connection with the origination of each loan.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by the applicable DB Originator and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. For specific discussions on the particular assumptions and adjustments, see “Description of the Mortgage Pool“ and Annex A-1 and Annex A-3 to this prospectus. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal obtained in accordance with the guidelines described under “—Appraisal and Loan-to-Value Ratio” below. In addition, with respect to certain mortgage loans, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans will have a lower combined debt service coverage ratio and/or a higher combined loan-to-value ratio when such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

Appraisal and Loan-to-Value Ratio. For each Mortgaged Property, the applicable DB Originator obtains (or, in connection with DBRI’s acquisition and reunderwriting of a mortgage loan, the related originator obtains and DBRI relies upon) a current (within 6 months of the origination date of the mortgage loan) comprehensive narrative appraisal conforming to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”) and Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation. The appraisal is based on the “as-is” market value of the Mortgaged Property as of the date of value in its then-current condition, and in accordance with the Mortgaged Property’s highest and best use as determined within the appraisal. In certain cases, the applicable DB Originator may also obtain prospective or hypothetical values on an “as-stabilized”, “as-complete” and/or “hypothetical as-is” basis, reflecting stipulated assumptions including, but not limited to, leasing, occupancy, income normalization, construction, renovation, restoration and/or repairs at the Mortgaged Property. The applicable DB Originator then determines the loan-to-value ratio of the mortgage loan for origination or, if applicable, in connection with its acquisition of the mortgage loan, in each case based on the value and effective value dates set forth in the appraisal. In connection with DBRI’s acquisition and reunderwriting of a mortgage loan, DBRI relies upon the appraisal(s) obtained by the related originator. Such appraisal(s) may reflect a value for a particular Mortgaged Property that varies from a DBRI opinion of value. The information in this prospectus regarding such acquired mortgage loans, including, but not limited to, appraised values and loan-to-value ratios, reflects the information contained in such originator’s appraisal. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios of such acquired mortgage loans would not be different if a DB Originator had originated such mortgage loans. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus.

Evaluation of Borrower. The applicable DB Originator evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and breach of environmental or hazardous materials requirements. The applicable DB Originator evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

Environmental Site Assessment. Prior to origination, the applicable DB Originator either (i) obtains or updates (or, in connection with DBRI’s acquisition and reunderwriting of a mortgage loan, the related originator obtains or updates and DBRI relies upon) an environmental site assessment (“ESA”) for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains (or, in connection with DBRI’s acquisition and reunderwriting of a mortgage loan, the related originator obtains and DBRI relies upon) an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, the applicable DB Originator reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous materials or other material adverse environmental condition or circumstance. In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, the applicable DB Originator either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

Certain of the mortgage loans may also have environmental insurance policies. See “Description of the Mortgage Pool—Insurance Considerations”.

Physical Assessment Report. Prior to origination, the applicable DB Originator obtains (or, in connection with DBRI’s acquisition and reunderwriting of a mortgage loan, the related originator obtains and DBRI relies upon) a physical assessment report (“PAR”) for each Mortgaged Property prepared by a qualified structural engineering firm. The applicable DB Originator reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, the applicable DB Originator generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In certain instances, the applicable DB Originator may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related mortgage loan documents.

Title Insurance Policy. The borrower is required to provide, and the applicable DB Originator reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

Property Insurance. The borrower is required to provide, and the applicable DB Originator reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as the applicable DB Originator may require based on the specific characteristics of the Mortgaged Property.

Seismic Report. A seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, the originator will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Escrow Requirements. The applicable DB Originator may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, the applicable DB Originator may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by a DB Originator. The typical required escrows for mortgage loans originated by a DB Originator are as follows:

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Taxes – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the applicable DB Originator with sufficient funds to satisfy all taxes and assessments. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or the applicable DB Originator may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that pays taxes for its portion of the Mortgaged Property directly); or (ii) any Escrow/Reserve Mitigating Circumstances.

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Insurance – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide the applicable DB Originator with sufficient funds to pay all insurance premiums. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the borrower maintains a blanket insurance policy; (ii) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property or self-insures); or (iii) any Escrow/Reserve Mitigating Circumstances.

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Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property); or (ii) any Escrow/Reserve Mitigating Circumstances.

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Tenant Improvement/Lease Commissions – A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; or (ii) any Escrow/Reserve Mitigating Circumstances.

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Deferred Maintenance – A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) the deferred maintenance items do not materially impact the function, performance or value of the property; (iii) the deferred maintenance cost does not exceed $50,000; (iv) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; or (v) any Escrow/Reserve Mitigating Circumstances.

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Environmental Remediation – An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) environmental insurance is in place or obtained; or (iii) any Escrow/Reserve Mitigating Circumstances.

The applicable DB Originator may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) the applicable DB Originator’s evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) the applicable DB Originator has structured springing escrows that arise for identified risks, (v) the applicable DB Originator has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) the applicable DB Originator believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Notwithstanding the foregoing discussion under this caption “—DB Originators’ Underwriting Guidelines and Processes”, one or more of the mortgage loans contributed to this securitization by GACC may vary from, or may not comply with, the applicable DB Originator’s underwriting guidelines described above. In addition, in the case of one or more of the mortgage loans contributed to this securitization by GACC, the applicable DB Originator may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

Exceptions. Disclosed above are the DB Originators’ general underwriting guidelines with respect to the GACC Mortgage Loans. One or more GACC Mortgage Loans may vary from the specific DB Originator underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more GACC Mortgage Loans, the applicable DB Originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. In certain cases set forth below, the applicable DB Originator made exceptions and the underwriting of a particular GACC Mortgage Loan did not comply with all aspects of the disclosed criteria.

The GACC Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

GACC most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 under the Exchange Act on February 13, 2019. GACC’s Central Index Key number is 0001541294. With respect to the period from and including October 1, 2016 to and including September 30, 2019, GACC did not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither GACC nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that DBNY (a “majority-owned affiliate” of DBRI, the originator of the GACC Mortgage Loans, and an affiliate of GACC) will retain a portion of the Class RR certificates as described under “Credit Risk Retention”.  However, GACC and/or its affiliates may acquire in the future certain additional classes of certificates.  Any such party will have the right to dispose of any such certificates (other than the portion of the Class RR Certificates held thereby) at any time. DBNY or an affiliate will be required to retain a portion of the Class RR Certificates as further described under “Credit Risk Retention”.

The information set forth under “—German American Capital Corporation” has been provided by GACC.

Compensation of the Sponsors

In connection with the offering and sale of the certificates contemplated by this prospectus, the sponsors (including affiliates of the sponsors) will be compensated for the sale of their respective Percentage Interest in the Mortgage Loans in an amount equal to the excess, if any, of:

(a)  the sum of any proceeds received from the sale of the certificates to investors and the sale of servicing rights to Midland Loan Services, a Division of PNC Bank, National Association for the servicing of the Mortgage Loans, over

(b)  the sum of the costs and expense of originating or acquiring the Mortgage Loans and the costs and expenses related to the issuance, offering and sale of the certificates as described in this prospectus.

The mortgage servicing rights were sold to the master servicer for a price based on the value of the Servicing Fee to be paid to the master servicer with respect to each Mortgage Loan and, which may include, among other things, the value of the right to earn income on investments on amounts held by the master servicer with respect to the Mortgage Loans.

The Depositor

GS Mortgage Securities Corporation II, the depositor, is a Delaware corporation and was formed in 1995 for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trusts in exchange for certificates evidencing interests in the trusts and selling or otherwise distributing the certificates.  The sole shareholder of the depositor is The Goldman Sachs Group, Inc. (NYSE:GS).  The depositor’s executive offices are located at 200 West Street, New York, New York 10282, telephone number (212) 902-1000.  The depositor will not have any material assets.  The depositor is an affiliate of GSMC, a sponsor, mortgage loan seller and an initial Pooled Risk Retention Consultation

Party, GS Bank, an originator and the initial Pooled RR Interest Owner, and Goldman Sachs & Co. LLC, an underwriter.

After establishing the issuing entity, the depositor will have minimal ongoing duties with respect to the certificates and the Mortgage Loans.  The depositor’s ongoing duties will include:  (i) appointing a successor trustee or certificate administrator in the event of the removal of the trustee or certificate administrator, (ii) paying any ongoing fees (such as surveillance fees) of the Rating Agencies, (iii) promptly delivering to the certificate administrator any document that comes into the depositor’s possession that constitutes part of the mortgage file or servicing file for any mortgage loan, (iv) upon discovery of a breach of any of the representations and warranties of the master servicer, the applicable special servicer or the operating advisor which materially and adversely affects the interests of the Certificateholders and the Pooled RR Interest Owner, giving prompt written notice of such breach to the affected parties, (v) providing information in its possession with respect to the certificates to the certificate administrator to the extent necessary to perform REMIC administration, (vi) indemnifying the issuing entity, the trustee, the certificate administrator, the operating advisor, the asset representations reviewer, the master servicer and the applicable special servicer for any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by such parties arising from the depositor’s willful misconduct, bad faith, fraud and/or negligence in the performance of its duties contained in the PSA or by reason of negligent disregard of its obligations and duties under the PSA, and (vii) signing any annual report on Form 10-K, including the required certification in Form 10-K under the Sarbanes-Oxley Act of 2002, and any distribution reports on Form 10-D and Current Reports on Form 8-K required to be filed by the issuing entity.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations.  On the Closing Date, the depositor will acquire the mortgage loans and the trust subordinate companion loan from the mortgage loan sellers and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders and the Pooled RR Interest Owner.

The depositor remains responsible under the PSA for providing the master servicer, the applicable special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders and the Pooled RR Interest Owner upon the appointment of certain successor entities under the PSA.

The Issuing Entity

The issuing entity, GS Mortgage Securities Trust 2020-GC45, will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and the Trust Subordinate Companion Loan and any REO Property (which includes, with respect to any Non-Serviced Whole Loan, the trust’s interest in any REO Property acquired with respect to such Non-Serviced Whole Loan pursuant to the applicable pooling and servicing agreement, but does not include the Serviced Companion Loan’s pro rata interest in any such REO Property), disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to certificateholders and the Pooled RR Interest Owner and other activities described in this prospectus.  Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term high-quality investments.  The issuing entity may not lend or borrow money, except that the master servicer and the trustee may make advances of delinquent monthly debt service payments to the issuing entity, and the master servicer, the applicable special servicer and the trustee may make property protection advances to the issuing entity, but in each case only to the extent it deems such advances to be recoverable from the related mortgage loan; such advances are intended to provide liquidity, rather than credit support.  The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment” in this prospectus.  The issuing entity administers the mortgage loans through the trustee, the certificate administrator, the master servicer and the special servicers.  A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicers, including any discretionary activities performed by each of them, is set forth under “Transaction Parties—The Trustee and Certificate Administrator”, “—The Master Servicer and the Special Servicers” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans, the Trust Subordinate Companion Loan and any REO Properties (which includes, with respect to any Non-Serviced Whole Loan, the trust’s interest in any REO property acquired with respect to such Non-Serviced Whole Loan pursuant to the applicable pooling and servicing agreement but, other than with respect to the Trust Subordinate Companion Loan, does not include the Serviced Companion Loan’s pro rata interest in any such REO Property) are the Distribution Accounts and other accounts maintained pursuant to the PSA and the short term investments in which funds in the Collection Account and other accounts are invested.  The issuing entity has no present liabilities, but has potential liability relating to ownership of the mortgage loans and any REO Properties, including, with respect to the Non-Serviced Whole Loans, the trust’s interest in any REO Property acquired pursuant to the applicable pooling and servicing agreement and the other activities described in this prospectus, and indemnity obligations to the depositor, the trustee, the certificate administrator, the master servicer, the special servicers, the asset representations reviewer and the operating advisor and various related persons.  The fiscal year of the issuing entity is the calendar year.  The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicers.

The depositor will be contributing the mortgage loans to the issuing entity. The depositor will be purchasing the mortgage loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements”.

The Trustee and Certificate Administrator

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as the trustee, certificate administrator and custodian under the PSA.  The certificate administrator will also be the REMIC administrator and the 17g-5 Information Provider under the PSA.  Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.9 trillion in assets and approximately 261,000 employees as of September 30, 2019, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The transaction parties may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045 (among other locations) and its office for certificate transfer services is located at 600 South 4th Street, 7th Floor, MAC N9300-070, Minneapolis, Minnesota 55479.

Wells Fargo Bank has provided corporate trust services since 1934.  Wells Fargo Bank acts as a trustee for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.  As of September 30, 2019, Wells Fargo Bank was acting as trustee on approximately 389 series of commercial mortgage-backed securities with an aggregate principal balance of approximately $163 billion.

In its capacity as trustee on commercial mortgage securitizations, Wells Fargo is generally required to make an advance if the related master servicer or special servicer fails to make a required advance.  In the past three years, Wells Fargo has not been required to make an advance on a commercial mortgage-backed securities transaction.

Under the terms of the PSA, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and related distributions to certificateholders and the preparation of monthly distribution reports. As certificate administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC and grantor trust tax returns on behalf of the trust and to the extent required under the PSA, the preparation of monthly reports on Form 10 D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997. As of September 30, 2019, Wells Fargo Bank was acting as securities administrator with respect to more than $506 billion of outstanding commercial mortgage-backed securities.

Wells Fargo Bank is acting as custodian of the mortgage loan files pursuant and subject to the PSA (and is acting as custodian of the mortgage loan file (other than the Mortgage Note with respect to the related mortgage loan for any Non-Serviced Whole Loan under the related Non-Serviced PSA)).  In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee and the Certificateholders.  Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management.  Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota.  As of September 30, 2019, Wells Fargo Bank was acting as custodian of more than 272,000 commercial mortgage loan files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the sponsor or an affiliate of the sponsor, and one or more of those mortgage loans may be included in the trust.  The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

For one CMBS transaction, Wells Fargo Bank disclosed transaction-level noncompliance on its 2018 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB for such transaction.  An administrative error caused an underpayment to one class and a corresponding overpayment to certain classes on one distribution date in 2018.  The affected distributions were revised to correct the error before the next distribution date.

Beginning on June 18, 2014, a group of institutional investors filed civil complaints in the Supreme Court of the State of New York, New York County, and later the U.S. District Court for the Southern District of New York against Wells Fargo Bank in its capacity as trustee for certain residential mortgage backed securities (“RMBS”) trusts.  The complaints against Wells Fargo Bank alleged that the trustee caused losses to investors and asserted causes of action based upon, among other things, the trustee’s alleged failure to: (i) notify and enforce repurchase obligations of mortgage loan sellers for purported breaches of representations and warranties, (ii) notify investors of alleged events of default, and (iii) abide by appropriate standards of care following alleged events of default. Relief sought included money damages in an unspecified amount, reimbursement of expenses, and equitable relief. In November 2018, Wells Fargo Bank reached an agreement, in which it denied any wrongdoing, to resolve such claims on a classwide basis for the 271 RMBS trusts at issue.  On May 6, 2019, the court entered an order approving the settlement agreement.  Separate lawsuits against Wells Fargo Bank making similar allegations filed by certain other institutional investors concerning several RMBS trusts in New York federal and state court are not covered by the agreement. With respect to such litigations, Wells Fargo Bank believes plaintiffs’ claims are without merit and intends to contest the claims vigorously, but there can be no assurances as to the outcome of the litigations or the possible impact of the litigations on Wells Fargo Bank or the RMBS trusts.

Neither Wells Fargo Bank nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization.  However, each of Wells Fargo Bank and its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The foregoing information set forth under this sub-heading “—The Trustee and Certificate Administrator” has been provided by Wells Fargo Bank.

For a description of any material affiliations, relationships and related transactions between the trustee, the certificate administrator and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The trustee and the certificate administrator will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA.  For further information regarding the duties, responsibilities, rights and obligations of the trustee and the certificate administrator under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.  Certain terms of the PSA regarding the certificate administrator’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator”.

The Master Servicer and the Special Servicers

The Master Servicer and the General Special Servicer

Midland Loan Services, a Division of PNC Bank, National Association, a national banking association (“Midland”), is expected to be the master servicer and in this capacity is expected to be responsible for the master servicing and administration of the Mortgage Loans and any Serviced Companion Loans pursuant to the PSA. Midland is also expected to be a special servicer and in this capacity is expected to initially be responsible for the special servicing and administration of the Mortgage Loans (other than the Starwood Industrial Portfolio Mortgage Loan) and any Serviced Companion Loans (other than the Trust Subordinate Companion Loan) pursuant to the PSA, and generally, will review, evaluate and provide or withhold consent as to certain Major Decisions and all Special Servicer Non-Major Decisions and, in certain circumstances, will process Major Decisions and Special Servicer Non-Major Decisions, and will perform certain enforcement actions relating to such Mortgage Loans (other than any Excluded Special Servicer Loan or Non-Serviced Mortgage Loan) and Serviced Companion Loans that are non-Specially Serviced Loans.  Certain servicing and administrative functions may also be provided by one or more primary servicers that previously serviced the mortgage loans for the mortgage loan seller. Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210, and its telephone number is (913) 253-9000.

Midland is a commercial financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets.  Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial mortgage-backed securities (“CMBS”) by S&P, Moody’s, Fitch, DBRS Morningstar and KBRA.  Midland has received rankings as a master and primary servicer of real estate assets under U.S. CMBS transactions from S&P, Fitch and Morningstar and the highest rankings as a special servicer of real estate assets under U.S. CMBS transactions from S&P and Morningstar. For each category, S&P ranks Midland as “Strong” and Morningstar ranks Midland as “CS1”. Fitch ranks Midland as “CMS2” for master servicer, “CPS2” for primary servicer, and “CSS2+” for special servicer. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed. Furthermore, Midland’s disaster recovery plan is reviewed annually.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying Mortgage Loans or the Serviced Companion Loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or the Serviced Companion Loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default or servicer termination event as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time to time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA.

Midland currently maintains an internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight® through Midland’s website at www.pnc.com/midland. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight®.

As of December 31, 2019, Midland was master and/or primary servicing approximately 35,022 commercial and multifamily mortgage loans with a principal balance of approximately $550 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 11,379 of such loans, with a total principal balance of approximately $219 billion, pertain to commercial and multifamily mortgage-backed securities.  The related loan pools include multifamily, office, retail, hospitality and other income-producing properties.

Midland has been servicing commercial and multifamily loans and leases in CMBS and other servicing transactions since 1992.  The table below contains information on the size of the portfolio of commercial and multifamily loans and leases in CMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2017 to 2019.

Portfolio Size - Master/Primary	Calendar Year End (Approximate amounts in billions)

	2017	2018	2019
CMBS	$162	$181	$219
Other	$323	$352	$352
Total	$486	$533	$606

As of December 31, 2019, Midland was named the special servicer in approximately 376 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $171 billion.  With respect to such transactions as of such date, Midland was administering approximately 132 assets with an outstanding principal balance of approximately $1.4 billion.

Midland has acted as a special servicer for commercial and multifamily loans and leases in CMBS and other servicing transactions since 1992.  The table below contains information on the size of the portfolio of specially serviced commercial and multifamily loans, leases and REO properties that have been referred to Midland as special servicer in CMBS and other servicing transactions from 2016 to 2018.

Portfolio Size - Special Servicing	Calendar Year End (Approximate amounts in billions)

	2017	2018	2019
Total	$145	$158	$171

PNC Bank, National Association and its affiliates may use some of the same service providers (e.g., legal counsel, accountants and appraisal firms) as are retained on behalf of the issuing entity.  In some cases, fee rates, amounts or discounts may be offered to PNC Bank, National Association and its affiliates by a third party vendor which differ from those offered to the issuing entity as a result of scheduled or ad hoc rate changes, differences in the scope, type or nature of the service or transaction, alternative fee arrangements, and negotiation by PNC Bank, National Association or its affiliates other than the Midland division.

From time to time, Midland and/or its affiliates may purchase or sell securities, including certificates issued in this offering in the secondary market.

Midland may, and in this transaction is expected to, enter into one or more arrangements with the Directing Holder, a Controlling Class Certificateholder, a Controlling Class Representative, a Starwood Controlling Class Certificateholder, a Starwood Controlling Class Representative,any Companion Loan holder, the other Certificateholders (or an affiliate or a third-party representative of one or more of the preceding) or any other person with the right to appoint or remove and replace the applicable special servicer to provide for a discount, waiver and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Midland’s appointment (or continuance) as special servicer under the PSA and the related Co-Lender Agreement and limitations on the right of such person to replace the special servicer.

Pursuant to certain interim servicing agreements between GSMC or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain GSMC Mortgage Loans prior to their inclusion in the issuing entity.

Pursuant to certain interim servicing agreements between CREFI or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain CREFI Mortgage Loans prior to their inclusion in the issuing entity.

Pursuant to certain interim servicing agreements between GACC or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain GACC Mortgage Loans prior to their inclusion in the issuing entity.

KKR CMBS II Aggregator Type 1 L.P. is expected to appoint its affiliate, KKR Real Estate Credit Opportunity Partners II L.P., as the initial Controlling Class Representative, and has engaged Midland as an independent contractor to conduct due diligence with respect to certain Mortgage Loans.

Midland will acquire the right to act as master servicer and/or primary servicer (and the related right to receive and retain the excess servicing strip) with respect to the Mortgage Loans sold to the issuing entity by the sponsor pursuant to one or more servicing rights appointment agreements entered into on the Closing Date.  The “excess servicing strip” means a portion of the Servicing Fee payable to Midland that accrues at a per annum rate initially equal to the Servicing Fee Rate minus 0.00125%, but which may be reduced under certain circumstances as provided in the PSA.

The report on assessment of compliance with applicable servicing criteria for the twelve months ending on December 31, 2018, furnished pursuant to Item 1122 of Regulation AB for Midland, identified a material instance of noncompliance relating to the servicing criterion described in Item 1122(d)(3)(i)(A) of Regulation AB, which requires that:

“Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports: (A) Are prepared in accordance with timeframes and other terms set forth in the transaction agreements....”

For CMBS transactions subject to the reporting requirements of Regulation AB on and after November 23, 2016 (the effective date of the most recent amendment to Regulation AB), Midland as master servicer became responsible for Schedule AL reporting.  Midland is currently remediating the Schedule AL reporting for the CMBS transactions found to be incorrect, and will be making improvements to its systems, processes and procedures to support its Schedule AL reporting obligations.

Midland is also (i) the master servicer under the COMM 2019-GC44 PSA, pursuant to which The Shoppes at Blackstone Valley, PCI Pharma Portfolio, Broadcasting Square and Cobb Place Whole Loans are serviced, (ii) the master servicer and special servicer under the Benchmark 2019-B14 PSA, pursuant to which the Harvey Building Products Whole Loan is serviced, and (iii) the master servicer and special servicer under the GSMS 2019-GC42 PSA, pursuant to which the 19100 Ridgewood Whole Loan is serviced.

The foregoing information regarding Midland under this section “—The Master Servicer and the General Special Servicer” has been provided by Midland.

Midland may resign under the PSA as described under “Pooling and Servicing Agreement—Resignation of a Master Servicer or Special Servicer” in this prospectus.

Midland will have various duties under the PSA.  Certain duties and obligations of Midland are described under “Pooling and Servicing Agreement”, “—Enforcement of ‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”, “—Inspections”, “—Collection of Operating Information“ and “Description of the Certificates—Appraisal Reduction Amounts” in this prospectus. The ability of a master servicer to waive or modify any terms, fees, penalties or payments on the underlying Mortgage Loans and the effect of that ability on the potential cash flows from the underlying Mortgage Loans are described under “Pooling and Servicing Agreement—Modification, Waivers and Amendments” below.  The master servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the master servicer’s recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

Midland, in its capacity as master servicer and special servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the master servicer’s or the special servicer’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”.  Midland’s rights and obligations with respect to indemnification, and certain limitations on Midland’s liability under the PSA are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Starwood Special Servicer

CWCapital Asset Management LLC, a Delaware limited liability company (“CWCAM”), will be appointed as a special servicer, and in such capacity, CWCAM will be responsible for the servicing and administration of the Starwood Industrial Portfolio Whole Loan (when such Whole Loan is a Specially Serviced Loan) and any associated REO Property pursuant to the Pooling and Servicing Agreement.  CWCAM maintains a servicing office at 7501 Wisconsin Avenue, Suite 500 West, Bethesda, Maryland 20814.

CWCAM and its affiliates are involved in the management, investment management and disposition of commercial real estate assets, which may include:

●	special servicing of commercial and multifamily real estate loans;

●	commercial real estate property management and risk management and insurance services;

●	commercial mortgage and commercial real estate brokerage services;

●	commercial mortgage note and commercial real estate sale and disposition services; and

●

investing in, managing, surveilling and acting as special servicer for commercial real estate assets including investment grade, non-investment grade and unrated securities issued pursuant to CRE, CMBS and CDO transactions.

CWCAM was organized in June 2005.  CWCAM is a wholly-owned subsidiary of CW Financial Services LLC.  CWCAM and its affiliates own, manage and sell assets similar in type to the assets of the issuing entity.  Accordingly, the assets of CWCAM and its affiliates may, depending on the particular circumstances including the nature and location of such assets, compete with the mortgaged real properties for tenants, purchasers, financing and so forth.  On September 1, 2010, affiliates of certain Fortress Investment Group LLC managed funds purchased all of the membership interest of CW Financial Services LLC, the sole member of CWCAM.

As of December 31, 2016, CWCAM acted as special servicer with respect to 137 domestic CMBS pools containing approximately 5,700 loans secured by properties throughout the United States with a then current unpaid principal balance in excess of $79 billion.  As of December 31, 2017, CWCAM acted as special servicer with respect to 133 domestic CMBS pools containing approximately 4,900 loans secured by properties throughout the United States with a then current unpaid principal balance in excess of $74 billion. As of December 31, 2018, CWCAM acted as special servicer with respect to 145 domestic CMBS pools containing approximately 5,010 loans secured by properties throughout the United States with a then current unpaid principal balance in excess of $91 billion.  As of September 30, 2019, CWCAM acted as special servicer with respect to 167 domestic CMBS pools containing approximately 6,083 loans secured by properties throughout the United States with a then current unpaid principle balance in excess of $106 billion. Those loans include commercial mortgage loans secured by the same types of income producing properties as those securing the underlying mortgage loans.

CWCAM has one primary office (Bethesda, Maryland) and provides special servicing activities for investments in various markets throughout the United States. As of September 30, 2019, CWCAM had 49 employees responsible for the special servicing of commercial real estate assets. As of September 30, 2019, within the CMBS pools described in the preceding paragraph, 85 assets were actually in special servicing. The assets owned, serviced or managed by CWCAM and its affiliates may, depending on the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. CWCAM does not service or manage any assets other than commercial and multifamily real estate assets.

CWCAM has policies and procedures in place that govern its special servicing activities.  These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act, including managing delinquent loans and loans subject to the bankruptcy of the borrower.  Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.  CWCAM reviews, updates and/or creates its policies and procedures throughout the year as needed to reflect any changing business practices, regulatory demands or general business practice refinements and incorporates such changes into its manual.  Refinements within the prior three years include but are not limited to the improvement of controls and procedures implemented for property cash flow, wiring instructions and the expansion of unannounced property and employee audits.

CWCAM occasionally engages consultants to perform property inspections and to provide close surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction.  CWCAM has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by CWCAM in securitization transactions.

CWCAM will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans.  On occasion, CWCAM may have custody of certain of such documents as necessary for enforcement actions involving particular underlying mortgage loans or otherwise.  To the extent that CWCAM has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

From time to time, CWCAM is a party to lawsuits and other legal proceedings as part of its duties as a special servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business.  Other than as set forth in the following paragraphs, there are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against CWCAM or of which any of its property is the subject, that are material to the certificateholders.

On December 17, 2015, U.S. Bank National Association, the trustee under five pooling and servicing agreements for (i) Wachovia Bank Commercial Mortgage Trust 2007-C30, (ii) COBALT CMBS Commercial Trust 2007-C2, (iii) Wachovia Bank Commercial Mortgage Trust 2007-C31, (iv) ML-CFC Commercial Mortgage Trust 2007-5 and (v) ML-CFC Commercial Mortgage Trust 2007-6 commenced a proceeding with the Second Judicial District Court of Ramsey County, Minnesota (the “State Court”) for a declaratory judgment as to the proper allocation of certain proceeds in the alleged amount of $560 million (“Disputed Proceeds”) received by CWCAM in connection with the sale of the Peter Cooper Village and Stuyvesant Town property in New York, New York securing loans held by those trusts.  CWCAM was the special servicer of such property.  The petition requests the State Court to instruct the trustee, the trust beneficiaries, and any other interested parties as to the amount of the Disputed Proceeds, if any, that constitute penalty interest and/or the amount of the Disputed Proceeds, if any, that constitute gain-on-sale proceeds, with respect to each trust.  On February 24, 2016, CWCAM made a limited appearance with the State Court to file a motion to dismiss this proceeding based on lack of jurisdiction, mootness, standing and forum non conveniens.  On July 19, 2016, the State Court denied CWCAM’s motion to dismiss.  On July 22, 2016, the action was removed to federal court in Minnesota (“Federal Court”).  On October 21, 2016, the Federal Court held a hearing on the motion to transfer the action to the United States District Court for the Southern District of New York (“SDNY Court”), a motion to remand to state court and a motion to hear CWCAM’s request for reconsideration of the motion to dismiss.  On March 14, 2017, the Federal Court reserved the determination on the motion to hear CWCAM’s request for reconsideration of the motion to dismiss, denied the motion to remand the matter to state court and granted the motion to transfer the proceeding to the SDNY Court.  All fact discovery was completed in December, 2018 and expert discovery was completed on March 15, 2019.  The parties to the proceeding are engaging in dispositive motion procedure.  There can be no assurances as to possible impact on CWCAM of these rulings and the transfer to the SDNY Court.  Cross motions for judgment on the pleadings were filed but the SDNY Court was unable to decide the case based on the pleadings and the parties are in the midst of discovery.  However, CWCAM believes that it has performed its obligations under the related pooling and servicing agreements in good faith, and that the Disputed Proceeds were properly allocated to CWCAM as penalty interest, and it intends to vigorously contest any claim that such Disputed Proceeds were improperly allocated as penalty interest.

On December 1, 2017, a complaint against CWCAM and others was filed in the United States District Court for the Southern District of New York styled as CWCapital Cobalt Vr Ltd. v. CWCapital Investments LLC, et al., No. 17-cv-9463 (the “Original Complaint”). The gravamen of the Original Complaint alleged breaches of a contract and fiduciary duties by CWCAM’s affiliate, CWCapital Investments LLC (“CWCI”) in its capacity as collateral manager for the collateralized debt obligation transaction involving CWCapital Cobalt Vr, Ltd. In total, there are 14 counts pled in the Original Complaint. Of those 14, 5 claims were asserted against CWCAM for aiding and abetting breach of fiduciary duty, conversion and unjust enrichment. On May 23, 2018, the Original Complaint was dismissed for lack of subject matter jurisdiction. On June 28, 2018, CWCapital Cobalt Vr Ltd. filed a substantially similar complaint in the Supreme Court of the State of New York, County of New York styled as CWCapital Cobalt Vr Ltd. v. CWCapital Investments LLC, et al., Index No. 653277/2018 (the “New Complaint”). The gravamen of the New Complaint is the same as the previous complaint filed in the United State District Court for the Southern District of New York. In total there are 16 counts pled in the New Complaint. Of those 16 counts, 5 claims were asserted against CWCAM for aiding and abetting breach of fiduciary duty, conversion and unjust enrichment, 1 count seeks a declaratory judgement that the plaintiff has the right to enforce the contracts in question and 1 count seeks an injunction requiring the defendants to recognize the plaintiff as the directing holder for the trusts in question. On January 11, 2019, the plaintiff dismissed with prejudice the declaratory judgment and injunction counts. The New Complaint and related summons was not served on the defendants until July 13, 2018 and July 16, 2018. The plaintiff’s motion for a preliminary injunction was denied by the court on July 31, 2018. On August 3, 2018, the defendants, including CWCAM, filed a motion to dismiss the New Complaint in its entirety. On August 20, 2019, the court entered an order granting defendants’ motion almost in its entirety, dismissing 11 of the 16 counts and partially dismissing 2 additional counts. Of the remaining counts, 2 are asserted against CWCAM for aiding and abetting breach of fiduciary duty and unjust enrichment. On September 19, 2019, CWCapital Cobalt Vr Ltd. filed a notice of appeal relating to the August 20, 2019 dismissal order and on September 26, 2019, filed an amended complaint against CWCI and CWCAM attempting to address deficiencies relating to certain of the claims dismissed by the August, 20, 2019 order. CWCI and CWCAM filed its Motion to Dismiss the amended complaint on October 28, 2019. CWCAM believes that it has performed its obligations under the related pooling and servicing agreements in good faith and the remaining allegations in the New Complaint are without merit. CWCAM intends to vigorously contest each of the remaining claims.

CWCAM is responsible for assessing compliance with applicable servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission with respect to CWCAM’s assessment of compliance with the Applicable Servicing Criteria as of December 31, 2018, identified a material instance of noncompliance relating to the servicing criterion set forth in 1122(d)(2)(vii) which requires that:

“Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts.  These reconciliations (A) are mathematically accurate; (B) are prepared within 30 days calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) are reviewed and approved by someone other than the person who prepared the reconciliation and (D) contain explanations for reconciling items.  These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.”

With respect to compliance with 1122(d)(2)(vii)(B), certain bank reconciliations were not prepared within 30 calendar days after the bank statement cut-off date.  CWCAM has implemented corrective procedures, including adding additional personnel reviews and follow up procedures to provide further support to its reconciliation processes.

CWCAM may enter into one or more arrangements with any directing certificateholder, any Controlling Class certificateholder, any person with the right to appoint or remove and replace CWCAM as a special servicer, or any other person (or an affiliate or a third-party representative of one or more of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the appointment (or continuance) of CWCAM as special servicer under the Trust and Servicing Agreement and limitations on the right of such person to replace CWCAM as a special servicer.

No securitization transaction involving commercial or multifamily mortgage loans in which CWCAM was acting as special servicer has experienced an event of default as a result of any action or inaction performed by CWCAM as special servicer.

The information set forth under this heading “—The Starwood Special Servicer” has been provided by CWCAM. Neither the Depositor nor any other person other than CWCAM makes any representation or warranty as to the accuracy or completeness of such information.

General

The special servicer will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or the Companion Loans. The special servicer may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or the Companion Loans or otherwise. To the extent that the special servicer has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

The special servicer will not have any material advancing rights or any advancing obligations. In certain instances, the special servicer may have the right to make property related property protection advances in emergency situations.

The special servicer’s role and responsibilities are set forth in this prospectus under “Pooling and Servicing Agreement”. The special servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loans, and the effect of that ability on the potential cash flows from such Mortgage Loans and any related Serviced Companion Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”.

The special servicer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the special servicer’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of Master Servicer and Special Servicers for Cause—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”. The master servicer’s rights and obligations with respect to indemnification, and certain limitations on the master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Operating Advisor and Asset Representations Reviewer

Pentalpha Surveillance LLC, a Delaware limited liability company (“Pentalpha Surveillance”), will act as the operating advisor under the PSA. The operating advisor will have certain review and consultation duties with respect to activities of the special servicers, including the right to recommend the replacement of a special servicer at any time. Pentalpha Surveillance will also be serving as the asset representations reviewer under the PSA. The asset representations reviewer generally will be required to review certain delinquent Mortgage Loans after a specified delinquency threshold has been exceeded and notification from the certificate administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent Mortgage Loans.

The principal office of Pentalpha Surveillance is located at Two Greenwich Office Park, Greenwich, Connecticut 06831. Pentalpha Surveillance is a privately held firm founded in 2005 that is primarily dedicated to providing independent oversight of loan securitization trusts’ ongoing operations.

Pentalpha Surveillance and its affiliates have been engaged by individual securitization trusts, financial institutions, institutional investors as well as agencies of the U.S. Government. Pentalpha Surveillance’s platform includes proprietary compliance checking software and a team of industry operations veterans focused on loan origination and servicing oversight, with engagements in surveillance, valuation, collections optimization, representation and warranty settlements, derivative contract errors, litigation support, and expert testimony as well as other advisory assignments.

As of September 30, 2019, Pentalpha Surveillance was acting as operating advisor or trust advisor for approximately 188 commercial mortgage-backed securitizations with an approximate aggregate initial unpaid principal balance of approximately $175 billion. As of September 30, 2019, Pentalpha Surveillance was acting as asset representations reviewer for 66 commercial mortgage-backed securitizations with an approximate aggregate initial unpaid principal balance of approximately $61 billion.

Pentalpha Surveillance has not been operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the operating advisor as the sole or a material factor in such rating action.

Pentalpha Surveillance is not an affiliate of the issuing entity, the depositor, the sponsors, the mortgage loan sellers, the trustee, the certificate administrator, the master servicer, either special servicer, the directing holder, any “originators” (within the meaning of Item 1110 of Regulation AB) or any “significant obligor” (within the meaning of Item 1112 of Regulation AB) with respect to the trust.

Pentalpha Surveillance does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer).

There are currently no legal proceedings pending against Pentalpha Surveillance, or to which any of its property is the subject, that are material to the holders of the certificates, nor does Pentalpha Surveillance have actual knowledge of any proceedings of this type contemplated by governmental authorities.

As a result of the foregoing information with respect to Pentalpha Surveillance’s experience and independence, the representations and warranties being given by Pentalpha Surveillance under the PSA, and satisfaction that no payments have been paid by any special servicer to Pentalpha Surveillance of any fees, compensation or other remuneration (x) in respect of its obligations under the PSA, or (y) for the appointment or recommendation for replacement of a successor special servicer to become a special servicer, Pentalpha Surveillance qualifies as an Eligible Operating Advisor under the PSA.

Neither Pentalpha Surveillance nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization.

The foregoing information set forth under this subheading “—The Operating Advisor and Asset Representations Reviewer” has been provided by Pentalpha Surveillance.

For a description of any material affiliations, relationships and related transactions between the operating advisor, asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The operating advisor and asset representations reviewer will only be liable under the PSA to the extent of their respective obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or asset representations reviewer.  For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer“ and “—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s or asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer”.

Credit Risk Retention

General

This transaction is required to comply with the Credit Risk Retention Rules.  GSMC has been designated by the sponsors to act as the “retaining sponsor” (as such term is defined in the Credit Risk Retention Rules) (in such capacity, the “Retaining Sponsor”) and intends to satisfy the credit risk retention requirements of the Credit Risk Retention Rules as follows:

●

The “Pooled VRR Interest” is an interest in the issuing entity representing the right to receive approximately 2.85% (the “Pooled VRR Percentage”) of all amounts collected on the Mortgage Loans, net of all expenses of the issuing entity, and distributed on the Pooled Certificates and the Pooled RR Interest (i.e., representing the right to receive the Pooled VRR Allocation Percentage of all amounts distributed on the Pooled Non-VRR Certificates on each Distribution Date).  The two types of interests comprising the Pooled VRR Interest will be the uncertificated interest retained by GSMC (or its MOA) as described below (the “Pooled RR Interest”) and the definitive Class RR certificates acquired by CREFI and GACC (or its MOA) as described below. The Pooled VRR Interest will constitute an “eligible vertical interest” (as such term is defined in the Credit Risk Retention Rules) in the issuing entity and will have an aggregate initial Pooled VRR Interest Balance of $37,867,000.  The owner of the Pooled RR Interest is referred to in this Prospectus as the “Pooled RR Interest Owner” and the Pooled RR Interest Owner and the holders of the Class RR certificates are referred to collectively in this prospectus as the “Pooled VRR Interest Owners”.

●

The Retaining Sponsor (or GS Bank, as its MOA) is expected to retain a portion of the Pooled VRR Interest, in the form of the Pooled RR Interest, with a Pooled VRR Interest Balance equal to $15,241,578 (the “Pooled Original RR Interest Balance”) and representing approximately 40.25% of the Pooled VRR Interest on the Closing Date.

●

The Retaining Sponsor is expected to offset a portion of its risk retention requirements under the Credit Risk Retention Rules by the portion of the Pooled VRR Interest acquired by CREFI.  CREFI is expected to acquire on the Closing Date and retain (or cause its MOA to retain) a portion of the Pooled VRR Interest, in the form of Class RR certificates, with a Pooled VRR Interest Balance equal to $11,954,464 of the Pooled VRR Interest, representing approximately 31.57% of the Pooled VRR Interest.  CREFI originated Mortgage Loans representing approximately 31.57% of the Initial Pool Balance, which is at least 20% of the Initial Pool Balance and is equal to or greater than its percentage ownership of the Pooled VRR Interest in accordance with Rule 11(a)(1) of the Credit Risk Retention Rules.  CREFI will acquire the Class RR certificates from the depositor by selling to the depositor the CREFI Mortgage Loans in exchange for cash consideration and the Class RR certificates. The Pooled VRR Interest Balance of the Class RR certificates (i) will represent a reduction in the price received by CREFI from the depositor for the CREFI Mortgage Loans sold by CREFI to the depositor for transfer to the issuing entity and (ii) will equal the amount by which the Retaining Sponsor’s required risk retention under the Credit Risk Retention Rules is reduced by CREFI’s acquisition in accordance with the Credit Risk Retention Rules.

●

The Retaining Sponsor is also expected to offset a portion of its risk retention requirements under the Credit Risk Retention Rules by the portion of the Pooled VRR Interest acquired by DBRI (or its MOA).  DBRI (or its MOA) is expected to acquire on the Closing Date a portion of the Pooled VRR Interest, in the form of Class RR Certificates, with a Pooled VRR Interest Balance equal to $10,670,958 of the Pooled VRR Interest, representing approximately 28.18% of the Pooled VRR Interest.  DBRI originated Mortgage Loans representing approximately 28.18% of the Initial Pool Balance, which is at least 20% of the Initial Pool Balance and is equal to or greater than its percentage ownership of the Pooled VRR Interest in accordance with Rule 11(a)(1) of the Credit Risk Retention Rules.  DBRI (or its MOA) will acquire the Class RR Certificates from the depositor by DBRI selling to the depositor (through GACC, its affiliate) the GACC Mortgage Loans in exchange for cash consideration and the Class RR Certificates. The Pooled VRR Interest Balance of the Class RR Certificates (i) will represent a reduction in the price received by GACC from the depositor for the GACC Mortgage Loans sold by GACC to the depositor for transfer to the issuing entity and (ii) will equal the amount by which the Retaining Sponsor’s required risk retention under the Credit Risk Retention Rules is reduced by DBRI’s (or its MOA’s) acquisition in accordance with the Credit Risk Retention Rules.

●

KKR CMBS II Aggregator Type 1 L.P. (the “Retaining Third-Party Purchaser”) is expected to purchase the Class F-RR, Class G-RR and Class H-RR certificates (collectively, the “HRR Certificates”), with an aggregate initial Certificate Balance of $77,447,196, representing approximately 2.21% of the aggregate fair value of the Pooled Certificates and the Pooled RR Interest.  The HRR Certificates will constitute an “eligible horizontal residual interest” (as such term is defined in the Credit Risk Retention Rules).

The percentage of all amounts collected on the Mortgage Loans, net of all expenses of the issuing entity, and distributed on the Pooled Certificates and the Pooled VRR Interest (which is approximately 2.85%) and the percentage of the aggregate fair value of the Pooled Non-VRR Certificates and the HRR Certificates (which is approximately 2.21%) will equal at least 5%, as of the Closing Date.

“Credit Risk Retention Rules” means Regulation RR, 12 C.F.R. Part 244.

“MOA” means a “majority-owned affiliate” (as defined in the Credit Risk Retention Rules).

In addition, GACC (or its MOA) is expected to retain the Class SW-VR certificates, which are interests in the issuing entity representing the right to receive approximately 5.0% (the “Starwood RR Percentage”) of all amounts collected on the Trust Subordinate Companion Loan, net of all expenses of the issuing entity, and distributed on the Loan-Specific Certificates (i.e., representing the right to receive the Starwood RR Allocation Percentage of all amounts distributed on the Loan-Specific Non-VRR Certificates on each Distribution Date).  The Class SW-VR Certificates will constitute an “eligible vertical interest” (as such term is defined in the Credit Risk Retention Rules).

The Pooled VRR Interest and the Class SW-VR certificates are referred to collectively in this prospectus as the “VRR Interests”.

The Pooled VRR Interest Owners and the Class SW-VR certificateholder are referred to collectively in this prospectus as the “VRR Interest Owners”.

The “Starwood RR Allocation Percentage” will equal a fraction, expressed as a percentage, equal to the Starwood RR Percentage divided by the Starwood Non-RR Percentage.

The “Starwood Non-RR Percentage” is an amount expressed as a percentage equal to 100% minus the Starwood RR Percentage. For the avoidance of doubt, at all times, the sum of the Starwood RR Percentage and the Starwood Non-RR Percentage will equal 100%.

Qualifying CRE Loans

The sponsors have determined that for purposes of this transaction 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of mortgage loans that are “qualifying CRE loans” as such term is described in §244.17 of the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Risk Retention Percentage”) for this transaction is 5.0%.  The Required Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5%; subject to a minimum Required Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

The Pooled VRR Interest

General

The right to payment of Pooled VRR Interest Owners is pro rata and pari passu with the right to payment of holders of the Pooled Non-VRR Certificates (as a collective whole).  On each Distribution Date, the portion of Pooled Available Funds allocable to: (a) the Pooled VRR Interest will be the product of such Pooled Available Funds multiplied by the Pooled VRR Percentage; and (b) the Pooled Non-VRR Certificates will be the product of such Pooled Available Funds multiplied by the Pooled Non-VRR Percentage.  In addition, any losses incurred on the Mortgage Loans will be allocated between the Pooled VRR Interest, on the one hand, and the Pooled Principal Balance Certificates, on the other hand, pro rata in accordance with the Pooled VRR Percentage and the Pooled Non-VRR Percentage, respectively.

VRR Available Funds

The aggregate amount available for distribution to the Pooled VRR Interest Owners on each Distribution Date will, in general, equal the sum of (i) the Pooled VRR Percentage of the Pooled Available Funds for such Distribution Date and (ii) the Pooled VRR Interest Gain-on-Sale Remittance Amount (collectively, the “Pooled VRR Available Funds”).

The “Pooled VRR Interest Gain-on-Sale Remittance Amount” for each Distribution Date will equal the lesser of, (i) the amount on deposit in the Pooled VRR Interest Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the amount distributable from the Pooled VRR Interest Gain-on-Sale Reserve Account.

Priority of Distributions on the Pooled VRR Interest

On each Distribution Date, for so long as the aggregate Pooled VRR Interest Balance has not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Pooled VRR Available Funds, in the following order of priority:

First, to the Pooled RR Interest and the Class RR certificates, pro rata based on their respective Pooled VRR Interest Balances, in respect of interest, up to an amount equal to the Pooled VRR Interest Distribution Amount for such Distribution Date;

Second, to the Pooled RR Interest and the Class RR certificates, pro rata based on their respective Pooled VRR Interest Balances, in reduction of the Pooled VRR Interest Balance thereof, up to an amount equal to the Pooled VRR Principal Distribution Amount for such Distribution Date, until the Pooled VRR Interest Balance has been reduced to zero; and

Third, to the Pooled RR Interest and the Class RR certificates, pro rata based on their respective Pooled VRR Interest Balances, up to an amount equal to the unreimbursed Pooled VRR Realized Losses previously allocated to the Pooled VRR Interest, plus interest on that amount equal to the Pooled VRR Realized Loss Interest Distribution Amount for such Distribution Date.

provided, however, that to the extent any Pooled VRR Available Funds remain in the Distribution Account after applying amounts as set forth in clauses First through Third above, any such amounts will be disbursed to the Class R Certificates, which evidence the REMIC residual interest in each of the Upper-Tier REMIC and the Lower-Tier REMIC, in compliance with the Code and applicable REMIC Regulations.

Except for tax reporting purposes, the Pooled VRR Interest does not have a specified pass-through rate; however, the effective interest rate on the Pooled VRR Interest will be a per annum rate equal to the WAC Rate for the related Distribution Date (the “Pooled VRR Interest Rate”).

Reimbursement of previously allocated Pooled VRR Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Pooled VRR Interest Balance in respect of which a reimbursement is made.

The “Pooled Non-VRR Percentage” is an amount expressed as a percentage equal to 100% minus the Pooled VRR Percentage. For the avoidance of doubt, at all times, the sum of the Pooled VRR Percentage and the Pooled Non-VRR Percentage will equal 100%.

“Pooled RR Interest Balance” means, with respect to the Pooled RR Interest (i) on or prior to the first Distribution Date, an amount equal to the Pooled Original RR Interest Balance and (ii) as of any date of determination after the first Distribution Date, the Pooled RR Interest Balance on the Distribution Date immediately prior to such date of determination after giving effect to (a) any distributions made on such Distribution Date as described in clauses First, Second and Third above in this “—Priority of Distributions on the Pooled VRR Interest”, (b) any Pooled VRR Realized Losses allocated to the Pooled RR Interest on such Distribution Date, and (c) any recoveries on the Mortgage Loans of Nonrecoverable Advances (plus interest on such Nonrecoverable Advances) that were previously reimbursed from principal collections on the related Mortgage Loans, that resulted in a reduction of the Pooled VRR Principal Distribution Amount, which recoveries are allocated to the Pooled RR Interest and added to the Pooled RR Interest Balance.

The “Pooled VRR Allocation Percentage” will equal a fraction, expressed as a percentage, equal to the Pooled VRR Percentage divided by the Pooled Non-VRR Percentage.

The “Pooled VRR Interest Balance” means the Certificate Balance of the Class RR certificates and/or the Pooled RR Interest Balance of the Pooled RR Interest, as applicable.

The “Pooled VRR Interest Distribution Amount” with respect to any Distribution Date and the Pooled VRR Interest will equal the product of (a) the Pooled VRR Allocation Percentage and (b) the aggregate amount distributed to the Pooled Non-VRR Certificates according to clauses First, Fourth, Seventh, Tenth,

Thirteenth, Sixteenth, Nineteenth, Twenty-second and Twenty-fifth in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

The “Pooled VRR Principal Distribution Amount” with respect to any Distribution Date and the Pooled VRR Interest will equal the product of (a) the Pooled VRR Allocation Percentage and (b) the aggregate amount distributed to the Pooled Non-VRR Certificates according to clauses Second, Fifth, Eighth, Eleventh, Fourteenth, Seventeenth, Twentieth, Twenty-third and Twenty-sixth in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

The “Pooled VRR Realized Loss Interest Distribution Amount” with respect to any Distribution Date and the Pooled VRR Interest will equal the product of (a) the Pooled VRR Allocation Percentage and (b) the aggregate amount of interest on unreimbursed Realized Losses distributed to the Pooled Non-VRR Certificates according to clauses Third, Sixth, Ninth, Twelfth, Fifteenth, Eighteenth, Twenty-first, Twenty-fourth, and Twenty-seventh in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

Allocation of Pooled VRR Realized Losses

On each Distribution Date, the certificate administrator will be required to reduce the Pooled VRR Interest Balance pro rata based on the Pooled VRR Interest Balances of each of the Pooled RR Interest and the Class RR certificates, by the amount of any Pooled VRR Realized Losses for such Distribution Date.

The “Pooled VRR Realized Loss”, with respect to each Distribution Date, is the amount, if any, by which (i) the aggregate Pooled VRR Interest Balance, after giving effect to distributions of principal on such Distribution Date, exceeds (ii) the product of (A) the Pooled VRR Percentage and (B) the aggregate Stated Principal Balance of the Mortgage Loans in the Mortgage Pool (for purposes of this calculation, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances), including any REO Loans (but in each case, excluding any Companion Loan), as of the end of the last day of the related Collection Period.

In the event that Pooled VRR Realized Losses previously allocated to the Pooled VRR Interest in reduction of its Pooled VRR Interest Balance are recovered subsequent to such Pooled VRR Interest Balance being reduced to zero, Pooled VRR Interest Owners may receive distributions in respect of such recoveries (with interest) in accordance with the distribution priorities described under “—The Pooled VRR Interest—Priority of Distributions on the Pooled VRR Interest”.

Yield Maintenance Charges and Prepayment Premiums

On each Distribution Date, the Pooled VRR Interest Owners will be entitled to the Pooled VRR Percentage of any yield maintenance charge and prepayment premium collected on the Mortgage Loans as of the related Determination Date, as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

Excess Interest

On each Distribution Date, the Pooled VRR Interest Owners will be entitled to the Pooled VRR Percentage of any Excess Interest received with respect to the ARD Loan on or prior to the related Determination Date, as described in “Description of the Certificates—Distributions—Excess Interest”.

Material Terms

For a description of the material terms of the Pooled VRR Interest, see “Description of the Certificates” and “Pooling and Servicing Agreement”.  You are strongly urged to review this prospectus in its entirety.

HRR Certificates

General

The aggregate purchase price and fair value of the HRR Certificates is equal to approximately $30,171,336, representing approximately 2.21% of the aggregate fair value of the Pooled Certificates and the Pooled RR Interest. The aggregate fair value of all the Pooled Certificates and the Pooled RR Interest is approximately $1,363,669,380 (excluding accrued interest).

The Retaining Sponsor estimates that, if it had relied solely on retaining an “eligible horizontal residual interest” in order to meet the credit risk retention requirements of the Credit Risk Retention Rules with respect to this securitization transaction, it would have retained an eligible horizontal residual interest with an aggregate fair value dollar amount of approximately $68,183,469 representing 5% of the aggregate fair value, as of the Closing Date, of all of the Pooled Certificates and the Pooled RR Interest.

As of the date of this prospectus, there are no material differences between (a) the valuation methodology or any of the key inputs and assumptions that were used in calculating the fair value or range of fair values disclosed in the preliminary prospectus under the heading “Credit Risk Retention“ prior to the pricing of the certificates and (b) the valuation methodology or the key inputs and assumptions that were used in calculating the fair value set forth above under this “Credit Risk Retention” section.

A reasonable time after the Closing Date, the Retaining Sponsor will be required to disclose to, or cause to be disclosed to, Pooled Certificateholders and the Pooled RR Interest Owner the following: (a) the fair value of the HRR Certificates that will be retained by the Retaining Third-Party Purchaser based on actual sale prices and finalized tranche sizes and (b) the fair value of the “eligible horizontal residual interest” (as such term is defined in the Credit Risk Retention Rules) that the Retaining Sponsor would have been required to retain under the Credit Risk Retention Rules.  Any such notice from the Retaining Sponsor of such disclosures are expected to be posted on the certificate administrator’s website on the “U.S. Risk Retention Special Notices” tab.

Retaining Third-Party Purchaser

KKR CMBS II Aggregator Type 1 L.P. (“KKR Aggregator”), a Delaware limited partnership, is expected, to (i) act as the initial Third Party Purchaser and (ii) retain the Class F-RR, G-RR and Class H-RR certificates.

KKR Aggregator was formed primarily to invest in junior tranches of commercial mortgaged-backed securities (“CMBS B-Piece Securities”).  As of September 30, 2019, KKR Aggregator has purchased three offerings of CMBS B-Piece Securities subsequent to the implementation of the Credit Risk Retention Rules. KKR Aggregator is advised by Kohlberg Kravis Roberts & Co. L.P. (“KKR”). KKR is an experienced commercial real estate debt investor. Certain senior members of KKR’s real estate credit team have over 23 years of CMBS experience as of September 30, 2019. Funds advised by KKR have made investments in floating-rate whole loans on transitional properties, subordinate debt, preferred equity and CMBS B-Piece Securities. As of September 30, 2019, funds advised by KKR own 70 separate real estate credit investments. As of September 30, 2019, KKR is responsible for approximately $208 billion in client or limited partner assets under management. KKR is registered as an investment adviser under the U.S. Investment Advisers Act of 1940, as amended.  For a description of any material conflicts of interest or material potential conflicts of interest between the Retaining Third-Party Purchaser and another party to this securitization, see “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicers”, “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Directing Holder and the Companion Loan Holders” and “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans.”

KKR CMBS II Aggregator Type 1 L.P. is expected to be the retaining third-party purchaser of the HRR Certificates and is expected to appoint its affiliate, KKR Real Estate Credit Opportunity Partners II L.P., as the initial controlling class representative and, therefore, as the initial Directing Holder (other than with respect to any Non-Serviced Mortgage Loan, the Servicing Shift Whole Loan and any applicable Excluded Loan and the Starwood Industrial Portfolio Whole Loan). Midland Loan Services, a Division of PNC Bank, National Association is expected to act as the special servicer with respect to each Mortgage Loan (other than with respect to any Non-Serviced Mortgage loan, any Excluded Special Servicer Loan and the Starwood Industrial Portfolio Mortgage Loan) and it or an affiliate assisted KKR CMBS II Aggregator Type 1 L.P. with its due diligence on the Mortgage Loans prior to the Closing Date.

Solely for its own purposes and benefit, the Retaining Third-Party Purchaser has completed an independent review of the credit risk of each mortgage loan consisting of a review of the sponsors’ underwriting standards, the collateral and expected cash flows.  Such review was based on the mortgage loan files and information regarding the mortgage loans provided by or on behalf of the sponsors. The Retaining Third-Party Purchaser has no liability to any person or entity for the manner in which it conducted its due diligence or the extent of such due diligence. The Retaining Third-Party Purchaser is not required to take into account the interests of any other investor in the certificates or any other party in conducting its due diligence or in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. The Retaining Third-Party Purchaser’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement or approval of any such mortgage loan, the underwriting for such mortgage loan or of the originator of such mortgage loan. Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Retaining Third-Party Purchaser may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, the Retaining Third-Party Purchaser does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any Certificateholders for having done so, and no Certificateholder may take any action whatsoever against the Retaining Third-Party Purchaser or any director, officer, employee, agent or principal of the Retaining Third-Party Purchaser for having so acted.

Material Terms

For a description of the material terms of the classes of certificates that comprise the HRR Certificates, see “Description of the Certificates“ and “Pooling and Servicing Agreement” in this prospectus.  You are strongly urged to review this prospectus in its entirety.

Hedging, Transfer and Financing Restrictions

The Retaining Third-Party Purchaser will agree to certain hedging, transfer and financing restrictions that are applicable to a “third-party purchaser” (as defined in the Credit Risk Retention Rules).

These restrictions will include an agreement by the Retaining Third-Party Purchaser not to transfer the HRR Certificates, except to an MOA (in accordance with the Credit Risk Retention Rules) or, on and after the date that is 5 years following the Closing Date or such earlier or later date that such transfer is first permitted under the Credit Risk Retention Rules then in effect, to a subsequent third-party purchaser.

In addition, the Retaining Third-Party Purchaser and its affiliates will not be permitted to enter into any hedging, financing, pledging, hypothecation or any other similar transaction or activity with respect to the HRR Certificates unless such transaction complies with the Credit Risk Retention Rules (as then in effect).

Unless stated otherwise, the restrictions described under this heading “—Hedging, Transfer and Financing Restrictions” will expire on the earliest of (i) the date that is the latest of (a) the date on which the total unpaid principal balance of the Mortgage Loans has been reduced to 33% of the total unpaid principal balance of the Mortgage Loans as of the Cut-off Date; (b) the date on which the total outstanding Certificate Balance of the Pooled Certificates and Pooled RR Interest Balance of the Pooled RR Interest has been reduced to 33% of the total outstanding Certificate Balance of the Pooled Certificates and Pooled RR Interest Balance of the Pooled RR Interest as of the Closing Date; or (c) two years after the Closing Date, (ii) the date on which all of the Mortgage Loans have been defeased in accordance with the risk retention requirements set forth in §244.7(b)(8)(i) of the Credit Risk Retention Rules, or (iii) the date on which the Credit Risk Retention Rules applicable to the Retaining Third-Party Purchaser are withdrawn or repealed in their entirety (collectively, the “HRR Transfer Restriction End Date”).

In the event that any restriction or limitation under the Credit Risk Retention Rules applicable to the Retaining Third-Party Purchaser (including those restrictions and limitations described in this prospectus) is withdrawn, repealed or modified to be less restrictive, the parties to the underlying risk retention agreement have agreed to modify any corresponding terms of such agreement to reflect any such withdrawal, repeal or modification.

No Pooled VRR Interest Owner nor its affiliates will be permitted to transfer its respective Pooled VRR Interest or enter into any hedging, financing, pledging, hypothecation or any other similar transaction or activity with respect to its respective Pooled VRR Interest, unless such transaction complies with the Credit Risk Retention Rules (as then in effect).

Operating Advisor

The operating advisor for this securitization transaction will be Pentalpha Surveillance LLC, a Delaware limited liability company. The operating advisor will be required to be an Eligible Operating Advisor. For information regarding the operating advisor and a description of how the operating advisor satisfies the requirements of an Eligible Operating Advisor, see “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. For a description of the material terms of the PSA with respect to the operating advisor and the operating advisor’s compensation, see “Pooling and Servicing Agreement—The Operating Advisor” and “—Servicing and Other Compensation and Payment of Expenses—Operating Advisor Compensation”. For a description of any material conflicts of interest or material potential conflicts of interest between the Operating Advisor and another party to this securitization transaction, see “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Operating Advisor”.

Representations and Warranties

Each of GSMC, CREFI and GACC will make the representations and warranties identified on Annex D-1 and Annex E-1, respectively, to this prospectus with respect to the Mortgage Loans, subject to certain exceptions to such representations and warranties set forth on Annex D-2, Annex E-2 and Annex E-3, respectively, to this prospectus.

At the time of its decision to include the GSMC Mortgage Loans in this transaction, GSMC determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by GSMC that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by GSMC that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property.  However, we cannot assure you that the compensating factors or other circumstances upon which GSMC based its decisions will in fact sufficiently mitigate those risks.  In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.  Additional information regarding the applicable GSMC Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

At the time of its decision to include the CREFI Mortgage Loans in this transaction, CREFI determined either that the risks associated with the matters giving rise to each exception set forth on Annex E-2 to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by CREFI that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by CREFI that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property.  However, we cannot assure you that the compensating factors or other circumstances upon which CREFI based its decisions will in fact sufficiently mitigate those risks.  In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.  Additional information regarding the applicable CREFI Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

At the time of its decision to include the GACC Mortgage Loans in this transaction, GACC determined either that the risks associated with the matters giving rise to each exception set forth on Annex E-3 to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by GACC that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by GACC that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property.  However, we cannot assure you that the compensating factors or other circumstances upon which GACC based its decisions will in fact sufficiently mitigate those risks.  In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.  Additional information regarding the applicable GACC Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

Description of the Certificates

General

The Commercial Mortgage Pass-Through Certificates, Series 2020-GC45 will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicers, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will consist of the following classes to be designated as set forth in the table below:

One or more of such classes and the Pooled RR Interest will also be collectively referred to as follows:

Designation	Classes
“Offered Certificates”	The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B, Class A-S, Class B and Class C certificates
“Senior Certificates”	The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A and Class X-B certificates
“Subordinate Certificates”	The Class A-S, Class B, Class C, Class D, Class X-D, Class E, Class F-RR, Class G-RR and Class H-RR certificates
“Principal Balance Certificates”

The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR, Class H-RR, Class SW-A, Class SW-B, Class SW-C and Class SW-D certificates

“Class X Certificates”	The Class X-A, Class X-B and Class X-D certificates
“HRR Certificates”	The Class F-RR, Class G-RR and Class H-RR certificates
“Regular Certificates”	The Senior Certificates and the Subordinate Certificates
“Residual Certificates”	The Class R certificates
“Pooled Certificates”

The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B, Class A-S, Class B, Class C, Class D, Class X-D, Class E, Class F-RR, Class G-RR, Class H-RR, Class S and Class RR Certificates

“Pooled Principal Balance Certificates”	The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR and Class H-RR Certificates
“Pooled Non-VRR Certificates”	The Pooled Certificates (other than the Class RR Certificates)
“Pooled VRR Interest”	Class RR Certificates and Pooled RR Interest
“Loan-Specific Certificates”	The Class SW-A, Class SW-B, Class SW-C, Class SW-D and Class SW-VR Certificates
“Loan-Specific Non-VRR Certificates”	The Loan-Specific Certificates (other than the Class SW-VR Certificates)

The certificates and the Pooled RR Interest will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans, the Trust Subordinate Companion Loan and all payments under and proceeds of the Mortgage Loans, and the Trust Subordinate Companion Loan received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans and the Trust Subordinate Companion Loan it sold to the depositor; and (6) the “regular interests” in the Lower-Tier REMIC, and (7) the “regular interests” in the Trust Subordinate Companion Loan REMIC.

As further described in this prospectus, the primary source for payments of principal and interest on the Pooled Non-VRR Certificates and the Pooled VRR Interest will be amounts received by the issuing entity in respect of the Mortgage Loans.

In addition, the primary source for payments of principal and interest on the Loan-Specific Certificates will be amounts received by the issuing entity in respect of the Trust Subordinate Companion Loan;

Upon initial issuance, the Pooled Principal Balance Certificates will have the respective Certificate Balances, and the Class X Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class	Initial Certificate Balance or Notional Amount
Class A-1	$19,471,000
Class A-2	$86,299,000
Class A-3	$13,119,000
Class A-4	$250,000,000
Class A-5	$496,198,000
Class A-AB(1)	$38,461,000
Class X-A(2)	$1,050,375,000
Class X-B(2)	$64,539,000
Class A-S	$146,827,000
Class B	$64,539,000
Class C	$48,405,000
Class D	$30,656,000
Class X-D(2)	$50,018,000
Class E	$19,362,000
Class F-RR	$25,815,000
Class G-RR	$12,908,000
Class H-RR	$38,724,196

(1)	The Class A-AB Certificates have a certain priority with respect to reducing the Certificate Balance of those certificates to their scheduled principal balance, as described in this prospectus.

(2)	Notional Amount.

The “Certificate Balance” of any class of (a) Pooled Principal Balance Certificates or Class RR certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus and (b) Loan-Specific Non-VRR Certificates or Class SW-VR certificates outstanding at any time represents the maximum amount that its holder are entitled to receive as distributions allocable to principal from the cash flow on the Trust Subordinate Companion Loan. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates, Class RR certificates and Class SW-VR certificates will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, such class of certificates on that Distribution Date and increased by the amount of any subsequent recovery of Nonrecoverable Advances that was added to the Certificate Balance of such class for such Distribution Date. In the event that Realized Losses previously allocated to a class of certificates, in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but the Class X Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amounts of the Class X Certificates will be equal to the aggregate certificate balances of the related class(es) of certificates (the “Related Class X Class”) indicated below:

Interest-Only Class of Certificates	Class Notional Amount	Related Class X Classes
Class X-A	$1,050,375,000	Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB and Class A-S certificates
Class X-B	$64,539,000	Class B certificates
Class X-D	$50,018,000	Class D and Class E certificates

The Class S certificates will not have a Certificate Balance nor will they entitle their holders to distributions of principal but the Class S certificates will represent the right to receive the Pooled Non-VRR Percentage of any Excess Interest received on the ARD Loan, as described under “—Distributions—Excess Interest”.

“Excess Interest” with respect to the ARD Loan is the interest accrued at the Revised Rate in respect of the ARD Loan in excess of the interest accrued at the related Initial Rate, plus any compound interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

Distributions

Method, Timing and Amount

Distributions on the certificates and the Pooled RR Interest are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 9th day of each calendar month (or, if the 9th calendar day of that month is not a business day, then the next business day) commencing in February 2020.

All distributions to Certificateholders (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month immediately preceding the month in which that Distribution Date occurs. These distributions to Certificateholders are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class S or Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class.

The master servicer is authorized but not required to direct the investment of funds held in the Collection Account in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”).  The master servicer will be entitled to retain any interest or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.  The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Trust Subordinate Companion Loan REMIC Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Pooled Non-VRR Gain-on-Sale Reserve Account and the Pooled VRR Interest Gain-on-Sale Reserve Account in Permitted Investments.  The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The “Available Funds” for each Distribution Date will equal (i) with respect to distributions to be made on the certificates (other than the Loan-Specific Certificates) and the Pooled RR Interest, the Pooled Available

Funds and (ii) in the case of distributions to be made on the Loan-Specific Certificates and the Class R certificates, the Starwood Available Funds.

The aggregate amount available for distribution to holders of the Pooled Certificates, the Pooled RR Interest Owner and the Class R certificates on each Distribution Date (the “Pooled Available Funds”) will, in general, equal the sum of the following amounts (without duplication) (which, for the avoidance of doubt, will not include any amounts received in respect of the Trust Subordinate Companion Loan):

(a)  the aggregate amount of all cash received on the Mortgage Loans (in the case of a Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan or the holders of the Loan-Specific Certificates), as of the Master Servicer Remittance Date, exclusive of (without duplication):

●	all Periodic Payments that are due on a Due Date after the end of the related Collection Period, excluding Excess Interest and interest relating to periods prior to, but due after, the Cut-off Date;

●

all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, net insurance proceeds and net condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;

●	all amounts in the Collection Account that are due or reimbursable to any person other than the Pooled Certificateholders and the Pooled RR Interest Owner;

●

with respect to each Mortgage Loan that is an Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless such Distribution Date is the final Distribution Date), the Withheld Amounts related to the Mortgage Loans to the extent those funds are on deposit in the Collection Account;

●	all Excess Interest allocable to the Mortgage Loans (which is separately distributed to holders of the Class S certificates and the Pooled VRR Interest as described under “—Excess Interest”);

●	all yield maintenance charges and prepayment premiums;

●	all amounts deposited in the Collection Account in error; and

●

any late payment charges or accrued interest on a Mortgage Loan allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)  if and to the extent not already included in clause (a), the aggregate amount transferred from the applicable REO Account allocable to the Mortgage Loans to the Collection Account for such Distribution Date;

(c)  all Compensating Interest Payments made by the master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances on the Mortgage Loans made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Pooled Certificateholders); and

(d)  with respect to each Mortgage Loan that is an Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the

Withheld Amounts related to the Mortgage Loans as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA.

The aggregate amount available for distribution to holders of the Loan-Specific Certificates and the Class R certificates on each Distribution Date (the “Starwood Available Funds”) will, in general, equal the sum of the following amounts (without duplication) (which, for the avoidance of doubt, will not include any amounts received in respect of the Mortgage Loans):

(a)  the aggregate amount of all cash received on the Trust Subordinate Companion Loan and any related REO Property that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any Mortgage Loan, any other Companion Loan or the holders of the Pooled Certificates or the Pooled RR Interest Owner), as of the Master Servicer Remittance Date, exclusive of (without duplication):

●	all Periodic Payments that are due on a Due Date after the end of the related Collection Period, excluding Excess interest and interest relating to periods prior to, but due after, the Cut-off Date;

●

all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, net insurance proceeds and net condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of the Trust Subordinate Companion Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Trust Subordinate Companion Loan;

●	all amounts in the Collection Account that are due or reimbursable to any person other than the holders of Loan-Specific Certificates;

●

with respect to the Trust Subordinate Companion Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless such Distribution Date is the final Distribution Date), the Withheld Amounts related to the Trust Subordinate Companion Loan to the extent those funds are on deposit in the Collection Account;

●	all yield maintenance charges and prepayment premiums;

●	all amounts deposited in the Collection Account in error; and

●

any late payment charges or accrued interest on the Trust Subordinate Companion Loan allocable to the default interest rate for the Trust Subordinate Companion Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the Trust Subordinate Companion Loan;

(b)  if and to the extent not already included in clause (a), the aggregate amount transferred from the applicable REO Account allocable to the Trust Subordinate Companion Loan to the Collection Account for such Distribution Date;

(c)  all Compensating Interest Payments made by the master servicer with respect to the Trust Subordinate Companion Loan with respect to such Distribution Date and P&I Advances on the Trust Subordinate Companion Loan made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the holders of the Loan-Specific Certificates); and

(d)  with respect to the Trust Subordinate Companion Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the Withheld

Amounts relating to the Trust Subordinate Companion Loan as required to be deposited in the Trust Subordinate Companion Loan REMIC Distribution Account pursuant to the PSA.

“Pooled Non-VRR Available Funds” means, as to any Distribution Date, an amount equal to the sum of (i) the Pooled Non-VRR Percentage of the Pooled Available Funds for such Distribution Date and (ii) the Pooled Non-VRR Gain-on-Sale Remittance Amount withdrawn from the Pooled Non-VRR Gain-on-Sale Reserve Account for distribution on such Distribution Date.

The “Pooled Non-VRR Gain-on-Sale Remittance Amount” for each Distribution Date, is the lesser of (i) the amount on deposit in the Pooled Non-VRR Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the amount distributable from the Pooled Non-VRR Gain-on-Sale Reserve Account.

The “Collection Period” for each Distribution Date and any Mortgage Loan or the Trust Subordinate Companion Loan will be the period commencing on the day immediately following the Due Date for such Mortgage Loan or the Trust Subordinate Companion Loan in the month preceding the month in which that Distribution Date occurs or the date that would have been the Due Date if such Mortgage Loan or the Trust Subordinate Companion Loan had a Due Date in such preceding month and ending on and including the Due Date for such Mortgage Loan or the Trust Subordinate Companion Loan occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period (or applicable grace period) is not a business day, any Periodic Payments received with respect to Mortgage Loans or the Trust Subordinate Companion Loan relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

“Due Date” means, with respect to each Mortgage Loan or Whole Loan, the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

“Periodic Payment” means, with respect to any Mortgage Loan or the related Companion Loan, the scheduled monthly payment of principal and/or interest (other than any Excess Interest) on such Mortgage Loan or Companion Loan, including any balloon payment, which is payable by a borrower from time to time under the related Mortgage Note and applicable law, without regard to any acceleration of principal of such Mortgage Loan or Companion Loan by reason of a default.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Pooled Non-VRR Certificates have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Pooled Non-VRR Available Funds, in the following order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A and Class X-B certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for those classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates, in reduction of the Certificate Balances of those classes, in the following priority:

(i) prior to the Cross-Over Date,

(a)   to the Class A-AB certificates, in an amount equal of the Pooled Non-VRR Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-AB certificates is reduced to the scheduled principal balance set forth on Annex F to this prospectus with respect to the Class A-AB certificates (the “Class A-AB Scheduled Principal Balance”) for such Distribution Date;

(b) to the Class A-1 certificates, in an amount equal to the Pooled Non-VRR Principal Distribution Amount (or the portion of it remaining after the distributions specified in clause (a) above) for such Distribution Date, until the Certificate Balance of the Class A-1 certificates is reduced to zero;

(c)   to the Class A-2 certificates, in an amount equal to the Pooled Non-VRR Principal Distribution Amount (or the portion of it remaining after the distributions specified in clauses (a) and (b) above) for such Distribution Date, until the Certificate Balance of the Class A-2 certificates is reduced to zero;

(d)   to the Class A-3 certificates, in an amount equal to the Pooled Non-VRR Principal Distribution Amount (or the portion of it remaining after the distributions specified in clauses (a), (b) and (c) above) for such Distribution Date, until the Certificate Balance of the Class A-3 certificates is reduced to zero;

(e)   to the Class A-4 certificates, in an amount equal to the Pooled Non-VRR Principal Distribution Amount (or the portion of it remaining after the distributions specified in clauses (a), (b), (c) and (d) above) for such Distribution Date, until the Certificate Balance of the Class A-4 certificates is reduced to zero;

(f)    to the Class A-5 certificates, in an amount equal to the Pooled Non-VRR Principal Distribution Amount (or the portion of it remaining after the distributions specified in clauses (a), (b), (c), (d) and (e) above) for such Distribution Date, until the Certificate Balance of the Class A-5 certificates is reduced to zero; and

(g)   to the Class A-AB certificates, in an amount equal to the Pooled Non-VRR Principal Distribution Amount (or the portion of it remaining after the distributions specified in clauses (a), (b), (c), (d), (e) and (f) above) for such Distribution Date, until the Certificate Balance of the Class A-AB certificates, without regard to the Class A-AB Scheduled Principal Balance, is reduced to zero.

(ii)     on or after the Cross-Over Date, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates, pro rata (based upon their respective Certificate Balance), in an amount equal to the Pooled Non-VRR Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates are reduced to zero;

Third, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates, first (i) up to an amount equal to, and pro rata based upon, the aggregate unreimbursed Pooled Non-VRR Realized Losses previously allocated to each such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Pooled Non-VRR Realized Loss was allocated to such class until the date such Pooled Non-VRR Realized Loss is reimbursed;

Fourth, to the Class A-S certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fifth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates have been reduced to zero, to the Class A-S certificates, in reduction of their Certificate Balance, up to an amount equal to the Pooled Non-VRR Principal Distribution Amount for such Distribution Date, less the portion of such Pooled Non-VRR Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such class is reduced to zero;

Sixth, to the Class A-S certificates, first (i) up to an amount equal to the aggregate of unreimbursed Pooled Non-VRR Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Pooled Non-VRR Realized Loss was allocated to such class until the date such Pooled Non-VRR Realized Loss is reimbursed;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eighth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB and Class A-S certificates have been reduced to zero, to the Class B certificates, in reduction of their Certificate Balance, up to an amount equal to the Pooled Non-VRR Principal Distribution Amount for such Distribution Date, less the portion of such Pooled Non-VRR Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such class is reduced to zero;

Ninth, to the Class B certificates, first (i) up to an amount equal to the aggregate of unreimbursed Pooled Non-VRR Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Pooled Non-VRR Realized Loss was allocated to such class until the date such Pooled Non-VRR Realized Loss is reimbursed;

Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eleventh, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S and Class B certificates have been reduced to zero, to the Class C Certificates, in reduction of their Certificate Balance, up to an amount equal to the Pooled Non-VRR Principal Distribution Amount for such Distribution Date, less the portion of such Pooled Non-VRR Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such class is reduced to zero;

Twelfth, to the Class C certificates, first (i) up to an amount equal to the aggregate of unreimbursed Pooled Non-VRR Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Pooled Non-VRR Realized Loss was allocated to such class until the date such Pooled Non-VRR Realized Loss is reimbursed;

Thirteenth, to the Class D and Class X-D certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts of those classes;

Fourteenth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B and Class C certificates have been reduced to zero, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Pooled Non-VRR Principal Distribution Amount for such Distribution Date, less the portion of such Pooled Non-VRR Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such class is reduced to zero;

Fifteenth, to the Class D certificates, first (i) up to an amount equal to the aggregate of unreimbursed Pooled Non-VRR Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Pooled Non-VRR Realized Loss was allocated to such class until the date such Pooled Non-VRR Realized Loss is reimbursed;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class C and Class D certificates have been reduced to zero, to the Class E certificates, in reduction of their Certificate Balance, up to an amount equal to the Pooled Non-VRR Principal Distribution Amount for such Distribution Date, less the portion of such Pooled Non-VRR Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such class is reduced to zero;

Eighteenth, to the Class E certificates, first (i) up to an amount equal to the aggregate of unreimbursed Pooled Non-VRR Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Pooled Non-VRR Realized Loss was allocated to such class until the date such Pooled Non-VRR Realized Loss is reimbursed;

Nineteenth, to the Class F-RR certificates, in respect of interest, up to an amount equal to, the Interest Distribution Amount of such class;

Twentieth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class C, Class D and Class E certificates have been reduced to zero, to the Class F-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Pooled Non-VRR Principal Distribution Amount for such Distribution Date, less the portion of such Pooled Non-VRR Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such class is reduced to zero;

Twenty-first, to the Class F-RR certificates, first (i) up to an amount equal to the aggregate of unreimbursed Pooled Non-VRR Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Pooled Non-VRR Realized Loss was allocated to such class until the date such Pooled Non-VRR Realized Loss is reimbursed;

Twenty-second, to the Class G-RR certificates, in respect of interest, up to an amount equal to, the Interest Distribution Amount of such class;

Twenty-third, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class C, Class D, Class E and Class F-RR certificates have been reduced to zero, to the Class G-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Pooled Non-VRR Principal Distribution Amount for such Distribution Date, less the portion of such Pooled Non-VRR Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such class is reduced to zero;

Twenty-fourth, to the Class G-RR certificates, first (i) up to an amount equal to the aggregate of unreimbursed Pooled Non-VRR Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Pooled Non-VRR Realized Loss was allocated to such class until the date such Pooled Non-VRR Realized Loss is reimbursed;

Twenty-fifth, to the Class H-RR certificates, in respect of interest, up to an amount equal to, the Interest Distribution Amount of such class;

Twenty-sixth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F-RR and Class G-RR certificates have been reduced to zero, to the Class H-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Pooled Non-VRR Principal Distribution Amount for such Distribution Date, less the portion of such Pooled Non-VRR Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such class is reduced to zero;

Twenty-seventh, to the Class H-RR certificates, first (i) up to an amount equal to the aggregate of unreimbursed Pooled Non-VRR Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Pooled Non-VRR Realized Loss was allocated to such class until the date such Pooled Non-VRR Realized Loss is reimbursed; and

Twenty-eighth, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of all the Subordinate Certificates are (or are expected to be) reduced to zero as a result of the allocation of Pooled Non-VRR Realized Losses to those certificates.

Reimbursement of previously allocated Pooled Non-VRR Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of certificates (other than the Class S certificates, Class R certificates and the Loan-Specific Certificates) for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate on the Class A-1 certificates is a per annum rate equal to 2.019%.

The Pass-Through Rate on the Class A-2 certificates is a per annum rate equal to 2.897%.

The Pass-Through Rate on the Class A-3 certificates is a per annum rate equal to 2.638%.

The Pass-Through Rate on the Class A-4 certificates is a per annum rate equal to 2.658%.

The Pass-Through Rate on the Class A-5 certificates is a per annum rate equal to 2.910%.

The Pass-Through Rate on the Class A-AB certificates is a per annum rate equal to 2.842%.

The Pass-Through Rate on the Class A-S certificates is a per annum rate equal to the lesser of 3.173% and the WAC Rate for the related Distribution Date.

The Pass-Through Rate on the Class B certificates is a per annum rate equal to the lesser of 3.405% and the WAC Rate for the related Distribution Date.

The Pass-Through Rate on the Class C certificates is a per annum rate equal to the WAC Rate for the related Distribution Date.

The Pass-Through Rate on the Class D certificates is a per annum rate equal to the lesser of 2.850% and the WAC Rate for the related Distribution Date.

The Pass-Through Rate on the Class E certificates is a per annum rate equal to the lesser of 2.850% and the WAC Rate for the related Distribution Date.

The Pass-Through Rate on the Class F-RR certificates is a per annum rate equal to the WAC Rate for the related Distribution Date.

The Pass-Through Rate on the Class G-RR certificates is a per annum rate equal to the WAC Rate for the related Distribution Date.

The Pass-Through Rate on the Class H-RR certificates is a per annum rate equal to the WAC Rate for the related Distribution Date.

The Class S certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than the Pooled Non-VRR Percentage of any Excess Interest, if any, with respect to any ARD Loan.

Although it does not have a specified Pass-Through Rate (other than for tax reporting purposes), the effective interest rate for the Pooled VRR Interest will be the Pooled VRR Interest Rate.

The Pass-Through Rate for each class of Class X Certificates for any Distribution Date will equal the excess, if any of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Related Class X Class (or the Pass-Through Rate on the Related Class X Class, if only one) for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rates for the Class SW-A, Class SW-B, Class SW-C and Class SW-D certificates for any Distribution Date will, in the case of each such Class, be a per annum rate equal to the Net Mortgage Rate on the Trust Subordinate Companion Loan as of its due date in the month preceding the month in which the related Distribution Date occurs.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) and REO Loan (other than the portion of the REO Loan related to any Companion Loan) as of their respective Due Dates in the month preceding the month in which such Distribution Date occurs, weighted on the basis of their respective Stated Principal Balances immediately following the Distribution Date (or, if applicable, the Closing Date) in such preceding month.

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan), REO Loan (including any portion of an REO Loan related to the Trust Subordinate Companion Loan, but excluding the portion of the REO Loan related to any other Companion Loan) and the Trust Subordinate Companion Loan is equal to the related Mortgage Rate then in effect (without regard to any increase in the interest rate of the ARD Loan after the Anticipated Repayment Date), less the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates and Withheld Amounts, the Net Mortgage Rate for any Mortgage Loan or the Trust Subordinate Companion Loan, will be determined without regard to any default interest rate, any modification, waiver or amendment of the terms of the related Mortgage Loan or Trust Subordinate Companion Loan, whether agreed to by the master servicer, the applicable special servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower or otherwise. Notwithstanding the foregoing, for Mortgage Loans that accrue interest on an Actual/360 Basis and the Trust Subordinate Companion Loan, then, solely for purposes of calculating the Pass-Through Rate on the Regular Certificates, the Net Mortgage Rate of any Mortgage Loan or the Trust Subordinate Companion Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan or Trust Subordinate Companion Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan or Trust Subordinate Companion Loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date) in any year, will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable.  With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan or Trust Subordinate Companion Loan had remained outstanding.

“Administrative Cost Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan), REO Loan, Companion Loan or Whole Loan or Trust Subordinate Companion Loan, is the annual rate at which interest accrues on such Mortgage Loan, REO Loan, Companion Loan or Whole Loan or Trust Subordinate Companion Loan during such period (in the absence of a default), as stated in the related Mortgage Note, promissory note or componentization notice evidencing such Mortgage Loan (including any Non-Serviced Mortgage Loan), REO Loan, Companion Loan, Whole Loan or Trust Subordinate Companion Loan without giving effect to any default rate.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Pooled Non-VRR Certificates (other than the Class S Certificates) will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class for such Distribution Date, less (B) any Pooled Non-VRR Excess Prepayment Interest Shortfall allocated to such class on such Distribution Date.

“Pooled Non-VRR Excess Prepayment Interest Shortfall” means, for any Distribution Date, the Pooled Non-VRR Percentage of the Excess Prepayment Interest Shortfall for such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Pooled Non-VRR Certificates (other than the Class S Certificates) is equal to the interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class on the Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Pooled Non-VRR Certificates (other than the Class S Certificates) is the sum of (a) the portion of the Interest Distribution Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) in the case of Principal Balance Certificates, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for the current Distribution Date and (ii) in the case of the Class X Certificates, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Aggregate Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts (which, for the avoidance of doubt, will not include the Trust Subordinate Companion Loan):

(a)  the Aggregate Principal Shortfall for that Distribution Date,

(b)  the Scheduled Principal Distribution Amount for that Distribution Date, and

(c)  the Unscheduled Principal Distribution Amount for that Distribution Date;

provided that the Aggregate Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)  Nonrecoverable Advances (including any property protection advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date, and

(B)  Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Aggregate Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Pooled Non-VRR Principal Distribution Amount” with respect to any Distribution Date and the Pooled Principal Balance Certificates will equal the Pooled Non-VRR Percentage of the Aggregate Principal Distribution Amount for such Distribution Date.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the Master Servicer Remittance Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the Master Servicer Remittance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans on or prior to the related Determination Date; and (b) the principal portions of all Liquidation Proceeds, Insurance and Condemnation Proceeds and, if applicable, income, rents, and profits from REO Property or otherwise, received with respect to such Mortgage Loan and any REO Loan on or prior to the related Determination Date, but in each case only to the extent that such principal portion represents a recovery of principal for which no advance was previously made pursuant to “Pooling and Servicing Agreement—Advances” in respect of a preceding Distribution Date; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any Special Servicing Fees, Liquidation Fees, accrued interest on Advances and other additional expenses of the issuing entity incurred in connection with the related Mortgage Loan.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy modification (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Aggregate Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Aggregate Principal Distribution Amount for the preceding Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date in respect of such Aggregate Principal Distribution Amount.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan and the Trust Subordinate Companion Loan will initially equal its Cut-off Date Balance (or in the case of a Qualified Substitute Mortgage Loan or Trust Subordinate Companion Loan, the unpaid principal balance of such Mortgage Loan or Trust Subordinate Companion Loan after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received) and, on each Distribution Date, will be reduced by the amount of principal payments received on such Mortgage Loan or the Trust Subordinate Companion Loan or advanced for such Distribution Date. With respect to any other Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. With respect to any Whole Loan on any date of determination, the Stated Principal Balance of such Whole Loan will be the sum of the Stated Principal Balance of the related Mortgage Loan and each related Companion Loan on such date. The Stated Principal Balance of a Mortgage Loan, Trust Subordinate Companion Loan or Whole Loan may also be reduced in connection with any modification that reduces the principal amount due on such Mortgage Loan, Trust Subordinate Companion Loan or Whole Loan, as the case may be, or any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See “Certain Legal Aspects of Mortgage Loans”. If any Mortgage Loan, Trust Subordinate Companion Loan or Whole Loan is paid in full or the Mortgage Loan, Trust Subordinate Companion Loan or Whole Loan (or any Mortgaged Property acquired in respect of the Mortgage Loan or Whole Loan) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan, Trust Subordinate Companion Loan or Whole Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Realized Losses, as well as for purposes of calculating the Servicing Fee and Certificate Administrator/Trustee Fee payable each month, each REO Property (including any REO Property with respect to any Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (including related Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (including related Companion Loan) including any portion of it payable or reimbursable to the master servicer, either special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer or either special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to each Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders and the Pooled RR Interest Owner or to reimburse the issuing entity, other than in the limited circumstances related to Property Protection Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA.

With respect to an AB Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to a Subordinate Companion Loan will be available for amounts due to the holders of the Certificates (except, solely in the case of the Trust Subordinate Companion Loan only, the holders of the Loan-Specific Certificates), other than indirectly in the limited circumstances related to reimbursement of Property Protection Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to an AB Whole Loan incurred with respect to an AB Whole Loan in accordance with the PSA.

Amounts relating to the REO Property or REO Loan in respect of the Trust Subordinate Companion Loan will only be available to holders of the Loan-Specific Certificates.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute (i) to the holders of the Class S certificates, the Pooled Non-VRR Percentage of any Excess Interest received with respect to the ARD Loan on or prior to the related Determination Date, and (ii) to the Pooled VRR Interest Owners, the remainder of such Excess Interest received with respect to the ARD Loan on or prior to the related Determination Date. Excess Interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA.  The Class S certificates and the Pooled VRR Interest will be entitled to such distributions of Excess Interest notwithstanding any reduction of their related Certificate Balance or Pooled VRR Interest Balance, as applicable, to zero.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to each Serviced Whole Loan, the related Co-Lender Agreement), all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of each Serviced Whole Loan, any amounts payable to the holder of any related Companion Loan(s) pursuant to the related Co-Lender Agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the PSA, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid expenses of the issuing entity with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate in effect from time to time through and including the end of the applicable Mortgage Loan interest accrual period in which such collections are received by or on behalf of the issuing entity, over (ii) the sum of (a) (x) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to clause Fifth below on earlier dates) or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, and (b) Accrued AB Loan Interest;

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of (i) accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage

Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination by the master servicer that such P&I Advance would have been a Nonrecoverable Advance and (ii) Accrued AB Loan Interest (in each of clause (i) and (ii), to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees);

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

Thirteenth, in the case of the ARD Loan after the Anticipated Repayment Date, any accrued but unpaid Excess Interest;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any) must be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner permitted by such REMIC provisions.

“Accrued AB Loan Interest” means, with respect to any AB Modified Loan and any date of determination, accrued and unpaid interest that remains unpaid with respect to the junior note(s) of such AB Modified Loan.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of each Serviced Whole Loan, exclusive of any amounts payable to the holder of any related Companion Loan(s), as applicable, pursuant to the related Co-Lender Agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the PSA, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid expenses of the issuing entity with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the applicable Mortgage Rate in effect from time to time through and including the end of the applicable Mortgage Loan interest accrual period in which such collections are received by or on behalf of the issuing entity, over (ii) the sum of (a) (x) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as a recovery of accrued and unpaid interest pursuant to clause Fifth below or clause Fifth of the prior waterfall under this “—Application Priority of Mortgage Loan Collections or Whole Loan Collections” above on earlier dates) or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, and (b) Accrued AB Loan Interest;

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of (i) accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination by the master servicer that such P&I Advance would have been a Nonrecoverable Advance and (ii) Accrued AB Loan Interest (in each of clause (i) and (ii), to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior waterfall under this “—Application Priority of Mortgage Loan Collections or Whole Loan Collections” above on earlier dates);

Sixth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of the ARD Loan after the Anticipated Repayment Date, any accrued but unpaid Excess Interest.

Allocation of Yield Maintenance Charges and Prepayment Premiums

On each Distribution Date, prepayment premiums and yield maintenance charges collected as of the related Determination Date are required to be distributed to the Pooled VRR Interest Owners and the holders of the classes of certificates as described below.

On each Distribution Date, the Pooled VRR Percentage of any yield maintenance charge collected on the Mortgage Loans during the one-month period ending on the related Determination Date is required to be distributed to the Pooled VRR Interest Owners, and the Pooled Non-VRR Percentage of any yield maintenance charge collected on the Mortgage Loans during the one-month period ending on the related Determination Date is required to be distributed as follows: (a) pro rata, between (i) the group (the “YM Group A”) of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A and Class A-S certificates, (ii) the group (the “YM Group B”) of the Class X-B, Class B and Class C certificates, and (iii) the group (collectively with the YM Group A and the YM Group B, the “YM Groups”) of the Class X-D, Class D and Class E certificates based upon the aggregate amount of principal distributed to the classes of Pooled Principal Balance Certificates in each YM Group on such Distribution Date; and (b) as among the respective classes of Pooled Principal Balance Certificates in each YM Group in the following manner: (i) each class of Pooled Principal Balance Certificates in such YM Group will be entitled to receive on each Distribution Date the portion of such yield maintenance charge in an amount equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such class of Pooled Principal Balance Certificates on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Pooled Principal Balance Certificates in such YM Group on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment and such class of certificates, and (z) the aggregate amount of such yield maintenance charge allocated to such YM Group and (ii) the portion of such yield maintenance charge allocated to such YM Group remaining after such distributions to the applicable classes of Pooled Principal Balance Certificates, will be distributed to the class of Class X Certificates in such YM Group. If there is more than one class of Pooled Principal Balance Certificates in either YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such classes, the aggregate amount of such yield maintenance charges will be allocated among all such classes of Pooled Principal Balance Certificates up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the first sentence of this paragraph.

Any yield maintenance charges collected in respect of the Trust Subordinate Companion Loan will be distributed to the Loan-Specific Certificates.

The “Base Interest Fraction” with respect to any principal prepayment on any Mortgage Loan and with respect to any class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class C, Class D and Class E certificates is a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such class of certificates exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (i) Mortgage Rate on such Mortgage Loan exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one.  However, if such discount rate is greater than or equal to the lesser of (x) the Mortgage Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal zero; provided that if such discount rate is greater than or equal to the Mortgage Rate on such Mortgage Loan, but less than the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal one.

If a prepayment premium is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above.  For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for Mortgage Loans that require payment at the greater of a yield maintenance charge and a minimum amount equal to a fixed percentage of the principal balance of the Mortgage Loan or, for Mortgage Loans that only have a prepayment premium based on a fixed percentage of the principal balance of the Mortgage Loan, such other discount rate as may be specified in the related Mortgage Loan documents.

No prepayment premiums or yield maintenance charges will be distributed to holders of the Class F-RR, Class G-RR, Class H-RR, Class S or Class R certificates.  Instead, after the Notional Amounts of the

Class X-A, Class X-B and Class X-D certificates, and the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class C, Class D and Class E certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to Mortgage Loans allocated to the Pooled Certificateholders will be distributed to holders of the Class X-B certificates.

For a description of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the aggregate Certificate Balance or Notional Amount of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as follows:

Class Designation	Assumed Final Distribution Date
Class A-1	December 2024
Class A-2	January 2025
Class A-3	November 2026
Class A-4	November 2029
Class A-5	December 2029
Class A-AB	September 2029
Class X-A	December 2029
Class X-B	December 2029
Class A-S	December 2029
Class B	December 2029
Class C	January 2030

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPY prepayment rate and the Modeling Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” (a) for each class of Offered Certificates will be the Distribution Date in February 2053 and (b) for each class of Loan-Specific Certificates (other than the Class SW-VR certificates) will be the Distribution Date in December 2039. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan or Serviced Whole Loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any prepayment premium or yield maintenance charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan or Serviced Whole Loan (with such prepayment allocated between the related Mortgage Loan and Serviced

Companion Loan in accordance with the related Co-Lender Agreement) in whole or in part after the Determination Date (or, with respect to each Mortgage Loan or Serviced Companion Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) in any calendar month and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees and any Excess Interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Shortfalls for each Distribution Date with respect to each AB Whole Loan will generally be allocated first, to the related Subordinate Companion Loans in accordance with the related Co-Lender Agreement and then, pro rata to the related Mortgage Loan and any related Pari Passu Companion Loan. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than any non-serviced mortgage loan) and any related Serviced Companion Loan, will be retained by the master servicer as additional servicing compensation.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Companion Loan and is required to be made to the holder of such Serviced Companion Loan) on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an amount, with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan), any related Serviced Pari Passu Companion Loan and the Trust Subordinate Companion Loan, equal to the lesser of:

(i)     the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan and the Trust Subordinate Companion Loan (in each case other than a Specially Serviced Loan or if the applicable special servicer allowed a prepayment on such Mortgage Loan or Serviced Pari Passu Companion Loan or Trust Subordinate Companion Loan on a date other than the applicable Due Date) for the related Distribution Date, and

(ii)    the aggregate of (A) a portion of the master servicer’s Servicing Fees to be paid under the PSA for the related Distribution Date calculated at a rate of 0.00125% per annum on each Mortgage Loan (other than any Non-Serviced Mortgage Loan) (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan), (B) all Prepayment Interest Excesses received by the master servicer during such Collection Period with respect to the Mortgage Loans (other than the Non-Serviced Mortgage Loan) (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Whole Loan) subject to such prepayment and (C) to the extent earned on principal prepayments, net investment earnings payable to the master servicer for such Collection Period received by the master servicer during such Collection Period with respect to the Mortgage Loan (other than any Non-Serviced Mortgage Loan) (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Whole Loan), as applicable, subject to such prepayment. In no event will the rights of the Certificateholders or the Pooled RR Interest Owner to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y) at the request or with the consent of the applicable special servicer or, so long as no Control Termination Event has occurred and is continuing, and only with respect to the Mortgage Loans other than any applicable Excluded Loan or the Servicing Shift Mortgage Loan, the Directing Holder or (z) in connection with the payment of any insurance proceeds or condemnation awards, unless the master servicer did not apply the proceeds thereof in accordance with the terms of the related loan documents and such failure causes the shortfall), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, master servicer will pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) above in connection with such Prohibited Prepayments.

With respect to the Trust Subordinate Companion Loan, the master servicer will be required to make Compensating Interest Payments in an amount calculated in the same manner described above applicable to the Mortgage Loans and the related Serviced Whole Loan.

Compensating Interest Payments with respect to the Serviced Whole Loans will be allocated among the related Mortgage Loan and the related Serviced Pari Passu Companion Loan and the Trust Subordinate Companion Loan, pro rata, in accordance with their respective principal amounts, and the master servicer will be required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan to the applicable master servicer under the related other pooling and servicing agreement.

The aggregate of any Excess Prepayment Interest Shortfall allocated to the Mortgage Loans for any Distribution Date will, to the extent of the Pooled Non-VRR Percentage thereof, be allocated on such Distribution Date among each class of Pooled Non-VRR Certificates, (other than the Class S Certificates) pro rata in accordance with their respective Interest Accrual Amounts for that Distribution Date, with the remaining portion thereof being deemed allocated to the Pooled VRR Interest.  The aggregate of any Excess Prepayment Interest Shortfall allocated to the Trust Subordinate Companion Loan for any Distribution Date will be allocated on such Distribution Date to the Loan-Specific Certificates, pro rata, in accordance with each Class’s accrued interest. Prepayment Interest Excess in respect of the Trust Subordinate Companion Loan will be paid to the master servicer as additional servicing compensation.

“Excess Prepayment Interest Shortfall” means, with respect to any Distribution Date, (i) with respect to the Mortgage Loans, the aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Pooled Available Funds for such Distribution Date that are not covered by the master servicer’s Compensating Interest Payment for such Distribution Date and the portion of the compensating interest payments allocable to any Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer, and (ii) with respect to the Trust Subordinate Companion Loan, the aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Trust Subordinate Companion Loan to be included in the Starwood Available Funds for such Distribution Date that are not covered by the master servicer’s Compensating Interest Payment for such Distribution Date.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive the Pooled Non-VRR Percentage of distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates. In particular, the rights of the holders of the Class A-S, Class B, Class C, Class D, Class X-D, Class E, Class F-RR, Class G-RR and Class H-RR certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S certificates will likewise be protected by the subordination of the Class B, Class C, Class D, Class X-D, Class E, Class F-RR, Class G-RR and Class H-RR certificates.  The Class B certificates will likewise be protected by the subordination of the Class C, Class D, Class X-D, Class E, Class F-RR, Class G-RR and Class H-RR certificates.  The Class C certificates will likewise be protected by the subordination of the Class D, Class X-D, Class E, Class F-RR, Class G-RR and Class H-RR certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of Pooled Certificates to receive on any Distribution Date the amounts of interest and/or principal distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Pooled Non-VRR Realized Losses to classes of Pooled Principal Balance Certificates that are subordinate to more senior classes, as described below.

Other than the subordination of certain classes of certificates, as described above, no other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal allocable to the Pooled Non-VRR Certificates on any Distribution Date will be made as described under “—Distributions—Priority of Distributions” above. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates that are still outstanding, pro rata, without regard to the Class A-AB Scheduled Principal Balance, until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates, for so long as they are outstanding, of the entire Pooled Non-VRR Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates, the percentage interest in the issuing entity evidenced by the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates, the successive allocation on each Distribution Date of the remaining Pooled Non-VRR Principal Distribution Amount to the Class A-S certificates, the Class B certificates, the Class C certificates, the Class D certificates, the Class E certificates, the Class F-RR certificates, the Class G-RR certificates and the Class H-RR certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Pooled Certificateholders and the Pooled RR Interest Owner on that date, the certificate administrator is required to calculate the Pooled Non-VRR Realized Loss and the Pooled VRR Realized Loss for such Distribution Date.  On each Distribution Date, immediately following the distributions to be made to the Holders of the Loan-Specific Certificates on that date, the certificate administrator is required to calculate the Starwood Non-RR Realized Loss and the Starwood RR Realized Loss for such Distribution Date.

The “Starwood Non-RR Realized Loss” with respect to any Distribution Date, is the amount, if any, by which (i) the aggregate Certificate Balance of the Loan-Specific Non-VRR Certificates, after giving effect to distributions of principal on such Distribution Date, exceeds (ii) the product of (A) the Starwood Non-RR Percentage and (B) the Stated Principal Balance (for purposes of this calculation only, the Stated Principal Balance will not be reduced by the amount of principal payments received on the Trust Subordinate Companion Loan that were used to reimburse the master servicer, the applicable special servicer or the trustee from general collections of principal on the Trust Subordinate Companion Loan for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Trust Subordinate Companion Loan, including any REO Loan (but including the Trust Subordinate Companion Loan and excluding the Mortgage Loan and any other Companion Loan) as of the end of the last day of the related Collection Period.

The “Starwood RR Realized Loss” with respect to any Distribution Date, is the amount, if any, by which (i) the aggregate Certificate Balance of the Class SW-VR Certificates, after giving effect to distributions of principal on such Distribution Date, exceeds (ii) the product of (A) the Starwood RR Percentage and (B) the Stated Principal Balance (for purposes of this calculation only, the Stated Principal Balance will not be reduced by the amount of principal payments received on the Trust Subordinate Companion Loan that were used to reimburse the master servicer, the applicable special servicer or the trustee from general collections of principal on the Trust Subordinate Companion Loan for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Trust Subordinate Companion Loan, including any REO Loan (but including the Trust Subordinate Companion Loan and excluding the Mortgage Loan and any other Companion Loan) as of the end of the last day of the related Collection Period.

The “Pooled Non-VRR Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the aggregate Certificate Balance of the Pooled Principal Balance Certificates, after giving effect to distributions of principal on such Distribution Date, exceeds (ii) the product of (A) the Pooled Non-VRR Percentage and (B) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer, the applicable special servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) as of the end of the last day of the related Collection Period.

The certificate administrator will be required to allocate any Pooled Non-VRR Realized Losses among the respective classes of Pooled Principal Balance Certificates in the following order, until the Certificate Balance of each such class is reduced to zero:

first, to the Class H-RR certificates;

second, to the Class G-RR certificates;

third, to the Class F-RR certificates;

fourth, to the Class E certificates;

fifth, to the Class D certificates;

sixth, to the Class C certificates;

seventh, to the Class B certificates; and

eighth, to the Class A-S certificates.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates (other than the Class X-D Certificates) to zero, the certificate administrator will be required to allocate Pooled Non-VRR Realized Losses among the Senior Certificates (other than the Class X-A and Class X-B Certificates), pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

The certificate administrator will be required to allocate any Starwood Non-RR Realized Losses among the respective classes of the Loan-Specific Non-VRR Certificates: first, to the Class SW-D Certificates, then, to the Class SW-C Certificates, then, to the Class SW-B Certificates, and then, to the Class SW-A Certificates, in each case until the Certificate Balance of each such class is reduced to zero.

Realized Losses will not be allocated to the Class S or the Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be reduced if any Related Class X Class is reduced by such Realized Losses.

Pooled VRR Realized Losses will be allocated to the Pooled VRR Interest.  Pooled Non-VRR Realized Losses will be allocated to the Pooled Principal Balance Certificates.  Neither Pooled VRR Realized Losses nor Pooled Non-VRR Realized Losses will be allocated to the Loan-Specific Certificates.

Starwood RR Realized Losses will be allocated to the Class SW-VR Certificates. Starwood Non-RR Realized Losses will be allocated to the Loan-Specific Non-VRR Certificates.  Neither Starwood RR Realized Losses nor Starwood Non-RR Realized Losses will be allocated to the Pooled Certificates or the Pooled RR Interest.

The Pooled VRR Realized Losses, the Pooled Non-VRR Realized Losses, the Starwood RR Realized Losses and the Starwood Non-RR Realized Losses are referred to in this prospectus as “Realized Losses”.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans or Trust Subordinate Companion Loan, including as a result of defaults and delinquencies on the related Mortgage Loans or the Trust Subordinate Companion Loan, Nonrecoverable Advances made in respect of the Mortgage Loans or the Trust Subordinate Companion Loan, the payment to the special servicers of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan or Trust Subordinate Companion Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Trustee and The Certificate Administrator” or “—The Operating Advisor and Asset Representations Reviewer”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

A class of Regular Certificates or the Pooled VRR Interest will be considered outstanding until its Certificate Balance or Notional Amount or Pooled VRR Interest Balance, as applicable, is reduced to zero. However, notwithstanding a reduction of its Certificate Balance or Pooled VRR Interest Balance to zero, reimbursements of any previously allocated Pooled Non-VRR Realized Losses and Pooled VRR Realized Losses are required thereafter to be made to a class of Pooled Principal Balance Certificates and the Pooled VRR Interest, as applicable, in accordance with the payment priorities set forth in “—Distributions—Priority of Distributions” and “Credit Risk Retention—The Pooled VRR Interest”.

Reports to Certificateholders and the Pooled RR Interest Owner; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, the certificate administrator will be required to prepare and make available to each Certificateholder and Pooled RR Interest Owner of record a Distribution Date Statement based in part on the information delivered to it by the master servicer in the form of Annex B (the “Distribution Date Statement”) and providing all information required under Regulation AB relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.  The certificate administrator will include on each Distribution Date statement a statement that each Certificateholder and the Pooled RR Interest Owner may access such notices via the certificate administrator’s website and that each Certificateholder and the Pooled RR Interest Owner may register to receive electronic mail notifications when such notices are posted thereon.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional debt, identifying (A) the amount of any additional debt incurred during the related Collection Period, (B) the total debt service coverage ratio calculated on the basis of the mortgage loan and such additional debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate or the Pooled RR Interest Owner, a statement containing information as to (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates and a reduction in the Pooled RR Interest Balance of the Pooled RR Interest, and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder, Pooled RR Interest Owner or Certificate Owner reasonably requests, to enable Certificateholders and the Pooled RR Interest Owner to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the master servicer, the certificate administrator or either special servicer, as applicable, substantially in the form provided in the PSA, in the case of the Distribution Date Statement (which form is subject to change) and as required under the PSA in the case of the CREFC® Reports, and including substantially the following information:

(1)     a report as of the close of business on the immediately preceding Determination Date, containing some categories of information regarding the Mortgage Loans provided on Annex A-2, calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the master servicer and by the master servicer to the certificate administrator, and presented in a loan-by-loan and tabular format substantially similar to the formats utilized on Annex B;

(2)     a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)     a CREFC® historical loan modification and corrected loan report;

(4)     a CREFC® advance recovery report;

(5)     a CREFC® total loan report;

(6)     a CREFC® operating statement analysis report;

(7)     a CREFC® comparative financial status report;

(8)     a CREFC® net operating income adjustment worksheet;

(9)     a CREFC® real estate owned status report;

(10)    a CREFC® servicer watch list;

(11)    a CREFC® loan level reserve and letter of credit report;

(12)    a CREFC® property file;

(13)    a CREFC® financial file;

(14)    a CREFC® loan setup file; and

(15)    a CREFC® loan periodic update file.

The master servicer or the applicable special servicer, as applicable, may omit any information from these reports that the master servicer or such special servicer regards as confidential, so long as such information is not required to be disclosed pursuant to Item 1125 of Regulation AB.  Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, none of the master servicer, the special servicers, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under a Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders and the Pooled RR Interest Owner by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, the master servicer will deliver to the certificate administrator by electronic means, as required under the PSA:

●	a CREFC® property file;

●	a CREFC® financial file;

●	a CREFC® loan setup file;

●	a CREFC® loan periodic update file; and

●	a CREFC® appraisal reduction amount template (if any Appraisal Reduction Amount has been calculated).

No later than two calendar days following each Distribution Date (provided that is such second calendar day is not a business day, then the immediately succeeding business day), the master servicer will deliver to the certificate administrator by electronic means a CREFC® Schedule AL file.

In addition, the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan) or applicable special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property and REO Property:

●

Within 30 days after receipt of a quarterly operating statement, if any, commencing for the quarter ending March 31, 2020, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property unless such Mortgaged Property is analyzed on a trailing 12 month basis, or if the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan is on the CREFC® servicer watch list). The master servicer (with respect to non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, will deliver to the certificate administrator, the operating advisor and each holder of a Serviced Companion Loan by electronic means the operating statement analysis upon request.

●

Within 30 days after receipt by the applicable special servicer (with respect to Specially Serviced Loans and REO Properties) or the master servicer (with respect to a Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Loan) of any annual operating statements or rent rolls commencing for the calendar year ending December 31, 2020, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology described in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the master servicer to satisfy its obligation to deliver the CREFC® net operating income adjustment worksheet described above. Such special servicer or the master servicer will deliver to the certificate administrator, the operating advisor and each holder of a related Serviced Companion Loan by electronic means the CREFC® net operating income adjustment worksheet upon request.

Certificate Owners and any holder of a Serviced Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners. See “Risk Factors—Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record”.

The holders of the Loan-Specific Certificates will be entitled to obtain access to reports and other information in a manner substantially similar to the procedures described above.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the sponsors, the master servicer, the special servicers, any Excluded Special Servicer, the trustee, the certificate administrator, any additional servicer designated by the master servicer or either special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any person (including the Directing Holder, the Controlling Class Representative, a Risk Retention Consultation Party and the Pooled RR Interest Owners) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is a Risk Retention Consultation Party or a special servicer) be entitled to receive (i) if such party is the Directing Holder, any Controlling Class Certificateholder or any Starwood Controlling Class Certificateholder, any Excluded Information via the certificate administrator’s website  (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)), and (ii) if such party is not the Directing Holder, any Controlling Class Certificateholder or any Starwood Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, however, that, if a special servicer obtains knowledge that it is a Borrower Party, such special servicer will nevertheless be a Privileged Person; provided, further, however, that a special servicer may not directly or indirectly provide any information related to any Excluded Special Servicer Loan (which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan) to the related Borrower Party, any of such special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, however, that any Excluded Controlling Class Holder will be permitted to reasonably request and obtain, in accordance with terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available to such Excluded Controlling Class Holder via the certificate administrator’s website on account of it constituting Excluded Information) from the master servicer or the applicable special servicer, as the case may be. Notwithstanding any provision to the contrary in this prospectus, neither the master servicer nor the certificate administrator will have any obligation to restrict access by the applicable special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

The “Pooled Risk Retention Consultation Parties” will be (i) a party selected by Goldman Sachs Bank USA, (ii) a party selected by Deutsche Bank AG, New York Branch, and (iii) a party selected by Citi Real Estate Funding Inc., in each case, as an owner of the Pooled VRR Interest.  The depositor will promptly provide the name and contact information for each initial Pooled Risk Retention Consultation Party upon request and any such requesting party may conclusively rely on the name and contact information provided by the depositor. The certificate administrator and the other parties to the PSA will be entitled to assume that the identity of a Pooled Risk Retention Consultation Party has not changed until such parties receive written notice of (including the identity and contact information for) a replacement of the Pooled Risk Retention Consultation Party from the Pooled RR Interest Owner or the Class RR Certificateholder, as applicable. Notwithstanding the foregoing, no Pooled Risk Retention Consultation Party will have any consultation rights with respect to any related Excluded Loan.  Each of GSMC (or an affiliate), CREFI and DBNY is expected to be an initial Pooled Risk Retention Consultation Party.

The “Starwood Risk Retention Consultation Party” will be a party selected by DBNY, as the Class SW-VR certificateholder.  The depositor will promptly provide the name and contact information for the initial Starwood Risk Retention Consultation Party upon request and any such requesting party may conclusively rely on the name and contact information provided by the depositor. The certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Starwood Risk Retention Consultation Party has not changed until such parties receive written notice of (including the identity and contact information for) a replacement of the Starwood Risk Retention Consultation Party from the Class SW-VR certificateholder (as confirmed by the certificate registrar).  DBNY is expected to be appointed as the initial Starwood Risk Retention Consultation Party.

The Pooled Risk Retention Consultation Party and the Starwood Risk Retention Consultation Party are referred to in this prospectus as the “Risk Retention Consultation Parties” each a “Risk Retention Consultation Party”.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by the master servicer, the applicable special servicer, a mortgage loan seller or the operating advisor, as the case may be.

“Borrower Party” means a borrower, a manager of a Mortgaged Property, a Restricted Mezzanine Holder or a Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a manager of a Mortgaged Property or a Restricted Mezzanine Holder, (a) any other person controlling or controlled by or under common control with such borrower, manager or Restricted Mezzanine Holder, as applicable, or (b) any other person owning, directly or indirectly, twenty-five percent (25%) (or, in the case of the Starwood Industrial Portfolio Whole Loan, ten percent (10%)) or more of the beneficial interests in such borrower, manager or Restricted Mezzanine Holder, as applicable.  For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Excluded Controlling Class Loan” means a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Controlling Class Representative or any Controlling Class Certificateholder (or, with respect to the Starwood Industrial Portfolio Whole Loan prior to the continuation of a Starwood Industrial Portfolio Control Appraisal Period, the Starwood Controlling Class Representative or any Starwood Controlling Class Certificateholder) is a Borrower Party.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, other than any such information with respect to such Excluded Controlling Class Loan that is aggregated with information of other Mortgage Loans at a pool level and other than CREFC® Reports (other than the CREFC® special servicer loan file for the related Excluded Controlling Class Loan).

“Excluded Loan” means with respect to (i) the Controlling Class Representative, any Mortgage Loan or Whole Loan with respect to which the Controlling Class Representative or the holder of the majority of the Controlling Class (by Certificate Balance) (or, with respect to the Starwood Industrial Portfolio Whole Loan prior to the continuation of a Starwood Industrial Portfolio Control Appraisal Period, the Starwood Controlling Class Representative or the holder of the majority of the Starwood Controlling Class (by Certificate Balance)) is a Borrower Party, or (ii) a Risk Retention Consultation Party, any Mortgage Loan, Trust Subordinate Companion Loan or Whole Loan if, as of any date of determination, such Risk Retention Consultation Party or the person entitled to appoint such Risk Retention Consultation Party is a Borrower Party.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click through confirmation), representing (i) that such person executing the certificate is a Certificateholder, the Pooled RR Interest Owner, the Directing Holder or a Risk Retention Consultation Party (in each case, to the extent such person is not a Certificateholder), a beneficial owner of a certificate, a Companion Loan Holder or a prospective purchaser of a certificate (or any investment advisor or manager of the foregoing), (ii) that either (a) such person is a Risk Retention Consultation Party or is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party (other than a Risk Retention Consultation Party), in which case (1) if such person is the Directing Holder, Controlling Class Certificateholder or a Starwood Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA or (2) if such person is not the Directing Holder , a Controlling Class Certificateholder or a Starwood Controlling Class Certificateholder, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to obtain, upon request in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available to such Excluded Controlling Class Holder via the certificate administrator’s website on account of it constituting Excluded Information) from the master servicer or the applicable special servicer, as the case may be, and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan.

“Restricted Mezzanine Holder” means a holder of a related mezzanine loan that has been accelerated or as to which the mezzanine lender has initiated foreclosure or enforcement proceedings against the equity collateral pledged to secure such mezzanine loan.

A “Certificateholder” is the person in whose name a certificate (including the Class RR and Class SW-VR certificates) is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate (including the Class RR and Class SW-VR certificates) registered in the name of or beneficially owned by the master servicer, a special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, a mortgage loan seller, a mortgagor, a Borrower Party or any affiliate of any of such persons will be deemed to be not outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will be deemed to be not outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class certificates owned by a special servicer or an affiliate thereof will be deemed to be not outstanding as to such special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicer, the special servicers (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, the mortgage loan sellers or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA or waive a Servicer Termination Event or trigger an Asset Review with respect to such Mortgage Loan; provided, further, that so long as there is no Servicer Termination Event with respect to the master servicer or applicable special servicer, the master servicer and such special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of the applicable special servicer’s, the master servicer’s or the related mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, the master servicer, the special servicers, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the master servicer, the special servicers, the trustee or the certificate administrator, as applicable.

A “Pooled Certificateholder” is a Certificateholder of a Pooled Certificate.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the master servicer or the applicable special servicer, as applicable, is required to provide to the holders of any Companion Loan (or their designee including any master servicer or any special servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Co-Lender Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® Reports and supplemental notices with respect to such Distribution Date Statements and CREFC® Reports, may be provided by the certificate administrator at the direction of the depositor (which may be in the form of a standing order) to certain market data providers, such as Bloomberg Financial Markets, L.P., Trepp, LLC, Intex Solutions, Inc., Moody’s Analytics, CMBS.com, Inc., BlackRock Financial Management, Inc., Markit Group Limited, RealINSIGHT, Thomson Reuters Corporation and Intercontinental Exchange | ICE Data Services (each, a “Financial Market Publisher”), pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder or the Pooled RR Interest Owner that is a Privileged Person identified to the master servicer’s reasonable satisfaction, the master servicer may provide (or forward electronically) at the expense of such Certificateholder or the Pooled RR Interest Owner copies of any appraisals, operating statements, rent rolls and financial statements obtained by the master servicer; provided, that in connection with such request, the master servicer may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer, generally to the effect that such person is a Certificateholder, the Pooled RR Interest Owner or a Certificate Owner and a Privileged Person, will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder and the Pooled RR Interest Owner may have under the PSA.  Certificateholders and the Pooled RR Interest Owner will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website and will make available to the general public this prospectus, Distribution Date Statements, the PSA, each MLPA and the SEC EDGAR filings referred to below:

●	the following “deal documents”:

●	this prospectus;

●	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and each MLPA and any amendments and exhibits to those agreements;

●	the CREFC® loan setup file delivered to the certificate administrator by the master servicer;

●	the following “SEC EDGAR filings”:

●

any reports on Forms 10-D, 10-K, 8-K and ABS-EE that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

●	the following documents, which will be made available under a tab or heading designated “periodic reports”:

●	the Distribution Date Statements;

●	the CREFC® bond level files;

●	the CREFC® collateral summary files;

●	the CREFC® Reports, other than the CREFC® loan setup file and CREFC® special servicer loan file (provided that they are received by the certificate administrator);

●	the CREFC® appraisal reduction amount template;

●	the annual reports prepared by the operating advisor;

●	the following documents, which will be made available under a tab or heading designated “additional documents”:

●	the summary of any Final Asset Status Report as provided by the applicable special servicer;

●	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;

●	the following documents, which will be made available under a tab or heading designated “special notices”:

●	notice of any release based on an environmental release under the PSA;

●	notice of any waiver, modification or amendment of any term of any Mortgage Loan or Whole Loan;

●	notice of final payment on the certificates or the Pooled RR Interest;

●

all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders or the Pooled RR Interest Owner of the termination of the master servicer or any special servicer;

●	any notice of resignation or termination of the master servicer or any special servicer;

●	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;

●	any notice of any request by requisite percentage of Voting Rights for a vote to terminate a special servicer, the operating advisor or the asset representations reviewer;

●

any notice to Certificateholders or the Pooled RR Interest Owner of the operating advisor’s recommendation to replace a special servicer and the related report prepared by the operating advisor in connection with such recommendation;

●

notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;

●	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;

●	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

●	any notice of the termination of the issuing entity;

●	any notice that a Control Termination Event or of an Operating Advisor Consultation Event has occurred or is terminated or that a Consultation Termination Event has occurred;

●	any notice of the occurrence of an Operating Advisor Termination Event;

●	any notice of the occurrence of an Asset Representations Reviewer Termination Event;

●	any Proposed Course of Action Notice;

●	any assessment of compliance delivered to the certificate administrator;

●	any Attestation Reports delivered to the certificate administrator;

●	any document provided by the master servicer or the depositor directing the certificate administrator to post same;

●	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below;

●	the “Investor Q&A Forum”;

●	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”; and

●	the “U.S. Risk Retention Special Notices” tab;

provided that with respect to a Control Termination Event or a Consultation Termination Event deemed to exist due solely to the existence of any applicable Excluded Loan, the certificate administrator will only be required to make available such notice of the occurrence and continuance of a Control Termination Event or the notice of the occurrence and continuance of a Consultation Termination Event to the extent the certificate administrator has been notified of such Excluded Loan.

The certificate administrator will be required to, in addition to posting the applicable notices on the “U.S. Risk Retention Special Notices” tab described above, provide email notification to any Privileged Person (other than Financial Market Publishers) that has registered to receive access to the certificate administrator’s website that a notice has been posted to the “U.S. Risk Retention Special Notices” tab.

Notwithstanding the foregoing, if the Controlling Class Representative, any Controlling Class Certificateholder, the Starwood Controlling Class Representative or any Starwood Controlling Class Certificateholder, as applicable, is a Borrower Party with respect to any related Excluded Controlling Class

Loan (such party, an “Excluded Controlling Class Holder”), such Excluded Controlling Class Holder is required to promptly notify each of the master servicer, each special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide a new Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Holder, any Controlling Class Certificateholder or any Starwood Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Holder, any Controlling Class Certificateholder or any Starwood Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Holder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available to such Excluded Controlling Class Holder via the certificate administrator’s website on account of it constituting Excluded Information, such Directing Holder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to reasonably request and obtain such information in accordance with terms of the PSA and the master servicer and the special servicers, as applicable, may require and rely on certifications and other reasonable information prior to releasing any such information.

To the extent the Directing Holder, a Controlling Class Certificateholder or any Starwood Controlling Class Certificateholder receives access pursuant to the PSA to any Excluded Information on the certificate administrator’s website or otherwise receives access to such Excluded Information, such Directing Holder, Controlling Class Certificateholder or any Starwood Controlling Class Certificateholder will be deemed to have agreed that it (i) will not directly or indirectly provide any such Excluded Information to (A) the related Borrower Party, (B) any related Excluded Controlling Class Holder, (C) any employees or personnel of such Directing Holder, Controlling Class Certificateholder or any Starwood Controlling Class Certificateholder or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or (D) to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and (ii) will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with the obligations described in clause (i) above.

Any reports on Form 10-D filed by the certificate administrator will contain (i) the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer and (iii) certain account balances to the extent available to the certificate administrator.

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website or its filing of such information pursuant to the PSA, including, but not limited to, filing via EDGAR, and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it or filed by it, as applicable, for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders, the Pooled RR Interest Owner and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) the master servicer or the applicable special servicer relating to servicing reports, the Mortgage Loans (excluding any Non-Serviced Mortgage Loan), the Trust Subordinate Companion Loan or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by the applicable special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicer, the applicable special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders and/or the Pooled RR Interest Owner, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the applicable special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception) or (vi) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Holder or a Risk Retention Consultation Party as part of its responses to any inquiries. In the case of an inquiry relating to any Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder, the Pooled RR Interest Owner and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders, the Pooled RR Interest Owner and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder, the Pooled RR Interest Owner or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s website will initially be located at “www.ctslink.com“. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and may be submitted electronically via the certificate administrator’s website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will require the master servicer and the special servicers, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the PSA, to provide certain of the reports or, in the case of the master servicer and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the master servicer, to any Privileged Person so identified by a Certificate Owner or an underwriter, that requests reports or information. However, the master servicer and the special servicers will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information (which such amounts in any event are not reimbursable as additional trust fund expenses), except that, other than for extraordinary or duplicate requests, prior to the occurrence of a Consultation Termination Event, the Directing Holder will be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to Certificateholders will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicers, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders or the Pooled RR Interest Owner only those persons in whose names the certificates or the Pooled RR Interest, as applicable, are registered on the books and records of the certificate registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)     1% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)     99% in the case of the Principal Balance Certificates, the Class RR certificates and the Class SW-VR certificates, allocated among the holders of such respective classes of Certificates in proportion to the Certificate Balances of their certificates (and solely in connection with certain votes relating to the replacement of a special servicer and the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to such Certificates).

At all times during the term of the PSA, the voting rights for the Pooled Certificates (the “Pooled Voting Rights”) will be allocated among the respective classes of Pooled Certificateholders as follows:

(1)     1% in the case of the Class X-A, Class X-B and Class X-D Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)     99% in the case of the Pooled Principal Balance Certificates and the Class RR Certificates, allocated among the holders of the respective Classes of Pooled Principal Balance Certificates and the Class RR Certificates in proportion to the Certificate Balances of their certificates (and solely in connection with certain votes relating to the replacement of a special servicer and the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to the Pooled Principal Balance Certificates or the Class RR Certificates).

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

None of the Class S certificates, the Class R certificates or the Pooled RR Interest will be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicers or the master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders and the Pooled RR Interest Owner; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of a Special Servicer After Operating Advisor Recommendation and Investor Vote”, “—Limitation on Rights of Certificateholders and the Pooled RR Interest Owner to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicer, the special servicers or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

Until the HRR Transfer Restriction End Date, the HRR Certificates may only be issued as Definitive Certificates and held by a custodian on behalf of the related investor pursuant to the PSA.  Any request for release of an HRR Certificate must be consented to by the Retaining Sponsor and may be subject to any additional requirements pursuant to the PSA.

The Class RR certificates are expected to be held at all times in definitive form by the certificate administrator on behalf of the beneficial owners of the Class RR certificates.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator (a “Certifying Certificateholder”), the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the Certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group – GSMS 2020-GC45
with a copy to: trustadministrationgroup@wellsfargo.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investors is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates:  (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans (and, in the case of GACC, the Trust Subordinate Companion Loan) from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the applicable mortgage loan seller and the depositor.  For purposes of the respective MLPAs pursuant to which GACC and GSMC are selling Mortgage Loans and the related discussion below, the 1633 Broadway Mortgage Loan will constitute a “Mortgage Loan” under each such MLPA only to the extent of the portion thereof to be sold to the depositor by GACC or GSMC, as applicable.  For purposes of the respective MLPAs pursuant to which CREFI and GSMC are selling Mortgage Loans and the related discussion below, the 650 Madison Avenue Mortgage Loan will constitute a “Mortgage Loan” under each such MLPA only to the extent of the portion thereof to be sold to the depositor by CREFI or GSMC, as applicable.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver (or cause to be delivered) to the certificate administrator, in its capacity as custodian, among other things, the following documents (except that the documents with respect to any Non-Serviced Whole Loan (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan and (and, in the case of GACC, the Trust Subordinate Companion Loan) sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”); provided that, for the avoidance of doubt, references to the Mortgage File for the Trust Subordinate Companion Loan will refer to the Mortgage File for the Starwood Industrial Portfolio Mortgage Loan, and the Mortgage Note evidencing the Trust Subordinate Companion Loan:

(i)     the original executed Mortgage Note for such Mortgage Loan, endorsed (without recourse, representation or warranty, express or implied) to the order of the trustee for the benefit of the registered Certificateholders and the Pooled RR Interest Owner or in blank, and further showing a complete, unbroken chain of endorsement from the originator (if such originator is not the applicable mortgage loan seller) (or, alternatively, if the original executed Mortgage Note has been lost, a lost note affidavit and indemnity with a copy of such Mortgage Note), and in the case of a Serviced Whole Loan, a copy of the executed Mortgage Note for any related Companion Loan;

(ii)    an original or copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office;

(iii)   an original or copy of any related assignment of leases (if such item is a document separate from the Mortgage), together with originals or copies of any intervening assignments thereof, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office;

(iv)   an original executed assignment, in recordable form (except for missing recording information not yet available if the instrument being assigned has not been returned from the applicable recording office), of (A) the Mortgage and (B) any related assignment of leases (if such item is a document separate from the Mortgage), in favor of the trustee, for the benefit of the registered Certificateholders and the Pooled RR Interest Owner and the holder of any related Companion Loan, as their interests may appear or a copy of such assignment (if the applicable mortgage loan seller or its designee, rather than the trustee or certificate administrator, is responsible for the recording thereof);

(v)    an original or copy of the assignment of all unrecorded documents relating to the Mortgage Loan, in favor of the trustee, for the benefit of the registered holders of the certificates, the Pooled RR Interest Owner and the holder of any related Companion Loan, as their interests may appear;

(vi)   originals or copies of final written modification, consolidation, assumption, written assurance and substitution agreements in those instances where the terms or provisions of the Mortgage Note for such Mortgage Loan (or, if applicable, any Mortgage Note of a Whole Loan) or the related Mortgage have been modified or the Mortgage Loan has been assumed or consolidated, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified is a recordable document;

(vii)  the original (which may be in the form of an electronically issued title policy) or a copy of the policy or certificate of lender’s title insurance issued in connection with such Mortgage Loan or the related Serviced Whole Loan (or, if such policy has not been issued, a “marked up” pro forma title policy marked as binding and countersigned by the title insurer or its authorized agent, or an irrevocable, binding commitment to issue such title insurance policy);

(viii)  an original or copy of the related ground lease relating to such Mortgage Loan (or the related Serviced Whole Loan, if applicable), if any, and any ground lessor estoppel;

(ix)   an original or copy of the related Mortgage Loan agreement, if any;

(x)    an original of any guaranty under such Mortgage Loan or the related Whole Loan, if any;

(xi)   an original or copy of the environmental indemnity from the related mortgagor, if any;

(xii)  an original or copy of the related escrow agreement and the related security agreement (in each case, if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof;

(xiii)  an original assignment of the related security agreement (if such item is a document separate from the Mortgage and if such item is not included in the assignment described in clause (v)), in favor of the trustee for the benefit of the Certificateholders, the Pooled RR Interest Owner and the holder of the related Companion Loan, as their interests may appear;

(xiv) any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements in favor of the originator of such Mortgage Loan or the related Whole Loan or in favor of any assignee prior to the trustee, and an original UCC-3 assignment thereof, in form suitable for filing, in favor of the trustee (or, in each case, a copy thereof, certified to be the copy of such assignment submitted or to be submitted for filing);

(xv)  an original or copy of the lockbox agreement or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvi) in the case of any Mortgage Loan or the related Whole Loan as to which there exists a related mezzanine loan, an original or a copy of any related mezzanine intercreditor agreement;

(xvii) an original or copy of any related environmental insurance policy or environmental guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xviii)     a copy of any letter of credit relating to such Mortgage Loan or the related Whole Loan and any related assignment thereof (with the original to be delivered to the master servicer);

(xix) copies of any franchise agreement, property management agreement or hotel management agreement and related comfort letters (together with (i) copies of any notices of transfer that are necessary to transfer or assign to the issuing entity or the trustee the benefits of such comfort letter or (ii) if the related comfort letter contemplates that a request be made of the related franchisor to issue a replacement comfort letter for the benefit of the issuing entity or trustee, a copy of the notice requesting the issuance of such replacement comfort letter (the copy of such notice is required to be delivered by the applicable mortgage loan seller to the custodian for inclusion in the Mortgage File within the time period set forth in the PSA and/or estoppel letters relating to such Mortgage Loan or the related Serviced Whole Loan and any related assignment thereof)); and

(xx)  in the case of a Whole Loan, an original or a copy of the related Co-Lender Agreement;

provided that with respect to (A) any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date and (B) the Servicing Shift Mortgage Loan, the foregoing documents will be delivered to the custodian on or prior to the Closing Date and such documents (other than the documents described in clause (i) above) will be transferred to the custodian related to the securitization that includes the related Controlling Companion Loan on or about the Servicing Shift Securitization Date.

Notwithstanding anything to the contrary contained herein, with respect to each of the 1633 Broadway and 650 Madison Avenue Mortgage Loans, the obligation of each of the applicable mortgage loan sellers to deliver mortgage note(s) as part of the related Mortgage File will be limited to delivery of only the mortgage notes held by such party. In addition, each mortgage loan seller will be required to deliver or cause to be delivered an electronic copy of the Diligence File for each of its Mortgage Loans within 60 days after the Closing Date to the depositor and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

“Diligence File” means with respect to each Mortgage Loan, if applicable, generally the following documents in electronic format:

(a)  A copy of each of the following documents:

(i)     (A) for each Mortgage Loan, the Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note), and (B) if such Mortgage is part of a Serviced Whole Loan, the executed promissory note for each related Serviced Companion Loan;

(ii)    the Mortgage, together with any intervening assignments of the Mortgage, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office (if in the possession of the related mortgage loan seller);

(iii)   any related assignment of leases (if such item is a document separate from the Mortgage) and any intervening assignments of such assignment of leases, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office (if in the possession of the related mortgage loan seller);

(iv)   final written modification agreements in those instances in which the terms or provisions of the Mortgage or the Mortgage Note have been modified, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified is a recordable document;

(v)    the policy or certificate of lender’s title insurance issued in connection with such Mortgage Loan (or the related Serviced Whole Loan, if applicable) or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)   the related ground lease, if any, and any ground lessor estoppel;

(vii)   the related loan agreement, if any;

(viii)  the guaranty under such Mortgage Loan (or Serviced Whole Loan, if applicable), if any;

(ix)   the related lockbox agreement or cash management agreement, if any;

(x)     the environmental indemnity from the related borrower, if any;

(xi)   the related escrow agreement and the related security agreement (in each case, if such item is a document separate from the related Mortgage) and, if applicable, any intervening assignments thereof;

(xii)  in the case of a Mortgage Loan that is a part of a Whole Loan, the related Co-Lender Agreement;

(xiii)  any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements in favor of the originator of such Mortgage Loan (or the related Serviced Whole Loan, if applicable) or in favor of any assignee prior to the trustee and UCC-3 assignment financing statements in favor of the trustee (or, in each case, a copy thereof certified to be the copy of such assignment submitted or to be submitted for filing), if in the possession of the related mortgage loan seller;

(xiv) any mezzanine loan intercreditor agreement;

(xv)  any related environmental insurance policy;

(xvi) any related letter of credit and any related assignment thereof; and

(xvii) any related franchise agreement, property management agreement or hotel management agreement and related comfort letters and/or estoppel letters, and any related assignment thereof.

(b)  a copy of any engineering reports or property condition reports;

(c)  other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll;

(d)  for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)  a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)   a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the origination of the related Mortgage Loan;

(g)  a copy of the appraisal for the related Mortgaged Property or Mortgaged Properties;

(h)  for any Mortgage Loan that the related Mortgaged Property is leased to a single tenant, a copy of the lease;

(i)   a copy of the applicable mortgage loan seller’s asset summary;

(j)   a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)  a copy of all zoning reports;

(l)   a copy of financial statements of the related mortgagor;

(m) a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)  a copy of all UCC searches;

(o)  a copy of all litigation searches;

(p)  a copy of all bankruptcy searches;

(q)  a copy of origination settlement statement;

(r)   a copy of insurance summary report;

(s)  a copy of organizational documents of the related mortgagor and any guarantor;

(t)   a copy of escrow statements related to the escrow account balances as of the Mortgage Loan origination date, if not included in the origination settlement statement;

(u)  the original or a copy of all related environmental reports that were received by the related mortgage loan seller;

(v)  unless already included as part of the environmental reports, a copy of any closure letter (environmental); and

(w)  unless already included as part of the environmental reports, a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties,

in each case, to the extent that the related mortgage loan seller received such documents or information in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not received in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of the Mortgage Loan of that structure or type, taking into account whether or not such Mortgage Loan has any additional debt), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the mortgage loan sellers or any draft documents, privileged or internal communications, credit underwriting or due diligence analysis will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. Each mortgage loan seller may, without any obligation to do so, include such other documents or information as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on a Mortgage Loan; provided that such documents or information are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the related mortgage loan seller with respect to each Mortgage Loan (and, in the case of GACC, the Trust Subordinate Companion Loan) sold by such mortgage loan seller. Those representations and warranties with respect to the Mortgage Loans (but not the Trust Subordinate Companion Loan) are set forth on Annex D-1 and Annex E-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth on Annex D-2, Annex E-2 and Annex E-3.

If the depositor, the master servicer, the applicable special servicer, the trustee, the certificate administrator or the operating advisor (solely in its capacity as operating advisor) discovers or receives notice alleging that any of the documents required to be included in the Mortgage File for any Mortgage Loan or Trust Subordinate Companion Loan is missing from the Mortgage File or defective or if there is a breach of a representation or warranty relating to any Mortgage Loan or Trust Subordinate Companion Loan, then such party is required to give notice of such omission, breach or defect to each other party to the PSA and the applicable mortgage loan seller.  The master servicer (with respect to a non-Specially Serviced Loan) or applicable special servicer (with respect to a Specially Serviced Loan), as applicable, will be required to determine whether such omission, breach or defect materially and adversely affects the value of the related Mortgage Loan or Trust Subordinate Companion Loan, the value of the related REO Property or the interests of the trustee or any Certificateholders or the Pooled RR Interest Owner in the Mortgage Loan, Trust Subordinate Companion Loan or REO Property or causes the Mortgage Loan or Trust Subordinate Companion Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage (a “Material Defect”).  The master servicer or the applicable special servicer may (but will not be obligated to) consult with the master servicer or the applicable special servicer regarding any determination of a Material Defect for a non-Specially Serviced Loan.  The Enforcing Servicer will be required to give notice of any such Material Defect to the other parties to the PSA, the applicable mortgage loan seller and (for so long as no Consultation Termination Event is continuing), the Directing Holder.

The applicable mortgage loan seller will be required to, no later than 90 days following:

(x)  the earlier of (i) the mortgage loan seller’s discovery of the Material Defect and (ii) the mortgage loan seller’s receipt of notice of the Material Defect from any party listed above and receipt of a demand to take action with respect to such Material Defect, except in the case of the following clause (y); or

(y)  in the case of such Material Defect relating to a Mortgage Loan or Trust Subordinate Companion Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan or Trust Subordinate Companion Loan to be treated as a qualified mortgage, the discovery by any party to the PSA of such Material Defect,

(1)  cure such Material Defect in all material respects, at its own expense,

(2)  repurchase the affected Mortgage Loan (or, in the case of each of the 1633 Broadway and 650 Madison Avenue Mortgage Loans, the applicable portion thereof) or REO Loan at the Purchase Price, or

(3)  substitute a Qualified Substitute Mortgage Loan (other than with respect to the Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan, and pay a shortfall amount in connection with such substitution; provided that no such substitution may occur on or after June 27, 2021;

provided, the mortgage loan seller may not repurchase the Trust Subordinate Companion Loan without repurchasing the related Mortgage Loan; provided, however, that the applicable mortgage loan seller will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan and the Trust Subordinate Companion Loan or REO Loan (or, in the case of each of the 1633 Broadway and 650 Madison Avenue Mortgage Loans, the applicable portion thereof) or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to the Whole Loans, for which no substitution will be permitted)), if it is diligently proceeding toward that cure, and has delivered to the master servicer, the applicable special servicer, the certificate administrator, the trustee and the operating advisor, an officer’s certificate that describes the reasons such Material Defect was not cured within the initial 90-day period.  Notwithstanding the foregoing, there will be no such 90-day extension, if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

No delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller of its obligation to repurchase the related Mortgage Loan or Trust Subordinate Companion Loan unless (i) such mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide prompt notice as required by the terms of the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report) and such delay precludes the related mortgage loan seller from curing such Material Defect and (iii) such Material Defect did not relate to a Mortgage Loan or Trust Subordinate Companion Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage.  Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller will not be obligated to repurchase the Mortgage Loan (or, in the case of each of the 1633 Broadway and 650 Madison Avenue Mortgage Loans, the applicable portion thereof) if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the related mortgage loan seller provides an opinion of counsel to the effect that such release would not (A) cause each Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust or (B) result in the imposition of a tax upon each Trust REMIC, the Grantor Trust or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of a mortgage loan seller repurchasing, substituting or curing such Material Defect, to the extent that such mortgage loan seller and the applicable special servicer (with the consent of the Directing Holder in respect of any Mortgage Loan or Trust Subordinate Companion Loan that is not an applicable Excluded Loan and for so long as no Control Termination Event has occurred and is continuing) are able to agree upon a cash payment payable by the related mortgage loan seller to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the related mortgage loan seller may elect, in its sole discretion, to pay such Loss of Value Payment. The applicable special servicer will determine the amount of any applicable Loss of Value Payment (with the consent of the Directing Holder in respect of any Mortgage Loan or Trust Subordinate Companion Loan that is not an applicable Excluded Loan and for so long as no Control Termination Event has occurred and is continuing) and, in the case of any PSA Party Repurchase Request with respect to non-Specially Serviced Loans prior to the occurrence of a Resolution Failure, will communicate such amount to the master servicer for its enforcement action with the related mortgage loan seller. In connection with any such determination with respect to any non-Specially Serviced Loan, the master servicer will promptly provide the applicable special servicer, but in any event within the time frame and in the manner provided in the PSA, with the servicing file and all information, documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such non-Specially Serviced Loan and, if applicable, the related Serviced Companion Loan, either in the master servicer’s possession or otherwise reasonably available to the master servicer without undue burden or expense, and reasonably requested by the applicable special servicer to the extent set forth in the PSA in order to permit the applicable special servicer to calculate the Loss of Value Payment as set forth in the PSA. Upon its making such payment, the applicable mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan or Trust Subordinate Companion Loan to be treated as a qualified mortgage.

In addition, each MLPA provides that, with respect to any Non-Serviced Whole Loan, if a material document defect exists under the related Non-Serviced PSA, and the related mortgage loan seller repurchases the related Non-Serviced Companion Loan from the related non-serviced securitization trust, such seller is required to repurchase the related Non-Serviced Mortgage Loan; provided, however, that no such repurchase obligation will apply to any material document defect related solely to the promissory notes for any Pari Passu Companion Loan contained in the related non-serviced securitization trust.

With respect to any Mortgage Loan and Trust Subordinate Companion Loan, the “Purchase Price” equals the sum of (1) the outstanding principal balance of such Mortgage Loan or the Trust Subordinate Companion Loan (or related REO Loan (excluding, for the purposes of a repurchase pursuant to the related MLPA, any related Companion Loan)), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan or the Trust Subordinate Companion Loan (or any related REO Loan (excluding, for such purpose, any related Companion Loan)) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest or Excess Interest on the ARD Loan), to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Property Protection Advances (including any Property Protection Advances and advance interest amounts that were reimbursed out of general collections on the Mortgage Loans and Trust Subordinate Companion Loans) (or, in the case of any Non-Serviced Mortgage Loan, the pro rata portion of any comparable amounts allocable to such Mortgage Loan and payable with respect thereto pursuant to the related Co-Lender Agreement), (4) all accrued and unpaid advance interest amounts in respect of related Advances (or, in the case of any Non-Serviced Mortgage Loan, all comparable amounts with respect to P&I Advances related to such Non-Serviced Mortgage Loan and, with respect to outstanding Property Protection Advances, the pro rata portion of any comparable amounts payable with respect thereto pursuant to the related Co-Lender Agreement), (5) any unpaid Special Servicing Fees and any other unpaid additional trust fund expenses outstanding (which, for the avoidance of doubt, include any unpaid Workout Fees and Liquidation Fees) or previously incurred in respect of the related Mortgage Loan or Trust Subordinate Companion Loan (or, in the case of any Non-Serviced Mortgage Loan, the pro rata portion of any comparable amounts allocable to such Mortgage Loan and payable with respect thereto pursuant to the related Co-Lender Agreement), and if such Mortgage Loan or Trust Subordinate Companion Loan is being purchased by a mortgage loan seller pursuant to the related MLPA, all expenses incurred or to be incurred by the master servicer, the special servicers, the asset representations reviewer, the depositor, the certificate administrator and the trustee in respect of the breach or document defect giving rise to the repurchase or substitution obligation (to the extent not otherwise included in the amount described in clause (3) above), (6) if the applicable mortgage loan seller repurchases or substitutes for such Mortgage Loan, any related Asset Representations Reviewer Asset Review Fee to the extent not previously paid by such mortgage loan seller, and (7) if a mortgage loan seller repurchases or substitutes for such Mortgage Loan more than 90 days following the earlier of the responsible party’s discovery or receipt of notice of the subject material breach or material document defect, as the case may be, a Liquidation Fee.  With respect to each of the 1633 Broadway and 650 Madison Avenue Mortgage Loans, the Purchase Price that would be payable by each of the applicable mortgage loan sellers for its related promissory note(s) will be equal to its respective percentage interest in such Mortgage Loan as of the Closing Date multiplied by the total Purchase Price for such Mortgage Loan.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to the Whole Loans, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a)  have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b)  have a Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)  have the same due date and a grace period no longer than that of the removed Mortgage Loan;

(d)  accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e)  have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)   have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by an appraiser who is an MAI prepared in accordance with the requirements of the FIRREA;

(g)  comply (except in a manner that would not be adverse to the interests of the Certificateholders and the Pooled RR Interest Owner) as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h)  have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)   have a then-current debt service coverage ratio at least equal to the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x;

(j)   constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the applicable mortgage loan seller’s expense);

(k)  not have a maturity date or an amortization period that extends to a date that is after the date two years prior to the Rated Final Distribution Date;

(l)   have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m) not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the applicable mortgage loan seller);

(n)  have been approved, so long as a Control Termination Event has not occurred and is not continuing and the affected Mortgage Loan is not an applicable Excluded Loan, by the Directing Holder;

(o)  prohibit defeasance within two years of the Closing Date;

(p)  not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the grantor trust status of the Grantor Trust or the imposition of tax on any Trust REMIC, the Grantor Trust or the issuing entity other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel;

(q)  have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)   be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate and, in the case of a Non-Serviced Mortgage Loan, the related primary servicing fee rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence of a Consultation Termination Event, the Directing Holder.

The cure, repurchase and substitution obligations or the obligation to pay the Loss of Value Payment described above will constitute the sole remedy available to the Certificateholders and the Pooled RR Interest Owner in connection with a material breach of any representation or warranty or a material document defect with respect to any Mortgage Loan or the Trust Subordinate Companion Loan.  None of the depositor, the underwriters, the master servicer, the special servicers, the trustee, the certificate administrator or any other person will be obligated to repurchase or replace any affected Mortgage Loan or the Trust Subordinate Companion Loan or make a Loss of Value Payment in connection with a breach of any of the representations and warranties or a document defect if the applicable mortgage loan seller defaults on its obligations to do so.  We cannot assure you that a mortgage loan seller will have sufficient assets to repurchase or substitute a Mortgage Loan if required to do so.

As stated above, with respect to a Material Defect related to (i) the 1633 Broadway Mortgage Loan (4.5%), each of GACC and GSMC, and (ii) the 650 Madison Avenue Mortgage Loan (3.8%), each of CREFI and GSMC, will only be a mortgage loan seller with respect to, and will only be obligated to take the remedial actions described above with respect to, its percentage interest in such Mortgage Loan that it sold to the depositor. It is possible that under certain circumstances only one of the applicable mortgage loan sellers will repurchase, or otherwise comply with any repurchase obligations with respect to, its interest in such Mortgage Loan if there is a Material Defect. If for any reason, one of those mortgage loan sellers repurchases its interest in such Mortgage Loan and the other mortgage loan seller does not, (i) the non-repurchased portion of the Mortgage Loan will be deemed to constitute a “Mortgage Loan” under the PSA, the repurchasing mortgage loan seller’s interest in such Mortgage Loan will be deemed to constitute a “Non-Serviced Pari Passu Companion Loan” with respect such Mortgage Loan, (ii) the related Whole Loan will continue to be serviced and administered under the related Non-Serviced PSA and the related Intercreditor Agreement, (iii) all amounts applied in respect of interest, principal and yield maintenance premiums in respect of the related Whole Loan from time to time will be allocated pursuant to the related Intercreditor Agreement between the issuing entity, the repurchasing mortgage loan seller and the other related Companion Loan Holders and (iv) the repurchasing mortgage loan seller will be entitled to receive remittances of allocated collections monthly to the same extent as any other related Companion Loan Holder.

Dispute Resolution Provisions

Each mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the related mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

Each mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and each mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans (other than any Non-Serviced Mortgage Loan), any related Serviced Companion Loans (including, for the avoidance of doubt, the Trust Subordinate Companion Loan) and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Co-Lender Agreement.

Each Non-Serviced Mortgage Loan, any related Non-Serviced Companion Loans and any related REO Properties (including the issuing entity’s interest in any REO Property acquired with respect to any Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Co-Lender Agreement.  Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of any related Serviced Companion Loans but do not include any Non-Serviced Mortgage Loan, any related Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding any Non-Serviced Mortgage Loan), any related Companion Loans and any related REO Properties. In the case of the Serviced Whole Loans, certain provisions of the related Co-Lender Agreement are described under “Description of the Mortgage Pool—The Whole Loans”.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loan and the related REO Properties and the related Co-Lender Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

As to particular servicing matters, the discussion under this heading “Pooling and Servicing Agreement“ is applicable with respect to the Servicing Shift Whole Loan only while the PSA governs the servicing of such Servicing Shift Whole Loan.  As described in “Risk Factors—Risks Related to Conflicts of Interest —The Servicing of the Servicing Shift Whole Loan Will Shift to Other Servicers”, on or after the Servicing Shift Securitization Date, the Servicing Shift Whole Loan will be serviced pursuant to the Servicing Shift PSA, and the provisions of such Servicing Shift PSA may be different than the terms of the PSA, although such Servicing Shift Whole Loan will still need to be serviced in compliance with the requirements of the related Co-Lender Agreement, as described in “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans”.

The PSA does not include an obligation for any party of the PSA to advise a Certificateholder or the Pooled RR Interest Owner with respect to its rights and protections relative to the issuing entity.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans and the Trust Subordinate Companion Loan to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans and the Trust Subordinate Companion Loan, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee, for the benefit of the holders of the certificates and the Pooled RR Interest Owner. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in trust for the benefit of the holders of the certificates and the Pooled RR Interest Owner. The custodian is obligated to review certain documents for each Mortgage Loan and the Trust Subordinate Companion Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA and the Directing Holder (so long as no Consultation Termination Event has occurred and other than in respect of any applicable Excluded Loan) and the mortgage loan seller.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver (or cause to be delivered) an electronic copy of the Diligence Files for each of its Mortgage Loans within 60 days after the Closing Date to the depositor by uploading such Diligence Files to the designated Intralinks website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders and the Pooled RR Interest Owner the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements”.

Servicing Standard

The master servicer and each special servicer will each be required to diligently service and administer the Mortgage Loans (excluding any Non-Serviced Mortgage Loan), any related Serviced Companion Loans and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan), for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Co-Lender Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care:

(1)     the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or such special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and

(2)     the same care, skill, prudence and diligence with which the master servicer or such special servicer, as the case may be, services and administers similar mortgage loans owned by the master servicer or such special servicer, as the case may be, with a view to; (A) the timely recovery of all payments or principal and interest under the Mortgage Loans or Serviced Whole Loans or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of timely recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loans, and the best interests of the issuing entity and the Certificateholders and the Pooled RR Interest Owner (as a collective whole as if such Certificateholders and the Pooled RR Interest Owner constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders, the Pooled RR Interest Owner and the holder of any related Companion Loan (as a collective whole as if such Certificateholders, the Pooled RR Interest Owner and the holder or holders of any related Companion Loan constituted a single lender), taking into account the pari passu or subordinate nature of any related Companion Loan) as determined by the master servicer or such special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial and multifamily mortgage loan servicers, but without regard to any conflict of interest arising from:

(A)  any relationship that the master servicer or the applicable special servicer, as the case may be, or any of their respective affiliates, as the case may be, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B)  the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the master servicer or the applicable special servicer, as the case may be, or any of their respective affiliates;

(C)  the obligation, if any, of the master servicer to make Advances;

(D)  the right of the master servicer or the applicable special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E)  the ownership, servicing or management for others of (i) any Non-Serviced Mortgage Loan and any related Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or applicable special servicer, as the case may be, or any of its affiliates;

(F)  any debt that the master servicer or the applicable special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G)  any option to purchase any Mortgage Loan or any related Companion Loan the master servicer or applicable special servicer, as the case may be, or any of their affiliates, may have; and

(H)  any obligation of the master servicer, the applicable special servicer, or one of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller

(if the master servicer or the applicable special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Companion Loan or sale of a Defaulted Loan, the highest of (1) the rate determined by the master servicer or applicable special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of the related borrower as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of any Non-Serviced Mortgage Loan, the master servicer and the applicable special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

The master servicer may delegate and/or assign some or all of their respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any Serviced Companion Loan to one or more third-party sub-servicers provided that the master servicer will remain obligated under the PSA.  A sub-servicer may be an affiliate of the depositor, the master servicer or either special servicer.

Each sub-servicing agreement between the master servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer may assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement that the depositor is a party to or (C) to perform other covenants and obligations set forth in such Sub-Servicing Agreement in accordance with the terms of such Sub-Servicing Agreement. The master servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it (other than any sub-servicer retained by it at the request of a mortgage loan seller, which is only removable for cause) at any time it considers removal to be in the best interests of Certificateholders and the Pooled RR Interest Owner. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the master servicer.  The master servicer’s consent may also be required for certain other servicing decisions as provided in the related Sub-Servicing Agreement.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by the master servicer, without regard to whether the master servicer’s compensation pursuant to the PSA is sufficient to pay those fees.  Each sub-servicer will be required to be reimbursed by the master servicer for certain expenditures which such sub-servicer makes, generally to the same extent the master servicer would be reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “Master Servicer Remittance Date”), except as otherwise described below, the master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in the Collection Account that are not required to be part of the Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)     all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loans), the Trust Subordinate Companion Loan and any REO Loan  (including any portion of a REO Loan related to the Trust Subordinate Companion Loan, but excluding any portion of an REO Loan related to any other Companion Loan) during the related Collection Period and not received as of the business day preceding the Master Servicer Remittance Date; and

(2)     in the case of each Mortgage Loan or Trust Subordinate Companion Loan delinquent in respect of its balloon payment as of the Master Servicer Remittance Date (including any REO Loan (including any portion of a REO Loan related to the Trust Subordinate Companion Loan, but excluding any portion of an REO Loan related to any other Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

The master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan), Trust Subordinate Companion Loan or REO Loan (including any portion of a REO loan related to the Trust Subordinate Companion Loan, but excluding any portion of a REO Loan related to any other Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or Trust Subordinate Companion Loan or disposition of the REO Property, as the case may be. However, no interest will accrue on any P&I Advance made with respect to a Mortgage Loan or Trust Subordinate Companion Loan unless the related Periodic Payment is received after the related Due Date has passed and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the Master Servicer Remittance Date. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been assessed with respect to any Mortgage Loan (or, in the case of any Non-Serviced Whole Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) or Trust Subordinate Companion Loan, then the interest portion of any P&I Advance in respect of that Mortgage Loan or Trust Subordinate Companion Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan or Trust Subordinate Companion Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan or Trust Subordinate Companion Loan, as applicable, immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan or Trust Subordinate Companion Loan, as applicable), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan or Trust Subordinate Companion Loan immediately prior to the related Distribution Date.

Neither the master servicer nor the trustee will make or be permitted to make a P&I Advance for balloon payments, default interest, late payment charges, yield maintenance charges or prepayment premiums, or

Excess Interest or with respect to any Companion Loan (other than the Trust Subordinate Companion Loan).

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, and are not credit support for the certificates and will not act to guarantee or insure against losses on the mortgage loans or otherwise.

Property Protection Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, the master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Property Protection Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and related Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property or REO Property, in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Property Protection Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Property Protection Advance in accordance with the terms of the PSA.

However, none of the master servicer, the special servicers or the trustee will make or be permitted to make any Property Protection Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Companion Loan under the related Co-Lender Agreement or the PSA.

The special servicers will have no obligation to make any Property Protection Advances. However, in an urgent or emergency situation requiring the making of a Property Protection Advance, the applicable special servicer may make such Property Protection Advance, and the master servicer will be required to reimburse such special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the master servicer in its reasonable judgment (in which case it will be reimbursed out of the collection account). Once the applicable special servicer is reimbursed, the master servicer will be deemed to have made such special servicer’s Property Protection Advance as of the date made by that special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Property Protection Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Property Protection Advances will be made for any Non-Serviced Whole Loan under the PSA. Any requirement of the master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and the Pooled RR Interest Owner and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or any related Companion Loan.

The master servicer will also be obligated to make Property Protection Advances with respect to Serviced Whole Loans. With respect to any Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—The Whole Loans”.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicer, the special servicers or the trustee will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable

Advance”). In addition, each special servicer may, at its option, make a determination in accordance with the Servicing Standard that any P&I Advance or Property Protection Advance, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the master servicer (and, with respect to a Serviced Whole Loan, to any master servicer or special servicer under the pooling and servicing agreement governing any securitization trust into which the related Serviced Pari Passu Companion Loan is deposited, and, with respect to any Non-Serviced Mortgage Loan, the related master servicer under the related Non-Serviced PSA), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination will be binding upon the master servicer and the trustee. No special servicer will have any obligation to make an affirmative determination that any P&I Advance or Property Protection Advance is, or would be, recoverable; however, if a special servicer makes any such determination, such determination will not be binding upon the master servicer or the trustee. In the absence of a determination by such special servicer that such an Advance is non-recoverable, each such decision will remain with the master servicer or the trustee, as applicable. If either special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Property Protection Advance is non-recoverable, the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Property Protection Advance is non-recoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, (b) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (c) estimated future expenses, (d) estimated timing of recoveries and (e) in the case of a potential P&I Advance with respect to the Trust Subordinate Companion Loan, the subordinate nature of the Trust Subordinate Companion Loan, and will be entitled to give due regard to the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer or the trustee, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is non-recoverable) at any time and may obtain, promptly upon request, from the applicable special servicer at the expense of the issuing entity any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders and the Pooled RR Interest Owner, and will be binding upon, the master servicer and the trustee. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders and the Pooled RR Interest Owner.

With respect to any Non-Serviced Whole Loan, if any servicer under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be non-recoverable, such determination will not be binding on the master servicer and the trustee as it relates to any proposed P&I Advance with respect to the related Non-Serviced Mortgage Loan; provided, however, the master servicer and the trustee may rely on the non-recoverability determination of the other master servicer or other trustee under the related Non-Serviced PSA. Similarly, with respect to any Non-Serviced Mortgage Loan, if the master servicer or the applicable special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be non-recoverable, such determination will not be binding on the related master servicer and related trustee under the related Non-Serviced PSA as such determination relates to any proposed P&I Advance with respect to any related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise); provided, however, the other master servicer and other trustee under the related Non-Serviced PSA may rely on the non-recoverability determination of the master servicer or the trustee.

Recovery of Advances

The master servicer, each special servicer or the trustee, as applicable, will be entitled to recover (a) any Property Protection Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Co-Lender Agreement, a Serviced Whole Loan) or REO Loan as to which such Property Protection Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan, Trust Subordinate Companion Loan or REO Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or Trust Subordinate Companion Loan, as applicable (“Related Proceeds”). Each of the master servicer, the special servicers and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections relating to the Mortgage Loans in the Mortgage Pool (which excludes the Trust Subordinate Companion Loan) on deposit in the Collection Account (first from principal collections and then from any other collections); provided that Nonrecoverable Advances that are P&I Advances made in respect of the Trust Subordinate Companion Loan (and any interest due on such Advances) may not be reimbursed directly from general collections on the Mortgage Loans in the Mortgage Pool, but can be reimbursed from collections relating to the Starwood Industrial Portfolio Mortgage Loan. Amounts payable in respect of each Serviced Companion Loan (other than the Trust Subordinate Companion Loan) pursuant to the related Co-Lender Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances that are P&I Advances of principal or interest with respect to the related Mortgage Loan. However, amounts payable in respect of each Serviced Companion Loan will be available, in accordance with the PSA and related Co-Lender Agreement, for the reimbursement of any Property Protection Advances with respect to the related Serviced Whole Loan. Notwithstanding the above, with respect to a Property Protection Advance on a Serviced Whole Loan the master servicer will be entitled to reimbursement first, out of amounts allocable to any Subordinate Companion Loan, (which, for the avoidance of doubt, includes the Trust Subordinate Companion Loan), then, from amounts that would have been allocable to the holder of the related Mortgage Loan and any related Serviced Pari Passu Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance), and then, if the Property Protection Advance is a Nonrecoverable Advance, from general collections on the Mortgage Loans in the Mortgage Pool of the issuing entity; provided that the master servicer will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of any related Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the issuing entity the rights of the issuing entity under the related Co-Lender Agreement to obtain reimbursement for a pro rata portion of such amount allocable to any related Pari Passu Companion Loans from the holders of such Companion Loans.

Neither the master servicer nor the trustee will be entitled to recover (1) any Nonrecoverable Advance made in respect of a Mortgage Loan (other than the Starwood Industrial Portfolio Mortgage Loan) or any interest due on such Advance from any collections on the Starwood Industrial Portfolio Whole Loan allocable to the Trust Subordinate Companion Loan nor (2) any Nonrecoverable Advance that is a P&I Advance made in respect of the Trust Subordinate Companion Loan or any interest due on such Advance from any collections or amounts allocable to the Mortgage Loans (other than the Starwood Industrial Portfolio Mortgage Loan). With respect to the Trust Subordinate Companion Loan, the master servicer or the trustee will only be entitled to reimbursement for a P&I Advance and advance interest thereon, compounded annually, from the amounts that would have been allocable to the Starwood Industrial Portfolio Mortgage Loan and the Trust Subordinate Companion Loan, as described above.

If the funds in the Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, with respect to any Mortgage Loan other than an applicable Excluded Loan, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Holder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the one month collection period ending on the related Determination Date for any Distribution Date, the master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans or the Trust Subordinate Companion Loan, as applicable, to be received until the end of such collection period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time the master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a one month collection period will exceed the full amount of the principal portion of general collections deposited in the Collection Account for such Distribution Date, then the master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, and thereafter will be required to deliver copies of such notice to the 17g-5 Information Provider as soon as practical. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement.

Each of the master servicer, the applicable special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan or the Trust Subordinate Companion Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Account.

Neither the master servicer nor the trustee will be entitled to recover (1) any Workout-Delayed Reimbursement Amounts in respect of a Mortgage Loan from any collections on the Starwood Industrial Portfolio Whole Loan allocable to the Trust Subordinate Companion Loan nor (2) any Workout-Delayed Reimbursement Amounts in respect of the Trust Subordinate Companion Loan from any collections on or allocable to the Mortgage Loans. However, if the Workout-Delayed Reimbursement Amount relates to a Property Protection Advance for the Starwood Industrial Portfolio Whole Loan, the master servicer will be entitled to recover such Workout-Delayed Reimbursement Amount from general collections on deposit in the Collection Account for the Mortgage Pool including the Trust Subordinate Companion Loan.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, each of the master servicer, the applicable special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Account, interest at the Prime Rate (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Interest accrued on any outstanding P&I Advance on a Trust Subordinate Companion Loan will be compounded annually. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances that accrues before the related due date has passed and any applicable grace period has expired. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of property protection advances made in respect of each Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders and the Pooled RR Interest Owner. The master servicer is required to deposit in the Collection Account (and in no event later than the 2nd business day following receipt of properly identified and available funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans and the Trust Subordinate Companion Loan (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or Trust Subordinate Companion Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation of any Mortgage Loan that is defaulted and any related defaulted Companion Loans or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on the Whole Loans deposited into the Collection Account will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan and the Trust Subordinate Companion Loan pursuant to the related Co-Lender Agreement.

The master servicer will also be required to establish and maintain a segregated custodial account (the “Serviced Whole Loan Custodial Account”) with respect to each Serviced Whole Loan, which may be a sub-account of the Collection Account, and deposit amounts collected in respect of each Serviced Whole Loan in the related Serviced Whole Loan Custodial Account. The issuing entity will only be entitled to amounts on deposit in a Serviced Whole Loan Custodial Account to the extent these funds are not otherwise payable to the holder of a related Serviced Companion Loan (other than the Trust Subordinate Companion Loan) or payable or reimbursable to any party to the PSA. Any amounts in a Serviced Whole Loan Custodial Account to which the issuing entity is entitled will be transferred on a monthly basis to the Collection Account.

With respect to each Distribution Date, on the related Master Servicer Remittance Date, the master servicer will be required to disburse from the Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account in respect of the related Mortgage Loans (or the Trust Subordinate Companion Loan REMIC Distribution Account in respect of the Trust Subordinate Companion Loan), to the extent of funds on deposit in the Collection Account, the Available Funds for such Distribution Date and any yield maintenance charges or prepayment premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account”, an “Upper-Tier REMIC Distribution Account” and an “Trust Subordinate Companion Loan REMIC Distribution Account”, each of which may be sub-accounts of a single account (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders and the Pooled RR Interest Owner (or for the benefit of the holders of the Loan-Specific Certificates, in the case of the Trust Subordinate Companion Loan REMIC Distribution Account).

On each Distribution Date, the certificate administrator is required (1) to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account (other than with respect to the Trust Subordinate Companion Loan)), plus, among other things, any related P&I Advances less amounts, if any, distributable to the Class R certificates as set forth in the PSA generally to make distributions of interest and principal from (i) Pooled Non-VRR Available Funds to the holders of the Pooled Non-VRR Certificates and (ii) Pooled VRR Available Funds to the Pooled VRR Interest Owners, as described under “Description of the Certificates—Distributions” and “Credit Risk Retention—The Pooled VRR Interest”, respectively and (2) to apply amounts on deposit in the Trust Subordinate Companion Loan REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account with respect to the Trust Subordinate Companion Loan, less amounts, if any, distributable to the Class R certificates) to make distributions of interest and principal from the Starwood Available Funds to the holders of the Loan-Specific Certificates.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders and the Pooled RR Interest Owner. On the Master Servicer Remittance Date occurring each February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related Mortgage Loans and the Trust Subordinate Companion Loan into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on an Actual/360 Basis and the Trust Subordinate Companion Loan (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Distribution Date in the month preceding the month in which the Master Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the Master Servicer Remittance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account or the Trust Subordinate Companion Loan REMIC Distribution Account.

The certificate administrator is also required to establish and maintain an account (the “Trust Subordinate Companion Loan REMIC Distribution Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the holders of the Loan-Specific Certificates.

The certificate administrator is also required to establish and maintain an account (the “Excess Interest Distribution Account”), which may be a sub-account of the Distribution Account, in the name of the trustee for the benefit of the holders of the Class S certificates and the Pooled VRR Interest Owners. Prior to the applicable Distribution Date, the master servicer is required to remit to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by the master servicer on or prior to the related Determination Date.

The certificate administrator may be required to establish and maintain accounts (the “Pooled Non-VRR Gain-on-Sale Reserve Account” and the “Pooled VRR Interest Gain-on-Sale Reserve Account”), each of which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the holders of the Pooled Non-VRR Certificates and the Pooled VRR Interest Owners, respectively. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Co-Lender Agreement), such gains (other than amounts allocable to the Trust Subordinate Companion Loan) will be deposited (i) into the Pooled Non-VRR Gain-on-Sale Reserve Account in an amount equal to the Pooled Non-VRR Percentage multiplied by such gains and (ii) into the Pooled VRR Interest Gain-on-Sale Reserve Account in an amount equal to the Pooled VRR Percentage multiplied by such gains.

Amounts in the Pooled Non-VRR Gain-on-Sale Reserve Account will be applied on each Distribution Date to reimburse the Pooled Principal Balance Certificates up to an amount equal to all Pooled Non-VRR Realized Losses, if any, previously deemed allocated to them and unreimbursed after application of the Pooled Non-VRR Available Funds for such Distribution Date, and amounts in the Pooled VRR Gain-on-Sale Reserve Account will be applied on each Distribution Date to reimburse the Pooled VRR Interest Owners up to an amount equal to all Pooled VRR Realized Losses, if any, previously deemed allocated to the Pooled VRR Interest and unreimbursed after application of the Pooled VRR Interest Available Funds for such Distribution Date. To the extent not so applied, such gains will be held and applied to offset future Pooled Non-VRR Realized Losses or Pooled VRR Realized Losses, if any (as determined by the applicable special servicer). Upon termination of the issuing entity, any remaining amounts in the Pooled Non-VRR Gain-on-Sale Reserve Account and the Pooled VRR Interest Gain-on-Sale Reserve Account will be distributed on the Class R certificates.

Any gains allocable to the Trust Subordinate Companion Loan will be applied on the applicable Distribution Date to reimburse the holders of the Loan-Specific Non-VRR Certificates for Starwood Non-RR Realized Losses and to reimburse the Class SW-VR certificateholder for Starwood RR Realized Losses, and, to the extent not so applied, such gains will be held and applied to offset future Starwood Non-RR Realized Losses or Starwood RR Realized Losses, if any (as determined by the special servicer).

Other accounts to be established pursuant to the PSA are one or more segregated custodial accounts (the “REO Account”) for collections from REO Properties. Each REO Account will be maintained by the applicable special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders and the Pooled RR Interest Owner.

The Collection Account, the Serviced Whole Loan Custodial Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account, the Pooled Non-VRR Gain-on-Sale Reserve Account, the Pooled VRR Interest Gain-on-Sale Reserve Account, and the REO Account are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by the master servicer, the certificate administrator or the applicable special servicer, as the case may be, will be payable to such person as additional compensation, and such person will be required to bear any losses resulting from their investment of such funds.

Withdrawals from the Collection Account

The master servicer may, from time to time, make withdrawals from the Collection Account (or the applicable subaccount of the Collection Account, exclusive of the Serviced Whole Loan Custodial Account that may be a subaccount of the Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to the Serviced Whole Loan, subject to the terms of the related Co-Lender Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)     to remit on each Master Servicer Remittance Date (A) to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account (or the Trust Subordinate Companion Loan REMIC Distribution Account in respect of the Trust Subordinate Companion Loan) certain portions of the Available Funds and any prepayment premiums or yield maintenance charges attributable to the Mortgage Loans and Trust Subordinate Companion Loan on the related Distribution Date, (B) to the certificate administrator for deposit into the Interest Reserve Account an amount required to be withheld as described above under “—Accounts” or (C) to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received in the applicable one-month period ending on the related Determination Date, if any;

(ii)    to pay or reimburse the master servicer, the applicable special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (the master servicer’s, the applicable special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to each Serviced Whole Loan, such reimbursements are subject to the terms of the related Co-Lender Agreement);

(iii)   to pay to the master servicer (or, with respect to any excess servicing strip, to pay Midland if Midland is no longer the master servicer, any such excess servicing strip pursuant to the PSA) and the applicable special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)   to pay to the operating advisor the Operating Advisor Consulting Fee (but only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)    to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee to the extent payable as a trust fund expense;

(vi)   to reimburse the trustee, the applicable special servicer and the master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)  to reimburse the master servicer, the applicable special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan or Trust Subordinate Companion Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii)  to reimburse the master servicer, the applicable special servicer, the asset representations reviewer or the trustee for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the applicable mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)   to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)    to pay the master servicer and the applicable special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in the Collection Account and the Serviced Whole Loan Custodial Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date), (B) certain penalty charges and default interest and (C) the difference, if positive, between Prepayment Interest Excess and Prepayment Interest Shortfalls collected on the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and any Serviced Companion Loan, during the related Collection Period to the extent not required to be paid as Compensating Interest Payments;

(xi)   to recoup any amounts deposited in the Collection Account in error;

(xii)  to the extent not reimbursed or paid pursuant to any of the above clauses, (A) to reimburse or pay the master servicer, the applicable special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA and (B) to reimburse or pay any party to the PSA any unpaid expenses specifically reimbursable from the Collection Account under the PSA;

(xiii)  to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xiv) to pay any applicable federal, state or local taxes imposed on each Trust REMIC, the Grantor Trust or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the master servicer, the applicable special servicer, the certificate administrator or the trustee is liable under the PSA;

(xv)  to pay the CREFC® Intellectual Property Royalty License Fee;

(xvi) to reimburse the certificate administrator out of general collections on the Mortgage Loans, the Trust Subordinate Companion Loan and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xvii)    to pay the applicable mortgage loan seller or any other person, with respect to each Mortgage Loan, if any (or the Trust Subordinate Companion Loan, if applicable), previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xviii)   to remit to the companion paying agent for deposit into the Serviced Whole Loan Custodial Account the amounts required to be deposited pursuant to the PSA; and

(xix)    to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

Certain of the foregoing withdrawals of items specifically related to the Starwood Industrial Portfolio Whole Loan will be made out of the Collection Account or Serviced Whole Loan Custodial Account, first, from amounts on deposit allocated to the Trust Subordinate Companion Loan, second from amounts on deposit allocated to the related Mortgage Loan, and then, from general collections in respect of all other Mortgage Loans.

No amounts payable or reimbursable to the parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to any related Companion Loan, except as specifically described in the PSA with respect to the Trust Subordinate Companion Loan in the case of expenses not allocated to any particular Mortgage Loan.

Certain costs and expenses (such as a pro rata share of any related Property Protection Advances) allocable to the Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on any related Companion Loan or from general collections with respect to the securitization of any related Companion Loan. If the master servicer makes, with respect to any Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover the related Serviced Companion Loan’s share of any cost, expense, indemnity, Property Protection Advance or interest on such Property Protection Advance, or fee with respect to such Serviced Whole Loan, then the master servicer (with respect to non-Specially Serviced Loans) and the applicable special servicer (with respect to Specially Serviced Loans) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Companion Loan or, if and to the extent permitted under the related Co-Lender Agreement, from the holder of the related Serviced Companion Loan.

The master servicer will also be entitled to make withdrawals, from time to time, from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Non-Serviced Co-Lender Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Serviced Pari Passu Companion Loan. Likewise, the Certificate Administrator/Trustee Fee and the Operating Advisor Fee that accrue with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) that is part of a Whole Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Serviced Pari Passu Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive; provided, however, the summary below does not include the fees and compensation payable to the parties to the PSA in respect of the Trust Subordinate Companion Loan, which are not included in the table, but as to which fees and compensation will be payable to the parties to the PSA as otherwise set forth in this prospectus. In addition, CREFC® will be entitled to a license fee for use of their names and trademarks, including a collection of reports specified by the CREFC® from time to time as described in the PSA (the “CREFC® Investor Reporting Package”). Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the Pooled Certificates and the Pooled RR Interest on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees
Master Servicing Fee / Master Servicer

With respect to the Mortgage Loans and any related Serviced Companion Loans, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and Serviced Companion Loan.

Out of recoveries of interest with respect to the related Mortgage Loan (and any related Serviced Companion Loans) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.

Monthly

Special Servicing Fee / Special Servicers

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are a Specially Serviced Loan, the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan.

First, from liquidation proceeds, insurance and condemnation proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loans), and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.

Monthly

Workout Fee / Special Servicers(2)

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are a Corrected Loan, the Workout Fee Rate multiplied by all payments of interest and principal received on such Mortgage Loan and the related Serviced Companion Loan for so long as they remain a Corrected Loan.

Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.

Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Liquidation Fee / Special Servicers(2)

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are a Specially Serviced Loan for which the applicable special servicer obtains a full, partial or discounted payoff or any liquidation proceeds, insurance proceeds and condemnation proceeds an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest).

From any liquidation proceeds, insurance proceeds, condemnation proceeds and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.

Time to time

Additional Servicing Compensation / Master Servicer and/or Special Servicers(3)

All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest, review fees and similar fees actually collected on the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and related Serviced Companion Loans.

		Related payments made by borrowers with respect to the related Mortgage Loans and related Serviced Companion Loans.	Time to time

Certificate Administrator/Trustee Fee/Certificate Administrator

With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.

		Out of general collections on deposit in the Collection Account or the Distribution Account.	Monthly

Certificate Administrator/Trustee Fee/Trustee	With respect to each Distribution Date, an amount equal to the monthly portion of the annual Certificate Administrator/Trustee Fee	Out of general collections on deposit in the Collection Account or the Distribution Account.	Monthly

Operating Advisor Fee / Operating Advisor

With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan and REO Loan.

First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.

Monthly

Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Mortgage Loan (or, such lesser amount as the related borrower agrees to pay with respect to such Mortgage Loan).	Payable by the related borrower.	Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Asset Representations Reviewer Fee / Asset Representations Reviewer

With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.

		Out of general collections with respect to Mortgage Loans on deposit in the Collection Account.	Monthly

Asset Representations Reviewer Asset Review Fee

(i) $15,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance less than $20,000,000, (ii) $20,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $20,000,000, but less than $40,000,000 or (iii) $25,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $40,000,000.

		By the mortgage loan seller; provided, however, that if the mortgage loan seller is insolvent, such fee will become an expense of the issuing entity.	Upon the completion of each Asset Review with respect to a Delinquent Loan.

Property Protection Advances / Master Servicer, Special Servicers or Trustee	To the extent of funds available, the amount of any Property Protection Advances.

First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loans), and with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, then out of general collections on deposit in the Collection Account, subject to certain limitations.

Time to time

Interest on Property Protection Advances / Master Servicer, Special Servicers or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.

First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loans), and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the Collection Account, subject to certain limitations.

Time to time

P&I Advances on the Mortgage Loans / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.

First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in the Collection Account.

Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Interest on P&I Advances on the Mortgage Loans/ Master Servicer and Trustee	At a rate per annum equal to Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.

First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time that advance is reimbursed, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.

Monthly

Indemnification Expenses /
Trustee, Certificate Administrator, Depositor, Master Servicer, Operating Advisor, Asset Representations Reviewer or Special Servicers and any director, officer, employee or agent of any of the foregoing parties

	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections on deposit in the Collection Account or the Distribution Account (and, under certain circumstances, from collections on Serviced Companion Loans)	Time to time

CREFC® Intellectual Property Royalty License Fee / CREFC®

With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.

		Out of general collections on deposit in the Collection Account.	Monthly

Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the Operating Advisor or Asset Representations Reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expense incurred by any independent contractor hired to operate REO Property)

Based on third party charges.

First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections, in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

Time to time

(1)

All references to the Serviced Companion Loan in the table above will not include the Trust Subordinate Companion Loan. Withdrawals permitted to be made above from general collections on deposit in the Collection Account will generally not be permitted to be made from collections on the Trust Subordinate Companion Loan if the expense relates specifically to a Mortgage Loan other than the Starwood Industrial Portfolio mortgage loan.

With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, and all references to Mortgage Loan, Companion Loan, and Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans.

With respect to any Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor and/or asset representations reviewer under the related Non-Serviced PSA governing the servicing of such Non-Serviced Mortgage Loan will be entitled to receive similar fees and reimbursements with respect to such Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and property protection advances with respect to the related Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan.

In connection with the servicing and administration of each Serviced Whole Loan pursuant to the terms of the PSA and the related Co-Lender Agreement, the master servicer and the applicable special servicer will be entitled to servicing compensation, without duplication, with respect to any related Serviced Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Co-Lender Agreement.

(2)	Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.

(3)	Allocable between the master servicer and the applicable special servicer as provided in the PSA.

Master Servicing Compensation

The fee of the master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan or Serviced Whole Loan (to the extent not prohibited under the related Co-Lender Agreement), and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan or Whole Loan, equal to a per annum rate ranging from 0.00375% to 0.05500%. The Servicing Fee payable to the master servicer with respect to each Serviced Companion Loan will be payable, subject to the terms of the related Co-Lender Agreement, from amounts payable in respect of any related Companion Loan or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.

In addition to the Servicing Fee, the master servicer will be entitled to retain, as additional servicing compensation (other than with respect to any Non-Serviced Mortgage Loan), the following amounts to the extent collected from the related borrower:

●

100% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any Mortgage Loans and the Trust Subordinate Companion Loan (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loans that are not Specially Serviced Loans to the extent not prohibited by the related Co-Lender Agreement and that do not involve a Special Servicer Major Decision or Special Servicer Non-Major Decision and 50% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loans that are not Specially Serviced Loans to the extent not prohibited by the related Co-Lender Agreement and that involve one or more Special Servicer Major Decisions or Special Servicer Non-Major Decisions (whether or not processed by the applicable special servicer);

●

100% of all assumption application fees received on any Mortgage Loans and the Trust Subordinate Companion Loan, in each case, only for which the master servicer is processing the underlying assumption related transaction (including any related Serviced Companion Loan to the extent not prohibited by the related Co-Lender Agreement) (whether or not the consent of the applicable special servicer is required) and 100% of all defeasance fees (provided that for the avoidance of doubt, any such defeasance fee will not include any Modification Fees or waiver fees in connection with a defeasance that the applicable special servicer is entitled to under the PSA);

●

100% of assumption, waiver, consent and earnout fees and similar fees pursuant to the PSA on any Mortgage Loans and the Trust Subordinate Companion Loan that are not Specially Serviced Loans (including any related Serviced Companion Loan, to the extent not prohibited by the related Co-Lender Agreement) which do not involve a Special Servicer Major Decision or Special Servicer Non-Major Decision;

●

50% of all assumption, waiver, consent and earnout fees and similar fees (other than assumption application and defeasance fees), in each case, with respect to all Mortgage Loans and the Trust Subordinate Companion Loan that are not Specially Serviced Loans (including any related Serviced Companion Loan, to the extent not prohibited by the related Co-Lender Agreement) which involve a Special Servicer Major Decision or Special Servicer Non-Major Decision (whether or not processed by the applicable special servicer) and only to the extent that all amounts then due and payable with respect to the related Mortgage Loan or Trust Subordinate Companion Loan have been paid; and

●

late payment charges and default interest paid by the borrowers (that were accrued while the related Mortgage Loans and the Trust Subordinate Companion Loan (other than any Non-Serviced Mortgage Loan) or any related Serviced Companion Loan (to the extent not prohibited by the related Co-Lender Agreement) were not Specially Serviced Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses incurred with respect to the related Mortgage Loan or, if provided under the related Co-Lender Agreement, any related Serviced Companion Loan since the Closing Date.

Notwithstanding anything to the contrary, the master servicer and the applicable special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

With respect to any of the preceding fees as to which both the master servicer and the applicable special servicer are entitled to receive a portion thereof, the master servicer and the applicable special servicer will each have the right, but not any obligation, to reduce or elect not to charge its respective portion of such fee (in the case of a split fee with respect to penalty charges, subject to certain limitations set forth in the PSA); provided that (A) neither the master servicer nor the applicable special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the master servicer or the applicable special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee, the applicable special servicer will nevertheless be entitled to charge its portion of the related fee to which the applicable special servicer would have been entitled if the master servicer had charged a fee and the master servicer will not be entitled to any of such fee charged by the applicable special servicer.

In addition, the master servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account in Permitted Investments, and the master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. The master servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Modification Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Companion Loans, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the applicable special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to each of the master servicer and each special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12-months of the collection of the current Excess Modification Fees) will be subject to a cap equal to the greater of (i) 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan after giving effect to such transaction and (ii) $25,000.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including any Non-Serviced Mortgage Loan) and each related Serviced Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Companion Loans. The Servicing Fee for each Mortgage Loan is included in the Administrative Cost Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

Pursuant to the terms of the PSA, Midland will be entitled to retain a portion of the Servicing Fee with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) and, to the extent provided for in the related Co-Lender Agreement, each Serviced Companion Loan notwithstanding any termination or resignation of Midland as master servicer; provided that Midland may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, Midland will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

The master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. The master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

With respect to each Non-Serviced Mortgage Loan and pursuant to the terms of the related Non-Serviced PSA, the primary servicer of such Non-Serviced Mortgage Loan will be entitled to a primary servicing fee accruing at a rate equal to 0.00125% per annum for the 1633 Broadway Mortgage Loan, the Bellagio Hotel and Casino Mortgage Loan, the 650 Madison Avenue Mortgage Loan, The Shoppes at Blackstone Valley Mortgage Loan, the Parkmerced Mortgage Loan, the PCI Pharma Portfolio Mortgage Loan and the Harvey Building Products Mortgage Loan, and 0.00250% per annum for the 19100 Ridgewood Mortgage Loan, and 0.01125% per annum for the Broadcasting Square Mortgage Loan and the Cobb Place Mortgage Loan.

Special Servicing Compensation

The principal compensation to be paid to each special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee. The applicable special servicer will not be entitled to retain any portion of the Excess Interest paid on the ARD Loan.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at the Special Servicing Fee Rate calculated on the basis of the Stated Principal Balance of the related Mortgage Loan and Companion Loan (including any REO Loan), as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans and any REO Properties. The Non-Serviced Whole Loans will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans”.

“Special Servicing Fee Rate” means (a) 0.25% per annum or (b) if such rate in clause (a) would result in a Special Servicing Fee with respect to a Specially Serviced Loan or REO Property (other than any interest in REO Property acquired with respect to any Non-Serviced Whole Loan) that would be less than $3,500 in any given month, then the Special Servicing Fee Rate for such month for such Specially Serviced Loan or REO Property will be the higher per annum rate as would result in a Special Servicing Fee equal to $3,500 for such month with respect to such Specially Serviced Loan or REO Property.

The “Workout Fee” will generally be payable with respect to each Corrected Loan (other than a Non-Serviced Whole Loan) and will be calculated by application of a “Workout Fee Rate” equal to the lesser of (a) 1.00% (or 0.50%, in the case of the 560 Mission Street Whole Loan) to each collection (other than penalty charges and Excess Interest) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments, and payments at maturity or Anticipated Repayment Date) received on the Corrected Loan for so long as it remains a Corrected Loan and (b) such lower rate as would result in a Workout Fee of $1,000,000 when applied to each expected payment of principal and interest (other than default interest) on any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, as applicable, from the date such Mortgage Loan (or Whole Loan, if applicable) becomes a Corrected Loan through and including the related maturity date (or if the rate in clause (a) above would result in a Workout Fee that would be less than $25,000 when applied to each expected payment of principal and interest (other than default interest) on the related Mortgage Loan (or Serviced Whole Loan, if applicable) from the date such Mortgage Loan (or

Serviced Whole Loan, if applicable) becomes a Corrected Loan through and including the then related maturity date, then the Workout Fee Rate will be a rate equal to such higher rate as would result in a Workout Fee equal to $25,000 when applied to each expected payment of principal and interest (other than default interest) on the related Mortgage Loan (or Serviced Whole Loan, if applicable) from the date such Mortgage Loan (or Serviced Whole Loan, if applicable) becomes a Corrected Loan through and including the then related maturity date); provided that no Workout Fee will be payable by the issuing entity with respect to any Corrected Loan if and to the extent that the Corrected Loan became a Specially Serviced Loan under clause (5) or clause (7) of the definition of “Specially Serviced Loan” (and no other clause of that definition) and no event of default actually occurs, unless the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan is modified by the applicable special servicer in accordance with the terms of the PSA; provided, further that if a Mortgage Loan or Serviced Companion Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” as a result of a payment default at maturity and the related collection of interest and principal is received within 90 days following the related maturity date in connection with the full and final pay-off or refinancing of the related Mortgage Loan or Serviced Whole Loan, the applicable special servicer will not be entitled to collect a Workout Fee, but may collect and retain appropriate fees from the related borrower in connection with such workout. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to such Mortgage Loan or Serviced Whole Loan as described in the definition of “Excess Modification Fees”, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

The Non-Serviced Whole Loans will be subject to a similar workout fee pursuant to the Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan, Serviced Companion Loan or REO Loan and received by the applicable special servicer as compensation within the prior 18 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

If either special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If either special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by such special servicer and evidenced by a signed writing, but which had not as of the time such special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made three consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such three consecutive timely Periodic Payments.

A “Liquidation Fee” will be payable to the applicable special servicer with respect to (i) each Specially Serviced Loan or REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which such special servicer receives (a) a full, partial or discounted payoff from the related borrower or (b) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to any related Companion Loan, if applicable), and (ii) except as otherwise described below, any Mortgage Loan and any related Serviced Companion Loan (with respect to any Serviced Companion Loan, only to the extent that (i) the applicable special servicer is enforcing the applicable mortgage loan seller’s obligations under the applicable mortgage loan purchase agreement with respect to such Serviced Companion Loan and (ii) the related Liquidation Fee is not otherwise required to be paid to the applicable special servicer engaged with respect to such Serviced Companion Loan securitization trust or otherwise prohibited from being paid to the applicable special servicer (in each case, under the related pooling and servicing agreement for the securitization trust that owns such Serviced Companion Loan)) for which the applicable special servicer is the Enforcing Servicer and either (A) such Mortgage Loan (and Serviced Companion Loan, if applicable) is repurchased or substituted for by the applicable mortgage loan seller or (B) a Loss of Value Payment has been made with respect to such Mortgage Loan (and Serviced Companion Loan, if applicable). The Liquidation Fee for each such repurchased or substituted Mortgage Loan, Specially Serviced Loan or REO Property will be payable from, and will be calculated by application of the Liquidation Fee Rate, to the related payment or proceeds; provided that the Liquidation Fee with respect to any Specially Serviced Loan or REO Property will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the Specially Serviced Loan or REO Property as described in the definition of “Excess Modification Fees”, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee; provided, however, that any such fee payable with respect to the Serviced Companion Loan will be payable solely from proceeds on such Serviced Companion Loan; provided, further, that except as contemplated by each of the immediately preceding provisos and the second following paragraph, no Liquidation Fee will be less than $25,000.

The “Liquidation Fee Rate” will be a rate equal to the lesser of (a) such rate as would result in a Liquidation Fee of $1,000,000 and (b) 1.00% with respect to each Mortgage Loan (or 0.50%, in the case of the 560 Mission Street Whole Loan) (including with respect to any related Serviced Companion Loan, to the extent provided in the definition of “Liquidation Fee”) repurchased, substituted or for which a Loss of Value Payment has been made, each Specially Serviced Loan and each REO Property.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with:

(i)     (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation within the initial 90 day time period (as may be extended) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect within the initial 90-day time period (as may be extended) provided for the Loss of Value Payment, if such Loss of Value Payment occurs prior to the termination of such extended period,

(ii)    the purchase of (A) any Specially Serviced Loan that is an AB Whole Loan or related REO Property by the holder of a Subordinate Companion Loan or (B) any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case described in clause (ii)(A) or (B) above, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)   the purchase of all of the Mortgage Loans and REO Properties and, if applicable, the Trust Subordinate Companion Loan, in connection with an optional termination of the issuing entity,

(iv)   with respect to a Serviced Pari Passu Companion Loan, (A) a repurchase of such Serviced Pari Passu Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of such Serviced Pari Passu Companion Loan by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)    the purchase of any Specially Serviced Loan by the applicable special servicer or its affiliate (except if such affiliate purchaser is the Directing Holder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, such affiliated Directing Holder or its affiliate purchases any Specially Serviced Loan within 90 days after the applicable special servicer delivers to such Directing Holder for approval the initial asset status report with respect to such Specially Serviced Loan, the applicable special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Holder or its affiliates), or

(vi)   if a Mortgage Loan or Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “—Special Servicing Transfer Event” and the related Liquidation Proceeds are received within 90 days following the related maturity date as a result of the related Mortgage Loan or the Serviced Whole Loan being refinanced or otherwise repaid in full. Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (v) above, the applicable special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents. The Non-Serviced Whole Loans will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans”.

Each special servicer will also be entitled to additional servicing compensation with respect to each Mortgage Loan for which it acts as special servicer (other than with respect to any Non-Serviced Mortgage Loan), the following amounts to the extent collected from the related borrower:

(i)     100% of all Excess Modification Fees related to any modifications, waivers, extensions or amendments of any Specially Serviced Loans,

(ii)    100% of all assumption application fees received on any Mortgage Loans and any related Serviced Companion Loan (to the extent not prohibited by the related Co-Lender Agreement), only for which the applicable special servicer is processing the underlying assumption related transaction,

(iii)   100% of assumption, waiver, consent and earnout fees and similar fees on any Specially Serviced Loan or certain other similar fees paid by the related borrower, and

(iv)   50% of all Excess Modification Fees and assumption, waiver, consent and earnout fees and similar fees (other than assumption application and defeasance fees) received with respect to all Mortgage Loans (including any Serviced Companion Loan, to the extent not prohibited by the related Co-Lender Agreements, if applicable) (excluding any Non-Serviced Mortgage Loan) that are not Specially Serviced Loans that involve one or more Special Servicer Major Decisions or Special Servicer Non-Major Decisions.

With respect to any of the preceding fees as to which both the master servicer and the applicable special servicer are entitled to receive a portion thereof, the master servicer and the applicable special servicer will each have the right, but not any obligation, to reduce or elect not to charge its respective portion of such fee (in the case of a split fee with respect to penalty charges, subject to certain limitations set forth in the PSA); provided that (A) neither the master servicer nor the applicable special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the master servicer or the applicable special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the applicable special servicer decides not to charge any fee, the master servicer will nevertheless be entitled to charge its portion of the related fee to which the master servicer would have been entitled if the applicable special servicer had charged a fee and the applicable special servicer will not be entitled to any of such fee charged by the master servicer.

Each special servicer will also be entitled to late payment charges and default interest paid by the borrowers and accrued while the related Mortgage Loans for which it is special servicer (including any related Serviced Companion Loan, if applicable, and to the extent not prohibited by the related Co-Lender Agreement) were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related Mortgage Loan for which it is special servicer (including any related Serviced Companion Loan, if applicable, to the extent not prohibited by the related Co-Lender Agreement) since the Closing Date. Each special servicer also is authorized but not required to invest or direct the investment of funds held in the applicable REO Account or Loss of Value Payment reserve fund in Permitted Investments, and each special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including those occasions under the related Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in their capacities as special servicers under the PSA, the special servicers will not be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on the related Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on the related Non-Serviced Whole Loan.

“Excess Modification Fees” means, with respect to any Mortgage Loan or Serviced Whole Loan, if applicable (but not with respect to any Non-Serviced Mortgage Loan), the sum of (A) the excess of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of the related Mortgage Loan (or Serviced Whole Loan, if applicable), over (ii) all unpaid or unreimbursed Advances and additional expenses of the issuing entity (including, without limitation, interest on Advances to the extent not otherwise paid or reimbursed by or on behalf of the borrower (including indirect reimbursement from penalty charges or otherwise) with respect to such Mortgage Loan (or Serviced Whole Loan, if applicable), but excluding (1) Special Servicing Fees, Workout Fees and Liquidation Fees and (2) borrower delayed reimbursements) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan (or Serviced Whole Loan, if applicable) and reimbursed from such Modification Fees (which additional expenses will be reimbursed from such Modification Fees) and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower as penalty charges, specific reimbursements or otherwise. All Excess Modification Fees earned by the applicable special servicer will be required to offset any future Workout Fees or Liquidation Fees payable with respect to the related Mortgage Loan (or Whole Loan) or REO Property; provided that if the related Mortgage Loan (or Serviced Whole Loan) ceases being a Corrected Loan, and is subject to a subsequent modification, any Excess Modification Fees earned by the applicable special servicer prior to such Mortgage Loan (or Serviced Whole Loan) ceasing to be a Corrected Loan will no longer be offset against future Liquidation Fees and Workout Fees unless such Mortgage Loan (or Serviced Whole Loan) ceased to be a Corrected Loan within 18 months of it becoming a modified Mortgage Loan (or Serviced Whole Loan). If such Mortgage Loan (or Serviced Whole Loan) ceases to be a Corrected Loan, the applicable special servicer will be entitled to a Liquidation Fee or Workout Fee (to the extent not previously offset) with respect to the new modification, waiver, extension or amendment or future liquidation of the Specially Serviced Loan or related REO Property (including in connection with a repurchase, sale, refinance, discounted or final payoff or other liquidation); provided that any Excess Modification Fees earned and paid to the applicable special servicer in connection with such subsequent modification, waiver, extension or amendment will be applied to offset such Liquidation Fee or Workout Fee to the extent described above. Within any prior 12-month period, all Excess Modification Fees earned by the master servicer or the applicable special servicer (after taking into account any offset described above applied during such prior 12-month period) with respect to any Mortgage Loan (or Serviced Whole Loan, if applicable) will be subject to a cap equal to the greater of (i) 1% of the outstanding principal balance of such Mortgage Loan (or Serviced Whole Loan, if applicable) after giving effect to such transaction, and (ii) $25,000.

Disclosable Special Servicer Fees

The PSA will provide that each special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, each special servicer must deliver or cause to be delivered to the master servicer within two (2) business days following the Determination Date, and the master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the same day as the master servicer is required to deliver the CREFC® investor reporting package for such Distribution Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received or shared with any Certificateholder or other controlling interest by the applicable special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Whole Loan or REO Property (other than any interest in REO Property acquired with respect to any Non-Serviced Mortgage Loan), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees and rebates, and as a result of any other fee-sharing arrangement received or retained by the applicable special servicer or any of its affiliates that is paid by any person (including, without limitation, the Issuing Entity, the borrowers, any property manager, any guarantor or indemnitor in respect of any such Mortgage Loan or REO Property and any purchaser of any such Mortgage Loan or REO Property)) received or retained by the applicable special servicer or any of its affiliates that is paid by any person or entity (including, without limitation, the issuing entity, any borrower, any property manager, any guarantor or indemnitor in respect of the related Mortgage Loan or Serviced Whole Loan and any purchaser of the related Mortgage Loan, Serviced Whole Loan or REO Property) in connection with the disposition, workout or foreclosure of the related Mortgage Loan (or Serviced Whole Loan, if applicable), the management or disposition of the related REO Property, and the performance by the applicable special servicer or any such affiliate of any other special servicing duties under the PSA other than (1) any compensation which is payable to the applicable special servicer under the PSA or (2) to the extent included in a CREFC® Report for the applicable period, any Permitted Special Servicer/Affiliate Fees.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title insurance and/or other insurance commissions and fees, title agency fees, and appraisal fees received or retained by the applicable special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan, Serviced Whole Loan or REO Property, in each case, in accordance with the PSA.

Each special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. A special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount.”

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and the Trust Subordinate Companion Loan will be equal to the product of a rate equal to 0.00580% per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans, the Trust Subordinate Companion Loan and any REO Loans (including any Non-Serviced Mortgage Loan and the Trust Subordinate Companion Loan, but not any Companion Loan) and will be calculated in the same manner as interest is calculated on such Mortgage Loans or Trust Subordinate Companion Loan, as applicable. The Certificate Administrator/Trustee Fee includes the trustee fee.

Operating Advisor Compensation

The fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan, Trust Subordinate Companion Loan and REO Loan (including any Non-Serviced Mortgage Loan but not any Companion Loan), and will accrue at a rate (the “Operating Advisor Fee Rate”), equal to a per annum rate of 0.00116%, and the Stated Principal Balance of the Mortgage Loans, the Trust Subordinate Companion Loan and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower agrees to pay with respect to such Mortgage Loan) (other than any Non-Serviced Mortgage Loan); provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision; provided, further, that the master servicer or the applicable special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard, but may in no event take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection (provided that the master servicer or the applicable special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction).

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Offered Certificates as described in “Description of the Certificates—Distributions”, but with respect to the Operating Advisor Consulting Fee only as and to the extent that such fee is actually received from the related borrower. If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the master servicer or the applicable special servicer processing the Major Decision, to use efforts to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision that are consistent with the efforts that the master servicer or the applicable special servicer, as applicable, would use to collect any borrower-paid fees owed to it in accordance with the Servicing Standard (taking into account whether or not such fees are provided for in the related loan agreement), but only to the extent not prohibited by the related Mortgage Loan documents.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”), payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.00025% per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans (including any Non-Serviced Mortgage Loan, but not any Companion Loan) and will be calculated in the same manner as interest is calculated on such Mortgage Loans. Upon the completion of any Asset Review with respect to each Delinquent Loan (in such case, a “Subject Loan”), the asset representations reviewer will be required to be paid a fee equal to the sum of (i) $15,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance less than $20,000,000, (ii) $20,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $20,000,000, but less than $40,000,000 or (iii) $25,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date

Balance greater than or equal to $40,000,000 (any such fee, the “Asset Representations Reviewer Asset Review Fee”).

The Asset Representations Reviewer Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the mortgage loan sellers; provided, however, that if the related mortgage loan seller is insolvent, such fee will become an expense of the issuing entity following delivery by the asset representations reviewer of evidence reasonably satisfactory to the master servicer or the applicable special servicer, as the case may be, of such insolvency; provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the master servicer or the applicable special servicer will be required to pursue remedies against such mortgage loan seller in accordance with the servicing standard in order to seek recovery of such amounts from such mortgage loan seller or its insolvency estate. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller to the extent such fee was not already paid by such mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (including any portion of an REO Loan related to the Trust Subordinate Companion Loan, but excluding the portion of an REO Loan related to any other Serviced Companion Loan) and the Trust Subordinate Companion Loan and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan, REO Loan or Trust Subordinate Companion Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided, that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan, REO Loan or Trust Subordinate Companion Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders and the Pooled RR Interest Owner, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan, REO Loan and the Trust Subordinate Companion Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or a Serviced Whole Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event“ will occur on the earliest of:

(1)     the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or related Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or the related Companion Loan, as applicable, (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or the related Companion Loan, as applicable, by the applicable special servicer;

(2)     the 60th day after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(3)     solely in the case of a delinquent balloon payment, (A) the date occurring 60 days beyond the date on which that balloon payment was due (except as described in clause B below) or (B) if the related borrower has delivered to the master servicer (and the master servicer will be required to promptly deliver a copy of such document to the applicable special servicer, if it is not evident that a copy has been delivered to the applicable special servicer), within 60 days beyond the date on which that balloon payment was due, a written and fully executed (subject only to customary final closing conditions) commitment, letter of intent, or otherwise binding application for refinancing or similar document that is, in each case, binding upon an acceptable lender or signed purchase agreement, in each case reasonably satisfactory in form and substance to the master servicer, which provides that such refinancing or purchase will occur within 120 days of such related maturity date, the date occurring 120 days after the date on which that balloon payment was due (or for such shorter period beyond the date on which that balloon payment was due during which the refinancing or purchase is scheduled to occur pursuant to the commitment for refinancing or signed purchase agreement or on which such commitment or signed purchase agreement terminates);

(4)     the date on which the related Mortgaged Property became an REO Property;

(5)     the 60th day after a receiver or similar official is appointed (and continues in that capacity) in respect of the related Mortgaged Property;

(6)     the 60th day after the date the related borrower or the tenant at a single tenant property is subject to a bankruptcy, insolvency or similar proceedings (if not dismissed within those 60 days); and

(7)     the date on which the Mortgage Loan (or Serviced Whole Loan) remains outstanding 5 years following any extension of its maturity date pursuant to the PSA.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount“ for any Distribution Date and for any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the applicable special servicer in consultation with the Directing Holder (for so long as no Consultation Termination Event is continuing and only with respect to any Mortgage Loan or Serviced Whole Loan other than any applicable Excluded Loan), and in consultation with the operating advisor (after the occurrence and continuance of an Operating Advisor Consultation Event), as of the first Determination Date that is at least 10 business days following the later of (i) the date the applicable special servicer receives an appraisal or conducts a valuation described below and (ii) the occurrence of such Appraisal Reduction Event equal to the excess of:

(a)  the Stated Principal Balance of that Mortgage Loan or Serviced Whole Loan, as the case may be, over

(b)  the excess of

1.	the sum of

a)

90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the applicable special servicer with respect to that Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as an Advance), or (B) by an internal valuation performed by the applicable special servicer with respect to any Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced

Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the applicable special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant, and

b)	all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; over

2.	the sum as of the Due Date occurring in the month of the date of determination of

a)

to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate (and any accrued and unpaid interest on any Subordinate Companion Loan),

b)

all P&I Advances on the related Mortgage Loan and all Property Protection Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan,

c)

all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan, Serviced Whole Loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer, the applicable special servicer or the trustee, as applicable); and

d)	any other unpaid additional expenses of the issuing entity in respect of such Mortgage Loan or Serviced Whole Loan.

Each Serviced Whole Loan will be treated as a single Mortgage Loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loan(s), as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount in respect of any Serviced Pari Passu Whole Loan will be allocated, pro rata, between the related Serviced Pari Passu Mortgage Loan and the related Serviced Pari Passu Companion Loan based upon their respective Stated Principal Balances. Any Appraisal Reduction Amount in respect of a Serviced AB Whole Loan will be allocated, first, to the Subordinate Companion Loan (until its principal balance is notionally reduced to zero by such related Appraisal Reduction Amounts), and second, pro rata, between the related Mortgage Loan and any Serviced Pari Passu Companion Loan(s) based upon their respective Stated Principal Balances. For a summary of the provisions in the related Non-Serviced PSA relating to appraisal reductions, see “—Servicing of the Non-Serviced Mortgage Loans” below.

The applicable special servicer will be required to order an appraisal or conduct a valuation, promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the later of (a) receipt of the MAI appraisal or the completion of the valuation and (b) the occurrence of such Appraisal Reduction Event, the applicable special servicer will be required to calculate and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence of any Consultation Termination Event, the Directing Holder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and receipt of information requested by the applicable special servicer from such master servicer reasonably necessary to calculate the Appraisal Reduction Amount. Such report will also be forwarded by the master servicer (or the applicable special servicer if the related Mortgage Loan is a Specially Serviced Loan), to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Companion Loan has been sold, or to the holder of any related Serviced Companion Loan by the master servicer (or the applicable special servicer if the related Mortgage Loan is a Specially Serviced Loan).

In the event that the applicable special servicer has not received any required MAI appraisal within 120 days after the event described in the definition of “Appraisal Reduction Event” (without regard to the time periods set forth in the definition), then solely for purposes of determining the amounts of the P&I Advances, the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal is received by the applicable special servicer. The Appraisal Reduction Amount is calculated as of the first Determination Date that is at least 10 business days after the later of (a) the applicable special servicer’s receipt of such MAI appraisal or the completion of the valuation and (b) the occurrence of such Appraisal Reduction Event. The master servicer will provide (via electronic delivery) the applicable special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within 4 business days of the applicable special servicer’s reasonable request; provided, however, that the applicable special servicer’s failure to timely make such a request will not relieve the master servicer of its obligation to use reasonable efforts to provide such information to the applicable special servicer within 4 business days following the applicable special servicer’s reasonable request. The master servicer will not calculate Appraisal Reduction Amounts.

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) and each Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for three consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Mortgage Loan, any related Serviced Companion Loan or Serviced Whole Loan)), the applicable special servicer is required (i) within 30 days of the end of each 9-month period following the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the master servicer of the occurrence of such 9-month period or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the master servicer as a Property Protection Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the applicable special servicer from the master servicer necessary to calculate the Appraisal Reduction Amount, the applicable special servicer is required to determine or redetermine, as applicable, and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, with respect to any Mortgage Loan other than an applicable Excluded Loan, prior to the occurrence of a Consultation Termination Event, the Directing Holder, the calculated or recalculated amount of the Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded to the holder of any related Companion Loan by the master servicer (or the applicable special servicer if the related Mortgage Loan is a Specially Serviced Loan). With respect to any Mortgage Loan or Serviced Whole Loan other than an applicable Excluded Loan, prior to the occurrence of a Consultation Termination Event, the applicable special servicer will consult with the Directing Holder, with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the applicable special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent such special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 9-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the applicable special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that such special servicer has no knowledge of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to the provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under the related Non-Serviced PSA in respect of a

Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on such Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders and the Pooled RR Interest Owner. Pursuant to the related Non-Serviced PSA, each Non-Serviced Mortgage Loan will be treated, together with the related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction calculated with respect to the related Non-Serviced Whole Loan will generally be allocated first to any related Subordinate Companion Loan and then to the related Non-Serviced Mortgage Loan and any related Non-Serviced Pari Passu Companion Loan, on a pro rata basis based upon their respective Stated Principal Balances.

If any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, then such Mortgage Loan or Serviced Whole Loan will no longer be subject to an Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance with respect to the related Mortgage Loan will be reduced, which will have the effect of reducing the amount of interest available to the Pooled VRR Interest (to the extent of the Pooled VRR Percentage of the reduction in such P&I Advance), on the one hand, and to the most subordinate class of Pooled Non-VRR Certificates then-outstanding (i.e., first, to the Class H-RR certificates; then, to the Class G-RR certificates; then, to the Class F-RR certificates; then, to the Class E certificates; then, pro rata based on interest entitlements, to the Class D and Class X-D certificates; then, to the Class C certificates; then, to the Class B certificates; then, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates) to the extent of the Pooled Non-VRR Percentage of the reduction in such P&I Advance, on the other hand. See “Pooling and Servicing Agreement—Advances”.

Appraisal Reduction Amounts and Cumulative Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated between the Pooled VRR Interest on the one hand and the Pooled Non-VRR Certificates, on the other hand, based on the Pooled VRR Percentage and the Pooled Non-VRR Percentage, respectively. Appraisal Reduction Amounts and Cumulative Appraisal Reduction Amounts allocated to the Trust Subordinate Companion Loan will be allocated between the Class SW-VR certificates on the one hand and the Loan-Specific Non-VRR Certificates, on the other hand, based on the Starwood RR Percentage and the Starwood Non-RR Percentage, respectively.

As a result of calculating one or more Appraisal Reduction Amounts that is allocated to the Trust Subordinate Companion Loan, the amount of any required P&I Advance with respect to the Trust Subordinate Companion Loan will be reduced, which will have the effect of reducing the amount of interest available to the Class SW-VR certificates (to the extent of the Starwood RR Percentage of the reduction in such P&I Advance), on the one hand, and to the most subordinate class of Loan-Specific Certificates (other than the Class SW-VR certificates) then-outstanding (i.e., first, to the Class SW-D certificates; then, to the Class SW-C certificates; then, to the Class SW-B certificates; and finally, to the Class SW-A certificates) to the extent of the Starwood Non-RR Percentage of the reduction in such P&I Advance, on the other hand.

As of the first Determination Date following a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or the Trust Subordinate Companion Loan becoming an AB Modified Loan, the applicable special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the applicable special servicer with respect to such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, and all other information relevant to a Collateral Deficiency Amount determination. The master servicer will be required to provide (via electronic delivery) the applicable special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Collateral Deficiency Amount for any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any Serviced Companion Loan using reasonable efforts to deliver such information within 4 business days of the applicable special servicer’s reasonable request. Upon obtaining knowledge or receipt of notice by the master servicer that a

Non-Serviced Mortgage Loan has become an AB Modified Loan, the master servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the master servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the master servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the master servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the master servicer thereof. None of the master servicer (with respect to Mortgage Loans other than any Non-Serviced Mortgage Loan), the special servicers (with respect to Non-Serviced Mortgage Loans), the trustee, the operating advisor or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The certificate administrator and the master servicer will be entitled to conclusively rely on the applicable special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Trust Subordinate Companion Loan. With respect to a Non-Serviced Mortgage Loan, the applicable special servicer and the certificate administrator will be entitled to conclusively rely on the applicable Non-Serviced Special Servicer’s calculation of any Appraisal Reduction Amount with respect to such Non-Serviced Mortgage Loan and on the master servicer’s calculation or determination of any Collateral Deficiency Amount with respect to such Non-Serviced Mortgage Loan.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan or Trust Subordinate Companion Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s)), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan or Trust Subordinate Companion Loan, as applicable) (x) the most recent appraised value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan or Trust Subordinate Companion Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of a Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the master servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. The certificate administrator, the operating advisor and the master servicer will be entitled to conclusively rely on the applicable special servicer’s calculation or determination of any Collateral Deficiency Amount with respect to Mortgage Loans (other than any Non-Serviced Mortgage Loan). The certificate administrator, the operating advisor and the applicable special servicer will be entitled to conclusively rely on the master servicer’s calculation or determination of any Collateral Deficiency Amount with respect to Non-Serviced Mortgage Loans.

For purposes of determining the Pooled Non-Reduced Interests, the Controlling Class and the occurrence of a Control Termination Event, the Pooled VRR Percentage of any Appraisal Reduction Amounts allocated to a Mortgage Loan will be allocated to the Pooled VRR Interest to notionally reduce (to not less than zero) the Pooled VRR Interest Balance thereof, and the Pooled Non-VRR Percentage of any Appraisal Reduction Amounts allocated to a Mortgage Loan will be allocated to each class of Principal Balance Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class H-RR certificates, then, to the Class G-RR certificates, then, to the Class F-RR certificates, then, to the Class E certificates, then, to the Class D certificates, then, to the Class C certificates; then, to the Class B certificates; then, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates). In addition, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, the Pooled Non-VRR Percentage of Collateral Deficiency Amounts allocated to a related Mortgage Loan that is an AB Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class H-RR certificates, then, to the Class G-RR certificates, then, to the Class F-RR certificates, and, then, to the Class E certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, any class of Control Eligible Certificates will be allocated the Pooled Non-VRR Percentage of both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts, as described in this paragraph.

For purposes of determining the Non-Reduced Interests, the Starwood Controlling Class and the occurrence of a Starwood Industrial Portfolio Control Appraisal Period, the Starwood RR Percentage of any Appraisal Reduction Amounts allocated to the Trust Subordinate Companion Loan will be allocated to the Class SW-VR certificates to notionally reduce the Certificate Balance thereof until such Certificate Balance is reduced to zero, and the Starwood Non-RR Percentage of any Appraisal Reduction Amounts allocated to the Trust Subordinate Companion Loan will be allocated to each class of Loan-Specific Non-VRR Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class SW-D certificates, then, to the Class SW-C certificates, then, to the Class SW-B certificates, then, to the Class SW-A certificates). In addition, for purposes of determining the Starwood Controlling Class and the occurrence of a Starwood Industrial Portfolio Control Appraisal Period, Collateral Deficiency Amounts allocated to the Trust Subordinate Companion Loan will be allocated to each class of Starwood Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class SW-D certificates, then, to the Class SW-C certificates, then, to the Class SW-B certificates, then, to the Class SW-A certificates). For the avoidance of doubt, for purposes of determining the Starwood Controlling Class and the occurrence of a Starwood Industrial Portfolio Control Appraisal Period, any Class of Starwood Control Eligible Certificates will be allocated the Starwood Non-RR Percentage of both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts, as described in this paragraph.

The appraised value of any applicable Mortgaged Property is required to be determined on an “as-is” basis for purposes of determining all Appraisal Reduction Amounts. The applicable special servicer (in the case of the Trust Subordinate Companion Loan or a Mortgage Loan other than a Non-Serviced Mortgage Loan) or the master servicer (in the case of a Non-Serviced Mortgage Loan) will be required to promptly notify the applicable special servicer or the master servicer, as applicable, and the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates or Starwood Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the applicable special servicer to order (or, with respect to a Collateral Deficiency Amount calculation for a Non-Serviced Mortgage Loan, require the master servicer to request from the applicable Non-Serviced Special Servicer) a second appraisal of any related Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). With respect to any such Mortgage Loan (other than with respect to a Non-Serviced Mortgage Loan) or Serviced Whole Loan, such special servicer will use its reasonable efforts to cause such appraisal to be (i) delivered within 30 days from receipt of the Requesting Holders’ written request and (ii) prepared on an “as-is” basis by an MAI appraiser. With respect to any such Non-Serviced Mortgage Loan, the master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable Non-Serviced Special Servicer. Upon receipt of such supplemental appraisal, the master servicer (for Collateral Deficiency Amounts on Non-Serviced Mortgage Loans), the applicable Non-Serviced Special Servicer (for Appraisal Reduction Amounts on Non-Serviced Mortgage Loans to the extent provided for in the applicable Non-Serviced PSA and applicable Co-Lender Agreement) and the applicable special servicer (for Mortgage Loans other than Non-Serviced Mortgage Loans) will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and (for Mortgage Loans (other than Non-Serviced Mortgage Loans) or Serviced Whole Loans) receipt of information requested by such special servicer from the master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class or Starwood Controlling Class, as applicable, and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

In addition, the holders of certificates representing the majority of the Certificate Balance of any Appraised-Out Class will have the right, at their sole expense, to require the applicable special servicer to order an additional appraisal of any Mortgage Loan or Serviced Whole Loan for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount if an event has occurred at or with regard to the related Mortgaged Property or Mortgaged Properties that would have a material effect on its appraised value, and the applicable special servicer is required to use its reasonable efforts to cause such appraisal to be (i) delivered within 30 days from receipt of the Requesting Holders’ written request and (ii) prepared on an “as-is” basis by an MAI appraiser; provided that the applicable special servicer will not be required to obtain such appraisal if it determines in accordance with the Servicing Standard that no events at or with regard to the related Mortgaged Property or Mortgaged Properties have occurred that would have a material effect on the appraised value of the related Mortgaged Property or Mortgaged Properties.

Any Appraised-Out Class for which the Requesting Holders are challenging the master servicer’s or the applicable special servicer’s, as applicable, Appraisal Reduction Amount or Collateral Deficiency Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class or the Starwood Controlling Class, until such time, if any, as such class is reinstated as the Controlling Class or the Starwood Controlling Class. The rights of the Controlling Class or the Starwood Controlling Class will be exercised by the next most senior Control Eligible Certificates or Starwood Control Eligible Certificates, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related directing holder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans”. With respect to an AB Whole Loan, the holder of the related Subordinate Companion Loan may in certain circumstances post collateral to avoid a change of control as described in “Description of the Mortgage Pool—The Whole Loans”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan or Serviced Whole Loan and required by the Servicing Standard, the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the applicable special servicer (with respect to REO Properties other than a Mortgaged Property securing a related Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that the master servicer (with respect to Mortgage Loans and Serviced Companion Loans) will not be required to cause the borrower to maintain and the applicable special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan or Whole Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the master servicer (with respect to such Mortgage Loans and any related Serviced Companion Loan) or the applicable special servicer (with respect to REO Properties other than a Mortgaged Property securing a related Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan) or applicable special servicer (with respect to REO Properties other than a Mortgaged Property securing a related Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that the master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the master servicer (with respect to non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans) with (in respect of any Mortgage Loan other than an applicable Excluded Loan and unless a Control Termination Event has occurred and is continuing) the consent of the Directing Holder and (ii) (other than an applicable Excluded Loan) after consultation by the applicable special servicer with the Risk Retention Consultation Parties. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, the master servicer will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing any Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicer and special servicers will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the master servicer determines that a Mortgaged Property other than the Mortgaged Property securing a Non-Serviced Mortgage Loan is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause each borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by the master servicer in accordance with the Servicing Standard) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard, but only to the extent that the related Mortgage Loan permits the lender to require the coverage and maintaining coverage is consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan, that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Companion Loan reasonably requires from time to time in order to protect its interests, the master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) notify the applicable special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the master servicer pursuant to clause (B) above. If the master servicer or the applicable special servicer, as applicable, determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, the master servicer will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained following such determination (if made by the master servicer) or following notice of such determination (if made by the applicable special servicer). If the master servicer or the applicable special servicer, as applicable, determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property, insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the master servicer and the applicable special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Holder and/or the consultation rights of the Risk Retention Consultation Parties or the holder of any Companion Loan as described under “—The Directing Holder—Major Decisions”, the master servicer (with respect to non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans) has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate.

During the period that the master servicer or the applicable special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Holder or to consult with a Risk Retention Consultation Party, neither the master servicer nor the applicable special servicer will be liable for any loss related to its failure to require the borrower to maintain such insurance and neither will be in default of its obligations as a result of such failure unless the master servicer or the applicable special servicer is required to take any immediate action pursuant to the Servicing Standard and other servicing requirements under the PSA as described under “—The Directing Holder— Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” and “—Servicing Override”.

Each special servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property (other than any REO Property with respect to any Non-Serviced Mortgage Loan) for which it is acting as special servicer, to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related REO Loan, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the applicable special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the applicable special servicer (with the consent of the Directing Holder (prior to the occurrence and continuance of a Control Termination Event and other than in respect of any applicable Excluded Loan), in consultation with the Risk Retention Consultation Parties (other than with respect of any applicable Excluded Loan) and in accordance with the Servicing Standard)), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended.

The PSA provides that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy and the master servicer or the special servicers may satisfy their respective obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the Mortgage Loans and related Serviced Companion Loan and REO Properties (other than the Mortgaged Property securing the related Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders and the Pooled RR Interest Owner. Any cost incurred by the master servicer or a special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the master servicer as a Property Protection Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicers will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by a special servicer will be paid out of the applicable REO Account or advanced by the master servicer as a Property Protection Advance.

The costs of the insurance may be recovered by the master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Property Protection Advance as set forth in the PSA. All costs and expenses incurred by a special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the master servicer to such special servicer as a Property Protection Advance to the extent that such Property Protection Advance is not determined to be a Nonrecoverable Advance.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

Modifications, Waivers and Amendments

Subject to the immediately succeeding paragraph, (i) the applicable special servicer will be responsible for processing waivers, modifications, amendments and consents with respect to (a) any Specially Serviced Loan and (b) any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan with respect to which the matter involves a Special Servicer Non-Major Decision (other than the items listed in clauses (i)(A) and (i)(B) of “Special Servicer Non-Major Decision”, which the master servicer will process with respect to non-Specially Serviced Loans, subject to special servicer consent or deemed consent as provided in the PSA) or a Special Servicer Major Decision, and (ii) the master servicer will be responsible for processing waivers, modifications, amendments and consents with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan that is not a Specially Serviced Loan and does not involve a Special Servicer Major Decision or Special Servicer Non-Major Decision (other than the items listed in clauses (i)(A) and (i)(B) of “Special Servicer Non-Major Decision”, which the master servicer will process, subject to special servicer consent or deemed consent as provided in the PSA); provided that, except as otherwise set forth in this paragraph, neither the special servicers nor the master servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment more than three months after the Closing Date that would not be a “significant modification” of the Mortgage Loan and/or Serviced Companion Loan within the meaning of Treasury regulations Section 1.860G-2(b) or otherwise (i) cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust or (ii) result in the imposition of a tax upon any Trust REMIC, the Grantor Trust or the issuing entity. Subject to the immediately succeeding paragraph, the master servicer will not be permitted under the PSA to agree to any modifications, waivers and amendments that constitute Special Servicer Major Decisions without the consent of the applicable special servicer (which such consent may be deemed received by the master servicer if the applicable special servicer does not respond within 10 business days of delivery to the applicable special servicer of the analysis and all information in the master servicer’s possession that is reasonably requested by the applicable special servicer in order to grant or withhold such consent, plus, if applicable, any additional time provided to the Directing Holder or other relevant party under the PSA and, if applicable, any additional time period provided to a holder of a Companion Loan under a related Co-Lender Agreement), except certain non-material consents and waivers described in the PSA and as permitted under the Mortgage Loan documents.

With respect to non-Specially Serviced Loans, the master servicer, prior to taking any action with respect to any Special Servicer Major Decision (or making a determination not to take action with respect to a Special Servicer Major Decision) and prior to taking any action with respect to any Special Servicer Non-Major Decision (other than the items listed in clauses (i)(A) and (i)(B) of “Special Servicer Non-Major Decision”) or making a determination not to take action with respect to the Special Servicer Non-Major Decision (other than the items listed in clauses (i)(A) and (i)(B) of “Special Servicer Non-Major Decision”), will be required to refer any request with respect to such Special Servicer Major Decision or Special Servicer Non-Major Decision to the applicable special servicer, which will process the request directly, or if mutually agreed to by the applicable special servicer and the master servicer, the master servicer will be required to process such request, and if the master servicer processes such request and is recommending approval of such request, the master servicer will be required to prepare and submit its written analysis and recommendation to the applicable special servicer with all information in the possession of the master servicer that the applicable special servicer may reasonably request in order to withhold or grant its consent, and in all cases the applicable special servicer will be entitled (subject to the discussion under “—The Directing Holder” below) to approve or disapprove any modification, waiver, amendment or other action that constitutes a Special Servicer Major Decision or a Special Servicer Non-Major Decision. In addition, the master servicer will be required to provide the applicable special servicer with any notice that it receives relating to a default by the borrower under a ground lease where all or any portion of the collateral for the Mortgage Loan is the ground lease, and the applicable special servicer will determine in accordance with the Servicing Standard whether to cure any borrower defaults relating to ground leases.

If, and only if, the applicable special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in such special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then such special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (x) the restrictions and limitations described below, (y) with respect to any Major Decision, with respect to any Mortgage Loan other than any applicable Excluded Loan, prior to the occurrence and continuance of a Control Termination Event, the approval of the Directing Holder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event, upon consultation with the Controlling Class Representative), and consultation with the Risk Retention Consultation Parties, as provided in the PSA and described in this prospectus and (z) with respect to a Serviced Whole Loan, the rights of the holder of the related Serviced Companion Loan, as applicable, to advise or consult with the applicable special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related Co-Lender Agreement and, with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender, if any, to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property (other than a Mortgaged Property securing the related Non-Serviced Whole Loan) or any portion of a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than a Mortgaged Property securing the related Non-Serviced Whole Loan) or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the master servicer or the applicable special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the REMIC provisions, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

Each special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date. Neither special servicer may agree to a modification, waiver or amendment of any term of any Specially Serviced Loan for which it is acting as special servicer if that modification, waiver or amendment would:

(1)     extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) five years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring twenty years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and (A) prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Holder and (B) to the extent such modification, waiver or amendment constitutes a Major Decision, after consultation with the Risk Retention Consultation Parties (in each case, other than with respect to a Mortgage Loan that is an applicable Excluded Loan as to such party), ten years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)     provide for the deferral of interest unless interest accrues on the Mortgage Loan or the Serviced Whole Loans, generally, at the related Mortgage Rate.

If either special servicer gives notice of any modification, waiver or amendment of any term of any Mortgage Loan (other than any Non-Serviced Whole Loan) or related Companion Loan, such special servicer will be required to notify the master servicer, the holder of any related Companion Loan (unless, with respect to the holder of the Trust Subordinate Companion Loan, a Starwood Industrial Portfolio Control Appraisal Period has occurred and is continuing), the certificate administrator, the trustee, the Directing Holder (other than following the occurrence of a Consultation Termination Event and with respect to an applicable Excluded Loan), the Risk Retention Consultation Parties (other than with respect to any applicable Excluded Loan), the operating advisor and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. If the master servicer gives notice of any modification, waiver or amendment of any term of any such Mortgage Loan or related Companion Loan, the master servicer will be required to notify the certificate administrator, trustee, the applicable special servicer (and such special servicer will forward such notice to the Directing Holder (other than following the occurrence of a Consultation Termination Event and with respect to an applicable Excluded Loan), the Risk Retention Consultation Parties (other than with respect to an applicable Excluded Loan), the holder of any related Companion Loan (unless, with respect to the holder of the Trust Subordinate Companion Loan, a Starwood Industrial Portfolio Control Appraisal Period has occurred and is continuing) and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information

Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the master servicer and to the holder of any related Companion Loan, all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders and the Pooled RR Interest Owner; Certain Available Information”.

The modification, waiver or amendment of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability To Incur Other Indebtedness Entails Risk”.

“Special Servicer Non-Major Decision” means each of the following:

(i)     agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (A) a waiver of a mortgage loan event of default (but excluding non-monetary events of default other than defaults relating to transfers of interests in the borrower or the existing collateral or material modifications of the existing collateral), (B) a modification of the type of defeasance collateral required under the related Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States of America would be permitted, or (C) a modification that would permit a principal prepayment instead of defeasance if the related Mortgage Loan documents do not otherwise permit such principal prepayment; provided that the foregoing is not otherwise a Major Decision or another Special Servicer Non-Major Decision;

(ii)    any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit held, as “performance”, “earn-out”, “holdback” or similar escrows or reserves with respect to any Mortgage Loan or Serviced Whole Loan as further identified on a schedule to the PSA, but excluding (subject to clause (iv) below) as to Mortgage Loans or Serviced Whole Loan which are non-Specially Serviced Loans, (A) any routine and/or customary escrow and reserve fundings or disbursements for which the satisfaction of performance-related criteria or lender discretion is not required or permitted pursuant to the terms of the related loan documents, (B) any request with respect to a Mortgage Loan or Serviced Whole Loan that is a non-Specially Serviced Loan for the funding or disbursement of ordinary course impounds, repair and replacement reserves, lender approved budget and operating expenses, and tenant improvements pursuant to an approved lease, each in accordance with the loan documents or (C) any other funding or disbursement as mutually agreed upon by the master servicer and special servicer;

(iii)   in circumstances where no lender discretion is permitted other than confirming that the conditions in the related Mortgage Loan documents have been satisfied (including determining whether any applicable terms or tests are satisfied), any request to incur additional debt in accordance with the terms of the related Mortgage Loan documents; provided that the foregoing is not otherwise a Major Decision or another Special Servicer Non-Major Decision;

(iv)   in circumstances where no lender discretion is required other than confirming the satisfaction of the applicable terms of the Mortgage Loan documents (including determining whether any applicable terms or tests are satisfied), processing requests for any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan or Serviced Whole Loan; provided that, in any case, Special Servicer Non-Major Decisions will not include (i) the release, substitution or addition of collateral securing any Mortgage Loan or Serviced Whole Loan in connection with a defeasance of such collateral; or (ii) requests that are related to any condemnation action that is pending, or threatened in writing, and would affect a non-material portion of the Mortgaged Property; provided that such release or substitution or addition of collateral is not otherwise a Major Decision; and

(v)    approving easements or rights of way that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make payments with respect to the related Mortgage Loan or Serviced Whole Loan.

provided, however, that with respect to clauses (i)(A) and (i)(B) of this definition, the master servicer will be required to process such request with respect to non-Specially Serviced Loans and obtain the consent or deemed consent of the applicable special servicer as provided in the PSA.

Notwithstanding the foregoing, the master servicer and the applicable special servicer may mutually agree as contemplated in the PSA that the master servicer will process any of the foregoing matters with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan that is a non-Specially Serviced Loan in accordance with the terms and conditions reasonably agreed to by the master servicer and the applicable special servicer, including the applicable special servicer’s consent. If the master servicer and applicable special servicer mutually agree that the master servicer will process a Special Servicer Non-Major Decision with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan that is a non-Specially Serviced Loan, the Master Servicer will be required to obtain the applicable special servicer’s prior consent (or deemed consent) to the Special Servicer Non-Major Decision.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

The applicable special servicer will be required to determine (with respect to any Specially Serviced Loan or, to the extent such action is a Special Servicer Major Decision or Special Servicer Non-Major Decision (other than the items listed in clauses (i)(A) and (i)(B) of “Special Servicer Non-Major Decision”), any non-Specially Serviced Loan (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan), and the master servicer will be required to determine (with respect to any non-Specially Serviced Loan, to the extent such action is not a Special Servicer Major Decision or Special Servicer Non-Major Decision (other than the items listed in clauses (i)(A) and (i)(B) of “Special Servicer Non-Major Decision” which items the master servicer will be required to determine)), in each case, in a manner consistent with the Servicing Standard, whether to (a) exercise any right it may have with respect to such Mortgage Loan or Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on such Mortgage Loan or Companion Loan, as applicable, or (2) to grant or withhold its consent to any sale or transfer, consistent with the Servicing Standard or to (b) waive its right to exercise such rights; provided, however, that (i) with respect to such consent or waiver of rights that is a Major Decision, prior to the occurrence and continuance of any Control Termination Event and other than with respect to any applicable Excluded Loan, the master servicer or the applicable special servicer, as applicable, has obtained the prior written consent (or deemed consent) of the Directing Holder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event and other than with respect to any applicable Excluded Loan, upon consultation with the Directing Holder), and (ii) with respect to any Mortgage Loan that (A) represents at least 5.0% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding and has a Stated Principal Balance of at least $10,000,000, (B) represents one of the 10 largest Mortgage Loans based on Stated Principal Balance and has a Stated Principal Balance of at least $10,000,000, (C) has a Stated Principal Balance that is more than $35,000,000, (D) is the Starwood Industrial Portfolio Whole Loan or (E) is a Mortgage Loan as to which the related Serviced Companion Loan represents one of the 10 largest mortgage loans in the related other securitization (provided that the master servicer or applicable special servicer, as applicable, will be entitled to reasonably rely upon the written notification provided by the master servicer, special servicer, trustee or certificate administrator of such other securitization as to whether such Serviced Companion Loan is one of the 10 largest mortgage loans in such other securitization, or if no timely response is received, permitted to rely upon the most recent CREFC® Reports from such other securitization), a Rating Agency Confirmation is received by the master servicer or the applicable special servicer, as the case may be, from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any).

The applicable special servicer will be required to determine (with respect to a Specially Serviced Loan or, to the extent such action is a Special Servicer Major Decision or Special Servicer Non-Major Decision (other than the items listed in clauses (i)(A) and (i)(B) of “Special Servicer Non-Major Decision”), any non-Specially Serviced Loan (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan with a “due-on-encumbrance” clause) and the master servicer will be required to determine (with respect to any non-Specially Serviced Loan, to the extent such action is not a Special Servicer Major Decision or Special Servicer Non-Major Decision (other than the items listed in clauses (i)(A) and (i)(B) of “Special Servicer Non-Major Decision” which items, the master servicer will be required to determine)), in each case, in a manner consistent with the Servicing Standard, whether to (a) exercise any right it may have with respect to such Mortgage Loan or Serviced Companion Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to grant or withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) waive its right to exercise such rights, provided, however, (i) with respect to such consent or waiver of rights that is a Major Decision, prior to the occurrence and continuance of any Control Termination Event and other than with respect to any applicable Excluded Loan, the master servicer or the applicable special servicer, as applicable, has obtained the prior written consent (or deemed consent) of the Directing Holder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event and other than with respect to any applicable Excluded Loan, upon consultation with the Directing Holder), and (ii) with respect to any Mortgage Loan that (A) represents at least 2.0% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding and has a Stated Principal Balance of at least $10,000,000, (B) represents one of the 10 largest Mortgage Loans based on Stated Principal Balance and has a Stated Principal Balance of at least $10,000,000, (C) has a Stated Principal Balance that is more than $35,000,000, (D) has a loan-to-value ratio that is equal to or greater than 85% (including any existing and proposed debt) and has a Stated Principal Balance of at least $10,000,000, (E) has a debt service coverage ratio that is less than 1.20x (in each case, determined based upon the aggregate of the principal balance of the Mortgage Loan (or Serviced Whole Loan, if applicable) and the principal amount of the proposed additional lien) and has a Stated Principal Balance of at least $10,000,000, or (F) is a Mortgage Loan as to which the related Serviced Companion Loan represents one of the 10 largest mortgage loans in the related other securitization (provided that the master servicer or applicable special servicer, as applicable, will be entitled to reasonably rely upon the written notification provided by the master servicer, applicable special servicer, trustee or certificate administrator of such other securitization as to whether such Serviced Companion Loan is one of the 10 largest mortgage loans in such other securitization, or if no timely response is received, permitted to rely upon the most recent CREFC® Reports from such other securitization), a Rating Agency Confirmation is received by the master servicer or the applicable special servicer, as the case may be, from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any).

With respect to any matter described in the preceding two paragraphs, with respect to any non-Specially Serviced Loan as to which such action is a Special Servicer Major Decision or Special Servicer Non-Major Decision, the applicable special servicer and the master servicer may mutually agree that the master servicer will process such action in accordance with the terms and conditions reasonably agreed to by the master servicer and the applicable special servicer, including the applicable special servicer’s consent and subject to the rights of the Directing Holder discussed under “—The Directing Holder”; provided, however, that with respect to clauses (i)(A) and (i)(B) of the definition of “Special Servicer Non-Major Decision”, the master servicer will be required to process such request with respect to non-Specially Serviced Loans and obtain the consent or deemed consent of the applicable special servicer as provided in the PSA.

Any modification, extension, waiver or amendment of the payment terms of any Non-Serviced Whole Loan will be required to be structured so as to be consistent with the Servicing Standard and the allocation and payment priorities in the related loan documents and the related Co-Lender Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of any related Companion Loan gains a priority over the other holder that is not reflected in the related loan documents and the related Co-Lender Agreement.

Inspections

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense), physical inspections of each Mortgaged Property relating to a Mortgage Loan (other than the Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than a Specially Serviced Loan) with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2021 unless a physical inspection has been performed by the applicable special servicer within the previous 12 months and the master servicer has no knowledge of a material change in the Mortgaged Property since such physical inspection; provided that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, such special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the applicable special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Co-Lender Agreement) and then from the Collection Account as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holders of the related Mortgage Loan and Serviced Pari Passu Companion Loan, pro rata and pari passu, to the extent provided in the related Co-Lender Agreement). With respect to a Serviced AB Whole Loan (other than the Starwood Industrial Portfolio Whole Loan), the costs will be allocated, first, as an expense of the holders of the Subordinate Companion Loan, and second, as an expense of the holders of the related Mortgage Loan to the extent provided in the related Co-Lender Agreement. With respect to the Starwood Industrial Portfolio Whole Loan, the costs will be allocated, first, as an expense of the holder of the Trust Subordinate Companion Loan, and second, as an expense of the holders of the related Mortgage Loan, to the extent provided in the related Co-Lender Agreement. The applicable special servicer or the master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies in the Mortgaged Property of which it has knowledge and deems material, of any sale, transfer or abandonment of the Mortgaged Property of which it has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the preparer of such report deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders and the Pooled RR Interest Owner; Certain Available Information”.

Collection of Operating Information

With respect to each Mortgage Loan that requires the borrower to deliver operating statements, the applicable special servicer or the master servicer, as applicable, is also required to use reasonable efforts to collect and review the annual operating statements beginning with calendar year end 2020 of the related Mortgaged Property. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the applicable special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan.

Special Servicing Transfer Event

The Mortgage Loans (other than any Non-Serviced Mortgage Loan) any related Serviced Companion Loans and any related REO Properties will be serviced by the applicable special servicer under the PSA in the event that the servicing responsibilities of the master servicer are transferred to such special servicer as described below. Such Mortgage Loans and related Serviced Companion Loans (including those loans that have become REO Properties) serviced by a special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. The master servicer will be required to transfer certain of the servicing responsibilities to the applicable special servicer with respect to any Mortgage Loan (including any related Serviced Companion Loan) for which the master servicer is responsible for servicing:

(1)     as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date; and in the case of a balloon payment, if the balloon payment is delinquent and the related borrower has not provided the master servicer (and the master servicer will be required to promptly forward a copy of such document to the applicable special servicer, if it is not evident that a copy has been delivered to the applicable special servicer), within 60 days after the related maturity date, with (a) a written and fully executed (subject only to customary final closing conditions) commitment, letter of intent, or otherwise binding application for refinancing or similar document that is, in each case, binding upon an acceptable lender or (b) a signed purchase agreement, in the case of clause (a) or (b), reasonably satisfactory in form and substance to the master servicer, which provides that such refinancing or purchase will occur within 120 days of such related maturity date; provided that such Mortgage Loan and any related Companion Loan will become a Specially Serviced Loan immediately if the related borrower fails to diligently pursue such financing or purchase or to pay any Assumed Scheduled Payment on the related due date (subject to any applicable grace period) at any time before the refinancing or purchase or, if such refinancing or purchase does not occur, such Mortgage Loan and any related Companion Loan at the end of such 120-day period (or for such shorter period beyond the date on which the related balloon payment was due within which the refinancing or purchase is scheduled to occur pursuant to the commitment for refinancing or signed purchase agreement or on which such commitment or signed purchase agreement terminates);

(2)     as to which any Periodic Payment is more than 60 days delinquent;

(3)     as to which (i) the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, (ii) the borrower has become the subject of a decree or order for that proceeding and it has not been stayed or discharged or dismissed within 60 days (or a shorter period if the master servicer or the applicable special servicer (and, in the case of the applicable special servicer, with the consent of the Controlling Class Representative, unless a Control Termination Event has occurred and is continuing) determines in accordance with the Servicing Standard that the circumstances warrant that the related Mortgage Loan or Serviced Whole Loan (or REO Loan) be transferred to special servicing), or (iii) the related borrower has admitted in writing its inability to pay its debts generally as they become due, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations;

(4)     as to which the master servicer or applicable special servicer has received notice of the commencement of foreclosure or foreclosure or proposed foreclosure or similar proceedings of any lien other than the Mortgage on the Mortgaged Property;

(5)     as to which, in the judgment of the master servicer, a payment default is imminent or reasonably foreseeable and is not likely to be cured by the borrower within 30 days;

(6)     as to which a default that the master servicer or applicable special servicer has notice (other than a failure by the related borrower to pay principal or interest) and which the master servicer determines, in its good faith reasonable judgment, may materially and adversely affect the interests of the Certificateholders and the Pooled RR Interest Owner (and, with respect to any Whole Loan, the holders of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan, as applicable)), has occurred and remains unremedied for the applicable grace period specified in the Mortgage Loan or related Companion Loan documents, other than in certain circumstances the failure to maintain terrorism insurance (or if no grace period is specified for events of default that are capable of cure, 30 days); or

(7)     as to which the master servicer determines that (i) a default (other than as described in clause (5) above) under the Mortgage Loan or related Companion Loan is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the

Mortgage Loan or related Companion Loan or otherwise materially adversely affect the interests of Certificateholders and the Pooled RR Interest Owner (and, with respect to a Whole Loan, the holders of any related Companion Loan as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loans)), and (iii) the default will continue unremedied for the applicable cure period under the terms of the Mortgage Loan or related Companion Loan, or, if no cure period is specified and the default is capable of being cured, for 30 days (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the Mortgage Loan or related Companion Loan); provided that any determination that a special servicing transfer event has occurred under this clause (7) with respect to any Mortgage Loan or related Companion Loan solely by reason of the failure (or imminent failure) of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism may only be made by the master servicer (and with respect to any Mortgage Loan other than any applicable Excluded Loan, prior to the occurrence and continuance of any Control Termination Event, with the consent of the Directing Holder) as described under “—Maintenance of Insurance” above.

However, the master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the applicable special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders and the Pooled RR Interest Owner with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, the master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the applicable special servicer will continue to be responsible for its operation and management. If any Serviced Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Companion Loan will also become a Specially Serviced Loan. The master servicer will have no responsibility for the performance by the applicable special servicer of its duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan), that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

If any Specially Serviced Loan, in accordance with its original terms or as modified in accordance with the PSA, becomes performing for at least three consecutive Periodic Payments (provided that no additional event of default is foreseeable in the reasonable judgment of the applicable special servicer and no other event or circumstance exists that causes such Mortgage Loan or related Companion Loan to otherwise constitute a Specially Serviced Loan), such special servicer will be required to transfer servicing of such Specially Serviced Loan (a “Corrected Loan”) to the master servicer.

Asset Status Report

The applicable special servicer will be required to prepare a report (an “Asset Status Report”) for each Mortgage Loan or the Trust Subordinate Companion Loan (other than any Non-Serviced Mortgage Loan) and, if applicable, any Serviced Whole Loan for which it acts as special servicer that becomes a Specially Serviced Loan upon the earlier of (i) 60 days after the servicing of such Mortgage Loan or Trust Subordinate Companion Loan is transferred to the applicable special servicer and (ii) prior to taking action with respect to any Major Decision (or making a determination not to take action with respect to a Major Decision) with respect to a Specially Serviced Loan (the “Initial Delivery Date”) and will be required to prepare one or more additional Asset Status Reports with respect to any such Specially Serviced Loan subsequent to the issuance of a Final Asset Status Report to the extent that during the course of the resolution of such Specially Serviced Loan changes in strategy reflected in the initial Asset Status Report (or subsequent Final Asset Status Report) are necessary to reflect the then current recommendation as to how the Specially Serviced Loan might be returned to performing status or otherwise liquidated in accordance with the

Servicing Standard (each such report a “Subsequent Asset Status Report”). Each Asset Status Report will be required to be delivered in electronic form to:

●	the Directing Holder (but only with respect to any Mortgage Loan other than an applicable Excluded Loan and for so long as no Consultation Termination Event has occurred and is continuing);

●	the Risk Retention Consultation Parties (but only with respect to any Mortgage Loan or the Trust Subordinate Companion Loan, as applicable, other than an applicable Excluded Loan);

●

the Starwood Controlling Class Representative (only in the case of an Asset Status Report relating to the Starwood Industrial Portfolio Whole Loan, and only for so long as no Starwood Industrial Portfolio Control Appraisal Period has occurred and is continuing);

●

with respect to any related Serviced Companion Loan, to the extent such Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which such Serviced Companion Loan has been sold or, to the extent such Serviced Companion Loan has not been included in a securitization transaction, to the holder of such Serviced Companion Loan;

●	the operating advisor (but, other than with respect to an applicable Excluded Loan, only after the occurrence and continuance of an Operating Advisor Consultation Event);

●	the master servicer; and

●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Final Asset Status Report will be provided to the certificate administrator and the trustee.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

●	summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;

●

a discussion of the legal and environmental considerations reasonably known to the applicable special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;

●	the most current rent roll and income or operating statement available for the related Mortgaged Property;

●

(A) the applicable special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by the applicable special servicer in connection with the proposed or taken actions;

●

the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;

●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;

●

the decision that the applicable special servicer made, or intends or proposes to make, including a narrative analysis setting forth such special servicer’s rationale for its proposed decision, including its rejection of the alternatives;

●

an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the applicable special servicer made such determination and (y) the net present value calculation and all related assumptions;

●

the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the applicable special servicer together with an explanation of those adjustments; and

●	such other information as the applicable special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan or Serviced Whole Loan, other than any applicable Excluded Loan, if no Control Termination Event has occurred and is continuing, the Directing Holder will have the right to disapprove the Asset Status Report prepared by either special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Holder does not disapprove an Asset Status Report within 10 business days or if the applicable special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Holder (communicated to such special servicer within ten business days) is not in the best interest of all the Certificateholders and the Pooled RR Interest Owner (taken as a collective whole), the applicable special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Holder disapproves the Asset Status Report within the 10 business day period and the applicable special servicer has not made the affirmative determination described above, such special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The applicable special servicer will be required to continue to revise the Asset Status Report until the Directing Holder fails to disapprove the revised Asset Status Report or until such special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders and the Pooled RR Interest Owner (taken as a collective whole); provided that, if the Directing Holder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, the applicable special servicer may act upon the most recently submitted form of Asset Status Report, if consistent with the Servicing Standard. The procedures described in this paragraph are collectively referred to as the “Directing Holder Approval Process”.

A “Final Asset Status Report” means, with respect to any Specially Serviced Loan, the initial Asset Status Report, together with such other data or supporting information provided by the applicable special servicer to the Directing Holder that does not include any communication (other than the Final Asset Status Report) between the applicable special servicer and the Directing Holder or a Risk Retention Consultation Party with respect to such Specially Serviced Loan required to be delivered by the applicable special servicer by the Initial Delivery Date or any Subsequent Asset Status Report, in each case, in the form fully approved or deemed approved, if applicable, by the Directing Holder pursuant to the Directing Holder Approval Process or following completion of the ASR Consultation Process, as applicable. For the avoidance of doubt, the applicable special servicer may issue more than one Final Asset Status Report with respect to any Specially Serviced Loan in accordance with the procedures described above.

The applicable special servicer will be required to notify the operating advisor of whether any Asset Status Report delivered to the operating advisor is a Final Asset Status Report, which notification may be satisfied by (i) delivery of an Asset Status Report that is either signed by the Directing Holder or that otherwise includes an indication that such Asset Status Report is deemed approved due to the passage of any required consent or consultation time period or (ii) such other method as reasonably agreed to by the operating advisor and the applicable special servicer.

Prior to an Operating Advisor Consultation Event, the applicable special servicer will be required to promptly deliver each Final Asset Status Report to the operating advisor after the completion of the Directing Holder Approval Process. In addition, prior to an Operating Advisor Consultation Event, the operating advisor will only be required to review Final Asset Status Reports delivered to the operating advisor by the applicable special servicer; provided that the operating advisor will be required to request delivery of a Final Asset Status Report to the extent the operating advisor has actual knowledge of such Final Asset Status Report.

While an Operating Advisor Consultation Event has occurred and is continuing, the operating advisor will be required to provide comments to the applicable special servicer in respect of each Asset Status Report, if any, within 10 business days following the later of (i) receipt of such asset status report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders and the Pooled RR Interest Owner (including any Certificateholders that are holders of the Controlling Class certificates), as a collective whole. The applicable special servicer will be obligated to consider such alternative courses of action, if any, and any other feedback provided by the operating advisor (and for so long as no Consultation Termination Event is continuing, the Directing Holder) in connection with the applicable special servicer’s preparation of any asset status report that is provided while an Operating Advisor Consultation Event has occurred and is continuing. The applicable special servicer may revise the asset status report as it deems necessary to take into account any input and/or comments from the operating advisor (and for so long as no Consultation Termination Event is continuing, the Directing Holder), to the extent the applicable special servicer determines that the operating advisor’s and/or Directing Holder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders and the Pooled RR Interest Owner, as a collective whole. Promptly upon determining whether or not to revise any asset status report to take into account any input and/or comments from the operating advisor or the Directing Holder, the applicable special servicer will be required to deliver to the operating advisor and the Directing Holder the revised asset status report (until a Final Asset Status Report is issued). The procedures described in this paragraph are collectively referred to as the “ASR Consultation Process”. For additional information, see “—The Operating Advisor—Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing”.

The applicable special servicer will not be required to take or to refrain from taking any action because of any proposal, objection or comment by the operating advisor or, during the continuance of a Control Termination Event, the Directing Holder, or a recommendation of the operating advisor or, during the continuance of a Control Termination Event, the Directing Holder.

During the continuance of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Directing Holder and during the continuance of an Operating Advisor Consultation Event, the operating advisor, will be entitled to consult with the applicable special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence of a Consultation Termination Event, the Directing Holder will have no right to consult with such special servicer with respect to Asset Status Reports and such special servicer will send the Asset Status Report to the operating advisor and will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The applicable special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Holder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Holder.

The applicable special servicer will implement the Final Asset Status Report.

With respect to each Non-Serviced Mortgage Loan, the related directing holder under the related Non-Serviced PSA will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan under the related Non-Serviced PSA that are substantially similar, but not identical, to the approval and consultation rights of the Directing Holder with respect to the Mortgage Loans and the Serviced Whole Loans. See “—Servicing of the Non-Serviced Mortgage Loans”.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan has occurred, then, pursuant to the PSA, the applicable special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. Such special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders and the Pooled RR Interest Owner (including the holders of the Loan-Specific Certificates, if applicable), or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless such special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)  such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders and the Pooled RR Interest Owner (and with respect to any Serviced Whole Loan, the holder of each related Serviced Companion Loan), as a collective whole as if such Certificateholders, the Pooled RR Interest Owner and, if applicable, Serviced Companion Loan holders constituted a single lender, taking into account the pari passu or subordinate nature of any related Companion Loan, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)  there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders and the Pooled RR Interest Owner (and with respect to any Serviced Whole Loan, the holder of each related Serviced Companion Loan), as a collective whole as if such Certificateholders, the Pooled RR Interest Owner and, if applicable, the Serviced Companion Loan holders constituted a single lender, taking into account the pari passu or subordinate nature of any related Companion Loan, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan or Serviced Whole Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the applicable special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or has not denied) an extension of time to sell the property or (2) such special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the property by the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC longer than the above-referenced three year period will not result in the imposition of a tax on any Trust REMIC or the Grantor Trust or cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the applicable special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The applicable special servicer will also be required to cause any Mortgaged Property acquired by the issuing entity to be administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC acquires title to any Mortgaged Property, the applicable special servicer, on behalf of the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the applicable special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the applicable special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, none of the Trust REMICs will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(d) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hospitality property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC at the federal corporate rate (which, currently, is 21%) and may also be subject to state or local taxes. The PSA provides that the applicable special servicer will be permitted to cause the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC, as applicable, to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders and the Pooled RR Interest Owner is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders and the Pooled RR Interest Owner to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates and the Pooled RR Interest Owner. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, each special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders and the Pooled RR Interest Owner and with respect to a Serviced Whole Loan, the holder of each related Serviced Companion Loan, for the retention of revenues and insurance proceeds derived from each REO Property. Each special servicer is required to use the funds in the applicable REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property for which it is acting as special servicer, but only to the extent of amounts on deposit in the applicable REO Account relate to such REO Property. To the extent that amounts in the applicable REO Account in respect of any REO Property are insufficient to make such payments, the master servicer is required to make a Property Protection Advance, unless it determines such Property Protection Advance would be nonrecoverable. On the later of the date that is (x) on or prior to the Determination Date or (y) 2 business days after such amounts are received and properly identified and determined to be available, the applicable special servicer is required to deposit all amounts received in respect of each REO Property during such Collection Period, net of any amounts withdrawn to make any permitted disbursements, to the Collection Account; provided that such special servicer may retain in the applicable REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the applicable special servicer determines in accordance with the Servicing Standard that it would be in the best economic interests of the Certificateholders (including the holders of the Loan-Specific Certificates) and the Pooled RR Interest Owner or, in the case of a Serviced Pari Passu Whole Loan, Certificateholders, the Pooled RR Interest Owner and any holder of the related Serviced Pari Passu Companion Loan (as a collective whole as if such Certificateholders, the Pooled RR Interest Owner and Serviced Companion Loan holder constituted a single lender and, with respect to a Whole Loan with a Subordinate Companion Loan, taking into account the subordinate nature of such Subordinate Companion Loan) to attempt to sell a Defaulted Loan (other than a Non-Serviced Mortgage Loan, but including the Trust Subordinate Companion Loan, if applicable) and any related Serviced Pari Passu Companion Loan as described below, the applicable special servicer will be required to use reasonable efforts to solicit offers for each Defaulted Loan on behalf of the Certificateholders, the Pooled RR Interest Owner and the holder of any related Serviced Pari Passu Companion Loan in such manner as will be reasonably likely to maximize the value of the Defaulted Loan on a net present value basis. In the case of certain Non-Serviced Mortgage Loans, under certain limited circumstances permitted under the related Co-Lender Agreement, to the extent that such Non-Serviced Mortgage Loan is not sold together with the related Non-Serviced Companion Loan by the applicable special servicer for the related Non-Serviced Whole Loan, the applicable special servicer will be entitled to sell (with respect to any Mortgage Loan other than any applicable Excluded Loan, (i) with the consent of the Directing Holder, if no Control Termination Event has occurred and is continuing and (ii) after consultation with the Risk Retention Consultation Parties) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders and the Pooled RR Interest Owner. The applicable special servicer is required to accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the applicable special servicer for receipt of offers, such special servicer is required to select the highest offer. The applicable special servicer is generally required to give the trustee, the certificate administrator, the master servicer, the operating advisor and (other than in respect of any applicable Excluded Loan) the Directing Holder and the Risk Retention Consultation Parties not less than 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan (i) that is delinquent at least 60 days in respect of its Periodic Payments or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 120 days after the related maturity date (or for such shorter period beyond the date on which the related balloon payment was due within which the refinancing or purchase referred to below is scheduled to occur pursuant to the commitment for refinancing or signed purchase agreement or on which such commitment or signed purchase agreement terminates) if the related borrower has provided the master servicer (and the master servicer will be required to promptly forward a copy of such document to the applicable special servicer, if it is not evident that a copy has been delivered to the applicable special servicer), within 60 days after the related maturity date, with (a) a written and fully executed (subject only to customary final closing conditions) commitment, letter of intent, or otherwise binding application for refinancing or similar document that is, in each case, binding upon an acceptable lender or (b) a signed purchase agreement, in the case of clause (a) or (b), reasonably satisfactory in form and substance to the master servicer, which provides that such refinancing or purchase will occur within 120 days of such related maturity date; and, in either case, such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the master servicer or such special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The applicable special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, such special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the highest offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee, subject to any additional conditions in an applicable Co-Lender Agreement, will be required to determine whether the cash offer constitutes a fair price; provided, however, that no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) if the offer is less than the applicable Purchase Price, at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Property Protection Advance by the master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee may (at its option and at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing or investing in loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be paid in advance of any such determination by the Interested Person; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The applicable special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the Pooled RR Interest Owner and any related holders(s) of any Serviced Pari Passu Companion Loan (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the applicable special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if such special servicer determines (with respect to any Mortgage Loan other than an applicable Excluded Loan, in consultation with the Directing Holder (unless a Consultation Termination Event exists), the Risk Retention Consultation Parties, and, in the case of a Serviced Pari Passu Whole Loan or an REO Property related to a Serviced Pari Passu Whole Loan, any related Companion Loan Holder(s)), in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders and the Pooled RR Interest Owner and, in the case of a sale of a Serviced Pari Passu Whole Loan or an REO Property related to a Serviced Pari Passu Whole Loan, any related Companion Loan Holder(s) (as a collective whole as if such Certificateholders, the Pooled RR Interest Owner and, if applicable, any related Companion Loan Holder(s)

constituted a single lender, taking into account the pari passu or subordinate nature of any related Companion Loan), and the applicable special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders, the Pooled RR Interest Owner and, in the case of a Serviced Pari Passu Whole Loan or an REO Property related to a Serviced Pari Passu Whole Loan, any related Companion Loan Holder(s) (as a collective whole as if such Certificateholders, the Pooled RR Interest Owner and, if applicable, any related Companion Loan Holder(s) constituted a single lender, taking into account the pari passu or subordinate nature of any related Companion Loan).

An “Interested Person” is the depositor, the master servicer, any special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Holder, the Risk Retention Consultation Parties, any borrower sponsor, any Borrower Party, any independent contractor engaged by a special servicer or any known affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the master servicer, the applicable special servicer (or any independent contractor engaged by such special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Loan Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to each Serviced Pari Passu Whole Loan, pursuant to the terms of the related Co-Lender Agreement(s), if such Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the applicable special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then such special servicer will be required to sell any related Pari Passu Companion Loan together with such Mortgage Loan as one whole loan. The applicable special servicer will not be permitted to sell the related Mortgage Loan together with the related Pari Passu Companion Loan if such Serviced Pari Passu Whole Loan becomes a Defaulted Loan without the consent of the holder of the related Pari Passu Companion Loan, unless such special servicer complies with certain notice and delivery requirements set forth in the PSA. See “Description of the Mortgage Pool—The Whole Loans.”

If the Starwood Industrial Portfolio Whole Loan becomes a Defaulted Loan, the applicable special servicer will be required to sell the Starwood Industrial Portfolio Mortgage Loan and the Trust Subordinate Companion Loan as notes evidencing one whole loan, in accordance with the provisions of the related Co-Lender Agreement and the PSA.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will generally have the right to sell such Mortgage Loan together with any related Companion Loan as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that the Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Co-Lender Agreement. The Controlling Class Representative will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the applicable special servicer will exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—Certain Rights of each Non-Controlling Holder”.

In addition, with respect to the Servicing Shift Mortgage Loan, if the Servicing Shift Mortgage Loan becomes a Defaulted Loan, the applicable special servicer (or, on or after the applicable Servicing Shift Securitization Date, the special servicer under the Servicing Shift PSA) will be required to sell such Mortgage Loan together with the related Companion Loans as notes evidencing one whole loan, in accordance with the provisions of the related Co-Lender Agreement and the PSA or the Servicing Shift PSA, as the case may be.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan (and in the case of the Starwood Industrial Portfolio Mortgage Loan, the Trust Subordinate Companion Loan) are less than the sum of (1) the outstanding principal balance of the Mortgage Loan (and in the case of the Starwood

Industrial Portfolio Mortgage Loan, the Trust Subordinate Companion Loan), (2) interest accrued thereon and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Property Protection Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan (and in the case of the Starwood Industrial Portfolio Mortgage Loan, the Trust Subordinate Companion Loan), the issuing entity will realize a loss in the amount of the shortfall. The trustee, the master servicer and/or the applicable special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan (and in the case of the Starwood Industrial Portfolio Mortgage Loan, the Trust Subordinate Companion Loan), prior to the distribution of those Liquidation Proceeds to Certificateholders and the Pooled RR Interest Owner, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan (and in the case of the Starwood Industrial Portfolio Mortgage Loan, the Trust Subordinate Companion Loan). In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the applicable special servicer or trustee on these Advances.

The Directing Holder

General

Subject to the rights of the holder of any related Companion Loan under the related Co-Lender Agreement as described under “—Rights of Holders of Companion Loans” below, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Holder (a) will be entitled to advise (1) the applicable special servicer, with respect to the applicable Specially Serviced Loans other than any applicable Excluded Loan or the Servicing Shift Mortgage Loan, (2) the applicable special servicer, with respect to the applicable non-Specially Serviced Loans other than any applicable Excluded Loan or the Servicing Shift Mortgage Loan, as to all Special Servicer Major Decisions, and (3) the master servicer, with respect to the applicable non-Specially Serviced Loans other than any applicable Excluded Loan or Servicing Shift Mortgage Loan, as to all Master Servicer Major Decisions, and (b) will have the right to replace the applicable special servicer with or without cause and have certain other rights under the PSA, each as described below. With respect to any Mortgage Loan or Serviced Whole Loan other than any applicable Excluded Loan or the Servicing Shift Mortgage Loan, upon the occurrence and continuance of a Control Termination Event, the Directing Holder will have certain consultation rights only, and upon the occurrence of a Consultation Termination Event, the Directing Holder will not have any consent or consultation rights, as further described below.

The “Controlling Class Representative” will be the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that

(1)     absent that selection, or

(2)     until a Controlling Class Representative is so selected, or

(3)     upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Controlling Class Representative is no longer designated, then the Controlling Class Certificateholder that represents that it owns the largest aggregate Certificate Balance of the Controlling Class (with evidence of ownership), or its representative, will be the Controlling Class Representative;

provided, however, that (i) in the case of clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Controlling Class Representative until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Controlling Class Representative has not changed until such parties receive written notice of a replacement of the Controlling Class Representative from a party holding the requisite interest in the Controlling Class, or the resignation of the then-current Controlling Class Representative.

The initial Controlling Class Representative is expected to be KKR Real Estate Credit Opportunity Partners II L.P.

The initial Controlling Class Representative, and any subsequent Controlling Class Representative, is hereby deemed to have agreed and acknowledged by virtue of its purchase of a Control Eligible Certificate (or beneficial ownership interest in such certificate) that its identity will be reported monthly by the certificate administrator in the Distribution Date Statement.

The “Starwood Controlling Class Representative” will be the Starwood Controlling Class Certificateholder (or its representative) selected by more than 50% of the Starwood Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that

(1)  absent that selection, or

(2)  until a Starwood Controlling Class Representative is so selected, or

(3)  upon receipt of a notice from a majority of the Starwood Controlling Class Certificateholders, by Certificate Balance, that a Starwood Controlling Class Representative is no longer designated, then the Starwood Controlling Class Certificateholder that represents that it owns the largest aggregate Certificate Balance of the Starwood Controlling Class (with evidence of ownership), or its representative, will be the Starwood Controlling Class Representative;

provided, however, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Starwood Controlling Class, then there will be no Starwood Controlling Class Representative until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Starwood Controlling Class Representative has not changed until such parties receive written notice of a replacement of the Starwood Controlling Class Representative from a party holding the requisite interest in the Starwood Controlling Class, or the resignation of the then-current Starwood Controlling Class Representative.

The initial Starwood Controlling Class Representative is expected to be BREIT Debt Investments L.L.C. on behalf of itself and its affiliates.

The “Directing Holder” means:

(1)     with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan, any applicable Excluded Loan, the Servicing Shift Mortgage Loan and the Starwood Industrial Portfolio Mortgage Loan) or Serviced Whole Loan (other than the Servicing Shift Whole Loan and the Starwood Industrial Portfolio Whole Loan), the Controlling Class Representative;

(2)     with respect to the Starwood Industrial Portfolio Whole Loan, (i) for so long as no Starwood Control Appraisal Period is continuing, the Starwood Controlling Class Representative and (ii) for so long as a Starwood Control Appraisal Period exists, the Starwood Industrial Portfolio Note A-2-1 Holder (or a “controlling class representative” or any analogous party for any securitization of all or a portion of Starwood Industrial Portfolio Note A-2-1); and

(3)     with respect to the Servicing Shift Mortgage Loan, the related Loan-Specific Directing Holder.

The “Loan-Specific Directing Holder” means, with respect to the Servicing Shift Whole Loan, the “controlling holder”, the “directing certificateholder”, the “directing holder”, “directing lender” or any analogous concept under the related Co-Lender Agreement.

Prior to the Servicing Shift Securitization Date, the “Loan-Specific Directing Holder” with respect to the Servicing Shift Whole Loan will initially be the holder of the related Controlling Companion Loan, which is DBRI (or an affiliate). On or after the Servicing Shift Securitization Date, there will be no Loan-Specific Directing Holder under the PSA with respect to the Servicing Shift Whole Loan.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

A “Starwood Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Starwood Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided that if, at any time, the Certificate Balances of all Control Eligible Certificates, as notionally reduced by any Appraisal Reduction Amounts (but without regard to any Collateral Deficiency Amount) allocable to such classes, have been reduced to zero, the Controlling Class will be the most senior class of Control Eligible Certificates that has a principal balance greater than zero; provided, further that if at any time the Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class C and Class D certificates have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, then the “Controlling Class” will be the most subordinate class of Control Eligible Certificates that has an aggregate Certificate Balance greater than zero without regard to the application of Appraisal Reduction Amounts (or any Collateral Deficiency Amount) to notionally reduce the Certificate Balance of such Class. The Controlling Class as of the Closing Date will be the Class H-RR certificates.

The “Starwood Controlling Class” will be, as of any time of determination, the most subordinate class of Starwood Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided that if, at any time, the Certificate Balances of all Starwood Control Eligible Certificates, as notionally reduced by any Appraisal Reduction Amounts (but without regard to any Collateral Deficiency Amount) allocable to such classes, have been reduced to zero, the Starwood Controlling Class will be the most senior Class of Starwood Control Eligible Certificates that has a principal balance greater than zero; provided, further that if at any time the Certificate Balance of the Class SW-A certificates have been reduced to zero as a result of the allocation of principal payments on the Trust Subordinate Companion Loan, then the “Starwood Controlling Class” will be the most subordinate class of Starwood Control Eligible Certificates that has an aggregate Certificate Balance greater than zero without regard to the application of Appraisal Reduction Amounts (or any Collateral Deficiency Amount) to notionally reduce the Certificate Balance of such Class.

The “Control Eligible Certificates” will be the Class F-RR, Class G-RR and Class H-RR certificates.

The “Starwood Control Eligible Certificates” will be the Class SW-A, Class SW-B, Class SW-C and Class SW-D certificates.

The master servicer, any special servicer, the operating advisor, the certificate administrator, the trustee or any Certificateholder may request that the certificate registrar determine which class of Control Eligible Certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, the master servicer, any special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred, the Directing Holder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class. The trustee, the certificate administrator, the master servicer, any special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Holder has been appointed or identified to the master servicer or the applicable special servicer, as applicable, and the master servicer or such special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or such special servicer, as applicable, then until such time as the new Directing Holder is identified, the master servicer or the applicable special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Holder, as the case may be.

The Class F-RR certificateholders that are the Controlling Class Certificateholders may waive their rights as the Controlling Class Certificateholders as described in “—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” below.

Major Decisions

Except as otherwise described under “—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” and “—Servicing Override“ below and subject to the rights of the holder of any related Companion Loan under the related Co-Lender Agreement as described under “—Rights of Holders of Companion Loans” below, prior to the occurrence and continuance of a Control Termination Event, neither the master servicer nor any special servicer will be permitted to take any of the following actions, as to which the Directing Holder has objected in writing within ten business days (or thirty (30) days with respect to clause (xiv) of the definition of “Major Decision” below) after receipt of the related Major Decision Reporting Package (provided that if such written objection has not been received by the master servicer or the applicable special servicer, as applicable, within such ten-business-day (or 30-day) period, the Directing Holder will be deemed to have approved such action) (each of the following, a “Major Decision”):

(i)     any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing such of the Mortgage Loans and/or Serviced Whole Loans as come into and continue in default;

(ii)    any modification, consent to a modification or waiver of any monetary term (other than penalty charges (which the master servicer or applicable special servicer, as applicable, is permitted to waive pursuant to the PSA)) or material non-monetary term (including, without limitation the timing of payments and acceptance of discounted pay-offs, but excluding the waiver of penalty charges) of a Mortgage Loan or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan or Serviced Whole Loan;

(iii)   any sale of a Defaulted Loan or REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates” in this prospectus) for less than the applicable Purchase Price;

(iv)   any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property or any approval of a borrower’s determination to bring a Mortgaged Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property, to the extent the lender is required to consent to, or approve, any such determination by the borrower under the related Mortgage Loan documents;

(v)    any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan or Serviced Whole Loan or any consent to either of the foregoing, other than immaterial condemnation actions and other similar takings, or if otherwise required pursuant to the specific terms of the related Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(vi)   any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan or Serviced Whole Loan, if lender consent is required, any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement and for which there is no lender discretion or related to an immaterial easement, right of way or similar agreement;

(vii)  releases of amounts from any escrow accounts, reserve accounts or letters of credit held as performance or “earn-out” escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(viii)  any acceptance of an assumption agreement or any other agreement permitting transfers of interests in a borrower or guarantor or releasing a borrower or guarantor from liability under a Mortgage Loan or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(ix)   following a default or an event of default with respect to a Mortgage Loan or Serviced Whole Loan, any exercise of remedies, including acceleration of the Mortgage Loan or Serviced Whole Loan, as the case may be, or initiation of judicial, bankruptcy or similar proceedings under the related Mortgage Loan documents or with respect to the related borrower or Mortgaged Property;

(x)    approving leases, lease modifications or amendments or any requests for subordination non-disturbance and attornment agreements or other similar agreements with respect to any lease that (a) involves a ground lease or lease of an outparcel or affects an area greater than or equal to the lesser of (1) 20,000 square feet or (2) 20% of the net rentable area of the related Mortgaged Property, (b) involves a tenant or space specifically identified by name or space location in the related Mortgage Loan documents as requiring the consent of the lender for the associated activity or (c) such transaction is not a routine leasing matter for a customary lease of space for parking office retail, warehouse, industrial and/or manufacturing purposes;

(xi)   the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of a borrower;

(xii)  (a) any property management company changes or franchise changes, and (b) any amendments, modifications, waivers, or other similar actions with respect to any property management agreement or franchise agreement, as applicable (in each case of clause (a) and (b), to the extent the lender is required to consent or approve under the Mortgage Loan documents);

(xiii)  any modification, waiver or amendment of a Co-Lender Agreement, intercreditor agreement or similar agreement with any mezzanine lender, holder of a Pari Passu Companion Loan or subordinate debt holder related to a Mortgage Loan or Serviced Whole Loan, or an action to enforce rights (or decision not to enforce rights) with respect thereto, in each case, in a manner that materially and adversely affects the holders of the Control Eligible Certificates;

(xiv) any determination of an Acceptable Insurance Default;

(xv)  any proposed modification or waiver of any material provision in the related Mortgage Loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the related borrower;

(xvi) any approval of any casualty insurance settlements or condemnation settlements, and any determination to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of the Mortgaged Property, in each case, to the extent the lender has discretion under the related Mortgage Loan documents;

(xvii) approving annual budgets for the related Mortgaged Property with increases (in excess of 10%) in operating expenses or payments to entities actually known by the master servicer to be affiliates of the related borrower (excluding affiliated managers paid at fee rates agreed to at the origination of the related Mortgage Loan or Serviced Whole Loan);

(xviii) any consent to incurrence of additional debt by a borrower or mezzanine debt by a direct or indirect parent of a borrower, to the extent the lender’s approval is required under the related Mortgage Loan documents;

(xix) determining whether to cure any default by a borrower under a ground lease or permit any ground lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new ground lease;

(xx)  other than in the case of a non-Specially Serviced Loan, consent to actions and releases related to condemnation of parcels of a Mortgaged Property with respect to a material parcel or a material income producing parcel or any condemnation that materially affects the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or any related Companion Loan when due, in each case, to the extent the lender has discretion under the related Mortgage Loan documents; and

(xxi) approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements which in no event relieve any borrower of the obligation to provide financial statements on at least a quarterly basis) following three consecutive late deliveries of financial statements.

Subject to the terms and conditions of this section, (a) the applicable special servicer will process all requests for any matter that constitutes a “Major Decision” with respect to any Specially Serviced Loan, (b) the applicable special servicer will process all requests for any matter that constitutes a Special Servicer Major Decision with respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan) unless the master servicer and the applicable special servicer have mutually agreed to have the master servicer process such request in accordance with the terms and conditions reasonably agreed to by the master servicer and applicable special servicer, including the applicable special servicer’s consent, (c) the master servicer will process all requests for any matter that constitutes a Master Servicer Major Decision with respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan) and (d) the master servicer will process all requests for any matter that constitutes a Special Servicer Major Decision with respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan) if the master servicer and the applicable special servicer have mutually agreed to have the master servicer process such request in accordance with the terms and conditions reasonably agreed to by the master servicer and applicable special servicer, including the applicable special servicer’s consent. For the avoidance of doubt, the master servicer and the applicable special servicer have mutually agreed that the master servicer will process the items listed in clauses (i)(A) and (i)(B) of “Special Servicer Non-Major Decision” with respect to non-Specially Serviced Loans, subject to applicable special servicer consent or deemed consent as provided in the PSA. Upon receiving a request for any matter that constitutes a Special Servicer Major Decision, the master servicer will be required to forward such request to the applicable special servicer and, unless the master servicer and the applicable special servicer mutually agree that the master servicer will process such request in accordance with the terms and conditions reasonably agreed to by the master servicer and applicable special servicer, including the applicable special servicer’s consent, the applicable special servicer will be required to process such request and the master servicer will have no further obligation with respect to such request or the related Special Servicer Major Decision.

With respect to any borrower request or other action on non-Specially Serviced Loans that is not a Special Servicer Non-Major Decision or a Major Decision, the master servicer will not be required to obtain the consent of or consult with the applicable special servicer, any Directing Holder or the operating advisor.

Prior to the occurrence and continuance of an Operating Advisor Consultation Event, the applicable special servicer will be required to provide each Major Decision Reporting Package to the operating advisor promptly after the applicable special servicer receives the Directing Holder’s approval or deemed approval of such Major Decision Reporting Package; provided, however, that with respect to any non-Specially Serviced Loan no Major Decision Reporting Package will be required to be delivered (and the applicable special servicer will use reasonable efforts not to deliver such Major Decision Reporting Package) prior to the occurrence and continuance of an Operating Advisor Consultation Event. During the continuance of an Operating Advisor Consultation Event (whether or not a Control Termination Event is continuing), the master servicer or the applicable special servicer that is processing the related Major Decision will be required to provide each Major Decision Reporting Package to the operating advisor simultaneously with the master servicer’s or the applicable special servicer’s written request, as applicable, for the operating advisor’s input regarding the related Major Decision (which written request and Major Decision Reporting Package may be delivered in one notice), as set forth under “—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” below. With respect to any particular Major Decision and/or related Major Decision Reporting Package or any Asset Status Report required to be delivered by the master servicer or the applicable special servicer, to the operating advisor, the master servicer or the applicable special servicer, as applicable, will be required to make available to the operating advisor a servicing officer with the relevant knowledge regarding the applicable Mortgage Loan and such Major Decision and/or Asset Status Report in order to address reasonable questions that the operating advisor may have relating to, among other things, such Major Decision and/or Asset Status Report.

“Major Decision Reporting Package” means, with respect to any Major Decision for which it is processing, a written report by the master servicer or the applicable special servicer, as applicable, describing in reasonable detail (i) the background and circumstances requiring action of the master servicer or the applicable special servicer, as applicable, and (ii) the proposed course of action recommended.

“Master Servicer Major Decision” means any Major Decision with respect to a non-Specially Serviced Loan under clauses (xii) through (xvii) of the definition of “Major Decision”.

“Special Servicer Major Decision” means any Major Decision with respect to a non-Specially Serviced Loan under clauses (i) through (xi) and clauses (xviii) through (xxi) of the definition of “Major Decision”.

Asset Status Report

So long as a Control Termination Event has not occurred and is not continuing, the Directing Holder will have the right to disapprove the Asset Status Report prepared by the applicable special servicer with respect to a Specially Serviced Loan. If a Consultation Termination Event has occurred, the Controlling Class Representative will have no right to consult with the applicable special servicer with respect to the Asset Status Reports.

Replacement of Special Servicer

So long as a Control Termination Event has not occurred and is not continuing, the applicable Directing Holder will have the right to replace the applicable special servicer with or without cause as described under “—Replacement of a Special Servicer Without Cause“ and “—Termination of Master Servicer and Special Servicers for Cause—Servicer Termination Events” below.

Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event

If a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred, neither the master servicer nor the applicable special servicer will be required to obtain the consent of the Directing Holder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Holder in connection with any Major Decision that it is processing or, in the case of the applicable special servicer, any Asset Status Report (or any other matter for which the consent of the Directing Holder would have been required or for which the Directing Holder would have the right to direct the master servicer or such special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Holder in respect of such Major Decision or Asset Status Report (or such other matter). Such consultation will not be binding on the master servicer or the applicable special servicer. In the event the master servicer or the applicable special servicer, as applicable, receives no response from the Directing Holder within 10 days following the master servicer’s or the applicable special servicer’s written request for input (which initial request is required to include the related Major Decision Reporting Package) on any required consultation, the master servicer or the applicable special servicer, as applicable, will not be obligated to consult with the Directing Holder on the specific matter; provided, however, that the failure of the Directing Holder to respond will not relieve the master servicer or the applicable special servicer, as applicable, from consulting with the Directing Holder on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. With respect to any Excluded Special Servicer Loan (that is not also an applicable Excluded Loan), if any, the Directing Holder (prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. During the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an applicable Excluded Loan, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer.

In addition, if an Operating Advisor Consultation Event has occurred and is continuing, the master servicer or the applicable special servicer will also be required to consult with the operating advisor in connection with any Major Decision that it is processing (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the master servicer or the applicable special servicer, as applicable, receives no response from the operating advisor within 10 days following the later of (i) its written request for input (which request is required to include the related Major Decision Reporting Package) on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor that is in possession of the master servicer or the applicable special servicer, as applicable, related to the subject matter of such consultation, the master servicer or the applicable special servicer, as applicable, will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve the master servicer or the applicable special servicer, as applicable, from consulting with the operating advisor on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any applicable Excluded Loan related to the Controlling Class Representative (regardless of whether an Operating Advisor Consultation Event has occurred and is continuing), the master servicer, the applicable special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions that it is processing and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

In addition, (i) for so long as no Consultation Termination Event is continuing, with respect to any Specially Serviced Loan (other than the Servicing Shift Mortgage Loan, any Non-Serviced Mortgage Loan, the Starwood Industrial Portfolio Mortgage Loan and any applicable Excluded Loan), and (ii) during the continuance of a Consultation Termination Event, with respect to any Mortgage Loan (other than the Servicing Shift Mortgage Loan, any Non-Serviced Mortgage Loan, the Starwood Industrial Portfolio Mortgage Loan and any applicable Excluded Loan), the master servicer or the applicable special servicer will also be required to consult with the Pooled Risk Retention Consultation Parties in connection with any Major Decision it is processing (and such other matters that are subject to consultation rights of any such Pooled Risk Retention Consultation Party pursuant to the PSA) and to consider alternative actions recommended by the Pooled Risk Retention Consultation Parties in respect of such Major Decision; provided that such consultation is on a non-binding basis. Furthermore, with respect to the Starwood Industrial Portfolio Whole Loan (for so long as no Starwood Industrial Portfolio Control Appraisal Period is continuing), the master servicer or the applicable special servicer will also be required to consult with the Starwood Risk Retention Consultation Party in connection with any Major Decision it is processing (and such other matters that are subject to consultation rights of the Starwood Risk Retention Consultation Party pursuant to the PSA) and to consider alternative actions recommended by the Starwood Risk Retention Consultation Party in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the master servicer or the applicable special servicer, as applicable, receives no response from any such Risk Retention Consultation Party within 10 days following the later of (i) the master servicer’s or the applicable special servicer’s written request for input (which request is required to include the related Major Decision Reporting Package) on any required consultation and (ii) delivery of all such additional information reasonably requested by such Risk Retention Consultation Party related to the subject matter of such consultation, the master servicer or the applicable special servicer, as applicable, will not be obligated to consult with such Risk Retention Consultation Party on the specific matter; provided, however, that the failure of such Risk Retention Consultation Party to respond will not relieve the master servicer or the applicable special servicer, as applicable using reasonable efforts to consult with such Risk Retention Consultation Party on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan.

If a Consultation Termination Event has occurred, no class of certificates will act as the Controlling Class, and the Controlling Class Representative will have no consultation or consent rights under the PSA and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Controlling Class Representative under the PSA. The master servicer or the applicable special servicer, as applicable, will nonetheless be required to consult with the operating advisor in connection with Major Decisions that it is processing, asset status reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur:

(a)  with respect to any Mortgage Loan or Serviced Whole Loan, in each case excluding the Starwood Industrial Portfolio Whole Loan and the Servicing Shift Whole Loan (and the Mortgage Loan and Companion Loans composing each such Whole Loan) when one or more of the following is true, (i) when the Class F-RR certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class, (ii) a holder of the Class F-RR certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the PSA; provided that no Control Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of Class F-RR certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder, or (iii) when such Mortgage Loan or Whole Loan is an applicable Excluded Loan; and

(b)  with respect to the Starwood Industrial Portfolio Whole Loan, when both (i) a Starwood Industrial Portfolio Control Appraisal Period has occurred and is continuing, and (ii) one or more of the following is true: (A) each holder of a promissory note evidencing the Starwood Industrial Portfolio Note A-2-1 (or a portion thereof) has irrevocably waived the right, in writing, to exercise the rights of a Starwood Industrial Portfolio Controlling Noteholder and such rights have not been reinstated to a successor holder of such promissory note under the terms of a transfer or securitization of such promissory note; provided that no Control Termination Event resulting solely from the operation of this clause (A) will be deemed to have existed or be in continuance with respect to a successor holder of a waiving holder that has not irrevocably waived the right to exercise the rights of a Starwood Industrial Portfolio Controlling Noteholder; or (B) such Whole Loan is an applicable Excluded Loan;

provided, further, that no Control Termination Event may occur with respect to the Loan-Specific Directing Holder related to the Servicing Shift Whole Loan and the term “Control Termination Event” will not be applicable to the Loan-Specific Directing Holder related to such Servicing Shift Whole Loan; provided further, that if at any time, the Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class C, Class D and Class E certificates have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, then no Control Termination Event will be deemed to occur.

A “Consultation Termination Event” will occur:

(a)  with respect to any Mortgage Loan or Serviced Whole Loan, in each case excluding the Starwood Industrial Portfolio Whole Loan and the Servicing Shift Whole Loan (and the Mortgage Loan and Companion Loans composing each such Whole Loan) when one or more of the following is true, (i) when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts, (ii) when a holder of the Class F-RR certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the PSA; provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of Class F-RR certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder or (iii) when such Mortgage Loan or Whole Loan is an applicable Excluded Loan; and

(b)  with respect to the Starwood Industrial Portfolio Whole Loan, when both (i) a Starwood Industrial Portfolio Control Appraisal Period has occurred and is continuing, and (ii) one or more of the following is true: (A) each holder of a promissory note evidencing the Starwood Industrial Portfolio Note A-2-1 (or a portion thereof) has irrevocably waived the right, in writing, to exercise the rights of a Starwood Industrial Portfolio Controlling Noteholder and such rights have not been reinstated to a successor holder of such promissory note under the terms of a securitization of such promissory note; provided that no Control Termination Event resulting solely from the operation of this clause (A) will be deemed to have existed or be in continuance with respect to a successor holder of a waiving holder that has not irrevocably waived the right to exercise the rights of a Starwood Industrial Portfolio Controlling Noteholder; or (B) such Whole Loan is an applicable Excluded Loan;

provided, further, that, no Consultation Termination Event may occur with respect to the Loan-Specific Directing Holder related to the Servicing Shift Whole Loan and the term “Consultation Termination Event” will not be applicable to the Loan-Specific Directing Holder related to such Servicing Shift Whole Loan; provided further, that if at any time, the Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class C, Class D and Class E certificates have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, then no Consultation Termination Event will be deemed to occur.

With respect to any applicable Excluded Loan, the Controlling Class Representative or any Controlling Class Certificateholder will not have any consent or consultation rights with respect to the servicing of such Excluded Loan and a Control Termination Event and Consultation Termination Event will be deemed to have occurred with respect to such Excluded Loan.

At any time when the Class F-RR Certificates are the Controlling Class, the holder of more than 50% of the Controlling Class (by Certificate Balance) may waive its right to act as or appoint a Controlling Class Representative and to exercise any of the rights of the Controlling Class Representative or cause the exercise of any of the rights of the Controlling Class Representative set forth in the PSA, by irrevocable written notice delivered to the depositor, the certificate administrator, the trustee, the master servicer, the special servicers and the operating advisor. Any such waiver will remain effective with respect to such holder and the Class F-RR Certificates until such time as that Certificateholder has (i) sold a majority of the Class F-RR Certificates (by Certificate Balance) to an unaffiliated third party and (ii) certified to the depositor, the certificate administrator, the trustee, the master servicer, the special servicers and the operating advisor that (a) the transferor retains no direct or indirect voting rights with respect to the Class F-RR Certificates that it does not own, (b) there is no voting agreement between the transferee and the transferor and (c) the transferor retains no direct or indirect economic interest in the Class F-RR Certificates. Following any such transfer, the successor holder of more than 50% of the Class F-RR Certificateholders (by Certificate Balance), if Class F-RR Certificates are the Controlling Class certificates, will again have the rights of the Controlling Class Representative as described in this prospectus without regard to any prior waiver by the predecessor Certificateholder. Such successor Certificateholder will also have the right to irrevocably waive its right to act as or appoint a Controlling Class Representative or to exercise any of the rights of the Controlling Class Representative or cause the exercise of any of the rights of the Controlling Class Representative. No such successor Certificateholder described above in this paragraph will have any consent rights with respect to any Mortgage Loan or Trust Subordinate Companion Loan that became a Specially Serviced Loan prior to its acquisition of a majority of the Class F-RR

Certificates that had not also become a Corrected Loan prior to such acquisition until such Mortgage Loan or Trust Subordinate Companion Loan becomes a Corrected Loan.

Whenever such an “opt-out” by a Controlling Class Certificateholder is in effect:

●	a Consultation Termination Event will be deemed to have occurred and continue; and

●

the rights of the holder of more than 50% of the Class F-RR Certificates (by Certificate Balance), if they are the Controlling Class, to act as or appoint a Controlling Class Representative and the rights of the Controlling Class Representative will not be operative (notwithstanding whether a Control Termination Event or a Consultation Termination Event is or would otherwise then be in effect).

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the master servicer or the applicable special servicer, as applicable, determines that immediate action with respect to any Major Decision (or any other matter requiring consent of the Directing Holder with respect to any Mortgage Loan or Serviced Whole Loan other than any applicable Excluded Loan, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Holder, the Risk Retention Consultation Parties or the operating advisor)) is necessary to protect the interests of the Certificateholders and the Pooled RR Interest Owner (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders, the Pooled RR Interest Owner and the holders of any related Serviced Companion Loan), as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loans), the master servicer or the applicable special servicer, as the case may be, may take any such action without waiting for the Directing Holder’s response (or without waiting to consult with the Directing Holder, the Risk Retention Consultation Parties or the operating advisor, as the case may be); provided that such special servicer or master servicer, as applicable, provides the Directing Holder (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the master servicer nor the applicable special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Holder or Controlling Class Representative or (ii) may follow any advice or consultation provided by the Directing Holder or Controlling Class Representative or the holder of a Serviced Pari Passu Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Co-Lender Agreement, the PSA, including the Servicing Standard, or the REMIC provisions, (2) expose the master servicer, any special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of the master servicer or such special servicer, as applicable, under the PSA or (4) cause the master servicer or such special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the master servicer or such special servicer, as applicable, is not in the best interests of the Certificateholders and the Pooled RR Interest Owner (and, with respect to a Serviced Whole Loan, subject to the rights of the holders of any related Companion Loan, as described under “Description of the Mortgage Pool—The Whole Loans”).

Rights of Holders of Companion Loans

With respect to any Non-Serviced Whole Loan or Servicing Shift Whole Loan, the Controlling Class Representative will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related directing holder under the related Non-Serviced PSA. The issuing entity, as the holder of each Non-Serviced Mortgage Loan and the Servicing Shift Mortgage Loan, has non-binding consultation rights with respect to certain major decisions relating to each Non-Serviced Whole Loan or the Servicing Shift Whole Loan, as applicable, and, other than in respect of any applicable Excluded Loan, so long as a Consultation Termination Event has not occurred and is not continuing, the Controlling Class Representative will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Co-Lender Agreement. In the event a Consultation Termination Event has occurred and is continuing, the operating advisor will be required to exercise such consultation rights of the issuing entity pursuant to the terms of the related Co-Lender Agreement. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—Certain Rights of each Non-Controlling Holder” and “—Servicing of the Non-Serviced Mortgage Loans”.

With respect to a Serviced Pari Passu Mortgage Loan that is subject to a Pari Passu Companion Loan, the holder of the Pari Passu Companion Loan has non-binding consultation rights with respect to certain major decisions and certain rights in connection with the sale of such Serviced Whole Loan if it has become a Defaulted Loan, as provided in the applicable Co-Lender Agreement. See “Description of the Mortgage Pool—The Whole Loans” and “—Sale of Defaulted Loans and REO Properties”.

With respect to the Starwood Industrial Portfolio Whole Loan, the Controlling Class Representative will not be entitled to exercise the above described rights. For so long as no Starwood Industrial Portfolio Control Appraisal Period is continuing, those rights will be held by the Starwood Controlling Class Representative in accordance with the PSA and the related Co-Lender Agreement. During a Starwood Industrial Portfolio Control Appraisal Period, the Directing Holder for the Starwood Industrial Portfolio Whole Loan will be the holder of the Serviced Pari Passu Companion Loan evidenced by note A-2-1 (which is not included in the issuing entity). See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan—Starwood Industrial Portfolio Whole Loan—Consultation and Control”.

Limitation on Liability of Directing Holder

The Directing Holder will not be liable to the issuing entity or the Certificateholders or the Pooled RR Interest Owner for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Holder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder or the Pooled RR Interest Owner will acknowledge and agree, by its acceptance of its certificates or Pooled RR Interest, that the Directing Holder:

(a)  may have special relationships and interests that conflict with those of holders of one or more classes of certificates or the Pooled RR Interest;

(b)  may act solely in the interests of the Controlling Class Certificateholders;

(c)  does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d)  may take actions that favor the interests of the Controlling Class Certificateholders over the interests of the holders of one or more other classes of certificates; and

(e)  will have no liability whatsoever (other than to a Controlling Class Certificateholder, to the extent the Controlling Class Representative is the Directing Holder) for having so acted as set forth in (a) through (d) above, and no Certificateholder or Pooled RR Interest Owner may take any action whatsoever against the Directing Holder or any director, officer, employee, agent or principal of the Directing Holder for having so acted.

The taking of, or refraining from taking, any action by the master servicer or applicable special servicer in accordance with the direction of or approval of the Directing Holder, which does not violate the terms of any Mortgage Loan, any law or the Servicing Standard or the provisions of the PSA or the related Co-Lender Agreement, will not result in any liability on the part of the master servicer or such special servicer.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Loan-Specific Directing Holder and the holders of the Non-Serviced Companion Loan(s) or a Companion Loan that is part of a Servicing Shift Whole Loan or their respective designees (e.g. the related directing holder under the related Non-Serviced PSA) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Holder described above pursuant to the terms of the related Co-Lender Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans”.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder, the Pooled RR Interest or the Pooled RR Interest Owner. The operating advisor is not a special servicer, the master servicer or a sub-servicer and will not be charged with changing the outcome on any particular decision with respect to a Mortgage Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be a variety of activities or decisions made with respect to, or multiple strategies to resolve a Mortgage Loan and that the goal of the operating advisor’s participation is to provide additional oversight with respect to the applicable special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder and the Pooled RR Interest Owner. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended, or a “broker” or “dealer” within the meaning of the Securities Exchange Act of 1934, as amended. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan, (each of which will be serviced pursuant to the related Non-Serviced PSA) or any related REO Properties.

In addition and for the avoidance of doubt, although the operating advisor may have certain consultation duties with the master servicer with respect to certain Major Decisions processed by the master servicer (as later described), the operating advisor will have no obligations or responsibility at any time to review or assess the actions of the master servicer for compliance with the Servicing Standard, and the operating advisor will not be required to consider such master servicer actions in connection with any Operating Advisor Annual Report.

Duties of Operating Advisor In General

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, the operating advisor’s obligations will generally consist of the following:

(a)  reviewing (i) the actions of the applicable special servicer with respect to a Mortgage Loan when it is a Specially Serviced Loan and (ii) during the continuance of an Operating Advisor Consultation Event, the actions of the applicable special servicer with respect to Major Decisions relating to a Mortgage Loan when it is not a Specially Serviced Loan, as described in “—The Directing Holder—Major Decisions” above;

(b)  reviewing (i) all reports by the applicable special servicer made available to Privileged Persons that are posted on the certificate administrator’s website and (ii) each Asset Status Report (during the continuance of an Operating Advisor Consultation Event) and Final Asset Status Report;

(c)  promptly recalculating the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with: (1) any Appraisal Reduction Amount or (2) net present value calculations used in the applicable special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Mortgage Loan when it is a Specially Serviced Loan; and

(d)  preparing an annual report (if, at any time during the prior calendar year (i) a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan was a Specially Serviced Loan or (ii) the operating advisor was entitled to consult with the applicable special servicer with respect to a Major Decision) generally in the form attached to this prospectus as Annex C, to be provided to the trustee, the master servicer, the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator (and made available through the certificate administrator’s website) in accordance with the Operating Advisor Standard, as described in “—Annual Report”.

In connection with the performance of the duties described in clause (c) above:

(i)     after the calculation has been finalized (and if an Operating Advisor Consultation Event has occurred and is continuing prior to the utilization by the applicable special servicer), the applicable special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(ii)    if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and the applicable special servicer will be required to consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)   if the operating advisor and the applicable special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by the applicable special servicer and the operating advisor and determine which calculation is to apply.

Prior to the occurrence and continuance of an Operating Advisor Consultation Event, the operating advisor review will be limited to an after-the-action review of the reports and material described above (together with any additional information and material reviewed by the operating advisor), and, therefore, it will have no involvement with respect to collateral substitutions, assignments, workouts, modifications, consents, waivers, lockbox management, insurance policies, borrower substitutions, lease changes, additional borrower debt, defeasances, property management changes, releases from escrow, assumptions and other similar actions that the applicable special servicer may perform under the PSA and will have no obligations at any time with respect to any Non-Serviced Mortgage Loan.

With respect to the determination of whether an Operating Advisor Consultation Event has occurred and is continuing, or has terminated, the operating advisor is entitled to rely solely on its receipt from the certificate administrator of notice pursuant to the PSA (which includes notices posted to the certificate administrator’s website), and, with respect to any obligations of the operating advisor that are performed only after the occurrence and continuance of an Operating Advisor Consultation Event, the operating advisor will have no obligation to perform any such duties until the receipt of such notice or actual knowledge of the occurrence of an Operating Advisor Consultation Event.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and the Pooled RR Interest Owner and, with respect to any Serviced Whole Loan for the benefit of the holders of any related Companion Loan (as a collective whole as if such Certificateholders, the Pooled RR Interest Owner and Companion Loan Holders constituted a single lender, taking into account the pari passu nature of any related Pari Passu Companion Loan and the subordinate nature of any related Subordinate Companion Loan), and not to holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, property managers, any sponsor, any mortgage loan seller, the depositor, the master servicer, any special servicer, the asset representations reviewer, the Directing Holder, any Risk Retention Consultation Party, any Certificateholder, the Pooled RR Interest Owner or any of their respective affiliates.

Annual Report

Based on the operating advisor’s review of any Assessment of Compliance, any Attestation Report, any Major Decision Reporting Package and/or Asset Status Report (in each case, during the continuance of an Operating Advisor Consultation Event), any Final Asset Status Report and other reports by the applicable special servicer made available to Privileged Persons that are posted on the certificate administrator’s website during the prior calendar year, the operating advisor will (if, at any time during the prior calendar year (i) any Mortgage Loan (other than a Non-Serviced Mortgage Loan) was a Specially Serviced Loan or (ii) the operating advisor was entitled to consult with the applicable special servicer with respect to any Major Decision) prepare an annual report substantially in the form attached to this prospectus as Annex C (the “Operating Advisor Annual Report”) to be provided to the depositor, the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders and the Pooled RR Interest Owner (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year that (a) sets forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the applicable special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans (and during the continuance of an Operating Advisor Consultation Event, with respect to Major Decisions on non-Specially Serviced Loans and Serviced Companion Loans) during the prior calendar year on a platform-level basis, and (b) identifies (1) which, if any, standards the operating advisor believes, in its sole discretion exercised in good faith, the applicable special servicer has failed to comply and (2) any deviations from the applicable special servicer’s obligations under the PSA with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan or the Servicing Shift Mortgage Loan); provided, however, that in the event the applicable special servicer is replaced, the Operating Advisor Annual Report will only relate to the entity that was acting as applicable special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such Operating Advisor Annual Report. In preparing any Operating Advisor Annual Report, the operating advisor (i) will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the applicable special servicer’s obligations under the PSA that the operating advisor determines, in its sole discretion exercised in good faith, to be immaterial, and (ii) will not be required to provide or obtain a legal opinion, legal review or legal conclusion. Only as used in connection with the Operating Advisor Annual Report, the term “platform-level basis” refers to the applicable special servicer’s performance of its duties with respect to the pool of Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to Major Decisions on non-Specially Serviced Loans and Serviced Companion Loans) under the PSA taking into account the applicable special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of any Assessment of Compliance, Attestation Report, Major Decision Reporting Package, Asset Status Report (during the continuance of an Operating Advisor Consultation Event), Final Asset Status Report and other information, in each case, delivered to the operating advisor by the applicable special servicer (other than any communications between the Directing Holder and the applicable special servicer that would be Privileged Information) pursuant to the PSA.

The applicable special servicer must be given an opportunity to review any Operating Advisor Annual Report at least 5 business days prior to such Operating Advisor Annual Report’s delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such Operating Advisor Annual Report that are provided by the applicable special servicer.

Each Operating Advisor Annual Report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information.

The ability to perform the duties of the operating advisor and the quality and the depth of any Operating Advisor Annual Report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any Operating Advisor Annual Report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and is Continuing

While an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the operating advisor will be required to perform the following additional duties:

(a)  to consult (on a non-binding basis) with the applicable special servicer (in person or remotely via electronic, telephonic or other mutually agreeable communication) in respect of any Asset Status Reports in accordance with the Operating Advisor Standard, as described under “—Asset Status Report”; and

(b)  to consult (on a non-binding basis) with the master servicer or the applicable special servicer to the extent it has received a Major Decision Reporting Package, as applicable, (in person or remotely via electronic, telephonic or other mutually agreeable communication) in accordance with the Operating Advisor Standard with respect to any Major Decisions processed by the master servicer or the applicable special servicer, as applicable, as described under “—The Directing Holder—Major Decisions”.

To facilitate the consultation described above, the master servicer or the applicable special servicer, as applicable, will be required to send to the operating advisor an Asset Status Report or Major Decision Reporting Package, as applicable, before the action is implemented.

An “Operating Advisor Consultation Event” will occur when either (i) the aggregate Certificate Balance of the HRR Certificates (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of any class of HRR Certificates) is 25% or less of the initial aggregate Certificate Balance of the HRR Certificates or (ii) with respect to any Mortgage Loan or Serviced Whole Loan, a Control Termination Event has occurred and is continuing.

Recommendation of the Replacement of a Special Servicer

If at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) a special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (2) the replacement of such special servicer would be in the best interest of the Certificateholders and the Pooled RR Interest Owner as a collective whole, then the operating advisor may recommend the replacement of such special servicer and deliver a report supporting such recommendation in the manner described in “—Replacement of a Special Servicer After Operating Advisor Recommendation and Investor Vote”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an entity:

(i)     that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the applicable special servicer or operating advisor as the sole or a material factor in such rating action;

(ii)    that can and will make the representations and warranties of the operating advisor set forth in the PSA, including to the effect that it possesses sufficient financial strength to fulfill its duties and responsibilities pursuant to the PSA over the life of the issuing entity;

(iii)   that is not (and is not Risk Retention Affiliated with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicers, a sponsor, any Borrower Party, the Retaining Third-Party Purchaser, the Controlling Class Representative, the Directing Holder, a Risk Retention Consultation Party or a depositor, a trustee, a certificate administrator, a master servicer or a special servicer with respect to the securitization of a Companion Loan, or any of their respective Risk Retention Affiliates;

(iv)   that has not been paid by any special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become a special servicer;

(v)    that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and

(vi)   that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any Mortgage Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer).

“Risk Retention Affiliate” or “Risk Retention Affiliated” means “affiliate of” or “affiliated with”, as such terms are defined in 12 C.F.R. 244.2 of the Credit Risk Retention Rules.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled as “Privileged Information” received from a special servicer or Directing Holder in connection with the Directing Holder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Holder or a Risk Retention Consultation Party and a special servicer related to any Specially Serviced Loan (other than with respect to any applicable Excluded Loan) or the exercise of the Directing Holder’s consent or consultation rights or a Risk Retention Consultation Party’s consultation rights under the PSA, (ii) any strategically sensitive information that the applicable special servicer has appropriately labeled and reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party and (iii) information subject to attorney-client privilege.

The operating advisor is required to keep all such labeled Privileged Information confidential and may not, without the prior written consent of the applicable special servicer and (for so long as no Consultation Termination Event is continuing) the Directing Holder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and any applicable Excluded Loan), disclose such Privileged Information to any person (including Certificateholders other than the Controlling Class Representative and the Pooled RR Interest Owner), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information, (2) pursuant to a Privileged Information Exception, or (3) where necessary to support specific findings or conclusions concerning allegations of deviations from the Servicing Standard (i) in the Operating Advisor Annual Report or (ii) in connection with a recommendation by the operating advisor to replace the applicable special servicer. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not without the prior written consent of the applicable special servicer and, unless a Consultation Termination Event has occurred, the Directing Holder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and any applicable Excluded Loan) and the Controlling Class Representative, disclose such Privileged Information to any person other than pursuant to a Privileged Information Exception. In addition and for the avoidance of doubt, while the operating advisor may serve in a similar capacity with respect to other securitizations that involve the same parties or borrowers involved in this securitization, any experience or knowledge gained by the operating advisor from such other engagements may not be imputed to the operating advisor or its employees for this transaction; provided, however, the operating advisor may consider such experience or knowledge as pertinent information for discussion with the applicable special servicer during its periodic meetings.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, arbitration parties, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the master servicer, the applicable special servicer, the operating advisor, the asset representations reviewer, the certificate administrator and the trustee, as evidenced by written advice of counsel (which will be an additional expense of the issuing entity) delivered to each of the master servicer, the applicable special servicer, the Directing Holder (other than with respect to any applicable Excluded Loan), the operating advisor, the asset representations reviewer, the certificate administrator and the trustee), required by law, rule, regulation, order, judgment or decree to disclose such information.

Delegation of Operating Advisor’s Duties

The operating advisor may delegate its duties to agents or subcontractors in accordance with the PSA to the extent such agents or subcontractors satisfy clauses (iii), (iv) and (vi) of the definition of “Eligible Operating Advisor”; provided, however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)     any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates evidencing greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure that is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)     any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given in writing to the operating advisor by any party to the PSA;

(c)     any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given in writing to the operating advisor by any party to the PSA;

(d)     a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, is entered against the operating advisor, and such decree or order remains in force undischarged or unstayed for a period of 60 days;

(e)     the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)      the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders and the Pooled RR Interest Owner electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of holders of certificates evidencing at least 25% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates), the trustee will, promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicers, the master servicer, the certificate administrator, the depositor, the Controlling Class Representative (for any Mortgage Loan other than any applicable Excluded Loan and only for so long as no Consultation Termination Event has occurred), any Companion Loan noteholder, the Certificateholders, the

Risk Retention Consultation Parties, the Pooled RR Interest Owner and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates evidencing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within twenty (20) days of the receipt of notice from the certificate administrator of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

Upon (i) the written direction of holders of Non-Reduced Interests evidencing not less than 15% of the Voting Rights of the Non-Reduced Interests requesting a vote to terminate and replace the operating advisor with a proposed successor operating advisor that is an Eligible Operating Advisor, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide written notice to all Certificateholders, the Pooled RR Interest Owner and the operating advisor of such request by posting such notice on its internet website, and by mailing such notice to all Certificateholders, the Pooled RR Interest Owner and the operating advisor.

Upon the written direction of holders of Non-Reduced Interests evidencing more than 50% of the Voting Rights of the Non-Reduced Interests that exercise their right to vote (provided that holders of Non-Reduced Interests evidencing at least 50% of the Voting Rights of the Non-Reduced Interests exercise their right to vote), the trustee will terminate all of the rights and obligations of the operating advisor under the PSA (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the operating advisor, and the proposed successor operating advisor will be appointed.

The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder, Pooled RR Interest Owner and beneficial owner may access such notices on the certificate administrator’s website and each Certificateholder, Pooled RR Interest Owner and beneficial owner may register to receive email notifications when such notices are posted on the website. The certificate administrator will be entitled to reimbursement from the requesting Certificateholders or the Pooled RR Interest Owner for the reasonable expenses of posting notices of such requests.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, the master servicer, the special servicers, the trustee, the certificate administrator, the asset representations reviewer, the Controlling Class Representative and the Risk Retention Consultation Parties, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses—Operating Advisor Compensation”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® delinquent loan status report and/or the CREFC® loan periodic update file delivered by the master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide notice to the asset representations reviewer, the master servicer, the special servicers, the Controlling Class Representative, all Certificateholders and the Pooled RR Interest Owner in accordance with the terms of the PSA. On each Distribution Date after providing such notice to Certificateholders and the Pooled RR Interest Owner, the certificate administrator, based on information provided to it by the master servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver written notice of such information (which may be via email) within 2 business days of such determination to the master servicer, the special servicers, the operating advisor and the asset representations reviewer. An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan) held by the issuing entity) as of the end of the applicable Collection Period are Delinquent Loans as of the end of the related Collection Period or (2) at least 15 Mortgage Loans are Delinquent Loans as of the end of the related Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Date Statement on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. While we do not believe static pool information is relevant to CMBS transactions as a general matter, as a point of relative context, with respect to the 53 prior pools of commercial mortgage loans for which GSMC (or its predecessors) was a sponsor in a public offering of CMBS with a securitization closing date on or after December 31, 2009, the highest percentage of a particular pool of loans (by outstanding principal balance) that were delinquent at least 60 days at the end of any reporting period between January 1, 2015 and December 31, 2019 was approximately 4.32%.

This pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represent a significant percentage, by outstanding principal balance, of the Mortgage Pool. For example, the five (5) largest Mortgage Loans in the pool represent approximately 22.6% of the Initial Pool Balance. Given this mortgage pool composition and the fact that CMBS pools as a general matter include a small relative number of larger mortgage loans, we believe it would not be appropriate for the delinquency of the 5 largest Mortgage Loans, in the case of this mortgage pool, to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. On the other hand, a significant number of Delinquent Loans by loan count, but representing a smaller percentage of the aggregate outstanding principal balance of the Mortgage Loans than the percentage set forth in clause (1) of the definition of “Asset Review Trigger”, could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test as set forth in clause (2) of the definition of “Asset Review Trigger”, namely to have the Asset Review Trigger be met if 15 Mortgage Loans are Delinquent Loans, assuming those Delinquent Loans represent at least 20% of aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period.

CMBS as an asset class has historically not had a large number of claims for, or repurchases based on, breaches of representations and warranties. While the Asset Review Trigger we have selected is less than this historical peak, we feel it remains at a level that avoids a trigger based on market variability while providing an appropriate threshold to capture delinquencies that may have resulted from an underlying deficiency in a mortgage loan seller’s Mortgage Loans that could be the basis for claims against the related mortgage loan seller based on breaches of the representations and warranties.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

For the avoidance of doubt, the asset representations reviewer will not perform an Asset Review with respect to the Trust Subordinate Companion Loan at any time.

Asset Review Vote

If holders of certificates evidencing not less than 5.0% of the Pooled Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will be required to promptly provide written notice of such direction to the asset representations reviewer and all Certificateholders and the Pooled RR Interest Owner, and to conduct a solicitation of votes to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review evidencing at least a majority of the votes cast but in any event at least a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will be required to promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Controlling Class Representative, the Pooled Risk Retention Consultation Parties, the Pooled RR Interest Owner and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) an additional Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Pooled Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) through (v) below for non-Specially Serviced Loans), the master servicer (with respect to clauses (vi) and (vii) below for non-Specially Serviced Loans) and the applicable special servicer (with respect to Specially Serviced Loans), in each case to the extent in such party’s possession, will be required to promptly, but in no event later than 10 business days (except with respect to clause (vii)) after receipt of such notice from the certificate administrator, provide, or make available, the following materials for each Delinquent Loan (in electronic format) to the asset representations reviewer (collectively, with the Diligence Files, any notice of a breach of a representation or warranty relating to any Delinquent Loan received by the asset representations reviewer from any other party to the PSA, a copy of the prospectus, a copy of the applicable MLPA and a copy of the PSA, the “Review Materials”):

(i)     a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)    a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)   a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)   a copy of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)    a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review;

(vi)   a copy of any notice previously delivered by the master servicer or the applicable special servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan; and

(vii)  any other related documents that were entered into or delivered in connection with the origination of such Mortgage Loan that are necessary in connection with the asset representations reviewer’s completion of any Asset Review and that are requested (in writing in accordance with the PSA) by the asset representations reviewer, in the time frames and as otherwise described below.

In addition, in the event that, as part of an Asset Review of any Delinquent Loan, the asset representations reviewer determines that the Review Materials provided to it with respect to such Delinquent Loan are missing any documents that are required to be part of the Review Materials for such Mortgage Loan or which were entered into or delivered in connection with the origination of such Mortgage Loan that, in either case, are necessary in connection with its completion of any Test in connection with such Asset Review, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the master servicer (with respect to non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans), as applicable, of such missing documents, and request the master servicer or the applicable special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of such notification from the asset representations reviewer, to deliver to the asset representations reviewer such missing documents to the extent in its possession. In the event any missing documents are not provided by the master servicer or applicable special servicer, as applicable, within such 10-business day period, the asset representations reviewer will request such documents from the related mortgage loan seller. Each mortgage loan seller will be required under each MLPA to deliver such additional documents only to the extent such documents are in the possession of such mortgage loan seller.

In addition, with respect to any Delinquent Loan that is a Non-Serviced Mortgage Loan, to the extent any documents required by the asset representations reviewer to complete a Test are missing or have not been received from the related mortgage loan seller, the asset representations reviewer will request such document(s) from the related Non-Serviced Master Servicer (if such Non-Serviced Mortgage Loan is being serviced by a Non-Serviced Master Servicer) or the related Non-Serviced Special Servicer (if such Non-Serviced Mortgage Loan is being serviced by a Non-Serviced Special Servicer).

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the related mortgage loan seller with respect to such Delinquent Loan, provided, however, the asset representations reviewer may, but is under no obligation to, modify any Test and/or associated Review Materials if, and only to the extent, the asset representations reviewer determines pursuant to the Asset Review Standard that it is necessary to modify such Test and/or such associated Review Materials in order to facilitate its Asset Review in accordance with the Asset Review Standard. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder or Pooled RR Interest Owner will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the applicable mortgage loan seller, the master servicer (with respect to non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans) to the extent in the master servicer’s or the applicable special servicer’s possession within 10 business days upon request as described above, the asset representations reviewer will list such missing documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test (the “Preliminary Asset Review Report”). The asset representations reviewer will be required to provide such Preliminary Asset Review Report to the master servicer (with respect to non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans) and the applicable mortgage loan seller no later than 60 days after the date on which access to the Diligence Files in the secure data room is made available to the asset representations reviewer by the certificate administrator. If the Preliminary Asset Review Report indicates that any of the representations and warranties fails or is deemed to fail any Test, the applicable mortgage loan seller will have 90 days from receipt of the Preliminary Asset Review Report (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any information and documents provided or explanations given to support the applicable mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be required to be promptly delivered by such mortgage loan seller to the asset representations reviewer. For avoidance of doubt, the asset representations reviewer will not be required to prepare a Preliminary Asset Review Report in the event the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan.

The asset representations reviewer will be required, within the later of (x) 60 days after the date on which access to the Diligence Files posted to the secure data room is provided to the asset representations reviewer by the certificate administrator or (y) 10 days after the expiration of the Cure/Contest Period to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA and the related mortgage loan seller, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee and certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Delinquent Loans and/or the Mortgaged Property or Mortgaged Properties. In no event may the asset representations reviewer determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller, which, in each such case, will be the responsibility of the master servicer or the applicable special servicer, as applicable. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from the master servicer (with respect to non-Specially Serviced Loans), the applicable special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Date Statement on Form 10–D relating to the distribution period in which such Asset Review Report Summary was received by the certificate administrator, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than 2 business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicer, the special servicers, the trustee, the operating advisor, the certificate administrator, the

Controlling Class Representative and the Directing Holder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an entity that (i) is a special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Inc. (“DBRS Morningstar”), Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, Inc.(“KBRA”), Moody’s Investors Service, Inc. (“Moody’s”), Morningstar Credit Ratings, LLC (“Morningstar”) or S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”) and that has not been the special servicer, operating advisor or asset representations reviewer on a transaction for which DBRS Morningstar, Fitch, KBRA, Moody’s, Morningstar or S&P has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing or other relevant concerns with a special servicer, the operating advisor or the asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not Risk Retention Affiliated with) a sponsor, a mortgage loan seller, the master servicer, a special servicer, the depositor, the certificate administrator, the trustee, the Retaining Third-Party Purchaser, the Controlling Class Representative, the Directing Holder, a Risk Retention Consultation Party or any of their respective Risk Retention Affiliates, (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of a sponsor, a mortgage loan seller, any underwriter, any party to the PSA, the Controlling Class Representative, a Risk Retention Consultation Party or the Directing Holder or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, the Pooled RR Interest, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders or the Pooled RR Interest Owner), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the applicable special servicer other than pursuant to a Privileged Information Exception. In addition, the asset representations reviewer will be required to keep all documents received by the asset representations reviewer in connection with an Asset Review that are provided by the applicable mortgage loan seller, the master servicer and the applicable special servicer confidential and will not be permitted to disclose such documents except (i) for purposes of complying with its duties and obligations under the PSA, (ii) if such documents become generally available and known to the public other than as a result of a disclosure directly or indirectly by the asset representations reviewer, (iii) if it is reasonable and necessary for the asset representations reviewer to disclose such documents in working with legal counsel, auditors, taxing authorities or other governmental agencies, (iv) if such documents or information was already known to the asset representations reviewer and not otherwise subject to a confidentiality obligation and/or (v) if the asset representations reviewer is required by law, rule, regulation, order, judgment or decree to disclose such document.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates or the Pooled RR Interest; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Assignment of Asset Representations Reviewer’s Rights and Obligations

The asset representations reviewer may assign its rights and obligations under the PSA in connection with the sale or transfer of all or substantially all of its asset representations reviewer portfolio, provided that: (i) the purchaser or transferee accepting such assignment and delegation (A) is an Eligible Asset Representations Reviewer resulting from a merger, consolidation or succession that is permitted under the PSA, (B) assumes in writing each covenant and condition to be performed or observed by the asset representations reviewer under the PSA and (C) is not a prohibited party under the PSA; (ii) the asset representations reviewer will not be released from its obligations under the PSA that arose prior to the effective date of such assignment and delegation; (iii) the rate at which each of the Asset Representations Reviewer Fee and the Asset Representations Reviewer Asset Review Fee (or any component thereof) is calculated may not exceed the rate then in effect and (iv) the resigning asset representations reviewer will be required to be responsible for the reasonable costs and expenses of each other party to the PSA and the Rating Agencies in connection with such transfer. Upon acceptance of such assignment and delegation, the purchaser or transferee will be required to provide notice to each party to the PSA and then will be the successor asset representations reviewer under the PSA.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)     any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates evidencing at least 25% of the Pooled Voting Rights;

(ii)    any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)   any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)   a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)    the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)   the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders and the Pooled RR Interest Owner electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of holders of certificates evidencing at least 25% of the Pooled Voting Rights (without regard to the application of any Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of holders of Pooled Certificates evidencing not less than 25% of the Pooled Voting Rights (without regard to the application of any Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Pooled Certificateholders, the Pooled RR Interest Owner and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Pooled Certificateholders, the Pooled RR Interest Owner and the asset representations reviewer. Upon the written direction of holders of Pooled Principal Balance Certificates and the Class RR certificates evidencing at least 75% of a Pooled Quorum (without regard to the application of any Appraisal Reduction Amounts), the trustee will be required to terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the Pooled Principal Balance Certificates and the Class RR certificates evidencing at least 75% of a Pooled Quorum (without regard to the application of any Appraisal Reduction Amounts) elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be required to be an Eligible Asset Representations Reviewer, and will be required to resign if it fails to be an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses of each other party to the PSA and each Rating Agency in connection with its resignation and the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Limitation on Liability of the Risk Retention Consultation Parties

No Risk Retention Consultation Party will be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Risk Retention Consultation Parties will not be protected against any liability to the VRR Interest Owners that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the VRR Interest Owners.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates and each VRR Interest Owner with respect to each other VRR Interest, that a Risk Retention Consultation Party:

(a)  may have special relationships and interests that conflict with those of holders of one or more classes of certificates or VRR Interest Owners other than the applicable VRR Interest Owner;

(b)  may act solely in the interests of the applicable VRR Interest Owner;

(c)  does not have any liability or duties to the holders of any class of certificates or VRR Interest Owner other than the applicable VRR Interest Owner;

(d)  may take actions that favor the interests of the holders of one or more classes of certificates or, the applicable VRR Interest Owner, over the interests of the holders of one or more other classes of certificates or other VRR Interest; and

(e)  will have no liability whatsoever (other than to the applicable VRR Interest Owner) for having so acted as set forth in (a) – (d) above, and no Certificateholder or other VRR Interest Owner may take any action whatsoever against the applicable Risk Retention Consultation Party or any director, officer, employee, agent or principal of the applicable Risk Retention Consultation Party for having so acted.

The taking of, or refraining from taking, any action by any master servicer or any special servicer in accordance with the recommendation of a Risk Retention Consultation Party, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Co-Lender Agreement, will not result in any liability on the part of such master servicer or special servicer.

Replacement of a Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of the holders of the Loan-Specific Certificates and the holder of any related Companion Loan under the related Co-Lender Agreement, either special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Holder so long as, among other things, the Directing Holder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Holder without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class.

If at any time a Control Termination Event is continuing, the holders of the Pooled Principal Balance Certificates and the Class RR certificates may generally replace the special servicer with respect to the Mortgage Loans other than the Starwood Industrial Portfolio Whole Loan without cause, as described in this paragraph. Upon (i) the written direction of holders of Pooled Principal Balance Certificates and/or Class RR Certificates evidencing not less than 25% of the Pooled Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such Certificates) of the Pooled Principal Balance Certificates and Class RR Certificates on an aggregate basis requesting a vote to replace the applicable special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders requesting such vote), the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all Pooled Voting Rights in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of Pooled Principal Balance Certificates and/or the Class RR Certificates evidencing at least 75% of a Pooled Quorum or holders of Pooled Principal Balance Certificates and/or the Class RR Certificates evidencing more than 50% of the aggregate Pooled Voting Rights of each class of Pooled Non-Reduced Interests on an aggregate basis, the trustee will be required to terminate all of the rights and obligations of the applicable special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such holders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination.

At no time will holders of the Certificates be permitted to replace the special servicer without cause with respect to the Starwood Industrial Portfolio Whole Loan, other than the Starwood Control Eligible Certificates when the Starwood Controlling Class Representative is the Directing Holder of the Starwood Industrial Portfolio Whole Loan.

The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder or Pooled RR Interest Owner may access such notices via the certificate administrator’s website and that each Certificateholder or Pooled RR Interest Owner may register to receive electronic mail notifications when such notices are posted thereon.

A “Pooled Quorum” means, in connection with any solicitation of votes in connection with the replacement of the applicable special servicer or the asset representations reviewer described above, the holders of Pooled Voting Rights evidencing at least 75% of the aggregate Pooled Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Appraisal Reduction Amounts to notionally reduce the

Certificate Balance of the certificates) of all Pooled Principal Balance Certificates and Class RR certificates on an aggregate basis.

Notwithstanding the foregoing, if a special servicer obtains knowledge that it is a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), such special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, the Directing Holder will be entitled to select a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan, unless such Excluded Special Servicer Loan is also an applicable Excluded Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the Excluded Special Servicer Loan is also an applicable Excluded Loan, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The applicable special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer (as so long as, on the date of the appointment, such appointment of such Excluded Special Servicer meets the criteria of the PSA). It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and applicable certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the applicable special servicer is no longer a Borrower Party (including, without limitation, as a result of the related Mortgaged Property becoming an REO Property) with respect to an Excluded Special Servicer Loan, (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the applicable special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the applicable special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan; provided, however, for so long as a Control Termination Event is not continuing, the related Excluded Special Servicer will not be required to resign if the Directing Holder determines that such Excluded Special Servicer may continue to serve as special servicer for the applicable Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the applicable special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the applicable special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

“Non-Reduced Interests “ means (i) any class of Pooled Non-Reduced Interests and (ii) any Class of Loan-Specific Certificates then-outstanding for which (a)(1) the initial Certificate Balance of such class of certificates minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) distributed to the Certificateholders of such class of certificates, (y) any Appraisal Reduction Amounts allocated to such class of certificates and (z) any Realized Losses previously allocated to such class of certificates, is equal to or greater than (b) 25% of the remainder of (1) the initial Certificate Balance of such class of certificates less (2) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such class of certificates.

“Pooled Non-Reduced Interests” means any class of Pooled Principal Balance Certificates or the Class RR Certificates then-outstanding for which (a)(1) the initial Certificate Balance of such class of certificates, minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) distributed to the Certificateholders of such class of certificates, (y) any Appraisal Reduction Amounts allocated to such class of certificates, and (z) any Realized Losses previously allocated to such class of certificates, is equal to or greater than (b) 25% of the remainder of (1) the initial Certificate Balance of such class of certificates, less (2) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such class of certificates.

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to special servicers in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer, (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become a special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) is included on S&P’s Select Servicer List as a U.S. Commercial Mortgage Special Servicer, (vii) currently has a special servicer rating of at least “CSS3” from Fitch, and (viii) is currently acting as a special servicer in a transaction rated by DBRS Morningstar and has not been cited by DBRS Morningstar as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

Replacement of a Special Servicer After Operating Advisor Recommendation and Investor Vote

If at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) a special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (2) the replacement of such special servicer would be in the best interest of the Certificateholders and the Pooled RR Interest Owner as a collective whole, then the operating advisor will have the right to recommend the replacement of such special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to such special servicer, a written recommendation detailing the reasons supporting its position (provided that the operating advisor will not be permitted to recommend the replacement of such special servicer for any Whole Loan so long as the holder of the related Companion Loan (including the Trust Subordinate Companion Loan) is the Directing Holder under the related Co-Lender Agreement) (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to promptly notify each Certificateholder and the Pooled RR Interest Owner of the recommendation and post such notice and report on the certificate administrator’s website, and to conduct the solicitation of votes with respect to such recommendation.

The operating advisor’s recommendation to replace a special servicer must be confirmed within 180 days of after the notice is posted to the certificate administrator’s website by an affirmative vote of holders of Pooled Principal Balance Certificates and Class RR certificates evidencing at least a majority of a quorum (which, for this purpose is the holders that (i) evidence at least 20% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Pooled Principal Balance Certificates and Pooled Class RR certificates on an aggregate basis, and (ii) consist of at least 3 Certificateholders or Certificate Owners that are not Risk Retention Affiliated with each other).

In the event the holders of such certificates evidencing the requisite Voting Rights elect to remove and replace a special servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the operating advisor’s recommendation to replace such special servicer to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency

Confirmation from each of the Rating Agencies at that time. In the event the certificate administrator receives such a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee (upon receipt of written confirmation from the certificate administrator, if the certificate administrator and the trustee are different entities) will then be required to terminate all of the rights and obligations of such special servicer under the PSA and to appoint the successor special servicer approved by the Certificateholders, provided that such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Principal Balance Certificates and the Class RR certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

In the event a special servicer is terminated as a result of the recommendation of the operating advisor described in this “—Replacement of a Special Servicer After Operating Advisor Recommendation and Investor Vote”, the Directing Holder may not subsequently reappoint as special servicer such terminated special servicer or any Risk Retention Affiliate of such terminated special servicer.

No appointment of a special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of a special servicer.

With respect to any Non-Serviced Whole Loan, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related directing holder appointed under the related Non-Serviced PSA (and not by the Controlling Class Representative for this transaction) to the extent set forth in the related Non-Serviced PSA and the related Co-Lender Agreement for such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans“ and “—Servicing of the Non-Serviced Mortgage Loans” below.

Termination of Master Servicer and Special Servicers for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to the master servicer or either special servicer, as the case may be, will include, without limitation:

(a)  (i) any failure by the master servicer to make a required deposit to the Collection Account, to the companion paying agent for deposit into the related Serviced Whole Loan Custodial Account or to a holder of a Companion Loan, on the day and by the time such deposit or remittance was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)  any failure by the applicable special servicer to deposit into the applicable REO Account within two business days after the day such deposit is required to be made, or to remit to the master servicer for deposit in the Collection Account, or any other account required under the PSA, any such deposit or remittance required to be made by such special servicer pursuant to, and at the time specified by, the PSA;

(c)  any failure by the master servicer or the applicable special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) 5 business days in the case of certain of the master servicer’s or applicable special servicer’s, as applicable, obligations regarding the Exchange Act reporting required under the PSA (except as otherwise provided under clause (i) of this definition of “Servicer Termination Event”), (ii) 10 days in the case of the master servicer’s failure to make a Property Protection Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given to the master servicer or the applicable special servicer, as the case may be, by any other party to the PSA, or to the master servicer or the applicable special servicer, as the case may be, with a copy to each other party to the related PSA, by the holders of certificates evidencing not less than 25% of the Voting Rights or, with respect to a Serviced Whole Loan if affected by such failure, by the holder of the related Serviced Pari Passu Companion Loan or, if affected by such failure and relating to the Trust Subordinate Companion Loan, holders of not less than 25% of the Certificate Balance of each affected Class of the Loan-Specific Certificates (as holders of a beneficial interest in the Trust Subordinate Companion Loan); provided, however, that if that failure is capable of being cured and the master servicer or the applicable special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)  any breach on the part of the master servicer or such special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Companion Loan or the Pooled RR Interest Owner and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the master servicer or such special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the master servicer, such special servicer, the depositor, the certificate administrator and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights or, with respect to a Serviced Whole Loan if affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan or, if affected by such breach and relating to the Trust Subordinate Companion Loan, holders of not less than 25% of the Certificate Balance of each affected Class of the Loan-Specific Certificates (as holders of a beneficial interest in the Trust Subordinate Companion Loan); provided, however, that if that breach is capable of being cured and the master servicer or such special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)  certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the applicable special servicer, and certain actions by or on behalf of the master servicer or the applicable special servicer indicating its insolvency or inability to pay its obligations;

(f)   the master servicer or the applicable special servicer, as applicable, is removed from S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or a U.S. Commercial Mortgage Special Servicer, as applicable, and is not restored to such status on such list within sixty (60) days;

(g)  the master servicer or such special servicer is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting;

(h)  DBRS Morningstar (i) has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates in the issuing entity, or (ii) has placed one or more classes of certificates issued by the issuing entity on “watch status” in contemplation of a ratings downgrade or withdrawal (and, in the case of clauses (i) or (ii), such action has not been withdrawn by DBRS Morningstar within 60 days of such event) and, in the case of either of clauses (i) or (ii), publicly cited servicing concerns with the master servicer or such special servicer, as the case may be, as the sole or a material factor in such action; or

(i)   any failure by the master servicer or the applicable special servicer to deliver (a) any Exchange Act reporting items required to be delivered by the master servicer or the applicable special servicer to the trustee or the certificate administrator under the PSA (other than items to be delivered by a sub-servicer retained by a mortgage loan seller) by the time required under the PSA after any applicable grace periods or (b) any Exchange Act reporting items that a primary servicer, sub-servicer or servicing function participant retained by the master servicer is required to deliver (any such primary servicer, sub-servicer or servicing function participant will be terminated if it defaults in accordance with the provision of this clause (i)), which failure (other than in the case of Form 8-K reporting requirements) is not remedied within 3 business days.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to the master servicer or the applicable special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of (i) the holders of Voting Rights evidencing at least (a) 25% of the Voting Rights in the case of the master servicer, (b) 25% of the Pooled Voting Rights in the case of the special servicer with respect to the Mortgage Loans other than the Starwood Industrial Portfolio Whole Loan and (c) 25% of the Voting Rights in the case of the special servicer with respect to the Starwood Industrial Portfolio Whole Loan, or (ii) for so long as a Control Termination Event has not occurred and is not continuing, the Directing Holder (solely with respect to the applicable special servicer and other than with respect to any applicable Excluded Loan), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or the applicable special servicer, as the case may be; provided, however, that rights in respect of indemnification, entitlement to be paid any outstanding servicing or special servicing compensation and entitlement to reimbursement of amounts due, including Advances and interest thereon, will survive such termination under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or applicable special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, (i) at the written direction of the holders of Voting Rights evidencing at least (a) 25% of the Voting Rights in the case of the master servicer, (b) 25% of the Pooled Voting Rights in the case of the special servicer with respect to the Mortgage Loans other than the Starwood Industrial Portfolio Whole Loan and (c) 25% of the Voting Rights in the case of the special servicer with respect to the Starwood Industrial Portfolio Whole Loan, or (ii) for so long as a Control Termination Event has not occurred and is not continuing and other than in respect of any applicable Excluded Loan, the Directing Holder will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and, for so long as a Control Termination Event has not occurred and is not continuing, that has been approved by the Controlling Class Representative which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section described above, if a Servicer Termination Event on the part of the applicable special servicer remains unremedied and affects the holder of a Serviced Pari Passu Companion Loan, and the applicable special servicer has not otherwise been terminated, the holder of such Serviced Pari Passu Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing holder (or similar entity)) will be entitled to direct the trustee to terminate the applicable special servicer solely with respect to the related Serviced Pari Passu Mortgage Loan. The appointment (or replacement) of a special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency. A replacement special servicer will be selected by the trustee or, prior to a Control Termination Event, by the Controlling Class Representative; provided, however, that any successor special servicer appointed to replace the applicable special servicer with respect to a Serviced Pari Passu Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Pari Passu Companion Loan, without the prior written consent of such holder of the related Serviced Pari Passu Companion Loan.

Notwithstanding anything to the contrary contained in the section described above, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the holder of the related Non-Serviced Mortgage Loan, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee (or, prior to a Control Termination Event, the trustee acting at the direction of the Controlling Class Representative) will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if the master servicer receives notice of termination solely due to a Servicer Termination Event described in clauses (f), (g) or (h) under “—Termination of Master Servicer and Special Servicers for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of a master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation. The termination of the master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the master servicer, the master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the master servicer affects a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any class of certificates backed, wholly or partially, by any Serviced Companion Loan, and if the master servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the master servicer affects only a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any class of certificates backed, wholly or partially, by any Serviced Companion Loan, then the master servicer may not be terminated by or at the direction of the related holder of such Serviced Companion Loan or the holders of any certificates backed, wholly or partially, by such Serviced Companion Loan, but upon the written direction of the related holder of such Serviced Companion Loan, the master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the master servicer or applicable special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

In addition, the depositor may terminate each of the master servicer and the applicable special servicer upon five business days’ notice if the master servicer or the applicable special servicer, as the case may be, fails to comply with certain of its reporting obligations under the PSA.

Waiver of Servicer Termination Event

A Servicer Termination Event may be waived by the holders of certificates evidencing not less than (a) 66 2/3% of the aggregate Voting Rights of the certificates (and, if such Servicer Termination Event is on the part of the applicable special servicer with respect to a Serviced Whole Loan only, by the related Serviced Companion Loan holder). Notwithstanding the foregoing, (1) a Servicer Termination Event under clause (a) or (b) under “—Servicer Termination Events“ above may be waived only with the consent of all of the Certificateholders of the affected classes and any Serviced Companion Loan holder affected by such Servicer Termination Event, and (2) a Servicer Termination Event under clause (c) or clause (i) under “—Servicer Termination Events” above may be waived only with the consent of the depositor and any Serviced Companion Loan holder affected by such Servicer Termination Event. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with an enforcement action taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of a Master Servicer or Special Servicer

The PSA permits the master servicer and the special servicers to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the

Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Serviced Companion Loan (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to the special servicers only, for so long as a Control Termination Event has not occurred and is not continuing, the approval of such successor by the Directing Holder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or a special servicer, as the case may be, under applicable law. In the event that the master servicer or a special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the resigning party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all costs and expenses associated with the transfer of its duties; provided, however, that rights in respect of indemnification, entitlement to be paid any outstanding servicing or special servicing compensation and entitlement to reimbursement of amounts due, including Advances and interest thereon, will survive such resignation under the PSA. Other than as described under “—Termination of Master Servicer and Special Servicers for Cause—Servicer Termination Events” above, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if such master servicer or applicable special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to the master servicer or the applicable special servicer.

Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation

Under the Credit Risk Retention Rule, any Retaining Third-Party Purchaser is prohibited from being Risk Retention Affiliated with, among other persons, the master servicer, the trustee, the certificate administrator, the operating advisor or the asset representations reviewer. As long as the prohibition exists, upon the occurrence of (i) a servicing officer of the master servicer or a responsible officer of the certificate administrator or the trustee, as applicable, obtaining actual knowledge that the master servicer, the certificate administrator or the trustee, as applicable, is or has become Risk Retention Affiliated with or a Risk Retention Affiliate of the Retaining Third-Party Purchaser (in such case, an “Impermissible TPP Affiliate”), (ii) the master servicer, certificate administrator or the trustee receiving written notice by any other party to the PSA, the Retaining Third-Party Purchaser, any sponsor or any underwriter or initial purchaser that the master servicer, certificate administrator or the trustee, as applicable, is or has become an Impermissible TPP Affiliate, or (iii) the operating advisor or the asset representations reviewer obtaining actual knowledge that it is or has become a Risk Retention Affiliate of the Retaining Third-Party Purchaser or any other party to the PSA (in such case, an “Impermissible Operating Advisor Affiliate” and “Impermissible Asset Representations Reviewer Affiliate”, respectively; and either of an Impermissible TPP Affiliate, an Impermissible Operating Advisor Affiliate and an Impermissible Asset Representations Reviewer Affiliate being an “Impermissible Risk Retention Affiliate”), such Impermissible Risk Retention Affiliate is required to promptly notify the sponsors and the other parties to the PSA and resign in accordance with the terms of the PSA. The resigning Impermissible Risk Retention Affiliate will be required to bear all reasonable out-of-pocket costs and expenses of each other party to the PSA, the issuing entity and each Rating Agency in connection with such resignation as and to the extent required under the PSA; provided, however, if the affiliation causing an Impermissible Risk Retention Affiliate is the result of Retaining Third-Party Purchaser acquiring an interest in such Impermissible Risk Retention Affiliate or an affiliate of such Impermissible Risk Retention Affiliate, then such costs and expenses will be an expense of the issuing entity.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicers, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of any related Companion Loan or the Pooled RR Interest Owner, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicers, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. The PSA will also provide that the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicers, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses incurred in connection with any legal action or claim that relates to the PSA, the Mortgage Loans, any related Companion Loan or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including in its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action. The PSA will also provide that any related master servicer, depositor, special servicers, operating advisor (or the equivalent), asset representations reviewer, certificate administrator or trustee under the related Non-Serviced PSA with respect to a Non-Serviced Companion Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them and the applicable non-serviced securitization trust will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related non-serviced Mortgaged Property under the related Non-Serviced PSA or the PSA (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of the related Non-Serviced PSA).

In addition, the PSA will provide that none of the master servicer (including in its capacity as the paying agent for any Companion Loans), the special servicers, the depositor, the operating advisor or the asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not reimbursed by the issuing entity. However, each of the master servicer, the special servicers, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders and the Pooled RR Interest Owner (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders, the Pooled RR Interest Owner and the holders of the related Serviced Companion Loan (as a collective whole), taking into account the pari passu or subordinate nature of such Serviced Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of any related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Co-Lender Agreement and will also be payable out of the other funds in the Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan, Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the issuing entity, and the master servicer (including in its capacity as the paying agent for any Companion Loans), the applicable special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the Collection Account for the expenses.

Pursuant to the PSA, the master servicer and each special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, the master servicer and each special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which the master servicer, any special servicer, the depositor, operating advisor, asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, any special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of the master servicer, any special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of the master servicer, such special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA. The master servicer, the special servicers, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by or on behalf of the master servicer or the applicable special servicer of any funds paid to the master servicer or any special servicer in respect of the certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the Collection Account or any other account by or on behalf of the master servicer or either special servicer. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Account the Lower-Tier REMIC Distribution Account or the Trust Subordinate Companion Loan REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and the 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

For the avoidance of doubt, with respect to any indemnification provisions in the PSA providing that the issuing entity or a party to the PSA is required to indemnify another party to the PSA for costs, fees and expenses, such costs, fees and expenses are intended to include costs (including, but not limited to, reasonable attorney’s fees and expenses) of the enforcement of such indemnity.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event the depositor, the master servicer, the applicable special servicer, the trustee, the certificate administrator or the operating advisor (solely in its capacity as operating advisor) receives a request or demand from a Requesting Investor to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the master servicer or the applicable special servicer, as applicable, which will in turn be required to promptly forward it to the applicable mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPA. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in such form, to such extent and at such time as the master servicer or the applicable special servicer, as applicable, would require were it, in its individual capacity, the owner of the affected Mortgage Loan or Trust Subordinate Companion Loan.

Within 45 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the master servicer (with respect to non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans) will be required to determine whether at that time, based on the Servicing Standard, there exists a Material Defect with respect to such Mortgage Loan. If the master servicer (with respect to non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans) determines that a Material Defect exists, the master servicer or the applicable special servicer, as applicable, will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the master servicer or the applicable special servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Property Protection Advances, to the extent not recovered from the related mortgage loan seller or the Requesting Investor. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request is Initially Delivered by a Certificateholder

In the event an Initial Requesting Holder delivers a written request to the depositor, the master servicer, the applicable special servicer, the trustee, the certificate administrator, the certificate registrar, the operating advisor (solely in its capacity as the operating advisor) or the custodian that a Mortgage Loan or Trust Subordinate Companion Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan or Trust Subordinate Companion Loan and setting forth the basis for such allegation (a “Owner Repurchase Request”), the receiving party will be required to promptly forward that Owner Repurchase Request to the master servicer and the applicable special servicer. The Enforcing Servicer will then be required to promptly forward that Owner Repurchase Request to the applicable mortgage loan seller and each other party to the PSA. An “Initial Requesting Holder” is the first Certificateholder or Certificate Owner (in either case, other than a holder of the Class RR certificates) to deliver an Owner Repurchase Request as described above with respect to a Mortgage Loan or Trust Subordinate Companion Loan, and there may not be more than one Initial Requesting Holder with respect to any Mortgage Loan or Trust Subordinate Companion Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Owner Repurchase Request.

The “Enforcing Servicer” will be (a) with respect to a Specially Serviced Loan, the applicable special servicer, and (b) with respect to a non-Specially Serviced Loan, (i) in the case of a Repurchase Request made by the applicable special servicer, the Controlling Class Representative or a Controlling Class Certificateholder, the master servicer, and (ii) in the case of a Repurchase Request made by any person other than the applicable special servicer, the Controlling Class Representative or a Controlling Class Certificateholder, (A) prior to the Resolution Failure relating to such non-Specially Serviced Loan, the master servicer, and (B) from and after a Resolution Failure relating to such non-Specially Serviced Loan, the applicable special servicer.

An “Enforcing Party” is the person obligated to or that elects pursuant to the terms of the PSA to enforce the rights of the issuing entity against the related mortgage loan seller with respect to a Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, the master servicer, the applicable special servicer, the trustee, the certificate administrator or the operating advisor (solely in its capacity as operating advisor) has knowledge of a Material Defect with respect to a Mortgage Loan or Trust Subordinate Companion Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA, identifying the applicable Mortgage Loan or Trust Subordinate Companion Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of an Owner Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”), and the Enforcing Servicer will be required to promptly send the PSA Party Repurchase Request to the related mortgage loan seller. The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the applicable mortgage loan seller receives the Repurchase Request as described in “—Certificateholder’s Rights When a Repurchase Request is Initially Delivered by a Certificateholder“ or “—Repurchase Request Delivered by a Party to the PSA” above, a “Resolution Failure” will be deemed to have occurred. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the applicable mortgage loan seller. “Resolved” means, with respect to a Repurchase Request, that (i) the related Material Defect has been cured, (ii) the related Mortgage Loan or Trust Subordinate Companion

Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller has made the Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

Within 2 business days after a Resolution Failure occurs with respect to a Repurchase Request made by any person other than the applicable special servicer, the Controlling Class Representative or a Controlling Class Certificateholder relating to a non-Specially Serviced Loan, the master servicer will be required to send a written notice (a “Master Servicer Proposed Course of Action Notice”) to the applicable special servicer, indicating the master servicer’s analysis and recommended course of action with respect to such Repurchase Request. The master servicer will also be required to deliver to the applicable special servicer the servicing file and all information, documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such non-Specially Serviced Loan and, if applicable, the related Serviced Companion Loan, either in the master servicer’s possession or otherwise reasonably available to the master servicer without undue burden or expense, and reasonably requested by the applicable special servicer to the extent set forth in the PSA for such non-Specially Serviced Loan. Upon receipt of such Master Servicer Proposed Course of Action Notice and such servicing file, information, documents and records, the applicable special servicer will become the Enforcing Servicer with respect to such Repurchase Request.

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan or Trust Subordinate Companion Loan (whether the Repurchase Request was initiated by an Initial Requesting Holder or by a party to the PSA), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Holder, if any, at the address specified in the Initial Requesting Holder’s Repurchase Request, and to the certificate administrator. The certificate administrator will be required to make the Proposed Course of Action available to all other Certificateholders, Certificate Owners and the Pooled RR Interest Owner, by posting such notice on the certificate administrator’s website, indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (the “Proposed Course of Action”).

The Proposed Course of Action will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days of the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that if any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer will be compelled to follow (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) the course of action agreed to and/or proposed by the majority, by Certificate Balance of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, in accordance with the procedures described below relating to the delivery of Preliminary Dispute Resolution Election Notices and Final Dispute Resolution Election Notices, (c) a statement that responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for responding Certificateholders to send their responses to the Enforcing Servicer and the certificate administrator. Within three (3) business days after the expiration of the 30-day response period, the certificate administrator will be required to tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received that clearly indicate agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the applicable Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer questions from Certificateholders regarding such Proposed Course of

Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request“ will be limited solely to tabulating Certificateholder responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the majority, by Certificate Balance of the responding Certificateholders.

If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Holder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Holder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Holder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days after the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation (including nonbinding arbitration) or arbitration. In the event that (a) the Enforcing Servicer’s initial Proposed Course of Action indicated a recommendation to undertake mediation (including nonbinding arbitration) or arbitration, (b) any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice and (c) the Enforcing Servicer also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action, such additional responses from other Certificateholders and Certificate Owners will also be considered Preliminary Dispute Resolution Election Notices supporting such Proposed Course of Action for purposes of determining the course of action approved by the majority, by Certificate Balance, of Certificateholders.

If neither the Initial Requesting Holder, if any, nor any other Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party obligated and entitled to determine a course of action, including but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Holder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Holder, if any, or (ii) any other Certificateholder, Certificate Owner (other than the Class RR certificates) (each of clauses (i) or (ii), a “Requesting Holder”), the Enforcing Servicer will be required to consult with each Requesting Holder regarding such Requesting Holder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Holder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be in accordance with the Servicing Standard relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Holder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Holder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no

Certificateholder, Certificate Owner or Pooled RR Interest Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Holder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Holder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there is more than one Requesting Holder that timely delivers a Final Dispute Resolution Election Notice, then such Requesting Holders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Holders will be entitled to make all decisions relating to such mediation or arbitration. If, however, no Requesting Holder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Holder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration; (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and the related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Holder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party; and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party obligated and entitled to determine a course of action, including but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders and the Pooled RR Interest Owner to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Holder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller as further described below. For the avoidance of doubt, none of the depositor, the mortgage loan seller with respect to the subject mortgage loan or any of their respective affiliates will be entitled to be an Initial Requesting Holder or a Requesting Holder to act as a Certificateholder for purposes of delivering any Preliminary Dispute Resolution Election Notice or Final Dispute Resolution Election Notice or otherwise to vote certificates owned by it or such affiliate(s) with respect to a course of action proposed or undertaken pursuant to the procedures described under this “—Dispute Resolution Provisions” heading.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and either commercial real estate finance or commercial mortgage-backed securitization matters or other complex commercial transactions.

The expenses of any mediation will be allocated among the parties to the mediation including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Holder is the Enforcing Party, the Requesting Holder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Holder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Holder, provided that a Consultation Termination Event has not occurred and is continuing and any applicable Excluded Loan is not involved, and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Holder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Holder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, the Certificateholders and Certificate Owners will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Holder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the master servicer or the applicable special servicer to perform its obligations with respect to a Mortgage Loan or the exercise of any rights of a Directing Holder.

Any out-of-pocket expenses required to be borne by or allocated to the Enforcing Servicer in a mediation or arbitration will be reimbursable as trust fund expenses.

Servicing of the Non-Serviced Mortgage Loans

General

Each Non-Serviced Mortgage Loan is expected to be serviced pursuant to the related Non-Serviced PSA and the related Co-Lender Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The servicing terms of each such Non-Serviced PSA are expected to be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

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Each Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the related Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.

●

Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Property Protection Advances under the PSA. The issuing entity, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the GSMS 2020-GC45 mortgage pool, if necessary); provided that, in the case of the Non-Serviced PSAs for the 650 Madison Avenue Whole Loan, the Bellagio Hotel and Casino Whole Loan and the Parkmerced Whole Loan, there are no mortgage loans other than the related Non-Serviced Whole Loans serviced under the related Non-Serviced PSAs.

●

Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Mortgage Loan are similar to the corresponding fees payable under the PSA, except that caps, floors and offsets may differ or not apply.

●

The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation may, in certain circumstances, be less than is the case under the PSA.

●

Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to the master servicer or the special servicers under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees under the PSA between the master servicer and the special servicers for this transaction.

●

The Non-Serviced Directing Holder under the related Non-Serviced PSA will have or is expected to have rights substantially similar to the Directing Holder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan. “Major Decisions” under the related Non-Serviced PSA may differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Holder will be permitted to consent may correspondingly differ. The related Non-Serviced PSA also provides or is expected to provide for the removal of the applicable Non-Serviced Special Servicer by the related Non-Serviced Directing Holder under such Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Holder is permitted to replace a special servicer under the PSA.

●

The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are or are expected to be substantially similar to, but not necessarily identical to, the Servicer Termination Events under the PSA applicable to the master servicer and special servicer, as applicable.

●

Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be or are expected to be substantially similar to, but not necessarily identical to, the corresponding provisions under the PSA.

●	The servicing decisions which the related Non-Serviced Master Servicer will perform, and in certain cases for which the related Non-Serviced Master Servicer must obtain the related Non-Serviced

Directing Holder’s or Non-Serviced Special Servicer’s consent, may differ in certain respects from those decisions that constitute Master Servicer Major Decisions under the PSA.

●

The related Non-Serviced Special Servicer will be required to take actions with respect to the related Non-Serviced Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are or are expected to be substantially similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties”.

●

Appraisal reduction amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Master Servicer or the Non-Serviced Special Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the special servicers under the PSA in respect of Serviced Mortgage Loans.

●

The requirement of the related Non-Serviced Master Servicer to make compensating interest payments in respect of the related Non-Serviced Mortgage Loan is similar, but not necessarily identical, to the requirement of the master servicer to make Compensating Interest Payments in respect of the Serviced Mortgage Loans under the PSA (although the portion of the servicing fee to be applied to make such payments may be less); except that, in the case of the Non-Serviced PSAs for the Bellagio Hotel and Casino Whole Loan and the Parkmerced Whole Loan, the related Non-Serviced PSAs do not provide for compensating interest payments.

●

The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are or expected to be substantially similar but not necessarily identical to those of the PSA.

●

While the applicable special servicer under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must each resign as special servicer with respect to a mortgage loan if it obtains knowledge that it has (or, in certain cases, if it has) become affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.

●

The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The issuing entity, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the GSMS 2020-GC45 mortgage pool, if necessary).

●

The matters as to which notice or rating agency confirmation with respect to the rating agencies under the related Non-Serviced PSA are required are or are expected to be similar, but not necessarily identical to, similar matters with respect to the Rating Agencies under the PSA (and such agreements may differ as to whether it is notice or rating agency confirmation that is required and whether a notice to, or a confirmation from, the rating agencies under the related Non-Serviced PSA in connection with an action involving the subject Non-Serviced Whole Loan would also be required to be made to or obtained from the Rating Agencies under the PSA).

●

With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.

●

Each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will be liable in accordance with the related Non-Serviced PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related Non-Serviced PSA or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Non-Serviced PSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced PSA.

●

With respect to each Non-Serviced Mortgage Loan as to which the related lead securitization that includes the controlling Pari Passu Companion Loan does not involve the issuance of “eligible vertical interests” (as defined in the Credit Risk Retention Rules), the related Non-Serviced PSA may not provide for “risk retention consultation parties” with certain consultation rights.

●	With respect to the 650 Madison Avenue Whole Loan, there is no operating advisor under the related Non-Serviced PSA.

●

With respect to each of the 650 Madison Avenue Whole Loan, the Bellagio Hotel and Casino Whole Loan and the Parkmerced Whole Loan, (i) there is no asset representations reviewer under the related Non-Serviced PSAs and (ii) there is no certificateholder-directed dispute resolution procedures similar to those described under “—Dispute Resolution Provisions” with respect to the Companion Loan(s) securitized under the related Non-Serviced PSAs.

●

The provisions of the related Non-Serviced PSA may also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The master servicer, the special servicers, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

Notwithstanding the foregoing, the servicing of the Servicing Shift Whole Loan is expected to be governed by the PSA only temporarily, until the securitization of the related Controlling Companion Loan. Thereafter, such Servicing Shift Whole Loan will be serviced by the related master servicer and, if and to the extent necessary, the related special servicer under and pursuant to the terms of the Servicing Shift PSA governing such future securitization. Although, in the case of the Servicing Shift Whole Loan, the related Co-Lender Agreement imposes some requirements regarding the terms of the Servicing Shift PSA governing such future securitization, the securitization to which the related Controlling Companion Loan is to be contributed has not been determined, and accordingly, the servicing terms of such future Servicing Shift PSA are unknown and may not be consistent with the description of Non-Serviced PSAs above.

Servicing of the 1633 Broadway Whole Loan

The 1633 Broadway Mortgage Loan is being serviced pursuant to the BWAY 2019-1633 TSA. The servicing terms of the BWAY 2019-1633 TSA are similar in all material respects to the servicing terms of the

PSA applicable to the Serviced Whole Loans; however, the servicing arrangements under such agreements will differ in certain respects, including as set forth above under “—General” and the following:

●	The related Non-Serviced Master Servicer under the BWAY 2019-1633 TSA earns a servicing fee with respect to the 1633 Broadway Mortgage Loan equal to 0.00125% per annum.

●

Upon the 1633 Broadway Mortgage Loan becoming a specially serviced loan under the BWAY 2019-1633 TSA, the related Non-Serviced Special Servicer under the BWAY 2019-1633 TSA will earn a special servicing fee payable monthly with respect to the Mortgage Loan accruing at a rate equal to 0.12500% per annum.

●

The related Non-Serviced Special Servicer under the BWAY 2019-1633 TSA will be entitled to a workout fee determined, with respect to each applicable principal and interest collection, at a workout fee rate equal to the lesser of 0.375% and such percentage as would result in a workout fee of $1,000,000.

●

The related Non-Serviced Special Servicer under the BWAY 2019-1633 TSA will be entitled to a liquidation fee determined, with respect to the applicable liquidation proceeds, at a liquidation fee rate equal to the lesser of 0.375% and such percentage as would result in a liquidation fee of $1,000,000.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—1633 Broadway Whole Loan” in this prospectus.

Servicing of the Bellagio Hotel and Casino Whole Loan

The Bellagio Hotel and Casino Mortgage Loan is being serviced pursuant to the BX 2019-OC11 TSA. The servicing terms of the BX 2019-OC11 TSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Whole Loans; however, the servicing arrangements under such agreements will differ in certain respects, including as set forth above under “—General” and the following:

●	The related Non-Serviced Master Servicer under the BX 2019-OC11 TSA earns a primary servicing fee with respect to the Bellagio Hotel and Casino Mortgage Loan equal to 0.00125% per annum.

●

Upon the Bellagio Hotel and Casino Mortgage Loan becoming a specially serviced loan under the BX 2019-OC11 TSA, the related Non-Serviced Special Servicer under the BX 2019-OC11 TSA will earn a special servicing fee payable monthly with respect to the Mortgage Loan accruing at a rate equal to 0.25000% per annum, subject to an annual cap of $250,000.

●

The related Non-Serviced Special Servicer under the BX 2019-OC11 TSA will be entitled to a workout fee determined, with respect to each applicable principal and interest collection, at a workout fee rate equal to 0.50%, subject to a maximum workout fee of $2,500,000.

●

The related Non-Serviced Special Servicer under the BX 2019-OC11 TSA will be entitled to a liquidation fee determined, with respect to the applicable liquidation proceeds, at a liquidation fee rate equal to 0.50%, subject to a maximum liquidation fee of $2,500,000.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—Bellagio Hotel and Casino Whole Loan” in this prospectus.

Servicing of the 650 Madison Avenue Whole Loan

The 650 Madison Avenue Mortgage Loan is being serviced pursuant to the MAD 2019-650M TSA. The servicing terms of the MAD 2019-650M TSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Whole Loans; however, the servicing arrangements under such agreements will differ in certain respects, including as set forth above under “—General” and the following:

●	The related Non-Serviced Master Servicer under the MAD 2019-650M TSA earns a primary servicing fee with respect to the 650 Madison Avenue Mortgage Loan equal to 0.00125% per annum.

●

Upon the 650 Madison Avenue Mortgage Loan becoming a specially serviced loan under the MAD 2019-650M TSA, the related Non-Serviced Special Servicer under the MAD 2019-650M TSA will earn a special servicing fee payable monthly with respect to the Mortgage Loan accruing at a rate equal to 0.25000% per annum.

●

The related Non-Serviced Special Servicer under the MAD 2019-650M TSA will be entitled to a workout fee determined, with respect to each applicable principal and interest collection, at a workout fee rate equal to 0.50%.

●

The related Non-Serviced Special Servicer under the MAD 2019-650M TSA will be entitled to a liquidation fee determined, with respect to the applicable liquidation proceeds, at a liquidation fee rate equal to 0.50%.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—650 Madison Avenue Whole Loan” in this prospectus.

Servicing of the Parkmerced Whole Loan

The Parkmerced Mortgage Loan is being serviced pursuant to the MRCD 2019-PARK TSA. The servicing terms of the MRCD 2019-PARK TSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Whole Loans; however, the servicing arrangements under such agreements will differ in certain respects, including as set forth above under “—General” and the following:

●	The related Non-Serviced Master Servicer under the MRCD 2019-PARK TSA earns a primary servicing fee with respect to the Parkmerced Mortgage Loan equal to 0.00125% per annum.

●

Upon the Parkmerced Mortgage Loan becoming a specially serviced loan under the MRCD 2019-PARK TSA, the related Non-Serviced Special Servicer under the MRCD 2019-PARK TSA will earn a special servicing fee payable monthly with respect to the Mortgage Loan accruing at a rate equal to 0.25000% per annum.

●

The related Non-Serviced Special Servicer under the MRCD 2019-PARK TSA will be entitled to a workout fee determined, with respect to each applicable principal and interest collection, at a workout fee rate equal to 0.25%, subject to a maximum workout fee of $1,000,000 in the aggregate.

●

The related Non-Serviced Special Servicer under the MRCD 2019-PARK TSA will be entitled to a liquidation fee determined, with respect to the applicable liquidation proceeds, at a liquidation fee rate equal to 0.250%, subject to a maximum liquidation fee of $1,000,000 in the aggregate.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—Parkmerced Whole Loan” in this prospectus.

Servicing of the Broadcasting Square Whole Loan

The Broadcasting Square Mortgage Loan is being serviced pursuant to the COMM 2019-GC44 PSA. The servicing terms of the COMM 2019-GC44 PSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Whole Loans; however, the servicing arrangements under such agreements will differ in certain respects, including as set forth above under “—General” and the following:

●	The related Non-Serviced Master Servicer under the COMM 2019-GC44 PSA earns a primary servicing fee with respect to the Broadcasting Square Mortgage Loan equal to 0.01125% per annum.

●

Upon the Broadcasting Square Mortgage Loan becoming a specially serviced loan under the COMM 2019-GC44 PSA, the related Non-Serviced Special Servicer under the COMM 2019-GC44 PSA will earn a special servicing fee payable monthly with respect to the Mortgage Loan accruing at a rate equal to 0.25000% per annum, subject to a monthly minimum of $5,000.

●

The related Non-Serviced Special Servicer under the COMM 2019-GC44 PSA will be entitled to a workout fee determined, with respect to each applicable principal and interest collection, at a workout fee rate equal to 1.00%, subject to a maximum workout fee of $1,000,000 in the aggregate, and further subject to a minimum workout fee of $25,000 in the aggregate.

●

The related Non-Serviced Special Servicer under the COMM 2019-GC44 PSA will be entitled to a liquidation fee determined, with respect to the applicable liquidation proceeds, at a liquidation fee rate equal to the 1.0%, provided that if the aggregate liquidation fee would be less than $25,000 then the liquidation fee rate will be such higher rate as would result in an aggregate liquidation fee of $25,000, subject to a maximum liquidation fee of $1,000,000.

Servicing of the Harvey Building Products Whole Loan

The Harvey Building Products Mortgage Loan is being serviced pursuant to the Benchmark 2019-B14 PSA. The servicing terms of the Benchmark 2019-B14 PSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Whole Loans; however, the servicing arrangements under such agreements will differ in certain respects, including as set forth above under “—General” and the following:

●	The related Non-Serviced Master Servicer under the Benchmark 2019-B14 PSA earns a primary servicing fee with respect to the Harvey Building Products Mortgage Loan equal to 0.00125% per annum.

●

Upon the Harvey Building Products Mortgage Loan becoming a specially serviced loan under the Benchmark 2019-B14 PSA, the related Non-Serviced Special Servicer under the Benchmark 2019-B14 PSA will earn a special servicing fee payable monthly with respect to the Mortgage Loan accruing at a rate equal to 0.25000% per annum, subject to a monthly minimum of $3,500.

●

The related Non-Serviced Special Servicer under the Benchmark 2019-B14 PSA will be entitled to a workout fee determined, with respect to each applicable principal and interest collection, at a workout fee rate equal to 1.00%, subject to a maximum workout fee of $1,000,000 in the aggregate, and further subject to a minimum workout fee of $25,000 in the aggregate.

●

The related Non-Serviced Special Servicer under the Benchmark 2019-B14 PSA will be entitled to a liquidation fee determined, with respect to the applicable liquidation proceeds, at a liquidation fee rate equal to 1.0%, provided that if the aggregate liquidation fee would be less than $25,000 then the liquidation fee rate will be such higher rate as would result in an aggregate liquidation fee of $25,000, subject to a maximum liquidation fee of $1,000,000.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again. The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans and the Trust Subordinate Companion Loan (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the applicable special servicer, as the case may be, may then take such action if the master servicer or the applicable special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or the applicable special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) the replacement master servicer or special servicer is on S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or U.S. Commercial Mortgage Special Servicer, as applicable, if S&P is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the special servicer), if Fitch is the non-responding Rating Agency, or (iii) DBRS Morningstar has not cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization transaction serviced by the applicable master servicer or special servicer prior to the time of determination, if DBRS Morningstar is the non-responding Rating Agency. Promptly following the master servicer’s or applicable special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, the master servicer or such special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the applicable special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter.  The “Rating Agencies” mean S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”), Fitch Ratings, Inc. (“Fitch”) and DBRS, Inc. (“DBRS Morningstar”).

Any Rating Agency Confirmation requests made by the master servicer, any special servicer, certificate administrator, or trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information

Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The master servicer, the applicable special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Co-Lender Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA. The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder or Pooled RR Interest Owner consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any securities related to a Companion Loan, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

Each of the master servicer, each special servicer (regardless of whether such special servicer has commenced special servicing of a Mortgage Loan or the Trust Subordinate Companion Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each sub-servicer (required to provide such officer’s certificate under Regulation AB) with which it has entered into a servicing relationship with respect to the Mortgage Loans, or the Trust Subordinate Companion Loan, to cause (or, in the case of a sub-servicer (required to provide such officer’s certificate under Regulation AB) that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such sub-servicer to furnish) to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, as to the signer thereof, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, each of the master servicer, any special servicer (regardless of whether such special servicer has commenced special servicing of any Mortgage Loan or the Trust Subordinate Companion Loan), the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans or the Trust Subordinate Companion Loan, if applicable, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to any special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●

the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and

●

a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to any Non-Serviced Whole Loan, each of the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer, the related Non-Serviced Trustee and the related Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders and the Pooled RR Interest Owner to Institute a Proceeding

Other than with respect to any rights to deliver an Owner Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder or Pooled RR Interest Owner will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates or the Pooled RR Interest, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless the holders of certificates evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee indemnity reasonably satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates, the

Pooled RR Interest or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders or the Pooled RR Interest Owner, unless the Certificateholders or the Pooled RR Interest Owner have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders and the Pooled RR Interest Owner of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan, Trust Subordinate Companion Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding certificates (including the Loan-Specific Certificates, but excluding the Class S and Class R certificates) and the Pooled RR Interest for the Mortgage Loans, the Trust Subordinate Companion Loan and each REO Property remaining in the issuing entity (provided, however, that (a) the aggregate certificate balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class C and Class D and Class E certificates and the Notional Amounts of the Class X-A, Class X-B and Class X-D certificates have been reduced to zero, (b) there is only one holder (or multiple holders acting unanimously) of the then-outstanding certificates (other than the Class S and Class R certificates) and the Pooled RR Interest and (c) the master servicer is paid a fee equal to (i) the product of (x) the prime rate, (y) the aggregate Certificate Balance of the then-outstanding certificates (other than the Class X Certificates, the Class S certificates and Class R certificates) as of the date of the exchange and (z) three, divided by (ii) 360) or (3) the purchase or other liquidation of all of the assets of the issuing entity (including the Trust Subordinate Companion Loan) as described below by the holders of the Controlling Class, the general special servicer, the master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, the Loan-Specific Directing Holder and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The holders of the Controlling Class representing greater than 50% of the Certificate Balance of the Controlling Class, the general special servicer, the master servicer and the holders of the Class R certificates representing greater than 50% of the Percentage Interest of such class (in that order) will have the right to purchase all of the assets of the issuing entity (including the Trust Subordinate Companion Loan). This purchase of all the Mortgage Loans and other assets in the issuing entity (including the Trust Subordinate Companion Loan) is required to be made at a price equal to (a) the sum of (1) the aggregate Purchase Price of all the Mortgage Loans and the Trust Subordinate Companion Loan (exclusive of REO Loans) then included in the issuing entity, (2) the appraised value of the issuing entity’s portion of all REO Properties then included in the issuing entity (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the master servicer and approved by certain classes of certificates, (3) the reasonable out of pocket expenses of the master servicer related to such purchase, unless the master servicer is the purchaser and (4) if the Mortgaged Property secures a Non-Serviced Mortgage Loan and is an REO Property under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related property, as determined by the Non-Serviced Master Servicer in accordance with clause (2) above, less (b) solely in the case where the master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances, and interest thereon, and unpaid Servicing Fees remaining outstanding and payable solely to the master servicer (which items will be deemed to have been paid or reimbursed to the master servicer in connection with such purchase). This purchase will effect early retirement of the then-outstanding certificates, but the rights of the holders of the Controlling Class, either special servicer, the master servicer or the holders of the Class R certificates to effect the termination are subject to the requirements that the then aggregate Stated Principal Balance of the Mortgage Loans remaining in the issuing entity is less than 1.0% of the aggregate Cut-off Date Balance of all of the Mortgage Loans (solely for the purposes of this calculation, if the Martin Brower Phoenix Distribution Center Mortgage Loan is still an asset of the issuing entity and such right is being exercised after its Anticipated Repayment Date, then such Mortgage Loan will be excluded from the then-aggregate Stated Principal Balance of the pool of Mortgage Loans and from the Initial Pool Balance). The voluntary exchange of certificates (other than the Class R certificates), for the remaining Mortgage Loans is not subject to the above described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, either special servicer, the master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity (including the Trust Subordinate Companion Loan), together with all other amounts on deposit in the Collection Account and not otherwise payable to a person other than the Certificateholders and the Pooled RR Interest Owner, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the Certificateholders, the Pooled RR Interest Owner or holders of any Companion Loan:

(a)  to correct any defect or ambiguity in the PSA in order to address any manifest error in any provision of the PSA;

(b)  to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the Pooled RR Interest, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)  to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account, provided that (A) the Master Servicer Remittance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder or the Pooled RR Interest Owner, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)  to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity, any Trust REMIC or the Grantor Trust; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any Certificateholder, the Pooled RR Interest Owner or holder of a Companion Loan;

(e)  to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any federal tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)   to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder, the Pooled RR Interest Owner or any holder of a Serviced Companion Loan not consenting to such revision or addition, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)  to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder or the Pooled RR Interest Owner not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h)  to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicer, the trustee and, with respect to any Mortgage Loan other than any applicable Excluded Loan and for so long as a Control Termination Event has not occurred and is not continuing, the Directing Holder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC or the status of the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Serviced Pari Passu Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(i)   to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website;

(j)   to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in CFR 239.45(b)(1)(ii), (iii) or (iv); or

(k)  to modify, eliminate or add to any of its provisions (i) to such extent as will be necessary to comply with the requirements of the Credit Risk Retention Rules, as evidenced by an opinion of counsel, or (ii) in the event the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the risk retention requirements in the event of such repeal, as evidenced by an opinion of counsel; provided that no such modification, elimination or addition may change in any manner the rights or obligations of the Retaining Third-Party Purchaser under the PSA or the related risk retention agreement without the consent of the Retaining Third-Party Purchaser.

The PSA may also be amended by the parties to the PSA with the consent of the Pooled RR Interest Owner (if affected by such amendment) and the holders of certificates of each class affected by such amendment evidencing, in the case of Certificateholders, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates or the Pooled RR Interest Owner, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or Trust Subordinate Companion Loan that are required to be distributed on a certificate of any class, or the Pooled RR Interest without the consent of the holder of such certificate or the Pooled RR Interest Owner or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan or holder of the Loan-Specific Certificates, without the consent of the holders of all certificates of that class then-outstanding or such holder of any related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of a mortgage loan seller under the related MLPA without the consent of such mortgage loan seller, or (5) amend the Servicing Standard without, in each case, the consent of 100% of the holders of certificates and the Pooled RR Interest Owner or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations of a mortgage loan seller under the related MLPA or the rights of such mortgage loan seller, including as a third party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes in any material adverse respect the rights of the holders of the Loan-Specific Certificates without the consent of such class and no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by any Non-Serviced Co-Lender Agreement without the consent of the holder of the related Non-Serviced Companion Loan.  Further, no amendment to the PSA may be made that materially and adversely affects the Pooled RR Interest Owner without the applicable Pooled RR Interest Owner’s consent.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, each special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicer, the special servicers, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of the master servicer or either special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or either special servicer, as the case may be), (ii) an institution insured by the Federal Deposit Insurance Corporation, (iii) an institution whose long-term senior unsecured debt is rated at least “A-” by S&P, “A-” by Fitch and “A” by DBRS Morningstar; provided that the trustee will not become ineligible to serve based on a failure to satisfy such rating requirements as long as (a) it maintains a long-term unsecured debt rating of no less than “A-” by S&P, “A-” by Fitch and “A(low)” by DBRS Morningstar, (b) its short-term debt obligations have a short-term rating of not less than “A-2” by S&P, “F1” by Fitch and “R-1(low)” by DBRS Morningstar and (c) the master servicer maintains a rating of at least “A” by S&P, “A” by Fitch and “A” by DBRS

Morningstar, provided, further, that if any such institution is not rated by DBRS Morningstar, such institution maintains an equivalent (or higher) rating by any two other NRSROs, or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation, and (iv) an entity that is not on the depositor’s “prohibited party” list.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving 30 days’ prior written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicer, the special servicers, the trustee or the certificate administrator, as applicable, all Certificateholders, the Pooled RR Interest Owner, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator. If no successor trustee or certificate administrator has accepted an appointment within 120 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator reasonably acceptable to the master servicer.

In addition, holders of certificates entitled to at least 50% of the Voting Rights may at any time upon 30 days’ written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of certificates entitled to at least 50% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K.  Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The trustee or certificate administrator will be required to bear all reasonable out-of-pocket costs and expenses of each other party to the PSA and each Rating Agency in connection with any removal for cause or resignation of such trustee or certificate administrator as and to the extent required under the PSA.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York.  Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates.  Additionally each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

New York

Six (6) Mortgaged Properties (16.7%) are located in New York.  Mortgage loans in New York are generally secured by mortgages on the related real estate.  Foreclosure of a mortgage is usually accomplished in judicial proceedings.  After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action.  The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale.  Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction.  There is no right of redemption after the foreclosure of sale.  In certain circumstances, deficiency judgments may be obtained.  Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

Washington

Three (3) Mortgaged Properties (12.5%) are located in Washington. In Washington, it is most common to foreclose a deed of trust by non-judicial foreclosure. Non-judicial foreclosure is available if the deed of trust contains a power of sale, recites that the property is not used principally for agricultural purposes and if that statement is true either at the time the deed of trust is granted or at the time of foreclosure, names a trustee that maintains a street address in Washington where service of process may be made and where it maintains telephone service and a physical presence, and the deed of trust meets the other technical requirements of the Washington Deed of Trust Act. The non-judicial foreclosure process requires a statutory notice of default and, no earlier than 30 days thereafter, a subsequent statutory notice of sale at least 90 days prior to the scheduled foreclosure sale date. The notice of default must be mailed to the borrower and grantor and posted in a conspicuous place on the premises or, in lieu of posting, the same must be personally served on the borrower and grantor. The notice of sale must be recorded, mailed to the borrower, grantor and certain other affected parties, posted in a conspicuous place on the premises or served upon an occupant of the premises, and published twice during certain designated times in a local newspaper. The trustee’s sale may not be held sooner than 190 days after the date of default. Foreclosure sales are by public auction with the property going to the highest bidder, who must pay in cash, except that the beneficiary may credit-bid up to the amount of the monetary obligations secured by the deed of trust. A foreclosure proceeding may be stopped and the deed of trust reinstated up until 11 days before the foreclosure sale if all defaults are cured, including payment of the entire amount due (other than any accelerated principal) and including all expenses incurred by the trustee as a result of the default.

Washington has a “one action” rule that prohibits non-judicial foreclosure during the pendency of any action that seeks satisfaction of an obligation secured by the deed of trust, with the exception of actions for the appointment of a receiver or, in the case of a deed of trust securing a commercial loan, actions to enforce any other lien or security interest granted to secure the obligation secured by the deed of trust.

Non-judicial foreclosure has the effect of satisfying all of the obligations secured by the deed of trust, including any cross collateralized obligations and any obligations of the borrower, grantor or guarantor contained in separate documents that are the “substantial equivalent” of obligations secured by the deed of trust. Limited exceptions to the “anti-deficiency” rule (with respect to a non-judicial trustee’s sale under a deed of trust securing a commercial loan executed after June 11, 1998) allow post-foreclosure actions, including: (a) actions against the borrower or grantor generally within 1 year after the date of foreclosure to collect misapplied rents, insurance or condemnation proceeds, or to recover for a loss of property value caused by waste committed against the property, provided that statutory notices were timely given to such parties of the non-judicial foreclosure and (b) actions against a guarantor to collect a deficiency judgment, provided that statutory notices were timely given to the guarantor of the non-judicial foreclosure. A guarantor may petition the court to limit the amount of the deficiency based on a post-foreclosure determination of the fair market value of the property.

In Washington, a lender may elect to foreclose a deed of trust judicially as a mortgage and preserve the right to a deficiency judgment against the grantor. There is a 1-year redemption period from the date of sale following a judicial foreclosure. The redemption period may be reduced to 8 months if the mortgage declares in its terms that the property is not used principally for agricultural or farming purposes and, in the foreclosure complaint, the creditor waives any right to a deficiency judgment.

California

Nine (9) Mortgaged Properties (11.2%) are located in California.  Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and in accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt.  A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”.  Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness.  Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”.  A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or co-lender agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hospitality property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hospitality properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hospitality properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hospitality properties, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”.  The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal bankruptcy code in Title 11 of the United States Code, as amended from time to time (“Bankruptcy Code”) and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition securities interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”.  The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed three years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates.”

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee’s/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien.”

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator”, however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption.”

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean-up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hospitality properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy Act, U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

GSMC and its affiliates are playing several roles in this transaction. GS Mortgage Securities Corporation II is the depositor and a wholly-owned subsidiary of GSMC. GSMC, an originator and a sponsor, is an affiliate of GS Bank, an originator, and Goldman Sachs & Co. LLC, an underwriter for the offering of the offered certificates.  In addition, GS Bank (as GSMC’s MOA) is expected to be the initial Pooled RR Interest Owner and GSMC is expected to be an initial Pooled Risk Retention Consultation Party.

GS Bank currently holds the companion loans for which the noteholder is identified as “GS Bank” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Loans—The Whole Loans—General”.  However, GS Bank intends to sell such Companion Loans in connection with future securitizations.

CREFI, an originator and a sponsor, is an affiliate of Citigroup Global Markets Inc., an underwriter for the offering of the offered certificates.  In addition, CREFI is expected to be an initial Class RR Certificateholder and an initial Pooled Risk Retention Consultation Party.  CREFI or an affiliate currently holds the companion loans for which the noteholder is identified as “CREFI” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Loans—The Whole Loans—General”. However, CREFI intends to sell such Companion Loans in connection with future securitizations.

With respect to the 510 East 14th Street Mortgage Loan (2.6%), Citibank has executed a letter of intent to lease representing approximately 7.9% of the net rentable area. Citibank is an affiliate of Citi Real Estate Funding Inc., the originator and mortgage loan seller with respect to such Mortgage Loan.  We cannot assure you that the borrower did not receive more favorable loan terms than a borrower who is not a lender affiliate’s landlord (or potential landlord).  In addition, we cannot assure you that the tenant did not (or will not) receive more favorable lease terms than a tenant (or potential tenant) who is not a lender affiliate.

GACC, a sponsor, is an affiliate of DBNY, an originator, DBR Investments Co. Limited, an originator and the holder of the companion loans for which the noteholder is identified as “DBRI” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Loans—The Whole Loans—General”, which, as of the date of this prospectus, is held by DBNY), and Deutsche Bank Securities Inc., an underwriter for the offering of the offered certificates. However, DBR Investments Co. Limited intends to sell such Companion Loans in connection with future securitizations. In addition, DBNY (as DBRI’s MOA) is expected to be an initial Class RR certificateholder, an initial Pooled Risk Retention Consultation Party, the initial Class SW-VR certificateholder and the initial Starwood Risk Retention Consultation Party.

Midland, the master servicer and a special servicer, is also (i) the master servicer under the COMM 2019-GC44 PSA, pursuant to which The Shoppes at Blackstone Valley, PCI Pharma Portfolio, Broadcasting Square and Cobb Place Whole Loans are serviced, (ii) the master servicer and special servicer under the Benchmark 2019-B14 PSA, pursuant to which the Harvey Building Products Whole Loan is serviced, and (iii) the master servicer and special servicer under the GSMS 2019-GC42 PSA, pursuant to which the 19100 Ridgewood Whole Loan is serviced.

Pentalpha, the operating advisor and the asset representations reviewer, is also the operating advisor and asset representations reviewer under the (i) Benchmark 2019-B14 PSA with respect to the Harvey Building Products Whole Loan; and (ii) is also the operating advisor under the BWAY 2019-1633 TSA with respect to the 1633 Broadway Whole Loan.

Wells Fargo Bank, the trustee and certificate administrator, is also (i) the trustee and certificate administrator under the BWAY 2019-1633 TSA with respect to the 1633 Broadway Whole Loan, (ii) the trustee and certificate administrator under the BX 2019-OC11 TSA with respect to the Bellagio Hotel and Casino Whole Loan, (iii) the trustee and certificate administrator under the COMM 2019-GC44 PSA with respect to The Shoppes at Blackstone Valley Whole Loan, the PCI Pharma Portfolio Whole Loan, the Broadcasting Square Whole Loan and the Cobb Place Whole Loan, (iv) the trustee and certificate administrator under the MRCD 2019-PARK TSA with respect to the Parkmerced Whole Loan, (v) the trustee and certificate administrator under the Benchmark 2019-B14 PSA with respect to the Harvey Building Products Whole Loan and (vi) the trustee and certificate administrator under the GSMS 2019-GC42 PSA with respect to the 19100 Ridgewood Whole Loan.

Pursuant to certain interim servicing agreements between Midland and GSMC or certain of its affiliates Midland acts as interim servicer with respect to sixteen (16) of the GSMC Mortgage Loans, with an aggregate principal balance of approximately $326,035,947 as of the Cut-off Date.

Pursuant to certain interim servicing agreements between GACC or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, two (2) of the Mortgage Loans, with a principal balance of approximately $110,000,000 as of the Cut-off Date, to be contributed to this securitization by GACC.

Pursuant to certain interim servicing agreements between GACC and/or one of its affiliates, on the one hand, and Wells Fargo, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, one (1) of the Mortgage Loans, with a principal balance of approximately $37,375,000 as of the Cut-off Date, to be contributed to this securitization by GACC.

Pursuant to certain interim servicing agreements between CREFI or certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans owned by CREFI or those affiliates from time to time, including, prior to their inclusion in the issuing entity, 11 of the CREFI Mortgage Loans with a principal balance of approximately $198,450,000 as of the Cut-off Date to be contributed to this securitization by CREFI.

Wells Fargo Bank, National Association acts as interim custodian of the loan documents with respect to all the GSMC Mortgage Loans and the CREFI Mortgage Loans, except for the related Mortgage File with respect to any GSMC Mortgage Loan or CREFI Mortgage Loan that is currently (or becomes prior to the Closing Date) a Non-Serviced Mortgage Loan.

KKR CMBS II Aggregator Type 1 L.P., the entity that is expected to purchase the Class F-RR, Class G-RR, Class H-RR and Class S certificates, is expected to appoint its affiliate, KKR Real Estate Credit Opportunity Partners II L.P., as the initial controlling class representative and, therefore, as the initial Directing Holder (other than with respect to any Non-Serviced Mortgage Loan, any Servicing Shift Whole Loan and any applicable Excluded Loan).

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicers”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Holder and the Companion Loan Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield, Prepayment and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which yield maintenance charges and prepayment premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay yield maintenance charges or prepayment premiums in connection with principal payments, the dates on which balloon payments are due, incentives for a borrower to repay the ARD Loan by the Anticipated Repayment Date, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the master servicer or the applicable special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements”, purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, or the exercise of purchase options by the holder of a Subordinate Companion Loan or mezzanine loan, if any. To the extent a Mortgage Loan requires payment of a yield maintenance charge or prepayment premium in connection with a voluntary prepayment, any such yield maintenance charge or prepayment premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. In addition, although the borrower under the ARD Loan may have certain incentives to prepay the ARD Loan on its Anticipated Repayment Date, we cannot assure you that the borrower will be able to prepay the ARD

Loan on its Anticipated Repayment Date. The failure of the borrower to prepay the ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of the ARD Loan, and pursuant to the terms of the PSA, neither the master servicer nor the applicable special servicer will be permitted to take any enforcement action with respect to the borrower’s failure to pay Excess Interest until the scheduled maturity of the ARD Loan; provided that the master servicer or the applicable special servicer, as the case may be, may take action to enforce the issuing entity’s right to apply excess cash flow to principal in accordance with the terms of the ARD Loan documents. With respect to the Class A-AB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-AB certificates to principal prepayments of the Mortgage Loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates remain outstanding.  As such, the Class A-AB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3 and Class A-4 and Class A-5 certificates were outstanding.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X-A and Class X-B certificates, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium and certificates with Notional Amounts, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance or Notional Amount of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if the Mortgage Loans with higher Mortgage Rates prepay faster than the Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Pooled Non-VRR Realized Loss (and a corresponding Pooled VRR Realized Loss) occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution (based on the allocation of amounts among the Pooled Principal Balance Certificates, on the one hand, and the Pooled VRR Interest, on the other hand) to applicable Certificateholders and the Pooled RR Interest Owner in reduction of the Certificate Balances of the Pooled Principal Balance Certificates and the Pooled VRR Interest Balance. In general, a Starwood Non-RR Realized Loss (and a corresponding Starwood RR Realized Loss) occurs when the principal balance of the Trust Subordinate Companion Loan is reduced without an equal distribution (based on the allocation of amounts among the Loan-Specific Non-VRR Certificates, on the one hand, and the Class SW-VR certificates, on the other hand) to the applicable Certificateholders in reduction of the Certificate Balances of the Loan-Specific Certificates.  Realized Losses may occur in connection with a default on a Mortgage Loan or the Trust Subordinate Companion Loan, acceptance of a discounted pay-off, the liquidation of the related

Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan or the Trust Subordinate Companion Loan by a bankruptcy court or pursuant to a modification, a recovery by the master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the class or classes of certificates indicated in the table below as a result of the application of Pooled Non-VRR Realized Losses will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Class Notional Amount	Related Class X Classes
Class X-A	$1,050,375,000	Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB and Class A-S certificates
Class X-B	$64,539,000	Class B certificates
Class X-D	$50,018,000	Class D and Class E certificates

Certificateholders and the Pooled RR Interest Owner are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates that are also Principal Balance Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Losses and shortfalls on any AB Whole Loan and Prepayment Interest Shortfalls for each Distribution Date with respect to an AB Whole Loan will generally be allocated first to the related Subordinate Companion Loan and then to the related Mortgage Loan (and correspondingly to the Pooled Certificates and the Pooled RR Interest to the extent not covered by the master servicer’s Compensating Interest Payment for such Distribution Date in the case of any Prepayment Interest Shortfall) and any Pari Passu Companion Loans on a pro rata basis.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods or yield maintenance charges, release of property provisions, amortization terms that require balloon payments and incentives for a borrower to repay its mortgage loan by an anticipated repayment date), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a yield maintenance charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a yield maintenance charge or prepayment premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 10 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the related class or classes of certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above.

Interest-Only Class of Certificates	Class Notional Amount	Related Class X Classes
Class X-A	$1,050,375,000	Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB and Class A-S certificates
Class X-B	$64,539,000	Class B certificates
Class X-D	$50,018,000	Class D and Class E certificates

Any optional termination by the holders of the Controlling Class, the applicable special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with Notional Amounts because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and the Trust Subordinate Companion Loan and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with Notional Amounts should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the certificate is distributed to the related investor. The weighted average life of a Pooled Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of Pooled Non-VRR

Certificates and the Pooled VRR Interest will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions” and “Credit Risk Retention—The Pooled VRR Interest—Priority of Distributions on the Pooled VRR Interest”.

Prepayments may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans and AB Whole Loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period has expired. The model used in this prospectus is the CPY model. As used in each of the following tables, the column headed “0% CPY” assumes that none of the Mortgage Loans and AB Whole Loans is prepaid before its maturity date or Anticipated Repayment Date, as the case may be. The columns headed “25% CPY”, “50% CPY”, “75% CPY” and “100% CPY” assume prepayments on the Mortgage Loans and AB Whole Loans at those levels of CPR following the expiration of any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period (except as described below). We cannot assure you, however, that prepayments of the Mortgage Loans and AB Whole Loans will conform to any level of CPY, and we make no representation that the Mortgage Loans and AB Whole Loans will prepay at the levels of CPY shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance (or, in the case of each Class of the Class A-4 and Class A-5 Certificates, the percentage of the related potential maximum and minimum initial Certificate Balances, respectively) of each class of the Offered Certificates that are also Principal Balance Certificates that would be outstanding after each of the dates shown at various CPYs and the corresponding weighted average life of each class of Offered Certificates that are also Principal Balance Certificates. The tables have been prepared on the basis of the following assumptions (the “Modeling Assumptions”), among others:

●

scheduled Periodic Payments including payments due at maturity or Anticipated Repayment Date of principal and/or interest on the Mortgage Loans will be received on a timely basis and will be distributed on the 13th day (each assumed to be a business day) of the related month, beginning in February 2020;

●

the Mortgage Rate in effect for each Mortgage Loan and AB Whole Loan as of the Cut-off Date will remain in effect to the related maturity date or Anticipated Repayment Date, as the case may be, and will be adjusted, if necessary, as required pursuant to the definition of Mortgage Rate;

●	there are no delinquencies;

●

the mortgage loan sellers will not be required to repurchase any Mortgage Loan, and none of the holders of the Controlling Class (or any other Certificateholder), the Pooled RR Interest Owner, the applicable special servicer or the master servicer will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;

●

any principal prepayments on the Mortgage Loans will be received on their respective Due Dates after the expiration of any applicable lockout period, any applicable period in which defeasance is permitted, and any applicable yield maintenance period, in each case, at the respective levels of CPY set forth in the tables (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayment);

●

any principal prepayments on the AB Whole Loans will be received on their respective Due Dates after the expiration of any applicable lockout period, any applicable period in which defeasance is permitted, and any applicable yield maintenance period, in each case, at the respective levels of CPY set forth in the tables (without regard to any limitations in such Whole Loans on partial voluntary principal prepayment) and allocated to the related Mortgage Loan (and, in the case of the

Starwood Industrial Portfolio Whole Loan, the related Mortgage Loan and Trust Subordinate Companion Loan) pursuant to the related Co-Lender Agreement;

●

all prepayments are assumed to be voluntary prepayments and will not include, without limitation, Liquidation Proceeds, condemnation proceeds, insurance proceeds, proceeds from the purchase of a Mortgage Loan from the issuing entity or any prepayment that is accepted by the master servicer or the applicable special servicer pursuant to a workout, settlement or loan modification;

●	no Prepayment Interest Shortfalls are incurred and no prepayment premiums or yield maintenance charges are collected;

●	the Closing Date occurs on January 30, 2020;

●	the ARD Loan prepays in full on the Anticipated Repayment Date;

●	the Pass-Through Rates, initial Certificate Balances and initial Notional Amounts of the respective classes of Offered Certificates are as described in this prospectus;

●	the Administrative Cost Rate is calculated on the Stated Principal Balance of the Mortgage Loans and in the same manner as interest is calculated on the Mortgage Loans;

●	no reserves, earnouts, holdbacks, insurance proceeds or condemnation proceeds are applied to prepay any related Mortgage Loan or AB Whole Loan in whole or in part;

●	no additional trust fund expenses are incurred;

●	no property releases (or yield maintenance charge or other prepayment premium or related re-amortizations) occur;

●	the optional termination is not exercised;

●	there are no modifications or maturity date extensions in respect of the Mortgage Loans; and

●	the Sunset Grove Apartments Mortgage Loan (0.5%) amortizes based on the non-standard amortization schedule attached to this prospectus as Annex G.

To the extent that the Mortgage Loans and AB Whole Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Offered Certificates that is also a Principal Balance Certificate may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans and AB Whole Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans and AB Whole Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans and AB Whole Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans and AB Whole Loans were to equal any of the specified CPY percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans and AB Whole Loans may be expected to prepay, based on their own assumptions. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates that is also a Principal Balance Certificate and set forth the percentage of the initial Certificate Balance of each class of Offered Certificates that is also a Principal Balance Certificate that would be outstanding after each of the dates shown at the indicated CPYs.

Percentages of the Initial Certificate Balance of
the Class A-1 certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
January 13, 2021	94%	94%	94%	94%	94%
January 13, 2022	86%	86%	86%	86%	86%
January 13, 2023	67%	67%	67%	67%	67%
January 13, 2024	31%	31%	31%	31%	31%
January 13, 2025 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	3.25	3.25	3.25	3.25	3.25
First Principal Payment Date	Feb 2020	Feb 2020	Feb 2020	Feb 2020	Feb 2020
Last Principal Payment Date	Dec 2024	Oct 2024	Oct 2024	Oct 2024	Oct 2024

Percentages of the Initial Certificate Balance of
the Class A-2 certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
January 13, 2021	100%	100%	100%	100%	100%
January 13, 2022	100%	100%	100%	100%	100%
January 13, 2023	100%	100%	100%	100%	100%
January 13, 2024	100%	100%	100%	100%	100%
January 13, 2025 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	4.92	4.91	4.89	4.86	4.71
First Principal Payment Date	Dec 2024	Oct 2024	Oct 2024	Oct 2024	Oct 2024
Last Principal Payment Date	Jan 2025	Jan 2025	Jan 2025	Jan 2025	Jan 2025

Percentages of the Initial Certificate Balance of
the Class A-3 certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
January 13, 2021	100%	100%	100%	100%	100%
January 13, 2022	100%	100%	100%	100%	100%
January 13, 2023	100%	100%	100%	100%	100%
January 13, 2024	100%	100%	100%	100%	100%
January 13, 2025	100%	100%	100%	100%	100%
January 13, 2026	100%	100%	100%	100%	100%
January 13, 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	6.79	6.77	6.74	6.70	6.45
First Principal Payment Date	Nov 2026	Jul 2026	Jul 2026	Jul 2026	Jul 2026
Last Principal Payment Date	Nov 2026	Nov 2026	Nov 2026	Nov 2026	Jul 2026

Percentages of the Initial Certificate Balance of
the Class A-4 certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
January 13, 2021	100%	100%	100%	100%	100%
January 13, 2022	100%	100%	100%	100%	100%
January 13, 2023	100%	100%	100%	100%	100%
January 13, 2024	100%	100%	100%	100%	100%
January 13, 2025	100%	100%	100%	100%	100%
January 13, 2026	100%	100%	100%	100%	100%
January 13, 2027	100%	100%	100%	100%	100%
January 13, 2028	100%	100%	100%	100%	100%
January 13, 2029	100%	100%	100%	100%	100%
January 13, 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.77	9.70	9.60	9.51	9.34
First Principal Payment Date	Sep 2029	May 2029	May 2029	May 2029	Jul 2026
Last Principal Payment Date	Nov 2029	Nov 2029	Nov 2029	Sep 2029	Jun 2029

Percentages of the Initial Certificate Balance of
the Class A-5 certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
January 13, 2021	100%	100%	100%	100%	100%
January 13, 2022	100%	100%	100%	100%	100%
January 13, 2023	100%	100%	100%	100%	100%
January 13, 2024	100%	100%	100%	100%	100%
January 13, 2025	100%	100%	100%	100%	100%
January 13, 2026	100%	100%	100%	100%	100%
January 13, 2027	100%	100%	100%	100%	100%
January 13, 2028	100%	100%	100%	100%	100%
January 13, 2029	100%	100%	100%	100%	100%
January 13, 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.86	9.84	9.83	9.77	9.51
First Principal Payment Date	Nov 2029	Nov 2029	Nov 2029	Sep 2029	Jun 2029
Last Principal Payment Date	Dec 2029	Dec 2029	Dec 2029	Dec 2029	Sep 2029

Percentages of the Initial Certificate Balance of
the Class A-AB certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
January 13, 2021	100%	100%	100%	100%	100%
January 13, 2022	100%	100%	100%	100%	100%
January 13, 2023	100%	100%	100%	100%	100%
January 13, 2024	100%	100%	100%	100%	100%
January 13, 2025	100%	100%	100%	100%	100%
January 13, 2026	79%	79%	79%	79%	79%
January 13, 2027	58%	58%	58%	58%	58%
January 13, 2028	36%	36%	36%	36%	36%
January 13, 2029	14%	14%	14%	14%	14%
January 13, 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	7.33	7.33	7.33	7.33	7.34
First Principal Payment Date	Jan 2025	Jan 2025	Jan 2025	Jan 2025	Jan 2025
Last Principal Payment Date	Sep 2029	Sep 2029	Sep 2029	Sep 2029	Sep 2029

Percentages of the Initial Certificate Balance of
the Class A-S certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
January 13, 2021	100%	100%	100%	100%	100%
January 13, 2022	100%	100%	100%	100%	100%
January 13, 2023	100%	100%	100%	100%	100%
January 13, 2024	100%	100%	100%	100%	100%
January 13, 2025	100%	100%	100%	100%	100%
January 13, 2026	100%	100%	100%	100%	100%
January 13, 2027	100%	100%	100%	100%	100%
January 13, 2028	100%	100%	100%	100%	100%
January 13, 2029	100%	100%	100%	100%	100%
January 13, 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.87	9.87	9.87	9.87	9.62
First Principal Payment Date	Dec 2029	Dec 2029	Dec 2029	Dec 2029	Sep 2029
Last Principal Payment Date	Dec 2029	Dec 2029	Dec 2029	Dec 2029	Sep 2029

Percentages of the Initial Certificate Balance of
the Class B certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
January 13, 2021	100%	100%	100%	100%	100%
January 13, 2022	100%	100%	100%	100%	100%
January 13, 2023	100%	100%	100%	100%	100%
January 13, 2024	100%	100%	100%	100%	100%
January 13, 2025	100%	100%	100%	100%	100%
January 13, 2026	100%	100%	100%	100%	100%
January 13, 2027	100%	100%	100%	100%	100%
January 13, 2028	100%	100%	100%	100%	100%
January 13, 2029	100%	100%	100%	100%	100%
January 13, 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.87	9.87	9.87	9.87	9.62
First Principal Payment Date	Dec 2029	Dec 2029	Dec 2029	Dec 2029	Sep 2029
Last Principal Payment Date	Dec 2029	Dec 2029	Dec 2029	Dec 2029	Sep 2029

Percentages of the Initial Certificate Balance of
the Class C certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
January 13, 2021	100%	100%	100%	100%	100%
January 13, 2022	100%	100%	100%	100%	100%
January 13, 2023	100%	100%	100%	100%	100%
January 13, 2024	100%	100%	100%	100%	100%
January 13, 2025	100%	100%	100%	100%	100%
January 13, 2026	100%	100%	100%	100%	100%
January 13, 2027	100%	100%	100%	100%	100%
January 13, 2028	100%	100%	100%	100%	100%
January 13, 2029	100%	100%	100%	100%	100%
January 13, 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.94	9.92	9.89	9.87	9.66
First Principal Payment Date	Dec 2029	Dec 2029	Dec 2029	Dec 2029	Sep 2029
Last Principal Payment Date	Jan 2030	Jan 2030	Jan 2030	Dec 2029	Oct 2029

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPYs based on the assumptions set forth under
“—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from January 1, 2020 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans and AB Whole Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans and AB Whole Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans and AB Whole Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans and AB Whole Loans will prepay in accordance with the above assumptions at any of the specified CPYs until maturity or that all the Mortgage Loans and AB Whole Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPY model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity (CBE) for the Class A-1 certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Assumed Price (% of Initial Certificate Balance of Class A-1 certificates)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
95.9999	3.3270%	3.3280%	3.3280%	3.3280%	3.3280%
96.9999	2.9901%	2.9908%	2.9908%	2.9908%	2.9908%
97.9999	2.6577%	2.6582%	2.6582%	2.6582%	2.6582%
98.9999	2.3298%	2.3300%	2.3300%	2.3300%	2.3300%
99.9999	2.0061%	2.0061%	2.0061%	2.0061%	2.0061%
100.9999	1.6866%	1.6864%	1.6864%	1.6864%	1.6864%
101.9999	1.3713%	1.3708%	1.3708%	1.3708%	1.3708%
102.9999	1.0599%	1.0592%	1.0592%	1.0592%	1.0592%
103.9999	0.7525%	0.7515%	0.7515%	0.7515%	0.7515%

Pre-Tax Yield to Maturity (CBE) for the Class A-2 certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Assumed Price (% of Initial Certificate Balance of Class A-2 certificates)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
98.9997	3.1163%	3.1167%	3.1174%	3.1184%	3.1247%
99.9997	2.8942%	2.8941%	2.8940%	2.8939%	2.8933%
100.9997	2.6746%	2.6740%	2.6733%	2.6721%	2.6645%
101.9997	2.4575%	2.4564%	2.4550%	2.4528%	2.4384%
102.9997	2.2428%	2.2413%	2.2392%	2.2359%	2.2148%
103.9997	2.0305%	2.0286%	2.0258%	2.0215%	1.9937%
104.9997	1.8206%	1.8182%	1.8148%	1.8094%	1.7751%
105.9997	1.6130%	1.6101%	1.6060%	1.5997%	1.5588%
106.9997	1.4076%	1.4042%	1.3995%	1.3922%	1.3449%

Pre-Tax Yield to Maturity (CBE) for the Class A-3 certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Assumed Price (% of Initial Certificate Balance of Class A-3 certificates)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
96.9999	3.1358%	3.1371%	3.1387%	3.1412%	3.1586%
97.9999	2.9683%	2.9692%	2.9702%	2.9719%	2.9832%
98.9999	2.8028%	2.8032%	2.8037%	2.8045%	2.8098%
99.9999	2.6391%	2.6391%	2.6390%	2.6390%	2.6385%
100.9999	2.4773%	2.4769%	2.4763%	2.4754%	2.4690%
101.9999	2.3173%	2.3165%	2.3153%	2.3136%	2.3015%
102.9999	2.1591%	2.1578%	2.1561%	2.1536%	2.1358%
103.9999	2.0026%	2.0009%	1.9987%	1.9954%	1.9719%
104.9999	1.8478%	1.8457%	1.8430%	1.8388%	1.8099%

Pre-Tax Yield to Maturity (CBE) for the Class A-4 certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Assumed Price (% of Initial Certificate Balance of Class A-4 certificates)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
96.9994	3.0214%	3.0239%	3.0270%	3.0300%	3.0355%
97.9994	2.9005%	2.9021%	2.9042%	2.9061%	2.9097%
98.9994	2.7810%	2.7817%	2.7827%	2.7836%	2.7853%
99.9994	2.6628%	2.6627%	2.6626%	2.6626%	2.6624%
100.9994	2.5460%	2.5451%	2.5439%	2.5429%	2.5409%
101.9994	2.4305%	2.4288%	2.4266%	2.4245%	2.4207%
102.9994	2.3163%	2.3138%	2.3105%	2.3075%	2.3019%
103.9994	2.2033%	2.2000%	2.1957%	2.1918%	2.1843%
104.9994	2.0916%	2.0875%	2.0822%	2.0773%	2.0681%

Pre-Tax Yield to Maturity (CBE) for the Class A-5 certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Assumed Price (% of Initial Certificate Balance of Class A-5 certificates)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
98.9996	3.0357%	3.0358%	3.0360%	3.0365%	3.0391%
99.9996	2.9169%	2.9169%	2.9168%	2.9168%	2.9165%
100.9996	2.7995%	2.7993%	2.7991%	2.7985%	2.7953%
101.9996	2.6834%	2.6831%	2.6827%	2.6815%	2.6755%
102.9996	2.5686%	2.5681%	2.5676%	2.5659%	2.5571%
103.9996	2.4550%	2.4545%	2.4537%	2.4515%	2.4399%
104.9996	2.3428%	2.3420%	2.3411%	2.3384%	2.3241%
105.9996	2.2317%	2.2308%	2.2298%	2.2265%	2.2094%
106.9996	2.1218%	2.1208%	2.1196%	2.1158%	2.0961%

Pre-Tax Yield to Maturity (CBE) for the Class A-AB certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Assumed Price (% of Initial Certificate Balance of Class A-AB certificates)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
98.9999	2.9994%	2.9994%	2.9994%	2.9994%	2.9993%
99.9999	2.8452%	2.8452%	2.8452%	2.8452%	2.8452%
100.9999	2.6927%	2.6927%	2.6927%	2.6927%	2.6928%
101.9999	2.5420%	2.5420%	2.5420%	2.5420%	2.5423%
102.9999	2.3930%	2.3930%	2.3930%	2.3930%	2.3934%
103.9999	2.2457%	2.2457%	2.2457%	2.2457%	2.2463%
104.9999	2.1001%	2.1001%	2.1001%	2.1001%	2.1008%
105.9999	1.9561%	1.9561%	1.9561%	1.9561%	1.9569%
106.9999	1.8137%	1.8137%	1.8137%	1.8137%	1.8146%

Pre-Tax Yield to Maturity (CBE) for the Class X-A certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Assumed Price (% of Initial Notional Amount of Class X-A certificates)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
4.4429	8.5069%	8.4549%	8.3877%	8.2954%	7.8787%
4.6929	7.1295%	7.0755%	7.0055%	6.9095%	6.4779%
4.9429	5.8614%	5.8054%	5.7330%	5.6335%	5.1877%
5.1929	4.6881%	4.6303%	4.5554%	4.4526%	3.9935%
5.4429	3.5976%	3.5380%	3.4609%	3.3550%	2.8833%
5.6929	2.5800%	2.5188%	2.4395%	2.3306%	1.8469%
5.9429	1.6270%	1.5642%	1.4828%	1.3711%	0.8760%
6.1929	0.7315%	0.6673%	0.5839%	0.4696%	-0.0365%
6.4429	-0.1123%	-0.1780%	-0.2632%	-0.3802%	-0.8966%

Pre-Tax Yield to Maturity (CBE) for the Class X-B certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Assumed Price (% of Initial Notional Amount of Class X-B certificates)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
0.9176	14.6146%	14.6318%	14.6567%	14.7014%	14.4013%
1.0426	11.0666%	11.0864%	11.1149%	11.1658%	10.8418%
1.1676	8.1389%	8.1609%	8.1925%	8.2489%	7.9038%
1.2926	5.6620%	5.6860%	5.7205%	5.7817%	5.4178%
1.4176	3.5255%	3.5512%	3.5882%	3.6538%	3.2730%
1.5426	1.6536%	1.6809%	1.7202%	1.7897%	1.3935%
1.6676	-0.0074%	0.0214%	0.0628%	0.1359%	-0.2743%
1.7926	-1.4968%	-1.4666%	-1.4233%	-1.3470%	-1.7701%
1.9176	-2.8443%	-2.8129%	-2.7679%	-2.6885%	-3.1236%

Pre-Tax Yield to Maturity (CBE) for the Class A-S certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Assumed Price (% of Initial Certificate Balance of Class A-S certificates)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
98.9998	3.3018%	3.3018%	3.3018%	3.3018%	3.3042%
99.9998	3.1815%	3.1815%	3.1815%	3.1815%	3.1812%
100.9998	3.0626%	3.0626%	3.0626%	3.0626%	3.0597%
101.9998	2.9451%	2.9451%	2.9451%	2.9451%	2.9396%
102.9998	2.8289%	2.8289%	2.8289%	2.8289%	2.8208%
103.9998	2.7140%	2.7140%	2.7140%	2.7140%	2.7034%
104.9998	2.6004%	2.6004%	2.6004%	2.6004%	2.5872%
105.9998	2.4880%	2.4880%	2.4880%	2.4880%	2.4723%
106.9998	2.3768%	2.3768%	2.3768%	2.3768%	2.3587%

Pre-Tax Yield to Maturity (CBE) for the Class B certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Assumed Price (% of Initial Certificate Balance of Class B certificates)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
98.9997	3.5373%	3.5373%	3.5373%	3.5373%	3.5397%
99.9997	3.4156%	3.4156%	3.4156%	3.4156%	3.4153%
100.9997	3.2953%	3.2953%	3.2953%	3.2953%	3.2924%
101.9997	3.1764%	3.1764%	3.1764%	3.1764%	3.1709%
102.9997	3.0589%	3.0589%	3.0589%	3.0589%	3.0508%
103.9997	2.9427%	2.9427%	2.9427%	2.9427%	2.9320%
104.9997	2.8277%	2.8277%	2.8277%	2.8277%	2.8145%
105.9997	2.7141%	2.7141%	2.7141%	2.7141%	2.6984%
106.9997	2.6016%	2.6016%	2.6016%	2.6016%	2.5835%

Pre-Tax Yield to Maturity (CBE) for the Class C certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Assumed Price (% of Initial Certificate Balance of Class C certificates)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
96.2266	4.0569%	4.0578%	4.0590%	4.0602%	4.0690%
97.2266	3.9306%	3.9313%	3.9323%	3.9332%	3.9398%
98.2266	3.8059%	3.8064%	3.8071%	3.8078%	3.8121%
99.2266	3.6827%	3.6830%	3.6833%	3.6839%	3.6859%
100.2266	3.5609%	3.5610%	3.5610%	3.5614%	3.5612%
101.2266	3.4406%	3.4404%	3.4402%	3.4404%	3.4379%
102.2266	3.3216%	3.3212%	3.3207%	3.3207%	3.3161%
103.2266	3.2040%	3.2034%	3.2026%	3.2024%	3.1957%
104.2266	3.0877%	3.0869%	3.0859%	3.0855%	3.0766%

Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Three separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Trust Subordinate Companion Loan REMIC”, the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The Trust Subordinate Companion Loan REMIC will hold the Trust Subordinate Companion Loan and certain other assets and will issue (i) certain classes of regular interests (the “Trust Subordinate Companion Loan REMIC Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Trust Subordinate Companion Loan REMIC. The Lower-Tier REMIC will hold the Mortgage Loans and certain other assets (excluding Excess Interest for the ARD Loans) and will issue (i) certain classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and the Trust Subordinate Companion Loan REMIC Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B, Class A-S, Class B, Class C, Class D, Class X-D, Class E, Class F-RR, Class G-RR, Class H-RR, Class RR, Class SW-A, Class SW-B, Class SW-C, Class SW-D and Class SW-VR certificates and the Pooled RR Interest (exclusive of Excess Interest) (collectively, the “Regular Interests”), each of which represents a regular interest in the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and each Co-Lender Agreement, (iii) compliance with the provisions of each Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under each Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC on the Closing Date and thereafter, (b) each of the Trust Subordinate Companion Loan REMIC Regular Interests will constitute a “regular interest” in the Trust Subordinate Companion Loan REMIC, (c) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (d) each class of Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (e) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (1) the portion of the issuing entity consisting of (i) the Excess Interest and the Excess Interest Distribution Account, and (ii) the uncertificated regular interests in the Upper-Tier REMIC corresponding to the VRR interest and distributions thereon, will be treated as a grantor trust (the “Grantor Trust”) for federal income tax purposes under subpart E, part I of subchapter J of the Code, (2) the Class S certificates and the VRR Interest will represent undivided beneficial interests in the related portions of the Excess Interest and the Excess Interest Distribution Account and (3) the VRR Interest will represent beneficial ownership of the uncertificated regular interests in the Upper-Tier REMIC corresponding to the VRR interest and distributions thereon.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”.  The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. It is expected that each Trust REMIC will qualify as a REMIC at all times that any of the Regular Interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a three (3) month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split note interests in such mortgage loans, such as the Mortgage Loans or the Trust Subordinate Companion Loan; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security and reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan or the Trust Subordinate Companion Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan or the Trust Subordinate Companion Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan or the Trust Subordinate Companion Loan or the underlying mortgages were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests and the Trust Subordinate Companion Loan REMIC Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan or the Trust Subordinate Companion Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets.  Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following:  (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each of the Trust Subordinate Companion Loan REMIC Regular Interests will constitute a class of regular interests in the Trust Subordinate Companion Loan REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans or the Trust Subordinate Companion Loan that are reinvested pending distribution to holders of Regular Interests qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the applicable loans are secured by residential real property. As of the Cut-off Date, ten (10) of the Mortgaged Properties (13.1%) securing ten (10) Mortgage Loans are, in whole or in part, multifamily properties. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, the Mortgage Loans or the Trust Subordinate Companion Loan that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular

Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Notwithstanding the following, under legislation enacted on December 22, 2017 commonly known as the Tax Cuts and Jobs Act (the “Tax Cuts and Jobs Act”), Regular Interestholders may be required to accrue amounts of OID, yield maintenance charges and other amounts no later than the year they included such amounts as revenue on their applicable financial statements.  Except in the case of market discount, which is not covered by the new rule, this may require investors to report income earlier than it would otherwise be recognized under other tax rules.  However, recent proposed Treasury regulations exclude from the application of this rule any item of income for which a taxpayer uses a special method of accounting, including, among other things, income subject to OID timing rules.  Prospective investors are urged to consult their tax counsel regarding the potential application of the Tax Cuts and Jobs Act to their particular situation.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”.  The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans and the Trust Subordinate Companion Loan provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date).

It is anticipated that the certificate administrator will treat each class of Class X Certificates as having no qualified stated interest. Accordingly, such classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans or the Trust Subordinate Companion Loan will not be deductible currently. The holder of a Class X Certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such classes. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity of the Regular Interest. The

Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans and the Trust Subordinate Companion Loan used in pricing the transaction, i.e., the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to a CPR of 0%; provided that it is assumed that the ARD Loan prepays on its Anticipated Repayment Date (the “Prepayment Assumption”). See “Yield, Prepayment and Maturity Considerations—Weighted Average Life”. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans or the Trust Subordinate Companion Loan will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X Certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans or the Trust Subordinate Companion Loan that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X Certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under the heading “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Interestholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 1276 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method“ below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, and Class C certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all taxable premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage or the Trust Subordinate Companion Loan, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion does not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the principal balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans or the Trust Subordinate Companion Loan below such holder’s basis in the

Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charge and Prepayment Premiums

Yield maintenance charges and prepayment premiums actually collected on the Mortgage Loans or the Trust Subordinate Companion Loan will be distributed to the certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of prepayment premiums or yield maintenance charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that prepayment premiums and yield maintenance charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the master servicer’s actual receipt of a prepayment premium or yield maintenance charge.  Prepayment premiums and yield maintenance charges, if any, may be treated as paid upon the retirement or partial retirement of a Certificate.  The IRS may disagree with these positions.  Certificateholders should consult their own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any original issue discount, market discount or other amounts previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale or exchange of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by each Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of residual holders, but rather will be taxed directly to the Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC and the Trust Subordinate Companion Loan REMIC will be subject to federal income tax at the corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC’s acquisition of a REO Property, as applicable, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the corporate rate. Payment of such tax by the Lower-Tier REMIC or Trust Subordinate Companion Loan REMIC would reduce amounts available for distribution to Certificateholders and the Pooled RR Interest Owner.

The applicable special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC or Trust Subordinate Companion Loan REMIC, as applicable, to such tax.

Bipartisan Budget Act of 2015

The Bipartisan Budget Act of 2015 (the “2015 Budget Act”), which was enacted on November 2, 2015, includes audit rules affecting entities treated as partnerships, their partners and the persons that are authorized to represent entities treated as partnerships in IRS audits and related procedures. Under the 2015 Budget Act, these rules also apply to REMICs, the holders of their residual interests and the trustees authorized to represent REMICs in IRS audits and related procedures.

In addition to other changes, under the 2015 Budget Act, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) a REMIC appoints one person to act as its sole representative in connection with IRS audits and related procedures and that representative’s actions, including agreeing to adjustments to REMIC taxable income, will be binding on residual interest holders more so than representative’s actions under the rules that were in place for taxable years before 2018 and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The certificate administrator will have the authority to utilize, and will be directed to utilize, any elections available under these provisions (including any changes) and regulations so that holders of Class R certificates, to the fullest extent possible, rather than each Trust REMIC itself, will be liable for any taxes arising from audit adjustments to each Trust REMIC’s taxable income. It is unclear how any such elections may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such elections. Investors should discuss with their own tax advisors the possible effect of these rules on them.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Tax Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Tax Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Tax Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Tax Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Tax Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Tax Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Tax Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after three full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Tax Person. In the latter case, such Non-U.S. Tax Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Tax Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

A “Non-U.S. Tax Person” is a person other than a U.S. Tax Person.

A “U.S. Tax Person” is a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in, or under the laws of, the United States, any state of the United States or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Tax Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Tax Persons).

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Tax Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Interests, is a Non-U.S. Tax Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Tax Person and stating that the beneficial owner is not a U.S. Tax Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the REMIC. Holders through nominees must request such information from the nominee.

In addition, the Grantor Trust may be subject to Treasury regulations providing specific reporting rules for “widely-held fixed investment trusts”. Under these regulations, the certificate administrator will be required to file IRS Form 1099 (or any successor form) with the IRS with respect to holders of Class S certificates who are not “exempt recipients” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, to report the issuing entity’s gross income and, in certain circumstances, unless the certificate administrator reports under the safe harbor as described in the last sentence of this paragraph, if any assets of the issuing entity were disposed of or certificates are sold in secondary market sales, the portion of the gross proceeds relating to the assets of the issuing entity that are attributable to such holder. The same requirements would be imposed on middlemen holding such certificates on behalf of the related holders. Under certain circumstances, the certificate administrator may report under the safe harbor for widely-held mortgage trusts, as such term is defined under Treasury regulations Section 1.671-5.

These regulations also require that the certificate administrator make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) Certificateholders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) on or before the later of the 30th day after the close of the calendar year to which the request relates and 14 days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15 of the calendar year for which the statement is being furnished.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local and Foreign Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local and foreign income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local and foreign income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state, locality or foreign jurisdiction.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of Offered Certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, a sponsor, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates or the Pooled RR Interest Owner to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of Offered Certificates. We cannot assure you that holders of Offered Certificates will not be subject to tax in any particular state, local, foreign or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state, local and foreign, and any other, tax consequences of an investment in the Offered Certificates.

Method of Distribution (Conflicts of Interest)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Class	Goldman Sachs & Co. LLC	Citigroup Global Markets Inc.	Deutsche Bank Securities Inc.	Academy Securities, Inc.	Drexel Hamilton, LLC
Class A-1	$7,632,632.00	$6,152,836.00	$5,685,532.00	$0	$0
Class A-2	$33,829,208.00	$27,270,484.00	$25,199,308.00	$0	$0
Class A-3	$5,142,648.00	$4,145,604.00	$3,830,748.00	$0	$0
Class A-4	$98,000,000.00	$79,000,000.00	$73,000,000.00	$0	$0
Class A-5	$194,509,616.00	$156,798,568.00	$144,889,816.00	$0	$0
Class A-AB	$15,076,712.00	$12,153,676.00	$11,230,612.00	$0	$0
Class X-A	$411,747,000.00	$331,918,500.00	$306,709,500.00	$0	$0
Class X-B	$25,299,288.00	$20,394,324.00	$18,845,388.00	$0	$0
Class A-S	$57,556,184.00	$46,397,332.00	$42,873,484.00	$0	$0
Class B	$25,299,288.00	$20,394,324.00	$18,845,388.00	$0	$0
Class C	$18,974,760.00	$15,295,980.00	$14,134,260.00	$0	$0

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

The parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately 107.4% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from January 1, 2020, before deducting expenses payable by the depositor. The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates, the underwriters and dealers may be deemed to have received compensation from the depositor in the form of underwriting discounts and commissions.

Expenses payable by the depositor are estimated at approximately $6,500,000, excluding underwriting discounts and commissions.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. See “Risk Factors—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders and the Pooled RR Interest Owner; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Goldman Sachs & Co. LLC, one of the underwriters, is an affiliate of the depositor, an affiliate of GSMC (a sponsor and an initial Pooled Risk Retention Consultation Party), and an affiliate of GS Bank (an originator, the initial Pooled RR Interest Owner and the holder of the companion loans for which the noteholder is identified as “GS Bank” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Loans—The Whole Loans—General”.

Citigroup Global Markets Inc., one of the underwriters, is an affiliate of CREFI (a sponsor, an originator, an initial Pooled Risk Retention Consultation Party, an initial Class RR Certificateholder and the holder of the companion loans for which the noteholder is identified as “CREFI” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Loans—The Whole Loans—General”.

Deutsche Bank Securities Inc., one of the underwriters, is an affiliate of (i) DBRI, an originator, and the holder of certain of the companion loans for which the noteholder is identified as “DBRI” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Loans—The Whole Loans—General”.

A substantial portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of Goldman Sachs & Co. LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc., which are underwriters for this offering.  That flow of funds will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of Goldman Sachs & Co. LLC, of the purchase price for the Offered Certificates, and the following payments: (i) the payment by the depositor to GSMC, an affiliate of Goldman Sachs & Co. LLC, in its capacity as a sponsor, of the purchase price for the mortgage loans (or portions thereof) to be sold to the depositor by GSMC, (ii) the payment by the depositor to CREFI, an affiliate of Citigroup Global Markets Inc., in its capacity as a sponsor, of the purchase price for the mortgage loans (or portions thereof) to be sold to the depositor by CREFI and (iii) the payment by the depositor to GACC, an affiliate of Deutsche Bank Securities Inc., in its capacity as a sponsor, of the purchase price for the mortgage loans (or portions thereof) to be sold to the depositor by GACC. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

As a result of the circumstances described above in this paragraph and the prior paragraph, Goldman Sachs & Co. LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. each have a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”.

Incorporation of Certain Information by Reference

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

In addition, the disclosures filed as exhibits to the most recent Form ABS-EE filed on or prior to the date of the filing of this prospectus by or on behalf of the depositor with respect to the issuing entity (file number 333-226082-06) – in accordance with Item 601(b)(102) and Item 601(b)(103) of Regulation S-K (17 C.F.R. 601(b)(102) and 601(b)(103)) – are hereby incorporated by reference into this prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 200 West Street, New York, New York 10282, Attention: Leah Nivison, or by telephone at (212) 902-1000.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-226082) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC.  This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, and any amendments to these reports may be accessed electronically at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms 10-D, 10-K, 8-K and ABS-EE will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, (“ERISA”), and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or to Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

Prospective investors should note that the California Public Employees Retirement System (“CalPERS”), which is a governmental plan, owns an indirect 99.7% equity interest in the Mortgaged Property securing the 560 Mission Street Mortgage Loan.  Persons who have an ongoing relationship with the CalPERS should consult with counsel regarding whether such a relationship would affect their ability to purchase and hold Certificates.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an offered certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of

ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has issued to Goldman Sachs & Co. LLC an individual prohibited transaction exemption, Prohibited Transaction Exemption 89-88 (October 17, 1989) as amended by PTE 2013-08 (July 9, 2013) (the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Goldman Sachs & Co. LLC, provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, any special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, any special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, the master servicer, any special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law.  A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Each purchaser of Offered Certificates that is a Plan will be deemed to have represented and warranted that (i) none of the depositor, the issuing entity, the sponsors, the underwriters, the trustee, the certificate administrator, the master servicer, the special servicers, the operating advisor, the asset representations reviewer or any of their respective affiliated entities, has provided any investment recommendation or investment advice on which the Plan or the fiduciary making the investment decision for the Plan has relied in connection with the decision to acquire Offered Certificates, and they are not otherwise acting as a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code) to the Plan in connection with the Plan’s acquisition of Offered Certificates (except where an exemption applies (all of the conditions of which are satisfied) or it would not otherwise result in a non-exemption prohibited transaction under ERISA or Section 4975 of the Code), and (ii) the Plan fiduciary making the decision to acquire the Offered Certificates is exercising its own independent judgment in evaluating the investment in the Offered Certificates.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing

Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

No class of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one NRSRO; and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of Offered Certificates specified to be “mortgage related securities” for purposes of SMMEA may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties. We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP New York, New York. Certain legal matters will be passed upon for the underwriters by Orrick, Herrington & Sutcliffe LLP, New York, New York.

Ratings

It is a condition to their issuance that the Offered Certificates receive investment grade credit ratings from each of the three Rating Agencies engaged by the depositor to rate the Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgage Loans, the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the applicable Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders and the Pooled RR Interest Owner of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each distribution date and, except in the case of the Class X-A and Class X-B certificates, the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that it not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date for the Offered Certificates will be the distribution date in February 2053. See “Yield, Prepayment and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder or the Pooled RR Interest Owner might suffer a lower than anticipated yield, (c) the likelihood of receipt of yield maintenance charges, prepayment charges, prepayment premiums, prepayment fees or penalties, default interest or post-Anticipated Repayment Date additional interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, (i) Excess Interest or (j) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any realized losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield, Prepayment and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the certificates may nevertheless issue unsolicited credit ratings on one or more classes of certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a class of the certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Pooled Certificates, the depositor had initial discussions with and submitted certain materials to five NRSROs. Based on preliminary feedback from those NRSROs at that time, the depositor hired three of the NRSROs to rate the Pooled Certificates and not the other NRSROs due, in part, to their initial subordination levels for the various classes of Pooled Certificates. Had the depositor selected such other NRSROs to rate the certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the certificates. Further, in the case of one NRSRO hired by the depositor, the depositor only requested ratings for certain classes of rated Pooled Certificates, due in part to the final subordination levels provided by that NRSRO for those classes of Pooled Certificates. If the depositor had selected such NRSRO to rate those other classes of Pooled Certificates not rated by it, its ratings of those other Pooled Certificates may have been different, and potentially lower, than those ratings ultimately assigned to those Pooled Certificates by the other NRSROs engaged to rate such certificates. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Index of Defined Terms

1

1633 Broadway Companion Loans	226
1633 Broadway Control Shift Event	229
1633 Broadway Intercreditor Agreement	227
1633 Broadway Master Servicer	227
1633 Broadway Mortgage Loan	226
1633 Broadway Non-Standalone Pari Passu Companion Loans	226
1633 Broadway Pari Passu Companion Loans	226
1633 Broadway Special Servicer	227
1633 Broadway Standalone Companion Loans	226
1633 Broadway Standalone Pari Passu Companion Loans	226
1633 Broadway Subordinate Companion Loans	226
1633 Broadway Whole Loan	226
17g-5 Information Provider	335
1986 Act	497
1996 Act	475

2

2015 Budget Act	504

3

30/360 Basis	190, 369

4

401(c) Regulations	513

6

650 Madison Avenue A Notes	239
650 Madison Avenue Co-Lender Agreement	239
650 Madison Avenue Control Appraisal Period	243
650 Madison Avenue Controlling Noteholder	242
650 Madison Avenue Major Decision	243
650 Madison Avenue Non-Controlling Noteholder	243
650 Madison Avenue Non-Lead Noteholders	243
650 Madison Avenue Pari Passu Companion Loans	239
650 Madison Avenue Subordinate Companion Loans	239

A

AB Modified Loan	382
AB Whole Loan	203
Acceptable Insurance Default	386
Accrued AB Loan Interest	316
Actual/360 Basis	190
Actual/360 Loans	360
ADA	477
Additional Exclusions	386
ADEQ	170
Administrative Cost Rate	311
ADR	147
Advances	355
Affirmative Asset Review Vote	425
Aggregate Principal Distribution Amount	312
Aggregate Principal Shortfall	313
Allocated Cut-off Date Loan Amount	147
Annual Debt Service	147
Anticipated Repayment Date	190
APP	171
Appraisal Reduction Amount	378
Appraisal Reduction Event	377
Appraised Value	147
Appraised-Out Class	383
Approved Exchange	19
ARD Loan	190
ASR Consultation Process	398
Assessment of Compliance	457
Asset Representations Reviewer Asset Review Fee	377
Asset Representations Reviewer Fee	376
Asset Representations Reviewer Fee Rate	376
Asset Representations Reviewer Termination Event	430
Asset Review	427
Asset Review Notice	426
Asset Review Quorum	426
Asset Review Report	428
Asset Review Report Summary	428
Asset Review Standard	427
Asset Review Trigger	424
Asset Review Vote Election	425
Asset Status Report	395

Assumed Final Distribution Date	319
Assumed Scheduled Payment	313
Attestation Report	457
Available Funds	303

B

Balloon Balance	148
Bankruptcy Code	469
Base Interest Fraction	318
BCREI	254
Bellagio Hotel and Casino A Notes	230
Bellagio Hotel and Casino B Notes	230
Bellagio Hotel and Casino C Notes	231
Bellagio Hotel and Casino Co-Lender Agreement	231
Bellagio Hotel and Casino Controlling Noteholder	237
Bellagio Hotel and Casino Major Decision	238
Bellagio Hotel and Casino Non-Controlling Noteholder	238
Bellagio Hotel and Casino Non-Lead Noteholders”)	238
Bellagio Hotel and Casino Subordinate Companion Loans	231
Benchmark 2019-B14 PSA	203
BMO	254
Borrower Party	328
Borrower Party Affiliate	328
B-piece buyer	121
BWAY 2019-1633 TSA	203
BWAY Trust 2019-1633 Securitization	227
BX 2019-OC11 TSA	203

C

CalPERS	510
CERCLA	475
Certificate Administrator/Trustee Fee	375
Certificate Administrator/Trustee Fee Rate	375
Certificate Balance	302
Certificate Owners	337
Certificateholder	329
Certifying Certificateholder	339
CFNA	170
CGMRC	263
Class A-AB Scheduled Principal Balance	306
Class X certificates	3
Class X Certificates	301
Clearstream	336
Clearstream Participants	338
Closing Date	146
CMBS	61, 272, 284
CMBS B-Piece Securities	297
CNBV	21
Code	144, 494
Co-Lender Agreement	203
Collateral Deficiency Amount	382
Collection Account	358
Collection Period	306
COMM 2019-GC44 PSA	204
Communication Request	340
Companion Loan	144
Companion Loan Holder	203
Companion Loan Holders	203
Compensating Interest Payment	320
Condominium Conversion	165
Condominium Documents	165
Condominium Unit	165
Condominium Units	165
Constant Prepayment Rate	485
Consultation Termination Event	412
Control Eligible Certificates	406
Control Note	204
Control Termination Event	412
Controlling Class	406
Controlling Class Certificateholder	406
Controlling Class Representative	404
Controlling Companion Loan	204
Controlling Holder	204
Corrected Loan	395
CPR	485
CPY	485
Credit Risk Retention Rules	293
CREFC®	325
CREFC® Intellectual Property Royalty License Fee	377
CREFC® Intellectual Property Royalty License Fee Rate	377
CREFC® Investor Reporting Package	364
CREFC® Reports	325
CREFI	254, 263
CREFI Data File	264
CREFI Mortgage Loans	263
CREFI Securitization Database	264
Crossed Group	148
Cross-Over Date	310
CRR	125
Cumulative Appraisal Reduction Amount	382
Cure/Contest Period	428
Cut-off Date	144
Cut-off Date Balance	148
Cut-off Date DSCR	150
Cut-off Date Loan-to-Value Ratio	148
Cut-off Date LTV Ratio	148

CWCAM	287
CWCI	289

D

DB Originators	275
DBRI	254, 272
DBRS Morningstar	429, 455
Debt Service Coverage Ratio	150
Debt Yield on Underwritten NCF	149
Debt Yield on Underwritten Net Cash Flow	149
Debt Yield on Underwritten Net Operating Income	149
Debt Yield on Underwritten NOI	149
Defaulted Loan	401
Defeasance Deposit	193
Defeasance Loans	193
Defeasance Lock-Out Period	193
Defeasance Option	193
Definitive Certificate	336
Delegated Directive	15
Delinquent Loan	425
Depositaries	336
Determination Date	303
Deutsche Bank	272
Diligence File	343
Directing Holder	405
Directing Holder Approval Process	397
Disclosable Special Servicer Fees	375
Dispute Resolution Consultation	446
Dispute Resolution Cut-off Date	446
Distribution Accounts	359
Distribution Date	303
Distribution Date Statement	324
DMARC	273
Dodd-Frank Act	125
DOJ	272
DOL	511
DRO	170
DSCR	150
DTC	336
DTC Participants	336
DTC Rules	337
Due Date	189, 306
Due Diligence Questionnaire	265

E

EDGAR	509
EEA	15
Eligible Asset Representations Reviewer	429
Eligible Operating Advisor	420
Enforcing Party	444
Enforcing Servicer	444
ERISA	510
ESA	167, 277
Escrow/Reserve Mitigating Circumstances	279
EU Risk Retention and Due Diligence Requirements	125
EU Securitization Regulation	125
Euroclear	336
Euroclear Operator	338
Euroclear Participants	338
Excess Interest	303
Excess Interest Distribution Account	360
Excess Modification Fees	374
Excess Prepayment Interest Shortfall	321
Exchange Act	253, 280
Excluded Controlling Class Holder	333
Excluded Controlling Class Loan	328
Excluded Information	328
Excluded Loan	328
Excluded Special Servicer	434
Excluded Special Servicer Loan	434
Exemption	511
Exemption Rating Agency	511

F

FATCA	505
FDIA	140
FDIC	141
FDIC Safe Harbor	141
FETL	19
FF&E Borrower	202
FF&E Collateral	202
FF&E Lender	202
FF&E Loans	202
FIEL	20
Final Asset Status Report	397
Final Dispute Resolution Election Notice	446
Financial Market Publisher	330
Financial Promotion Order	16
Firestone Parcel	194
FIRREA	142, 171, 276
Fitch	429, 455
Former Acting General Counsel’s Letter	142
FPO Persons	16
FSCMA	19
FSMA	16

G

GACC	271
GACC Data Tape	274

GACC Deal Team	274
GACC Mortgage Loans	273
Garn Act	476
Go Dark Event	182
Goldman Originator	256
Grand Cascades FF&E Loan	202
Grantor Trust	495
GS Bank	141, 254
GSMC	254
GSMC Data Tape	255
GSMC Deal Team	255
GSMC Mortgage Loans	254
GSMS 2019-GC42 PSA	204

H

Hard Lockbox	150
HRR Certificates	293, 301
HRR Transfer Restriction End Date	298
HSTP Act	76

I

Impermissible Asset Representations Reviewer Affiliate	440
Impermissible Operating Advisor Affiliate	440
Impermissible Risk Retention Affiliate	440
Impermissible TPP Affiliate	440
Indirect Participants	337
Initial Delivery Date	395
Initial Pool Balance	144
Initial Rate	190
Initial Requesting Holder	444
In-Place Cash Management	150
Institutional Investor	18
Institutional Investors	125
Insurance and Condemnation Proceeds	359
Insurance Distribution Directive	15
Interest Accrual Amount	312
Interest Accrual Period	312
Interest Distribution Amount	312
Interest Reserve Account	360
Interest Shortfall	312
Interested Person	403
Investor Certification	329

J

J-51 Abatement	189
J-51 Exemption	189
J-51 Program	189
Japanese Retention Requirement	20
JFSA	20
JPMCB	254
JRR Rule	20

K

KBRA	429
KKR	297
KKR Aggregator	297

L

Largest Tenant	150
Largest Tenant Lease Expiration	150
Liquidation Fee	371
Liquidation Fee Rate	372
Liquidation Proceeds	359
Loan Per Unit	150
loan-specific certificates	4
Loan-Specific Certificates	145, 301
Loan-Specific Directing Holder	405
Loan-Specific Non-VRR Certificates	301
Loss of Value Payment	347
Lower-Tier Regular Interests	494
Lower-Tier REMIC	494
Lower-Tier REMIC Distribution Account	359
LTV Ratio at Maturity/ARD	150

M

MAD 2019-650M TSA	204
MAI	147
Major Decision	407
Major Decision Reporting Package	410
MAS	18
Master Servicer Major Decision	410
Master Servicer Proposed Course of Action Notice	445
Master Servicer Remittance Date	354
Material Defect	345
Maturity Date/ARD Loan-to-Value Ratio	150
Maturity Date/ARD LTV Ratio	150
Midland	284
MiFID II	15
Minerals Hotel FF&E Loan	202
MLPA	340
MOA	293
Modeling Assumptions	485
Modification Fees	369
Moody’s	429
Morningstar	429
Mortgage	145
Mortgage File	340
Mortgage Loans	144
Mortgage Note	145

Mortgage Pool	144
Mortgage Rate	311
Mortgaged Property	145
Most Recent NOI	151
MPCA	170
MRCD 2019-PARK TSA	204
MRCD 2019-PRKC TSA	247

N

Net Cash Flow	152
Net Mortgage Rate	311
NFIP	92
NI 33-105	21
Non-Control Note	204
Non-Controlling Holder	204
Non-Lead Securitization Trust	245
Nonrecoverable Advance	356
Non-Reduced Interests	434
Non-Serviced AB Whole Loan	204
Non-Serviced Certificate Administrator	204
Non-Serviced Co-Lender Agreement	204
Non-Serviced Companion Loan	204
Non-Serviced Custodian	204
Non-Serviced Directing Holder	205
Non-Serviced Master Servicer	205
Non-Serviced Mortgage Loan	205
Non-Serviced Pari Passu Companion Loan	205
Non-Serviced Pari Passu Whole Loan	205
Non-Serviced PSA	205
Non-Serviced Securitization Trust	205
Non-Serviced Special Servicer	205
Non-Serviced Subordinate Companion Loan	205
Non-Serviced Trustee	205
non-serviced whole loan	51
Non-Serviced Whole Loan	205
Non-U.S. Tax Person	505
Non-VRR Gain-on-Sale Remittance Amount	306
Notional Amount	302
NRSRO	327
NRSRO Certification	330

O

Occupancy	151
Occupancy Date	152
Offered Certificates	301
OID Regulations	498
OLA	142
Operating Advisor Annual Report	418
Operating Advisor Consultation Event	419
Operating Advisor Consulting Fee	376
Operating Advisor Expenses	376
Operating Advisor Fee	376
Operating Advisor Fee Rate	376
Operating Advisor Standard	418
Operating Advisor Termination Event	421
Original Balance	152
Owner Repurchase Request	444

P

P&I Advance	354
PACE	106
PAR	277
Pari Passu Companion Loans	144
Parkmerced A Notes	244
Parkmerced B Notes	244
Parkmerced C Notes	244
Parkmerced Co-Lender Agreement	244
Parkmerced Control Appraisal Period	252
Parkmerced Controlling Noteholder	250
Parkmerced Major Decision	252
Parkmerced Non-Controlling Senior Noteholder	251
Parkmerced Pari Passu Companion Loans	244
Parkmerced Subordinate Companion Loans	244
Participants	336
Parties in Interest	510
Pass-Through Rate	310
Patriot Act	478
PCIS Persons	17
PCR	261, 270
Pentalpha Surveillance	291
Percentage Interest	303
Periodic Payment	306
Permitted Investments	303, 361
Permitted Release Default Event	195
Permitted Special Servicer/Affiliate Fees	375
PIPs	86, 171
Plans	510
PML	261
Pooled Available Funds	304
Pooled Certificateholder	330
pooled certificates	3
Pooled Non-Reduced Interests	434
Pooled Non-VRR Available Funds	306
Pooled Non-VRR Certificates	301
Pooled Non-VRR Excess Prepayment Interest Shortfall	312

Pooled Non-VRR Gain-on-Sale Reserve Account	360
Pooled Non-VRR Percentage	295
Pooled Non-VRR Principal Distribution Amount	313
Pooled Non-VRR Realized Loss	323
Pooled Original RR Interest Balance	293
pooled percentage allocation entitlement	40
pooled principal balance certificates	3
Pooled Principal Balance Certificates	301
Pooled Quorum	433
Pooled Risk Retention Consultation Parties	327
Pooled RR Interest	292
Pooled RR Interest Balance	295
pooled RR interest owner	4
Pooled RR Interest Owner	293
Pooled Voting Rights	335
Pooled VRR Allocation Percentage	295
Pooled VRR Available Funds	294
pooled VRR interest	4
Pooled VRR Interest	292, 301
Pooled VRR Interest Balance	295
Pooled VRR Interest Distribution Amount	295
Pooled VRR Interest Gain-on-Sale Remittance Amount	294
Pooled VRR Interest Gain-on-Sale Reserve Account	360
pooled VRR interest owners	4
Pooled VRR Interest Owners	293
Pooled VRR Interest Rate	295
Pooled VRR Percentage	292
Pooled VRR Principal Distribution Amount	296
Pooled VRR Realized Loss	296
Pooled VRR Realized Loss Interest Distribution Amount	296
Post Office Parcel	194
PRC	17
Preliminary Asset Review Report	428
Preliminary Dispute Resolution Election Notice	446
Prepayment Assumption	499
Prepayment Interest Excess	319
Prepayment Interest Shortfall	320
Prepayment Penalty Description	152
Prepayment Provision	152
PRIIPs Regulation	15
Prime Rate	358
Principal Balance Certificates	301
Privileged Information	420
Privileged Information Exception	421
Privileged Person	327
Prohibited Prepayment	320
Promotion Of Collective Investment Schemes Exemptions Order	16
Property Protection Advances	355
Proposed Actions	170
Proposed Course of Action	445
Proposed Course of Action Notice	445
Prospectus Regulation	15
PSA	300
PSA Party Repurchase Request	444
PTCE	513
Purchase Price	347

Q

Qualified Investor	15
Qualified Replacement Special Servicer	435
Qualified Substitute Mortgage Loan	348
Qualifying CRE Loan Percentage	294

R

RAC No-Response Scenario	455
Rated Final Distribution Date	319
Rating Agencies	455
Rating Agency Confirmation	455
REA	71
Realized Losses	324
REC	168
Record Date	303
Registration Statement	509
Regular Certificates	301
Regular Interestholder	497
Regular Interests	494
Regulation AB	457
Reimbursement Rate	358
Related Class X Class	302
Related Group	152
Related Proceeds	357
Release Date	193
Release Parcel	194
Release Site	168
Released Property	194
Relevant Member State	15
Relevant Persons	17
Relief Act	477
REMIC	4, 494
REMIC Regulations	494
REO Account	361
REO Loan	314
REO Property	395
Repurchase Request	444
Requesting Holder	446

Requesting Holders	384
Requesting Investor	340
Requesting Party	454
Required Risk Retention Percentage	294
Requirements	478
Residual Certificates	301
Resolution Failure	444
Resolved	444
Restricted Group	511
Restricted Mezzanine Holder	329
Restricted Party	421
Restricted Release Properties	196
Retaining Sponsor	292
Retaining Third-Party Purchaser	293
Review Materials	426
Revised Rate	190
RevPAR	152
Risk Retention Affiliate	420
Risk Retention Affiliated	420
Risk Retention Consultation Parties	328
Risk Retention Consultation Party	328
RMBS	283
RNV	21
Rooms	153
Rule 17g-5	330

S

S&P	429, 455
Scheduled Principal Distribution Amount	313
SDNY Court	289
SEC	253
Securities Act	457
Securitization Accounts	301, 361
SEL	261
Senior Certificates	301
Sequential Pay Event	245
Serviced AB Mortgage Loan	205
Serviced AB Whole Loan	205
Serviced Companion Loan	205
Serviced Mortgage Loan	205
Serviced Pari Passu Companion Loan	205
Serviced Pari Passu Mortgage Loan	206
Serviced Pari Passu Whole Loan	206
Serviced Subordinate Companion Loan	206
serviced whole loan	51
Serviced Whole Loan	206
Serviced Whole Loan Custodial Account	359
Servicer Termination Event	436
Servicing Fee	368
Servicing Fee Rate	368
Servicing Shift Mortgage Loan	206
servicing shift pooling and servicing agreement	51
Servicing Shift PSA	206
servicing shift securitization date	28, 51
Servicing Shift Securitization Date	206
servicing shift whole loan	51
Servicing Shift Whole Loan	206
Servicing Standard	353
SF	152
SFA	18
SFO	18
Similar Law	510
SMMEA	514
Soft Lockbox	152
Special Servicer Major Decision	410
Special Servicer Non-Major Decision	390
Special Servicing Fee	370
Special Servicing Fee Rate	370
Specially Serviced Loans	394
Springing Cash Management	152
Springing Lockbox	152
Sq. Ft.	152
Square Feet	152
Startup Day	495
Starwood Available Funds	305
Starwood Control Eligible Certificates	406
Starwood Controlling Class	406
Starwood Controlling Class Certificateholder	406
Starwood Controlling Class Representative	405
Starwood Industrial Portfolio Control Appraisal Period	220
Starwood Industrial Portfolio Controlling Noteholder	219
Starwood Industrial Portfolio Defaulted Note Purchase Date	222
Starwood Industrial Portfolio Intercreditor Agreement	214
Starwood Industrial Portfolio Major Decision	221
Starwood Industrial Portfolio Mortgage Loan	214
Starwood Industrial Portfolio Non-Controlling Note A Holder	221
Starwood Industrial Portfolio Non-Controlling Note A Subordinate Class Representative	221
Starwood Industrial Portfolio Note A Holders	214

Starwood Industrial Portfolio Note A Percentage Interest	218
Starwood Industrial Portfolio Note A Rate	218
Starwood Industrial Portfolio Note A Relative Spread	218
Starwood Industrial Portfolio Note A-1	214
Starwood Industrial Portfolio Note A-1 Holder	218
Starwood Industrial Portfolio Note A-2-1	214
Starwood Industrial Portfolio Note A-2-1 Holder	218
Starwood Industrial Portfolio Note A-2-1 Securitization	221
Starwood Industrial Portfolio Note A-2-2	214
Starwood Industrial Portfolio Note A-2-2 Holder	218
Starwood Industrial Portfolio Note A-3-1	214
Starwood Industrial Portfolio Note A-3-1 Holder	218
Starwood Industrial Portfolio Note A-3-2	214
Starwood Industrial Portfolio Note A-3-2 Holder	218
Starwood Industrial Portfolio Note A-4	214
Starwood Industrial Portfolio Note A-4 Holder	218
Starwood Industrial Portfolio Noteholder	221
Starwood Industrial Portfolio Noteholders	214
Starwood Industrial Portfolio Purchase Notice	222
Starwood Industrial Portfolio Senior Mortgage Loan	214
Starwood Industrial Portfolio Senior Notes	214
Starwood Industrial Portfolio Senior Pari Passu Companion Loans	214
Starwood Industrial Portfolio Sequential Pay Event	218
Starwood Industrial Portfolio Workout	215
Starwood Non-RR Percentage	294
Starwood Non-RR Realized Loss	322
Starwood Risk Retention Consultation Party	328
Starwood RR Allocation Percentage	294
Starwood RR Percentage	294
Starwood RR Realized Loss	322
Stated Principal Balance	314
static pool data	97
Stellar	173
Subject Loan	376
Subordinate Certificates	301
Subordinate Companion Loan	144, 206
Subsequent Asset Status Report	396
Sub-Servicing Agreement	353

T

Tax Cuts and Jobs Act	497
Terms and Conditions	338
Tests	427
TIF	188
Title V	477
Township	183, 2
Trailing 12 NOI	151
TRIA	9
Triggering Event of Default	231
TRIPRA	93
Trust REMICs	494
trust subordinate companion loan	4
Trust Subordinate Companion Loan	144, 214
Trust Subordinate Companion Loan Holder	215
Trust Subordinate Companion Loan Percentage Interest	218
Trust Subordinate Companion Loan Rate	218
Trust Subordinate Companion Loan Relative Spread	218
Trust Subordinate Companion Loan REMIC	494
Trust Subordinate Companion Loan REMIC Distribution Account	359, 360
Trust Subordinate Companion Loan REMIC Regular Interests	494

U

U.S. Tax Person	505
UCC	465
Underwriter Entities	113
Underwriting Agreement	507
Underwritten EGI	153
Underwritten Expenses	152
Underwritten NCF	152
Underwritten Net Cash Flow	152
Underwritten Net Operating Income	153
Underwritten NOI	153
Underwritten Revenues	153
Units	153
Unscheduled Principal Distribution Amount	313

Unsolicited Information	427
Upper-Tier REMIC	494
Upper-Tier REMIC Distribution Account	359
USTs	168
UW NCF DSCR	150
UW NOI Debt Yield	149

V

Van Aken County Subordinate Mortgage	202
Van Aken District Subordinate Mortgages	202
Van Aken OWDA Subordinate Mortgage	202
VOCs	168
Volcker Rule	126
Voting Rights	335
VRR Interest Owners	294
VRR Interests	294
W

WAC Rate	311
Weighted Average Mortgage Loan Rate	153
Wells Fargo Bank	282
WFB	254
Whole Loan	144, 206
Withheld Amounts	360
Workout Fee	370
Workout Fee Rate	370
Workout-Delayed Reimbursement Amount	358

Y

YM Group A	318
YM Group B	318
YM Groups	318
YM/Defeasance Loans	191

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ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

(THIS PAGE INTENTIONALLY LEFT BLANK)

GSMS 2020-GC45 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Property Name	Originator	Mortgage Loan Seller	Related Group	Crossed Group	Address	City	State	Zip Code	General Property Type	Detailed Property Type	Year Built
1	Loan	8, 9, 10, 11, 12, 13	1633 Broadway	GSBI, JPMCB, DBRI, WFB	GSMC, GACC	NAP	NAP	1633 Broadway	New York	New York	10019	Office	CBD	1972
2	Loan	8, 10, 14	560 Mission Street	DBRI, BANA	GACC	NAP	NAP	560 Mission Street	San Francisco	California	94105	Office	CBD	2002
3	Loan	8, 10, 15, 16	Starwood Industrial Portfolio	DBRI	GACC	NAP	NAP
3.01	Property		101 45th Street					101 45th Street	Munster	Indiana	46321	Industrial	Warehouse/Distribution	1992
3.02	Property		4820-4850 Indianapolis Road					4820-4850 Indianapolis Road	Whitestown	Indiana	46075	Industrial	Warehouse/Distribution	2016
3.03	Property		8401 Bearing Drive					8401 Bearing Drive	Indianapolis	Indiana	46268	Industrial	Warehouse/Distribution	2015
3.04	Property		5900 North Meadows Drive					5900 North Meadows Drive	Grove City	Ohio	43123	Industrial	Warehouse/Distribution	1997
3.05	Property		5701 North Meadows Drive					5701 North Meadows Drive	Grove City	Ohio	43123	Industrial	Warehouse/Distribution	1997
3.06	Property		8421 Bearing Drive					8421 Bearing Drive	Indianapolis	Indiana	46268	Industrial	Warehouse/Distribution	2015
3.07	Property		6451-6471 Northwind Parkway					6451-6471 Northwind Parkway	Hobart	Indiana	46342	Industrial	Warehouse/Distribution	2016
3.08	Property		4910-4938 Indianapolis Road					4910-4938 Indianapolis Road	Whitestown	Indiana	46075	Industrial	Warehouse/Distribution	2016
3.09	Property		6221-6241 Northwind Parkway					6221-6241 Northwind Parkway	Hobart	Indiana	46342	Industrial	Warehouse/Distribution	2009
3.10	Property		775 Commerce Parkway West Drive					775 Commerce Parkway West Drive	Greenwood	Indiana	46143	Industrial	Warehouse/Distribution	2014
3.11	Property		1901 Northwind Parkway					1901 Northwind Parkway	Hobart	Indiana	46342	Industrial	Warehouse/Distribution	2006
3.12	Property		333 45th Street					333 45th Street	Munster	Indiana	46321	Industrial	Warehouse/Distribution	1999
3.13	Property		221 South Swift Road					221 South Swift Road	Addison	Illinois	60101	Industrial	Warehouse/Distribution	1995
3.14	Property		W234N2091 Ridgeview Parkway Court					W234N2091 Ridgeview Parkway Court	Pewaukee	Wisconsin	53188	Industrial	Warehouse/Distribution	2001
3.15	Property		2240 Creekside Parkway					2240 Creekside Parkway	Lockbourne	Ohio	43137	Industrial	Warehouse/Distribution	2012
3.16	Property		201 South Swift Road					201 South Swift Road	Addison	Illinois	60101	Industrial	Warehouse/Distribution	1995
3.17	Property		8441 Bearing Drive					8441 Bearing Drive	Indianapolis	Indiana	46268	Industrial	Warehouse/Distribution	2015
3.18	Property		4700 Ironwood Drive					4700 Ironwood Drive	Franklin	Wisconsin	53132	Industrial	Warehouse/Distribution	2000
3.19	Property		4410 North 132nd Street					4410 North 132nd Street	Butler	Wisconsin	53007	Industrial	Warehouse/Distribution	1998
3.20	Property		999 Gerdt Court					999 Gerdt Court	Greenwood	Indiana	46143	Industrial	Warehouse/Distribution	2001
3.21	Property		480 45th Street					480 45th Street	Munster	Indiana	46321	Industrial	Cold Storage	2002
3.22	Property		12857 South Hamlin Court					12857 South Hamlin Court	Alsip	Illinois	60803	Industrial	Warehouse/Distribution	2014
3.23	Property		1695 Glen Ellyn Road					1695 Glen Ellyn Road	Glendale Heights	Illinois	60139	Industrial	Warehouse/Distribution	2011
3.24	Property		1701-1721 Northwind Parkway					1701-1721 Northwind Parkway	Hobart	Indiana	46342	Industrial	Warehouse/Distribution	2005
3.25	Property		1245 Lakeside Drive					1245 Lakeside Drive	Romeoville	Illinois	60446	Industrial	Warehouse/Distribution	1998
3.26	Property		3890 Perry Boulevard					3890 Perry Boulevard	Whitestown	Indiana	46075	Industrial	Warehouse/Distribution	2008
3.27	Property		215 45th Street					215 45th Street	Munster	Indiana	46321	Industrial	Cold Storage	2000
3.28	Property		845 Telser Road					845 Telser Road	Lake Zurich	Illinois	60047	Industrial	Warehouse/Distribution	2016
3.29	Property		1851 Northwind Parkway					1851 Northwind Parkway	Hobart	Indiana	46342	Industrial	Warehouse/Distribution	2014
3.30	Property		1650 Northwind Parkway					1650 Northwind Parkway	Hobart	Indiana	46342	Industrial	Warehouse/Distribution	2006
3.31	Property		225 45th Street					225 45th Street	Munster	Indiana	46321	Industrial	Warehouse/Distribution	2000
3.32	Property		1600-1640 Northwind Parkway					1600-1640 Northwind Parkway	Hobart	Indiana	46342	Industrial	Warehouse/Distribution	2006
3.33	Property		235 45th Street					235 45th Street	Munster	Indiana	46321	Industrial	Warehouse/Distribution	2000
4	Loan	8, 17, 18, 19, 20	Bellagio Hotel and Casino	CREFI, MSBNA, JPMCB	CREFI	Group 1	NAP	3600 South Las Vegas Boulevard	Las Vegas	Nevada	89109	Hospitality	Full Service	1997
5	Loan	8, 21, 22	Southcenter Mall	DBRI	GACC	NAP	NAP	2800 Southcenter Mall	Tukwila	Washington	98188	Retail	Super Regional Mall	1968
6	Loan		Kent Station	CREFI	CREFI	NAP	NAP	417 Ramsay Way	Kent	Washington	98032	Mixed Use	Retail/Office	2005-2006
7	Loan	23, 24, 25	Van Aken District	CREFI	CREFI	NAP	NAP	20100 Walker Road	Shaker Heights	Ohio	44122	Mixed Use	Office/Retail/Multifamily	2005, 2018, 2019
8	Loan	8, 10, 26, 27	650 Madison Avenue	CREFI, GSBI, BCREI, BMO	CREFI, GSMC	NAP	NAP	650 Madison Avenue	New York	New York	10022	Mixed Use	Office/Retail	1957, 1987
9	Loan	8, 28, 29	The Shoppes at Blackstone Valley	GSBI	GSMC	NAP	NAP	70 Worcester Providence Turnpike	Millbury	Massachusetts	01527	Retail	Anchored	2003-2004
10	Loan	8, 10, 30	90 North Campus	GSBI	GSMC	NAP	NAP	3076, 3156, 3255 & 3265 160th Avenue Southeast	Bellevue	Washington	98008	Office	General Suburban	1991
11	Loan	31, 32, 33	Crystal Springs Resort	DBRI	GACC	NAP	NAP	1 Wild Turkey Way, 3 Wild Turkey Way, 2 Charmonix Drive, 105-137 Wheatsworth Road, and 14-146 Route 23	Hamburg	New Jersey	07419	Hospitality	Full Service	2004, 2007
12	Loan		Calspan Building	DBRI	GACC	NAP	NAP	4455 Genesee Street	Cheektowaga	New York	14225	Mixed Use	Office/R&D	1942, 1954, 1958, 1962, 1963, 1966, 1972
13	Loan	34, 35	Storage Rentals of America Portfolio	GSBI	GSMC	NAP	NAP
13.01	Property		Nicholasville					137 Imperial Way	Nicholasville	Kentucky	40356	Self Storage	Self Storage	2000
13.02	Property		Palm Beach Gardens					7000 North Military Trail	Palm Beach Gardens	Florida	33410	Self Storage	Self Storage	1986
13.03	Property		Beaufort					10 Self Storage Road and 45 & 90 Laurel Bay Road	Beaufort	South Carolina	29906	Self Storage	Self Storage	1988
13.04	Property		Greer					2276 North Highway 101	Greer	South Carolina	29651	Self Storage	Self Storage	2008
13.05	Property		Frankfort					811 Oakmont Lane	Frankfort	Kentucky	40601	Self Storage	Self Storage	1994
13.06	Property		Anderson					616 Pearman Dairy Road	Anderson	South Carolina	29625	Self Storage	Self Storage	1984
13.07	Property		Georgetown					135 Connector Road	Georgetown	Kentucky	40324	Self Storage	Self Storage	1998
13.08	Property		Bypass Road					1320 Bypass Road	Winchester	Kentucky	40391	Self Storage	Self Storage	1995
13.09	Property		Litton Drive					150 Litton Drive	Lexington	South Carolina	29073	Self Storage	Self Storage	1998
13.10	Property		Hampton					601 Elm Street West and 105 & 271 Third Street	Hampton	South Carolina	29924	Self Storage	Self Storage	1990
13.11	Property		Florence					1309 East Howe Springs Road	Florence	South Carolina	29505	Self Storage	Self Storage	1976
13.12	Property		Bowling Green					5650 Russellville Road	Bowling Green	Kentucky	42101	Self Storage	Self Storage	1996
13.13	Property		Winn Avenue					261 Winn Avenue	Winchester	Kentucky	40391	Self Storage	Self Storage	2011
13.14	Property		Parris Island					649 Parris Island Gateway	Beaufort	South Carolina	29906	Self Storage	Self Storage	1981
13.15	Property		Franklin					1457 Nashville Road	Franklin	Kentucky	42134	Self Storage	Self Storage	2017
14	Loan	8, 36, 37, 38, 39, 40	Parkmerced	CREFI, BCREI	CREFI	NAP	NAP	3711 19th Avenue	San Francisco	California	94132	Multifamily	High-Rise/Townhome	1944, 1951
15	Loan		Charleston On 66th	DBRI	GACC	Group 1	NAP	12700 66th Street	Largo	Florida	33773	Multifamily	Garden	2018
16	Loan	41	The Lincoln	GSBI	GSMC	NAP	NAP	701-709 North High Street	Columbus	Ohio	43215	Office	General Suburban	2019
17	Loan	8, 42, 43	510 East 14th Street	CREFI	CREFI	NAP	NAP	510 East 14th Street	New York	New York	10009	Mixed Use	Multifamily/Retail	2018
18	Loan	8, 44, 45, 46	PCI Pharma Portfolio	GSBI	GSMC	NAP	NAP
18.01	Property	47	3001 Red Lion Road					3001 Red Lion Road	Philadelphia	Pennsylvania	19114	Industrial	R&D/Flex	1954
18.02	Property		4536 & 4545 Assembly Drive					4536 & 4545 Assembly Drive	Rockford	Illinois	61109	Industrial	Warehouse/Distribution	1989
18.03	Property		6166 Nancy Ridge Drive					6166 Nancy Ridge Drive	San Diego	California	92121	Office	Suburban Flex	1996
18.04	Property		6146 Nancy Ridge Drive					6146 Nancy Ridge Drive	San Diego	California	92121	Office	Suburban Flex	1987
18.05	Property		1635 & 1639 New Milford School Road					1635 & 1639 New Milford School Road	Rockford	Illinois	61109	Industrial	Warehouse	1996
19	Loan		Magnolia Parc	GSBI	GSMC	NAP	NAP	8000 Perry Street	Overland Park	Kansas	66204	Multifamily	Garden	1986
20	Loan	8	Broadcasting Square	CREFI	CREFI	NAP	NAP	2756 Paper Mill Road	Wyomissing	Pennsylvania	19610	Retail	Power Center	2000

A-1-1

GSMS 2020-GC45 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Property Name	Originator	Mortgage Loan Seller	Related Group	Crossed Group	Address	City	State	Zip Code	General Property Type	Detailed Property Type	Year Built
21	Loan	8, 21, 48, 49, 50	Property Commerce Portfolio	GSBI	GSMC	NAP	NAP
21.01	Property		Rayford Square					107 Rayford Road	Spring	Texas	77386	Retail	Anchored	1974
21.02	Property		Spring Town Center					21212 & 21334 Kuykendahl Road	Spring	Texas	77379	Retail	Anchored	2004
21.03	Property		Tomball Town Center					14420 FM 2920	Tomball	Texas	77377	Retail	Anchored	2004
21.04	Property		Broadmoor Village					930 West Centerville Road	Garland	Texas	75041	Retail	Anchored	1991
21.05	Property		Winchester Town Center					9344 Jones Road	Houston	Texas	77065	Retail	Shadow Anchored	2004
21.06	Property		Broadway Center					2125 South Broadway Avenue	Tyler	Texas	75701	Retail	Anchored	1976
21.07	Property		Mission					122 South Shary Road	Mission	Texas	78572	Retail	Shadow Anchored	2007
21.08	Property		Copperfield Central					6860 Highway 6 North	Houston	Texas	77084	Retail	Unanchored	1999
21.09	Property		Silverlake					10201 Broadway Street	Pearland	Texas	77584	Retail	Shadow Anchored	2003
21.10	Property		Victoria					7002 Northeast Zac Lentz Parkway	Victoria	Texas	77904	Retail	Shadow Anchored	2005
21.11	Property		Baybrook Marketplace					1805 West Bay Area Boulevard	Webster	Texas	77598	Retail	Shadow Anchored	2003
21.12	Property		Alvin II					252 North Bypass 35	Alvin	Texas	77511	Retail	Shadow Anchored	2014
21.13	Property		Jones Tomball Parkway - 249					21542 State Highway 249	Houston	Texas	77070	Retail	Unanchored	2003
21.14	Property		Alvin					162 North Bypass 35	Alvin	Texas	77511	Retail	Shadow Anchored	2013
21.15	Property		Greens Landing					10701 North Freeway	Houston	Texas	77037	Retail	Unanchored	2000
22	Loan		264-266 West 25th Street	CREFI	CREFI	NAP	NAP	264-266 West 25th Street	New York	New York	10001	Multifamily	Mid-Rise	1925
23	Loan		Accuride Portfolio	CREFI	CREFI	Group 2	NAP
23.01	Property		Accuride Erie					1015 East 12th Street	Erie	Pennsylvania	16503	Industrial	Manufacturing	1898
23.02	Property		Accuride Henderson					2315 East Adams Lane	Henderson	Kentucky	42420	Industrial	Manufacturing	1973
23.03	Property		Accuride Springfield					4800 Gateway Boulevard	Springfield	Ohio	45502	Industrial	Manufacturing	1992
24	Loan	8, 51, 52	Harvey Building Products	CREFI	CREFI	Group 2	NAP
24.01	Property		Londonderry / Manufacturing					30 Jack’s Bridge Road	Londonderry	New Hampshire	03053	Industrial	Manufacturing	2007
24.02	Property		Dartmouth / Manufacturing					7 Ledgewood Boulevard	North Dartmouth	Massachusetts	02747	Industrial	Manufacturing	1999
24.03	Property		Waltham Corporate					1400 Main Street	Waltham	Massachusetts	02451	Office	Suburban	2000
24.04	Property		Woburn					27-33 Commonwealth Avenue	Woburn	Massachusetts	01801	Industrial	Warehouse/Distribution	1989
24.05	Property		Nashua					90 Northeastern Boulevard	Nashua	New Hampshire	03062	Industrial	Warehouse/Distribution	2006
24.06	Property		Woburn CPD					35 Commonwealth Avenue	Woburn	Massachusetts	01801	Industrial	Warehouse/Distribution	1989
24.07	Property		(West) Bridgewater					10 Turnpike Street	West Bridgewater	Massachusetts	02379	Industrial	Warehouse	2005
24.08	Property		Manchester, NH					344 East Industrial Park Drive	Manchester	New Hampshire	03109	Industrial	Warehouse/Distribution	2003
24.09	Property		Norwalk 256					256-258 Martin Luther King Drive	Norwalk	Connecticut	06854	Industrial	Warehouse/Distribution	1972
24.10	Property		New London					1096 Hartford Turnpike	Waterford	Connecticut	06385	Industrial	Warehouse/Distribution	2008
24.11	Property		East Haven					221 Commerce Street	East Haven	Connecticut	06512	Industrial	Warehouse/Distribution	2005
24.12	Property		Lincoln					21 Wellington Road	Lincoln	Rhode Island	02865	Industrial	Warehouse/Distribution	2003
24.13	Property		Bethlehem					2000 City Line Road	Bethlehem	Pennsylvania	18017	Industrial	Warehouse/Distribution	1973
24.14	Property		Salem					4 Raymond Avenue	Salem	New Hampshire	03079	Industrial	Warehouse/Distribution	2001
24.15	Property		Norwalk 260					260 Martin Luther King Drive	Norwalk	Connecticut	06854	Industrial	Warehouse/Distribution	1974
24.16	Property		Berlin					272 Woodlawn Road	Berlin	Connecticut	06037	Industrial	Warehouse/Distribution	1994
24.17	Property		Dartmouth					965 Reed Road	Dartmouth	Massachusetts	02747	Industrial	Warehouse	1974
24.18	Property		Manchester, CT					730 Parker Street	Manchester	Connecticut	06042	Industrial	Warehouse/Distribution	1996
24.19	Property		Portland					401 Riverside Street	Portland	Maine	04103	Industrial	Warehouse/Distribution	1976
24.20	Property		Braintree					320 Wood Road	Braintree	Massachusetts	02184	Industrial	Warehouse/Distribution	1986
24.21	Property		Warwick					45 Lori Ann Way	Warwick	Rhode Island	02886	Industrial	Warehouse/Distribution	1997
24.22	Property		Fitchburg					133 Benson Street	Fitchburg	Massachusetts	01420	Industrial	Warehouse	1983
24.23	Property		Auburn					300 Washington Street	Auburn	Massachusetts	01501	Industrial	Warehouse/Distribution	1983
24.24	Property		Berlin CPD					230 Woodlawn Road	Berlin	Connecticut	06037	Industrial	Warehouse/Distribution	1977
24.25	Property		Portsmouth					240 West Road	Portsmouth	New Hampshire	03801	Industrial	Warehouse/Distribution	1985
24.26	Property		Southampton					99 Buck Road	Huntingdon Valley	Pennsylvania	19006	Industrial	Warehouse/Distribution	1971
24.27	Property		Wilkes-Barre					936 Rutter Avenue	Forty Fort	Pennsylvania	18704	Industrial	Warehouse/Distribution	1950
24.28	Property		Hyannis					186 Breeds Hill Road	Hyannis	Massachusetts	02601	Industrial	Warehouse	1986
24.29	Property		Springfield					175 Carando Drive	Springfield	Massachusetts	01104	Industrial	Warehouse	1989
24.30	Property		White River Junction					1354 North Hartland Road	White River Junction	Vermont	05001	Industrial	Warehouse/Distribution	1981
25	Loan	8, 53, 54, 55	19100 Ridgewood	GSBI	GSMC	NAP	NAP	19100 Ridgewood Parkway	San Antonio	Texas	78259	Office	General Suburban	2009
26	Loan	56, 57	Northport Industrial Portfolio	GSBI	GSMC	Group 3	NAP
26.01	Property		45365-45395 Northport Loop West					45365-45395 Northport Loop West	Fremont	California	94538	Industrial	Office/R&D	1986
26.02	Property		45738-45778 Northport Loop West					45738-45778 Northport Loop West	Fremont	California	94538	Industrial	Office/R&D	1996
27	Loan	58	Shops at Blue Bell	GSBI	GSMC	NAP	NAP	1760 Dekalb Pike	Blue Bell	Pennsylvania	19422	Retail	Anchored	1995
28	Loan		BJ’s Wholesale Club - Bowie	GSBI	GSMC	NAP	NAP	16520 Ballpark Road	Bowie	Maryland	20716	Retail	Single Tenant Retail	2002
29	Loan	8	Cobb Place	GSBI	GSMC	NAP	NAP	840 Ernest W Barrett Parkway Northwest	Kennesaw	Georgia	30144	Retail	Anchored	1987
30	Loan		830 Morris Turnpike	CREFI	CREFI	NAP	NAP	830 Morris Turnpike	Short Hills	New Jersey	07078	Office	General Suburban	1974
31	Loan		Larchmont Commons	CREFI	CREFI	NAP	NAP	3105-3117 Route 38	Mount Laurel	New Jersey	08054	Retail	Anchored	1989
32	Loan		Daybreak Trail Crossing	GSBI	GSMC	NAP	NAP	5462 West Daybreak Parkway	South Jordan	Utah	84009	Retail	Shadow Anchored	2016
33	Loan		Trade Centre Portfolio	GSBI	GSMC	NAP	NAP	2400, 2410, 2420 & 2500 Trade Centre Avenue	Longmont	Colorado	80503	Industrial	Flex	1989, 1997
34	Loan	59, 60	Bell Oaks Centre	GSBI	GSMC	NAP	NAP	8301-8437 Bell Oaks Drive	Newburgh	Indiana	47630	Retail	Anchored	1989
35	Loan		Calyxt Headquarters	DBRI	GACC	NAP	NAP	2800 Mount Ridge Road	Roseville	Minnesota	55113	Office	Suburban	2017
36	Loan		3700 Vanowen Street	GSBI	GSMC	Group 3	NAP	3700 Vanowen Street	Burbank	California	91505	Industrial	Flex	2019
37	Loan		Cambridge Gardens	DBNY	GACC	NAP	NAP	3545 Mather Field Road	Rancho Cordova	California	95670	Multifamily	Garden	1980
38	Loan	61, 62	Martin Brower Phoenix Distribution Center	GSBI	GSMC	NAP	NAP	5516-5524 West Buchanan Street	Phoenix	Arizona	85043	Industrial	Cold Storage	1985
39	Loan		Washington Road Self Storage	CREFI	CREFI	NAP	NAP	4080 Washington Road	Martinez	Georgia	30907	Self Storage	Self Storage	2000
40	Loan		Audubon Cove	GSBI	GSMC	NAP	NAP	506 Holly Hills Road	Columbus	Mississippi	39705	Multifamily	Garden	2010
41	Loan		Staybridge Suites Grand Rapids	CREFI	CREFI	NAP	NAP	3000 Lake Eastbrook Boulevard Southeast	Grand Rapids	Michigan	49512	Hospitality	Extended Stay	2001
42	Loan		349 Coleman Boulevard	CREFI	CREFI	NAP	NAP	349 Coleman Boulevard	Mount Pleasant	South Carolina	29464	Mixed Use	Office/Retail	2017
43	Loan		Archer Village	DBRI	GACC	NAP	NAP	415 Archer Drive	Sherman	Texas	75092	Multifamily	Garden	1968
44	Loan		Tharp Portfolio	GSBI	GSMC	NAP	NAP
44.01	Property		Stones Crossing					2800 South State Road 135	Greenwood	Indiana	46143	Retail	Unanchored	2006
44.02	Property		Danville Retail Shoppes					647, 671 & 691 East Main Street	Danville	Indiana	46122	Retail	Unanchored	1998
44.03	Property		Starbucks Crawfordsville					1502 South Washington Street	Crawfordsville	Indiana	47933	Retail	Single Tenant Retail	2019
44.04	Property		Big O Tires					540 South State Road 67	Mooresville	Indiana	46158	Retail	Single Tenant Retail	1998-1999
44.05	Property		Crawfordsville Retail					1575 US Highway 231	Crawfordsville	Indiana	47933	Retail	Unanchored	2019
45	Loan		Lukas Wine and Spirits	DBRI	GACC	NAP	NAP	12100 Blue Valley Parkway	Overland Park	Kansas	66213	Retail	Single Tenant Retail	2015
46	Loan		Sunset Grove Apartments	DBRI	GACC	NAP	NAP	2801 West Sunset Drive	Orange	Texas	77630	Multifamily	Garden	1972
47	Loan	63	PW Shoe Lofts	GSBI	GSMC	NAP	NAP	3433 Locust Street	Saint Louis	Missouri	63103	Multifamily	Mid-Rise	1902
48	Loan		North Pointe	DBRI	GACC	NAP	NAP	10128 Two Notch Road	Columbia	South Carolina	29223	Retail	Anchored	1982
49	Loan	64	1016 Carroll Street	DBRI	GACC	NAP	NAP	1016 Carroll Street	Brooklyn	New York	11225	Multifamily	Garden	1924
50	Loan		CVS – Houston TX	CREFI	CREFI	NAP	NAP	15010 Memorial Drive	Houston	Texas	77079	Retail	Single Tenant Retail	2005
51	Loan		Walgreens – Abingdon	CREFI	CREFI	NAP	NAP	3005 Emmorton Road	Abingdon	Maryland	21009	Retail	Single Tenant Retail	2003
52	Loan	65	Cambria Beach Lodge	DBNY	GACC	NAP	NAP	6180 Moonstone Beach Drive	Cambria	California	93428	Hospitality	Limited Service	1942

A-1-2

GSMS 2020-GC45 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Property Name	Year Renovated	Units, Rooms, Sq Ft	Unit Description	Loan Per Unit ($)	Ownership Interest	Original Balance ($)	Cut-off Date Balance ($)	Allocated Cut-off Date Loan Amount ($)	% of Initial Pool Balance	Balloon Balance ($)	Mortgage Loan Rate (%)	Administrative Cost Rate (%) (1)
1	Loan	8, 9, 10, 11, 12, 13	1633 Broadway	2013	2,561,512	SF	390.78	Fee Simple	60,000,000	60,000,000	60,000,000	4.5%	60,000,000	2.99000%	0.01146%
2	Loan	8, 10, 14	560 Mission Street	NAP	668,149	SF	449.00	Fee Simple	60,000,000	60,000,000	60,000,000	4.5%	60,000,000	2.58900%	0.01271%
3	Loan	8, 10, 15, 16	Starwood Industrial Portfolio		4,070,396	SF	35.50		60,000,000	60,000,000	60,000,000	4.5%	60,000,000	3.23100%	0.01271%
3.01	Property		101 45th Street	NAP	349,988	SF		Fee Simple			4,582,877
3.02	Property		4820-4850 Indianapolis Road	NAP	323,000	SF		Fee Simple			3,531,069
3.03	Property		8401 Bearing Drive	NAP	266,400	SF		Fee Simple			3,437,158
3.04	Property		5900 North Meadows Drive	NAP	269,831	SF		Fee Simple			3,042,730
3.05	Property		5701 North Meadows Drive	NAP	268,905	SF		Fee Simple			2,798,560
3.06	Property		8421 Bearing Drive	NAP	124,200	SF		Fee Simple			2,422,914
3.07	Property		6451-6471 Northwind Parkway	NAP	159,813	SF		Fee Simple			2,347,785
3.08	Property		4910-4938 Indianapolis Road	NAP	156,000	SF		Fee Simple			2,291,438
3.09	Property		6221-6241 Northwind Parkway	NAP	150,000	SF		Fee Simple			2,253,874
3.10	Property		775 Commerce Parkway West Drive	2019	155,000	SF		Fee Simple			2,159,962
3.11	Property		1901 Northwind Parkway	NAP	101,437	SF		Fee Simple			2,084,833
3.12	Property		333 45th Street	2015	140,000	SF		Fee Simple			1,990,922
3.13	Property		221 South Swift Road	NAP	110,000	SF		Fee Simple			1,915,793
3.14	Property		W234N2091 Ridgeview Parkway Court	NAP	105,444	SF		Fee Simple			1,803,099
3.15	Property		2240 Creekside Parkway	NAP	125,000	SF		Fee Simple			1,727,970
3.16	Property		201 South Swift Road	NAP	85,000	SF		Fee Simple			1,709,188
3.17	Property		8441 Bearing Drive	NAP	124,200	SF		Fee Simple			1,690,405
3.18	Property		4700 Ironwood Drive	NAP	123,200	SF		Fee Simple			1,652,841
3.19	Property		4410 North 132nd Street	NAP	100,000	SF		Fee Simple			1,596,494
3.20	Property		999 Gerdt Court	NAP	132,315	SF		Fee Simple			1,558,929
3.21	Property		480 45th Street	2011	107,095	SF		Fee Simple			1,540,147
3.22	Property		12857 South Hamlin Court	NAP	45,000	SF		Fee Simple			1,465,018
3.23	Property		1695 Glen Ellyn Road	NAP	40,080	SF		Fee Simple			1,371,107
3.24	Property		1701-1721 Northwind Parkway	NAP	94,786	SF		Fee Simple			1,352,324
3.25	Property		1245 Lakeside Drive	NAP	59,976	SF		Fee Simple			1,183,284
3.26	Property		3890 Perry Boulevard	2013	70,000	SF		Fee Simple			1,164,501
3.27	Property		215 45th Street	NAP	65,000	SF		Fee Simple			854,594
3.28	Property		845 Telser Road	NAP	20,000	SF		Fee Simple			845,203
3.29	Property		1851 Northwind Parkway	NAP	18,120	SF		Fee Simple			845,203
3.30	Property		1650 Northwind Parkway	NAP	50,400	SF		Fee Simple			751,291
3.31	Property		225 45th Street	NAP	45,000	SF		Fee Simple			751,291
3.32	Property		1600-1640 Northwind Parkway	NAP	50,206	SF		Fee Simple			732,509
3.33	Property		235 45th Street	NAP	35,000	SF		Fee Simple			544,686
4	Loan	8, 17, 18, 19, 20	Bellagio Hotel and Casino	2019	3,933	Rooms	426,188.66	Fee Simple and Leasehold	60,000,000	60,000,000	60,000,000	4.5%	60,000,000	3.170153%	0.01146%
5	Loan	8, 21, 22	Southcenter Mall	2008	783,068	SF	278.39	Fee Simple and Leasehold	60,000,000	60,000,000	60,000,000	4.5%	60,000,000	2.88000%	0.01271%
6	Loan		Kent Station	NAP	245,360	SF	228.24	Fee Simple	56,000,000	56,000,000	56,000,000	4.2%	47,837,534	3.50000%	0.01271%
7	Loan	23, 24, 25	Van Aken District	2018, 2019	237,574	SF	225.19	Fee Simple	53,500,000	53,500,000	53,500,000	4.0%	53,500,000	3.60000%	0.04021%
8	Loan	8, 10, 26, 27	650 Madison Avenue	2015	600,415	SF	977.32	Fee Simple	50,000,000	50,000,000	50,000,000	3.8%	50,000,000	3.48600%	0.01146%
9	Loan	8, 28, 29	The Shoppes at Blackstone Valley	NAP	787,071	SF	208.37	Fee Simple	50,000,000	50,000,000	50,000,000	3.8%	41,932,239	3.84430%	0.01146%
10	Loan	8, 10, 30	90 North Campus	2019	262,858	SF	304.35	Fee Simple	50,000,000	50,000,000	50,000,000	3.8%	50,000,000	3.73200%	0.01271%
11	Loan	31, 32, 33	Crystal Springs Resort	2016, 2019	419	Rooms	119,331.74	Fee Simple	50,000,000	50,000,000	50,000,000	3.8%	50,000,000	4.54000%	0.01271%
12	Loan		Calspan Building	2005-2019	478,407	SF	103.47	Fee Simple	49,500,000	49,500,000	49,500,000	3.7%	42,766,920	3.95000%	0.01271%
13	Loan	34, 35	Storage Rentals of America Portfolio		805,058	SF	51.27		41,275,000	41,275,000	41,275,000	3.1%	41,275,000	3.58000%	0.01271%
13.01	Property		Nicholasville	NAP	96,064	SF		Fee Simple			6,096,434
13.02	Property		Palm Beach Gardens	NAP	54,216	SF		Fee Simple			5,431,308
13.03	Property		Beaufort	NAP	89,461	SF		Fee Simple			5,206,427
13.04	Property		Greer	NAP	51,962	SF		Fee Simple			3,411,494
13.05	Property		Frankfort	NAP	63,720	SF		Fee Simple			3,087,275
13.06	Property		Anderson	2006	55,375	SF		Fee Simple			2,960,624
13.07	Property		Georgetown	NAP	60,371	SF		Fee Simple			2,853,708
13.08	Property		Bypass Road	NAP	60,714	SF		Fee Simple			2,696,420
13.09	Property		Litton Drive	NAP	43,921	SF		Fee Simple			2,016,652
13.10	Property		Hampton	NAP	60,500	SF		Fee Simple			1,676,461
13.11	Property		Florence	2013	29,056	SF		Fee Simple			1,402,401
13.12	Property		Bowling Green	NAP	48,120	SF		Fee Simple			1,273,747
13.13	Property		Winn Avenue	NAP	34,550	SF		Fee Simple			1,103,831
13.14	Property		Parris Island	NAP	21,522	SF		Fee Simple			1,099,034
13.15	Property		Franklin	NAP	35,506	SF		Fee Simple			959,184
14	Loan	8, 36, 37, 38, 39, 40	Parkmerced	2009	3,165	Units	172,827.80	Fee Simple	37,500,000	37,500,000	37,500,000	2.8%	37,500,000	2.72457%	0.01146%
15	Loan		Charleston On 66th	NAP	258	Units	144,864.34	Fee Simple	37,375,000	37,375,000	37,375,000	2.8%	37,375,000	3.43300%	0.01271%
16	Loan	41	The Lincoln	NAP	99,392	SF	372.26	Fee Simple	37,000,000	37,000,000	37,000,000	2.8%	31,797,393	4.24000%	0.03271%
17	Loan	8, 42, 43	510 East 14th Street	NAP	160	Units	531,250.00	Leasehold	35,000,000	35,000,000	35,000,000	2.6%	35,000,000	2.92000%	0.01271%
18	Loan	8, 44, 45, 46	PCI Pharma Portfolio		1,356,188	SF	80.00		35,000,000	35,000,000	35,000,000	2.6%	35,000,000	3.37900%	0.01146%
18.01	Property	47	3001 Red Lion Road	2002	447,000	SF		Fee Simple			15,840,063
18.02	Property		4536 & 4545 Assembly Drive	2003, 2005, 2012, 2018	768,400	SF		Fee Simple			11,094,372
18.03	Property		6166 Nancy Ridge Drive	2016	37,583	SF		Fee Simple			4,176,208
18.04	Property		6146 Nancy Ridge Drive	2017	24,785	SF		Fee Simple			2,741,955
18.05	Property		1635 & 1639 New Milford School Road	2001	78,420	SF		Fee Simple			1,147,403
19	Loan		Magnolia Parc	2016	350	Units	91,428.57	Fee Simple	32,000,000	32,000,000	32,000,000	2.4%	28,085,981	4.61600%	0.03271%
20	Loan	8	Broadcasting Square	NAP	471,735	SF	131.43	Fee Simple	30,000,000	30,000,000	30,000,000	2.3%	30,000,000	3.16000%	0.02146%

A-1-3

GSMS 2020-GC45 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Property Name	Year Renovated	Units, Rooms, Sq Ft	Unit Description	Loan Per Unit ($)	Ownership Interest	Original Balance ($)	Cut-off Date Balance ($)	Allocated Cut-off Date Loan Amount ($)	% of Initial Pool Balance	Balloon Balance ($)	Mortgage Loan Rate (%)	Administrative Cost Rate (%) (1)
21	Loan	8, 21, 48, 49, 50	Property Commerce Portfolio		438,914	SF	131.28		30,000,000	30,000,000	30,000,000	2.3%	30,000,000	3.59500%	0.02271%
21.01	Property		Rayford Square	NAP	77,419	SF		Fee Simple			5,228,480
21.02	Property		Spring Town Center	NAP	51,752	SF		Fee Simple			5,100,956
21.03	Property		Tomball Town Center	NAP	68,503	SF		Fee Simple			3,538,788
21.04	Property		Broadmoor Village	NAP	62,000	SF		Fee Simple			2,072,264
21.05	Property		Winchester Town Center	NAP	18,001	SF		Fee Simple			1,880,978
21.06	Property		Broadway Center	NAP	60,908	SF		Fee Simple			1,530,287
21.07	Property		Mission	NAP	13,600	SF		Fee Simple			1,530,287
21.08	Property		Copperfield Central	NAP	13,000	SF		Fee Simple			1,530,287
21.09	Property		Silverlake	NAP	10,508	SF		Fee Simple			1,339,001
21.10	Property		Victoria	NAP	14,988	SF		Fee Simple			1,243,358
21.11	Property		Baybrook Marketplace	NAP	13,080	SF		Fee Simple			1,211,477
21.12	Property		Alvin II	NAP	6,681	SF		Fee Simple			1,020,191
21.13	Property		Jones Tomball Parkway - 249	NAP	9,885	SF		Fee Simple			956,429
21.14	Property		Alvin	NAP	10,578	SF		Fee Simple			956,429
21.15	Property		Greens Landing	NAP	8,011	SF		Fee Simple			860,787
22	Loan		264-266 West 25th Street	2017	31	Units	725,806.45	Fee Simple	22,500,000	22,500,000	22,500,000	1.7%	22,500,000	3.94000%	0.01271%
23	Loan		Accuride Portfolio		915,594	SF	23.55		21,560,000	21,560,000	21,560,000	1.6%	16,857,134	3.57000%	0.03271%
23.01	Property		Accuride Erie	2007	421,229	SF		Fee Simple			9,434,803
23.02	Property		Accuride Henderson	1985	364,365	SF		Fee Simple			8,954,596
23.03	Property		Accuride Springfield	NAP	130,000	SF		Fee Simple			3,170,601
24	Loan	8, 51, 52	Harvey Building Products		2,046,119	SF	78.20		20,000,000	20,000,000	20,000,000	1.5%	18,093,912	3.82000%	0.01146%
24.01	Property		Londonderry / Manufacturing	NAP	376,294	SF		Fee Simple			3,862,500
24.02	Property		Dartmouth / Manufacturing	NAP	235,239	SF		Fee Simple			2,250,000
24.03	Property		Waltham Corporate	NAP	54,400	SF		Fee Simple			1,959,375
24.04	Property		Woburn	NAP	76,054	SF		Fee Simple			1,118,750
24.05	Property		Nashua	NAP	111,594	SF		Fee Simple			825,000
24.06	Property		Woburn CPD	NAP	59,800	SF		Fee Simple			800,000
24.07	Property		(West) Bridgewater	NAP	81,776	SF		Fee Simple			698,750
24.08	Property		Manchester, NH	NAP	81,747	SF		Fee Simple			650,000
24.09	Property		Norwalk 256	NAP	40,232	SF		Fee Simple			600,000
24.10	Property		New London	NAP	70,642	SF		Fee Simple			562,500
24.11	Property		East Haven	NAP	70,089	SF		Fee Simple			538,750
24.12	Property		Lincoln	NAP	80,240	SF		Fee Simple			520,000
24.13	Property		Bethlehem	2005	71,091	SF		Fee Simple			487,500
24.14	Property		Salem	NAP	58,286	SF		Fee Simple			487,500
24.15	Property		Norwalk 260	NAP	30,000	SF		Fee Simple			479,375
24.16	Property		Berlin	NAP	43,796	SF		Fee Simple			443,750
24.17	Property		Dartmouth	2004	63,117	SF		Fee Simple			438,750
24.18	Property		Manchester, CT	NAP	49,175	SF		Fee Simple			349,375
24.19	Property		Portland	2003	48,145	SF		Fee Simple			337,500
24.20	Property		Braintree	NAP	32,531	SF		Fee Simple			331,250
24.21	Property		Warwick	NAP	43,899	SF		Fee Simple			308,750
24.22	Property		Fitchburg	NAP	39,433	SF		Fee Simple			262,500
24.23	Property		Auburn	2006	37,132	SF		Fee Simple			257,500
24.24	Property		Berlin CPD	NAP	28,163	SF		Fee Simple			256,250
24.25	Property		Portsmouth	1999	31,470	SF		Fee Simple			250,000
24.26	Property		Southampton	2009	36,421	SF		Fee Simple			215,000
24.27	Property		Wilkes-Barre	1999	32,200	SF		Fee Simple			200,000
24.28	Property		Hyannis	2002	24,070	SF		Fee Simple			193,750
24.29	Property		Springfield	NAP	25,347	SF		Fee Simple			186,875
24.30	Property		White River Junction	2001	13,736	SF		Fee Simple			128,750
25	Loan	8, 53, 54, 55	19100 Ridgewood	NAP	618,017	SF	226.53	Fee Simple	20,000,000	20,000,000	20,000,000	1.5%	20,000,000	3.65000%	0.01271%
26	Loan	56, 57	Northport Industrial Portfolio		108,226	SF	184.23		19,938,750	19,938,750	19,938,750	1.5%	19,938,750	3.83700%	0.01271%
26.01	Property		45365-45395 Northport Loop West	2016	44,256	SF		Fee Simple			10,456,478
26.02	Property		45738-45778 Northport Loop West	2018	63,970	SF		Fee Simple			9,482,272
27	Loan	58	Shops at Blue Bell	NAP	103,580	SF	187.87	Fee Simple	19,460,000	19,460,000	19,460,000	1.5%	19,460,000	3.63400%	0.04271%
28	Loan		BJ’s Wholesale Club - Bowie	NAP	108,532	SF	170.69	Fee Simple	18,525,000	18,525,000	18,525,000	1.4%	15,469,983	3.69730%	0.04271%
29	Loan	8	Cobb Place	NAP	335,191	SF	119.33	Fee Simple	15,000,000	15,000,000	15,000,000	1.1%	13,503,969	3.54200%	0.02146%
30	Loan		830 Morris Turnpike	2007	83,172	SF	168.33	Fee Simple	14,000,000	14,000,000	14,000,000	1.1%	11,011,937	3.73000%	0.01271%
31	Loan		Larchmont Commons	NAP	128,172	SF	100.65	Fee Simple	12,900,000	12,900,000	12,900,000	1.0%	11,117,466	3.85000%	0.02271%
32	Loan		Daybreak Trail Crossing	NAP	44,083	SF	285.10	Fee Simple	12,600,000	12,567,854	12,567,854	0.9%	10,161,603	4.42630%	0.05271%
33	Loan		Trade Centre Portfolio	NAP	109,584	SF	105.58	Fee Simple	11,570,000	11,570,000	11,570,000	0.9%	11,570,000	3.61400%	0.01271%
34	Loan	59, 60	Bell Oaks Centre	2008	94,958	SF	112.88	Fee Simple	10,719,125	10,719,125	10,719,125	0.8%	9,442,558	3.68500%	0.01271%
35	Loan		Calyxt Headquarters	NAP	44,454	SF	233.39	Fee Simple	10,375,000	10,375,000	10,375,000	0.8%	10,375,000	3.61000%	0.01271%
36	Loan		3700 Vanowen Street	NAP	39,826	SF	252.35	Fee Simple	10,050,000	10,050,000	10,050,000	0.8%	10,050,000	4.03700%	0.01271%
37	Loan		Cambridge Gardens	NAP	128	Units	78,125.00	Fee Simple	10,000,000	10,000,000	10,000,000	0.8%	10,000,000	3.60300%	0.01271%
38	Loan	61, 62	Martin Brower Phoenix Distribution Center	2012	93,202	SF	103.00	Fee Simple	9,600,000	9,600,000	9,600,000	0.7%	9,600,000	3.51500%	0.01271%
39	Loan		Washington Road Self Storage	NAP	99,100	SF	95.86	Fee Simple	9,500,000	9,500,000	9,500,000	0.7%	8,217,856	4.00000%	0.01271%
40	Loan		Audubon Cove	NAP	100	Units	95,000.00	Fee Simple	9,500,000	9,500,000	9,500,000	0.7%	8,257,577	4.20100%	0.01271%
41	Loan		Staybridge Suites Grand Rapids	2018-2019	94	Rooms	100,000.00	Fee Simple	9,400,000	9,400,000	9,400,000	0.7%	6,843,947	4.29000%	0.01271%
42	Loan		349 Coleman Boulevard	NAP	28,779	SF	304.04	Fee Simple	8,750,000	8,750,000	8,750,000	0.7%	8,750,000	4.00000%	0.01271%
43	Loan		Archer Village	2017-2019	205	Units	38,963.41	Fee Simple	7,987,500	7,987,500	7,987,500	0.6%	6,775,371	4.25000%	0.01271%
44	Loan		Tharp Portfolio		52,390	SF	144.88		7,600,000	7,590,218	7,590,218	0.6%	6,070,504	4.15100%	0.06271%
44.01	Property		Stones Crossing	NAP	21,586	SF		Fee Simple			2,484,464
44.02	Property		Danville Retail Shoppes	2016	18,157	SF		Fee Simple			2,001,974
44.03	Property		Starbucks Crawfordsville	NAP	2,264	SF		Fee Simple			1,159,417
44.04	Property		Big O Tires	NAP	6,116	SF		Fee Simple			993,785
44.05	Property		Crawfordsville Retail	NAP	4,267	SF		Fee Simple			950,578
45	Loan		Lukas Wine and Spirits	NAP	46,500	SF	138.49	Fee Simple	6,440,000	6,440,000	6,440,000	0.5%	5,413,350	3.92400%	0.01271%
46	Loan		Sunset Grove Apartments	NAP	149	Units	42,758.39	Fee Simple	6,371,000	6,371,000	6,371,000	0.5%	5,622,709	3.908523%	0.01271%
47	Loan	63	PW Shoe Lofts	2008	34	Units	183,529.41	Fee Simple	6,240,000	6,240,000	6,240,000	0.5%	5,032,989	4.43000%	0.01271%
48	Loan		North Pointe	NAP	66,775	SF	93.10	Fee Simple	6,216,750	6,216,750	6,216,750	0.5%	5,360,903	3.87400%	0.01271%
49	Loan	64	1016 Carroll Street	2019	10	Units	515,000.00	Fee Simple	5,150,000	5,150,000	5,150,000	0.4%	5,150,000	4.13400%	0.01271%
50	Loan		CVS – Houston TX	NAP	13,013	SF	384.23	Fee Simple	5,000,000	5,000,000	5,000,000	0.4%	5,000,000	4.24000%	0.01271%
51	Loan		Walgreens – Abingdon	NAP	13,650	SF	281.32	Fee Simple and Leasehold	3,840,000	3,840,000	3,840,000	0.3%	3,256,515	4.24000%	0.01271%
52	Loan	65	Cambria Beach Lodge	2016	27	Rooms	138,888.89	Fee Simple	3,750,000	3,750,000	3,750,000	0.3%	3,750,000	3.49500%	0.01271%

A-1-4

GSMS 2020-GC45 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Property Name	Net Mortgage Loan Rate (%)	Monthly Debt Service ($) (2)	Annual Debt Service ($)	Pari Passu Companion Loan Monthly Debt Service ($)	Pari Passu Companion Loan Annual Debt Service ($)	Amortization Type	Interest Accrual Method	Seasoning	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Due Date
1	Loan	8, 9, 10, 11, 12, 13	1633 Broadway	2.97854%	151,576.39	1,818,916.68	2,377,223.04	28,526,676.48	Interest Only	Actual/360	1	120	119	120	119	0	0	11/25/2019	6
2	Loan	8, 10, 14	560 Mission Street	2.57629%	131,247.92	1,574,975.04	524,991.66	6,299,899.92	Interest Only	Actual/360	1	120	119	120	119	0	0	12/5/2019	6
3	Loan	8, 10, 15, 16	Starwood Industrial Portfolio	3.21829%	163,793.75	1,965,525.00	230,676.20	2,768,114.40	Interest Only	Actual/360	1	120	119	120	119	0	0	11/26/2019	6
3.01	Property		101 45th Street
3.02	Property		4820-4850 Indianapolis Road
3.03	Property		8401 Bearing Drive
3.04	Property		5900 North Meadows Drive
3.05	Property		5701 North Meadows Drive
3.06	Property		8421 Bearing Drive
3.07	Property		6451-6471 Northwind Parkway
3.08	Property		4910-4938 Indianapolis Road
3.09	Property		6221-6241 Northwind Parkway
3.10	Property		775 Commerce Parkway West Drive
3.11	Property		1901 Northwind Parkway
3.12	Property		333 45th Street
3.13	Property		221 South Swift Road
3.14	Property		W234N2091 Ridgeview Parkway Court
3.15	Property		2240 Creekside Parkway
3.16	Property		201 South Swift Road
3.17	Property		8441 Bearing Drive
3.18	Property		4700 Ironwood Drive
3.19	Property		4410 North 132nd Street
3.20	Property		999 Gerdt Court
3.21	Property		480 45th Street
3.22	Property		12857 South Hamlin Court
3.23	Property		1695 Glen Ellyn Road
3.24	Property		1701-1721 Northwind Parkway
3.25	Property		1245 Lakeside Drive
3.26	Property		3890 Perry Boulevard
3.27	Property		215 45th Street
3.28	Property		845 Telser Road
3.29	Property		1851 Northwind Parkway
3.30	Property		1650 Northwind Parkway
3.31	Property		225 45th Street
3.32	Property		1600-1640 Northwind Parkway
3.33	Property		235 45th Street
4	Loan	8, 17, 18, 19, 20	Bellagio Hotel and Casino	3.158693%	160,709.15	1,928,509.80	4,328,968.67	51,947,624.04	Interest Only	Actual/360	1	120	119	120	119	0	0	11/15/2019	5
5	Loan	8, 21, 22	Southcenter Mall	2.86729%	146,000.00	1,752,000.00	384,466.67	4,613,600.04	Interest Only	Actual/360	0	120	120	120	120	0	0	12/11/2019	1
6	Loan		Kent Station	3.48729%	251,465.03	3,017,580.36			Interest Only, Then Amortizing	Actual/360	1	36	35	120	119	360	360	12/4/2019	6
7	Loan	23, 24, 25	Van Aken District	3.55979%	162,729.17	1,952,750.04			Interest Only	Actual/360	1	120	119	120	119	0	0	11/27/2019	6
8	Loan	8, 10, 26, 27	650 Madison Avenue	3.47454%	147,267.36	1,767,208.32	1,581,062.39	18,972,748.68	Interest Only	Actual/360	1	120	119	120	119	0	0	11/26/2019	8
9	Loan	8, 28, 29	The Shoppes at Blackstone Valley	3.83284%	234,241.39	2,810,896.68	534,070.36	6,408,844.32	Interest Only, Then Amortizing	Actual/360	2	24	22	120	118	360	360	11/1/2019	1
10	Loan	8, 10, 30	90 North Campus	3.71929%	157,659.72	1,891,916.64	94,595.84	1,135,150.08	Interest Only	Actual/360	1	120	119	120	119	0	0	11/25/2019	6
11	Loan	31, 32, 33	Crystal Springs Resort	4.52729%	191,793.98	2,301,527.76			Interest Only	Actual/360	0	60	60	60	60	0	0	12/13/2019	6
12	Loan		Calspan Building	3.93729%	234,895.93	2,818,751.16			Interest Only, Then Amortizing	Actual/360	1	36	35	120	119	360	360	11/21/2019	6
13	Loan	34, 35	Storage Rentals of America Portfolio	3.56729%	124,847.32	1,498,167.84			Interest Only	Actual/360	2	120	118	120	118	0	0	11/5/2019	6
13.01	Property		Nicholasville
13.02	Property		Palm Beach Gardens
13.03	Property		Beaufort
13.04	Property		Greer
13.05	Property		Frankfort
13.06	Property		Anderson
13.07	Property		Georgetown
13.08	Property		Bypass Road
13.09	Property		Litton Drive
13.10	Property		Hampton
13.11	Property		Florence
13.12	Property		Bowling Green
13.13	Property		Winn Avenue
13.14	Property		Parris Island
13.15	Property		Franklin
14	Loan	8, 36, 37, 38, 39, 40	Parkmerced	2.71311%	85,142.81	1,021,713.72	1,156,807.01	13,881,684.12	Interest Only	30/360	1	60	59	60	59	0	0	11/26/2019	9
15	Loan		Charleston On 66th	3.42029%	108,408.70	1,300,904.40			Interest Only	Actual/360	2	120	118	120	118	0	0	11/1/2019	1
16	Loan	41	The Lincoln	4.20729%	181,801.22	2,181,614.64			Interest Only, Then Amortizing	Actual/360	2	30	28	120	118	360	360	10/16/2019	6
17	Loan	8, 42, 43	510 East 14th Street	2.90729%	86,349.54	1,036,194.48	123,356.48	1,480,277.76	Interest Only	Actual/360	0	119	119	119	119	0	0	12/12/2019	6
18	Loan	8, 44, 45, 46	PCI Pharma Portfolio	3.36754%	99,922.97	1,199,075.64	209,838.25	2,518,059.00	Interest Only	Actual/360	2	120	118	120	118	0	0	10/31/2019	6
18.01	Property	47	3001 Red Lion Road
18.02	Property		4536 & 4545 Assembly Drive
18.03	Property		6166 Nancy Ridge Drive
18.04	Property		6146 Nancy Ridge Drive
18.05	Property		1635 & 1639 New Milford School Road
19	Loan		Magnolia Parc	4.58329%	164,352.32	1,972,227.84			Interest Only, Then Amortizing	Actual/360	2	36	34	120	118	360	360	10/30/2019	6
20	Loan	8	Broadcasting Square	3.13854%	80,097.22	961,166.64	85,437.04	1,025,244.48	Interest Only	Actual/360	2	120	118	120	118	0	0	11/1/2019	6

A-1-5

GSMS 2020-GC45 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Property Name	Net Mortgage Loan Rate (%)	Monthly Debt Service ($) (2)	Annual Debt Service ($)	Pari Passu Companion Loan Monthly Debt Service ($)	Pari Passu Companion Loan Annual Debt Service ($)	Amortization Type	Interest Accrual Method	Seasoning	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Due Date
21	Loan	8, 21, 48, 49, 50	Property Commerce Portfolio	3.57229%	91,123.26	1,093,479.12	83,894.16	1,006,729.92	Interest Only	Actual/360	0	120	120	120	120	0	0	12/10/2019	6
21.01	Property		Rayford Square
21.02	Property		Spring Town Center
21.03	Property		Tomball Town Center
21.04	Property		Broadmoor Village
21.05	Property		Winchester Town Center
21.06	Property		Broadway Center
21.07	Property		Mission
21.08	Property		Copperfield Central
21.09	Property		Silverlake
21.10	Property		Victoria
21.11	Property		Baybrook Marketplace
21.12	Property		Alvin II
21.13	Property		Jones Tomball Parkway - 249
21.14	Property		Alvin
21.15	Property		Greens Landing
22	Loan		264-266 West 25th Street	3.92729%	74,901.04	898,812.48			Interest Only	Actual/360	1	120	119	120	119	0	0	11/18/2019	6
23	Loan		Accuride Portfolio	3.53729%	97,658.45	1,171,901.40			Amortizing	Actual/360	0	0	0	120	120	360	360	12/20/2019	6
23.01	Property		Accuride Erie
23.02	Property		Accuride Henderson
23.03	Property		Accuride Springfield
24	Loan	8, 51, 52	Harvey Building Products	3.80854%	93,419.32	1,121,031.84	653,935.26	7,847,223.12	Interest Only, Then Amortizing	Actual/360	2	60	58	120	118	360	360	10/21/2019	6
24.01	Property		Londonderry / Manufacturing
24.02	Property		Dartmouth / Manufacturing
24.03	Property		Waltham Corporate
24.04	Property		Woburn
24.05	Property		Nashua
24.06	Property		Woburn CPD
24.07	Property		(West) Bridgewater
24.08	Property		Manchester, NH
24.09	Property		Norwalk 256
24.10	Property		New London
24.11	Property		East Haven
24.12	Property		Lincoln
24.13	Property		Bethlehem
24.14	Property		Salem
24.15	Property		Norwalk 260
24.16	Property		Berlin
24.17	Property		Dartmouth
24.18	Property		Manchester, CT
24.19	Property		Portland
24.20	Property		Braintree
24.21	Property		Warwick
24.22	Property		Fitchburg
24.23	Property		Auburn
24.24	Property		Berlin CPD
24.25	Property		Portsmouth
24.26	Property		Southampton
24.27	Property		Wilkes-Barre
24.28	Property		Hyannis
24.29	Property		Springfield
24.30	Property		White River Junction
25	Loan	8, 53, 54, 55	19100 Ridgewood	3.63729%	61,678.24	740,138.88	370,069.45	4,440,833.40	Interest Only	Actual/360	4	120	116	120	116	0	0	8/19/2019	6
26	Loan	56, 57	Northport Industrial Portfolio	3.82429%	64,639.63	775,675.56			Interest Only	Actual/360	1	120	119	120	119	0	0	11/8/2019	6
26.01	Property		45365-45395 Northport Loop West
26.02	Property		45738-45778 Northport Loop West
27	Loan	58	Shops at Blue Bell	3.59129%	59,749.86	716,998.32			Interest Only	Actual/360	1	120	119	120	119	0	0	11/8/2019	6
28	Loan		BJ’s Wholesale Club - Bowie	3.65459%	85,239.14	1,022,869.68			Interest Only, Then Amortizing	Actual/360	2	24	22	120	118	360	360	10/31/2019	6
29	Loan	8	Cobb Place	3.52054%	67,708.87	812,506.44	112,848.11	1,354,177.32	Interest Only, Then Amortizing	Actual/360	2	24	22	84	82	360	360	10/24/2019	6
30	Loan		830 Morris Turnpike	3.71729%	64,677.40	776,128.80			Amortizing	Actual/360	0	0	0	120	120	360	360	12/13/2019	6
31	Loan		Larchmont Commons	3.82729%	60,476.26	725,715.12			Interest Only, Then Amortizing	Actual/360	0	36	36	120	120	360	360	12/20/2019	6
32	Loan		Daybreak Trail Crossing	4.37359%	63,291.77	759,501.24			Amortizing	Actual/360	2	0	0	120	118	360	358	10/31/2019	6
33	Loan		Trade Centre Portfolio	3.60129%	35,328.94	423,947.28			Interest Only	Actual/360	2	120	118	120	118	0	0	10/28/2019	6
34	Loan	59, 60	Bell Oaks Centre	3.67229%	49,247.41	590,968.92			Interest Only, Then Amortizing	Actual/360	1	48	47	120	119	360	360	11/14/2019	6
35	Loan		Calyxt Headquarters	3.59729%	31,644.95	379,739.40			Interest Only	Actual/360	1	120	119	120	119	0	0	11/14/2019	6
36	Loan		3700 Vanowen Street	4.02429%	34,279.46	411,353.52			Interest Only	Actual/360	1	120	119	120	119	0	0	11/13/2019	6
37	Loan		Cambridge Gardens	3.59029%	30,442.01	365,304.12			Interest Only	Actual/360	1	120	119	120	119	0	0	11/7/2019	6
38	Loan	61, 62	Martin Brower Phoenix Distribution Center	3.50229%	28,510.56	342,126.72			Interest Only - ARD	Actual/360	1	120	119	120	119	0	0	11/26/2019	6
39	Loan		Washington Road Self Storage	3.98729%	45,354.45	544,253.40			Interest Only, Then Amortizing	Actual/360	1	36	35	120	119	360	360	11/14/2019	6
40	Loan		Audubon Cove	4.18829%	46,462.18	557,546.16			Interest Only, Then Amortizing	Actual/360	0	36	36	120	120	360	360	12/11/2019	6
41	Loan		Staybridge Suites Grand Rapids	4.27729%	51,134.15	613,609.80			Amortizing	Actual/360	0	0	0	120	120	300	300	12/9/2019	6
42	Loan		349 Coleman Boulevard	3.98729%	29,571.76	354,861.12			Interest Only	Actual/360	1	120	119	120	119	0	0	11/21/2019	6
43	Loan		Archer Village	4.23729%	39,293.70	471,524.40			Interest Only, Then Amortizing	Actual/360	0	24	24	120	120	360	360	12/17/2019	6
44	Loan		Tharp Portfolio	4.08829%	36,948.27	443,379.24			Amortizing	Actual/360	1	0	0	120	119	360	359	12/6/2019	6
44.01	Property		Stones Crossing
44.02	Property		Danville Retail Shoppes
44.03	Property		Starbucks Crawfordsville
44.04	Property		Big O Tires
44.05	Property		Crawfordsville Retail
45	Loan		Lukas Wine and Spirits	3.91129%	30,464.05	365,568.60			Interest Only, Then Amortizing	Actual/360	1	24	23	120	119	360	360	11/27/2019	6
46	Loan		Sunset Grove Apartments	3.895813%	28,569.97	342,839.60			Interest Only, Then Amortizing	Actual/360	1	36	35	120	119	360	360	12/2/2019	6
47	Loan	63	PW Shoe Lofts	4.41729%	31,358.16	376,297.92			Amortizing	Actual/360	0	0	0	120	120	360	360	12/13/2019	6
48	Loan		North Pointe	3.86129%	29,229.91	350,758.92			Interest Only, Then Amortizing	Actual/360	0	36	36	120	120	360	360	12/19/2019	6
49	Loan	64	1016 Carroll Street	4.12129%	17,988.16	215,857.92			Interest Only	Actual/360	0	120	120	120	120	0	0	12/13/2019	6
50	Loan		CVS – Houston TX	4.22729%	17,912.04	214,944.48			Interest Only	Actual/360	0	120	120	120	120	0	0	12/17/2019	6
51	Loan		Walgreens – Abingdon	4.22729%	18,868.02	226,416.24			Interest Only, Then Amortizing	Actual/360	1	24	23	120	119	360	360	11/26/2019	6
52	Loan	65	Cambria Beach Lodge	3.48229%	11,073.57	132,882.84			Interest Only	Actual/360	2	120	118	120	118	0	0	11/5/2019	6

A-1-6

GSMS 2020-GC45 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Property Name	First Due Date	Last IO Due Date	First P&I Due Date	Maturity Date / ARD	ARD (Yes / No)	Final Maturity Date	Grace Period- Late Fee	Grace Period- Default	Prepayment Provision (3)
1	Loan	8, 9, 10, 11, 12, 13	1633 Broadway	1/6/2020	12/6/2029		12/6/2029	No		0	0	Lockout/25_Defeasance/88_0%/7
2	Loan	8, 10, 14	560 Mission Street	1/6/2020	12/6/2029		12/6/2029	No		5	0	Lockout/25_Defeasance or >YM or 1%/88_0%/7
3	Loan	8, 10, 15, 16	Starwood Industrial Portfolio	1/6/2020	12/6/2029		12/6/2029	No		0	0	Lockout/25_Defeasance/91_0%/4
3.01	Property		101 45th Street
3.02	Property		4820-4850 Indianapolis Road
3.03	Property		8401 Bearing Drive
3.04	Property		5900 North Meadows Drive
3.05	Property		5701 North Meadows Drive
3.06	Property		8421 Bearing Drive
3.07	Property		6451-6471 Northwind Parkway
3.08	Property		4910-4938 Indianapolis Road
3.09	Property		6221-6241 Northwind Parkway
3.10	Property		775 Commerce Parkway West Drive
3.11	Property		1901 Northwind Parkway
3.12	Property		333 45th Street
3.13	Property		221 South Swift Road
3.14	Property		W234N2091 Ridgeview Parkway Court
3.15	Property		2240 Creekside Parkway
3.16	Property		201 South Swift Road
3.17	Property		8441 Bearing Drive
3.18	Property		4700 Ironwood Drive
3.19	Property		4410 North 132nd Street
3.20	Property		999 Gerdt Court
3.21	Property		480 45th Street
3.22	Property		12857 South Hamlin Court
3.23	Property		1695 Glen Ellyn Road
3.24	Property		1701-1721 Northwind Parkway
3.25	Property		1245 Lakeside Drive
3.26	Property		3890 Perry Boulevard
3.27	Property		215 45th Street
3.28	Property		845 Telser Road
3.29	Property		1851 Northwind Parkway
3.30	Property		1650 Northwind Parkway
3.31	Property		225 45th Street
3.32	Property		1600-1640 Northwind Parkway
3.33	Property		235 45th Street
4	Loan	8, 17, 18, 19, 20	Bellagio Hotel and Casino	1/5/2020	12/5/2029		12/5/2029	No		0	0	>YM or 0.5%/25_Defeasance or >YM or 0.5%/88_0%/7
5	Loan	8, 21, 22	Southcenter Mall	2/1/2020	1/1/2030		1/1/2030	No		5	5	Lockout/24_Defeasance or >YM or 1%/92_0%/4
6	Loan		Kent Station	1/6/2020	12/6/2022	1/6/2023	12/6/2029	No		0	0	Lockout/25_Defeasance/91_0%/4
7	Loan	23, 24, 25	Van Aken District	1/6/2020	12/6/2029		12/6/2029	No		0	0	Lockout/25_Defeasance/91_0%/4
8	Loan	8, 10, 26, 27	650 Madison Avenue	1/8/2020	12/8/2029		12/8/2029	No		3	0	Lockout/25_Defeasance/88_0%/7
9	Loan	8, 28, 29	The Shoppes at Blackstone Valley	12/1/2019	11/1/2021	12/1/2021	11/6/2029	No		0	5 days grace, other than the payment due on the Maturity Date	Lockout/26_Defeasance/87_0%/7
10	Loan	8, 10, 30	90 North Campus	1/6/2020	12/6/2029		12/6/2029	No		0	0	Lockout/25_Defeasance/90_0%/5
11	Loan	31, 32, 33	Crystal Springs Resort	2/6/2020	1/6/2025		1/6/2025	No		0	0	Lockout/24_Defeasance/32_0%/4
12	Loan		Calspan Building	1/6/2020	12/6/2022	1/6/2023	12/6/2029	No		0	0	Lockout/25_Defeasance/91_0%/4
13	Loan	34, 35	Storage Rentals of America Portfolio	12/6/2019	11/6/2029		11/6/2029	No		0	0	Lockout/26_Defeasance/90_0%/4
13.01	Property		Nicholasville
13.02	Property		Palm Beach Gardens
13.03	Property		Beaufort
13.04	Property		Greer
13.05	Property		Frankfort
13.06	Property		Anderson
13.07	Property		Georgetown
13.08	Property		Bypass Road
13.09	Property		Litton Drive
13.10	Property		Hampton
13.11	Property		Florence
13.12	Property		Bowling Green
13.13	Property		Winn Avenue
13.14	Property		Parris Island
13.15	Property		Franklin
14	Loan	8, 36, 37, 38, 39, 40	Parkmerced	1/9/2020	12/9/2024		12/9/2024	No		0	0	YM/57_0%/3
15	Loan		Charleston On 66th	12/1/2019	11/1/2029		11/1/2029	No		5	5	>YM or 0.5%/26_Defeasance or >YM or 0.5%/87_0%/7
16	Loan	41	The Lincoln	12/6/2019	5/6/2022	6/6/2022	11/6/2029	No		0	0	Lockout/8_>YM or 1%/107_0%/5
17	Loan	8, 42, 43	510 East 14th Street	2/6/2020	12/6/2029		12/6/2029	No		0	0	>YM or 1%/24_Defeasance or >YM or 1%/91_0%/4
18	Loan	8, 44, 45, 46	PCI Pharma Portfolio	12/6/2019	11/6/2029		11/6/2029	No		0	0	Lockout/23_>YM or 1%/3_Defeasance or >YM or 1%/90_0%/4
18.01	Property	47	3001 Red Lion Road
18.02	Property		4536 & 4545 Assembly Drive
18.03	Property		6166 Nancy Ridge Drive
18.04	Property		6146 Nancy Ridge Drive
18.05	Property		1635 & 1639 New Milford School Road
19	Loan		Magnolia Parc	12/6/2019	11/6/2022	12/6/2022	11/6/2029	No		0	0	Lockout/26_Defeasance/90_0%/4
20	Loan	8	Broadcasting Square	12/6/2019	11/6/2029		11/6/2029	No		0	0	Lockout/26_Defeasance/91_0%/3

A-1-7

GSMS 2020-GC45 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Property Name	First Due Date	Last IO Due Date	First P&I Due Date	Maturity Date / ARD	ARD (Yes / No)	Final Maturity Date	Grace Period- Late Fee	Grace Period- Default	Prepayment Provision (3)
21	Loan	8, 21, 48, 49, 50	Property Commerce Portfolio	2/6/2020	1/6/2030		1/6/2030	No		0	0	Lockout/24_>YM or 1%/92_0%/4
21.01	Property		Rayford Square
21.02	Property		Spring Town Center
21.03	Property		Tomball Town Center
21.04	Property		Broadmoor Village
21.05	Property		Winchester Town Center
21.06	Property		Broadway Center
21.07	Property		Mission
21.08	Property		Copperfield Central
21.09	Property		Silverlake
21.10	Property		Victoria
21.11	Property		Baybrook Marketplace
21.12	Property		Alvin II
21.13	Property		Jones Tomball Parkway - 249
21.14	Property		Alvin
21.15	Property		Greens Landing
22	Loan		264-266 West 25th Street	1/6/2020	12/6/2029		12/6/2029	No		0	0	Lockout/25_Defeasance/90_0%/5
23	Loan		Accuride Portfolio	2/6/2020		2/6/2020	1/6/2030	No		0	0	Lockout/24_Defeasance or >YM or 1%/90_0%/6
23.01	Property		Accuride Erie
23.02	Property		Accuride Henderson
23.03	Property		Accuride Springfield
24	Loan	8, 51, 52	Harvey Building Products	12/6/2019	11/6/2024	12/6/2024	11/6/2029	No		0	0	>YM or 4%/26_Defeasance or >YM or 1%/88_0%/6
24.01	Property		Londonderry / Manufacturing
24.02	Property		Dartmouth / Manufacturing
24.03	Property		Waltham Corporate
24.04	Property		Woburn
24.05	Property		Nashua
24.06	Property		Woburn CPD
24.07	Property		(West) Bridgewater
24.08	Property		Manchester, NH
24.09	Property		Norwalk 256
24.10	Property		New London
24.11	Property		East Haven
24.12	Property		Lincoln
24.13	Property		Bethlehem
24.14	Property		Salem
24.15	Property		Norwalk 260
24.16	Property		Berlin
24.17	Property		Dartmouth
24.18	Property		Manchester, CT
24.19	Property		Portland
24.20	Property		Braintree
24.21	Property		Warwick
24.22	Property		Fitchburg
24.23	Property		Auburn
24.24	Property		Berlin CPD
24.25	Property		Portsmouth
24.26	Property		Southampton
24.27	Property		Wilkes-Barre
24.28	Property		Hyannis
24.29	Property		Springfield
24.30	Property		White River Junction
25	Loan	8, 53, 54, 55	19100 Ridgewood	10/6/2019	9/6/2029		9/6/2029	No		0	0	Lockout/11_>YM or 1%/105_0%/4
26	Loan	56, 57	Northport Industrial Portfolio	1/6/2020	12/6/2029		12/6/2029	No		5 days grace, once per calendar year and three times during the term of the loan	0	Lockout/25_Defeasance/88_0%/7
26.01	Property		45365-45395 Northport Loop West
26.02	Property		45738-45778 Northport Loop West
27	Loan	58	Shops at Blue Bell	1/6/2020	12/6/2029		12/6/2029	No		5 days grace, once per calendar year	0	Lockout/25_Defeasance/91_0%/4
28	Loan		BJ’s Wholesale Club - Bowie	12/6/2019	11/6/2021	12/6/2021	11/6/2029	No		0	0	Lockout/26_Defeasance/90_0%/4
29	Loan	8	Cobb Place	12/6/2019	11/6/2021	12/6/2021	11/6/2026	No		0	0	Lockout/26_Defeasance/53_0%/5
30	Loan		830 Morris Turnpike	2/6/2020		2/6/2020	1/6/2030	No		0	0	Lockout/24_Defeasance/92_0%/4
31	Loan		Larchmont Commons	2/6/2020	1/6/2023	2/6/2023	1/6/2030	No		0	0	Lockout/24_Defeasance/92_0%/4
32	Loan		Daybreak Trail Crossing	12/6/2019		12/6/2019	11/6/2029	No		0	0	Lockout/26_Defeasance/90_0%/4
33	Loan		Trade Centre Portfolio	12/6/2019	11/6/2029		11/6/2029	No		0	0	Lockout/26_>YM or 1%/90_0%/4
34	Loan	59, 60	Bell Oaks Centre	1/6/2020	12/6/2023	1/6/2024	12/6/2029	No		0	0	Lockout/25_Defeasance/90_0%/5
35	Loan		Calyxt Headquarters	1/6/2020	12/6/2029		12/6/2029	No		0	0	Lockout/25_Defeasance/91_0%/4
36	Loan		3700 Vanowen Street	1/6/2020	12/6/2029		12/6/2029	No		5 days grace, once per calendar year and three times during the term of the loan	0	Lockout/25_Defeasance/88_0%/7
37	Loan		Cambridge Gardens	1/6/2020	12/6/2029		12/6/2029	No		0	0	Lockout/25_Defeasance/90_0%/5
38	Loan	61, 62	Martin Brower Phoenix Distribution Center	1/6/2020	12/6/2029		12/6/2029	Yes	6/6/2032	0	0	Lockout/25_Defeasance/91_0%/4
39	Loan		Washington Road Self Storage	1/6/2020	12/6/2022	1/6/2023	12/6/2029	No		0	0	Lockout/25_Defeasance/91_0%/4
40	Loan		Audubon Cove	2/6/2020	1/6/2023	2/6/2023	1/6/2030	No		0	0	Lockout/24_Defeasance/92_0%/4
41	Loan		Staybridge Suites Grand Rapids	2/6/2020		2/6/2020	1/6/2030	No		0	0	Lockout/24_Defeasance/91_0%/5
42	Loan		349 Coleman Boulevard	1/6/2020	12/6/2029		12/6/2029	No		0	0	Lockout/25_Defeasance/92_0%/3
43	Loan		Archer Village	2/6/2020	1/6/2022	2/6/2022	1/6/2030	No		0	0	Lockout/24_Defeasance/92_0%/4
44	Loan		Tharp Portfolio	1/6/2020		1/6/2020	12/6/2029	No		0	0	Lockout/25_Defeasance/91_0%/4
44.01	Property		Stones Crossing
44.02	Property		Danville Retail Shoppes
44.03	Property		Starbucks Crawfordsville
44.04	Property		Big O Tires
44.05	Property		Crawfordsville Retail
45	Loan		Lukas Wine and Spirits	1/6/2020	12/6/2021	1/6/2022	12/6/2029	No		0	0	Lockout/25_Defeasance/90_0%/5
46	Loan		Sunset Grove Apartments	1/6/2020	12/6/2022	1/6/2023	12/6/2029	No		0	0	Lockout/25_Defeasance/91_0%/4
47	Loan	63	PW Shoe Lofts	2/6/2020		2/6/2020	1/6/2030	No		0	0	Lockout/24_Defeasance/92_0%/4
48	Loan		North Pointe	2/6/2020	1/6/2023	2/6/2023	1/6/2030	No		0	0	Lockout/24_Defeasance/91_0%/5
49	Loan	64	1016 Carroll Street	2/6/2020	1/6/2030		1/6/2030	No		0	0	Lockout/24_Defeasance/92_0%/4
50	Loan		CVS – Houston TX	2/6/2020	1/6/2030		1/6/2030	No		0	0	Lockout/24_Defeasance/93_0%/3
51	Loan		Walgreens – Abingdon	1/6/2020	12/6/2021	1/6/2022	12/6/2029	No		0	0	Lockout/25_Defeasance/92_0%/3
52	Loan	65	Cambria Beach Lodge	12/6/2019	11/6/2029		11/6/2029	No		0	0	Lockout/36_>YM or 1%/79_0%/5

A-1-8

GSMS 2020-GC45 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Property Name	2016 EGI ($)	2016 Expenses ($)	2016 NOI ($)	2017 EGI ($)	2017 Expenses ($)	2017 NOI ($)	2018 EGI ($)	2018 Expenses ($)	2018 NOI ($)	Most Recent EGI (if past 2018) ($)	Most Recent Expenses (if past 2018) ($)	Most Recent NOI (if past 2018) ($)	Most Recent NOI Date (if past 2018)	Most Recent # of months
1	Loan	8, 9, 10, 11, 12, 13	1633 Broadway	155,689,790	61,868,404	93,821,386	159,464,803	65,274,796	94,190,007	179,219,236	70,120,786	109,098,450	182,760,348	71,951,033	110,809,315	9/30/2019	12
2	Loan	8, 10, 14	560 Mission Street	50,385,582	12,540,816	37,844,766	42,356,897	11,585,462	30,771,436	49,571,805	11,702,280	37,869,525	50,792,721	12,479,248	38,313,473	9/30/2019	12
3	Loan	8, 10, 15, 16	Starwood Industrial Portfolio	N/A	N/A	N/A	21,058,823	4,735,117	16,323,706	22,326,752	5,213,552	17,113,200	N/A	N/A	N/A	N/A	N/A
3.01	Property		101 45th Street	N/A	N/A	N/A	1,650,705	472,856	1,177,849	946,261	557,687	388,574	N/A	N/A	N/A	N/A	N/A
3.02	Property		4820-4850 Indianapolis Road	N/A	N/A	N/A	627,749	135,220	492,529	1,183,932	160,064	1,023,868	N/A	N/A	N/A	N/A	N/A
3.03	Property		8401 Bearing Drive	N/A	N/A	N/A	1,286,864	139,410	1,147,454	1,520,727	247,258	1,273,469	N/A	N/A	N/A	N/A	N/A
3.04	Property		5900 North Meadows Drive	N/A	N/A	N/A	892,360	508,885	383,475	1,269,866	554,658	715,207	N/A	N/A	N/A	N/A	N/A
3.05	Property		5701 North Meadows Drive	N/A	N/A	N/A	1,293,772	464,854	828,918	1,348,864	493,248	855,616	N/A	N/A	N/A	N/A	N/A
3.06	Property		8421 Bearing Drive	N/A	N/A	N/A	757,259	86,472	670,787	738,237	126,425	611,812	N/A	N/A	N/A	N/A	N/A
3.07	Property		6451-6471 Northwind Parkway	N/A	N/A	N/A	717,424	128,860	588,565	902,730	144,034	758,696	N/A	N/A	N/A	N/A	N/A
3.08	Property		4910-4938 Indianapolis Road	N/A	N/A	N/A	444,731	135,298	309,433	761,921	97,686	664,235	N/A	N/A	N/A	N/A	N/A
3.09	Property		6221-6241 Northwind Parkway	N/A	N/A	N/A	899,965	237,017	662,948	932,905	277,082	655,822	N/A	N/A	N/A	N/A	N/A
3.10	Property		775 Commerce Parkway West Drive	N/A	N/A	N/A	503,357	68,700	434,657	520,062	70,481	449,581	N/A	N/A	N/A	N/A	N/A
3.11	Property		1901 Northwind Parkway	N/A	N/A	N/A	1,011,074	209,378	801,696	1,080,973	217,303	863,670	N/A	N/A	N/A	N/A	N/A
3.12	Property		333 45th Street	N/A	N/A	N/A	651,000	22,627	628,373	651,000	27,309	623,691	N/A	N/A	N/A	N/A	N/A
3.13	Property		221 South Swift Road	N/A	N/A	N/A	476,300	15,074	461,226	565,675	19,506	546,169	N/A	N/A	N/A	N/A	N/A
3.14	Property		W234N2091 Ridgeview Parkway Court	N/A	N/A	N/A	839,587	118,769	720,818	770,953	111,683	659,270	N/A	N/A	N/A	N/A	N/A
3.15	Property		2240 Creekside Parkway	N/A	N/A	N/A	646,718	52,362	594,357	688,887	80,991	607,896	N/A	N/A	N/A	N/A	N/A
3.16	Property		201 South Swift Road	N/A	N/A	N/A	488,184	194,393	293,791	641,561	181,762	459,799	N/A	N/A	N/A	N/A	N/A
3.17	Property		8441 Bearing Drive	N/A	N/A	N/A	376,927	88,330	288,597	581,294	111,666	469,628	N/A	N/A	N/A	N/A	N/A
3.18	Property		4700 Ironwood Drive	N/A	N/A	N/A	743,927	186,720	557,207	722,520	166,173	556,348	N/A	N/A	N/A	N/A	N/A
3.19	Property		4410 North 132nd Street	N/A	N/A	N/A	724,771	213,364	511,406	626,181	230,490	395,692	N/A	N/A	N/A	N/A	N/A
3.20	Property		999 Gerdt Court	N/A	N/A	N/A	679,399	183,851	495,548	666,142	171,473	494,669	N/A	N/A	N/A	N/A	N/A
3.21	Property		480 45th Street	N/A	N/A	N/A	569,471	20,893	548,578	353,643	96,641	257,002	N/A	N/A	N/A	N/A	N/A
3.22	Property		12857 South Hamlin Court	N/A	N/A	N/A	585,217	164,051	421,166	618,715	194,648	424,067	N/A	N/A	N/A	N/A	N/A
3.23	Property		1695 Glen Ellyn Road	N/A	N/A	N/A	595,571	139,684	455,887	600,532	138,413	462,119	N/A	N/A	N/A	N/A	N/A
3.24	Property		1701-1721 Northwind Parkway	N/A	N/A	N/A	644,871	185,735	459,135	662,171	194,092	468,079	N/A	N/A	N/A	N/A	N/A
3.25	Property		1245 Lakeside Drive	N/A	N/A	N/A	417,576	143,974	273,602	407,773	161,805	245,968	N/A	N/A	N/A	N/A	N/A
3.26	Property		3890 Perry Boulevard	N/A	N/A	N/A	386,242	58,482	327,760	396,331	66,688	329,644	N/A	N/A	N/A	N/A	N/A
3.27	Property		215 45th Street	N/A	N/A	N/A	296,833	9,916	286,917	303,333	11,967	291,366	N/A	N/A	N/A	N/A	N/A
3.28	Property		845 Telser Road	N/A	N/A	N/A	313,289	41,272	272,018	342,147	48,087	294,060	N/A	N/A	N/A	N/A	N/A
3.29	Property		1851 Northwind Parkway	N/A	N/A	N/A	340,668	54,854	285,814	333,543	38,768	294,775	N/A	N/A	N/A	N/A	N/A
3.30	Property		1650 Northwind Parkway	N/A	N/A	N/A	255,915	10,671	245,245	264,019	12,264	251,755	N/A	N/A	N/A	N/A	N/A
3.31	Property		225 45th Street	N/A	N/A	N/A	238,125	12,729	225,396	242,625	9,622	233,003	N/A	N/A	N/A	N/A	N/A
3.32	Property		1600-1640 Northwind Parkway	N/A	N/A	N/A	449,668	143,743	305,924	432,396	130,109	302,287	N/A	N/A	N/A	N/A	N/A
3.33	Property		235 45th Street	N/A	N/A	N/A	253,304	86,673	166,631	248,831	63,469	185,362	N/A	N/A	N/A	N/A	N/A
4	Loan	8, 17, 18, 19, 20	Bellagio Hotel and Casino	1,364,138,212	883,316,117	480,822,095	1,365,570,769	859,834,535	505,736,234	1,367,835,267	877,969,225	489,866,042	1,349,062,464	874,997,149	474,065,315	9/30/2019	12
5	Loan	8, 21, 22	Southcenter Mall	62,363,757	17,594,460	44,769,297	61,877,793	18,294,166	43,583,627	63,260,401	19,078,116	44,182,284	60,001,063	18,292,261	41,708,802	10/31/2019	12
6	Loan		Kent Station	8,141,363	2,906,955	5,234,408	7,976,831	3,002,814	4,974,017	7,670,412	2,609,665	5,060,747	7,850,708	2,661,881	5,188,826	7/31/2019	12
7	Loan	23, 24, 25	Van Aken District	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	4,408,472	3,044,954	1,363,518	9/30/2019	12
8	Loan	8, 10, 26, 27	650 Madison Avenue	67,178,535	24,477,341	42,701,194	72,488,704	25,947,358	46,541,346	75,039,495	26,481,999	48,557,496	78,288,218	27,326,681	50,961,537	9/30/2019	12
9	Loan	8, 28, 29	The Shoppes at Blackstone Valley	18,582,777	4,538,133	14,044,644	19,150,138	4,783,415	14,366,723	18,936,797	4,833,324	14,103,473	18,578,998	4,518,587	14,060,411	8/31/2019	12
10	Loan	8, 10, 30	90 North Campus	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
11	Loan	31, 32, 33	Crystal Springs Resort	54,076,626	45,407,782	8,668,844	55,132,131	45,273,183	9,858,948	57,073,815	46,043,154	11,030,661	58,150,802	46,133,744	12,017,058	9/30/2019	12
12	Loan		Calspan Building	8,982,912	2,727,168	6,255,744	9,186,298	2,746,577	6,439,721	9,378,249	2,918,384	6,459,865	9,313,305	3,036,518	6,276,787	8/31/2019	12
13	Loan	34, 35	Storage Rentals of America Portfolio							6,530,128	2,985,507	3,544,621	6,753,758	3,063,453	3,690,305	8/31/2019	12
13.01	Property		Nicholasville	748,756	338,779	409,977	823,359	338,646	484,713	887,466	338,807	548,659	926,076	357,865	568,211	8/31/2019	12
13.02	Property		Palm Beach Gardens	559,223	304,974	254,249	717,315	386,121	331,194	805,281	362,565	442,716	821,891	341,033	480,858	8/31/2019	12
13.03	Property		Beaufort	258,030	66,381	191,649	781,588	308,307	473,281	803,472	330,120	473,352	828,182	355,444	472,738	8/31/2019	12
13.04	Property		Greer	309,822	105,595	204,227	486,604	223,375	263,229	570,928	244,469	326,459	564,342	249,114	315,228	8/31/2019	12
13.05	Property		Frankfort	356,576	126,867	229,709	447,841	155,272	292,569	479,268	179,433	299,835	487,266	188,579	298,687	8/31/2019	12
13.06	Property		Anderson	451,047	188,706	262,341	481,078	219,149	261,929	518,828	226,199	292,629	504,675	234,636	270,039	8/31/2019	12
13.07	Property		Georgetown	360,684	182,969	177,715	412,291	184,287	228,004	431,800	191,108	240,692	469,493	179,955	289,538	8/31/2019	12
13.08	Property		Bypass Road	399,234	147,103	252,131	407,195	162,829	244,366	412,468	184,979	227,489	433,531	196,204	237,327	8/31/2019	12
13.09	Property		Litton Drive	147,984	78,738	69,246	294,754	158,064	136,690	342,824	163,259	179,565	357,160	175,114	182,046	8/31/2019	12
13.10	Property		Hampton	94,206	47,535	46,671	322,595	192,841	129,754	331,004	198,932	132,072	340,564	204,824	135,740	8/31/2019	12
13.11	Property		Florence	199,488	95,406	104,082	251,567	125,267	126,300	254,730	134,257	120,473	263,433	138,053	125,380	8/31/2019	12
13.12	Property		Bowling Green	184,889	97,584	87,305	190,499	141,458	49,041	219,602	114,897	104,705	233,926	120,810	113,116	8/31/2019	12
13.13	Property		Winn Avenue	122,475	76,553	45,922	160,509	86,837	73,672	188,444	88,385	100,059	188,050	93,198	94,852	8/31/2019	12
13.14	Property		Parris Island	52,680	19,748	32,932	163,434	125,577	37,857	174,082	90,235	83,847	178,491	82,283	96,208	8/31/2019	12
13.15	Property		Franklin	N/A	N/A	N/A	N/A	N/A	N/A	109,931	137,862	(27,931)	156,678	146,341	10,337	8/31/2019	12
14	Loan	8, 36, 37, 38, 39, 40	Parkmerced	83,181,077	38,976,882	44,204,195	90,052,338	40,409,981	49,642,357	95,282,237	41,596,712	53,685,525	99,501,311	43,742,948	55,758,363	8/31/2019	12
15	Loan		Charleston On 66th	N/A	N/A	N/A	N/A	N/A	N/A	2,708,642	1,452,912	1,255,730	4,809,482	1,834,008	2,975,473	9/30/2019	12
16	Loan	41	The Lincoln	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
17	Loan	8, 42, 43	510 East 14th Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	10,500,123	5,817,289	4,682,834	9/30/2019	12
18	Loan	8, 44, 45, 46	PCI Pharma Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
18.01	Property	47	3001 Red Lion Road	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
18.02	Property		4536 & 4545 Assembly Drive	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
18.03	Property		6166 Nancy Ridge Drive	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
18.04	Property		6146 Nancy Ridge Drive	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
18.05	Property		1635 & 1639 New Milford School Road	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
19	Loan		Magnolia Parc	3,397,630	1,557,524	1,840,107	3,634,536	1,716,724	1,917,813	3,951,613	1,778,756	2,172,857	4,120,841	1,833,962	2,286,880	9/30/2019	12
20	Loan	8	Broadcasting Square	11,045,145	2,585,128	8,460,017	11,120,033	2,553,077	8,566,956	11,308,845	2,756,142	8,552,703	11,207,977	2,744,042	8,463,935	8/31/2019	12

A-1-9

GSMS 2020-GC45 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Property Name	2016 EGI ($)	2016 Expenses ($)	2016 NOI ($)	2017 EGI ($)	2017 Expenses ($)	2017 NOI ($)	2018 EGI ($)	2018 Expenses ($)	2018 NOI ($)	Most Recent EGI (if past 2018) ($)	Most Recent Expenses (if past 2018) ($)	Most Recent NOI (if past 2018) ($)	Most Recent NOI Date (if past 2018)	Most Recent # of months
21	Loan	8, 21, 48, 49, 50	Property Commerce Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	9,121,524	3,076,858	6,044,667	9/30/2019	12
21.01	Property		Rayford Square	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	1,403,798	297,590	1,106,208	9/30/2019	12
21.02	Property		Spring Town Center	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	1,755,776	597,853	1,157,924	9/30/2019	12
21.03	Property		Tomball Town Center	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	1,285,990	489,908	796,082	9/30/2019	12
21.04	Property		Broadmoor Village	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	835,877	308,798	527,078	9/30/2019	12
21.05	Property		Winchester Town Center	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	676,484	244,756	431,728	9/30/2019	12
21.06	Property		Broadway Center	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
21.07	Property		Mission	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	434,476	115,848	318,627	9/30/2019	12
21.08	Property		Copperfield Central	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	496,923	160,283	336,640	9/30/2019	12
21.09	Property		Silverlake	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	391,576	117,606	273,970	9/30/2019	12
21.10	Property		Victoria	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	403,027	122,540	280,487	9/30/2019	12
21.11	Property		Baybrook Marketplace	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	240,441	136,708	103,733	9/30/2019	12
21.12	Property		Alvin II	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	282,392	83,748	198,644	9/30/2019	12
21.13	Property		Jones Tomball Parkway - 249	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	260,030	128,954	131,076	9/30/2019	12
21.14	Property		Alvin	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	328,035	114,045	213,990	9/30/2019	12
21.15	Property		Greens Landing	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	326,700	158,221	168,480	9/30/2019	12
22	Loan		264-266 West 25th Street	989,106	367,793	621,313	593,464	372,636	220,828	1,925,033	420,534	1,504,499	1,921,265	457,069	1,464,196	9/30/2019	12
23	Loan		Accuride Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
23.01	Property		Accuride Erie	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
23.02	Property		Accuride Henderson	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
23.03	Property		Accuride Springfield	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
24	Loan	8, 51, 52	Harvey Building Products	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
24.01	Property		Londonderry / Manufacturing	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
24.02	Property		Dartmouth / Manufacturing	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
24.03	Property		Waltham Corporate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
24.04	Property		Woburn	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
24.05	Property		Nashua	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
24.06	Property		Woburn CPD	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
24.07	Property		(West) Bridgewater	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
24.08	Property		Manchester, NH	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
24.09	Property		Norwalk 256	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
24.10	Property		New London	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
24.11	Property		East Haven	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
24.12	Property		Lincoln	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
24.13	Property		Bethlehem	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
24.14	Property		Salem	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
24.15	Property		Norwalk 260	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
24.16	Property		Berlin	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
24.17	Property		Dartmouth	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
24.18	Property		Manchester, CT	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
24.19	Property		Portland	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
24.20	Property		Braintree	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
24.21	Property		Warwick	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
24.22	Property		Fitchburg	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
24.23	Property		Auburn	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
24.24	Property		Berlin CPD	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
24.25	Property		Portsmouth	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
24.26	Property		Southampton	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
24.27	Property		Wilkes-Barre	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
24.28	Property		Hyannis	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
24.29	Property		Springfield	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
24.30	Property		White River Junction	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
25	Loan	8, 53, 54, 55	19100 Ridgewood	12,842,592	N/A	12,842,592	13,003,124	N/A	13,003,124	13,165,663	N/A	13,165,663	13,247,523	N/A	13,247,523	6/30/2019	12
26	Loan	56, 57	Northport Industrial Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
26.01	Property		45365-45395 Northport Loop West	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
26.02	Property		45738-45778 Northport Loop West	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
27	Loan	58	Shops at Blue Bell	N/A	N/A	N/A	2,450,294	567,006	1,883,288	2,394,903	570,518	1,824,385	2,357,905	648,961	1,708,944	6/30/2019	12
28	Loan		BJ’s Wholesale Club - Bowie	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
29	Loan	8	Cobb Place	5,580,822	1,885,451	3,695,371	5,587,471	1,300,499	4,286,971	5,718,934	1,284,751	4,434,183	5,807,016	1,457,779	4,349,237	6/30/2019	12
30	Loan		830 Morris Turnpike	2,324,098	815,319	1,508,779	1,323,515	610,881	712,634	1,628,656	656,766	971,890	2,065,529	705,726	1,359,803	9/30/2019	12
31	Loan		Larchmont Commons	2,045,632	714,170	1,331,461	1,881,424	691,494	1,189,930	2,032,110	813,268	1,218,842	2,250,184	833,712	1,416,472	9/30/2019	12
32	Loan		Daybreak Trail Crossing	N/A	N/A	N/A	380,460	213,243	167,217	900,298	295,360	604,939	1,078,251	258,384	819,866	8/31/2019	12
33	Loan		Trade Centre Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	1,808,312	734,001	1,074,311	2,167,193	779,041	1,388,152	8/31/2019	12
34	Loan	59, 60	Bell Oaks Centre	N/A	N/A	N/A	1,411,995	339,805	1,072,190	1,487,432	363,727	1,123,705	1,557,676	399,415	1,158,261	9/30/2019	12
35	Loan		Calyxt Headquarters	N/A	N/A	N/A	N/A	N/A	N/A	917,333	N/A	917,333	1,376,000	N/A	1,376,000	7/31/2019	12
36	Loan		3700 Vanowen Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
37	Loan		Cambridge Gardens	N/A	N/A	N/A	1,395,712	632,756	762,956	1,598,336	661,852	936,484	1,681,732	734,474	947,259	7/30/2019	12
38	Loan	61, 62	Martin Brower Phoenix Distribution Center	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
39	Loan		Washington Road Self Storage	N/A	N/A	N/A	966,570	235,566	731,003	1,004,920	242,041	762,879	1,082,177	239,799	842,378	10/31/2019	12
40	Loan		Audubon Cove	N/A	N/A	N/A	1,492,564	694,790	797,775	1,506,941	723,196	783,745	1,505,958	675,774	830,184	10/31/2019	12
41	Loan		Staybridge Suites Grand Rapids	3,064,315	1,651,554	1,412,761	3,117,275	1,781,705	1,335,570	2,738,278	1,557,663	1,180,616	2,802,623	1,618,063	1,184,560	10/31/2019	12
42	Loan		349 Coleman Boulevard	N/A	N/A	N/A	N/A	N/A	N/A	840,159	222,410	617,749	928,292	246,975	681,316	8/31/2019	11
43	Loan		Archer Village	N/A	N/A	N/A	1,468,685	1,024,273	444,412	1,447,647	864,472	583,175	1,568,413	809,675	758,738	8/31/2019	12
44	Loan		Tharp Portfolio	N/A	N/A	N/A
44.01	Property		Stones Crossing	N/A	N/A	N/A	333,103	114,987	218,115	296,007	180,224	115,784	421,308	142,353	278,955	9/30/2019	12
44.02	Property		Danville Retail Shoppes	N/A	N/A	N/A	307,257	123,557	183,700	364,976	118,573	246,403	326,705	74,570	252,136	9/30/2019	12
44.03	Property		Starbucks Crawfordsville	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
44.04	Property		Big O Tires	N/A	N/A	N/A	126,336	22,253	104,083	124,008	35,654	88,354	125,207	24,287	100,920	9/30/2019	12
44.05	Property		Crawfordsville Retail	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
45	Loan		Lukas Wine and Spirits	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
46	Loan		Sunset Grove Apartments	N/A	N/A	N/A	1,245,651	652,940	592,711	1,367,707	599,077	768,630	1,280,045	702,578	577,467	9/30/2019	12
47	Loan	63	PW Shoe Lofts	N/A	N/A	N/A	823,656	285,910	537,746	N/A	N/A	N/A	827,596	308,849	518,747	9/30/2019	12
48	Loan		North Pointe	947,864	273,635	674,229	969,703	277,533	692,170	943,959	289,349	654,610	948,296	294,356	653,940	9/30/2019	12
49	Loan	64	1016 Carroll Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	447,840	39,204	408,636	10/31/2019	1
50	Loan		CVS – Houston TX	428,257	8,565	419,692	428,257	8,565	419,692	428,257	8,565	419,692	428,257	8,565	419,692	11/30/2019	12
51	Loan		Walgreens – Abingdon	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
52	Loan	65	Cambria Beach Lodge	710,283	595,869	114,414	1,199,007	779,255	419,752	1,445,033	869,879	575,154	1,578,965	941,101	637,865	7/31/2019	12

A-1-10

GSMS 2020-GC45 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Property Name	Most Recent Description	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Debt Yield on Underwritten Net Operating Income (%)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NCF DSCR (x) (4)	Debt Yield on Underwritten Net Cash Flow (%)	Appraised Value ($)	Appraisal Date	As Is Appraised Value ($)
1	Loan	8, 9, 10, 11, 12, 13	1633 Broadway	Trailing 12	190,585,947	71,435,784	119,150,163	11.9%	461,072	2,011,364	116,677,727	3.84	11.7%	2,400,000,000	10/24/2019	2,400,000,000
2	Loan	8, 10, 14	560 Mission Street	Trailing 12	54,738,187	12,064,089	42,674,098	14.2%	133,630	1,336,298	41,204,170	5.23	13.7%	842,000,000	10/31/2019	842,000,000
3	Loan	8, 10, 15, 16	Starwood Industrial Portfolio	Not Available	26,338,363	7,461,253	18,877,110	13.1%	610,559	883,240	17,383,310	3.67	12.0%	319,450,000	Various	319,450,000
3.01	Property		101 45th Street	Not Available	2,182,784	554,260	1,628,525		52,498	60,666	1,515,360			24,400,000	10/29/2019	24,400,000
3.02	Property		4820-4850 Indianapolis Road	Not Available	1,289,010	255,245	1,033,764		48,450	52,583	932,732			18,800,000	10/30/2019	18,800,000
3.03	Property		8401 Bearing Drive	Not Available	1,370,682	285,114	1,085,568		39,960	47,356	998,252			18,300,000	10/30/2019	18,300,000
3.04	Property		5900 North Meadows Drive	Not Available	1,474,095	617,838	856,257		40,475	54,182	761,601			16,200,000	10/30/2019	16,200,000
3.05	Property		5701 North Meadows Drive	Not Available	1,383,753	584,653	799,101		40,336	51,825	706,940			14,900,000	10/30/2019	14,900,000
3.06	Property		8421 Bearing Drive	Not Available	887,036	186,509	700,527		18,630	28,048	653,850			12,900,000	10/30/2019	12,900,000
3.07	Property		6451-6471 Northwind Parkway	Not Available	959,134	199,654	759,480		23,972	34,071	701,437			12,500,000	10/29/2019	12,500,000
3.08	Property		4910-4938 Indianapolis Road	Not Available	809,898	143,521	666,377		23,400	30,225	612,752			12,200,000	10/30/2019	12,200,000
3.09	Property		6221-6241 Northwind Parkway	Not Available	1,026,222	382,298	643,924		22,500	35,158	586,266			12,000,000	10/29/2019	12,000,000
3.10	Property		775 Commerce Parkway West Drive	Not Available	799,547	101,972	697,575		23,250	29,634	644,690			11,500,000	10/30/2019	11,500,000
3.11	Property		1901 Northwind Parkway	Not Available	1,089,747	321,906	767,840		15,216	33,362	719,263			11,100,000	10/29/2019	11,100,000
3.12	Property		333 45th Street	Not Available	919,741	271,897	647,844		21,000	31,668	595,176			10,600,000	10/29/2019	10,600,000
3.13	Property		221 South Swift Road	Not Available	788,278	259,290	528,987		16,500	26,681	485,806			10,200,000	10/30/2019	10,200,000
3.14	Property		W234N2091 Ridgeview Parkway Court	Not Available	700,785	114,411	586,374		15,817	23,947	546,610			9,600,000	10/29/2019	9,600,000
3.15	Property		2240 Creekside Parkway	Not Available	910,231	348,263	561,968		18,750	30,887	512,332			9,200,000	10/30/2019	9,200,000
3.16	Property		201 South Swift Road	Not Available	748,895	294,227	454,668		12,750	24,146	417,772			9,100,000	10/30/2019	9,100,000
3.17	Property		8441 Bearing Drive	Not Available	625,134	161,410	463,724		18,630	23,564	421,531			9,000,000	10/30/2019	9,000,000
3.18	Property		4700 Ironwood Drive	Not Available	721,128	184,917	536,211		18,480	25,512	492,219			8,800,000	10/29/2019	8,800,000
3.19	Property		4410 North 132nd Street	Not Available	787,646	279,074	508,572		15,000	25,784	467,788			8,500,000	10/29/2019	8,500,000
3.20	Property		999 Gerdt Court	Not Available	679,876	232,655	447,221		19,847	25,456	401,917			8,300,000	10/30/2019	8,300,000
3.21	Property		480 45th Street	Not Available	765,833	161,078	604,755		16,064	21,991	566,700			8,200,000	10/29/2019	8,200,000
3.22	Property		12857 South Hamlin Court	Not Available	664,701	193,301	471,400		6,750	18,974	445,676			7,800,000	10/30/2019	7,800,000
3.23	Property		1695 Glen Ellyn Road	Not Available	612,878	144,685	468,193		6,012	16,909	445,272			7,300,000	10/30/2019	7,300,000
3.24	Property		1701-1721 Northwind Parkway	Not Available	685,154	244,477	440,678		14,218	21,844	404,616			7,200,000	10/30/2019	7,200,000
3.25	Property		1245 Lakeside Drive	Not Available	500,222	191,069	309,153		8,996	16,326	283,831			6,300,000	10/30/2019	6,300,000
3.26	Property		3890 Perry Boulevard	Not Available	412,923	91,318	321,605		10,500	14,377	296,728			6,200,000	10/30/2019	6,200,000
3.27	Property		215 45th Street	Not Available	401,686	112,543	289,143		9,750	14,058	265,335			4,550,000	10/29/2019	4,550,000
3.28	Property		845 Telser Road	Not Available	369,948	56,349	313,598		3,000	9,463	301,135			4,500,000	10/30/2019	4,500,000
3.29	Property		1851 Northwind Parkway	Not Available	350,028	44,891	305,137		2,718	9,951	292,468			4,500,000	10/30/2019	4,500,000
3.30	Property		1650 Northwind Parkway	Not Available	338,170	96,420	241,750		7,560	11,645	222,544			4,000,000	10/29/2019	4,000,000
3.31	Property		225 45th Street	Not Available	331,235	106,702	224,533		6,750	10,446	207,338			4,000,000	10/29/2019	4,000,000
3.32	Property		1600-1640 Northwind Parkway	Not Available	501,937	168,716	333,220		7,531	14,088	311,602			3,900,000	10/29/2019	3,900,000
3.33	Property		235 45th Street	Not Available	250,027	70,590	179,438		5,250	8,414	165,774			2,900,000	10/29/2019	2,900,000
4	Loan	8, 17, 18, 19, 20	Bellagio Hotel and Casino	Trailing 12	1,349,062,464	874,997,149	474,065,315	28.3%	20,235,937	0	453,829,378	8.42	27.1%	4,260,000,000	10/16/2019	4,260,000,000
5	Loan	8, 21, 22	Southcenter Mall	Trailing 12	59,376,497	16,700,013	42,676,484	19.6%	148,783	978,835	41,548,866	6.53	19.1%	980,000,000	11/17/2019	980,000,000
6	Loan		Kent Station	Trailing 12	8,363,764	2,657,177	5,706,587	10.2%	76,062	259,869	5,370,657	1.78	9.6%	106,000,000	8/2/2019	106,000,000
7	Loan	23, 24, 25	Van Aken District	Trailing 12	7,920,594	3,108,918	4,811,676	9.0%	47,212	157,932	4,606,532	2.36	8.6%	97,000,000	10/30/2019	97,000,000
8	Loan	8, 10, 26, 27	650 Madison Avenue	Trailing 12	87,327,989	28,901,495	58,426,495	10.0%	150,104	1,500,000	56,776,391	2.74	9.7%	1,210,000,000	10/31/2019	1,200,000,000
9	Loan	8, 28, 29	The Shoppes at Blackstone Valley	Trailing 12	19,047,577	4,228,958	14,818,619	9.0%	68,703	666,997	14,082,919	1.53	8.6%	238,700,000	8/14/2019	238,700,000
10	Loan	8, 10, 30	90 North Campus	Not Available	10,976,492	3,260,584	7,715,908	9.6%	47,314	209,381	7,459,212	2.46	9.3%	123,000,000	11/5/2019	123,000,000
11	Loan	31, 32, 33	Crystal Springs Resort	Trailing 12	58,150,802	46,773,274	11,377,528	22.8%	0	0	9,051,496	3.93	18.1%	99,000,000	11/1/2019	99,000,000
12	Loan		Calspan Building	Trailing 12	9,257,687	3,038,150	6,219,537	12.6%	148,306	300,768	5,770,463	2.05	11.7%	82,450,000	9/20/2019	82,450,000
13	Loan	34, 35	Storage Rentals of America Portfolio	Trailing 12	7,112,772	3,130,370	3,982,402	9.6%	120,759	0	3,861,643	2.58	9.4%	68,300,000	9/19/2019	63,950,000
13.01	Property		Nicholasville	Trailing 12	965,992	344,183	621,809		14,410	0	607,399			9,230,000	9/19/2019	9,230,000
13.02	Property		Palm Beach Gardens	Trailing 12	804,252	372,466	431,786		8,132	0	423,654			8,650,000	9/19/2019	8,650,000
13.03	Property		Beaufort	Trailing 12	931,255	358,529	572,726		13,419	0	559,306			8,200,000	9/19/2019	8,200,000
13.04	Property		Greer	Trailing 12	556,464	244,650	311,813		7,794	0	304,019			5,400,000	9/20/2019	5,400,000
13.05	Property		Frankfort	Trailing 12	503,216	200,728	302,489		9,558	0	292,931			4,670,000	9/19/2019	4,670,000
13.06	Property		Anderson	Trailing 12	525,355	233,151	292,204		8,306	0	283,897			4,700,000	9/20/2019	4,700,000
13.07	Property		Georgetown	Trailing 12	512,796	188,872	323,925		9,056	0	314,869			4,320,000	9/19/2019	4,320,000
13.08	Property		Bypass Road	Trailing 12	458,164	184,323	273,841		9,107	0	264,733			4,080,000	9/19/2019	4,080,000
13.09	Property		Litton Drive	Trailing 12	385,949	204,736	181,213		6,588	0	174,624			3,200,000	9/19/2019	3,200,000
13.10	Property		Hampton	Trailing 12	363,911	204,257	159,654		9,075	0	150,579			2,700,000	9/19/2019	2,700,000
13.11	Property		Florence	Trailing 12	285,177	153,224	131,953		4,358	0	127,595			2,100,000	9/20/2019	2,100,000
13.12	Property		Bowling Green	Trailing 12	249,178	121,183	127,995		7,218	0	120,777			1,920,000	9/19/2019	1,920,000
13.13	Property		Winn Avenue	Trailing 12	207,610	89,898	117,712		5,183	0	112,529			1,670,000	9/19/2019	1,670,000
13.14	Property		Parris Island	Trailing 12	178,656	88,020	90,636		3,228	0	87,407			1,700,000	9/19/2019	1,700,000
13.15	Property		Franklin	Trailing 12	184,797	142,148	42,648		5,326	0	37,323			1,410,000	9/19/2019	1,410,000
14	Loan	8, 36, 37, 38, 39, 40	Parkmerced	Trailing 12	102,983,881	42,514,116	60,469,764	11.1%	791,250	0	59,678,514	4.00	10.9%	2,110,000,000	9/3/2019	1,741,000,000
15	Loan		Charleston On 66th	Trailing 12	5,038,763	2,065,946	2,972,817	8.0%	64,500	0	2,908,317	2.24	7.8%	57,500,000	10/17/2019	57,500,000
16	Loan	41	The Lincoln	Not Available	4,123,333	910,286	3,213,047	8.7%	19,878	79,901	3,113,267	1.43	8.4%	50,000,000	9/6/2019	50,000,000
17	Loan	8, 42, 43	510 East 14th Street	Trailing 12	15,095,702	5,804,651	9,291,050	10.9%	48,457	130,445	9,112,149	3.62	10.7%	287,900,000	9/25/2019	287,900,000
18	Loan	8, 44, 45, 46	PCI Pharma Portfolio	Not Available	10,601,648	318,049	10,283,599	9.5%	203,428	386,514	9,693,657	2.61	8.9%	165,940,000	Various	165,940,000
18.01	Property	47	3001 Red Lion Road	Not Available	4,723,284	141,699	4,581,586		67,050	127,395	4,387,141			75,100,000	10/10/2019	75,100,000
18.02	Property		4536 & 4545 Assembly Drive	Not Available	3,410,581	102,317	3,308,263		115,260	218,994	2,974,009			52,600,000	10/11/2019	52,600,000
18.03	Property		6166 Nancy Ridge Drive	Not Available	1,300,934	39,028	1,261,906		5,637	10,711	1,245,557			19,800,000	10/10/2019	19,800,000
18.04	Property		6146 Nancy Ridge Drive	Not Available	857,888	25,737	832,151		3,718	7,064	821,370			13,000,000	10/10/2019	13,000,000
18.05	Property		1635 & 1639 New Milford School Road	Not Available	308,962	9,269	299,693		11,763	22,350	265,580			5,440,000	10/11/2019	5,440,000
19	Loan		Magnolia Parc	Trailing 12	4,399,375	1,958,218	2,441,157	7.6%	37,500	0	2,403,657	1.22	7.5%	42,500,000	8/14/2019	42,500,000
20	Loan	8	Broadcasting Square	Trailing 12	10,775,794	3,168,868	7,606,926	12.3%	155,673	507,923	6,943,331	3.50	11.2%	120,000,000	9/9/2019	120,000,000

A-1-11

GSMS 2020-GC45 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Property Name	Most Recent Description	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Debt Yield on Underwritten Net Operating Income (%)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NCF DSCR (x) (4)	Debt Yield on Underwritten Net Cash Flow (%)	Appraised Value ($)	Appraisal Date	As Is Appraised Value ($)
21	Loan	8, 21, 48, 49, 50	Property Commerce Portfolio	Trailing 12	9,523,996	3,242,090	6,281,906	10.9%	87,783	317,751	5,876,372	2.80	10.2%	100,230,000	11/22/2019	96,580,000
21.01	Property		Rayford Square	Trailing 12	1,395,790	315,191	1,080,599		15,484	65,799	999,316			16,200,000	10/24/2019	16,200,000
21.02	Property		Spring Town Center	Trailing 12	1,755,555	586,856	1,168,699		10,350	47,558	1,110,791			18,400,000	10/24/2019	18,400,000
21.03	Property		Tomball Town Center	Trailing 12	1,338,945	476,596	862,349		13,701	62,999	785,649			12,000,000	10/24/2019	12,000,000
21.04	Property		Broadmoor Village	Trailing 12	829,819	313,271	516,548		12,400	58,900	445,248			6,700,000	10/21/2019	6,700,000
21.05	Property		Winchester Town Center	Trailing 12	673,747	251,686	422,061		3,600	17,101	401,360			5,700,000	10/24/2019	5,700,000
21.06	Property		Broadway Center	Not Available	648,407	175,035	473,372		12,182	57,863	403,328			4,900,000	10/21/2019	4,900,000
21.07	Property		Mission	Trailing 12	417,400	110,508	306,892		2,720	12,920	291,252			4,700,000	10/29/2019	4,700,000
21.08	Property		Copperfield Central	Trailing 12	414,742	158,868	255,874		2,600	10,870	242,404			4,700,000	10/23/2019	4,700,000
21.09	Property		Silverlake	Trailing 12	391,450	116,780	274,670		2,102	9,983	262,586			4,100,000	10/22/2019	4,100,000
21.10	Property		Victoria	Trailing 12	370,989	109,320	261,669		2,998	14,239	244,433			3,850,000	10/29/2019	3,850,000
21.11	Property		Baybrook Marketplace	Trailing 12	211,637	138,556	73,081		2,616	5,849	64,616			3,730,000	10/22/2019	3,730,000
21.12	Property		Alvin II	Trailing 12	278,130	82,070	196,060		1,336	6,347	188,377			3,000,000	10/22/2019	3,000,000
21.13	Property		Jones Tomball Parkway - 249	Trailing 12	197,081	133,724	63,357		1,977	5,786	55,594			3,000,000	10/24/2019	3,000,000
21.14	Property		Alvin	Trailing 12	310,019	109,793	200,226		2,116	10,049	188,061			3,000,000	10/22/2019	3,000,000
21.15	Property		Greens Landing	Trailing 12	290,283	163,834	126,449		1,602	(68,510)	193,357			2,600,000	10/23/2019	2,600,000
22	Loan		264-266 West 25th Street	Trailing 12	1,968,591	488,353	1,480,238	6.6%	5,425	0	1,474,813	1.64	6.6%	34,800,000	9/27/2019	34,800,000
23	Loan		Accuride Portfolio	Not Available	4,332,233	1,025,674	3,306,559	15.3%	183,119	149,374	2,974,066	2.54	13.8%	39,575,000	Various	39,575,000
23.01	Property		Accuride Erie	Not Available	1,853,534	404,336	1,449,198		84,246	66,686	1,298,267			17,325,000	10/1/2019	17,325,000
23.02	Property		Accuride Henderson	Not Available	1,827,806	455,980	1,371,827		72,873	61,020	1,237,934			16,450,000	9/26/2019	16,450,000
23.03	Property		Accuride Springfield	Not Available	650,893	165,359	485,534		26,000	21,669	437,866			5,800,000	9/25/2019	5,800,000
24	Loan	8, 51, 52	Harvey Building Products	Not Available	18,933,995	4,362,956	14,571,039	9.1%	411,225	623,413	13,536,402	1.51	8.5%	232,600,000	Various	232,600,000
24.01	Property		Londonderry / Manufacturing	Not Available	3,075,807	602,081	2,473,726		56,444	104,245	2,313,037			41,200,000	9/26/2019	41,200,000
24.02	Property		Dartmouth / Manufacturing	Not Available	1,857,715	404,058	1,453,657		35,286	62,701	1,355,670			24,000,000	9/25/2019	24,000,000
24.03	Property		Waltham Corporate	Not Available	1,809,308	458,310	1,350,997		31,395	90,068	1,229,535			22,600,000	9/25/2019	22,600,000
24.04	Property		Woburn	Not Available	1,074,644	198,021	876,622		18,872	31,342	826,409			13,700,000	9/25/2019	13,700,000
24.05	Property		Nashua	Not Available	846,682	212,320	634,361		16,739	28,281	589,342			9,800,000	9/26/2019	9,800,000
24.06	Property		Woburn CPD	Not Available	768,259	145,891	622,368		13,216	22,824	586,328			9,400,000	9/25/2019	9,400,000
24.07	Property		(West) Bridgewater	Not Available	787,578	256,259	531,318		12,266	22,654	496,397			8,600,000	9/26/2019	8,600,000
24.08	Property		Manchester, NH	Not Available	627,924	130,200	497,724		12,262	21,575	463,887			7,700,000	9/26/2019	7,700,000
24.09	Property		Norwalk 256	Not Available	565,724	101,853	463,872		11,071	13,816	438,985			6,900,000	9/26/2019	6,900,000
24.10	Property		New London	Not Available	594,004	159,374	434,630		14,169	13,977	406,484			6,750,000	9/26/2019	6,750,000
24.11	Property		East Haven	Not Available	576,232	158,648	417,584		16,378	13,500	387,707			6,700,000	9/26/2019	6,700,000
24.12	Property		Lincoln	Not Available	538,524	136,129	402,395		12,036	18,862	371,497			6,400,000	9/27/2019	6,400,000
24.13	Property		Bethlehem	Not Available	516,178	143,546	372,631		12,410	17,177	343,044			6,000,000	9/18/2019	6,000,000
24.14	Property		Salem	Not Available	471,894	94,447	377,447		11,036	15,994	350,416			5,800,000	9/26/2019	5,800,000
24.15	Property		Norwalk 260	Not Available	478,289	74,012	404,277		7,156	11,876	385,245			5,900,000	9/26/2019	5,900,000
24.16	Property		Berlin	Not Available	480,220	102,462	377,758		12,317	11,594	353,847			5,400,000	9/26/2019	5,400,000
24.17	Property		Dartmouth	Not Available	433,917	98,573	335,343		11,718	15,333	308,292			5,400,000	9/25/2019	5,400,000
24.18	Property		Manchester, CT	Not Available	364,650	94,725	269,926		10,171	8,827	250,928			4,300,000	9/26/2019	4,300,000
24.19	Property		Portland	Not Available	340,246	80,014	260,232		15,174	11,822	233,235			4,100,000	9/26/2019	4,100,000
24.20	Property		Braintree	Not Available	362,958	110,968	251,990		10,496	10,121	231,373			4,000,000	9/26/2019	4,000,000
24.21	Property		Warwick	Not Available	316,516	79,565	236,951		6,585	10,780	219,586			3,800,000	9/27/2019	3,800,000
24.22	Property		Fitchburg	Not Available	265,297	63,546	201,751		12,101	9,373	180,277			3,400,000	9/25/2019	3,400,000
24.23	Property		Auburn	Not Available	271,258	74,815	196,443		12,792	9,021	174,630			3,300,000	9/25/2019	3,300,000
24.24	Property		Berlin CPD	Not Available	283,084	55,602	227,482		6,909	7,025	213,548			3,150,000	9/26/2019	3,150,000
24.25	Property		Portsmouth	Not Available	243,911	52,417	191,494		5,734	8,305	177,455			3,000,000	9/26/2019	3,000,000
24.26	Property		Southampton	Not Available	239,533	75,248	164,285		5,463	8,084	150,739			2,600,000	9/17/2019	2,600,000
24.27	Property		Wilkes-Barre	Not Available	207,363	53,654	153,709		4,830	7,358	141,521			2,400,000	9/18/2019	2,400,000
24.28	Property		Hyannis	Not Available	191,957	43,315	148,642		3,611	6,415	138,616			2,400,000	9/25/2019	2,400,000
24.29	Property		Springfield	Not Available	216,088	73,253	142,835		6,568	6,424	129,844			2,300,000	9/27/2019	2,300,000
24.30	Property		White River Junction	Not Available	128,239	29,650	98,589		6,019	4,039	88,530			1,600,000	9/26/2019	1,600,000
25	Loan	8, 53, 54, 55	19100 Ridgewood	Trailing 12	23,068,450	9,270,507	13,797,943	9.9%	154,504	1,081,530	12,561,909	2.42	9.0%	200,500,000	7/26/2019	200,500,000
26	Loan	56, 57	Northport Industrial Portfolio	Not Available	2,468,515	619,823	1,848,691	9.3%	21,645	86,941	1,740,105	2.24	8.7%	30,700,000	7/31/2019	30,700,000
26.01	Property		45365-45395 Northport Loop West	Not Available	1,167,490	338,024	829,466		8,851	32,794	787,821			16,100,000	7/31/2019	16,100,000
26.02	Property		45738-45778 Northport Loop West	Not Available	1,301,025	281,800	1,019,225		12,794	54,147	952,284			14,600,000	7/31/2019	14,600,000
27	Loan	58	Shops at Blue Bell	Trailing 12	2,703,820	646,269	2,057,551	10.6%	19,922	56,440	1,981,189	2.76	10.2%	29,500,000	10/1/2019	29,500,000
28	Loan		BJ’s Wholesale Club - Bowie	Not Available	1,820,200	N/A	1,820,200	9.8%	16,280	20,622	1,783,299	1.74	9.6%	28,000,000	9/13/2019	28,000,000
29	Loan	8	Cobb Place	Trailing 12	5,711,389	1,385,911	4,325,478	10.8%	70,390	149,132	4,105,956	1.90	10.3%	54,500,000	9/25/2019	54,500,000
30	Loan		830 Morris Turnpike	Trailing 12	2,178,571	734,086	1,444,485	10.3%	16,634	77,051	1,350,799	1.74	9.6%	19,000,000	9/26/2019	19,000,000
31	Loan		Larchmont Commons	Trailing 12	2,189,585	812,101	1,377,484	10.7%	51,012	65,865	1,260,606	1.74	9.8%	18,600,000	11/4/2019	18,600,000
32	Loan		Daybreak Trail Crossing	Trailing 12	1,307,551	288,712	1,018,839	8.1%	6,132	34,030	978,677	1.29	7.8%	17,100,000	9/19/2019	17,100,000
33	Loan		Trade Centre Portfolio	Trailing 12	2,073,199	780,363	1,292,836	11.2%	36,163	41,642	1,215,031	2.87	10.5%	17,800,000	10/11/2019	17,800,000
34	Loan	59, 60	Bell Oaks Centre	Trailing 12	1,462,666	349,772	1,112,894	10.4%	22,790	31,395	1,058,709	1.79	9.9%	14,600,000	10/21/2019	14,600,000
35	Loan		Calyxt Headquarters	Trailing 12	1,307,200	42,638	1,264,562	12.2%	8,891	66,681	1,188,990	3.13	11.5%	19,575,000	7/18/2019	19,575,000
36	Loan		3700 Vanowen Street	Not Available	1,218,596	309,366	909,231	9.0%	5,974	19,316	883,941	2.15	8.8%	17,000,000	8/27/2019	17,000,000
37	Loan		Cambridge Gardens	Trailing 12	1,722,282	703,293	1,018,989	10.2%	38,528	0	980,461	2.68	9.8%	18,210,000	8/29/2019	18,210,000
38	Loan	61, 62	Martin Brower Phoenix Distribution Center	Not Available	992,543	9,925	982,618	10.2%	0	26,563	956,055	2.79	10.0%	17,350,000	11/7/2019	17,350,000
39	Loan		Washington Road Self Storage	Trailing 12	1,082,177	282,409	799,769	8.4%	9,910	0	789,859	1.45	8.3%	13,600,000	10/24/2019	13,600,000
40	Loan		Audubon Cove	Trailing 12	1,494,491	651,246	843,245	8.9%	44,896	0	798,349	1.43	8.4%	12,900,000	11/11/2019	12,900,000
41	Loan		Staybridge Suites Grand Rapids	Trailing 12	2,802,623	1,635,559	1,167,064	12.4%	112,105	0	1,054,959	1.72	11.2%	16,200,000	10/29/2019	16,200,000
42	Loan		349 Coleman Boulevard	Annualized	1,109,183	320,402	788,782	9.0%	4,317	40,367	744,098	2.10	8.5%	13,700,000	8/27/2019	13,700,000
43	Loan		Archer Village	Trailing 12	1,619,843	897,411	722,432	9.0%	51,250	0	671,182	1.42	8.4%	10,900,000	8/7/2019	10,900,000
44	Loan		Tharp Portfolio		1,128,503	336,197	792,306	10.4%	16,812	37,831	737,663	1.66	9.7%	10,540,000	10/23/2019	10,540,000
44.01	Property		Stones Crossing	Trailing 12	421,984	133,614	288,370		7,339	15,865	265,165			3,450,000	10/23/2019	3,450,000
44.02	Property		Danville Retail Shoppes	Trailing 12	306,538	73,749	232,789		6,718	12,971	213,100			2,780,000	10/23/2019	2,780,000
44.03	Property		Starbucks Crawfordsville	Not Available	131,906	55,173	76,733		543	1,103	75,086			1,610,000	10/23/2019	1,610,000
44.04	Property		Big O Tires	Trailing 12	120,104	14,857	105,247		1,529	4,648	99,070			1,380,000	10/23/2019	1,380,000
44.05	Property		Crawfordsville Retail	Not Available	147,972	58,804	89,168		683	3,243	85,242			1,320,000	10/23/2019	1,320,000
45	Loan		Lukas Wine and Spirits	Not Available	925,651	242,357	683,294	10.6%	6,975	11,625	664,694	1.82	10.3%	9,450,000	10/4/2019	9,450,000
46	Loan		Sunset Grove Apartments	Trailing 12	1,417,330	705,529	711,801	11.2%	38,293	0	673,508	1.96	10.6%	8,750,000	10/9/2019	8,750,000
47	Loan	63	PW Shoe Lofts	Trailing 12	777,250	258,184	519,066	8.3%	10,315	5,672	503,078	1.34	8.1%	9,100,000	10/29/2019	9,100,000
48	Loan		North Pointe	Trailing 12	1,011,731	398,559	613,172	9.9%	13,355	37,336	562,481	1.60	9.0%	9,500,000	8/30/2019	9,500,000
49	Loan	64	1016 Carroll Street	Annualized	444,850	34,725	410,124	8.0%	2,000	0	408,124	1.89	7.9%	8,000,000	7/30/2019	8,000,000
50	Loan		CVS – Houston TX	Trailing 12	418,086	8,362	409,724	8.2%	1,952	0	407,772	1.90	8.2%	8,570,000	11/15/2019	8,570,000
51	Loan		Walgreens – Abingdon	Not Available	437,457	93,415	344,041	9.0%	2,048	12,528	329,465	1.46	8.6%	5,450,000	9/7/2019	5,450,000
52	Loan	65	Cambria Beach Lodge	Trailing 12	1,578,965	934,159	644,807	17.2%	63,159	0	581,648	4.38	15.5%	8,400,000	8/21/2019	8,400,000

A-1-12

GSMS 2020-GC45 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Property Name	As Is Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Occupancy (%) (5)	Occupancy Date	ADR ($)	RevPAR ($)	Largest Tenant	Largest Tenant Sq Ft	Largest Tenant Lease Expiration (6)	Second Largest Tenant	Second Largest Tenant Sq Ft
1	Loan	8, 9, 10, 11, 12, 13	1633 Broadway	10/24/2019	41.7%	41.7%	98.4%	10/31/2019	NAP	NAP	Allianz Asset Management of America L.P.	320,911	1/31/2031	WMG Acquisition Corp	293,888
2	Loan	8, 10, 14	560 Mission Street	10/31/2019	35.6%	35.6%	98.4%	10/31/2019	NAP	NAP	JP Morgan	246,384	9/30/2025	EY	122,760
3	Loan	8, 10, 15, 16	Starwood Industrial Portfolio	Various	45.2%	45.2%	98.4%		NAP	NAP
3.01	Property		101 45th Street	10/29/2019			81.2%	11/26/2019	NAP	NAP	McJunkin Corp.	140,980	12/31/2023	FedEx Ground Package Systems, Inc.	76,993
3.02	Property		4820-4850 Indianapolis Road	10/30/2019			100.0%	11/26/2019	NAP	NAP	Cummins Inc.	171,000	8/10/2021	Hyperikon, Inc.	152,000
3.03	Property		8401 Bearing Drive	10/30/2019			100.0%	11/26/2019	NAP	NAP	The Harvard Drug Store	196,200	6/30/2025	MS International	70,200
3.04	Property		5900 North Meadows Drive	10/30/2019			100.0%	1/1/2020	NAP	NAP	CTDI	269,831	2/28/2023	NAP
3.05	Property		5701 North Meadows Drive	10/30/2019			100.0%	11/26/2019	NAP	NAP	ODW Logistics	190,400	11/30/2023	Expresspoint Technology Services	78,505
3.06	Property		8421 Bearing Drive	10/30/2019			100.0%	11/26/2019	NAP	NAP	Sankyo America	67,850	11/30/2025	Business Furniture	56,350
3.07	Property		6451-6471 Northwind Parkway	10/29/2019			100.0%	11/26/2019	NAP	NAP	Calpipe Industries	105,952	3/31/2023	Foremost Groups	53,861
3.08	Property		4910-4938 Indianapolis Road	10/30/2019			100.0%	11/26/2019	NAP	NAP	Stephen Gould Corp.	130,000	3/31/2030	Alliance Healthcare Services	26,000
3.09	Property		6221-6241 Northwind Parkway	10/29/2019			100.0%	11/26/2019	NAP	NAP	Foremost Groups	87,985	11/30/2020	Prologix Distribution (ANC)	62,015
3.10	Property		775 Commerce Parkway West Drive	10/30/2019			100.0%	1/1/2020	NAP	NAP	Poynter Sheet Metal	155,000	12/31/2034	NAP
3.11	Property		1901 Northwind Parkway	10/29/2019			100.0%	11/26/2019	NAP	NAP	Furmanite America	36,782	8/31/2021	Americall Group	35,000
3.12	Property		333 45th Street	10/29/2019			100.0%	1/1/2020	NAP	NAP	Staley	140,000	7/31/2024	NAP
3.13	Property		221 South Swift Road	10/30/2019			100.0%	1/1/2020	NAP	NAP	Mondelez	110,000	8/31/2020	NAP
3.14	Property		W234N2091 Ridgeview Parkway Court	10/29/2019			100.0%	1/1/2020	NAP	NAP	Anixter International, Inc.	105,444	6/30/2030	NAP
3.15	Property		2240 Creekside Parkway	10/30/2019			100.0%	1/1/2020	NAP	NAP	Meadowbrook Meat Company	125,000	3/31/2024	NAP
3.16	Property		201 South Swift Road	10/30/2019			100.0%	1/1/2020	NAP	NAP	Men’s Warehouse	85,000	5/31/2023	NAP
3.17	Property		8441 Bearing Drive	10/30/2019			100.0%	1/1/2020	NAP	NAP	Old Castle	124,200	5/31/2032	NAP
3.18	Property		4700 Ironwood Drive	10/29/2019			100.0%	1/1/2020	NAP	NAP	API Heat Transfer	123,200	7/31/2026	NAP
3.19	Property		4410 North 132nd Street	10/29/2019			100.0%	11/26/2019	NAP	NAP	Keystone Automomtive Industries	48,282	11/30/2025	Snyder’s of Lance	32,188
3.20	Property		999 Gerdt Court	10/30/2019			100.0%	11/26/2019	NAP	NAP	Poly-Tainer	66,282	3/31/2024	NSK Corporation	66,033
3.21	Property		480 45th Street	10/29/2019			100.0%	1/1/2020	NAP	NAP	Three Floyds Brewing, LLC.	107,095	6/30/2033	NAP
3.22	Property		12857 South Hamlin Court	10/30/2019			100.0%	1/1/2020	NAP	NAP	Bimbo Bakeries	45,000	11/30/2029	NAP
3.23	Property		1695 Glen Ellyn Road	10/30/2019			100.0%	1/1/2020	NAP	NAP	Bimbo Bakeries	40,080	2/28/2027	NAP
3.24	Property		1701-1721 Northwind Parkway	10/30/2019			100.0%	11/26/2019	NAP	NAP	Vision Integrated Graphics	62,800	6/30/2020	Stevens Engineers & Constructors, Inc.	31,986
3.25	Property		1245 Lakeside Drive	10/30/2019			100.0%	1/1/2020	NAP	NAP	Crown Corr	59,976	8/31/2024	NAP
3.26	Property		3890 Perry Boulevard	10/30/2019			100.0%	1/1/2020	NAP	NAP	MWI Veterinary Supply Co.	70,000	9/30/2022	NAP
3.27	Property		215 45th Street	10/29/2019			100.0%	1/1/2020	NAP	NAP	Carl Budding and Company	65,000	4/30/2021	NAP
3.28	Property		845 Telser Road	10/30/2019			100.0%	1/1/2020	NAP	NAP	Bimbo Bakeries	20,000	5/31/2031	NAP
3.29	Property		1851 Northwind Parkway	10/30/2019			100.0%	1/1/2020	NAP	NAP	Sunbelt Rentals	18,120	5/31/2030	NAP
3.30	Property		1650 Northwind Parkway	10/29/2019			100.0%	1/1/2020	NAP	NAP	John Tillman & Co.	50,400	10/31/2022	NAP
3.31	Property		225 45th Street	10/29/2019			100.0%	1/1/2020	NAP	NAP	Rockwell Automation	45,000	7/31/2020	NAP
3.32	Property		1600-1640 Northwind Parkway	10/29/2019			100.0%	11/26/2019	NAP	NAP	Steiner Electric	18,960	8/31/2022	Rogers Supply Company	18,271
3.33	Property		235 45th Street	10/29/2019			100.0%	1/1/2020	NAP	NAP	Holland Special Delivery	35,000	9/30/2024	NAP
4	Loan	8, 17, 18, 19, 20	Bellagio Hotel and Casino	10/16/2019	39.3%	39.3%	94.8%	9/30/2019	281.69	267.18	NAP			NAP
5	Loan	8, 21, 22	Southcenter Mall	11/17/2019	22.2%	22.2%	84.1%	11/30/2019	NAP	NAP	American Multi-Cinema	70,000	7/31/2023	Seafood City	44,413
6	Loan		Kent Station	8/2/2019	52.8%	45.1%	86.8%	8/1/2019	NAP	NAP	AMC	58,521	11/30/2032	GSA	14,205
7	Loan	23, 24, 25	Van Aken District	10/30/2019	55.2%	55.2%	85.4%	9/30/2019	NAP	NAP	McGlinchey Stafford	18,495	5/31/2028	ABA Insurance	17,384
8	Loan	8, 10, 26, 27	650 Madison Avenue	10/31/2019	48.5%	48.5%	97.4%	10/1/2019	NAP	NAP	Ralph Lauren Corporation	277,016	12/31/2024	Memorial Sloan Kettering Cancer Center	100,700
9	Loan	8, 28, 29	The Shoppes at Blackstone Valley	8/14/2019	68.7%	57.6%	96.3%	10/31/2019	NAP	NAP	Target	127,000	1/31/2029	Kohl’s	87,141
10	Loan	8, 10, 30	90 North Campus	11/5/2019	65.0%	65.0%	100.0%	10/31/2019	NAP	NAP	T-Mobile	169,018	11/30/2029	Mindtree	93,840
11	Loan	31, 32, 33	Crystal Springs Resort	11/1/2019	50.5%	50.5%	55.2%	9/30/2019	275.46	152.01	NAP			NAP
12	Loan		Calspan Building	9/20/2019	60.0%	51.9%	89.3%	10/11/2019	NAP	NAP	Calspan	287,087	12/31/2034	CUBRC	70,673
13	Loan	34, 35	Storage Rentals of America Portfolio	Various	60.4%	60.4%	89.5%		NAP	NAP
13.01	Property		Nicholasville	9/19/2019			91.8%	10/31/2019	NAP	NAP	NAP			NAP
13.02	Property		Palm Beach Gardens	9/19/2019			90.8%	10/31/2019	NAP	NAP	NAP			NAP
13.03	Property		Beaufort	9/19/2019			93.9%	10/31/2019	NAP	NAP	NAP			NAP
13.04	Property		Greer	9/20/2019			88.3%	10/31/2019	NAP	NAP	NAP			NAP
13.05	Property		Frankfort	9/19/2019			91.4%	10/31/2019	NAP	NAP	NAP			NAP
13.06	Property		Anderson	9/20/2019			86.7%	10/31/2019	NAP	NAP	NAP			NAP
13.07	Property		Georgetown	9/19/2019			92.3%	10/31/2019	NAP	NAP	NAP			NAP
13.08	Property		Bypass Road	9/19/2019			92.1%	10/31/2019	NAP	NAP	NAP			NAP
13.09	Property		Litton Drive	9/19/2019			87.1%	10/31/2019	NAP	NAP	NAP			NAP
13.10	Property		Hampton	9/19/2019			85.0%	10/31/2019	NAP	NAP	NAP			NAP
13.11	Property		Florence	9/20/2019			88.4%	10/31/2019	NAP	NAP	NAP			NAP
13.12	Property		Bowling Green	9/19/2019			83.5%	10/31/2019	NAP	NAP	NAP			NAP
13.13	Property		Winn Avenue	9/19/2019			85.5%	10/31/2019	NAP	NAP	NAP			NAP
13.14	Property		Parris Island	9/19/2019			89.6%	10/31/2019	NAP	NAP	NAP			NAP
13.15	Property		Franklin	9/19/2019			88.2%	10/31/2019	NAP	NAP	NAP			NAP
14	Loan	8, 36, 37, 38, 39, 40	Parkmerced	9/3/2019	25.9%	25.9%	94.2%	9/10/2019	NAP	NAP	NAP			NAP
15	Loan		Charleston On 66th	10/17/2019	65.0%	65.0%	92.6%	9/30/2019	NAP	NAP	NAP			NAP
16	Loan	41	The Lincoln	9/6/2019	74.0%	63.6%	100.0%	7/31/2019	NAP	NAP	Spaces	39,424	11/30/2034	Accenture	35,318
17	Loan	8, 42, 43	510 East 14th Street	9/25/2019	29.5%	29.5%	100.0%	9/30/2019	NAP	NAP	Target	27,766	1/31/2049	Bright Horizons	10,616
18	Loan	8, 44, 45, 46	PCI Pharma Portfolio	Various	65.4%	65.4%	100.0%		NAP	NAP
18.01	Property	47	3001 Red Lion Road	10/10/2019			100.0%	1/1/2020	NAP	NAP	PCI Pharma	447,000	10/31/2039	NAP
18.02	Property		4536 & 4545 Assembly Drive	10/11/2019			100.0%	1/1/2020	NAP	NAP	PCI Pharma	768,400	10/31/2039	NAP
18.03	Property		6166 Nancy Ridge Drive	10/10/2019			100.0%	1/1/2020	NAP	NAP	PCI Pharma	37,583	10/31/2039	NAP
18.04	Property		6146 Nancy Ridge Drive	10/10/2019			100.0%	1/1/2020	NAP	NAP	PCI Pharma	24,785	10/31/2039	NAP
18.05	Property		1635 & 1639 New Milford School Road	10/11/2019			100.0%	1/1/2020	NAP	NAP	PCI Pharma	78,420	10/31/2039	NAP
19	Loan		Magnolia Parc	8/14/2019	75.3%	66.1%	94.9%	10/28/2019	NAP	NAP	NAP			NAP
20	Loan	8	Broadcasting Square	9/9/2019	51.7%	51.7%	93.8%	9/27/2019	NAP	NAP	Weis Markets, Inc.	52,976	9/30/2025	Dick’s Sporting Goods	45,101

A-1-13

GSMS 2020-GC45 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Property Name	As Is Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Occupancy (%) (5)	Occupancy Date	ADR ($)	RevPAR ($)	Largest Tenant	Largest Tenant Sq Ft	Largest Tenant Lease Expiration (6)	Second Largest Tenant	Second Largest Tenant Sq Ft
21	Loan	8, 21, 48, 49, 50	Property Commerce Portfolio	Various	57.5%	57.5%	92.4%		NAP	NAP
21.01	Property		Rayford Square	10/24/2019			87.6%	11/1/2019	NAP	NAP	Spec’s	50,500	9/30/2031	O’Reilly Auto Parts	10,800
21.02	Property		Spring Town Center	10/24/2019			91.6%	11/1/2019	NAP	NAP	Dollar Tree	10,200	5/31/2020	Big City Wings	5,320
21.03	Property		Tomball Town Center	10/24/2019			94.2%	11/1/2019	NAP	NAP	PetSmart	22,785	4/30/2027	Office Depot	20,450
21.04	Property		Broadmoor Village	10/21/2019			99.9%	11/1/2019	NAP	NAP	99 Cent Only Store	25,000	1/31/2025	Office Depot	25,000
21.05	Property		Winchester Town Center	10/24/2019			100.0%	11/1/2019	NAP	NAP	JPMorgan Chase	3,500	2/28/2025	Advances In Vision	2,400
21.06	Property		Broadway Center	10/21/2019			100.0%	11/1/2019	NAP	NAP	Stein Mart	33,354	4/30/2025	Dollar Tree	9,681
21.07	Property		Mission	10/29/2019			100.0%	11/1/2019	NAP	NAP	Mattress Firm	6,000	1/31/2025	Subway	1,600
21.08	Property		Copperfield Central	10/23/2019			81.5%	11/1/2019	NAP	NAP	Sprint	3,000	6/30/2022	Mann Eye 2	2,900
21.09	Property		Silverlake	10/22/2019			100.0%	11/1/2019	NAP	NAP	Smart Financial Credit Union	4,188	12/31/2024	Today’s Vision	3,360
21.10	Property		Victoria	10/29/2019			100.0%	11/1/2019	NAP	NAP	OrthoDent Management	8,270	3/31/2025	Pizza Hut and Wing Street	4,238
21.11	Property		Baybrook Marketplace	10/22/2019			43.3%	11/1/2019	NAP	NAP	Sally Beauty Supply	1,800	7/31/2024	Subway	1,500
21.12	Property		Alvin II	10/22/2019			100.0%	11/1/2019	NAP	NAP	MHHS	3,500	8/31/2025	Starbucks	1,981
21.13	Property		Jones Tomball Parkway - 249	10/24/2019			61.7%	11/1/2019	NAP	NAP	Pho Thanh Long	2,603	11/30/2024	Heavenly Beverages Inc	1,255
21.14	Property		Alvin	10/22/2019			100.0%	11/1/2019	NAP	NAP	Olive Garden	8,078	6/30/2023	Verizon Wireless	2,500
21.15	Property		Greens Landing	10/23/2019			79.9%	11/1/2019	NAP	NAP	Chipotle Mex Grill	2,800	9/30/2028	AT&T	2,000
22	Loan		264-266 West 25th Street	9/27/2019	64.7%	64.7%	96.8%	10/31/2019	NAP	NAP	NAP			NAP
23	Loan		Accuride Portfolio	Various	54.5%	42.6%	100.0%		NAP	NAP
23.01	Property		Accuride Erie	10/1/2019			100.0%	1/1/2020	NAP	NAP	Accuride Corporation	421,229	9/30/2039	NAP
23.02	Property		Accuride Henderson	9/26/2019			100.0%	1/1/2020	NAP	NAP	Accuride Corporation	364,365	9/30/2039	NAP
23.03	Property		Accuride Springfield	9/25/2019			100.0%	1/1/2020	NAP	NAP	Accuride Corporation	130,000	9/30/2039	NAP
24	Loan	8, 51, 52	Harvey Building Products	Various	68.8%	62.2%	100.0%		NAP	NAP
24.01	Property		Londonderry / Manufacturing	9/26/2019			100.0%	1/1/2020	NAP	NAP	Harvey Building Products	376,294	10/21/2039	NAP
24.02	Property		Dartmouth / Manufacturing	9/25/2019			100.0%	1/1/2020	NAP	NAP	Harvey Building Products	235,239	10/21/2039	NAP
24.03	Property		Waltham Corporate	9/25/2019			100.0%	1/1/2020	NAP	NAP	Harvey Building Products	54,400	10/21/2039	NAP
24.04	Property		Woburn	9/25/2019			100.0%	1/1/2020	NAP	NAP	Harvey Building Products	76,054	10/21/2039	NAP
24.05	Property		Nashua	9/26/2019			100.0%	1/1/2020	NAP	NAP	Harvey Building Products	111,594	10/21/2039	NAP
24.06	Property		Woburn CPD	9/25/2019			100.0%	1/1/2020	NAP	NAP	Harvey Building Products	59,800	10/21/2039	NAP
24.07	Property		(West) Bridgewater	9/26/2019			100.0%	1/1/2020	NAP	NAP	Harvey Building Products	81,776	10/21/2039	NAP
24.08	Property		Manchester, NH	9/26/2019			100.0%	1/1/2020	NAP	NAP	Harvey Building Products	81,747	10/21/2039	NAP
24.09	Property		Norwalk 256	9/26/2019			100.0%	1/1/2020	NAP	NAP	Harvey Building Products	40,232	10/21/2039	NAP
24.10	Property		New London	9/26/2019			100.0%	1/1/2020	NAP	NAP	Harvey Building Products	70,642	10/21/2039	NAP
24.11	Property		East Haven	9/26/2019			100.0%	1/1/2020	NAP	NAP	Harvey Building Products	70,089	10/21/2039	NAP
24.12	Property		Lincoln	9/27/2019			100.0%	1/1/2020	NAP	NAP	Harvey Building Products	80,240	10/21/2039	NAP
24.13	Property		Bethlehem	9/18/2019			100.0%	1/1/2020	NAP	NAP	Harvey Building Products	71,091	10/21/2039	NAP
24.14	Property		Salem	9/26/2019			100.0%	1/1/2020	NAP	NAP	Harvey Building Products	58,286	10/21/2039	NAP
24.15	Property		Norwalk 260	9/26/2019			100.0%	1/1/2020	NAP	NAP	Harvey Building Products	30,000	10/21/2039	NAP
24.16	Property		Berlin	9/26/2019			100.0%	1/1/2020	NAP	NAP	Harvey Building Products	43,796	10/21/2039	NAP
24.17	Property		Dartmouth	9/25/2019			100.0%	1/1/2020	NAP	NAP	Harvey Building Products	63,117	10/21/2039	NAP
24.18	Property		Manchester, CT	9/26/2019			100.0%	1/1/2020	NAP	NAP	Harvey Building Products	49,175	10/21/2039	NAP
24.19	Property		Portland	9/26/2019			100.0%	1/1/2020	NAP	NAP	Harvey Building Products	48,145	10/21/2039	NAP
24.20	Property		Braintree	9/26/2019			100.0%	1/1/2020	NAP	NAP	Harvey Building Products	32,531	10/21/2039	NAP
24.21	Property		Warwick	9/27/2019			100.0%	1/1/2020	NAP	NAP	Harvey Building Products	43,899	10/21/2039	NAP
24.22	Property		Fitchburg	9/25/2019			100.0%	1/1/2020	NAP	NAP	Harvey Building Products	39,433	10/21/2039	NAP
24.23	Property		Auburn	9/25/2019			100.0%	1/1/2020	NAP	NAP	Harvey Building Products	37,132	10/21/2039	NAP
24.24	Property		Berlin CPD	9/26/2019			100.0%	1/1/2020	NAP	NAP	Harvey Building Products	28,163	10/21/2039	NAP
24.25	Property		Portsmouth	9/26/2019			100.0%	1/1/2020	NAP	NAP	Harvey Building Products	31,470	10/21/2039	NAP
24.26	Property		Southampton	9/17/2019			100.0%	1/1/2020	NAP	NAP	Harvey Building Products	36,421	10/21/2039	NAP
24.27	Property		Wilkes-Barre	9/18/2019			100.0%	1/1/2020	NAP	NAP	Harvey Building Products	32,200	10/21/2039	NAP
24.28	Property		Hyannis	9/25/2019			100.0%	1/1/2020	NAP	NAP	Harvey Building Products	24,070	10/21/2039	NAP
24.29	Property		Springfield	9/27/2019			100.0%	1/1/2020	NAP	NAP	Harvey Building Products	25,347	10/21/2039	NAP
24.30	Property		White River Junction	9/26/2019			100.0%	1/1/2020	NAP	NAP	Harvey Building Products	13,736	10/21/2039	NAP
25	Loan	8, 53, 54, 55	19100 Ridgewood	7/26/2019	69.8%	69.8%	100.0%	1/1/2020	NAP	NAP	Marathon Petroleum	618,017	5/31/2029	NAP
26	Loan	56, 57	Northport Industrial Portfolio	7/31/2019	64.9%	64.9%	100.0%		NAP	NAP
26.01	Property		45365-45395 Northport Loop West	7/31/2019			100.0%	1/1/2020	NAP	NAP	Penguin Computing	44,256	7/31/2030	NAP
26.02	Property		45738-45778 Northport Loop West	7/31/2019			100.0%	1/1/2020	NAP	NAP	Lam Research Corporation	63,970	11/30/2027	NAP
27	Loan	58	Shops at Blue Bell	10/1/2019	66.0%	66.0%	98.3%	8/31/2019	NAP	NAP	GIANT Food Stores	68,243	7/31/2032	True Value	7,650
28	Loan		BJ’s Wholesale Club - Bowie	9/13/2019	66.2%	55.2%	100.0%	1/1/2020	NAP	NAP	BJ’s Wholesale Club	108,532	6/8/2037	NAP
29	Loan	8	Cobb Place	9/25/2019	73.4%	66.1%	94.7%	10/1/2019	NAP	NAP	American Signature Home	50,000	1/31/2024	Ashley Furniture	42,871
30	Loan		830 Morris Turnpike	9/26/2019	73.7%	58.0%	96.8%	10/8/2019	NAP	NAP	RGN-Short Hills II, LLC	15,832	12/9/2029	Williams Law	8,419
31	Loan		Larchmont Commons	11/4/2019	69.4%	59.8%	86.3%	11/1/2019	NAP	NAP	Planet Fitness	19,858	5/31/2029	ALDI	16,782
32	Loan		Daybreak Trail Crossing	9/19/2019	73.5%	59.4%	97.4%	10/18/2019	NAP	NAP	Pony Express Dental	7,500	7/23/2027	Costa Vida	3,200
33	Loan		Trade Centre Portfolio	10/11/2019	65.0%	65.0%	100.0%	10/1/2019	NAP	NAP	Arete Associates	25,200	7/31/2023	Thule, Inc.	19,096
34	Loan	59, 60	Bell Oaks Centre	10/21/2019	73.4%	64.7%	98.3%	9/24/2019	NAP	NAP	Schnucks Markets	63,710	3/31/2031	Archie & Clydes	10,412
35	Loan		Calyxt Headquarters	7/18/2019	53.0%	53.0%	100.0%	1/1/2020	NAP	NAP	Calyxt	44,454	4/30/2038	NAP
36	Loan		3700 Vanowen Street	8/27/2019	59.1%	59.1%	100.0%	1/1/2020	NAP	NAP	ARRI	39,826	2/28/2034	NAP
37	Loan		Cambridge Gardens	8/29/2019	54.9%	54.9%	96.1%	9/17/2019	NAP	NAP	NAP			NAP
38	Loan	61, 62	Martin Brower Phoenix Distribution Center	11/7/2019	55.3%	55.3%	100.0%	1/1/2020	NAP	NAP	The Martin-Brower Company	93,202	6/30/2032	NAP
39	Loan		Washington Road Self Storage	10/24/2019	69.9%	60.4%	93.6%	10/23/2019	NAP	NAP	NAP			NAP
40	Loan		Audubon Cove	11/11/2019	73.6%	64.0%	97.0%	11/22/2019	NAP	NAP	NAP			NAP
41	Loan		Staybridge Suites Grand Rapids	10/29/2019	58.0%	42.2%	70.7%	10/31/2019	115.18	81.48	NAP			NAP
42	Loan		349 Coleman Boulevard	8/27/2019	63.9%	63.9%	100.0%	9/10/2019	NAP	NAP	Ameris Bank	9,745	6/30/2027	RPM Mt. Pleasant, Inc.	6,302
43	Loan		Archer Village	8/7/2019	73.3%	62.2%	92.7%	10/23/2019	NAP	NAP	NAP			NAP
44	Loan		Tharp Portfolio	10/23/2019	72.0%	57.6%	100.0%		NAP	NAP
44.01	Property		Stones Crossing	10/23/2019			100.0%	12/3/2019	NAP	NAP	Dollar Tree	9,100	8/31/2021	Tried and True Alehouse	6,021
44.02	Property		Danville Retail Shoppes	10/23/2019			100.0%	12/3/2019	NAP	NAP	Advance Auto	5,675	12/31/2023	Leach & Sons	3,682
44.03	Property		Starbucks Crawfordsville	10/23/2019			100.0%	1/1/2020	NAP	NAP	Starbucks	2,264	7/31/2029	NAP
44.04	Property		Big O Tires	10/23/2019			100.0%	1/1/2020	NAP	NAP	Big O Tires	6,116	3/31/2021	NAP
44.05	Property		Crawfordsville Retail	10/23/2019			100.0%	12/3/2019	NAP	NAP	Athletico Physical Therapy	2,266	10/31/2029	Verizon Wireless	1,095
45	Loan		Lukas Wine and Spirits	10/4/2019	68.1%	57.3%	100.0%	1/1/2020	NAP	NAP	Lukas Wines	46,500	3/31/2039	NAP
46	Loan		Sunset Grove Apartments	10/9/2019	72.8%	64.3%	94.0%	10/23/2019	NAP	NAP	NAP			NAP
47	Loan	63	PW Shoe Lofts	10/29/2019	68.6%	55.3%	100.0%	11/19/2019	NAP	NAP	NAP			NAP
48	Loan		North Pointe	8/30/2019	65.4%	56.4%	100.0%	12/9/2019	NAP	NAP	Publix	47,955	4/1/2022	Lumber Liquidators	5,700
49	Loan	64	1016 Carroll Street	7/30/2019	64.4%	64.4%	100.0%	11/14/2019	NAP	NAP	NAP			NAP
50	Loan		CVS – Houston TX	11/15/2019	58.3%	58.3%	100.0%	1/1/2020	NAP	NAP	CVS	13,013	1/31/2031	NAP
51	Loan		Walgreens – Abingdon	9/7/2019	70.5%	59.8%	100.0%	1/1/2020	NAP	NAP	Walgreens	13,650	12/31/2028	NAP
52	Loan	65	Cambria Beach Lodge	8/21/2019	44.6%	44.6%	74.6%	7/31/2019	198.45	148.03	NAP			NAP

A-1-14

GSMS 2020-GC45 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Property Name	Second Largest Tenant Lease Expiration (6)	Third Largest Tenant	Third Largest Tenant Sq Ft	Third Largest Tenant Lease Expiration (6)	Fourth Largest Tenant	Fourth Largest Tenant Sq Ft	Fourth Largest Tenant Lease Expiration (6)	Fifth Largest Tenant	Fifth Largest Tenant Sq Ft	Fifth Largest Tenant Lease Expiration (6)	Environmental Phase I Report Date
1	Loan	8, 9, 10, 11, 12, 13	1633 Broadway	7/31/2029	Showtime Networks Inc	261,196	1/31/2026	Morgan Stanley & Co	260,829	3/31/2032	Kasowitz Benson Torres	203,394	3/31/2037	10/30/2019
2	Loan	8, 10, 14	560 Mission Street	12/31/2028	TIAA-CREF	64,696	9/30/2027	ARUP	49,832	9/30/2026	Seyfarth Shaw	49,695	9/30/2027	11/25/2019
3	Loan	8, 10, 15, 16	Starwood Industrial Portfolio
3.01	Property		101 45th Street	7/31/2022	List Industries	66,098	5/31/2024	NAP			NAP			10/7/2019
3.02	Property		4820-4850 Indianapolis Road	1/31/2023	NAP			NAP			NAP			10/7/2019
3.03	Property		8401 Bearing Drive	5/31/2026	NAP			NAP			NAP			10/4/2019
3.04	Property		5900 North Meadows Drive		NAP			NAP			NAP			10/4/2019
3.05	Property		5701 North Meadows Drive	1/31/2024	NAP			NAP			NAP			10/4/2019
3.06	Property		8421 Bearing Drive	3/31/2026	NAP			NAP			NAP			10/4/2019
3.07	Property		6451-6471 Northwind Parkway	7/31/2022	NAP			NAP			NAP			10/4/2019
3.08	Property		4910-4938 Indianapolis Road	6/30/2024	NAP			NAP			NAP			10/7/2019
3.09	Property		6221-6241 Northwind Parkway	10/31/2022	NAP			NAP			NAP			10/4/2019
3.10	Property		775 Commerce Parkway West Drive		NAP			NAP			NAP			10/7/2019
3.11	Property		1901 Northwind Parkway	2/28/2021	Munch’s Supply	29,655	10/31/2021	NAP			NAP			10/4/2019
3.12	Property		333 45th Street		NAP			NAP			NAP			10/7/2019
3.13	Property		221 South Swift Road		NAP			NAP			NAP			10/10/2019
3.14	Property		W234N2091 Ridgeview Parkway Court		NAP			NAP			NAP			10/22/2019
3.15	Property		2240 Creekside Parkway		NAP			NAP			NAP			10/4/2019
3.16	Property		201 South Swift Road		NAP			NAP			NAP			10/10/2019
3.17	Property		8441 Bearing Drive		NAP			NAP			NAP			10/4/2019
3.18	Property		4700 Ironwood Drive		NAP			NAP			NAP			10/21/2019
3.19	Property		4410 North 132nd Street	12/31/2023	Milwuakee Electric Tool Corp.	19,530	12/31/2025	NAP			NAP			10/15/2019
3.20	Property		999 Gerdt Court	8/31/2021	NAP			NAP			NAP			10/7/2019
3.21	Property		480 45th Street		NAP			NAP			NAP			10/7/2019
3.22	Property		12857 South Hamlin Court		NAP			NAP			NAP			10/10/2019
3.23	Property		1695 Glen Ellyn Road		NAP			NAP			NAP			10/4/2019
3.24	Property		1701-1721 Northwind Parkway	9/30/2020	NAP			NAP			NAP			10/4/2019
3.25	Property		1245 Lakeside Drive		NAP			NAP			NAP			10/4/2019
3.26	Property		3890 Perry Boulevard		NAP			NAP			NAP			10/7/2019
3.27	Property		215 45th Street		NAP			NAP			NAP			10/7/2019
3.28	Property		845 Telser Road		NAP			NAP			NAP			10/11/2019
3.29	Property		1851 Northwind Parkway		NAP			NAP			NAP			10/4/2019
3.30	Property		1650 Northwind Parkway		NAP			NAP			NAP			10/4/2019
3.31	Property		225 45th Street		NAP			NAP			NAP			10/7/2019
3.32	Property		1600-1640 Northwind Parkway	4/30/2023	Johnson Controls	12,975	1/31/2022	NAP			NAP			10/4/2019
3.33	Property		235 45th Street		NAP			NAP			NAP			10/7/2019
4	Loan	8, 17, 18, 19, 20	Bellagio Hotel and Casino		NAP			NAP			NAP			11/6/2019
5	Loan	8, 21, 22	Southcenter Mall	7/15/2025	Round One	40,576	7/31/2025	The Container Store	25,452	2/28/2027	H&M	24,506	1/31/2029	11/20/2019
6	Loan		Kent Station	11/14/2025	Road Runner	7,015	9/30/2020	Ram	6,540	11/30/2020	Mama Stortini’s	5,840	5/31/2022	11/15/2019
7	Loan	23, 24, 25	Van Aken District	7/31/2028	RMS	11,591	1/31/2029	The Beauty Shoppe	8,001	11/30/2029	Paragon	6,677	7/31/2028	11/5/2019
8	Loan	8, 10, 26, 27	650 Madison Avenue	7/31/2023	Sotheby’s Int’l Realty Inc	37,772	11/30/2035	Willett Advisors LLC	25,732	12/31/2024	BC Partners Inc.	19,380	1/31/2027	10/29/2019
9	Loan	8, 28, 29	The Shoppes at Blackstone Valley	2/3/2024	Cinema de Lux	72,000	6/30/2024	Dick’s Sporting Goods	54,159	1/31/2024	Marshalls	42,000	5/31/2024	10/4/2019
10	Loan	8, 10, 30	90 North Campus	8/31/2029	NAP			NAP			NAP			7/18/2019
11	Loan	31, 32, 33	Crystal Springs Resort		NAP			NAP			NAP			9/12/2019
12	Loan		Calspan Building	12/31/2024	NRG Curtailment Solutions	26,810	12/31/2023	Harper International	19,468	1/31/2020	Mohawk Global	3,940	5/31/2022	9/26/2019
13	Loan	34, 35	Storage Rentals of America Portfolio
13.01	Property		Nicholasville		NAP			NAP			NAP			10/4/2019
13.02	Property		Palm Beach Gardens		NAP			NAP			NAP			10/8/2019
13.03	Property		Beaufort		NAP			NAP			NAP			10/10/2019
13.04	Property		Greer		NAP			NAP			NAP			10/8/2019
13.05	Property		Frankfort		NAP			NAP			NAP			10/7/2019
13.06	Property		Anderson		NAP			NAP			NAP			10/7/2019
13.07	Property		Georgetown		NAP			NAP			NAP			10/4/2019
13.08	Property		Bypass Road		NAP			NAP			NAP			10/7/2019
13.09	Property		Litton Drive		NAP			NAP			NAP			10/10/2019
13.10	Property		Hampton		NAP			NAP			NAP			10/10/2019
13.11	Property		Florence		NAP			NAP			NAP			10/7/2019
13.12	Property		Bowling Green		NAP			NAP			NAP			10/4/2019
13.13	Property		Winn Avenue		NAP			NAP			NAP			10/7/2019
13.14	Property		Parris Island		NAP			NAP			NAP			10/10/2019
13.15	Property		Franklin		NAP			NAP			NAP			10/7/2019
14	Loan	8, 36, 37, 38, 39, 40	Parkmerced		NAP			NAP			NAP			9/11/2019
15	Loan		Charleston On 66th		NAP			NAP			NAP			9/23/2019
16	Loan	41	The Lincoln	3/31/2029	UpStart	15,446	11/30/2026	Del Mar SoCal Kitchen	5,178	4/16/2029	Lincoln Social Rooftop	4,026	4/14/2029	9/13/2019
17	Loan	8, 42, 43	510 East 14th Street	11/30/2034	14th Street Medical Arts	4,018	10/30/2039	Sally Beauty Supply	1,995	1/31/2030	NAP			11/27/2019
18	Loan	8, 44, 45, 46	PCI Pharma Portfolio
18.01	Property	47	3001 Red Lion Road		NAP			NAP			NAP			6/6/2019
18.02	Property		4536 & 4545 Assembly Drive		NAP			NAP			NAP			6/6/2019
18.03	Property		6166 Nancy Ridge Drive		NAP			NAP			NAP			8/21/2019
18.04	Property		6146 Nancy Ridge Drive		NAP			NAP			NAP			8/21/2019
18.05	Property		1635 & 1639 New Milford School Road		NAP			NAP			NAP			6/6/2019
19	Loan		Magnolia Parc		NAP			NAP			NAP			7/29/2019
20	Loan	8	Broadcasting Square	1/31/2021	Bed Bath & Beyond	30,066	1/31/2021	Marmaxx Corp.	30,000	1/31/2023	Ross	29,828	1/31/2022	9/23/2019

A-1-15

GSMS 2020-GC45 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Property Name	Second Largest Tenant Lease Expiration (6)	Third Largest Tenant	Third Largest Tenant Sq Ft	Third Largest Tenant Lease Expiration (6)	Fourth Largest Tenant	Fourth Largest Tenant Sq Ft	Fourth Largest Tenant Lease Expiration (6)	Fifth Largest Tenant	Fifth Largest Tenant Sq Ft	Fifth Largest Tenant Lease Expiration (6)	Environmental Phase I Report Date
21	Loan	8, 21, 48, 49, 50	Property Commerce Portfolio
21.01	Property		Rayford Square	3/31/2028	Sherwin-Williams	6,480	11/30/2025	Jack in the Box (Ground Lease)	1	1/31/2031	NAP			11/4/2019
21.02	Property		Spring Town Center	10/31/2028	Kim Long Asian Food	4,000	9/30/2022	Wacky Mongolian Grill	3,320	4/30/2020	$1.19 Dry Clean Planet	3,137	8/31/2024	11/4/2019
21.03	Property		Tomball Town Center	4/30/2023	Dollar Tree	9,000	9/30/2027	Nails and Spa of Texas	4,000	9/30/2029	Leslie’s Swimming Pool	2,954	12/31/2022	11/4/2019
21.04	Property		Broadmoor Village	5/31/2022	Epic Health Services	5,250	4/30/2020	Sprint Spectrum Realty	3,500	1/31/2025	Texas Comptroller	2,146	9/30/2024	11/4/2019
21.05	Property		Winchester Town Center	9/30/2020	Pho Mai Tai Noodle House	2,400	2/28/2021	Bella Nails	1,800	6/30/2020	Obsidian Beauty Supply	1,600	7/31/2021	11/4/2019
21.06	Property		Broadway Center	9/30/2021	CR Scrubs	8,333	10/31/2023	Dog Tags Restaurant	5,672	5/30/2025	Nail Club	1,956	10/31/2021	11/4/2019
21.07	Property		Mission	11/30/2022	Tapioca Rush	1,600	11/30/2024	Yoko’s Sushi Restaurant	1,500	12/31/2023	Cricket	1,500	1/31/2023	11/4/2019
21.08	Property		Copperfield Central	2/28/2025	Hikari	1,780	9/30/2022	Sally Beauty Supply	1,520	7/31/2021	Aisha’s Salon & Spa	1,400	7/31/2022	11/4/2019
21.09	Property		Silverlake	5/31/2024	Firehouse Subs Sandwich Shop	1,600	6/30/2020	Supercuts	1,360	10/31/2022	NAP			11/4/2019
21.10	Property		Victoria	11/30/2021	Supercuts	1,280	5/31/2021	Ly Nails	1,200	1/31/2024	NAP			11/5/2019
21.11	Property		Baybrook Marketplace	3/31/2022	Great Clips	1,201	3/31/2025	High Class Nails	1,164	1/31/2025	NAP			11/4/2019
21.12	Property		Alvin II	5/31/2025	Sport Clips	1,200	7/31/2025	NAP			NAP			11/4/2019
21.13	Property		Jones Tomball Parkway - 249	3/31/2024	J Foot Reflexology	1,210	6/30/2024	Harris County Rep Party	1,032	9/30/2020	NAP			11/4/2019
21.14	Property		Alvin	6/30/2023	NAP			NAP			NAP			11/4/2019
21.15	Property		Greens Landing	11/30/2021	Bonfie Hot Wings	1,600	12/31/2021	NAP			NAP			11/4/2019
22	Loan		264-266 West 25th Street		NAP			NAP			NAP			11/7/2019
23	Loan		Accuride Portfolio
23.01	Property		Accuride Erie		NAP			NAP			NAP			7/24/2019
23.02	Property		Accuride Henderson		NAP			NAP			NAP			7/26/2019
23.03	Property		Accuride Springfield		NAP			NAP			NAP			7/24/2019
24	Loan	8, 51, 52	Harvey Building Products
24.01	Property		Londonderry / Manufacturing		NAP			NAP			NAP			8/30/2019
24.02	Property		Dartmouth / Manufacturing		NAP			NAP			NAP			8/28/2019
24.03	Property		Waltham Corporate		NAP			NAP			NAP			8/27/2019
24.04	Property		Woburn		NAP			NAP			NAP			8/29/2019
24.05	Property		Nashua		NAP			NAP			NAP			8/30/2019
24.06	Property		Woburn CPD		NAP			NAP			NAP			8/29/2019
24.07	Property		(West) Bridgewater		NAP			NAP			NAP			8/25/2019
24.08	Property		Manchester, NH		NAP			NAP			NAP			8/30/2019
24.09	Property		Norwalk 256		NAP			NAP			NAP			8/30/2019
24.10	Property		New London		NAP			NAP			NAP			8/30/2019
24.11	Property		East Haven		NAP			NAP			NAP			8/30/2019
24.12	Property		Lincoln		NAP			NAP			NAP			8/30/2019
24.13	Property		Bethlehem		NAP			NAP			NAP			8/30/2019
24.14	Property		Salem		NAP			NAP			NAP			8/30/2019
24.15	Property		Norwalk 260		NAP			NAP			NAP			8/30/2019
24.16	Property		Berlin		NAP			NAP			NAP			8/30/2019
24.17	Property		Dartmouth		NAP			NAP			NAP			8/30/2019
24.18	Property		Manchester, CT		NAP			NAP			NAP			8/30/2019
24.19	Property		Portland		NAP			NAP			NAP			8/29/2019
24.20	Property		Braintree		NAP			NAP			NAP			8/25/2019
24.21	Property		Warwick		NAP			NAP			NAP			8/30/2019
24.22	Property		Fitchburg		NAP			NAP			NAP			8/29/2019
24.23	Property		Auburn		NAP			NAP			NAP			8/28/2019
24.24	Property		Berlin CPD		NAP			NAP			NAP			8/30/2019
24.25	Property		Portsmouth		NAP			NAP			NAP			8/28/2019
24.26	Property		Southampton		NAP			NAP			NAP			8/30/2019
24.27	Property		Wilkes-Barre		NAP			NAP			NAP			8/30/2019
24.28	Property		Hyannis		NAP			NAP			NAP			8/30/2019
24.29	Property		Springfield		NAP			NAP			NAP			8/30/2019
24.30	Property		White River Junction		NAP			NAP			NAP			8/29/2019
25	Loan	8, 53, 54, 55	19100 Ridgewood		NAP			NAP			NAP			8/1/2019
26	Loan	56, 57	Northport Industrial Portfolio
26.01	Property		45365-45395 Northport Loop West		NAP			NAP			NAP			8/19/2019
26.02	Property		45738-45778 Northport Loop West		NAP			NAP			NAP			8/19/2019
27	Loan	58	Shops at Blue Bell	7/25/2029	IHOP	3,970	1/31/2023	Santander Bank	3,200	6/30/2025	Thai Orchid	2,250	1/31/2020	11/7/2019
28	Loan		BJ’s Wholesale Club - Bowie		NAP			NAP			NAP			9/18/2019
29	Loan	8	Cobb Place	4/14/2022	DSW Shoes	36,899	1/31/2024	Bed Bath & Beyond	35,096	1/31/2024	Hobbytown USA	30,277	12/31/2028	8/26/2019
30	Loan		830 Morris Turnpike	2/28/2023	Spiro Law	6,457	2/28/2023	Hartman Doherty Law	5,486	6/30/2025	Weinstein Law	5,285	8/31/2024	9/26/2019
31	Loan		Larchmont Commons	9/30/2023	Dollar Tree	12,076	4/30/2022	Bright Beginnings	9,493	10/31/2023	Smiles Associates	6,794	5/14/2028	11/15/2019
32	Loan		Daybreak Trail Crossing	4/30/2034	McDonalds	3,200	11/4/2038	Wells Fargo	3,002	10/19/2025	Karuwaa Nepali & Indian Cuisine	2,631	4/30/2028	10/2/2019
33	Loan		Trade Centre Portfolio	1/31/2024	Cray Inc.	19,090	1/31/2023	Redstone Aerospace Corporation	17,660	5/30/2025	Droplet Measurement Technologies, Inc.	15,738	11/30/2026	10/17/2019
34	Loan	59, 60	Bell Oaks Centre	4/30/2021	Hallmark	5,220	3/31/2021	China Village	2,800	8/31/2021	Palm Beach Tan	2,400	12/31/2022	10/31/2019
35	Loan		Calyxt Headquarters		NAP			NAP			NAP			8/9/2019
36	Loan		3700 Vanowen Street		NAP			NAP			NAP			10/22/2019
37	Loan		Cambridge Gardens		NAP			NAP			NAP			9/4/2019
38	Loan	61, 62	Martin Brower Phoenix Distribution Center		NAP			NAP			NAP			10/19/2019
39	Loan		Washington Road Self Storage		NAP			NAP			NAP			10/3/2019
40	Loan		Audubon Cove		NAP			NAP			NAP			11/14/2019
41	Loan		Staybridge Suites Grand Rapids		NAP			NAP			NAP			11/8/2019
42	Loan		349 Coleman Boulevard	7/19/2027	Wells Fargo Advisors	4,513	9/30/2022	2Book Inc.	3,307	5/31/2022	Holder, Padget, Littlejohn	3,062	3/31/2025	9/4/2019
43	Loan		Archer Village		NAP			NAP			NAP			8/15/2019
44	Loan		Tharp Portfolio
44.01	Property		Stones Crossing	4/30/2027	Summit Dermatology	3,865	8/31/2025	Roku Sushi and Pho	2,600	8/31/2026	NAP			10/30/2019
44.02	Property		Danville Retail Shoppes	10/31/2026	Healthy Paws Animal Hospital	2,800	5/31/2027	Verizon Wireless	2,400	7/31/2021	Asia Wok	1,800	4/30/2028	10/31/2019
44.03	Property		Starbucks Crawfordsville		NAP			NAP			NAP			10/31/2019
44.04	Property		Big O Tires		NAP			NAP			NAP			10/30/2019
44.05	Property		Crawfordsville Retail	3/31/2025	Edward D. Jones	906	12/31/2024	NAP			NAP			10/30/2019
45	Loan		Lukas Wine and Spirits		NAP			NAP			NAP			10/9/2019
46	Loan		Sunset Grove Apartments		NAP			NAP			NAP			10/4/2019
47	Loan	63	PW Shoe Lofts		NAP			NAP			NAP			11/4/2019
48	Loan		North Pointe	10/31/2025	Schiano’s	3,200	8/31/2025	First Horizon	2,520	8/31/2020	Burnette’s Cleaners	1,680	MTM	8/26/2019
49	Loan	64	1016 Carroll Street		NAP			NAP			NAP			3/20/2019
50	Loan		CVS – Houston TX		NAP			NAP			NAP			12/6/2019
51	Loan		Walgreens – Abingdon		NAP			NAP			NAP			9/23/2019
52	Loan	65	Cambria Beach Lodge		NAP			NAP			NAP			9/3/2019

A-1-16

GSMS 2020-GC45 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Property Name	Environmental Phase II	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Earthquake Insurance Required	Upfront RE Tax Reserve ($)	Ongoing RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Ongoing Insurance Reserve ($)	Upfront Replacement Reserve ($)	Ongoing Replacement Reserve ($)	Replacement Reserve Caps ($)
1	Loan	8, 9, 10, 11, 12, 13	1633 Broadway	No	NAP	10/30/2019	NAP	NAP	No	0	0	0	0	0	0	1,024,605
2	Loan	8, 10, 14	560 Mission Street	No	NAP	11/18/2019	11/18/2019	9%	No	0	0	0	0	0	0	267,260
3	Loan	8, 10, 15, 16	Starwood Industrial Portfolio						No	0	0	0	0	0	0	1,221,119
3.01	Property		101 45th Street	No	NAP	10/3/2019	NAP	NAP	No
3.02	Property		4820-4850 Indianapolis Road	No	NAP	10/3/2019	NAP	NAP	No
3.03	Property		8401 Bearing Drive	No	NAP	10/2/2019	NAP	NAP	No
3.04	Property		5900 North Meadows Drive	No	NAP	10/3/2019	NAP	NAP	No
3.05	Property		5701 North Meadows Drive	No	NAP	10/3/2019	NAP	NAP	No
3.06	Property		8421 Bearing Drive	No	NAP	10/2/2019	NAP	NAP	No
3.07	Property		6451-6471 Northwind Parkway	No	NAP	10/7/2019	NAP	NAP	No
3.08	Property		4910-4938 Indianapolis Road	No	NAP	10/3/2019	NAP	NAP	No
3.09	Property		6221-6241 Northwind Parkway	No	NAP	10/7/2019	NAP	NAP	No
3.10	Property		775 Commerce Parkway West Drive	No	NAP	10/2/2019	NAP	NAP	No
3.11	Property		1901 Northwind Parkway	No	NAP	10/7/2019	NAP	NAP	No
3.12	Property		333 45th Street	No	NAP	10/3/2019	NAP	NAP	No
3.13	Property		221 South Swift Road	No	NAP	10/2/2019	NAP	NAP	No
3.14	Property		W234N2091 Ridgeview Parkway Court	No	NAP	10/9/2019	NAP	NAP	No
3.15	Property		2240 Creekside Parkway	No	NAP	10/3/2019	NAP	NAP	No
3.16	Property		201 South Swift Road	No	NAP	10/2/2019	NAP	NAP	No
3.17	Property		8441 Bearing Drive	No	NAP	10/2/2019	NAP	NAP	No
3.18	Property		4700 Ironwood Drive	No	NAP	10/9/2019	NAP	NAP	No
3.19	Property		4410 North 132nd Street	No	NAP	10/8/2019	NAP	NAP	No
3.20	Property		999 Gerdt Court	No	NAP	10/2/2019	NAP	NAP	No
3.21	Property		480 45th Street	No	NAP	10/3/2019	NAP	NAP	No
3.22	Property		12857 South Hamlin Court	No	NAP	10/3/2019	NAP	NAP	No
3.23	Property		1695 Glen Ellyn Road	No	NAP	10/2/2019	NAP	NAP	No
3.24	Property		1701-1721 Northwind Parkway	No	NAP	10/7/2019	NAP	NAP	No
3.25	Property		1245 Lakeside Drive	No	NAP	10/2/2019	NAP	NAP	No
3.26	Property		3890 Perry Boulevard	No	NAP	10/3/2019	NAP	NAP	No
3.27	Property		215 45th Street	No	NAP	10/3/2019	NAP	NAP	No
3.28	Property		845 Telser Road	No	NAP	10/3/2019	NAP	NAP	No
3.29	Property		1851 Northwind Parkway	No	NAP	10/7/2019	NAP	NAP	No
3.30	Property		1650 Northwind Parkway	No	NAP	10/7/2019	NAP	NAP	No
3.31	Property		225 45th Street	No	NAP	10/3/2019	NAP	NAP	No
3.32	Property		1600-1640 Northwind Parkway	No	NAP	10/7/2019	NAP	NAP	No
3.33	Property		235 45th Street	No	NAP	10/3/2019	NAP	NAP	No
4	Loan	8, 17, 18, 19, 20	Bellagio Hotel and Casino	No	NAP	11/6/2019	NAP	NAP	No	0	0	0	0	0	0	0
5	Loan	8, 21, 22	Southcenter Mall	No	NAP	11/20/2019	11/20/2019	10%	No	0	0	0	0	0	0	148,783
6	Loan		Kent Station	No	NAP	8/28/2019	8/28/2019	7%	No	141,902	70,951	51,034	6,379	0	6,339	0
7	Loan	23, 24, 25	Van Aken District	No	NAP	11/5/2019	NAP	NAP	No	226,227	32,318	153,344	11,796	0	3,929	0
8	Loan	8, 10, 26, 27	650 Madison Avenue	No	NAP	10/29/2019	NAP	NAP	No	0	0	0	0	0	0	0
9	Loan	8, 28, 29	The Shoppes at Blackstone Valley	No	NAP	9/30/2019	NAP	NAP	No	0	0	0	0	0	13,118	0
10	Loan	8, 10, 30	90 North Campus	Yes	11/4/2019	11/12/2019	11/5/2019	8%	No	0	0	0	0	0	0	0
11	Loan	31, 32, 33	Crystal Springs Resort	No	NAP	9/12/2019	NAP	NAP	No	421,620	140,540	69,424	0	5,074,000	On each monthly Payment Date up to and including the January 2021 Payment Date an amount equal to 2% and thereafter 4%, in each case, of the Rents for the second proceeding Month	0
12	Loan		Calspan Building	No	NAP	9/19/2019	NAP	NAP	No	206,537	26,854	0	0	0	12,359	0
13	Loan	34, 35	Storage Rentals of America Portfolio						No	0	0	0	0	0	6,710	0
13.01	Property		Nicholasville	No	NAP	10/4/2019	NAP	NAP	No
13.02	Property		Palm Beach Gardens	No	NAP	10/8/2019	NAP	NAP	No
13.03	Property		Beaufort	No	NAP	10/10/2019	NAP	NAP	No
13.04	Property		Greer	No	NAP	10/8/2019	NAP	NAP	No
13.05	Property		Frankfort	No	NAP	10/7/2019	NAP	NAP	No
13.06	Property		Anderson	No	NAP	10/7/2019	NAP	NAP	No
13.07	Property		Georgetown	No	NAP	10/4/2019	NAP	NAP	No
13.08	Property		Bypass Road	No	NAP	10/7/2019	NAP	NAP	No
13.09	Property		Litton Drive	No	NAP	10/10/2019	NAP	NAP	No
13.10	Property		Hampton	No	NAP	10/10/2019	NAP	NAP	No
13.11	Property		Florence	No	NAP	10/7/2019	NAP	NAP	No
13.12	Property		Bowling Green	No	NAP	10/4/2019	NAP	NAP	No
13.13	Property		Winn Avenue	No	NAP	10/7/2019	NAP	NAP	No
13.14	Property		Parris Island	No	NAP	10/10/2019	NAP	NAP	No
13.15	Property		Franklin	No	NAP	10/7/2019	NAP	NAP	No
14	Loan	8, 36, 37, 38, 39, 40	Parkmerced	No	NAP	9/10/2019	9/11/2019	18%	No	795,083	795,083	0	0	0	65,938	0
15	Loan		Charleston On 66th	No	NAP	9/23/2019	NAP	NAP	No	0	0	0	0	0	0	129,000
16	Loan	41	The Lincoln	No	NAP	9/13/2019	NAP	NAP	No	37,604	6,267	0	0	0	1,657	500,000
17	Loan	8, 42, 43	510 East 14th Street	No	NAP	10/1/2019	NAP	NAP	No	29,052	14,526	0	0	0	2,996	0
18	Loan	8, 44, 45, 46	PCI Pharma Portfolio						No	0	0	0	0	0	0	311,923
18.01	Property	47	3001 Red Lion Road	No	NAP	10/15/2019	NAP	NAP	No
18.02	Property		4536 & 4545 Assembly Drive	No	NAP	10/15/2019	NAP	NAP	No
18.03	Property		6166 Nancy Ridge Drive	No	NAP	8/21/2019	8/21/2019	6%	No
18.04	Property		6146 Nancy Ridge Drive	No	NAP	8/21/2019	8/21/2019	12%	No
18.05	Property		1635 & 1639 New Milford School Road	No	NAP	10/15/2019	NAP	NAP	No
19	Loan		Magnolia Parc	No	NAP	7/26/2019	NAP	NAP	No	295,582	15,557	0	0	1,000,000	7,292	0
20	Loan	8	Broadcasting Square	No	NAP	9/23/2019	NAP	NAP	No	551,285	137,821	0	0	0	12,561	0

A-1-17

GSMS 2020-GC45 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Property Name	Environmental Phase II	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Earthquake Insurance Required	Upfront RE Tax Reserve ($)	Ongoing RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Ongoing Insurance Reserve ($)	Upfront Replacement Reserve ($)	Ongoing Replacement Reserve ($)	Replacement Reserve Caps ($)
21	Loan	8, 21, 48, 49, 50	Property Commerce Portfolio						No	0	129,231	0	0	0	7,315	0
21.01	Property		Rayford Square	No	NAP	11/4/2019	NAP	NAP	No
21.02	Property		Spring Town Center	No	NAP	11/4/2019	NAP	NAP	No
21.03	Property		Tomball Town Center	No	NAP	11/5/2019	NAP	NAP	No
21.04	Property		Broadmoor Village	No	NAP	11/4/2019	NAP	NAP	No
21.05	Property		Winchester Town Center	No	NAP	11/5/2019	NAP	NAP	No
21.06	Property		Broadway Center	No	NAP	11/4/2019	NAP	NAP	No
21.07	Property		Mission	No	NAP	11/4/2019	NAP	NAP	No
21.08	Property		Copperfield Central	No	NAP	11/4/2019	NAP	NAP	No
21.09	Property		Silverlake	No	NAP	11/4/2019	NAP	NAP	No
21.10	Property		Victoria	No	NAP	11/5/2019	NAP	NAP	No
21.11	Property		Baybrook Marketplace	No	NAP	11/4/2019	NAP	NAP	No
21.12	Property		Alvin II	No	NAP	11/4/2019	NAP	NAP	No
21.13	Property		Jones Tomball Parkway - 249	No	NAP	11/4/2019	NAP	NAP	No
21.14	Property		Alvin	No	NAP	11/4/2019	NAP	NAP	No
21.15	Property		Greens Landing	No	NAP	11/4/2019	NAP	NAP	No
22	Loan		264-266 West 25th Street	No	NAP	11/6/2019	NAP	NAP	No	0	30,695	0	0	23,250	0	23,250
23	Loan		Accuride Portfolio						No	0	0	0	0	0	0	0
23.01	Property		Accuride Erie	No	NAP	10/9/2019	NAP	NAP	No
23.02	Property		Accuride Henderson	Yes	9/16/2019	10/9/2019	NAP	NAP	No
23.03	Property		Accuride Springfield	No	NAP	10/9/2019	NAP	NAP	No
24	Loan	8, 51, 52	Harvey Building Products						No	0	0	0	0	0	0	0
24.01	Property		Londonderry / Manufacturing	No	NAP	9/5/2019	NAP	NAP	No
24.02	Property		Dartmouth / Manufacturing	No	NAP	9/5/2019	NAP	NAP	No
24.03	Property		Waltham Corporate	No	NAP	9/5/2019	NAP	NAP	No
24.04	Property		Woburn	No	NAP	9/6/2019	NAP	NAP	No
24.05	Property		Nashua	No	NAP	9/6/2019	NAP	NAP	No
24.06	Property		Woburn CPD	No	NAP	9/6/2019	NAP	NAP	No
24.07	Property		(West) Bridgewater	No	NAP	9/6/2019	NAP	NAP	No
24.08	Property		Manchester, NH	No	NAP	9/6/2019	NAP	NAP	No
24.09	Property		Norwalk 256	No	NAP	9/5/2019	NAP	NAP	No
24.10	Property		New London	No	NAP	9/5/2019	NAP	NAP	No
24.11	Property		East Haven	No	NAP	9/5/2019	NAP	NAP	No
24.12	Property		Lincoln	No	NAP	9/6/2019	NAP	NAP	No
24.13	Property		Bethlehem	No	NAP	9/5/2019	NAP	NAP	No
24.14	Property		Salem	No	NAP	9/6/2019	NAP	NAP	No
24.15	Property		Norwalk 260	No	NAP	9/6/2019	NAP	NAP	No
24.16	Property		Berlin	No	NAP	9/5/2019	NAP	NAP	No
24.17	Property		Dartmouth	No	NAP	9/6/2019	NAP	NAP	No
24.18	Property		Manchester, CT	No	NAP	9/5/2019	NAP	NAP	No
24.19	Property		Portland	No	NAP	9/6/2019	NAP	NAP	No
24.20	Property		Braintree	No	NAP	9/6/2019	NAP	NAP	No
24.21	Property		Warwick	No	NAP	9/6/2019	NAP	NAP	No
24.22	Property		Fitchburg	No	NAP	9/6/2019	NAP	NAP	No
24.23	Property		Auburn	No	NAP	9/6/2019	NAP	NAP	No
24.24	Property		Berlin CPD	No	NAP	9/5/2019	NAP	NAP	No
24.25	Property		Portsmouth	No	NAP	9/6/2019	NAP	NAP	No
24.26	Property		Southampton	No	NAP	9/5/2019	NAP	NAP	No
24.27	Property		Wilkes-Barre	No	NAP	9/5/2019	NAP	NAP	No
24.28	Property		Hyannis	No	NAP	9/6/2019	NAP	NAP	No
24.29	Property		Springfield	No	NAP	9/6/2019	NAP	NAP	No
24.30	Property		White River Junction	No	NAP	9/5/2019	NAP	NAP	No
25	Loan	8, 53, 54, 55	19100 Ridgewood	No	NAP	8/8/2019	NAP	NAP	No	0	0	0	0	0	0	0
26	Loan	56, 57	Northport Industrial Portfolio						No	153,552	17,061	0	0	0	1,804	0
26.01	Property		45365-45395 Northport Loop West	No	NAP	8/15/2019	8/13/2019	16%	No
26.02	Property		45738-45778 Northport Loop West	No	NAP	8/15/2019	8/13/2019	12%	No
27	Loan	58	Shops at Blue Bell	No	NAP	9/18/2019	NAP	NAP	No	47,087	23,543	0	0	0	1,726	75,000
28	Loan		BJ’s Wholesale Club - Bowie	No	NAP	9/18/2019	NAP	NAP	No	0	0	0	0	0	0	0
29	Loan	8	Cobb Place	No	NAP	8/26/2019	NAP	NAP	No	107,436	53,718	13,234	6,617	0	5,866	0
30	Loan		830 Morris Turnpike	No	NAP	9/26/2019	NAP	NAP	No	23,946	23,946	5,695	1,898	0	1,386	0
31	Loan		Larchmont Commons	No	NAP	11/15/2019	NAP	NAP	No	79,713	26,571	7,225	3,612	0	4,255	0
32	Loan		Daybreak Trail Crossing	No	NAP	10/2/2019	10/3/2019	3%	No	17,152	17,152	0	0	0	511	30,660
33	Loan		Trade Centre Portfolio	No	NAP	10/16/2019	NAP	NAP	No	149,212	24,869	0	0	0	1,370	0
34	Loan	59, 60	Bell Oaks Centre	No	NAP	10/29/2019	NAP	NAP	No	21,288	10,644	0	0	60,000	0	60,000
35	Loan		Calyxt Headquarters	No	NAP	10/10/2019	NAP	NAP	No	0	0	0	0	0	0	0
36	Loan		3700 Vanowen Street	No	NAP	9/4/2019	9/3/2019	9%	No	36,131	4,015	0	0	0	664	0
37	Loan		Cambridge Gardens	No	NAP	9/5/2019	9/4/2019	5%	No	48,701	9,740	8,249	1,748	0	3,211	0
38	Loan	61, 62	Martin Brower Phoenix Distribution Center	Yes	11/19/2019	10/25/2019	NAP	NAP	No	0	0	0	0	0	0	0
39	Loan		Washington Road Self Storage	No	NAP	10/3/2019	NAP	NAP	No	7,434	3,717	5,408	773	0	826	0
40	Loan		Audubon Cove	No	NAP	12/9/2019	NAP	NAP	No	247,333	19,551	0	0	0	3,741	0
41	Loan		Staybridge Suites Grand Rapids	No	NAP	11/7/2019	NAP	NAP	No	32,582	10,861	19,771	2,471	0	9,608	0
42	Loan		349 Coleman Boulevard	No	NAP	9/4/2019	NAP	NAP	No	34,349	11,450	18,598	1,860	0	357	17,114
43	Loan		Archer Village	No	NAP	8/15/2019	NAP	NAP	No	38,588	12,863	20,327	8,623	0	4,271	0
44	Loan		Tharp Portfolio						No	21,264	10,632	10,000	0	0	1,401	0
44.01	Property		Stones Crossing	No	NAP	10/29/2019	NAP	NAP	No
44.02	Property		Danville Retail Shoppes	No	NAP	10/30/2019	NAP	NAP	No
44.03	Property		Starbucks Crawfordsville	No	NAP	10/30/2019	NAP	NAP	No
44.04	Property		Big O Tires	No	NAP	10/30/2019	NAP	NAP	No
44.05	Property		Crawfordsville Retail	No	NAP	10/30/2019	NAP	NAP	No
45	Loan		Lukas Wine and Spirits	No	NAP	10/29/2019	NAP	NAP	No	0	0	0	0	0	512	18,439
46	Loan		Sunset Grove Apartments	No	NAP	10/4/2019	NAP	NAP	No	19,745	9,872	15,156	7,578	0	3,191	0
47	Loan	63	PW Shoe Lofts	No	NAP	11/4/2019	NAP	NAP	No	12,873	6,436	16,791	2,399	0	860	51,577
48	Loan		North Pointe	No	NAP	8/26/2019	NAP	NAP	No	18,715	18,715	0	0	0	1,113	26,710
49	Loan	64	1016 Carroll Street	No	NAP	6/30/2019	NAP	NAP	No	456,878	2,134	1,539	513	0	208	0
50	Loan		CVS – Houston TX	No	NAP	12/6/2019	NAP	NAP	No	0	0	0	0	0	0	0
51	Loan		Walgreens – Abingdon	No	NAP	9/9/2019	NAP	NAP	No	0	0	0	0	0	0	0
52	Loan	65	Cambria Beach Lodge	No	NAP	9/3/2019	9/3/2019	9%	No	18,459	4,378	5,806	726	0	The greater of (i) 4.0% of prior month’s gross revenues and (ii) any amount required under Management Agreement or Franchise Agreement for FF&E Work	0

A-1-18

GSMS 2020-GC45 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Property Name	Upfront TI/LC Reserve ($)	Ongoing TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Ongoing Debt Service Reserve ($)	Upfront Deferred Maintenance Reserve ($)	Ongoing Deferred Maintenance Reserve ($)	Upfront Environmental Reserve ($)	Ongoing Environmental Reserve ($)	Upfront Other Reserve ($)	Ongoing Other Reserve ($)
1	Loan	8, 9, 10, 11, 12, 13	1633 Broadway	0	0	5,123,024	0	0	0	0	0	0	36,389,727	0
2	Loan	8, 10, 14	560 Mission Street	2,152,612	0	2,004,447	0	0	0	0	0	0	0	0
3	Loan	8, 10, 15, 16	Starwood Industrial Portfolio	0	0	2,849,277	0	0	0	0	0	0	880,000	0
3.01	Property		101 45th Street
3.02	Property		4820-4850 Indianapolis Road
3.03	Property		8401 Bearing Drive
3.04	Property		5900 North Meadows Drive
3.05	Property		5701 North Meadows Drive
3.06	Property		8421 Bearing Drive
3.07	Property		6451-6471 Northwind Parkway
3.08	Property		4910-4938 Indianapolis Road
3.09	Property		6221-6241 Northwind Parkway
3.10	Property		775 Commerce Parkway West Drive
3.11	Property		1901 Northwind Parkway
3.12	Property		333 45th Street
3.13	Property		221 South Swift Road
3.14	Property		W234N2091 Ridgeview Parkway Court
3.15	Property		2240 Creekside Parkway
3.16	Property		201 South Swift Road
3.17	Property		8441 Bearing Drive
3.18	Property		4700 Ironwood Drive
3.19	Property		4410 North 132nd Street
3.20	Property		999 Gerdt Court
3.21	Property		480 45th Street
3.22	Property		12857 South Hamlin Court
3.23	Property		1695 Glen Ellyn Road
3.24	Property		1701-1721 Northwind Parkway
3.25	Property		1245 Lakeside Drive
3.26	Property		3890 Perry Boulevard
3.27	Property		215 45th Street
3.28	Property		845 Telser Road
3.29	Property		1851 Northwind Parkway
3.30	Property		1650 Northwind Parkway
3.31	Property		225 45th Street
3.32	Property		1600-1640 Northwind Parkway
3.33	Property		235 45th Street
4	Loan	8, 17, 18, 19, 20	Bellagio Hotel and Casino	0	0	0	0	0	0	0	0	0	0	0
5	Loan	8, 21, 22	Southcenter Mall	0	0	978,835	0	0	0	0	0	0	0	0
6	Loan		Kent Station	0	26,172	630,000	0	0	0	0	0	0	62,580	0
7	Loan	23, 24, 25	Van Aken District	0	14,100	640,000	0	0	0	0	0	0	1,843,484	0
8	Loan	8, 10, 26, 27	650 Madison Avenue	0	0	0	0	0	0	0	0	0	9,576,014	0
9	Loan	8, 28, 29	The Shoppes at Blackstone Valley	0	114,781	6,000,000	0	0	0	0	0	0	806,129	0
10	Loan	8, 10, 30	90 North Campus	0	0	0	0	0	15,000	0	0	0	4,312,102	0
11	Loan	31, 32, 33	Crystal Springs Resort	0	0	0	0	0	103,719	0	0	0	2,000,000	520,000
12	Loan		Calspan Building	0	29,167	1,350,000	0	0	0	0	0	0	0	0
13	Loan	34, 35	Storage Rentals of America Portfolio	0	0	0	0	0	0	0	0	0	0	0
13.01	Property		Nicholasville
13.02	Property		Palm Beach Gardens
13.03	Property		Beaufort
13.04	Property		Greer
13.05	Property		Frankfort
13.06	Property		Anderson
13.07	Property		Georgetown
13.08	Property		Bypass Road
13.09	Property		Litton Drive
13.10	Property		Hampton
13.11	Property		Florence
13.12	Property		Bowling Green
13.13	Property		Winn Avenue
13.14	Property		Parris Island
13.15	Property		Franklin
14	Loan	8, 36, 37, 38, 39, 40	Parkmerced	0	0	0	0	0	108,207	0	0	0	0	0
15	Loan		Charleston On 66th	0	0	0	0	0	0	0	0	0	0	0
16	Loan	41	The Lincoln	0	8,333	400,000	0	0	0	0	0	0	2,502,603	0
17	Loan	8, 42, 43	510 East 14th Street	1,208,046	0	0	0	0	0	0	0	0	3,820,246	220,000
18	Loan	8, 44, 45, 46	PCI Pharma Portfolio	0	0	2,034,282	0	0	0	0	0	0	0	0
18.01	Property	47	3001 Red Lion Road
18.02	Property		4536 & 4545 Assembly Drive
18.03	Property		6166 Nancy Ridge Drive
18.04	Property		6146 Nancy Ridge Drive
18.05	Property		1635 & 1639 New Milford School Road
19	Loan		Magnolia Parc	0	0	0	0	0	0	0	21,875	0	0	0
20	Loan	8	Broadcasting Square	0	28,548	0	0	0	5,000	0	0	0	0	0

A-1-19

GSMS 2020-GC45 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Property Name	Upfront TI/LC Reserve ($)	Ongoing TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Ongoing Debt Service Reserve ($)	Upfront Deferred Maintenance Reserve ($)	Ongoing Deferred Maintenance Reserve ($)	Upfront Environmental Reserve ($)	Ongoing Environmental Reserve ($)	Upfront Other Reserve ($)	Ongoing Other Reserve ($)
21	Loan	8, 21, 48, 49, 50	Property Commerce Portfolio	750,000	0	750,000	0	0	304,810	0	0	0	343,508	0
21.01	Property		Rayford Square
21.02	Property		Spring Town Center
21.03	Property		Tomball Town Center
21.04	Property		Broadmoor Village
21.05	Property		Winchester Town Center
21.06	Property		Broadway Center
21.07	Property		Mission
21.08	Property		Copperfield Central
21.09	Property		Silverlake
21.10	Property		Victoria
21.11	Property		Baybrook Marketplace
21.12	Property		Alvin II
21.13	Property		Jones Tomball Parkway - 249
21.14	Property		Alvin
21.15	Property		Greens Landing
22	Loan		264-266 West 25th Street	0	0	0	0	0	11,000	0	0	0	0	0
23	Loan		Accuride Portfolio	0	0	0	0	0	0	0	0	0	0	0
23.01	Property		Accuride Erie
23.02	Property		Accuride Henderson
23.03	Property		Accuride Springfield
24	Loan	8, 51, 52	Harvey Building Products	0	0	0	0	0	0	0	0	0	0	0
24.01	Property		Londonderry / Manufacturing
24.02	Property		Dartmouth / Manufacturing
24.03	Property		Waltham Corporate
24.04	Property		Woburn
24.05	Property		Nashua
24.06	Property		Woburn CPD
24.07	Property		(West) Bridgewater
24.08	Property		Manchester, NH
24.09	Property		Norwalk 256
24.10	Property		New London
24.11	Property		East Haven
24.12	Property		Lincoln
24.13	Property		Bethlehem
24.14	Property		Salem
24.15	Property		Norwalk 260
24.16	Property		Berlin
24.17	Property		Dartmouth
24.18	Property		Manchester, CT
24.19	Property		Portland
24.20	Property		Braintree
24.21	Property		Warwick
24.22	Property		Fitchburg
24.23	Property		Auburn
24.24	Property		Berlin CPD
24.25	Property		Portsmouth
24.26	Property		Southampton
24.27	Property		Wilkes-Barre
24.28	Property		Hyannis
24.29	Property		Springfield
24.30	Property		White River Junction
25	Loan	8, 53, 54, 55	19100 Ridgewood	0	90,127	10,815,298	0	0	0	0	0	0	0	0
26	Loan	56, 57	Northport Industrial Portfolio	0	0	375,000	0	0	0	0	0	0	1,104,430	0
26.01	Property		45365-45395 Northport Loop West
26.02	Property		45738-45778 Northport Loop West
27	Loan	58	Shops at Blue Bell	0	8,632	200,000	0	0	0	0	0	0	0	0
28	Loan		BJ’s Wholesale Club - Bowie	0	0	0	0	0	0	0	0	0	0	0
29	Loan	8	Cobb Place	500,000	20,833	1,250,000	0	0	32,588	0	0	0	291,231	0
30	Loan		830 Morris Turnpike	0	10,417	300,000	0	0	83,025	0	0	0	110,745	0
31	Loan		Larchmont Commons	0	10,681	640,860	0	0	108,020	0	0	0	0	0
32	Loan		Daybreak Trail Crossing	0	3,407	163,532	0	0	0	0	0	0	0	0
33	Loan		Trade Centre Portfolio	0	6,849	164,000	0	0	0	0	0	0	51,404	0
34	Loan	59, 60	Bell Oaks Centre	225,000	0	225,000	0	0	80,000	0	0	0	222,985	0
35	Loan		Calyxt Headquarters	0	0	0	0	0	0	0	0	0	0	0
36	Loan		3700 Vanowen Street	0	0	0	0	0	0	0	0	0	0	0
37	Loan		Cambridge Gardens	0	0	0	0	0	0	0	0	0	0	0
38	Loan	61, 62	Martin Brower Phoenix Distribution Center	0	0	0	0	0	0	0	0	0	0	0
39	Loan		Washington Road Self Storage	0	0	0	0	0	0	0	0	0	0	0
40	Loan		Audubon Cove	0	0	0	0	0	3,300	0	0	0	55,600	0
41	Loan		Staybridge Suites Grand Rapids	0	0	0	0	0	0	0	0	0	0	0
42	Loan		349 Coleman Boulevard	0	2,020	96,978	0	0	0	0	0	0	0	0
43	Loan		Archer Village	0	0	0	0	0	128,938	0	0	0	0	0
44	Loan		Tharp Portfolio	0	4,167	200,000	0	0	45,373	0	0	0	88,482	0
44.01	Property		Stones Crossing
44.02	Property		Danville Retail Shoppes
44.03	Property		Starbucks Crawfordsville
44.04	Property		Big O Tires
44.05	Property		Crawfordsville Retail
45	Loan		Lukas Wine and Spirits	0	854	30,732	0	0	0	0	0	0	0	0
46	Loan		Sunset Grove Apartments	0	0	0	0	0	20,850	0	0	0	0	0
47	Loan	63	PW Shoe Lofts	0	756	45,385	0	0	0	0	0	0	0	0
48	Loan		North Pointe	0	5,565	133,550	0	0	3,960	0	0	0	0	0
49	Loan	64	1016 Carroll Street	0	0	0	0	0	0	0	0	0	0	0
50	Loan		CVS – Houston TX	0	0	0	0	0	7,500	0	0	0	0	0
51	Loan		Walgreens – Abingdon	0	0	0	0	0	0	0	0	0	6,190	0
52	Loan	65	Cambria Beach Lodge	0	0	0	0	0	0	0	0	0	0	0

A-1-20

GSMS 2020-GC45 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Property Name	Other Reserve Description
1	Loan	8, 9, 10, 11, 12, 13	1633 Broadway	Unfunded Obligations Reserve
2	Loan	8, 10, 14	560 Mission Street
3	Loan	8, 10, 15, 16	Starwood Industrial Portfolio	Roof Repair Reserve
3.01	Property		101 45th Street
3.02	Property		4820-4850 Indianapolis Road
3.03	Property		8401 Bearing Drive
3.04	Property		5900 North Meadows Drive
3.05	Property		5701 North Meadows Drive
3.06	Property		8421 Bearing Drive
3.07	Property		6451-6471 Northwind Parkway
3.08	Property		4910-4938 Indianapolis Road
3.09	Property		6221-6241 Northwind Parkway
3.10	Property		775 Commerce Parkway West Drive
3.11	Property		1901 Northwind Parkway
3.12	Property		333 45th Street
3.13	Property		221 South Swift Road
3.14	Property		W234N2091 Ridgeview Parkway Court
3.15	Property		2240 Creekside Parkway
3.16	Property		201 South Swift Road
3.17	Property		8441 Bearing Drive
3.18	Property		4700 Ironwood Drive
3.19	Property		4410 North 132nd Street
3.20	Property		999 Gerdt Court
3.21	Property		480 45th Street
3.22	Property		12857 South Hamlin Court
3.23	Property		1695 Glen Ellyn Road
3.24	Property		1701-1721 Northwind Parkway
3.25	Property		1245 Lakeside Drive
3.26	Property		3890 Perry Boulevard
3.27	Property		215 45th Street
3.28	Property		845 Telser Road
3.29	Property		1851 Northwind Parkway
3.30	Property		1650 Northwind Parkway
3.31	Property		225 45th Street
3.32	Property		1600-1640 Northwind Parkway
3.33	Property		235 45th Street
4	Loan	8, 17, 18, 19, 20	Bellagio Hotel and Casino
5	Loan	8, 21, 22	Southcenter Mall
6	Loan		Kent Station	Unfunded Obligations Reserve
7	Loan	23, 24, 25	Van Aken District	Unfunded Obligations Reserve
8	Loan	8, 10, 26, 27	650 Madison Avenue	Free Rent: $6,378,315; Unfunded Obligations: $3,197,699
9	Loan	8, 28, 29	The Shoppes at Blackstone Valley	Unfunded Obligations Reserve
10	Loan	8, 10, 30	90 North Campus	Sky Bridge Reserve ($3,116,719), Unfunded Obligations Reserve ($1,195,383)
11	Loan	31, 32, 33	Crystal Springs Resort	Seasonal Working Capital Reserve
12	Loan		Calspan Building
13	Loan	34, 35	Storage Rentals of America Portfolio
13.01	Property		Nicholasville
13.02	Property		Palm Beach Gardens
13.03	Property		Beaufort
13.04	Property		Greer
13.05	Property		Frankfort
13.06	Property		Anderson
13.07	Property		Georgetown
13.08	Property		Bypass Road
13.09	Property		Litton Drive
13.10	Property		Hampton
13.11	Property		Florence
13.12	Property		Bowling Green
13.13	Property		Winn Avenue
13.14	Property		Parris Island
13.15	Property		Franklin
14	Loan	8, 36, 37, 38, 39, 40	Parkmerced
15	Loan		Charleston On 66th
16	Loan	41	The Lincoln	Unfunded Obligations Reserve ($1,436,818.22), JobsOhio Reserve ($1,000,000), Tax Appeal Reserve ($65,784.59)
17	Loan	8, 42, 43	510 East 14th Street	Free/Gap Rent Reserve (Upfront: $1,291,953.74), Mezzanine Loan Debt Service Reserve (Upfront: $1,000,000), Prepaid Rent Reserve (Upfront: $588,292.55), Citibank Lease Reserve (Upfront: $500,000), Ground Rent Reserve (Upfront: $440,000.00; Monthly: $220,000)
18	Loan	8, 44, 45, 46	PCI Pharma Portfolio
18.01	Property	47	3001 Red Lion Road
18.02	Property		4536 & 4545 Assembly Drive
18.03	Property		6166 Nancy Ridge Drive
18.04	Property		6146 Nancy Ridge Drive
18.05	Property		1635 & 1639 New Milford School Road
19	Loan		Magnolia Parc
20	Loan	8	Broadcasting Square

A-1-21

GSMS 2020-GC45 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Property Name	Other Reserve Description
21	Loan	8, 21, 48, 49, 50	Property Commerce Portfolio	Unfunded Obligations Reserve
21.01	Property		Rayford Square
21.02	Property		Spring Town Center
21.03	Property		Tomball Town Center
21.04	Property		Broadmoor Village
21.05	Property		Winchester Town Center
21.06	Property		Broadway Center
21.07	Property		Mission
21.08	Property		Copperfield Central
21.09	Property		Silverlake
21.10	Property		Victoria
21.11	Property		Baybrook Marketplace
21.12	Property		Alvin II
21.13	Property		Jones Tomball Parkway - 249
21.14	Property		Alvin
21.15	Property		Greens Landing
22	Loan		264-266 West 25th Street
23	Loan		Accuride Portfolio
23.01	Property		Accuride Erie
23.02	Property		Accuride Henderson
23.03	Property		Accuride Springfield
24	Loan	8, 51, 52	Harvey Building Products
24.01	Property		Londonderry / Manufacturing
24.02	Property		Dartmouth / Manufacturing
24.03	Property		Waltham Corporate
24.04	Property		Woburn
24.05	Property		Nashua
24.06	Property		Woburn CPD
24.07	Property		(West) Bridgewater
24.08	Property		Manchester, NH
24.09	Property		Norwalk 256
24.10	Property		New London
24.11	Property		East Haven
24.12	Property		Lincoln
24.13	Property		Bethlehem
24.14	Property		Salem
24.15	Property		Norwalk 260
24.16	Property		Berlin
24.17	Property		Dartmouth
24.18	Property		Manchester, CT
24.19	Property		Portland
24.20	Property		Braintree
24.21	Property		Warwick
24.22	Property		Fitchburg
24.23	Property		Auburn
24.24	Property		Berlin CPD
24.25	Property		Portsmouth
24.26	Property		Southampton
24.27	Property		Wilkes-Barre
24.28	Property		Hyannis
24.29	Property		Springfield
24.30	Property		White River Junction
25	Loan	8, 53, 54, 55	19100 Ridgewood
26	Loan	56, 57	Northport Industrial Portfolio	Unfunded Obligations Reserve
26.01	Property		45365-45395 Northport Loop West
26.02	Property		45738-45778 Northport Loop West
27	Loan	58	Shops at Blue Bell
28	Loan		BJ’s Wholesale Club - Bowie
29	Loan	8	Cobb Place	Unfunded Obligations Reserve
30	Loan		830 Morris Turnpike	Free Rent Reserve
31	Loan		Larchmont Commons
32	Loan		Daybreak Trail Crossing
33	Loan		Trade Centre Portfolio	Unfunded Obligations Reserve
34	Loan	59, 60	Bell Oaks Centre	Free Rent Reserve
35	Loan		Calyxt Headquarters
36	Loan		3700 Vanowen Street
37	Loan		Cambridge Gardens
38	Loan	61, 62	Martin Brower Phoenix Distribution Center
39	Loan		Washington Road Self Storage
40	Loan		Audubon Cove	Prepaid Rent Reserve
41	Loan		Staybridge Suites Grand Rapids
42	Loan		349 Coleman Boulevard
43	Loan		Archer Village
44	Loan		Tharp Portfolio	Unfunded Obligations Reserve
44.01	Property		Stones Crossing
44.02	Property		Danville Retail Shoppes
44.03	Property		Starbucks Crawfordsville
44.04	Property		Big O Tires
44.05	Property		Crawfordsville Retail
45	Loan		Lukas Wine and Spirits
46	Loan		Sunset Grove Apartments
47	Loan	63	PW Shoe Lofts
48	Loan		North Pointe
49	Loan	64	1016 Carroll Street
50	Loan		CVS – Houston TX
51	Loan		Walgreens – Abingdon	Ground Rent Reserve
52	Loan	65	Cambria Beach Lodge

A-1-22

GSMS 2020-GC45 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Property Name	Borrower Name	Delaware Statutory Trust?
1	Loan	8, 9, 10, 11, 12, 13	1633 Broadway	PGREF I 1633 Broadway Tower, L.P. and PGREF I 1633 Broadway Land, L.P.	No
2	Loan	8, 10, 14	560 Mission Street	NOP 560 Mission, LLC	No
3	Loan	8, 10, 15, 16	Starwood Industrial Portfolio	Various	No
3.01	Property		101 45th Street
3.02	Property		4820-4850 Indianapolis Road
3.03	Property		8401 Bearing Drive
3.04	Property		5900 North Meadows Drive
3.05	Property		5701 North Meadows Drive
3.06	Property		8421 Bearing Drive
3.07	Property		6451-6471 Northwind Parkway
3.08	Property		4910-4938 Indianapolis Road
3.09	Property		6221-6241 Northwind Parkway
3.10	Property		775 Commerce Parkway West Drive
3.11	Property		1901 Northwind Parkway
3.12	Property		333 45th Street
3.13	Property		221 South Swift Road
3.14	Property		W234N2091 Ridgeview Parkway Court
3.15	Property		2240 Creekside Parkway
3.16	Property		201 South Swift Road
3.17	Property		8441 Bearing Drive
3.18	Property		4700 Ironwood Drive
3.19	Property		4410 North 132nd Street
3.20	Property		999 Gerdt Court
3.21	Property		480 45th Street
3.22	Property		12857 South Hamlin Court
3.23	Property		1695 Glen Ellyn Road
3.24	Property		1701-1721 Northwind Parkway
3.25	Property		1245 Lakeside Drive
3.26	Property		3890 Perry Boulevard
3.27	Property		215 45th Street
3.28	Property		845 Telser Road
3.29	Property		1851 Northwind Parkway
3.30	Property		1650 Northwind Parkway
3.31	Property		225 45th Street
3.32	Property		1600-1640 Northwind Parkway
3.33	Property		235 45th Street
4	Loan	8, 17, 18, 19, 20	Bellagio Hotel and Casino	BCORE Paradise LLC	No
5	Loan	8, 21, 22	Southcenter Mall	Southcenter Owner LLC	No
6	Loan		Kent Station	Kent Station Retail L.L.C.	No
7	Loan	23, 24, 25	Van Aken District	Van Aken A1, LLC and Van Aken BC, LLC	No
8	Loan	8, 10, 26, 27	650 Madison Avenue	650 Madison Owner LLC	No
9	Loan	8, 28, 29	The Shoppes at Blackstone Valley	Route 146 Millbury Property LLC	No
10	Loan	8, 10, 30	90 North Campus	90 North Property Company LLC	No
11	Loan	31, 32, 33	Crystal Springs Resort	Wild Turkey Golf Club SPE LLC, Wild Turkey Golf Club OT LLC, Minerals Resort & Spa SPE LLC, Minerals Resort & Spa OT LLC, CS Liquor SPE LLC and CS Services SPE LLC	No
12	Loan		Calspan Building	4455 Genesee Properties, LLC	No
13	Loan	34, 35	Storage Rentals of America Portfolio	Southern Self Storage Elite, LLC, Storage Rentals of America Elite Winn Avenue, LLC, Storage Rentals of America Elite Bypass Road, LLC, Storage Rentals of America Elite Frankfort, LLC, Storage Rentals of America Elite Russellville Road, LLC, Storage Rentals of America Elite Anderson, LLC, Storage Rentals of America Elite Florence, LLC, Storage Rentals of America Elite Greer I, LLC, Storage Rentals of America Elite Litton Drive, LLC, Storage Rentals of America Elite Atlantic, LLC, Storage Rentals of America Elite Georgetown, LLC, Storage Rentals of America Elite Nicholasville, LLC and SROA Franklin I, LLC	No
13.01	Property		Nicholasville
13.02	Property		Palm Beach Gardens
13.03	Property		Beaufort
13.04	Property		Greer
13.05	Property		Frankfort
13.06	Property		Anderson
13.07	Property		Georgetown
13.08	Property		Bypass Road
13.09	Property		Litton Drive
13.10	Property		Hampton
13.11	Property		Florence
13.12	Property		Bowling Green
13.13	Property		Winn Avenue
13.14	Property		Parris Island
13.15	Property		Franklin
14	Loan	8, 36, 37, 38, 39, 40	Parkmerced	Parkmerced Owner LLC	No
15	Loan		Charleston On 66th	Bcore MF 12700 66th Street N LLC	No
16	Loan	41	The Lincoln	711, LLC	No
17	Loan	8, 42, 43	510 East 14th Street	East Village 14 Owner LLC and East Village 14 TRS LLC	No
18	Loan	8, 44, 45, 46	PCI Pharma Portfolio	NM PCI, L.P.	No
18.01	Property	47	3001 Red Lion Road
18.02	Property		4536 & 4545 Assembly Drive
18.03	Property		6166 Nancy Ridge Drive
18.04	Property		6146 Nancy Ridge Drive
18.05	Property		1635 & 1639 New Milford School Road
19	Loan		Magnolia Parc	CEAI Magnolia Parc, LLC	No
20	Loan	8	Broadcasting Square	Spring Ridge LP; S Ridge Holdings LLC; GH Spring Ridge Associates, Inc.; GH Spring Ridge Associates, L.P.	No

A-1-23

GSMS 2020-GC45 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Property Name	Borrower Name	Delaware Statutory Trust?
21	Loan	8, 21, 48, 49, 50	Property Commerce Portfolio	PCDF Properties, LLC	No
21.01	Property		Rayford Square
21.02	Property		Spring Town Center
21.03	Property		Tomball Town Center
21.04	Property		Broadmoor Village
21.05	Property		Winchester Town Center
21.06	Property		Broadway Center
21.07	Property		Mission
21.08	Property		Copperfield Central
21.09	Property		Silverlake
21.10	Property		Victoria
21.11	Property		Baybrook Marketplace
21.12	Property		Alvin II
21.13	Property		Jones Tomball Parkway - 249
21.14	Property		Alvin
21.15	Property		Greens Landing
22	Loan		264-266 West 25th Street	264-266 W 25 Street LLC	No
23	Loan		Accuride Portfolio	AGNL Wheels, L.L.C.	No
23.01	Property		Accuride Erie
23.02	Property		Accuride Henderson
23.03	Property		Accuride Springfield
24	Loan	8, 51, 52	Harvey Building Products	AGNL Pane, L.L.C.	No
24.01	Property		Londonderry / Manufacturing
24.02	Property		Dartmouth / Manufacturing
24.03	Property		Waltham Corporate
24.04	Property		Woburn
24.05	Property		Nashua
24.06	Property		Woburn CPD
24.07	Property		(West) Bridgewater
24.08	Property		Manchester, NH
24.09	Property		Norwalk 256
24.10	Property		New London
24.11	Property		East Haven
24.12	Property		Lincoln
24.13	Property		Bethlehem
24.14	Property		Salem
24.15	Property		Norwalk 260
24.16	Property		Berlin
24.17	Property		Dartmouth
24.18	Property		Manchester, CT
24.19	Property		Portland
24.20	Property		Braintree
24.21	Property		Warwick
24.22	Property		Fitchburg
24.23	Property		Auburn
24.24	Property		Berlin CPD
24.25	Property		Portsmouth
24.26	Property		Southampton
24.27	Property		Wilkes-Barre
24.28	Property		Hyannis
24.29	Property		Springfield
24.30	Property		White River Junction
25	Loan	8, 53, 54, 55	19100 Ridgewood	Maratonio Property LLC	No
26	Loan	56, 57	Northport Industrial Portfolio	CPF Northport Loop I, LLC and CPF Northport Loop II, LLC	No
26.01	Property		45365-45395 Northport Loop West
26.02	Property		45738-45778 Northport Loop West
27	Loan	58	Shops at Blue Bell	Blue Bell MZL LLC	No
28	Loan		BJ’s Wholesale Club - Bowie	HG Bowie Realty LLC	No
29	Loan	8	Cobb Place	Cobb Place Property, LLC	No
30	Loan		830 Morris Turnpike	Stone Mountain Associates 830, L.L.C.	No
31	Loan		Larchmont Commons	Larchmont Commons, LLC	No
32	Loan		Daybreak Trail Crossing	WDG Trail Crossing, LLC	No
33	Loan		Trade Centre Portfolio	Trade Centre Avenue Portfolio, LLC	No
34	Loan	59, 60	Bell Oaks Centre	MO Newburgh, LLC	No
35	Loan		Calyxt Headquarters	NGCRE Investment VIII, LLC	No
36	Loan		3700 Vanowen Street	CPF Vanowen Associates, LLC	No
37	Loan		Cambridge Gardens	Cambridge Gardens 2, LLC	No
38	Loan	61, 62	Martin Brower Phoenix Distribution Center	5516 West Buchanan Street Owner, LLC	No
39	Loan		Washington Road Self Storage	CSGBSH MTGA II, LLC	No
40	Loan		Audubon Cove	SM-Audubon, LLC	No
41	Loan		Staybridge Suites Grand Rapids	Grand Stay Hotel Suites, Inc.	No
42	Loan		349 Coleman Boulevard	349 Coleman, LLC	No
43	Loan		Archer Village	WRC Archer Village, LLC	No
44	Loan		Tharp Portfolio	Don’s Legacy IV, L.L.C.	No
44.01	Property		Stones Crossing
44.02	Property		Danville Retail Shoppes
44.03	Property		Starbucks Crawfordsville
44.04	Property		Big O Tires
44.05	Property		Crawfordsville Retail
45	Loan		Lukas Wine and Spirits	Blue Valley Industrial, LLC	No
46	Loan		Sunset Grove Apartments	Sunset Grove Owner, LLC	No
47	Loan	63	PW Shoe Lofts	PW Ridgehouse, LLC	No
48	Loan		North Pointe	North Pointe Columbia SC, LLC	No
49	Loan	64	1016 Carroll Street	Carroll Homery LLC	No
50	Loan		CVS – Houston TX	1130HOUSTONTX, LLC	No
51	Loan		Walgreens – Abingdon	Javarone Realty I, LLC and Javarone Realty II, LLC	No
52	Loan	65	Cambria Beach Lodge	Cambria Beach Lodge 2, LLC	No

A-1-24

GSMS 2020-GC45 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Property Name	Carve-out Guarantor	Loan Purpose	Loan Amount (sources)	Principal’s New Cash Contribution (7)	Subordinate Debt	Other Sources	Total Sources	Loan Payoff
1	Loan	8, 9, 10, 11, 12, 13	1633 Broadway	None	Refinance	1,001,000,000	0	249,000,000	0	1,250,000,000	1,052,884,467
2	Loan	8, 10, 14	560 Mission Street	None	Recapitalization	300,000,000	0	0	0	300,000,000	0
3	Loan	8, 10, 15, 16	Starwood Industrial Portfolio	Starwood REIT Operating Partnership, L.P.	Acquisition	144,500,000	114,556,790	65,527,072	0	324,583,862	0
3.01	Property		101 45th Street
3.02	Property		4820-4850 Indianapolis Road
3.03	Property		8401 Bearing Drive
3.04	Property		5900 North Meadows Drive
3.05	Property		5701 North Meadows Drive
3.06	Property		8421 Bearing Drive
3.07	Property		6451-6471 Northwind Parkway
3.08	Property		4910-4938 Indianapolis Road
3.09	Property		6221-6241 Northwind Parkway
3.10	Property		775 Commerce Parkway West Drive
3.11	Property		1901 Northwind Parkway
3.12	Property		333 45th Street
3.13	Property		221 South Swift Road
3.14	Property		W234N2091 Ridgeview Parkway Court
3.15	Property		2240 Creekside Parkway
3.16	Property		201 South Swift Road
3.17	Property		8441 Bearing Drive
3.18	Property		4700 Ironwood Drive
3.19	Property		4410 North 132nd Street
3.20	Property		999 Gerdt Court
3.21	Property		480 45th Street
3.22	Property		12857 South Hamlin Court
3.23	Property		1695 Glen Ellyn Road
3.24	Property		1701-1721 Northwind Parkway
3.25	Property		1245 Lakeside Drive
3.26	Property		3890 Perry Boulevard
3.27	Property		215 45th Street
3.28	Property		845 Telser Road
3.29	Property		1851 Northwind Parkway
3.30	Property		1650 Northwind Parkway
3.31	Property		225 45th Street
3.32	Property		1600-1640 Northwind Parkway
3.33	Property		235 45th Street
4	Loan	8, 17, 18, 19, 20	Bellagio Hotel and Casino	BREIT Operating Partnership L.P.	Acquisition	1,676,200,000	1,250,591,035	1,333,800,000	0	4,260,591,035	0
5	Loan	8, 21, 22	Southcenter Mall	URW WEA LLC	Refinance	218,000,000	819,135	0	0	218,819,135	217,738,336
6	Loan		Kent Station	Evergreen Capital Trust	Refinance	56,000,000	0	0	0	56,000,000	54,359,403
7	Loan	23, 24, 25	Van Aken District	R Capital US Large Cap Equity, Ltd.	Refinance	53,500,000	0	0	0	53,500,000	48,817,043
8	Loan	8, 10, 26, 27	650 Madison Avenue	Vornado Realty L.P., OPG Investment Holdings (US), LLC	Refinance	586,800,000	9,510,787	213,200,000	20,051,781	829,562,568	800,000,000
9	Loan	8, 28, 29	The Shoppes at Blackstone Valley	SDM Holdings LLC, WV Holdings LLC and Raanan Katz	Refinance	164,000,000	21,501,666	0	0	185,501,666	183,641,400
10	Loan	8, 10, 30	90 North Campus	Brett Michael Lipman and Farshid Steve Shokouhi	Acquisition	80,000,000	42,110,795	0	0	122,110,795	0
11	Loan	31, 32, 33	Crystal Springs Resort	Rosalind Davidowitz, Joseph Morton Davidowitz, Gail Mulvihill, and the Gail Mulvihill 2014 Non-Exempt Irrevocable Trust	Refinance	50,000,000	0	16,000,000	0	66,000,000	50,904,276
12	Loan		Calspan Building	John Yurtchuk and Louis Knotts	Refinance	49,500,000	0	0	0	49,500,000	33,624,859
13	Loan	34, 35	Storage Rentals of America Portfolio	Benjamin S. Macfarland, III	Refinance	41,275,000	0	0	0	41,275,000	32,479,627
13.01	Property		Nicholasville
13.02	Property		Palm Beach Gardens
13.03	Property		Beaufort
13.04	Property		Greer
13.05	Property		Frankfort
13.06	Property		Anderson
13.07	Property		Georgetown
13.08	Property		Bypass Road
13.09	Property		Litton Drive
13.10	Property		Hampton
13.11	Property		Florence
13.12	Property		Bowling Green
13.13	Property		Winn Avenue
13.14	Property		Parris Island
13.15	Property		Franklin
14	Loan	8, 36, 37, 38, 39, 40	Parkmerced	Robert A. Rosania	Refinance	547,000,000	19,684,403	1,228,000,000	0	1,794,684,403	1,581,601,056
15	Loan		Charleston On 66th	BREIT MF Holdings LLC	Acquisition	37,375,000	19,692,774	0	0	57,067,774	0
16	Loan	41	The Lincoln	Mark C. Wood and Michael Schiff	Refinance	37,000,000	0	0	0	37,000,000	30,774,787
17	Loan	8, 42, 43	510 East 14th Street	Extell Limited and Gershon Barnett (A/K/A Gary Barnett)	Refinance	85,000,000	0	75,000,000	0	160,000,000	140,169,788
18	Loan	8, 44, 45, 46	PCI Pharma Portfolio	New Mountain Net Lease Corporation and New Mountain Net Lease Partners Corporation	Acquisition	108,500,000	56,150,656	0	0	164,650,656	0
18.01	Property	47	3001 Red Lion Road
18.02	Property		4536 & 4545 Assembly Drive
18.03	Property		6166 Nancy Ridge Drive
18.04	Property		6146 Nancy Ridge Drive
18.05	Property		1635 & 1639 New Milford School Road
19	Loan		Magnolia Parc	R. Lee Harris and Robert E. Esrey	Acquisition	32,000,000	11,703,043	0	0	43,703,043	0
20	Loan	8	Broadcasting Square	POA Trust U/I/T Louise B. Grass 9/14/1994 and Martin L. Grass Irrevocable Trust	Refinance	62,000,000	0	0	0	62,000,000	53,557,578

A-1-25

GSMS 2020-GC45 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Property Name	Carve-out Guarantor	Loan Purpose	Loan Amount (sources)	Principal’s New Cash Contribution (7)	Subordinate Debt	Other Sources	Total Sources	Loan Payoff
21	Loan	8, 21, 48, 49, 50	Property Commerce Portfolio	Property Commerce Dividend Fund, LP, S. Jay Williams and Kevin Robins	Refinance	57,620,000	0	0	0	57,620,000	52,014,309
21.01	Property		Rayford Square
21.02	Property		Spring Town Center
21.03	Property		Tomball Town Center
21.04	Property		Broadmoor Village
21.05	Property		Winchester Town Center
21.06	Property		Broadway Center
21.07	Property		Mission
21.08	Property		Copperfield Central
21.09	Property		Silverlake
21.10	Property		Victoria
21.11	Property		Baybrook Marketplace
21.12	Property		Alvin II
21.13	Property		Jones Tomball Parkway - 249
21.14	Property		Alvin
21.15	Property		Greens Landing
22	Loan		264-266 West 25th Street	Alfred Sabetfard	Refinance	22,500,000	0	0	0	22,500,000	12,183,664
23	Loan		Accuride Portfolio	AG Net Lease IV Corp.	Acquisition	21,560,000	20,000,000	0	76,040	41,636,040	0
23.01	Property		Accuride Erie
23.02	Property		Accuride Henderson
23.03	Property		Accuride Springfield
24	Loan	8, 51, 52	Harvey Building Products	AG Net Lease IV Corp.	Acquisition	160,000,000	70,172,133	0	2,978,804	233,150,937	0
24.01	Property		Londonderry / Manufacturing
24.02	Property		Dartmouth / Manufacturing
24.03	Property		Waltham Corporate
24.04	Property		Woburn
24.05	Property		Nashua
24.06	Property		Woburn CPD
24.07	Property		(West) Bridgewater
24.08	Property		Manchester, NH
24.09	Property		Norwalk 256
24.10	Property		New London
24.11	Property		East Haven
24.12	Property		Lincoln
24.13	Property		Bethlehem
24.14	Property		Salem
24.15	Property		Norwalk 260
24.16	Property		Berlin
24.17	Property		Dartmouth
24.18	Property		Manchester, CT
24.19	Property		Portland
24.20	Property		Braintree
24.21	Property		Warwick
24.22	Property		Fitchburg
24.23	Property		Auburn
24.24	Property		Berlin CPD
24.25	Property		Portsmouth
24.26	Property		Southampton
24.27	Property		Wilkes-Barre
24.28	Property		Hyannis
24.29	Property		Springfield
24.30	Property		White River Junction
25	Loan	8, 53, 54, 55	19100 Ridgewood	USRA Net Lease III Capital Corp.	Acquisition	140,000,000	58,553,293	0	0	198,553,293	0
26	Loan	56, 57	Northport Industrial Portfolio	Jaime Sohacheski	Acquisition	19,938,750	12,406,996	0	0	32,345,746	0
26.01	Property		45365-45395 Northport Loop West
26.02	Property		45738-45778 Northport Loop West
27	Loan	58	Shops at Blue Bell	Daniel Katz and Daniel Kaufthal	Acquisition	19,460,000	10,227,478	0	0	29,687,478	0
28	Loan		BJ’s Wholesale Club - Bowie	HG Bowie Holding LLC	Refinance	18,525,000	0	0	0	18,525,000	6,724,802
29	Loan	8	Cobb Place	WPCM Relative Value Fund I, LLC	Acquisition	40,000,000	14,875,557	0	0	54,875,557	0
30	Loan		830 Morris Turnpike	Ceyan Birney and James Birney	Refinance	14,000,000	0	0	0	14,000,000	12,493,861
31	Loan		Larchmont Commons	James J. Gorman	Acquisition	12,900,000	5,840,101	0	153,425	18,893,526	0
32	Loan		Daybreak Trail Crossing	Millcreek Partners LLC	Recapitalization	12,600,000	0	0	0	12,600,000	7,728,932
33	Loan		Trade Centre Portfolio	John F. Swift	Acquisition	11,570,000	6,404,507	0	0	17,974,507	0
34	Loan	59, 60	Bell Oaks Centre	John I. Silverman	Acquisition	10,719,125	4,576,168	0	0	15,295,293	0
35	Loan		Calyxt Headquarters	Qingguo Liu	Acquisition	10,375,000	9,259,990	0	0	19,634,990	0
36	Loan		3700 Vanowen Street	Jaime Sohacheski	Acquisition	10,050,000	6,920,695	0	0	16,970,695	0
37	Loan		Cambridge Gardens	Joshua A. Gordon, Jacob E. Gordon, Daniel G. Gordon and Justine Gordon	Refinance	10,000,000	0	0	0	10,000,000	3,562,477
38	Loan	61, 62	Martin Brower Phoenix Distribution Center	Rodin Global Property Trust, Inc.	Acquisition	9,600,000	7,773,276	0	0	17,373,276	0
39	Loan		Washington Road Self Storage	George Thacker, Lawrence Charles Kaplan and Richard Schontz	Acquisition	9,500,000	4,149,455	0	0	13,649,455	0
40	Loan		Audubon Cove	John S. Newsome and John H. Stewart	Acquisition	9,500,000	3,524,998	0	0	13,024,998	0
41	Loan		Staybridge Suites Grand Rapids	Malik Abdi Abdulnoor	Refinance	9,400,000	0	0	26,000	9,426,000	6,507,582
42	Loan		349 Coleman Boulevard	Mikell C. Harper, Ben M. Gramling, III, L. Russell Bennett, William G. Roberts, III, Robert D. Perry and R. David Miller	Refinance	8,750,000	201,534	0	45,000	8,996,534	8,647,522
43	Loan		Archer Village	David Ray Shaffer, Jr.	Refinance	7,987,500	0	0	0	7,987,500	4,975,843
44	Loan		Tharp Portfolio	Donald J. Tharp	Refinance	7,600,000	626,198	0	0	8,226,198	7,816,582
44.01	Property		Stones Crossing
44.02	Property		Danville Retail Shoppes
44.03	Property		Starbucks Crawfordsville
44.04	Property		Big O Tires
44.05	Property		Crawfordsville Retail
45	Loan		Lukas Wine and Spirits	Dax T.S. Mitchell and Thomas K. Wilson	Acquisition	6,440,000	3,253,999	0	0	9,693,999	0
46	Loan		Sunset Grove Apartments	Ryan Enk, Preston Dellinger and Jonathan Wyrick	Acquisition	6,371,000	1,573,276	849,000	0	8,793,276	0
47	Loan	63	PW Shoe Lofts	Stephen W. Holden, Edward A. Riley, II, as Trustee of the Natalie D. Riley Irrevocable Trust dated May 24, 2016, Marissa G. Mills, as Trustee of the Matthew A. Mills Irrevocable Trust dated September 6, 2013 and Ridgehouse Capital LLC	Refinance	6,240,000	516,360	0	0	6,756,360	6,486,258
48	Loan		North Pointe	Kenneth Levy	Acquisition	6,216,750	3,705,066	0	0	9,921,816	0
49	Loan	64	1016 Carroll Street	Yosef Beer and Max Salamon	Refinance	5,150,000	0	0	0	5,150,000	2,807,848
50	Loan		CVS – Houston TX	Paul E. Krug	Acquisition	5,000,000	3,401,087	0	314,219	8,715,306	0
51	Loan		Walgreens – Abingdon	Albin V. Javarone and Linda H. Javarone	Acquisition	3,840,000	1,731,227	0	6,139	5,577,366	0
52	Loan	65	Cambria Beach Lodge	Britten Shuford, David Dittmer, David A. Lesser and Clifford Lord, JR.	Refinance	3,750,000	0	0	0	3,750,000	2,177,738

A-1-26

GSMS 2020-GC45 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Property Name	Purchase Price	Closing Costs	Reserves	Principal Equity Distribution	Other Uses	Total Uses	Lockbox	Cash Management
1	Loan	8, 9, 10, 11, 12, 13	1633 Broadway	0	20,840,154	36,389,727	139,885,652	0	1,250,000,000	Hard	Springing
2	Loan	8, 10, 14	560 Mission Street	0	2,396,137	2,152,612	295,451,251	0	300,000,000	Hard	Springing
3	Loan	8, 10, 15, 16	Starwood Industrial Portfolio	319,625,000	4,078,862	880,000	0	0	324,583,862	Hard	Springing
3.01	Property		101 45th Street
3.02	Property		4820-4850 Indianapolis Road
3.03	Property		8401 Bearing Drive
3.04	Property		5900 North Meadows Drive
3.05	Property		5701 North Meadows Drive
3.06	Property		8421 Bearing Drive
3.07	Property		6451-6471 Northwind Parkway
3.08	Property		4910-4938 Indianapolis Road
3.09	Property		6221-6241 Northwind Parkway
3.10	Property		775 Commerce Parkway West Drive
3.11	Property		1901 Northwind Parkway
3.12	Property		333 45th Street
3.13	Property		221 South Swift Road
3.14	Property		W234N2091 Ridgeview Parkway Court
3.15	Property		2240 Creekside Parkway
3.16	Property		201 South Swift Road
3.17	Property		8441 Bearing Drive
3.18	Property		4700 Ironwood Drive
3.19	Property		4410 North 132nd Street
3.20	Property		999 Gerdt Court
3.21	Property		480 45th Street
3.22	Property		12857 South Hamlin Court
3.23	Property		1695 Glen Ellyn Road
3.24	Property		1701-1721 Northwind Parkway
3.25	Property		1245 Lakeside Drive
3.26	Property		3890 Perry Boulevard
3.27	Property		215 45th Street
3.28	Property		845 Telser Road
3.29	Property		1851 Northwind Parkway
3.30	Property		1650 Northwind Parkway
3.31	Property		225 45th Street
3.32	Property		1600-1640 Northwind Parkway
3.33	Property		235 45th Street
4	Loan	8, 17, 18, 19, 20	Bellagio Hotel and Casino	4,250,000,000	10,591,035	0	0	0	4,260,591,035	Hard	Springing
5	Loan	8, 21, 22	Southcenter Mall	0	1,080,799	0	0	0	218,819,135	Hard	Springing
6	Loan		Kent Station	0	223,302	255,516	1,161,779	0	56,000,000	Springing	Springing
7	Loan	23, 24, 25	Van Aken District	0	877,947	2,223,056	1,581,954	0	53,500,000	Springing	Springing
8	Loan	8, 10, 26, 27	650 Madison Avenue	0	5,828,767	9,576,014	0	14,157,786	829,562,568	Hard	Springing
9	Loan	8, 28, 29	The Shoppes at Blackstone Valley	0	1,054,137	806,129	0	0	185,501,666	Hard	Springing
10	Loan	8, 10, 30	90 North Campus	117,000,000	783,693	4,327,102	0	0	122,110,795	Hard	Springing
11	Loan	31, 32, 33	Crystal Springs Resort	0	4,106,979	7,668,762	3,319,984	0	66,000,000	Hard	In Place
12	Loan		Calspan Building	0	1,196,707	206,537	14,471,898	0	49,500,000	Hard	Springing
13	Loan	34, 35	Storage Rentals of America Portfolio	0	1,155,057	0	7,640,315	0	41,275,000	Springing	Springing
13.01	Property		Nicholasville
13.02	Property		Palm Beach Gardens
13.03	Property		Beaufort
13.04	Property		Greer
13.05	Property		Frankfort
13.06	Property		Anderson
13.07	Property		Georgetown
13.08	Property		Bypass Road
13.09	Property		Litton Drive
13.10	Property		Hampton
13.11	Property		Florence
13.12	Property		Bowling Green
13.13	Property		Winn Avenue
13.14	Property		Parris Island
13.15	Property		Franklin
14	Loan	8, 36, 37, 38, 39, 40	Parkmerced	0	33,769,790	903,290	0	178,410,267	1,794,684,403	Soft	Springing
15	Loan		Charleston On 66th	56,782,522	285,252	0	0	0	57,067,774	Hard	Springing
16	Loan	41	The Lincoln	0	1,179,620	2,540,207	2,505,385	0	37,000,000	Springing	Springing
17	Loan	8, 42, 43	510 East 14th Street	0	2,792,303	5,057,345	11,980,564	0	160,000,000	Soft (Residential) / Hard (Retail)	In Place
18	Loan	8, 44, 45, 46	PCI Pharma Portfolio	164,395,051	255,605	0	0	0	164,650,656	Hard	Springing
18.01	Property	47	3001 Red Lion Road
18.02	Property		4536 & 4545 Assembly Drive
18.03	Property		6166 Nancy Ridge Drive
18.04	Property		6146 Nancy Ridge Drive
18.05	Property		1635 & 1639 New Milford School Road
19	Loan		Magnolia Parc	42,000,000	385,587	1,317,457	0	0	43,703,043	Soft	In Place
20	Loan	8	Broadcasting Square	0	939,605	556,285	6,946,532	0	62,000,000	Hard	In Place

A-1-27

GSMS 2020-GC45 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Property Name	Purchase Price	Closing Costs	Reserves	Principal Equity Distribution	Other Uses	Total Uses	Lockbox	Cash Management
21	Loan	8, 21, 48, 49, 50	Property Commerce Portfolio	0	2,792,252	1,398,318	1,415,120	0	57,620,000	Hard	In Place
21.01	Property		Rayford Square
21.02	Property		Spring Town Center
21.03	Property		Tomball Town Center
21.04	Property		Broadmoor Village
21.05	Property		Winchester Town Center
21.06	Property		Broadway Center
21.07	Property		Mission
21.08	Property		Copperfield Central
21.09	Property		Silverlake
21.10	Property		Victoria
21.11	Property		Baybrook Marketplace
21.12	Property		Alvin II
21.13	Property		Jones Tomball Parkway - 249
21.14	Property		Alvin
21.15	Property		Greens Landing
22	Loan		264-266 West 25th Street	0	830,208	34,250	9,451,878	0	22,500,000	Springing	Springing
23	Loan		Accuride Portfolio	38,390,741	3,245,299	0	0	0	41,636,040	Hard	Springing
23.01	Property		Accuride Erie
23.02	Property		Accuride Henderson
23.03	Property		Accuride Springfield
24	Loan	8, 51, 52	Harvey Building Products	230,750,000	2,400,937	0	0	0	233,150,937	Hard	Springing
24.01	Property		Londonderry / Manufacturing
24.02	Property		Dartmouth / Manufacturing
24.03	Property		Waltham Corporate
24.04	Property		Woburn
24.05	Property		Nashua
24.06	Property		Woburn CPD
24.07	Property		(West) Bridgewater
24.08	Property		Manchester, NH
24.09	Property		Norwalk 256
24.10	Property		New London
24.11	Property		East Haven
24.12	Property		Lincoln
24.13	Property		Bethlehem
24.14	Property		Salem
24.15	Property		Norwalk 260
24.16	Property		Berlin
24.17	Property		Dartmouth
24.18	Property		Manchester, CT
24.19	Property		Portland
24.20	Property		Braintree
24.21	Property		Warwick
24.22	Property		Fitchburg
24.23	Property		Auburn
24.24	Property		Berlin CPD
24.25	Property		Portsmouth
24.26	Property		Southampton
24.27	Property		Wilkes-Barre
24.28	Property		Hyannis
24.29	Property		Springfield
24.30	Property		White River Junction
25	Loan	8, 53, 54, 55	19100 Ridgewood	198,000,000	553,293	0	0	0	198,553,293	Hard	In Place
26	Loan	56, 57	Northport Industrial Portfolio	30,675,000	412,765	1,257,981	0	0	32,345,746	Springing	Springing
26.01	Property		45365-45395 Northport Loop West
26.02	Property		45738-45778 Northport Loop West
27	Loan	58	Shops at Blue Bell	29,350,000	290,392	47,087	0	0	29,687,478	Hard	Springing
28	Loan		BJ’s Wholesale Club - Bowie	0	371,579	0	11,428,620	0	18,525,000	Hard	Springing
29	Loan	8	Cobb Place	53,500,000	431,068	944,489	0	0	54,875,557	Hard	In Place
30	Loan		830 Morris Turnpike	0	422,170	223,411	860,558	0	14,000,000	Springing	Springing
31	Loan		Larchmont Commons	18,109,097	589,471	194,958	0	0	18,893,526	Hard	Springing
32	Loan		Daybreak Trail Crossing	0	417,207	17,152	4,436,709	0	12,600,000	Hard	Springing
33	Loan		Trade Centre Portfolio	17,685,000	88,892	200,615	0	0	17,974,507	Springing	Springing
34	Loan	59, 60	Bell Oaks Centre	14,500,000	186,020	609,273	0	0	15,295,293	Springing	Springing
35	Loan		Calyxt Headquarters	19,250,000	384,990	0	0	0	19,634,990	Hard	Springing
36	Loan		3700 Vanowen Street	16,750,000	184,564	36,131	0	0	16,970,695	Springing	Springing
37	Loan		Cambridge Gardens	0	327,335	56,950	6,053,238	0	10,000,000	Springing	Springing
38	Loan	61, 62	Martin Brower Phoenix Distribution Center	17,300,000	73,276	0	0	0	17,373,276	Hard	Springing
39	Loan		Washington Road Self Storage	13,449,348	187,265	12,841	0	0	13,649,455	Springing	Springing
40	Loan		Audubon Cove	12,600,000	118,766	306,233	0	0	13,024,998	Soft	In Place
41	Loan		Staybridge Suites Grand Rapids	0	187,344	52,353	2,678,722	0	9,426,000	Springing	Springing
42	Loan		349 Coleman Boulevard	0	296,065	52,947	0	0	8,996,534	Springing	Springing
43	Loan		Archer Village	0	482,814	187,853	2,340,989	0	7,987,500	Springing	Springing
44	Loan		Tharp Portfolio	0	244,498	165,118	0	0	8,226,198	Springing	Springing
44.01	Property		Stones Crossing
44.02	Property		Danville Retail Shoppes
44.03	Property		Starbucks Crawfordsville
44.04	Property		Big O Tires
44.05	Property		Crawfordsville Retail
45	Loan		Lukas Wine and Spirits	9,414,000	279,999	0	0	0	9,693,999	Hard	Springing
46	Loan		Sunset Grove Apartments	8,495,000	242,525	55,751	0	0	8,793,276	Hard	In Place
47	Loan	63	PW Shoe Lofts	0	240,438	29,664	0	0	6,756,360	Soft (Residential) / Hard (Nonresidential)	Springing
48	Loan		North Pointe	9,500,000	399,142	22,675	0	0	9,921,816	Springing	Springing
49	Loan	64	1016 Carroll Street	0	241,803	458,417	1,641,931	0	5,150,000	Springing	Springing
50	Loan		CVS – Houston TX	8,565,000	142,806	7,500	0	0	8,715,306	Hard	Springing
51	Loan		Walgreens – Abingdon	5,329,217	241,959	6,190	0	0	5,577,366	Springing	Springing
52	Loan	65	Cambria Beach Lodge	0	167,403	24,265	1,380,594	0	3,750,000	Springing	Springing

A-1-28

GSMS 2020-GC45 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Property Name	Cash Management Triggers	Ground Lease Y/N	Ground Lease Expiration Date
1	Loan	8, 9, 10, 11, 12, 13	1633 Broadway	(i) the occurrence of an Event of Default, (ii) Debt Yield is less than 5.75%, (iii) failure to deliver financial statements as required in the Loan Agreement	No
2	Loan	8, 10, 14	560 Mission Street	(i) the occurrence of an Event of Default, (ii) Debt Yield is less than 7.0%	No
3	Loan	8, 10, 15, 16	Starwood Industrial Portfolio	(i) the occurrence of an Event of Default, (ii) Debt Yield is less than 6.25%
3.01	Property		101 45th Street		No
3.02	Property		4820-4850 Indianapolis Road		No
3.03	Property		8401 Bearing Drive		No
3.04	Property		5900 North Meadows Drive		No
3.05	Property		5701 North Meadows Drive		No
3.06	Property		8421 Bearing Drive		No
3.07	Property		6451-6471 Northwind Parkway		No
3.08	Property		4910-4938 Indianapolis Road		No
3.09	Property		6221-6241 Northwind Parkway		No
3.10	Property		775 Commerce Parkway West Drive		No
3.11	Property		1901 Northwind Parkway		No
3.12	Property		333 45th Street		No
3.13	Property		221 South Swift Road		No
3.14	Property		W234N2091 Ridgeview Parkway Court		No
3.15	Property		2240 Creekside Parkway		No
3.16	Property		201 South Swift Road		No
3.17	Property		8441 Bearing Drive		No
3.18	Property		4700 Ironwood Drive		No
3.19	Property		4410 North 132nd Street		No
3.20	Property		999 Gerdt Court		No
3.21	Property		480 45th Street		No
3.22	Property		12857 South Hamlin Court		No
3.23	Property		1695 Glen Ellyn Road		No
3.24	Property		1701-1721 Northwind Parkway		No
3.25	Property		1245 Lakeside Drive		No
3.26	Property		3890 Perry Boulevard		No
3.27	Property		215 45th Street		No
3.28	Property		845 Telser Road		No
3.29	Property		1851 Northwind Parkway		No
3.30	Property		1650 Northwind Parkway		No
3.31	Property		225 45th Street		No
3.32	Property		1600-1640 Northwind Parkway		No
3.33	Property		235 45th Street		No
4	Loan	8, 17, 18, 19, 20	Bellagio Hotel and Casino	(i) the occurrence of an Event of Default, (ii) DSCR is less than 2.50x, (iii) the occurrence of a Bellagio Tenant Bankruptcy Event	Yes	4/27/2033
5	Loan	8, 21, 22	Southcenter Mall	(i) the occurrence of an Event of Default, (ii) DSCR is less than 4.11x	Yes	6/30/2045
6	Loan		Kent Station	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x	No
7	Loan	23, 24, 25	Van Aken District	(i) the occurrence of an Event of Default, (ii) Debt Yield is less than 6.50%	No
8	Loan	8, 10, 26, 27	650 Madison Avenue	(i) the occurrence of an Event of Default, (ii) DY less than 6.0%	No
9	Loan	8, 28, 29	The Shoppes at Blackstone Valley	(i) the occurrence of an Event of Default, (ii) commencing with the fiscal quarter ending on December 31, 2019, Debt Yield is less than 7.75%, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a Permitted Mezzanine Debt event of default	No
10	Loan	8, 10, 30	90 North Campus	(i) the occurrence of an Event of Default, (ii) Debt Yield is less than 7.25%, (iii) the occurrence of a Lease Sweep Period	No
11	Loan	31, 32, 33	Crystal Springs Resort	(i) the occurrence of an Event of Default, (ii) the occurrence of a Mezzanine Loan Default, (iii) aggregate DSCR is less than 1.20x, (iv) mortgage DSCR is less than 1.55x, (v) if at any time less than 380 hotel rooms owned by third party owners are participating in the rental management program	No
12	Loan		Calspan Building	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a Lease Sweep Period	No
13	Loan	34, 35	Storage Rentals of America Portfolio	the occurrence of an Event of Default
13.01	Property		Nicholasville		No
13.02	Property		Palm Beach Gardens		No
13.03	Property		Beaufort		No
13.04	Property		Greer		No
13.05	Property		Frankfort		No
13.06	Property		Anderson		No
13.07	Property		Georgetown		No
13.08	Property		Bypass Road		No
13.09	Property		Litton Drive		No
13.10	Property		Hampton		No
13.11	Property		Florence		No
13.12	Property		Bowling Green		No
13.13	Property		Winn Avenue		No
13.14	Property		Parris Island		No
13.15	Property		Franklin		No
14	Loan	8, 36, 37, 38, 39, 40	Parkmerced	A period (A) commencing upon (i) the occurrence of an Event of Default (an “EOD Trigger”), (ii) the DSCR falling below 1.05x, (the “DSCR Trigger”) for two consecutive quarters or (iii) the occurrence of a Mezzanine Loan Default, and (B) terminating upon (i) when the Debt has been repaid in full, (ii) in the event of an EOD Trigger, all Events of Default are cured and no event that would trigger another Trigger Period has occurred, (iii) in the event of a DSCR Trigger, the DSCR exceeds the corresponding applicable DSCR Trigger for two consecutive quarters since the commencement of the existing Trigger Period, no Event of Default has occurred and no event that would trigger another Trigger Period has occurred, or (iv) in the event of a Mezzanine Loan Default, the receipt of notice by Lender from Mezzanine Lender that the Mezzanine Loan Event of Default has either been cured or waived. During a Trigger Period, all excess cash will be deposited into the Cash Collateral Reserve Subaccount and such excess cash may be applied in Lender’s sole discretion.	No
15	Loan		Charleston On 66th	(i) the occurrence of an Event of Default, (ii) Bankruptcy Action of Borrower, (iii) DSCR is less than 1.25x for two consecutive quarters	No
16	Loan	41	The Lincoln	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a Critical Tenant Trigger Event	No
17	Loan	8, 42, 43	510 East 14th Street	(i) the occurrence of an Event of Default, (ii) (a) DSCR is less than 2.93x or (b) Total DSCR is less than 1.10x, (iv) the occurrence of a Mezzanine Loan Default Sweep Event	Yes	11/27/2111
18	Loan	8, 44, 45, 46	PCI Pharma Portfolio	(i) the occurrence of an Event of Default, (ii) Debt Yield is less than 8.25%, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) bankruptcy action of Master Tenant, (v) the occurrence of a Go-Dark Event, (vi) the occurrence of a Downgrade Trigger
18.01	Property	47	3001 Red Lion Road		No
18.02	Property		4536 & 4545 Assembly Drive		No
18.03	Property		6166 Nancy Ridge Drive		No
18.04	Property		6146 Nancy Ridge Drive		No
18.05	Property		1635 & 1639 New Milford School Road		No
19	Loan		Magnolia Parc	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.05x, (iii) failure to deliver financial statements as required in the Loan Agreement	No
20	Loan	8	Broadcasting Square	(i) DY<8.0%; (ii) Specified Tenant Trigger Period	No

A-1-29

GSMS 2020-GC45 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Property Name	Cash Management Triggers	Ground Lease Y/N	Ground Lease Expiration Date
21	Loan	8, 21, 48, 49, 50	Property Commerce Portfolio	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) failure to deliver financial statements as required in the Loan Agreement
21.01	Property		Rayford Square		No
21.02	Property		Spring Town Center		No
21.03	Property		Tomball Town Center		No
21.04	Property		Broadmoor Village		No
21.05	Property		Winchester Town Center		No
21.06	Property		Broadway Center		No
21.07	Property		Mission		No
21.08	Property		Copperfield Central		No
21.09	Property		Silverlake		No
21.10	Property		Victoria		No
21.11	Property		Baybrook Marketplace		No
21.12	Property		Alvin II		No
21.13	Property		Jones Tomball Parkway - 249		No
21.14	Property		Alvin		No
21.15	Property		Greens Landing		No
22	Loan		264-266 West 25th Street	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.35x	No
23	Loan		Accuride Portfolio	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a Specified Tenant Trigger Period
23.01	Property		Accuride Erie		No
23.02	Property		Accuride Henderson		No
23.03	Property		Accuride Springfield		No
24	Loan	8, 51, 52	Harvey Building Products	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a Specified Tenant Trigger Period
24.01	Property		Londonderry / Manufacturing		No
24.02	Property		Dartmouth / Manufacturing		No
24.03	Property		Waltham Corporate		No
24.04	Property		Woburn		No
24.05	Property		Nashua		No
24.06	Property		Woburn CPD		No
24.07	Property		(West) Bridgewater		No
24.08	Property		Manchester, NH		No
24.09	Property		Norwalk 256		No
24.10	Property		New London		No
24.11	Property		East Haven		No
24.12	Property		Lincoln		No
24.13	Property		Bethlehem		No
24.14	Property		Salem		No
24.15	Property		Norwalk 260		No
24.16	Property		Berlin		No
24.17	Property		Dartmouth		No
24.18	Property		Manchester, CT		No
24.19	Property		Portland		No
24.20	Property		Braintree		No
24.21	Property		Warwick		No
24.22	Property		Fitchburg		No
24.23	Property		Auburn		No
24.24	Property		Berlin CPD		No
24.25	Property		Portsmouth		No
24.26	Property		Southampton		No
24.27	Property		Wilkes-Barre		No
24.28	Property		Hyannis		No
24.29	Property		Springfield		No
24.30	Property		White River Junction		No
25	Loan	8, 53, 54, 55	19100 Ridgewood	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 85% of Closing Date NOI, (iii) the occurrence of an Event of Default under the Marathon Lease, (iv) bankruptcy action of Marathon Guarantor or Marathon Tenant, (v) the occurrence of a Tenant Vacancy Period, (vi) commencing on December 1, 2027 if (x) Marathon Tenant has not delivered written notice to exercise its renewal option under the Marathon Lease prior to such date and (y) the Marathon Lease is not otherwise extended as of such date to at least May 31, 2034	No
26	Loan	56, 57	Northport Industrial Portfolio	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 80% of Closing Date NOI, (iii) the occurrence of a Critical Tenant Period
26.01	Property		45365-45395 Northport Loop West		No
26.02	Property		45738-45778 Northport Loop West		No
27	Loan	58	Shops at Blue Bell	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.90x, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a Critical Tenant Trigger Event	No
28	Loan		BJ’s Wholesale Club - Bowie	(i) the occurrence of an Event of Default, (ii) Debt Yield is less than 8.6%, (iii) the occurrence of a Critical Tenant Period	No
29	Loan	8	Cobb Place	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) failure to deliver financial statements as required in the Loan Agreement	No
30	Loan		830 Morris Turnpike	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of a specified Tenant Trigger Period	No
31	Loan		Larchmont Commons	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.30x, (iii) the occurrence of a Specified Tenant Trigger Period	No
32	Loan		Daybreak Trail Crossing	(i) the occurrence of an Event of Default, (ii) Debt Yield is less than 7.0%, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a Critical Tenant Trigger Event	No
33	Loan		Trade Centre Portfolio	(i) the occurrence of an Event of Default, (ii) commencing with the fiscal quarter beginning on January 1, 2020, DSCR is less than 1.25x, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a Critical Tenant Trigger Event	No
34	Loan	59, 60	Bell Oaks Centre	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a Rollover Trigger Event	No
35	Loan		Calyxt Headquarters	(i) the occurrence of an Event of Default, (ii) Debt Yield is less than 9.0%, (iii) the occurrence of a Lease Sweep Period	No
36	Loan		3700 Vanowen Street	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 80% of Closing Date NOI, (iii) the occurrence of a Critical Tenant Period	No
37	Loan		Cambridge Gardens	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the commencement of a Mezzanine Trigger Period	No
38	Loan	61, 62	Martin Brower Phoenix Distribution Center	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 70% of Closing Date NOI, (iii) the occurrence of the Anticipated Repayment Date	No
39	Loan		Washington Road Self Storage	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x	No
40	Loan		Audubon Cove	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) failure to deliver financial statements as required in the Loan Agreement	No
41	Loan		Staybridge Suites Grand Rapids	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) the occurrence of a Franchise Agreement Trigger Period, (iv) the occurrence of a Franchise Renewal Trigger Event, (v) any bankruptcy or similar insolvency of Manager	No
42	Loan		349 Coleman Boulevard	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of a Specified Tenant Trigger Period	No
43	Loan		Archer Village	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x	No
44	Loan		Tharp Portfolio	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) failure to deliver financial statements as required in the Loan Agreement
44.01	Property		Stones Crossing		No
44.02	Property		Danville Retail Shoppes		No
44.03	Property		Starbucks Crawfordsville		No
44.04	Property		Big O Tires		No
44.05	Property		Crawfordsville Retail		No
45	Loan		Lukas Wine and Spirits	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.30x, (iii) the commencement of a Lease Sweep Period	No
46	Loan		Sunset Grove Apartments	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of a Mezzanine Loan Default	No
47	Loan	63	PW Shoe Lofts	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a Critical Tenant Trigger Event	No
48	Loan		North Pointe	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) the occurrence of a Lease Sweep Period	No
49	Loan	64	1016 Carroll Street	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x	No
50	Loan		CVS – Houston TX	(i) the occurrence of an Event of Default, (ii) Mortgage Loan DSCR less than 1.20x (iii) the occurrence of a Specified Tenant Trigger Period	No
51	Loan		Walgreens – Abingdon	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x and (iii) the occurrence of a Specified Tenant Trigger Period	Yes	11/30/2077
52	Loan	65	Cambria Beach Lodge	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) the commencement of a Mezzanine Trigger Period	No

A-1-30

GSMS 2020-GC45 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Property Name	Annual Ground Lease Payment ($)	Cut-off Date Pari Passu Companion Loan Balance ($)	Cut-off Date Subordinate Companion Loan Balance ($)	Subordinate Companion Loan Interest Rate	Cut-off Date Mezzanine Debt Balance ($)	Terrorism Insurance Required	Franchise Agreement Expiration	Control Number
1	Loan	8, 9, 10, 11, 12, 13	1633 Broadway		941,000,000	249,000,000	2.99000%		Yes	NAP	1
2	Loan	8, 10, 14	560 Mission Street		240,000,000				Yes	NAP	2
3	Loan	8, 10, 15, 16	Starwood Industrial Portfolio		84,500,000	65,527,072	3.23100%		Yes	NAP	3
3.01	Property		101 45th Street						Yes	NAP	3.01
3.02	Property		4820-4850 Indianapolis Road						Yes	NAP	3.02
3.03	Property		8401 Bearing Drive						Yes	NAP	3.03
3.04	Property		5900 North Meadows Drive						Yes	NAP	3.04
3.05	Property		5701 North Meadows Drive						Yes	NAP	3.05
3.06	Property		8421 Bearing Drive						Yes	NAP	3.06
3.07	Property		6451-6471 Northwind Parkway						Yes	NAP	3.07
3.08	Property		4910-4938 Indianapolis Road						Yes	NAP	3.08
3.09	Property		6221-6241 Northwind Parkway						Yes	NAP	3.09
3.10	Property		775 Commerce Parkway West Drive						Yes	NAP	3.10
3.11	Property		1901 Northwind Parkway						Yes	NAP	3.11
3.12	Property		333 45th Street						Yes	NAP	3.12
3.13	Property		221 South Swift Road						Yes	NAP	3.13
3.14	Property		W234N2091 Ridgeview Parkway Court						Yes	NAP	3.14
3.15	Property		2240 Creekside Parkway						Yes	NAP	3.15
3.16	Property		201 South Swift Road						Yes	NAP	3.16
3.17	Property		8441 Bearing Drive						Yes	NAP	3.17
3.18	Property		4700 Ironwood Drive						Yes	NAP	3.18
3.19	Property		4410 North 132nd Street						Yes	NAP	3.19
3.20	Property		999 Gerdt Court						Yes	NAP	3.20
3.21	Property		480 45th Street						Yes	NAP	3.21
3.22	Property		12857 South Hamlin Court						Yes	NAP	3.22
3.23	Property		1695 Glen Ellyn Road						Yes	NAP	3.23
3.24	Property		1701-1721 Northwind Parkway						Yes	NAP	3.24
3.25	Property		1245 Lakeside Drive						Yes	NAP	3.25
3.26	Property		3890 Perry Boulevard						Yes	NAP	3.26
3.27	Property		215 45th Street						Yes	NAP	3.27
3.28	Property		845 Telser Road						Yes	NAP	3.28
3.29	Property		1851 Northwind Parkway						Yes	NAP	3.29
3.30	Property		1650 Northwind Parkway						Yes	NAP	3.30
3.31	Property		225 45th Street						Yes	NAP	3.31
3.32	Property		1600-1640 Northwind Parkway						Yes	NAP	3.32
3.33	Property		235 45th Street						Yes	NAP	3.33
4	Loan	8, 17, 18, 19, 20	Bellagio Hotel and Casino	Currently $503,702.77 increasing annually by the CPI	1,616,200,000	1,333,800,000	4.286879237142%		Yes	NAP	4
5	Loan	8, 21, 22	Southcenter Mall	98,100	158,000,000				Yes	NAP	5
6	Loan		Kent Station						Yes	NAP	6
7	Loan	23, 24, 25	Van Aken District						Yes	NAP	7
8	Loan	8, 10, 26, 27	650 Madison Avenue		536,800,000	213,200,000	3.48600%		Yes	NAP	8
9	Loan	8, 28, 29	The Shoppes at Blackstone Valley		114,000,000				Yes	NAP	9
10	Loan	8, 10, 30	90 North Campus		30,000,000				Yes	NAP	10
11	Loan	31, 32, 33	Crystal Springs Resort					16,000,000	Yes	NAP	11
12	Loan		Calspan Building						Yes	NAP	12
13	Loan	34, 35	Storage Rentals of America Portfolio						Yes	NAP	13
13.01	Property		Nicholasville						Yes	NAP	13.01
13.02	Property		Palm Beach Gardens						Yes	NAP	13.02
13.03	Property		Beaufort						Yes	NAP	13.03
13.04	Property		Greer						Yes	NAP	13.04
13.05	Property		Frankfort						Yes	NAP	13.05
13.06	Property		Anderson						Yes	NAP	13.06
13.07	Property		Georgetown						Yes	NAP	13.07
13.08	Property		Bypass Road						Yes	NAP	13.08
13.09	Property		Litton Drive						Yes	NAP	13.09
13.10	Property		Hampton						Yes	NAP	13.10
13.11	Property		Florence						Yes	NAP	13.11
13.12	Property		Bowling Green						Yes	NAP	13.12
13.13	Property		Winn Avenue						Yes	NAP	13.13
13.14	Property		Parris Island						Yes	NAP	13.14
13.15	Property		Franklin						Yes	NAP	13.15
14	Loan	8, 36, 37, 38, 39, 40	Parkmerced		509,500,000	953,000,000	3.551579255%	275,000,000	Yes	NAP	14
15	Loan		Charleston On 66th						Yes	NAP	15
16	Loan	41	The Lincoln						Yes	NAP	16
17	Loan	8, 42, 43	510 East 14th Street	2,640,000	50,000,000			75,000,000	Yes	NAP	17
18	Loan	8, 44, 45, 46	PCI Pharma Portfolio		73,500,000				Yes	NAP	18
18.01	Property	47	3001 Red Lion Road						Yes	NAP	18.01
18.02	Property		4536 & 4545 Assembly Drive						Yes	NAP	18.02
18.03	Property		6166 Nancy Ridge Drive						Yes	NAP	18.03
18.04	Property		6146 Nancy Ridge Drive						Yes	NAP	18.04
18.05	Property		1635 & 1639 New Milford School Road						Yes	NAP	18.05
19	Loan		Magnolia Parc						Yes	NAP	19
20	Loan	8	Broadcasting Square		32,000,000				Yes	NAP	20

A-1-31

GSMS 2020-GC45 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Property Name	Annual Ground Lease Payment ($)	Cut-off Date Pari Passu Companion Loan Balance ($)	Cut-off Date Subordinate Companion Loan Balance ($)	Subordinate Companion Loan Interest Rate	Cut-off Date Mezzanine Debt Balance ($)	Terrorism Insurance Required	Franchise Agreement Expiration	Control Number
21	Loan	8, 21, 48, 49, 50	Property Commerce Portfolio		27,620,000				Yes	NAP	21
21.01	Property		Rayford Square						Yes	NAP	21.01
21.02	Property		Spring Town Center						Yes	NAP	21.02
21.03	Property		Tomball Town Center						Yes	NAP	21.03
21.04	Property		Broadmoor Village						Yes	NAP	21.04
21.05	Property		Winchester Town Center						Yes	NAP	21.05
21.06	Property		Broadway Center						Yes	NAP	21.06
21.07	Property		Mission						Yes	NAP	21.07
21.08	Property		Copperfield Central						Yes	NAP	21.08
21.09	Property		Silverlake						Yes	NAP	21.09
21.10	Property		Victoria						Yes	NAP	21.10
21.11	Property		Baybrook Marketplace						Yes	NAP	21.11
21.12	Property		Alvin II						Yes	NAP	21.12
21.13	Property		Jones Tomball Parkway - 249						Yes	NAP	21.13
21.14	Property		Alvin						Yes	NAP	21.14
21.15	Property		Greens Landing						Yes	NAP	21.15
22	Loan		264-266 West 25th Street						Yes	NAP	22
23	Loan		Accuride Portfolio						Yes	NAP	23
23.01	Property		Accuride Erie						Yes	NAP	23.01
23.02	Property		Accuride Henderson						Yes	NAP	23.02
23.03	Property		Accuride Springfield						Yes	NAP	23.03
24	Loan	8, 51, 52	Harvey Building Products		140,000,000				Yes	NAP	24
24.01	Property		Londonderry / Manufacturing						Yes	NAP	24.01
24.02	Property		Dartmouth / Manufacturing						Yes	NAP	24.02
24.03	Property		Waltham Corporate						Yes	NAP	24.03
24.04	Property		Woburn						Yes	NAP	24.04
24.05	Property		Nashua						Yes	NAP	24.05
24.06	Property		Woburn CPD						Yes	NAP	24.06
24.07	Property		(West) Bridgewater						Yes	NAP	24.07
24.08	Property		Manchester, NH						Yes	NAP	24.08
24.09	Property		Norwalk 256						Yes	NAP	24.09
24.10	Property		New London						Yes	NAP	24.10
24.11	Property		East Haven						Yes	NAP	24.11
24.12	Property		Lincoln						Yes	NAP	24.12
24.13	Property		Bethlehem						Yes	NAP	24.13
24.14	Property		Salem						Yes	NAP	24.14
24.15	Property		Norwalk 260						Yes	NAP	24.15
24.16	Property		Berlin						Yes	NAP	24.16
24.17	Property		Dartmouth						Yes	NAP	24.17
24.18	Property		Manchester, CT						Yes	NAP	24.18
24.19	Property		Portland						Yes	NAP	24.19
24.20	Property		Braintree						Yes	NAP	24.20
24.21	Property		Warwick						Yes	NAP	24.21
24.22	Property		Fitchburg						Yes	NAP	24.22
24.23	Property		Auburn						Yes	NAP	24.23
24.24	Property		Berlin CPD						Yes	NAP	24.24
24.25	Property		Portsmouth						Yes	NAP	24.25
24.26	Property		Southampton						Yes	NAP	24.26
24.27	Property		Wilkes-Barre						Yes	NAP	24.27
24.28	Property		Hyannis						Yes	NAP	24.28
24.29	Property		Springfield						Yes	NAP	24.29
24.30	Property		White River Junction						Yes	NAP	24.30
25	Loan	8, 53, 54, 55	19100 Ridgewood		120,000,000				Yes	NAP	25
26	Loan	56, 57	Northport Industrial Portfolio						Yes	NAP	26
26.01	Property		45365-45395 Northport Loop West						Yes	NAP	26.01
26.02	Property		45738-45778 Northport Loop West						Yes	NAP	26.02
27	Loan	58	Shops at Blue Bell						Yes	NAP	27
28	Loan		BJ’s Wholesale Club - Bowie						Yes	NAP	28
29	Loan	8	Cobb Place		25,000,000				Yes	NAP	29
30	Loan		830 Morris Turnpike						Yes	NAP	30
31	Loan		Larchmont Commons						Yes	NAP	31
32	Loan		Daybreak Trail Crossing						Yes	NAP	32
33	Loan		Trade Centre Portfolio						Yes	NAP	33
34	Loan	59, 60	Bell Oaks Centre						Yes	NAP	34
35	Loan		Calyxt Headquarters						Yes	NAP	35
36	Loan		3700 Vanowen Street						Yes	NAP	36
37	Loan		Cambridge Gardens						Yes	NAP	37
38	Loan	61, 62	Martin Brower Phoenix Distribution Center						Yes	NAP	38
39	Loan		Washington Road Self Storage						Yes	NAP	39
40	Loan		Audubon Cove						Yes	NAP	40
41	Loan		Staybridge Suites Grand Rapids						Yes	5/31/2032	41
42	Loan		349 Coleman Boulevard						Yes	NAP	42
43	Loan		Archer Village						Yes	NAP	43
44	Loan		Tharp Portfolio						Yes	NAP	44
44.01	Property		Stones Crossing						Yes	NAP	44.01
44.02	Property		Danville Retail Shoppes						Yes	NAP	44.02
44.03	Property		Starbucks Crawfordsville						Yes	NAP	44.03
44.04	Property		Big O Tires						Yes	NAP	44.04
44.05	Property		Crawfordsville Retail						Yes	NAP	44.05
45	Loan		Lukas Wine and Spirits						Yes	NAP	45
46	Loan		Sunset Grove Apartments					849,000	Yes	NAP	46
47	Loan	63	PW Shoe Lofts						Yes	NAP	47
48	Loan		North Pointe						Yes	NAP	48
49	Loan	64	1016 Carroll Street						Yes	NAP	49
50	Loan		CVS – Houston TX						Yes	NAP	50
51	Loan		Walgreens – Abingdon	74,281					Yes	NAP	51
52	Loan	65	Cambria Beach Lodge						Yes	NAP	52

A-1-32

Footnotes to Annex A-1

(1)

The Administrative Cost Rate includes the Servicing Fee Rate, the Operating Advisor Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate applicable to each Mortgage Loan.

(2)	The Monthly Debt Service shown for Mortgage Loans with a partial interest-only period reflects the amount payable after the expiration of the interest-only period.

(3)	The open period is inclusive of the Maturity Date or Anticipated Repayment Date.

(4)	Underwritten NCF DSCR is calculated based on amortizing debt service payments (except for interest-only loans).

(5)	Occupancy reflects tenants that have signed leases, but are not yet in occupancy or may not be paying rent.

(6)

The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease prior to the expiration date shown. In addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the lease.

(7)

If the purpose of the Mortgage Loan was to finance an acquisition of the Mortgaged Property, the field “Principal’s New Cash Contribution” reflects the cash investment by one or more of the equity owners in the borrower in connection with such acquisition. If the purpose of the Mortgage Loan was to refinance the Mortgaged Property, the field “Principal’s New Cash Contribution” reflects the cash contributed to the borrower by one or more of the equity owners at the time the Mortgage Loan was originated.

(8)

The Mortgage Loan is part of a whole loan structure. Cut-off Date LTV Ratio, LTV Ratio at Maturity / ARD, Underwritten NCF DSCR, Debt Yield on Underwritten Net Operating Income, Debt Yield on Underwritten Net Cash Flow and Loan Per Unit calculations are based on the Mortgage Loan and any related Pari Passu Companion Loans, but exclude any related Subordinate Companion Loans.

(9)	The 1633 Broadway Whole Loan was co-originated by Goldman Sachs Bank USA, JPMorgan Chase Bank, National Association, DBR Investments Co. Limited and Wells Fargo Bank, National Association.

(10)

The lockout period will be at least 25 payment dates beginning with and including the First Due Date in January 2020. For the purpose of this prospectus, the assumed lockout period of 25 payment dates is based on the expected GSMS 2020-GC45 securitization closing date in January 2020. The actual lockout period may be longer.

(11)

The Largest Tenant, Allianz Asset Management of America L.P., subleases 20,600 SF of suite 4600 (totaling 54,118 SF) to Triumph Hospitality at a base rent of $46.80 PSF through December 30, 2030. Triumph Hospitality further subleases 3,000 SF of suite 4600 to Stein Adler Dabah & Zelkowitz at a base rent of $41.33 PSF through July 31, 2022. Underwritten base rent is based on the contractual rent under the prime lease.

(12)

The Second Largest Tenant, WMG Acquisition Corp, subleases 3,815 SF of suite 0400 (totaling 36,854 SF) to Cooper Investment Partners LLC at a base rent of $58.37 PSF on a month-to-month basis. Underwritten base rent is based on the contractual rent under the prime lease.

(13)

The Fifth Largest Tenant, Kasowitz Benson Torres, subleases a collective 32,487 SF of Suite 2200 (totaling 50,718 SF) to three tenants. Delcath Systems, Inc. subleases 6,877 SF and pays a rent of $68.50 PSF through February 28, 2021; Avalonbay Communities subleases 12,145 SF through October 31, 2026 and pays a current rent of $74.00 PSF; Cresa New York subleases 13,195 SF and pays a rent of $65.00 PSF through April 30, 2021. Underwritten base rent is based on the contractual rent under the prime lease.

(14)	The 560 Mission Street Whole Loan was co-originated by DBR Investments Co. Limited and Bank of America, N.A.

(15)

The Ongoing Replacement Reserve is calculated as the product of (x) $0.15 and (y) rentable square feet, divided by 12 and is capped at the product of rentable square feet and $0.30. The Ongoing Rollover Reserve is calculated as the product of (x) $0.35 and (y) rentable square feet, divided by 12 and is capped at the product of rentable square feet and $0.70.

(16)

The Whole Loan is structured with a B Note with an original principal balance equal to $65,527,072. The B Note is full term interest only with a 3.23100% interest rate and co-terminous with the senior mortgage loan.

(17)	The Bellagio Hotel and Casino Whole Loan was co-originated by Citi Real Estate Funding Inc., Morgan Stanley Bank, N.A. and JPMorgan Chase Bank, National Association.

(18)

The Bellagio Hotel and Casino Whole Loan defeasance lockout period will be at least 25 payment dates beginning with and including the First Due Date of January 5, 2020. Defeasance is permitted at any time after the earlier to occur of (i) two years after the closing date of the securitization that includes the last promissory note to be securitized and (ii) November 15, 2022. Prepayment in whole, but not in part, of the Bellagio Hotel and Casino Whole Loan is permitted at any time, prior to June 5, 2029 with the payment of the greater of 0.5% of the principal balance or yield maintenance. The assumed defeasance lockout period of 25 payment dates is based on the expected GSMS 2020-GC45 securitization closing date in January 2020. The actual lockout period may be longer.

A-1-33

(19)	The $650,500,000 B-Notes accrue interest at 3.170153% per annum, and the $683,300,000 C-Notes accrue interest at 5.35000% per annum.

(20)

The Mortgaged Property is master leased, and for so long as the master lease is in effect, the borrower is entitled to receive only rents from the master lease and not the underlying rents and other receipts from the Mortgaged Property. Debt service coverage ratios for such Mortgage Loan set forth in the prospectus are calculated on a “look-through” basis, based on the rents and receipts of the Mortgaged Property. The Underwritten NCF DSCR and Debt Yield on Underwritten Net Operating Income of the related Whole Loan, based only on the master lease rent, are 2.19x and 8.1%, respectively.

(21)

The lockout period will be at least 24 payment dates beginning with and including the First Due Date in February 2020. For the purpose of this prospectus, the assumed lockout period of 24 payment dates is based on the expected GSMS 2020-GC45 securitization closing date in January 2020. The actual lockout period may be longer.

(22)

The Southcenter Mall Mortgaged Property is owned in fee by the borrower, except for a parking parcel containing approximately 1,350 parking spaces, in which the borrower has a sub-ground leasehold interest through June 2045. The ground rent under the lease is currently approximately $8,175 per month and resets every 10-year period subject to the methodology in the ground lease documents.

(23)

The Mortgaged Property is subject to and encumbered by (i) a mortgage held by the County of Cuyahoga, Ohio, a subdivision of the State of Ohio, in the outstanding principal amount of $4,152,666.84 (the “Van Aken County Subordinate Mortgage”) and (ii) a mortgage held by the Cleveland-Cuyahoga County Port Authority and Ohio Water Development Authority, in the outstanding principal amount of $2,017,603.79 (the “Van Aken OWDA Subordinate Mortgage”). The Van Aken County Subordinate Mortgage is dated December 12, 2016 and matures on December 11, 2031, and bears interest at 1.00000% per annum. The Van Aken OWDA Subordinate Mortgage is dated March 13, 2017 and matures on January 1, 2029, and bears interest at 2.55000% per annum.

(24)	The Mortgaged Property is comprised of 143,079 SF of office/retail space and 103 multifamily units which are 97.1% occupied.

(25)	In the event the TI/LC reserve falls below $640,000, the borrower is required to make monthly deposits into the TI/LC reserve in an amount equal to $29,714.

(26)	The 650 Madison Avenue Whole Loan was co-originated by Citi Real Estate Funding Inc., Goldman Sachs Bank USA, Barclays Capital Real Estate Inc. and BMO Harris Bank N.A.

(27)

The Mortgaged Property’s Appraised Value ($) of $1,210,000,000, represents the “Hypothetical As Is” appraised value as of October 31, 2019, which assumes that the Mortgaged Property will have in-place reserves of approximately $10,000,000 at loan origination. The “as-is” appraised value of the Mortgaged Property is $1,200,000,000 as of October 31, 2019, and results in a Cut-off Date LTV Ratio and LTV Ratio at Maturity / ARD of 48.9%.

(28)

The lockout period will be at least 26 payment dates beginning with and including the First Due Date in December 2019. For the purpose of this prospectus, the assumed lockout period of 26 payment dates is based on the expected GSMS 2020-GC45 securitization closing date in January 2020. The actual lockout period may be longer.

(29)	Commencing on January 1, 2024, from and after the date the Mortgaged Property has first achieved a Debt Yield in excess of 9.0%, the TI/LC Cap will be reduced to $4,500,000.

(30)	The Largest Tenant, T-Mobile, has 94,169 SF expiring on November 30, 2029 and 74,849 SF expiring on December 31, 2029.

(31)

For the Ongoing Replacement Reserves, on each monthly payment date up to and including the January 2021 payment date an amount equal to 2.0% and thereafter 4.0%, in each case, of the rents for the second proceeding month is required to be deposited. The borrowers have informed the related lender that they intend to complete approximately $14.3 million of renovations to the Mortgaged Property during the five years of the loan term. At origination, the borrower deposited $5,074,000 into a capital expenditure account for such renovations. The remaining estimated cost of such renovations has not been reserved for. It is anticipated that such renovations, if effected, will be made from Ongoing Replacement Reserves deposits, or from excess cash flow.  We cannot assure you that such sources of funding will be sufficient to pay for the remaining costs of such renovations. Furthermore, the Mortgage Loan documents do not require that such renovations be completed.

(32)

The borrower is required to fund $520,000 into the Other Reserve in the months of June, July, August, September and October each year to be used during the shortfall months. The ongoing seasonal working capital reserve is capped at $3,000,000.

(33)

The Crystal Springs Resort Mortgaged Property is operated as a hotel and resort complex that includes two condominium hotels, known as Grand Cascades Lodge and Minerals Hotel. However, the borrowers do not own any of the hotel rooms at the Crystal Springs Resort. Instead, the hotel rooms are comprised of residential condominium units owned by third-party condominium unit owners within the Grand Cascades Lodge condominium and Minerals Hotel condominium. The borrowers have entered into rental management agreements with the residential condominium unit owners, pursuant to which the residential condominium units are rented out as guestrooms (other than for 15 days a year, during which the condominium owners have the right to use the units) and the related borrowers receive fees, as well as the right to retain 50% of the rental revenues after payment of fees, commissions and any applicable taxes.

A-1-34

(34)

The Cut-off Date LTV Ratio and LTV Ratio at Maturity / ARD are calculated on the basis of the aggregate “as-is” appraised value of $63,950,000 plus an approximately 6.8% portfolio premium. Excluding the portfolio premium, the Cut-off Date LTV Ratio and LTV Ratio at Maturity / ARD on the basis of the aggregate “as-is” appraised value are both 64.5%.

(35)

The Ongoing Replacement Reserve is calculated as the product of (x) $0.10 times (y) the aggregate number of rentable SF then contained in the Mortgaged Properties divided by 12. As of the Cut-off Date, the aggregate number of rentable SF is 805,058.

(36)	The Parkmerced Whole Loan was co-originated by Citi Real Estate Funding Inc. and Barclays Capital Real Estate Inc.

(37)

Prior to October 9, 2024 (the “Open Date”), and provided no event of default exists, the total debt may be prepaid in whole or in part with the payment of a yield maintenance premium. From and after the Open Date and provided no event of default exists, the total debt may be prepaid in whole or in part without the payment of a yield maintenance premium. Prepayments of the total debt in whole or in part along with any applicable yield maintenance premiums paid will be applied to the Parkmerced Whole Loan and mezzanine loan on a pro rata basis; provided, however, so long as no event of default or Cash Trap Period (as defined in the loan documents) has occurred and is continuing under the Parkmerced Whole Loan, a $75.0 million portion of the mezzanine loan may be prepaid in whole or in part at any time (accompanied by a corresponding payment of any accrued and unpaid interest outstanding at the time of such prepayment) without the payment of a yield maintenance premium and without a corresponding pro rata prepayment of the Parkmerced Whole Loan; provided, further, so long as no event of default or Cash Trap Period has occurred and is continuing under the Parkmerced Whole Loan, all accrued and unpaid interest on the mezzanine loan may be paid at any time without the simultaneous pro rata prepayment of the Parkmerced Whole Loan.

(38)

The Mortgaged Property’s Appraised Value ($) of $2,110,000,000, represents the “As-Is Value Inclusive of Development Rights (Excluding all of Phase 1)” appraised value as of September 3, 2019, which consists of the “as-is value (excluding Phase 1)” of $1,741,000,000 and the “as-is value of development rights (excluding Phase 1)” of $369,000,000. Phase 1 consists of 56 units that are not part of the collateral for the related Mortgage Loan. The Cut-off Date LTV Ratio and LTV Ratio at Maturity / ARD based on the “as-is value (excluding Phase 1)” of $1,741,000,000 are both 31.4%.

(39)

The ARD mezzanine loan has an original principal balance of $275,000,000 with a per annum interest rate equal to 10.00000% that increases to 12.00000% after the initial five-year maturity date if the mezzanine loan is extended pursuant to the mezzanine loan extension option. The Mortgage Loan does not have such an extension option.

(40)	The $708,000,000 B-Notes accrue interest at 3.1877772321% per annum, and the $245,000,000 C-Notes accrue interest at 4.602892857% per annum.

(41)

The Appraised Value represents the “as-is” appraised value of $50,000,000 for the Mortgaged Property as of September 6, 2019, which includes the tax abatement that was approved by the city tax commissioner in late October 2019. The “as-is” appraised value of the Mortgaged Property, excluding the tax abatement, is $49,500,000 as of September 6, 2019, and results in a Cut-off Date LTV Ratio of 74.7% and LTV Ratio at Maturity / ARD of 64.2%.

(42)

The 510 East 14th Street Whole Loan defeasance lockout period will be at least 24 payment dates beginning with and including the First Due Date of February 6, 2020. Defeasance is permitted at any time on or after the earlier to occur of (i) two years after the closing date of the securitization that includes the last promissory note to be securitized and (ii) December 12, 2022. Prepayment in whole, but not in part, of the 510 East 14th Street Whole Loan is permitted at any time, prior to September 6, 2029 with the payment of the greater of 1% of the principal balance or yield maintenance. The assumed defeasance lockout period of 24 payment dates is based on the expected GSMS 2020-GC45 securitization closing date in January 2020. The actual lockout period may be longer.

(43)	The Mortgaged Property is comprised of 160 multifamily units and 56,377 SF of retail space which is 78.7% occupied.

(44)

Yield Maintenance of the full $108.5 million PCI Pharma Portfolio Whole Loan is permitted at any time after the prepayment lockout period, which is October 31, 2021. In addition, defeasance of the full $108.5 million PCI Pharma Portfolio Whole Loan is permitted at any time after the defeasance lockout period, which date is the earlier to occur of (a) October 31, 2022 and (b) the second anniversary of the closing date of the securitization which includes the last pari passu note to be securitized. The assumed defeasance lockout period of 26 payment dates is based on the expected GSMS 2020-GC45 securitization closing date in January 2020. The actual lockout period may be longer.

(45)

The TI/LC Cap is calculated as the product of (x) $1.50 times (y) the aggregate number of rentable SF then contained in the Mortgaged Properties. As of the Cut-off Date, the aggregate number of rentable SF is 1,356,188.

(46)

The Replacement Reserve Cap is calculated as the product of (x) $0.23 times (y) the aggregate number of rentable SF then contained in the Mortgaged Properties. As of the Cut-off Date, the aggregate number of rentable SF is 1,356,188.

(47)	The sole tenant, PCI Pharma, subleases 49,566 SF to MedImmune (wholly owned by AstraZeneca).

(48)

The Cut-off Date LTV Ratio and LTV Ratio at Maturity / ARD are calculated on the basis of the aggregate “as-is” appraised value of $96,580,000 plus an approximately 3.8% portfolio premium. Excluding the portfolio premium, the Cut-off Date LTV Ratio and LTV Ratio at Maturity / ARD on the basis of the aggregate “as-is” appraised value are both 59.7%.

A-1-35

(49)

On each Due Date, if and to the extent the amount contained in the TI/LC reserve account is less than $750,000, the borrower is required to deposit into the TI/LC reserve account an Ongoing TI/LC Reserve amount calculated as the product of (x) $1.00 times (y) the aggregate number of rentable SF then contained in the Mortgaged Properties divided by 12. As of the Cut-off Date, the aggregate number of rentable SF is 438,914, which results in an Ongoing TI/LC Reserve amount of approximately $36,576.

(50)

The Ongoing Replacement Reserve is calculated as the product of (x) $0.20 times (y) the aggregate number of rentable SF then contained in the Mortgaged Properties divided by 12. As of the Cut-off Date, the aggregate number of rentable SF is 438,914.

(51)

The Harvey Building Products Whole Loan defeasance lockout period is required to be at least 26 payments beginning with and including the first payment date of December 6, 2019. Defeasance of the full $160.0 million Harvey Building Products Whole Loan is permitted at any time after two years after the closing date of the GSMS 2020-GC45 securitization (the “Release Date”). The borrower is also permitted to prepay the Harvey Building Products Whole Loan in whole or in part at any time prior to the Release Date with the payment of the greater of (i) a yield maintenance premium and (ii) 4% of the amount prepaid. Additionally, the borrower is permitted to prepay the Harvey Building Products Whole Loan in whole or in part at any time on or after the Release Date with the payment of the greater of (i) a yield maintenance premium and (ii) 1% of the amount prepaid. Voluntary prepayment of the Harvey Building Products Loan is permitted on or after the due date occurring in June 2029 without payment of any prepayment premium or penalty.

(52)

Pursuant to the lease between the borrower, as landlord, and Harvey Building Products, as tenant, the tenant is required to deliver a letter of credit to the borrower in the amount of $2,500,000 to secure the repayment of the work associated with certain repairs.

(53)

On each Due Date beginning with the First Due Date until the Marathon Petroleum lease is renewed with an expiration date on or after September 6, 2034 (the “Non-Renewal Period”), the borrower is required to deposit into the TI/LC reserve account an Ongoing TI/LC Reserve amount equal to $1.75 times the SF of Building I and Building II (618,017 SF in the aggregate) divided by 12. As of the Cut-off Date, the Ongoing TI/LC Reserve amount is approximately $90,127.

(54)

During the Non-Renewal Period, the TI/LC Cap will be equal to $17.50 times the SF of Building I and Building II (618,017 SF in the aggregate). As of the Cut-off Date, the TI/LC Cap is approximately $10,815,298.

(55)

The sole tenant, Marathon Petroleum, subleases 147,295 SF to EOG Resources, Inc. at an underwritten base rent of $30.00 PSF expiring in January 2026. Marathon Petroleum has also vacated approximately 84,000 SF over floors 10-12 and is looking to sublease the space to another tenant. Marathon Petroleum continues to pay rent on the vacated portion. We cannot assure you that this tenant will continue to pay rent as anticipated or at all.

(56)	Allocated Cut-off Date Loan Amounts are allocated to the Mortgaged Properties based upon appraised values.

(57)	Commencing with the Due Date in January 2023, and on each Due Date thereafter, the borrower is required to deposit into the TI/LC reserve account an Ongoing TI/LC Reserve amount equal to $9,019.

(58)	Historical cash flows are based on the fiscal year ending on June 30 of each year.

(59)

On each Due Date, if and to the extent the amount contained in the TI/LC reserve account is less than $225,000, the borrower is required to deposit into the TI/LC reserve account an Ongoing TI/LC Reserve amount equal to $6,250.

(60)

On each Due Date, if and to the extent the amount contained in the replacement reserve account is less than $60,000, the borrower is required to deposit into the replacement reserve account an Ongoing Replacement Reserve amount equal to approximately $1,899.

(61)

Commencing on the Anticipated Repayment Date, the interest rate will increase to a per annum rate equal to the sum of 2.5% plus the greater of (a) 3.515% or (b) the Swap Rate as of the Anticipated Repayment Date.

(62)	The sole tenant, The Martin-Brower Company, has 86,002 SF expiring on June 30, 2032 and 7,200 SF expiring on March 25, 2032.

(63)	The Mortgaged Property is a six-story, 42,546 SF multifamily community consisting of 34 units and 9,077 SF of retail space. The retail portion represents approximately 10.8% of Underwritten EGI.

(64)

The borrower has applied for a J-51 tax exemption and tax abatement which have not been approved. The Cut-off Date LTV Ratio and LTV Ratio at Maturity / ARD are calculated on the basis of the “as-is” appraised value of $8,000,000, based on the extraordinary assumption that the J-51 tax exemption and abatement are approved. The appraised value of $8,000,000 is based on the appraisers’ net present value of the tax savings of $360,000 with the J-51 in place. The Cut-off Date LTV Ratio and LTV Ratio at Maturity / ARD on the basis of the “as-is” appraised value of $7,600,000 are both 67.8%.

(65)

The Cut-off Date LTV Ratio and LTV Ratio at Maturity / ARD are calculated on the basis of the hypothetical “as-is” appraised value of $8,400,000. There is approximately 2,000 SF of surplus land that could be developed with additional guestrooms and a future enhancement to the Mortgaged Property. The appraiser’s “as-is” value of $9,200,000 assumes a new owner would elect to expand the guestroom count by two keys. The Cut-off Date LTV Ratio and LTV Ratio at Maturity / ARD on the basis of the “as-is” appraised value are both 40.8%.

A-1-36

ANNEX A-2

MORTGAGE POOL INFORMATION

(THIS PAGE INTENTIONALLY LEFT BLANK)

Distribution of Loan Purpose

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date / ARD
Loan Purpose	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity / ARD (mos)	LTV	LTV
Refinance	25	$753,667,718	56.7%	$30,146,709	2.92x	3.569%	112.0	51.8%	48.3%
Acquisition	25	502,415,625	37.8	$20,096,625	3.10x	3.631%	117.6	60.5%	57.7%
Recapitalization	2	72,567,854	5.5	$36,283,927	4.55x	2.907%	118.8	42.2%	39.7%
Total/Avg./Wtd.Avg.	52	$1,328,651,197	100.0%	$25,550,985	3.07x	3.556%	114.5	54.6%	51.4%

Distribution of Amortization Types(1)

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date / ARD
Amortization Type	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity / ARD (mos)	LTV	LTV
Interest Only	28	$896,193,750	67.5%	$32,006,920	3.73x	3.380%	113.1	49.0%	49.0%
Interest Only, Then Amortizing(2)	17	351,499,375	26.5	$20,676,434	1.65x	3.920%	117.1	66.6%	57.5%
Amortizing (30 Years)(3)	5	61,958,072	4.7	$12,391,614	1.88x	3.938%	119.5	66.3%	52.6%
Interest Only - ARD	1	9,600,000	0.7	$9,600,000	2.79x	3.515%	119.0	55.3%	55.3%
Amortizing (25 Years)	1	9,400,000	0.7	$9,400,000	1.72x	4.290%	120.0	58.0%	42.2%
Total/Avg./Wtd.Avg.	52	$1,328,651,197	100.0%	$25,550,985	3.07x	3.556%	114.5	54.6%	51.4%

(1)	All of the mortgage loans will have balloon payments at maturity date / ARD.

(2)	Original partial interest only periods range from 24 to 60 months.
(3)	Amortization of the Sunset Grove Apartments loan is based on the Assumed Principal Payment Schedule for the Sunset Grove Apartments Mortgage Loan as shown in the Preliminary Prospectus.

Distribution of Cut-off Date Balances

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Range of Cut-off Date	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date / ARD
Balances ($)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity / ARD (mos)	LTV	LTV
3,750,000 - 5,000,000	3	$12,590,000	0.9%	$4,196,667	2.50x	4.018%	119.1	57.9%	54.7%
5,000,001 - 10,000,000	13	102,745,468	7.7	$7,903,498	1.87x	4.007%	119.4	65.7%	58.0%
10,000,001 - 20,000,000	13	195,105,729	14.7	$15,008,133	2.09x	3.768%	115.7	67.7%	62.3%
20,000,001 - 30,000,000	4	104,060,000	7.8	$26,015,000	2.70x	3.539%	119.2	56.8%	54.3%
30,000,001 - 40,000,000	6	213,875,000	16.1	$35,645,833	2.54x	3.533%	107.8	55.5%	52.3%
40,000,001 - 50,000,000	6	290,775,000	21.9	$48,462,500	2.55x	3.863%	108.5	58.8%	55.5%
50,000,001 - 60,000,000	7	409,500,000	30.8	$58,500,000	4.61x	3.126%	119.1	41.4%	40.3%
Total/Avg./Wtd.Avg.	52	$1,328,651,197	100.0%	$25,550,985	3.07x	3.556%	114.5	54.6%	51.4%

Min	$3,750,000
Max	$60,000,000
Weighted Average	$25,550,985

A-2-1

Distribution of Underwritten Net Cash Flow Debt Service Coverage Ratios(1)

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Range of Underwritten Net Cash Flow	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date / ARD
Debt Service Coverage Ratios (x)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity / ARD (mos)	LTV	LTV
1.22 - 1.30	2	$44,567,854	3.4%	$22,283,927	1.24x	4.563%	118.0	74.8%	64.2%
1.31 - 1.50	6	74,067,500	5.6	$12,344,583	1.43x	4.221%	118.8	72.7%	62.2%
1.51 - 1.70	5	106,306,968	8.0	$21,261,394	1.56x	3.884%	118.4	67.9%	59.9%
1.71 - 2.00	11	159,505,125	12.0	$14,500,466	1.79x	3.711%	115.7	63.1%	54.0%
2.01 - 2.50	8	249,113,750	18.7	$31,139,219	2.28x	3.726%	118.6	62.0%	60.4%
2.51 - 3.00	9	228,465,000	17.2	$25,385,000	2.69x	3.534%	118.8	57.9%	56.8%
3.01 - 5.00	8	286,625,000	21.6	$35,828,125	3.76x	3.314%	100.7	41.9%	41.9%
5.01 - 8.42	3	180,000,000	13.5	$60,000,000	6.73x	2.880%	119.3	32.4%	32.4%
Total/Avg./Wtd.Avg.	52	$1,328,651,197	100.0%	$25,550,985	3.07x	3.556%	114.5	54.6%	51.4%

Min	1.22x
Max	8.42x
Weighted Average	3.07x

(1)	Unless otherwise indicated, the Underwritten Debt Service Coverage Ratio for each mortgage loan is calculated by dividing the Underwritten Net Cash Flow from the related mortgaged property or mortgaged properties by the annual debt service for such mortgage loan, as adjusted in the case of mortgage loans with a partial interest only period by using the first 12 amortizing payments due instead of the actual interest only payment. With respect to the Sunset Grove Apartments mortgage loan, representing approximately 0.5% of the initial pool balance, which amortizes based on the non-standard amortization schedule. Annual debt service for the UW NCF DCSR was calculated based on the sum of the first 12 principal and interest payments on the Sunset Grove Apartment mortgage loan following the expiration of the interest only period, as described under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions” in the Preliminary Prospectus. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for a description of Underwritten Debt Service Coverage Ratio.

Distribution of Mortgage Interest Rates

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Range of Mortgage	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date / ARD
Interest Rates (%)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity / ARD (mos)	LTV	LTV
2.589 - 3.000	5	$252,500,000	19.0%	$50,500,000	4.80x	2.819%	110.3	31.6%	31.6%
3.001 - 3.500	8	332,125,000	25.0	$41,515,625	3.79x	3.339%	118.7	50.8%	49.6%
3.501 - 3.750	15	335,584,125	25.3	$22,372,275	2.44x	3.629%	117.2	62.0%	59.4%
3.751 - 4.000	11	212,116,500	16.0	$19,283,318	1.78x	3.895%	118.8	65.8%	58.8%
4.001 - 4.250	8	86,117,718	6.5	$10,764,715	1.59x	4.199%	118.9	70.3%	62.0%
4.251 - 4.616	5	110,207,854	8.3	$22,041,571	2.51x	4.522%	92.0	62.0%	55.6%
Total/Avg./Wtd.Avg.	52	$1,328,651,197	100.0%	$25,550,985	3.07x	3.556%	114.5	54.6%	51.4%

Min	2.589%
Max	4.616%
Weighted Average	3.556%

A-2-2

Distribution of Cut-off Date Loan-to-Value Ratios(1)

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Range of Cut-off Date	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date / ARD
Loan-to-Value Ratios (%)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity / ARD (mos)	LTV	LTV
22.2 - 30.0	3	$132,500,000	10.0%	$44,166,667	5.05x	2.847%	102.5	25.2%	25.2%
30.1 - 40.0	2	120,000,000	9.0	$60,000,000	6.83x	2.880%	119.0	37.5%	37.5%
40.1 - 50.0	4	173,750,000	13.1	$43,437,500	3.48x	3.227%	119.0	44.9%	44.9%
50.1 - 60.0	13	344,985,000	26.0	$26,537,308	2.61x	3.768%	110.6	54.8%	51.2%
60.1 - 70.0	19	400,840,500	30.2	$21,096,868	2.13x	3.716%	118.4	65.9%	62.6%
70.1 - 75.3	11	156,575,697	11.8	$14,234,154	1.51x	4.162%	115.1	73.8%	63.2%
Total/Avg./Wtd.Avg.	52	$1,328,651,197	100.0%	$25,550,985	3.07x	3.556%	114.5	54.6%	51.4%

Min	22.2%
Max	75.3%
Weighted Average	54.6%

(1)	Unless otherwise indicated, the Cut-off Date LTV Ratio is calculated utilizing the “as-is” appraised value (which in certain cases may reflect a portfolio premium valuation). With respect to four mortgage loans (12.0% of the initial pool balance) the Cut-off Date LTV Ratio was calculated based upon a valuation other than an “as-is” value of each related mortgaged property. The weighted average Cut-off Date LTV Ratio for the mortgage pool without making any adjustments is 54.9%.

Distribution of Maturity Date / ARD Loan-to-Value Ratios(1)

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Range of Maturity Date / ARD	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date / ARD
Loan-to-Value Ratios (%)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity / ARD (mos)	LTV	LTV
22.2 - 30.0	3	$132,500,000	10.0%	$44,166,667	5.05x	2.847%	102.5	25.2%	25.2%
30.1 - 40.0	2	120,000,000	9.0	$60,000,000	6.83x	2.880%	119.0	37.5%	37.5%
40.1 - 50.0	7	260,710,000	19.6	$37,244,286	2.97x	3.352%	119.1	47.9%	44.7%
50.1 - 55.0	5	149,875,000	11.3	$29,975,000	3.08x	3.942%	99.1	54.3%	51.7%
55.1 - 60.0	15	246,469,822	18.6	$16,431,321	1.98x	3.810%	119.0	63.7%	57.0%
60.1 - 65.0	15	297,636,375	22.4	$19,842,425	2.05x	3.815%	118.6	66.8%	63.6%
65.1 - 69.8	5	121,460,000	9.1	$24,292,000	2.15x	3.811%	113.4	69.8%	66.5%
Total/Avg./Wtd.Avg.	52	$1,328,651,197	100.0%	$25,550,985	3.07x	3.556%	114.5	54.6%	51.4%

Min	22.2%
Max	69.8%
Weighted Average	51.4%

(1)	Unless otherwise indicated, the Maturity Date / ARD LTV Ratio is calculated utilizing the “as-is” appraised value. With respect to four mortgage loans, representing approximately 12.0% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date, the respective Maturity Date / ARD LTV Ratios were calculated using an “as stabilized” or “prospective as stabilized” appraised value assuming certain reserves were pre-funded instead of the related “as-is” appraised value. The weighted average Maturity Date / ARD LTV Ratio for the mortgage pool without making such adjustments is 51.7%. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for a description of Maturity Date / ARD LTV Ratio.

A-2-3

Distribution of Original Terms to Maturity / ARD(1)(2)

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Original	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date / ARD
Terms to Maturity / ARD (mos)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity / ARD (mos)	LTV	LTV
60	2	$87,500,000	6.6%	$43,750,000	3.96x	3.762%	59.6	40.0%	40.0%
84	1	15,000,000	1.1	$15,000,000	1.90x	3.542%	82.0	73.4%	66.1%
119 - 120	49	1,226,151,197	92.3	$25,023,494	3.02x	3.542%	118.8	55.4%	52.0%
Total/Avg./Wtd.Avg.	52	$1,328,651,197	100.0%	$25,550,985	3.07x	3.556%	114.5	54.6%	51.4%

Min	60 months
Max	120 months
Weighted Average	116 months

(1)	All of the mortgage loans will have balloon payments at maturity date / ARD.

(2)	One mortgage loan, representing approximately 0.7% of the initial pool balance, has an anticipated repayment date and unless otherwise indicated are each presented as if it matured on its anticipated repayment date.

Distribution of Remaining Terms to Maturity / ARD(1)(2)

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Range of Remaining	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date / ARD
Terms to Maturity / ARD (mos)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity / ARD (mos)	LTV	LTV
59 - 60	2	$87,500,000	6.6%	$43,750,000	3.96x	3.762%	59.6	40.0%	40.0%
82	1	15,000,000	1.1	$15,000,000	1.90x	3.542%	82.0	73.4%	66.1%
116 - 120	49	1,226,151,197	92.3	$25,023,494	3.02x	3.542%	118.8	55.4%	52.0%
Total/Avg./Wtd.Avg.	52	$1,328,651,197	100.0%	$25,550,985	3.07x	3.556%	114.5	54.6%	51.4%

Min	59 months
Max	120 months
Weighted Average	115 months

(1)	All of the mortgage loans will have balloon payments at maturity date / ARD.

(2)	One mortgage loan, representing approximately 0.7% of the initial pool balance, has an anticipated repayment date and unless otherwise indicated are each presented as if it matured on its anticipated repayment date.

A-2-4

Distribution of Original Amortization Terms

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Original Amortization	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date / ARD
Terms (mos)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity / ARD (mos)	LTV	LTV
Interest Only	29	$905,793,750	68.2%	$31,234,267	3.72x	3.381%	113.1	49.1%	49.1%
300	1	9,400,000	0.7	$9,400,000	1.72x	4.290%	120.0	58.0%	42.2%
360(1)	22	413,457,447	31.1	$18,793,520	1.69x	3.923%	117.4	66.6%	56.7%
Total/Avg./Wtd.Avg.	52	$1,328,651,197	100.0%	$25,550,985	3.07x	3.556%	114.5	54.6%	51.4%

Min	300 months
Max	360 months
Weighted Average	359 months

(1)	Amortization of the Sunset Grove Apartments loan is based on the Assumed Principal Payment Schedule for the Sunset Grove Apartments Mortgage Loan as shown in the Preliminary Prospectus.

Distribution of Remaining Amortization Terms

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Range of Remaining Amortization	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date / ARD
Terms (mos)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity / ARD (mos)	LTV	LTV
Interest Only	29	$905,793,750	68.2%	$31,234,267	3.72x	3.381%	113.1	49.1%	49.1%
300	1	9,400,000	0.7	$9,400,000	1.72x	4.290%	120.0	58.0%	42.2%
358 - 360(1)	22	413,457,447	31.1	$18,793,520	1.69x	3.923%	117.4	66.6%	56.7%
Total/Avg./Wtd.Avg.	52	$1,328,651,197	100.0%	$25,550,985	3.07x	3.556%	114.5	54.6%	51.4%

Min	300 months
Max	360 months
Weighted Average	359 months

(1)	Amortization of the Sunset Grove Apartments loan is based on the Assumed Principal Payment Schedule for the Sunset Grove Apartments Mortgage Loan as shown in the Preliminary Prospectus.

A-2-5

Distribution of Original Partial Interest Only Periods

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Original Partial Interest Only	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date / ARD
Periods (mos)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity / ARD (mos)	LTV	LTV
24	6	$101,792,500	7.7%	$16,965,417	1.63x	3.825%	113.0	69.3%	58.8%
30	1	$37,000,000	2.8%	$37,000,000	1.43x	4.240%	118.0	74.0%	63.6%
36	8	$181,987,750	13.7%	$22,748,469	1.72x	3.933%	119.0	63.0%	54.5%
48	1	$10,719,125	0.8%	$10,719,125	1.79x	3.685%	119.0	73.4%	64.7%
60	1	$20,000,000	1.5%	$20,000,000	1.51x	3.820%	118.0	68.8%	62.2%

Distribution of Prepayment Provisions

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date / ARD
Prepayment Provisions	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity / ARD (mos)	LTV	LTV
Defeasance	38	$859,896,197	64.7%	$22,628,847	2.44x	3.732%	114.8	58.9%	54.9%
Yield Maintenance or Defeasance	8	328,935,000	24.8	$41,116,875	4.86x	3.102%	119.0	43.0%	41.8%
Yield Maintenance	6	139,820,000	10.5	$23,303,333	2.75x	3.539%	102.3	55.4%	52.7%
Total/Avg./Wtd.Avg.	52	$1,328,651,197	100.0%	$25,550,985	3.07x	3.556%	114.5	54.6%	51.4%

A-2-6

Distribution of Debt Yields on Underwritten Net Operating Income

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Range of Debt Yields on	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date / ARD
Underwritten Net Operating Income (%)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity / ARD (mos)	LTV	LTV
6.6 - 8.0	4	$97,025,000	7.3%	$24,256,250	1.75x	3.978%	118.3	68.3%	65.3%
8.1 - 10.0	21	474,890,854	35.7	$22,613,850	2.10x	3.780%	118.5	63.8%	59.8%
10.1 - 12.0	16	342,150,343	25.8	$21,384,396	2.81x	3.350%	110.9	51.3%	47.8%
12.1 - 15.0	6	219,275,000	16.5	$36,545,833	3.60x	3.271%	118.9	47.7%	45.2%
15.1 - 20.0	3	85,310,000	6.4	$28,436,667	5.43x	3.081%	119.9	31.3%	28.3%
20.1 - 28.3	2	110,000,000	8.3	$55,000,000	6.38x	3.793%	92.2	44.4%	44.4%
Total/Avg./Wtd.Avg.	52	$1,328,651,197	100.0%	$25,550,985	3.07x	3.556%	114.5	54.6%	51.4%

Min	6.6%
Max	28.3%
Weighted Average	12.1%

Distribution of Debt Yields on Underwritten Net Cash Flow

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Range of Debt Yields on	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date / ARD
Underwritten Net Cash Flow (%)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity / ARD (mos)	LTV	LTV
6.6 - 8.0	5	$109,592,854	8.2%	$21,918,571	1.69x	4.029%	118.3	68.9%	64.6%
8.1 - 10.0	27	583,132,343	43.9	$21,597,494	2.08x	3.736%	118.7	62.9%	58.3%
10.1 - 12.0	14	380,616,000	28.6	$27,186,857	3.17x	3.335%	111.6	48.9%	46.8%
12.1 - 15.0	2	81,560,000	6.1	$40,780,000	4.52x	2.848%	119.3	40.6%	37.5%
15.1 - 20.0	3	113,750,000	8.6	$37,916,667	5.32x	3.630%	93.6	35.4%	35.4%
20.1 - 27.1	1	60,000,000	4.5	$60,000,000	8.42x	3.170%	119.0	39.3%	39.3%
Total/Avg./Wtd.Avg.	52	$1,328,651,197	100.0%	$25,550,985	3.07x	3.556%	114.5	54.6%	51.4%

Min	6.6%
Max	27.1%
Weighted Average	11.5%

A-2-7

Distribution of Lockbox Types

			Percentage of
	Number of		Aggregate
	Mortgage	Cut-off Date	Cut-off Date
Lockbox Type	Loans	Balance	Balance
Hard	27	$859,673,854	64.7%
Springing	20	348,737,343	26.2
Soft	3	79,000,000	5.9
Soft (Residential) / Hard (Retail)	1	35,000,000	2.6
Soft (Residential) / Hard (Nonresidential)	1	6,240,000	0.5
Total	52	$1,328,651,197	100.0%

Distribution of Escrows

			Percentage of
	Number of		Aggregate
	Mortgage	Cut-off Date	Cut-off Date
Escrow Type	Loans	Balance	Balance
Replacement Reserves(1)	35	$747,376,197	56.3%
Real Estate Tax	32	$649,661,197	48.9%
TI/LC(2)	21	$546,213,947	55.7%
Insurance	16	$276,138,718	20.8%

(1)	Includes mortgage loans with FF&E reserves.

(2)	Percentage of total retail, office, mixed use and industrial properties only.

A-2-8

Distribution of Property Types

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
	Mortgaged	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date / ARD
Property Types	Properties	Balance(1)	Balance	Balance	Ratio(2)	Interest Rate(2)	Maturity / ARD (mos)(2)	LTV(2)	LTV(2)
Retail	33	$288,258,947	21.7%	$8,735,120	3.05x	3.549%	117.1	56.2%	50.9%
Anchored	11	131,766,651	9.9	$11,978,786	1.97x	3.735%	114.7	67.6%	60.5%
Super Regional Mall	1	60,000,000	4.5	$60,000,000	6.53x	2.880%	120.0	22.2%	22.2%
Single Tenant Retail	6	35,958,202	2.7	$5,993,034	1.74x	3.898%	118.6	66.2%	56.6%
Power Center	1	30,000,000	2.3	$30,000,000	3.50x	3.160%	118.0	51.7%	51.7%
Shadow Anchored	8	21,749,575	1.6	$2,718,697	1.93x	4.075%	118.8	66.7%	58.6%
Unanchored	6	8,784,519	0.7	$1,464,086	2.09x	3.939%	119.4	66.5%	57.6%
Office	10	$260,252,538	19.6%	$26,025,254	3.25x	3.350%	118.6	54.5%	52.2%
General Suburban	6	133,334,375	10.0	$22,222,396	2.13x	3.852%	118.4	68.3%	63.6%
CBD	2	120,000,000	9.0	$60,000,000	4.54x	2.790%	119.0	38.7%	38.7%
Suburban Flex	2	6,918,163	0.5	$3,459,082	2.61x	3.379%	118.0	65.4%	65.4%
Mixed Use	6	$252,750,000	19.0%	$42,125,000	2.41x	3.544%	119.0	51.0%	47.7%
Office/Retail	2	58,750,000	4.4	$29,375,000	2.64x	3.563%	119.0	50.8%	50.8%
Retail/Office	1	56,000,000	4.2	$56,000,000	1.78x	3.500%	119.0	52.8%	45.1%
Office/Retail/Multifamily	1	53,500,000	4.0	$53,500,000	2.36x	3.600%	119.0	55.2%	55.2%
Office/R&D	1	49,500,000	3.7	$49,500,000	2.05x	3.950%	119.0	60.0%	51.9%
Multifamily/Retail	1	35,000,000	2.6	$35,000,000	3.62x	2.920%	119.0	29.5%	29.5%
Industrial	73	$178,841,212	13.5%	$2,449,880	2.81x	3.507%	118.8	56.7%	54.6%
Warehouse/Distribution	54	78,847,131	5.9	$1,460,132	3.24x	3.328%	118.7	51.1%	50.2%
Manufacturing	5	27,672,500	2.1	$5,534,500	2.31x	3.625%	119.6	57.7%	46.9%
Flex	2	21,620,000	1.6	$10,810,000	2.54x	3.811%	118.5	62.3%	62.3%
Office/R&D	2	19,938,750	1.5	$9,969,375	2.24x	3.837%	119.0	64.9%	64.9%
R&D/Flex	1	15,840,063	1.2	$15,840,063	2.61x	3.379%	118.0	65.4%	65.4%
Cold Storage	3	11,994,741	0.9	$3,998,247	2.97x	3.458%	119.0	53.3%	53.3%
Warehouse	6	2,928,028	0.2	$488,005	1.94x	3.647%	118.0	67.5%	63.5%
Multifamily	10	$174,623,500	13.1%	$17,462,350	2.24x	3.726%	105.9	59.1%	55.6%
Garden	7	108,383,500	8.2	$15,483,357	1.81x	3.987%	118.6	68.9%	64.0%
High-Rise/Townhome	1	37,500,000	2.8	$37,500,000	4.00x	2.725%	59.0	25.9%	25.9%
Mid-Rise	2	28,740,000	2.2	$14,370,000	1.57x	4.046%	119.2	65.5%	62.7%
Hospitality	4	$123,150,000	9.3%	$30,787,500	5.96x	3.822%	95.1	45.4%	44.2%
Full Service	2	110,000,000	8.3	$55,000,000	6.38x	3.793%	92.2	44.4%	44.4%
Extended Stay	1	9,400,000	0.7	$9,400,000	1.72x	4.290%	120.0	58.0%	42.2%
Limited Service	1	3,750,000	0.3	$3,750,000	4.38x	3.495%	118.0	44.6%	44.6%
Self Storage	16	$50,775,000	0.04	$3,173,438	2.37x	3.659%	118.2	62.2%	60.4%
Total/Avg./Wtd.Avg.	152	$1,328,651,197	100.0%	$8,741,126	3.07x	3.556%	114.5	54.6%	51.4%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

(2)	Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

A-2-9

Geographic Distribution

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Geographic Distribution	Mortgaged	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date / ARD
Property Location	Properties	Balance(1)	Balance	Balance	Ratio(2)	Interest Rate(2)	Maturity / ARD (mos)(2)	LTV(2)	LTV(2)
New York	6	$222,150,000	16.7%	$37,025,000	2.89x	3.427%	119.0	48.2%	46.4%
Washington	3	166,000,000	12.5	$55,333,333	3.70x	3.346%	119.4	45.4%	42.8%
California	9	148,156,913	11.2	$16,461,879	3.99x	3.018%	103.7	41.6%	41.6%
Ohio	6	101,239,861	7.6	$16,873,310	2.12x	3.805%	118.7	61.3%	57.1%
New Jersey	3	76,900,000	5.8	$25,633,333	3.16x	4.277%	81.0	57.9%	53.4%
Pennsylvania	7	75,637,366	5.7	$10,805,338	2.98x	3.387%	118.5	58.8%	57.2%
Texas	19	69,358,500	5.2	$3,650,447	2.39x	3.762%	118.8	64.3%	62.3%
Nevada	1	60,000,000	4.5	$60,000,000	8.42x	3.170%	119.0	39.3%	39.3%
Massachusetts	12	58,497,500	4.4	$4,874,792	1.53x	3.841%	118.0	68.7%	58.3%
Indiana	27	57,198,058	4.3	$2,118,447	3.05x	3.438%	119.0	54.0%	50.5%
Florida	2	42,806,308	3.2	$21,403,154	2.28x	3.452%	118.0	64.4%	64.4%
Kansas	2	38,440,000	2.9	$19,220,000	1.32x	4.500%	118.2	74.1%	64.6%
South Carolina	9	32,739,843	2.5	$3,637,760	2.27x	3.748%	118.6	62.3%	60.6%
Kentucky	8	27,025,195	2.0	$3,378,149	2.57x	3.577%	118.7	58.4%	54.5%
Georgia	2	24,500,000	1.8	$12,250,000	1.73x	3.720%	96.3	72.0%	63.9%
Maryland	2	22,365,000	1.7	$11,182,500	1.69x	3.790%	118.2	66.9%	56.0%
Illinois	8	20,731,366	1.6	$2,591,421	3.04x	3.318%	118.4	57.1%	57.1%
Utah	1	12,567,854	0.9	$12,567,854	1.29x	4.426%	118.0	73.5%	59.4%
Colorado	1	11,570,000	0.9	$11,570,000	2.87x	3.614%	118.0	65.0%	65.0%
Minnesota	1	10,375,000	0.8	$10,375,000	3.13x	3.610%	119.0	53.0%	53.0%
Arizona	1	9,600,000	0.7	$9,600,000	2.79x	3.515%	119.0	55.3%	55.3%
Mississippi	1	9,500,000	0.7	$9,500,000	1.43x	4.201%	120.0	73.6%	64.0%
Michigan	1	9,400,000	0.7	$9,400,000	1.72x	4.290%	120.0	58.0%	42.2%
Missouri	1	6,240,000	0.5	$6,240,000	1.34x	4.430%	120.0	68.6%	55.3%
New Hampshire	5	6,075,000	0.5	$1,215,000	1.51x	3.820%	118.0	68.8%	62.2%
Wisconsin	3	5,052,434	0.4	$1,684,145	3.67x	3.231%	119.0	45.2%	45.2%
Connecticut	7	3,230,000	0.2	$461,429	1.51x	3.820%	118.0	68.8%	62.2%
Rhode Island	2	828,750	0.1	$414,375	1.51x	3.820%	118.0	68.8%	62.2%
Maine	1	337,500	0.03	$337,500	1.51x	3.820%	118.0	68.8%	62.2%
Vermont	1	128,750	0.01	$128,750	1.51x	3.820%	118.0	68.8%	62.2%
Total/Avg./Wtd.Avg.	152	$1,328,651,197	100.0%	$8,741,126	3.07x	3.556%	114.5	54.6%	51.4%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

(2)	Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

A-2-10

ANNEX A-3

DESCRIPTION OF THE TOP 15 MORTGAGE LOANS

A-3-1

1633 broadway

A-3-2

1633 broadway

Floor	Tenant
48	New Mountain Capital, LLC
47	New Mountain Capital, LLC
46	Allianz Asset Management of America L.P.
45	Allianz Asset Management of America L.P.
44	Allianz Asset Management of America L.P.
43	Allianz Asset Management of America L.P.
42	Allianz Asset Management of America L.P.
41	Allianz Asset Management of America L.P.
40	Charter Communications Holding
39	Charter Communications Holding
38	MongoDB, Inc
37	MongoDB, Inc
36	Travel Leaders Group, LLC
35	Travel Leaders Group, LLC
34	Mechanical
33	Morgan Stanley & Co
32	Sullivan & Worcester LLP
31	Vedder Price PC
30	Morgan Stanley & Co
29	Morgan Stanley & Co
28	Industrial and Commercial Bank of China
27	Morgan Stanley & Co
26	Morgan Stanley & Co
25	Gannett Co., Inc.
24	Assured Guaranty Municipal
23	Assured Guaranty Municipal
22	Kasowitz Benson Torres
21	Kasowitz Benson Torres
20	Kasowitz Benson Torres
19	Kasowitz Benson Torres
18	Paramount Group, Inc. Industrial and Commercial Bank of China
17	Showtime Networks Inc.
16	Showtime Networks Inc.
15	Showtime Networks Inc.
14	Showtime Networks Inc.
13	Showtime Networks Inc.
12	Mechanical
11	WMG Acquisition Corp
10	WMG Acquisition Corp
9	WMG Acquisition Corp
8	WMG Acquisition Corp
7	WMG Acquisition Corp
6	Extreme Reach Inc
5	Extreme Reach Inc
4	WMG Acquisition Corp
3	Bleacher Report
2	Bleacher Report
Ground	Princi Bakery TD Bank Azalea Restaurant Equinox Gateway News Property Management Office
Concourse Theater	U T Associates Thespian Theatre Inc.
Storage	
Parking	

Vacant

A-3-3

1633 broadway

1633 Broadway
1633 Broadway
New York, NY 10019
New York
MANHATTAN
BROOKLYN
MIDTOWN
TIMES SQUARE
W 58TH STREET
W 57TH STREET
W 56TH STREET
W 55TH STREET
W 54TH STREET
W 53RD STREET
W 52ND STREET
W 51ST STREET
W 50TH STREET
W 49TH STREET
W 48TH STREET
W 47TH STREET
W 46TH STREET
W 45TH STREET
W 44TH STREET
W 43RD STREET
EIGHTH AVENUE
BROADWAY
SEVENTH AVENUE
SIXTH AVENUE
NINTH AVENUE
240 Central Park South
220 Central Park South
200 Central Park South
Museum Of Arts And Design
Three Columbus Circle
Nordstrom Mens Store NYC
Central Park Tower
Nordstrom
The Osborne
Hearst Tower
Fisk Building
Symphony House
The Argonaut Building
Carnegie Mews
888 Seventh
Carnegie Hall
Carnegie Hall Tower
Metropolitan Tower
Le Parker Meridien Hotel
Carnegie House
Hemisphere Tower
Squibb Building
1745 Broadway
1740 Broad
Park Central NY Hotel
Carnegie Plaza
City Spire
Wellington Hotel
NY City Center
125 W 55th St
Claridge's Apartments
1370 Sixth
250 W 55th
La Premiere
Courtyard Hotel
Woodward Hotel
1710 Broadway
Wyoming Apts
The Gotham Hotel
The London NYC
Ziegfeld Theater
1345 Sixth
MGM Building
Warwick New York
The Marc
Roundabout Theater
Ed Sullivan Theatre
The Alden
1700 Broadway
162 W 54th
825 Seventh
1325 Sixth
New York Hilton Hotel
Financial Times Building
Museum of Modern Art (MOMA)
Metropolitan Transportation Authority
Actor's Theatre
The Metro
St Benedict Moor Church
Manhattan School
888 Eighth
August Wilson Theatre
1675 Broadway
810 Seventh
Earle Building
Sheraton New York Hotel & Towers
Calyon Building
CBS Building
Post Office
Hampton Inn
The Ellington
Alvin Theatre
Novotel Hotel
Times Square Church
Sheraton City Square Inn
787 Seventh
Equitable Life Assurance Society
Sperry Rand Building
Polyclinic Apartments
Long Acre House
Capitol Apts
Gershwin Theatre
1650
Winter Garden Theatre
Michelangelo Hotel
American Management Association
Time & Life Building
Radio City Music Hall
Two Worldwide Plaza
One Worldwide Plaza
Amsterdam Court
Brill Building
Avalon Midtown West
The Pearl Hotel
Ambassador Theatre
750 Seventh
745 Seventh
1251 Sixth
RCA Building
Elmsford Apts
Belvedere Hotel
Hilton Garden Inn
Eugene O'Neill Theater
Walter Kerr Theater
Crowne Plaza Hotel
1600 Broad
McGraw-Hill Building
1230 Sixth
PS 17
The Gallivant
Longacre Theatre
The Biltmore
Barrymore Theatre
Morgan Stanley
Renaissance Hotel
Cort Theatre
Celanese Building
1212 Sixth
Econo Lodge New York Inn
Hotel Rio Plaza
Hotel Edison
W Hotel
Paramount Hotel
DoubleTree Guest Suites
Embassy Theatre
Saint Mary's Church
U.S. Trust Bldg
J.P. Stevens Company Tower
1180 Sixth
St Luke's Lutheran
Park View Hotel
Richard Rodgers Theatre
Music Box Theatre
Marriot Marquis
1540 Broadway
Lyceum Theatre
1177 Sixth
1166 Sixth
Film Center Building
Comfort Inn
Al Hirschfeld Theatre
Row Nyc
Gerald Schoenfeld Theater
Booth Theatre
Broadhurst Theatre
Shubert Theatre
PlayStation Theater
1530 Broadway
120 W 45th
1155 Sixth
Belasco Theatre
Intercontinental
Hakkasan
Second Stage
St James
Helen Hayes
Times Square Hotel
229 W 43rd
Paramount Building
1500 Broadway
Casablanca Hotel
The Town Hall
1133 Sixth
Hippodrome Building

A-3-4

1633 broadway

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC, GACC
Location (City/State)	New York, New York	Cut-off Date Principal Balance(2)	$60,000,000
Property Type	Office	Cut-off Date Principal Balance per SF(1)	$390.78
Size (SF)	2,561,512	Percentage of Initial Pool Balance	4.5%
Total Occupancy as of 10/31/2019	98.4%	Number of Related Mortgage Loans	None
Owned Occupancy as of 10/31/2019	98.4%	Type of Security	Fee Simple
Year Built / Latest Renovation	1972 / 2013	Mortgage Rate	2.99000%
Appraised Value	$2,400,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	NAP
Original Interest Only Period (Months)	120

Underwritten Revenues	$190,585,947
Underwritten Expenses	$71,435,784	Escrows(3)
Underwritten Net Operating Income (NOI)	$119,150,163	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$116,677,727	Taxes	$0	$0
Cut-off Date LTV Ratio(1)	41.7%	Insurance	$0	$0
LTV Ratio at Maturity(1)	41.7%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF(1)	3.93x / 3.84x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(1)	11.9% / 11.7%	Other(4)	$36,389,727	$0

Sources and Uses
Sources	$	%	Uses	$	%
Senior Loan Amount	$1,001,000,000	80.1%	Loan Payoff	$1,052,884,467	84.2%
Subordinate Loan Amount	249,000,000	19.9	Principal Equity Distribution	139,885,652	11.2
			Reserves	36,389,727	2.9
			Origination Costs	20,840,154	1.7

Total Sources	$1,250,000,000	100.0%	Total Uses	$1,250,000,000	100.0%

(1)

Calculated based on the aggregate outstanding principal balance of the 1633 Broadway Senior Loans and excludes 1633 Broadway Subordinate Loans unless otherwise specified. See “—The Mortgage Loan” below.

(2)

The 1633 Broadway Loan consists of the non-controlling Notes A-1-C-2 and A-2-C-5 and is part of the 1633 Broadway Whole Loan, evidenced by 32 senior pari passu notes and four subordinate notes, with an aggregate outstanding principal balance as of the Cut-Off Date of $1,250,000,000. For additional information, see “—The Mortgage Loan” below.

(3)	See “—Escrows” below.

(4)	Other reserve represents unfunded obligations related to multiple tenants. See “—Escrows” below.

■

The Mortgage Loan. The mortgage loan (the “1633 Broadway Loan”) is part of a whole loan (the “1633 Broadway Whole Loan”) consisting of 32 senior pari passu promissory notes with an aggregate original principal balance of $1,001,000,000 (the “1633 Broadway Senior Loans”) and four subordinate pari passu notes with an aggregate original principal balance of $249,000,000 (the “1633 Broadway Subordinate Loans”). The 1633 Broadway Whole Loan has an aggregate original principal balance of $1,250,000,000 and is secured by a first mortgage encumbering the borrowers’ fee simple interest in an office building in New York, New York (the “1633 Broadway Property”).

The 1633 Broadway Loan, which will be included in the GSMS 2020-GC45 securitization transaction, is evidenced by the non-controlling notes A-1-C-2 and A-2-C-5, has an aggregate outstanding principal balance as of the Cut-off Date of $60,000,000 and represents approximately 4.5% of the Initial Pool Balance. GSMC is contributing note A-1-C-2 with an aggregate outstanding principal balance as of the Cut-off Date of $45,000,000 and GACC is contributing note A-2-C-5 with an aggregate outstanding principal balance as of the Cut-Off Date of $15,000,000.

The 1633 Broadway Whole Loan was co-originated by Goldman Sachs Bank USA (“GSBI”), JPMorgan Chase Bank, National Association (“JPMCB”), DBR Investments Co. Limited (“DBRI”) and Wells Fargo Bank, National Association (“WFB”) on November 25, 2019. The 1633 Broadway Whole Loan has an interest rate of 2.99000% per annum. The borrowers utilized the proceeds of the 1633 Broadway Whole Loan to refinance existing debt on the 1633 Broadway Property, fund reserves, pay origination costs and return equity to the borrower sponsor.

The 1633 Broadway Whole Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The 1633 Broadway Whole Loan requires interest-only payments during its term. The scheduled maturity date of the 1633 Broadway Whole Loan is the due date in December 2029. Voluntary prepayment of the 1633 Broadway Loan is permitted on or after the due date in June 2029. At any time after the earlier to occur of (i) November 25, 2022 and (ii) the second anniversary of the closing date of the securitization into which the last note of the 1633 Broadway Whole Loan is deposited, the 1633 Broadway Whole Loan may be defeased in whole (or in part) with direct, non-callable obligations of the United States of America.

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The table below summarizes the promissory notes that comprise the 1633 Broadway Whole Loan. The relationship between the holders of the 1633 Broadway Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—1633 Broadway Whole Loan” in the Prospectus.

Note	Original Balance	Cut-off Date Balance	Note Holder(s)	Controlling Piece
A-1-S-1	$250,000	$250,000	BWAY 2019-1633	No
A-1-C-1, A-1-C-3, A-1-C-4, A-1-C-5, A-1-C-6, A-1-C-7	205,000,000	205,000,000	GSBI(2)	No(1)
A-1-C-2	45,000,000	45,000,000	GSMS 2020-GC45	No
A-2-S-1	250,000	250,000	BWAY 2019-1633	No
A-2-C-1, A-2-C-2, A-2-C-3, A-2-C-4, A-2-C-6, A-2-C-7	235,000,000	235,000,000	DBRI(2)	No
A-2-C-5	15,000,000	15,000,000	GSMS 2020-GC45	No
A-3-S-1	250,000	250,000	BWAY 2019-1633	No
A-3-C-1, A-3-C-2, A-3-C-3, A-3-C-4, A-3-C-5, A-3-C-6, A-3-C-7	250,000,000	250,000,000	JPMCB(2)	No
A-4-S-1	250,000	250,000	BWAY 2019-1633	No
A-4-C-1, A-4-C-2, A-4-C-3, A-4-C-4, A-4-C-5, A-4-C-6, A-4-C-7	250,000,000	250,000,000	WFB(2)	No
Total Senior Notes	$1,001,000,000	$1,001,000,000
B-1	62,250,000	62,250,000	BWAY 2019-1633	Yes(1)
B-2	62,250,000	62,250,000	BWAY 2019-1633	Yes(1)
B-3	62,250,000	62,250,000	BWAY 2019-1633	Yes(1)
B-4	62,250,000	62,250,000	BWAY 2019-1633	Yes(1)
Total	$1,250,000,000	$1,250,000,000

(1)	During the continuance of a control shift event relating to the BWAY 2019-1633 securitization transaction (i.e., when the most senior class of certificates in such transaction have been control appraised out), Note A-1-C-1 will be the controlling piece. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—1633 Broadway Whole Loan” in the Prospectus.

(2)	The related notes are currently held by the Note Holder identified in the table above and are expected to be contributed to one or more future securitization transactions.

The capital structure for the 1633 Broadway Whole Loan is shown below:

1633 Broadway Total Debt Capital Structure

(1)	The 1633 Broadway Whole Loan interest rate is 2.99000%.

(2)	Based on the Appraised Value of $2.40 billion.

(3)	UW NOI Debt Yield and UW NCF DSCR are calculated based on an UW NOI and UW NCF of $119,150,163 and $116,677,727, respectively. See “Underwritten Cash Flow Analysis” in this Term Sheet.

(4)	Based on the Appraised Value of $2.40 billion, the Implied Borrower Sponsor Equity is $1.15 billion.

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The Mortgaged Property. The 1633 Broadway Property is an approximately 2.6 million SF, 48-story office tower that is situated with a full block of Broadway frontage between 50th and 51st Streets in Midtown Manhattan. The 1633 Broadway Property contains views of the Hudson River, Central Park, and Midtown from above the 36th floor. In addition to the office space, the 1633 Broadway Property includes retail space (anchored by Equinox), a parking garage across three levels below grade, two theaters comprising a total of 145,192 SF (the Gershwin Theatre and Circle in the Square Theatre) and storage space comprising 18,384 SF.

The 1633 Broadway Property is located on a 90,400 SF parcel comprising the entire western block front of Broadway between West 50th and West 51st Streets within the Westside office submarket of Midtown. The 1633 Broadway Property was constructed in 1972 and was most recently renovated in 2013. Since 2010, the borrower sponsor has invested a total of approximately $41.6 million in lobby renovations, plaza redevelopment, and retail renovations. In addition, the borrower sponsor has invested approximately $230 million in tenant improvements and leasing commissions since 2010. Going forward, the borrower sponsor provided a 10-year renovation budget which totals approximately $55.98 million; the renovation budget is anticipated to be utilized for items including a roof replacement, structural upgrades, fire alarm system upgrades, Gershwin Theatre upgrades, completion of the terrace on the 47th and 48th floors, and development of the Retail Cube. Such renovations are not required by the 1633 Broadway Whole Loan documents, and have not been reserved for. We cannot assure you that such renovation will proceed as expected or at all.

The 1633 Broadway Property comprises 2,561,512 SF and was 98.4% leased as of October 31, 2019. The 1633 Broadway Property benefits from a strong office component, which is currently 100.0% leased to 17 tenants. The retail space within the 1633 Broadway Property totals approximately 80,000 SF of net rentable area and is anchored by Equinox (25,458 SF) through February 2040. Approximately 94.3% of the underwritten rent is from office tenants.

The largest tenant based on underwritten base rent, Allianz Asset Management of America L.P. (“Allianz”) (12.5% of NRA; 15.7% of underwritten base rent), occupies 320,911 SF. Allianz occupies six suites with leases expiring in January 2031. Allianz is an asset manager with over 800 investment professionals in 25 offices worldwide and manages assets for individuals, families and institutions. The 1633 Broadway Property serves as the United States headquarters for Allianz.

The second largest tenant based on underwritten base rent, Morgan Stanley & Co (“Morgan Stanley”) (10.2% of NRA; 11.1% of underwritten base rent), occupies 260,829 SF of office space. Morgan Stanley occupies five suites with leases expiring in March 2032. Morgan Stanley, a financial holding company, provides various financial products and services to corporations, governments, financial institutions and individuals in the Americas, Europe, the Middle East, Africa and Asia. The company operates through three segments: Institutional Securities, Wealth Management and Investment Management.

The third largest tenant based on underwritten base rent, WMG Acquisition Corp (“Warner Music Group”) (11.5% of NRA; 10.4% of underwritten base rent), occupies 293,888 SF of office space. Warner Music Group is an American multinational entertainment and record label conglomerate. It is one of the “Big Three” recording companies and the third largest in the global music industry, next to Universal Music Group and Sony Music Entertainment. Warner Music Group is headquartered at the 1633 Broadway Property.

The 1633 Broadway Property features two theatres that comprise 5.7% of the total net rentable area and account for 1.2% of the underwritten rental revenue. The larger of the two theatres is the U. T. Associates of the Gershwin Theatre (“Gershwin Theatre”), which is notable for hosting Wicked since 2003. The Gershwin theatre contains three, five-year renewal options that could potentially extend the term through May 2042. The 1633 Broadway Property contains an additional theatre known as the Circle in the Square, which comprises approximately 800 seats and 34,570 SF and currently hosts the show OKLAHOMA! The 1633 Broadway Property also houses the Circle in the Square Theatre School, the only accredited training conservatory associated with a Broadway theatre, which offers two, two-year training programs, in acting and musical theatre. The tenant currently pays a total contract rent of $864,250, or $25.00 per SF through September 2021.

The parking component within the 1633 Broadway Property consists of 250-space parking garage across three levels below grade and comprises 64,158 SF. The space is currently leased to ABM Parking Services, Inc., a parking garage operator, which will occupy the space through July 2026. The operator is responsible for a contract rent of approximately $2.39 million, or $10,168 per space, which will increase by 1.50% per annum throughout the remainder of the lease.

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The following table presents certain information relating to the tenants at the 1633 Broadway Property:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA(2)	% of GLA	UW Base Rent(2)	% of Total UW Base Rent	UW Base Rent $ per SF(2)	Lease Expiration	Renewal / Extension Options
Allianz(3)	AA-/Aa3/AA	320,911	12.5%	$26,527,064	15.7%	$82.66	1/31/2031	5 or 10-year terms; 15 years max in aggregate
Morgan Stanley(4)	A/A3/BBB+	260,829	10.2	18,677,050	11.1	71.61	3/31/2032	2, 5-year or 1, 10-year option
WMG Acquisition Corp(5)	NR/NR/NR	293,888	11.5	17,520,179	10.4	59.62	7/31/2029	1, 5 or 10-year option
Showtime Networks Inc	BBB/Baa2/BBB	261,196	10.2	14,438,861	8.6	55.28	1/31/2026	1, 5 or 10-year option
Kasowitz Benson Torres(6)	NR/NR/NR	203,394	7.9	13,830,452	8.2	68.00	3/31/2037	2, 5-year options
New Mountain Capital, LLC(7)	NR/NR/NR	108,374	4.2	9,320,164	5.5	86.00	10/15/2035	1, 5-year option
Charter Communications Holding	NR/Ba2/BB+	106,176	4.1	8,918,784	5.3	84.00	12/15/2025	None
MongoDB, Inc.	NR/NR/NR	106,230	4.1	8,073,480	4.8	76.00	12/31/2029	1, 5-year option
Travel Leaders Group, LLC	NR/NR/B+	107,205	4.2	7,994,846	4.7	74.58	12/31/2033	1, 5-year option
Assured Guaranty Municipal	NR/NR/A	103,838	4.1	7,256,550	4.3	69.88	2/28/2032	1, 5-year option
Total / Wtd. Avg.		1,872,041	73.1%	$132,557,430	78.5%	$70.81
Remaining Owned Tenants		649,710	25.4	36,213,171	21.5	55.74
Vacant Spaces (Owned Space)		39,761	1.6	0	0.0	0.00
Totals / Wtd. Avg. All Owned Tenants		2,561,512	100.0%	$168,770,601	100.0%	$66.93

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Borrowers’ owned space. Does not include non-owned anchors or outparcels.

(3)

Allianz Asset Management of America L.P. subleases 20,600 SF of suite 4600 (totaling 54,118 SF) to Triumph Hospitality at a base rent of $46.80 PSF through December 30, 2030. Triumph Hospitality further subleases 3,000 SF of suite 4600 to Stein Adler Dabah & Zelkowitz at a base rent of $41.33 PSF through July 31, 2022. Underwritten base rent is based on the contractual rent under the prime lease.

(4)

Morgan Stanley has the option to terminate its lease as to all or any portion (but not less than one full floor) of its space at any time after April 1, 2027, upon 18 months’ notice and payment of a termination fee.

(5)

WMG Acquisition Corp subleases 3,815 SF of suite 0400 (totaling 36,854 SF) to Cooper Investment Partners LLC at a base rent of $58.37 PSF on a month-to-month basis. Underwritten base rent is based on the contractual rent under the prime lease.

(6)

Kasowitz Benson Torres subleases a collective 32,487 SF of Suite 2200 (totaling 50,718 SF) to three tenants. Delcath Systems, Inc. subleases 6,877 SF and pays a rent of $68.50 PSF through February 28, 2021; Avalonbay Communities subleases 12,145 SF through October 31, 2026 and pays a current rent of $74.00 PSF; Cresa New York subleases 13,195 SF and pays a rent of $65.00 PSF through April 30, 2021. Kasowitz Benson Torres has the right to terminate one full floor of the premises located on the uppermost or lowermost floors, effective as of March 31, 2024, upon notice by March 31, 2023. Underwritten base rent is based on the contractual rent under the prime lease.

(7)	New Mountain Capital, LLC has executed a lease but has not yet taken occupancy or begun paying rent. We cannot assure you that they will take occupancy or begin paying rent as expected or at all.

The following table presents certain information relating to the lease rollover schedule at the 1633 Broadway Property based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent	UW Base Rent $ per SF(2)	# of Expiring Leases
MTM	9,482	0.40%	0.4%	$638,145	0.4%	$67.30	10
2020	960	0.0	0.4%	28,800	0.0	$30.00	2
2021	86,460	3.4	3.8%	4,756,000	2.8	$55.01	3
2022	116,337	4.5	8.3%	2,813,374	1.7	$24.18	4
2023	38,550	1.5	9.8%	1,299,854	0.8	$33.72	2
2024	51,276	2.0	11.8%	4,666,116	2.8	$91.00	1
2025	106,176	4.1	16.0%	8,918,784	5.3	$84.00	1
2026	383,584	15.0	31.0%	20,397,741	12.1	$53.18	3
2027	55,247	2.2	33.1%	4,584,436	2.7	$82.98	2
2028	90,001	3.5	36.6%	6,043,229	3.6	$67.15	2
2029	399,717	15.6	52.2%	25,579,624	15.2	$63.99	3
2030	0	0.0	52.2%	0	0.0	$0.00	0
2031 & Thereafter	1,183,961	46.2	98.4%	89,044,498	52.8	$75.21	10
Vacant	39,761	1.6	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	2,561,512	100.0%		$168,770,601	100.0%	$66.93	43

(1)	Calculated based on approximate square footage occupied by the tenants.
(2)	UW Base Rent and UW Base Rent $ per SF reflect the contractual base rent as of October 31, 2019.

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The following table presents certain information relating to historical occupancy at the 1633 Broadway Property:

Historical Leased %(1)

2016	2017	2018	As of 10/31/2019
86.3%	95.4%	95.4%	98.4%

(1)	As provided by the borrower and reflects average occupancy for the indicated year ended December 31 unless specified otherwise.

■

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 1633 Broadway Property:

Cash Flow Analysis(1)

	2016	2017	2018	TTM 9/30/2019	Underwritten	Underwritten $ per SF
Base Rent(2)	$141,156,682	$143,219,431	$160,621,035	$161,646,240	$168,770,601	$65.89
Credit Tenant Rent Steps(3)	0	0	0	0	7,558,579	2.95
Potential Income from Vacant Space	0	0	0	0	2,879,875	1.12
Reimbursements	9,150,315	11,228,307	13,952,510	16,874,074	15,267,588	5.96
Gross Potential Rent	$150,306,997	$154,447,738	$174,573,545	$178,520,314	$194,476,643	$75.92
Other Income(4)	5,692,549	5,017,065	4,645,691	4,240,034	4,279,853	1.67
Concessions	0	0	0	0	0	0.00
Vacancy & Credit Loss	(309,756)	0	0	0	(8,170,549)	(3.19)
Effective Gross Income	$155,689,790	$159,464,803	$179,219,236	$182,760,348	$190,585,947	$74.40

Real Estate Taxes	$35,413,254	$38,391,946	$41,366,170	$43,693,114	$45,478,153	$17.75
Insurance	1,061,417	908,564	1,009,544	1,082,131	1,069,190	0.42
Management Fee	2,507,162	2,981,306	3,149,432	3,287,347	1,000,000	0.39
Other Operating Expenses	22,886,571	22,992,980	24,595,640	23,888,441	23,888,441	9.33
Total Operating Expenses	$61,868,404	$65,274,796	$70,120,786	$71,951,033	$71,435,784	$27.89

Net Operating Income	$93,821,386	$94,190,007	$109,098,450	$110,809,315	$119,150,163	$46.52
TI/LC	0	0	0	0	2,011,364	0.79
Capital Expenditures	0	0	0	0	461,072	0.18
Net Cash Flow	$93,821,386	$94,190,007	$109,098,450	$110,809,315	$116,677,727	$45.55

(1)	Non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten Base Rent reflects annualized in-place rents as of October 31, 2019 ($167,497,806), with contractual rent steps through November 30, 2020 ($1,272,795).

(3)	Reflects the net present value of contractual rent step increments over the lease term using a discount rate of 7.0% (for investment grade tenants).

(4)	Other Income consists of overage rent, storage income, parking income, lease termination income, tenant work order income and other miscellaneous income.

■	Appraisal. According to the appraisal, the 1633 Broadway Property had an “as-is” appraised value of $2,400,000,000 as of October 24, 2019.

Appraisal Approach	Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$2,450,000,000	N/A	4.50%
Discounted Cash Flow Approach	$2,400,000,000	5.75%	4.75%(1)

(1)	Represents the terminal capitalization rate.

■

Environmental Matters. According to a Phase I environmental report, dated October 30, 2019, there are no recognized environmental conditions or recommendations for further action at the 1633 Broadway Property, other than the development and implementation of an asbestos operations and maintenance program.

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Market Overview and Competition. The 1633 Broadway Property is located in the Times Square neighborhood of Midtown Manhattan, a high traffic commercial corridor that produces 15% of New York City’s economic output. The neighborhood is bounded by 41st Street to the south and 52nd Street to the north between Avenue of the Americas and Eighth Avenue. The 1633 Broadway Property is located within one block of the 50th Street/Broadway, 50th Street and 49th Street subway stations, which serve the 1, 2, C, E, N, R and W lines.

According to the appraisal, the 1633 Broadway Property is located within the Westside office submarket of Midtown within the Manhattan market. Historically, the submarket has benefitted from the office space located around the boundaries of Central Park along major corridors such as West 57th Street, Broadway and Seventh Avenue, which consist primarily of Class A office product that take advantage of protected Central Park Views. The area’s proximity to these locations has assisted with the historically low vacancy and availability rates exhibited by this submarket

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since 2010. As of the third quarter of 2019, the Westside office submarket had an existing inventory of approximately 25.7 million SF, a vacancy rate of 5.4% and an average asking rent of $66.21 PSF. As of the third quarter of 2019, the Manhattan office market had an existing inventory of approximately 456.1 million SF, a vacancy rate of 5.9% and an average asking rent of $79.25 PSF.

The following table presents certain information relating to the primary office competition for the 1633 Broadway Property:

Competitive Set – Comparable Office Leases(1)

Location	Total GLA (SF)	Tenant Name	Lease Date / Term	Lease Area (SF)	Monthly Base Rent PSF	Lease Type
1633 Broadway New York, NY	2,561,512
1155 Avenue of the Americas New York, NY	752,996	BKD, LLC	September 2019 / 162 Mos.	20,899	$77.00	MG
1 Rockefeller Plaza New York, NY	603,397	Veteran Advisers, Inc.	September 2019 / 92 Mos.	2,552	$83.50	MG
1675 Broadway New York, NY	878,321	Davis & Gilbert LLP	August 2019 / 192 Mos.	85,852	$72.00	MG
142 West 57th Street New York, NY	255,586	Wedbush Securities Inc.	August 2019 / 130 Mos.	15,626	$65.00	MG
1251 Avenue of the Americas New York, NY	2,364,000	IHI Americas, Inc	July 2019 / 124 Mos.	9,438	$70.50	MG
1345 Avenue of the Americas New York, NY	1,998,994	Global Infrastructure Partners	June 2019 / 204 Mos.	84,856	$89.50	MG
810 Seventh Avenue New York, NY	765,000	Colonial Consulting LLC	May 2019 / 150 Mos.	17,320	$71.00	MG
1271 Avenue of the Americas New York, NY	2,100,000	Greenhill & Company	May 2019 / 183 Mos.	77,622	$91.00	MG
1271 Avenue of the Americas New York, NY	2,100,000	AIG - American International Group, Inc.	April 2019 / 198 Mos.	320,237	$97.13	MG
1700 Broadway New York, NY	625,000	Excel Sports Management, LLC	April 2019 / 91 Mos.	17,078	$79.00	MG
1325 Avenue of the Americas New York, NY	808,998	Dominus Capital, L.P.	March 2019 / 126 Mos.	9,361	$75.00	MG
1290 Avenue of the Americas New York, NY	2,113,000	Linklaters, LLP	March 2019 / 193 Mos.	90,508	$84.00	MG
1177 Avenue of the Americas New York, NY	1,000,000	Mill Point Capital	January 2019 / 126 Mos.	11,644	$87.00	MG
1700 Broadway New York, NY	625,000	M. Arthur Gensler, Jr. & Associates, Inc.	January 2019 / 119 Mos.	13,237	$71.00	MG
114 West 47th Street New York, NY	658,000	IFM Investments	October 2018 / 180 Mos.	18,000	$68.00	MG

(1)	Source: Appraisal.

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The following table presents certain information relating to the primary retail competition for the 1633 Broadway Property:

Competitive Set – Comparable Retail Leases(1)

Location	Tenant Name	Lease Date / Term	Lease Area (SF)	Monthly Base Rent PSF	Lease Type
1633 Broadway New York, NY
1740 Broadway New York, NY	Sweetgreen	Q2 2019 / 127 Mos.	2,706	$215.00	MG
1700 Broadway New York, NY	Confidential Restaurant	Q1 2019 / 150 Mos.	1,914	$235.11	MG
1290 Sixth Avenue New York, NY	Just Salad	Q1 2019 / 120 Mos.	1,795	$255.00	MG
1865 Broadway New York, NY	Target	Q4 2018 / 134 Mos.	Grd. Fl. 1,546 LL 20,125 Sub LL 13,930	$735.16 $100.00 $50.00	MG
1619 Broadway New York, NY	CVS	Q4 2018 / 186 Mos.	Grd. Fl. 4,299 LL 2,577 2nd Fl. 12,164	$531.80 $75.00 $125.00	MG
129 West 52nd New York, NY	Bulldozer Restaurant Group	Q4 2018 / 180 Mos.	5,200	$150.00	MG
120 West 55th New York, NY	Quality Branded	Q4 2018 / 120 Mos.	Grd. Fl. 6,500 LL 2,500	$175.00 $25.00	MG
850 Eighth Avenue New York, NY	Dunkin Donuts	Q2 2018 / 120 Mos.	Grd. Fl. 850 LL 250	$411.18 $30.00	MG
1674 Broadway New York, NY	Flash Dancers	Q2 2018 / 120 Mos.	1,800	$375.00	MG
1360 Avenue of the Americas New York, NY	Bank of America	Q1 2018 / 120 Mos.	1,346	$350.00	MG
1695 Broadway New York, NY	Hen Penny Chicken	Q4 2017 / 120 Mos.	Grd. Fl. 1,250 LL 1,000	$297.00 $25.00	MG
787 Seventh Avenue New York, NY	Citibank	Q3 2017 / 120 Mos.	3,874	$283.94	MG

(1)	Source: Appraisal.

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The Borrowers. The borrowers are PGREF I 1633 Broadway Tower, L.P. and PGREF I 1633 Broadway Land, L.P., each a Delaware limited partnership. PGREF I 1633 Broadway Land, L.P. owns the 1633 Broadway Property entirely in fee and also ground leases the 1633 Broadway Property to PGREF I 1633 Broadway Tower, L.P. (i.e., both landlord and tenant interests in the ground lease are pledged as collateral, in addition to the fee interest in the 1633 Broadway Property). Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the 1633 Broadway Whole Loan. There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the 1633 Broadway Loan.

The borrower sponsor is Paramount Group Operating Partnership LP, which indirectly owns and controls the borrowers. Paramount Group, Inc. (NYSE: PGRE), an approximately 91.0% general partner of the borrower sponsor, is a real estate investment trust that currently owns and/or manages a 13.4 million SF portfolio of 18 Class A office and retail buildings in New York, Washington, D.C., and San Francisco. Paramount Group, Inc. has a New York portfolio that includes: 1633 Broadway, 1301 Avenue of the Americas, 1325 Avenue of the Americas, 31 West 52nd Street, 900 Third Avenue, 712 Fifth Avenue, 60 Wall Street, 745 Fifth Avenue, 718 Fifth Avenue, and 0 Bond Street.

■

Escrows. On the origination date, the borrowers provided a guaranty from Paramount Group Operating Partnership LP of up to $4,000,000 and funded a reserve of approximately $36,389,727 with respect to unfunded tenant improvements, tenant allowance and leasing commissions and free rent obligations. Subsequently, the borrowers substituted a letter of credit for the cash on reserve in such reserve account.

On each due date during the continuance of a 1633 Broadway Trigger Period, the borrowers are required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the taxes and insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months, unless in the case of insurance premiums, the borrowers are maintaining a blanket policy in accordance with the related loan documents; (ii) a tenant improvement and leasing commission reserve in an amount equal to $213,459.33 (capped at $5,123,024); and (iii) a capital expenditure reserve in an amount equal to $42,691.87 (capped at $1,024,604.80).

A-3-11

1633 broadway

A “1633 Broadway Trigger Period” means each period (i) commencing when the debt yield (as calculated under the loan documents), determined as of the last day of each of two consecutive fiscal quarters, is less than 5.75%, and concluding when the debt yield (as calculated under the loan documents), determined as of the last day of each of two consecutive fiscal quarters thereafter, is at least 5.75%, and (ii) commencing upon the borrowers’ failure to deliver annual, quarterly or monthly financial reports as and when required under the loan documents and concluding when such reports are delivered and indicate that no other 1633 Broadway Trigger Period is ongoing.

Provided no 1633 Broadway Whole Loan event of default is continuing, the borrowers have the right to avoid the commencement, or terminate the continuance, of a 1633 Broadway Trigger Period by delivering to the lender additional collateral in the form of a guaranty, letter of credit and/or cash that is reasonably acceptable to the lender and that would, when subtracted from the then-outstanding principal balance of the 1633 Broadway Whole Loan, result in a debt yield (as calculated under the loan documents) equal to or greater than 5.75%.

■

Lockbox and Cash Management. The 1633 Broadway Whole Loan is structured with a hard lockbox and springing cash management. The borrowers are required to direct each tenant at the 1633 Broadway Property to deposit rents directly into a lender-controlled lockbox account. In addition, the borrowers are required to cause all cash revenues relating to the 1633 Broadway Property and all other money received by the borrowers or the property manager with respect to the 1633 Broadway Property (other than tenant security deposits) to be deposited into the lockbox account or a lender-controlled cash management account within one business day of receipt. On each business day during the continuance of a 1633 Broadway Trigger Period or an event of default under the 1633 Broadway Whole Loan, all amounts in the lockbox account are required to be remitted to the cash management account. On each business day that no 1633 Broadway Trigger Period or event of default under the 1633 Broadway Whole Loan is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account.

On each due date during the continuance of a 1633 Broadway Trigger Period or, at the lender’s discretion, during an event of default under the 1633 Broadway Whole Loan, all funds on deposit in the cash management account after payment of debt service, required reserves and budgeted operating expenses are required to be reserved as additional collateral for the 1633 Broadway Whole Loan.

■

Property Management. The 1633 Broadway Property is currently managed by Paramount Group Property-Asset Management LLC pursuant to a management agreement. Under the 1633 Broadway Whole Loan documents, the 1633 Broadway Property is required to be managed by (i) Paramount Group Property-Asset Management LLC or Paramount Group Property-Asset Management TRS LLC, (ii) any management company that is an affiliate of the borrower sponsor, (iii) any reputable management company that has, for at least five years prior to its engagement as property manager, managed at least five Class A office properties, and at the time of its engagement as property manager, manages at least 7,500,000 leasable square feet of Class A office space, and is not the subject of a bankruptcy or similar event, or (iv) any other management company reasonably approved by the lender and with respect to which a Rating Agency Confirmation has been delivered. The lender has the right to replace, or require the borrowers to replace, the property manager with a property manager selected by the borrowers (or selected by the lender in the event of an event of default under the 1633 Broadway Whole Loan or following any foreclosure, conveyance in lieu of foreclosure or other similar transaction), subject to the lender’s reasonable approval (i) during the continuance of an event of default under the 1633 Broadway Whole Loan, (ii) following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, (iii) during the continuance of a material default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods), (iv) if the property manager files or is the subject of a petition in bankruptcy, or (v) if a trustee or receiver is appointed for the property manager’s assets or the property manager makes an assignment for the benefit of its creditors or is adjudicated insolvent.

■

Mezzanine or Subordinate Secured Indebtedness. On or after November 25, 2020, the owner of the direct or indirect equity interests of the borrowers are permitted to incur mezzanine debt (the “1633 Broadway Permitted Mezzanine Loan”) secured by a pledge of direct or indirect equity interests in the borrowers, provided that certain conditions set forth in the loan documents are satisfied, including, without limitation: (i) the loan-to-value ratio (as calculated under the loan documents and taking into account the mezzanine loan and the 1633 Broadway Whole Loan) is no greater than 52.08%, (ii) the debt service coverage ratio (as calculated under the loan documents and taking into account the mezzanine loan and the 1633 Broadway Whole Loan) is at least 3.08x, and (iii) the debt yield (as calculated under the loan documents and taking into account the mezzanine loan and the 1633 Broadway Whole Loan) is at least 9.35%; (iv) the execution of a subordination and intercreditor agreement that is reasonably acceptable to the lender; and (iv) receipt of a Rating Agency Confirmation.

■	Release of Collateral. None.

A-3-12

1633 broadway

■

Terrorism Insurance. The borrowers are required to maintain terrorism insurance in an amount equal to the full replacement cost of the 1633 Broadway Property, as well as 24 months of rental loss and/or business interruption coverage, together with a 12-month extended period of indemnity following restoration. If TRIPRA is no longer in effect, then the borrowers’ requirement will be capped at insurance premiums equal to two times the amount of the insurance premium payable in respect of the property and business interruption/rental loss insurance required under the related loan documents. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

A-3-13

560 mission STREET

A-3-14

560 mission STREET

560 Mission Street

Floor	Suite	Suite	Suite
31	Seyfarth Shaw 19,801 SF Exp. 9/2027		
30	Seyfarth Shaw 19,795 SF Exp. 9/2027		
29	Seyfarth Shaw 10,099 SF Exp. 9/2027	CITCO 9,696 SF Exp. 9/2024	
28	Munger Tolles & Olson 19,795 SF Exp. 9/2027		
27	Munger Tolles & Olson 22,074 SF Exp. 9/2027		
26	JP Morgan 22,003 SF Exp. 9/2025		
25	JP Morgan 22,002 SF Exp. 9/2025		
24	JP Morgan 22,002 SF Exp. 9/2025		
23	JP Morgan 22,002 SF Exp. 9/2025		
22	JP Morgan 20,972 SF Exp. 9/2025		
21	Alston & Bird 10,684 SF Exp. 9/2021	Alston & Bird 5,139 SF Exp. 5/2024	Five9, Inc 5,900 SF Exp. 10/2024
20	JP Morgan 21,650 SF Exp. 9/2025		
19	JP Morgan 21,650 SF Exp. 9/2025		
18	Vacant 7,173 SF	EY 14,525 SF Exp. 12/2028	
17	EY 21,650 SF Exp. 12/2028		
16	EY 21,650 SF Exp. 12/2028		
15	EY 21,650 SF Exp. 12/2028		
14	EY 21,650 SF Exp. 12/2028		
13	Delta Dental 21,698 SF Exp. 4/2025		
12	Delta Dental 21,698 SF Exp. 4/2025		
11	TIAA-CREF 21,511 SF Exp. 9/2027		
10	TIAA-CREF 21,524 SF Exp. 9/2027		
9	TIAA-CREF 21,681 SF Exp. 9/2027		
8	EY 21,635 SF Exp. 12/2028		
7	ARUP 24,916 SF Exp. 9/2026		
6	ARUP 24,916 SF Exp. 9/2026		
5	JP Morgan 24,836 SF Exp. 9/2025		
4	JP Morgan 24,836 SF Exp. 9/2025		
3	JP Morgan 24,836 SF Exp. 9/2025		
2	JP Morgan 17,544 SF Exp. 9/2025	Vacant 3,845 SF	
1	CWP Management Services 2,353 SF Exp. 9/2022	Mixt Greens 2,067 SF Exp. 1/2022	Split Bread 2,560 SF Exp. 3/2025

	Leased SF	Vacant
Storage Space	2,151	0

VACANT | 2021 – 2022 | 2023 – 2024 | 2025 – 2026 | 2027+

A-3-15

560 mission STREET

560 Mission Street
560 Mission Street
San Francisco, CA 94105
CHINATOWN
JACKSON SQUARE
NORTH FINANCIAL DISTRICT
SOUTH FINANCIAL DISTRICT
YERBA BUENA
San Francisco
Oakland
San Jose
Pacific Ocean
San Francisco Bay
CABLE CAR
EMBARCADERO
MONTGOMERY
CALTRAIN EXTENSION (FUTURE)
Transamerica Pyramid Center
Salesforce Tower
Salesforce West
Salesforce Transbay Center
Park Tower at Transbay
One Market Plaza
Ferry Building
Google 345 Spear
101 Second
Yerba Buena Center for the Arts
Martin Luther King Memorial
Moscone South
Moscone Center West
YERBA BUENA/ MOSCONE STATION
80
MAP © 2019 CARTIFACT

A-3-16

560 mission STREET

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller	GACC
Location (City/State)	San Francisco, California		Cut-off Date Principal Balance(2)	$60,000,000
Property Type	Office		Cut-off Date Principal Balance per SF(1)	$449.00
Size (SF)	668,149		Percentage of Initial Pool Balance	4.5%
Total Occupancy as of 10/31/2019	98.4%		Number of Related Mortgage Loans	None
Owned Occupancy as of 10/31/2019	98.4%		Type of Security	Fee Simple
Year Built / Latest Renovation	2002 / NAP		Mortgage Rate	2.58900%
Appraised Value	$842,000,000		Original Term to Maturity (Months)	120
			Original Amortization Term (Months)	NAP
			Original Interest Only Period (Months)	120

Underwritten Revenues	$54,738,187
Underwritten Expenses	$12,064,089		Escrows(3)
Underwritten Net Operating Income (NOI)	$42,674,098			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$41,204,170		Taxes	$0	$0
Cut-off Date LTV Ratio(1)	35.6%		Insurance	$0	$0
Maturity Date LTV Ratio(1)	35.6%		Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF(1)	5.42x / 5.23x		TI/LC	$2,152,612	$0
Debt Yield Based on Underwritten NOI / NCF(1)	14.2% / 13.7%		Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$300,000,000	100.0%	Principal Equity Distribution	$295,451,251	98.5%
			Origination Costs	2,396,137	0.8
			Reserves	2,152,612	0.7

Total Sources	$300,000,000	100.0%	Total Uses	$300,000,000	100.0%

(1)	Calculated based on the aggregate outstanding principal balance of the 560 Mission Street Whole Loan. See “—The Mortgage Loan” below.

(2)	The 560 Mission Street Loan consists of the non-controlling Note A-1-1 and is part of the 560 Mission Street Whole Loan, which is evidenced by seven pari passu notes, with an aggregate outstanding principal balance as of the Cut-Off Date of $300,000,000. The related companion loan, evidenced by the controlling Note A-1-2-A, is currently held by DBR Investments Co. Limited (“DBRI”) and is expected to be contributed to Benchmark 2020-B16 on or about February 12, 2020. For additional information, see “—The Mortgage Loan” below.

(3)	See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “560 Mission Street Loan”) is part of a whole loan (the “560 Mission Street Whole Loan”) consisting of seven pari passu promissory notes with an aggregate original principal balance of $300,000,000. The 560 Mission Street Whole Loan is secured by a first mortgage encumbering the borrower’s fee simple interest in an office building located in San Francisco, California (the “560 Mission Street Property”). The 560 Mission Street Loan is evidenced by the non-controlling note A-1-1, has an outstanding principal balance as of the Cut-off Date of $60,000,000 and represents approximately 4.5% of the Initial Pool Balance.

The 560 Mission Street Whole Loan was co-originated by DBRI and Bank of America, N.A. (“BANA”), on December 5, 2019. The 560 Mission Street Whole Loan has an interest rate equal to 2.58900% per annum. The proceeds of the 560 Mission Street Whole Loan were primarily used to recapitalize the 560 Mission Street Property, fund upfront reserves and pay origination costs.

The 560 Mission Street Whole Loan has an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The 560 Mission Street Whole Loan requires monthly payments of interest only for the term of the 560 Mission Street Whole Loan. The scheduled maturity date of the 560 Mission Street Whole Loan is the due date in December 2029. At any time after the earlier to occur of (i) December 5, 2022 or (ii) the second anniversary of the securitization closing date of the last note to be securitized, the 560 Mission Street Whole Loan may be defeased with certain “government securities” as permitted under the 560 Mission Street Whole Loan documents. Voluntary prepayment of the 560 Mission Street Whole Loan is permitted on or after the due date occurring in February 2022 with the payment of a prepayment fee in an amount equal to the greater of (i) the yield maintenance amount, or (ii) 1.00% of the outstanding principal balance as of the prepayment date.

A-3-17

560 mission STREET

The table below summarizes the promissory notes that comprise the 560 Mission Street Whole Loan. The relationship between the holders of the 560 Mission Street Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Prospectus.

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece

Note A-1-1	$60,000,000	$60,000,000	GSMS 2020-GC45	No
Note A-1-2-A	30,000,000	30,000,000	Benchmark 2020-B16(1)	Yes
Note A-1-2-B	20,000,000	20,000,000	DBRI(2)	No
Note A-1-3	25,000,000	25,000,000	DBRI(2)	No
Note A-1-4	15,000,000	15,000,000	Benchmark 2020-B16(1)	No
Note A-2-A	100,000,000	100,000,000	BANK 2020-BNK25(3)	No
Note A-2-B	50,000,000	50,000,000	BANA(2)	No
Total	$300,000,000	$300,000,000

(1)	Expected to be contributed to Benchmark 2020-B16 on or about February 12, 2020.
(2)	The related notes are currently held by the Note Holder identified in the table above and are expected to be contributed to one or more future securitization transactions.
(3)	Expected to be contributed to BANK 2020-BNK25 on or about February 13, 2020.

■	The Mortgaged Property. The 560 Mission Street Property is a 31-story Class A LEED Platinum office building totaling 668,149 SF located in San Francisco, California. The 560 Mission Street Property is 98.4% leased, as of October 31, 2019, to 13 tenants from industries including technology, financial services, consulting services, insurance and law. No tenant comprises more than 36.9% of NRA or 36.6% of underwritten base rent.

The 560 Mission Street Property has floor-to-ceiling glass and column-free space throughout the building allowing for 360-degree access to light and air. The glass and metal curtain wall design, enhanced by the building’s setbacks and cornice, was inspired by the composition of the Hallidie Building, which is San Francisco’s first curtain wall building. The 560 Mission Street Property has held the LEED Platinum designation since 2010 and received awards from a building management agency in 2010 and 2011. There is a two-level, below-grade parking garage that has 117 parking spaces, including seven handicapped parking spaces.

The borrower sponsor has invested approximately $2.5 million in capital since 2014. Recent leasing at the 560 Mission Street Property includes 90,621 SF of new and renewal leases since 2018, including new leases with Delta Dental (43,396 SF) and expansion leases with TIAA-CREF (21,661 SF) and EY (14,525 SF). The borrower sponsor has made investments to both the common areas and back-of-house infrastructure including new lobby and plaza furniture, elevator lobby upgrade, garage enhancement with bike area, and restroom and shower room upgrades. The bike area is able to house 70 bicycles on a first come, first serve basis.

The largest tenant based on underwritten base rent, JPMorgan (36.9% of NRA; 36.6% of underwritten base rent), occupies 246,384 SF. JPMorgan is an American multinational investment bank and financial services holding company headquartered in New York City. As of the third quarter of 2019, JPMorgan Chase had revenues of approximately $29.3 billion and a net income of approximately $9.1 billion. In addition, JPMorgan Chase had assets of approximately $2.6 trillion with a presence in over 100 markets. JPMorgan is incorporated in New York City. JPMorgan has two 5-year options to renew at least 50% of its premises with 17 - 20 months’ notice. The first option is at 95% of base rent and the second option is at market rent. JPMorgan also has a right of first offer to lease any space in the building effective October 1, 2018. In addition, JPMorgan has an option to terminate one full floor effective between September 30, 2018 and September 30, 2021 with 12 months’ notice and termination fee of between approximately $137,136 and $210,495 depending on the floor terminated, plus the unamortized leasing costs at 8% interest. JPMorgan initially leased the entire 560 Mission Street Property and later reduced its footprint and subleased portions of its space to certain of the current tenants.

The second largest tenant based on underwritten base rent, Ernst & Young (“EY”) (18.4% of NRA; 16.9% of underwritten base rent), occupies 122,760 SF of office space. EY occupies six suites with leases expiring in December 2028. EY is a multinational professional services firm headquartered in London, England, United Kingdom. EY is one of the largest professional services firms in the world. Along with Deloitte, KPMG and PricewaterhouseCoopers, EY is considered one of the Big Four accounting firms. The tenant has two, five-year options to renew its entire premises at market rent with 12 - 15 months’ notice. EY also has an option to expand

A-3-18

560 mission STREET

and occupy 50%-100% of a full floor with notice by October 1, 2021 and delivery date between April 2022 and October 2024.

The third largest tenant based on underwritten base rent, Teachers Insurance and Annuity Association of America-College Retirement Equities Fund (“TIAA-CREF”) (9.7% of NRA; 9.8% of underwritten base rent), occupies 64,696 SF of office space. TIAA-CREF is a financial services organization that provides financial services in the academic, research, medical, cultural and governmental fields. The tenant has one, five-year option to renew at least two contiguous floors at market rent with 15-18 months’ notice. In addition, the tenant has a one-time option to terminate the lease for any or all of its leased premises effective March 31, 2023 with notice by March 31, 2022 and a termination fee equal to the unamortized leasing costs at 8% interest.

The following table presents certain information relating to the ten largest tenants at the 560 Mission Street Property:

Ten Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
JPMorgan(3)	AA- / A2 / A-	246,384	36.9%	$18,489,301	36.6%	$75.04	9/30/2025	2, 5-year options
EY	NR / NR / NR	122,760	18.4	8,553,330	16.9	$69.68	12/31/2028	2, 5-year options
TIAA-CREF(4)	NR / NR / NR	64,696	9.7	4,942,127	9.8	$76.39	9/30/2027	1, 5-year option
Seyfarth Shaw(5)	NR / NR / NR	49,695	7.4	4,639,525	9.2	$93.36	9/30/2027	1, 5-year option
Munger Tolles & Olson	NR / NR / NR	41,869	6.3	3,820,128	7.6	$91.24	9/30/2027	1, 5-year option
ARUP	NR / NR / NR	49,832	7.5	3,594,880	7.1	$72.14	9/30/2026	1, 5-year option
Delta Dental	NR / NR / NR	43,396	6.5	3,262,945	6.5	$75.19	4/30/2025	1, 5-year option
Alston & Bird(6)	NR / NR / NR	15,823	2.4	1,342,519	2.7	$84.85	Various	NAP
CITCO	NR / NR / NR	9,696	1.5	884,663	1.8	$91.24	9/30/2024	NAP
Five9, Inc	NR / NR / NR	5,900	0.9	525,100	1.0	$89.00	10/31/2024	NAP
Ten Largest Tenants		650,051	97.3%	$50,054,519	99.2%	$77.00
Remaining Tenants		7,080	1.1	422,074	0.8	$59.61
Vacant Spaces		11,018	1.6	0	0.0	$0.00
Totals / Wtd. Avg. Tenants		668,149	100.0%	$50,476,593	100.0%	$76.81

(1)	Based on the underwritten rent roll as of October 31, 2019.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	JPMorgan has the right at any time through September 30, 2021 to terminate its lease with respect to one full floor of its leased premises upon 12 months’ prior notice and payment of a termination fee.

(4)	TIAA-CREF has the one-time right to terminate the lease for all or any portion of its space effective as of March 31, 2023 upon written notice on or before March 31, 2022 and payment of a termination fee.

(5)	Seyfarth Shaw has the one-time right to terminate its lease with respect to the 29th floor effective as of September 30, 2022 upon written notice on or before September 30, 2021 and payment of a termination fee.

(6)	Alston & Bird has 10,684 SF of space expiring in September 2021 and 5,139 SF expiring in May 2024.

The following table presents certain information relating to the lease rollover schedule at the 560 Mission Street Property based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent	UW Base Rent $ per SF(2)	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2020	0	0.0	0.0%	0	0.0	$0.00	0
2021	10,784	1.6	1.6%	897,426	1.8	$83.22	2
2022	4,420	0.7	2.3%	261,610	0.5	$59.19	2
2023	0	0.0	2.3%	0	0.0	$0.00	0
2024	20,735	3.1	5.4%	1,856,856	3.7	$89.55	3
2025	292,340	43.8	49.1%	21,910,710	43.4	$74.95	15
2026	49,832	7.5	56.6%	3,594,880	7.1	$72.14	2
2027	156,260	23.4	80.0%	13,401,780	26.6	$85.77	8
2028	122,760	18.4	98.4%	8,553,330	16.9	$69.68	6
2029	0	0.0	98.4%	0	0.0	$0.00	0
2030	0	0.0	98.4%	0	0.0	$0.00	0
2031 & Thereafter	0	0.0	98.4%	0	0.0	$0.00	0
Vacant	11,018	1.6	100.0%	0	0.0	$0.00	0
Total	668,149	100.0%		$50,476,593	100.0%	$76.81	38

(1)	Calculated based on the approximate SF occupied by each tenant.

(2)	Certain tenants may have termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

A-3-19

560 mission STREET

The following table presents certain information relating to historical occupancy at the 560 Mission Street Property:

Historical Leased %(1)

2017	2018	As of 10/31/2019
97.8%	97.3%	98.4%

(1)	Historical occupancies are as of December 31 of each respective year unless otherwise specified.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 560 Mission Street Property:

Cash Flow Analysis(1)

	2016	2017	2018	TTM 9/30/2019	Underwritten	Underwritten $ per SF(2)
Base Rent	$36,190,949	$31,345,165	$47,586,908	$48,362,119	$50,476,593	$75.55
Credit Tenant Rent Steps(3)	0	0	0	0	2,163,939	3.24
Rent Steps(4)	0	0	0	0	1,099,025	1.64
Gross Up Vacancy	0	0	0	0	946,514	1.42
Reimbursements	11,308,135	8,261,973	40,660	422,347	229,001	0.34
Other Income(5)	2,886,498	2,749,759	1,944,237	2,008,255	2,008,255	3.01
Vacancy & Credit Loss	0	0	0	0	(2,185,140)	(3.27)
Effective Gross Income	$50,385,582	$42,356,897	$49,571,805	$50,792,721	$54,738,187	$81.93

Real Estate Taxes	$2,901,633	$3,060,589	$2,988,259	$2,930,953	$3,085,825	4.62
Insurance	648,379	607,821	669,313	858,742	1,042,282	1.56
Management Fee(6)	1,526,013	1,182,649	1,462,233	1,651,605	1,000,000	1.50
Other Operating Expenses	7,464,791	6,734,402	6,582,475	7,037,948	6,935,981	10.38
Total Operating Expenses	$12,540,816	$11,585,462	$11,702,280	$12,479,248	$12,064,089	$18.06

Net Operating Income	$37,844,766	$30,771,436	$37,869,525	$38,313,473	$42,674,098	$63.87
TI/LC	0	0	0	0	1,336,298	2.00
Capital Expenditures	0	0	0	0	133,630	0.20
Net Cash Flow	$37,844,766	$30,771,436	$37,869,525	$38,313,473	$41,204,170	$61.67

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten $ per SF is based on 668,149 SF.

(3)	Represents straight-line average rent for the tenants, TIAA-CREF, JPMorgan, Seyfarth Shaw and Munger Tolles & Olson through the earlier of the loan term or lease term.

(4)	Includes contractual rent steps through November 1, 2020.

(5)	Underwritten Other Income consists of parking income ($1,491,645), net tenant service revenue ($191,861), and miscellaneous income ($324,748).

(6)	Management fees above 3.0% of Effective Gross Income are subordinate to the 560 Mission Street Whole Loan.

■	Appraisal. According to the appraisal, the 560 Mission Street Property had an “as-is” appraised value of $842,000,000, as of October 31, 2019.

Appraisal Approach	Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$835,000,000	N/A	4.75%
Income Capitalization Approach	$842,000,000	6.50%	5.50%(1)

(1)	Represents the terminal capitalization rate.

■	Environmental Matters. According to the Phase I environmental report, dated November 25, 2019, there are no recognized environmental conditions or recommendations for further action at the 560 Mission Street Property.

■	Market Overview and Competition. The 560 Mission Street Property is located in San Francisco, in the South Financial District submarket.

The South Financial District submarket is the historic center of business activity in San Francisco. The submarket represents half of the metropolitan’s central business district, in conjunction with the North Financial District. The Financial District contains well-known buildings, including the Transamerica Pyramid, 555 California Street (formerly Bank of America Center), 101 California Street, and Embarcadero Center. These skyscrapers are heavily tenanted by financial institutions, and house many Fortune 500 firms, including Wells Fargo, Citigroup, Amazon’s

A-3-20

560 mission STREET

Twitch division, and PricewaterhouseCoopers. According to a third party market research report, the South Financial District office submarket has a total inventory of 30,508,228 SF as of October 1, 2019.

The following chart displays six lease comparables for the office space. The office lease comparables range from $81.96 PSF to $114.96 PSF.

Competitive Set – Comparable Leases(1)

Location	Total GLA (SF)	Tenant Name	Lease Date / Term	Lease Area (SF)	Base Rent PSF	Lease Type
560 Mission Street San Francisco, CA	668,149	Various	Various / Various	Various	$76.81(2)	Modified
Blue Shield California Building San Francisco, CA	639,450	Glassdoor	June 2019 / 10.3 years	11,688	$87.96	Modified
140 New Montgomery Street San Francisco, CA	285,100	Benchmark Capital Partners	June 2019 / 10 years	12,364	$114.96	Modified
303 Second Street San Francisco, CA	700,945	Sony (PlayStation)	June 2019 / 10.3 Years	130,888	$90.00	Modified
101 California Street San Francisco, CA	1,203,065	The Blackstone Group	June 2019 / 10.0 Years	24,424	$114.96	Modified
201 Mission Street San Francisco, CA	483,289	Silicon Legal Strategy	July 2019 / 5.1 Years	17,636	$81.96	Modified
Pine Street Center San Francisco, CA	365,808	Bank of the Orient	October 2019 / 6.2 Years	10,353	$84.00	Modified

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll as of October 31, 2019.

■	The Borrower. The borrower is NOP 560 Mission, LLC, a Delaware limited liability company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 560 Mission Street Whole Loan. There is no non-recourse carve-out guarantor and no separate environmental indemnitor for the 560 Mission Street Whole Loan.

The borrower is owned by a joint venture between CalPERS and CommonWealth Partners. CalPERS is the nation’s largest public pension fund. The CalPERS retirement system serves more than 1.9 million members and the CalPERS health program administers benefits for 1.4 million members and their families. CommonWealth Partners is a privately held, vertically integrated real estate investment, development and management firm based in Los Angeles, with offices across the United States.

■	Escrows. On the origination date, the borrower funded a tenant improvements and leasing commissions reserve equal to $2,152,612.

On each due date during the continuance of a 560 Mission Street Trigger Period, the borrower will be required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the taxes and insurance premiums that the lender estimates will be payable during the next ensuing 12 months, unless in the case of insurance premiums, the borrower is maintaining a blanket policy in accordance with the related loan documents, (ii) a capital expenditure reserve in the amount of approximately $11,136, capped at approximately $267,260 and (iii) a rollover reserve in the amount of approximately $83,519, capped at approximately $2,004,447. The borrower is permitted to deposit cash or a letter of credit meeting the requirements of the loan documents in an amount equal to the funds then required to be deposited into the capital expenditure reserve or rollover reserve in order to prevent a sweep of funds into such account.

A “560 Mission Street Trigger Period” means each period (i) commencing upon an event of default as described under the 560 Mission Street Whole Loan documents or, if a mezzanine loan is then outstanding, under such mezzanine loan and ending if the applicable event of default has been cured and the cure accepted by the applicable lender, (ii) during a 560 Mission Street Low Debt Yield Trigger Period or (iii) during a 560 Mission Street Cash Trap Trigger Period.

A “560 Mission Street Low Debt Yield Trigger Period” will commence if, as of the last day of any calendar quarter, the debt yield (as calculated under the loan documents) is less than 7.0% for two consecutive calendar quarters and will end if a debt yield of at least 7.0% has been achieved for two consecutive calendar quarters.

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560 mission STREET

A “560 Mission Street Cash Trap Trigger Period” shall commence if, as of the last day of any calendar quarter, the debt yield is less than 6.50% for two consecutive calendar quarters and will end if a debt yield of at least 6.50% has been achieved for two consecutive calendar quarters; provided that for the avoidance of doubt, if the debt yield is greater than 6.50% but does not exceed 7.0%, a 560 Mission Street Low Debt Yield Trigger Period shall still exist notwithstanding the expiration of the 560 Mission Street Cash Trap Trigger Period.

At any time after the lockout expiration date, the borrower has the right prepay such portion of the 560 Mission Street Whole Loan (or deliver cash or a letter of credit meeting the requirements of the loan documents in an amount equal to the amount of the prepayment that would be required) in order for borrower to satisfy the thresholds set forth in the definitions of (and therefore to end) either a 560 Mission Street Cash Trap Trigger Period or a 560 Mission Street Low Debt Yield Trigger Period. If prior to the open prepayment date, the prepayment fee in an amount equal to the greater of (i) the yield maintenance amount, or (ii) one percent (1%) of the outstanding principal balance as of the prepayment date is required in connection with any such prepayment.

■	Lockbox and Cash Management. The 560 Mission Street Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to cause tenants to deposit rents directly into a lender-controlled lockbox account. In addition, the borrower and the property manager are required to deposit all rents and gross revenue from the 560 Mission Street Property into such lockbox account within two business days of receipt. If no 560 Mission Street Trigger Period exists, on each business day, all funds in the lockbox account are required to be swept into the borrower’s operating account. Following the occurrence and during the continuance of a 560 Mission Street Trigger Period, all funds in the lockbox account are required to be swept each business day to a segregated cash management account under the control of the lender and disbursed in accordance with the loan documents to make deposits into the tax and insurance reserves, as described under “Escrows,” to pay debt service on the 560 Mission Street Whole Loan, to make deposits into the capital expenditure and rollover reserves as described under “Escrows,” to pay monthly operating expenses as set forth in the lender-approved annual budget, to pay mezzanine debt service if a mezzanine loan is then outstanding, to pay lender-approved extraordinary expenses, and to pay any remainder (i) if a 560 Mission Street Cash Trap Trigger Period is continuing, to a cash collateral account to be held as additional collateral for the 560 Mission Street Whole Loan during the continuance of such 560 Mission Street Cash Trap Trigger Period and (ii) if no 560 Mission Street Cash Trap Trigger period is continuing, to the borrower.

■	Property Management. The 560 Mission Street Property is currently managed by Commonwealth Partners Management Services, L.P., an affiliate of the borrower. The lender may require the borrower to replace the property manager with another property manager chosen by the borrower and approved by the lender in its sole discretion (or an unaffiliated property manager that satisfies certain criteria set forth in the 560 Mission Street Whole Loan documents), and terminate the existing management agreement without payment of any termination fees or other costs upon the occurrence of any one or more of the following events: (i) at any time following the occurrence and during the continuance of an event of default, (ii) if the property manager is in material default under the management agreement beyond any applicable notice and cure period, (iii) if the property manager is insolvent or a debtor in any bankruptcy or insolvency proceeding, or (iv) if at any time the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds.

■	Mezzanine or Secured Subordinate Indebtedness. The owner of the direct or indirect equity interests of the borrower is permitted to incur mezzanine debt (the “560 Mission Street Permitted Mezzanine Loan”) secured by a pledge of direct or indirect equity interests in the borrower, provided that certain conditions set forth in the loan documents are satisfied, including, without limitation: (i) the principal amount of the 560 Mission Street Permitted Mezzanine Loan may not exceed $180,000,000; (ii) after giving effect to the 560 Mission Street Permitted Mezzanine Loan, (a) the loan-to-value ratio on the 560 Mission Street Whole Loan and the 560 Mission Street Permitted Mezzanine Loan (collectively, the “Total Debt”) is no greater than 60%, (b) the debt service coverage ratio on the Total Debt is at least 2.00x, and (c) the debt yield on the Total Debt is at least 8.00%; (iii) the 560 Mission Street Permitted Mezzanine Loan is at least co-terminous with the 560 Mission Street Whole Loan and has either a fixed rate or a hedged floating rate that results in a Total Debt debt service coverage ratio of at least 2.00x, (iv) the holder of the 560 Mission Street Permitted Mezzanine Loan enters into an intercreditor agreement with the lender in form and substance reasonably acceptable to the lender and the rating agencies; and (v) a rating agency confirmation is delivered in connection with the consummation of the 560 Mission Street Permitted Mezzanine Loan.

■	Release of Collateral. Not permitted.

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560 mission STREET

■	Terrorism Insurance. The loan documents require that the “all-risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal 100% of the full replacement cost of the 560 Mission Street Property, plus 24 months of business interruption insurance with a 12 month extended period of indemnity; provided, that such coverage is available; provided further, however, that if the Terrorism Risk Insurance Program Reauthorization Act is no longer in effect borrower shall not be obligated to pay insurance premiums for terrorism coverage in excess of two times the insurance premiums that would then be payable under policies obtained at then current market rates for all risk and business interruption insurance (excluding terrorism components of such insurance). See “Risk Factors— Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

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starwood industrial portfolio

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starwood industrial portfolio

Rochester
Winona
Oshkosh
Fond du Lac
West Bend
WI
Madison
Milwaukee
Racine
Muskegon
Grand Rapids
Saginaw
Flint
Toronto
Hamilton
Lansing
Pontiac
Waterloo
Dubuque
Waukegan
Kalamazoo
MI
Ann Arbor
Detroit
IA
Cedar Rapids
Chicago
Erie
Davenport
Toledo
Cleveland
Fort Wayne
Akron
Youngstown
Burlington
Peoria
Lima
Canton
PA
Bloomington
Pittsburgh
Kokomo
OH
Urbana
Columbus
Wheeling
Quincy
IL
Decatur
Indianapolis
Springfield
Dayton
Morgantown
MO
Bloomington
Cincinnati
Columbia
IN
WV
St. Louis
Jefferson City
KY
Huntington
1
2
3
4
5
7 8 9 10 11 12 13
19 18 17 16 15 14
20
21
22 23 24
27 26 25
28
30 29
31
32
33

Starwood Industrial Portfolio

	PROPERTY NAME	ADDRESS	CITY, STATE	ZIP CODE
1	1245 Lakeside Drive	1245 Lakeside Drive	Romeoville, IL	60446
2	12857 South Hamlin Court	12857 South Hamlin Court	Alsip, IL	60803
3	1695 Glen Ellyn Road	1695 Glen Ellyn Road	Glendale Heights, IL	60139
4	845 Telser Road	845 Telser Road	Lake Zurich, IL	60047
5	221 South Swift Road	221 South Swift Road	Addison, IL	60101
6	201 South Swift Road	201 South Swift Road	Addison, IL	60101
7	1600-1640 Northwind Parkway	1600-1640 Northwind Parkway	Hobart, IN	46342
8	1650 Northwind Parkway	1650 Northwind Parkway	Hobart, IN	46342
9	1701-1721 Northwind Parkway	1701-1721 Northwind Parkway	Hobart, IN	46342
10	1851 Northwind Parkway	1851 Northwind Parkway	Hobart, IN	46342
11	1901 Northwind Parkway	1901 Northwind Parkway	Hobart, IN	46342
12	6221-6241 Northwind Parkway	6221-6241 Northwind Parkway	Hobart, IN	46342
13	6451-6471 Northwind Parkway	6451-6471 Northwind Parkway	Hobart, IN	46342
14	101 45th Street	101 45th Street	Munster, IN	46321
15	215 45th Street	215 45th Street	Munster, IN	46321
16	225 45th Street	225 45th Street	Munster, IN	46321
17	235 45th Street	235 45th Street	Munster, IN	46321
18	333 45th Street	333 45th Street	Munster, IN	46321
19	480 West 45th Street	480 45th Street	Munster, IN	46321
20	775 Commerce Parkway West Drive	775 Commerce Parkway West Drive	Greenwood, IN	46143
21	999 Gerdt Court	999 Gerdt Court	Greenwood, IN	46143
22	8401 Bearing Drive	8401 Bearing Drive	Indianapolis, IN	46268
23	8421 Bearing Drive	8421 Bearing Drive	Indianapolis, IN	46268
24	8441 Bearing Drive	8441 Bearing Drive	Indianapolis, IN	46268
25	3890 Perry Boulevard	3890 Perry Boulevard	Whitestown, IN	46075
26	4820-4850 Indianapolis Road	4820-4850 Indianapolis Road	Whitestown, IN	46075
27	4910-4938 Indianapolis Road	4910-4938 Indianapolis Road	Whitestown, IN	46075
28	2240 Creekside Parkway	2240 Creekside Parkway	Lockbourne, OH	43137
29	5701 North Meadows Drive	5701 North Meadows Drive	Grove City, OH	43123
30	5900 North Meadows Drive	5900 North Meadows Drive	Grove City, OH	43123
31	4410 North 132nd Street	4410 North 132nd Street	Butler, WI	53007
32	W234N2091 Ridgeview Parkway Court	W234N2091 Ridgeview Parkway Court	Pewaukee, WI	53188
33	4700 Ironwood Drive	4700 Ironwood Drive	Franklin, WI	53132

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starwood industrial portfolio

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	33	Loan Seller		GACC
Location (City/State)(1)	Various	Cut-off Date Principal Balance(3)		$60,000,000
Property Type(1)	Industrial	Cut-off Date Principal Balance per SF(2)		$35.50
Size (SF) (1)	4,070,396	Percentage of Initial Pool Balance		4.5%
Total Occupancy as of 11/26/2019(1)	98.4%	Number of Related Mortgage Loans		None
Owned Occupancy as of 11/26/2019(1)	98.4%	Type of Security	Fee Simple
Year Built / Latest Renovation(1)	Various / Various	Mortgage Rate		3.23100%
Appraised Value(1)	$319,450,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		120

Underwritten Revenues	$26,338,363
Underwritten Expenses	$7,461,253	Escrows(4)
Underwritten Net Operating Income (NOI)	$18,877,110		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$17,383,310	Taxes	$0	$0
Cut-off Date LTV Ratio(2)	45.2%	Insurance	$0	$0
Maturity Date LTV Ratio(2)	45.2%	Replacement Reserve	$0	$0
DSCR Based on Underwritten NOI / NCF(2)	3.99x / 3.67x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(2)	13.1% / 12.0%	Other(5)	$880,000	$0

Sources and Uses
Sources	$	%	Uses	$	%
Senior Loan Amount	$144,500,000	44.5%	Purchase Price	$319,625,000	98.5%
Subordinate Loan Amount	65,527,072	20.2	Origination Costs	4,078,862	1.3
Principal’s New Cash Contribution	114,556,790	35.3	Reserves	880,000	0.3

Total Sources	$324,583,862	100.0%	Total Uses	$324,583,862	100.0%

(1)	See “—The Mortgaged Properties” below.
(2)

Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the Starwood Industrial Portfolio Senior Notes and excluding the Starwood Industrial Portfolio Subordinate Note.

(3)

The Starwood Industrial Portfolio Loan is evidenced by the non-controlling Note A-1 and Note A-2-2 and is part of the Starwood Industrial Portfolio Whole Loan evidenced by six senior pari passu notes and one subordinate note, with an aggregate outstanding principal balance as of the Cut-off Date of $210,027,072. For additional information, see “—The Mortgage Loan” below.

(4)	See “—Escrows” below.
(5)	The Upfront Other reserve consists of funds for roof repair work in the amounts of (i) $470,000 for 4700 Ironwood Drive and (ii) $410,000 for 4410 North 132nd Street.

■

The Mortgage Loan.  The mortgage loan (the “Starwood Industrial Portfolio Loan”) is part of a whole loan (the “Starwood Industrial Portfolio Whole Loan”) consisting of six senior pari passu promissory notes with an aggregate original principal balance of $144,500,000 (the “Starwood Industrial Portfolio Senior Notes”) and one controlling subordinate promissory note with an original principal balance of $65,527,072 (the “Starwood Industrial Portfolio Subordinate Note”). The Starwood Industrial Portfolio Whole Loan has an aggregate principal balance of $210,027,072 and is secured by a first mortgage encumbering the borrowers’ fee simple interests in a 33 property industrial portfolio located in the Chicago, Indianapolis, Columbus, and Milwaukee markets, comprising 4,070,396 SF of net rentable area (the “Starwood Industrial Portfolio Properties” or the “Portfolio”). The Starwood Industrial Portfolio Loan, which will be included in the GSMS 2020-GC45 securitization transaction, is evidenced by the non-controlling Note A-1 and Note A-2-2, has an outstanding principal balance as of the Cut-off Date of $60,000,000 and represents approximately 4.5% of the Initial Pool Balance.

The Starwood Industrial Portfolio Senior Notes and Starwood Industrial Portfolio Subordinate Note, which were originated by DBR Investments Co. Limited (“DBRI”) on November 26, 2019, have an interest rate of 3.23100% per annum. The proceeds of the Starwood Industrial Portfolio Whole Loan and a new cash contribution from the borrower sponsor were primarily used to fund the acquisition of the Starwood Industrial Portfolio Properties, fund upfront reserves and pay origination costs. The aggregate purchase price for the Starwood Industrial Portfolio Properties equaled approximately $319.6 million.

The Starwood Industrial Portfolio Whole Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The Starwood Industrial Portfolio Whole Loan requires monthly payments of interest only for the term of the Starwood Industrial Portfolio Whole Loan. The scheduled maturity date of the Starwood Industrial Portfolio Whole Loan is the due date in December 2029. At any time after the earlier to occur of (i) November 26, 2022 or (ii) two years after the securitization closing date of the last note to be securitized, the Starwood Industrial Portfolio Whole Loan may be defeased with certain “government securities” as permitted under the Starwood Industrial Portfolio Whole Loan documents. Voluntary prepayment of the Starwood Industrial Portfolio Whole Loan without payment of any prepayment premium is permitted on or after the due date occurring in September 2029. In addition, the Starwood Industrial Portfolio Whole Loan may be prepaid in part in connection with the release of individual Starwood Industrial Portfolio Properties as described below under “Release of Collateral.”

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starwood industrial portfolio

The relationship between the holders of the Starwood Industrial Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan – Starwood Industrial Portfolio Whole Loan” in the Prospectus. The following table outlines the five pari passu notes and one subordinate note evidencing the Starwood Industrial Portfolio Whole Loan:

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$50,000,000	$50,000,000	GSMS 2020-GC45	No
Note A-2-1	30,000,000	30,000,000	Benchmark 2020-B16(1)	No(3)
Note A-2-2	10,000,000	10,000,000	GSMS 2020-GC45	No
Note A-3-1	15,000,000	15,000,000	Benchmark 2020-B16(1)	No
Note A-3-2	15,000,000	15,000,000	DBRI(2)	No
Note A-4	24,500,000	24,500,000	DBRI(2)	No
Note B-1	65,527,072	65,527,072	GSMS 2020-GC45 (loan-specific certificates)	Yes(3)
Total	$210,027,072	$210,027,072

(1)	Expected to be contributed to Benchmark 2020-B16 on or about February 12, 2020.
(2)	Expected to be contributed to one or more future securitization transactions.
(3)

The holder of the Starwood Industrial Portfolio Subordinate Note will have the right to appoint the special servicer of the Starwood Industrial Portfolio Whole Loan and to direct certain decisions with respect to the Starwood Industrial Portfolio Whole Loan, unless a control appraisal event exists under the related co-lender agreement; provided that after the occurrence of a control appraisal event with respect to the Starwood Industrial Portfolio Subordinate Note, the holder of the Starwood Industrial Portfolio Note A-2-1 will have such rights (which is expected to be the Benchmark 2020-B16 securitization trust on or about February 12, 2020). For so long as the Starwood Industrial Portfolio Subordinate Note is included in the GSMS 2020-GC45 securitization, and a control appraisal event does not exist, such rights will be exercised by the directing holder of the GSMS 2020-GC45 loan specific certificates.

The capital structure for the Starwood Industrial Portfolio Whole Loan is shown below:

Starwood Industrial Portfolio Total Debt Capital Structure

(1)	Based on the “as-is” appraised value of $319,450,000 as of dates ranging from October 29, 2019 through October 30, 2019.
(2)	Based on the UW NOI of $18,877,110 and the UW NCF of $17,383,310.

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starwood industrial portfolio

■

The Mortgaged Properties. The Starwood Industrial Portfolio Properties are comprised of 33 industrial properties built between 1992 and 2016. The Starwood Industrial Portfolio Properties include 4,070,396 SF of industrial space across the Chicago, Indianapolis, Columbus, and Milwaukee markets.

The following table presents certain information relating to the Starwood Industrial Portfolio Properties:

Property Name	City, State	Property Subtype	Allocated Whole Loan Amount	Total GLA	Year Built	As-Is Appraised Value	UW NCF	Market	Occ. (%)	Clear Height	Truck Doors
1245 Lakeside Drive	Romeoville, IL	Warehouse/Distribution	$4,142,027	59,976	1998	$6,300,000	$283,831	Chicago	100.0%	24	14
12857 South Hamlin Court	Alsip, IL	Warehouse/Distribution	5,128,224	45,000	2014	7,800,000	445,676	Chicago	100.0	24	40
1695 Glen Ellyn Road	Glendale Heights, IL	Warehouse/Distribution	4,799,492	40,080	2011	7,300,000	445,272	Chicago	100.0	24	42
845 Telser Road	Lake Zurich, IL	Warehouse/Distribution	2,958,591	20,000	2016	4,500,000	301,135	Chicago	100.0	24	19
221 South Swift Road	Addison, IL	Warehouse/Distribution	6,706,139	110,000	1995	10,200,000	485,806	Chicago	100.0	24	12
201 South Swift Road	Addison, IL	Warehouse/Distribution	5,982,928	85,000	1995	9,100,000	417,772	Chicago	100.0	24	3
1600-1640 Northwind Parkway	Hobart, IN	Warehouse/Distribution	2,564,112	50,206	2006	3,900,000	311,602	Chicago	100.0	24	8
1650 Northwind Parkway	Hobart, IN	Warehouse/Distribution	2,629,858	50,400	2006	4,000,000	222,544	Chicago	100.0	24	4
1701-1721 Northwind Parkway	Hobart, IN	Warehouse/Distribution	4,733,745	94,786	2005	7,200,000	404,616	Chicago	100.0	24	8
1851 Northwind Parkway	Hobart, IN	Warehouse/Distribution	2,958,591	18,120	2014	4,500,000	292,468	Chicago	100.0	22	0
1901 Northwind Parkway	Hobart, IN	Warehouse/Distribution	7,297,857	101,437	2006	11,100,000	719,263	Chicago	100.0	24	7
6221-6241 Northwind Parkway	Hobart, IN	Warehouse/Distribution	7,889,575	150,000	2009	12,000,000	586,266	Chicago	100.0	24	15
6451-6471 Northwind Parkway	Hobart, IN	Warehouse/Distribution	8,218,308	159,813	2016	12,500,000	701,437	Chicago	100.0	28	11
101 45th Street	Munster, IN	Warehouse/Distribution	16,042,137	349,988	1992	24,400,000	1,515,360	Chicago	81.2	26	46
215 45th Street	Munster, IN	Cold Storage	2,991,464	65,000	2000	4,550,000	265,335	Chicago	100.0	24	13
225 45th Street	Munster, IN	Warehouse/Distribution	2,629,858	45,000	2000	4,000,000	207,338	Chicago	100.0	24	1
235 45th Street	Munster, IN	Warehouse/Distribution	1,906,647	35,000	2000	2,900,000	165,774	Chicago	100.0	24	8
333 45th Street	Munster, IN	Warehouse/Distribution	6,969,125	140,000	1999	10,600,000	595,176	Chicago	100.0	24	39
480 45th Street	Munster, IN	Cold Storage	5,391,210	107,095	2002	8,200,000	566,700	Chicago	100.0	30	21
775 Commerce Parkway West Drive	Greenwood, IN	Warehouse/Distribution	7,560,843	155,000	2014	11,500,000	644,690	Indianapolis	100.0	28	8
999 Gerdt Court	Greenwood, IN	Warehouse/Distribution	5,456,956	132,315	2001	8,300,000	401,917	Indianapolis	100.0	24	20
8401 Bearing Drive	Indianapolis, IN	Warehouse/Distribution	12,031,603	266,400	2015	18,300,000	998,252	Indianapolis	100.0	24	22
8421 Bearing Drive	Indianapolis, IN	Warehouse/Distribution	8,481,294	124,200	2015	12,900,000	653,850	Indianapolis	100.0	24	16
8441 Bearing Drive	Indianapolis, IN	Warehouse/Distribution	5,917,182	124,200	2015	9,000,000	421,531	Indianapolis	100.0	28	4
3890 Perry Boulevard	Whitestown, IN	Warehouse/Distribution	4,076,281	70,000	2008	6,200,000	296,728	Indianapolis	100.0	24	5
4820-4850 Indianapolis Road	Whitestown, IN	Warehouse/Distribution	12,360,335	323,000	2016	18,800,000	932,732	Indianapolis	100.0	32	36
4910-4938 Indianapolis Road	Whitestown, IN	Warehouse/Distribution	8,021,068	156,000	2016	12,200,000	612,752	Indianapolis	100.0	32	15
2240 Creekside Parkway	Lockbourne, OH	Warehouse/Distribution	6,048,674	125,000	2012	9,200,000	512,332	Columbus	100.0	32	26
5701 North Meadows Drive	Grove City, OH	Warehouse/Distribution	9,796,223	268,905	1997	14,900,000	706,940	Columbus	100.0	24	30
5900 North Meadows Drive	Grove City, OH	Warehouse/Distribution	10,650,927	269,831	1997	16,200,000	761,601	Columbus	100.0	28	40
4410 North 132nd Street	Butler, WI	Warehouse/Distribution	5,588,449	100,000	1998	8,500,000	467,788	Milwaukee	100.0	28	10
W234N2091 Ridgeview Parkway Court	Pewaukee, WI	Warehouse/Distribution	6,311,660	105,444	2001	9,600,000	546,610	Milwaukee	100.0	25	4
4700 Ironwood Drive	Franklin, WI	Warehouse/Distribution	5,785,689	123,200	2000	8,800,000	492,219	Milwaukee	100.0	24	8
Total			$210,027,072	4,070,396		$319,450,000	$17,383,310		98.4%

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starwood industrial portfolio

The following table presents certain information relating to the ten largest tenants based on underwritten base rent of the Starwood Industrial Portfolio Properties:

Ten Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Property Name	Credit Rating (Fitch/MIS/S&P)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Bimbo Bakeries(2)	Various	NR/NR/NR	105,080	2.6%	$1,219,608	6.4%	$11.61	Various	3, 5-year options
CTDI	5900 North Meadows Drive	NR/NR/NR	269,831	6.6	926,532	4.9	$3.43	2/28/2023	2, 5-year options
McJunkin Corp.	101 45th Street	NR/NR/NR	140,980	3.5	783,852	4.1	$5.56	12/31/2023	None
Staley(3)	333 45th Street	NR/NR/NR	140,000	3.4	716,100	3.8	$5.12	7/31/2024	2, 5-year options
The Harvard Drug Store(4)	8401 Bearing Drive	NR/NR/NR	196,200	4.8	698,712	3.7	$3.56	6/30/2025	2, 5-year options
Foremost Groups(5)	Various	NR/NR/NR	141,846	3.5	644,292	3.4	$4.54	Various	Various(6)
Anixter International, Inc.	W234N2091 Ridgeview Parkway Court	NR/NR/NR	105,444	2.6	619,500	3.3	$5.88	6/30/2030	2, 5-year options
Meadowbrook Meat Company	2240 Creekside Parkway	NR/NR/NR	125,000	3.1	606,252	3.2	$4.85	3/31/2024	2, 5-year options
Mondelez	221 South Swift Road	NR/NR/NR	110,000	2.7	589,404	3.1	$5.36	8/31/2020	None
API Heat Transfer	4700 Ironwood Drive	NR/NR/NR	123,200	3.0	575,604	3.0	$4.67	7/31/2026	2, 5-year options
Ten Largest Tenants			1,457,581	35.8%	$7,379,856	38.8%	$5.06
Remaining Tenants			2,546,898	62.6	11,617,044	61.2	4.56
Vacant Spaces (Owned Space)			65,917	1.6	0	0.0	0.00
Totals / Wtd. Avg. Tenants			4,070,396	100.0%	$18,996,900	100.0%	$4.74

(1)	Based on the underwritten rent roll as of November 26, 2019.
(2)

Bimbo Bakeries occupies 45,000 SF at 12857 South Hamlin Court with a lease expiration date of November 30, 2029, 40,080 SF at 1695 Glen Ellyn Road with a lease expiration date of February 28, 2027, and 20,000 SF at 845 Telser Road with a lease expiration date of May 31, 2031.

(3)

Staley has the right to terminate its lease as of July 31, 2021 upon not less than 270 days prior written notice and payment of a termination fee equal to 6 months of the rent in effect as of the termination date plus the unamortized leasing commission amount equal to approximately $419,570.

(4)

The Harvard Drug Store has a one-time right to terminate its lease effective as of June 30, 2022, as follows. Provided the tenant is (A) (i) not in default under the lease and (ii) occupying less than 75% of the leased premises, or (B) the landlord, after written notice from the tenant, is unable to accommodate an expansion of at least 20% of the leased premises, then the tenant may terminate the lease by giving the landlord written notice no later than June 30, 2021, and paying the landlord an early termination fee of $775,000.

(5)

Foremost Groups occupies 87,985 SF at 6221-6241 Northwind Parkway with a lease expiration date of November 30, 2020 and 53,861 SF at 6451-6471 Northwind Parkway with a lease expiration date of July 31, 2022.

(6)	Foremost Groups has one, five-year option to renew its space at 6221-6241 Northwind Parkway and no option to renew its space at 6451-6471 Northwind Parkway.

The largest tenant based on underwritten base rent, Bimbo Bakeries (“BBU”) (2.6% of NRA; 6.4% of underwritten base rent), occupies 105,080 SF across three properties. BBU is the American corporate arm of the Mexican multinational bakery product manufacturing company Grupo Bimbo. BBU owns brands such as Thomas, Sara Lee, Arnold, Brownberry, Oroweat, Entemann’s and BallPark. BBU operates more than 60 bakeries, employs more than 22,000 associates and distributes products through 11,000 sales routes throughout the United States.

The second largest tenant based on underwritten base rent, Communications Test Design, Inc. (“CTDI”) (6.6% of NRA; 4.9% of underwritten base rent), occupies 269,831 SF. Founded in 1975, CTDI is a full-service, global engineering, repair and logistics company providing best-cost solutions to the communications industry. CTDI’s customers include the major wireline and wireless telecom carriers, cable service providers, and major original equipment manufacturers from around the world. CTDI maintains its corporate headquarters in West Chester, Pennsylvania, and has more than 14,000 employees in over 90 facilities worldwide.

The third largest tenant based on underwritten base rent, McJunkin Corp (3.5% of NRA; 4.1% of underwritten base rent), occupies 140,980 SF. McJunkin Corp is an affiliate of MRC Global Inc. (NYSE: MRC). MRC Global Inc. is a large distributor of pipes, valves and fittings (PVF) and related infrastructure products and services to the energy industry. Through approximately 260 service locations worldwide, approximately 3,350 employees and with nearly 100 years of history, MRC Global Inc. provides supply chain solutions and technical product expertise to customers globally across diversified end-markets including the upstream, midstream (including gas utilities) and downstream (including industrials). MRC Global Inc. manages a complex network of over 200,000 SKUs and 11,000 suppliers simplifying the supply chain for its over 15,000 customers. As of the fiscal year ending December 31, 2018, MRC Global Inc. had total revenues of approximately $4.2 billion.

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starwood industrial portfolio

The following table presents certain information relating to the lease rollover schedule at the Starwood Industrial Portfolio Properties, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2020	337,771	8.3	8.3%	1,716,192	9.0	$5.08	5
2021	403,470	9.9	18.2%	1,966,932	10.4	$4.88	6
2022	345,204	8.5	26.7%	1,657,680	8.7	$4.80	7
2023	994,622	24.4	51.1%	4,024,416	21.2	$4.05	8
2024	596,861	14.7	65.8%	2,773,104	14.6	$4.65	8
2025	331,862	8.2	73.9%	1,441,428	7.6	$4.34	4
2026	249,750	6.1	80.1%	1,218,864	6.4	$4.88	3
2027	40,080	1.0	81.1%	478,356	2.5	$11.94	1
2028	0	0.0	81.1%	0	0.0	$0.00	0
2029	45,000	1.1	82.2%	443,256	2.3	$9.85	1
2030	253,564	6.2	88.4%	1,510,044	7.9	$5.96	3
2031 & Thereafter	406,295	10.0	98.4%	1,766,628	9.3	$4.35	4
Vacant	65,917	1.6	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	4,070,396	100.0%		$18,996,900	100.0%	$4.74	50

(1)	Based on the underwritten rent roll as of November 26, 2019.
(2)	Certain tenants may have termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

The following table presents certain information relating to historical leasing at the Starwood Industrial Portfolio Properties:

Historical Leased %(1)(2)

2016	2017	2018	As of 11/26/2019
95.0%	94.2%	95.3%	98.4%

(1)	Historical occupancies are as of December 31 of each respective year unless otherwise specified.
(2)	Occupancies for 5701 North Meadows Drive and 5900 North Meadows Drive are not available for 2016 and 2017.

The following table presents certain information relating to historical capital expenditures at the Starwood Industrial Portfolio Properties:

Historical Capital Expenditures

2013	2014	2015	2016	2017	2018	2019
$1,546,968	$1,136,554	$1,933,804	$4,442,320	$1,779,844	$3,567,898	$2,600,214

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starwood industrial portfolio

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Starwood Industrial Portfolio Properties:

Cash Flow Analysis(1)

	2017	2018	Underwritten	Underwritten $ per SF
Base Rent	$17,761,827	$18,194,059	$18,996,900	$4.67
Credit Tenant Rent Steps(2)	0	0	125,409	0.03
Rent Steps(3)	0	0	777,976	0.19
Potential Income from Vacant Space	0	0	409,588	0.10
Gross Potential Rent	$17,761,827	$18,194,059	$20,309,873	$4.99
Reimbursements	3,887,131	4,522,879	7,050,809	1.73
Other Income	273,775	211,290	363,911	0.09
Total Gross Income	$21,922,734	$22,928,228	$27,724,593	$6.81
Economic Vacancy & Credit Loss	(863,911)	(601,476)	(1,386,230)	(0.34)
Effective Gross Income	$21,058,823	$22,326,752	$26,338,363	$6.47

Real Estate Taxes	$2,954,345	$3,195,756	$4,751,637	$1.17
Insurance	112,657	83,689	253,241	0.06
Management Fee	361,955	362,002	790,151	0.19
Other Operating Expenses	1,306,160	1,572,106	1,666,224	0.41
Total Operating Expenses	$4,735,117	$5,213,552	$7,461,253	$1.83

Net Operating Income	$16,323,706	$17,113,200	$18,877,110	$4.64
Replacement Reserves	0	0	610,559	0.15
TI/LC	0	0	883,240	0.22
Net Cash Flow	$16,323,706	$17,113,200	$17,383,310	$4.27

(1)

Certain items such as interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items are not considered for the underwritten cash flow.

(2)	Represents straight-line average rent for tenants Bimbo Bakeries, Johnson Controls, FedEx Ground Package Systems, Inc., and The Harvard Drug Store through the earlier of the loan term or lease term.
(3)	Rent Steps are through December 2020.

■

Appraisal.  According to the appraisals, the Starwood Industrial Portfolio Properties had an aggregate “as-is” appraised value of $319,450,000 as of dates ranging from October 29, 2019 through October 30, 2019.

■

Environmental Matters.  According to the Phase I environmental reports as of dates ranging from October 4, 2019 to October 22, 2019, there are no recognized environmental conditions or recommendations for further action at the Starwood Industrial Portfolio Properties.

■	Market Overview and Competition.

Chicago Industrial Market (51.4% of Portfolio Underwritten Net Cash Flow): The Starwood Industrial Portfolio has a total of 19 properties located within the greater Chicago market, which comprise approximately 1.7 million SF of net rentable area (42.4% of the Portfolio) and account for approximately $8.9 million of Underwritten Net Cash Flow (51.4% of Portfolio Underwritten Net Cash Flow). The Chicago market currently has approximately 21.7 million SF of logistics, specialized industrial, and flex space under construction and is projected to absorb approximately 16.3 million SF in 2019. Average market vacancy and asking rents across the logistics, specialized industrial, and flex property types for the market are 6.00% and $7.21 PSF, respectively. The properties in the Chicago market within the Starwood Industrial Portfolio have an average in place base rent of $5.83 PSF.

Indianapolis Industrial Market (28.5% of Portfolio Underwritten Net Cash Flow): The Portfolio has a total of 8 properties located within the Indianapolis market, which comprise approximately 1.4 million SF (33.2% of the Portfolio) and account for approximately $5.0 million of Underwritten Net Cash Flow (28.5% of Portfolio Underwritten Net Cash Flow). The Indianapolis market currently has approximately 10.5 million SF of logistics, specialized industrial, and flex space under construction and is projected to absorb approximately 6.9 million SF in 2019.  Average market vacancy and asking rents across the logistics, specialized industrial, and flex property types for the market are 4.20% and $5.66 PSF, respectively. The properties in the Indianapolis market within the Starwood Industrial Portfolio have an average in place base rent of $3.94 PSF.

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starwood industrial portfolio

Columbus Industrial Market (11.4% of Portfolio Underwritten Net Cash Flow): The Portfolio has a total of 3 properties located within the greater Columbus market, which comprise approximately 664,000 SF of net rentable area (16.3% of the Portfolio) and account for approximately $2.0 million of Underwritten Net Cash Flow (11.4% of Portfolio Underwritten Net Cash Flow). The Columbus market currently has approximately 8.5 million SF of logistics, specialized industrial, and flex space under construction and is projected to absorb approximately 1.3 million SF in 2019.  Average market vacancy and asking rent across the logistics, specialized industrial, and flex property types for the market are 4.90% and $5.27 PSF, respectively. The properties in the Columbus market within the Starwood Industrial Portfolio have an average in place base rent of $3.41 PSF.

Milwaukee Industrial Market (8.7% of Portfolio Underwritten Net Cash Flow): The Portfolio has a total of 3 properties located within the greater Milwaukee market, which comprise approximately 329,000 SF of net rentable area (8.1% of the Portfolio) and account for approximately $1.5 million of Underwritten Net Cash Flow (8.7% of Portfolio Underwritten Net Cash Flow). The Milwaukee market currently has approximately 3.7 million SF of logistics, specialized industrial, and flex space under construction and is projected to absorb approximately 1.6 million SF in 2019.  Average market vacancy and asking rents across the logistics, specialized industrial, and flex property types for the market are 4.30% and $5.49 PSF, respectively. The properties in the Milwaukee market within the Starwood Industrial Portfolio have an average in place base rent of $5.30 PSF.

■

The Borrowers. The borrowers are 33 newly formed owners of the respective Starwood Industrial Portfolio Properties, each a special purpose, bankruptcy-remote, Delaware limited liability company. Legal counsel to the borrowers provided a non-consolidation opinion in connection with the origination of the Starwood Industrial Portfolio Whole Loan.

The borrower sponsor is Starwood Real Estate Income Trust (“SREIT”).  The non-recourse carveout guarantor is Starwood REIT Operating Partnership, L.P., which has SREIT as its sole equity holder and sole general partner. The liability of the non-recourse carveout guarantor for bankruptcy-related recourse events is capped at 20% of the then outstanding principal balance of the Starwood Industrial Portfolio Whole Loan, plus reasonable out-of-pocket costs and expenses of enforcement.

The borrowers are owned by a joint venture between affiliates of SREIT and Becknell Industrial (“Becknell”). Starwood Capital Group is a private investment firm founded in 1991 and currently headquartered in Miami, Florida. Since its inception, the firm has acquired assets in every major real estate asset class. In 2018, Starwood Capital Group launched SREIT, a public, non-traded, perpetual life real estate investment trust and Starwood’s only dedicated investment vehicle for core-plus investing with an investment strategy to acquire a portfolio of real estate across the U.S. and Europe and over all major asset classes. As of November 30, 2019, SREIT had a portfolio composed of 70 properties.

Becknell is a privately held national real estate development firm focused exclusively on industrial buildings, including distribution centers, warehouses, processing and assembly plants, and manufacturing plants. Becknell’s industrial portfolio includes more than 25.4 million SF of real estate across 33 states, and has approximately 400 acres of developable land. Becknell developed over 79% of the assets that comprise the Portfolio, was the operating partner of the seller from which the borrowers acquired the portfolio and retained a 5.0% equity interest following the acquisition of the Portfolio by the borrowers.

■	Escrows. On the origination date of the Starwood Industrial Portfolio Whole Loan, the borrowers funded reserves of $880,000 for roof repairs.

On each due date during the continuance of a Trigger Period, the borrowers will be required to fund the following reserves, (i) 1/12th of the real estate taxes that the lender estimates will be payable over the next-ensuing 12-month period, (ii) 1/12th of the amount that the lender estimates will be necessary to pay insurance premiums for the renewal of coverage, provided that an insurance reserve will be waived if the Starwood Industrial Portfolio is covered under an acceptable blanket policy, (iii) 1/12th of the product of $0.15 multiplied by the aggregate SF of the Starwood Industrial Portfolio for capital expenditures (which currently equates to a monthly deposit of $50,880 during a Trigger Period), which monthly deposit is suspended for so long as the total amount in the capital expenditures reserve exceeds the product of $0.30 multiplied by the aggregate SF of the Starwood Industrial Portfolio , and (iv) 1/12th of the product of $0.35 multiplied by the aggregate SF of the Starwood Industrial Portfolio for tenant improvements and leasing commissions (which currently equates to  a monthly deposit of $118,720

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starwood industrial portfolio

during a Trigger Period), which monthly deposit is suspended for so long as the total amount in the leasing reserve exceeds the product of $0.70 multiplied by the aggregate SF of the Starwood Industrial Portfolio.

■

Lockbox and Cash Management.  The Starwood Industrial Portfolio Whole Loan documents require a lender-controlled hard lockbox account with springing cash management. A cash management agreement was required to be entered into within 10 business days after the origination date, but has not yet been finalized. The borrowers are required to cause tenants to deposit rents directly into the lockbox account. In addition, the borrowers and the property manager are required to deposit all rents and gross revenue from the Starwood Industrial Portfolio Properties into such lockbox account within two business days of receipt.  During the continuance of a Trigger Period, all funds in the lockbox account are required to be swept into a lender-controlled cash management account on a daily basis and applied to make required deposits into the tax and insurance reserves, if any, as described above under “—Escrows,” to pay debt service on the Starwood Industrial Portfolio Whole Loan, to make required deposits into the replacement and rollover reserves, if any, as described above under “—Escrows,” to pay operating expenses set forth in the annual budget (which must be reasonably approved by the lender during a Trigger Period) and lender-approved extraordinary expenses, and to pay any remainder to a cash collateral account to be held as additional security for the Starwood Industrial Portfolio Whole Loan during the continuance of such Trigger Period.

A “Trigger Period” means a period commencing upon (i) the commencement of an event of default under the Starwood Industrial Portfolio Whole Loan documents, or (ii) the debt yield of the Starwood Industrial Portfolio Whole Loan falling below 6.25% as of the last day of any calendar quarter.

A Trigger Period will expire upon (a) in the case of a Trigger Period caused by the event described in clause (i) above, such event of default being cured (and the cure having been accepted by the lender), or (ii) in the case of a Trigger Period caused by the event described in clause (ii) above, upon the debt yield being equal to or greater than 6.25% as of the last day of any calendar quarter. The borrowers may cure a Trigger Period caused by clause (ii) above by delivering to the lender cash or a letter of credit meeting the requirements of the loan documents in an amount which, if applied to repay the outstanding principal balance of the Starwood Industrial Portfolio Whole Loan would cause the debt yield to equal 6.25%.

■

Property Management.  The Starwood Industrial Portfolio Properties are managed by Becknell Services, L.L.C., an Illinois limited liability company and an affiliate of the borrowers. The lender may require the borrowers to replace the property manager with another property manager chosen by the borrowers and approved by the lender in its sole discretion and terminate the existing management agreement without payment of any termination fees or other costs upon the occurrence of any one or more of the following events: (i) after the acceleration of the Starwood Industrial Portfolio Whole Loan, (ii) from and after a maturity default or (iii) if the property manager become insolvent or a debtor in any bankruptcy or insolvency proceeding; provided, however, that if the new property manager replacing such insolvent property manager is not an affiliate of the borrowers and is otherwise a qualified manager under the loan documents, and no event of default is then continuing, then the lender’s consent will not be required to replace the insolvent property manager.

■

Mezzanine or Secured Subordinate Indebtedness.  The Starwood Industrial Portfolio Subordinate Note has an outstanding principal balance as of the Cut-off Date of $65,527,072 and accrues interest at an interest rate of 3.23100% per annum. The Starwood Industrial Portfolio Subordinate Note has a 120-month term and is interest only for the full term of the loan. For additional information, see “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Prospectus.

■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. None.

■

Release of Collateral.  In connection with an arm’s length sale of an individual property to an unrelated third party, the borrowers may obtain the release of an individual property or properties from the lien of the Starwood Industrial Portfolio Whole Loan after the Defeasance Lockout Expiration Date (as defined below),  upon prepayment of  the applicable Release Price (as defined below) for the subject property or properties, together with, if prior to the open period, a prepayment fee equal to the greater of (i) 1% of the applicable Release Price and (ii) a yield maintenance premium,  and  satisfaction of the conditions set forth in the loan documents, including but not limited to: (a) the debt yield after giving effect to such release is at least the greater of (x) 7.77% and (y) the debt yield immediately prior to such release (which such prong (y) of the test will not apply if the debt yield after such release is greater than 8.45%) and (b) no event of default under the loan documents has occurred and is continuing. In addition to the foregoing, if the Starwood Industrial Portfolio Whole Loan is subject to a securitization, no partial release will be permitted unless the loan-to-value ratio of the remaining properties (such value to be determined by lender in its

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starwood industrial portfolio

reasonable discretion based on a commercially reasonable valuation method permitted to a REMIC trust and which will exclude the value of personal property or going concern value, if any) is greater than 125%. The borrowers may make an additional prepayment of the Starwood Industrial Portfolio Whole Loan in order to satisfy the foregoing REMIC test.

A “Defeasance Lockout Expiration Date” means the earlier of (A) two years after the “startup day” of the final REMIC that holds any note that evidences all or any portion of the Starwood Industrial Portfolio Whole Loan or (B) November 26, 2022.

A “Release Price” means (i) for releases with respect to the first 20% prepaid in connection with releases, 105% of the related allocated loan amount for such released property and (ii) for all releases after 20% has been prepaid in connection with releases, 110% of the related allocated loan amount for such released property, and (iii) in connection  with a release that would result  in and  exceed the Release  Amount  Adjustment Trigger (defined below),  an amount  equal to  the  sum  of: (a) the portion of  the allocated loan amount for such property(ies) being released, such that if calculated by the immediately  preceding  clause (i), such release price would result in (but not exceed)  the  Release Amount Adjustment Trigger, multiplied by 105%, plus (b) the remaining allocated loan amount for such property(ies), multiplied by 110%.

A “Release Amount Adjustment Trigger” shall occur upon the prepayment of the first 20% of the outstanding principal balance in connection with the release of one or more properties pursuant to the loan documents.

■

Terrorism Insurance.  The loan documents require that the “all-risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to 100% of the replacement cost of the Starwood  Industrial Portfolio Properties, and business interruption coverage continuing until the restoration of the applicable property is completed, plus an extended period of indemnity of 12 months; provided that if the Terrorism Risk Insurance Program Reauthorization Act of 2015 or any subsequent statute, extension or reauthorization is no longer in effect, the borrowers will not be required to pay annual premiums for a standalone terrorism policy in excess of an amount equal to two times the then-current premium for a separate “all risk” or similar policy (including business interruption insurance, but excluding terrorism and earthquake components of such casualty and business interruption/rental loss insurance) insuring only the Starwood Industrial Portfolio Properties on a stand-alone basis.  See “Risk Factors— Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

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Bellagio hotel and casino

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Bellagio hotel and casino

MAP © 2019 CARTIFACT
DATA © OSM CONTRIBUTORS
Bellagio Hotel and Casino
3600 South Las Vegas Boulevard
Las Vegas, NV 89109
SANDS AVE
FLAMINGO RD
HARMON AVE
TROPICANA AVE
LAS VEGAS BLVD
SPRING VALLEY BLVD
PARADISE RD
LAS VEGAS FREEWAY
Resorts of the World
Las Vegas Convention Center
Fashion Show Mall
Wynn Las Vegas
Encore Las Vegas
The Lagoon
Treasure Island
The Shoppes at the Palazzo
Palazzo
Mirage Hotel & Casino
Venetian
Sands Expo and Convention Center
Harrah's
The LINQ High Roller (Observation Wheel)
Colosseum
Caesars Palace
Flamingo Hilton
The Cromwell
Bally's
Paris
Planet Hollywood
Miracle Mile Shops
Convention Center
The Cosmopolitan
Vdara
The Shops at Crystals
CityCenter
Aria
Park MGM /NoMad
T-Mobile Arena
New York New York
MGM Grand
Showcase Mall
Tropicana
Excalibur
Luxor
MGM Project (Future)
Mandalay Place
Mandalay Bay
Four Seasons
Allegiant Stadium
Hard Rock Hotel & Casino Las Vegas
Rio Suites
Gold Coast
Palms
Hotel
Entertainment
Retail
Residential
Ent. Development
Hotel Development
MCCARRAN INTERNATIONAL AIRPORT
North Las Vegas
Summerlin
Sunrise
Las Vegas
Spring Valley
THE STRIP
Henderson
Anthem

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Bellagio hotel and casino

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CREFI
Location (City/State)	Las Vegas, Nevada	Cut-off Date Balance(3)	$60,000,000
Property Type	Hospitality	Cut-off Date Balance per Room(3)	$426,188.66
Size (Rooms)	3,933	Percentage of Initial Pool Balance	4.5%
Total TTM Occupancy as of 9/30/2019(1)	94.8%	Number of Related Mortgage Loans	2
Owned Occupancy as of 9/30/2019(1)	94.8%	Type of Security	Fee Simple and Leasehold
Year Built / Latest Renovation	1997 / 2019	Mortgage Rate(5)	3.170153%
Appraised Value(2)	$4,260,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	NAP
Original Interest Only Period (Months)	120

Underwritten Revenues	$1,349,062,464
Underwritten Expenses	$874,997,149
Underwritten Net Operating Income (NOI)	$474,065,315	Escrows(6)
Underwritten Net Cash Flow (NCF)	$453,829,378	Upfront	Monthly
Cut-off Date LTV Ratio(2)(3)	39.3%	Taxes	$0	$0
Maturity Date LTV Ratio(2)(3)	39.3%	Insurance	$0	$0
DSCR Based on Underwritten NOI / NCF(3)(4)	8.80x / 8.42x	Replacement Reserve	$0	$0
Debt Yield Based on Underwritten NOI / NCF(3)(4)	28.3% / 27.1%	Other	$0	$0

Sources and Uses

Sources	$	%	Uses	$	%
Senior Loan Amount	$1,676,200,000	39.3%	Purchase Price	$4,250,000,000	99.8%
Subordinate Loan Amount	1,333,800,000	31.3	Origination Costs	10,591,035	0.2
Principal’s New Cash Contribution(7)	1,250,591,035	29.4
Total Sources	$4,260,591,035	100.0%	Total Uses	$4,260,591,035	100.0%

(1)

Total TTM Occupancy as of 9/30/2019 and Owned Occupancy as of 9/30/2019 are based solely on the hotel at the Bellagio Hotel and Casino Property (as defined below). As of the trailing twelve months ended September 30, 2019, approximately 29.6% of revenues were from gaming, 28.4% from hotel, 24.7% from food & beverage, 9.0% from entertainment and 8.3% from other sources.

(2)

The Appraised Value of $4,260,000,000 set forth above is the appraised value solely with respect to real property at the Bellagio Hotel and Casino Property, excluding personal property and intangible property attributable to the Bellagio Hotel and Casino Property (the “Real Property Appraised Value”). The appraisal also includes an “As Leased-Sale-Leaseback Appraised Value,” which is equal to the Real Property Appraised Value. The Appraised Value of $6,500,000,000 (“As-Is Total Appraised Value”) includes personal property and intangible property attributable to the Bellagio Hotel and Casino Property. The personal property and intangible property relating to the Bellagio Hotel and Casino Property are owned by the Bellagio Tenant (as defined below), as more particularly provided in the Bellagio Lease, which granted a security interest in certain property of Bellagio Tenant (with certain exclusions as more particularly described in the Bellagio Lease) in favor of the Bellagio Hotel and Casino Borrower, and such security interest was collaterally assigned by the Bellagio Hotel and Casino Borrower to the lender. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the As-Is Total Appraised Value are 25.8% and 25.8%, respectively based on the Senior Notes.

(3)

The Bellagio Hotel and Casino Mortgage Loan is part of the Bellagio Hotel and Casino Whole Loan, which is comprised of 23 pari passu senior promissory notes with an aggregate original principal balance of $1,676,200,000 (the “Bellagio Hotel and Casino Senior Notes,” and collectively, the “Bellagio Hotel and Casino Senior Loan”) six promissory notes with an aggregate original principal balance of $650,500,000 which are pari passu with each other and subordinate to the Bellagio Hotel and Casino Senior Notes (the “Bellagio Hotel and Casino Junior A Notes”), and three promissory notes with an aggregate original principal balance of $683,300,000 which are pari passu with each other and subordinate to the Bellagio Hotel and Casino Senior Notes and the Bellagio Hotel and Casino Junior A Notes (the “Bellagio Hotel and Casino Junior B Notes” and collectively with the Bellagio Hotel and Casino Junior A Notes, the “Bellagio Hotel and Casino Subordinate Companion Loan”). The Cut-off Date Balance per room, DSCR based on Underwritten NOI/NCF, Debt Yield based on Underwritten NOI/NCF, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Bellagio Hotel and Casino Senior Loan and exclude the Bellagio Hotel and Casino Subordinate Companion Loan. The Bellagio Hotel and Casino Property was acquired by the Bellagio Hotel and Casino Borrower in a sale-leaseback transaction from Bellagio, LLC, an indirectly wholly owned subsidiary of MGM Resorts International, which entered into a new 30-year lease, with two 10-year extension options to operate the Bellagio Hotel and Casino Property.

(4)

The Bellagio Tenant owns a 5% equity interest in the Bellagio Hotel and Casino Borrower. Financial and other information presented in this term sheet is presented on a “look through” basis, before rent due under the Bellagio Lease. For so long as the Bellagio Lease is in effect, the Bellagio Hotel and Casino Borrower will be entitled only to the rent due under the Bellagio Lease and not to the underlying rent and other income from the Bellagio Hotel and Casino Property. The initial Bellagio Lease annual rent is $245,000,000, and Underwritten DSCR, Underwritten Debt Yield and Underwritten Debt Yield at Maturity for the Bellagio Hotel and Casino Whole Loan based on such initial annual rent are 2.19x, 8.1% and 8.1% respectively.

(5)

Reflects the Bellagio Hotel and Casino Senior Notes only. The Bellagio Hotel and Casino Junior A Notes also accrue interest at the rate of 3.170153% per annum. The Bellagio Hotel and Casino Junior B Notes accrue interest at the rate of 5.350000% per annum.

(6)	See “Escrows” below for further discussion of reserve requirements.
(7)	Includes MGM’s approximately $62.4 million of retained equity interest in the Bellagio Hotel and Casino Property after the sale-leaseback.

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The Mortgage Loan. The mortgage loan (the “Bellagio Hotel and Casino Mortgage Loan”) is part of a whole loan (the “Bellagio Hotel and Casino Whole Loan”) in the aggregate original principal balance of $3,010,000,000. The Bellagio Hotel and Casino Whole Loan is secured by a first priority fee and leasehold mortgage encumbering a full service luxury resort and casino in Las Vegas, Nevada (the “Bellagio Hotel and Casino Property” or “Bellagio”). The Bellagio Hotel and Casino Whole Loan was co-originated by Morgan Stanley Bank, N.A. (“MSBNA”), JPMorgan Chase Bank, National Association (“JPMCB”) and Citi Real Estate Funding Inc. (“CREFI”). The Bellagio Hotel and Casino Whole Loan is comprised of (i) the Bellagio Hotel and Casino Senior Loan, comprised of the 23 Bellagio Hotel and Casino Senior Notes with an aggregate original principal balance of $1,676,200,000, (ii) the Bellagio Hotel and Casino Junior A Notes, comprised of six subordinate notes that are pari passu with each other and subordinate to the Bellagio Hotel and Casino Senior Notes, with an aggregate original principal balance of $650,500,000, and (iii) the Bellagio Hotel and Casino Junior B Notes, comprised of three subordinate notes that are pari passu with each other and subordinate to the Bellagio Hotel and Casino Senior Notes and the Bellagio Hotel and Casino Junior A Notes, with an aggregate original principal balance of $683,300,000, each as described in the table below. Promissory note A-2-C1, in the original principal balance of $60,000,000, which is being contributed by CREFI, represents the Bellagio Hotel and Casino Mortgage Loan and will be included in the securitization trust. Of the remaining Bellagio Hotel and Casino Senior Notes (collectively, the “Bellagio Hotel and Casino Pari Passu Companion Loans”), the Bellagio Hotel and Casino Pari Passu Companion Loans evidenced by promissory notes A-1-S1, A-1-S2, A-2-S1, A-2-S2, A-3-S1 and A-3-S2 in the aggregate original principal balance of $716,000,000, as well as $510,700,000 of the Bellagio Hotel and Casino Junior A Notes and $683,300,000 of the Bellagio Hotel and Casino Junior B Notes were contributed to the BX 2019-

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OC11 securitization trust. In addition, $360,200,000 of the Bellagio Hotel and Casino Senior Notes and $139,800,000 of the Bellagio Hotel and Casino Junior A Notes were sold in a private sale to a third party purchaser. The Bellagio Hotel and Casino Whole Loan will be serviced pursuant to the trust and servicing agreement for the BX 2019-OC11 securitization trust. The remaining Bellagio Hotel and Casino Pari Passu Companion Loans, which had an aggregate original principal balance of $540,000,000, are expected to be contributed to future securitization trusts or may be otherwise transferred at any time. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans— Bellagio Hotel and Casino Whole Loan” and “Pooling and Servicing Agreement— Servicing of the Non-Serviced Mortgage Loans” in the Prospectus.

Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Bellagio Hotel and Casino Mortgage Loan
A-2-C1	$60,000,000	$60,000,000	GSMS 2020-GC45	No
Bellagio Hotel and Casino Pari Passu Companion Loans
A-1-S1, A-1-S2, A-2-S1, A-2-S2, A-3-S1, A-3-S2	716,000,000	716,000,000	BX 2019-OC11	Yes(1)
A-1-RL, A-2-RL, A-3-RL	360,200,000	360,200,000	Third party purchaser	No
A-1-C1	100,000,000	100,000,000	BANK 2020-BNK25(2)	No
A-1-C2, A-1-C3, A-1-C4, A-1-C5	200,000,000	200,000,000	MSBNA(4)
A-2-C2, A-3-C2	60,000,000	60,000,000	Benchmark 2020-B16(3)	No
A-2-C3	60,000,000	60,000,000	CREFI(4)	No
A-3-C1, A-3-C3, A-3-C4, A-3-C5, A-3-C6	120,000,000	120,000,000	JPMCB(4)	No
Bellagio Hotel and Casino Junior A Notes
B-1-S, B-2-S, B-3-S	510,700,000	510,700,000	BX 2019-OC11	No(5)
B-1-RL, B-2-RL, B-3-RL	139,800,000	139,800,000	Third party purchaser	No(5)
Bellagio Hotel and Casino Junior B Notes
C-1-S, C-2-S, C-3-S	$683,300,000	$683,300,000	BX 2019-OC11	No(5)
Total	$3,010,000,000	$3,010,000,000

(1)	The controlling note is Note A-1-S1.
(2)	The BANK 2020-BNK25 transaction is expected to close on or about February 13, 2020.
(3)	The Benchmark 2020-B16 transaction is expected to close on or about February 12, 2020.
(4)	The Bellagio Hotel and Casino Junior A Notes are subordinate to the Bellagio Hotel and Casino Senior Notes, and the Bellagio Hotel and Casino Junior B Notes are subordinate to the Bellagio Hotel and Casino Senior Notes and the Bellagio Hotel and Casino Junior A Notes.
(5)	Expected to be contributed to one or more future securitization transactions.

The Bellagio Hotel and Casino Whole Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of interest only for the term of the loan. The scheduled maturity date of the Bellagio Hotel and Casino Whole Loan is the due date in December 2029. The Bellagio Hotel and Casino Borrower may prepay the Bellagio Hotel and Casino Whole Loan in whole or in part, at any time, subject to payment of a yield maintenance premium if such prepayment occurs prior to June 5, 2029. Defeasance in whole is permitted at any time after the earlier to occur of (A) two years after the latest startup day of the final REMIC that holds any note evidencing a portion of the Bellagio Hotel and Casino Whole Loan and (B) November 15, 2022.

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The capital structure for the Bellagio Hotel and Casino Whole Loan is shown below:

Bellagio Hotel and Casino Total Debt Capital Structure(1)

(1)

The Bellagio Hotel and Casino Mortgage Loan is pari passu in right of payment with each Bellagio Hotel and Casino Pari Passu Companion Loan, and the Bellagio Hotel and Casino Mortgage Loan and Bellagio Hotel and Casino Pari Passu Companion Loans are generally senior in right of payment to the Bellagio Hotel and Casino Junior A Notes and the Bellagio Hotel and Casino Junior B Notes. Each Bellagio Hotel and Casino Junior A Note is pari passu in right of payment with each other Bellagio Hotel and Casino Junior A Note, and the Bellagio Hotel and Casino Junior A Notes are generally senior in right of payment to the Bellagio Hotel and Casino Junior B Notes. The information presented in the table above is based on the principal balance of the Bellagio Hotel and Casino Whole Loan.

(2)	Equals a blended interest rate of 3.66500%.
(3)	Balances based on 3,933 rooms at the Bellagio Hotel and Casino Property.
(4)	Based on the “As Is” Real Property Appraised Value of $4,260,000,000 as of October 16, 2019.
(5)

Cumulative Operating Debt Yield and Cumulative Operating DSCR are based on the UW Operating NCF of $453,829,378, before deduction for the initial Bellagio Lease Rent and debt service calculated with an interest rate of 3.66500%.

(6)	Implied Equity is based on the “As Is” Real Property Appraised Value of $4,260,000,000, less $3,010,000,000 in debt.

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The Mortgaged Property. The Bellagio Hotel and Casino Property is a full-service luxury resort and casino property located on the Las Vegas Strip, between The Cosmopolitan and Caesar’s Palace, and across from the Paris Las Vegas Hotel & Casino and Bally’s Las Vegas Hotel & Casino. The Bellagio covers approximately 77 acres and consists of 3,933 hotel rooms and suites in two hotel towers – the Main Tower and the Spa Tower. The Main Tower offers panoramic views of the Las Vegas Strip and the Fountains of Bellagio. The Bellagio Hotel and Casino Property contains approximately 154,000 square feet of casino space, featuring approximately 1,700 slot machines and 144 gaming tables, approximately 200,000 SF of event space, 29 food and beverage outlets, an approximately 55,000 SF spa, five swimming pools, approximately 85,000 SF of retail space featuring approximately 30 retailers, and a botanical garden. The Bellagio is also the home to Cirque du Soleil’s “O”, an aquatic, acrobatic theater production that has been in residence at the Bellagio since October 1998. The Bellagio Hotel and Casino Property features an extensive list of guest room types, amenities and views of the Las Vegas Strip and surrounding areas. Guestrooms range from one to three bedrooms. Standard room amenities include a flat-panel television, high-speed internet and 24-hour in room dining. The guest bathrooms are finished with porcelain tile flooring and tub/shower surrounds, granite vanity countertops, and wall-mounted lighting fixtures. Additional amenities include access to five outdoor swimming pools with 51 private cabanas, four whirlpools, two wedding chapels, a fitness center, a spa, a salon and barber shop, concierge services, the Fountains of Bellagio, the Bellagio Gallery of Fine Art, the Conservatory and Botanical Gardens, on-site entertainment, retail outlets, a FedEx business center and transportation services.

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As of the trailing twelve months ended September 30, 2019, approximately 29.6% of revenues were from gaming, 28.4% from hotel, 24.7% from food & beverage, 9.0% from entertainment and 8.3% from other sources.

Approximately $371.9 million (approximately $94,600 per key) has been invested in the Bellagio Hotel and Casino Property since 2010, including approximately $165 million on room renovations (approximately $42,000 per key). In 2011 and 2012 the Bellagio Hotel and Casino Property underwent a $66.6 million renovation on the Main Tower and a $39.7 million renovation on the Spa Tower. ADR increased 2.9% from 2011 to 2012 and an additional 2.8% from 2012 to 2013. In 2014 and 2015, the Bellagio Hotel and Casino Property underwent a $59.1 million renovation on the suites in the Main Tower. Total hotel operating revenue increased to approximately $363.7 million in 2016, representing a 6.3% year over year increase compared to 2015. ADR increased 5.1% year over year and RevPAR increased 5.5% in the same time period. Approximately $12.8 million was spent on the renovation of Sadelle’s and Spago restaurants. Sadelle’s replaced Café Bellagio in December 2018 and Spago opened in June 2018, replacing Todd English Olives.

The Bellagio Hotel and Casino Property was acquired by the Bellagio Hotel and Casino Borrower in a sale-leaseback transaction from Bellagio, LLC (the “Bellagio Tenant”), an indirectly wholly owned subsidiary of MGM Resorts International (“MGM”), which entered into a new 30-year lease, with two 10-year extension options (the “Bellagio Lease”) to operate the Bellagio Hotel and Casino Property. Under the Bellagio Lease, the Bellagio Tenant is required to pay to the Bellagio Hotel and Casino Borrower an initial lease rent of $245.0 million per annum (the “Bellagio Lease Rent”), subject to annual increases of (i) 2.0% for the first ten years of the lease term, and (ii) thereafter, the greater of 2.0% or the United States Department of Labor, Bureau of Labor Statistics Revised Consumer Price Index for All Urban Consumers (1982-84=100), U.S. City Average (“CPI”) (capped at 3.0% in years 11-20 and 4.0% thereafter) for the remainder of the initial lease term. MGM (NYSE: MGM, rated Ba3/BB/BB- by Moody’s, Fitch and S&P) guarantees the payment and performance of all monetary obligations and certain other obligations of the Bellagio Tenant under the Bellagio Lease. In connection with the sale-leaseback, the Bellagio Tenant is required under the Bellagio Lease to make capital improvements intended to ensure that the Bellagio Hotel and Casino Property remains competitive with other top tier Las Vegas Strip offerings going forward. For the four year period from 2020 through 2023, under the Bellagio Lease, the Bellagio Tenant is required to spend 5.0% of net revenues (subject to a minimum of $275.0 million total) on capital expenditures, in the aggregate. During each four year period (on a rolling basis) beginning in 2024 through the end of the Bellagio Hotel and Casino Whole Loan term, the Bellagio Tenant is required to spend 3.0% of net revenues on capital expenditures. Under the terms of the Bellagio Lease, the Bellagio Tenant is also required to reserve on a monthly basis 1.5% of net revenues each year to fund capital expenditures (which are made available to the Bellagio Tenant for capital expenditures and FF&E).

The Bellagio Hotel and Casino Property includes a variety of retail tenants, including brands such as Chanel, Tiffany & Co., Gucci, Hermes, Christian Dior, Breguet and Harry Winston. The retail space totals approximately 85,000 SF and generated approximately $54.6 million in revenue as of December 31, 2018. The Bellagio Tenant is currently budgeting for the addition of a luxury retail store in the Bellagio Hotel and Casino Property lobby. We cannot assure you that this change will occur as expected or at all.

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The hotel component of the Bellagio Hotel and Casino Property has maintained an occupancy at or above 92.3% since 2006 with an 11-year average occupancy of 93.4%. As of TTM September 2019, the Bellagio Hotel and Casino Property had an average of 3,933 rooms available with an occupancy of 94.8%, an ADR of $281.69 and a RevPAR of $267.18.

Hotel Performance(1)

	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	TTM Sept. 2019	11-Year Avg.(2)
Occupancy	95.0%	94.2%	92.5%	93.3%	92.9%	92.3%	93.1%	93.2%	93.5%	92.9%	94.9%	94.8%	93.4%
ADR	$261	$204	$204	$230	$237	$243	$254	$257	$270	$276	$278	$282	$247
RevPAR	$248	$192	$189	$215	$220	$225	$236	$240	$253	$257	$264	$267	$231
Room Revenue ($mm)	$349.9	$271.2	$271.1	$297.3	$311.5	$321.7	$337.6	$342.2	$363.7	$368.1	$378.9	$382.8	$328.5

(1)

The financial information presented in this table is consistent with the manner in which MGM management assesses these results and allocates resources. Accordingly, the results and information presented in this table may differ, in some respects, from how such results and information would be presented in standalone financial statements.

(2)	Average excludes TTM September 2019.

The Bellagio Hotel and Casino Property contains approximately 154,000 SF of casino space, featuring approximately 1,700 slot machines and 144 gaming tables. The casino facilities include table games such as blackjack, craps, roulette, baccarat and poker.

Casino Performance

	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	5-Year Avg.	11-Year Avg.
Slot Units	2,376	2,298	2,250	2,205	2,100	2,118	2,063	1,935	1,873	1,827	1,732	1,886	2,071
Table Units	151	153	154	152	147	146	144	146	145	145	144	145	148
Gaming Revenue ($mm)	$352.75	$306.87	$289.51	$319.11	$298.61	$335.58	$381.50	$369.71	$439.66	$435.93	$422.86	$409.93	$359.28
% Change in Gaming Revenue	-	-13.0%	-5.7%	10.2%	-6.4%	12.4%	13.7%	-3.1%	18.9%	-0.8%	-3.0%	N/A	N/A

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Ground Lease. A portion of the Bellagio Hotel and Casino Property, consisting of approximately 0.84 acres located at the southeast corner of the Bellagio Hotel and Casino Property, which currently houses the Bellagio’s marquee sign and a portion of the walkway leading from the sidewalk on Las Vegas Boulevard to the main entrance to the hotel, is ground leased pursuant to a ground lease from MKB Company (the “MKB Ground Lease”). The initial term of the MKB Ground Lease expires on April 27, 2033. The Bellagio Hotel and Casino Borrower, as ground lessee, has two renewal options of 20 years each, so long as the Bellagio Hotel and Casino Borrower provides at least one year prior written notice to the ground lessor and is not in default under the MKB Ground Lease both as of the date it exercises its option and on the date of commencement of the option term. The initial annual ground rent was $225,000 beginning in April 1995 and has adjusted on an annual basis based on the CPI since that time, plus an additional $75,000 increase in annual ground rent that occurred in April 2014. The current annual ground rent for the MKB Ground Lease is $503,702.77. The ground rent is subject to annual increase (including during the extension terms) based on a formula based on the CPI. The MKB Ground Lease lacks certain customary lender protections. See the exceptions to representations and warranties set forth in the Prospectus.

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Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Bellagio Hotel and Casino Property:

Cash Flow Analysis(1)

	2016	2017	2018	TTM 9/30/2019	UW	%(2)	U/W $ per Room
Occupancy	93.5%	92.9%	94.9%	94.8%	94.8%
ADR	$270.29	$276.24	$278.28	$281.69	$281.69
RevPAR	$252.78	$256.53	$264.19	$267.18	$267.18

Room Revenue	363,677,441	$368,058,522	$378,860,233	$382,839,838	$382,839,838	28.4%	$97,340
F&B Revenue	347,665,102	341,830,126	334,447,851	333,149,122	333,149,122	24.7	84,706
Gaming	439,662,976	435,933,726	422,862,787	399,769,284	399,769,284	29.6	101,645
Entertainment	121,953,371	119,207,719	120,427,525	121,762,603	121,762,603	9.0	30,959
Other Revenue(3)	91,179,322	100,540,676	111,236,871	111,541,617	111,541,617	8.3	28,360
Total Revenue	$1,364,138,212	$1,365,570,769	$1,367,835,267	$1,349,062,464	$1,349,062,464	100.0%	$343,011

Room Expense	105,289,765	107,330,702	111,385,859	111,344,926	111,344,926	29.1	28,310
F&B Expense	266,202,142	258,789,184	257,609,113	256,340,473	256,340,473	76.9	65,177
Other Department Exp.(3)	335,693,118	322,639,400	332,481,659	330,066,360	330,066,360	52.1	83,922
Total Depart. Exp.	$707,185,025	$688,759,286	$701,476,631	$697,751,759	$697,751,759	51.7%	$177,410
Gross Operating Inc.	656,953,187	$676,811,483	$666,358,636	$651,310,705	$651,310,705	48.3%	$165,602

Total Undistributed Exp.	128,812,269	127,583,150	128,495,099	128,324,048	128,324,048	9.5	$32,628
Gross Operating Profit	528,140,918	$549,228,333	$537,863,537	$522,986,657	$522,986,657	38.8%	$132,974

Management Fee	26,957,472	24,326,134	26,005,109	26,682,737	26,682,737	2.0	6,784

Taxes	17,112,907	16,070,971	18,230,324	17,763,857	17,763,857	1.3	4,517
Insurance	3,248,444	3,094,994	3,762,062	4,474,748	4,474,748	0.3	1,138
Total Fixed Charges	20,361,351	19,165,965	21,992,386	22,238,605	22,238,605	1.6	5,654
Total Operating Exp.	$883,316,117	$859,834,535	$877,969,225	$874,997,149	$874,997,149	64.9%	$222,476

Net Operating Income	480,822,095	$505,736,234	$489,866,042	$474,065,315	$474,065,315	35.1%	$120,535
FF&E	0	0	0	0	20,235,937	1.5	$5,145
Net Cash Flow	480,822,095	$505,736,234	$489,866,042	$474,065,315	$453,829,378	33.6%	$115,390

(1)

The information above is presented on a “look through” basis, before rent due under the Bellagio Lease. For so long as the Bellagio Lease is in effect, the Bellagio Hotel and Casino Borrower will be entitled only to the rent due under the Bellagio Lease and not to the underlying rent and other income from the Bellagio Hotel and Casino Property. The initial Bellagio Lease annual rent is $245,000,000, and DSCR and Debt Yield for the Bellagio Hotel and Casino Whole Loan based on such initial annual rent are 2.19x and 8.1% respectively.

(2)	% of Room Expense and F&B Expense correspond to their respective revenue items. % of Other Departmental Expenses corresponds to the sum of Gaming, Entertainment and Other revenue items.
(3)	Other Revenue and Other Departmental Expenses include retail and other operations.

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Appraisal. The appraiser concluded to a Real Property Appraised Value as of October 16, 2019 of $4,260,000,000, solely with respect to real property at the Bellagio Hotel and Casino Property, excluding personal property and intangible property attributable to the Bellagio Hotel and Casino Property. The personal property and intangible property relating to the Bellagio Hotel and Casino Property are owned by the Bellagio Tenant, as more particularly provided in the Bellagio Lease, which granted a security interest in certain property of the Bellagio Tenant (with certain exclusions as more particularly described in the Bellagio Lease) in favor of the Bellagio Hotel and Casino Borrower, and such security interest was collaterally assigned by the Bellagio Hotel and Casino Borrower to the lender. The “As Is” appraised value, including personal property and intangible property attributable to the Bellagio Hotel and Casino Property, is $6,500,000,000. The appraisal also includes an “As Leased-Sale-Leaseback Appraised Value,” of $4,260,000,000.

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Environmental Matters. According to the Phase I environmental site assessment dated November 6, 2019, there was no evidence of any recognized environmental conditions at the Bellagio Hotel and Casino Property.

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Market Overview. Visitor volume and airport passenger traffic into the Las Vegas region have more than doubled from 1990 to 2018. In connection with the financial downturn in 2008 and 2009, the Las Vegas Market generally experienced a contraction. During 2010, the market began to rebound and visitation has returned to or near peak levels. 2018 Year-over-Year, Airport Passenger Traffic is up 2.5% and Clark County Gaming Revenues are up 2.7%.

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Market Overview(1)

Category	1990	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018
Visitor Volume (thousands)	20,954	36,351	37,335	38,929	39,727	39,668	41,127	42,312	42,936	42,214	42,117
YoY % Change	NAP	-3.0%	2.7%	4.3%	2.1%	-0.1%	3.7%	2.9%	1.5%	-1.7%	-0.2%
Clark County Gaming Revenues ($mm)	$4,104	$8,838	$8,909	$9,223	$9,400	$9,674	$9,554	$9,618	$9,714	$9,979	$10,250
YoY % Change	NAP	-9.8%	0.8%	3.5%	1.9%	2.9%	-1.2%	0.7%	1.0%	2.7%	2.7%
Hotel / Motel Rooms Inventory	73,730	148,941	148,935	150,161	150,481	150,593	150,544	149,213	149,339	148,896	149,158
YoY % Change	NAP	6.0%	0.0%	0.8%	0.2%	0.1%	0.0%	-0.9%	0.1%	-0.3%	0.2%
Airport Passenger Traffic (thousands)	19,090	40,469	39,757	41,481	41,668	41,857	42,885	45,389	47,435	48,500	49,717
YoY % Change	NAP	-8.2%	-1.8%	4.3%	0.4%	0.5%	2.5%	5.8%	4.5%	2.2%	2.5%
Convention Attendance (thousands)	1,742	4,492	4,473	4,865	4,944	5,107	5,195	5,891	6,311	6,646	6,502
YoY % Change	NAP	-23.9%	-0.4%	8.8%	1.6%	3.3%	1.7%	13.4%	7.1%	5.3%	-2.2%

(1)	Source: Las Vegas Convention and Visitors Authority.

The Las Vegas Strip has traditionally enjoyed high occupancy rates compared to the national average. From 2014 to year to date May 2019, occupancy across the Las Vegas Strip increased from 88.8% to 90.3%. ADR for the Las Vegas Strip increased by approximately 18.3% from $126 in 2014 to $149 for year to date May 2019. Improving trends in ADR have been driven by more properties adding resort fees, improvement in the convention segment, as well as the addition of higher-quality room supply.

Historical Occupancy, ADR, RevPAR(1)

	Competitive Set			Bellagio Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2018	91.1%	$281.66	$257.01	94.9%	$278.28	$264.19	104.2%	98.8%	102.8%

(1)	Source: Appraisal

The primary competitive set for the Bellagio Hotel and Casino Property comprises five hotels located on the Las Vegas Strip. These properties total 22,840 rooms and include the 4,004 room Aria Resort & Casino, 4,748 room Wynn/Encore Resort and Casino, 7,117 room Venetian/Palazzo Resort and Casino, 2,995 room Cosmopolitan Resort and Casino and 3,976 room Caesar’s Palace.

Property Competitive Summary

Property Name	No. of Rooms	Year Opened	Meeting Space (SF)	Gaming Space (SF)	Estimated 2018 Occ.	Estimated 2018 ADR	Estimated 2018 RevPAR
Bellagio Hotel and Casino Property	3,933	1998	200,000	154,000	94.9%	$278.28	$264.19
Aria Resort & Casino	4,004	2009	500,000	150,000	91.0%	$265.00	$241.15
Wynn/Encore Resort and Casino	4,748	2006/2008	290,000	191,424	90.0%	$300.00	$270.00
Venetian/Palazzo Resort and Casino	7,117	1999/2010	450,000	335,878	91.0%	$295.00	$268.45
Cosmopolitan Resort and Casino	2,995	2010	152,000	68,981	95.0%	$325.00	$308.75
Caesar’s Palace	3,976	1966	300,000	124,200	90.0%	$220.00	$198.00

■

The Borrowers. The borrower is BCORE Paradise LLC (the “Bellagio Hotel and Casino Borrower”), a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Bellagio Hotel and Casino Whole Loan. BREIT Operating Partnership L.P. (“BREIT OP”) is the borrower sponsor and the non-recourse carveout guarantor. BREIT OP is a subsidiary of Blackstone Real Estate Income Trust, Inc. (“BREIT”). BREIT is a non-traded REIT focused on investing in commercial real estate properties diversified by sector with an emphasis on providing investors with access to Blackstone’s institutional real estate investment platform. BREIT seeks to directly own

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      stabilized income-generating U.S. commercial real estate across the key property types, including multifamily, industrial, retail, hotel, healthcare and office. BREIT is managed by an external advisor, BX REIT Advisors L.L.C., which is an affiliate of The Blackstone Group Inc. (“Blackstone”). Blackstone’s real estate assets under management included 144,000 hotel rooms as of June 30, 2019, making the firm one of the largest hospitality investors in the United States. Blackstone’s experience in owning and managing hotels includes Cosmopolitan Las Vegas, Hotel Del Coronado, Grand Wailea, Arizona Biltmore, Ritz Carlton Kapalua, and Turtle Bay Resort.

The non-recourse carveout guarantor’s liability for bankruptcy related recourse events is capped at an amount equal to 10% of the outstanding principal balance of the Bellagio Hotel and Casino Whole Loan as of the date of the event. In addition, only the related single purpose entity borrower, and not the non-recourse carveout guarantor, is liable for breaches of environmental covenants, and the single purpose entity borrower is the only party liable under the environmental indemnity; provided, however, that if the Bellagio Hotel and Casino Borrower fails to maintain an environmental insurance policy required under the Bellagio Hotel and Casino Whole Loan documents, the non-recourse carveout guarantor is liable for losses other than (x) for any amounts in excess of the applicable coverage amounts under the environmental policy had the same been renewed, replaced or extended as required under the loan agreement and (y) for any amounts recovered under the environmental policy. In addition, recourse for transfers of the Bellagio Hotel and Casino Property or controlling equity interests in the Bellagio Hotel and Casino Borrower is loss recourse, rather than full recourse.

■	Escrows.

Taxes – For so long as the Bellagio Hotel and Casino Property is subject to the Bellagio Lease, no reserves for real estate taxes are required under the Bellagio Hotel and Casino Whole Loan documents. If the Bellagio Hotel and Casino Property is not subject to the Bellagio Lease, solely if a Bellagio Cash Trap Period is in effect, the Bellagio Hotel and Casino Whole Loan documents provide for ongoing monthly reserves for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months. Notwithstanding the foregoing, the requirement for such monthly reserves will be reduced dollar for dollar by any taxes paid or reserved for by a brand manager or casino operator pursuant to a brand management or casino management agreement relating to the Bellagio Hotel and Casino Property.

Insurance – For so long as the Bellagio Hotel and Casino Property is subject to the Bellagio Lease, no reserves for insurance premiums are required under the Bellagio Hotel and Casino Whole Loan documents. If the Bellagio Hotel and Casino Property is not subject to the Bellagio Lease, solely if a Bellagio Cash Trap Period is in effect, the Bellagio Hotel and Casino Whole Loan documents provide for ongoing monthly reserves for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of the insurance policies. Notwithstanding the foregoing, the requirement for such monthly reserves will be reduced dollar for dollar by any insurance premiums paid or reserved for by a brand manager or casino operator pursuant to a brand management or casino management agreement relating to the Bellagio Hotel and Casino Property. In addition, such monthly reserves will not be required so long as (i) no event of default is continuing, and (ii) the insurance coverage for the Bellagio Hotel and Casino Property is included in a blanket policy reasonably acceptable to the lender.

Replacement Reserves – For so long as the Bellagio Hotel and Casino Property is subject to the Bellagio Lease, no reserves for replacements are required under the Bellagio Hotel and Casino Whole Loan documents. If the Bellagio Hotel and Casino Property is not subject to the Bellagio Lease, the Bellagio Hotel and Casino Whole Loan documents provide for monthly deposits into a replacement reserve equal to (i) on each payment date during a Bellagio Cash Trap Period, the Replacement Reserve Monthly Deposit and (ii) if a Bellagio Cash Trap Period does not exist, on the first payment date of each calendar quarter, an amount equal to the lesser of (x) the positive difference between (A) the aggregate amount of Replacement Reserve Monthly Deposits that would have been funded during the calendar year to date and (B) the sum of the aggregate amount for the calendar year to date of funds expended on replacements, property improvement plan work (“PIP Work”) and brand mandated work and any amounts actually deposited into the replacement reserve, and (y) from and after January 1, 2024, for each four year period commencing on January 1, 2020, the positive difference between (A) (i) 4.0% of net revenue from guest rooms and borrower-managed food and beverage operations and (ii) 0.5% of all other net revenue (other than non-recurring items), in each case during such four year period and (B) the sum of the aggregate amount expended on replacements, PIP Work and brand mandated work and any amounts actually deposited into the replacement reserve, in each case during such four year period. Notwithstanding the foregoing, the requirement for such reserves will be reduced dollar for dollar by any reserves for replacements, PIP Work or brand mandated work

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reserved for by a brand manager or casino operator pursuant to a brand management or casino management agreement relating to the Bellagio Hotel and Casino Property.

A “Replacement Reserve Monthly Deposit” means an amount equal to (i) 4.0% of net revenue from guest rooms and borrower-managed food and beverage operations for the calendar month that is two calendar months prior to the calendar month in which the applicable deposit to the replacement reserve is to be made and (ii) 0.5% of all other net revenue (other than non-recurring items) for the calendar month that is two calendar months prior to the calendar month in which the applicable deposit to the replacement reserve is to be made.

A “Bellagio Cash Trap Period” will commence (a) upon the occurrence of an event of default under the Bellagio Hotel and Casino Whole Loan documents, (b) upon the occurrence of a Bellagio Trigger Event or (c) upon the occurrence of a Bellagio Tenant Bankruptcy Event, and will terminate upon (x) with respect to clause (a), the cure of such event of default, (y) with respect to clause (b), the termination of such Bellagio Trigger Event, or (z) with respect to clause (c), the occurrence of a Bellagio Tenant Bankruptcy Event Cure.

A “Bellagio Tenant Bankruptcy Event” will occur if the Bellagio Tenant makes an assignment for the benefit of creditors or if a receiver, liquidator or trustee is appointed for Bellagio Tenant or if Bellagio Tenant is adjudicated a bankrupt or insolvent, or if any bankruptcy action is filed, provided that, if such bankruptcy action was involuntary and not consented to by Bellagio Tenant, upon the same not being discharged, stayed or dismissed within 90 days.

A “Bellagio Tenant Bankruptcy Event Cure” means the occurrence of any of the following events: (i) the Bellagio Tenant, as debtor in possession, or a trustee for Bellagio Tenant, has assumed the Bellagio Lease pursuant to the bankruptcy code, and an order authorizing the assumption of the Bellagio Lease has been granted by the applicable court and Bellagio Tenant has satisfied its obligations under the bankruptcy code; or (ii) the Bellagio Tenant (or a qualifying replacement tenant) has entered into the Bellagio Lease (or a qualifying replacement lease) in accordance with the terms of the Bellagio Hotel and Casino Whole Loan documents, provided that, if the initial Bellagio Lease is terminated and not otherwise replaced in accordance with the terms of the Bellagio Hotel and Casino Whole Loan documents, a Bellagio Tenant Bankruptcy Event Cure will be deemed to have occurred if either (x) the debt service coverage ratio (based on the Adjusted EBITDA (as defined below) and the Bellagio Hotel and Casino Whole Loan debt service) (hereinafter, the “Whole Loan DSCR”) equals or exceeds 2.50x for two consecutive calendar quarters following the occurrence of the related Bellagio Tenant Bankruptcy Event or (y) the Bellagio Hotel and Casino Borrower makes voluntary prepayments in accordance with the terms of the Bellagio Hotel and Casino Whole Loan documents in an amount necessary to achieve a Whole Loan DSCR equal to or greater than 2.50x, in which case such Bellagio Tenant Bankruptcy Event will terminate upon such prepayment.

A “Bellagio Trigger Event” will occur if the Whole Loan DSCR is less than 2.50x at the end of two consecutive calendar quarters, and will end if, provided no event of default is continuing under the Bellagio Hotel and Casino Whole Loan documents, (i) the Whole Loan DSCR is equal to or greater than 2.50x for two consecutive calendar quarters, or (ii) the Bellagio Hotel and Casino Borrower has prepaid the Bellagio Hotel and Casino Whole Loan in an amount necessary to achieve a Whole Loan DSCR equal to or greater than 2.50x, provided that, in the event that a prepayment under clause (ii) occurs, the Bellagio Trigger Event will terminate upon such prepayment.

“Adjusted EBITDA” means EBITDA plus, without duplication, any Bellagio Lease rent reflected in Net Income, and, without duplication, in each case as determined in accordance with the Bellagio Lease and generally accepted accounting principles (“GAAP”) consistently applied using the Existing Accounting Guidelines.

“EBITDA” means for any test period and with respect to any Person or facility (as applicable), the sum of (a) Net Income of such Person or facility for that period, plus or minus the following (without duplication in each case) to the extent reflected in Net Income for that period, plus (b) any extraordinary loss, and, without duplication, any loss associated with the early retirement of indebtedness and with any disposition not in the ordinary course of business, minus (c) any extraordinary gain, and, without duplication, any gains associated with the early retirement of indebtedness and with any disposition not in the ordinary course of business, plus (d) interest charges of such Person or facility for that period, less (e) interest income of such Person or facility for that period, plus (f) the aggregate amount of expense for federal, foreign, state and local taxes on or measured by income of such Person or facility for that period excluding gaming taxes (whether or not payable during that period), minus (g) the aggregate amount of benefit for federal, foreign, state and local taxes on or measured by income of such Person or facility for that period excluding gaming taxes (whether or not receivable during that period), plus (h) depreciation, amortization, plus (i) all non-recurring and/or other non-cash expenses which will be limited to third party expenses in connection with an acquisition or disposition of an asset, plus (j) loss on sale or disposal of an asset, and write

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downs and impairments of an asset, minus (k) all non-recurring and/or other non-cash income in connection with an acquisition or disposition, and gain on sale of an asset, plus (l) expenses classified as “pre-opening and start-up expenses” on the applicable financial statements of that Person or facility for that fiscal period which will be limited to costs related directly to the facility’s primary intended use (hospitality, entertainment, gaming and/or pari mutual use, together with ancillary or complementary uses), minus (m) non-cash reversal of an accrual or reserve not recorded in the ordinary course, plus or minus (n) the impact of any foreign currency gains or losses and related swaps, plus (o) all long-term non-cash expenses realized in connection with or resulting from equity or equity-linked compensation plans, employee benefit plans or agreements or post-employment benefit plans or agreements, stock appreciation or similar rights, stock options, restricted stock, preferred stock, stock appreciation or other similar rights, in each case as determined in accordance with GAAP, consistently applied using the Existing Accounting Guidelines.

“Existing Accounting Guidelines” means the Bellagio Tenant’s accounting guidelines and policies in effect as of the Bellagio Lease commencement date and which are subject to change to the extent not material or to the extent needed to reflect changes in generally accepted accounting principles.

“Net Income” means, with respect to any fiscal period and with respect to any person, the net income (or net loss) of that person, determined in accordance with the Bellagio Lease and GAAP, consistently applied using the Existing Accounting Guidelines.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

■

Lockbox and Cash Management. The Bellagio Hotel and Casino Whole Loan is structured with a hard lockbox solely for payments of rent made to the Bellagio Hotel and Casino Borrower by the Bellagio Tenant under the Bellagio Lease. However, if the Bellagio Hotel and Casino Property is no longer subject to the Bellagio Lease, but (i) is subject to a brand management agreement or casino management agreement, rents and cash receipts required to be remitted to the Bellagio Hotel and Casino Borrower pursuant to the brand management agreement and/or casino management agreement (which may be paid initially to the brand manager and/or casino manager or an account maintained by such manager, and from which such manager may have the right to deduct its fees, reserves and other funds), will be required to be remitted to the lockbox account within one business day of the date such amounts would have otherwise been transferred to the Bellagio Hotel and Casino Borrower, and (ii) if no brand management agreement is in effect, the Bellagio Hotel and Casino Borrower will be required to deposit rents from the Bellagio Hotel and Casino Property into the lockbox account no less than twice a week.

The Bellagio Hotel and Casino Whole Loan is structured with springing cash management. If no Bellagio Cash Trap Period exists, amounts on deposit in the lockbox account are required to be disbursed to the Bellagio Hotel and Casino Borrower’s operating account. During the continuance of a Bellagio Cash Trap Period, funds in the lockbox account are required to be deposited into a lender controlled cash management account. During the continuance of a Bellagio Cash Trap Period, funds in the cash management account are required to be applied (i) if the Bellagio Hotel and Casino Property is not subject to the Bellagio Lease, to make deposits into the tax and insurance reserves (if any), as described above under “Escrows”, (ii) if the Bellagio Hotel and Casino Property is not subject to the Bellagio Lease, to pay hotel taxes and custodial funds (funds collected by the Bellagio Hotel and Casino Borrower on a third party’s behalf that must be paid or remitted to a third party), (iii) to pay debt service on the Bellagio Hotel and Casino Whole Loan, (iv) if the Bellagio Hotel and Casino Property is not subject to the Bellagio Lease, to pay operating expenses set forth in the annual budget (which is required to be reasonably approved by the lender during an event of default or Bellagio Trigger Event, subject to certain exceptions for life, health and safety matters, or if a brand management agreement and/or casino management agreement is in effect, for items as to which the Bellagio Hotel and Casino Borrower does not have approval rights under such agreement(s)), (v) if the Bellagio Hotel and Casino Property is not subject to the Bellagio Lease, to make deposits into the recurring replacements reserve, as described above under “Escrows,” and (vi) to pay any remainder into an excess cash flow account, (x) to be held by the lender as additional security for the Bellagio Hotel and Casino Whole Loan during the continuance of the Cash Sweep Event Period (unless the Bellagio Hotel and Casino Borrower has delivered an Excess Cash Flow Guaranty (as described below), in which event such remainder will be remitted to the Bellagio Hotel and Casino Borrower), or (y) if no Cash Sweep Event Period is continuing, to be disbursed to an account designated by the Bellagio Hotel and Casino Borrower.

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Notwithstanding the existence of an event of default under the Bellagio Hotel and Casino Whole Loan, unless a Priority Payment Cessation Event has occurred, the lender is required to apply amounts on deposit in the cash management account to pay taxes, insurance premiums, hotel taxes and custodial funds, and then to pay protective advances, and any amounts remaining after such payments may be applied to any obligations of the Bellagio Hotel and Casino Borrower under the Bellagio Hotel and Casino Whole Loan documents as the lender may determine in its sole discretion.

For so long as the Bellagio Hotel and Casino Property is subject to the Bellagio Lease, funds in the excess cash flow reserve are required to be disbursed, at the Bellagio Hotel and Casino Borrower’s request, to pay (i) debt service and/or debt service under any mezzanine loan entered into pursuant to the Bellagio Hotel and Casino Whole Loan documents, (ii) voluntary prepayment of (A) the Bellagio Hotel and Casino Whole Loan or mandatory prepayment in connection with a casualty or condemnation or (B) any mezzanine loan or mandatory prepayment thereof in connection with a casualty or condemnation (provided such prepayment is made pro rata between the Bellagio Hotel and Casino Whole Loan and any such mezzanine loan), (iii) prepayments to cure a Bellagio Trigger Event, (iv) costs associated with the Bellagio Lease, (v) any fees and costs payable by the Bellagio Hotel and Casino Borrower, including to the lender, subject to and in compliance with the Bellagio Hotel and Casino Whole Loan documents, including without limitation costs related to a letter of credit or renewal of the required environmental insurance policy, (vi) legal, audit, tax and accounting (including actual costs incurred by BREIT OP (directly or indirectly) and its service providers for back-office accounting and for costs associated with the Bellagio Hotel and Casino Property or Bellagio Hotel and Casino Borrower); provided that excess cash flow may not be used to enforce Bellagio Hotel and Casino Borrower’s rights under the Bellagio Hotel and Casino Whole Loan documents or defend any enforcement by the lender of its rights under the Bellagio Hotel and Casino Whole Loan documents, (vii) distributions to maintain the status of BREIT and other affiliated real estate investment trusts (“REITs”) as REITs and avoid imposition of any entity level tax on such REITs, provided such distributions may not exceed 10% of all deposits made into the excess cash flow reserve as of the date of determination, and (viii) other items reasonably approved by the lender. If the Bellagio Hotel and Casino Property is not subject to the Bellagio Lease, in addition to the items described above, funds in the excess cash flow reserve are required to be disbursed, at the request of the Bellagio Hotel and Casino Borrower, to pay (i) operating expenses (including management fees, franchise fees and other fees, charges or costs, payable to the manager under a casino management agreement or brand management agreement or the franchisor under a franchise agreement), (ii) emergency repairs and/or life safety issues, (iii) capital expenditures, replacements, alterations, PIP Work or brand-mandated work, (iv) hotel taxes and custodial funds, (v) costs incurred in connection with the purchase of any furniture, fixtures and equipment, (vi) costs of restoration in excess of available net proceeds, (vii) costs associated with any ground lease or any other leases, and (viii) payment of shortfalls in required deposits to other reserve accounts.

For so long as no event of default is continuing, the Bellagio Hotel and Casino Borrower will be permitted to deliver a guaranty of the payment of excess cash flow in a form attached to the loan agreement from BREIT, BREIT OP or another affiliate of the Bellagio Hotel and Casino Borrower which is controlled by BREIT or BREIT OP and satisfies certain net worth requirements (an “Excess Cash Flow Guaranty”) in lieu of depositing excess cash flow into the excess cash flow reserve, provided, that it is a condition to delivery of an Excess Cash Flow Guaranty that (i) if the aggregate obligations under the Excess Cash Flow Guaranty (plus any outstanding amount under any letter of credit delivered under the Bellagio Hotel and Casino Whole Loan if the applicant thereunder is BREIT OP or a subsidiary of BREIT OP that directly or indirectly owns 49% or more of the equity interests in the Bellagio Hotel and Casino Borrower) exceed 15.00%, a new non-consolidation opinion in respect of the Excess Cash Flow Guaranty reasonably satisfactory to the lender must be delivered and (ii) an enforceability opinion must be delivered. Pursuant to the Bellagio Hotel and Casino Whole Loan documents, upon the earliest to occur of (i) a monetary event of default, (ii) a Priority Payment Cessation Event, and (iii) the delivery of a deed in lieu of foreclosure, the Bellagio Hotel and Casino Borrower (or guarantor under the Excess Cash Flow Guaranty) is required to remit to the lender an amount equal to the amount of excess cash flow that was disbursed to the Bellagio Hotel and Casino Borrower in lieu of being deposited into the excess cash flow reserve, less the amount that the Bellagio Hotel and Casino Borrower would have been permitted to withdraw from the excess cash flow reserve, as described above, as of such date, which amount shall at the lender’s option either be deposited into the excess cash flow reserve or applied as if it had been contained in the excess cash flow reserve.

“Priority Payment Cessation Event” means (a) the initiation of (x) judicial or non-judicial foreclosure proceedings, (y) proceedings for appointment of a receiver or (z) similar remedies permitted by the Bellagio Hotel and Casino Whole Loan documents relating to all or a material portion of the Bellagio Hotel and Casino Property, and/or (b) the

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imposition of a stay, an injunction or a similar judicially imposed device that has the effect of preventing the lender from exercising its remedies under the Bellagio Hotel and Casino Whole Loan documents.

■	Property Management. The Bellagio Hotel and Casino Property is managed by the Bellagio Tenant.

■

Permitted Future Mezzanine or Secured Subordinate Indebtedness. The Bellagio Hotel and Casino Whole Loan documents provide for a one time right of a parent entity of the Bellagio Hotel and Casino Borrower to obtain a mezzanine loan secured by the direct or indirect equity interests in the Bellagio Hotel and Casino Borrower, provided that certain conditions are satisfied, including but not limited to (i) the principal amount of the mezzanine loan can in no event be greater than an amount equal to the amount which will yield (x) an aggregate loan-to-value ratio that does not exceed 72%, and (y) a Whole Loan DSCR that is not less than 4.24x and (ii) the mezzanine lender enters into an intercreditor agreement reasonably acceptable to the lender and the mezzanine lender. No rating agency confirmation is required for the mezzanine loan, and the mezzanine loan is not required to be coterminous with the Bellagio Hotel and Casino Whole Loan. The mezzanine loan documents may permit voluntary prepayment of the mezzanine loan without corresponding prepayment of the Bellagio Hotel and Casino Whole Loan (except that prepayments of the mezzanine loan to cure a Bellagio Trigger Event or prepayments from the excess cash flow reserve must be made concurrently with a pro rata prepayment of the Bellagio Hotel and Casino Whole Loan). In addition, the mezzanine loan documents may permit that, provided no event of default is continuing under the Bellagio Hotel and Casino Whole Loan, the mezzanine borrower may prepay the mezzanine loan at a discount pursuant to negotiated transactions with only the mezzanine lender.

■

Terrorism Insurance. The Bellagio Hotel and Casino Whole Loan documents require that the “all risk” insurance policy required to be maintained by the Bellagio Hotel and Casino Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Bellagio Hotel and Casino Property, and business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity. So long as the Bellagio Hotel and Casino Property is subject to the Bellagio Lease, the Bellagio Hotel and Casino Borrower is permitted to rely on terrorism insurance provided by the Bellagio Tenant. The permitted deductible for terrorism insurance for the Bellagio Hotel and Casino Borrower under the Bellagio Hotel and Casino Whole Loan documents is $500,000 and for the Bellagio Tenant under the Bellagio Lease is $2,500,000. If TRIPRA is no longer in effect, but terrorism insurance is commercially available, then the Bellagio Hotel and Casino Borrower will be required to maintain terrorism insurance but will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium payable in respect of the Bellagio Hotel and Casino Borrower Property and business interruption/rental loss insurance required under the related loan documents.

In addition, terrorism insurance for the Bellagio Hotel and Casino Property may be written by a non-rated captive insurer subject to certain conditions, including, among other things: (i) TRIPRA shall be in full force and effect; (ii) the terrorism policy issued by such captive insurer, together with any other qualified terrorism policies in-place, provide per occurrence limit in an amount not less than replacement cost and rent loss coverage as otherwise required; (iii) except with respect to deductibles permitted under the Bellagio Lease, covered losses that are not reinsured by the federal government under TRIPRA and paid to the captive insurer shall be reinsured with a cut-through endorsement by an insurance company rated “A” by S&P and “A2” by Moody’s (to the extent Moody’s rates securities which represent an interest in the Bellagio Hotel and Casino Whole Loan and rates the applicable insurance company); (iv) all reinsurance agreements between the captive insurer and other reinsurance providers shall be subject to the reasonable approval of the lender; and (v) such captive insurer shall be licensed in the State of Nevada or other jurisdiction to the extent reasonably approved by the lender and qualified to issue the terrorism policy in accordance with applicable legal requirements. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Property” in the Prospectus.

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Southcenter Mall
2800 Southcenter Mall
Tukwila, WA 98188
BOEING FIELD
SEATTLE-TACOMA INTERNATIONAL AIRPORT
RENTON MUNICIPAL AIRPORT
Newcastle
DELRIDGE
Westwood Village
White Center
HIGHLINE
DUWAMISH
DUNLAP
KENNYDALE
LAKERIDGE
RAINIER VIEW
Bryn Mawr -Skyway
HIGHLANDS PARK
MT. VIEW
RIVERTON-BOULEVARD PARK
Renton
DOWNTOWN RENTON
FOSTER
EVANSVILLE
RIVERTON HEIGHTS
Renton Shopping Center
Walmart Supercenter
Renton Village
Tukwila Family Fun Center & Bullwinkle's Restaurant
Boeing Commercial Airplanes HQ
Burien
Five Corners Shopping Center
Highline Medical Center
GREGORY HEIGHTS
MCMICKEN HEIGHTS
SOUTHCENTER
Southcenter Square
Parkway Super Center
SeaTac
Tukwila
Valley Medical Center
Cascade Village
Cascade-Fairwood
Great Wall Shopping Center
Normandy Park
Centerpoint Corporate Park
Amazon Fulfillment Center
Green River Natural Resources Area
Kent
MIDWAY
Seattle
Bellevue
Redmond
Kirkland
Shoreline
Lynnwood
Woodinville
Sammamish
Issaquah
Mercer Island
Renton
Tukwila
Seatac
Des Moines
Kent
Auburn
Federal Way
Black Diamond
Gig Harbor
Ruston
Monroe
Woodway
Kenmore
MAP © 2019 CARTIFACT
DATA © OSM CONTRIBUTORS

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Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GACC
Location (City/State)	Tukwila, Washington	Cut-off Date Balance(4)		$60,000,000
Property Type	Retail	Cut-off Date Balance per SF(3)		$278.39
Size (SF)	783,068	Percentage of Initial Pool Balance		4.5%
Total Occupancy as of 11/30/2019(1)	92.6%	Number of Related Mortgage Loans		None
Owned Occupancy as of 11/30/2019(1)(2)	84.1%	Type of Security		Fee Simple and Leasehold
Year Built / Latest Renovation	1968 / 2008	Mortgage Rate		2.88000%
Appraised Value	$980,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		120

Underwritten Revenues	$59,376,497
Underwritten Expenses	$16,700,013	Escrows(5)
Underwritten Net Operating Income (NOI)	$42,676,484		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$41,548,866	Taxes	$0	$0
Cut-off Date LTV Ratio(3)	22.2%	Insurance	$0	$0
Maturity Date LTV Ratio(3)	22.2%	Replacement Reserve	$0	$0
DSCR Based on Underwritten NOI / NCF(3)	6.70x / 6.53x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(3)	19.6% / 19.1%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$218,000,000	99.6%	Loan Payoff	$217,738,336	99.5%
Borrower Equity Contribution	819,135	0.4	Origination Costs	1,080,799	0.5

Total Sources	$218,819,135	100.0%	Total Uses	$218,819,135	100.0%

(1)

Total Occupancy is inclusive of JCPenney (272,267 SF), Macy’s (258,944 SF), Sears (174,630 SF), Nordstrom (165,900 SF), KeyBank (21,546 SF) and Olive Garden (7,405 SF), which each separately own their own improvements and as such are excluded from the loan collateral. Owned Occupancy is based on a total of 783,068 collateral SF.

(2)

The current physical occupancy at the Southcenter Mall Property is 87.9%. Three tenants totaling 29,911 SF are excluded from the occupancy and underwriting because they are expected to or known to vacate. Forever21 (26,611 SF) is in bankruptcy and is excluded from the occupancy and underwriting.

(3)	Calculated based on the aggregate outstanding principal balance of the Southcenter Mall Whole Loan. See “—The Mortgage Loan” below.
(4)

The Southcenter Mall Loan consists of the controlling Note A-1 and is part of the Southcenter Mall Whole Loan, which is evidenced by six pari passu notes, with an aggregate outstanding principal balance as of the Cut-Off Date of $218,000,000. For additional information, see “—The Mortgage Loan” below.

(5)	See “—Escrows” below.

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The Mortgage Loan. The mortgage loan (the “Southcenter Mall Loan”) is part of a whole loan (the “Southcenter Mall Whole Loan”) evidenced by six pari passu notes with an aggregate principal balance as of the Cut-off Date of $218,000,000. The Southcenter Mall Whole Loan is secured by a first mortgage lien on the borrower’s fee simple and leasehold interest in a 783,068 SF portion (the “Southcenter Mall Property”) of an approximately 1.68 million SF super regional mall located in Tukwila, Washington (the “Southcenter Mall Shopping Center”). The Southcenter Mall Loan, which is evidenced by the controlling Note A-1, has an outstanding principal balance as of the Cut-off Date of $60,000,000 and represents approximately 4.5% of the Initial Pool Balance.

The Southcenter Mall Whole Loan, which accrues interest at an interest rate of 2.88000% per annum, was originated by DBR Investments Co. Limited on December 11, 2019, had an original principal balance of $218,000,000 and has an outstanding principal balance as of the Cut-off Date of $218,000,000. The proceeds of the Southcenter Mall Whole Loan along with $819,135 of equity contributed by the borrower were primarily used to refinance prior debt secured by the Southcenter Mall Property and pay origination costs.

The Southcenter Mall Whole Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The Southcenter Mall Whole Loan requires monthly payments of interest only for the entire term. The scheduled maturity date of the Southcenter Mall Whole Loan is the due date in January 2030. Provided that no event of default has occurred and is continuing under the loan documents, at any time after the earlier to occur of (a) January 1, 2023 and (b) the second anniversary of the closing date of the last securitization of any note comprising the Southcenter Mall Whole Loan, the Southcenter Mall Whole Loan may be (i) defeased with certain “government securities” as permitted under the loan documents or (ii) prepaid in full together with the greater of 1.00% of the outstanding principal balance and yield maintenance through October 1, 2029. Voluntary prepayment of the Southcenter Mall Whole Loan without payment of any prepayment premium is permitted on or after the due date occurring in October 2029.

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The table below summarizes the promissory notes that comprise the Southcenter Mall Whole Loan. The relationship between the holders of the Southcenter Mall Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Prospectus.

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$60,000,000	$60,000,000	GSMS 2020-GC45	Yes
Note A-2	$50,000,000	$50,000,000	DBRI(1)	No
Note A-3	$39,000,000	$39,000,000	DBRI(1)	No
Note A-4	$29,000,000	$29,000,000	DBRI(1)	No
Note A-5	$20,000,000	$20,000,000	DBRI(1)	No
Note A-6	$20,000,000	$20,000,000	DBRI(1)	No
Total	$218,000,000	$218,000,000

(1)	Expected to be contributed to one or more future securitization transactions.

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The Mortgaged Property. The Southcenter Mall Property is a 783,068 SF portion of the Southcenter Mall Shopping Center, a three-level super regional mall that contains approximately 1.68 million SF of gross leasable area, located in the greater Seattle market. The Southcenter Mall Shopping Center was originally built in 1968 and expanded in 2008. In 2008, an approximately $240 million redevelopment project opened with a 400,000 SF two level expansion that included the new AMC theater, food terrace, new specialty stores, feature restaurants and new parking structures. Four outparcel pads were added totaling approximately 40,000 SF. In addition, in 2010 a project to re-tenant the vacant Mervyn’s box brought the specialty grocer, Seafood City (44,413 SF), which opened in July 2010. Including the purchase of the Mervyn’s box, total project cost was approximately $35 million. The Southcenter Mall Shopping Center has 7,059 parking spaces, which equates to 4.2 spaces per 1,000 SF. The Southcenter Mall Property is owned in fee by the borrower, except for a parking parcel containing approximately 1,350 parking spaces, in which the borrower has a sub-ground leasehold interest through June 2045. The ground rent under the lease is currently approximately $8,175 per month and resets every 10 year period based on the consumer price index (with the next reset in 2025) subject to the methodology in the ground lease documents.

The Southcenter Mall Shopping Center is anchored by Macy’s, JCPenney, Sears and Nordstrom, which each separately own their improvements. Macy’s also owns the underlying land beneath its box, while the borrower owns the underlying land for the three remaining anchors. As of the trailing 12 months ending October 2019, the four major non-collateral anchors (Macy’s, JCPenney, Nordstrom and Sears) have achieved sales of approximately $63.3 million ($245 PSF), $35.2 million ($129 PSF), $29.4 million ($177 PSF), and $13.9 million ($80 PSF), respectively. The Southcenter Mall Shopping Center is also junior anchored by Seafood City (a Filipino supermarket), a 16-screen American Multi-Cinema (“AMC”) theater, Round One and H&M (all part of the Southcenter Mall Loan collateral). As of the trailing 12 months ending in October 2019, Seafood City, AMC theater, Round One and H&M posted sales of approximately $35.0 million ($787 PSF), $13.6 million ($850,081 per screen), $6.5 million ($159 PSF) and $10.0 million ($408 PSF), respectively.

The Southcenter Mall Property features a broad merchandise mix with over 150 specialty retailers including Apple, Aerie, Claire’s, Coach, Disney, Footlocker, H&M, Gamestop, Lucky Brand, Michael Kors, and Sephora. The Southcenter Mall Property also features diverse dining options such as BJ’s Restaurant, The Cheesecake Factory, Buffalo Wild Wings, Chipotle and Moctezuma’s Mexican Restaurant, which is complemented by a 14-bay food court located on the second level of the Southcenter Mall Property.

The Southcenter Mall Property has an in-place underwritten occupancy of 92.6% (84.1% occupied excluding non-collateral anchors and unowned parcels). As of the trailing 12 months ending October 2019, the Southcenter Mall Property generated in-line sales of approximately $757 PSF with an occupancy cost ratio of approximately 12.9%. Excluding the Apple store, the Southcenter Mall Property generated in-line sales of approximately $600 PSF with an occupancy cost ratio of approximately 16.3% over the same period.

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The following table presents a summary of historical tenant sales at the Southcenter Mall Property:

Historical Tenant Sales Summary (1)

	2017	2018	TTM October 2019
Anchor Sales PSF (non-collateral)	$167	$166	$163
Junior Anchor Sales PSF (collateral)	$320	$321	$337
In-Line Tenant Sales (<10,000) PSF	$849	$856	$777
In-Line Tenant Sales (<10,000) PSF (excl. Apple)	$616	$593	$613

(1)	Information as provided by the borrower sponsors and only includes tenants reporting sales.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Southcenter Mall Property:

Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Tenant Sales $ per SF(3)	Occupancy Cost(3)	Lease Expiration	Renewal / Extension Options
Non-Collateral Anchors(4)
Macy’s	NR / NR / NR	258,944	NAP	$0	0.0%	NAP	$245	NAP	NAP	NAV
JCPenney	NR / NR / NR	272,267	NAP	407,094	1.2	NAP	$129	1.2%	7/31/2028	NAV
Nordstrom	NR / NR / NR	165,900	NAP	1,040,000	3.1	NAP	$177	3.5%	9/30/2028	NAV
Sears	NR / NR / NR	174,630	NAP	100,000	0.3	NAP	$80	0.7%	7/31/2023	NAV
Total Non-Collateral Anchors		871,741	NAP	$1,547,094	4.6%	NAP	$163	1.2%
Non-Collateral Outparcels		28,951	NAP	463,536	1.4	NAP
Total Non-Collateral		900,692	NAP	$2,010,630	6.0%	NAP

Owned Tenants
AMC	NR / NR / NR	70,000	8.9%	$2,920,344	8.8%	$41.72	$850,081(5)	21.5%	7/31/2023	4, 5-year options
Seafood City	NR / NR / NR	44,413	5.7	1,399,866	4.2	$31.52	$787	4.0%	7/15/2025	3, 5-year options
H&M	NR / NR / NR	24,506	3.1	1,188,541	3.6	$48.50	$408	11.9%	1/31/2029	4, 3-year options
Round One	NR / NR / NR	40,576	5.2	908,073	2.7	$22.38	$159	14.1%	7/31/2025	2, 5-year options
The Container Store	NR / NR / NR	25,452	3.3	700,987	2.1	$27.54	$157	17.5%	2/28/2027	2, 5-year options
Champs Sports/Nike Yardline	NR / NR / NR	7,493	1.0	604,830	1.8	$80.72	$977	8.3%	1/31/2025	None
Foot Locker/House of Hoops	NR / NR / NR	7,310	0.9	591,852	1.8	$80.96	$620	13.1%	1/31/2021	None
Fidelity Investments	NR / A1 / NR	7,200	0.9	574,878	1.7	$79.84	NAV	NAV	5/31/2024	2, 5-year options
The Cheesecake Factory	NR / NR / NR	10,289	1.3	569,037	1.7	$55.31	$1,149	4.8%	1/31/2028	2, 5-year options
Victoria’s Secret	NR / NR / NR	9,875	1.3	556,043	1.7	$56.31	$522	10.8%	1/31/2024	None
Ten Largest Owned Tenants		247,114	31.6%	$10,014,451	30.0%	$40.53
Remaining Owned Tenants		411,274	52.5	21,309,322	63.9	$51.81
Vacant Spaces (Owned Space)		124,680	15.9	0	0.0	$0.00
Totals / Wtd. Avg. All Owned Tenants(6)		783,068	100.0%	$31,323,773	94.0%	$51.66
Totals / Wtd. Avg. Non-Collateral / Owned Tenants(7)				$33,334,403	100.0%	$54.98

(1)	Based on the underwritten rent roll dated November 30, 2019.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Tenant Sales $ per SF and Occupancy Cost are as of the trailing 12 months ending October 31, 2019.

(4)	The borrower owns the underlying land of JCPenney, Nordstrom, Sears, Olive Garden and KeyBank. Lease Expiration for JCPenney, Nordstrom and Sears refers to expiration of the ground leases.

(5)	Based on the AMC’s 16 screens.

(6)	The UW Base Rent $ per SF excludes 52,033 SF which has no attributable fixed base rent.

(7)	The UW Base Rent and UW Base Rent $ per SF include UW Base Rent from the three non-collateral anchor tenants and two non-collateral in-line tenants, but excludes the associated SF.

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The following table presents certain information relating to the lease rollover schedule at the Southcenter Mall Property based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	# of Expiring Tenants
MTM	16,155	2.1%	2.1%	$904,456	2.7%	$55.99	5
2020	34,678	4.4	6.5%	1,075,944	3.2	$31.03	25
2021	74,171	9.5	16.0%	3,433,327	10.3	$46.29	35
2022	61,226	7.8	23.8%	2,782,407	8.3	$45.44	30
2023	107,256	13.7	37.5%	5,339,098	16.0	$49.78	17
2024	66,909	8.5	46.0%	4,157,281	12.5	$62.13	19
2025	102,272	13.1	59.1%	3,741,382	11.2	$36.58	11
2026	14,005	1.8	60.9%	589,983	1.8	$42.13	6
2027	53,172	6.8	67.7%	2,363,443	7.1	$44.45	14
2028	40,244	5.1	72.8%	3,922,140	11.8	$97.46	15
2029	62,786	8.0	80.8%	4,254,323	12.8	$67.76	15
2030	16,096	2.1	82.9%	549,544	1.6	$34.14	3
2031 & Thereafter	9,418	1.2	84.1%	221,075	0.7	$23.47	1
Vacant	124,680	15.9	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.(4)	783,068	100.0%		$33,334,403	100.0%	$54.98	196

(1)	Calculated based on the approximate square footage occupied by each collateral tenant.

(2)

Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)

UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF includes annual rent from three non-collateral anchor tenants and two non-collateral in-line tenants in which the borrower owns the underlying land but does not own the improvements. The UW Base Rent $ per SF excluding the non-collateral tenants is $51.66.

(4)	The Wtd. Avg. UW Base Rent $ per SF for Owned Tenant excludes 52,033 SF, which has no attributable base rent.

The following table presents certain information relating to the historical occupancy at the Southcenter Mall Property:

Historical Leased %(1)

	2014	2015	2016	2017	2018	Current(2)(3)
Owned Occupancy including non-collateral anchors	95.8%	97.8%	95.8%	96.0%	96.0%	92.6%
Owned Occupancy excluding non-collateral anchors	91.2%	95.5%	91.3%	91.7%	91.6%	84.1%

(1)	Historical Occupancy is as of December 31 of each respective year.

(2)	Current occupancy is based on the underwritten rent roll dated November 30, 2019.

(3)

The current physical occupancy at the Southcenter Mall Property is 87.9%. Three tenants totaling 29,911 SF are excluded from the occupancy and underwriting because they are expected to or known to vacate. In addition, Forever21 (26,611 SF), which is in bankruptcy, is excluded from the occupancy and underwriting.

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Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Southcenter Mall Property:

Cash Flow Analysis(1)

	2016	2017	2018	TTM 10/31/2019	Underwritten	Underwritten $ per SF(2)
Base Rent	$37,070,856	$36,892,290	$36,065,546	$34,418,159	$33,334,403	$42.57
Rent Steps(3)	0	0	0	0	708,761	0.91
Gross Up Vacancy	0	0	0	0	6,071,512	7.75
Reimbursements	18,549,095	19,060,094	20,923,356	20,783,823	20,416,765	26.07
Other Income(4)	6,743,806	5,925,410	6,271,498	4,799,081	4,916,568	6.28
Vacancy & Credit Loss	0	0	0	0	(6,071,512)	(7.75)
Effective Gross Income	$62,363,757	$61,877,793	$63,260,401	$60,001,063	$59,376,497	$75.83

Real Estate Taxes	$4,063,206	$4,235,122	$4,673,930	$4,276,508	$4,483,105	$5.73
Insurance	328,713	488,602	541,588	522,502	554,389	0.71
Management Fee(5)	2,933,914	2,894,887	2,967,772	2,830,732	1,000,000	1.28
Other Operating Expenses	10,268,627	10,675,556	10,894,826	10,662,519	10,662,519	13.62
Total Operating Expenses	$17,594,460	$18,294,166	$19,078,116	$18,292,261	$16,700,013	$21.33

Net Operating Income	$44,769,297	$43,583,627	$44,182,284	$41,708,802	$42,676,484	$54.50
TI/LC	0	0	0	0	978,835	1.25
Capital Expenditures	0	0	0	0	148,783	0.19
Net Cash Flow	$44,769,297	$43,583,627	$44,182,284	$41,708,802	$41,548,866	$53.06

(1)

Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten $ per SF is based on 783,068 SF.

(3)

Includes $667,292 of contractual rent steps through January 1, 2021 and $41,469 for the straight line average rent for the following investment grade tenants: Fidelity Investments, AT&T Wireless, Verizon, Disney, Michael Kors, Starbucks and Bank of America.

(4)

Underwritten Other Income consists of lease termination income ($117,487), percentage rent ($857,464), kiosk/ATM income ($1,658,949), specialty leasing income ($1,554,354), media income ($132,282) and miscellaneous income ($596,031).

(5)	Any management fees exceeding 3.0% of Effective Gross Income are subordinate to the Southcenter Mall Whole Loan.

■	Appraisal. According to the appraisal, the Southcenter Mall Property had an “as-is” appraised value of $980,000,000 as of November 17, 2019.

Appraisal Approach	As-Is Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$958,000,000	NAP	4.50%
Income Capitalization Approach(1)	$992,000,000	6.00%	5.00%(1)

(1)	Represents the terminal capitalization rate.

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Environmental Matters. According to a Phase I environmental report, dated November 20, 2019, there are no recognized environmental conditions or recommendations for further action at the Southcenter Mall Property, except for the implementation of an asbestos operations and maintenance plan.

■

Market Overview and Competition. The Southcenter Mall Property is located in Tukwila, Washington, 14 miles south of downtown Seattle and four miles north of the SeaTac International Airport. The Southcenter Mall Property is located at the junction of Seattle’s two most heavily traveled highways (I-5 and I-405). The Southcenter Mall Property is the largest shopping center in the state of Washington. The trade area serving the Southcenter Mall Property stretches over 30 miles and includes over 1.3 million residents. According to the appraisal, as of 2019, within a 5-,7- and 10-mile radius of the Southcenter Mall Property, the population is 291,032, 528,882 and 841,502, respectively. Within a 5-,7- and 10-mile radius of the Southcenter Mall Property, the average household income is $88,132, $97,087 and $110,258, respectively.

The Southcenter Mall Property is located in the West Seattle/Tukwila/Kent/Auburn retail submarket of Seattle. According to the appraisal, the West Seattle/Tukwila/Kent/Auburn retail submarket contains approximately 8.7 million SF, or 31.8% of the region’s inventory. As of the third quarter of 2019, the West Seattle/Tukwila/Kent/Auburn retail submarket had a vacancy rate of 9.8% with net absorption of 21,000 SF. Over the same period, the submarket had an average asking rental rate of $22.58 per SF.

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The following table presents certain information relating to the primary competition for the Southcenter Mall Property:

Competitive Set(1)

	Southcenter Mall(2)	The Commons at Federal Way	Pacific Place	Bellevue Square	Northgate Mall	Tacoma Mall
Distance from Subject	NAP	11.5 miles	12.3 miles	14.0 miles	19.1 miles	23.5 miles
Property Type	Super Regional Mall	Super Regional Mall	Urban Specialty Center	Super Regional Mall	Super Regional Mall	Super Regional Mall
Year Built	1968	1975	1998	1946	1950	1964
Total GLA	1,683,760	771,000	330,000	1,578,000	1,046,000	1,188,607
Total Occupancy	92.6%	74.1%	75.0%	98.2%	98.2%	98.6%
In-Line Sales per SF	$758	$200 - $300	$500 - $650	$600 - $775	NAV	$500 - $575
Anchors & Jr. Anchors	Macy’s JCPenney Sears Nordstrom Seafood City Round One AMC The Container Store	Macy’s Target Kohl’s Cinemas	AMC Theaters Barnes & Noble Nordstrom (adjacent) Macy’s (nearby)	Macy’s Nordstrom JCPenney Crate & Barrel	Macy’s Nordstrom JCPenney Other/Big Box	Macy’s Nordstrom JCPenney Dick’s Sporting Goods

(1)	Source: Appraisal.

(2)	Based on Southcenter Mall Shopping Center, including non-collateral anchors and outparcels.

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The Borrower. The borrower is Southcenter Owner LLC, a single purpose, bankruptcy remote single member Delaware limited liability company with two independent directors. Legal counsel to the borrower provided a non-consolidation opinion in connection with the origination of the Southcenter Mall Whole Loan.

The borrower sponsor is a joint venture between Unibail-Rodamco-Westfield (55%) and Canada Pension Plan Investment Board (“CPPIB”) (45%). The non-recourse carveout guarantor is URW WEA LLC, an affiliate of Unibail-Rodamco-Westfield (“URW”). The liability of the non-recourse carveout guarantor for recourse events relating to bankruptcy is capped at 20% of the then outstanding principal balance of the Southcenter Mall Whole Loan.

URW is a global developer and operator of flagship shopping destinations in cities across Europe and the United States and office buildings and major convention and exhibition venues in the Paris region. As of June 30, 2019, URW had a total portfolio value of approximately €65.0 billion, of which 86% is retail, 7% is office, 5% is convention and exhibition venues and 2% is services. URW owns and operates 92 shopping centers, of which 55 are flagships in cities in Europe and the United States.

CPPIB is a Canadian Crown corporation established by way of the 1997 Canada Pension Plan Investment Board Act to oversee and invest the funds contributed to and held by the Canada Pension Plan. As of September 30, 2019, CPPIB managed over C$409 billion in investment assets for the Canada Pension Plan on behalf of 20 million Canadians. CPPIB invests across geographies and asset classes, including public equities (33%), private equities (24%), real estate (12%), government bonds (10%), credit investments (9%), infrastructure (9%) and others. If CPPIB succeeds to URW’s interest in the borrower, CPPIB, or an affiliate having a net worth and liquidity reasonably acceptable to the lender, is permitted to act as replacement guarantor.

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Lockbox and Cash Management. The Southcenter Mall Whole Loan is structured with a hard lockbox and springing cash management. The borrower was required at loan origination to deliver letters to all tenants at the Southcenter Mall Property directing them to deposit all rents and payments into a lender controlled lockbox account. To the extent no Trigger Period is continuing, all funds in the lockbox account are required to be transferred to or at the direction of the borrower. Following the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept weekly to a segregated cash management account under the control of the lender and disbursed in accordance with the loan documents to make deposits into the tax, insurance and parking area sublease reserve accounts as described below under “Escrows”, to pay debt service on the Southcenter Mall Whole Loan, to make deposits into the replacement reserve and rollover reserve as described below under “Escrows”, to pay operating expenses set forth in the annual budget (which must be approved by the lender during a Trigger Period) and lender-approved extraordinary expenses, and to deposit any remainder into a cash sweep account to be held as additional collateral for the Southcenter Mall Whole Loan during such Trigger Period.

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A “Trigger Period” means any period during the continuance of (i) an event of default under the loan documents until cured as determined by the lender in its reasonable discretion or (ii) any Low DSCR Trigger Period.

A “Low DSCR Trigger Period” means any period during the continuance of which the debt service coverage ratio based on the Southcenter Mall Whole Loan is less than 4.11x and will end if (i) the Southcenter Mall Whole Loan debt service coverage ratio is at least 4.11x for two consecutive quarters, (ii) the borrower prepays a portion of the Southcenter Mall Whole Loan to achieve a debt service coverage ratio of 4.11x with a prepayment fee equal to the greater of 1.00% of the prepaid amount and yield maintenance or (iii) the borrower delivers to lender a letter of credit meeting the requirements of the Southcenter Mall Whole Loan documents or other additional collateral acceptable to lender in its sole but reasonable discretion in an amount equal to 12 months of projected excess cash flow (provided if a debt service coverage ratio of 4.11x has not been achieved as of the date that is 12 months from delivery of such letter of credit, a Low DSCR Trigger Period will again commence).

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Escrows. On each due date during the continuance of a Trigger Period, the borrower will be required to fund the following reserves, (i) 1/12th of the real estate taxes that the lender estimates will be payable over the next-ensuing 12-month period, (ii) 1/12th of the amount that the lender estimates will be necessary to pay insurance premiums for the renewal of coverage, provided that an insurance reserve will be waived if the Southcenter Mall Property is covered under an acceptable blanket policy, (iii) 1/12th of the rent due under the sub-ground lease at the Southcenter Mall Property (provided such reserve is not required to be funded if the borrower provides reasonably acceptable evidence of payment of such monthly rent when due), (iv) a monthly replacement reserve deposit of $12,399, subject to a cap of $148,783 and (v) a monthly rollover reserve deposit of $81,570, subject to a cap of $978,835. Funds deposited into any of the foregoing reserves are required to be released to the borrower if a Trigger Period no longer exists. The borrower has the right to deliver a letter of credit meeting the requirements of the Southcenter Mall Whole Loan documents in lieu of funding any reserve, or to replace funds previously deposited into any reserve.

■

Property Management. The Southcenter Mall Property is managed by Westfield Property Management LLC, an affiliate of the borrower. The lender may require the borrower to replace the property manager with another property manager chosen by the borrower and approved by the lender in its sole discretion and terminate the existing management agreement without payment of any termination fees or other costs upon the occurrence of any one or more of the following events: (i) at any time following the occurrence and during the continuance of an event of default, (ii) if the property manager is in material default under the management agreement beyond any applicable notice and cure period, (iii) if the property manager is insolvent or a debtor in any bankruptcy or insolvency proceeding, or (iv) if at any time the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■

Release of Collateral. The borrower may request that the lender release (i) the non-income producing approximately 1.02 acre parcel of land and its currently un-owned improvements designated as the “Firestone Parcel”, (ii) the approximately 0.57 acre parcel of land designated as the “Post Office Parcel” and/or (iii) any other non-income producing, unimproved, non-material portion of the Southcenter Mall Property, which is not used for parking (each, a “Release Parcel”) from the lien of the Southcenter Mall Whole Loan documents upon the satisfaction of the following conditions: (a) no continuing event of default; (b) title to the Release Parcel is transferred from the borrower and borrower continues to be a single purpose entity; (c) evidence satisfactory to the lender that the Release Parcel is a legally subdivided parcel from the Southcenter Mall Property and is on a separate tax lot; (d) the conveyance of the Release Parcel does not (1) materially adversely affect the use, access, value, utility or operation of the remaining Southcenter Mall Property, (2) cause any portion of the remaining Southcenter Mall Property to be in violation of any legal, zoning or parking requirements, (3) create any liens on the remaining Southcenter Mall Property or (4) cause a default under the terms of any lease or other instrument relating to the Southcenter Mall Property; (e) if such release occurs after a securitization, borrower must comply with REMIC related conditions; and (f) only with respect to the Post Office Parcel, payment of a release price in an amount equal to $1,275,000 together with the yield maintenance premium (if then applicable). No paydown or defeasance of the Southcenter Mall Whole Loan will be required in connection with any Release Parcel other than the Post Office Parcel. In addition, with respect to the Firestone Parcel and/or the Post Office Parcel, the borrower must enter into a “no poaching” agreement between the borrower and the transferee of the Firestone Parcel and/or Post Office Parcel with respect to the tenants under leases at the Southcenter Mall Property (unless replaced with tenants

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paying equal or greater effective rent per square foot), to which the lender shall be a third party beneficiary and which agreement is in form and substance satisfactory to the lender).

■

Terrorism Insurance. The loan documents require that the “all-risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal 100% of the replacement cost of the Southcenter Mall Property plus 24 months of business interruption coverage, plus an extended period of indemnity of 12 months; provided that if the Terrorism Risk Insurance Program Reauthorization Act of 2015 or any subsequent statute, extension or reauthorization is no longer in effect, the borrower will not be required to pay annual premiums in excess of an amount equal to two times the then-current premium for a separate “special causes of loss” or similar policy (including business interruption insurance) insuring only the Southcenter Mall Property on a stand-alone basis. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

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kent station

KENT
RAM
RESTAURANT & BREWERY

Panera BREAD

LOFT
LOFT

AMC
IMAX

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Kent Station
417 Ramsay Way
Kent, WA 98032
Tukwila
Renton
Burien
SeaTac
SEATTLE-TACOMA INTERNATIONAL AIRPORT
Normandy Park
Des Moines
Kent
Cascade-Fairwood
Covington
Puget Sound
MIDWAY
NORTH HILL
MCMICKEN HEIGHTS
RIVERTON HEIGHTS
EVANSVILLE
MAPLEWOOD HEIGHTS
SOUTHCENTER
Westfield Southcenter
Boeing Commercial Airplanes HQ
Valley Medical Center
Centerpoint Corporate Park
Amazon Fulfillment Center
Highline College
Highline Medical Center
AUBURN MUNICIPAL AIRPORT
Seattle
Bellevue
Redmond
Kirkland
MAP © 2019 CARTIFACT

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Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller		CREFI
Location (City/State)	Kent, Washington		Cut-off Date Balance		$56,000,000
Property Type	Mixed Use		Cut-off Date Balance per SF		$228.24
Size (SF)	245,360		Percentage of Initial Pool Balance		4.2%
Total Occupancy as of 8/1/2019	86.8%		Number of Related Mortgage Loans		None
Owned Occupancy as of 8/1/2019	86.8%		Type of Security		Fee Simple
Year Built / Latest Renovation	2005-2006 / NAP		Mortgage Rate		3.50000%
Appraised Value	$106,000,000		Original Term to Maturity (Months)		120
			Original Amortization Term (Months)		360
			Original Interest Only Period (Months)		36

Underwritten Revenues	$8,363,764
Underwritten Expenses	$2,657,177		Escrows(1)
Underwritten Net Operating Income (NOI)	$5,706,587			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$5,370,657		Taxes	$141,902	$70,951
Cut-off Date LTV Ratio	52.8%		Insurance	$51,034	$6,379
Maturity Date LTV Ratio	45.1%		Replacement Reserve	$0	$6,339
DSCR Based on Underwritten NOI / NCF	1.89x / 1.78x		TI/LC	$0	$26,172
Debt Yield Based on Underwritten NOI / NCF	10.2% / 9.6%		Other(2)	$62,580	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$56,000,000	100.0%	Loan Payoff	$54,359,403	97.1%
			Principal Equity Distribution	1,161,779	2.1
			Reserves	255,516	0.5
			Origination Costs	223,302	0.4

Total Sources	$56,000,000	100.0%	Total Uses	$56,000,000	100.0%

(1)	See “—Escrows” below.
(2)	Other Upfront reserve of $62,580 represents outstanding tenant improvement allowances for two tenants at the Kent Station Property.

■

The Mortgage Loan. The mortgage loan (the “Kent Station Loan”) is secured by a first mortgage encumbering the borrower’s fee simple interest in a mixed-use property located in Kent, Washington (the “Kent Station Property”). The Kent Station Loan had an original principal balance of $56,000,000 and represents approximately 4.2% of the Initial Pool Balance. The Kent Station Loan, which accrues interest at a fixed rate of 3.50000% per annum, was originated by CREFI on December 4, 2019. The Kent Station Loan had an initial term of 120 months, and has a remaining term of 119 months as of the Cut-off Date. The proceeds of the Kent Station Loan were used to refinance the existing debt, return equity to the borrower sponsor, fund upfront reserves and pay origination costs.

The Kent Station Loan requires interest only payments during the first three years of its term, followed by payments of principal and interest sufficient to amortize the Kent Station Loan over a 30-year amortization term. The scheduled maturity date of the Kent Station Loan is December 6, 2029. Voluntary prepayment of the Kent Station Loan is permitted on or after September 6, 2029 without a payment of any prepayment premium. Defeasance of the Kent Station Loan is permitted at any time after the second anniversary of the securitization closing date.

■

The Mortgaged Property. The Kent Station Property is a 245,360 SF mixed-use property located in Kent, Washington, approximately 20 miles south of downtown Seattle. The Kent Station Property consists of 16 buildings across 16.8 acres and was constructed between 2005 and 2006. As of August 1, 2019 the Kent Station Property was 86.8% occupied by 56 unique tenants. The largest tenant at the Kent Station Property is AMC, which accounts for 23.9% of the SF and 26.9% of UW Base Rent. AMC’s lease was initially scheduled to expire on December 31, 2020, however in November 2018, AMC extended its lease through November 30, 2032. As part of the extension, AMC undertook an $8.0 million renovation that was completed in October 2019 to upgrade the theater with modernized recliner seating, enhanced sound systems, reserved seating, improved beverage offerings and large format screens. AMC invested approximately $6.0 million of its own money into the renovation, with the remaining $2.0 million coming from the borrower sponsor in the form of a tenant improvement allowance. Besides AMC, no tenant accounts for greater than 5.8% of the SF and 7.1% of the UW Base Rent at the Kent Station Property. Office, medical office and professional service providers comprise approximately 24.1% of the underwritten base rent and 23.9% of the occupied SF at the Kent Station Property. The Kent Station Property has 1,549 surface parking spaces, which equates to 6.3 parking spaces per 1,000 SF of net rentable area. Average occupancy at the Kent Station Property since 2011 has been 88.4%, with a peak occupancy of 90.1% in 2015 and trough occupancy of 86.0% in 2017.

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The following table presents certain information relating to the major tenants (of which certain tenants have co-tenancy provisions) at the Kent Station Property:

Ten Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options	Sales per SF(4)	Occ Cost(5)
AMC	NR / B2 / B	58,521	23.9%	$1,716,421	26.9%	$29.33	11/30/2032	4, 5-year options	$477,764	34.2%
GSA(6)	AAA / Aaa / AA+	14,205	5.8	451,293	7.1	$31.77	11/14/2025	None	N/A	N/A
Mama Stortini’s	NR / NR / NR	5,840	2.4	246,506	3.9	$42.21	5/31/2022	1, 5-year option	$681	7.8%
Ram	NR / NR / NR	6,540	2.7	225,630	3.5	$34.50	11/30/2020	1, 5-year option	$550	8.2%
Coldwell Banker	NR / NR / NR	5,015	2.0	186,321	2.9	$37.15	9/30/2021	1, 5-year option	N/A	N/A
Panera Bread	NR / NR / NR	4,657	1.9	182,984	2.9	$39.29	9/30/2021	2, 5 year options	N/A	N/A
Road Runner	NR / NR / NR	7,015	2.9	171,868	2.7	$24.50	9/30/2020	None	$242	14.6%
Valley Medical	NR / NR / NR	5,648	2.3	149,277	2.3	$26.43	6/30/2029	2, 5-year options	N/A	N/A
Dukes	NR / NR / NR	3,560	1.5	148,452	2.3	$41.70	12/31/2020	1, 5-year option	$765	6.9%
Agave	NR / NR / NR	3,747	1.5	132,827	2.1	$35.45	12/31/2025	1, 5-year option	$533	8.7%
Ten Largest Owned Tenants		114,748	46.8%	$3,611,579	56.6%	$31.47
Remaining Tenant Total		98,256	40.0	2,772,872	43.4	$28.22
Vacant(5)		32,356	13.2	0	0.0	$0.00
Total / Wtd. Avg. All Owned Tenants		245,360	100.0%	$6,384,451	100.0%	$29.97

(1)	Based on the underwritten rent roll dated August 1, 2019.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	UW Base Rent,% of Total UW Base Rent and UW Base Rent $per SF include $350,892 of contractual rent steps through November 15, 2020.
(4)	Sales per SF are based on Tenant GLA for all tenants except AMC, which reflects sales per screen. There are 14 screens at the AMC located at the Kent Station Property.
(5)	Occupancy Cost is calculated based on gross rent for each tenant.
(6)	GSA may terminate this lease at any time after the tenth lease year by giving at least 60 days’ prior written notice.

The following table presents certain information relating to the lease rollover schedule at the Kent Station Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	# of Expiring Leases
MTM	1,380	0.6%	0.6%	$45,934	0.7%	$33.29	1
2020	45,220	18.4	19.0%	1,386,150	21.7	$30.65	17
2021	32,015	13.0	32.0%	900,446	14.1	$28.13	12
2022	19,870	8.1	40.1%	583,087	9.1	$29.35	7
2023	7,050	2.9	43.0%	208,237	3.3	$29.54	3
2024	13,967	5.7	48.7%	393,284	6.2	$28.16	7
2025	21,347	8.7	57.4%	714,352	11.2	$33.46	4
2026	4,904	2.0	59.4%	179,393	2.8	$36.58	3
2027	3,082	1.3	60.7%	107,870	1.7	$35.00	1
2028	0	0.0	60.7%	0	0.0	$0.00	0
2029	5,648	2.3	63.0%	149,277	2.3	$26.43	1
2030	0	0.0	63.0%	0	0.0	$0.00	0
2031 & Thereafter	58,521	23.9	86.8%	1,716,421	26.9	$29.33	1
Vacant	32,356	13.2	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	245,360	100.0%		$6,384,451	100.0%	$29.97	57

(1)	Calculated based on the approximate square footage occupied by each collateral tenant.
(2)	UW Base Rent,% of Total UW Base Rent and UW Base Rent $per SF include $350,892 of contractual rent steps through November 15, 2020.

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The following table presents certain information relating to historical leasing at the Kent Station Property:

Historical Leased %(1)

2016	2017	2018	As of 8/1/2019(2)
87.7%	86.0%	88.2%	86.8%

(1)	Represents the average annual occupancy as of December 31 for each respective year unless otherwise indicated.
(2)	Based on the underwritten rent roll dated August 1, 2019.

■

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Kent Station Property:

Cash Flow Analysis(1)

	2016	2017	2018	TTM 7/31/2019	Underwritten	Underwritten $ per SF
In-Place Base Rent	$5,946,923	$5,818,772	$5,837,216	$5,973,619	$6,033,558	$24.59
Contractual Rent Steps(2)	0	0	0	0	350,892	1.43
Vacant Income	0	0	0	0	1,191,065	4.85
Reimbursements	2,080,467	2,044,161	1,689,132	1,756,423	1,858,648	7.58
Vacancy & Credit Loss	0	0	0	0	(1,191,065)	(4.85)
Other Income	113,973	113,898	144,064	120,665	120,665	0.49
Effective Gross Income	$8,141,363	$7,976,831	$7,670,412	$7,850,708	$8,363,764	$34.09

Real Estate Taxes	$911,548	$883,793	$868,513	$838,470	$822,207	$3.35
Insurance	146,358	151,821	143,910	143,739	100,743	0.41
Utilities	390,099	415,386	330,449	333,860	333,860	1.36
CAM Expenses	862,287	950,780	725,330	838,662	838,662	3.42
Management Fee	242,015	222,903	195,328	196,359	250,913	1.02
General & Administrative	354,648	378,131	346,135	310,791	310,791	1.27
Total Operating Expenses	$2,906,955	$3,002,814	$2,609,665	$2,661,881	$2,657,177	$10.83

Net Operating Income	$5,234,408	$4,974,017	$5,060,747	$5,188,826	$5,706,587	$23.26
Tenant Improvements	0	0	0	0	259,869	1.06
Replacement Reserves	0	0	0	0	76,062	0.31
Net Cash Flow	$5,234,408	$4,974,017	$5,060,747	$5,188,826	$5,370,657	$21.89

(1)

Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Contractual Rent Steps include $350,892 of contractual rent steps through November 15, 2020.

■	Appraisal. According to the appraisal, the Kent Station Property had an “as-is” appraised value of $106,000,000 as of August 2, 2019.

Appraisal Approach	“As-Is” Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$109,000,000	N/A	5.75%
Discounted Cash Flow Approach	$106,000,000	7.25%	6.25%(1)

(1)	Represents the terminal cap rate.

■

Environmental Matters. According to the Phase I environmental report dated November 15, 2019, there are no recognized environmental conditions or recommendations for further action at the Kent Station Property.

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■

Market Overview and Competition. The Kent Station Property is located in Kent, Washington, within King County. According to the appraisal, the Kent Station Property is the core shopping center in downtown Kent and offers retail, cinema and dining experiences. According to the appraisal, downtown Kent has gone through a significant revitalization over the last two decades, converting its downtown into a transit-oriented, walkable community. According to the appraisal, the Kent Station Property has played a primary role in the revitalization of downtown Kent, attracting a variety of national shops, restaurants and office tenants to the immediate area. Sound Transit operates express bus, commuter rail and light rail service within the Seattle metropolitan statistical area. The Kent Station Property is located directly across from the Sound Transit station in Kent, Washington. The Sound Transit station in Kent, Washington accommodates both train and bus commuters and has the second largest on boarding of commuters, behind only downtown Seattle.

New apartment complexes have been built adjacent to the Kent Station Property, which support the center’s restaurants, entertainment and services. There are an additional 1,000 apartment units permitted to be constructed within a 1-mile radius of the Kent Station Property over the next 18 months. Green River Community College occupies and owns more than 60,000 SF of office condo space near the Kent Station Property and brings more than 3,500 visitors each week. According to the appraisal, 2018 population within a 1-, 3- and 5-miles of the Kent Station Property was 15,517, 99,897 and 264,044, respectively. According to the appraisal, 2018 average household income within a 1-, 3- and 5-mile radius of the Kent Station Property was $57,297, $79,052 and $86,549 respectively.

According to a third party report, the Kent Station Property is located within the South End retail market, which had a total supply of approximately 38.2 million SF, a vacancy rate of 4.1% and average asking rents of $20.97 per SF as of the second quarter 2019. According to a third party report, the Kent Station Property is located within the Kent valley retail submarket, which had a total supply of approximately 3.9 million SF, a vacancy rate of 7.1% and average asking rents of $19.96 per SF as of the second quarter 2019. According to a third party report, there was 8,800 SF of new retail inventory added to the Kent valley retail submarket between the beginning of third quarter of 2018 and the end of the second quarter of 2019.

The following table presents certain information relating to comparable buildings for the Kent Station Property:

Building and Lease Comparables(1)

Property Name	City, State	Distance from the Kent Station Property	Year Built	Total NRA (SF)	Vacant NRA (SF)	% Total Vacant
Covington Square	Covington, Washington	6.0 miles	1986	155,366	9,088	5.8%
Canyon Ridge Plaza	Kent, Washington	1.9 miles	1995	268,238	18,750	7.0%
Marketplace at Lake Meridian	Kent, Washington	3.6 miles	1989	168,746	7,369	4.4%
North Benson Center	Renton, Washington	4.5 miles	1987	254,400	3,825	1.5%
Fairwood Shopping Center	Renton, Washington	5.6 miles	1970	223,547	8,942	4.0%
Fairwood Square	Renton, Washington	5.7 miles	1988	76,040	2,281	3.0%
Total / Average				1,146,337	50,255	3.9%

(1)	Source: Appraisal.

■

The Borrower. The borrower is Kent Station Retail L.L.C., a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Kent Station Loan. The borrower sponsor and non-recourse carveout guarantor is Evergreen Capital Trust. Michael J. Corliss is the 100.0% beneficiary of Evergreen Capital Trust. Michael J. Corliss is CEO of Investco Financial Corporation. Investco Financial Corporation is a privately held real estate investment company founded in 1983 and focused on properties in the Pacific Northwest and Southern California. Investco Financial Corporation strategy has been to own, build and manage real property. Investco Financial Corporation is headquartered in Sumner, Washington with satellite offices in Seattle and Palm Desert, California.

■

Escrows. On the origination date of the Kent Station Loan, the borrower funded reserves of (i) $141,902 for real estate taxes, (ii) $51,034 for insurance premiums and (iii) $62,580 for unfunded tenant improvement obligations related to two tenants at the Kent Station Property.

Additionally, on each monthly due date, the borrower is required to fund the following reserves with respect to the Kent Station Loan: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the next ensuing 12-month period (initially estimated to be $70,951), (ii) an

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insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to cover premiums over the next ensuing 12-month period (initially estimated to be $6,379), (iii) replacement reserves equal to $6,339, and (iv) a TI/LC reserve in an amount equal to $26,172, subject to a cap of $630,000.

■

Lockbox and Cash Management. The Kent Station Loan is structured with a springing lockbox and springing cash management. The Kent Station Loan documents require that, within five days after the occurrence of a Kent Station Trigger Period, the borrower is required to deliver a letter to each tenant directing all such tenants to deposit rents directly to a lender-controlled lockbox account. In addition, after the occurrence of a Kent Station Trigger Period, the borrower is required to cause all rents received by the borrower or the property manager with respect to the Kent Station Property to be deposited into such lockbox account immediately following receipt. On each business day during the continuance of a Kent Station Trigger Period, all amounts in the lockbox account are required to be remitted to a lender-controlled cash management account to be applied and disbursed in accordance with the Kent Station Loan documents and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Kent Station Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Kent Station Loan. Upon an event of default under the Kent Station Loan documents, the lender will apply funds to the debt in such priority as it may determine.

A “Kent Station Trigger Period” means a period commencing upon the earliest to occur of (i) an event of default and (ii) the debt service coverage ratio falling below 1.15x and expiring upon (a) with respect to clause (i) above, the cure of such event of default and (b) with respect to clause (ii) above, the debt service coverage ratio being equal to or greater than 1.20x for six consecutive calendar months. To the extent a Kent Station Trigger Period commences due to the debt service coverage ratio falling below 1.15x, a Kent Station Trigger Period will expire if, within five days of such Kent Station Trigger Period commencing, the borrower delivers a letter of credit or deposits into a reserve account an amount which, if added to the underwritten net cash flow, would result in a debt service coverage ratio greater than 1.20x.

■

Property Management. The Kent Station Loan is managed by Tarragon Property Services L.L.C., an affiliate of the borrower sponsor, pursuant to a management agreement. Under the Kent Station Loan documents, the lender may, or may require the borrower to, terminate the management agreement and replace the manager if any of the following occurs: (i) an event of default under the Kent Station Loan documents, (ii) a default by the manager under the management agreement beyond all applicable notice and cure periods, (iii) the property manager becomes insolvent or a debtor in (x) an involuntary bankruptcy or insolvency proceeding not dismissed within 90 days or (y) any voluntary bankruptcy or insolvency proceeding, (iv) the manager’s gross negligence, fraud, willful misconduct or misappropriation of funds or (v) the debt service coverage ratio (as calculated under the loan documents) is less than 1.15x. Provided that no event of default is occurring under the Kent Station Loan documents, the borrower may terminate the management agreement and replace the manager with a manager approved by the lender, which approval may be conditioned upon receipt of a rating agency confirmation.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■

Terrorism Insurance. The Kent Station Loan documents require that the “all-risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Kent Station Property, plus business interruption coverage in an amount equal to 100% of the projected gross income for the Kent Station Property until the completion of restoration or the expiration of 18 months, with a six-month extended period of indemnity. The “all-risk” policy containing terrorism insurance is required to contain a deductible that is no greater than $25,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

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van aken district

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van aken district

Nature's Oasis
GROOVE RYDE
Sawyer's
STUMP PLANTS
BEAUTY SHOPPE
UNIVERSITY HOSPITAL
ReStore
XHIBITION
EDDY'S BARBERSHOP
WHISKEY GRADE
DOUBLE RAINBOW
FLOORS 2 & 3 OFFICE SPACE
LEASING OFFICE
BONOBOS
SHINOLA DETROIT
SPICE
STEM
DOMO
SCORPACCIATA PASTA CO.
SEE EYEWEAR
Manifest
RISING STAR
LUSTER
ROOM SERVICE
CRAFT COLLECTIVE
BANTER
CHUTNEY B
brassica
ANDREWS COLOUR ATELIER
RTA VAN AKEN STATION
RTA BLUE LINE
FLOORS 2 – 5 RESIDENTIAL SPACE
Retail
Office
Residential

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MAP © 2019 CARTIFACT
DATA © OSM CONTRIBUTORS
Lake Erie
Cleveland
Lakewood
Rocky River
Fairview Park
Brooklyn
Parma Heights
Parma
Garfield Heights
Seven Hills
Middleburg Heights
North Royalton
Broadview Heights
Brecksville
Twinsburg
Richfield
Strongsville
East Cleveland
Cleveland Heights
Mayfield Heights
BURKE LAKEFRONT AIRPORT
CUYAHOGA COUNTY AIRPORT
CLEVELAND HOPKINS INTERNATIONAL AIRPORT
NORTH COLLINWOOD
SOUTH COLLINWOOD
Bratenahl
Richmond Heights
EUCLID GREEN
FOREST HILLS
GLENVILLE
South Euclid
GOODRICH-KIRKLAND
HOUGH
UNIVERSITY DISTRICT
DOWNTOWN
Cleveland State University
Progressive Field
Quicken Loans Arena
Cleveland Clinic
University Hospital
Case Western Reserve University
Cleveland Va Medical Center
St Vincent Charity Hospital
Metropolitan Campus
CENTRAL
FAIRFAX
BUCKEYE SHAKER
Shaker Square
Shaker Heights
University Heights
John Carroll University
Notre Dame College
INDUSTRIAL VALLEY
KINSMITH
WEST SIDE
TREMONT
CLARK FULTON
NORTH BROADWAY
WOODLAND HILLS
SOUTH BROADWAY
UNION MILES PARK
CORLETT
LEE MILES
BROOKLYN CENTER
Newburgh Heights
Cuyahoga Heights
Garfield Heights
Brooklyn Heights
Maple Heights
Warrensville Heights
North Randall
Thistledown
Randall Park Mall
Metrohealth Medical Center
Lutheran Hospital
Marymount Hospital
Cleveland Metroparks Zoo
SHAKER BLVD
VAN AKEN BLVD
CHAGRIN BLVD
KINSMAN RD
MILES AVE
BROADWAY AVE
CEDAR RD
MAYFIELD RD
FAIRMOUNT BLVD
SUPERIOR AVE
EUCLID AVE
ST CLAIR AVE
Van Aken District
20100 Walker Road
Shaker Heights, OH 44122

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Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CREFI
Location (City/State)	Shaker Heights, Ohio	Cut-off Date Balance		$53,500,000
Property Type(1)	Mixed Use	Cut-off Date Balance per SF		$225.19
Size (SF)(1)	237,574	Percentage of Initial Pool Balance		4.0%
Total Occupancy as of 9/30/2019(1)	85.4%	Number of Related Mortgage Loans		None
Owned Occupancy as of 9/30/2019(1)	85.4%	Type of Security		Fee Simple
Year Built / Latest Renovation	2005, 2018, 2019 / 2018, 2019	Mortgage Rate		3.60000%
Appraised Value	$97,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		120

Underwritten Revenues	$7,920,594
Underwritten Expenses	$3,108,918	Escrows(2)
Underwritten Net Operating Income (NOI)	$4,811,676		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$4,606,532	Taxes	$226,227	$32,318
Cut-off Date LTV Ratio	55.2%	Insurance	$153,344	$11,796
Maturity Date LTV Ratio	55.2%	Replacement Reserve	$0	$3,929
DSCR Based on Underwritten NOI / NCF	2.46x / 2.36x	TI/LC(3)	$0	$14,100
Debt Yield Based on Underwritten NOI / NCF	9.0% / 8.6%	Other(4)	$1,843,484	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$53,500,000	100.0%	Loan Payoff	$48,817,043	91.2%
			Upfront Reserves	2,223,056	4.2
			Principal Equity Distribution	1,581,954	3.0
			Origination Costs	877,947	1.6

Total Sources	$53,500,000	100.0%	Total Uses	$53,500,000	100.0%

(1)	The Van Aken District Property consists of 143,079 SF of office and retail space and 103 residential units (94,495 SF). The office and retail portion was 85.4% occupied as of September 30, 2019 and the residential portion was 97.1% occupied as of October 31, 2019.
(2)	See “—Escrows below”.
(3)	The TI/LC Reserve is subject to a cap of $640,000.
(4)	Other Upfront reserve of $1,843,484 represents outstanding tenant improvement allowances, leasing commission obligations and free rent credits.

■

The Mortgage Loan. The mortgage loan (the “Van Aken District Loan”) is secured by a first mortgage encumbering the borrowers’ fee simple interest in a mixed use property located in Shaker Heights, Ohio (the “Van Aken District Property”). The Van Aken District Loan had an original principal balance of $53,500,000 and represents approximately 4.0% of the Initial Pool Balance. The Van Aken District Loan, which accrues interest at a fixed rate of 3.60000% per annum, was originated by Citi Real Estate Funding, Inc. (“CREFI”) on November 27, 2019. The proceeds of the Van Aken District Loan were used to refinance the existing debt, fund upfront reserves and pay origination costs.

The Van Aken District Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The Van Aken District Loan requires interest only payments during the entire term of the loan. The scheduled maturity date of the Van Aken District Loan is December 6, 2029. Voluntary prepayment of the Van Aken District Loan is permitted on or after September 6, 2029 without a payment of any prepayment premium. Defeasance of the Van Aken District Loan is permitted at any time after the second anniversary of the securitization closing date.

■

The Mortgaged Property. The Van Aken District Property is a mixed use property, with office, retail and multifamily components across three groups of buildings within a single-planned facility, located in Shaker Heights, Ohio. The Van Aken District Property has 62,961 SF of office space, 80,118 SF of retail space and 103 multifamily units and it was built in 2005, 2018 and 2019. According to the appraisal, the first building group is comprised of multifamily units on top with ground floor retail and parking. The second building group is entirely comprised of retail tenants. The third building group is comprised of office, ground floor retail and parking. The multifamily units consist of one and two bedroom combinations (see Residential Unit Mix chart below). The multifamily units are outfitted with premium appliances, premium finished in-unit washers and dryers and patios. The kitchens, for the multifamily units, are equipped with electric oven/range combinations, garbage disposals, dishwashers, microwaves and refrigerator/freezers along with wooden cabinetry and quartz countertops. The retail space is occupied by a diverse mix of small, in-line tenants including, Nature’s Oasis, Jonathan Sawyer, Groove Ryde Fitness, Shinola, Bonobos and See Eyewear. The common amenities, at the Van Aken District Property, include a gym, an on-site office, a roof patio, garage parking and bike storage. The Van Aken District Property has 527 parking spaces which translates into a 3.7 per 1,000 SF parking ratio. As of September 30, 2019, the overall average occupancy at the Van Aken District Property is 85.4%; and the multifamily component had an occupancy of 97.1% as of the same date. According to the appraisal, the Van Aken District Property is located on a 5.17-acre site with retail on all four

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sides of the property’s neighborhood and additional office space to the east of the Van Aken District Property. Per the appraisal, the Van Aken District Property has an excellent, signalized, corner location at the intersection of two well-traveled arterials.

The following table presents certain information relating to the major tenants at the Van Aken District Property:

Largest Ten Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)	Tenant GLA	% of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	Lease Expiration	Renewal / Extension Options	Sales PSF(3)	Occupancy Cost(4)
McGlinchey Stafford	NR / NR / NR	18,495	12.9%	$633,454	18.4%	$34.25	5/31/2028	2, 5-year options	NAP	NAP
ABA Insurance	NR / NR / NR	17,384	12.1	501,327	14.5	$28.84	7/31/2028	2, 5-year options	NAP	NAP
RMS	NR / NR / NR	11,591	8.1	347,730	10.1	$30.00	1/31/2029	2, 5-year options	NAP	NAP
The Beauty Shoppe(5)	NR / NR / NR	8,001	5.6	320,040	9.3	$40.00	11/30/2029	1, 5-year option	NAP	NAP
Paragon	NR / NR / NR	6,677	4.7	227,018	6.6	$34.00	7/31/2028	1, 5-year option	NAV	NAV
Jonathan Sawyer	NR / NR / NR	6,324	4.4	161,262	4.7	$25.50	10/31/2029	1, 5-year option	$354	11.7%
Align Capital	NR / NR / NR	4,501	3.1	146,283	4.2	$32.50	5/31/2030	2, 3-year options	NAP	NAP
Nature’s Oasis	NR / NR / NR	5,541	3.9	105,279	3.1	$19.00	12/31/2029	2, 5-year options	$163	21.4%
University Hospital	NR / NR / NR	4,087	2.9	77,653	2.3	$19.00	8/31/2028	2, 5-year options	NAP	NAP
Genuine Pizza	NR / NR / NR	2,819	2.0	70,475	2.0	$25.00	4/30/2029	2, 5-year options	$903	4.6%
Largest Owned Tenants		85,420	59.7%	$2,590,520	75.1%	$30.33
Remaining Tenant Total		36,741	25.7	857,140	24.9	$23.33
Vacant		20,918	14.6	0	0.0	$0.00
Total / Wtd. Avg. All Owned Tenants		143,079	100.0%	$3,447,660	100.0%	$28.22

(1)	Based on the underwritten rent roll dated September 30, 2019.

(2)

UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF include $70,529 of contractual rent steps through December 2020, with the exception of investment grade tenants where the straight-line average was taken over the shorter of the respective lease term or loan term.

(3)	Sales PSF are as of August 31, 2019 and are based on Tenant GLA for all tenants.

(4)	Occupancy Cost is calculated based on gross rent for each tenant.

(5)	The Beauty Shoppe is a coworking and office space designed for individuals, small businesses and enterprise-level corporations with 10 locations across the United States.

The following table presents certain information relating to the multifamily units and rents at the Van Aken District Property:

Residential Unit Mix(1)

Unit Type	# of Units	% of Units	Occupied Units	% Occupied	Average Unit Size (SF)	In-Place Average Rent per Month
1 Bedroom/1.0 Bath	60	58.3%	58	96.7%	669	$1,455
1 Bedroom/1.5 Bath	6	5.8	6	100.0	877	$1,878
2 Bedroom/2 Bath	24	23.3	23	95.8	1,145	$2,324
2 Bedroom/2.5 Bath	6	5.8	6	100.0	1,529	$3,272
2 Bedroom/2.5 Bath	7	6.8	7	100.0	1,781	$4,578
Total / Average	103	100.0%	100	97.1%	917	$2,008

(1)	Based on the underwritten rent roll dated October 31, 2019.

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The following table presents certain information relating to the lease rollover schedule at the Van Aken District Property, based on initial lease expiration dates:

Lease Expiration Schedule (1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	# of Expiring Leases
MTM(3)	200	0.1%	0.1%	$0	0.0%	$0.00	0
2020	1,984	1.4	1.5%	12,000	0.3	$6.05	2
2021	1,850	1.3	2.8%	72,000	2.1	$38.92	6
2022	3,570	2.5	5.3%	0	0.0	$0.00	2
2023	3,046	2.1	7.4%	98,910	2.9	$32.47	3
2024	2,308	1.6	9.1%	95,514	2.8	$41.38	3
2025	2,822	2.0	11.0%	67,728	2.0	$24.00	1
2026	0	0.0	11.0%	0	0.0	$0.00	0
2027	0	0.0	11.0%	0	0.0	$0.00	0
2028	57,387	40.1	51.1%	1,695,440	49.2	$29.54	11
2029	44,493	31.1	82.2%	1,259,786	36.5	$28.31	10
2030	4,501	3.1	85.4%	146,283	4.2	$32.50	1
2031 & Thereafter	0	0.0	85.4%	0	0.0	$0.00	0
Vacant	20,918	14.6	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	143,079	100.0%		$3,447,660	100.0%	$28.22	39

(1)	Calculated based on the approximate square footage occupied by each collateral retail tenant.

(2)

UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF include $70,529 of contractual rent steps through December 2020, with the exception of investment grade tenants where the straight-line average was taken over the shorter of the respective lease term or loan term.

(3)	MTM includes 200 SF of event space at the Van Aken District Property.

The following table presents certain information relating to historical leasing at the Van Aken District Property:

Historical Leased %(1)(2)

Retail as of 9/30/2019	Multifamily as of 10/31/2019
85.4%	97.1%

(1)	The Van Aken District Property was primarily constructed in 2018 and was in lease-up during 2019.

(2)	Based on the underwritten rent roll.

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■

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Van Aken District Property:

Cash Flow Analysis(1)(2)

	TTM 9/30/2019	T-3 Annualized 9/30/2019	Underwritten	Underwritten $ per SF
Base Rent(3)	$2,944,094	$3,304,870	$3,377,131	$14.22
Contractual Rent Steps(4)	0	0	70,529	0.30
Potential Income from Vacant Units	0	0	857,794	3.61
Expense Reimbursements	321,675	534,745	561,020	2.36
Other Income	0	0	237,800	1.00
Gross Potential Income	$3,265,769	$3,839,615	$5,104,275	$21.48
Vacancy & Credit Loss(5)	(804,371)	(758,292)	(857,794)	(3.61)
EGI Before Other Income	$2,461,398	$3,081,323	$4,246,481	$17.87
Other Income(6)	$119,568	$157,408	$259,633	$1.09
Residential Income	1,541,205	2,310,506	2,348,223	9.88
Percentage Rent	286,300	715,585	1,066,257	4.49
Total Effective Gross Income	$4,408,472	$6,264,822	$7,920,594	$33.34

Real Estate Taxes	$420,581	$509,450	$478,478	$2.01
Insurance	102,951	180,123	134,808	0.57
Management Fee	175,976	196,780	242,504	1.02
Other Operating Expenses	2,345,446	2,815,983	2,253,128	9.48
Total Operating Expenses	$3,044,954	$3,702,336	$3,108,918	$13.09

Net Operating Income(7)	$1,363,518	$2,562,486	$4,811,676	$20.25
TI/LC	0	0	157,932	0.66
Replacement Reserves	0	0	47,212	0.20
Net Cash Flow	$1,363,518	$2,562,486	$4,606,532	$19.39

(1)

Certain items such as straight-line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	There is a lack of operating history for the Van Aken District Property prior to 2019 as it was primarily constructed in 2018.

(3)

Underwritten Base Rent was underwritten to in-place leases and current contractual rents from the office and retail tenants based on an 85.4% occupancy rate as of September 30, 2019. The increase in rental income is directly attributable to new leases being signed at the Van Aken District Property as it was constructed in 2018.

(4)

Contractual Rent Steps include $70,529 of contractual rent steps through December 2020, with the exception of investment grade tenants where the straight-line average was taken over the shorter of the respective lease term or loan term.

(5)	Represents an underwritten economic vacancy of 16.8%.

(6)	Other Income includes water and sewer reimbursements billed directly to tenants.

(7)

The increase from T-3 Annualized 9/30/2019 Net Operating Income to Underwritten Net Operating Income is primarily attributable to the Van Aken District Property being in lease up in 2019. The Van Aken District Property was primarily constructed in 2018 and 2019, and all leases at the property were signed during that time period.

■	Appraisal. According to the appraisal, the Van Aken District Property had an “as-is” appraised value of $97,000,000 as of October 30, 2019.

Appraisal Approach	“As-Is” Value(1)	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$99,900,000	N/A	5.75%

(1)	The “As-Is” Value includes the present value of a 30-year TIF abatement.

■

Environmental Matters. According to the Phase I environmental report dated November 5, 2019, there are no recognized environmental conditions or recommendations for further action at the Van Aken District Property.

■

Market Overview and Competition. The Van Aken District Property is part of the Cleveland-Elyria, Ohio metropolitan statistical area which is in the northeastern portion of the state. The Cleveland metropolitan statistical area consists of Cuyahoga, Geauga, Lake and Medina counties. According to the appraisal, the census ranked Greater Cleveland as the 29th most populous metropolitan area in the United States and the largest in Ohio. Per the appraisal, total employment has increased annually over the past decade in the state of Ohio by 0.4% and increased annually over the past decade by 0.1% in the area. The top five employers in the area include Cleveland Clinic, University Hospitals, U.S. Office of Personnel Management, Progressive Corporation and Cuyahoga County. Overall, the presence of a diverse group of industries, which include manufacturing, engineering, biotechnology, transportation, healthcare and finance/insurance, continue to contribute to its economic stability.

According to the appraisal, the property’s local neighborhood is part of Cuyahoga County in Cleveland, Ohio, which is a growing micro-market outside of the Cleveland central business district. Per the appraisal, the proximity to downtown and the cluster of new retail and apartments in the Van Aken District Property’s immediate vicinity are

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considered positive economic factors. Significant development, per the appraisal, consists of office, retail, industrial, mixed-use, multifamily and single family uses. This area has strong demographics with a year-end 2018 population within a one-, three- and five-mile radius of 13,604, 115,179 and 294,719 and an average household income within a one-mile radius of $107,880.

The Van Aken District Property is part of the Beachwood/Mayfield Apartment submarket which, according to a third party report, had a year-end 2018 inventory of 13,904 units, a 94.9% occupancy and positive absorption of 693 units. The Van Aken District Property is located within the Chagrin Corridor Office submarket which, according to a third party report, had a total 2018 inventory of approximately 6.7 million SF, a 7.3% vacancy and asking rents of $22.20 per SF and positive net absorption of 252,898 SF. According to the same third party report, as of the third quarter of 2019, the vacancy rate has improved to 6.4%. Similarly, the Van Aken District Property is also part of the Chagrin Corridor Retail submarket, which, according to a third party report, had a total 2018 inventory of approximately 2.1 million SF, a 2.0% vacancy and asking rents of $22.76 per SF and positive net absorption of 315,564 SF.

■

The Borrowers. The borrowers are Van Aken A1, LLC and Van Aken BC, LLC, each a Delaware limited liability company and single purpose entity with at least one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Van Aken District Loan. The borrower sponsor and non-recourse carveout guarantor is R Capital US Large Cap Equity, Ltd., an affiliate of the borrowers and RMS Investment Corporation. Founded in 1991, RMS Investment Corporation is the family office for the Ratner, Miller and Shafran families, and manages nearly $1.2 billion in assets. As of September 30, 2019, the R Capital US Large Cap Equity, Ltd. fund reported a total market value of approximately $52.4 million.

■

Escrows. On the origination date of the Van Aken District Loan, the borrowers funded reserves of (i) $226,227 for real estate taxes, (ii) $153,344 for insurance premiums and (iii) $1,843,484 for outstanding tenant improvement allowances, gap rent and free rent credits. Additionally, on each monthly due date, the borrowers are required to fund the following reserves with respect to the Van Aken District Loan: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the next ensuing 12-month period (initially estimated to be $32,318), (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to cover premiums over the next ensuing 12-month period (initially estimated to be $11,796), (iii) replacement reserves equal to $3,929, and (iv) a TI/LC reserve in an amount equal to $14,100 (subject to a cap of $640,000). If the TI/LC reserve balance falls below $640,000, the borrowers are required to make monthly deposits into the TI/LC reserve in an amount equal to $29,714.

■

Lockbox and Cash Management. The Van Aken District Loan is structured with a springing lockbox and springing cash management. The Van Aken District Loan documents require that, upon the occurrence and during the continuance of a Van Aken District Trigger Period, the borrowers are required to direct all tenants to deposit rents directly to a lender-controlled lockbox account. In addition, the borrowers are required to cause all rents received by the borrowers or the property manager with respect to the Van Aken District Property to be deposited into such lockbox account within two business days of receipt. On every fourth business day during the continuance of a Van Aken District Trigger Period, all amounts in the lockbox account are required to be remitted to a lender-controlled cash management account to be applied and disbursed in accordance with the Van Aken District Loan documents and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Van Aken District Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Van Aken District Loan. Upon an event of default under the Van Aken District Loan documents, the lender will apply funds to the debt in such priority as it may determine.

A “Van Aken District Trigger Period” means a period commencing upon the earliest to occur of (i) an event of default and (ii) the debt yield (as calculated under the Van Aken District Loan documents) falling below 6.50% on any testing date after receipt of the financial statement dated as of December 31, 2020, provided that no Van Aken District Trigger Period will be deemed to exist solely with respect to this clause (ii) during any period that the Collateral Cure Conditions are satisfied, and expiring upon (a) with respect to clause (i) above, the cure (if applicable) of such event of default and (b) with respect to clause (ii) above, the debt yield (as calculated under the Van Aken District Loan documents) being equal to or greater than 6.50% for two consecutive calendar quarters.

“Collateral Cure Conditions” will be deemed to exist upon satisfaction of certain conditions by the borrowers, including, among others: (i) the borrowers have deposited cash into an account with the lender or has delivered to the lender a letter of credit, in either case, in an amount equal to the difference between (x) the underwritable cash flow required to achieve a debt yield of 6.50% and (y) the underwritable cash flow as of the most recent testing date

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(the “Collateral Deposit Amount”) and (ii) thereafter, on each one year anniversary date of the date the lender declared the Van Aken District Trigger Period, the borrowers deposit additional cash collateral in the amount of the Collateral Deposit Amount or increases the amount of the letter of credit by an amount equal to the Collateral Deposit Amount (as applicable).

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Property Management. Certain parcels of the Van Aken District Property are managed by MR Real Estate, LLC, an affiliate of the borrower sponsor, pursuant to a management agreement, and the remaining parcels of the Van Aken District Property are managed by NRP Management LLC, pursuant to a management agreement. Under the Van Aken District Loan documents, the lender may, or may require the borrowers to, terminate the management agreement and replace either manager if: (i) an event of default under the Van Aken District Loan documents exists, (ii) there exists a default by the manager under the management agreement beyond all applicable notice and cure periods, (iii) the property manager becomes insolvent or a debtor in (x) an involuntary bankruptcy or insolvency proceeding not dismissed within 90 days or (y) any voluntary bankruptcy or insolvency proceeding or (iv) the manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds. Provided that no event of default is occurring under the Van Aken District Loan documents, the borrowers may terminate either management agreement and replace either manager with a manager satisfying the criteria set forth in the Van Aken District Loan documents or a manager otherwise approved by the lender, which approval may be conditioned upon receipt of a rating agency confirmation.

■

Current Mezzanine or Secured Subordinate Indebtedness. The Van Aken District Property is subject to and encumbered by (i) a mortgage held by the County of Cuyahoga, Ohio, a subdivision of the State of Ohio, in the outstanding principal amount of $4,152,666.84, dated December 12, 2016 and matures on December 11, 2031 (the “Van Aken County Subordinate Mortgage”) and (ii) a mortgage held by the Cleveland-Cuyahoga County Port Authority and Ohio Water Development Authority, in the outstanding principal amount of $2,017,603.79, dated March 13, 2017 and matures on January 1, 2029 (the “Van Aken OWDA Subordinate Mortgage”, and together with the Van Aken County Subordinate Mortgage, the “Van Aken District Subordinate Mortgages”). The Van Aken County Subordinate Mortgage bears interest at 1.00000% per annum and the Van Aken OWDA Subordinate Mortgage bears interest at 2.55000% per annum. Pursuant to intercreditor agreements between each holder of the Van Aken District Subordinate Mortgages and the lender, the Van Aken District Subordinate Mortgages are fully subordinated to the Van Aken District Loan documents and each holder of a Van Aken District Subordinate Mortgage is prohibited from exercising any rights to foreclose its respective Van Aken District Subordinate Mortgage for a standstill period of at least one year following any event of default under the respective Van Aken District Subordinate Mortgage loan and such standstill period may be extended for (A) in the case of the Van Aken OWDA Subordinate Mortgage, five years and (B) in the case of the Van Aken County Subordinate Mortgage, three years, which in each case may be further extended with the reasonable consent of the respective subordinate holder if the lender has commenced enforcement action during the initial one year period and is diligently pursuing the completion of such enforcement action.

■

Ground Lease/Leaseback and Tax Abatement. In connection with the development of the Van Aken District Property, the borrowers secured a sales tax exemption on construction materials from the Cleveland-Cuyahoga County Port Authority. In order to grant such exemption, the Cleveland-Cuyahoga County Port Authority was required to have an interest in the Van Aken District Property. This was accomplished via two ground leases from the respective borrowers’ (fee owner), and in turn sub-leased back to the applicable borrowers. The Van Aken District Loan is secured by a mortgage on the borrowers’ interest in the fee, ground leasehold and sub-leasehold. All amounts due under the ground lease have been fully pre-paid and the sales tax exemption benefits run with the land. Additionally, lender does have the right to collapse the structure at its option in connection with an exercise of its remedies. Although the lease documents permit the applicable borrowers to collapse the structure after the recapture period ends for a nominal cost, the loan documents do not permit the borrowers to collapse the structure without lender consent. In addition, the borrowers received a 30-year tax incentive financing (“TIF”) benefit from the City of Shaker Heights, which runs through 2047. The TIF provides that 82% of all taxes owed in excess of $157,000 per annum will be abated. The appraisal concluded that the net present value of the TIF benefit is $36,900,000. Taxes were underwritten at $478,478 per annum.

■	Release of Collateral. Not permitted.

■

Terrorism Insurance. The Van Aken District Loan documents require that the “all-risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the Van Aken District Property, plus business interruption coverage in an amount equal to 100% of the projected gross income for the Van Aken District Property until the completion of restoration or the expiration of 18 months,

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with a nine-month extended period of indemnity. The “all-risk” policy containing terrorism insurance is required to contain a deductible that is no greater than $25,000. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

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650 Madison Avenue

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650 Madison Avenue

FLOOR	SF	TENANT	LEASE EXP.
27	6,871	Ralph Lauren Corporation	12/31/24
26	6,647	Ocean Road Advisors Inc	8/31/27
	4,002	Carson Family Charit. Trust	8/31/27
25	7,456	Lakewood Capital Mgmt LP	12/31/20
	3,218	Navigator Gas US L.L.C.	6/30/22
24	5,406	Caledonia (Private) Invest	12/31/24
23	12,866	BC Partners Inc.	1/31/27
22	5,096	Mid-Atlantic Strategies LLC	12/31/24
	7,770	GMF Capital LLC	12/31/26
21	12,861	Lee Equity Partners LLC	8/31/20
20	12,861	Spring Mountain Capital	9/30/30
19	6,514	BC Partners Inc.	1/31/27
	6,341	WP Global Partners Inc.	8/31/25
18	10,221	Key Square Group LP	3/31/21
	2,667	Key Square Group LP	3/31/21
17	12,866	Willett Advisors LLC	12/31/24
16	12,866	Willett Advisors LLC	12/31/24
15	6,338	Lomas Capital Mgmt LLC	1/31/23
14	12,861	Ralph Lauren Corporation	12/31/24
12	12,861	Ralph Lauren Corporation	12/31/24
11	12,657	Ralph Lauren Corporation	12/31/24
10	28,047	Ralph Lauren Corporation	12/31/24
9	31,221	Ralph Lauren Corporation	12/31/24
8	30,627	Ralph Lauren Corporation	12/31/24
7	44,439	Ralph Lauren Corporation	12/31/24
6	44,412	Ralph Lauren Corporation	12/31/24
5	44,435	Ralph Lauren Corporation	12/31/24
4	44,524	Memorial Sloan Kettering Cancer Center	7/31/23
3	44,504	Memorial Sloan Kettering Cancer Center	7/31/23
2	37,772	Sotheby's Int'l Realty Inc	10/31/35
	154	Memorial Sloan Kettering Cancer Center	7/31/23
G	4,250	Tod's	10/13/23
	3,005	B.A.P.E.	7/31/30
	1,202	Domenico Vacca	1/1/30
	4,650	Moncler	8/31/26
	6,396	Celine	2/28/29
	878	Memorial Sloan Kettering Cancer Center	7/31/23
C1	3,915	Ralph Lauren Corp (storage)	12/31/24
	10,640	Memorial Sloan Kettering Cancer Center (storage)	7/31/23
	97	Tod's (storage)	10/13/23
	4,335	Moncler (storage)	8/31/26
	3,827	Celine (storage)	2/28/29
	700	B.A.P.E. (storage)	7/31/30
C2	4,670	Ralph Lauren Corp (storage)	12/31/24
	3,520	Tod's (storage)	10/13/23
	1,196	Property MGMT Office	12/31/50

500C
2602A
2605A
2501A
2504A
2401A
2304A
2203A
2204A
2100A
2000A
1903A
1803A
1601A
1506A
500B
500A
201A
101C
109A
102A
Storage/Miscellaneous
VACANT
2019 – 2020
2021 – 2022
2023 – 2024
2025+

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650 Madison Avenue

650 Madison Avenue
650 Madison Avenue
New York, NY 10022
New York
MANHATTAN
BROOKLYN
UPPER WEST SIDE
UPPER EAST SIDE
MIDTOWN
CHELSEA
SOHO
EAST VILLAGE
FINANCIAL DISTRICT
JERSEY CITY
Hudson River
East River
Central Park
Carnegie Hall
Times Square
Madison Square Garden
Empire State Building
United Nations
NY Stock Exchange
Natural History Museum
Metropolitan Museum of Art
NYU
Central Park Zoo
The Pond
7th Regiment Army Conservatory
Temple Emanuel
Consulate General of Pakistan
Plaza Athenee
Congregation Edmond J Safra New York
Central Presbyterian
Third Christ Scientist
Gurdjieff Foundation
Royale Condos
NY Academy of Sciences
Fifth Avenue Synagogue
Lowell
Colony Club
Beekman Hotel
Melrose Hotel
166 E 63rd
1054 Third
Knickerbocker Club
Carlton House
Links Club
Browning School
Loews Regency Hotel
535 Park
The Pierre
Barney's
Metropolitan Club
654 Madison
667 Madison
655 Madison
530 Park
Christ Church
Hitchcock Center
770 Lexington
773 Lexington
1010 Third
785
Harmonie Club
Sherry Netherland
645 Madison
635 Madison
510 Park
502 Park
515 Park
750 Lexington
Aramco Building
Plaza Tower
Bloomingdale's
The Ritz Carlton
40 Central Park South
24 Central Park South
The Plaza
Coronet Building
Park Lane Hotel
Apple
General Motors Bldg
The Revlon Building
Amro Bank Building
480 Park
499
110 E 59th
130 E 59th
485 Park
One Beacon Court
Bloomberg HQ
1 Hotel Central Park
Aka Central Park Hotel
Solow Building
Bergdorf Goodman
Medical Arts Center
Vogue Building
745 Fifth
600 Madison
Four Seasons
470 Park
601
Fuller Bldg
460 Park
475 Park
Library
Ritz Tower
135E 57th
Architects & Designers
The Gotham House
157 E 57th
Hemisphere Tower
Squibb Building
Chambers Hotel
Crown Bldg
724 Fifth
720 Fifth
Tiffany
Nike
Trump Tower
590 Madison
575 Madison
450 Park
432 Park
445 Park
Renaissance Hotel
Lombardy Hotel
691
Fitzpatrick Hotel
950 Third
Jacob Blaustein Building
1370 Sixth
Continental Tower
Shoreham Hotel
712 Fifth
Fifth Avenue Presbyterian
717 Fifth
Sony Building
Coca-Cola Building
555 Madison
551 Madison
Park Ave Tower
430 Park
425 Park
Tower 56
136 E 56th
Howard Hotel
140 E 56th
MGM Building
Warwick New York
MIDTOWN
Peninsula Hotel
University Club
St. Regis
540 Madison
693
689
545
535 Madison
60 E 55th
Heron Towers
400 Park
Central Synagogue
Brook Club
Lex 54
136 E 55th
641 Lexington
900 Third
Financial Times Building
53W53
Museum of Modern Art (MOMA)
680 Fifth
Saint Thomas Church
Gucci
Tommy Hilfiger
Microsoft
Stuart Weitzman
King Fork
520 Madison
527 Madison
515 Madison
Hotel Elysee
Lever House
399 Park
Citigroup Center
880 Third
E 66TH STREET
E 65TH STREET
E 64TH STREET
E 63RD STREET
E 62ND STREET
E 61ST STREET
E 60TH STREET
E 59TH STREET
E 58TH STREET
E 57TH STREET
E 56TH STREET
E 55TH STREET
E 54TH STREET
E 53RD STREET
FIFTH AVENUE
MADISON AVENUE
PARK AVENUE
LEXINGTON AVENUE
THIRD AVENUE
SIXTH AVENUE

A-3-84

650 Madison Avenue

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller(2)		GSMC, CREFI
Location (City/State)	New York, New York	Cut-off Date Balance(3)		$50,000,000
Property Type	Mixed Use	Cut-off Date Balance per SF(1)(3)		$977.32
Size (SF)	600,415	Percentage of Initial Pool Balance		3.8%
Total Occupancy as of 10/1/2019	97.4%	Number of Related Mortgage Loans		None
Owned Occupancy as of 10/1/2019	97.4%	Type of Security		Fee Simple
Year Built / Latest Renovation	1957, 1987 / 2015	Mortgage Rate		3.48600%
Appraised Value	$1,210,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		120

Underwritten Revenues	$87,327,989
Underwritten Expenses	$28,901,495	Escrows(4)
Underwritten Net Operating Income (NOI)	$58,426,495		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$56,776,391	Taxes	$0	$0
Cut-off Date LTV Ratio(1)	48.5%	Insurance	$0	$0
Maturity Date LTV Ratio(1)	48.5%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF(1)	2.82x / 2.74x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(1)	10.0% / 9.7%	Other(5)	$9,576,014	$0

Sources and Uses(6)
Sources	$	%	Uses	$	%
Senior Loan Amount	$586,800,000	70.7%	Loan Payoff	$800,000,000	96.4%
Subordinate Loan Amount	213,200,000	25.7	Defeasance Costs	14,157,786	1.7
Existing Loan Reserves	20,051,781	2.4	Reserves	9,576,014	1.2
Principal’s New Cash Contribution	9,510,787	1.1	Closing Costs	5,828,767	0.7

Total Sources	$829,562,568	100.0%	Total Uses	$829,562,568	100.0%

(1)

Calculated based on the aggregate outstanding principal balance of the 650 Madison Avenue Senior Pari Passu Notes and exclude the outstanding principal balance of the 650 Madison Avenue Junior Non-Trust Notes. Cut-off Date LTV Ratio, Maturity Date LTV Ratio, DSCR Based on Underwritten NOI, DSCR Based on Underwritten NCF, Debt Yield Based on Underwritten NOI, Debt Yield Based on Underwritten NCF, and Cut-off Date Balance per SF based on the aggregate outstanding principal balance of the 650 Madison Avenue Whole Loan are 66.1%, 66.1%, 2.07x, 2.01x, 7.3%, 7.1%, and $1,332, respectively.

(2)

The 650 Madison Avenue Whole Loan was co-originated by Citi Real Estate Funding Inc. (“CREFI”), Barclays Capital Real Estate Inc. (“BCREI”), BMO Harris Bank N.A. (“BMO Harris”) and Goldman Sachs Bank USA (“GSBI”).

(3)

The Cut-off Date Balance of $50,000,000 represents the non-controlling notes A-2-1 and A-1-3, which are part of the 650 Madison Avenue Whole Loan evidenced by 25 notes having an aggregate outstanding principal balance as of the Cut-off Date of $800,000,000. The related companion loans are evidenced by (i) 19 senior pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $536,800,000 and (ii) four junior notes with an aggregate outstanding principal balance as of the Cut-off Date of $213,200,000.

(4)	See “—Escrows” below.

(5)	Upfront Other reserves consist of (i) $3,197,699 for outstanding tenant improvements and/or leasing commissions and (ii) $6,378,315 for free rent.

(6)

The borrower sponsors acquired the 650 Madison Avenue Property for a purchase price of approximately $1.3 billion in 2013. Since acquisition, the borrower sponsors have invested approximately $37.5 million in capital expenditures and $51.6 million in tenant improvements and leasing commissions at the 650 Madison Avenue Property, implying total hard equity of $583.4 million remaining in the transaction following the closing of the 650 Madison Avenue Whole Loan.

■

The Mortgage Loan. The mortgage loan (the “650 Madison Avenue Loan”) is part of a Whole Loan (the “650 Madison Avenue Whole Loan”) evidenced by 25 notes comprising (i) 21 senior pari passu notes (collectively the “650 Madison Avenue Senior Pari Passu Notes”) with an aggregate outstanding principal balance as of the Cut-off Date of $586,800,000, and (ii) four junior pari passu notes (collectively, the “650 Madison Avenue Junior Non-Trust Notes”) with an aggregate outstanding principal balance as of the Cut-off Date of $213,200,000. The 650 Madison Avenue Junior Non-Trust Notes are subordinate to the 650 Madison Avenue Senior Pari Passu Notes as and to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—650 Madison Avenue Whole Loan” in the Prospectus. The aggregate outstanding principal balance as of the Cut-off Date of all the notes evidencing the 650 Madison Avenue Whole Loan is $800,000,000.  The 650 Madison Avenue Whole Loan is secured by the borrower’s fee simple interest in a Class A office and retail building located in New York, New York (the “650 Madison Avenue Property”). The 650 Madison Avenue Loan, which is evidenced by the non-controlling notes A-2-1 and A-1-3, has an aggregate outstanding principal balance as of the Cut-off Date of $50,000,000 and represents approximately 3.8% of the Initial Pool Balance.  The related companion loans are evidenced by 19 senior pari passu notes (collectively, the “650 Madison Avenue Senior Pari Passu Companion Loans”) which have an aggregate outstanding principal balance as of the Cut-off Date of $536,800,000 and the 650 Madison Avenue Junior Non-Trust Notes, as detailed in the note summary table below.  The 650 Madison Avenue Whole Loan was originated by CREFI, BCREI, BMO Harris and GSBI on November 26, 2019.  Each note evidencing the 650 Madison Avenue Whole Loan has an interest rate of 3.48600% per annum.  The borrower utilized the proceeds of the 650 Madison Avenue Whole Loan, existing loan reserves and new sponsor equity to refinance the existing debt on the 650 Madison Avenue Property, fund upfront reserves and pay closing and defeasance costs.

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650 Madison Avenue

The table below summarizes the promissory notes that comprise the 650 Madison Avenue Whole Loan. The relationship between the holders of the 650 Madison Avenue Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—650 Madison Avenue Whole Loan” in the Prospectus.

Note Summary

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$50,000,000	$50,000,000	CGCMT 2019-C7	No(1)
A-2-1, A-1-3	50,000,000	50,000,000	GSMS 2020-GC45(2)	No
A-1-4, A-1-6	137,900,000	137,900,000	CREFI(3)	No
A-1-5	45,000,000	45,000,000	Benchmark 2020-B16(4)	No
A-1-2-1	40,000,000	40,000,000	CCRE(3)	No
A-2-2	50,000,000	50,000,000	GSBI(3)	No
A-2-3	20,000,000	20,000,000	GSBI(3)	No
A-2-4	20,000,000	20,000,000	GSBI(3)	No
A-2-5	10,000,000	10,000,000	GSBI(3)	No
A-2-6	6,450,000	6,450,000	GSBI(3)	No
A-2-7	5,000,000	5,000,000	GSBI(3)	No
A-2-8	5,000,000	5,000,000	GSBI(3)	No
A-3-1	60,000,000	60,000,000	BCREI(3)	No
A-3-2	46,450,000	46,450,000	BCREI(3)	No
A-3-3	40,000,000	40,000,000	BCREI(3)	No
A-4, A-5, A-6, A-7	1,000,000	1,000,000	MAD 2019-650M	No
B-1, B-2, B-3, B-4	213,200,000	213,200,000	MAD 2019-650M	Yes(1)
Total	$800,000,000	$800,000,000

(1)

The initial Controlling Note is note B-1, so long as no related control appraisal period has occurred and is continuing. If and for so long as a control appraisal period has occurred and is continuing, then the Controlling Note will be note A-1-1. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—650 Madison Avenue Whole Loan” in the Prospectus.

(2)

GSMC is contributing the note A-2-1, with an original and cut-off date balance of $30.0 million, to the GSMS 2020-GC45 transaction and CREFI is contributing note A-1-3, with an original and cut-off date balance of $20.0 million to the GSMS 2020-GC45 transaction.

(3)	Expected to be contributed to one or more future securitization transactions.

(4)	The Benchmark 2020-B16 transaction is expected to close on or about February 12, 2020.

The 650 Madison Avenue Whole Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date.  The 650 Madison Avenue Whole Loan requires payment of interest only until the scheduled maturity date, which is the due date in December 2029.  Voluntary prepayment of the 650 Madison Avenue Whole Loan without payment of a yield maintenance premium is permitted on or after the due date in June 2029.  Defeasance of the 650 Madison Avenue Whole Loan with direct, non-callable obligations of the United States of America or other obligations which are “government securities” is permitted under the 650 Madison Avenue Whole Loan documents at any time after the earlier of November 26, 2022 or the second anniversary of the securitization of the last portion of the 650 Madison Avenue Whole Loan.

Whole Loan Metrics
	% of Total Debt	Cut-off Date LTV	UW NOI Debt Yield	UW NCF DSCR
A Notes $586,800,000	73.4%	48.5%	10.0%	2.74x
B Notes $213,200,000	26.7%	66.1%	7.3%	2.01x

■

The Mortgaged Property. The 650 Madison Avenue Property is a 27-story, 600,415 SF Class A office building with grade level retail located in Midtown Manhattan on Madison Avenue between 59th and 60th Streets. The 650 Madison Avenue Property consists of 543,834 SF of Class A office space, 22,310 SF of ground floor retail space, and 34,271 SF of below-grade storage and flex space. The 650 Madison Avenue Property was originally constructed in 1957 as an eight-story building and in 1987 underwent a significant expansion and renovation, which

A-3-86

650 Madison Avenue

added the office tower. Based on the underwritten rent roll dated October 1, 2019, the 650 Madison Avenue Property is currently 97.4% leased (based on NRA) to a diverse tenant roster including fashion (Ralph Lauren Corporation (“Ralph Lauren”)), healthcare (Memorial Sloan Kettering Cancer Center (“MSKCC”)) and luxury goods (Celine, Inc. (“Celine”)), as well as finance (Willett Advisors LLC). The top three tenants by UW Gross Rent are all investment grade rated tenants and account for 64.6% of net rentable area (“NRA”) and 58.9% of UW Gross Rent.

Office (91.9% of NRA; 74.5% of in-place UW Gross Rent)

The 543,834 SF of Class A office space at the 650 Madison Avenue Property is currently 97.9% occupied by 17 tenants that collectively contribute 72.0% of UW Base Rent and 74.5% of UW Gross Rent (inclusive of storage rent derived from office tenants). 358,491 SF of the office space (65.9% of Class A office NRA) at the 650 Madison Avenue Property is leased to two investment grade-rated office tenants (Ralph Lauren and MSKCC).

The largest office tenant at the 650 Madison Avenue Property, Ralph Lauren (rated A2/A- by Moody’s/S&P), occupies 46.1% of the 650 Madison Avenue Property’s NRA and accounts for 36.0% of UW Gross Rent. The tenant has occupied space in the 650 Madison Avenue Property since 1989 and has expanded several times. The 650 Madison Avenue Property serves as Ralph Lauren’s international headquarters. Ralph Lauren designs, markets, and distributes apparel, accessories, fragrances, and home furnishings under a wide range of brands and its operations include wholesale, retail, and licensing.

The second largest office tenant at the 650 Madison Avenue Property, MSKCC (rated AA/Aa3/AA- by Moody’s/Fitch/S&P), occupies 16.8% of the 650 Madison Avenue Property’s NRA and accounts for 13.0% of UW Gross Rent. MSKCC signed a 10-year lease in 2013 to take over the approximately 100,000 SF medical office space that was previously occupied by Columbia Doctors, a faculty-run medical practice of Columbia University. The tenant has a separate entrance on the 60th Street and uses the space for medical purposes. MSKCC is a cancer treatment and research institution in New York City, founded in 1884 as the New York Cancer Hospital.  MSKCC is the largest and oldest private cancer center in the world, and is one of 50 National Cancer Institute-designated Comprehensive Cancer Centers.

Retail (5.3% of NRA; 25.5% of in-place UW Gross Rent)

The 22,310 SF of ground floor retail space at the 650 Madison Avenue Property is currently 87.4% occupied by five tenants that collectively contribute 28.0% of UW Base Rent and 25.5% of UW Gross Rent (inclusive of storage rent derived from retail tenants).

The ground floor retail space spans an entire block of the Madison Avenue retail corridor and, along with the second floor office space, was previously primarily occupied by Crate & Barrel until 2015. Since then, the borrower sponsors have executed leases with multiple luxury retailers including Celine, Moncler USA Inc (“Moncler”) (each utilizing its space as its respective brand’s flagship location) and B.A.P.E. in the ground floor retail space and an institutional tenant, Sotheby’s Int’l Realty Inc (“Sotheby’s”), in the second floor office space. The re-leasing has further diversified the rent roll at the 650 Madison Avenue Property and, based on UW Gross Rent, the new leases have extended the weighted average lease expiration date of the space previously occupied by Crate & Barrel (excluding Tod’s, which has been a ground floor retail tenant at the 650 Madison Avenue Property since 1998) to August 2029.

The largest retail tenant by UW Gross Rent, Celine, is a wholly owned subsidiary of LVMH (rated A1/A+ by Moody’s/S&P), occupies 1.7% of NRA and accounts for 10.0% of UW Gross Rent. Founded in 1945 by Céline Vipiana, Celine is a French ready-to-wear and leather luxury goods brand that has been owned by LVMH group (OTCMKTS: LVMUY) since 1996. The brand owns almost 140 stores worldwide and is distributed through a network including department stores such as Barneys New York (New York), Bergdorf Goodman (New York), Harrods (London) and Galeries Lafayette (Paris). The retail space showcases Celine’s NYC flagship store as well as the world’s largest Celine store.

A-3-87

650 Madison Avenue

The following table presents certain information relating to the major tenants (of which certain tenants may have co-tenancy provisions) at the 650 Madison Avenue Property:

Largest Office & Retail Tenants

Office Tenant Names	Credit Rating (Fitch/MIS/S&P)(1)(2)	Tenant GLA	% of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration(4)	Renewal / Extension Options
Ralph Lauren	NR / A2 / A-	277,016	46.1%	$24,767,403	32.5%	$89.41	12/31/2024	1, 10-year option
Memorial Sloan Kettering Cancer Center(5)	AA / Aa3 / AA-	100,700	16.8	9,362,079	12.3	$92.97	7/31/2023	1, 5-year option
Willett Advisors LLC	NR / NR / NR	25,732	4.3	3,988,460	5.2	$155.00	12/31/2024	None
Sotheby’s Int’l Realty Inc	NR / B3 / B+	37,772	6.3	3,459,915	4.5	$91.60	11/30/2035	1, 5-year option
BC Partners Inc.		19,380	3.2	2,298,086	3.0	$118.58	1/31/2027	None
Largest Office Tenants		460,600	76.7%	$43,875,943	57.6%	$95.26
Remaining Office Tenants		92,080	15.3	10,957,911	14.4	$119.00
Total / Wtd. Avg. All Office Tenants		552,680	92.0%	$54,833,855	72.0%	$99.21

Retail Tenant Names	Credit Rating (Fitch/MIS/S&P)(1)(2)	Tenant GLA	% of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration(4)	Renewal / Extension Options
Celine	NR / A1 / A+	10,223	1.7%	$8,600,017	11.3%	$841.24	2/28/2029	None
Moncler	NR / NR / NR	8,985	1.5	6,000,000	7.9	$667.78	8/31/2026	1, 5-year option
Tod’s	NR / NR / NR	7,867	1.3	5,356,615	7.0	$680.90	10/13/2023	None
B.A.P.E.(6)	NR / NR / NR	3,705	0.6	1,106,000	1.5	$298.52	7/31/2030	None
Domenico Vacca(6)	NR / NR / NR	1,202	0.2	288,000	0.4	$239.60	3/30/2030	None
Largest Retail Tenants		31,982	5.3%	$21,350,632	28.0%	$667.58

Vacant		15,753	2.6	NAP	NAP	NAP

Total / Wtd. Avg. All Owned Tenants(7)		600,415	100.0%	$76,184,487	100.0%	$130.31

(1)	Source: Bloomberg.
(2)	Ratings are those of the parent entity whether or not the parent entity is a party to or guarantees the lease.

(3)

UW Base Rent includes contractual rent steps through July 2020 for non-investment grade-rated tenants and the straight-line average for investment grade-rated tenants. UW Base Rent in the table above excludes $10,080 attributable to an elevator marketing contract with Captivate LLC (0 SF).

(4)

Certain tenants reflected in the chart above and other tenants, although paying rent, may not be in occupancy with respect to all or a portion of their leased space, and/or under certain conditions may have the option to terminate all or a portion of their leased space prior to the lease expiration date. See “Description of the Mortgage Pool—Tenant Issues—Rights to Cease Operations (Go Dark) at the Leased Property” in the Prospectus for more information regarding the foregoing and related tenant issues.

(5)

Memorial Sloan Kettering Cancer Center has the one-time option to terminate its lease upon at least 18 months prior written notice to the landlord, provided that (a) the termination date is not earlier than July 1, 2020, (b) the termination date is not later than June 30, 2022, (c) the termination date is at least 18 months following the date upon which the termination notice is received by the landlord and (d) MSKCC pays to the landlord the termination payment simultaneously with the giving of such termination notice.

(6)	B.A.P.E. and Domenico Vacca are currently completing the build-out of their space and are expected to take occupancy in early 2020.

(7)	Total Tenant GLA is inclusive of the property management office but there is no associated rent.

The following table presents certain information relating to the lease rollover schedule at the 650 Madison Avenue Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2020	20,317	3.4	3.4	2,479,060	3.3	$122.02	2
2021	12,888	2.2	5.5	1,538,559	2.0	$119.38	3
2022	3,218	0.5	6.1	353,980	0.5	$110.00	2
2023	114,905	19.2	25.3	15,320,804	20.1	$133.33	4
2024	313,250	52.3	77.5	30,121,123	39.5	$96.16	13
2025	6,341	1.1	78.6	729,215	1.0	$115.00	1
2026	16,755	2.8	81.4	6,971,250	9.1	$416.07	2
2027	30,029	5.0	86.4	3,866,158	5.1	$128.75	4
2028	0	0.0	86.4	10,080	0.0	NAP	1
2029	10,223	1.7	88.1	8,600,017	11.3	$841.24	1
2030 & Thereafter	55,540	9.3	97.4	6,204,320	8.1	$111.71	5
Vacant	15,753	2.6	100.0	0	0.0	$0.00	0
Total / Wtd. Avg.(3)	599,219	100.0%	100.0%	$76,194,567	100.0%	$130.59	38

(1)	Calculated based on the approximate square footage occupied by each collateral tenant.

(2)	UW Base Rent includes contractual rent steps through July 2020 for non-investment grade-rated tenants and the straight-line average for investment grade-rated tenants

(3)	Excludes 1,196 SF which is non-revenue and attributable to the property management office.

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650 Madison Avenue

The following table presents certain information relating to historical leasing at the 650 Madison Avenue Property:

Historical Leased %(1)

2016	2017	2018	As of 10/1/2019(2)
94.3%	92.6%	92.2%	97.4%

(1)	As provided by the borrower and represents occupancy as of December 31 unless otherwise indicated.

(2)	Based on the underwritten rent roll dated October 1, 2019.

■

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 650 Madison Avenue Property:

Cash Flow Analysis(1)

	2016	2017	2018	TTM 9/30/2019	Underwritten	Underwritten $ per SF
In-Place Base Rent(2)	$60,021,833	$65,301,771	$65,936,214	$68,490,075	$74,787,979	$124.56
Contractual Rent Steps(3)	0	0	0	0	1,406,588	2.34
Vacant Income	0	0	0	0	3,327,410	5.54
Reimbursements	7,020,651	7,750,395	8,784,226	9,361,042	10,762,016	17.92
Vacancy & Credit Loss	(86,339)	(829,105)	0	75,003	(3,327,410)	(5.54)
Other Income	222,390	265,643	319,055	362,098	371,407	0.62
Effective Gross Income	$67,178,535	$72,488,704	$75,039,495	$78,288,218	$87,327,989	$145.45

Real Estate Taxes	$15,935,782	$16,699,910	$17,606,496	$18,301,078	$19,659,925	$32.74
Insurance	396,387	393,355	378,835	380,309	382,942	0.64
Utilities	1,068,264	1,112,310	1,147,244	1,153,209	1,161,237	1.93
Management Fee	1,117,542	1,475,379	1,413,137	1,402,802	873,280	1.45
Other Operating Expenses	5,959,366	6,266,404	5,936,287	6,089,283	6,824,111	11.37
Total Operating Expenses	$24,477,341	$25,947,358	$26,481,999	$27,326,681	$28,901,495	$48.14

Net Operating Income(4)	$42,701,194	$46,541,346	$48,557,496	$50,961,537	$58,426,495	$97.31
Replacement Reserves	0	0	0	0	150,104	0.25
TI/LC	0	0	0	0	1,500,000	2.50
Net Cash Flow	$42,701,194	$46,541,346	$48,557,496	$50,961,537	$56,776,391	$94.56

(1)

Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	In-Place Base Rent excludes free rent due during each applicable period.

(3)	Contractual Rent Steps include $1,406,588 underwritten for various tenants through July 1, 2020.

(4)

The increase from TTM 9/30/2019 Net Operating Income to Underwritten Net Operating Income at the 650 Madison Avenue Property is primarily attributable to the signing of six new leases since December 2018 as well as contractual rent steps.

■	Appraisal. According to the appraisal, the 650 Madison Avenue Property had an “as-is” appraised value of $1,210,000,000 as of October 31, 2019.

Appraisal Approach	“As-Is” Value	Discount Rate	Capitalization Rate
Discounted Cash Flow Approach	$1,210,000,000	6.00%	4.75%(1)

(1)	Represents the terminal cap rate.

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Environmental Matters.  According to the Phase I environmental report dated October 29, 2019, there are no recognized environmental conditions or recommendations for further action at the 650 Madison Avenue Property.

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650 Madison Avenue

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Market Overview and Competition.  The 650 Madison Avenue Property occupies a full block along Madison Avenue between East 59th and 60th Streets within the Plaza District office submarket and the Madison Avenue retail submarket. The Plaza District is the largest office submarket by SF in the country and is bounded by 65th Street to the north, the East River to the east, 47th Street on the south, and Avenue of the Americas on the west. The Madison Avenue retail submarket is located on Madison Avenue between 57th and 72nd Streets. According to the appraisal, Class A office space in the Plaza District had an inventory of approximately 78.2 million SF of office space, direct asking rents of $99.29 per SF and a direct vacancy rate of 8.1% as of the third quarter of 2019. According to the appraisal, the 650 Madison Avenue Property is located within the Madison/Fifth Avenue Class A office micro-market. As of the third quarter of 2019, the Madison/Fifth Avenue Class A office micro-market had an inventory of approximately 18.9 million SF of office space and direct asking rents of $102.23 per SF. The 650 Madison Avenue Property’s UW Gross Rents for office space range from $94.04 per SF to $176.76 per SF, which is comparable to the Direct Asking Rent per SF for the appraiser’s competitive set as set forth below.

Competitive Set (Office Buildings)(1)
						Direct Asking Rent per SF
Property	Office Area (NRA)	Direct Avail. SF	Sublease Avail. SF	Occupied % Direct	Occupied % Total	Low	High
510 Madison Avenue	350,000	12,640	11,500	96.4%	93.1%	$99.00	$129.00
520 Madison Avenue	849,600	114,847	0	86.5%	86.5%	$105.00	$128.00
590 Madison Avenue	1,016,413	215,501	32,189	78.8%	75.6%	$90.00	$145.00
660 Madison Avenue	239,113	0	24,544	100.0%	89.7%	NAP	NAP
712 Fifth Avenue	457,281	72,333	12,090	84.2%	81.5%	$115.00	$175.00
745 Fifth Avenue	410,000	17,938	22,301	95.6%	90.2%	$128.00	$150.00
399 Park Avenue	1,250,000	96,203	47,488	92.3%	88.5%	$110.00	$110.00
450 Park Avenue	247,242	7,841	0	96.8%	96.8%	$125.00	$125.00
499 Park Avenue	265,000	11,303	11,512	95.7%	91.4%	$100.00	$100.00
Total	5,084,649	548,606	161,624
Wtd. Avg.(2)	564,961	60,956	17,958	89.2%	86.0%	$90.00	$175.00

(1)	Source: Appraisal

(2)	Wtd. Avg. figures for the Direct Asking Rent per SF represent the low and high end of each respective range.

The appraiser concluded blended market rents of $108.87 per SF and $986.96 per SF for the office and ground level retail space, respectively. Based on the appraiser’s market rents, the 650 Madison Avenue Property’s in-place rent is approximately 8.0% below market rent.

Market Rent Analysis (Office)		Market Rent Analysis (Retail)
Floors	Rent per SF	Tenant Category	Rent per SF
Concourse	$50.00	Below Grade	$35.00
2 to 7	$97.00	60th Corner	$1,250.00
8 to 10	$106.00	60th Street	$250.00
11 to 15	$116.00	59th Corner	$1,250.00
16 to 18	$127.00	59th Street	$350.00
19 to 22	$137.00	59th Midblock	$550.00
23 to 27	$147.00	Inline	$1,250.00

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650 Madison Avenue

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The Borrower.  The borrower is 650 Madison Owner LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 650 Madison Avenue Whole Loan. The non-recourse carveout guarantors are Vornado Realty L.P. (“Vornado”) and OPG Investment Holdings (US), LLC (“Oxford Guarantor”). Vornado and Oxford Guarantor are liable on a several basis, 50% to Vornado and 50% to Oxford Guarantor, subject to, with respect to each guarantor, an $80,000,000 cap on the full recourse carve-outs relating to bankruptcy and substantive consolidation and a $400,000,000 cap on all other guaranteed obligations. The borrower sponsors of the 650 Madison Avenue Loan are Vornado and OPG Investment Holdings (US), LLC (“Oxford”). Vornado is one of the largest owners and operators of commercial real estate in the United States with a portfolio of Class A office, high-value street retail and other property types primarily located in New York City, aggregating over 37.1 million SF. Oxford is a global real estate investor with approximately $45.0 billion of assets under management on behalf of Ontario Municipal Employees Retirement System (“OMERS”), one of Canada’s largest pension plans. In New York City, Oxford partnered with Crown Acquisitions to acquire Olympic Tower (a 380,000 SF office tower with retail space which includes the Cartier Mansion, Versace townhouse, Furla, and Armani Exchange), and with the Related Companies in the development of Hudson Yards. The joint venture of Vornado and Oxford includes other investors such as Crown Acquisitions. Crown Acquisitions is a real estate firm focused on luxury retail and has previously served as the 650 Madison Avenue Property’s retail operating advisor.

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Escrows.  On the origination date of the 650 Madison Avenue Loan, the borrower funded reserves of (i) $3,197,699 for outstanding tenant improvements and/or leasing commissions and (ii) $6,378,315 for free rent.

Real Estate Tax Reserve: On each monthly payment date during the continuance of a 650 Madison Avenue Trigger Period or 650 Madison Avenue Specified Tenant Trigger Period, the borrower is required to deposit 1/12th of an amount which would be sufficient to pay taxes for the next ensuing 12 months.

Insurance Reserve: On each monthly payment date during the continuance of a 650 Madison Avenue Trigger Period or a 650 Madison Avenue Specified Tenant Trigger Period, insurance deposits are required in an amount equal to 1/12th of an amount which would be sufficient to pay the insurance premium due for the renewal of the coverage afforded by the insurance policies upon the expiration thereof. If the liability or casualty insurance policy maintained by the borrower covering the 650 Madison Avenue Property constitutes an acceptable blanket policy, then no insurance deposits are required.

Rollover Reserve: On each monthly payment date during the continuance of a 650 Madison Avenue Trigger Period, the borrower is required to deposit into the rollover account an amount equal to $125,000.

Capital Expenditures Reserve: On each monthly payment date during the continuance of a 650 Madison Avenue Trigger Period, the borrower is required to deposit into the capital expenditure account an amount equal to 1/12th of $0.25 multiplied by the aggregate number of rentable SF then contained in the 650 Madison Avenue Property, which for avoidance of doubt will exclude rentable square footage contained in any Condominium Unit that was previously released from the collateral for the 650 Madison Avenue Whole Loan.

Operating Expense Reserve:  On each monthly payment date during the continuance of a 650 Madison Avenue Trigger Period or a 650 Madison Avenue Specified Tenant Trigger Period, the borrower is required to deposit into the operating expense account an amount sufficient to pay monthly operating expenses for the month immediately preceding the month in which such payment date occurs in accordance with the approved annual budget.

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Lockbox and Cash Management. The 650 Madison Avenue Whole Loan is subject to a hard lockbox with springing cash management. The borrower is required to cause all rents to be delivered directly to the clearing account with the clearing bank. During the continuance of a 650 Madison Avenue Trigger Period or a 650 Madison Avenue Specified Tenant Trigger Period, the clearing bank will be required to transfer all amounts on deposit in the clearing account once each business day to the cash management account. Funds on deposit in the cash management account will be applied on each payment date in the order and priority set forth in the 650 Madison Avenue Whole Loan Documents. In the absence of a 650 Madison Avenue Trigger Period or a 650 Madison Avenue Specified Tenant Trigger Period, all excess cash flow will be deposited into the borrower’s operating account. During a 650 Madison Avenue Trigger Period, the excess cash flow will be held by the lender and applied in accordance with the terms of the 650 Madison Avenue Whole Loan documents.

A “650 Madison Avenue Trigger Period” means a period (A) commencing upon the earliest to occur of: (i) the debt yield falling below 6.00% for two consecutive quarters, or (ii) an event of default, and (B) terminating upon (x)

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650 Madison Avenue

      with respect to clause (i) above, the debt yield being equal or greater than 6.00% for two consecutive quarters or the delivery by borrower to lender of cash collateral or a letter of credit in order to achieve such debt yield, or (y) with respect to clause (ii) above, the event of default has been cured.

For the avoidance of doubt, the existence of a 650 Madison Specified Tenant Trigger Period will not, by itself, cause a 650 Madison Trigger Period.

      Upon a 650 Madison Specified Tenant Trigger Period and prior to a 650 Madison Specified Tenant Trigger Period Cure, a Specified Tenant reserve will be funded monthly until the lender has swept up to $80.00 per SF for the vacating Specified Tenant space into the Specified Tenant reserve.  Funds in the Specified Tenant reserve will be released to the borrower upon the occurrence of an applicable 650 Madison Avenue Specified Tenant Trigger Period Cure.

      A “650 Madison Avenue Specified Tenant Trigger Period” means a period commencing upon the earliest of: (i) any bankruptcy of Ralph Lauren (together with any single tenant replacing the foregoing and paying no less than 30% of the total gross rent payable at the Property, a “Specified Tenant”), (ii) delivery of any notice of termination or cancellation by a Specified Tenant for all or any portion of the Specified Tenant’s lease and/or if any Specified Tenant’s lease fails to otherwise be in full force and effect, (iii) the Specified Tenant being in monetary default of base rent or any material non-monetary default under the Specified Tenant’s lease beyond applicable notice and cure periods, (iv) the Specified Tenant failing to be in actual, physical possession and operating or dark in the Specified Tenant’s space, provided that it will not be a trigger under this clause (iv) if such Specified Tenant is rated an investment grade rated tenant by at least one of Moody’s, S&P and/or Fitch, or (v) a Specified Tenant’s failure to provide written notice to the borrower of renewal of its lease upon the earlier to occur of 18 months prior to its then current applicable lease expiration and the renewal notice period required under the applicable lease, and ending upon the occurrence of an applicable 650 Madison Avenue Specified Tenant Trigger Period Cure.

A “650 Madison Avenue Specified Tenant Trigger Period Cure” means as applicable, (a) the Specified Tenant affirming its lease in the applicable bankruptcy proceeding pursuant to a final, non-appealable order, (b) the lender’s receipt of reasonably satisfactory evidence that, among other things, the applicable vacant or dark space referred to in clause (iv) of the definition of “650 Madison Avenue Specified Tenant Trigger Period” is leased, open for business and the applicable tenant is paying full unabated rent, (c) the lender’s receipt of evidence reasonably satisfactory that the default under the Specified Tenant’s lease has been cured, (d) the Specified Tenant’s revocation or rescission of all termination or cancellation notices with respect to the Specified Tenant’s lease and reaffirmation that the Specified Tenant’s lease is in full force and effect, and/or (e) the lender receives reasonably satisfactory evidence that (i) the Specified Tenant has renewed its lease prior to its then applicable lease expiration or (ii) the Specified Tenant’s space is leased for a minimum term of five (5) years, the replacement tenant has taken actual physical possession of the Specified Tenant’s space and the replacement tenant is paying full unabated rent. A 650 Madison Avenue Specified Tenant Trigger Period Cure will also be deemed to have occurred if the debt yield is equal to or greater than 7.5% (excluding gross revenue from any Specified Tenant who is then subject to a 650 Madison Avenue Specified Tenant Trigger Period, but including revenue on a pro forma basis from any new lease with respect to all or any portion of the space demised to such Specified Tenant that was entered into in accordance with the terms of this 650 Madison Avenue Whole Loan agreement).

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Property Management. The 650 Madison Avenue Whole Loan is managed by 650 Madison Office Manager LLC with respect to the office space, and 650 Madison Retail Manager LLC with respect to the retail space, each an affiliate of the borrower sponsor, pursuant to separate management agreements. Under the 650 Madison Avenue Whole Loan documents, the lender may require the borrower to terminate any management agreement and replace the applicable property manager if: (i) an event of default under the 650 Madison Avenue Whole Loan documents exists, (ii) there exists a material default by the property manager under the management agreement beyond all applicable notice and cure periods, or (iii) the property manager becomes insolvent or a debtor in any bankruptcy or insolvency proceeding or (iv) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds. Provided that no event of default is occurring under the 650 Madison Avenue Whole Loan documents, the borrower may, without lender’s approval and without a rating agency confirmation, terminate the management agreement and replace the manager with certain managers as set forth in the 650 Madison Avenue Whole Loan documents.

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Condominium Conversion. The borrower has the right to convert the entire 650 Madison Avenue Property to a commercial condominium form of ownership (a “Condominium Conversion”), provided that, among other conditions (i) the resulting condominium regime (the “Condominium”) consists exclusively of the three

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condominium units (collectively, the “Condominium Units”, each, a “Condominium Unit”) identified in the 650 Madison Avenue Whole Loan documents, (ii) no event of default is continuing, (iii) the condominium declaration and bylaws, all related documents, instruments and agreements (collectively the “Condominium Documents”) will be in the respective forms indicated in the 650 Madison Avenue Whole Loan documents or as otherwise approved by the lender in writing (which approval must not be unreasonably withheld, conditioned or delayed), and (iv) the borrower delivers to the lender such usual and customary documents and other agreements as may be reasonably required by the lender in connection with the Condominium Conversion, including, but not limited to, an amendment to the mortgage and amendments and reaffirmations to the terms and conditions of the 650 Madison Avenue Whole Loan documents reasonably required by the lender, and (v) the borrower has the right to transfer the Condominium Units to one or more transferee borrowers that will assume on a joint and several basis all of borrower’s obligations under the 650 Madison Avenue Whole Loan documents, provided (A) such transferee borrowers will be either (I) controlled by an eligible qualified owner in accordance with the 650 Madison Avenue Whole Loan documents that owns (x) by itself, at least 20% of the common equity interest in such transferee borrowers and (y) together with one or more other eligible qualified owner and/or institutional investors, at least 51% of the common equity interest in such transferee borrowers, with any person owning 10% or more of the equity interests in transferee borrower being a qualified transferee or (II) owned and controlled by one or more entities approved by the lender that are qualified transferees and are otherwise qualified to own the 650 Madison Avenue Property, and (B) rating agency confirmation will be required solely with respect to the legal structure of the transferee borrower(s), the documentation of the loan assumption and the related legal opinions.

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Release of Collateral. Provided no event of default is continuing, the borrower has the right at any time after the earlier of (a) November 26, 2022, and (b) the date that is two years after the closing date of the securitization that includes the last note to be securitized, and provided that a Condominium Conversion has occurred, to obtain the release of one or more Condominium Units solely in connection with a partial defeasance, subject to the satisfaction of certain conditions including, without limitation, (i) defeasing a portion of the 650 Madison Avenue Loan in an amount that is equal to or greater than 125% of an allocated loan amount for the applicable Condominium Unit determined by dividing the 650 Madison Avenue Loan among the various condominium units pro rata based on their respective appraised values based upon an appraisal of the 650 Madison Avenue Property at the time of the release, provided that (x) the debt yield with respect to the condominium unit(s) remaining subject to the lien of the mortgage after such partial defeasance is, in the aggregate, equal to or greater than 7.3% and (y) the loan-to-value ratio with respect to the Condominium Unit(s) remaining subject to the lien of the mortgage after such partial defeasance is equal to or less than 67%, in each case unless approved by the lender in its reasonable discretion, (ii) after giving effect to the partial defeasance, the debt yield for the four calendar quarters then most recently ended, recalculated to include only income and expense attributable to the portion of the 650 Madison Avenue Property that continues to be subject to the liens of the loan documents after the contemplated defeasance and to exclude the interest expense on the aggregate amount defeased, is no less than the greater of (x) 7.3% and (y) the lesser of (a) the debt yield immediately prior to such release, and (b) 9.125%, and (iii) at the lender’s request, delivery of a rating agency confirmation.

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Current Mezzanine or Secured Subordinate Indebtedness.  On November 26, 2019, CREFI, BCREI, BMO Harris and GSBI funded the 650 Madison Avenue Junior Non-Trust Notes in the amount of $213,200,000. The 650 Madison Avenue Junior Non-Trust Notes have an interest rate of 3.48600% per annum and is coterminous with the 650 Madison Avenue Senior Notes. The 650 Madison Avenue Whole Loan is subject to a co-lender agreement. Based on the 650 Madison Avenue Whole Loan Cut-off Date Balance $800,000,000, the Cut-off Date LTV Ratio, Maturity Date LTV Ratio, DSCR Based on Underwritten NCF and Debt Yield Based on Underwritten NOI are illustrated below.

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650 Madison Avenue

Financial Information

	650 Madison Avenue Senior Notes	650 Madison Avenue Whole Loan
Cut-off Date Balance	$586,800,000	$800,000,000
Cut-off Date LTV Ratio	48.5%	66.1%
Maturity Date LTV Ratio	48.5%	66.1%
DSCR Based on Underwritten NCF	2.74x	2.01x
Debt Yield Based on Underwritten NOI	10.0%	7.3%

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Terrorism Insurance. The 650 Madison Avenue Loan documents require that the “all-risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 650 Madison Avenue Property, plus business interruption coverage in an amount equal to 100% of the projected gross income for the 650 Madison Avenue Property until the completion of restoration or the expiration of 24 months, with a 12-month extended period of indemnity. The “all-risk” policy containing terrorism insurance is required to contain a deductible that is no greater than $50,000. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

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the shoppes at blackstone valley

DSW
DESIGNER SHOE WAREHOUSE
AT&T
Payless Shoes

NORDSTROM rack

LOFT

TALBOTS

CINEMA DE LUX

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the shoppes at blackstone valley

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the shoppes at blackstone valley

MAP © 2019 CARTIFACT
Worcester
Millbury
Auburn
Boston
Providence
The Shoppes at Blackstone Valley
70 Worcester Providence Turnpike
Millbury, MA 01527

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the shoppes at blackstone valley

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	Millbury, Massachusetts	Cut-off Date Balance(2)	$50,000,000
Property Type	Retail	Cut-off Date Balance per SF(1)	$208.37
Size (SF)	787,071	Percentage of Initial Pool Balance	3.8%
Total Occupancy as of 10/31/2019	96.3%	Number of Related Mortgage Loans	None
Owned Occupancy as of 10/31/2019	96.3%	Type of Security	Fee Simple
Year Built / Latest Renovation	2003-2004 / NAP	Mortgage Rate	3.84430%
Appraised Value	$238,700,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	24

Underwritten Revenues	$19,047,577
Underwritten Expenses	$4,228,958	Escrows(3)
Underwritten Net Operating Income (NOI)	$14,818,619	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$14,082,919	Taxes	$0	$0
Cut-off Date LTV Ratio(1)	68.7%	Insurance	$0	$0
Maturity Date LTV Ratio(1)	57.6%	Replacement Reserve	$0	$13,118
DSCR Based on Underwritten NOI / NCF(1)	1.61x / 1.53x	TI/LC	$0	$114,781
Debt Yield Based on Underwritten NOI / NCF(1)	9.0% / 8.6%	Unfunded Obligations Reserve	$806,129	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$164,000,000	88.4%	Loan Payoff	$183,641,400	99.0%
Borrower Cash Contribution	21,501,666	11.6	Closing Costs	1,054,137	0.6
			Upfront Reserves	806,129	0.4

Total Sources	$185,501,666	100.0%	Total Uses	$185,501,666	100.0%

(1)	Calculated based on the aggregate outstanding principal balance of The Shoppes at Blackstone Valley Whole Loan. See “—The Mortgage Loan” below.
(2)	The Cut-off Date Balance of $50,000,000 represents The Shoppes at Blackstone Valley Loan, which is part of The Shoppes at Blackstone Valley Whole Loan.
(3)	See “—Escrows” below.

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The Mortgage Loan.  The Shoppes at Blackstone Valley mortgage loan (“The Shoppes at Blackstone Valley Loan”) is part of a whole loan (“The Shoppes at Blackstone Valley Whole Loan”) consisting of nine pari passu promissory notes with an aggregate original principal balance of $164,000,000 and secured by a first mortgage encumbering the borrower’s fee simple interest in an anchored retail property located in Millbury, Massachusetts (“The Shoppes at Blackstone Valley Property”). The Shoppes at Blackstone Valley Loan, which will be included in the GSMS 2020-GC45 transaction, is evidenced by non-controlling notes A-2, A-3, and A-6, has an outstanding principal balance as of the Cut-off Date of $50.0 million and represents approximately 3.8% of the Initial Pool Balance.

The Shoppes at Blackstone Valley Whole Loan was originated by Goldman Sachs Bank USA (“GSBI”) on November 1, 2019. The Shoppes at Blackstone Valley Whole Loan has an interest rate of 3.84430% per annum. The borrower utilized the proceeds of The Shoppes at Blackstone Valley Whole Loan to refinance existing debt on The Shoppes at Blackstone Valley Property, pay origination costs and fund upfront reserves.

The Shoppes at Blackstone Valley Whole Loan had an initial term of 120 months and has a remaining term of 118 months as of the Cut-off Date. The Shoppes at Blackstone Valley Whole Loan requires interest-only payments during the first 24 months of its term, followed by payments of principal and interest sufficient to amortize The Shoppes at Blackstone Valley Whole Loan over a 30-year amortization term. The scheduled maturity date of The Shoppes at Blackstone Valley Whole Loan is November 6, 2029. Voluntary prepayment of The Shoppes at Blackstone Valley Whole Loan is prohibited prior to May 6, 2029. In addition, provided that no event of default under The Shoppes at Blackstone Valley Whole Loan is continuing, defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the earlier to occur of (i) November 6, 2022 and (ii) the second anniversary of the closing date of the securitization into which the last portion of The Shoppes at Blackstone Valley Whole Loan is deposited.

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the shoppes at blackstone valley

The table below summarizes the promissory notes that comprise The Shoppes at Blackstone Valley Whole Loan. The relationship between the holders of The Shoppes at Blackstone Valley Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Prospectus.

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$55,000,000	$55,000,000	COMM 2019-GC44	Yes
A-2, A-3, A-6	50,000,000	50,000,000	GSMS 2020-GC45	No
A-4, A-5, A-7, A-8, A-9	59,000,000	59,000,000	GSBI(1)	No
Total	$164,000,000	$164,000,000

(1)	Notes A-4, A-5, A-7, A-8 and A-9 are currently held by GSBI and are expected to be contributed to one or more future securitization transactions.

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The Mortgaged Property. The Shoppes at Blackstone Valley Property is a 787,071 SF anchored retail shopping center situated on an approximately 87.74 acre site in Millbury, Massachusetts. The improvements were constructed between 2003 and 2004 and contain a mixture of anchor, junior anchor, in-line and restaurant components. The Shoppes at Blackstone Valley Property is anchored by Target, Kohl’s, Cinema de Lux, Dick’s Sporting Goods, Marshalls, Best Buy, Nordstrom Rack and Raymour & Flanigan. Target, Cinema de Lux and Dick’s Sporting Goods are ground leased to the tenants. Junior anchors include Barnes & Noble and Michaels. The Shoppes at Blackstone Valley Property features three one- and three-story buildings, a restaurant and a threestory movie theatre. The Shoppes at Blackstone Valley Property is served by no less than 3,927 surface parking spaces which is approximately 5.0 spaces per 1,000 SF of net rentable area. As of October 31, 2019, The Shoppes at Blackstone Valley Property was 96.3% occupied by 53 tenants. The Shoppes at Blackstone Valley Property is located along Route 146 and is approximately 2.5 miles from Interstate 90.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at The Shoppes at Blackstone Valley Property:

Ten Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA (SF)	% of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Tenant Sales $ per SF/ Screen(3)	Occupancy Cost(4)	Lease Expiration	Renewal / Extension Options
Target	A-/A2/A	127,000	16.1%	$400,000	2.7%	$3.15	NAV	NAV	1/31/2029	7, 5-year options
Kohl’s(5)	BBB/Baa2/BBB	87,141	11.1	1,181,871	8.0	13.56	$225	7.2%	2/3/2024	6, 5-year options
Cinema de Lux	NR/NR/NR	72,000	9.1	1,897,500	12.9	26.35	$776,778	23.8%	6/30/2024	4, 5-year options
Dick’s Sporting Goods(5)	NR/NR/NR	54,159	6.9	502,550	3.4	9.28	$173	7.7%	1/31/2024	6, 5-year options
Marshalls(5)	NR/A2/A+	42,000	5.3	703,500	4.8	16.75	$462	5.1%	5/31/2024	None
Best Buy	NR/Baa1/BBB	32,906	4.2	477,137	3.2	14.50	NAV	NAV	1/31/2021	4, 5-year options
Nordstrom Rack	BBB+/Baa2/BBB	32,778	4.2	622,782	4.2	19.00	NAV	NAV	9/30/2023	4, 5-year options
Raymour & Flanigan	NR/NR/NR	30,606	3.9	277,749	1.9	9.08	NAV	NAV	1/31/2024	5, 5-year options
Barnes & Noble(5)	NR/NR/NR	24,320	3.1	435,328	3.0	17.90	$209	11.0%	1/31/2020	1, 5-year option
Michaels(5)	NR/NR/BB-	21,299	2.7	383,382	2.6	18.00	$214	10.1%	2/29/2028	2, 5-year options
Ten Largest Owned Tenants		524,209	66.6%	$6,881,799	46.6%	$13.13
Remaining Occupied		233,791	29.7	7,874,524	53.4	33.68
Vacant Spaces		29,071	3.7	0	0.0	0.00
Totals / Wtd. Avg. All Owned Tenants		787,071	100.0%	$14,756,324	100.0%	$19.47

(1)	Based on the underwritten rent roll dated as of October 31, 2019 and includes contractual rent steps through December 31, 2020 totaling $125,686.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Tenant Sales $ per SF / Screen are as of August 31, 2019 except as indicated in footnote (5). Cinema de Lux Tenant Sales $ per SF is based on 14 screens.
(4)	Occupancy Cost is calculated using the tenant reported sales as of August 31, 2019 (except as indicated in footnote (5)) and the total rent.
(5)	Kohl’s, Dick’s Sporting Goods and Marshalls’ reported sales are as of January 31, 2019. Barnes & Noble’s reported sales are as of April 30, 2019. Michaels’ reported sales are as of December 31, 2018.

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the shoppes at blackstone valley

The following table presents certain information relating to the lease rollover schedule at The Shoppes at Blackstone Valley Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2019	15,811	2.0	2.0%	687,366	4.7	$43.47	6
2020	54,991	7.0	9.0%	1,326,441	9.0	$24.12	6
2021	66,493	8.4	17.4%	1,591,228	10.8	$23.93	6
2022	9,310	1.2	18.6%	333,054	2.3	$35.77	2
2023	61,465	7.8	26.4%	1,564,386	10.6	$25.45	6
2024	338,772	43.0	69.5%	6,339,021	43.0	$18.71	13
2025	24,856	3.2	72.6%	779,765	5.3	$31.37	4
2026	4,216	0.5	73.2%	253,382	1.7	$60.10	1
2027	6,051	0.8	73.9%	181,530	1.2	$30.00	1
2028	23,385	3.0	76.9%	477,252	3.2	$20.41	2
2029	138,603	17.6	94.5%	797,990	5.4	$5.76	3
2030 & Thereafter	14,047	1.8	96.3%	424,908	2.9	$30.25	3
Vacant	29,071	3.7	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	787,071	100.0%		$14,756,324	100.0%	$19.47	53

(1)	Based on the underwritten rent roll dated as of October 31, 2019 and includes contractual rent steps through December 31, 2020 totaling $125,686.
(2)

Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

The following table presents certain information relating to historical occupancy at The Shoppes at Blackstone Valley Property:

Historical Leased %(1)

2016	2017	2018	As of 10/31/2019
99.1%	98.7%	97.4%	96.3%

(1)	As provided by the borrower and reflects average occupancy for the indicated year ended December 31 unless specified otherwise.

■

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at The Shoppes at Blackstone Valley Property:

Cash Flow Analysis(1)

	2016	2017	2018	TTM 8/31/2019	Underwritten	Underwritten $ per SF(2)
Base Rent	$14,284,389	$14,512,759	$14,333,987	$14,318,367	$14,756,324	$18.75
Gross Up Vacancy	0	0	0	0	1,006,511	1.28
Reimbursements	3,402,730	3,777,832	3,823,831	3,545,438	3,551,135	4.51
Other Income	895,658	859,547	778,979	715,193	740,118	0.94
Vacancy & Credit Loss	0	0	0	0	(1,006,511)	(1.28)
Effective Gross Income	$18,582,777	$19,150,138	$18,936,797	$18,578,998	$19,047,577	$24.20

Total Operating Expenses	$4,538,133	$4,783,415	$4,833,324	$4,518,587	$4,228,958	$5.37

Net Operating Income	$14,044,644	$14,366,723	$14,103,473	$14,060,411	$14,818,619	$18.83
TI/LC	0	0	0	0	666,997	0.85
Capital Expenditures	0	0	0	0	68,703	0.09
Net Cash Flow	$14,044,644	$14,366,723	$14,103,473	$14,060,411	$14,082,919	$17.89

(1)

Certain items such as interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	The Underwritten Base Rent includes contractual rent steps through December 31, 2020 totaling $125,686.

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■	Appraisal. According to the appraisal, The Shoppes at Blackstone Valley Property had an “as-is” appraised value of $238,700,000 as of August 14, 2019.

Appraisal Approach	As-Is Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$243,300,000	NAP	6.00%
Income Capitalization Approach(1)	$238,700,000	7.25%	6.50%(1)

(1)	Represents the terminal capitalization rate.

■

Environmental Matters. The Phase I environmental report dated October 4, 2019 identified a recognized environmental condition due to the detection, beginning in approximately 2004, of perchlorate in on-site monitoring wells and stormwater drainage features, as well as in the public supply wells across the Blackstone River east of The Shoppes at Blackstone Valley Property. It is suspected that the perchlorate originated from explosives used to blast bedrock during the development of The Shoppes at Blackstone Valley Property. The release was reported to the Massachusetts Department of Environmental Protection, and the portion of the release within the boundaries of The Shoppes at Blackstone Valley Property achieved regulatory closure in September 2012. The remaining portion of the release, which is off-site, is in Remedy Operation Status, which relates to continued monitoring of the off-site portion of the release. One off-site well continues to exceed the regulatory standard. The environmental consultant recommended continued monitoring and reporting of the off-site release.

■

Market Overview and Competition. The Shoppes at Blackstone Valley Property is located along Route 146 and Route 122A in the Outlying Worcester County submarket of Massachusetts. Route 146 provides access to Interstate 90, an east-west interstate highway connecting Boston, Massachusetts and Seattle, Washington, and is approximately 2.5 miles from The Shoppes at Blackstone Valley Property. Interstates 290 and 395, which are auxiliary highways in Metro Worcester, are located approximately six miles from The Shoppes at Blackstone Valley Property. Worcester’s colleges and universities (i.e. Holy Cross, Worcester State University, Assumption College, UMass Medical School, Clark University and Worcester Polytechnic Institute), the City of Worcester and suburban Worcester communities (i.e. the Towns of Grafton, Millbury, Auburn, Sutton and Shrewsbury, among others), UMass Memorial Healthcare (12,906 employees), UMass Medical School (4,445 employees), Reliant Medical Group (2,500 employees), Saint Vincent Hospital (2,350 employees) and MAPFRE U.S.A. Corp. (2,103 employees) are nearby demand drivers. The nearest anchored retail center, RK Worcester Fair, is located approximately two miles north of The Shoppes at Blackstone Village Property in Worcester. RK Worcester Fair is a grocery-anchored community center co-anchored by Burlington Coat Factory and contains approximately 200,000 SF of rentable area.

According to a market research report, The Shoppes at Blackstone Valley Property is located in the Outlying Worcester submarket. As of the second quarter of 2019, the Outlying Worcester submarket had an inventory of approximately 17.0 million SF with a vacancy rate of 3.6%. The asking rental rate in the submarket is $10.87 PSF, a drop from $11.93 PSF as of the previous quarter. Current construction projects in the submarket include (i) the 10,000-seat minor league baseball stadium for the Worcester Red Sox, a Triple-A minor league baseball team expected to move from Pawtucket to Worcester in 2021 and (ii) development plans for an approximately $90 million mixed-use facility surrounding the stadium.

The following table presents certain information relating to the primary competition for The Shoppes at Blackstone Valley Property:

Competitive Set(1)

	The Shoppes at Blackstone Valley	Northborough Crossing	Highland Commons	White City Shopping Center	Auburn Mall	Greendale Mall
Distance from Subject	NAP	10.5 miles	22.8 miles	7.8 miles	3.9 miles	8.0 miles
Property Type	Anchored	Power Center	Power Center	Community Center	Enclosed Regional Mall	Enclosed Regional Mall
Year Built	2003-2004	2011-2012	2009-2016	1962-2012	1971	1987
Total GLA	787,071(2)	645,785	653,635	257,775	583,739	431,266
Total Occupancy	96.3%(2)	98%	96%	88%	98%	82%
Anchors & Jr. Anchors	Target, Kohl’s, Cinema de Lux, Dick’s Sporting Goods	Wegmans, BJs, Dick’s Sporting Goods, Kohl’s	Market Basket, Cabela’s, Lowe’s, BJs	Shaw’s	Macy’s, Sears	TJ Maxx & Homegoods, Best Buy

(1)	Source: Appraisal.
(2)	Based on the October 31, 2019 rent roll.

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■

The Borrower. The borrower is Route 146 Millbury Property LLC, a Delaware limited liability company and single purpose entity with two independent managers. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Shoppes at Blackstone Valley Whole Loan. The non-recourse carveout guarantors are SDM Holdings LLC, WV Holdings LLC, and Raanan Katz. The borrower sponsors at origination are Stephen R. Weiner, Adam J. Weiner, Jeremy M. Sclar, Thomas J. DeSimone, Richard A. Marks, Raanan Katz and David Katz. The borrower may add Samantha Perry David, Eric Smookler and/or Daniel Preysman as additional borrower sponsors, subject to certain conditions under The Shoppes at Blackstone Valley Whole Loan documents, including satisfaction of the lender’s “know your customer” requirements.

The borrower sponsors are the main principals/investors of WS Development and RK Centers. WS Development develops, owns, operates and leases an extensive portfolio of more than 98 properties, including lifestyle centers, power centers, community centers, and mixed-use developments. With more than 20 million SF under management, WS Development is one of the largest privately-owned retail real estate development firms in the country consistently ranked among the International Council of Shopping Centers' (ICSC) Top 50 shopping center owners. Founded by Raanan Katz, RK Centers is a privately held, family-owned real estate development company that owns approximately 9 million square feet of commercial real estate. For over 30 years, RK Centers has acquired, developed, and operated “open air” regional and community shopping centers in New England and South Florida.

■	Escrows. On the origination date, the borrower funded a reserve of approximately $806,129 for unfunded obligations related to outstanding tenant allowances and leasing commissions.

On each due date, the borrower is required to fund (i) a TI/LC reserve in an amount equal to $114,781, capped at $6,000,000 (or if, on or after January 1, 2024, The Shoppes at Blackstone Valley Property achieves a debt yield in excess of 9.0%, the TI/LC reserve will be capped at $4,500,000), (ii) a replacement reserve in an amount equal to $13,118 and (iii) during a Shoppes Cash Sweep Period, (a) a tax reserve in an amount equal to 1/12 of the amount that the lender estimates will be necessary to pay taxes over the then succeeding 12-month period and (b) an insurance reserve in an amount equal to 1/12 of the amount that the lender estimates will be necessary to cover premiums over the then succeeding 12-month period; provided that the borrower will not be required to reserve such amounts in respect of insurance premiums so long as no event of default under the related loan documents has occurred and is continuing, and the borrower maintains a blanket policy of insurance meeting the requirements of The Shoppes at Blackstone Valley Whole Loan documents.

■

Lockbox and Cash Management.  The Shoppes at Blackstone Valley Whole Loan documents require a hard lockbox and springing cash management. The execution of the cash management agreement is a post-closing requirement under the Shoppes at Blackstone Valley Whole Loan documents. The borrower was required to deliver tenant direction letters to each existing tenant at The Shoppes at Blackstone Valley Property, within five business days of origination, directing each tenant to remit its payments directly to the lender-controlled lockbox account or post office box. The borrower is also required to deliver a tenant direction letter to each future tenant. So long as no Shoppes Cash Sweep Period then exists, all funds deposited into the lockbox account are required to be transferred on each business day to the borrower’s operating account. Upon the occurrence and during the continuance of a Shoppes Cash Sweep Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed to pay debt service, applicable reserves, mezzanine debt service (if any) and budgeted operating expenses and all excess cash remaining in the cash management account after the application of such funds are required to be held by the lender in an excess cash flow reserve account as additional collateral for The Shoppes at Blackstone Valley Whole Loan. Upon the occurrence and during the continuance of an event of default under The Shoppes at Blackstone Valley Whole Loan documents, the lender may apply funds to the debt in such priority as it may determine.

A “Shoppes Cash Sweep Period” means each period that commences when (a) the debt yield as of the last day of any fiscal quarter is less than 7.75% and concludes when the debt yield as of the last day of any subsequent fiscal quarter is at least 7.75%; (b) the borrower fails to deliver required monthly, quarterly or annual financial reports and concludes when such reports are delivered and indicate that no other Shoppes Cash Sweep Period is ongoing; and/or (c) if the Shoppes Permitted Mezzanine Loan is in place, there is an event of default under any of the loan documents for the Shoppes Permitted Mezzanine Loan and concludes when the holder of the Shoppes Permitted Mezzanine Loan has waived the applicable event of default.

■

Property Management. The Shoppes at Blackstone Valley Property is currently managed by WS Asset Management, Inc., a Massachusetts corporation and an affiliate of the borrower. Under the related loan documents, The Shoppes at Blackstone Valley Property is required to remain managed by (a) WS Asset Management, Inc., (b)

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any person that together with its affiliates, is a reputable, nationally or regionally recognized property manager that has been engaged in the management (including the day-to-day management) of first-class retail properties during each of the ten years prior to the time of its engagement as the property manager of The Shoppes at Blackstone Valley Property and which at the time of such engagement, together with its affiliates, operates and manages (including on a day-to-day basis) retail and/or mixed-use properties with at least 3,000,000 SF of gross leasable area (excluding The Shoppes at Blackstone Valley Property) (any such person, a “Qualified Manager”), (c) any property management company that is an affiliate of one or more of the borrower sponsors or any Qualified Manager or (d) or any other management company approved by the lender and with respect to which a Rating Agency Confirmation has been received. The lender has the right to replace, or require the borrower to replace, the property manager with a property manager selected by the borrower, subject to the lender’s reasonable approval (or, in the event of an event of default under The Shoppes at Blackstone Valley Whole Loan or following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, selected by the lender) (i) during the continuance of an event of default under The Shoppes at Blackstone Valley Whole Loan, (ii) following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, (iii) during the continuance of a material default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods), (iv) if the property manager files or is the subject of a bankruptcy petition, (v) if a trustee or receiver is appointed for the property manager’s assets or the property manager makes an assignment for the benefit of creditors or (vi) if the property manager is adjudicated insolvent.

■

Permitted Future Mezzanine or Secured Subordinate Indebtedness. The owner of the direct or indirect equity interests of the borrower is permitted to incur mezzanine debt (the “Shoppes Permitted Mezzanine Loan”) secured by a pledge of direct or indirect equity interests in the borrower, provided that certain conditions set forth in the loan documents are satisfied, including, without limitation: (i) the principal amount of the Shoppes Permitted Mezzanine Loan may not exceed $40,000,000; (ii) after giving effect to the Shoppes Permitted Mezzanine Loan, (a) the loanto- value ratio on The Shoppes at Blackstone Valley Whole Loan and the Shoppes Permitted Mezzanine Loan (collectively, the “Total Debt”) is no greater than 70%, (b) the debt service coverage ratio on the Total Debt is at least 1.25x, and (c) the debt yield on the Total Debt is at least 9.1%; (iii) the holder of the Shoppes Permitted Mezzanine Loan enters into a subordination and intercreditor agreement with the lender in form and substance reasonably acceptable to the lender; and (iv) a rating agency confirmation is delivered in connection with the consummation of the Shoppes Permitted Mezzanine Loan.

■	Release of Collateral. Not permitted.

■

Ground Leases Provided that no event of default is continuing, the borrower is permitted to enter into up to two long-term ground leases with a third party (which may be an affiliate of the borrower) with respect to certain parcels of The Shoppes at Blackstone Valley Property (three of which are currently occupied by major tenants and one of which is currently parking space that could be developed in the future). In connection with any such ground lease, the borrower is required to provide a REMIC opinion and obtain rating agency confirmation.

■

Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of The Shoppes at Blackstone Valley Property, as well as 18 months of rental loss and/or business interruption coverage, together with a 12-month extended period of indemnity following restoration. If TRIPRA is no longer in effect, then the borrower’s requirement will be capped at insurance premiums equal to two times the amount of the insurance premium payable in respect of the property and business interruption/rental loss insurance required under The Shoppes at Blackstone Valley Whole Loan documents.

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Yarrow Point
Redmond
Bellevue
Newcastle
Lake Washington
Lake Sammamish
MERCER ISLAND
DOWNTOWN BELLEVUE
NORTH BELLEVUE
NORTHEAST BELLEVUE
CROSSROADS
WILBURTON
LAKE HILLS
WOODRIDGE
FACTORIA
NEWPORT SHORES
SOMERSET
NEWPORT
BEAUX ARTS
WEST LAKE SAMMAMISH
BRIDLE TRAILS
OVERLAKE
90 North Campus
3076, 3156, 3255 & 3265 160th Avenue Southeast
Bellevue, WA 98008
Microsoft Headquarters
Microsoft Campus
Nintendo of America
Intellectual Ventures
Overlake Hospital Medical Center
City of Hope
Costar Campus
Bellevue College
T-mobile Campus
Factoria Village
Marketplace at Factoria
Seattle
Bellevue
Redmond
Kirkland
Renton
MAP © 2019 CARTIFACT
DATA © OSM CONTRIBUTORS

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Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller	GSMC
Location (City/State)	Bellevue, Washington		Cut-off Date Principal Balance(2)	$50,000,000
Property Type	Office		Cut-off Date Principal Balance per SF(1)	$304.35
Size (SF)	262,858		Percentage of Initial Pool Balance	3.8%
Total Occupancy as of 10/31/2019	100.0%		Number of Related Mortgage Loans	None
Owned Occupancy as of 10/31/2019	100.0%		Type of Security	Fee Simple
Year Built / Latest Renovation	1991 / 2019		Mortgage Rate	3.73200%
Appraised Value	$123,000,000		Original Term to Maturity (Months)	120
			Original Amortization Term (Months)	NAP
			Original Interest Only Period (Months)	120

Underwritten Revenues	$10,976,492
Underwritten Expenses	$3,260,584		Escrows(3)
Underwritten Net Operating Income (NOI)	$7,715,908			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$7,459,212		Taxes	$0	$0
Cut-off Date LTV Ratio(1)	65.0%		Insurance	$0	$0
LTV Ratio at Maturity(1)	65.0%		Replacement Reserve	$0	$0
DSCR Based on Underwritten NOI / NCF(1)	2.55x / 2.46x		TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(1)	9.6% / 9.3%		Other	$4,327,102	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$80,000,000	65.5%	Purchase Price	$117,000,000	95.8%
Principal’s New Cash Contribution	42,110,795	34.5	Reserves	4,327,102	3.5
			Closing Costs	783,693	0.6

Total Sources	$122,110,795	100.0%	Total Uses	$122,110,795	100.0%

(1)	Calculated based on the aggregate outstanding principal balance of 90 North Campus Whole Loan. See “—The Mortgage Loan” below.

(2)	The Cut-off Date Balance of $50,000,000 represents the 90 North Campus Loan, which is part of the 90 North Campus Whole Loan.

(3)	Other Upfront reserve includes a sky bridge reserve ($3,116,719), unfunded obligations reserve ($1,195,383) and a deferred maintenance reserve ($15,000). See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “90 North Campus Loan”) is part of a whole loan (the “90 North Campus Whole Loan”) consisting of two pari passu promissory notes with an aggregate original principal balance of $80,000,000. The 90 North Campus Whole Loan is secured by a first mortgage encumbering the borrower’s fee simple interest in a four-building office complex in Bellevue, Washington (the “90 North Campus Property”).

The 90 North Campus Loan, which will be included in the GSMS 2020-GC45 securitization transaction, is evidenced by note A-1, has an outstanding principal balance as of the Cut-off Date of $50,000,000 and represents approximately 3.8% of the Initial Pool Balance.

The 90 North Campus Whole Loan was originated by Goldman Sachs Bank USA (“GSBI”) on November 25, 2019. The 90 North Campus Whole Loan has an interest rate of 3.73200% per annum. The borrower utilized the proceeds of the 90 North Campus Whole Loan to acquire the 90 North Campus Property, fund reserves and pay origination costs.

The 90 North Campus Whole Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The 90 North Campus Whole Loan requires interest-only payments during its term. The scheduled maturity date of the 90 North Campus Whole Loan is the due date in December 2029. Voluntary prepayment of the 90 North Campus Whole Loan is prohibited prior to the due date in August 2029. At any time after the earlier to occur of (i) December 6, 2022 and (ii) the second anniversary of the closing date of the securitization into which the last note of the 90 North Campus Whole Loan is deposited, but before the due date in August 2029, the 90 North Campus Whole Loan may be defeased in whole (but not in part, unless in connection with using defeasance to terminate a 90 North Campus Trigger Period) with direct, non-callable obligations of the United States of America.

The table below summarizes the promissory notes that comprise the 90 North Campus Whole Loan. The relationship between the holders of the 90 North Campus Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Prospectus.

Note	Original Balance	Cut-off Date Balance	Note Holder(s)	Controlling Piece

Note A-1	$50,000,000	$50,000,000	GSMS 2020-GC45	Yes
Note A-2	30,000,000	30,000,000	GSBI(1)	No
Total	$80,000,000	$80,000,000

(1)	Currently held by GSBI and is expected to be contributed to one or more future securitization transactions.

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■	The Mortgaged Property. The 90 North Campus Property is a four-building office development known as 90 North, located in Bellevue, Washington. The 90 North Campus Property consists of two, two-story buildings and two, threestory buildings, totaling 262,858 SF. The 90 North Campus Property is located in Eastgate, the heart of the I-90 suburban corridor that has freeway access, and a low vacancy rate. The 90 North Campus Property is located approximately two miles from the Interstate 90 and Interstate 405 interchange and the T-Mobile Headquarters.

The 90 North Campus Property is 100% leased to two tenants, T-Mobile PCS Holdings LLC (“T-Mobile”) (buildings 1, 3 and 4) and Mindtree Limited (“Mindtree”) (building 2). Both T-Mobile and Mindtree have NNN leases with no termination options. Both tenants are also currently undergoing a period of corporate change. T-Mobile is in the process of merging with Sprint, combining the 3rd and 4th largest carriers in the United States. This merger has been officially approved by the U.S. Federal Communications Commission, but the companies still need to defend the merger in court. T-Mobile has one, seven-year renewal option on all four leases. Larsen & Toubro (L&T) also recently acquired a controlling stake in Mindtree through a hostile takeover. Mindtree has one, five-year renewal term to extend the lease terms at 90 North Campus Property.

The largest tenant at the 90 North Campus Property, T-Mobile (NASDAQ: TMUS; 64.3% of NRA; 64.9% of underwritten base rent) occupies 169,018 SF. T-Mobile offers voice, messaging and data services to approximately 79.7 million customers in the postpaid, prepaid and wholesale markets. It also provides wireless devices, including smartphones, tablets and other mobile communication devices, as well as accessories that are manufactured by various suppliers. In addition, the company offers services, devices, and accessories under the T-Mobile and Metro by T-Mobile brands through its owned and operated retail stores, third party distributors, and its websites. Although the entity guaranteeing the lease, T-Mobile USA is not an investment grade entity, its parent company Deutsche Telekom AG, is rated BB+ by S&P.

The second largest tenant at the 90 North Campus Property, Mindtree (NSEI: MINDTREE; 35.7% of NRA; 35.1% of underwritten base rent) occupies 93,840 SF. Mindtree Limited is an Indian multinational information technology and outsourcing company and provides digital transformation and technology services in India, the United States, Canada, Continental Europe, the United Kingdom, and internationally. It also provides digital services, including cloud, data analytics, digital commerce and marketing, mobility, user experience design, and portals and collaboration services. In addition, the company offers operational services comprising agile application development and support, automation, business process management, infrastructure management, test engineering, integrated, and reliability engineering and management services. Further, it provides information technology consulting, engineering research and development, and Microsoft Azure-based solutions. It serves the banking, capital market, consumer packaged goods, education, enterprise independent software vendor, insurance, manufacturing, media and entertainment, retail, semiconductor, smart device, transportation and logistics, and travel and hospitality industries. The company was formerly known as Mindtree Consulting Limited and changed its name to Mindtree Limited in March 2008. Mindtree Limited was founded in 1999 and is headquartered in Bengaluru, India.

The following table presents certain information relating to the tenants at the 90 North Campus Property:

Largest Tenant Based on Underwritten Base Rent

Building	Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent(2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	Lease Expiration	Renewal / Extension Options
1,3,4	T-Mobile(4)	NR / NR / BB+	169,018	64.3%	$5,042,776	64.9%	$29.84	Various (3)	1, 7-year option
2	Mindtree	NR / NR / NR	93,840	35.7	2,721,360	35.1	$29.00	8/31/2029	1, 5-year option
	Total/ Wtd. Avg.		262,858	100.0%	$7,764,136	100.0%	$29.54

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF reflect the contractual base rent as of October 31, 2019 and include rent steps of $262,858 through October 31, 2020.

(3)	T-Mobile has a 94,169 SF expiring on November 30, 2029 and 74,849 SF expiring on December 31, 2029.

(4)	T-Mobile’s 169,018 SF includes an approximately 6,155 SF associated with a sky bridge that is under construction and anticipated to be substantially completed by November 2020. We cannot assure you that this space will be completed as anticipated or at all.

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The following table presents certain information relating to the lease rollover schedule at the 90 North Campus Property based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2020	0	0.0	0.0%	0	0.0	$0.00	0
2021	0	0.0	0.0%	0	0.0	$0.00	0
2022	0	0.0	0.0%	0	0.0	$0.00	0
2023	0	0.0	0.0%	0	0.0	$0.00	0
2024	0	0.0	0.0%	0	0.0	$0.00	0
2025	0	0.0	0.0%	0	0.0	$0.00	0
2026	0	0.0	0.0%	0	0.0	$0.00	0
2027	0	0.0	0.0%	0	0.0	$0.00	0
2028	0	0.0	0.0%	0	0.0	$0.00	0
2029	262,858	100.0	100.0%	7,764,136	100.0	$29.54	5
2030	0	0.0	100.0%	0	0.0	$0.00	0
2031 & Thereafter	0	0.0	100.0%	0	0.0	$0.00	0
Vacant	0	0.0	100.0%	0	0.0	$0.00	0
Total	262,858	100.0%		$7,764,136	100.0%	$29.54	5

(1)	Calculated based on approximate square footage occupied by each owned tenant.

(2)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF reflect the contractual base rent as of October 31, 2019 and include rent steps of $262,858 through October 31, 2020.

The following table presents certain information relating to historical occupancy at the 90 North Campus Property:

Historical Leased %(1)

As of 10/31/2019
100.0%

(1)	Historical occupancy is not available as the property was acquired at origination.

■	Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the 90 North Campus Property:

Cash Flow Analysis(1)

	Underwritten	Underwritten $ per SF
Base Rent(2)	$7,764,136	$29.54
Contractual Rent Steps(3)	611,389	2.33
Potential Income from Vacant Space	0	0.00
Reimbursements	3,067,669	11.67
Miscellaneous Income	0	0.00
Vacancy & Credit Loss	(466,702)	(1.78)
Effective Gross Income	$10,976,492	$41.76

Real Estate Taxes	$863,802	$3.29
Insurance	45,017	0.17
Management Fee	329,295	1.25
Other Operating Expenses	2,022,470	7.69
Total Operating Expenses	$3,260,584	$12.40

Net Operating Income	$7,715,908	$29.35
TI/LC	209,382	0.80
Capital Expenditures	47,314	0.18
Net Cash Flow	$7,459,212	$28.38

(1)	Historicals are not available as the property was acquired at origination.

(2)	Underwritten Base Rent and Underwritten Base Rent $ per SF reflect the contractual base rent as of October 31, 2019 and include rent steps of $262,858 through October 31, 2020.

(3)	Contractual rent steps reflect the PV of Mindtree rent steps over the loan term.

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90 north campus

■	Appraisal. According to the appraisal, the 90 North Campus Property had an “as-is” appraised value of $123,000,000 as of November 5, 2019. The appraisal also provided a “Hypothetical Market Value ‘As Dark’” of $82,600,000 as of November 5, 2019. This value assumes that the existing leases have been terminated and the current tenants have vacated.

Appraisal Approach	Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$123,200,000	N/A	6.00%
Discounted Cash Flow Approach	$121,500,000	7.25%	6.50%(1)

(1)	Represents the terminal capitalization rate.

■	Environmental Matters. The Phase I environmental report, dated July 18, 2019, identified the potential presence of benzene, 1,3-butadiene, chloroform, and vinyl chloride in soil vapor as a recognized environmental condition due to the historic use of the 90 North Campus Property as a runway and airplane hangar, as well as potential impacts from onsite underground storage tanks and an offsite landfill, and recommended that a limited subsurface investigation should be conducted in order to determine the presence or absence of contamination in the vicinity of the subject property buildings at the 90 North Campus Property. A Phase II environmental report, dated November 4, 2019, concluded that the historical use of the subject property and previous detections of benzene, 1,3-butadiene, chloroform, and vinyl chloride do not pose a vapor encroachment concern at this time, and the environmental consultant did not recommend any further investigation.

■	Market Overview and Competition. The 90 North Campus Property is located in Bellevue, Washington, in the I-90 Corridor submarket within Eastside submarket cluster of the larger Seattle Metro office market. Bellevue is located approximately 10.0 miles east of downtown Seattle. The city is located in the central portion of the Puget Sound region. The Bellevue CBD has an established retail and commercial base for the Eastside market. Bellevue also includes a dense residential population especially within the CBD core. Recent development activity has encompassed residential, office, and hotel development with some ancillary retail commonly located on the ground floor of these larger developments. A number of tech businesses are located in the surrounding area including Microsoft’s headquarters to the north in Redmond (as well as other satellite facilities closer to the subject), and T-Mobile in Factoria near the I-90 / I-405 interchange. Other major employers in the area include Boeing, Amazon, University of Washington, Providence Health & Services, Wal-Mart Stores and others. The commute to the Seattle CBD is approximately 11 miles and the drive to Seattle-Tacoma International Airport is about 17.0 miles. Public transportation includes buses via the King County Metro as well as train via the Link Light Rail system.

According to the appraisal, the estimated 2019 population within a one-, three-, and five-mile radius of the 90 North Campus Property is 10,176, 95,063, and 231,073, respectively, and the estimated 2019 median household income within the same radii is $112,531, $120,397, and $126,621, respectively.

According to a market research report, the 90 North Campus Property is located in the Seattle Metro office market and the I-90 office submarket. As of third quarter 2019, the Seattle Metro office market reported an existing inventory of 205,893,616 SF. The market also featured approximately 4.1 million SF of net absorption in the trailing four quarter period ending in the third quarter of 2019. The market reported a vacancy rate of 6.1% and a gross rent of $34.43 PSF.

A-3-112

90 north campus

Competitive Set – Comparable Leases(1)

Location	Total GLA (SF)	Tenant Name	Lease Date / Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
90 North Campus 3076, 3156, 3255 & 3265 160th Avenue Southeast Bellevue, WA	262,858	T-Mobile & Mindtree	Various / Various	Various	$29.54(2)	NNN
Advanta Bellevue 3003-3009 160th Avenue Southeast Bellevue, WA	601,081	Microsoft	July 2018 / 63 Mos.	601,081	$26.00	NNN
Sunset North 3120, 3150 & 3180 139th Avenue Bellevue, WA	464,061	Farmers Insurance	Sep 2018 / 127 Mos.	61,000	$27.00	NNN
Redmond Town Center 7332 166th Avenue Northeast Redmond, WA	610,230	Microsoft	Jan 2019 / 96 Mos.	377,088	$27.50	NNN
Eastgate Office Park 15325, 15355, 15375, 15395 Southeast 30th Place Bellevue, WA	280,000	Capital Benefits Group	Aug 2019 / 125 Mos.	15,500	$27.00	NNN
Crestwood Corporate Plaza 14725 SE 36th Street Bellevue, WA	73,653	Fresh Consulting	Jan 2020 / 72 Mos.	26,000	$28.00	NNN
Bellevue Terrace 3633 136th Place Southeast Bellevue, WA	69,489	Market Leader	Jan 2020 / 84 Mos.	21,000	$29.50	NNN

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll as of October 31, 2019 and includes rent steps through October 31, 2020.

■	The Borrower. The borrower is 90 North Property Company LLC, a Delaware limited liability company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 90 North Campus Whole Loan. The borrower sponsors and non-recourse guarantors are Brett Michael Lipman and Farshid Steve Shokouhi, who indirectly own a minority interest in and control the day-to-day operations of the Master Lessee pursuant to the Shari’ah-compliant loan structure described below.

The borrower sponsors work for Preylock Holdings (“Preylock”), a real estate acquisition and management company with over $1.8 billion of assets under management. Founded in 2016, Preylock focuses on the acquisition of value-add and core plus office buildings located in major West Coast markets and leased to technology tenants. The guarantors of the 90 North Campus Loan are the principals of Preylock, Farshid Shokouhi and Brett Michael Lipman.

■	Escrows. On the origination date, the borrower funded reserves of (i) $15,000 with respect to immediate repairs of windows, (ii) $3,116,719 with respect to the planned construction of a sky bridge and (iii) $1,195,383 with respect to unfunded obligations relating to free rent, rent abatement, outstanding tenant improvement allowances and leasing commissions, and allowances for restriping of parking spaces.

On each due date during the continuance of a 90 North Campus Trigger Period or an event of default under the 90 North Campus Whole Loan, the borrower is required to fund (i) a tax and insurance reserve in an amount equal to onetwelfth of the taxes and insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months; and (ii) a replacement reserve in an amount equal to $3,285.73.

A “90 North Campus Trigger Period” means each period (i) during the continuance of a 90 North Campus Lease Trigger Period, (ii) commencing when the debt yield (as calculated under the loan documents), determined as of the first day of any calendar quarter for the immediately preceding calendar quarter, is less than 7.25%, and concluding when the debt yield, determined as of the first day of each of two consecutive calendar quarters for each immediately preceding calendar quarter, is at least 7.25%, and (iii) during the continuance of an event of default under the 90 North Campus Whole Loan. Provided no event of default is continuing under the 90 North Campus Whole Loan, the borrower has the right to avoid the commencement, or terminate the continuance, of a 90 North Campus Trigger Period caused by clause (ii) of the definition hereof by defeasance of a portion of the 90 North Campus Whole Loan equal to (a) 105% multiplied by (b) the portion of the principal balance of the 90 North Campus Whole Loan necessary to increase the debt yield to at least 7.25%.

A “90 North Campus Lease Trigger Period” means a period commencing upon (a) the earliest to occur of (i) the failure of T-Mobile, Mindtree or any replacement tenant (each, a “90 North Campus Trigger Tenant”) to exercise a renewal option by the date required under its respective lease or (ii) the date that is 12 months prior to the expiration of the applicable 90 North Campus Trigger Tenant’s lease (any such 90 North Campus Lease Trigger Period under this clause (a) with respect to Mindtree, a “Mindtree Expiration Event”); (b) the early termination, cancellation or surrender of a 90 North Campus Trigger Tenant’s lease; (c) any 90 North Campus Trigger Tenant going dark in all or substantially all of its space for a period of more than 30 days (or, with respect to Mindtree, 90 days) without the intent of re-occupying the space and excluding events related to a casualty or condemnation or renovations permitted under the applicable lease; (d) any material default by a 90 North Campus Trigger Tenant under its lease (beyond any applicable notice and

A-3-113

90 north campus

cure period); (e) any 90 North Campus Trigger Tenant or related lease guarantor becomes subject to a voluntary or involuntary bankruptcy petition that is not dismissed within 90 days of filing; and (f) in the case of T-Mobile, upon a decline in the credit rating of T-Mobile’s (or its lease guarantor’s) long-term debt rating below “CCC+” by S&P or “Caa1” by Moody’s or any other equivalent rating by Fitch, DBRS, KBRA or Morningstar. A 90 North Campus Lease Trigger Period will end upon: (1) with respect to clause (a), the applicable space being re-tenanted or the applicable 90 North Campus Trigger Tenant renewing its lease for a term of at least 5 years; (2) with respect to clause (b), the applicable space being re-tenanted; (3) with respect to clause (c), the applicable space being re-tenanted or the applicable 90 North Campus Trigger Tenant having resumed occupancy of its space for at least two consecutive calendar quarters; (4) with respect to clause (d), the lender’s receipt of reasonably satisfactory evidence that the default has been cured; (5) with respect to clause (e), the applicable space being re-tenanted or the bankruptcy proceeding having been dismissed or otherwise terminated in a manner reasonably satisfactory to the lender; and (6) with respect to clause (f), the applicable space being re-tenanted or the long-term debt rating for T-Mobile is upgraded to “B-” or higher by S&P and “B3” or higher by Moody’s.

■	Lockbox and Cash Management. The 90 North Campus Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to cause each tenant at the 90 North Campus Property to deposit rents directly into a lender-controlled lockbox account. In addition, the borrower and the property manager required to cause all other rents and income relating to the 90 North Campus Property received by the borrower or the property manager to be deposited into the lockbox account within three business days of receipt. On each business day during the continuance of a 90 North Campus Trigger Period or an event of default under the 90 North Campus Whole Loan, all amounts in the lockbox account are required to be remitted to the cash management account. On each business day that no 90 North Campus Trigger Period or event of default under the 90 North Campus Whole Loan is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account.

On each due date during the continuance of a 90 North Campus Trigger Period or, at the lender’s discretion, during an event of default under the 90 North Campus Whole Loan, all funds on deposit in the cash management account after payment of debt service, required reserves and budgeted operating expenses are required to be reserved as additional collateral for the 90 North Campus Whole Loan (in the event of a 90 North Campus Trigger Event resulting solely from a Mindtree Expiration Event, subject to a cap of $50 multiplied by the aggregate square footage demised under Mindtree’s lease as of such date).

■	Master Lease. The 90 North Campus Whole Loan was structured with a master lease to be a Shari’ah compliant loan. Title to the 90 North Campus Property is held by the borrower who master leases the 90 North Campus Property to a single-purpose master lessee (the “Master Lessee”). The rent payable pursuant to the master lease is intended to cover the debt service payments required under the 90 North Campus Whole Loan, as well as reserve payments and any other sums due under the 90 North Campus Whole Loan. At origination, the lender received a fee mortgage from the borrower on its interest in the 90 North Campus Property. The lender also secured a full subordination of the master lease. See “Description of the Mortgage Pool—Shari’ah Compliant Lending Structure” in the Prospectus.

■	Property Management. The 90 North Campus Property is currently managed by Preylock Holdings, Inc., an affiliate of the borrower sponsor, pursuant to a management agreement. Under the 90 North Campus Whole Loan documents, the 90 North Campus Property is permitted to be managed by (i) Preylock Holdings, Inc. for so long as it is affiliated with the borrower sponsor, (ii) an affiliate of Preylock Holdings, Inc., (iii) an entity in which the guarantor owns a greater than 50% direct or indirect interest or (iv) an entity subject to the prior written consent of the lender and receipt of a Rating Agency Confirmation. The lender has the right to require the borrower or the Master Lessee to replace the property manager with a property manager selected by the borrower or the Master Lessee, subject to the lender’s reasonable approval, (i) during the continuance of an event of default under the 90 North Campus Whole Loan, (ii) if the property manager files or is the subject of a petition in bankruptcy, (iii) during the continuance of a material default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods), or (iv) if the management agreement is terminated (except in connection with the borrower’s or the Master Lessee’s initial engagement of a permitted replacement property manager). The manager is permitted to engage a sub-manager that is a reputable and experienced professional management organization reasonably approved by the lender or otherwise permitted under the 90 North Campus Whole Loan documents.

■	Mezzanine or Subordinate Secured Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

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90 north campus

■	Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the 90 North Campus Property, as well as 18 months of rental loss and/or business interruption coverage, together with a six-month extended period of indemnity following restoration. If TRIPRA is no longer in effect, then the borrower’s requirement will be capped at insurance premiums equal to one times the amount of the insurance premium payable in respect of the 90 North Campus Property and business interruption/rental loss insurance required under the related loan documents. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

A-3-115

crystal springs resort

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller		GACC
Location (City/State)	Hamburg, New Jersey		Cut-off Date Principal Balance		$50,000,000
Property Type(1)(2)	Hospitality		Cut-off Date Principal Balance per Room		$119,331.74
Size (Rooms)(1)(2)	419		Percentage of Initial Pool Balance		3.8%
Total Occupancy as of 9/30/2019	55.2%		Number of Related Mortgage Loans		None
Owned Occupancy as of 9/30/2019	55.2%		Type of Security	Fee Simple
Year Built / Latest Renovation	2004, 2007 / 2016, 2019		Mortgage Rate		4.54000%
Appraised Value	$99,000,000		Original Term to Maturity (Months)		60
			Original Amortization Term (Months)		NAP
			Original Interest Only Period (Months)		60
			Borrower Sponsor	Rosalind Davidowitz, Joseph Morton Davidowitz, Gail Mulvihill, and the Gail Mulvihill 2014 GST Non-Exempt Irrevocable Trust U/A/D September 19, 2014
Underwritten Revenues	$58,150,802
Underwritten Expenses	$46,773,274		Escrows
Underwritten Net Operating Income (NOI)	$11,377,528			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$9,051,496		Taxes	$421,620	$140,540(3)
Cut-off Date LTV Ratio	50.5%		Insurance(4)	$69,424	$0
Maturity Date LTV Ratio	50.5%		Replacement Reserves(5)	$5,074,000	$0
DSCR Based on Underwritten NOI / NCF	4.94x / 3.93x		TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	22.8% / 18.1%		Other(6)	$2,103,719	$520,000

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$50,000,000	75.8%	Loan Payoff	$50,904,276	77.1%
Subordinate Debt	16,000,000	24.2	Reserves	7,668,762	11.6
			Origination Costs	4,106,979	6.2
			Principal Equity Distribution	3,319,984	5.0
Total Sources	$66,000,000	100.0%	Total Uses	$66,000,000	100.0%

(1)	The Crystal Springs Resort Property is comprised of four sub-sections: (i) the core of the Crystal Springs Resort Property, centered around the Grand Cascades Lodge & Golf Course, Wild Turkey Golf Course, and Crystal Springs Golf Course; (ii) the Minerals Resort & Spa at Crystal Springs; (iii) the Ballyowen Golf Course and Clubhouse; and (iv) the Black Bear Golf Course and 12 food and beverage outlets. The Crystal Springs Resort loan is collateralized by the borrower’s interest in Crystal Springs Resort Property, which includes the borrower’s interests in two condominium hotels consisting of (i) 50% of the rental income (net of fees, commissions and taxes) for up to 457 hotel keys, (the “Hotel Units”) and (ii) the ownership of the spa unit, conference unit and the non-residential condominium units containing over 100,000 SF of event and meeting space, an indoor tropical pool complex, two spas, a wellness and sports club with indoor/outdoor pools, (the “Non-Residential Units”) and the borrower’s ownership interest in six golf courses with five clubhouses, tennis courts, and in 12 food and beverage outlets.
(2)	The Crystal Springs Resort Property is operated as a hotel and resort complex that includes two condominium hotels, known as Grand Cascades Lodge and Minerals Hotel. However, the borrowers do not own any of the Hotel Units in such condominiums. Instead, the Hotel Units are comprised of residential condominium units owned by third party condominium unit owners within the Grand Cascades Lodge condominium and Minerals Resort condominium. The borrowers receive 50% of the rental income (net of fees, commissions and taxes) from the hotel rooms pursuant to rental management agreements. See “Operating History and Underwritten Net Cash Flow” below and the Prospectus for more information.
(3)	The tax reserve is equal to one third of the real estate taxes that the lender reasonably estimates will be payable during the next ensuing three months.
(4)	The insurance reserve is a static reserve equal to 1/12 of the annual premium.
(5)	For the Replacement Reserves, on each monthly payment date up to and including the January 2021 payment date an amount equal to 2% and thereafter 4%, in each case, of the rents for the second proceeding month is required to be deposited. The borrowers have informed the related lender that they intend to complete approximately $14.3 million of renovations to the mortgaged property during the five years of the loan term. At origination, the borrowers deposited $5,074,000 into a capital expenditure account for such renovations. The remaining estimated cost of such renovations has not been reserved for. It is anticipated that such renovations, if effected, will be made from monthly Replacement Reserves deposits, or from excess cash flow. We cannot assure you that such sources of funding will be sufficient to pay for the remaining costs of such renovations. Furthermore, the mortgage loan documents do not require that such renovations be completed.
(6)	The Upfront Other reserve is made up of $2,000,000 of Seasonal Working Capital and $103,719 of Deferred Maintenance. On each monthly payment during the months of June, July, August, September and October, the borrowers are required to deposit $520,000 into a seasonal working capital reserve, subject to a cap of $3,000,000.

The following table presents historical ADR, Occupancy and RevPAR at the Crystal Springs Resort Property:

Historical Performance(1)

	2016	2017	2018	TTM September 2019
Occupancy	50.5%	50.9%	56.5%	55.2%
ADR	$273.26	$274.82	$270.57	$275.46
RevPAR	$138.04	$139.84	$152.86	$152.01

(1)	As provided by the borrowers.

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crystal springs resvort

The following table presents the demand segmentation at the Crystal Springs Resort Property:

Demand Segmentation(1)

	Transient	Meeting & Group
Grand Cascades Lodge	40.0%	60.0%
Minerals Hotel	35.0%	65.0%

(1)	Source: Appraisal.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Crystal Springs Resort property:

Cash Flow Analysis(1)(2)

	2016	2017	2018	TTM 9/30/2019	Underwritten	Underwritten $ per Room
Room Revenue	$20,010,614	$20,419,094	$22,256,389	$22,291,957	$22,291,957	$53,203
Food & Beverage Revenue	22,354,457	22,725,593	23,667,602	24,078,698	24,078,698	57,467
Payment to Condo Owners	(6,436,397)	(6,866,830)	(7,028,375)	(6,743,421)	(6,743,421)	(16,094)
Other Revenue(3)	18,147,952	18,854,274	18,178,199	18,523,568	18,523,568	44,209
Total Revenue	$54,076,626	$55,132,131	$57,073,815	$58,150,802	$58,150,802	$138,785

Room Expense	$5,527,828	$5,171,752	$5,153,974	$4,845,740	$4,845,740	$11,565
Food & Beverage Expense	14,889,406	14,924,765	15,444,874	15,324,801	15,324,801	36,575
Other Expense	6,205,010	6,023,814	6,178,501	6,421,847	6,421,847	15,327
Total Departmental Expenses	26,622,244	26,120,331	26,777,349	26,592,388	26,592,388	63,466
Total General/Unallocated Expense	18,785,538	19,152,851	19,265,805	19,541,356	20,180,886	48,164
Total Operating Expenses	$45,407,782	$45,273,183	$46,043,154	$46,133,744	$46,773,274	$111,631

Net Operating Income	$8,668,844	$9,858,948	$11,030,661	$12,017,058	$11,377,528	$27,154
FF&E	1,081,533	1,102,644	1,141,476	1,163,016	2,326,032	5,551
Net Cash Flow	$7,587,312	$8,756,304	$9,889,185	$10,854,042	$9,051,496	$21,603

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	The hotel component of the Crystal Springs Resort Property is run as a front-desk operation, with all Hotel Units at Grand Cascades Lodge and Minerals Hotel having been sold. The entire hotel room inventory (consisting of the Hotel Units) of the Grand Cascades Lodge and Minerals Hotel is owned by private owners. The Hotel Unit owners maintain the option to participate in the Crystal Springs Resort’s Rental Management Program, whereby the property management team rents participating Hotel Units as if they are typical hotel guestrooms. Many of the Hotel Units contain multiple bedrooms and bathrooms that can be partitioned off and rented separately on a transient basis. In total, the two hotels can jointly offer up to 457 transient rooms. The Hotel Unit owners carry all the expenses related to real estate taxes, housekeeping, utilities and repairs and maintenance, while the borrowers are responsible for reservations, front desk, billing, and sales and marketing operating costs. The borrowers have entered into rental management agreements with the Hotel Unit owners for both condominiums, pursuant to which the Hotel Units are rented out as hotel guestrooms (other than for 15 days a year, during which the third-party condominium owners have the right to use the units) and the related borrowers receive fees, as well as the right to retain 50% of the rental revenues after payment of fees, commissions and any applicable taxes. The rental management agreements have terms of seven years from their respective commencement dates. The Hotel Unit owners are not required to continue in the rental program after the expiration of the rental management agreements. In addition, the rental management agreements can be terminated by the new owner within 90 days after a sale of a Hotel Unit, and can also be terminated due to the bankruptcy or material default of the applicable borrowers.
(3)	Other Revenue is comprised of golf income, spa income, sports club income, other operating department incomes and miscellaneous income.

A-3-117

calspan building

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller		GACC
Location (City/State)	Cheektowaga, New York		Cut-off Date Principal Balance		$49,500,000
Property Type	Mixed Use		Cut-off Date Principal Balance per SF		$103.47
Size (SF)	478,407		Percentage of Initial Pool Balance		3.7%
Total Occupancy as of 10/11/2019	89.3%		Number of Related Mortgage Loans		None
Owned Occupancy as of 10/11/2019	89.3%		Type of Security	Fee Simple
Year Built / Latest Renovation	1942,1954,1958,1962,1963, 1966,1972 / 2005-2019		Mortgage Rate		3.95000%
Appraised Value(1)	$82,450,000		Original Term to Maturity (Months)		120
			Original Amortization Term (Months)		360
			Original Interest Only Period (Months)		36
			Borrower Sponsor(2)	John Yurtchuk

Underwritten Revenues	$9,257,687
Underwritten Expenses	$3,038,150		Escrows
Underwritten Net Operating Income (NOI)	$6,219,537			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$5,770,463		Taxes	$206,537	$26,854
Cut-off Date LTV Ratio	60.0%		Insurance	$0	$0
Maturity Date LTV Ratio	51.9%		Replacement Reserves	$0	$12,359
DSCR Based on Underwritten NOI / NCF	2.21x / 2.05x		TI/LC(3)	$0	$29,167
Debt Yield Based on Underwritten NOI / NCF	12.6% / 11.7%		Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$49,500,000	100.0%	Loan Payoff	$33,624,859	67.9%
			Principal Equity Distribution	14,471,898	29.2
			Origination Costs	1,196,707	2.4
			Reserves	206,537	0.4

Total Sources	$49,500,000	100.0%	Total Uses	$49,500,000	100.0%

(1)	Represents the “as is” appraised value of $83,000,000, less the hypothetical value of $550,000 attributable to an approximately 4 acre release parcel, which is subject to release without prepayment or defeasance.
(2)	John Yurtchuk and Louis Knotts are the non-recourse carveout guarantors under the Calspan Building loan.

(3)	TI/LC reserves are capped at $1,350,000.

The following table presents certain information relating to the office and R&D tenants at the Calspan Building property:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF(2)(3)	Lease Expiration	Renewal / Extension Options
Calspan(4)	NR / NR / NR	287,087	60.0%	$4,860,000	67.4%	$16.93	12/31/2034	1, 20-year option
CUBRC(5)	NR / NR / NR	70,673	14.8	1,293,114	17.9	$18.30	Various(6)	None
NRG Curtailment Solutions	NR / NR / NR	26,810	5.6	254,875	3.5	$9.51	12/31/2023	None
Harper International(7)	NR / NR / NR	19,468	4.1	234,784	3.3	$12.06	1/31/2020	None
Mohawk Global	NR / NR / NR	3,940	0.8	88,742	1.2	$22.52	5/31/2022	2, 5-year options
Enterprise RAC (SNORAC LLC)	NR / NR / NR	0	0.0	83,991	1.2	NAP	3/31/2027	None
Verizon	NR / NR / NR	160	0.0	72,661	1.0	$454.13	12/31/2025	None
Greenwood Group	NR / NR / NR	3,800	0.8	70,979	1.0	$18.68	10/31/2022	None
T-Mobile Northeast LLC	NR / NR / NR	2,750	0.6	60,250	0.8	$21.91	8/31/2021	None
Ashford Properties	NR / NR / NR	2,500	0.5	50,000	0.7	$20.00	12/31/2025	None
Largest Tenants		417,188	87.2%	$7,069,396	98.1%	$16.95
Remaining Tenants		9,900	2.1	138,507	1.9	$13.99
Vacant Spaces		51,319	10.7	0	0.0	$0.00
Totals / Wtd. Avg. Tenants		478,407	100.0%	$7,207,903	100.0%	$16.88

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	UW Base Rent $ per SF includes tenants that do not have any associated SF.
(3)	The tenants at the Calspan Building property are leased on a gross basis, except for the Calspan tenant which is leased on a triple net basis.
(4)	Calspan is an affiliate of the borrower. The lease is guaranteed by the parent entity of Calspan.
(5)	CUBRC has the right to terminate the lease during the 8th through the 10th year of its lease term (January 1, 2020 through December 31, 2022) upon 120 days’ notice and a termination fee equal to one year’s annual rent. CUBRC also has the right to terminate its lease during the 11th year of its lease term (January 1, 2023 through December 31, 2023) upon 120 days’ written notice and a termination fee of $100,000.
(6)	CUBRC occupies 42,002 SF under a lease that expires on December 31, 2022 and 28,671 SF under a lease that expires on December 31, 2024.
(7)	Harper International has the right to terminate its lease at any time with 12 months’ notice.

A-3-118

calspan building

The following table presents certain information relating to the lease rollover schedule at the Calspan Building property based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF(2)	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2020	23,086	4.8	4.8%	272,506	3.8	$11.80	3
2021	2,750	0.6	5.4%	73,596	1.0	$26.76	2
2022	49,742	10.4	15.8%	836,795	11.6	$16.82	3
2023	31,217	6.5	22.3%	331,381	4.6	$10.62	3
2024	28,671	6.0	28.3%	616,040	8.5	$21.49	1
2025	2,660	0.6	28.9%	122,661	1.7	$46.11	2
2026	0	0.0	28.9%	0	0.0	$0.00	0
2027	0	0.0	28.9%	83,991	1.2	NAP	1
2028	600	0.1	29.0%	10,933	0.2	$18.22	1
2029	1,275	0.3	29.3%	0	0.0	$0.00	1
2030	0	0.0	29.3%	0	0.0	$0.00	0
2031 & Thereafter	287,087	60.0	89.3%	4,860,000	67.4	$16.93	1
Vacant	51,319	10.7	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	478,407	100.0%		$7,207,903	100.0%	$16.88	18

(1)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(2)	UW Base Rent $ per SF includes tenants that do not have any associated SF.

The following table presents certain information relating to historical occupancy at the Calspan Building property:

Historical Leased %(1)

2016	2017	2018	As of 10/11/2019
92.5%	93.4%	91.9%	89.3%

(1)	As provided by the borrower and reflects average occupancy for the indicated year ended December 31 unless specified otherwise.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Calspan Building property:

Cash Flow Analysis(1)

	2016	2017	2018	TTM 8/30/2019	Underwritten	Underwritten PSF
Base Rent	$8,168,842	$8,168,842	$8,168,842	$7,910,462	$7,207,903	$15.07
Gross Up Vacancy	0	0	0	0	1,077,699	2.25
Gross Potential Rent	8,168,842	8,168,842	8,168,842	7,910,462	8,285,602	17.32
Reimbursements	1,747,267	1,810,200	1,916,428	2,043,675	2,049,784	4.28
Other Income	0	0	0	0	0	0.00
Less Vacancy & Credit Loss	(933,197)	(792,744)	(707,021)	(640,832)	(1,077,699)	(2.25)
Effective Gross Income	$8,982,912	$9,186,298	$9,378,249	$9,313,305	$9,257,687	$19.35

Real Estate Taxes	$560,953	$341,658	$338,412	$338,190	$342,421	$0.72
Insurance	93,584	104,862	105,426	104,722	119,602	0.25
Management Fee	369,020	376,180	380,550	370,730	370,307	0.77
Other Operating Expenses	1,703,611	1,923,877	2,093,996	2,222,876	2,205,820	4.61
Total Operating Expenses	$2,727,168	$2,746,577	$2,918,384	$3,036,518	$3,038,150	$6.35

Net Operating Income	$6,255,744	$6,439,721	$6,459,865	$6,276,787	$6,219,537	$13.00
TI/LC	259,544	351,155	366,748	384,563	300,768	0.63
Capital Expenditures	95,681	95,681	95,681	95,681	148,306	0.31
Net Cash Flow	$5,900,519	$5,992,885	$5,997,436	$5,796,543	$5,770,463	$12.06

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

A-3-119

STORAGE RENTALS OF AMERICA PORTFOLIO

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	15	Loan Seller		GSMC
Location (City/State)	Various	Cut-off Date Principal Balance		$41,275,000
Property Type	Self Storage	Cut-off Date Principal Balance per SF		$51.27
Size (SF)	805,058	Percentage of Initial Pool Balance		3.1%
Total Occupancy as of 10/31/2019	89.5%	Number of Related Mortgage Loans		None
Owned Occupancy as of 10/31/2019	89.5%	Type of Security		Fee Simple
Year Built / Latest Renovation	Various / Various	Mortgage Rate		3.58000%
Appraised Value	$68,300,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		120
		Borrower Sponsor(1)	Benjamin S. Macfarland, III

Underwritten Revenues	$7,112,772
Underwritten Expenses	$3,130,370	Escrows
Underwritten Net Operating Income (NOI)	$3,982,402		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$3,861,643	Taxes	$0	$0
Cut-off Date LTV Ratio	60.4%	Insurance	$0	$0
Maturity Date LTV Ratio	60.4%	Replacement Reserve	$0	$6,710
DSCR Based on Underwritten NOI / NCF	2.66x / 2.58x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	9.6% / 9.4%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$41,275,000	100.0%	Loan Payoff	$32,479,627	78.7%
			Principal Equity Distribution	7,640,315	18.5
			Origination Costs	1,155,057	2.8

Total Sources	$41,275,000	100.0%	Total Uses	$41,275,000	100.0%

(1)	Benjamin S. Macfarland, III is the non-recourse carveout guarantor under the Storage Rentals of America Portfolio loan.

The following table presents certain information relating to the Storage Rentals of America Portfolio properties:

Property Name	City	State	% of Allocated Loan Amount	Total GLA	Year Built	As-Is Appraised Value(1)	UW NCF	Occupancy
Nicholasville	Nicholasville	Kentucky	14.8%	96,064	2000	$9,230,000	$607,399	91.8%
Palm Beach Gardens	Palm Beach Gardens	Florida	13.2	54,216	1986	8,650,000	423,654	90.8
Beaufort	Beaufort	South Carolina	12.6	89,461	1988	8,200,000	559,306	93.9
Greer	Greer	South Carolina	8.3	51,962	2008	5,400,000	304,019	88.3
Frankfort	Frankfort	Kentucky	7.5	63,720	1994	4,670,000	292,931	91.4
Anderson	Anderson	South Carolina	7.2	55,375	1984	4,700,000	283,897	86.7
Georgetown	Georgetown	Kentucky	6.9	60,371	1998	4,320,000	314,869	92.3
Bypass Road	Winchester	Kentucky	6.5	60,714	1995	4,080,000	264,733	92.1
Litton Drive	Lexington	South Carolina	4.9	43,921	1998	3,200,000	174,624	87.1
Hampton	Hampton	South Carolina	4.1	60,500	1990	2,700,000	150,579	85.0
Florence	Florence	South Carolina	3.4	29,056	1976	2,100,000	127,595	88.4
Bowling Green	Bowling Green	Kentucky	3.1	48,120	1996	1,920,000	120,777	83.5
Winn Avenue	Winchester	Kentucky	2.7	34,550	2011	1,670,000	112,529	85.5
Parris Island	Beaufort	South Carolina	2.7	21,522	1981	1,700,000	87,407	89.6
Franklin	Franklin	Kentucky	2.3	35,506	2017	1,410,000	37,323	88.2
Total			100.0%	805,058		$63,950,000	$3,861,643	89.5%

(1)	The Storage Rentals of America Portfolio properties had an aggregate “as-is” appraised value of $63,950,000 as of September 19, 2019 or September 20, 2019. Inclusive of the portfolio premium, the portfolio value totaled $68.30 million.

The following table presents certain information relating to historical leasing at the Storage Rentals of America Portfolio properties:

Historical Leased %(1)

2018	As of 10/31/2019
86.9%	89.5%

(1)	As provided by the borrowers and reflects average occupancy for the indicated year ended December 31 unless specified otherwise.

A-3-120

STORAGE RENTALS OF AMERICA PORTFOLIO

■

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Storage Rentals of America Portfolio properties:

Cash Flow Analysis(1)

	2018(2)	TTM 8/31/2019	Underwritten(3)	Underwritten $ Per SF
Base Rental Revenue	$5,924,165	$6,113,777	$7,207,659	$8.95
Rental Revenue Adjustments	(72,393)	(60,837)	(795,705)	(0.99)
Other Income	678,356	700,818	700,818	0.87
Effective Gross Revenue	$6,530,128	$6,753,758	$7,112,772	$8.84

Real Estate Taxes	$650,034	$674,138	$728,476	$0.90
Insurance	126,999	128,061	123,815	0.15
Utilities	268,995	261,108	261,108	0.32
Repairs & Maintenance	195,383	204,055	204,055	0.25
Management Fee	405,373	409,941	426,766	0.53
Payroll (Office, Security, Maintenance)	843,521	804,329	804,329	1.00
Advertising	175,405	204,236	204,236	0.25
General and Administrative - Direct	319,797	377,585	377,585	0.47
Total Operating Expenses	$2,985,507	$3,063,453	$3,130,370	$3.89

Net Operating Income	$3,544,621	$3,690,305	$3,982,402	$4.95
Replacement Reserves	0	0	120,759	0.15
Net Cash Flow	$3,544,621	$3,690,305	$3,861,643	$4.80

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	The final property in the Storage Rentals of America Portfolio Properties was acquired in December 2017, therefore 2018 is the first full calendar year of financials.
(3)	Underwritten cash flows are based on in-place rent rolls as of October 31, 2019.

A-3-121

PARKMERCED

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CREFI
Location (City/State)	San Francisco, California	Cut-off Date Principal Balance(4)		$37,500,000
Property Type	Multifamily	Cut-off Date Principal Balance per Unit(3)		$172,827.80
Size (Units)	3,165	Percentage of Initial Pool Balance		2.8%
Total Occupancy as of 9/10/2019(1)	94.3%	Number of Related Mortgage Loans		None
Owned Occupancy as of 9/10/2019	94.2%	Type of Security		Fee Simple
Year Built / Latest Renovation	1944, 1951 / 2009	Mortgage Rate		2.72457%
Appraised Value(2)	$2,110,000,000	Original Term to Maturity (Months)		60
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		60
		Borrower Sponsor(5)	Robert A. Rosania
Underwritten Revenues	$102,983,881
Underwritten Expenses	$42,514,116	Escrows
Underwritten Net Operating Income (NOI)	$60,469,764		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$59,678,514	Taxes	$795,083	$795,083
Cut-off Date LTV Ratio(2)(3)	25.9%	Insurance	$0	$0
Maturity Date LTV Ratio(2)(3)	25.9%	Replacement Reserves	$0	$65,938
DSCR Based on Underwritten NOI / NCF(3)(4)	4.06x / 4.00x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(3)(4)	11.1% / 10.9%	Other(6)	$108,207	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount(4)	$1,500,000,000	83.6%	Loan Payoff(8)	$1,581,601,056	88.1%
Mezzanine Loan(4)	275,000,000	15.3	Rate Buy-Down Fee	117,525,000	6.5
Principal New Cash Contribution(7)	19,684,403	1.1	Preferred Equity Repayment	45,145,267	2.5
			Origination Costs	33,769,790	1.9
			Swaption Purchase(9)	15,740,000	0.9
			Reserves	903,290	0.1

Total Sources	$1,794,684,403	100.0%	Total Uses	$1,794,684,403	100.0%

(1)	Total Occupancy is based on the 3,221 total units at the Parkmerced property.
(2)

The Appraised Value, Cut-off Date LTV Ratio and Maturity Date LTV Ratio are based on the “As-Is Value Inclusive of Development Rights (Excluding all of Phase 1)” of $2.110 billion, which reflects the sum of the (i) “As-Is Value (Excluding all of Phase 1)” of $1.741 billion and (ii) “As-Is Value of Development Rights (Excluding all of Phase 1)” of $369.0 million, in each case, as of September 3, 2019. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the “As-Is Value (Excluding all of Phase 1)” of $1.741 billion are 31.4% and 31.4%, respectively.

(3)	Calculated based on aggregate outstanding balance of the Parkmerced Whole Loan.
(4)

The mortgage loan (the “Parkmerced Mortgage Loan”) is part of a whole loan, evidenced by ten senior pari passu notes with an aggregate principal balance of $547.0 million (the “A Notes”), two senior subordinate notes with an aggregate principal balance of $708.0 million (the “B Notes”) and two junior subordinate notes with an aggregate principal balance of $245.0 million (the “C Notes”, collectively with the A Notes and the B Notes, the “Parkmerced Whole Loan”). The DSCR Based on Underwritten NCF and Debt Yield Based on Underwritten Net Operating Income on the Parkmerced Whole Loan (including the related subordinate companion loans) are 1.22x and 4.0%, respectively. The sole member of the borrower obtained a $275.0 million mezzanine loan from a third party at loan origination (the “Parkmerced Mezzanine Loan,” together with the Parkmerced Whole Loan, the “Total Debt”).

(5)	Robert A. Rosania is the non-recourse carveout guarantor for the Parkmerced Whole Loan.
(6)	The Upfront Other Escrow consists of $108,207 deferred maintenance deposit.
(7)	Principal New Cash Contribution was sourced through a bridge loan secured by the sponsor’s fee simple interest in the non-collateral initial Phase I Property.
(8)

Loan Payoff comprises (i) approximately $440.5 million of outstanding mortgage debt and related fees/interest due thereon, net of credits for escrows and reserves (original balance of $450.0 million) which was securitized in LCCM 2014-PKMD and (ii) payment-in-kind mezzanine debt with an outstanding balance of $1.141 billion (original principal balance of $773.0 million), both of which matured on November 8, 2019.

(9)

To manage rate risk for refinance at the maturity date of the Parkmerced Whole Loan, the borrower purchased a European-style swaption at the origination date, with a notional amount of $1.5 billion, a fixed rate of 2.78150%, an effective date of December 9, 2024 and a termination date five years following December 9, 2024.

A-3-122

PARKMERCED

The Table below summarizes the Notes that comprise the Parkmerced Whole Loan. The Parkmerced Mortgage Loan is serviced pursuant to the trust and servicing agreement for the MRCD 2019-PARK securitization. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—Parkmerced Whole Loan” and “Pooling and Servicing Agreement” in the Prospectus.

Note	Original Balance	Cut-off Date Balance	Note Holder(s)	Controlling Piece
Note A-1	$123,500,000	$123,500,000	MRCD 2019-PARK	No(1)
Note A-2	123,500,000	123,500,000	MRCD 2019-PARK	No
Note A-3	65,000,000	65,000,000	An affiliate of Barclays Capital Real Estate Inc.	No
Note A-4	50,000,000	50,000,000	CREFI	No
Note A-5	50,000,000	50,000,000	An affiliate of Barclays Capital Real Estate Inc.	No
Note A-6.	12,500,000	12,500,000	CREFI	No
Note A-7	35,000,000	35,000,000	An affiliate of Barclays Capital Real Estate Inc.	No
Note A-8	10,000,000	10,000,000	CREFI	No
Note A-9	40,000,000	40,000,000	Cantor Commercial Real Estate Lending, L.P.	No
Note A-10	37,500,000	37,500,000	GSMS 2020-GC45	No
Note B-1	354,000,000	354,000,000	MRCD 2019-PARK	No
Note B-2	354,000,000	354,000,000	MRCD 2019-PARK	No
Note C-1	122,500,000	122,500,000	MRCD 2019-PRKC	Yes(1)
Note C-2	122,500,000	122,500,000	MRCD 2019-PRKC	No
Total	$1,500,000,000	$1,500,000,000

(1)

The initial Controlling Note is note C-1, so long as no related control appraisal period has occurred and is continuing. If and for so long as a control appraisal period has occurred and is continuing, then the Controlling Note will be note A-1. See “Description of the Mortgage Pool – The Whole Loans – The Non-Serviced AB Whole Loans—Parkmerced Whole Loan” in the Prospectus.

The following table presents certain information relating to the units and rents at the Parkmerced property:

Unit Mix(1)

Unit Type	# of Units	Total SF	Average SF per Unit	Monthly UW Rent per Unit(2)
Studio (Tower)	11	5,731	521	$2,358
One Bed, One Bath (Tower)	571	450,322	789	$2,423
One Bed, One Bath (Townhouse)	534	389,008	728	$2,388
Two Bed, One Bath (Townhouse)	786	755,865	962	$2,649
Two Bed, Two Bath (Tower)	1,058	1,153,124	1,090	$2,830
Three Bed, Two Bath (Townhouse)	120	148,920	1,241	$3,409
Three Bed, 2.5 Bath (Townhouse)	42	58,614	1,396	$3,955
Three Bed, Three Bath (Tower)	43	60,857	1,415	$4,207
Total / Wtd. Avg.	3,165	3,022,441	955	$2,691

(1)	Based on the underwritten rent roll dated September 10, 2019.
(2)	Wtd. Avg. Monthly UW Rent per Unit is calculated using the total rent inclusive of Section 8 subsidies and occupied collateral units.

The following table presents certain information relating to the historical leasing at the Parkmerced property:

Historical Leased %(1)

2015	2016	2017	2018	As of 9/10/2019(2)
91.0%	87.9%	89.7%	90.5%	94.2%

(1)	As provided by the borrower and reflects average occupancy for the indicated year ended December 31 unless specified otherwise.
(2)	Based on collateral tenants and the underwritten rent roll dated September 10, 2019.

A-3-123

PARKMERCED

■

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Parkmerced property:

Cash Flow Analysis(1)

	2016	2017	2018	T-12 8/31/2019	Underwritten	Underwritten Per Unit
Gross Potential Rent	$130,737,590	$137,605,356	$132,069,625	$137,983,340	$136,812,045	$43,227
(Loss to Lease)	(38,116,118)	(41,316,706)	(32,704,965)	(36,784,192)	(32,606,507)	(10,302)
Total Reimbursements(2)	2,808,112	2,952,975	3,453,088	3,819,732	3,819,732	1,207
Net Rental Income	$95,429,584	$99,241,625	$102,817,748	$105,018,880	$108,025,269	$34,131
Vacancy	(15,684,578)	(12,952,736)	(11,082,811)	(9,204,100)	(8,481,722)	(2,680)
Other Income(3)	3,436,071	3,763,450	3,547,300	3,686,531	3,440,333	1,087
Effective Gross Income	$83,181,077	$90,052,338	$95,282,237	$99,501,311	$102,983,881	$32,538

Real Estate Taxes	$8,928,249	$9,331,791	$9,472,531	$9,557,541	$9,263,099	$2,927
Insurance	1,538,832	1,574,966	1,653,418	1,763,537	2,759,808	872
Management Fee	2,465,213	2,653,811	2,761,468	2,930,661	1,000,000	316
Other Operating Expenses	26,044,588	26,849,412	27,709,295	29,491,209	29,491,209	9,318
Total Operating Expenses	$38,976,882	$40,409,981	$41,596,712	$43,742,948	$42,514,116	$13,433

Net Operating Income	$44,204,195	$49,642,357	$53,685,525	$55,758,363	$60,469,764	$19,106
Capital Expenditures	0	0	0	0	791,250	250
Net Cash Flow	$44,204,195	$49,642,357	$53,685,525	$55,758,363	$59,678,514	$18,856

(1)

Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Total Reimbursement includes water, sewer and trash.
(3)	Other Income consists of parking income, laundry income, storage income, and application/credit fees.

The following table presents certain information relating to the primary competition for the Parkmerced property:

Competitive Set(1)

	Parkmerced	Westlake Village Apartments	Lakewood Apartments	Avalon Sunset Towers	The Fillmore Center	South City Station Apartments	Pacific Place Apartments	Avalon Ocean Avenue
Units	3,165	2,910	722	243	1,114	360	71	173
Average SF per Unit	955	622	820	847	1,346	1,111	1,985	931
Built / Renovated	1944, 1951 / 2009	1968	1973	1961	1983	2007	2010	2012
Occupancy	94.2%	97.0%	97.0%	94.0%	95.0%	96.0%	97.0%	100.0%
Average Asking Rent (Studio)(2)	$2,405	$1,883	$2,203	$3,156	$2,471	$2,440	NAP	$3,191
Average Asking Rent (1 Bed)(2)	$2,882	$2,213	$2,514	$3,638	$2,944	$3,250	$3,128	$3,503
Average Asking Rent (2 Beds)(2)	$3,896	$2,800	$3,612	$4.78	$3,509	$3,772	$3,545	$4,519
Average Asking Rent (3 Beds)(2)	$4,934	$4,233	NAP	NAP	$5,355	NAP	$4,148	NAP

(1)

Source: Appraisal, with the exception of Average Asking Rent, Units, Average SF per Unit, and Occupancy figures for the Parkmerced property which are based on the underwritten rent roll dated September 10, 2019.

(2)

Average Asking Rent figures for the Parkmerced property reflect the average of the respective average market rent figures as provided in the underwritten rent roll weighted based on occupied collateral units.

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A-3-125

charleston on 66th

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GACC
Location (City/State)	Largo, Florida	Cut-off Date Principal Balance		$37,375,000
Property Type	Multifamily	Cut-off Date Principal Balance per Unit		$144,864.34
Size (Units)	258	Percentage of Initial Pool Balance		2.8%
Total Occupancy as of 9/30/2019	92.6%	Number of Related Mortgage Loans(1)		2
Owned Occupancy as of 9/30/2019	92.6%	Type of Security		Fee Simple
Year Built / Latest Renovation	2018 / NAP	Mortgage Rate		3.43300%
Appraised Value	$57,500,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		120
		Borrower Sponsor	BREIT MF Holdings LLC(2)

Underwritten Revenues	$5,038,763
Underwritten Expenses	$2,065,946	Escrows
Underwritten Net Operating Income (NOI)	$2,972,817		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,908,317	Taxes	$0	$0
Cut-off Date LTV Ratio	65.0%	Insurance	$0	$0
Maturity Date LTV Ratio	65.0%	Replacement Reserves(3)	$0	$0
DSCR Based on Underwritten NOI / NCF	2.29x / 2.24x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	8.0% / 7.8%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$37,375,000	65.5%	Purchase Price	$56,782,522	99.5%
Principal’s New Cash Contribution	19,692,774	34.5	Origination Costs	285,252	0.5

Total Sources	$57,067,774	100.0%	Total Uses	$57,067,774	100.0%

(1)	The borrower sponsor of the Charleston On 66th loan is related to the borrower sponsor of the Bellagio Hotel and Casino whole loan.

(2)

BREIF MF Holdings LLC is the non-recourse carveout guarantor, and may be replaced by certain of its affiliates. The obligations of the non-recourse carveout guarantor with respect to bankruptcy events are capped at 20% of the outstanding principal balance of the related loan as of the date of the applicable bankruptcy event, plus all reasonable out-of-pocket costs and expenses actually incurred by the lender in the enforcement of, or the preservation of the lender’s rights under, the non-recourse carveout guaranty.  Only the single purpose entity borrower, and not the non-recourse carveout guarantor, is liable with respect to environmental covenants and indemnities.  See “Description of the Mortgage Pool-Non-Recourse Carveout Limitations” in the Prospectus for further information.

(3)	The Replacement Reserves have a cap equal to $129,000.

The following table presents certain information relating to the multifamily units and rents at the Charleston On 66th property:

Unit Mix(1)

Unit Type	# of Units	Occupancy	Total SF	Average SF per Unit	Monthly UW Rent per Unit
1 Bedroom / 1 bathroom	76	89.5%	64,392	847	$1,230
2 Bedroom / 2 bathroom	134	94.0	165,906	1,238	$1,578
3 Bedroom / 2 bathroom	48	93.8	67,232	1,401	$1,870
Total / Wtd. Avg.	258	92.6%	297,530	1,153	$1,530

(1)	As provided by the borrower per the underwritten rent roll dated September 30, 2019.

The following table presents certain information relating to the historical leasing at the Charleston On 66th property:

Historical Leased %(1)

2018	As of 9/30/2019
97.4%	92.6%

(1)	As provided by the borrower and reflects average occupancy for the indicated year ended December 31 unless specified otherwise.

A-3-126

charleston on 66th

■

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Charleston On 66th property:

Cash Flow Analysis(1)

	2018	TTM 9/30/2019	Underwritten	Underwritten $ Per Unit
Gross Potential Rent	$4,967,141	$5,062,022	$5,106,075	$19,791
Vacancy	(2,314,997)	(549,836)	(369,111)	(1,431)
Non-revenue Units	(61,771)	(68,142)	(62,004)	(240)
Concessions	(197,922)	(186,169)	(187,789)	(728)
Bad Debt	(6,707)	(1,757)	(1,772)	(7)
Parking Income	40,551	66,518	66,518	258
Other Income	282,347	486,847	486,847	1,887
Effective Gross Income	$2,708,642	$4,809,482	$5,038,763	$19,530

Real Estate Taxes	$390,357	$538,031	$713,435	$2,765
Insurance	69,179	120,725	171,717	666
Management Fee	100,776	133,024	138,566	537
Other Operating Expenses	892,600	1,042,228	1,042,228	4,040
Total Operating Expenses	$1,452,912	$1,834,008	$2,065,946	$8,008

Net Operating Income	$1,255,730	$2,975,473	$2,972,817	$11,523
Capital Expenditures	0	0	64,500	250
Net Cash Flow	$1,255,730	$2,975,473	$2,908,317	$11,273

(1)

Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

A-3-127

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX B

FORM OF DISTRIBUTION DATE STATEMENT

(THIS PAGE INTENTIONALLY LEFT BLANK)

	GS Mortgage Securities Trust 2020-GC45 Commercial Mortgage Pass-Through Certificates Series 2020-GC45	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	2/14/20
8480 Stagecoach Circle		Record Date:	1/30/20
Frederick, MD 21701-4747		Determination Date:	2/10/20

DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS	PAGE(s)
Certificate Distribution Detail	2
Certificate Factor Detail	3
Reconciliation Detail	4
Other Required Information	5
Cash Reconciliation Detail	6
Current Mortgage Loan and Property Stratification Tables	7 - 9
Mortgage Loan Detail	10
NOI Detail	11
Principal Prepayment Detail	12
Historical Detail	13
Delinquency Loan Detail	14
Specially Serviced Loan Detail	15 - 16
Advance Summary	17
Modified Loan Detail	18
Historical Liquidated Loan Detail	19
Historical Bond / Collateral Loss Reconciliation	20
Interest Shortfall Reconciliation Detail	21 - 22
Supplemental Reporting	23

Depositor	Master Servicer	General Special Servicer	Starwood Special Servicer	Asset Representations
Reviewer/Operating Advisor
GS Mortgage Securities Corporation II 200 West Street New York, NY 10282 Contact: Leah Nivison Phone Number: (212) 902-1000	Midland Loan Services, a Division of PNC Bank, National Association 10851 Mastin Street, Suite 300 Overland Park, KS 66210 Contact: askmidlandls.com Phone Number: (913) 253-9000	Midland Loan Services, a Division of PNC Bank, National Association 10851 Mastin Street, Suite 300 Overland Park, KS 66210 Contact: askmidlandls.com Phone Number: (913) 253-9000	CWCapital Asset Management LLC 7501 Wisconsin Ave. Suite 500 West Bethesda, MD 20814 Contact: Brian Hanson Phone Number: (202) 715-9500	Pentalpha Surveillance LLC 375 North French Road Suite 100 Amherst, NY 14228 Contact: Don Simon Phone Number: (203) 660-6100
This report is compiled by Wells Fargo Bank, N.A. from information provided by third parties. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of the information.

Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificateholders and the RR Interest Owner may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

	GS Mortgage Securities Trust 2020-GC45 Commercial Mortgage Pass-Through Certificates Series 2020-GC45	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	2/14/20
8480 Stagecoach Circle		Record Date:	1/30/20
Frederick, MD 21701-4747		Determination Date:	2/10/20

Certificate Distribution Detail

Class	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-AB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
RR Interest		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
RR Certificates		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
SW-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
SW-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
SW-C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
SW-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
SW-VR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

	GS Mortgage Securities Trust 2020-GC45 Commercial Mortgage Pass-Through Certificates Series 2020-GC45	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	2/14/20
8480 Stagecoach Circle		Record Date:	1/30/20
Frederick, MD 21701-4747		Determination Date:	2/10/20

Certificate Factor Detail

Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance

A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-5		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-AB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
H-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
RR Interest		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
RR Certificates		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
SW-A		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
SW-B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
SW-C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
SW-D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
SW-VR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount

X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000

	GS Mortgage Securities Trust 2020-GC45 Commercial Mortgage Pass-Through Certificates Series 2020-GC45	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	2/14/20
8480 Stagecoach Circle		Record Date:	1/30/20
Frederick, MD 21701-4747		Determination Date:	2/10/20

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Certificate Interest Reconciliation

Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Interest Shortfall/(Excess)	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-AB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
RR Interest	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
RR Certificates	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
SW-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
SW-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
SW-C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
SW-D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
SW-VR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

	GS Mortgage Securities Trust 2020-GC45 Commercial Mortgage Pass-Through Certificates Series 2020-GC45	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	2/14/20
8480 Stagecoach Circle		Record Date:	1/30/20
Frederick, MD 21701-4747		Determination Date:	2/10/20

Other Required Information

Available Funds (1)	0.00

Pooled VRR Available Funds	0.00
Pooled Non-VRR Available Funds	0.00	Appraisal Reduction Amount

Starwood VRR Available Funds	0.00	Loan Number	Appraisal	Cumulative	Most Recent
Starwood Non-VRR Available Funds	0.00		Reduction	ASER	App. Reduction
			Effected	Amount	Date
Controlling Class Information

Controlling Class:
Effective as of: mm/dd/yyyy

		Total
(1) The Available Funds amount includes any Prepayment Premiums.

	GS Mortgage Securities Trust 2020-GC45 Commercial Mortgage Pass-Through Certificates Series 2020-GC45	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	2/14/20
8480 Stagecoach Circle		Record Date:	1/30/20
Frederick, MD 21701-4747		Determination Date:	2/10/20

Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed

Interest:			Fees:
Scheduled Interest	0.00		Master Servicing Fee - Wells Fargo Bank, N.A.	0.00
Interest reductions due to Nonrecoverability Determinations	0.00		Trustee Fee - Wilmington Trust, N.A.	0.00
Interest Adjustments	0.00		Certificate Administrator Fee - Wells Fargo Bank, N.A.	0.00
Deferred Interest	0.00		CREFC® Intellectual Property Royalty License Fee	0.00
ARD Interest	0.00		Operating Advisor Fee - Pentalpha Surveillance LLC	0.00
Default Interest and Late Payment Charges	0.00		Asset Representations Reviewer Fee - Pentalpha Surveillance LLC	0.00
Net Prepayment Interest Shortfall	0.00
Net Prepayment Interest Excess	0.00		Total Fees		0.00
Extension Interest	0.00
Interest Reserve Withdrawal	0.00		Additional Trust Fund Expenses:
Total Interest Collected		0.00	Reimbursement for Interest on Advances	0.00
			ASER Amount	0.00
Principal:			Special Servicing Fee	0.00
Scheduled Principal	0.00		Attorney Fees & Expenses	0.00
Unscheduled Principal	0.00		Bankruptcy Expense	0.00
Principal Prepayments	0.00		Taxes Imposed on Trust Fund	0.00
Collection of Principal after Maturity Date	0.00		Non-Recoverable Advances	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Workout-Delayed Reimbursement Amounts	0.00
Excess of Prior Principal Amounts paid	0.00		Other Expenses	0.00
Curtailments	0.00		Total Additional Trust Fund Expenses		0.00
Negative Amortization	0.00
Principal Adjustments	0.00
Total Principal Collected		0.00	Interest Reserve Deposit		0.00

Other:			Payments to Certificateholders & Others:
Prepayment Penalties/Yield Maintenance Charges	0.00		Interest Distribution	0.00
Repayment Fees	0.00		Principal Distribution	0.00
Borrower Option Extension Fees	0.00		Prepayment Penalties/Yield Maintenance Charges	0.00
Excess Liquidation Proceeds	0.00		Borrower Option Extension Fees	0.00
Net Swap Counterparty Payments Received	0.00		Net Swap Counterparty Payments Received	0.00
Total Other Collected		0.00	Total Payments to Certificateholders & Others		0.00
Total Funds Collected		0.00	Total Funds Distributed		0.00

	GS Mortgage Securities Trust 2020-GC45 Commercial Mortgage Pass-Through Certificates Series 2020-GC45	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	2/14/20
8480 Stagecoach Circle		Record Date:	1/30/20
Frederick, MD 21701-4747		Determination Date:	2/10/20

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Scheduled Balance							State (3)

Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

	GS Mortgage Securities Trust 2020-GC45 Commercial Mortgage Pass-Through Certificates Series 2020-GC45	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	2/14/20
8480 Stagecoach Circle		Record Date:	1/30/20
Frederick, MD 21701-4747		Determination Date:	2/10/20

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Debt Service Coverage Ratio							Property Type (3)

Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Note Rate							Seasoning

Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

	GS Mortgage Securities Trust 2020-GC45 Commercial Mortgage Pass-Through Certificates Series 2020-GC45	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	2/14/20
8480 Stagecoach Circle		Record Date:	1/30/20
Frederick, MD 21701-4747		Determination Date:	2/10/20

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)

Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI

Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the “State” and “Property” stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The “State” and “Property” stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a “hope note”) of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

Note: There are no Hyper-Amortization Loans included in the Mortgage Pool.

	GS Mortgage Securities Trust 2020-GC45 Commercial Mortgage Pass-Through Certificates Series 2020-GC45	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	2/14/20
8480 Stagecoach Circle		Record Date:	1/30/20
Frederick, MD 21701-4747		Determination Date:	2/10/20

Mortgage Loan Detail

Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)

Totals

(1) Property Type Code							(2) Resolution Strategy Code								(3) Modification Code
MF	-	Multi-Family	SS	-	Self Storage	1	-	Modification	7	-	REO	11	-	Full Payoff	1	-	Maturity Date Extension	6	-	Capitalization on Interest
RT	-	Retail	98	-	Other	2	-	Foreclosure	8	-	Resolved	12	-	Reps and Warranties	2	-	Amortization Change	7	-	Capitalization on Taxes
HC	-	Health Care	SE	-	Securities	3	-	Bankruptcy	9	-	Pending Return	13	-	TBD	3	-	Principal Write-Off	8	-	Other
IN	-	Industrial	CH	-	Cooperative Housing	4	-	Extension			to Master Servicer	98	-	Other	4	-	Blank	9	-	Combination
MH	-	Mobile Home Park	WH	-	Warehouse	5	-	Note Sale	10	-	Deed in Lieu Of				5	-	Temporary Rate Reduction	10	-	Forbearance
OF	-	Office	ZZ	-	Missing Information	6	-	DPO			Foreclosure
MU	-	Mixed Use	SF	-	Single Family
LO	-	Lodging

	GS Mortgage Securities Trust 2020-GC45 Commercial Mortgage Pass-Through Certificates Series 2020-GC45	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	2/14/20
8480 Stagecoach Circle		Record Date:	1/30/20
Frederick, MD 21701-4747		Determination Date:	2/10/20

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI (1)	Most Recent NOI (1)	Most Recent NOI Start Date	Most Recent NOI End Date

Total

(1) The Most Recent Fiscal NOI and Most Recent NOI fields correspond to the financial data reported by the Master Servicer. An NOI of 0.00 means the Master Servicer did not report NOI figures in their loan level reporting.

	GS Mortgage Securities Trust 2020-GC45 Commercial Mortgage Pass-Through Certificates Series 2020-GC45	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	2/14/20
8480 Stagecoach Circle		Record Date:	1/30/20
Frederick, MD 21701-4747		Determination Date:	2/10/20

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document	Principal Prepayment Amount		Prepayment Penalties
		Cross-Reference	Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Charge

Totals

	GS Mortgage Securities Trust 2020-GC45 Commercial Mortgage Pass-Through Certificates Series 2020-GC45	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	2/14/20
8480 Stagecoach Circle		Record Date:	1/30/20
Frederick, MD 21701-4747		Determination Date:	2/10/20

Historical Detail

Delinquencies							Prepayments				Rate and Maturities
Distribution	30-59 Days	60-89 Days	90 Days or More	Foreclosure	REO	Modifications	Curtailments		Payoff		Next Weighted Avg.
Date	#	#	#	#	#	#	#	Amount	#	Amount	Coupon	Remit	WAM

Note: Foreclosure and REO Totals are excluded from the delinquencies.

	GS Mortgage Securities Trust 2020-GC45 Commercial Mortgage Pass-Through Certificates Series 2020-GC45	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	2/14/20
8480 Stagecoach Circle		Record Date:	1/30/20
Frederick, MD 21701-4747		Determination Date:	2/10/20

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P&I Advances	Outstanding P&I Advances **	Status of Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

		(1) Status of Mortgage Loan								(2) Resolution Strategy Code

A	-	Payment Not Received	0	- Current	4	-	Performing Matured Balloon	1	-	Modification	7	-	REO	11	-	Full Payoff
		But Still in Grace Period	1	- 30-59 Days Delinquent	5	-	Non Performing Matured Balloon	2	-	Foreclosure	8	-	Resolved	12	-	Reps and Warranties
		Or Not Yet Due	2	- 60-89 Days Delinquent	6	-	121+ Days Delinquent	3	-	Bankruptcy	9	-	Pending Return	13	-	TBD
B	-	Late Payment But Less	3	- 90-120 Days Delinquent				4	-	Extension			to Master Servicer	98	-	Other
		Than 30 Days Delinquent						5	-	Note Sale	10	-	Deed In Lieu Of
								6	-	DPO			Foreclosure
** Outstanding P&I Advances include the current period advance.

	GS Mortgage Securities Trust 2020-GC45 Commercial Mortgage Pass-Through Certificates Series 2020-GC45	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	2/14/20
8480 Stagecoach Circle		Record Date:	1/30/20
Frederick, MD 21701-4747		Determination Date:	2/10/20

Specially Serviced Loan Detail - Part 1

Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	DSCR Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	7	-	REO	11	-	Full Payoff	MF	-	Multi-Family	SS	-	Self Storage
2	- Foreclosure	8	-	Resolved	12	-	Reps and Warranties	RT	-	Retail	98	-	Other
3	- Bankruptcy	9	-	Pending Return	13	-	TBD	HC	-	Health Care	SE	-	Securities
4	- Extension			to Master Servicer	98	-	Other	IN	-	Industrial	CH	-	Cooperative Housing
5	- Note Sale	10	-	Deed in Lieu Of				MH	-	Mobile Home Park	WH	-	Warehouse
6	- DPO			Foreclosure				OF	-	Office	ZZ	-	Missing Information
								MU	-	Mixed Use	SF	-	Single Family
								LO	-	Lodging

	GS Mortgage Securities Trust 2020-GC45 Commercial Mortgage Pass-Through Certificates Series 2020-GC45	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	2/14/20
8480 Stagecoach Circle		Record Date:	1/30/20
Frederick, MD 21701-4747		Determination Date:	2/10/20

Specially Serviced Loan Detail - Part 2

Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment from Special Servicer

(1) Resolution Strategy Code								(2) Property Type Code
1	- Modification	7	-	REO	11	-	Full Payoff	MF	-	Multi-Family	SS	-	Self Storage
2	- Foreclosure	8	-	Resolved	12	-	Reps and Warranties	RT	-	Retail	98	-	Other
3	- Bankruptcy	9	-	Pending Return	13	-	TBD	HC	-	Health Care	SE	-	Securities
4	- Extension			to Master Servicer	98	-	Other	IN	-	Industrial	CH	-	Cooperative Housing
5	- Note Sale	10	-	Deed in Lieu Of				MH	-	Mobile Home Park	WH	-	Warehouse
6	- DPO			Foreclosure				OF	-	Office	ZZ	-	Missing Information
								MU	-	Mixed Use	SF	-	Single Family
								LO	-	Lodging

	GS Mortgage Securities Trust 2020-GC45 Commercial Mortgage Pass-Through Certificates Series 2020-GC45	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	2/14/20
8480 Stagecoach Circle		Record Date:	1/30/20
Frederick, MD 21701-4747		Determination Date:	2/10/20

Advance Summary

Loan Group	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

	GS Mortgage Securities Trust 2020-GC45 Commercial Mortgage Pass-Through Certificates Series 2020-GC45	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	2/14/20
8480 Stagecoach Circle		Record Date:	1/30/20
Frederick, MD 21701-4747		Determination Date:	2/10/20

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

	GS Mortgage Securities Trust 2020-GC45 Commercial Mortgage Pass-Through Certificates Series 2020-GC45	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	2/14/20
8480 Stagecoach Circle		Record Date:	1/30/20
Frederick, MD 21701-4747		Determination Date:	2/10/20

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P&I advances and unpaid fees (servicing, trustee, etc.).

	GS Mortgage Securities Trust 2020-GC45 Commercial Mortgage Pass-Through Certificates Series 2020-GC45	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	2/14/20
8480 Stagecoach Circle		Record Date:	1/30/20
Frederick, MD 21701-4747		Determination Date:	2/10/20

Historical Bond/Collateral Loss Reconciliation Detail

Distribution Date	Offering Document Cross-Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

	GS Mortgage Securities Trust 2020-GC45 Commercial Mortgage Pass-Through Certificates Series 2020-GC45	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	2/14/20
8480 Stagecoach Circle		Record Date:	1/30/20
Frederick, MD 21701-4747		Determination Date:	2/10/20

Interest Shortfall Reconciliation Detail - Part 1

Offering Document Cross- Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees			ASER	(PPIS) Excess	Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out

Totals

	GS Mortgage Securities Trust 2020-GC45 Commercial Mortgage Pass-Through Certificates Series 2020-GC45	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	2/14/20
8480 Stagecoach Circle		Record Date:	1/30/20
Frederick, MD 21701-4747		Determination Date:	2/10/20

Interest Shortfall Reconciliation Detail - Part 2

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds	Comments
			Current Month	Left to Reimburse Master Servicer

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

	GS Mortgage Securities Trust 2020-GC45 Commercial Mortgage Pass-Through Certificates Series 2020-GC45	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	2/14/20
8480 Stagecoach Circle		Record Date:	1/30/20
Frederick, MD 21701-4747		Determination Date:	2/10/20

Supplemental Reporting

Risk Retention

Pursuant to the PSA and the Credit Risk Retention Agreement, the Certificate Administrator has made available on www.ctslink.com, specifically under the “U.S. Risk Retention Special Notices” tab for the GS Mortgage Securities Trust 2020-GC45 transaction, certain information provided to the Certificate Administrator regarding each Retaining Party’s compliance with the Retention Covenant. Investors should refer to the Certificate Administrator’s website for all such information.

Disclosable Special Servicer Fees received by the Special Servicer or any of its Affiliates during the related Collection Period would be disclosed here.

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of [____] (the “Pooling and Servicing Agreement”), among [_______].
Transaction: GS Mortgage Securities Trust 2020-GC45, Commercial Mortgage Pass-Through Certificates, Series 2020-GC45

Operating Advisor: Pentalpha Surveillance LLC

Special Servicer as of December 31, [__]: [_______]

Directing Holder: [_______]

I.   Population of Mortgage Loans that Were Considered in Compiling this Report

1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

a.	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of [a Final] Asset Status Report.

b.

[Final] Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which [a Final] Asset Status Report has been issued. The [Final] Asset Status Reports may not yet be fully implemented.

2.

Prior to an Operating Advisor Consultation Event, if one Mortgage Loan is in special servicing and if the Special Servicer has subsequently completed a Major Decision with respect to such Specially Serviced Loan, the Special Servicer has provided the applicable fully executed Major Decision Reporting Package approved or deemed approved by the Directing Holder to the Operating Advisor concurrently with delivery to the Directing Holder.

3.	After an Operating Advisor Consultation Event, the Special Servicer has provided to the Operating Advisor:

a.

with respect to each Major Decision for the following non-Specially Serviced Loans, the related Major Decision Reporting Package and the opportunity to consult with respect to such Major Decision and recommended action:
________
________
________
________

b.	with respect to following Specially Serviced Loans, each related Asset Status Report and the opportunity to consult with respect to such recommended action: ________ ________

1    This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

II.  Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s actions under the Pooling and Servicing Agreement on the loans identified in this report. Based solely on such limited review of the items listed below, and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer [is/is not] operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement during the prior calendar year on a “platform-level” basis. [The Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer has failed to comply with the Servicing Standard, as a result of the following material deviations.]

●	[LIST OF ANY MATERIAL DEVIATION ITEMS]

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]

III. List of Items that Were Considered in Compiling this Report

In rendering our assessment herein, we examined and relied upon the accuracy and completeness of the items listed below:

1.	Any Major Decision Reporting Package that is delivered or made available to the Operating Advisor by the Special Servicer pursuant to the Pooling and Servicing Agreement.

2.

Reports by the Special Servicer made available to Privileged Persons that are posted on the certificate administrator’s website that is relevant to the Operating Advisor’s obligations under the Pooling and Servicing Agreement, each Asset Status Report (after an Operating Advisor Consultation Event), and each Final Asset Status Report, in each case, delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement.

3.

The Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction Amount calculations delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement.

4.	[LIST OTHER REVIEWED INFORMATION].

5.

[INSERT IF AFTER AN OPERATING ADVISOR CONSULTATION EVENT: Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement on Asset Status Reports for a Specially Serviced Loan delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement and with respect to Major Decisions processed by the Special Servicer.]

NOTE: The Operating Advisor’s review of the above materials should be considered a limited review and not be considered a full or limited audit, legal review or legal conclusion. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), review underlying lease agreements or similar underlying documents, re-engineer the quantitative aspects of their net present value calculator, visit any related property, visit the Special Servicer, visit the Directing Holder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction Amount calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

IV. Assumptions, Qualifications and Disclaimers Related to the Work Product Undertaken and Opinions Related to this Report

1.

As provided in the Pooling and Servicing Agreement, the Operating Advisor (i) is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial and (ii) will not be required to provide or obtain a legal opinion, legal review or legal conclusion.

2.

In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.

3.

Other than the receipt of any Major Decision Reporting Package or any Asset Status Report that is delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Holder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Holder directly. As such, the Operating Advisor relied solely upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.

4.

The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loan pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth in the Pooling and Servicing Agreement or the actions of the Special Servicer.

5.

Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communication held between it and the Special Servicer regarding any Specially Serviced Loan and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.

6.

The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

7.

This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above.

Terms used but not defined in this report have the meaning set forth in the Pooling and Servicing Agreement.

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX D-1

GOLDMAN SACHS MORTGAGE COMPANY
REPRESENTATIONS AND WARRANTIES

GSMC will in its MLPA, with respect to each GSMC Mortgage Loan, make the representations and warranties set forth below as of the Cut-off Date or such other date specified below, in each case subject to the exceptions to those representations and warranties that are described on Annex D-2. Prior to the execution of the related final MLPA, there may be additions, subtractions or other modifications to the representations, warranties and exceptions. These representations, warranties and exceptions should not be read alone, but should only be read in conjunction with the prospectus. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA.

The related MLPA, together with the related representations and warranties (subject to the exceptions thereto), serves to contractually allocate risk between GSMC, on the one hand, and the issuing entity, on the other. The representations and warranties are not intended to be disclosure statements regarding the characteristics of the related mortgage loans, Mortgaged Properties or other subjects discussed, but rather are intended as a risk allocation mechanism. We cannot assure you that the mortgage loans actually conform to the statements made in the representations and warranties that are presented below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the mortgage loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

(1)     Whole Loan; Ownership of Mortgage Loans. Except with respect to a GSMC Mortgage Loan that is part of a Whole Loan, each GSMC Mortgage Loan is a whole loan and not a participation interest in a GSMC Mortgage Loan. Each GSMC Mortgage Loan that is part of a Whole Loan is a senior or pari passu portion of a whole loan evidenced by a senior or pari passu note. At the time of the sale, transfer and assignment to the depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to GSMC), participation or pledge, and GSMC had good title to, and was the sole owner of, each GSMC Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such GSMC Mortgage Loan other than any servicing rights appointment, or similar agreement, any Non-Serviced PSA with respect to a GSMC Mortgage Loan and rights of the holder of a related Companion Loan pursuant to a Co-Lender Agreement. GSMC has full right and authority to sell, assign and transfer each GSMC Mortgage Loan, and the assignment to Depositor constitutes a legal, valid and binding assignment of each GSMC Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering any GSMC Mortgage Loan other than the rights of the holder of a related Companion Loan pursuant to a Co-Lender Agreement.

(2)     Loan Document Status. Each related Mortgage Note, Mortgage, assignment of leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related mortgagor, guarantor or other obligor in connection with such GSMC Mortgage Loan is the legal, valid and binding obligation of the related mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but

D-1-1

(subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by GSMC in connection with the origination of any GSMC Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

(3)     Mortgage Provisions. The Mortgage Loan documents for each GSMC Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)     Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File (a) the material terms of such Mortgage, Mortgage Note, GSMC Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Mortgagor nor the related guarantor has been released from its material obligations under the related GSMC Mortgage Loan.

(5)     Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of assignment of leases to the issuing entity constitutes a legal, valid and binding assignment to the issuing entity. Each related Mortgage and assignment of leases is freely assignable without the consent of the related mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the mortgage loan schedule attached to the related MLPA, leasehold) interest in the related Mortgaged Property in the principal amount of such GSMC Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth on Annex D-2 (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to GSMC’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to GSMC’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything in this representation to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required in order to effect such perfection.

(6)     Permitted Liens; Title Insurance. Each Mortgaged Property securing a GSMC Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such GSMC Mortgage Loan (or with respect to a GSMC Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal

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(including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments due and payable but not yet delinquent; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; (f) if the related GSMC Mortgage Loan constitutes a cross-collateralized GSMC Mortgage Loan, the lien of the Mortgage for another GSMC Mortgage Loan contained in the same Crossed Group; and (g) if the related GSMC Mortgage Loan is part of a Whole Loan, the rights of the holder(s) of any related Companion Loan(s) pursuant to the related Co-Lender Agreement; provided that none of items (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clauses (f) and (g) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by GSMC thereunder and no claims have been paid thereunder. Neither GSMC, nor to GSMC’s knowledge, any other holder of a GSMC Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(7)     Junior Liens. It being understood that B notes secured by the same Mortgage as a GSMC Mortgage Loan are not subordinate mortgages or junior liens, except for any GSMC Mortgage Loan that is cross-collateralized and cross-defaulted with another GSMC Mortgage Loan, there are no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmens liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing). Except as set forth on Schedule D-1 to this Annex D-1, GSMC has no knowledge of any mezzanine debt secured directly by interests in the related mortgagor.

(8)     Assignment of Leases and Rents. There exists as part of the related Mortgage File an assignment of leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions, each related assignment of leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related assignment of leases, subject to applicable law, provides that, upon an event of default under each GSMC Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

(9)     UCC Filings. If the related Mortgaged Property is operated as a hospitality property, GSMC has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the related GSMC Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such mortgagor and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Mortgage Loan documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that

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possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(10)    Condition of Property. GSMC or the originator of each GSMC Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the related GSMC Mortgage Loan and within thirteen months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each GSMC Mortgage Loan no more than thirteen months prior to the Cut-off Date. To GSMC’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the use or value of such Mortgaged Property as security for the GSMC Mortgage Loan.

(11)    Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, which could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof will not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(12)    Condemnation. As of the date of origination and to GSMC’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to GSMC’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of any Mortgaged Property that would have a material adverse effect on the value, use or operation of such Mortgaged Property.

(13)    Actions Concerning Mortgage Loan. As of the date of origination and to GSMC’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any mortgagor, guarantor, or mortgagor’s interest in the related Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such mortgagor’s title to such Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such mortgagor’s ability to perform under the related GSMC Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the related Mortgage Loan documents or (f) the current principal use of such Mortgaged Property.

(14)    Escrow Deposits. All escrow deposits and payments required to be escrowed with any Mortgagee pursuant to each GSMC Mortgage Loan are in the possession, or under the control, of GSMC or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with the related Mortgagee under the related Mortgage Loan documents are being conveyed by GSMC to the Depositor or its servicer.

(15)    No Holdbacks. The principal amount of each GSMC Mortgage Loan stated on the mortgage loan schedule attached to the related MLPA has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the GSMC Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the mortgagor or other considerations determined by GSMC to merit such holdback).

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(16)    Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (collectively the “Insurance Rating Requirements”), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the related GSMC Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the related mortgagor and included in such Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each GSMC Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as a “Special Flood Hazard Area,” the related mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program (irrespective of whether such coverage is provided pursuant to a National Flood Insurance Program policy or through a private policy), plus such additional flood coverage in an amount as is generally required by GSMC for comparable mortgage loans intended for securitization.

If a Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the related GSMC Mortgage Loan and (2) 100% of the full insurable value on a replacement cost basis of the improvements and personalty and fixtures included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

Each Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by prudent institutional commercial mortgage lenders, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each Mortgaged Property located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the scenario expected limit (“SEL”) for the related Mortgaged Property in the event of an earthquake. In such instance, the SEL was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained from an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC in an amount not less than 100% of the SEL.

The Mortgage Loan documents for each GSMC Mortgage Loan require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related GSMC Mortgage Loan (or related Whole Loan), the Mortgagee (or a trustee appointed by it) having

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the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such GSMC Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under each GSMC Mortgage Loan and its successors and assigns as a loss payee under a Mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee. Each related GSMC Mortgage Loan obligates the related mortgagor to maintain all such insurance and, at such mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the mortgagor’s reasonable cost and expense and to charge such mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by GSMC.

(17)    Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of such Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the related GSMC Mortgage Loan requires the mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which such Mortgaged Property is a part until the separate tax lots are created.

(18)    No Encroachments. To GSMC’s knowledge based solely on surveys obtained in connection with origination and the Mortgagee’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each GSMC Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such GSMC Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy.

(19)    No Contingent Interest or Equity Participation. No GSMC Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by GSMC.

(20)    REMIC. Each GSMC Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the GSMC Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the GSMC Mortgage Loan and (B) either: (a) such GSMC Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the GSMC Mortgage Loan (or related Whole Loan) was originated at least equal to 80% of the adjusted issue price of the GSMC

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Mortgage Loan (or related Whole Loan) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the GSMC Mortgage Loan (or related Whole Loan) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the GSMC Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the GSMC Mortgage Loan; or (b) substantially all of the proceeds of such GSMC Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such GSMC Mortgage Loan (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the GSMC Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such GSMC Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the GSMC Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the GSMC Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph will have the same meanings as set forth in the related Treasury Regulations.

(21)    Compliance with Usury Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of each GSMC Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(22)    Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to originate, acquire and/or hold (as applicable) the Mortgage Note in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such GSMC Mortgage Loan by the issuing entity.

(23)    Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to GSMC’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

(24)    Local Law Compliance. To GSMC’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by GSMC for similar commercial and multifamily mortgage loans intended for securitization, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) with respect to the improvements located on or forming part of each Mortgaged Property securing a GSMC Mortgage Loan as of the date of origination of such GSMC Mortgage Loan (or related Whole Loan, as applicable) and as of the Cut-off Date, other than those which (i) are insured by the Title Policy or a law and ordinance insurance policy or (ii) would not have a material adverse effect on the value, operation or net operating income of the related Mortgaged Property. The terms of the related Mortgage Loan documents require the mortgagor to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(25)    Licenses and Permits. Each mortgagor covenants in the related Mortgage Loan documents that it will keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the related Mortgaged Property in full force and effect, and to GSMC’s knowledge based upon any of a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by GSMC for similar commercial and multifamily mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. Each GSMC Mortgage Loan requires the related mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

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(26)    Recourse Obligations. The Mortgage Loan documents for each GSMC Mortgage Loan provide that such GSMC Mortgage Loan (a) becomes full recourse to the mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the mortgagor (but may be affiliated with the mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any voluntary petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, will be filed by the related mortgagor; (ii) the related mortgagor or guarantor will have colluded with (or, alternatively, solicited or caused to be solicited) other creditors to cause an involuntary bankruptcy filing with respect to such mortgagor or (iii) voluntary transfers of either the Mortgaged Property or equity interests in the mortgagor made in violation of the related Mortgage Loan documents; and (b) contains provisions providing for recourse against the mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the mortgagor (but may be affiliated with the mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained by reason of such mortgagor’s (i) misappropriation of rents after the occurrence of an event of default under the related GSMC Mortgage Loan; (ii) misappropriation of (A) insurance proceeds or condemnation awards or (B) security deposits or, alternatively, the failure of any security deposits to be delivered to the Mortgagee upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a GSMC Mortgage Loan event of default); (iii) fraud or intentional material misrepresentation; (iv) breaches of the environmental covenants in the Mortgage Loan documents; or (v) commission of intentional material physical waste at the related Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

(27)    Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the related Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the related GSMC Mortgage Loan, (b) upon payment in full of such GSMC Mortgage Loan, (c) upon a Defeasance (as defined in (32) below), (d) releases of out-parcels that are unimproved or other portions of the related Mortgaged Property which will not have a material adverse effect on the underwritten value of such Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the GSMC Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation or taking by a State or any political subdivision or authority thereof. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject GSMC Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject GSMC Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), for all GSMC Mortgage Loans originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal balance of the GSMC Mortgage Loan (or related Whole Loan) outstanding after the release, the related mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC provisions of the Code.

With respect to any partial release under the preceding clause (e), for all GSMC Mortgage Loans originated after December 6, 2010, the mortgagor can be required to pay down the principal balance of the related GSMC Mortgage Loan in an amount not less than the amount required by the REMIC provisions of the Code and, to such extent, such amount may not be required to be applied to the restoration of the Mortgaged Property or released to the mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the GSMC Mortgage Loan (or related Whole Loan).

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No GSMC Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another GSMC Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to partial condemnation, other than in compliance with the REMIC provisions of the Code.

(28)    Financial Reporting and Rent Rolls. The GSMC Mortgage Loan documents for each GSMC Mortgage Loan require the related mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements with respect to each GSMC Mortgage Loan with more than one mortgagor are in the form of an annual combined balance sheet of the mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis.

(29)    Acts of Terrorism Exclusion. With respect to each GSMC Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other GSMC Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the GSMC Mortgage Loan, and, to GSMC’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each GSMC Mortgage Loan, the related Loan Documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the Mortgagor under each GSMC Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor will not be required to spend more than the Terrorism Cap Amount on terrorism insurance coverage, and if the cost of terrorism insurance exceeds the Terrorism Cap Amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to the Terrorism Cap Amount. The “Terrorism Cap Amount” is the specified percentage (which is at least equal to 200%) of the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the related Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance).

(30)    Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each GSMC Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such GSMC Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than, or other than, a controlling interest in the related mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies or (vi) a substitution or release of

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collateral within the parameters of paragraphs (27) and (32) in this Annex D-1 or the exceptions thereto set forth on Annex D-2, or (vii) any mezzanine debt that existed at the origination of the related GSMC Mortgage Loan as set forth on Schedule D-1 to this Annex D-1, or future permitted mezzanine debt as set forth on Schedule D-2 to this Annex D-1 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any GSMC Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any GSMC Mortgage Loan that is cross-collateralized and cross-defaulted with another GSMC Mortgage Loan, as set forth on Schedule D-3 to this Annex D-1 or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that, to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the related mortgagor is responsible for such payment along with all other reasonable out-of-pocket fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(31)    Single-Purpose Entity. Each GSMC Mortgage Loan requires the related mortgagor to be a Single-Purpose Entity for at least as long as the related GSMC Mortgage Loan is outstanding. Both the Mortgage Loan documents and the organizational documents of the mortgagor with respect to each GSMC Mortgage Loan with a Cut-off Date Balance in excess of $5 million provide that such mortgagor is a Single-Purpose Entity, and each GSMC Mortgage Loan with a Cut-off Date Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the related mortgagor. For this purpose, a “Single-Purpose Entity” means an entity, other than an individual, whose organizational documents (or if the GSMC Mortgage Loan has a Cut-off Date Balance equal to $5 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the GSMC Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a mortgagor for a GSMC Mortgage Loan that is cross-collateralized and cross-defaulted with the related GSMC Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(32)    Defeasance. With respect to any GSMC Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the related Mortgage Loan documents provide for defeasance as a unilateral right of the mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) such GSMC Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the GSMC Mortgage Loan when due, including the entire remaining principal balance on the maturity date or, if the GSMC Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the related Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if the GSMC Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (A) 110% of the allocated loan amount for the real property to be released and (B) the outstanding principal balance of the related GSMC Mortgage Loan; (iv) the mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in (iii) above, (v) if the mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the GSMC Mortgage Loan secured by defeasance collateral is required to be assumed (or the Mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the mortgagor is required to provide an opinion of counsel that the Mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific

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condition precedent thereto) and all other reasonable out-of-pocket expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(33)    Fixed Interest Rates. Each GSMC Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such GSMC Mortgage Loan, except in the case of any ARD Loan and situations where default interest is imposed.

(34)    Ground Leases. For purposes of this Annex D-1, a “Ground Lease” means a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any GSMC Mortgage Loan where the GSMC Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of GSMC, its successors and assigns, GSMC represents and warrants that:

(a)        The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease had occurred since the origination of the GSMC Mortgage Loan, except as reflected in any written instruments which are included in the related Mortgage File;

(b)        The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the Mortgagee;

(c)        The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related GSMC Mortgage Loan, or 10 years past the stated maturity if such GSMC Mortgage Loan fully amortizes by the stated maturity (or with respect to a GSMC Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)        The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the Mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)        The Ground Lease does not place commercially unreasonably restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the GSMC Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (provided that proper notice is delivered to the extent required in accordance with the Ground Lease), and in the event it is so assigned, it is further assignable by the holder of the GSMC Mortgage Loan and its successors and assigns without the consent of (but with prior notice to) the lessor;

(f)         GSMC has not received any written notice of material default under or notice of termination of such Ground Lease. To GSMC’s knowledge, there is no material default under such

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Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to GSMC’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)        The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the Mortgagee written notice of any default, and provides that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h)        The Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)         The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial mortgage lender;

(j)         Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the GSMC Mortgage Loan, together with any accrued interest;

(k)        In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to the ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the GSMC Mortgage Loan, together with any accrued interest; and

(l)         Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(35)    Servicing. The servicing and collection practices used by GSMC with respect to the GSMC Mortgage Loans have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

(36)    Origination and Underwriting. The origination practices of GSMC (or the related originator if GSMC was not the originator) with respect to each GSMC Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such GSMC Mortgage Loan (or the related Whole Loan, as applicable) and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such GSMC Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

(37)    No Material Default; Payment Record. No GSMC Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required debt service payments since origination, and as of the date hereof, no GSMC Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To GSMC’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under any GSMC Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which,

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with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either (a) or (b), materially and adversely affects the value of any GSMC Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by GSMC in this Annex D-1 (including, but not limited to, the prior sentence). No person other than the holder of any GSMC Mortgage Loan may declare any event of default under the related GSMC Mortgage Loan or accelerate any indebtedness under such Mortgage Loan documents.

(38)    Bankruptcy. As of the date of origination of the related GSMC Mortgage Loan and to the GSMC’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

(39)    Organization of Mortgagor. With respect to each GSMC Mortgage Loan, in reliance on certified copies of the organizational documents of the related mortgagor delivered by such mortgagor in connection with the origination of such GSMC Mortgage Loan (or the related Whole Loan, as applicable), the mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any GSMC Mortgage Loan that is cross-collateralized and cross-defaulted with another GSMC Mortgage Loan, no GSMC Mortgage Loan has a mortgagor that is an affiliate of another mortgagor under another GSMC Mortgage Loan.

(40)    Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain GSMC Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements were conducted by a reputable environmental consultant in connection with such GSMC Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, an “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that, based on the ESA, can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC and/or Fitch Ratings, Inc.; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To GSMC’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

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(41)    Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the GSMC Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and, to GSMC’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the GSMC Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation. Each appraisal contains a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such GSMC Mortgage Loan was originated.

(42)    Mortgage Loan Schedule. The information pertaining to each GSMC Mortgage Loan which is set forth on the mortgage loan schedule attached to the related MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the PSA to be contained on the mortgage loan schedule attached to the related MLPA.

(43)    Cross-Collateralization. Except with respect to a GSMC Mortgage Loan that is part of a Whole Loan no GSMC Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except as set forth on Annex D-2.

(44)    Advance of Funds by the Sponsor. After origination, no advance of funds has been made by GSMC to the related mortgagor other than in accordance with the related Mortgage Loan documents, and, to GSMC’s knowledge, no funds have been received from any person other than the related mortgagor or an affiliate for, or on account of, payments due on the GSMC Mortgage Loan (other than as contemplated by the related Mortgage Loan documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a Mortgagee-controlled lockbox if required or contemplated under the related lease or Mortgage Loan documents). Neither GSMC nor any affiliate thereof has any obligation to make any capital contribution to any mortgagor under a GSMC Mortgage Loan, other than contributions made on or prior to the date hereof.

(45)    Compliance with Anti-Money Laundering Laws. GSMC has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the GSMC Mortgage Loans.

For purposes of these representations and warranties, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any GSMC Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of these representations and warranties, the phrases “GSMC’s knowledge” or “GSMC’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in this Annex D-1, the actual state of knowledge or belief of GSMC, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the GSMC Mortgage Loans regarding the matters expressly set forth in this Annex D-1.

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Schedule D-1 to Annex D-1

GOLDMAN SACHS MORTGAGE COMPANY

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

None.

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Schedule D-2 to Annex D-1

GOLDMAN SACHS MORTGAGE COMPANY

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

Loan No.	Mortgage Loan
1	1633 Broadway
9	The Shoppes at Blackstone Valley
13	Storage Rentals of America Portfolio
27	Shops at Blue Bell

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Schedule D-3 to Annex D-1

GOLDMAN SACHS MORTGAGE COMPANY

CROSS-COLLATERALIZED MORTGAGE LOANS

None.

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(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX D-2

EXCEPTIONS TO GOLDMAN SACHS MORTGAGE COMPANY REPRESENTATIONS AND WARRANTIES

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(5) Lien; Valid Assignment	PCI Pharma Portfolio (Loan No. 18)

Each Mortgaged Property is subject to a right of first offer in favor of Packaging Coordinators, Inc., the master tenant, in the event the borrower intends to sell such Mortgaged Property. Such right of first offer does not apply to a foreclosure.

(6) Permitted Liens; Title Insurance	The Shoppes at Blackstone Valley (Loan No. 9)

The Title Policy does not contain clause (e) for the Target ground lease because the Target ground lease contains a right of first refusal (“ROFR”) in the event that the mortgagor sells its fee interest in the portion of the Mortgaged Property covered by the Target ground lease (but not if the mortgagor sells any more or any less than such portion).

(6) Permitted Liens; Title Insurance	PCI Pharma Portfolio (Loan No. 18)	See exception to Representation and Warranty #5 above.
(7) Junior Liens	Trade Centre Portfolio (Loan No. 33)

Equity interests in the Mortgagor are held by a qualified intermediary as of the origination of the Mortgage Loan in order to facilitate a reverse like-kind exchange. The membership interests are pledged by the qualified intermediary to the 1031 exchange investors as collateral for loans made to the Mortgagor by such investors. The loan amount equals in the exact amount of the ultimate capital contributions to made by the investors for their interest in the Mortgaged Property. Such amounts will be repaid out of the proceeds from the relinquished property that is part of the 1031 exchange or, if the related exchange is not completed within 200 days, the debt obligation will convert to an equity position in the Mortgagor. The loans are subject to a subordination and standstill agreement in favor of the Mortgagee.

D-2-1

(8) Assignment of Leases and Rents	90 North Campus (Loan No. 10)

The Mortgage Loan was closed with Shari’ah compliant Mortgage Loan documentation. The Mortgagor leases the entire Mortgaged Property to a single-purpose master lessee (the “Master Tenant”). The Master Tenant operates the Mortgaged Property in accordance with the terms of a master lease. The Master Tenant in turn sub-leases the Mortgaged Property to an operating company (the “Operating Company”), which in turn leases the Mortgaged Property to the end-user tenant. The Operating Company operates the Mortgaged Property in accordance with the terms of the sub-lease. The master lease and the sub-lease are subordinate to the Mortgage Loan Documents. The Operating Company entered into an Assignment of Leases and Returns with respect to the Mortgaged Property in favor of the Master Tenant, which document collaterally assigns the rights to collect such rents (upon a default under the sub-lease) to the Master Tenant. The Master Tenant in turn entered into an Assignment of Leases and Rents with respect to the Mortgaged Property in favor of the Mortgagor, which document collaterally assigns the rights to collect such rents (upon a default under the master lease) to the Mortgagor. The Mortgagor then collaterally assigned this document to the Mortgagee as security for the Mortgage Loan.

(16) Insurance	1633 Broadway (Loan No. 1)

All policies may be issued by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having such ratings (provided that the first layers of coverage are from insurers rated at least “A” by S&P, “A” by Fitch (to the extent Fitch rates the securitization of the Mortgage Loan and the insurer) and “A2” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by A.M. Best), and all such insurers are required to have ratings of not less than “BBB” by S&P, “BBB” by Fitch (to the extent Fitch rates the securitization of the Mortgage Loan and the insurer) and “Baa1” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by A.M. Best)).

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(16) Insurance	650 Madison Avenue (Loan No. 8)

All policies may be issued by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having such ratings (provided that the first layers of coverage are from insurers rated at least “A:VIII” by A.M. Best, “A-” by S&P, “A2” by Moody’s, “A” by Fitch (to the extent Fitch rates the securitization of the Mortgage Loan and the insurer) and “A2” by Moody’s, and all such insurers are required to have ratings of not less than “BBB” by S&P, “Baa2” by Moody’s, “BBB” by Fitch (to the extent Fitch rates the securitization of the Mortgage Loan and the insurer).

The mortgagor is only required to obtain flood insurance to the extent the same is commercially available.

(16) Insurance	19100 Ridgewood (Loan No. 25)

All policies may be issued by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having such ratings (provided that the first layers of coverage are from insurers rated at least “A-” by S&P and “A2” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by A.M. Best), and all such insurers are required to have ratings of not less than “BBB” by S&P and “Baa2” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by A.M. Best)).

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(16) Insurance

Storage Rentals of America (Loan No. 13)

The Shoppes at Blackstone Valley (Loan No. 9)

Cobb Place (Loan No. 29)

The Lincoln (Loan No. 16)

Tharp Portfolio (Loan No. 44)

Magnolia Parc (Loan No. 19)

Property Commerce Portfolio (Loan No. 21)

Shops at Blue Bell (Loan No. 27)

Daybreak Trail Crossing (Loan No. 32)

Trade Centre Portfolio (Loan No. 33)

Bell Oaks Centre (Loan No. 34)

PW Shoe Lofts (Loan No. 47)

All policies may be issued by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having such ratings (provided that the first layers of coverage are from insurers rated at least “A” by S&P and “A2” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by A.M. Best), and all such insurers are required to have ratings of not less than “BBB” by S&P and “Baa2” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by A.M. Best)).

(16) Insurance	PCI Pharma Portfolio (Loan No. 18)

The threshold used in the Mortgage Loan documents, as it pertains to use of insurance proceeds for repair and restoration in respect of a property loss, is the greater of (i) 5% of the original allocated loan amount of the affected Mortgaged Property and (ii) $500,000.

(16) Insurance	Property Commerce Portfolio (Loan No. 21)

The threshold used in the Mortgage Loan documents, as it pertains to use of insurance proceeds for repair and restoration in respect of a property loss, is the greater of (i) 5% of the original allocated loan amount of the affected Mortgaged Property and (ii) $250,000.

(16) Insurance	All GSMC Mortgage Loans (other than 650 Madison Avenue, 90 North Campus, PCI Pharma Portfolio and Property Commerce Portfolio)

The threshold used in the Mortgage Loan documents, as it pertains to use of insurance proceeds for repair and restoration in respect of a property loss, is 5% of the original principal balance of the Mortgage Loan, or 5% of the original allocated loan amount of the affected Mortgaged Property, as applicable.

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(17) Access; Utilities; Separate Tax Lots	Daybreak Trail Crossing (Loan No. 32)	The Mortgaged Property currently constitutes a part of one or more tax lots on a shared basis with other real property that is not collateral for the Mortgage Loan.
(17) Access; Utilities; Separate Tax Lots	Tharp Portfolio (Loan No. 44)

The Crawfordsville Retail and Danville Retail Shoppes Mortgaged Properties currently constitute a part of one or more tax lots on a shared basis with other real property that is not collateral for the Mortgage Loan.

(24) Local Law Compliance	Storage Rentals of America – Palm Beach Gardens Storage Rentals of America – Nicholasville Storage Rentals of America – Parris Island (Loan No. 13)	The Mortgaged Properties are legal non-conforming as to use.
(25) Licenses and Permits	1633 Broadway (Loan No. 1)

Special Permit (Case 72-99 BZ) expires on January 11, 2020; however, such permit (which permits the use as a physical culture establishment) is related solely to the Equinox space. Equinox is required under its lease to renew such permit.

(26) Recourse Obligations	1633 Broadway (Loan No. 1)

There is no non-recourse carveout guarantor and no separate environmental indemnitor with respect to the Mortgage Loan or related Whole Loan.

The mortgagor’s liability with respect to voluntary transfers of either the Mortgaged Property or equity interests in the mortgagor made in violation of the related Mortgage Loan documents (other than any voluntary transfer of fee title to all or any portion of the Mortgaged Property or of direct or indirect equity interests resulting in a change of control in the borrower) is limited to losses.

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(26) Recourse Obligations	650 Madison (Loan No. 8)

The liability for each guarantor (i) with respect to the full recourse carveouts relating to bankruptcy and substantive consolidation is capped at $80,000,000 (which is 10% of the original principal amount of the loan) and (ii) with respect to all other guaranteed obligations is capped at $400,000,000 (which is 50% of the original principal amount of the loan), in each case plus costs and expenses related to enforcement. The two guarantors are severally liable, rather than jointly and severally liable, under the guaranty.

The mortgage loan becomes fully recourse in the event that the mortgagor consents to or files a voluntary petition under the bankruptcy code but such recourse does not include a voluntary petition for “dissolution or liquidation”.

The loss carveout with respect to misappropriation of rents and security deposits is limited to intentional misappropriation of rents and security deposits. The loss carveout with respect to insurance proceeds or condemnation awards is limited to the intentional misapplication, rather than misappropriation, of insurance proceeds or condemnation awards. The loss carveout with respect to fraud is limited to fraudulent acts. The loss carveout for material physical waste is limited to material physical waste by reason of the mortgagor’s intentional physical destruction of the Mortgaged Property or any portion thereof (other than in connection with any alteration undertaken by mortgagor in good faith in accordance with the terms of the Mortgage Loan documents).

(26) Recourse Obligations	90 North Campus (Loan No. 10)

The Mortgagee’s recourse against the mortgagor and the guarantor with respect to a breach of environmental covenants is not effective to the extent that the environmental insurance policy required by the Mortgage Loan documents is in effect.

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(30) Due on Sale or Encumbrance	650 Madison Avenue (Loan No. 8)

Certain transfers are permitted without the Mortgagee’s consent, including: (a) any pledge of direct or indirect equity interests in and/or right to distributions from, Vornado Realty L.P. (“VRLP”), Vornado Realty Trust (“VRT”), any Multi-Asset Person, or any of their direct or indirect equity holders or affiliates (other than the mortgagor) to secure a loan to any such person that is secured by all or a substantial portion of any such person’s assets or (b) the transfer or issuance of any securities or any direct or indirect interests in (i) any direct or indirect owner of the mortgagor, in either case, whose securities are publicly traded on a national exchange (including VRLP’s and VRT’s securities) (regardless of whether such transfer or issuance is of publicly traded securities or interests), (ii) any person who directly or indirectly holds such securities or interests, or (iii) any Multi-Asset Person; provided, that, after such transfer or issuance, VRLP, VRT, any entity Controlled by OMERS Administration Corporation and/or eligible qualified owners will continue to control borrower.

“Multi-Asset Person” shall mean a person in respect of which the net operating income from the property (or such portion thereof allocable to such person) is less than 50% of such person’s aggregate gross income.

(33) Defeasance	650 Madison Avenue (Loan No. 8)

The Mortgage Loan documents do not provide that the mortgagor may only pledge United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii) and rather require securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) other “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, which in each case are (i) not subject to prepayment, call or early redemption and (ii) in compliance with all requirements of all rating agencies.

(39) Organization of Mortgagor	3700 Vanowen Street (Loan No. 36) Northport Industrial Portfolio (Loan No. 26)	The mortgagors under the related Mortgage Loans are affiliated with each other.

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ANNEX E-1

CITI REAL ESTATE FUNDING INC. AND GERMAN AMERICAN CAPITAL CORPORATION
REPRESENTATIONS AND WARRANTIES

Each of CREFI and GACC (each, a “Mortgage Loan Seller”) will, in its respective MLPA, with respect to each Mortgage Loan sold by it that is included in the issuing entity, make the representations and warranties set forth below as of the Cut-off Date or such other date specified below, in each case subject to the exceptions to those representations and warranties that are described on Annex E-2 or Annex E-3, as applicable. Prior to the execution of the related final MLPA, there may be additions, subtractions or other modifications to the representations, warranties and exceptions. These representations, warranties and exceptions should not be read alone, but should only be read in conjunction with the prospectus. Capitalized terms used but not otherwise defined in this Annex E-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA. For the avoidance of doubt references to “Mortgage Loan” and “Mortgage Loans” in this Annex E-1 and the related exceptions set forth in Annex E-2 or Annex E-3, as applicable, exclude the GSMC Mortgage Loans. For the avoidance of doubt, “Mortgage Loans” do not include the Trust Subordinate Companion Loan. In addition, solely for purposes of this Annex E-1 and the related exceptions set forth in Annex E-2 or Annex E-3, as applicable, the term “Mortgage Loans” and “Mortgage Notes” will refer to such Mortgage Loans sold by the applicable Mortgage Loan Seller and the related promissory note(s).

The related MLPA, together with the related representations and warranties (subject to the exceptions thereto), serves to contractually allocate risk between the related Mortgage Loan Seller, on the one hand, and the issuing entity, on the other. The representations and warranties are not intended to be disclosure statements regarding the characteristics of the related mortgage loans, Mortgaged Properties or other subjects discussed, but rather are intended as a risk allocation mechanism. We cannot assure you that the mortgage loans actually conform to the statements made in the representations and warranties that are presented below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the mortgage loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

(1)     Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan. Each Mortgage Loan that is part of a Whole Loan is a portion of a whole loan evidenced by a Mortgage Note. At the time of the sale, transfer and assignment to the Purchaser, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or, with respect to any Non-Serviced Mortgage Loan, to the trustee for the related Non-Serviced Securitization Trust), participation or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the Purchaser constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

(2)     Loan Document Status. Each related Mortgage Note, Mortgage, assignment of leases, Rents and Profits (if a separate instrument), guaranty and other agreement executed by or on behalf of the related borrower, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related borrower, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such

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enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Loan Documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related borrower with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

(3)     Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)     Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related borrower nor the related guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Mortgage Loan Seller on or after December 23, 2019.

(5)     Hospitality Provisions. The Mortgage Loan documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise or license agreement includes an executed comfort letter or similar agreement signed by the related borrower and franchisor or licensor of such property that, subject to the applicable terms of such franchise or license agreement and comfort letter or similar agreement, is enforceable by the issuing entity (or, in the case of a Non-Serviced Mortgage Loan, by the related Non-Serviced Securitization Trust) against such franchisor or licensor either (A) directly or as an assignee of the originator, or (B) upon the Mortgage Loan Seller’s or its designee’s providing notice of the transfer of the Mortgage Loan to the issuing entity (or, in the case of a Non-Serviced Mortgage Loan, by the seller of the note which is contributed to the related Non-Serviced Securitization Trust or its designee providing notice of the transfer of such note to the related Non-Serviced Securitization Trust) in accordance with the terms of such executed comfort letter or similar agreement, which the Mortgage Loan Seller or its designee (except in the case of a Non-Serviced Mortgage Loan) will provide, or if neither (A) nor (B) is applicable, except in the case of a Non-Serviced Mortgage Loan, the Mortgage Loan Seller or its designee will apply for, on the issuing entity’s behalf, a new comfort letter or similar agreement as of the Closing Date. The Mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office. For the avoidance of doubt, no representation is made as to the perfection of any security interest in revenues to the extent that possession or control of such items or actions other than the filing of UCC financing statements is required to effect such perfection.

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(6)     Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases, Rents and Profits to the issuing entity (or, with respect to a Non-Serviced Mortgage Loan, to the related Non-Serviced Trustee) constitutes a legal, valid and binding assignment to the issuing entity (or, with respect to a Non-Serviced Mortgage Loan, to the related Non-Serviced Trustee). Each related Mortgage and Assignment of Leases, Rents and Profits is freely assignable without the consent of the related borrower. Each related Mortgage is a legal, valid and enforceable first lien on the related borrower’s fee or leasehold interest in the related Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (7) set forth in Annex E-2 or Annex E-3, as applicable (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to the Mortgage Loan Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Mortgage Loan Seller’s knowledge and subject to the rights of tenants (as tenants only)(subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code (“UCC”) financing statements is required in order to effect such perfection.

(7)     Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; and (f) if the related Mortgage Loan is cross-collateralized and cross-defaulted with another Mortgage Loan or a Whole Loan or is part of a Whole Loan that is cross-collateralized and cross-defaulted with another Whole Loan (each a “Crossed Mortgage Loan”), the lien of the Mortgage for such other Mortgage Loan that is cross-collateralized and cross-defaulted with such Crossed Mortgage Loan or with the Whole Loan of which such Crossed Mortgage Loan is a part, provided that none of which items (a) through (f), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the borrower’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

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(8)     Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Crossed Mortgage Loan, there are, as of origination, and to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmen’s liens (which are the subject of the representation in paragraph (6) above), and equipment and other personal property financing). Except as set forth on Schedule E-1 to this Annex E-1, the Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related borrower.

(9)     Assignment of Leases, Rents and Profits. There exists as part of the related Mortgage File an Assignment of Leases, Rents and Profits (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases, Rents and Profits constituting security for the entire Whole Loan), each related Assignment of Leases, Rents and Profits creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related borrower to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, Rents and Profits, subject to applicable law, provides that, upon an event of default under the related Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

(10)    UCC Filings. If the related Mortgaged Property is operated as a hospitality property, the Mortgage Loan Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the related Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such borrower and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Mortgage Loan documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(11)    Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) any damage or deficiency that is estimated to cost less than $50,000 to repair, (ii) any deferred maintenance for which escrows were established at origination and (iii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

(12)    Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, that could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to

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cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof will not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(13)    Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

(14)    Actions Concerning Mortgage Loan. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any borrower, guarantor, or borrower’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such borrower’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such borrower’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents or (f) the current principal use of the Mortgaged Property.

(15)    Escrow Deposits. All escrow deposits and payments required to be escrowed with the lender pursuant to each Mortgage Loan are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with lender under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the Purchaser or its servicer (or, with respect to any Non-Serviced Mortgage Loan, to the depositor or servicer for the related Non-Serviced Securitization Trust).

(16)    No Holdbacks. The Stated Principal Balance as of the Cut-off Date of the Mortgage Loan set forth on the mortgage loan schedule attached to the related MLPA has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the borrower or other considerations determined by the Mortgage Loan Seller to merit such holdback).

(17)    Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating meeting the Insurance Ratings Requirements (as defined below), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the related Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the borrower and included in the related Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (i) a claims paying or financial strength rating of any of the following; (a) at least “A-:VIII” from A.M. Best Company, (b) at least “A3” (or the equivalent) from Moody’s Investors Service, Inc. or (c) at least “A-” from S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC or (ii) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by

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S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC or at least “Baa3” by Moody’s Investors Service, Inc., and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC or at least “Baa3” by Moody’s Investors Service, Inc.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related borrower is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by the Mortgage Loan Seller originating mortgage loans for securitization.

If a Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related borrower is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the related Mortgage Loan and (2) 100% of the full insurable value on a replacement cost basis of the improvements and personalty and fixtures owned by the borrower and included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

Each Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing either the scenario expected limit (“SEL”) or the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL or PML, as applicable, was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL or PML, as applicable, would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC in an amount not less than 100% of the SEL or PML, as applicable.

The Mortgage Loan documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan (or Whole Loan, if applicable), the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan (or Whole Loan, if applicable) together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under each Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the related general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee (or, in the case of a Mortgage Loan that is a Non-Serviced Mortgage Loan, the

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applicable trustee under the related Non-Serviced PSA). Each related Mortgage Loan obligates the related borrower to maintain, or cause to be maintained, all such insurance and, at such borrower’s failure to do so, authorizes the lender to maintain such insurance at the borrower’s cost and expense and to charge such borrower for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

(18)    Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the related Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of such Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the related Mortgage Loan requires the related borrower to escrow an amount sufficient to pay taxes for the existing tax parcel of which such Mortgaged Property is a part until the separate tax lots are created.

(19)    No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements obtained with respect to the Title Policy.

(20)    No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

(21)    REMIC. Each Mortgage Loan is a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(but determined without regard to the rule in the U.S. Department of Treasury Regulations (the “Treasury Regulations”) Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related borrower at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan (or related Whole Loan) was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Section 1.860G-2(a)(1)(ii) of

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the Treasury Regulations). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Section 1.860G-1(b)(2) of the Treasury Regulations. All terms used in this paragraph will have the same meanings as set forth in the related Treasury Regulations.

(22)    Compliance with Usury Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(23)    Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the issuing entity.

(24)    Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee.

(25)    Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, with respect to the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan and as of the Cut-off Date, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) other than those which (i) constitute a legal non-conforming use or structure, as to which as the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to a casualty or the inability to restore or repair to the full extent necessary to maintain the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of the Mortgaged Property, (ii) are insured by the Title Policy or other insurance policy, (iii) are insured by law and ordinance insurance coverage in amounts customarily required by the Mortgage Loan Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations or (iv) would not have a material adverse effect on the related Mortgage Loan. The terms of the Mortgage Loan documents require the borrower to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(26)    Licenses and Permits. Each borrower covenants in the related Mortgage Loan documents that it will keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the related Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. Each Mortgage Loan requires the related borrower to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(27)    Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan provide that (a) the related borrower and at least one individual or entity will be fully liable for actual losses, liabilities, costs

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and damages arising from certain acts of the related borrower and/or its principals specified in the related Mortgage Loan documents, which acts generally include the following: (i) acts of fraud or intentional material misrepresentation, (ii) misapplication or misappropriation of rents (if after an event of default under the related Mortgage Loan), insurance proceeds or condemnation awards, (iii) intentional material physical waste of the related Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste), and (iv) any breach of the environmental covenants contained in the related Mortgage Loan documents, and (b) the related Mortgage Loan will become full recourse to the related borrower and at least one individual or entity, if the related borrower files a voluntary petition under federal or state bankruptcy or insolvency law.

(28)    Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (33)), of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (as defined in paragraph (33)), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation or taking by a State or any political subdivision or authority thereof. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(A); or (y) the mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related borrower’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the related Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the related Mortgage Loan (or Whole Loan, as applicable) outstanding after the release, the borrower is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a condemnation or taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the related borrower can be required to pay down the principal balance of the related Mortgage Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, condemnation proceeds may not be required to be applied to the restoration of the related Mortgaged Property or released to the related borrower, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the related Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the related Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (or Whole Loan, as applicable).

No Mortgage Loan that is secured by more than one Mortgaged Property or that is a Crossed Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC Provisions.

(29)    Financial Reporting and Rent Rolls. Each Mortgage Loan requires the related borrower to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements.

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(30)    Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the related Mortgage Loan, and, to the Mortgage Loan Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Annex E-2 or Annex E-3, as applicable; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the borrower under each Mortgage Loan is required to carry terrorism insurance, but in such event such borrower will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at such time, and if the cost of terrorism insurance exceeds such amount, the related borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

(31)    Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Mortgage Loan Seller lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the related Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related borrower, is directly or indirectly pledged, transferred or sold (in each case a “Transfer”), other than as related to (i) family and estate planning Transfers or Transfers upon death or legal incapacity, (ii) Transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) Transfers of less than, or other than, a controlling interest in the related borrower, (iv) Transfers to another holder of direct or indirect equity in the borrower, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, such as a qualified equityholder, (v) Transfers of stock or similar equity units in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs (28) and (33) in this Annex E-1 or the exceptions thereto set forth on Annex E -2 or Annex E-3, as applicable, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth in Schedule E-1 to this Annex E-1 or future permitted mezzanine debt as set forth in Schedule E-2 to this Annex E-1 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests, (iii) any Crossed Mortgage Loan that is identified in this prospectus as set forth in Schedule E-3 to this Annex E-1 or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the related borrower is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

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(32)    Single-Purpose Entity. Each Mortgage Loan requires the related borrower to be a Single-Purpose Entity for at least as long as the related Mortgage Loan is outstanding. Both the Mortgage Loan documents and the organizational documents of the related borrower with respect to each Mortgage Loan with a Cut-off Date Stated Principal Balance in excess of $5 million provide that the borrower is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Stated Principal Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the borrower. For this purpose, a “Single-Purpose Entity” means an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Stated Principal Balance equal to $5 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a borrower for a Crossed Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(33)    Defeasance. With respect to any Mortgage Loan that, pursuant to the related Mortgage Loan documents, can be defeased (a “Defeasance”), (i) such Mortgage Loan documents provide for Defeasance as a unilateral right of the related borrower, subject to satisfaction of conditions specified in the related Mortgage Loan documents; (ii) the related Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the borrower is permitted to pledge only United States “government securities” within the meaning of Section 1.860G-2(a)(8)(ii) of the Treasury Regulations, the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the related Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium) or, if the related Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium), and if the related Mortgage Loan permits partial releases of real property in connection with partial Defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (a) 110% of the allocated loan amount for the real property to be released and (b) the outstanding principal balance of such Mortgage Loan; (iv) the related borrower is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (v) if the related borrower would continue to own assets in addition to the Defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the related borrower is required to provide an opinion of counsel that the mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the related borrower is required to pay all rating agency fees associated with Defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(34)    Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of any ARD Loan and situations where default interest is imposed.

(35)    Ground Leases. For purposes of this Annex E-1, a “Ground Lease” means a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land, or with respect to air rights leases, the air, and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

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With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of the Mortgage Loan Seller, its successors and assigns, the Mortgage Loan Seller represents and warrants that:

(a)        The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage;

(b)        The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender, and no such consent has been granted by the Mortgage Loan Seller since the origination of the Mortgage Loan except as reflected in any written instruments which are included in the related Mortgage File;

(c)        The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either the borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)        The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)        The Ground Lease does not place commercially unreasonable restrictions on the identity of the mortgagee and the Ground Lease is assignable to the holder of the related Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the related Mortgage Loan and its successors and assigns without the consent of the lessor;

(f)         The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)        The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, and provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(h)        A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)         The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with loans originated for securitization;

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(j)         Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the related Mortgage Loan, together with any accrued interest;

(k)        In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the related Mortgage Loan, together with any accrued interest; and

(l)         Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(36)    Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loans have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

(37)    Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex E-1.

(38)    No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the date hereof, no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the related Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex E-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

(39)    Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, no related borrower, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

(40)    Organization of Borrower. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the related borrower delivered by such borrower in connection with the origination of such Mortgage Loan, the borrower is an entity organized under the laws of a state of the

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United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Crossed Mortgage Loan, no Mortgage Loan has a borrower that is an Affiliate of another borrower under another Mortgage Loan. (An “Affiliate” for purposes of this paragraph (40) means, a borrower that is under direct or indirect common ownership and control with another borrower.)

(41)    Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA either (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation with respect to any Environmental Condition that was identified, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related borrower and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related borrower that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the Environmental Condition affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) a secured creditor environmental policy or a pollution legal liability insurance policy that covers liability for the Environmental Condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC and/or Fitch Ratings, Inc.; (E) a party not related to the borrower was identified as the responsible party for such Environmental Condition and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the borrower having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

(42)    Appraisal. The Servicing File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is either a Member of the Appraisal Institute (“MAI”) and/or has been licensed and certified to prepare appraisals in the state where the Mortgaged Property is located. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation and has certified that such appraiser had no interest, direct or indirect, in the Mortgaged Property or the borrower or in any loan made on the security thereof, and its compensation is not affected by the approval or disapproval of the Mortgage Loan.

(43)    Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth on the mortgage loan schedule attached to the related MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the related MLPA to be contained therein.

(44)    Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any mortgage loan that is outside the issuing entity, except (i) with respect to any Mortgage Loan that is part of a Whole Loan, any other mortgage loan that is part of such Whole Loan and (ii) with respect to any Crossed Mortgage Loan, any mortgage loan that is part of a Whole Loan that is cross-collateralized and cross-defaulted with such Mortgage Loan or with a Whole Loan of which such Mortgage Loan is a part.

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(45)    Advance of Funds by the Mortgage Loan Seller. After origination, no advance of funds has been made by the Mortgage Loan Seller to the related borrower other than in accordance with the Mortgage Loan documents, and, to the Mortgage Loan Seller’s knowledge, no funds have been received from any person other than the related borrower or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Mortgage Loan documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or the Mortgage Loan documents). Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any borrower under a Mortgage Loan, other than contributions made on or prior to the date hereof.

(46)    Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan, the failure to comply with which would have a material adverse effect on the Mortgage Loan.

For purposes of these representations and warranties, the phrases “the Mortgage Loan Seller’s knowledge” or “the Mortgage Loan Seller’s belief” and other words and phrases of like import means, except where otherwise expressly set forth in this Annex E-1, the actual state of knowledge or belief of the Mortgage Loan Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in this Annex E-1.

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Schedule E-1 to Annex E-1

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

CITI REAL ESTATE FUNDING INC.

Loan No.	Mortgage Loan	Original Principal Amount of Existing Mezzanine Debt
14	Parkmerced	$275,000,000
17	510 East 14th Street	$75,000,000

GERMAN AMERICAN CAPITAL CORPORATION

Loan No.	Mortgage Loan	Original Principal Amount of Existing Mezzanine Debt
11	Crystal Springs Resort	$16,000,000
46	Sunset Grove Apartments	$849,000

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Schedule E-2 to Annex E-1

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

CITI REAL ESTATE FUNDING INC.

Loan No.	Mortgage Loan
4	Bellagio Hotel and Casino
23	Accuride Portfolio
24	Harvey Building Products

GERMAN AMERICAN CAPITAL CORPORATION

Loan No.	Mortgage Loan
1	1633 Broadway
2	560 Mission Street
52	Cambria Beach Lodge

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Schedule E-3 to Annex E-1

CROSS-COLLATERALIZED MORTGAGE LOANS

CITI REAL ESTATE FUNDING INC.

None.

GERMAN AMERICAN CAPITAL CORPORATION

None.

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ANNEX E-2

EXCEPTIONS TO CITI REAL ESTATE FUNDING INC. REPRESENTATIONS AND WARRANTIES

Rep. No. on Annex E-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(1) Whole Loan; Ownership of Mortgage Loans	Parkmerced (Loan No. 14)

A whole note is being sold into the securitization, however, $995 million of the mortgage loan was securitized in the MRCD-2019 park SASB and a $245 million subordinate note was securitized in the MRCD-2019 PRKC securitization. In addition, $50 million is being securitized in BBCMS 2020-C6.

(6) Lien; Valid Assignment	Parkmerced (Loan No. 14)

The related mortgagor transferred certain undeveloped land to its affiliates prior to origination of the Mortgage Loan, and the Mortgage Loan documents permit the related mortgagor to transfer certain additional undeveloped land and obtain a release of the lien of the related Mortgage, including after any foreclosure of the security instrument. There is a recorded memorandum of cooperation agreement governing the development of future multifamily units at and certain repurchase options rights related to the Development Parcels. In the event that the related mortgagor acquires title to any such parcels, such parcels will not be subject to the lien of the related Mortgage.

(7) Permitted Liens; Title Insurance	Parkmerced (Loan No. 14)

The related mortgagor transferred certain undeveloped land to its affiliates prior to origination of the Mortgage Loan, and the Mortgage Loan documents permit the related mortgagor to transfer certain additional undeveloped land and obtain a release of the lien of the related Mortgage, including after any foreclosure of the security instrument. There is a recorded memorandum of cooperation agreement governing the development of future multifamily units at and certain repurchase options rights related to the Development Parcels. In the event that the related mortgagor acquires title to any such parcels, such parcels will not be subject to the lien of the related Mortgage.

(7) Permitted Liens; Title Insurance	Walgreens – Abingdon (Loan No. 51)

The sole tenant of the Mortgaged Property, Walgreens, has a right of first refusal to purchase the Mortgaged Property. The right of first refusal does not apply to a foreclosure, or deed-in-lieu of foreclosure of the Mortgaged Property, but such right of first refusal does apply to subsequent purchasers of the related Mortgaged Property.

There are two subordinate loans affecting the Mortgaged Property. One subordinate loan in the outstanding principal amount of $4,152,666.84 is from the County of Cuyahoga, Ohio and affects the Office/Retail portion of the Property (Parcels B & C) (the “County Subordinate Loan”) and the other with an outstanding principal balance of $2,017,603.79 from Cleveland-Cuyahoga County Port Authority and Ohio Water Development Authority and affects the multi-family portion of the Property (Parcel A & A-1) (the “Port Authority Subordinate Loan”). In the case of each, the lender received an intercreditor with respect to

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Rep. No. on Annex E-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(8) Junior Liens	Van Aken District (Loan No. 7)

the respective subordinate loan providing a standstill on the subordinate lender enforcement rights. Such standstill shall only be in place for not less than 1 year following an Event of Default under the Loan and may be extended for up to (i) in the case of the Port Authority Subordinate Loan, 5 years and (ii) in the case of the County Subordinate Loan, 3 years, which in each case may be extended further with the reasonable consent of the respective subordinate lender if lender has commenced an enforcement action during the initial 1 year period and is diligently pursuing the completion of such enforcement action thereafter. Regularly scheduled payments for each such subordinate loan may be paid from excess cash flow and equity contributions, unless a Trigger Period under the Mortgage Loan is continuing. Each subordinate lender may make protective advances under its loan.

(8) Junior Liens	Parkmerced (Loan No. 14)

A $245 million subordinate note was securitized in the MRCD-2019 PRKC securitization. Additionally, there is a $275 million mezzanine loan originated by APMSF Investor LLC that is secured by the equity interests in the related mortgagor.

(17) Insurance	All CREFI loans

The Mortgage Loan documents may permit the related mortgagor to cause the insurance required at the related Mortgaged Property under the Mortgage Loan documents to be maintained by a tenant at the related Mortgaged Property.

(17) Insurance	Bellagio Hotel and Casino (Loan No. 4)

The deductible for the “all risk” property insurance is permitted to be up to and including $250,000; the deductible for terrorism insurance is permitted to be up to and including $500,000, and the deductible for windstorm and earthquake coverage is not more than 5% of the total insurable value of the Mortgaged Property; provided that that, if the non-recourse carveout guarantor provides a guaranty acceptable to the lender and each rating agency rating securities that represent an interest in the related Whole Loan guaranteeing any failure by the related mortgagor to pay its obligations actually incurred with respect to that portion of the deductible that exceeds 5% of the total insurable value of the Mortgaged Property, the deductibles for windstorm and earthquake coverage may be up to 15% of the total insurable value of the Mortgaged Property); provided, further, that (1) the related mortgagor may utilize a $4,000,000 aggregate deductible subject to a $100,000 per occurrence deductible and a $100,000 maintenance deductible following the exhaustion of the aggregate and (2) the aggregate does not apply to any losses arising from named windstorm, earthquake or flood. Such deductibles may be considered not to be customary.

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Rep. No. on Annex E-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

So long as the master lease between the related mortgagor and Bellagio, LLC (the “Bellagio Tenant,” and such lease, the “Bellagio Lease”) is in effect, the related mortgagor shall not be required to maintain the coverages on the Mortgaged Property required in the Mortgage Loan documents or Representation 18 for so long as (A) the Bellagio Lease is in full force and effect, (B) no default by Bellagio Tenant beyond any applicable notice and cure period has occurred and is continuing under the Bellagio Lease and (C) Bellagio Tenant maintains insurance policies on the Mortgaged Property that satisfy the requirements set forth in the Mortgage Loan documents (the “Bellagio Policies”), (except it is acknowledged and agreed that the Bellagio Policies are permitted to vary from the requirements of the Mortgage Loan documents with respect to (x) the named storm sublimit which shall be no less than $700,000,000 per occurrence and (y) any property or terrorism deductible, which shall be no greater than $2,500,000). Such $700,000,000 limit is less than full replacement cost. In addition, such deductibles may be considered not to be customary.

So long as the Bellagio Lease is in effect with terms and provisions reasonably equivalent to the terms and provisions regarding disbursement of insurance proceeds as the Bellagio Lease as in effect on the origination date, the provisions of the Bellagio Lease will govern the disbursement of insurance proceeds provided that (a) the related mortgagor will have demonstrated to the lender’s reasonable satisfaction that the Bellagio Tenant has committed to complete its restoration obligations pursuant to, and in accordance with, the terms and provisions of the Bellagio Lease within 4 years of the date the Bellagio Tenant can first reasonably access the Mortgaged Property for purposes of commencing restoration and (b) the related mortgagor or Bellagio Tenant has demonstrated to the lender’s reasonable satisfaction that the Bellagio Tenant has sufficient funds available to complete its restoration obligations under the Bellagio Lease in the event the amount of insurance proceeds is insufficient to complete the required restoration. The Bellagio Lease provides that in the event any fee mortgagee (which has entered into a fee mortgage that is in compliance with the Bellagio Lease) that is entitled to any insurance proceeds, under the terms of any fee mortgage, such proceeds (except business interruption not allocated to rent expenses, which will be payable to and retained by the Bellagio Tenant), will be applied, held and/or disbursed in accordance with the fee mortgage but in all events subject to Bellagio Tenant’s right to such insurance proceeds, and the related mortgagor is required to cause the fee mortgagee to make such proceeds available to the Bellagio Tenant for the reasonable costs of preservation, stabilization, emergency

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Rep. No. on Annex E-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

restoration, reconstruction and repair for the Mortgaged Property.

The Mortgage Loan documents require the deductible under the related environmental insurance policy to be no more than $25,000. The deductible under the environmental insurance policy obtained by the related borrower is $50,000.

(17) Insurance	650 Madison Avenue (Loan No. 8)	The mortgagor is only required to obtain flood insurance to the extent the same is commercially available.
(17) Insurance	Parkmerced (Loan No. 14)

With respect to certain parcels that are permitted to be released from the lien of the related Mortgage, including after an event of default or a foreclosure, in connection with any casualty or condemnation related to such parcels, the related proceeds are not required to be applied to the repair or restoration of the property, or to the payment of the Mortgage Loan.

(17) Insurance	510 East 14th Street (Loan No. 17)

Each such insurance policy shall (i) be in an amount equal to the greater of (A) one hundred percent (100%) of the then replacement cost of the Improvements without deduction for physical depreciation, and (B) such amount as is necessary so that the insurer would not deem Borrower a co-insurer under such policies. Pursuant to the related ground lease, proceeds which exceed the amount required to be used for restoration, will be split between the ground lessor and the borrower.

(25) Local Law Compliance	Parkmerced (Loan No. 14)

A portion of the Mortgaged Property, identified as Parcel 7334-001 and having the address of 416-422 Garces Drive has an open building code violation in connection with an interior re-modeling project which does not have the requisite permits. The related mortgagor is required to use commercially reasonable efforts to deliver to lender within sixty (60) days of the origination date of the Mortgage Loan evidence that such open building code violation has been cleared.

(25) Local Law Compliance	Harvey Building Products (Loan No. 24)

The Woburn Mortgaged Property is legal non-conforming as to use. In the event of a casualty as to 50% or more of its assessed value, the Mortgaged Property may not be rebuilt as to its current use. In addition, the Springfield Mortgaged Property is legal non-conforming as to use. Following a casualty, such use may be continued as of right provided that the cost of restoration does not exceed 50% of the fair market value of the building. In addition, certain other Mortgaged Properties with respect to five of such individual Mortgaged Properties, there is a potential insurance proceeds shortfall in the event of a casualty. Under the Mortgage Loan documents, the mortgagor is required to

E-2-4

Rep. No. on Annex E-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

continually maintain insurance containing “Ordinance or Law Coverage” if any of the improvements or the use of the Mortgaged Properties (or any portion thereof) constitute a legal non-conforming structure or use with limits for “Loss Due to Operation of Law” equal to the 100% Full Replacement Cost of the improvements, and coverage for “Demolition Costs” and “Increased Cost of Construction”.

(26) Licenses and Permits	Bellagio Hotel and Casino (Loan No. 4)

So long as the Mortgaged Property is subject to the Bellagio Lease, the related mortgagor’s covenants with respect to any action are limited to (x) the related mortgagor not directly taking such prohibited actions (or granting its consent under the Bellagio Lease to permit the Bellagio Tenant to take such a prohibited action to the extent such action is prohibited under the Bellagio Lease) and (y) the related mortgagor using commercially reasonable efforts to exercise its rights under the Bellagio Lease to cause the Bellagio Tenant to satisfy its obligations under the Bellagio Lease).

(27) Recourse Obligations	Bellagio Hotel and Casino (Loan No. 4)

The non-recourse carveout guarantor’s liability for bankruptcy related recourse events is capped at an amount equal to 10% of the outstanding principal balance of the related Whole Loan as of the date of the event.

The non-recourse carveout guarantor’s liability for transfers in violation of the Mortgage Loan documents is not full recourse, but is limited to losses only.

Only the related single purpose entity related mortgagor, and not the non-recourse carveout guarantor, is liable for breaches of environmental covenants, and the single purpose entity related mortgagor is the only party liable under the environmental indemnity; provided, however, that if the related mortgagor fails to maintain an environmental insurance policy as required under the Mortgage Loan documents, the non-recourse carveout guarantor is liable for losses relating to breaches of environmental covenants other than (x) for any amounts in excess of the applicable coverage amounts under the environmental policy had the same been renewed, replaced or extended as required under the loan agreement and (y) for any amounts recovered under the environmental policy.

Recourse for waste is limited to willful misconduct by the related mortgagor, Guarantor or certain of their affiliates that results in physical damage or waste to the Mortgaged Property.

(27) Recourse Obligations	Van Aken District (Loan No. 7)	Recourse for misapplication of rents, insurance proceeds and condemnation awards is limited to intentional misapplication.

E-2-5

Rep. No. on Annex E-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(27) Recourse Obligations	650 Madison Avenue (Loan No. 8)

The liability for each guarantor (i) with respect to the full recourse carveouts relating to bankruptcy and substantive consolidation is capped at $80,000,000 (which is 10% of the original principal amount of the loan) and (ii) with respect to all other guaranteed obligations is capped at $400,000,000 (which is 50% of the original principal amount of the loan), in each case plus costs and expenses related to enforcement. The two guarantors are severally liable, rather than jointly and severally liable, under the guaranty.

The Mortgage Loan becomes fully recourse in the event that the mortgagor consents to or files a voluntary petition under the bankruptcy code but such recourse does not include a voluntary petition for “dissolution or liquidation”.

The loss carveout with respect to misappropriation of rents and security deposits is limited to intentional misappropriation of rents and security deposits. The loss carveout with respect to insurance proceeds or condemnation awards is limited to the intentional misapplication, rather than misappropriation, of insurance proceeds or condemnation awards. The loss carveout with respect to fraud is limited to fraudulent acts. The loss carveout for material physical waste is limited to material physical waste by reason of the mortgagor’s intentional physical destruction of the Mortgaged Property or any portion thereof (other than in connection with any alteration undertaken by mortgagor in good faith in accordance with the terms of the Mortgage Loan documents).

(27) Recourse Obligations	Parkmerced (Loan No. 14)

The Mortgage Loan documents are fully recourse to the related mortgagor and the guarantor in connection with violations of the transfer covenants; provided, however, the Mortgage Loan documents are recourse to the related mortgagor and the guarantor for losses if the violation results solely from a failure to timely deliver any required notice and/or copies of any documentation effectuating such transfer as and when required pursuant to the Mortgage Loan documents related to such transfer.

The Mortgage Loan documents are recourse to the related mortgagor and the related guarantor for any losses incurred as a result of a breach of any representation, warranty, covenant or indemnification provision in the Mortgage Loan documents concerning environmental laws; provided, however, the lender will seek payment from any qualified environmental insurance policy reasonably acceptable to the lender in order to satisfy any losses prior to seeking recovery from the related mortgagor or the related guarantor, and the related mortgagor and related guarantor will have no liability to the extent such losses are covered.

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Rep. No. on Annex E-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(27) Recourse Obligations	510 East 14th Street (Loan No. 17)	The related Mortgage Loan is recourse for losses with respect to the misapplication, but not misappropriation, of rents, insurance proceeds and condemnation awards.
(27) Recourse Obligations	Harvey Building Products (Loan No. 24)

Only the related mortgagor executed the environmental indemnity agreement. The related guarantor is not a party to the environmental indemnity agreement, but the related guaranty executed by the guarantor provides that the guarantor is liable for any payment, indemnification or reimbursement obligations pursuant to the related environmental indemnity agreement.

(28) Mortgage Releases	Parkmerced (Loan No. 14)

The lender is obligated to release Phase 1C and Phase 1D of the Mortgaged Property for no fee and prepayment (and which Phase 1C and Phase 1D was ascribed no value in the appraisal of the Mortgaged Property) including during an event of default or after foreclosure subject to compliance with the terms and conditions of the Mortgage Loan Documents (which include compliance with the REMIC provisions).

(29) Financial Reporting and Rent Rolls	Harvey Building Products (Loan No. 24)

The mortgagor is required to deliver annual operating statements only to the extent that the mortgagor prepares an annual balance sheet, statement of cash flow, profit and loss statement and a statement of change in financial position.

(30) Acts of Terrorism Exclusion	Bellagio Hotel and Casino (Loan No. 4)

So long as the Mortgaged Property is subject to the Bellagio Lease, the borrower is permitted to rely on terrorism insurance provided by the Bellagio Tenant. The permitted deductible for terrorism insurance for the related mortgagor under the Mortgage Loan documents is $500,000 and for the Bellagio Tenant under the Bellagio Lease is $2,500,000, which may be considered not to be customary deductibles.

Terrorism insurance may be written by a non-rated captive insurer subject to certain conditions, including, among other things: (i) TRIPRA shall be in full force and effect; (ii) the terrorism policy issued by such captive insurer, together with any other qualified terrorism policies in-place, provide per occurrence limit in an amount not less than replacement cost and rent loss coverage as otherwise required; (iii) except with respect to deductibles permitted under the Bellagio Lease, covered losses that are not reinsured by the federal government under TRIPRA and paid to the captive insurer shall be reinsured with a cut-through endorsement by an insurance company rated “A” by S&P and “A2” by Moody’s (to the extent Moody’s rates securities which represent an interest in the related Whole Loan and rates the applicable insurance company); (iv) all reinsurance agreements between the captive insurer and other reinsurance providers shall be subject to the reasonable approval of the lender; and (v) such captive insurer shall be licensed in the State of Nevada or other jurisdiction to the extent reasonably approved by lender and qualified to issue the terrorism policy in accordance with applicable legal requirements.

E-2-7

Rep. No. on Annex E-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

If (A) the Terrorism Risk Insurance Program Reauthorization Act of 2015 or a similar or subsequent statute (“TRIPRA”) is not in effect, (B) TRIPRA or a similar or subsequent statute, extension or reauthorization is modified which results in a material increase in terrorism insurance premiums, or (C) there is a disruption in the terrorism insurance marketplace as the result of a terrorism event which results in a material increase in terrorism insurance premiums, provided that terrorism insurance is commercially available, the related (or Bellagio Tenant) will be required to maintain terrorism insurance as required by the related Whole Loan Document; provided, however, that it will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the Whole Loan documents (without giving effect to the cost of the terrorism, flood, earthquake and windstorm components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, Mortgagor (or Bellagio Tenant) will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

In addition, all exceptions with respect to Representation 17 with respect to the Mortgage Loan are also exceptions to this Representation 30.

(31) Due on Sale or Encumbrance	Bellagio Hotel and Casino (Loan No. 4)

The related Whole Loan documents provide that no Restricted Pledge Party (as defined below), other than the Mortgagor or any future mezzanine borrower, may be restricted from any sale or pledge of its direct or indirect assets, provided such assets are not encumbered or required to be encumbered by the Whole Loan or any mezzanine loan. The assets of a Restricted Pledge Party may include direct or indirect equity interests in the Mortgagor. “Restricted Pledge Party” means, collectively, Mortgagor, any mezzanine borrower, or any other direct or indirect equity holder in Mortgagor up to, but not including, the first direct or indirect equity holder that has substantial assets other than its direct or indirect interest in the Mortgaged Property.

E-2-8

Rep. No. on Annex E-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(31) Due on Sale or Encumbrance	650 Madison Avenue (Loan No. 8)

Certain transfers are permitted without lender’s consent, including: (a) any pledge of direct or indirect equity interests in and/or right to distributions from, Vornado Realty L.P. (“VRLP”, Vornado Realty Trust (“VRT”), any Multi-Asset Person, or any of their direct or indirect equity holders or affiliates (other than borrower) to secure a loan to any such person that is secured by all or a substantial portion of any such person’s assets or (b) the transfer or issuance of any securities or any direct or indirect interests in (i) any direct or indirect owner of borrower, in either case, whose securities are publicly traded on a national exchange (including VRLP’s and VRT’s securities) (regardless of whether such transfer or issuance is of publicly traded securities or interests), (ii) any person who directly or indirectly holds such securities or interests, or (iii) any Multi-Asset Person; provided, that, after such transfer or issuance, VRLP, VRT, any entity Controlled by OMERS Administration Corporation and/or eligible qualified owners will continue to control borrower.

“Multi-Asset Person” shall mean a person in respect of which the net operating income from the property (or such portion thereof allocable to such person) is less than fifty percent (50%) of such person’s aggregate gross income.

(32) Single Purpose Entity	Parkmerced (Loan No. 14)

The related mortgagor previously owned certain other property known as the “Initial Phase 1 Property” in addition to the collateral for the Mortgage Loan, which was transferred on the origination date of the Mortgage Loan to an affiliate of the related mortgagor. The Mortgage Loan documents are not recourse to the related mortgagor and the guarantor in connection with the prior ownership of such “Initial Phase 1 Property”.

(32) Single Purpose Entity	Broadcasting Square (Loan No. 20)

One of the related borrowers, GH Spring Ridge Associates, Inc., which is the fee owner of one of the condominium units that constitutes a portion of the Mortgaged Property, is also the owner of the property manager, S Ridge Management LLC. S Ridge Management LLC is not required to be single purpose entity.

(32) Single Purpose Entity	Accuride Portfolio (Loan No. 23)	No non-consolidation opinion was obtained in connection with the origination of the Mortgage Loan.
(32) Single Purpose Entity	830 Morris Turnpike (Loan No. 30)

Prior to the Mortgage Loan, the related borrower merged with three other entities, one of which owned additional unrelated property. The Mortgage Loan is recourse against the related borrower for any losses caused by the merger and/or the prior ownership of the unrelated property by any of the merged entities.

(33) Defeasance	Bellagio Hotel and Casino (Loan No. 4)

The Mortgage Loan documents provide that the defeasance collateral must be “non-redeemable securities” but does not state that they are not permitted to be subject to prepayment, call or early redemption.

E-2-9

Rep. No. on Annex E-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(33) Defeasance	Van Aken District (Loan No. 7)	For the certification as to sufficient collateral, the related Borrower may use a defeasance consultant (acceptable to Lender or Rating Agencies) instead of an independent public accounting firm.
(33) Defeasance	650 Madison Avenue (Loan No. 8)

The Mortgage Loan documents do not provide that the mortgagor may only pledge United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii) and rather require securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) other “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, which in each case are (i) not subject to prepayment, call or early redemption and (ii) in compliance with all requirements of all rating agencies.

(33) Defeasance	510 East 14th Street (Loan No. 17)

Certification is to be provided by an accounting firm acceptable to Lender which certifies that the U.S. Obligations are sufficient to make the Scheduled Defeasance Payments (not an independent certified public accountant). The related borrower is required to pay all reasonable costs and expenses actually incurred by the lender in connection with any defeasance and all expenses and fees of the rating agencies, provided that defeasance fees charged by Lender or servicer are capped $25,000.

(35) Ground Leases	Bellagio Hotel and Casino (Loan No. 4)

An approximately 1 acre portion of the Mortgaged Property is ground leased by the related mortgagor under a Ground Lease. The following exceptions exist with respect to such Ground Lease:

(B) The Ground Lease does not condition amendments, terminations or modifications on mortgagee consent.

(C) The expiration of the Ground Lease, not including extension options, is April 27, 2033. The Ground Lease contains two successive extension options for 20 years each, provided that the related mortgagor/ground lessee provides one year prior written notice. The Ground Lease does not provide that the extension options are exercisable by a mortgagee.

(E) The mortgagee is required to be an institutional lender or lenders such as banks, savings associations, insurance companies, pension funds or a group thereof. The Ground Lease does not state whether or not the mortgagee can be such an entity acting as a trustee. The mortgagee is permitted to foreclose without the Ground Lessor’s consent only if the foreclosing entity either (i) is a Qualifying Leasehold Mortgagee (as defined below) or (ii) pays two cost to demolish the then existing improvements of the ground leased property, regrade and restore the ground leased property to a level building pad ready to receive new construction (the “Demolition Fee”). In order to be A

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Rep. No. on Annex E-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

“Qualifying Leasehold Mortgagee”, the foreclosing entity is required to concurrently (i) pay any and all amounts which would at that time be due under the Ground Lease but for such foreclosure, (ii) cure all other then existing defaults under the Ground Lease. “Qualifying Leasehold Mortgagee” means the leasehold mortgagee or a group of leasehold mortgagees if it or they then have a tangible net worth of at least $200,000,000 (as increased annually by a formula based on the CPI from the commencement of the Ground Lease) and if they concurrently cure all other then existing defaults under the Ground Lease.

Any assignment of the Ground Lease interest requires the consent of the ground lessor unless (i) it is to an affiliate of the existing ground lessee, (ii) subject to the following sentence, it is to a Qualified Tenant (as defined below) then operating the hotel on the Mortgaged Property or a Qualified Hotel Tenant (as defined below), (iii) it is to a Qualified Tenant not then operating the hotel on the Mortgaged Property, provided that the related mortgagor or such Qualified Tenant transferee concurrently pays to the ground lessor the required Restaurant Reconstruction Fee and concurrently deposits in escrow the then determined Demolition Fee, (iv) if the transferee is not a Qualified Tenant then operating the hotel, (A) the related mortgagor or such transferee concurrently pays to the ground lessor the required Restaurant Reconstruction Fee and concurrently deposits in escrow the then determined Demolition Fee, and (B) the transferor delivers to the ground lessor a written undertaking that if the transferee rejects the Ground Lease in a bankruptcy proceeding, the transferor shall waive any claim that the Ground Lease has thereby been terminated and shall remain liable for the related mortgagor’s obligations under the Ground Lease the same as if the transferee had simply breached the Ground Lease and no bankruptcy had been filed. If the transfer is to a successor Qualified Tenant, whether or not such successor ground lessee is then operating the hotel, the then ground lessee or such transferee shall be required to concurrently pay to ground lessor the Restaurant Reconstruction Fee and deposit in escrow the Demolition Fee. In addition, all transfers require the transferee to assume all covenants and conditions to be performed by the ground lessee accruing from and after the date of transfer by execution of an instrument in form and substance reasonably satisfactory to ground lessor, no uncured event of default exists under the Ground Lease, the ground lessor shall have been paid all reasonable costs and expenses incurred by it in connection with the transfer.

“CPI” means the Consumer Price Index, All Urban Consumers All Items published by the U.S. Department of Labor, Bureau of Labor Statistics.

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“Qualified Tenant” means a ground lessee unaffiliated in any way with Mirage, who then has a tangible net worth equal to $200,000,000 (as such amount has increased based on a formula based on the CPI since the effective date of the Ground Lease) for at least the five consecutive years previous to any withdrawal of the Mirage Guarantee (as defined below).”Qualified Hotel Tenant” means a ground lessee unaffiliated in any way with Mirage Resorts, LLC (“Mirage”), who then owns and operates the hotel, who then has a tangible net worth equal to $200,000,000 (as such amount has increased based on a formula based on the CPI since the effective date of the Ground Lease), and for at least the five consecutive years previous to any withdrawal of the Mirage Guarantee, has continuously had a tangible net worth equal to at least 50% of such amount.

“Mirage Guarantee” means a guaranty of the tenant’s obligations under the ground lease by Mirage Resorts, Incorporated. On November 11, 2019, the ground lessor and ground lessee acknowledged that Mirage Resorts, Incorporated was withdrawn from the Mirage Guarantee. (G) Notices of default are effective against a mortgagee if mortgagee does not receive notice; however, the ground lessor is required to provide mortgagee simultaneously copies of all default notices. The ground lease only requires the lender to provide copies of notices of default to the lender after notice from the leasehold mortgagee to deliver such notices.

(H) Prior to the ground lessor exercising its remedies under the Ground Lease, including termination, a mortgagee shall have the right to remedy the default of the ground lessee under the Ground Lease or to cause such default to be remedied within the time period, if any, provided under the Ground Lease to the ground lessee, plus an additional ten days in the case of a monetary default or an additional 30 days in the case of a non-monetary default. A mortgagee’s cure periods under the Ground Lease are extended for any time that an automatic stay is in effect. The mortgagee is not permitted further cure periods or sufficient time to gain possession of the interest of the lessee under the Ground Lease. The ground lessor is not prohibited from terminating the Ground Lease in the event a mortgagee is proceeding to cure defaults to the extent that the cure periods granted under the Ground Lease have expired.

(J) The Ground Lease provides that insurance proceeds (and condemnation proceeds allocable to the ground lessee’s interest, if the ground lease is not terminated due to condemnation) will be disbursed to the ground lessee; provided that if the ground lessee’s tangible net worth is less than $200,000,000 (as such amount has increased based on a formula based on the CPI since the effective date of the Ground Lease), or if the ground lessor has not theretofore been paid the Restaurant Reconstruction Fee and the Demolition Fee has not been deposited into escrow, such proceeds are required to be held by an “Insurance Trustee” on behalf of any leasehold mortgagee, ground lessor and ground lessee. The Ground Lease does

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not provide a definition of the term “Insurance Trustee.” To the extent such proceeds are paid to the related mortgagor, as Ground Lessee, they would be required to be disbursed to the Bellagio Tenant as described in the third paragraph of the exception to Representation 18.

(L) The new lease right is conditioned upon both (i) the leasehold mortgagee being a Qualifying Leasehold Mortgagee and (ii) payment by leasehold mortgagee of the Restaurant Reconstruction Fee and Demolition Fee. In addition, upon execution of the new lease, the leasehold mortgagee is required to (i) pay any and all sums which would at the time of the execution thereof be due under the Ground Lease but for termination of the Ground Lease, (ii) cure any default then susceptible of being cured and (iii) pay all reasonable expenses, including reasonable counsel fees, court costs and other reasonable disbursements incurred by the ground lessor in connection with such defaults, termination, recovery of possession of the leased premises and the preparation, execution and delivery of such new lease. In addition, in connection with the rejection of the lease by the ground lessee, the Ground Lease provides the lender with the right to obtain a new lease only if the lender obtains the approval of the bankruptcy court having jurisdiction over the ground lessee prior to terminating the ground lease.

(35) Ground Leases	510 East 14th Street (Loan No. 17)

The Mortgaged Property is subject to two condominium regimes. Pursuant to the ground lease, the leasehold estate consists of the ground lessor’s interest in the units of each condominium regime. Pursuant to the ground lease, provided no default has occurred and is continuing under the ground lease, the ground lessor has granted to the related borrower, as tenant under the ground lease, certain of the ground lessor’s rights and powers under the condominium documents, including, but not limited to, the ground lessor’s right to enforce the obligations of the condominium board (a) to perform the condominium obligations and (b) as otherwise necessary for the borrower to exercise all of the ground lessor’s rights and obligations as a unit owner. Provided no default has occurred and is continuing under the ground lease, the ground lessor also granted the related borrower the right to exercise certain rights and powers of the ground lessor as a unit owner under the condominium documents, and designated the borrower as ground lessor’s proxy with respect thereto.

(a) A memorandum of ground lease was recorded in the applicable jurisdiction, but a memorandum was not recorded with respect to the first amendment, second amendment, or third amendment to the related ground lease.

(e) Foreclosures or assignments in lieu of foreclosure are permitted without the consent of the ground lessor, but further assignments must be to an institutional mortgagee or to an assignee that satisfies the requirements of the ground lease documents.

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(k) Except in the last two years of the term (which will not occur until 2109) all proceeds with respect to a casualty will be held by the mortgagee or a trustee and must be applied to repair or restoration, but the related borrower and ground lessor are each entitled to one-half of all net proceeds received by the mortgagee or trustee that exceed the sums required by the related borrower for repair and restoration. The proceeds may not applied to the payment of the outstanding balance of the related Mortgage Loan.

In the event that a condemnation of all or a significant portion of the Mortgaged Property occurs (such that the portion of the Mortgaged Property not taken cannot be used or reconverted for use consistent with the ground lease), then proceeds are distributed (i) first, to the ground lessor for the modified fair market value of the land, subject to a floor $37,714,285 (subject to CPI Adjustment) and (ii) second, to the related borrower, subject to the rights of its lenders, in an amount equal to the principal balance (excluding accrued interest) secured by and all other sums payable pursuant to or secured by all such mortgage or mezzanine loans, subject to a ceiling equal to the total hard and soft costs of construction of the building.

(40) Organization of Mortgagor	Accuride Portfolio (Loan No. 23) Harvey Building Products (Loan No. 24)	The related mortgagors are affiliated.

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ANNEX E-3

EXCEPTIONS TO GERMAN AMERICAN CAPITAL CORPORATION REPRESENTATIONS AND WARRANTIES

Rep. No. on Annex E-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(5) Hospitality Provisions	Crystal Springs Resort (Loan No. 11)

The collateral included in the Mortgage and the UCC-1 filed in Sussex County, New Jersey excludes the liquor licenses for the Mortgaged Property and the Liquor Rents. “Liquor Rents” under the Mortgage Loan documents means all rents which are derived solely from (a) the sale of (i) liquor, (ii) beverages, (iii) beer, and (iv) wine on the Mortgaged Property, (b) gratuities paid with respect to catering and banquet events and (c) tips paid at any food and beverage operations. The UCC-1 filed in Delaware excludes any obligation to grant or pledge a security interest or other rights in or to Secured Party to any right, title, interest or collateral which has the effect of violating N.J.S.A. 33:1-1 et seq. and applicable regulations (as the same may be amended, modified, superseded or replaced from time to time). The referenced statute contains the New Jersey liquor license laws.

(6) Lien; Valid Assignment and (7) Permitted Liens; Title Insurance	Starwood Industrial Portfolio (Loan No. 3)

Eight of the tenants at the related Mortgaged Properties – MWI Veterinary Supply (3890 Perry Boulevard Mortgaged Property), Oldcastle Buildingenvelope, Inc. (8441 Bearing Drive Mortgaged Property), Cummins Inc. (4820-50 Indianapolis Mortgaged Property), Poly-Tainer, Inc. (999 Gerdt Mortgaged Property), Steiner Electric Company (1600-1640 Northwind Mortgaged Property), Communication Test Design, Inc. (5900 Meadows Mortgaged Property), Poynter Sheet Metal, Inc. (775 Commerce Mortgaged Property) and Staley General Transportation, Inc. (333 45th Street Mortgaged Property) – each have a right of first offer or right of first refusal to purchase the individual Mortgaged Properties (or portions thereof) leased by such tenants. Each such tenant, except for the tenant at the MWI Veterinary Mortgaged Property, has executed an estoppel certificate confirming such right does not apply to a foreclosure or deed in lieu thereof. With respect to the MWI Veterinary Mortgaged Property, no such estoppel was obtained. With respect to each of said eight tenants, said right(s) would apply to subsequent transfers.

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(6) Lien; Valid Assignment and (7) Permitted Liens; Title Insurance	Crystal Springs Resort (Loan No. 11)

The Township of Hardyston (the “Township”) has a purchase option to acquire one of the six golf courses at the related Mortgaged Property for a price of $1.00 if the Township forecloses the owner’s equity of redemption in, and acquires fee title to, at least one of the tax lots then comprising such golf course pursuant to non-appealable tax foreclosure proceedings. In addition, each of the Township and the Crystal Springs Community Association, Inc. has the right to acquire such golf course if the owner abandons such golf course and ceases to use it as a golf course for a period of six months. In addition, the owner of such golf course is required to offer annually to lease the quarry lake and associated areas and amenities to the Crystal Springs Community Association, Inc. for $1.00 for use as a recreational lake and recreational area.

(6) Lien; Valid Assignment and (7) Permitted Liens; Title Insurance	Charleston On 66th (Loan No. 15)

A recorded restrictive deed, recorded by the Borrower at loan origination, prohibits the Borrower from selling condominium units or co-op leases at the Mortgaged Property for a period of 10 years ahead of the related Mortgage Loan. The deed runs to the benefit of the developer of the Mortgaged Property.

(6) Lien; Valid Assignment and (7) Permitted Liens; Title Insurance	Calyxt Headquarters (Loan No. 35)

The sole tenant, Calyxt, has a right of first refusal to purchase the Mortgaged Property in connection with a bona fide offer from a third-party. The right does not apply in connection with a foreclosure or deed-in-lieu, but would apply to a subsequent sale by the lender and any further subsequent transfers.

(9) Assignment of Leases and Rents	Crystal Springs Resort (Loan No. 11)

The assignment of leases and rents excludes the liquor licenses for the Mortgaged Property and the Liquor Rents. “Liquor Rents” under the Mortgage Loan documents means all rents which are derived solely from (a) the sale of (i) liquor, (ii) beverages, (iii) beer, and (iv) wine on the Mortgaged Property, (b) gratuities paid with respect to catering and banquet events and (c) tips paid at any food and beverage operations. Such assignment also excludes amounts (a) due to third-party owners (“Third-Party Unit Owners”) of condominium units rented out by certain of the Borrowers on behalf of such owners pursuant to rental management agreements, (b) payable by Third-Party Unit Owners as “Monthly FF&E Fees” or “FF&E Fees” (as defined in the rental management agreements or certain room renovation agreements) to a parent entity of certain of the Borrowers, or (c) third-party providers payable on behalf of Third-Party Unit Owners pursuant to the rental management agreements.

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(10) UCC Filings	Crystal Springs Resort (Loan No. 11)

The UCC-1 filing in Sussex County excludes the liquor licenses for the Mortgaged Property and Liquor Rents. The UCC-1 filed in Delaware excludes any obligation to grant or pledge a security interest or other rights in or to Secured Party to any right, title, interest or collateral which has the effect of violating N.J.S.A. 33:1-1 et seq. and applicable regulations (as the same may be amended, modified, superseded or replaced from time to time). The referenced statute contains the New Jersey liquor license laws.

(11) Condition of Property	Starwood Industrial Portfolio (Loan No. 3)

According to the related engineering report, the 333 45th Street Mortgaged Property, located in Munster, Indiana, requires certain repairs to the building exterior with an estimated cost of $60,750, which repair amount was not reserved for. The Mortgage Loan documents require the Borrower to cause the Mortgaged Property to be maintained in a good and safe condition and repair, to promptly repair, replace or rebuild any part of the Mortgaged Property that becomes damaged, worn or dilapidated (ordinary wear and tear consistent with the operation of a first-class office building excepted) and to complete and pay for any improvements at any time in the process of construction or repair.

(17) Insurance	Crystal Springs Resort (Loan No. 11)

Pursuant to the condominium estoppel certificate pertaining to the Mortgaged Property, insurance proceeds and condemnation awards in excess of $250,000 are required to be held by an insurance trustee meeting certain conditions set out in such estoppel certificate, rather than by the lender.

(17) Insurance	Cambria Beach Lodge (Loan No. 52)

The carrier for the property insurance policy, general liability insurance policy and liquor liability insurance policy as of the loan origination date is California Mutual, which has a rating of “AV” with AM Best. A payment guaranty has been provided by the non-recourse carveout guarantor for the amount that would have been a covered loss under the insurance policies required to be maintained pursuant to the loan agreement equal to the lesser of the outstanding principal balance of the Mortgage Loan and the cost of restoration as determined by the lender in its discretion (not to exceed the coverage limits required by the loan agreement), less the amount of any insurance proceeds actually received. The payment guaranty will apply so long as any insurer of the policies required by the loan documents does not meet the required carrier ratings. The Borrower is required to replace California Mutual with a carrier with a higher rating upon the earlier of either (x) the Borrower receiving notice from the lender or obtaining knowledge that California Mutual’s rating has fallen below its rating as of the loan origination date and (y) the date there is coverage commercially available at any time with an insurer with a higher rating than California Mutual.

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(25) Local Law Compliance	Lukas Wine and Spirits (Loan No. 45)

The Mortgaged Property is legal conforming as to its retail use. The specific use by the current sole tenant, Lukas Wine & Spirits, as a liquor store, which is a permitted retail use in the zoning district, is subject to certain restrictions on that permitted use based upon the proximity of the Mortgaged Property to a nearby church property, which restrictions require liquor stores to be at least 200 feet from the property line of any church. Since the Lukas Wine & Spirits liquor store is located more than 200 feet from the nearest building on the nearby church property the use as a liquor store was approved via the site plan. The applicable zoning code provides that, if a structure located on a lot where a nonconforming situation exists is damaged to an extent that the costs of repair or restoration would exceed 50% of its fair market value, then such structure may be repaired or restored only in accordance with a nonconforming situation permit. In case of such damage, the Mortgaged Property itself could be rebuilt, however, the use as a liquor store would need to be re-approved.

(25) Local Law Compliance	Cambria Beach Lodge (Loan No. 52)

The Mortgaged Property is legal non-conforming as to use since the Mortgaged Property is missing a use permit and development approval that is required for hotels under the applicable zoning ordinance. In the event of a casualty of 75% or more of the replacement cost of the total structure, the Mortgaged Property cannot be re-built to its current use under the applicable zoning ordinance unless a use permit and development approval are obtained and the Mortgaged Property is brought into compliance with the zoning ordinance.

(26) Licenses and Permits	1633 Broadway (Loan No. 1)

Special Permit (Case 72-99 BZ) expires on January 11, 2020; however, such permit (which permits the use as a physical culture establishment) is related solely to the Equinox space. Equinox is required under its lease to renew such permit.

(27) (Recourse Obligations)	1633 Broadway (Loan No. 1)	There is no non-recourse carveout guarantor and no separate environmental indemnitor with respect to the Mortgage Loan or related Whole Loan.
(27) (Recourse Obligations)	Southcenter Mall (Loan No. 5)

The obligations of the non-recourse carveout guarantor with respect to voluntary bankruptcy events are capped at 20% of the outstanding principal balance of the related Whole Loan as of the date of the applicable bankruptcy event.

(27) (Recourse Obligations)	Starwood Industrial Portfolio (Loan No. 3)

The obligations of the non-recourse carveout guarantor with respect to voluntary bankruptcy events are capped at 20% of the outstanding principal balance of the related Whole Loan as of the date of the applicable bankruptcy event.

(27) (Recourse Obligations)	560 Mission Street (Loan No. 2)	There is no non-recourse carveout guarantor and no separate environmental indemnitor with respect to the Mortgage Loan or related Whole Loan.

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(27) (Recourse Obligations)	Charleston On 66th (Loan No. 15)

The obligations of the non-recourse carveout guarantor with respect to voluntary bankruptcy events are capped at 20% of the outstanding principal balance of the related Mortgage Loan as of the date of the applicable bankruptcy event, plus all reasonable out-of-pocket costs and expenses actually incurred by the lender in the enforcement of, or the preservation of the lender’s rights under, the non-recourse carveout guaranty.

Only the related Borrower, and not the non-recourse carveout guarantor, is liable for item (a) (iv) (i.e. breaches of environmental covenants), and the Borrower is the only party liable under the environmental indemnity; provided, however, that if the Borrower fails to maintain an environmental insurance policy as required under the Mortgage Loan documents, the non-recourse carveout guarantor is liable for losses relating to breaches of environmental covenants other than for any amounts in excess of the applicable coverage amounts under the environmental policy had the same been renewed, replaced or extended as required under the loan agreement.

Recourse for waste is limited to willful misconduct by the Borrower, guarantor or certain of their affiliates that results in physical damage or physical waste to the Mortgaged Property.

(27) (Recourse Obligations)	All GACC Mortgage Loans	In most cases, the Mortgage Loans being sold by German American Capital Corporation do not provide for recourse for misapplication of rents, insurance proceeds or condemnation awards.
(28) (Mortgage Releases)	Southcenter Mall (Loan No. 5)

The Borrower is permitted to obtain the release of (1) that certain parcel designated on Schedule III-A of the Loan Agreement (the “Firestone Parcel”), (2) that certain parcel designated on Schedule III-B of the Loan Agreement (the “Post Office Parcel”) and (3) any other unimproved (or improved solely with surface parking, landscaping, hardscaping and/or utilities that do not serve the remaining Mortgaged Property or are readily relocatable), non-income producing, non-material portions of the Property (an “Immaterial Parcel”; and together with the Firestone Parcel and the Post Office Parcel, individually or collectively as the context may require, a “Release Parcel”) and any unowned improvements located thereon from the lien of the Mortgage. The Borrower is not required to prepay or defease the Mortgage Loan in connection with such release, except that the Borrower is required to prepay an amount equal to $1,275,000 with respect to the Post Office Parcel, together with yield maintenance, if prior to the open prepayment date. The value of the Release Parcels was not excluded from the appraised value of the Mortgaged Property.

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(28) (Mortgage Releases)	Starwood Industrial Portfolio (Loan No. 3)

The related Whole Loan documents permit the partial release of individual Mortgaged Properties. Prior to the prepayment of the first 20% of the outstanding principal balance of the related Whole Loan, such release is permitted upon prepayment of an amount equal to 105% of the allocated loan amount of the Mortgaged Property being released.

(30) Acts of Terrorism Exclusion	All GACC Mortgage Loans	All exceptions to Representation 17 are also exceptions to this Representation 30.
(31) Due on Sale or Encumbrance	560 Mission Street (Loan No. 2)	The Mortgage Loan documents for the related Mortgage Loan provide that no rating agency fees will be incurred in connection with permitted equity transfers.

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(31) Due on Sale or Encumbrance	Charleston On 66th (Loan No. 15)

The Mortgage Loan permits sales or pledges of interests in an Excluded Entity (as defined below), and also permits transfers by and among an Excluded Entity, without limitation. “Excluded Entity” means Blackstone (as defined below) or any direct or indirect legal or beneficial owner of Blackstone or PSREG 66th Street, LLC or any direct or indirect legal or beneficial owner of PSREG 66th Street. “Blackstone” means, collectively, Blackstone Sponsor (as defined below) and any parallel partnerships or alternative investment vehicles comprising the real estate investment fund commonly known as Blackstone Real Estate Income Trust. “Blackstone Sponsor” means, collectively, BREIT MF Holdings LLC, or any co-investment or managed vehicle under control with Blackstone. BREIT MF Holdings LLC is the non-recourse carveout guarantor.

The Mortgage Loan also permits pledges of interests (i) in any assets by any Restricted Pledge Party (other than the Borrower) (as defined below), (ii) in any Restricted Party that is not a Restricted Pledge Party and (iii) pledges of interests in the most upper-tier Restricted Pledge Party if such pledge is also secured by substantial assets other than the Mortgaged Property. “Restricted Party” means, collectively, (a) the Borrower, the special purpose entity that is the general partner of the Borrower (if any) and (b) any shareholder, partner, member, non-member manager, any direct or indirect legal or beneficial owner thereof, or any non-member manager; excluding (i) any Excluded Entity (and any person owning a direct or indirect interest in any Excluded Entity) and (ii) any shareholders or owners of stock or equity interest that are publicly traded on any nationally or internationally recognized stock exchange that are not affiliates of the borrower. “Restricted Pledge Party” means, collectively, the Borrower, the special purpose entity that is the general partner of the Borrower (if any) or any other direct or indirect equity holder in the Borrower up to, but not including, the first direct or indirect equity holder of the Borrower that has substantial assets other than its indirect interest in the Mortgaged Property, provided, that an Excluded Entity (and any person owning a direct or indirect interest in any Excluded Entity) shall not be a Restricted Pledge Party.

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(36) Ground Leases	Southcenter Mall (Loan No. 5)

A portion of the Mortgaged Property consisting of a parcel of land that contains 1400 parking spaces but is otherwise unimproved (the “Parking Area Parcel”) is sub-ground leased by Macy’s West Stores, Inc. to the Borrower (the “Parking Area Sublease”). With respect to the Parking Area Sublease, the following exceptions apply:

(36)(c): The term of the Parking Area Sublease expires June 30, 2045, which is less than 20 years after the maturity date of the Mortgage Loan.

(36)(g): The lender is entitled to receive notice of default, but the Parking Area Sublease does not provide that notice of default is not effective against the Borrower until such notice is given to the lender.

(36)(i): The Borrower, as subtenant, is not permitted to assign or demise or sublet any interest in the Parking Area Parcel without sublandlord’s consent.

(36)(j): The Parking Area Sublease does not contain such provisions.

(36)(k): The Parking Area Sublease does not contain such provisions.

(36)(l): The Parking Area Sublease does not contain a new lease provision.

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ANNEX F

CLASS A-AB SCHEDULED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Balance ($)
02/13/2020	38,461,000.00
03/13/2020	38,461,000.00
04/13/2020	38,461,000.00
05/13/2020	38,461,000.00
06/13/2020	38,461,000.00
07/13/2020	38,461,000.00
08/13/2020	38,461,000.00
09/13/2020	38,461,000.00
10/13/2020	38,461,000.00
11/13/2020	38,461,000.00
12/13/2020	38,461,000.00
01/13/2021	38,461,000.00
02/13/2021	38,461,000.00
03/13/2021	38,461,000.00
04/13/2021	38,461,000.00
05/13/2021	38,461,000.00
06/13/2021	38,461,000.00
07/13/2021	38,461,000.00
08/13/2021	38,461,000.00
09/13/2021	38,461,000.00
10/13/2021	38,461,000.00
11/13/2021	38,461,000.00
12/13/2021	38,461,000.00
01/13/2022	38,461,000.00
02/13/2022	38,461,000.00
03/13/2022	38,461,000.00
04/13/2022	38,461,000.00
05/13/2022	38,461,000.00
06/13/2022	38,461,000.00
07/13/2022	38,461,000.00
08/13/2022	38,461,000.00
09/13/2022	38,461,000.00
10/13/2022	38,461,000.00
11/13/2022	38,461,000.00
12/13/2022	38,461,000.00
01/13/2023	38,461,000.00
02/13/2023	38,461,000.00
03/13/2023	38,461,000.00
04/13/2023	38,461,000.00
05/13/2023	38,461,000.00
06/13/2023	38,461,000.00
07/13/2023	38,461,000.00
08/13/2023	38,461,000.00
09/13/2023	38,461,000.00
10/13/2023	38,461,000.00
11/13/2023	38,461,000.00
12/13/2023	38,461,000.00
01/13/2024	38,461,000.00
02/13/2024	38,461,000.00
03/13/2024	38,461,000.00
04/13/2024	38,461,000.00
05/13/2024	38,461,000.00
06/13/2024	38,461,000.00
07/13/2024	38,461,000.00
08/13/2024	38,461,000.00
09/13/2024	38,461,000.00
10/13/2024	38,461,000.00
11/13/2024	38,461,000.00
12/13/2024	38,461,000.00

Distribution Date	Balance ($)
01/13/2025	38,460,287.34
02/13/2025	37,831,563.96
03/13/2025	37,072,674.37
04/13/2025	36,439,251.79
05/13/2025	35,761,158.70
06/13/2025	35,123,297.58
07/13/2025	34,440,894.47
08/13/2025	33,798,564.97
09/13/2025	33,154,062.28
10/13/2025	32,465,209.94
11/13/2025	31,816,194.25
12/13/2025	31,122,959.59
01/13/2026	30,469,400.55
02/13/2026	29,813,630.04
03/13/2026	29,030,227.49
04/13/2026	28,369,581.97
05/13/2026	27,665,054.24
06/13/2026	26,999,787.19
07/13/2026	26,290,771.76
08/13/2026	25,620,852.10
09/13/2026	24,948,665.16
10/13/2026	24,232,930.22
11/13/2026	23,555,942.91
12/13/2026	22,862,700.87
01/13/2027	22,206,931.77
02/13/2027	21,548,934.33
03/13/2027	20,769,870.77
04/13/2027	20,106,985.37
05/13/2027	19,402,395.43
06/13/2027	18,734,861.31
07/13/2027	18,025,757.19
08/13/2027	17,353,542.97
09/13/2027	16,679,044.07
10/13/2027	15,963,176.76
11/13/2027	15,283,950.74
12/13/2027	14,563,493.14
01/13/2028	13,879,508.10
02/13/2028	13,193,198.08
03/13/2028	12,427,167.88
04/13/2028	11,735,918.04
05/13/2028	11,003,784.60
06/13/2028	10,307,694.55
07/13/2028	9,570,861.00
08/13/2028	8,869,898.05
09/13/2028	8,166,551.96
10/13/2028	7,422,672.40
11/13/2028	6,714,404.44
12/13/2028	5,965,745.46
01/13/2029	5,252,522.38
02/13/2029	4,536,874.17
03/13/2029	3,705,560.58
04/13/2029	2,984,647.96
05/13/2029	2,223,710.27
06/13/2029	1,497,757.14
07/13/2029	731,924.83
08/13/2029	897.13
09/13/2029 and thereafter	0.00

F-1

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ANNEX G

ASSUMED PRINCIPAL PAYMENT SCHEDULE FOR THE
SUNSET GROVE APARTMENTS MORTGAGE LOAN

Payment Date	Balance ($)
2/6/2020	6,371,000.00
3/6/2020	6,371,000.00
4/6/2020	6,371,000.00
5/6/2020	6,371,000.00
6/6/2020	6,371,000.00
7/6/2020	6,371,000.00
8/6/2020	6,371,000.00
9/6/2020	6,371,000.00
10/6/2020	6,371,000.00
11/6/2020	6,371,000.00
12/6/2020	6,371,000.00
1/6/2021	6,371,000.00
2/6/2021	6,371,000.00
3/6/2021	6,371,000.00
4/6/2021	6,371,000.00
5/6/2021	6,371,000.00
6/6/2021	6,371,000.00
7/6/2021	6,371,000.00
8/6/2021	6,371,000.00
9/6/2021	6,371,000.00
10/6/2021	6,371,000.00
11/6/2021	6,371,000.00
12/6/2021	6,371,000.00
1/6/2022	6,371,000.00
2/6/2022	6,371,000.00
3/6/2022	6,371,000.00
4/6/2022	6,371,000.00
5/6/2022	6,371,000.00
6/6/2022	6,371,000.00
7/6/2022	6,371,000.00
8/6/2022	6,371,000.00
9/6/2022	6,371,000.00
10/6/2022	6,371,000.00
11/6/2022	6,371,000.00
12/6/2022	6,371,000.00
1/6/2023	6,364,004.76
2/6/2023	6,356,980.25
3/6/2023	6,347,351.76
4/6/2023	6,340,257.55
5/6/2023	6,332,277.72
6/6/2023	6,325,120.43
7/6/2023	6,317,079.29
8/6/2023	6,309,858.39
9/6/2023	6,302,607.28
10/6/2023	6,294,474.96
11/6/2023	6,287,159.47
12/6/2023	6,278,964.59
1/6/2024	6,271,584.18
2/6/2024	6,264,172.89
3/6/2024	6,255,039.25
4/6/2024	6,247,558.71
5/6/2024	6,239,203.45
6/6/2024	6,231,656.65
7/6/2024	6,223,236.98
8/6/2024	6,215,623.35
9/6/2024	6,207,977.86
10/6/2024	6,199,462.30
11/6/2024	6,191,749.18
12/6/2024	6,183,167.89
1/6/2025	6,175,386.57
2/6/2025	6,167,572.69

Payment Date	Balance ($)
3/6/2025	6,157,228.24
4/6/2025	6,149,338.36
5/6/2025	6,140,585.31
6/6/2025	6,132,625.79
7/6/2025	6,123,805.05
8/6/2025	6,115,775.30
9/6/2025	6,107,711.94
10/6/2025	6,098,790.30
11/6/2025	6,090,655.86
12/6/2025	6,081,665.15
1/6/2026	6,073,459.04
2/6/2026	6,065,218.59
3/6/2026	6,054,487.25
4/6/2026	6,046,167.40
5/6/2026	6,036,996.50
6/6/2026	6,028,603.46
7/6/2026	6,019,361.43
8/6/2026	6,010,894.58
9/6/2026	6,002,392.30
10/6/2026	5,993,044.12
11/6/2026	5,984,467.13
12/6/2026	5,975,046.35
1/6/2027	5,966,394.05
2/6/2027	5,957,705.53
3/6/2027	5,946,567.78
4/6/2027	5,937,796.30
5/6/2027	5,928,186.50
6/6/2027	5,919,338.08
7/6/2027	5,909,653.53
8/6/2027	5,900,727.55
9/6/2027	5,891,764.23
10/6/2027	5,881,968.00
11/6/2027	5,872,926.16
12/6/2027	5,863,053.64
1/6/2028	5,853,932.64
2/6/2028	5,844,773.47
3/6/2028	5,833,997.89
4/6/2028	5,824,755.30
5/6/2028	5,814,687.68
6/6/2028	5,805,364.27
7/6/2028	5,795,218.13
8/6/2028	5,785,813.24
9/6/2028	5,776,368.99
10/6/2028	5,766,105.41
11/6/2028	5,756,578.69
12/6/2028	5,746,234.96
1/6/2029	5,736,625.08
2/6/2029	5,726,974.98
3/6/2029	5,714,965.07
4/6/2029	5,705,224.33
5/6/2029	5,694,672.61
6/6/2029	5,684,846.94
7/6/2029	5,674,212.70
8/6/2029	5,664,301.41
9/6/2029	5,654,348.63
10/6/2029	5,643,590.87
11/6/2029	5,633,551.42
12/6/2029	0.00

G-1

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No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Summary of Certificates and Pooled VRR Interest	3
Important Notice Regarding the Offered Certificates	13
Important Notice About Information Presented in This Prospectus	13
Summary of Terms	22
Risk Factors	61
Description of the Mortgage Pool	144
Transaction Parties	253
Credit Risk Retention	292
Description of the Certificates	300
Description of the Mortgage Loan Purchase Agreements	340
Pooling and Servicing Agreement	350
Certain Legal Aspects of Mortgage Loans	463
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	479
Pending Legal Proceedings Involving Transaction Parties	480
Use of Proceeds	481
Yield, Prepayment and Maturity Considerations	481
Material Federal Income Tax Considerations	494
Certain State and Local and Foreign Tax Considerations	507
Method of Distribution (Conflicts of Interest)	507
Incorporation of Certain Information by Reference	509
Where You Can Find More Information	509
Financial Information	510
Certain ERISA Considerations	510
Legal Investment	514
Legal Matters	515
Ratings	515
Index of Defined Terms	517

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.

$1,163,319,000
(Approximate)

GS Mortgage Securities
Corporation II

(Central Index Key Number 0001004158)
Depositor

GS Mortgage Securities Trust
2020-GC45
(Central Index Key Number 0001798388)
Issuing Entity

Commercial Mortgage Pass-Through
Certificates, Series 2020-GC45

Class A-1	$ 19,471,000
Class A-2	$ 86,299,000
Class A-3	$ 13,119,000
Class A-4	$ 250,000,000
Class A-5	$ 496,198,000
Class A-AB	$ 38,461,000
Class X-A	$ 1,050,375,000
Class X-B	$ 64,539,000
Class A-S	$ 146,827,000
Class B	$ 64,539,000
Class C	$ 48,405,000

PROSPECTUS

Goldman Sachs & Co. LLC
Co-Lead Manager and Joint Bookrunner

Deutsche Bank Securities
Co-Lead Manager and Joint Bookrunner

Citigroup
Co-Lead Manager and Joint Bookrunner

Academy Securities
Co-Manager

Drexel Hamilton
Co-Manager

January 16, 2020